As filed with the Securities and Exchange Commission on October 12, 2021.
No. 333-259639

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1
to
FORM

S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ALTIMAR ACQUISITION CORP. II*
(Exact name of registrant as specified in its charter)

Cayman Islands*	6770	98-1571400
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
40 West 57th Street
33rd Floor
New York, NY 10019
(212)
287-6767
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Tom Wasserman
40 West 57th Street
33rd Floor
New York, NY 10019
(212)
287-6767
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Ariel J. Deckelbaum, Esq. Raphael M. Russo, Esq. Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, NY 10019 (212) 373-3000	Steven J. Gavin, Esq. Matthew F. Bergmann, Esq. Winston & Strawn LLP 35 W. Wacker Drive Chicago, IL 60601 (312) 558-5600	Ryan Martin Fathom Holdco, LLC 1050 Walnut Ridge Drive Hartland, WI 53209 (262) 367-8254

Approximate date of commencement of proposed sale to the public
: As soon as practicable after this Registration Statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated
filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule
12b-2
of the Securities Exchange Act of 1934 (“Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

*
Immediately prior to the consummation of the Business Combination described in the proxy statement/prospectus, Altimar Acquisition Corp. II intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Altimar Acquisition Corp. II’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by the continuing entity following the Domestication, which will be renamed Fathom Digital Manufacturing Corporation (“Fathom”) in connection with the Business Combination, as further described in the proxy statement/prospectus. As used in this proxy statement/prospectus, the term “registrant” refers to Altimar Acquisition Corp. II (a Cayman Islands exempted company), prior to the Domestication, and to Fathom (a Delaware corporation), following the Domestication.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(4)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A common stock(1)	43,125,000	$9.88(5)	$1,497,067,000	$163,330.01(7)
Class A common stock(2)	108,400,000
Warrants to purchase Class A common stock(3)	18,525,000	N/A	N/A(6)	N/A(8)
Total			1,497,067,000	$163,330.01(9)

This registration statement relates to the registration of securities that will be issued by Fathom Digital Manufacturing Corporation, a Delaware corporation (“Fathom”), in connection with a series of transactions that comprise the business combination described in this registration statement and the accompanying proxy statement/prospectus, including securities that may be issued in the future upon the exercise, exchange or conversion of certain of the securities issued in the business combination as described herein (the “Business Combination”).

1.
The number of shares of Class A common stock of Fathom being registered includes (i) those relating to 34,500,000 Class A ordinary shares that were sold in connection with Altimar Acquisition Corp. II’s (“Altimar II”) initial public offering pursuant to its Registration Statement on
Form S-1
(File
No. 333-252260),
each of which will automatically convert into shares of Fathom Class A common stock in the Domestication (as defined herein) and remain outstanding following the Business Combination and (ii) 8,625,000 shares of Fathom Class A common stock representing 8,625,000 shares of Altimar II Class B ordinary shares held by the Altimar II Founders (as defined herein) that will automatically convert into 8,625,000 shares of Fathom Class C common stock in connection with the Domestication, which shares will then automatically convert into 8,625,000 shares of Fathom Class A common stock, subject to forfeiture by the Altimar II Founders of a portion of their shares of Class C common stock pursuant to the Business Combination Agreement and the Forfeiture and Support Agreement as described herein. The 8,625,000 shares of Class A common stock includes 1,267,500 shares of Class A common stock which constitute the Sponsor Earnout Shares (as defined herein).

2.
Represents the maximum number of shares of Class A common stock that may be issued as merger consideration consisting of: (i) 99,400,000 shares of Class A common stock that may be issued as consideration for the direct or indirect ownership interests in Fathom Holdco, LLC (“Fathom OpCo”) in connection with the Business Combination (including shares of Class A common stock that may be issued upon the exchange of units of Fathom OpCo that will be issued in the Business Combination (the “New Fathom Units”)) and (ii) 9,000,000 shares of Class A common stock to be issued as earnout consideration in the Business Combination (including shares of Class A common stock issuable upon the exchange of the portion of the earnout consideration to be issued initially in the form of New Fathom Units) and subject to vesting and forfeiture events under the terms of the documents governing the Business Combination.

3.
Calculated based on 8,625,000 redeemable warrants (the “Public Warrants”) and 9,900,000 redeemable warrants (the “Private Placement Warrants”), in each case issued by Altimar II, which will become warrants to purchase shares of Class A common stock in connection with the Business Combination.

4.
Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.

5.
Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(l) under the Securities Act, based on the average of the high and low prices of the Class A ordinary shares of Altimar II on the New York Stock Exchange (the “NYSE”) on September 13, 2021. Fathom will succeed Altimar II following the Business Combination described in this registration statement and the accompanying proxy statement/prospectus.

6.	The maximum number of Warrants are being simultaneously registered hereunder.
7.	Calculated by multiplying the proposed maximum aggregate offering price of securities to be registered by 0.0001091.
8.	No separate registration fee is required pursuant to Rule 457(g) under the Securities Act.
9.	Registration Fee has previously been paid.

The information in this preliminary proxy statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission is effective. The preliminary proxy statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of offers to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED OCTOBER 12, 2021
PROXY STATEMENT FOR EXTRAORDINARY GENERAL MEETING OF STOCKHOLDERS OF
ALTIMAR ACQUISITION CORP. II,
AND
PROSPECTUS FOR
140,324,999 SHARES OF CLASS A COMMON STOCK AND
18,525,000 WARRANTS TO PURCHASE SHARES OF CLASS A COMMON STOCK OF
ALTIMAR ACQUISITION CORP. II (AFTER ITS DOMESTICATION AS A CORPORATION
INCORPORATED IN THE STATE OF DELAWARE AND RENAMING
AS FATHOM DIGITAL MANUFACTURING CORPORATION IN CONNECTION WITH THE DOMESTICATION)
The board of directors of Altimar Acquisition Corp. II, a blank check company incorporated as a Cayman Islands exempted company (the “Company,” “Altimar II,” “we,” “us” or “our”), has unanimously approved (i) the Domestication of Altimar II as a Delaware corporation (the “Domestication”) and (ii) the Business Combination Agreement, dated as of July 15, 2021, by and among Altimar II, Fathom Holdco, LLC, a Delaware limited liability company (“Fathom OpCo”), and the other parties thereto (as may be amended from time to time, the “BCA” or the “Business Combination Agreement”), a copy of which is attached to this proxy statement/prospectus as
Annex C
. Fathom OpCo, doing business as “Fathom Digital Manufacturing,” is a leading on-demand
digital manufacturing platform in North America, providing comprehensive product development and manufacturing services to many of the largest and most innovative companies in the world. In connection with the transactions contemplated by the Business Combination Agreement (the “Business Combination”), the Company will be renamed “Fathom Digital Manufacturing Corporation” (referred to herein as “Fathom”).
Upon consummation of the transactions contemplated by the Business Combination Agreement, the combined company will be organized in an
“Up-C”
structure. As part of these transactions, Altimar II will form a wholly owned subsidiary, Rapid Merger Sub, LLC (“Merger Sub”), which at the closing of the Business Combination (the “Closing”) will merge with and into Fathom OpCo (the “Merger”), with Fathom OpCo being the surviving entity of the Merger. Upon the completion of the Business Combination and as a result of the Merger, Fathom OpCo will be owned in part by former public shareholders of Altimar II and the Altimar II Founders, including Altimar Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”), and in part by continuing equity owners of Fathom OpCo (the “Continuing Fathom Unitholders”).
As described in this proxy statement/prospectus, Altimar II’s shareholders are being asked to consider and vote upon (among other things) the Business Combination, the Domestication and the other proposals set forth herein.
This proxy statement/prospectus covers 140,324,999 shares of Class A common stock (which includes shares issuable (i) upon conversion of Altimar II’s Class B ordinary shares, subject to forfeiture by the Altimar II Founders of a portion of their shares of Class C common stock pursuant to the Business Combination Agreement and the Forfeiture and Support Agreement as described herein, (ii) as consideration for the direct or indirect ownership interests in Fathom OpCo in connection with the Business Combination (including shares of Class A common stock that may be issued upon the exchange of units of Fathom OpCo that will be issued in the Business Combination) and (iii) as earnout consideration in the Business Combination and subject to vesting and forfeiture events under the terms of the documents governing the Business Combination) and 18,525,000 Warrants to purchase shares of Class A common stock.
Altimar II’s units, public shares and Public Warrants are currently listed on the New York Stock Exchange (“NYSE”) under the symbols “ATMR.U”, “ATMR” and “ATMR.WS”, respectively. Altimar II intends to apply for listing, to be effective at the time of the Business Combination, of Fathom’s Class A common stock and warrants to purchase Class A common stock on the NYSE under the proposed symbols “FATH” and “FATH.WS,” respectively.

This proxy statement/prospectus provides you with detailed information about the Business Combination and other matters to be considered at the Special Meeting. We urge you to carefully read this entire document and the documents incorporated herein by reference. You should also carefully consider the risk factors described in “
Risk Factors
” beginning on page 54 of this proxy statement/prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the transactions described in this proxy statement/prospectus, passed upon the fairness of the BCA or the transactions contemplated thereby, or passed upon the adequacy or accuracy of this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated                  , 2021, and is first being mailed to Altimar II’s shareholders on or about                 , 2021.

ALTIMAR ACQUISITION CORP. II
A Cayman Islands Exempted Company
40 West 57th Street, 33rd Floor
New York, New York 10019
NOTICE OF EXTRAORDINARY GENERAL MEETING
TO BE HELD ON                      , 2021
TO THE SHAREHOLDERS OF ALTIMAR ACQUISITION CORP. II:
NOTICE IS HEREBY GIVEN that an extraordinary general meeting (the “Special Meeting”) of Altimar Acquisition Corp. II, a Cayman Islands exempted company (“Altimar II,” “we,” “us” or “our”), will be held at                      a.m., Eastern Time, on,                     2021. For the purposes of Altimar II’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands. In light of the novel coronavirus pandemic and to support the well-being of Altimar II’s shareholders, directors and officers, Altimar II encourages you to use remote methods of attending the Special Meeting or to attend via proxy. You may attend the Special Meeting and vote your shares electronically during the Special Meeting via live webcast by visiting https://www.cstproxy.com/altimarii/2021. You will need the meeting control number that is printed on your proxy card to enter the Special Meeting. You may also attend the meeting telephonically by dialing: +1 877-770-3647 (within the U.S. and Canada and toll-free) or +1 312-780- 0854 (outside of the U.S. and Canada, standard rates apply). You are cordially invited to attend the Special Meeting, which will be held for the following purposes:
Proposal No.
 1 — The Business Combination Proposal
— to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law and adopt the Business Combination Agreement, dated as of July 15, 2021, as amended from time to time, by and among Altimar Acquisition Corp. II, Fathom Holdco, LLC (“Fathom OpCo”) and the other parties thereto. Upon consummation of the transactions contemplated by the Business Combination Agreement, including the Domestication, substantially all of the assets and business of the combined company will be held by Fathom OpCo. Altimar II and continuing equityholders of Fathom Holdco, LLC (the “Continuing Fathom Unitholders”) will be issued Class A units of Fathom OpCo (“New Fathom Units”). Altimar II will be the managing member of Fathom OpCo. Altimar II will issue to Continuing Fathom Unitholders for cash at par value a number of shares of Class B common stock equal to the number of New Fathom Units held by the Continuing Fathom Unitholders. Altimar II’s other shareholders will hold Class A common stock of the combined company. Shares of Class A common stock will be entitled to economic rights and one vote per share and shares of Class B common stock will be entitled to one vote per share but no economic rights. The combined company’s business will continue to operate through Fathom OpCo.
Proposal No.
 2 — The Domestication Proposal
— to consider and vote upon a proposal to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal is approved and adopted, the change of Altimar II’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication” and such proposal, the “Domestication Proposal”);
Proposal No.
 3 — The Organizational Documents Proposal
— to approve by special resolution under Cayman Islands law, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the amendment and restatement of the Memorandum and Articles of Association by their deletion and replacement in their entirety with the proposed new certificate of incorporation (the “Proposed Charter”) and bylaws (the “Proposed Bylaws,” and, together with the Proposed Charter, the “Proposed Organizational Documents”) of Fathom, the post-Domestication company, which, if approved, would take effect at the time of the Domestication (we refer to this proposal as the “Organizational Documents Proposal”);
Proposal No.
 4
— The Advisory Charter Proposals
— to approve, on a
non-binding
advisory basis, certain governance provisions in the Proposed Charter, which are being presented separately in accordance with United States Securities and Exchange Commission (the “SEC”) guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, as eight sub-proposals
(which proposals we refer to, collectively, as the “Advisory Charter Proposals”);

Advisory Charter Proposal 4A —
 to decrease the authorized share capital from 555,000,000 shares divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”), and 5,000,000 preferred shares, par value $0.0001 per share (“preferred shares”), to authorized capital stock of 500,000,000 shares, consisting of (i) 300,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), (ii) 180,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), (iii) 10,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C common stock” and together with the Class A common stock and the Class B common stock, the “common stock”) and (iv) 10,000,000 shares of preferred stock;
Advisory Charter Proposal 4B
 — to provide that the Proposed Charter may be amended, altered or repealed, or any provision of the Proposed Charter inconsistent therewith may be adopted by (i) in the case of Articles 5, 6,7, 10 and 11 of the Proposed Charter, the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose and (ii) in the case of Articles 8 and 9 of the Proposed Charter, the affirmative vote of the holders of at least eighty percent (80%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose, in each case, in addition to any other vote required by the Proposed Charter or otherwise required by law;
Advisory Charter Proposal 4C
 — to provide for (i) the election of directors by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors or, in the event that holders of any class or series of capital stock are entitled to elect one or more directors, a plurality of the votes cast by such holders, (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and (iii) the removal of directors only for cause and only upon (a) prior to the first date on which CORE and its Affiliated Companies (each as defined in the Proposed Charter) first cease to own at least 50% of the aggregate number of shares of common stock beneficially owned by CORE Industrial Partners, LLC (“CORE”) and any entity that controls, is controlled by or under common control with CORE (other than the Fathom and any company that is controlled by Fathom) and any investment funds managed by CORE (the “Affiliated Companies”) on the closing date of the Business Combination, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in Fathom’s capitalization and as such number will be decreased in the event of a forfeiture of any earnout shares by CORE and its Affiliated Companies by the amount of earnout shares forfeited (the “Original Amount”), the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (b) after the first date on which CORE and its Affiliated Companies cease to own at least 50% of the Original Amount, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors;
Advisory Charter Proposal 4D
— to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”);
Advisory Charter Proposal 4E
— to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims;
Advisory Charter Proposal 4F —
 to provide that each holder of record of Class A common stock, Class B common stock and Class C common stock (solely prior to the automatic conversion thereof to shares of Class A common stock as a result of the Domestication) shall be entitled to one vote per share on all matters which stockholders generally are entitled to vote;

Advisory Charter Proposal 4G —
 Subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and the Proposed Charter, the holders of shares of Class A common stock and, solely prior to the automatic conversion thereof upon and as a result of the Business Combination, holders of Class C common stock, in each case shall be entitled to receive ratably in proportion to the number of shares of Class A common stock and Class C common stock (as applicable) held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of Fathom legally available therefor. There will be no disparate consideration or treatment with respect to dividends and distributions, if any, declared or payable in respect of each share of the Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination), on the one hand, and a New Fathom Unit, on the other hand. Dividends and other distributions shall not be declared or paid on the Class B common stock unless (i) the dividend consists of shares of Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock and (ii) a dividend consisting of shares of Class A common stock, Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock (to the extent a similar or contemptuous dividend or distribution is not paid on the New Fathom Units) or Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) on equivalent terms is simultaneously paid to the holders of Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination). If dividends are declared on the Class A common stock, the Class B common stock or the Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) that are payable in shares of common stock, or securities convertible into, or exercisable or exchangeable for common stock, the dividends payable to the holders of Class A common stock shall be paid only in shares of Class A common stock (or securities convertible into, or exercisable or exchangeable for Class A common stock), the dividends payable to the holders of Class B common stock shall be paid only in shares of Class B common stock (or securities convertible into, or exercisable or exchangeable for Class B common stock), the dividends payable to the holders of Class C common stock shall be paid only in shares of Class C common stock (or securities convertible into, or exercisable or exchangeable for Class C common stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively);
Advisory Charter Proposal 4H —
to eliminate various provisions in the Existing Organizational Documents applicable only to blank check companies, including the provisions requiring that Altimar II have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination;
Proposal No.
 5 — The Stock Issuance Proposal
— to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Business Combination Proposal, the Domestication Proposal and the Organizational Documents Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of shares of Class A common stock to the PIPE Investors (as defined herein) pursuant to Subscription Agreements (as defined below), forms of which are attached to this proxy statement/prospectus as
Annex J
(we refer to this proposal as the “Stock Issuance Proposal”);
Proposal No.
 6 — The Business Combination Issuance Proposal
— to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal and the Stock Issuance Proposal are approved and adopted, for the purposes of complying with the applicable listing rules of the NYSE (including any rules applicable to a “change of control”), the issuance of shares of Class A common stock, Class B common stock and Class C common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of New Fathom Units pursuant to the Fathom Operating Agreement and (iii) upon the conversion, in accordance with our Proposed Charter, of any such common stock issued pursuant to (i) or (ii) (we refer to this proposal as the “Business Combination Issuance Proposal”);
Proposal No.
 7
— The Equity Incentive Plan Proposal
 — to consider and vote upon a proposal to approve by ordinary resolution, assuming the Stock Issuance Proposal and the Business Combination Issuance Proposal are approved and adopted, the Fathom Digital Manufacturing Corporation 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”), a copy of which is attached to this proxy statement/prospectus as
Annex H
(we refer to this proposal as the “Equity Incentive Plan Proposal”);
Proposal No.
 8
—
The ESPP Proposal
— to consider and vote upon a proposal to approve by ordinary resolution, assuming the Stock Issuance Proposal and the Business Combination Issuance Proposal are approved and adopted, the Fathom Digital Manufacturing Corporation’s 2021 Employee Stock Purchase Plan (the “ESPP”), a copy of which is attached to this proxy statement/prospectus as
Annex I
(we refer to this proposal as the “ESPP Proposal” and, collectively with the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Business Combination Issuance Proposal and the Equity Incentive Plan Proposal, the “Condition Precedent Proposals”); and
Proposal No.
 9
—
The Adjournment Proposal
— to consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Special Meeting, any of the Condition Precedent Proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (we refer to this proposal as the “Adjournment Proposal”).
The Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal, and the ESPP Proposal, collectively, are referred to herein as the “Condition Precedent Proposals.”
Only holders of record of Altimar II’s Class A ordinary shares and Class B ordinary shares (collectively, “ordinary shares”) at the close of business on                 , 2021 are entitled to notice of and to vote and have their votes counted at the Special Meeting and any adjournment of the Special Meeting.
The resolutions to be voted upon in person or by proxy at the Special Meeting relating to the above proposals are set forth in the proxy/statement prospectus sections entitled
 “Proposal No.
 1 — The Business Combination Proposal”, “Proposal No.
 2 — The Domestication Proposal”, “Proposal No.
 3 — The Organizational Documents Proposal”, “Proposal No.
 4 — The Advisory Charter Proposals”, “Proposal No.
 5 — The Stock Issuance Proposal”, “Proposal No.
 6 — The Business Combination Issuance Proposal”, “Proposal No.
 7 — The Equity Incentive Plan Proposal”, “Proposal No.
 8 — The ESPP Proposal”
 and
 “Proposal No.
 9 — The Adjournment Proposal”,
 respectively.
We will provide you with the proxy statement/prospectus and a proxy card in connection with the solicitation of proxies to be voted at the Special Meeting and at any adjournment of the Special Meeting.
Whether or not you plan to attend the Special Meeting, we urge you to read when available the proxy statement/prospectus (and any documents incorporated into the proxy statement/prospectus by reference) carefully. Please pay particular attention to the section entitled
“
Risk Factors
.”
After careful consideration, Altimar II’s board of directors has determined that each of the proposals set forth above is in the best interests of Altimar II and its shareholders and unanimously recommends that you vote or give instruction to vote “FOR” each of those proposals.

The existence of financial and personal interests of Altimar II’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Altimar II and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “
The Business Combination Proposal — Interests of Altimar
II
Directors and Officers in the Business Combination
” in the proxy statement/prospectus when it becomes available for a further discussion.
Under the Business Combination Agreement, the approval of each of the Condition Precedent Proposals is a condition to the consummation of the Business Combination. The adoption of each Condition Precedent Proposal is conditioned on the approval of all of the Condition Precedent Proposals. The Advisory Charter Proposals and the Adjournment Proposal are not conditioned on the approval of any other proposal. If our shareholders do not approve each of the Condition Precedent Proposals, the Business Combination may not be consummated.
In connection with our initial public offering, on February 4, 2021, Sponsor and our officers and directors at the time of our initial public offering entered into a letter agreement (the “IPO Letter Agreement”) pursuant to which they agreed, among other things, to vote their Class B ordinary shares purchased prior to our initial public offering (“founder shares”), as well as any Class A ordinary shares sold by us in our initial public offering (“public shares”) purchased by them during or after our initial public offering, in favor of Altimar II’s initial business combination (including the proposal recommended by Altimar II’s board of directors in connection with such business combination). Accordingly, we expect them to vote their shares in favor of all proposals being presented at the Special Meeting. In addition, pursuant to the Forfeiture and Support Agreement, dated July 15, 2021 (as amended from time to time, the “Forfeiture and Support Agreement”), the parties, agreed, among other things, effective upon the Closing that, (a) Sponsor, on behalf of itself and the other Altimar II Founders, will waive the anti-dilution adjustments set forth in Altimar II’s existing Memorandum and Articles of Association and which will be set forth in Altimar II’s Certificate of Incorporation in connection with the Business Combination, (b) the Altimar II Founders will forfeit and surrender for no additional consideration the Forfeited Shares (as defined herein) which would be received upon the automatic conversion of their shares of Class C common stock upon the Closing and (c) Sponsor, from the date of the Business Combination Agreement until the earlier of Closing or the termination of the Business Combination Agreement in accordance with its terms, will refrain from taking (and not cause Altimar II to take) any action the effect of which would be to cause Altimar II to breach its non-solicitation
obligations set forth in Section 9.08 of the Business Combination Agreement. In addition, the Altimar II Founders agreed, among other things, (i) from the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, to not redeem any Class A ordinary shares (or, if applicable, shares of Altimar II Class A common stock) held by them and (ii) prior to the consummation of Business Combination or the termination of the Business Combination Agreement, to vote or cause to be voted, all of the Altimar II shares beneficially owned by the Altimar II Founders, at every meeting of the shareholders of Altimar II at which such matters are considered and at every adjournment or postponement thereof: (1) in favor of (A) the Business Combination and the Business Combination Agreement and the other transactions contemplated thereby (including any proposals recommended by Altimar II’s Board of Directors in connection with the Business Combination) and (B) any proposal to adjourn or postpone such meeting of shareholders to a later date if there are not sufficient votes to approve the Business Combination; (2) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Altimar II under the Business Combination Agreement; and (3) against (A) any proposal or offer from any person concerning (I) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Altimar II, or (II) the issuance or acquisition of shares of capital stock or other Altimar II equity securities (other than as contemplated or permitted by the Business Combination Agreement); and (B) any action, proposal, transaction or agreement that would reasonably be expected to (x) impede the fulfillment of Altimar II’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of Altimar II’s shares or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor or any of the other Altimar II Founders contained in the Forfeiture and Support Agreement.

v

Pursuant to Altimar II’s Existing Organizational Documents, a holder of public shares (“Public Shareholder”) may request that Altimar II redeem all or a portion of its public shares (which would become shares of Class A common stock in the Domestication) for cash if the Business Combination is consummated. For the purposes of Article 49.3 of the Existing Organizational Documents and the Cayman Islands Companies Act (As Revised), the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in the proxy statement/prospectus relating to the Business Combination shall be interpreted accordingly. You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)
(a) hold public shares or (b) hold units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to                 5:00 p.m., Eastern Time, on                 , 2021, (a) submit a written request to Continental Stock Transfer & Trust Company, Altimar II’s transfer agent (the “transfer agent”), that Altimar II redeem your public shares for cash and (b) deliver your public shares to the transfer agent, physically or electronically through Depository Trust Company (“DTC”).

Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent, directly and instruct it to do so.
Public shareholders may elect to redeem all or a portion of their public shares even if they vote for the Business Combination Proposal.
If the Business Combination is not consummated, the public shares will not be redeemed for cash. If a Public Shareholder properly exercises its right to redeem its public shares and timely delivers its shares to the transfer agent, we will redeem each public share for a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the trust account established in connection with our initial public offering (the “Trust Account”), calculated as of two business days prior to the consummation of the Business Combination, including interest, less income taxes payable, divided by the number of then issued and outstanding public shares. For illustrative purposes, as of                 , 2021, this would have amounted to approximately $    per public share. If a public shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own such shares. See “
The Extraordinary General Meeting — Redemption Rights
” in the proxy statement/prospectus for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.
Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Exchange Act”)), will be restricted from redeeming its public shares with respect to more than an aggregate of 15% of the public shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
The total consideration to be paid to the Fathom Blocker Owners and the Continuing Fathom Unitholders (each as defined herein), including CORE Industrial Partners Fund I, LP, at the Closing shall equal the aggregate of:

(a)
(i) All the cash proceeds from the Trust Account established for the purpose of holding the net proceeds of Altimar II’s initial public offering, net of any amounts paid to Altimar II’s shareholders that exercise their redemption rights in connection with the Business Combination, together with the proceeds from the PIPE Investment (as defined herein) (the “Available Cash Amount”), (ii)
minus
$25,000,000 to be contributed by Altimar II to the balance sheet of Fathom OpCo, (iii)
 minus
up to $42,000,000 to be used to pay down certain indebtedness of Fathom OpCo, (iv)
 minus
certain transaction expenses of Fathom OpCo and Altimar II, which include fees and expenses of various advisors, transfer taxes, employee transaction bonuses, and filing and listing fees (the “Closing Cash Consideration”);

(b)
A number of shares of Class A common stock and newly issued Class A units of Fathom OpCo (the “New Fathom Units”) (together with one share of Class B common stock to be issued at par value for cash in respect of each New Fathom Units), to be allocated as set forth on a schedule, dated as of the Closing Date, setting forth (i) the name of each Continuing Fathom Unitholder and Fathom Blocker Owner, and (ii) the allocation of the Closing Cash Consideration, the Closing Seller Equity Consideration and the Earnout Shares at the Closing to each of the Continuing Fathom Unitholders and Fathom Blocker Owners (the “Allocation Schedule”), in an aggregate number (rounded up to the nearest whole share) equal to the quotient of (i) the result of (A) $1,200,000,000 minus
(B) the Closing Cash Consideration
divided by
(ii) $10.00 (the “Closing Seller Equity Consideration”); and

(c)
An aggregate of 9,000,000 shares of earnout equity consideration (in Class A common stock and New Fathom Units) (the “Earnout Shares”). These earnout shares will vest in three equal tranches of 3,000,000 shares, with each tranche vesting at each of the following share price thresholds: $12.50, $15.00 and $20.00, in each case subject to the vesting and forfeiture provisions set forth in the Investor Rights Agreement (as defined herein) and Fathom OpCo’s Amended and Restated Limited Liability Company Agreement (the “Fathom Operating Agreement”). The earnout period will be five years from the date of the closing of the Business Combination. The achievement of the price threshold will be determined based on a VWAP for 20 trading days within any
30-trading
day period or a change of control transaction of Fathom that implies the same per share valuation as the applicable price threshold.

The Closing is subject to certain customary conditions, including, among other things: (i) the approval of the Business Combination and other matters by Altimar II’s shareholders; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain additional regulatory approvals; (iii) the Available Cash Amount (as defined in the Business Combination Agreement) equaling no less than $313,000,000 at the Closing (such condition, the “Available Cash Amount Condition”); (iv) (x) fundamental representations and warranties (which includes Organization, Due Authorization, Holding Company; Ownership and Brokers’ Fees) bring down conditions to an “all material respects” standard, (y) general representations and warranties bring down conditions to a “material adverse effect” standard and (z) capitalization representation bring down condition to a “de minimis” standard; (v) covenant bring down conditions to an “all material respects” standard; (vi) the absence of a material adverse effect on the respective parties; and (vii) the effectiveness of this registration statement and the listing of Fathom Class A common stock to be issued in the Business Combination on the New York Stock Exchange (“NYSE”). To the extent permitted by law, the conditions in the Business Combination Agreement may be waived by the parties thereto.
In connection with entering into the Business Combination Agreement, Altimar II and Fathom OpCo entered into subscription agreements (the “Subscription Agreements”), each dated as of July 15, 2021, with certain institutional and other accredited investors (the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors party thereto agreed to purchase an aggregate of 8,000,000 shares of Class A common stock following the Domestication and immediately prior to the Closing at a cash purchase price of $10.00 per share (the “PIPE Investment”). The Subscription Agreements contain customary representations, warranties, covenants and agreements of Altimar II, Fathom OpCo and the PIPE Investors and are subject to customary closing conditions (including, without limitation, that there is no amendment or modification to the Business Combination Agreement that is material and adverse to the PIPE Investor) and termination rights (including a termination right if the transaction contemplated by the Subscription Agreement has not been consummated by December 31, 2021, other than as a result of breach by the terminating party).
All Altimar II shareholders are cordially invited to attend the Special Meeting. To ensure your representation at the Special Meeting, however, you are urged to complete, sign, date and return the proxy card accompanying the proxy statement/prospectus as soon as possible. If you are a shareholder of record holding ordinary shares, you may also cast your vote in person at the Special Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the Special Meeting and vote in person, obtain a proxy from your broker or bank. If you do not vote or do not instruct your broker or bank how to vote, your failure to vote will have no effect on the vote count for the proposals to be voted on at the Special Meeting.
Your vote is important regardless of the number of shares you own. Whether you plan to attend the Special Meeting or not, please sign, date and return the proxy card accompanying the proxy statement/prospectus as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.
If you have any questions or need assistance voting your ordinary shares, please contact Innisfree M&A Incorporated, our proxy solicitor, by calling (877)
750-8129,
or banks and brokers can call collect at
(212) 750-5833.
Thank you for your participation. We look forward to your continued support.

, 2021	By Order of the Board of Directors,

Tom Wasserman Chief Executive Officer and Director

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS. TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST (I) IF YOU HOLD CLASS A ORDINARY SHARES THROUGH UNITS, ELECT TO SEPARATE YOUR UNITS INTO THE UNDERLYING CLASS A ORDINARY SHARES AND PUBLIC WARRANTS PRIOR TO EXERCISING YOUR REDEMPTION RIGHTS WITH RESPECT TO THE PUBLIC SHARES, (II) SUBMIT A WRITTEN REQUEST TO THE TRANSFER AGENT, THAT YOUR PUBLIC SHARES BE REDEEMED FOR CASH, AND (III) DELIVER YOUR CLASS A ORDINARY SHARES TO THE TRANSFER AGENT, PHYSICALLY OR ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT WITHDRAWAL AT CUSTODIAN) SYSTEM, IN EACH CASE IN ACCORDANCE WITH THE PROCEDURES AND DEADLINES DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS. IF THE BUSINESS COMBINATION IS NOT CONSUMMATED, THEN THE PUBLIC SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “THE EXTRAORDINARY GENERAL MEETING — REDEMPTION RIGHTS” IN THE PROXY STATEMENT/PROSPECTUS FOR MORE SPECIFIC INSTRUCTIONS.
This notice was mailed by Altimar II on                     , 2021.

x

ADDITIONAL INFORMATION
If you have questions about the Business Combination or the Special Meeting, or if you need to obtain copies of the enclosed proxy statement/prospectus, proxy card or other documents incorporated by reference in the proxy statement/prospectus, you may contact Altimar II’s proxy solicitor listed below. You will not be charged for any of the documents you request.
Innisfree M&A Incorporated
501 Madison Avenue, 20th Floor
New York, New York 10022
Shareholders may call toll free: (877)
750-8129
Banks and Brokers may call collect: (212)
750-5833
In order for you to receive timely delivery of the documents in advance of the Special Meeting to be held on                  , 2021, you must request the information no later than                  business days prior to the date of the Special Meeting, by                  , 2021.
For a more detailed description of the information incorporated by reference in the enclosed proxy statement/prospectus and how you may obtain it, see the section captioned “
Where You Can Find More Information
” of the enclosed proxy statement/prospectus.

TRADEMARKS
This proxy statement/prospectus contains references to trademarks and service marks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this proxy statement/prospectus may appear without the
®
or
™
symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.
MARKET AND INDUSTRY DATA
This proxy statement/prospectus includes industry position and industry data and forecasts that Altimar II and Fathom OpCo obtained or derived from internal company reports, independent third party publications and other industry data. Some data are also based on good faith estimates, which are derived from internal company analyses or review of internal company reports as well as the independent sources referred to above.
Although both Altimar II and Fathom OpCo believe that the information on which the companies have based these estimates of industry position and industry data are generally reliable, the accuracy and completeness of this information is not guaranteed and they have not independently verified any of the data from third-party sources nor have they ascertained the underlying economic assumptions relied upon therein. Statements as to industry position are based on market data currently available. While Altimar II and Fathom OpCo are not aware of any misstatements regarding the industry data presented herein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this proxy statement/prospectus.

SELECTED DEFINITIONS
When used in this proxy statement/prospectus, unless the context otherwise requires:

•
“Adjournment Proposal”
refers to the Shareholder Proposal to be considered at the Special Meeting to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for the approval of one or more proposals at the Special Meeting.

•
“Adjusted EBITDA”,
a
non-GAAP measure,
means net losses before the impact of interest income or expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, and certain other non-cash and non-core items

•
“
Advisory Charter Proposals
” means the eight
sub-proposals
to take effect upon the Closing Date if the Organizational Documents Proposal is approved, consisting of Advisory Charter Proposal 4A, Advisory Charter Proposal 4B, Advisory Charter Proposal 4C, Advisory Charter Proposal 4D, Advisory Charter Proposal 4E, Advisory Charter Proposal 4F, Advisory Charter Proposal 4G, and Advisory Charter Proposal 4H.

•
“Allocation Schedule”
means a schedule to be prepared by Fathom dated as of the Closing Date setting forth the allocation to be made of the Closing Cash Consideration, the Closing Seller Equity Consideration and the Earnout Shares to each of the Continuing Fathom Unitholders and the Fathom Blocker Owners.

•	“Altimar II ” refers to Altimar Acquisition Corp. II, a blank check company incorporated as a Cayman Islands exempted company.

•
“Altimar II Founders”
refers to the Sponsor and the following seven members of the board of directors of Altimar II: Kevin Beebe, Payne Brown, Rick Jelinek, Roma Khanna, Michael Rubenstein, Vijay Sondhi and Michael Vorhaus and each of their respective permitted transferees and assigns
.

•
“
Altimar II Stockholder Redemption
” means the redemption of Public Shares by Altimar II shareholders for cash in accordance with the procedures set forth in the Amended and Restated Memorandum and Articles of Association and this proxy statement/prospectus.

•
“Altimar II Stockholder Redemption Ratio”
means, prior to the Domestication, the quotient of (a) the aggregate number of Altimar II Class A ordinary shares redeemed in connection with the Altimar II Stockholder Redemption divided by
(b) 34,500,000.

•
“Amended and Restated Memorandum and Articles of Association”
refers to Altimar II’s Amended and Restated Memorandum and Articles of Association, effective as of February 4, 2021, attached to the proxy statement/prospectus which forms a part of this registration statement as
 Annex K
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•
“
Available Cash Amount
” means all the cash proceeds from the Trust Account established for the purpose of holding the net proceeds of Altimar II’s IPO, net of any amounts paid to Altimar II’s shareholders that exercise their redemption rights in connection with the Business Combination, together with the proceeds from the PIPE Investment at the Closing.

•	“Available Cash Amount Condition” refers to the condition in the BCA pursuant to which Available Cash Amount at the Closing shall not be less than $313.0 million.

•	“Balance Sheet Contribution” refers to the up to $25,000,000 contribution by Altimar II to the balance sheet of Fathom OpCo at Closing.

•
“BCA” or “Business Combination Agreement”
refers to the Business Combination Agreement, dated as of July 15, 2021, by and among Altimar II, Fathom OpCo and the other parties thereto, substantially in the form attached to this proxy statement/prospectus as
 Annex C
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“Board” refers to Altimar II’s board of directors or Fathom’s board of directors, as the context suggests.

•	“Business Combination” refers to the transactions contemplated by the BCA.

•
“
Business Combination Issuance Proposal
”
means the proposal to the be considered at the Special Meeting to approve the issuance of stock in connection with the Business Combination in order to comply with the rules of the NYSE.

•	“Cayman Islands Companies Act” refers to the Cayman Islands Companies Act (As Revised) of the Cayman Islands .

•	“Centex” refers to Centex Machine and Welding, Inc .

•
“Class
 A common stock”
refers to the Class A common stock, par value $0.0001 per share, of the Company, including any shares of such Class A common stock issuable upon the exercise of any warrant or other right to acquire shares of such Class A common stock
.

•
“Class
 B common stock”
refers to the Class B common stock, par value $0.0001 per share, of the Company, including any shares of such Class B common stock issuable upon the exercise of any right to acquire shares of such Class B common stock.

•
“Class
 C common
stock
”
refers to the Class C common stock, par value $0.0001 per share, of the Company, including any shares of such Class C common stock issuable upon the exercise of any right to acquire shares of such Class C common stock
.

•	“Closing” refers to the closing of the Business Combination .

•
“Closing Cash Consideration”
means (i) the Available Cash Amount, (ii)
 minus
up to $25,000,000 to be contributed by Altimar II to the balance sheet of Fathom OpCo, (iii)
 minus
up to $42,000,000 to be used to pay down certain indebtedness of Fathom OpCo , and (iv)
 minus
certain transaction expenses of Fathom OpCo and Altimar II, which include fees and expenses of various advisors, transfer taxes, employee transaction bonuses, and filing and listing fees.

•
“Closing Seller Equity Consideration”
means a number of shares of Class A common stock and New Fathom Units (together with one share of Class B common stock to be issued at par value for cash in respect of each New Fathom Units), to be allocated as set forth on the Allocation Schedule (as defined in the Business Combination Agreement), in an aggregate number (rounded up to the nearest whole share) equal to the quotient of (i) the result of (A) $1,200,000,000 minus
(B) the Closing Cash Consideration
divided by
(ii) $10.00.

•	“common stock” refers to shares of the Class A common stock, the Class B common stock and the Class C common stock, collectively.

•	“Company,” “our,” “we” or “us” refers, prior to the consummation of the Business Combination, to Altimar II or Fathom OpCo, as the context suggests, and, following the Business Combination, to Fathom .

•	“Continuing Fathom Unitholders” refers to equity owners of Fathom OpCo that continue to hold equity in Fathom OpCo following the Merger.

•	“CORE Investors” refers to CORE Industrial Partners Fund I, L.P. and CORE Industrial Partners Fund I Parallel, L.P.

•	“ Dahlquist ” refers to Dahlquist Machine, Inc.

•	“Debt Pay-Down Amount” refers to amount of the indebtedness of Fathom OpCo to be paid down at the Closing .

•	“DGCL” refers to the Delaware General Corporation Law, as amended .

•	“dollars” or “ $ ” refers to U.S. dollars .

•
“Domestication”
refers to the continuation of Altimar II by way of domestication of Altimar II into a Delaware corporation, with the ordinary shares of Altimar II becoming shares of common stock of the Delaware corporation under the applicable provisions of the Cayman Islands Companies Act and the DGCL; the term includes all matters and necessary or ancillary changes in order to effect such Domestication, including the adoption of the Proposed Charter (substantially in the form attached hereto as
 Annex A
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms) consistent with the DGCL and changing the name and registered office of Altimar II.

•	“Domestication Proposal” refers to the Shareholder Proposal to be considered at the Special Meeting to approve the Domestication.

•
“Earnout Shares”
means (a) a number of shares of Class A common stock and New Fathom Units, in the aggregate equal to 3,000,000, subject to a $12.50 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable, (b) a number of shares of Class A common stock and New Fathom Units, in the aggregate equal to 3,000,000, subject to a $15.00 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable, and (c) a number of shares of Class A common stock and New Fathom Units, in the aggregate equal to 3,000,000, subject to a $20.00 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable, in each case, to be allocated as set forth on the Allocation Schedule in the BCA.

•	“Equity Incentive Plan Proposal” means the proposal to be considered at the Special Meeting to approve and adopt the 2021 Omnibus Plan.

•
“ESPP”
refers to Fathom Digital Manufacturing Corporation’s 2021 Employee Stock Purchase Plan (the “ESPP”), substantially in the form attached to this proxy statement/prospectus as
Annex I
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“ESPP Proposal” means the proposal to be considered at the Special Meeting to approve and adopt the ESPP.

•	“Fathom” refers to Fathom Digital Manufacturing Corporation, a Delaware corporation and the combined company following the consummation of the Business Combination, and its consolidated subsidiaries .

•
“Fathom Blocker Owners”
means CORE Industrial Partners Fund I Parallel, LP, Siguler Guff Small Buyout Opportunities Fund III, LP, Siguler Guff Small Buyout Opportunities Fund III (F), LP, Siguler Guff Small Buyout Opportunities Fund III (C), LP, Siguler Guff Small Buyout Opportunities III (UK), LP, Siguler Guff HP Opportunities Fund II, LP, and Siguler Guff Americas Opportunities Fund, LP.

•	“Fathom OpCo” refers to Fathom Holdco, LLC, a Delaware limited liability company.

•
“Fathom Operating Agreement”
refers to the Second Amended and Restated Limited Liability Company Agreement of Fathom OpCo, to be entered into by and among Fathom OpCo and the other parties thereto, as it may be amended from time to time (substantially in the form attached hereto as
Annex G
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms).

•
“Forfeiture and Support Agreement”
refers to the Forfeiture and Support Agreement, dated as of July 15, 2021, by and among Altimar Sponsor II, LLC, the other Altimar II Founders party thereto, Altimar Acquisition Corp. II, Fathom and the other parties thereto.

•	“Forfeited Shares” means the number of shares of Class C common stock determined by the following: (i) if the Altimar II Stockholder Redemption Ratio is less than or equal to 0.10, then the number shall equal zero, (ii) if the Altimar II Stockholder Redemption Ratio is greater than 0.10 and less than to 0.40, then the number shall equal the product of (A) the Redemption Forfeiture Ratio multiplied by
(B) the number of shares of Class C common stock outstanding immediately following the Domestication and (iii) if the Altimar Stockholder Redemption Ratio is greater than or equal to 0.40, then the number shall equal the product of (A) 0.15 multiplied by
(B) the number of shares of Class C common stock outstanding immediately following the Domestication. “Forfeited Shares” shall have a correlative meaning to “Forfeiture” for purposes of this proxy statement/prospectus.

•	“Founder shares” refers to the Class B ordinary shares of Altimar II held by the Altimar II Founders.

•	“GAAP” refers to United States generally accepted accounting principles, consistently applied.

•	“ GPI ” refers to GPI Prototype & Manufacturing Services, LLC.

•	“ Incodema ” refers to Incodema Holdings, Inc.

•
“Investor Rights Agreement”
refers to the Investor Rights Agreement, to be entered into by and among Fathom and the other parties thereto, substantially in the form attached to this proxy statement/prospectus as
 Annex E
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“IPO ” refers to Altimar II’s initial public offering of its Units, Public Shares and Public Warrants pursuant to the IPO registration statement, completed on February 9, 2021 .

•	“Laser” refers to Laser Manufacturing, Inc.

•	“Legacy Fathom Owners” means, collectively, the Fathom Blocker Owners and the Continuing Fathom Unitholders.

•	“ Majestic Metals ” refers to Majestic Metals, LLC.

•	“ Mark Two ” refers to Mark Two Engineering, LLC.

•	“Merger” refers to the merger at the Closing of Merger Sub with and into Fathom OpCo, with Fathom OpCo as the surviving entity.

•	“Merger Sub” refers to Rapid Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar II.

•	“Micropulse West” refers to Sureshot Precision, LLC d/b/a Micropulse West.

•	“New Credit Agreement” means the new credit agreement entered into on July 9, 2021, by Fathom OpCo, certain lenders, and JPMorgan Chase Bank, N.A., as administrative agent thereunder

•	“New Fathom Units” has the meaning given to the term “Class A Units” in the Fathom Operating Agreement.

•	“ Newchem ” refers to NewChem, Inc.

•	“NYSE” refers to the New York Stock Exchange .

•
“
Organizational Documents Proposal
” means the proposal to be considered at the Special Meeting to approve the amendment and restatement of the Memorandum and Articles by their deletion and replacement with the Proposed Charter and the Proposed Bylaws.

•
“PIPE Investment”
means the private placement pursuant to which PIPE Investors have committed to make a private investment in the aggregate amount of $80,000,000 in public equity in the form of Class A common stock following the Domestication and immediately prior to the Closing on the terms and conditions set forth in the Subscription Agreements
.

•	“PIPE Investors” refers to the investors that have signed Subscription Agreements .

•	“PIPE Securities ” refers to the shares of Class A common stock to be sold to the PIPE Investors pursuant to the Subscription Agreements .

•	“PPC ” refers to Precision Process Corp.

•	“ Prior Acquisitions ” means the acquisitions of FATHOM, ICO Mold, Incodema, Newchem, GPI, Dahlquist, Majestic Metals and Mark Two completed in 2019 and 2020.

•
“Private Placement Warrants”
refers to the warrants acquired by our Sponsor in a private placement simultaneously with the closing of the IPO (including ordinary shares issuable upon conversion thereof).

•
“Pro Forma Adjusted EBITDA”
a
non-GAAP
measure, means pro forma net loss before the impact of interest income or expense, income tax expense or benefit and depreciation and amortization, and further adjusted for the same items as Adjusted EBITDA.

•
“
Proposed Bylaws
” refers to the bylaws of Fathom Digital Manufacturing Corporation following the Closing, substantially in the form attached to this proxy statement/prospectus as
 Annex B
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•
“
Proposed Charter
” refers to the charter of Fathom Digital Manufacturing Corporation following the Closing, substantially in the form attached to this proxy statement/prospectus as
 Annex A
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“Public Shareholders” refers to the holders of the Public Shares or Public Warrants that were sold in the IPO.

•	“Public Shares” refers to the Class A ordinary shares of Altimar II, par value $0.0001 per share, issued in the IPO.

•	“Public Warrants” refers to the warrants issued in the IPO, entitling the holder thereof to purchase one of Altimar II’s Class A ordinary shares at an exercise price of $11.50, subject to adjustment .

•	“record date” refers to , 2021, the date for determining the Altimar II shareholders entitled to receive notice of and to vote at the Special Meeting.

•	“Redemption Forfeiture Ratio” means 0.15 multiplied by the quotient of (a) the result of (i) the Altimar II Stockholder Redemption Ratio minus (ii) 0.10, divided by (b) 0.30.

•
“Redemption Rights”
refer to the rights of the Altimar II Public Shareholders to demand redemption of their Public Shares for cash in accordance with the procedures set forth in the Amended and Restated Memorandum and Articles of Association and this proxy statement/prospectus
.

•
“Registration Rights Agreement”
refers to the Registration Rights Agreement, to be entered into by and among Fathom and the other parties thereto, substantially in the form attached to this proxy statement/prospectus as
 Annex F
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“SEC ” refers to the U.S. Securities and Exchange Commission .

•	“Securities Act” refers to the Securities Act of 1933, as amended .

•
“
Shareholder Proposals
”
refer, collectively, (i) the Business Combination Proposal, (ii) the Domestication Proposal, (iii) the Organizational Documents Proposal, (iv) the Advisory Charter Proposals, (v) the Business Combination Issuance Proposal, (vi) the Business Combination Issuance Proposal, (vii) the Equity Incentive Plan Proposal, (viii) the ESPP Proposal and (ix) the Adjournment Proposal.

•
“
Special Meeting
”
refers to the extraordinary general meeting of the shareholders of Altimar II to be held on                  at                  a.m., New York City Time, to vote on matters relating to the Business Combination. The Special Meeting will take place via live webcast at https://www.cstproxy.com/altimarii/2021 and telephonically by dialing: +1 877-770-3647 (within the U.S. and Canada and toll-free) or +1 312-780- 0854 (outside of the U.S. and Canada, standard rates apply). For the purposes of Altimar II’s Amended and Restated Articles of Association, the physical place of meeting will be Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands.

•	“Sponsor” refers to Altimar Sponsor II, LLC, a Delaware limited liability company .

•	“ Summit ” refers to Summit Tooling, Inc., and Summit Plastics, LLC a Delaware corporation and limited liability company, collectively.

•
“Subscription Agreements”
refers to the subscription agreements, dated as of July 15, 2021, by and among Altimar II, Fathom OpCo and the PIPE Investors, pursuant to which Altimar II has agreed to issue an aggregate of 8,000,000 shares of Class A common stock to the PIPE Investors immediately following the Domestication and before the Closing at a purchase price of $10.00 per share, substantially in the form attached to this proxy statement/prospectus as
Annex J
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•
“Tax Receivable Agreement” or “TRA
” refers to the Tax Receivable Agreement to be entered into by and among Fathom, Fathom OpCo and the other parties thereto at the Closing substantially in the form attached to this proxy statement/prospectus as
 Annex D
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.

•	“Transfer agent” refers to Continental Stock Transfer & Trust Company.

•
“Trust Account”
refers to the trust account of Altimar II which holds the net proceeds from the IPO and certain of the proceeds from the sale of the Private Placement Warrants, together with interest earned thereon, less amounts released to pay taxes
.

•	“ 2020 Acquisitions ” means the acquisitions of Incodema, Dahlquist, Majestic Metals, Mark Two, Newchem and GPI completed in 2020.

•	“ 2021 Acquisitions ” means the acquisitions of Summit, Centex, Laser, Micropulse West and PPC completed in 2021.

•	“2021 Term Loan” means Fathom OpCo’s $172 million term loan from JPMorgan Chase Bank, N.A., as lender and administrative agent

•
“2021 Omnibus Plan”
refers to the Fathom Digital Manufacturing Corporation 2021 Omnibus Incentive Plan, substantially in the form attached to this proxy statement/prospectus as
Annex H
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms
.

•
“Voting and Support Agreements”
means the Voting and Support Agreements entered into on July 15, 2021, between Altimar II and Rapid Merger Sub, on the one hand, and various direct and indirect holders of equity in Fathom OpCo.

•	“Warrant Agent” refers to Continental Stock Transfer & Trust Company .

•	“Warrants” refers to the Public Warrants and the Private Placement Warrants of Altimar II .
Many of the terms used in this proxy statement/prospectus, including Adjusted EBITDA and Pro Forma Adjusted EBITDA, may not be comparable to similarly titled measures used by other companies. Further, Adjusted EBITDA and Pro Forma Adjusted EBITDA are not measures of performance calculated in accordance with GAAP. We use Adjusted EBITDA and Pro Forma Adjusted EBITDA as measures of operating performance, not as measures of liquidity. They should not be considered in isolation or as substitutes for operating income, net income, operating cash flows or other income or cash flow statement data prepared in accordance with GAAP. The use of these measures without consideration of related GAAP measures is not adequate due to the adjustments described above. Our management compensates for these limitations by using non-GAAP
measures as supplemental measures to our GAAP results. We present these measures to provide a more complete understanding of our performance as our management measures it. Amounts and percentages throughout this proxy statement/prospectus may reflect rounding adjustments and consequently totals may not appear to sum. For reconciliations of non-GAAP measures
used by Fathom OpCo to Fathom OpCo’s GAAP results, see “
Fathom OpCo’s Management’s Discussion and Analysis of
 Financial Condition and Results of Operations
 —
 Reconciliation of Consolidated GAAP Financial Measures to Certain
 Non-GAAP
 Measures
”.

Share Calculations and Ownership Percentages
Unless otherwise specified, the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to the ownership of Fathom immediately following the completion of the Business Combination are for illustrative purposes only and assume the following:

1.
The PIPE Investors acquire 8,000,000 shares of Class A common stock in connection with the Closing, for an aggregate purchase price of $80 million, reflecting the full anticipated gross proceeds of the PIPE Investment.

2.
No Altimar II Public Shareholders exercise their redemption rights in connection with the Business Combination and as a result of the foregoing assumption, no Class C common stock will be forfeited by the Altimar II Founders.

3.
The balance of the Trust Account as of the Closing is, and (as a result of the foregoing assumptions) the available proceeds from the Trust Account are, approximately $345 million. As a result, the Available Cash Amount is equal to approximately $425 million.

4.	The Debt Pay-Down Amount (i.e., amount of the indebtedness of Fathom OpCo to be paid down at the Closing from funds in the Trust Account) is equal to $22 million.

5.	The Balance Sheet Contribution is equal to $25 million.

6.	None of the Warrants have been exercised and no shares of Class A common stock reserved for issuance under the proposed 2021 Omnibus Plan and the ESPP Plan have been issued.

7.	No New Fathom Units have been exchanged for Class A common stock (with a corresponding surrender of an equal number of shares of Class B common stock) in accordance with the terms of such securities.

8.	Earnout Shares and Sponsor Earnout Shares are not vested.
As a result of the assumptions set forth above:

•	The Closing Cash Consideration would be equal to $318 million;

•
The Closing Seller Equity Consideration would be comprised of an aggregate of 88,199,999 shares of Class A common stock and New Fathom Units (with each holder of New Fathom Units receiving an equal number of voting shares of Class B common stock); and

•
Holders of Altimar II Class B ordinary shares immediately prior to the Closing would receive an aggregate of 8,625,000 shares of Class A common stock in connection with the Closing (with 1,267,500 of those shares of Class A common stock constituting Sponsor Earnout Shares (as defined herein)), and no shares of Class C common stock will remain outstanding following the Closing.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
Certain statements made in this proxy statement/prospectus and in any document incorporated by reference herein are “forward looking statements.” Statements regarding the potential combination and expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “projected,” “expects,” “estimated,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “would,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•	our ability to complete the Business Combination, or, if we do not consummate the Business Combination, any other initial business combination;

•
the inability to complete the transactions contemplated by the proposed Business Combination due to the failure to satisfy any conditions to Closing, including the failure to obtain certain approvals of Altimar II’s shareholders or to satisfy the Available Cash Amount Condition;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the BCA, including the failure to satisfy any of the conditions to Closing in the BCA;

•	the projected financial information, anticipated growth rate and market opportunity of Fathom;

•	our success in retaining or recruiting, or changes required in, our officers, key employees or directors following the Business Combination;

•	our directors and officers potentially having conflicts of interest with our business or in approving the Business Combination, as a result of which they would receive compensation;

•	intense competition and competitive pressures from other companies in the digital manufacturing industry in which the combined company will operate;

•	factors relating to the business, operations and financial performance of Fathom, including market conditions and global and economic factors beyond Fathom’s control;

•	the impact of COVID-19 and related significant market volatility on our business, our industry and the global economy;

•	costs related to the Business Combination;

•	the effect of legal, tax and regulatory changes; and

•	other factors detailed under the section entitled “ Risk Factors. ”
The forward-looking statements contained in this proxy statement/prospectus and in any document incorporated by reference herein are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this proxy statement/prospectus, in our registration statement on Form
S-1
filed in connection with our IPO and any other documents we file or have filed with the SEC, including under Item 1A. Risk Factors of the Form
10-Q
for the quarter ended March 31, 2021 filed with the SEC on June 1, 2021. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We may face additional risks and uncertainties that are not presently known to us, or that we deem to be immaterial, which may also impair our business, financial condition or prospects. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this proxy statement/prospectus and attributable to Altimar II, Fathom or Fathom OpCo or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this proxy statement/prospectus. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.
Before you grant your proxy or instruct how your vote should be cast or vote on the Shareholder Proposals to be put to vote at the Special Meeting, you should be aware that the occurrence of the events described in the “
Risk Factors
” section and elsewhere in this proxy statement/prospectus may adversely affect Altimar II, Fathom OpCo or Fathom following the consummation of the Business Combination.

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
AND THE EXTRAORDINARY GENERAL MEETING
The following are answers to certain questions that you may have regarding the Business Combination and the shareholder meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to this proxy statement//prospectus.
QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION

Q:	WHAT IS THE BUSINESS COMBINATION?

A:	Altimar II and Fathom OpCo have entered into the Business Combination Agreement, dated as of July 15, 2021, pursuant to which, among other things:

(a)
Altimar II will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware (the “Domestication”), upon which Altimar II will change its name to “Fathom Digital Manufacturing Corporation.”

(b)	Fathom OpCo will issue managing member interests in Fathom OpCo to Altimar II in exchange for a nominal cash payment; and

(c)
Following a series of reorganization transactions among certain equity holders of Fathom OpCo’s businesses (the “Fathom Blockers”) and Altimar II, as specified in the Business Combination Agreement, Rapid Merger Sub, LLC, a wholly owned subsidiary of Altimar II, will merge with and into Fathom OpCo (the “Fathom Merger”), with Fathom OpCo as the surviving entity of the Fathom Merger (Fathom OpCo, in its capacity as the surviving entity of the Fathom Merger, is sometimes referred to as the “Fathom Surviving Entity”). Following the Fathom Merger, the Fathom Surviving Entity will be owned by Altimar II and all other holders of Fathom OpCo units outstanding as of immediately prior to the Fathom Merger (such other holders, excluding Altimar II, are referred to as the “Continuing Fathom Unitholders”).

Upon consummation of the transactions contemplated by the Business Combination Agreement, the combined company will be organized in an
“Up-C”
structure, in which substantially all of the assets and business of the combined company will be held by Fathom OpCo. Altimar II and the Continuing Fathom Unitholders will be issued Class A units of Fathom OpCo (“New Fathom Units”). Altimar II will be the managing member of Fathom OpCo. Altimar II will issue to Continuing Fathom Unitholders for cash at par value a number of shares of Class B common stock equal to the number New Fathom Units held by the Continuing Fathom Unitholders. Altimar II’s other stockholders will hold Class A common stock of the combined company. Shares of Class A common stock will be entitled to economic rights and one vote per share and shares of Class B common stock will be entitled to one vote per share but no economic rights. The combined company’s business will continue to operate through Fathom OpCo.

Altimar II will hold the Special Meeting to, among other things, obtain the approvals required for the Business Combination and the other transactions contemplated by the Business Combination Agreement and you are receiving this proxy statement/prospectus in connection with such meeting. See “
The Business Combination Agreement
” beginning on page 91. In addition, a copy of the Business Combination Agreement is attached to this proxy statement/prospectus as
Annex C
. We urge you to read carefully this proxy statement/prospectus and the Business Combination Agreement in their entirety.

Q:	WHY AM I RECEIVING THIS DOCUMENT?

A:
Altimar II is sending this proxy statement /prospectus to its shareholders to help them decide how to vote their shares of Altimar II ordinary shares with respect to the matters to be considered at the Special Meeting.

The Business Combination cannot be completed unless Altimar II’s shareholders approve the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal and the ESPP Proposal set forth in this proxy statement/prospectus. Information about the Special Meeting, the Business Combination and the other business to be considered by shareholders at the Special Meeting is contained in this proxy statement/prospectus.

This document constitutes a proxy statement of Altimar II and a prospectus of Altimar II. It is a proxy statement because the board of directors of Altimar II is soliciting proxies using this proxy statement/prospectus from its shareholders. It is a prospectus because Altimar II, in connection with the Business Combination, is offering shares of Class A common stock in exchange for its outstanding Class A ordinary shares and as part of the consideration to be received as part of the Business Combination. See “
The Business Combination Agreement — Consideration
to be Received in the Business Combination
”.

Q:	WHAT WILL ALTIMAR II EQUITYHOLDERS OWN AS A RESULT OF THE BUSINESS COMBINATION?

A:
Following completion of the Business Combination, Altimar II’s Public Shareholders will own approximately 25% of the fully-diluted common equity of Fathom (assuming that no shares of Altimar II’s Class A ordinary shares are elected to be redeemed by Altimar Public Shareholders and subject to the other assumptions set forth in “Unaudited Pro Forma Condensed Combined Financial Information”). Assuming maximum redemptions by Altimar II Public Shareholders and subject to the other assumptions set forth in “Unaudited Pro Forma Condensed Combined Financial Information”, Altimar II’s
non-redeeming
Public Shareholders will own approximately 17% of the fully-diluted common equity of Fathom following the Business Combination.

Q:	WHAT WILL ALTIMAR II FOUNDERS OWN AS A RESULT OF THE BUSINESS COMBINATION?

A:
Following completion of the Business Combination, Altimar II Founders will own approximately 5.3% of the fully-diluted common equity of Fathom (assuming that no shares of Altimar II’s Class A ordinary shares are elected to be redeemed by Altimar Public Shareholders and subject to the other assumptions set forth in “Unaudited Pro Forma Condensed Combined Financial Information”). Assuming maximum redemptions by Altimar II Public Shareholders and subject to the other assumptions set forth in “Unaudited Pro Forma Condensed Combined Financial Information,” Altimar II Founders will own approximately 4.7% of the fully-diluted common equity of Fathom following the Business Combination. Assuming exercise of the 8,625,000 Public Warrants and the 9,900,000 Private Placement Warrants, the Altimar II Founders’ pro forma economic ownership of Fathom following the Business Combination is set forth below:

	Assuming No Redemptions (1)			Assuming Maximum Redemptions (2)
	Shares	Ownership % (3)	Voting % (3)	Shares	Ownership % (3)	Voting % (3)
Altimar II Founders (4)	17,257,500	11.0%	11.0%	16,288,750	10.5%	10.5%

(1)	This presentation assumes no forfeiture of the Altimar II Founders’ Class C common stock pursuant to the Business Combination Agreement and the Sponsor and Forfeiture Agreement.
(2)
This presentation assumes maximum redemptions. The assumptions under the maximum redemptions scenario includes: Public Shareholders redeem 11,200,000 shares of Altimar II’s Class A ordinary shares, the maximum number of shares of Altimar II Class A ordinary shares that may be redeemed for a pro rata portion of the funds in the Trust Account that would still allow Altimar II to satisfy the condition precedent in the Business Combination Agreement that as of immediately prior to the Business Combination, Altimar II have an Available Cash Amount of at least $313 million. This calculation assumes that the full $80 million in aggregate proceeds are received from the PIPE Investment and that the amount in the Trust

Account (prior to any redemptions) is equal to $345 million (the approximate amount in the Trust Account as of June 30, 2021), resulting in an aggregate redemption payment (based on an estimated redemption price per share of approximately $10) of $112 million and available Trust Account proceeds at closing of approximately $233 million.
(3)
Percentage calculations assume the exercise and conversion of: (i) 8,625,000 Public Warrants and (ii) 9,900,000 Private Placement Warrants held by Sponsor. Percentage calculations exclude: (i) the Earnout Shares and the Sponsor Earnout Shares (each as defined herein), all of which will be unvested as of the Closing and (ii) shares and awards issuable under the 2021 Omnibus Plan.

(4)
Holdings of Altimar II Founders consist of (i) the shares of Class A common stock held by the Sponsor and the other Altimar II Founders upon automatic conversion of their Class B ordinary shares into Class C common stock as a result of the Domestication which shares of Class C common stock will then convert into Class A common stock and (ii) 9,900,000 shares issuable upon exercise of the Private Placement Warrants held by Sponsor. Holdings of Sponsor exclude 1,267,500 shares of Class A common stock that constitute Sponsor Earnout Shares (as defined herein).

Q:	WHAT EQUITY STAKE WILL CURRENT ALTIMAR II EQUITYHOLDERS AND CONTINUING FATHOM UNITHOLDERS HOLD IN FATHOM IMMEDIATELY AFTER THE CONSUMMATION OF THE BUSINESS COMBINATION?

A:
The following table summarizes the pro forma economic ownership of Class A common stock of Fathom following the Business Combination. For additional information, including the assumptions underlying the no redemptions and maximum redemptions scenarios presented below, see “Unaudited Pro Forma Condensed Combined Financial Information.”

	Assuming No Redemptions	Assuming Maximum Redemptions
Altimar II Public Shareholders	25.0%	17.0%
Altimar II Founders	5.3%	4.7%
PIPE Investors	5.8%	5.8%
Legacy Fathom Owners	63.9%	72.5%

Total	100.0%	100.0%

Q:	WHAT WILL FATHOM EQUITYHODLERS RECEIVE IN THE BUSINESS COMBINATION?

A:
The total consideration to be paid to CORE Industrial Partners Fund I Parallel, LP, Siguler Guff Small Buyout Opportunities Fund III, LP, Siguler Guff Small Buyout Opportunities Fund III (F), LP, Siguler Guff Small Buyout Opportunities Fund III (C), LP, Siguler Guff Small Buyout Opportunities III (UK), LP, Siguler Guff HP Opportunities Fund II, LP, and Siguler Guff Americas Opportunities Fund, LP (collectively, the “Fathom Blocker Owners”) and the Continuing Fathom Unitholders, including CORE Industrial Partners Fund I, LP, at the Closing shall equal the aggregate of:

(a)
(i) All the cash proceeds from the Trust Account established for the purpose of holding the net proceeds of Altimar II’s initial public offering, net of any amounts paid to Altimar II’s shareholders that exercise their redemption rights in connection with the Business Combination, together with the proceeds from the PIPE Investment (as defined herein) (the “Available Cash Amount”), (ii) minus $25,000,000 to be contributed by Altimar II to the balance sheet of Fathom OpCo, (iii) minus up to $42,000,000 to be used to pay down certain indebtedness of Fathom OpCo, (iv) minus certain transaction expenses of Fathom OpCo and Altimar II, which include fees and expenses of various advisors, transfer taxes, employee transaction bonuses, and filing and listing fees (the “Closing Cash Consideration”);

(b)	A number of shares of Class A common stock and New Fathom Units (together with one share of Class B common stock to be issued at par value for cash in respect of each New Fathom Units), to be allocated in accordance with the allocation schedule to be delivered at the Closing (the “Allocation Schedule”), in an aggregate number (rounded up to the nearest whole share) equal to the quotient of (i) the result of (A) $1,200,000,000 minus (B) the Closing Cash Consideration divided by (ii) $10.00 (the “Closing Seller Equity Consideration”); and

(c)
An aggregate of 9,000,000 shares of Class A common stock and New Fathom Units (the “Earnout Shares”). These earnout shares will be issued in three equal tranches of 3,000,000 shares and allocated in accordance with the Allocation Schedule, with each tranche vesting at each of the following share price thresholds: $12.50, $15.00 and $20.00, in each case subject to the vesting and forfeiture provisions set forth in the Investor Rights Agreement (as defined herein) and Fathom OpCo’s Amended and Restated Limited Liability Company Agreement (the “Fathom Operating Agreement”). The earnout period will be five years from the date of the closing of the Business Combination. The achievement of the price threshold will be determined based on a VWAP for 20 trading days within any
30-trading
day period or a change of control transaction of Fathom that implies the same per share valuation as the applicable price threshold.

The $25,000,000 to be contributed to the balance sheet of Altimar II as described in clause (a)(ii) above may be reduced with the written consent of Altimar II and Fathom. In addition, Fathom OpCo may, at its discretion, reduce the $42,000,000 of cash to be used to pay down certain indebtedness of Fathom OpCo, as described in clause (a)(iii) above, by the amount, if any, necessary to cause the Closing Cash Consideration to equal $345,000,000; provided, however, such pay-down amount may not be less than $22,000,000 without the consent of Altimar II. In considering whether to agree to a reduction in (i) the Balance Sheet Contribution below $25,000,000 and (ii) the Debt Paydown Amount below $22,000,000, Fathom OpCo and Altimar II will consider a variety of factors, including whether any such reduction will facilitate the satisfaction of the Minimum Cash Condition and the closing of the Business Combination and the impact of such reductions on the Company’s liquidity, leverage, borrowing capacity under the New Credit Agreement, and ability to satisfy its expected working capital and capital expenditure needs. Fathom OpCo and Altimar II do not intend to agree to any reductions that would materially and adversely impact the ability of the Fathom to satisfy such needs for the foreseeable future following the Closing. Altimar II and Fathom OpCo presently estimate that the transaction expenses described in clause (a)(iv) above will amount to approximately $59,500,000 in the aggregate.

The methodology to be followed in the Allocation Schedule at the Closing will provide for the payment of approximately $             of the Closing Cash Consideration to direct and indirect holders of outstanding preferred units of Fathom OpCo (including accrued but unpaid preferred distributions thereon), and will allocate the balance of the Closing Cash Consideration and the total Closing Seller Equity Consideration to direct and indirect holders of outstanding common units of Fathom OpCo, on a pro rata basis in accordance with the number of outstanding common units held. The Earnout Shares will be allocated in accordance with the Allocation Schedule to the direct and indirect holders of outstanding common units of Fathom OpCo on a pro rata basis in accordance with the number of outstanding common units held. The portion of the Closing Cash Consideration to be paid to direct and indirect holders of outstanding preferred units of Fathom OpCo as described above assumes, for illustration, the inclusion of accrued preferred distributions through                     , 2021. The total amount to be paid to the holders of preferred units will vary to reflect the accrued preferred distributions as of the Closing Date.

Q:	WHAT INFLUENCE WILL THE CORE INVESTORS HAVE ON FATHOM’S MANAGEMENT AND POLICIES FOLLOWING THE BUSINESS COMBINATION?

A:
Immediately following completion of the Business Combination, the CORE Investors will beneficially own approximately 45% of our Class A common stock and Class B common stock (or 51.5% assuming maximum redemptions by Altimar II Public Shareholders). The Class A common stock and Class B common stock generally will vote together on matters submitted to a vote of our stockholders, including the election of directors. As a result, the CORE Investors will have the ability to influence our business and affairs through “negative control” rights resulting from their ownership of our Class A common stock and Class B common stock combined with certain supermajority voting provisions of the Proposed Charter and Proposed Bylaws, their general ability to vote on the election of directors to our board and the provisions in the Investor Rights Agreement described below.

In addition, in connection with the Business Combination, we will enter into the Investor Rights Agreement with the CORE Investors which will provide for an initial eleven-person board of directors, consisting of nine individuals to be designated by the CORE Investors, and one independent director to be mutually agreed by the CORE Investors and the Sponsor. The CORE Investors will have certain continued nomination rights for a number of directors ranging from the majority of the board of directors to one director, while they beneficially own shares of common stock in excess of certain ownership percentage of the amount owned by the CORE Investors at Closing, as determined in accordance with the Investor Rights Agreement. See “The Business Combination Agreement – Related Agreements – Investor Rights Agreement and Registration Rights Agreement” for more details with respect to the Investor Rights Agreement.

Q:	WHEN WILL THE BUSINESS COMBINATION BE COMPLETED?

A:
The parties currently expect that the Business Combination will be completed during the second half of 2021. However, neither Altimar II nor Fathom OpCo can assure you of when or if the Business Combination will be completed, and it is possible that factors outside of the control of Altimar II and Fathom OpCo could result in the Business Combination being completed at a different time or not at all. The outside date for consummation of the Business Combination is December 31, 2021. Altimar II must first obtain the approval of Altimar II shareholders for each of the Condition Precedent Proposals, Fathom OpCo must obtain the approval of its members, and Altimar II and Fathom OpCo must also first obtain certain necessary regulatory approvals and satisfy other closing conditions. See “
The Business Combination Agreement — Conditions to Closing of the Business Combination
Agreement
.”

Q:	WHAT HAPPENS IF THE BUSINESS COMBINATION IS NOT COMPLETED?

A:
If Altimar II does not complete the Business Combination with Fathom OpCo for any reason, Altimar II would need to search for another target business with which to complete a business combination. If Altimar II does not complete the Business Combination with Fathom OpCo or a business combination with another target business by February 9, 2023, Altimar II must redeem 100% of the outstanding Class A ordinary shares, at a per-share
price, payable in cash, equal to the amount then held in the Trust Account (less income taxes paid or payable, if any, and up to $100,000 of interest to pay dissolution expenses) divided by the number of then outstanding Class A ordinary shares. The Sponsor has no redemption rights in the event a business combination is not effected in the required time period and, accordingly, its founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Altimar II’s outstanding warrants. Accordingly, such warrants will expire worthless.

QUESTIONS AND ANSWERS ABOUT OUR EXTRAORDINARY GENERAL MEETING

Q:	WHAT AM I BEING ASKED TO VOTE ON AND WHY IS THIS APPROVAL NECESSARY?

A:	Altimar II shareholders are being asked to vote on the following Shareholder Proposals:

1.	the Business Combination Proposal;
2.	the Domestication Proposal;
3.	the Organizational Documents Proposal;
4.	the Advisory Charter Proposals;
5.	the Stock Issuance Proposal;
6.	the Business Combination Issuance Proposal;
7.	the Equity Incentive Plan Proposal;

8.	the ESPP Proposal; and
9.	the Adjournment Proposal.

The Business Combination is conditioned upon the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal and the EPP Proposal, subject to the terms of the Business Combination Agreement. The Business Combination is not conditioned on the approval of the Advisory Charter Proposals or the Adjournment Proposal. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal) will not be presented to the shareholders for a vote.

Q:	WHY IS ALTIMAR II PROPOSING THE BUSINESS COMBINATION?

A:
Altimar II was incorporated to effect a merger, share exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses or entities (each, a “business combination”).

On February 9, 2021, Altimar II completed its IPO, generating gross proceeds of $345,000,000 (including the full exercise of the underwriters’ over-allotment option). Since Altimar II’s initial public offering, Altimar II’s activity has been limited to the evaluation of business combination candidates.

Fathom OpCo, doing business as Fathom Digital Manufacturing, is a leading on-demand
digital manufacturing platform in North America, providing comprehensive product development and manufacturing services to many of the largest and most innovative companies in the world.

The board of directors of Altimar II and the board of managers of Fathom OpCo have unanimously approved the proposed transaction. The proposed Business Combination will create a publicly traded leader in the $25 billion low-to-mid
volume
on-demand
manufacturing industry.

Based on its due diligence investigation of Fathom OpCo and the industry in which it operates, including the financial and other information provided by Fathom OpCo in the course of its negotiations in connection with the Business Combination Agreement, Altimar II believes that Fathom will have a uniquely attractive financial profile due to its compelling growth trajectory, robust margins, strong software platform and the highly fragmented, opportunity rich $25 billion low-to-mid
volume market in which it operates. Specifically, Fathom’s unique
“one-stop-shop”
solution and scale will be difficult to replicate. As a result, Altimar II believes that Fathom will be well positioned to be a long-term leader in the $25 billion low-to-mid
volume
on-demand
manufacturing industry, and that the Business Combination with Fathom OpCo will provide Altimar II shareholders with an opportunity to participate in the ownership of a company with significant growth potential.

Q:	DID THE ALTIMAR II BOARD OBTAIN A THIRD-PARTY VALUATION OR FAIRNESS OPINION IN DETERMINING WHETHER OR NOT TO PROCEED WITH THE BUSINESS COMBINATION?

A:	Altimar II’s board of directors did not obtain a third-party valuation or fairness opinion in connection with its determination to approve the Business Combination.

Altimar II’s officers, directors and advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Altimar II’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, Altimar II’s officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of Altimar II’s officers, board of directors and advisors in valuing Fathom OpCo’s business.

Q:	DO I HAVE REDEMPTION RIGHTS?

A:
If you are a holder of Class A ordinary shares, you have the right to demand that Altimar II redeem such shares for a pro rata portion of the cash held in the Trust Account, which holds the proceeds of Altimar II’s IPO, as of two business days prior to the consummation of the transactions contemplated by the Business Combination Proposal (including interest earned on the funds held in the Trust Account and not previously released to Altimar II to pay its taxes) upon the closing of the transactions contemplated by the Business Combination Agreement (such rights, “Redemption Rights”).

Notwithstanding the foregoing, a holder of Class A ordinary shares, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption with respect to more than 15% of the Class A ordinary shares. Accordingly, all Class A ordinary shares in excess of 15% held by a Public Shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group”, will not be redeemed.

If passed, the Organizational Documents Proposal would remove the requirement that Altimar II have at least $5,000,001 of net tangible assets after giving effect to the redemption of all such shares.

Q:	WILL HOW I VOTE AFFECT MY ABILITY TO EXERCISE REDEMPTION RIGHTS?

A:
No. You may exercise your redemption rights whether you vote your Class A ordinary shares for or against, or whether you abstain from voting on, the Business Combination Proposal or any other Shareholder Proposal. As a result, the Business Combination Proposal can be approved by shareholders who will redeem their Class A ordinary shares and no longer remain shareholders and subject to the terms and conditions of the BCA, the Business Combination may be consummated even though the funds available from the Trust Account and the number of Public Shareholders are substantially reduced as a result of redemptions by Public Shareholders. Also, with fewer Class A ordinary shares and Public Shareholders, the trading market for Altimar II Class A ordinary shares may be less liquid than the market for Altimar II Class A ordinary shares prior to the Business Combination and Altimar II may not be able to meet the listing standards of a national securities exchange. In addition, with fewer funds available from the Trust Account, the capital infusion from the Trust Account into Fathom OpCo’s business will be reduced.

Q:	HOW DO I EXERCISE MY REDEMPTION RIGHTS?

A:
If you are a holder of Class A ordinary shares and wish to exercise your redemption rights, you must demand that Altimar II redeem your shares for cash no later than the second business day preceding the vote on the Business Combination Proposal by delivering your share certificates (if any) and other redemption forms to Altimar II’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the Special Meeting. Holders of units must elect to separate the underlying Class A ordinary shares and public warrants prior to exercising redemption rights with respect to the Class A ordinary shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into underlying Class A ordinary shares and public warrants, or if a holder holds units registered in its own name, the holder must contact Continental Stock Transfer & Trust Company, Altimar II’s transfer agent, directly and instruct them to do so. Any holder of Class A ordinary shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was approximately $                million, or $                per share, as of                 , 2021, the record date). Such amount, including interest earned on the funds held in the Trust Account and not previously released to Altimar II to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses), will be paid promptly upon consummation of the Business Combination. However, the proceeds deposited in the Trust Account could become subject to the claims of Altimar II’s creditors, if any, which could have priority over the claims of Altimar II’s Public Shareholders, regardless of whether such Public Shareholders vote for or against the Business Combination Proposal. Therefore, the per-share
distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. Your vote on any Shareholder Proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption made by a holder of Class A ordinary shares may not be withdrawn once submitted to Altimar II unless the board of directors of Altimar II determines (in its sole discretion) to permit the withdrawal of such redemption request (which it may do in whole or in part).

Any written demand of redemption rights must be received by Altimar II’s transfer agent prior to the vote taken on the Business Combination Proposal at the Special Meeting. No demand for redemption will be honored unless the holder’s share certificates (if any) and other redemption forms have been delivered (either physically or electronically) to the transfer agent prior to the vote at the Special Meeting.

If a holder of Class A ordinary shares properly makes a request for redemption and the certificates for the Class A ordinary shares (if any) along with the redemption forms are delivered as described to Altimar II’s transfer agent as described herein, then, if the Business Combination is consummated, Altimar II will redeem these shares for a pro rata portion of funds deposited in the Trust Account. If you exercise your redemption rights, then you will be exchanging your Class A ordinary shares for cash.

Q:	WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF EXERCISING MY REDEMPTION RIGHTS?

A:
We expect that a U.S. holder (as defined in “
Material U.S. Federal Income Tax Considerations — U.S. Holders
” below) that exercises its redemption rights to receive cash from the Trust Account in exchange for its public shares will generally be treated as selling such public shares resulting in the recognition of capital gain or capital loss. There may be certain circumstances in which the redemption may be treated as a distribution for U.S. federal income tax purposes depending on the amount of Fathom common stock that a U.S. holder owns or is deemed to own (including through the ownership of Fathom warrants). For a more complete discussion of the U.S. federal income tax considerations of an exercise of redemption rights, see “
Material U.S. Federal Income Tax Considerations
”. Additionally, because the Domestication will occur immediately prior to the redemption of U.S. holders that exercise redemption rights, U.S. holders exercising redemption rights will be subject to the potential tax consequences of Section 367 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) and the potential tax consequences of the rules applicable to a company treated as a “passive foreign investment company” (“PFIC”), as a result of the Domestication. The tax consequences of exercising redemption rights are discussed more fully below under “
Material U.S. Federal Income Tax Considerations — U.S. Holders — Effect to U.S. Holders of Altimar II Ordinary Shares Exercising Redemption Rights
.”

Q:	DO I HAVE APPRAISAL RIGHTS IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION AND THE PROPOSED DOMESTICATION?

A:	No. Neither Altimar II shareholders nor Altimar II warrantholders have appraisal rights in connection with the Business Combination or the Domestication under Cayman Islands law or under the DGCL.

Q:	WHY IS ALTIMAR II PROPOSING THE DOMESTICATION?

A:
Altimar II’s board of directors believes that there are significant advantages to Fathom that will arise as a result of a change of domicile to Delaware, including, (i) the prominence, predictability and flexibility of Delaware law, (ii) Delaware’s well-established principles of corporate governance and (iii) the increased ability for Delaware corporations to attract and retain qualified directors, each of the foregoing as discussed in greater detail in the section entitled “
Proposal No.
 2 — The Domestication Proposal — Reasons for the Domestication
.” Altimar II’s board of directors believes that any direct benefit that Delaware law provides to a corporation also indirectly benefits shareholders, who are the owners of the corporation. Additionally, Fathom OpCo has required the Domestication as a condition to consummating the Business Combination.

To effect the Domestication, Altimar II will file a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which Altimar II will be domesticated and continue as a Delaware corporation, at which time Altimar II will change its name to “Fathom Digital Manufacturing Corporation.”

The approval of the Domestication Proposal is a condition to the closing of the transactions contemplated by the Business Combination Agreement. The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes,
while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Special Meeting. Under the Amended and Restated Memorandum and Articles of Association, prior to the closing of a business combination (as defined therein) only the holders of Altimar II Class B ordinary shares will be entitled to vote on the Domestication Proposal.

Q:	HOW WILL THE DOMESTICATION AFFECT MY PUBLIC SHARES, PUBLIC WARRANTS AND UNITS?

A:
On the effective date of the Domestication, (a) each outstanding Class A ordinary share will automatically convert into one share of Fathom Class A common stock, (b) each outstanding Class B ordinary share will automatically convert into one share of Fathom Class C common stock (and subsequently at the closing of the Business Combination, each outstanding share of Fathom Class C common stock will automatically convert into Fathom Class A common stock, subject to the forfeiture by the Altimar II Founders of a portion of their Class C common stock pursuant to the Forfeiture and Support Agreement and Business Combination Agreement as described herein) and (c) the outstanding warrants to purchase Class A ordinary shares will automatically become exercisable for shares of Fathom Class A common stock. At a moment in time after the effectiveness of the Domestication and before the closing of the Business Combination, each outstanding unit of Altimar II (each of which consists of one share of Altimar II Class A ordinary shares and one-fourth
of one warrant to purchase one share of Altimar II Class A ordinary shares) will be separated into its component common stock and warrant. Such warrants will become exercisable into shares of Class A common stock any time after the later of the one year following the completion of Altimar II’s IPO and 30 days following the completion of the Business Combination.

Q:	WHAT HAPPENS TO THE FUNDS DEPOSITED IN THE TRUST ACCOUNT AFTER CONSUMMATION OF THE BUSINESS COMBINATION?

A:
The net proceeds of Altimar II’s initial public offering, together with funds raised from the sale of Private Placement Warrants simultaneously with the consummation of Altimar II’s initial public offering, was placed in the Trust Account immediately following Altimar II’s initial public offering. After consummation of the Business Combination, the funds in the Trust Account will be used to pay holders of the Class A ordinary shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of approximately $12,075,000 as deferred underwriting commissions related to Altimar II’s initial public offering) and, together with the proceeds of the PIPE Investment, to pay the Closing Cash Consideration.

Q:	WHAT ARE THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION?

A:
As discussed more fully under “
Material U.S. Federal Income Tax Considerations
” below, it is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP that the Domestication should qualify as a reorganization within the meaning of Section 368(a)(l)(F) of the Code. However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) to a statutory conversion of a corporation holding only investment-type assets such as Altimar II, this result is not entirely clear. Assuming that the Domestication so qualifies,

U.S. holders (as defined in “ Material U.S. Federal Income Tax Considerations — U.S. Holders ” below) of Altimar II ordinary shares will be subject to Section 367(b) of the Code and, as a result:

•
A U.S. holder of Altimar II ordinary shares whose Altimar II ordinary shares have a fair market value of less than $50,000 at the time of the Domestication should not recognize any gain or loss and generally should not be required to include any part of Altimar II’s earnings in income;

•
A U.S. holder of Altimar II ordinary shares whose Altimar II ordinary shares have a fair market value of $50,000 or more on the date of the Domestication, but who at the time of the Domestication owns (actually and constructively) less than 10% of the total combined voting power of all classes of Altimar II ordinary shares entitled to vote and less than 10% of the total value of all classes of Altimar II ordinary shares will generally recognize gain (but not loss) as a result of the Domestication. As an alternative to recognizing gain, such U.S. holders may file an election to include in income as a dividend earnings and profits (as defined in the U.S. Treasury regulations (“Treasury Regulations”) under Section 367 of the Code) attributable to its Altimar II ordinary shares provided certain other requirements are satisfied. Altimar II does not expect that Altimar II’s cumulative earnings and profits will be material at the time of the Domestication.

•
A U.S. holder of Altimar II ordinary shares who at the time of the Domestication owns (actually and constructively) 10% or more of the total combined voting power of all classes of Altimar II ordinary shares or 10% of the total value of all classes of Altimar II shares entitled to vote will generally be required to include in income as a dividend earnings and profits (as defined in the Treasury Regulations under Section 367 of the Code) attributable to its Altimar II ordinary shares. Altimar II does not expect that Altimar II’s cumulative earnings and profits will be material at the time of domestication. If Altimar II were to be treated as a PFIC for U.S. federal income tax purposes, certain U.S. holders may be subject to adverse tax consequences as a result of the Domestication. Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those two years. Altimar II believes, although subject to uncertainty, that Altimar II’s 2021 taxable year may be the start-up year and that Altimar II may not be treated as a PFIC for 2021. The application of the start-up exception will depend, in part, on whether the Domestication is consummated in 2021. In addition, the application of the start-up exception to the present transaction involves the application of complicated rules with respect to which there is no clear authority. Accordingly, there can be no assurance with respect to Altimar II’s status as a PFIC for 2021. All holders are urged to consult their tax advisors concerning the application of the PFIC rules to Altimar II under such holder’s particular circumstances, including the potential to make a “qualified electing fund” election or a protective “qualified electing fund” election. The requirement to qualify for the start-up exception and the potential application of the PFIC rules to the Domestication are discussed more fully under “Material U.S. Federal Income Tax Considerations — U.S. Holders — PFIC Considerations”.

Additionally, the Domestication may cause
non-U.S.
holders (as defined in “
Material U.S. Federal Income Tax Considerations —
Non-U.S.
Holders
” below) to become subject to U.S. federal income withholding taxes on any dividends in respect of such
non-U.S.
holder’s Fathom common stock (or warrants) subsequent to the Domestication.

The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisor for a full description and understanding of the tax consequences of the Domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the U.S. federal income tax considerations of the Domestication, see “
Material U.S. Federal Income Tax Considerations
”.

Q:	HOW DOES THE SPONSOR INTEND TO VOTE ON THE SHAREHOLDER PROPOSALS?

A:
The Sponsor owns of record and is entitled to vote an aggregate of approximately 20% of the outstanding shares of Altimar ordinary shares. The Sponsor has agreed to vote any founder shares and any Class A ordinary shares held by it as of the record date in favor of the Shareholder Proposals. See “
The Business Combination Agreement — Related Agreements — Forfeiture and Support Agreement
”. In addition, each of Sponsor and the other Altimar II Founders agreed, among other things, (i) from the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, to not redeem any Class A ordinary shares (or, if applicable, shares of Class A common stock) held by it and (ii) prior to the consummation of Business Combination or the termination of the Business Combination Agreement, to vote or cause to be voted, all of the Altimar II shares beneficially owned by Sponsor or such other Founder Holder, at every meeting of the shareholders of Altimar II at which such matters are considered and at every adjournment or postponement thereof: (1) in favor of (A) the Business Combination and the Business Combination Agreement and the other transactions contemplated thereby (including any proposals recommended by Altimar II’s Board of Directors in connection with the Business Combination) and (B) any proposal to adjourn or postpone such meeting of shareholders to a later date if there are not sufficient votes to approve the Business Combination; (2) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Altimar II under the Business Combination Agreement; and (3) against (A) any proposal or offer from any person concerning (I) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Altimar II, or (II) the issuance or acquisition of shares of capital stock or other Altimar II equity securities (other than as contemplated or permitted by the Business Combination Agreement); and (B) any action, proposal, transaction or agreement that would reasonably be expected to (x) impede the fulfillment of Altimar II’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of Altimar II’s shares or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor or any of the other Altimar II Founders contained in the Forfeiture and Support Agreement. See also “
Certain Relationships and Related Party Transactions — Forfeiture and Support Agreement
.”

Q:	WHAT CONSTITUTES A QUORUM AT THE SPECIAL MEETING?

A:
The holders of a majority of the voting power of the issued and outstanding Altimar II ordinary shares entitled to vote at the Special Meeting must be present, in person or virtually or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. Abstentions and broker non-votes
will be counted as present for the purpose of determining a quorum. The holders of the founder shares, who currently own approximately 20% of the issued and outstanding shares of Altimar II ordinary shares, will count towards this quorum. In the absence of a quorum, the chairman of the Special Meeting has power to adjourn the Special Meeting. As of the record date for the Special Meeting, holders of                Altimar II ordinary shares would be required to be present to achieve a quorum.

Q:	WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE SPECIAL MEETING?

A:
The Business Combination Proposal:
The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. Altimar II shareholders must approve the Business Combination Proposal in order for the Business Combination to occur. If Altimar II shareholders fail to approve the Business Combination Proposal, the Business Combination will not occur. Pursuant to the IPO Letter Agreement and as further discussed in the section entitled “
The Business Combination Agreement — Related Agreements — Forfeiture and Support Agreement
,” the Sponsor and the other Altimar II Founders have agreed to vote shares representing approximately 20% of the aggregate voting power of the Altimar II ordinary shares in favor of the Business Combination Proposal.

The Domestication Proposal:
The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Domestication Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Domestication Proposal will have no effect, even if approved by Altimar II’s Public Shareholders. Pursuant to the IPO Letter Agreement and the Forfeiture and Support Agreement, the Sponsor and the other Altimar II Founders have agreed to vote shares representing approximately 20% of the aggregate voting power of the Altimar II ordinary shares in favor of the Domestication Proposal. Under the Amended and Restated Memorandum and Articles of Association, prior to the closing of a business combination (as defined therein) only the holders of Altimar II Class B ordinary shares will be entitled to vote on the Domestication Proposal.
The
Organizational Documents Proposal
: The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Organizational Documents Proposal is conditioned on the approval of the Domestication Proposal, and, therefore, also conditioned on approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal or the Domestication Proposal is not approved, the Organizational Documents Proposal will have no effect, even if approved by Altimar II’s Public Shareholders. Pursuant to the Forfeiture and Support Agreement, the Sponsor and the other Altimar II Founders have agreed to vote shares representing approximately 20% of the aggregate voting power of the Altimar II ordinary shares in favor of the Organizational Documents Proposal. Under the Amended and Restated Memorandum and Articles of Association, prior to the closing of a business combination (as defined therein) only the holders of Altimar II Class B ordinary shares will be entitled to vote on the Organizational Documents Proposal.
The Advisory Charter Proposals:
The approval of any of the Advisory Charter Proposals is not otherwise required by Cayman Islands law or Delaware law separate and apart from the Organizational Documents Proposal, but pursuant to SEC guidance, Altimar II is required to submit these provisions to its stockholders separately for approval. However, the stockholder votes regarding these proposals are advisory votes, and are not binding on Altimar II or the Altimar II Board (separate and apart from the approval of the Organizational Documents Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Organizational Documents Proposal).
The Stock Issuance Proposal:
The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Stock Issuance Proposal is conditioned on the approval of the Organizational Documents Proposal, and, therefore, also conditioned on approval of the Domestication Proposal and the Business Combination Proposal. Therefore, if any of the Business Combination Proposal, the Domestication Proposal or the Organizational Documents Proposal is not approved, the Stock Issuance Proposal will have no effect, even if approved by Altimar II’s Public Shareholders. Pursuant to the IPO Letter Agreement and the Forfeiture and Support Agreement, the Sponsor and the other Altimar II Founders have agreed to vote shares representing approximately 20% of the aggregate voting power of the Altimar II ordinary shares in favor of the Stock Issuance Proposal.
The Business Combination Issuance Proposal:
The approval of the Business Combination Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Business Combination Issuance Proposal is conditioned on the approval of the Stock Issuance Proposal and, therefore, also conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal and the Equity Incentive Plan Proposal. Therefore, if any of those Shareholder Proposals is not approved, the Business Combination

Issuance Proposal will have no effect, even if approved by Altimar II’s Public Shareholders. Pursuant to the IPO Letter Agreement and the Forfeiture and Support Agreement, the Sponsor and the other Altimar II Founders have agreed to vote shares representing approximately 20% of the aggregate voting power of the Altimar II ordinary shares in favor of the Business Combination Issuance Proposal.
The Equity Incentive Plan Proposal:
 The approval of the Equity Incentive Plan Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Equity Incentive Plan Proposal is conditioned on the approval of the Business Combination Issuance Proposal and, therefore, also conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposals and Stock Issuance Proposal. Therefore, if any of those proposals is not approved, the Equity Incentive Plan Proposal will have no effect, even if approved by Altimar II’s Public Shareholders.
The ESPP Proposal:
 The approval of the ESPP Proposal requires an ordinary resolution, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The ESPP Proposal is conditioned on the approval of the Business Combination Issuance Proposal and, therefore, also conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposals and Stock Issuance Proposal. Therefore, if any of those proposals is not approved, the ESPP Proposal will have no effect, even if approved by Altimar II’s Public Shareholders.

The Adjournment Proposal:
The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Adjournment Proposal is not conditioned upon any other Shareholder Proposal.

Q:	DO ANY OF ALTIMAR II’S DIRECTORS OR OFFICERS HAVE INTERESTS IN THE BUSINESS COMBINATION THAT MAY DIFFER FROM OR BE IN ADDITION TO THE INTERESTS OF ALTIMAR II SHAREHOLDERS?

A:
Altimar II’s executive officers and certain
non-employee
directors may have interests in the Business Combination that may be different from, or in addition to, the interests of Altimar II’s shareholders generally. The Altimar II board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Business Combination Agreement and in recommending that the Business Combination Agreement and the transactions contemplated thereby be approved by the shareholders of Altimar II . See “
The Business Combination Proposal — Interests of Altimar II Directors and Officers in the Business Combination
.”

For additional information regarding
pre-existing
relationships between certain of the parties to the Business Combination Agreement and certain of their affiliates, see “
Risk Factors — Risks Related to the Business Combination and Altimar II —
Pre-existing
relationships between participants in the Business Combination and the related transactions or their affiliates could give rise to actual or perceived conflicts of interest in connection with the Business Combination.
”

Q:	WHAT DO I NEED TO DO NOW?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxies as soon as possible so that your shares will be represented at the Special Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by your broker, bank or other nominee if your shares are held in the name of your broker, bank or other nominee.

Q:	HOW DO I VOTE?

A:	If you are a shareholder of record of Altimar II as of , 2021 (the “record date”) you may submit your proxy before the Special Meeting in any of the following ways, if available:

•	use the toll-free number shown on your proxy card;

•	visit the website shown on your proxy card to vote via the Internet; or

•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a shareholder of record of Altimar II as of the record date, you may also cast your vote at the Special Meeting.

If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” shareholders who wish to vote at the Special Meeting will need to obtain a proxy form from their broker, bank or other nominee.

Q:	WHEN AND WHERE IS THE SPECIAL MEETING?

A:
The Special Meeting will be held on                , 2021, at                 local time. For the purposes of Altimar II’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be Boundary Hall, Cricket Square, Grand Cayman, KY1-1102, Cayman Islands. In light of the novel coronavirus pandemic and to support the well-being of Altimar II’s shareholders, directors and officers, Altimar II encourages you to use remote methods of attending the Special Meeting or to attend via proxy. You may attend the Special Meeting and vote your shares electronically during the Special Meeting via live webcast by visiting https://www.cstproxy.com/altimarii/2021. You will need the meeting control number that is printed on your proxy card to enter the Special Meeting. You may also attend the meeting telephonically by dialing +1 877-770-3647 (within the U.S. and Canada and toll-free) or +1 312-780-0854 (outside of the U.S. and Canada, standard rates apply). All Altimar II shareholders as of the record date, or their duly appointed proxies, may attend the Special Meeting.

Q:	IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A:
If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Altimar II or by voting at the Special Meeting unless you provide a “legal proxy”, which you must obtain from your broker, bank or other nominee. In addition to such legal proxy, if you plan to attend the Special Meeting, but are not a shareholder of record because you hold your shares in “street name”, please have evidence of your beneficial ownership of your shares (e.g., a copy of a recent brokerage statement showing the shares) and valid photo identification with you at the Special Meeting.

Under the rules of the NYSE, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be
“non-routine”
without specific instructions from the beneficial owner. It is expected that all of the Shareholder Proposals are
“non-routine”
matters. Broker
non-votes
occur when a broker or nominee is not instructed by the beneficial owner of shares to vote on a particular Shareholder Proposal for which the broker does not have discretionary voting power.

If you are an Altimar II shareholder holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Charter Proposals, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal or the Adjournment Proposal. Such abstentions and broker non-votes
will have no effect on the vote count for any of the proposals.

Q:	WHAT IF I ATTEND THE SPECIAL MEETING AND ABSTAIN OR DO NOT VOTE?

A:	For purposes of the Special Meeting, an abstention occurs when a shareholder attends the meeting and does not vote or returns a proxy with an “abstain” vote.

If you are an Altimar II shareholder that attends the Special Meeting and fails to vote on the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Advisory Charter Proposals, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal, the ESPP Proposal or the Adjournment Proposal, or if you respond to such proposals with an “abstain” vote, your failure to vote or “abstain” vote in each case will have no effect on the vote count for such proposals.

Q:	WHAT WILL HAPPEN IF I RETURN MY PROXY CARD WITHOUT INDICATING HOW TO VOTE?

A:
If you sign and return your proxy card without indicating how to vote on any particular Shareholder Proposal, the Altimar II shares represented by your proxy will be voted as recommended by the Altimar II board of directors with respect to that Shareholder Proposal.

Q:	MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY OR VOTING INSTRUCTION CARD?

A:	Yes. You may change your vote at any time before your proxy is voted at the Special Meeting. You may do this in one of three ways:

•	filing a notice with Altimar II or its proxy solicitor;

•	mailing a new, subsequently dated proxy card; or

•	by attending the Special Meeting and electing to vote your shares.

If you are a shareholder of record of Altimar II and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to Altimar II, 40 West 57th Street, 33 rd
Floor, New York, NY, 10019 and it must be received at any time before the vote is taken at the Special Meeting. Any proxy that you submitted may also be revoked by submitting a new proxy by mail, or online or by telephone, not later than 5:00 p.m. New York City time on                  , 2021, or by voting at the Special Meeting. Simply attending the Special Meeting will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your shares of Altimar II ordinary shares, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.

Q:	WHAT HAPPENS IF I FAIL TO TAKE ANY ACTION WITH RESPECT TO THE SPECIAL MEETING?

A:
If you fail to take any action with respect to the Special Meeting and the Business Combination is approved by shareholders and consummated, you will continue to be a shareholder of Altimar II. Failure to take any action with respect to the Special Meeting will not affect your ability to exercise your redemption rights. If you fail to take any action with respect to the Special Meeting and the Business Combination is not approved, you will continue to be a shareholder of Altimar II while Altimar II searches for another target business with which to complete a business combination.

Q:	WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:
Shareholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered under more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Q:	WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

A:
If you have any questions about the proxy materials, need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact Innisfree M&A Incorporated, the proxy solicitor for Altimar II, toll-free at (817)
750-8129
(banks and brokers call (212)
750-5833).

SUMMARY
This summary highlights selected information included in this document and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which Altimar II, Fathom and Fathom OpCo refer to before you decide how to vote with respect to the Shareholder Proposals. Each item in this summary includes a page reference directing you to a more complete description of that item.
Information About the Parties to the Business Combination
Altimar Acquisition Corp. II
40 West 57th Street
33rd Floor
New York, NY 10019
(212)
287-6767
Altimar Acquisition Corp. II (“Altimar II”) is a blank check company incorporated on December 7, 2020 as a Cayman Islands exempted company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
Fathom Holdco, LLC
1050 Walnut Ridge Drive
Hartland, WI 53209
(262)
367-8254
Fathom Holdco, LLC (“Fathom OpCo”), doing business as “Fathom Digital Manufacturing,” is a leading on-demand
digital manufacturing platform in North America, providing comprehensive product development and manufacturing services to many of the largest and most innovative companies in the world.
The Business Combination Agreement
The terms and conditions of the Business Combination are contained in the BCA, substantially in the form attached to this proxy statement/prospectus as
Annex C
, which is incorporated by reference herein in its entirety. Altimar II encourages you to read the BCA carefully, as it is the legal document that governs the Business Combination. For more information on the BCA, see the section entitled “
The Business Combination Agreement
.”
Structure of the Business Combination
In connection with the Closing:

(a)
Altimar II will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware (the “Domestication”), upon which Altimar II will change its name to “Fathom Digital Manufacturing Corporation.”

(b)	Fathom OpCo will issue managing member interests in Fathom OpCo to Altimar II in exchange for a nominal cash payment; and

(c)	Following a series of reorganization transactions among certain equity holders of Fathom OpCo’s businesses (the “Fathom Blockers”) and Altimar II, as specified in the Business Combination

Agreement, Rapid Merger Sub, LLC, a wholly owned subsidiary of Altimar II, will merge with and into Fathom OpCo (the “Fathom Merger”), with Fathom OpCo as the surviving entity of the Fathom Merger (Fathom OpCo, in its capacity as the surviving entity of the Fathom Merger, is sometimes referred to as the “Fathom Surviving Entity”). Following the Fathom Merger, the Fathom Surviving Entity will be owned by Altimar II and all other holders of Fathom OpCo units outstanding immediately prior to the Merger (such other holders, excluding Altimar II, are referred to as the “Continuing Fathom Unitholders”).
Upon consummation of the transactions contemplated by the Business Combination Agreement, the combined company will be organized in an
“Up-C”
structure, in which substantially all of the assets and business of the combined company will be held by Fathom OpCo. Altimar II and the Continuing Fathom Unitholders will be issued Class A units of Fathom OpCo (“New Fathom Units”). Altimar II will be the managing member of Fathom OpCo. Altimar II will issue to Continuing Fathom Unitholders for cash at par value a number of shares of Class B common stock equal to the number of New Fathom Units held by the Continuing Fathom Unitholders. Altimar II’s other shareholders will hold Class A common stock of the combined company. Shares of Class A common stock will be entitled to economic rights and one vote per share and shares of Class B common stock will be entitled to one vote per share but no economic rights. The combined company’s business will continue to operate through Fathom OpCo.

Simplified Post-Combination Fathom Structure
The following diagram illustrates in simplified terms the expected structure and ownership of Fathom and its operating subsidiaries upon the Closing (assuming none of the 34,500,000 Public Shares outstanding as of the record date are redeemed by Altimar II’s Public Shareholders).

Notes:

1.	Altimar II Founders include Altimar Sponsor II, LLC and the seven current directors of Altimar II.

2.	The warrants held by Public Shareholders are Public Warrants and the warrants held by Altimar Sponsor II, LLC are Private Placement Warrants.

3.	Legacy Fathom Owners include Fathom Blocker Owners and Continuing Fathom Unitholders, which include the CORE Investors.

4.	The Class B common stock is non-economic, voting stock of Fathom.

5.
New Fathom Units owned by the Continuing Fathom Unitholders are exchangeable on a one-for-one basis for shares of Class A common stock (with corresponding surrender of an equal number of shares of Class B common stock for cancellation by Fathom), in accordance with the Fathom Operating Agreement.

The Private Placement
In connection with entering into the Business Combination Agreement, Altimar II and Fathom OpCo entered into the Subscription Agreements with certain institutional and other accredited investors (the “PIPE Investors”), pursuant to which, among other things, the PIPE Investors party thereto agreed to purchase an aggregate of 8,000,000 shares of Class A common stock following the Domestication and immediately prior to the Closing at a cash purchase price of $10.00 per share, resulting in aggregate proceeds of $80.0 million (the “PIPE Investment”). There are important differences between the rights of holders of shares of Class A common stock and holders of Altimar II Class A ordinary shares. See “
The Domestication Proposal—Comparison of Corporate Governance and Shareholders
” for a discussion of the different rights associated with holding these securities. In addition, the Altimar II Class A ordinary shares were originally sold in the Altimar II IPO as a component of the Altimar II units for $10.00 per unit. The Altimar II units consist of one Class A ordinary share and one-fourth of one redeemable Altimar II warrant.
The Subscription Agreements contain customary representations, warranties, covenants and agreements of Altimar II, Fathom OpCo and the PIPE Investors and are subject to customary closing conditions (including, without limitation, that there is no amendment or modification to the Business Combination Agreement that is material and adverse to the PIPE Investors) and termination rights (including a termination right if the transactions contemplated by the Subscription Agreements have not been consummated by December 31, 2021, other than as a result of breach by the terminating party). The PIPE Investments are expected to close immediately prior to the Closing.
For more information regarding the Private Placement and the Subscription Agreements, see the section entitled “
The Business Combination Agreement—Related Agreements—Subscription Agreement
s.” See also the Subscription Agreements substantially in the form attached to this proxy statement/prospectus as
Annex J
, as the same may be amended, modified, supplemented or waived from time to time in accordance with its terms.
Consideration to be Received in the Business Combination
The total consideration to be paid to the Fathom Blocker Owners and the Continuing Fathom Unitholders (each as defined herein), including CORE Industrial Partners Fund I, LP, at the Closing shall equal the aggregate of:

(a)
(i) All the cash proceeds from the Trust Account established for the purpose of holding the net proceeds of Altimar II’s initial public offering, net of any amounts paid to Altimar II’s shareholders that exercise their redemption rights in connection with the Business Combination, together with the proceeds from the PIPE Investment (as defined herein) (the “Available Cash Amount”), (ii)
minus
$25,000,000 to be contributed by Altimar II to the balance sheet of Fathom OpCo, (iii)
 minus
up to $42,000,000 to be used to pay down certain indebtedness of Fathom OpCo, (iv)
 minus
certain transaction expenses of Fathom OpCo and Altimar II, which include fees and expenses of various advisors, transfer taxes, employee transaction bonuses, and filing and listing fees (the “Closing Cash Consideration”); and

(b)
A number of shares of Class A common stock and newly issued Class A units of Fathom OpCo (the “New Fathom Units”) (together with one share of Class B common stock to be issued at par value for cash in respect of each New Fathom Units), to be allocated as set forth on the Allocation Schedule, in an aggregate number (rounded up to the nearest whole share) equal to the quotient of (i) the result of (A) $1,200,000,000 minus
(B) the Closing Cash Consideration
divided by
(ii) $10.00 (the “Closing Seller Equity Consideration”).

The $25,000,000 to be contributed to the balance sheet of Altimar II as described in clause (a)(ii) above may be reduced with the written consent of Altimar II and Fathom. In addition, Fathom OpCo may, at its discretion, reduce the $42,000,000 of cash to be used to pay down certain indebtedness of Fathom OpCo, as described in clause (a)(iii) above, by the amount, if any, necessary to cause the Closing Cash Consideration to equal $345,000,000; provided, however, such pay-down amount may not be less than $22,000,000 without the consent of Altimar II. In considering whether to agree to a reduction in (i) the Balance Sheet Contribution below $25,000,000 and (ii) the Debt Paydown Amount below $22,000,000, Fathom OpCo and Altimar II will consider a variety of factors, including whether any such reduction will facilitate the satisfaction of the Minimum Cash Condition and the closing of the Business Combination and the impact of such reductions on the Company’s liquidity, leverage, borrowing capacity under the New Credit Agreement, and ability to satisfy its expected working capital and capital expenditure needs. Fathom OpCo and Altimar II do not intend to agree to any reductions that would materially and adversely impact the ability of Fathom to satisfy such needs for the foreseeable future following the Closing. Altimar II and Fathom OpCo presently estimate that the transaction expenses described in clause (a)(iv) above will amount to approximately $59,500,000 in the aggregate.
For more information, see the section entitled “
The Business Combination Agreement—Consideration to be Received in the Business Combination
.”
Earnout
In addition to the Closing Seller Equity Consideration, an aggregate of 9,000,000 shares of Class A common stock and New Fathom Units (the “Earnout Shares”) will be issued in three equal tranches of 3,000,000 shares and allocated in accordance with the Allocation Schedule, with each tranche vesting at each of the following share price thresholds: $12.50, $15.00 and $20.00, in each case subject to the vesting and forfeiture provisions set forth in the Investor Rights Agreement (as defined herein) and Fathom’s Amended and Restated Limited Liability Company Agreement (the “Fathom Operating Agreement”). The earnout period will be five years from the date of the closing of the Business Combination. The achievement of the price threshold will be determined based on a VWAP for 20 trading days within any
30-trading
day period or a change of control transaction of Fathom that implies the same per share valuation as the applicable price threshold.
For more information, see the section entitled “
The Business Combination Agreement — Earnout
.”
Allocation Schedule
The methodology to be followed in the Allocation Schedule at the Closing will provide for the payment of approximately $             of the Closing Cash Consideration to direct and indirect holders of outstanding preferred units of Fathom OpCo (including accrued but unpaid preferred distributions thereon), and will allocate the balance of the Closing Cash Consideration and the total Closing Seller Equity Consideration to direct and indirect holders of outstanding common units of Fathom OpCo, on a pro rata basis in accordance with the number of outstanding common units held. The Earnout Shares will be allocated in accordance with the Allocation Schedule to the direct and indirect holders of outstanding common units of Fathom OpCo on a pro rata basis in accordance with the number of outstanding common units held. The portion of the Closing Cash Consideration to be paid to direct and indirect holders of outstanding preferred units of Fathom OpCo as described above assumes, for illustration, the inclusion of accrued preferred distributions through                 , 2021. The total amount to be paid to the holders of preferred units will vary to reflect the accrued preferred distributions as of the Closing Date.
Altimar II Extraordinary Meeting and the Proposals
The Special Meeting will be held at                  a.m., Eastern Time, on,                  2021. For the purposes of Altimar II’s Amended and Restated Memorandum and Articles of Association, the physical place of the meeting will be Boundary Hall, Cricket Square, Grand Cayman,
KY1-1102,
Cayman Islands. In light of the novel coronavirus pandemic and to support the well-being of Altimar II’s shareholders, directors and officers, Altimar II encourages you to use remote methods of attending the Special Meeting or to attend via proxy. You may attend the Special Meeting and vote your shares electronically during the Special Meeting via live webcast by visiting https://www.cstproxy.com/altimarii/2021. You will need the meeting control number that is printed on your proxy card to enter the Special Meeting. You may also attend the meeting telephonically by dialing: +1 877-770-3647 (within the U.S. and Canada and toll-free) or +1 312-780-0854 (outside of the U.S. and Canada, standard rates apply). At the Special Meeting, Altimar II’s shareholders will be asked to approve the Business Combination Proposal, the Domestication Proposal, Organizational Documents Proposal, the Advisory Charter Proposals, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal (if necessary).
The Altimar II board of directors has fixed the close of business on                  (the “record date”) as the record date for determining the holders of Altimar II ordinary shares entitled to receive notice of and to vote at the Special Meeting. As of the record date, there were                  shares of Altimar II Class A ordinary shares and                  shares of Altimar II Class B ordinary shares outstanding and entitled to vote at the Special Meeting. Each share of Altimar II ordinary shares entitles the holder to one vote at the Special Meeting on each proposal to be considered at the Special Meeting. As of the record date, the Sponsor and Altimar II’s directors and officers and their affiliates owned and were entitled to vote                  shares of Altimar II ordinary shares, representing approximately 20% of the shares of Altimar II ordinary shares outstanding on that date. Altimar II currently expects that the Sponsor and its directors and officers will vote their shares in favor of the Shareholder Proposals and, pursuant to the IPO Letter Agreement and the Forfeiture and Support Agreement, the Sponsor and directors and officers have agreed to do so. As of the record date, Fathom did not beneficially hold any shares of Altimar II ordinary shares.
A majority of the voting power of the issued and outstanding Altimar II ordinary shares entitled to vote at the Special Meeting must be present, in person or virtually or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting.
Approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. Approval of the Domestication Proposal, the Organizational Documents Proposal and the Advisory Charter Proposals require a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. Under the Amended and Restated Memorandum and Articles of Association, prior to the closing of a business combination (as defined therein) only the holders of Altimar II Class B ordinary shares will be entitled to vote on the Domestication Proposal and the Organizational Documents Proposal. Approval of the Advisory Charter Proposals, Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal, the ESPP Proposal and the Adjournment Proposal (if necessary) each requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
The Business Combination is conditioned upon the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal and the ESPP Proposal subject to the terms of the Business Combination Agreement. The Business Combination is not conditioned on the Advisory Charter Proposals or the Adjournment Proposal. If the Business Combination Proposal is not approved, the other Shareholder Proposals (except the Adjournment Proposal) will not be presented to the shareholders for a vote.
Recommendation of Altimar II’s Board of Directors
Altimar II’s board of directors has unanimously determined that the Business Combination Proposal is in the best interests of Altimar II and its shareholders, has unanimously approved the Business Combination Proposal, and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Organizational Documents Proposal, “FOR” each of the

Advisory Charter Proposals, “FOR” the Stock Issuance Proposal, “FOR” the Business Combination Issuance Proposal, “FOR” for the Equity Incentive Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.
Altimar II ’s Board of Directors’ Reasons for Approval of the Business Combination
On July 15, 2021, the Board unanimously (i) approved the signing of the Business Combination Agreement and the transactions contemplated thereby and (ii) directed that the Business Combination Agreement, related transaction documentation and other Shareholder Proposals be submitted to Altimar II’s shareholders for approval and adoption, and recommended that Altimar II’s shareholders approve and adopt the Business Combination Agreement, related transaction documentation and such other Shareholder Proposals. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Altimar II board of directors did not seek to obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. The Altimar II board of directors viewed its decision as being based on all of the information available and the factors presented and considered by it. In addition, individual directors may have given different weight to different factors. For more information, see the section entitled “
The Business Combination Agreement—Altimar Board of Directors’ Reasons for the Approval of the Business Combination.
” This explanation of Altimar II’s reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “
Cautionary Statement Regarding Forward-Looking Statements
.”
Consistent with its investment philosophy and strategy, Altimar II planned to identify a high-quality business run by exceptional teams pursuing growth and large market opportunities. These criteria were not intended to be exhaustive, and the evaluation relating to the merits of Altimar II’s initial business combination would be based, to the extent relevant, on these general guidelines as well as other considerations, factors and criteria that Altimar II’s management team deemed relevant. In considering the Business Combination with Fathom OpCo, the Board concluded that it met all of the above criteria.
The Board also gave consideration to certain risks related to the Business Combination, which are described in this proxy statement/prospectus under the caption “
Risk Factors
”.
Certain Regulatory Approvals
The parties will use their respective reasonable best efforts to promptly file all notices, reports and other documents required to be filed by such party with any governmental authority with respect to the Business Combination, and to submit promptly any additional information requested by any such governmental authority. The parties will use their respective reasonable best efforts to promptly obtain all authorizations, approvals, clearances, consents, actions or non-actions
of any governmental authority in connection with the applicable filings, applications or notifications. Each party will promptly inform the other parties of any material communication between itself or its representatives and any governmental authority regarding the Business Combination. If a party or any of its affiliates receives any request for supplemental information or documentary material from any governmental authority with respect to the Business Combination, then the party, to the extent necessary and advisable, shall provide a reasonable response to such request as promptly as reasonably practicable.
Additionally, each party’s obligation to complete the Business Combination is subject to the waiting period (and any extension thereof) applicable to the consummation of the Business Combination under the Hart–Scott–Rodino Antitrust Improvements Act of 1976 having expired or been terminated.

Conditions to Closing
The Closing is subject to certain customary conditions, including, among other things: (i) the approval of the Business Combination and other matters by Altimar II’s shareholders; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain additional regulatory approvals; (iii) the Available Cash Amount (as defined herein) equaling no less than $313,000,000 at the Closing; (iv) (x) fundamental representations and warranties (which includes Organization, Due Authorization, Holding Company; Ownership and Brokers’ Fees) bring down conditions to an “all material respects” standard, (y) general representations and warranties bring down conditions to a “material adverse effect” standard and (z) capitalization representation bring down condition to a “de minimis” standard; (v) covenant bring down conditions to an “all material respects” standard; (vi) the absence of a material adverse effect on the respective parties; and (vii) the effectiveness of this registration statement and the listing of Altimar II Class A common stock to be issued in the Business Combination on the New York Stock Exchange (“
NYSE
”). To the extent permitted by law, the conditions in the Business Combination Agreement may be waived by the parties thereto.
Termination
The Business Combination Agreement may be terminated by Altimar II or Fathom OpCo under certain circumstances, including, among others, (i) by mutual written consent of Fathom OpCo and Altimar II, (ii) by Fathom OpCo or Altimar II if the Closing has not occurred on or before December 31, 2021 (the “
Outside Date
”), (iii) by Fathom OpCo or Altimar II in the case of material uncured breach by the other party to the Business Combination Agreement (subject to notice and an opportunity to cure, if curable), (iv) by Fathom OpCo if, prior to obtaining approval of Altimar II’s shareholders, Altimar II’s board of directors made a change in recommendation and (v) by Fathom OpCo or Altimar II if Altimar II has not obtained the required approval of its shareholders.
Redemption Rights
Public Shareholders may seek to redeem the public shares that they hold, regardless of whether they vote for the Business Combination, against the Business Combination or do not vote in relation to the Business Combination. Any Public Shareholder may request redemption of their public shares for a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest, less income taxes payable, divided by the number of then issued and outstanding public shares. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, the holder will no longer own these shares following the Business Combination.
Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the shares of the public shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
Altimar II’s initial shareholders will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.
You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)
(a) hold public shares or (b) hold units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to                 p.m., Eastern Time, on                  , 2021, (a) submit a written request to the transfer agent that Altimar II redeem your public shares for cash and (b) deliver your share certificates for your public shares (if any) to the transfer agent, physically or electronically through DTC.

An Altimar II shareholder may not withdraw a redemption request once submitted to Altimar II unless the board of directors of Altimar II determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). Furthermore, if a holder of a public share delivers its certificate (if any) and other redemption forms in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that Altimar II permit the withdrawal of the redemption request and instruct its transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus.
If the Business Combination is not approved or completed for any reason, then Altimar II’s Public Shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Altimar II will promptly return any shares previously delivered by public holders.
If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem the public shares that you will hold upon the Domestication, no later than the close of the vote on the Business Combination Proposal, and deliver your ordinary shares (either physically or electronically) to the transfer agent, prior to                                  5:00 p.m., Eastern Time, on                 , 2021, and the Business Combination is consummated.
In order for Public Shareholders to exercise their redemption rights in respect of the Business Combination, Public Shareholders must properly exercise their right to redeem the public shares that you will hold upon the Domestication no later than the close of the vote on the Business Combination Proposal and deliver their ordinary shares (either physically or electronically) to the transfer agent, prior to                                  5:00 p.m., Eastern Time on                 , 2021. Therefore, the exercise of redemption rights occurs prior to the Domestication. For the purposes of Article 49.3 of the Amended and Restated Memorandum and Articles of Association of Altimar II and Cayman Islands law, the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in this proxy statement/prospectus shall be interpreted accordingly. Immediately following the Domestication and the consummation of the Business Combination, Public Shareholders who properly exercised their redemption rights in respect of their public shares shall be paid.
No Appraisal Rights
Altimar II’s shareholders will not have appraisal rights under Cayman Islands law or otherwise in connection with the Business Combination Proposal or the other Shareholder Proposals.
Proxy Solicitation
Proxies may be solicited by mail, telephone or in person. Altimar II has engaged Innisfree M&A Incorporated to assist in the solicitation of proxies. If a shareholder grants a proxy, it may still vote its shares in person if it revokes its proxy before the Special Meeting. A shareholder also may change its vote by submitting a later-dated proxy as described in the section entitled “
The Extraordinary General Meeting — Revoking Your Proxy
.”
Interests of Altimar II Directors and Officers in the Business Combination
In considering the recommendation of the board of directors of Altimar II to vote in favor of approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal and the

other Shareholder Proposals, shareholders should keep in mind that the Sponsor and certain members of the board of directors and officers of Altimar II and the Sponsor, including its directors and officers, have interests in such Shareholder Proposals that are different from, or in addition to, those of Altimar II’s shareholders generally. In particular:

•
If Altimar II does not consummate a business combination by February 9, 2023 (unless such date is extended in accordance with the Amended and Restated Memorandum and Articles of Association), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Class A ordinary shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 8,625,000 Class B ordinary shares would be worthless because following the redemption of the Class A ordinary shares, Altimar II would likely have few, if any, net assets and because the holders of our Class B ordinary shares have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Class B ordinary shares if we fail to complete a Business Combination within the required period. Sponsor purchased the Class B ordinary shares prior to our initial public offering for approximately $0.003 per share. Assuming no redemptions by Altimar II Public Shareholders and therefore no forfeiture by the Altimar II Founders, the 8,625,000 shares of Class A common stock that the Altimar II Founders will hold following the Business Combination, if unrestricted and freely tradable, would have had aggregate market value of $                                  based upon the closing price of $                                  per share of public share on the NYSE on                 , the record date. Given such shares will be subject to
lock-up
restrictions, we believe such shares have less value.

•
Sponsor purchased 9,900,000 private placement warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant, and such private placement warrants will expire and be worthless if a business combination is not consummated within 24 months of the consummation of the IPO (unless such date is extended in accordance with the Existing Organizational Documents).

•
Altimar II’s existing directors and officers will be eligible for continued indemnification and continued coverage under Altimar II’s directors’ and officers’ liability insurance after the Business Combination.

•
In order to protect the amounts held in the Trust Account, Sponsor has agreed that it will be liable to Altimar II if and to the extent any claims by a vendor for services rendered or products sold to Altimar II, or a prospective target business with which Altimar II has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of Altimar II’s initial public offering against certain liabilities, including liabilities under the Securities Act.

•
Following consummation of the Business Combination, Sponsor, our officers and directors and their respective affiliates would be entitled to reimbursement for certain reasonable out-of-pocket
expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by Altimar II from time to time, made by Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. However, if Altimar II fails to consummate a business combination within the required period, Sponsor and Altimar II’s officers and directors and their respective affiliates will not have any claim against the Trust Account for reimbursement.

•
Pursuant to the Registration Rights Agreement, the Altimar II Founders Holders will have customary registration rights, including demand, shelf and piggy-back rights, subject to cooperation and cut-back
provisions, with respect to the shares of Fathom Class A common stock and warrants held by such parties.

•
For additional information regarding
pre-existing
relationships between certain of the parties to the Business Combination Agreement and certain of their affiliates, see “
Risk Factors — Risks Related to
the Business Combination and Altimar II —
Pre-existing
relationships between participants in the Business Combination and the related transactions or their affiliates could give rise to actual or perceived conflicts of interest in connection with the Business Combination.
”

CORE Investors’ Ability to Influence Fathom Management and Policies Following the Business Combination
Immediately following completion of the Business Combination, the CORE Investors will beneficially own approximately 45% of our Class A common stock and Class B common stock (or 51.5% assuming maximum redemptions by Altimar II Public Shareholders). The Class A common stock and Class B common stock generally will vote together on matters submitted to a vote of our stockholders, including the election of directors. As a result, the CORE Investors will have the ability to influence our business and affairs through “negative control” rights resulting from their ownership of our Class A common stock and Class B common stock combined with certain supermajority voting provisions of the Proposed Charter and Proposed Bylaws, their general ability to vote on the election of directors to our board and the provisions in the Investor Rights Agreement described below.
With the Business Combination, we will enter into the Investor Rights Agreement with the CORE Investors which will provide for an initial ten-person board of directors, consisting of nine individuals to be designated by the CORE Investors, and one independent director to be mutually agreed by the CORE Investors and the Sponsor. The CORE Investors will have certain continued nomination rights for a number of directors ranging from the majority of the board of directors to one director, while they beneficially own shares of common stock in excess of certain ownership percentage of the amount owned by the CORE Investors at Closing, as determined in accordance with the Investor Rights Agreement. See “The Business Combination Agreement – Related Agreements – Investor Rights Agreement and Registration Rights Agreement” for more details with respect to the Investor Rights Agreement.
Stock Exchange Listing
We expect to list the shares of Fathom Class A common stock and warrants to purchase shares of Class A common stock on the NYSE under the proposed symbols “FATH” and “FATH.WS,” respectively.
Sources and Uses of Funds
The following tables summarize the estimated sources and uses for funding the Business Combination assuming (i) that none of Altimar II’s outstanding Class A ordinary shares are redeemed in connection with the Business Combination (“No Redemptions”) and (ii) that 34.5 million outstanding Class A ordinary shares are redeemed in connection with the Business Combination (representing all the outstanding Public Shares (“Maximum Redemptions”)). The number of Class A ordinary shares redeemable assuming Maximum Redemptions assumes that the per share Redemption Price is $10.00; the actual per share Redemption Price will be equal to the pro rata portion of the Trust Account calculated as of two business days prior to the consummation of the Business Combination.
Estimated Sources and Uses (No Redemptions, in millions)

Sources		Uses
Proceeds from Trust Account	$345	Balance Sheet Contribution	$25
PIPE Investment	80	Closing Cash Consideration	318
		Debt Pay-Down Amount	22
		Transaction Costs	60

Total Sources	$425	Total Uses	$425

Estimated Sources and Uses (Maximum Redemptions, in millions)

Sources		Uses
Proceeds from Trust Account	$233	Balance Sheet Contribution	$25
PIPE Investment	80	Closing Cash Consideration	206
		Debt Pay-Down Amount	22
		Transaction Costs	60

Total Sources	$313	Total Uses	$313

The Maximum Redemption scenario assumes that Altimar II’s Public Shareholders redeem 11,200,000 shares of Altimar II’s Class A ordinary shares, the maximum number of shares of Altimar II Class A ordinary shares that may be redeemed for a pro rata portion of the funds in the Trust Account that would still allow Altimar II to satisfy the condition precedent in the Business Combination Agreement that as of immediately prior to the Business Combination, Altimar II have an Available Cash Amount of at least $313 million. This calculation assumes that the full $80 million in aggregate proceeds are received from the PIPE Investment and that the amount in the Trust Account (prior to any redemptions) is equal to $345 million (the approximate amount in the Trust Account as of June 30, 2021), resulting in an aggregate redemption payment (based on an estimated redemption price per share of approximately $10) of $112 million and available Trust Account proceeds at closing of approximately $233 million. This Maximum Redemption scenario results in the following adjustments to (i) the consideration payable at closing and (ii) the number of Forfeited Shares:

•
Existing Fathom Owner Consideration
: A reduction to the amount of the Closing Cash Consideration of $112 million, such that the Closing Cash Consideration will be equal to $206 million (assuming the Balance Sheet Contribution is $25 million and the Debt Pay-Down Amount is equal to $22 million), and a corresponding increase in the number of shares of Class A common stock and New Fathom Units that comprise the Closing Seller Equity Consideration equal to 11,200,000 (equal to the amount by which Closing Cash Consideration is reduced in this scenario divided by $10), such that the Closing Seller Equity Consideration will be an aggregate number of shares of Class A common stock and Class B common stock equal to 99,400,000.

•
Forfeited Shares
: Under a Maximum Redemption scenario in which 11,200,000 shares of Altimar II’s Class A ordinary shares are redeemed, the Altimar II Founders will forfeit 968,750 shares of Class C common stock calculated pursuant to the terms of the Forfeiture and Support Agreement and the Business Combination Agreement. The Maximum Redemption Scenario results in an Altimar II Stock Redemption Ratio of 0.32, which is the quotient of (A) the number of shares of Altimar II Class A ordinary shares redeemed in the Altimar II Stock Redemption divided by (B) 34,500,000. This Altimar II Stock Redemption Ratio results in a Redemption Forfeiture Ratio of approximately 11.23%, as defined in the Business Combination Agreement, which is multiplied by the total aggregate number of then issued and outstanding shares of Altimar II Class C common stock immediately following the Domestication which is 8,625,000, resulting in 968,750 shares of Class C common stock forfeited by the Altimar II Founders.

For additional information, including the assumptions underlying the no redemptions and maximum redemptions scenarios presented above, see “Unaudited Pro Forma Condensed Combined Financial Information.”
Accounting Treatment of the Business Combination
The Business Combination will be accounted for using the acquisition method under the provisions of ASC 805, with Fathom being considered the acquiring entity and Fathom OpCo being considered the acquiree. For accounting purposes, the acquirer is the entity that has obtained control of another entity and thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC 810. As defined by U.S. GAAP, if the acquiree is a variable interest entity, the primary beneficiary would always be the accounting acquirer. Fathom OpCo meets the definition of a variable interest entity and Fathom, which will be the managing member, has been determined to be the primary beneficiary. As a result, Fathom is considered to be the accounting acquirer.
Comparison of Corporate Governance and Shareholder Rights
Following the consummation of the Business Combination, the rights of Altimar II shareholders who become Fathom stockholders in the Business Combination will no longer be governed by Altimar II’s Amended and Restated Memorandum and Articles of Association (the “Existing Organizational Documents”) and instead will be governed by the Proposed Charter and the Proposed Bylaws of Fathom. See “
The Domestication Proposal — Comparison of Corporate Governance and Shareholders
.”
Summary of Risk Factors
You should consider carefully all of the risks described below, together with the other information contained in this proxy statement/prospectus, before voting on the Shareholder Proposals. For purposes of the below summary of risk factors, “we” and “our” refers to Fathom OpCo or Fathom, as the context may require. Such risks include, but are not limited to:

•	We are subject to risks related to the ongoing COVID-19 pandemic;

•	We may be subject to cybersecurity risks and changes to data protection regulation;

•	We face increasing competition in many aspects of our business;

•
We may not realize the anticipated benefits of our business acquisitions, and any acquisition, strategic relationship, joint venture or investment could disrupt our business and harm our operating results and financial condition;

•	If we are unable to manage our growth and expand our operations successfully, our reputation, brands, business and results of operations may be harmed;

•	Our success depends on our ability to deliver on-demand manufacturing capabilities and custom parts that meet the needs of our customers and to effectively respond to changes in our industry;

•	Our failure to meet our customers’ expectations regarding quick turnaround time, price or quality could adversely affect our business and results of operations;

•
We are subject to risks related to our dependency on our key management members and other key personnel, as well as attracting, retaining and developing qualified personnel in a highly competitive talent market;

•	The Proposed Charter will not limit the ability of the CORE Investors and their affiliates to compete with us;

•
Through their ownership of our common stock, “negative control” rights and their rights to nominate directors to our board under the Investor Rights Agreement, the CORE Investors will have substantial influence over our management and policies;

•	We are subject to risks related to our dependency on Fathom OpCo to pay dividends, taxes, make payments under the Tax Receivable Agreement and pay other expenses;

•	We may be subject to litigation risks and may face liabilities and damage to our professional reputation as a result;

•	Our businesses are subject to extensive domestic and foreign regulations that may subject us to significant costs and compliance requirements;

•	We are subject to risks related to effectuating the Domestication including potentially adverse tax consequences and less favorable shareholder rights under the DGCL than under Cayman Islands Law;

•	We are subject to risks related to the Tax Receivable Agreement;

•	We may be subject to risks related to our status as an emerging growth company within the meaning of the Securities Act;

•
In the event that the CORE Investors own more than 50% of Fathom’s outstanding common stock as a result of the Business Combination, we would be subject to the risks related to Fathom being categorized as a “controlled company” within the meaning of the NYSE listing standards;

•
Because the Company will become a publicly traded company by means other than a traditional underwritten initial public offering, the Company’s stockholders may face additional risks and uncertainties;

•
Altimar II and Fathom OpCo are subject to risks that may prevent the consummation and completion of the Business Combination, including the approval of each Condition Precedent Proposal, the failure to meet closing conditions and the failure of the PIPE Investment to close;

•
Some of Altimar II’s officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Fathom is appropriate for Altimar II’s initial business combination;

•
Pre-existing
relationships between participants in the Business Combination and the related transactions or their affiliates could give rise to actual or perceived conflicts of interest in connection with the Business Combination;

•
If third parties bring claims against Altimar II, the proceeds held in the Trust Account could be reduced and the per share redemption amount received by shareholders may be less than $10.00 per share;

•
You may only be able to exercise your Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer Class A common stock from such exercise than if you were to exercise such warrants for cash;

•	The grant of registration rights to certain of our investors and the future exercise of such rights may adversely affect the market price of our Class A common stock;

•	We may have been a PFIC, which could result in adverse United States federal income tax consequences to U.S. investors;

•
We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without approval of each warrant affected;

•
We have identified material weaknesses in our internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations which could have a material adverse effect on our business and stock price; and

•	The compliance obligations of Altimar II and us under the Sarbanes-Oxley Act require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Recent Developments
Fathom OpCo’s Preliminary Unaudited Estimate of Revenue for the Nine Months Ended September 30, 2021
Fathom OpCo expects to report revenue for the nine months ended September 30, 2021 in the range of $
117.8
million to $
118.6
 million. Fathom OpCo is only presenting a preliminary estimated range of revenue at this time,

and it is not presenting its full financial results for the nine months ended September 30, 2021. Furthermore, this preliminary estimated range of revenue is based upon Fathom OpCo management’s estimates and information currently available to Fathom OpCo management and is subject to revision based upon, among other things, Fathom OpCo’s financial closing procedures, final adjustments, and other developments that may arise prior to the time its financial results for the period ended September 30, 2021 are finalized. Fathom OpCo’s preliminary estimated range of revenue is therefore a forward-looking statement based solely on information available to Fathom OpCo as of the date of this proxy statement/prospectus and Fathom OpCo’s actual reported revenue may differ materially from the amounts included in this preliminary estimated range of revenue. The preliminary estimated range of revenue has been prepared by, and is the responsibility of, Fathom OpCo’s management and is based on a number of assumptions. Neither Fathom OpCo’s independent auditors nor any other independent accountants, have audited, reviewed, complied, examined, or performed any procedures with respect to this preliminary estimated range of revenue, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, this preliminary estimated range of revenue. This preliminary estimated range of revenue should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. You should not place undue reliance on this preliminary estimated range of revenue. In addition, this preliminary estimated range of revenue is not necessarily indicative of the results we may achieve in any future periods. See “
Cautionary Note Regarding Forward-Looking Statement
s
,” “
Risk Factors
” and “
Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
” for additional information regarding factors that could result in differences between this preliminary estimated range of revenue and the actual revenue that Fathom OpCo will report for the nine months ended September 30, 2021. See also “
Summary—Historical Consolidated Financial Information of Fathom OpCo
” together with the consolidated financial statements and related notes thereto included elsewhere in this proxy statement/prospectus for additional information regarding Fathom OpCo’s historical financial results.
Emerging Growth Company
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of Altimar II’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
We will remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of Altimar II’s IPO, (b) in which we have total annual gross revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common equity that is held by non-affiliates
exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (2) the date on which we have issued more than $1.00 billion in non-convertible
debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

SUMMARY HISTORICAL CONDENSED
FINANCIAL INFORMATION OF ALTIMAR II
Altimar II is providing the following summary historical financial information to assist you in your analysis of the financial aspects of the Business Combination.
Altimar II’s statement of operations data, cash flow data and balance sheet data as of June 30, 2021 are derived from Altimar II’s unaudited financial statements.
The information is only a summary and should be read in conjunction with Altimar II’s condensed financial statements and related notes and “
Altimar II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations
” contained elsewhere herein. The historical results included below and elsewhere in this proxy statement/prospectus are not indicative of the future performance of Altimar II.

Six months ended June 30, 2021
Statement of Operations Data:
Net income (loss)	$(1,846,965)

Balance Sheet Data (at period end):
Total assets	$347,393,197
Total liabilities	35,889,565
Shareholder’s Equity:
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; 3,849,637 shares issued and outstanding (excluding 30,650,363 shares subject to possible redemption)	385
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding	863
Additional paid-in capital	6,850,719
Accumulated deficit	(1,851,965)
Total shareholders’ equity	5,000,002
Cash Flow Data:
Net loss:	(1,846,965)
Adjustments to reconcile net loss to net cash used in operating activities
Interest income on investments held in the Trust Account	(6,396)
Change in fair value of warrant liability	527,802
Transaction costs allocated to the Warrants	755,071
Changes in operating assets and liabilities
Prepaid expenses	(861,283)
Accrued expenses	199,640
Net cash used in operating activities	(1,232,131)
Non-cash investing and financing activities
Offering costs included in accrued offering costs	$203,607
Offering costs paid through promissory note	$89,890
Initial classification of Class A ordinary shares subject to possible redemption	$300,351,192
Change in value of Class A ordinary shares subject to possible redemption	$6,152,436
Deferred underwriting fee payable	$12,075,000
Weighted average number of Class B ordinary shares outstanding (basic and diluted)	8,376,381

SUMMARY HISTORICAL CONSOLIDATED
FINANCIAL INFORMATION OF FATHOM OPCO
The following tables present summary historical consolidated and combined financial data for the periods indicated of Fathom OpCo. The summary historical financial information of Fathom OpCo as of and for the six months ended June 30, 2021 and 2020 was derived from the unaudited condensed consolidated historical financial statements of Fathom OpCo included elsewhere in this proxy statement/prospectus. Our historical results are not necessarily indicative of the results that should be expected in the future.
The following summary historical consolidated financial data should be read in conjunction with the sections titled
“Risk Factors”
, “
Fathom OpCo
’s
Management’s Discussion and Analysis of Financial Condition and Results of Operations
” and Fathom OpCo’s audited consolidated financial statements and the related notes included elsewhere in this proxy statement/prospectus.
Statements of Operations Data:

	Six Months Ended June 30,
($ in thousands)	2021	2020
Revenue	$66,406	$24,228
Cost of revenue	36,477	13,276

Gross profit	29,929	10,952
Operating Expenses:
Selling, General and Administrative	18,583	8,463
Depreciation and Amortization	6,076	1,604

Total operating expenses	24,659	10,067

Operating income	5,270	885

Interest expense and other expense (income)
Interest expense	4,424	1,334
Other expense	8,650	131
Other income	(3,300)	(331)

Total other expense, net	9,774	1,134

Net loss before income taxes	(4,504)	(249)
Provision for income taxes	78	—

Net loss	(4,582)	(249)

Balance Sheet Data:

($ in thousands)	As of June 30, 2021	As of December 31, 2020
Cash and cash equivalents	$14,745	$8,188
Working capital	(144,756)	14,392
Total assets	284,082	206,779
Total debt	169,510	93,339
Total liabilities	198,614	116,655
Total contingently redeemable preferred equity	54,105	54,105
Total members’ equity	31,363	36,019

Cash Flows Data:

	Six Months Ended June 30,
($ in thousands)	2021	2020
Cash provided by (used in):
Operating activities	$2,992	$1,998
Investing activities	(70,370)	(354)
Financing activities	73,935	3,046

Net increase in cash and cash equivalents	6,557	4,690

Other Financial Data:

($ in thousands)

Adjusted EBITDA(1)	$15,173	$4,779

(1)	The following table presents the reconciliation of net loss, the most comparable GAAP measure, to Adjusted EBITDA:

	Six Months Ended June 30,
($ in thousands)	2021	2020
Net loss	(4,582)	(249)
Adjusted for:
Depreciation and amortization	7,625	2,695
Interest expense, net	4,424	1,334
Income tax expense	78	—
Contingent consideration	(1,355)	—
Acquisition expenses	4,045	59
Loss on extinguishment of debt	2,031	—
Non-recurring and non-cash costs (1)	2,907	940

Adjusted EBITDA	15,173	4,779

(1)
Includes adjustments for other non-recurring, non-operating, and non-cash costs related primarily to integration costs for new acquisitions, severance, and charges for the increase of fair value of inventory related to acquisitions, and management fees paid to Fathom OpCo’s previous owners.

Fathom OpCo management uses Adjusted EBITDA to evaluate Fathom OpCo’s core operating performance and trends, and to make strategic decisions regarding the allocation of capital and new investments. We believe Adjusted EBITDA is useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED
FINANCIAL INFORMATION OF FATHOM OPCO
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of Altimar Acquisition Corp. II (“Altimar II”) and Fathom Holdco, LLC (“Fathom OpCo”), adjusted to give effect to the Business Combination, the acquisitions of Incodema, Dahlquist, Majestic Metals, Mark Two, Newchem, and GPI completed in 2020 (collectively, the “2020 Acquisitions”) as discussed in further detail in Note 3 – Business Combination in the Fathom Holdco LLC Notes to the Consolidated Financial Statements and the acquisitions of Summit, Centex, Laser, Micropulse West and PPC completed in 2021 (collectively, the “2021 Acquisitions”) as discussed in further detail in Note 20 in the Fathom Holdco LLC Notes to the Consolidated Financial Statements. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical statements of operations of Altimar II and Fathom OpCo, and gives effect to the 2020 Acquisitions and the 2021 Acquisitions for such period on a pro forma basis as if the Business Combination and the 2020 Acquisitions and 2021 Acquisitions had been consummated and completed on January 1, 2020, the beginning of the period presented. The unaudited condensed combined balance sheet as of June 30, 2021 gives effect to the Business Combination as if it had been completed on June 30, 2021. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Business Combination, the 2020 Acquisitions and the 2021 Acquisitions taken place on January 1, 2020, nor are they indicative of the future consolidated results of operations or financial position of Fathom Digital Manufacturing Corporation (“Fathom”), the post-combination company.
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the historical audited financial statements of Altimar II for the period from inception (December 7, 2020) through December 31, 2020 and related notes, found elsewhere in this proxy statement/prospectus;

•	the historical audited financial statements of Fathom OpCo for the year ended December 31, 2020, found elsewhere in this proxy statement/prospectus;

•	the historical combined audited financial statements of Incodema and Newchem for the year ended December 31, 2019, found elsewhere in this proxy statement/prospectus;

•	the historical audited financial statements of Dahlquist for the nine months ended September 30, 2020, found elsewhere in this proxy statement/prospectus;

•	the historical audited financial statements of Majestic Metals for the nine months ended September 30, 2020, found elsewhere in this proxy statement/prospectus; and

•
other information relating to Altimar II and Fathom OpCo contained in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for in accordance with ASC 805, Business Combinations, using the acquisition method. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). In all redemption scenarios, Fathom has been determined to be the accounting acquirer based on evaluation of the following factors:

•
Fathom OpCo is a variable interest entity (“VIE”). Fathom will be the sole managing member and primary beneficiary who has full and complete charge of all affairs of Fathom OpCo, and the Class A units of Fathom OpCo do not have substantive participating or kick out rights; and

•	No single party controls Fathom pre and post transaction, hence, the Business Combination is not considered a common control transaction.
The factors discussed above support the conclusion that Fathom will acquire a controlling financial interest in Fathom OpCo and will be the accounting acquirer. Fathom is the primary beneficiary of Fathom OpCo, which is a VIE, since it has the power to direct the activities of Fathom OpCo that most significantly impact Fathom OpCo’s economic performance through its role as the sole managing member of Fathom OpCo, and Fathom’s variable interests in Fathom OpCo include ownership of Fathom OpCo, which results in the right (and obligation) to receive benefits (and absorb losses) of Fathom OpCo that could potentially be significant to Fathom OpCo. Therefore, the Business Combination will be accounted for using the acquisition method. Under this method of accounting, Fathom is treated as the acquirer and Fathom OpCo is treated as the acquired company for financial statement reporting purposes. Upon the consummation of the Business Combination, the assets and liabilities of Fathom OpCo will be recognized at fair value, and any consideration in excess of the fair value of the net assets acquired (including identifiable intangible assets) will be recognized as goodwill.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Altimar II’s Public Shares:

•	Assuming No Redemptions : This “minimum scenario” presentation assumes that none of the 34,500,000 Public Shares outstanding as of the record date are redeemed by Altimar II’s Public Shareholders.

•
Assuming Maximum Redemptions
: This presentation assumes that Altimar II’s Public Shareholders redeem 11,200,000 shares of Altimar II’s Class A ordinary shares, the maximum number of shares of Altimar II Class A ordinary shares that may be redeemed for a pro rata portion of the funds in the Trust Account that would still allow Altimar II to satisfy the condition precedent in the Business Combination Agreement that as of immediately prior to the Business Combination, Altimar II have an Available Cash Amount of at least $313 million. This calculation assumes that the full $80 million in aggregate proceeds are received from the PIPE Investment and that the amount in the Trust Account (prior to any redemptions) is equal to $345 million (approximately the amount in the Trust Account as of June 30, 2021), resulting in an aggregate redemption payment (based on an estimated redemption price per share of approximately $10) of $112 million and available Trust Account proceeds at closing of approximately $233 million. This scenario results in the following adjustments to (i) the consideration payable at closing and (ii) the number of Forfeited Shares:

•
Fathom OpCo Owner Consideration
: A reduction to the amount of the Closing Cash Consideration of $112 million, such that the Closing Cash Consideration will be equal to $206 million (assuming the Balance Sheet Contribution is $25 million and the Debt
Pay-Down
Amount is equal to $22 million), and a corresponding increase in the number of shares of Class A common stock and New Fathom Units that comprise the Closing Seller Equity Consideration equal to 11,200,000 (equal to the amount by which Closing Cash Consideration is reduced in this scenario divided by $10), such that the Closing Seller Equity Consideration will be an aggregate number of shares of Class A common stock and Class B common stock equal to 99,400,000.

•
Forfeited Shares
: Under a Maximum Redemption scenario in which 11,200,000 shares of Altimar II’s Class A ordinary shares are redeemed, the Altimar II Founders will forfeit 968,750 shares of Class C common stock calculated pursuant to the terms of the Forfeiture and Support

Agreement and the Business Combination Agreement. The Maximum Redemption Scenario results in an Altimar II Stock Redemption Ratio of 0.32, which is the quotient of (A) the number of shares of Altimar II Class A ordinary shares redeemed in the Altimar II Stock Redemption divided by (B) 34,500,000. This Altimar II Stock Redemption Ratio results in a Redemption Forfeiture Ratio of approximately 11.23%, as defined in the Business Combination Agreement, which is multiplied by the total aggregate number of then issued and outstanding shares of Altimar II Class C common stock immediately following the Domestication which is 8,625,000, resulting in 968,750 shares of Class C common stock forfeited by the Altimar II Founders.

Statement of Operations Data:

	For the Six Months Ended June 30, 2021		For the Year Ended December 31, 2020
	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions	Pro Forma Combined Assuming No Redemptions	Pro Forma Combined Assuming Maximum Redemptions
Revenue	$76,773	$76,773	$149,405	$149,405
Cost of revenue	42,464	42,464	81,677	81,677

Gross profit	34,309	34,309	67,728	67,728
Operating expenses
Selling, general, and administrative	21,728	21,728	89,804	89,804
Depreciation and amortization	11,262	11,262	22,523	22,523

Total operating expenses	32,990	32,990	112,327	112,327

Operating income (loss)	1,319	1,319	(44,599)	(44,599)
Interest expense and other expense (income)
Interest expense/(income)	2,964	2,964	6,065	6,065
Other expense	10,364	10,364	8,470	8,470
Other (income)	(3,959)	(3,959)	(2,818)	(2,818)

Total other expenses, net	9,369	9,369	11,717	11,717

NET LOSS BEFORE INCOME TAXES	(8,050)	(8,050)	(56,316)	(56,316)
Provision for income taxes	—	—	—	—

NET LOSS	(8,050)	(8,050)	(56,316)	(56,316)
Net loss attributable to noncontrolling interest	(4,779)	(5,424)	(25,084)	(28,469)

Net loss attributable to Fathom	(3,271)	(2,626)	(31,232)	(27,847)
Basic weighted average shares outstanding	76,559,917	67,781,950	76,559,917	67,781,950

Basic (loss) Per Share:	$(0.04)	$(0.05)	$(0.41)	(0.41)
Diluted weighted average shares outstanding	76,559,917	67,781,950	76,559,917	67,781,950

Diluted net income (loss) per share	$(0.04)	$(0.05)	$(0.41)	(0.41)

Balance Sheet Data

Selected Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Total Assets	$1,684,233	$1,678,933
Total Liabilities	$217,041	$211,741
Total stockholders’ equity	$1,467,192	$1,467,192
Other Financial Information:

	Six Months Ended June 30,	Year Ended December 31,
($ in thousands)	2021	2020
Pro Forma Adjusted EBITDA (1)	18,356	39,890

(1)	The table below presents our Non-GAAP Pro Forma Adjusted EBITDA reconciled to pro forma net loss, the closest U.S. GAAP measure, for the period indicated.
Pro Forma Adjusted EBITDA is a non-GAAP performance measure presented to supplement our pro forma operating results prepared in accordance with U.S. GAAP, which we believe is useful in evaluating our pro forma operating performance presented above. Pro Forma Adjusted EBITDA, here prepared to give effect to the 2020 Acquisitions and 2021 Acquisitions as if they had been completed on January 1, 2020 is not intended to be a substitute for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measure of performance of other companies in other industries or within the same industry. We define and calculate Pro Forma Adjusted EBITDA as pro forma net losses before the impact of interest income or expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, and certain other non-cash and non-core items, as described in the reconciliation below:

	Six Months Ended June 30,	Year Ended December 31,
($ in thousands)	2021	2020
Pro forma net loss	(8,050)	(56,316)
Adjusted for:
Depreciation and amortization	14,493	29,391
Interest expense, net	2,964	6,065
Contingent consideration	(1,355)	1,055
Acquisition expenses (1)	4,045	56,535
Loss on extinguishment of debt	2,031	—
Non-recurring and non-cash costs (2)	4,228	3,160

Pro Forma Adjusted EBITDA	18,356	39,890

(1)
Mainly includes capital markets advisory, consulting, accounting and legal expenses in connection with mergers and acquisitions activities, including related evaluation, negotiation, and capital-raising activities related to the Business Combination.

(2)
Includes adjustments for other
non-recurring,
non-operating,
and
non-cash
costs related primarily to integration costs for new acquisitions, severance, and charges for the increase of fair value of inventory related to acquisitions.

For a detailed discussion of non-GAAP financial information included in this proxy statement/prospectus, including Pro Forma Adjusted EBITDA, see the section entitled,
“Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations – Non-GAAP Financial Information.”

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA
PER SHARE FINANCIAL INFORMATION
The following table sets forth historical comparative per share information of Fathom OpCo, on a stand-alone basis, and the unaudited pro forma condensed combined per share information after giving effect to the Business Combination, assuming No Redemptions and Maximum Redemptions, respectively.
The historical information should be read in conjunction with the sections of this proxy statement/prospectus entitled “Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Altimar II’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” as well as the historical financial statements and related notes thereto of each of Altimar II and Fathom OpCo included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined per share information is derived from, and should be read in conjunction with, the information contained in the section of this proxy statement/prospectus entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
The unaudited pro forma combined share information does not purport to represent what the actual results of operations of Fathom OpCo would have been had the Business Combination been completed or to project Fathom OpCo’s results of operations that may be achieved after the Business Combination. The unaudited pro forma combined net income per share information below does not purport to represent what the actual results of operations of Fathom OpCo would have been had the Business Combination been completed or to project Fathom OpCo’s results of operations that may be achieved after the Business Combination. The unaudited pro forma shareholders’ equity per share information below does not purport to represent what the value of Altimar II equity and Fathom OpCo equity would have been had the Business Combination been completed nor the shareholders’ equity per share for any future date or period.
The following table sets forth:

•	Historical per share information of Altimar II for period from inception (December 7, 2020) through December 31, 2020;

•	Historical per share information of Fathom OpCo for the year ended December 31, 2020; and

•	Unaudited pro forma per share information of the combined company for the year ended December 31, 2020 after giving effect to the Business Combination, assuming the redemption scenarios as follows:

•
Assuming No Redemptions
: The “No Redemptions” scenario assumes that no Altimar II Public Shareholders elect to redeem their shares of Altimar II Class A ordinary shares for a pro rata portion of the proceeds on deposit in the Trust Account, and thus the full amount held in the Trust Account as of the date of closing is available for the Business Combination; and

•
Assuming Interim Low Redemptions
: This presentation assumes that Public Shareholders holding 2,800,000 shares of Altimar II Class A ordinary shares will exercise redemption rights with respect to their Public Shares for a pro rata share (approximately $10.00 per share) of the funds in the Trust Account.

•
Assuming Interim High Redemptions
: This presentation assumes that Public Shareholders holding 8,400,000 shares of Altimar II Class A ordinary shares will exercise redemption rights with respect to their Public Shares for a pro rata share (approximately $10.00 per share) of the funds in the Trust Account.

•
Assuming Maximum Redemptions
: This presentation assumes that Altimar II’s Public Shareholders redeem 11,200,000 shares of Altimar II’s Class A ordinary shares, the maximum number of shares of Altimar II Class A ordinary shares that may be redeemed for a pro rata portion of the funds in the Trust Account that would still allow Altimar II to satisfy the condition precedent in the Business Combination Agreement that as of immediately prior to the Business Combination, Altimar II have an Available Cash Amount of at least $313 million. This calculation assumes that the full $80 million in aggregate proceeds are received from the PIPE Investment and that the amount in the Trust Account (prior to any redemptions) is equal to $345 million (the amount in the Trust Account as of June 30, 2021), resulting in an aggregate redemption payment (based on an estimated redemption price per share of approximately $10) of $112 million and available Trust Account proceeds at closing of approximately $233 million.

In both scenarios, the amount of cash available is sufficient to (a) pay the Closing Cash Consideration and (b) pay transaction expenses.

	Altimar Acquisition Corp II (1)		Pro Forma Fathom OpCo (2)	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Interim Low Redemptions)		Pro Forma Combined (Assuming Interim High Redemptions)		Pro Forma Combined (Assuming Maximum Redemptions)
Period Ended June 30, 2021
(in thousands except share and per share amounts)
Book Value per share	7.27		N/A	19.16	19.67		20.93		21.65
Net income (loss)	$(1,847	) $	1,727	$(8,050)	$(8,050)		$(8,050)		$(8,050)
Altimar II Public Shares
Weighted average shares outstanding, basic and diluted—Class A ordinary shares	34,500,000
Basic and diluted income per share, Class A ordinary shares	—
Founder Shares
Weighted average shares outstanding, basic and diluted—Class B ordinary shares	8,376,381
Basic and diluted net loss per common share	(0.22)
Fathom Shares
Weighted average shares outstanding, basic and diluted				76,559,917	74,607,613		70,084,254		67,781,950
Basic and diluted net loss per common share				$(0.04)	$(0.04)		$(0.04)		$(0.05)
Cash distributions per common share	N/A		N/A	N/A	N/A		N/A		N/A

Year Ended December 31, 2020
(in thousands except share and per share amounts)
Net income (loss)	(5)		(7,728)	(56,316)	(56,316)		(56,316)		(56,316)
Altimar II Public Shares
Weighted average shares outstanding, basic and diluted—Class A ordinary shares	N/A
Basic and diluted income per share, Class A ordinary shares	N/A
Founder Shares
Weighted average shares outstanding, basic and diluted—Class B ordinary shares	7,500,000
Basic and diluted net loss per common share	$—
Fathom Shares
Weighted average shares outstanding, basic and diluted				76,559,917	74,607,613		70,084,254		67,781,950
Basic and diluted net loss per common share				$(0.41)	$(0.41	) $	(0.41	) $	(0.41)
Cash distributions per common share	N/A		N/A	N/A	N/A		N/A		N/A

(1)
Excludes an aggregate of up to 1,125,000 shares of Class B ordinary shares which were subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Note 5 in the Altimar Acquisition Corp II 2020 Financial Statements).

(2)	Given Fathom OpCo’s historical equity structure, the calculation of historical Fathom OpCo per share data has been omitted.

MARKET PRICE, TICKER SYMBOL AND DIVIDEND INFORMATION
Altimar II
Altimar II’s units, Class A ordinary shares and Public Warrants are currently listed on the NYSE under the symbols “ATMR.U”, “ATMR” and “ATMR.WS,” respectively.
The closing price of the units, Class A ordinary shares and Public Warrants on July 15, 2021, the last trading day before announcement of the execution of the Business Combination Agreement, was $9.75, and $1.31, respectively. As of                 , 2021 the record date for the Special Meeting, the most recent closing price of the units, Class A ordinary shares and Public Warrants was $    , $    and $    , respectively.
Holders of the units, Class A ordinary shares and public warrants should obtain current market quotations for their securities. The market price of Altimar II’s securities could vary at any time before the Business Combination.
Holders
As of June 30, 2021, there was one holder of record of Altimar II’s units, one holder of record of Altimar II’s Class A ordinary shares, and two holders of record of Altimar II’s public warrants. The number of holders of record does not include a substantially greater number of “street name” holders or beneficial holders whose units, public shares and public warrants are held of record by banks, brokers and other financial institutions.
Dividend Policy
Altimar II has not paid any cash dividends on its ordinary shares to date and does not intend to pay cash dividends prior to the completion of the Business Combination. The payment of cash dividends in the future will be dependent upon Fathom’s revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of the Business Combination. The payment of any cash dividends subsequent to the Business Combination will be within the discretion of Fathom’s board of directors at such time. Fathom’s ability to declare dividends may also be limited by restrictive covenants pursuant to any debt financing.
Fathom OpCo
Historical market price information for Fathom OpCo’s membership interests is not provided because there is no public market for any membership interest of Fathom OpCo.

RISK FACTORS
In addition to the other information contained in this proxy statement/prospectus, the following risks have the potential to impact the business and operations of Fathom and Fathom OpCo. These risk factors are not necessarily exhaustive. We may face additional risks and uncertainties that are not presently known to us, or that we presently assess to be immaterial, which may also impair our business, financial condition or prospects. All investors are encouraged to perform their own investigation with respect to the business, financial condition and prospects of Fathom and the Business Combination. Unless otherwise indicated or the context otherwise requires, references in this “Risk Factors” section to “Fathom,” the “Company,” “we,” “our,” “us” and other similar terms refer to Fathom and its consolidated subsidiaries, including Fathom OpCo and each of its subsidiaries, after giving effect to the Business Combination.
Risks Related to Our Business Following the Business Combination
Following the Business Combination, the Company will be a holding company with no direct operations that relies on dividends, distributions, loans and other payments, advances and transfers of funds from Fathom OpCo to pay dividends, pay expenses and meet its other obligations. Accordingly, the Company’s securityholders will be subject to all of the risks of Fathom OpCo’s business following the Business Combination. Unless the context otherwise requires, all references in this section to the “Company,” “we,” “us” or “our” refer to Fathom OpCo’s business prior to the completion of the Business Combination, which will be the business of the combined company following the completion of the Business Combination. Accordingly, the risks described below relating to Fathom OpCo could also materially and adversely affect the combined company after the completion of the Business Combination.
Business Risks
We face significant competition and expect to face increasing competition in many aspects of our business, which could cause our operating results to suffer.
The digital manufacturing industry in which we operate is fragmented and highly competitive. We compete for customers with a wide variety of custom parts manufacturers and methods. Some of our current and potential competitors include captive in-house
production capabilities, other custom parts manufacturers, brokers of custom parts and additive manufacturing vendors, including those utilizing 3D printing processes. Moreover, some of our existing and potential competitors are researching, designing, developing and marketing other types of products and manufacturing capabilities. We also expect that future competition may arise from the development or improvement of allied or related techniques for digital manufacturing, including from the issuance of patents to other companies that may inhibit our ability to compete effectively. Furthermore, our competitors may attempt to adopt and improve upon key aspects of our business model, such as development of technology that automates much of the manual labor conventionally required to quote and manufacture custom parts, implementation of interactive web-based
and automated user interface and quoting systems and/or building scalable operating models specifically designed for efficient custom parts production. Third-party CAD software companies may develop software that mold-makers, injection molders and CNC machine shops could use to compete with our business model. Additive manufacturers may develop stronger, higher temperature resins or introduce other improvements that could more effectively compete with us on part quality. We may also, from time to time, establish alliances or relationships with other competitors or potential competitors, including 3D printer OEMs. To the extent companies terminate such relationships and establish alliances and relationships with our competitors, our business could be harmed.
Existing and potential competitors may have substantially greater financial, technical, marketing and sales, manufacturing, distribution and other resources and name recognition than us, as well as experience and expertise in intellectual property rights, any of which may enable them to compete effectively against us. For example, a number of companies that possess substantial resources have announced that they are beginning digital manufacturing initiatives, which will further strengthen the competition we face.

Though we plan to continue to expend resources to develop new technologies, processes and manufacturing capabilities, we cannot assure you that we will be able to maintain our current competitive position or continue to compete successfully against current and future sources of competition. Our challenge in developing new business opportunities is identifying custom parts for which our automated quotation and digital manufacturing processes offer an attractive value proposition, and we may not be able to identify any new custom parts categories with favorable economics similar to our existing offerings. If we do not keep pace with technological change, demand for our offerings may decline and our operating results may suffer.
Our success depends on our ability to deliver
on-demand
manufacturing capabilities and custom parts that meet the needs of our customers and to effectively respond to changes in our industry.
We derive almost all of our revenue from the manufacture and sale to our customers of quick-turn, low volume custom parts for prototyping, support of internal manufacturing and limited quantity product release up to mid volume production requirements. Our business has been and, we believe, will continue to be, affected by changes in our customers’ new product and product line introductions, requirements and preferences, rapid technological change and the emergence of new standards and practices, any of which could render our technology and manufacturing capabilities less attractive, uneconomical or obsolete. To the extent that our customers’ need for quick-turn to mid-volume
production parts decreases significantly for any reason, it would likely have a material adverse effect on our business and operating results and harm our competitive position. In addition, CAD simulation and other technologies may reduce the demand for physical prototype parts. Therefore, we believe that to remain competitive, we must continually expend resources to enhance and improve our technology and manufacturing capabilities.
In particular, we plan to increase our research and development efforts and to continue to focus a significant portion of those efforts to further develop our technology in areas such as our interactive project management platform and manufacturing processes, technology offerings and broaden the range of parts that we are able to manufacture. We believe successful execution of this part of our business plan is critical for our ability to compete in our industry and grow our business, and there are no guarantees we will be able to do so in a timely fashion, or at all. Broadening the range of parts and technologies that we are able to manufacture is of particular importance because limitations in manufacturability are the primary reason we are not able to fulfill many quotation requests. There are no guarantees that the resources we devote to executing on this aspect of our business plan will improve our business and operating results or result in increased demand for our custom parts and manufacturing capabilities. Failures in this area could adversely impact our operating results and harm our reputation and brands. Even if we are successful in executing in this area, our industry is subject to rapid and significant technological change, and our competitors may develop new technologies and manufacturing capabilities that are superior to ours.
Any failure to properly meet the needs of our customers or respond to changes in our industry on a cost-effective and timely basis, or at all, would likely have a material adverse effect on our business and operating results and harm our competitive position.
Our failure to meet our customers’ expectations regarding quick turnaround time, price or quality could adversely affect our business and results of operations.
We believe many of our customers are facing increased pressure from global competitors to be first to market with their finished products, often resulting in a need for quick turnaround of custom parts. We believe our ability to quickly quote, manufacture and ship custom parts has been an important factor in our results to date. There are no guarantees we will be able to meet customers’ increasing expectations regarding quick turnaround time. If we fail to meet our customers’ expectations regarding turnaround time in any given period, our business and results of operations will likely suffer.
Demand for our custom parts and manufacturing capabilities is sensitive to price. We believe our competitive pricing has been an important factor in our results to date. Therefore, changes in our pricing strategies can have a significant impact on our business and ability to generate revenue. Many factors, including our production and personnel costs and our competitors’ pricing and marketing strategies, can significantly impact our pricing strategies. If we fail to meet our customers’ price expectations in any given period, demand for our custom parts and manufacturing capabilities could be negatively impacted and our business and results of operations could suffer.
Most of our customers have a need for specific quality of quick-turn, on-demand
custom parts. We believe our ability to create parts meeting our customers’ specifications and quality expectations is an important factor in our results to date. We cannot assure you that we will be able to continue to consistently manufacture custom parts that achieve the production specifications and quality that our customer expect. If we fail to meet our customers’ specifications and quality expectations in any given period, demand for our custom parts and manufacturing capabilities could be negatively impacted and our business and results of operations could suffer.
The strength of our brands is important to our business, and any failure to maintain and enhance our brands would hurt our ability to retain and expand our customer base as well as further penetrate existing customers.
Because our custom parts and manufacturing capabilities are sold primarily through our website, the success of our business depends upon our ability to attract new and repeat customers to our website in order to increase business and grow our revenue. Customer awareness and the perceived value of our brands will depend largely on the success of our marketing efforts, as well as our ability to consistently provide quality custom parts within the required timeframes and positive customer experiences, which we may not do successfully. A primary component of our business strategy is the continued promotion and strengthening of our brands. We may choose to increase our branding expense materially, but we cannot be sure that this investment will be profitable. If we are unable to successfully maintain and enhance our brands, this could have a negative impact on our business and ability to generate revenue.
Sales efforts to large customers involve risks that may not be present or that are present to a lesser extent with respect to sales to smaller organizations.
Attracting and retaining business from large enterprise customers is an element of our business strategy. Sales to large customers involve risks that may not be present or that are present to a lesser extent with sales to smaller organizations, such as longer sales cycles, more complex customer requirements, substantial upfront sales costs, less predictability in completing some of our sales and extended payment terms. A number of factors influence the length and variability of our sales cycle, including the need to educate potential customers about the uses and benefits of our platform, the various technologies available and manufacturing capabilities, the longer period of time for large customers to evaluate and test our project management platform prior to making a purchase decision and placing an order, the discretionary nature of purchasing and budget cycles and the competitive nature of evaluation and purchasing approval processes. As a result, the length of our sales cycle, from identification of the opportunity to deal closure, may vary significantly from customer to customer, with sales to large enterprises typically taking longer to complete. Moreover, larger organizations may demand more customization, which would increase our upfront investment in the sales effort with no guarantee that these customers will seek to use our manufacturing capabilities widely enough across their organization to justify our substantial upfront investment. A portion of these customers may purchase our offerings on payment terms, requiring us to assume a credit risk for non-payment
in the ordinary course of business. If we fail to effectively manage these risks associated with sales to large customers, our business, financial condition and results of operations may be affected.
Our business depends in part on our ability to process a large volume of new custom part designs from a diverse group of customers and successfully identify significant opportunities for our business based on those submissions.
We believe the volume of new custom part designs we process and the size and diversity of our customer base give us valuable insight into the needs of our prospective customers. We utilize this industry knowledge to determine where we should focus our development resources. If the number of new custom part designs we process or the size and diversity of our customer base decrease, our ability to successfully identify significant opportunities for our business and meet the needs of customers could be negatively impacted. In addition, even if we do continue to process a large number of new custom part designs and work with a significant and diverse customer base, there are no guarantees that any industry knowledge we extract from those interactions will be successfully utilized to help us identify significant business opportunities or better understand the needs of our existing or prospective customers.
Wage increases and pressure in certain geographies may prevent us from sustaining our competitive advantage and may reduce our profit margin.
Measures are being taken in the United States and globally to increase minimum wages, and there is a shortage of skilled labor in certain locations leading to increased wage pressure. Similarly, with an increased global focus on environmental, social and corporate-governance concerns and sustainability, input costs have been steadily rising. In addition, enhanced federally subsidized unemployment benefits during the ongoing
COVID-19
pandemic may have been contributing to labor shortages at some of our facilities. Accordingly, we may need to increase the levels of labor compensation more rapidly than in the past to remain competitive in attracting and retaining the quality and amount of labor that our business requires. To the extent that we are not able to control or share wage increases, wage increases may reduce our margins and cash flows, which could adversely affect our business.
The loss of one or more key members of our management team or personnel, or our failure to attract, integrate and retain additional personnel in the future, could harm our business and negatively affect our ability to successfully grow our business.
We are highly dependent upon the continued service and performance of the key members of our management team and other personnel. The loss of any of these individuals, each of whom is “at will” and may terminate his or her employment relationship with us at any time, could disrupt our operations and significantly delay or prevent the achievement of our business objectives. We believe that our future success will also depend in part on our continued ability to identify, hire, train and motivate qualified personnel. High demand exists for senior management and other key personnel (including technical, engineering, product, finance and sales personnel) in the digital manufacturing industry. A possible shortage of qualified individuals in the regions where we operate might require us to pay increased compensation to attract and retain key employees, thereby increasing our costs. In addition, we face intense competition for qualified individuals from numerous companies, many of whom have substantially greater financial and other resources and name recognition than us. We may be unable to attract and retain suitably qualified individuals who are capable of meeting our growing operational, managerial and other requirements, or we may be required to pay increased compensation in order to do so. For example, our failure to attract and retain shop floor employees may inhibit our ability to fulfill production orders for our customers. Our failure to attract, hire, integrate and retain qualified personnel could impair our ability to achieve our business objectives.
All of our employees are
at-will
employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. We generally enter into non-competition
agreements with our employees and certain consultants. These agreements prohibit our employees and applicable consultants from competing directly with us or working for our competitors or customers while they work for us, and in some cases, for a limited period after they cease working for us. We may be unable to enforce these agreements under the laws of the jurisdictions in which our employees and applicable consultants work and it may be difficult for us to restrict our competitors from benefiting from the expertise that our former employees or consultants developed while working for us. If we cannot demonstrate that our legally protectable interests will be harmed, we may be unable to prevent our competitors from benefiting from the expertise of our former employees or consultants and our ability to remain competitive may be diminished.

Our growth strategy relies on business acquisitions. We may not realize the anticipated benefits of such acquisitions, and any acquisition, strategic relationship, joint venture or investment could disrupt our business and harm our operating results and financial condition.
Our business and customer base have been built in part through organic growth, but also through acquisitions of businesses that increase market share in our current markets or expand into other markets, or broaden our technology, intellectual property or product line capabilities. We have completed 13 acquisitions during the last three years, and we intend to continue to aggressively pursue attractive opportunities to enhance or expand our offerings through acquisitions, strategic relationships, joint ventures or investments that we believe may allow us to implement our growth strategy. For example, in December 2019, we acquired ICOMold to enable us to expand our existing SEO and SEM capabilities; during 2020 and 2021 to date, we completed six acquisitions that added CNC machining to our manufacturing capabilities, and three acquisitions that added precision sheet metal fabrication to our offerings. We cannot forecast the number, timing or size of any future acquisitions or other similar strategic transactions, or the effect that any such transactions might have on our operating or financial results. We may not be able to successfully identify future acquisition opportunities or complete any such acquisitions if we cannot reach agreement on commercially favorable terms, if we lack sufficient resources to finance the transaction on our own and cannot obtain financing at a reasonable cost or if regulatory authorities prevent such transactions from being completed.
Although we have substantial experience engaging in these types of transactions, such transactions may be complex, time consuming and expensive, and may present numerous challenges and risks including:

•	an acquired company, asset or technology not furthering our business strategy as anticipated;

•	difficulties entering and competing in new product or geographic markets and increased competition, including price competition;

•	integration challenges;

•	challenges in working with strategic partners and resolving any related disagreements or disputes;

•	high valuation for a company, asset or technology, or changes in the economic or market conditions or assumptions underlying our decision to make an acquisition;

•	significant problems or liabilities associated with acquired businesses, assets or technologies, including increased intellectual property and employment-related litigation exposure;

•	acquisition of a significant amount of goodwill, which could result in future impairment charges that would reduce our earnings; and

•	requirements to record substantial charges and amortization expense related to certain purchased intangible assets, deferred stock compensation and other items, as well as other charges or expenses.
Any one of these challenges or risks could impair our ability to realize any benefit from our acquisitions, strategic relationships, joint ventures or investments after we have expended resources on them, as well as divert our management’s attention. Any failure to successfully address these challenges or risks could disrupt our business and harm our operating results and financial condition. Moreover, any such transaction may not be viewed favorably by investors or other stakeholders.
If we proceed with a particular acquisition, we may have to use cash, issue new equity securities with dilutive effects on existing stockholders, incur indebtedness, assume contingent liabilities, or amortize assets or expenses in a manner that might have a material adverse effect on our financial condition and results of operations. Acquisitions will also require us to record certain acquisition-related costs and other items as current period expenses, which would have the effect of reducing our reported earnings in the period in which an acquisition is consummated. In addition, we could also face unknown liabilities or write-offs due to our acquisitions, which could result in a significant charge to our earnings in the period in which they occur. We will also be required to record any goodwill or other long-lived asset impairment charges in the periods in which they occur, which could result in a significant charge to our earnings in any such period.

Achieving the expected returns and synergies from future acquisitions will depend, in part, upon our ability to integrate the products and services, technology, administrative functions and personnel of these businesses into our offering lines in an efficient and effective manner. We cannot assure you that we will be able to do so, that any acquired businesses will perform at levels and on the timelines anticipated by our management or that we will be able to obtain these synergies. In addition, acquired technologies and intellectual property may be rendered obsolete or uneconomical by our own or our competitors’ technological advances. Management resources may also be diverted from operating our existing businesses to certain acquisition integration challenges. If we are unable to successfully integrate acquired businesses, our anticipated revenues and profits may be lower. Our profit margins may also be lower, or diluted, following the acquisition of companies whose profit margins are less than those of our existing businesses.
In addition, from time to time we may enter into negotiations for acquisitions, relationships, joint ventures or investments that are not ultimately consummated. These negotiations could result in significant diversion of management time, as well as substantial out-of-pocket
costs.
If we are unable to manage our growth and expand our operations successfully, our reputation and brands may be damaged, and our business and results of operations may be harmed.
Over the past several years, we have experienced rapid growth. For example, we have grown from 44 full-time employees as of October 31, 2018 to 622 full-time employees as of June 30, 2021. We expect this growth to continue and the number of facilities from which we operate to increase in the future. Our ability to effectively manage our anticipated growth and expansion of our operations will require us to do, among other things, the following:

•	enhance our operational, financial and management controls and infrastructure, human resource policies, and reporting systems and procedures;

•	effectively scale our operations, including accurately predicting the need for floor space, equipment, and additional staffing; and

•	successfully identify, recruit, hire, train, develop, maintain, motivate and integrate additional employees.
These enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. Furthermore, our growth has placed, and will continue to place, a strain on our operational, financial and management infrastructure. Our future financial performance and our ability to execute on our business plan will depend, in part, on our ability to effectively manage any future growth and expansion. There are no guarantees we will be able to do so in an efficient or timely manner, or at all. Our failure to effectively manage growth and expansion could have a material adverse effect on our business, results of operations, financial condition, prospects, reputation and brands, including impairing our ability to perform to our customers’ expectations.
We may not timely and effectively scale and adapt our existing technology, processes and infrastructure to meet the needs of our business.
A key element to our continued growth is the ability to quickly and efficiently quote an increasing number of customer submissions across geographic regions and to manufacture the related custom parts. This will require us to timely and effectively scale and adapt our existing technology, processes and infrastructure to meet the needs of our business. With respect to our website, project management platform and quoting technology, it may become increasingly difficult to maintain and improve their performance, especially during periods of heavy usage and as our solutions become more complex and our user traffic increases across geographic regions. Similarly, our manufacturing automation technology may not enable us to process the large numbers of unique designs and efficiently manufacture the related custom parts in a timely fashion to meet the needs of our customers as our business continues to grow. Any failure in our ability to timely and effectively scale and adapt our existing technology, processes and infrastructure could negatively impact our ability to retain existing customers and attract new customers, damage our reputation and brands, result in lost revenue, and otherwise substantially harm our business and results of operations.
We may require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all. If we are unable to raise additional capital when needed, our financial condition could be adversely affected and we may not be able to execute our growth strategy.
We intend to continue to make acquisitions and other investments to support our business growth and may require additional funds to respond to business challenges, including the need to complement our growth strategy, increase market share in our current markets or expand into other markets, or broaden our technology, intellectual property or manufacturing capabilities. Accordingly, we may need to obtain equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of holders of our common stock. Any debt financing we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly impaired, and our business may be adversely affected.
Numerous factors may cause us not to maintain the revenue growth that we have historically experienced.
Although our revenue has grown from $20.6 million for the year ended December 31, 2019 to $61.3 million for the year ended December 31, 2020, we may not be able to maintain our historical rate of revenue growth. We believe that our continued revenue growth will depend on many factors, a number of which are out of our control, including among others, our ability to:

•	retain and further penetrate existing customers, as well as attract new customers;

•	consistently execute on custom part orders in a manner that satisfies our customers’ product needs and provides them with a superior experience;

•	develop new technologies or manufacturing processes and broaden the range of custom parts we offer;

•	capitalize on customers’ product expectations for access to comprehensive, user-friendly e-commerce capabilities 24 hours per day, 7 days per week;

•	increase the strength and awareness of our brands across geographic regions;

•	respond to changes in customers’ needs, technology and our industry;

•	react to challenges from existing and new competitors; and

•	respond to an economic recession which negatively impacts manufacturers’ ability to innovate and bring new products to market.

•	We cannot assure you that we will be successful in addressing the factors above and continuing to grow our business and revenue.
Errors or defects in the software we use or custom parts we manufacture could cause us to incur additional costs, lose revenue and business opportunities, damage our reputation and expose us to potential liability.
The sophisticated software we use and the often complex custom parts we manufacture may contain errors, defects or other performance problems at any point in the life of the software or custom parts. If errors or defects are discovered in our current or future software or in the custom parts we manufacture for customers, we may not be able to correct them in a timely manner or provide an adequate response to our customers. We may therefore need to expend significant financial, technical and management resources, or divert some of our development resources, in order to resolve or work around those defects. We may also experience an increase in our service and warranty costs. Particularly in the medical sector, errors or defects in our software or custom parts we manufacture could lead to claims by patients against us and our customers and expose us to lawsuits that may damage our and our customers’ reputations. Claims may be made by individuals or by classes of users. Our product liability and related insurance policies may not apply or sufficiently cover any product liability lawsuit that arises from defective software we may use or the custom parts we manufacture. Customers such as our collaboration partners may also seek indemnification for third party claims allegedly arising from breaches of warranties under our collaboration agreements.
Errors, defects or other performance problems in the software we use or custom parts we manufacture may also result in the loss of, or delay in, the market acceptance of our platform and digital manufacturing capabilities. Such difficulties could also cause us to lose customers and, particularly in the case of our largest customers, the potentially substantial associated revenue which would have been generated by our sales to companies participating in our customer’s supply chain. Technical problems, or the loss of a customer with a particularly important national or global reputation, could also damage our own business reputation and cause us to lose new business opportunities.
Interruptions to or other problems with our website, project management platform, information technology systems, manufacturing processes or other operations could damage our reputation and brands and substantially harm our business and results of operations.
The satisfactory performance, reliability, consistency, security and availability of our website and interactive project management platform, information technology systems, manufacturing processes and other operations are critical to our reputation and brands, and to our ability to effectively service customers. Any interruptions or other problems that cause any of our website, interactive project management platform or information technology systems to malfunction or be unavailable, or negatively impact our manufacturing processes or other operations, may damage our reputation and brands, result in lost revenue, cause us to incur significant costs seeking to remedy the problem and otherwise substantially harm our business and results of operations.
A number of factors or events could cause such interruptions or problems, including among others: human and software errors, design faults, challenges associated with upgrades, changes or new facets of our business, power loss, telecommunication failures, fire, flood, extreme weather, political instability, acts of terrorism, war, break-ins
and security breaches, contract disputes, labor strikes and other workforce-related issues, capacity constraints due to an unusually large number of customers and potential customers accessing our website or project management platform or ordering parts at the same time, and other similar events. These risks are augmented by the fact that our customers come to us largely for our quick-turn low to mid-volume
manufacturing capabilities and that accessibility and turnaround speed are often of critical importance to these customers. We are dependent upon our facilities through which we satisfy all of our production demands and in which we house all of the computer hardware necessary to operate our website and systems as well as managerial, customer service, sales, marketing and other similar functions, and we have not identified alternatives to these facilities or established fully redundant systems in multiple locations. In addition, we are dependent in part on third parties for the implementation and maintenance of certain aspects of our communications and production systems, and therefore preventing, identifying and rectifying problems with these aspects of our systems is to a large extent outside of our control.
Moreover, the business interruption insurance that we carry may not be sufficient to compensate us for the potentially significant losses, including the potential harm to the future growth of our business that may result from interruptions in our offerings and manufacturing processes as a result of system failures.

If a natural or
man-made
disaster strikes any of our manufacturing facilities, we may be unable to manufacture our products for a substantial period of time and our sales will decline.
We manufacture all of our products in 12 manufacturing facilities located in the United States. These facilities and the manufacturing equipment we use would be costly to replace if damaged by a natural or man-made
disaster, and could require substantial lead time to repair or replace. Our facilities may be harmed by natural or man-made
disasters, including, without limitation, earthquakes, floods, tornadoes, fires, hurricanes, tsunamis, nuclear disasters, terrorist attacks, or as a result of the ongoing
COVID-19
pandemic. In the event any of our facilities are affected by a disaster, we may:

•	be unable to meet the shipping deadlines of our customers;

•
experience disruptions in our ability to process submissions and generate quotations, manufacture and ship parts, provide marketing and sales support and customer service and otherwise operate our business, any of which could negatively impact our business;

•	be forced to rely on third-party manufacturers;

•	need to expend significant capital and other resources to address any damage caused by the disaster; and

•	lose customers and be unable to reacquire those customers.
Although we possess insurance for damage to our property and the disruption of our business from casualties, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all.
If our present single or limited source suppliers become unavailable or inadequate, our customer relationships, results of operations and financial condition may be adversely affected.
We acquire substantially all of the manufacturing equipment and certain of our materials that are critical to the ongoing operation and future growth of our business from third parties. We do not have long-term supply contracts with any of our suppliers and operate on a purchase-order basis. While most manufacturing equipment and materials for our products are available from multiple suppliers, certain of those items are only available from single or limited sources. Should any of our present single or limited source suppliers for manufacturing equipment or materials become unavailable or inadequate, or impose terms unacceptable to us such as increased pricing terms, we could be required to spend a significant amount of time and expense to develop alternate sources of supply, and we may not be successful in doing so on terms acceptable to us, or at all. Natural disasters, such as hurricanes or tornadoes, may affect our supply of materials, particularly resins, from time to time, and we may purchase larger amounts of certain materials in anticipation of future shortages or increases in pricing. In addition, if we were unable to find a suitable supplier for a particular type of manufacturing equipment or material, we could be required to modify our existing manufacturing processes and offerings to accommodate the situation. As a result, the loss of a single or limited source supplier could adversely affect our relationship with our customers and our results of operations and financial condition.
We are subject to payment-related risks.
We accept payments using a variety of methods, including credit card, customer invoicing, physical bank check and payment upon delivery. As we offer new payment options to our customers, we may be subject to additional regulations, compliance requirements and fraud risk. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We rely on third parties to provide payment processing services, including the processing of credit cards, debit cards or electronic checks, and it could disrupt our business if these companies become unwilling or unable to provide these services to us. We are also subject to payment card association operating rules, certification requirements and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. If we fail to comply with these rules or requirements, we may be subject to fines and higher transaction fees and lose our ability to accept credit and debit card payments from our customers, process electronic funds transfers, or facilitate other types of online payments, and our business and operating results could be adversely affected.
Workplace accidents or environmental damage could result in substantial remedial obligations and damage to our reputation.
Accidents or other incidents that occur at our manufacturing and other facilities or involve our personnel or operations could result in claims for damages against us. In addition, in the event we are found to be financially responsible, as a result of environmental or other laws or by court order, for environmental damages alleged to have been caused by us or occurring on our premises, we could be required to pay substantial monetary damages or undertake expensive remedial obligations. The amount of any costs, including fines or damages payments that we might incur under such circumstances, could substantially exceed any insurance we have to cover such losses. Any of these events, alone or in combination, could have a material adverse effect on our business, financial condition and results of operations and could adversely affect our reputation.
Interruptions, delays in service or inability to increase capacity at third-party data center facilities could adversely affect our business and reputation.
Our business, brands, reputation and ability to attract and retain customers depend upon the satisfactory performance, reliability and availability of our project management platform, depend upon the availability of the internet and our third-party service providers. We rely on third party data center facilities operated by Amazon Web Services (“AWS”), Ace Cloud Hosting (“Ace”), and Right Networks (“Right Networks”) to host our main servers. We do not control the operation of any of AWS’, Ace’s or Right Networks’ data center hosting facilities, and they may be subject to damage or interruption from earthquakes, floods, fires, power loss, telecommunications failures, terrorist attacks and similar events. They may also be subject to interruptions due to system failures, computer viruses, software errors or subject to breaches of computer hardware and software security, break-ins,
sabotage, intentional acts of vandalism and similar misconduct. And while we rely on service level agreements with our hosting providers, if they do not properly maintain their infrastructure or if they incur unplanned outages, our customers may experience performance issues or unexpected interruptions and we may not meet our service level agreement terms with our customers. We have experienced, and expect that in the future we may experience interruptions, delays and outages in service and availability from time to time due to a variety of factors, including infrastructure changes, human or software errors, website hosting disruptions and capacity constraints. These and other similar events beyond our control could negatively affect the use, functionality or availability of our services.
Any damage to, or failure of, our systems, or those of our third-party providers, could interrupt or hinder the use or functionality of our website or project management platform. Resulting impairment of or interruptions of our business may reduce revenue, subject us to claims and litigation, cause customers to terminate their contracts and adversely affect our ability to attract new customers. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer servers ourselves. Our business will also be harmed if customers and potential customers believe our systems are unreliable.
The audit report we received with respect to our audited financial statements for the years ended December 31, 2020 and December 31, 2019 included emphasis of a matter regarding going concern. We must raise additional capital before April 29, 2022 to refinance our debt, and funding of the credit facilities provided for under our New Credit Agreement for this purpose is conditioned upon the completion of the Business Combination.
As of the date of this proxy statement/prospectus, the principal amount outstanding under Fathom OpCo’s 2021 Term Loan was $172 million. The 2021 Term Loan matures for repayment on April 29, 2022. If Fathom

OpCo is unable to complete a significant capital transaction such as the Business Combination prior to April 9, 2022, and obtain funding of the credit facilities provided for under the New Credit Agreement, Fathom OpCo expects that it would not have sufficient funds on hand and from cash flow from operations to repay the 2021 Term Loan when it matures on April 29, 2022, which could result in our inability to continue as a going concern. The Business Combination is subject to customary closing conditions, some of which are out of Fathom OpCo’s control and, as a consequence, there can be no guarantee that the Business Combination and the funding of the credit facilities provided for under the New Credit Agreement will be completed. Accordingly, Grant Thornton LLP, Fathom OpCo’s independent registered public accounting firm, without modifying its opinion included a going concern emphasis paragraph in its audit report covering the audited financial statements of Fathom OpCo included in this proxy statement/prospectus.
See the section entitled
“Fathom Indebtedness”
for a description of the 2021 Term Loan and the New Credit Agreement.
Industry Risks
The
COVID-19
pandemic has adversely affected our business and results of operations. The duration and extent to which it will continue to adversely impact our business and results of operations remains uncertain and could be material.
The
COVID-19
pandemic has resulted in a widespread public health crisis and numerous significant disease control measures being taken to limit its spread, including travel bans and restrictions, quarantines, shelter-in-place
orders and shutdowns. These measures have materially impacted and may impact our workforce and operations, the operations of our customers, and those of our respective vendors and suppliers. Our operations are located in the United States, and domestic and global measures taken in effort to contain the pandemic has caused disruptions at some of our manufacturing operations and facilities as well as supplier facilities. Further such disruptions could occur in the future and any such disruptions could materially adversely affect our business. The impact of the pandemic on our business has included and could in the future include:

•	disruptions to or restrictions on our ability to ensure the continuous provision of our manufacturing services and solutions;

•	reductions in our capacity utilization levels;

•
temporary closures of our direct and indirect suppliers, resulting in adverse effects to our supply chain, and other supply chain disruptions, which adversely affect our ability to procure sufficient inventory to support customer orders;

•	temporary shortages of skilled employees available to staff manufacturing facilities due to shelter-in-place orders and travel restrictions within as well as into and out of countries;

•	restrictions or disruptions of transportation, such as reduced availability of air transport, port closures and increased border controls or closures;

•	increases in operational expenses and other costs related to requirements implemented to mitigate the impact of the pandemic;

•	delays or limitations on the ability of our customers to perform or make timely payments;

•	reductions in short- and long-term demand for our manufacturing services and solutions, or other disruptions in technology buying patterns;

•
workforce disruptions due to illness, quarantines, governmental actions, other restrictions and/or the social distancing measures we have taken to mitigate the impact of
COVID-19
at our locations in an effort to protect the health and well-being of our employees, customers, suppliers and of the communities in which we operate (including certain employees working from home, restricting the number of employees attending events or meetings in person, limiting the number of people in our buildings and factories at any one time, further restricting access to our facilities and suspending employee travel); and

•	our management team continuing to commit significant time, attention and resources to monitoring the COVID-19 pandemic and seeking to mitigate its effects on our business and workforce.
The global spread of
COVID-19
also has created significant macroeconomic uncertainty, volatility and disruption, which may adversely affect our and our customers’ and suppliers’ liquidity, cost of capital and ability to access the capital markets. Even after the
COVID-19
pandemic has subsided, we may continue to experience adverse impacts to our business as a result of the pandemic’s global economic impact, including any recession, economic downturn, government spending cuts, tightening of credit markets or increased unemployment that has occurred or may occur in the future, which could cause our customers and potential customers to postpone or reduce spending on our manufacturing services and solutions.
Global economic conditions may harm our ability to do business, increase our costs and negatively affect our stock price.
Our performance depends on the financial health and strength of our customers, which in turn is dependent on the economic conditions of the markets in which we and our customers operate. Declines in the global economy, difficulties in the financial services sector and credit markets, continuing geopolitical uncertainties, and other macroeconomic factors all affect the spending behavior of existing and potential customers.
We also face risks from financial difficulties or other uncertainties experienced by our suppliers, distributors or other third parties on which we rely. If third parties are unable to supply us with required materials or services or otherwise assist us in operating our business, our business could be harmed.
For example, the possibility of an ongoing trade war between the United States and China may impact the cost of raw materials, finished products or other materials used in our offerings and our ability to sell our offerings in China. Other changes in U.S. social, political, regulatory, and economic conditions or in laws and policies governing foreign trade, manufacturing, development and investment could also adversely affect our business. We could experience interruptions in production due to the processing of customs formalities or reduced customer spending in the wake of weaker economic performance. If global economic conditions remain volatile for a prolonged period our results of operations could be adversely affected.
If demand for our offerings and manufacturing capabilities does not grow as expected, or if market adoption of digital manufacturing does not continue to develop, or develops more slowly than expected, our revenues may stagnate or decline and our business may be adversely affected.
The industrial manufacturing market, which today is dominated by conventional manufacturing processes that do not involve digital manufacturing technology, is undergoing a shift towards digital manufacturing. We may not be able to develop effective strategies to raise awareness among potential customers of the benefits of digital manufacturing technologies or our offerings and manufacturing capabilities may not address the specific needs or provide the level of functionality required by potential customers to encourage the continuation of this shift towards digital manufacturing. If digital manufacturing technology does not continue to gain broader market acceptance as an alternative to conventional manufacturing processes, or if the marketplace adopts digital manufacturing technologies and capacities developed by our competitors, we may not be able to increase or sustain the level of sales of our offerings and our operating results would be adversely affected as a result.
We could face liability if our digital manufacturing solutions are used by our customers to print dangerous objects.
Customers may use our digital manufacturing offerings to produce parts that could be used in a harmful way or could otherwise be dangerous. For example, there have been news reports that 3D printers were used to print guns or other weapons. We have little, if any, control or knowledge over the parts we manufacture for our customers using our offerings, and it may be difficult, if not impossible, for us to monitor and prevent customers from having certain components of weapons or other dangerous objects manufactured with our services. While we have never digitally manufactured weapons for customers, there can be no assurance that we will not be held liable if someone were injured or killed by a weapon or other dangerous object containing a component part or parts manufactured for a customer using one of our offerings.
Because the digital manufacturing market is rapidly evolving, forecasts of market growth in this proxy statement/prospectus may not be accurate.
Market opportunity estimates and growth forecasts included in this proxy statement/prospectus are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. The forecasts and estimates in this proxy statement/prospectus relating to the expected size and growth of the markets for digital manufacturing technology and other markets in which we participate may prove to be inaccurate. Even if these markets experience the forecasted growth described in this proxy statement/prospectus, we may not grow our business at similar rates, or at all. Our future growth is subject to many factors, including continued market adoption of our offerings, which is subject to many risks and uncertainties. Accordingly, the forecasts and estimates of market size and growth described in this proxy statement/prospectus should not be taken as indicative of our future growth. In addition, these forecasts do not consider the impact of the ongoing global
COVID-19
pandemic, and we cannot assure you that these forecasts will not be materially and adversely affected as a result.
Our actual results may be significantly different from our projections, estimates, targets or forecasts.
The projections, estimates, targets and forecasts contained in this proxy statement/prospectus are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond our control. While all projections, estimates, targets and forecasts are necessarily speculative, we believe that the preparation of prospective financial information involves increasingly higher levels of uncertainty the further out in time the projection, estimate, target or forecast extends from the date of preparation. The assumptions and estimates underlying the projected, expected or target results are inherently uncertain and are subject to a wide variety of significant business, economic, regulatory and competitive risks and uncertainties that could cause actual results to differ materially from those contained in such projections, estimates, targets and forecasts. Our projections, estimates, targets and forecasts should not be regarded as an indication that Fathom OpCo or its representatives considered or consider such financial projections, estimates, targets and forecasts to be a reliable prediction of future events.
Intellectual Property and Infrastructure-Related Risks
We may not be able to adequately protect or enforce our intellectual property rights, which could impair our competitive position.
Our success and future revenue growth will depend, in part, on our ability to protect our intellectual property. We rely primarily on patents, licenses, trademarks and trade secrets, as well as non-disclosure
agreements and other methods, to protect our proprietary technologies and processes globally. Despite our efforts to protect our proprietary technologies and processes, it is possible that competitors or other unauthorized third parties may obtain, copy, use or disclose our technologies and processes or invent around our patents. We cannot assure you that any of our existing or future patents will not be challenged or invalidated in court or patent office proceedings that could be time-consuming, expensive and distract us from operating our business. In addition, competitors could circumvent our patents by inventing around them. As such, any rights granted under these patents may not provide us with meaningful protection. We may not be able to obtain foreign patents corresponding to our United States patents. Even if foreign patents are granted, effective enforcement in foreign countries may not be available. If our patents and other intellectual property do not adequately protect our proprietary technology, our competitors may be able to offer product lines similar to ours. Our competitors may also be able to develop similar technology independently or design around our patents. Any of the foregoing events would lead to increased competition and lower revenue or gross margin, which would adversely affect our net income.

We may incur substantial costs enforcing or acquiring intellectual property rights and defending against third-party claims as a result of litigation or other proceedings. Our failure to expand our intellectual property portfolio could adversely affect the growth of our business and results of operations.
We may incur substantial expense and costs in protecting, enforcing and defending our intellectual property rights against third parties. Intellectual property disputes may be costly and can be disruptive to our business operations by diverting attention and energies of management and key technical personnel and by increasing our costs of doing business. Third-party intellectual property claims asserted against us could subject us to significant liabilities, require us to enter into royalty and licensing arrangements on unfavorable terms, prevent us from providing our offerings to customers, subject us to injunctions prohibiting or restricting our sale of our offerings, or require us to redesign our offerings, causing severe disruptions to our operations or the marketplaces in which we compete or require us to satisfy indemnification commitments with our customers, including contractual provisions under various license arrangements. In addition, we may incur significant costs in acquiring the necessary third-party intellectual property rights for use in our offerings. Any of these could have an adverse effect on our business and financial condition.
Patent applications in the United States and most other countries are confidential for a period of time until they are published, and the publication of discoveries in scientific or patent literature typically lags actual discoveries by several months or more. As a result, the nature of claims contained in unpublished patent filings around the world is unknown to us, and we cannot be certain that we were the first to conceive inventions covered by our patents or patent applications or that we were the first to file patent applications covering such inventions. Furthermore, it is not possible to know in which countries patent holders may choose to extend their filings under the Patent Cooperation Treaty or other mechanisms.
In addition, we may be subject to intellectual property infringement claims from individuals, vendors and other companies, including those that are in the business of asserting patents, but are not commercializing products or services in the field of digital manufacturing, or our customers may seek to invoke indemnification obligations to involve us in such intellectual property infringement claims. Furthermore, although we maintain certain procedures to screen custom parts we manufacture on behalf of customers for infringement on the intellectual property rights of others, we cannot be certain that our procedures will be effective in preventing any such infringement. Any third-party lawsuits or other assertion to which we are subject, alleging infringement of trademarks, patents, trade secrets or other intellectual property rights either by us or by our customers may have a significant adverse effect on our financial condition.
Cybersecurity risks and cyber incidents, including cyber-attacks, could adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information and confidential information in our possession and damage to our business relationships, any of which could negatively impact our business, financial condition and operating results.
There has been an increase in the frequency and sophistication of the cyber and security threats we face, with attacks ranging from those common to businesses generally to those that are more advanced and persistent, which may target us due to our substantial reliance on information technology or otherwise. Cyber-attacks and other security threats could originate from a wide variety of sources, including cyber criminals, nation state hackers, hacktivists and other outside parties. As a result of the generally increasing frequency and sophistication of cyber-attacks, and our substantial reliance on technology, we may face a heightened risk of a security breach or disruption with respect to sensitive information resulting from an attack by computer hackers, foreign governments or cyber terrorists.
The operation of our business is dependent on computer hardware and software systems, as well as data processing systems and the secure processing, storage and transmission of information, which are vulnerable to security breaches and cyber incidents. A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. In addition, we and our employees may be the target of fraudulent emails or other targeted attempts to gain unauthorized access to proprietary or other sensitive information. The result of these incidents may include disrupted operations, misstated or unreliable financial data, fraudulent transfers or requests for transfers of money, liability for stolen information, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships, causing our business and results of operations to suffer. Our reliance on information technology is substantial, and accordingly the risks posed to our information systems, both internal and those provided by third-party service providers are critical. We have implemented processes, procedures and internal controls designed to mitigate cybersecurity risks and cyber intrusions and rely on industry accepted security measures and technology to securely maintain confidential and proprietary information maintained on our information systems; however, these measures, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that a cyber-incident will not occur and/or that our financial results, operations or confidential information will not be negatively impacted by such an incident, especially because the cyber-incident techniques change frequently or are not recognized until launched and because cyber-incidents can originate from a wide variety of sources.
Those risks are exacerbated by the rapidly increasing volume of highly sensitive data, including our and our customers’ proprietary business information and intellectual property, and personally identifiable information of our employees and customers, that we collect and store in our data centers and on our networks. The secure processing, maintenance and transmission of this information are critical to our operations. A significant actual or potential theft, loss, corruption, exposure, fraudulent use or misuse of employee, customer or other personally identifiable or our or our customers’ proprietary business data, whether by third parties or as a result of employee malfeasance (or the negligence or malfeasance of third party service providers that have access to such confidential information) or otherwise, non-compliance
with our contractual or other legal obligations regarding such data or intellectual property or a violation of our privacy and security policies with respect to such data could result in significant remediation and other costs, fines, litigation or regulatory actions against us and significant reputational harm.
Our proprietary digital manufacturing software contains third-party open-source software components. Our use of such open-source software may expose us to additional risks and harm our intellectual property and failure to comply with the terms of the underlying open-source software licenses could restrict our ability to sell our offerings.
Our proprietary digital manufacturing software contains components that are licensed under so-called
“open source,” “free” or other similar licenses. Open source software is made available to the general public on an
“as-is”
basis under the terms of a
non-negotiable
license. We currently combine our proprietary software with open source software, but not in a manner that we believe requires the release of the source code of our proprietary software to the public. We do not plan to integrate our proprietary software with open source software in ways that would require the release of the source code of our proprietary software to the public; however, our use of open source software may entail greater risks than use of third-party commercial software. Open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. In addition, if we combine our proprietary software with open source software in a certain manner, we could, under certain open source licenses, be required to release to the public or remove the source code of our proprietary software. As is standard practice among technology companies, Fathom OpCo leverages open source software in the development of its internal software. Open source software is commonly used as a foundation to which Fathom OpCo develops upon, allowing us to customize the software based on the specific needs of Fathom. This approach enables faster development of high quality software. We may also face claims alleging noncompliance with open source license terms or infringement or misappropriation of proprietary software. These claims could result in litigation, require us to purchase a costly license or remove the open source software. In addition, if the license terms for open source software that we use change, we may be forced to re-engineer
our solutions, incur additional costs or discontinue the sale of certain of our offerings if re-engineering
could not be accomplished on a timely basis. Although we

monitor our use of open source software to avoid subjecting our offerings to unintended conditions, there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our offerings. We cannot guarantee that we have incorporated open source software in our proprietary software in a manner that will not subject us to liability or in a manner that is consistent with our current policies and procedures.
Compliance-Related Risks
Government regulation of the Internet and
e-commerce
is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.
We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and
e-commerce.
Existing and future laws and regulations may impede the growth of the Internet or other online services. These regulations and laws may cover taxation, restrictions on imports and exports, customs, tariffs, user privacy, data protection, pricing, content, copyrights, distribution, electronic contracts and other communications, consumer protection, the provision of online payment services, broadband residential Internet access and the characteristics and quality of the types of custom parts we manufacture or may manufacture in the future. It is not clear how existing laws governing issues such as property use and ownership, sales and other taxes, fraud, libel and personal privacy apply to the Internet and
e-commerce,
especially where these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or
e-commerce.
Those laws that do reference the Internet are being interpreted by the courts and their applicability and reach are therefore uncertain. The costs of compliance with these regulations may increase in the future as a result of changes in the regulations or the interpretation of them. Further, any failures on our part to comply with these regulations may subject us to significant liabilities. Those current and future laws and regulations or unfavorable resolution of these issues may substantially harm our business and results of operations.
Aspects of our business are subject to privacy, data use and data security regulations, which may impact the way we use data to target customers.
Privacy and security laws and regulations may limit the use and disclosure of certain information and require us to adopt certain cybersecurity and data handling practices that may affect our ability to effectively market our manufacturing capabilities to current, past or prospective customers. In many jurisdictions consumers must be notified in the event of a data security breach, and such notification requirements continue to increase in scope and cost. The changing privacy laws in the United States, Europe and elsewhere — including the General Data Protection Regulation (GDPR) in the European Union, which became effective May 25, 2018, and the California Consumer Privacy Act of 2018, which was enacted on June 28, 2018 and became effective on January 1, 2020 — create new individual privacy rights and impose increased obligations, including disclosure obligations, on companies handling personal data. The impact of these continuously evolving laws and regulations could have a material adverse effect on the way we use data to digitally market and pursue our customers.
Our business involves the use of hazardous materials, and we and our suppliers must comply with environmental, health and safety laws and regulations, which can be expensive and restrict how we do business.
Our business involves the controlled storage, use and disposal of hazardous materials. We and our suppliers are subject to federal, state and local laws and regulations governing the use, manufacture, storage, handling and disposal of these hazardous materials. Although we believe that the safety procedures utilized by us and our suppliers for handling and disposing of these materials comply with the standards prescribed by these laws and regulations, we cannot eliminate the risk of accidental contamination or injury from these materials. In the event of an accident, federal, state or local authorities may curtail the use of these materials and interrupt our business operations. We do not currently maintain hazardous materials insurance coverage. If we are subject to any liability as a result of activities involving hazardous materials, our business and financial condition may be adversely affected and our reputation and brands may be harmed.
If we are unable to meet regulatory quality standards applicable to our manufacturing and quality processes for the parts we manufacture, our business, financial condition or operating results could be harmed.
As a manufacturer of
CNC-machined
and injection-molded custom parts, we conform to certain international standards, including International Organization for Standardization, or ISO, 9001:2015 for our injection molding facilities and the AS9100:2016 standard for our
CNC-machining
facilities in Hartland, WI, Pflugerville, TX, Tempe, AZ, Newark, NY. We conform to the ISO 9001:2015 standard for our plastics manufacturing and the AS9100:2016 standard for our metals manufacturing in In Hartland, WI, Pflugerville, TX, Tempe, AZ, and Newark, NY. We conform to the ISO 9001:2015 for our sheet metal custom parts and the AS9100:2016 standards for our
CNC-machined
custom parts in Hartland, WI, Pflugerville, TX, Tempe, AZ, and Newark, NY. We also conform to international standard ISO 9001:2015 at our manufacturing facilities in Hartland, WI, Oakland, CA, Newark, NY, Pflugerville, TX, Denver, CO, Round Rock, TX, Tempe, AZ, Miami Lakes, FL, and Elk Grove, IL. We conform to the NIST
800-171 standard
at our facilities in Oakland, CA and Tempe, AZ. We conform to the ITAR standard at our facilities in Hartland, WI, Oakland, CA, Ithaca, NY, Denver, CO, Tempe, AZ, and Newark, NY. Additionally, we conform to international standard ISO 13485 at our manufacturing facilities in Round Rock, TX and Miami Lakes, FL. If any system inspection reveals that we are not in compliance with applicable standards, registrars may take action against us, including issuing a corrective action request or discontinuing our certifications. If any of these actions were to occur, it could harm our reputation as well as our business, financial condition and operating results.
We are subject to environmental, health and safety laws and regulations related to our operations and the use of our digital manufacturing systems and consumable materials, which could subject us to compliance costs and/or potential liability in the event of non-compliance.
We are subject to environmental laws and regulations governing our manufacturing operations, including, but not limited to, emissions into the air and water and the use, handling, disposal and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities. These laws and regulations govern, among other things, the generation, use, storage, registration, handling and disposal of chemicals and waste materials, the emission and discharge of hazardous materials into the ground, air or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials, and the health and safety of our employees. Under these laws, regulations and requirements, we could also be subject to liability for improper disposal of chemicals and waste materials. Accidents or other incidents that occur at our facilities or involve our personnel or operations could result in claims for damages against us. In the event we are found to be financially responsible, as a result of environmental or other laws or by court order, for environmental damages alleged to have been caused by us or occurring on our premises, we could be required to pay substantial monetary damages or undertake extensive remedial obligations. If our operations fail to comply with such laws or regulations, we may be subject to fines and other civil, administrative or criminal sanctions, including the revocation of permits and licenses necessary to continue our business activities. In addition, we may be required to pay damages or civil judgments in respect of third-party claims, including those relating to personal injury (including exposure to hazardous substances that we generate, use, store, handle, transport, manufacture or dispose of), property damage or contribution claims. Some environmental laws allow for strict and joint and several liabilities for remediation costs, regardless of fault. We may be identified as a potentially responsible party under such laws. The amount of any costs, including fines or damages payments that we might incur under such circumstances, could substantially exceed any insurance we have to cover such losses. Any of these events, alone or in combination, could have a material adverse effect on our business, financial condition and results of operations and could adversely affect our reputation.

The cost of complying with current and future environmental, health and safety laws applicable to our operations, or the liabilities arising from past releases of, or exposure to, hazardous substances, may result in future expenditures. Any of these developments, alone or in combination, could have an adverse effect on our business, financial condition and results of operations.
We are subject to anti-corruption laws, trade controls, economic sanctions and similar laws and regulations. Our failure to comply with these laws and regulations could subject us to civil, criminal and administrative penalties and harm our reputation.
We service customers located in a number of countries throughout the world. Doing business with foreign customers subjects us to U.S. and other anti-corruption laws and regulations imposed by governments around the world with jurisdiction over such commerce with foreign customers, including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010, as well as the laws of the countries where we do business. Failure to comply with these anti-corruption laws and regulations could subject us to civil, criminal, and administrative penalties and harm our reputation. We are also subject to various U.S., international, and regional trade laws, including trade and economic sanctions and export controls, imposed by governments around the world with jurisdiction over our commerce with foreign customers. We are also subject to embargoes, sanctions, and trade and export controls imposed by the United States and other governments restricting or prohibiting sales to or transactions with specific persons or jurisdictions or the provision of certain items, based on their classification, to certain jurisdictions or persons or for certain end use purposes. Failure to comply with these embargoes, sanctions, and trade and export controls could subject us to civil, criminal and administrative penalties and harm our reputation. These embargoes, sanctions, and trade and export controls can change rapidly with little to no notice, and therefore, our current and future offerings could become subject to heightened restrictions, which could increase our compliance costs and our risks of potential non-compliance in these areas.
Risks of Being a Public Company
Our management team has limited experience managing a public company and may not successfully manage our transition to public company status.
Most members of our management team have limited experience managing a publicly-traded company, interacting with public company investors and complying with the increasingly complex laws pertaining to public companies. Our management team may not successfully or efficiently manage our transition to being a public company that is subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from our senior management and could divert their attention away from the day-to-day
management of our business, which could harm our business, results of operations and financial condition.
The requirements of being a public company may strain our resources, divert management’s attention and affect its ability to attract and retain qualified board members.
After the completion of the Business Combination, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and any rules promulgated thereunder, as well as the rules of NYSE. The requirements of these rules and regulations increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly, and increase demand on its systems and resources. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal controls for financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight will be required and, as a result, management’s attention may be diverted from other business concerns. These rules and regulations can also make it more difficult for us to attract and retain qualified independent members of our board of directors. Additionally, these rules and regulations make it more difficult and more expensive for us to obtain director and officer liability insurance. We may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. The increased costs of compliance with public company reporting requirements and our potential failure to satisfy these requirements can have a material adverse effect on our operations, business, financial condition or results of operations.
We have identified material weaknesses in our internal control over financial reporting. resulting from control deficiencies in our IT general controls and process level controls. Failure to achieve and maintain effective internal control over financial reporting could result in our failure to accurately or timely report our financial condition or results of operations, which could have a material adverse effect on our business and stock price.
Upon consummation of the Business Combination, Fathom will be required to comply with the SEC’s rules implementing Sections 302 and 404 of the Sarbanes-Oxley Act, which will require management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our controls over financial reporting. Although we will be required to disclose changes made in our internal controls and procedures on a quarterly basis, we will not be required to make our first annual assessment of our internal controls over financial reporting pursuant to Section 404 until our annual report on Form 10-K for the fiscal year ending December 31, 2022. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on the effectiveness of our internal control over financial reporting, provided that our independent registered public accounting firm will not be required to attest to the effectiveness of our internal control over financial reporting until our first annual report required to be filed with the Securities and Exchange Commission, or SEC, following the later of the date we are deemed to be an “accelerated filer” or a “large accelerated filer,” each as defined in the Exchange Act, or the date we are no longer an emerging growth company, as defined in the JOBS Act.
In connection with the audit of our financial statements for the year ended December 31, 2020, we identified material weaknesses relating to our internal control over financial reporting relating to IT general controls, the design of our financial reporting system and the segregation of duties in the financial reporting process. A “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis.
Management is working to remediate the material weaknesses by hiring additional qualified accounting and financial reporting personnel, and further evolving our accounting processes. We may not be able to fully remediate these material weaknesses until these steps have been completed and have been operating effectively for a sufficient period of time. We cannot assure you that the measures we have taken to date and plan to take will be sufficient to remediate the material weakness we identified or avoid the identification of additional material weaknesses in the future. If we are not able to maintain effective internal control over financial reporting, our financial statements and related disclosures may be inaccurate, which could have a material adverse effect on our business and our stock price.
Through their ownership of our common stock, “negative control” rights and their rights to nominate directors to our board under the Investor Rights Agreement, the CORE Investors will have substantial influence over our management and policies, and their interests may conflict with ours or yours in the future.
Immediately following completion of the Business Combination, the CORE Investors will beneficially own approximately 45% of our Class A common stock and Class B common stock, which will generally vote together as a single class on matters submitted to a vote of our stockholders, including the election of directors (or 51.5% assuming maximum redemptions by Altimar II Public Shareholders). As a result, the CORE Investors will have the ability to influence our business and affairs through “negative control” rights through their ownership of our

Class A common stock combined with certain supermajority voting provisions of the Proposed Charter and Proposed Bylaws, their general ability to vote on the election of directors to our board and the provisions in the Investor Rights Agreement described below. If the other holders of our Class A common stock are dissatisfied with the performance of our board of directors, they have no ability to remove any of our directors, unless for cause and then only upon the affirmative vote of holders of
66-2/3%
of our outstanding Class A common stock and Class B common stock, voting as a single class. Assuming maximum redemptions by Altimar II Public Shareholders, approximately 51.5% of the Company’s Common Stock will be held by the CORE Investors. In the event of maximum redemptions by Altimar II Public Shareholders, the Company will be deemed a “controlled company” within the meaning of applicable rules of the NYSE upon the completion of the Business Combination. Under these rules, a company in which more than 50% of the voting power for the election of the company’s directors is held by an individual, group or another company is a “controlled company” and may elect not to comply with certain corporate governance requirements.
In addition, in connection with the Business Combination, we will enter into the Investor Rights Agreement with the CORE Investors which will provide for an initial ten-person board of directors, consisting of nine individuals to be designated by the CORE Investors, and one independent director to be mutually agreed by the CORE Investors and the Sponsor. The CORE Investors will have certain continued nomination rights for a number of directors ranging from the majority of the board of directors to one director, while they beneficially own shares of common stock in excess of certain ownership percentage of the amount owned by the CORE Investors at Closing, as determined in accordance with the Investor Rights Agreement. In addition, for so long as the CORE Investors beneficially own shares of common stock representing at least 5% of the amount owned by the CORE Investors at Closing, the CORE Investors will have the right to designate a person to attend meetings of our board (including any meetings of any committees thereof) in a non-voting
observer capacity. See “The Business Combination Agreement – Related Agreements – Investor Rights Agreement and Registration Rights Agreement” for more details with respect to the Investor Rights Agreement.
The CORE Investors and their affiliates engage and will continue to engage in a broad spectrum of activities, including investments in the manufacturing and industrial industries generally, and engage and may continue to engage in the same or similar activities or related lines of business as those in which we are engaged or may engage in, directly or indirectly. In the ordinary course of their business activities, the CORE Investors and their affiliates may engage in activities in which their interests conflict with our interests or those of our other shareholders, such as investing in or advising businesses that directly or indirectly compete with certain portions of our business or are suppliers or partners of ours. Our Proposed Charter will provide that none of the CORE Investors, any of their affiliates or any director who is not employed by us (including any non-employee
director who serves as one of our officers in both his director and officer capacities) or its affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which we operate. The CORE Investors and their affiliates also may pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. In addition, the CORE Investors and their affiliates may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to you.
In certain circumstances, Fathom would qualify as, and would expect to elect to be treated as, a “controlled company” within the meaning of the NYSE listing standards and, as a result, our stockholders may not have certain corporate governance protections that are available to stockholders of companies that are not controlled companies.
Immediately following the completion of the Business Combination, the CORE Investors are expected to beneficially own approximately 45% of our Class A common stock and Class B common stock, which will generally vote together as a single class on matters submitted to a vote of our stockholders, including the election of directors (or 51.5% assuming maximum redemptions by Altimar II Public Shareholders). If more than 50% of the voting power for the election of directors of Fathom is held by an individual, a group or another company, including the CORE Investors, Fathom would qualify as a “controlled company” under the NYSE listing requirements. If following the completion of the Business Combination, the CORE Investors control a majority of the voting power of our outstanding capital stock, Fathom would qualify as, and would expect to elect to be treated as, a “controlled company” under the NYSE listing standards and in such case would not be subject to the requirements that would otherwise require us to have: (i) a majority of “independent directors,” as defined under the listing standards of the NYSE; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
In the event that Fathom is categorized as a “controlled company” following the completion of the Business Combination, the CORE Investors may have their interest in Fathom diluted due to future equity issuances by Fathom or their own actions in selling shares of Class A common stock, in each case, which could result in a loss of the “controlled company” exemption under the NYSE listing rules. Fathom would then be required to comply with those provisions of the NYSE listing requirements.
Under SEC Rules, we will be an “emerging growth company” and a “smaller reporting company” and the reduced SEC disclosure requirements applicable to emerging growth companies and smaller reporting companies may make our common stock less attractive to investors.
As a newly public company, we will be “emerging growth company,” as defined in the JOBS Act. As an emerging growth company we may follow reduced disclosure requirements and do not have to make all of the disclosures that public companies that are not emerging growth companies do. We will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which we have total annual gross revenues of $1.0 billion or more (as adjusted for inflation); (b) the last day of the fiscal year following the fifth anniversary of the date of the completion of the initial public offering of Fathom; (c) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (d) the date on which we are deemed to be a large accelerated filer under the rules of the SEC, which means the market value of our common stock that is held by non-affiliates
exceeds $700 million as of the prior June 30. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

•	not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act;

•
not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	reduced disclosure obligations regarding executive compensation in our periodic reports, proxy statements and registration statements; and

•
exemptions from the requirements of holding a nonbinding advisory vote of stockholders on executive compensation, stockholder approval of any golden parachute payments not previously approved and having to disclose the ratio of the compensation of our chief executive officer to the median compensation of our employees.

In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to use the extended transition period for complying with new or revised accounting standards; and as a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.
We may choose to take advantage of some, but not all, of the available exemptions for emerging growth companies. We cannot predict whether investors will find our common stock less attractive if we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our share price may be more volatile.
In order to satisfy our obligations as a public company, we will need to hire qualified accounting and financial personnel with appropriate public company experience.
As a newly public company, we will need to establish and maintain effective disclosure and financial controls and make changes in our corporate governance practices. We may need to hire additional accounting and financial personnel with appropriate public company experience and technical accounting knowledge, and it may be difficult to recruit and retain such personnel. Even if we are able to hire appropriate personnel, our existing operating expenses and operations will be impacted by the direct costs of their employment and the indirect consequences related to the diversion of management resources from research and development efforts.
The Company may be subject to securities litigation, which is expensive and could divert management attention.
Following the Business Combination, the per share price of the Class A common stock may be volatile and, in the past, companies that have experienced volatility in the market price of their stock have been subject to securities litigation, including class action litigation. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could have a material adverse effect on our business, financial condition, and results of operations. Any adverse determination in litigation could also subject the Company to significant liabilities.
Because the Company will become a publicly traded company by means other than a traditional underwritten initial public offering, the Company’s stockholders may face additional risks and uncertainties.
Because the Company will become a publicly traded company by means of consummating the Business Combination rather than by means of a traditional underwritten initial public offering, there is no independent third-party underwriter selling the shares of the Company’s Class A common stock, and, accordingly, the Company’s stockholders will not have the benefit of an independent review and investigation of the type normally performed by an unaffiliated, independent underwriter in a public securities offering. Due diligence reviews typically include an independent investigation of the background of the company, any advisors and their respective affiliates, review of the offering documents and independent analysis of the plan of business and any underlying financial assumptions. Although Altimar II performed a due diligence review and investigation of Fathom OpCo in connection with the Business Combination, the lack of an independent due diligence review and investigation increases the risk of investment in the Company because Altimar II’s due diligence review and investigation may not have uncovered facts that would be important to a potential investor.
In addition, because the Company will not become a publicly traded company by means of an traditional underwritten initial public offering, security or industry analysts may not provide, or be less likely to provide, coverage of the Company. Investment banks may also be less likely to agree to underwrite secondary offerings on behalf of the Company than they might otherwise be if the Company became a publicly traded company by means of a traditional underwritten initial public offering because they may be less familiar with the Company as a result of more limited coverage by analysts and the media. The failure to receive research coverage or support in the market for the Company’s Class A common stock could have an adverse effect on the Company’s ability to develop a liquid market for the Company’s Class A common stock.

Risks Related to our Structure and Governance
Upon completion of the Business Combination, the rights of holders of Fathom’s common stock arising under the DGCL will differ from and may be less favorable to the rights of holders of Altimar II’s ordinary shares arising under Cayman Islands law.
Upon completion of the Business Combination, the rights of holders of Fathom’s common stock will arise under the DGCL. The DGCL contains provisions that differ in some respects from those in the Cayman Islands Companies Act, and, therefore, some rights of holders of Fathom’s common stock could differ from the rights that holders of Altimar II ordinary shares currently possess. For instance, while class action lawsuits are generally not available to shareholders under Cayman Islands law, such actions are generally available under Delaware law. This change could increase the likelihood that Fathom becomes involved in costly litigation, which could have a material adverse effect on Fathom
For a more detailed description of the rights of holders of Fathom’s common stock under the DGCL and how they may differ from the rights of holders of Altimar II ordinary shares under Cayman Islands law, please see the section entitled “
The Domestication Proposal — Comparison of Corporate Governance and Shareholders.
”
Delaware law, the Proposed Charter and Proposed Bylaws will contain certain provisions, including anti-takeover provisions, that limit the ability of stockholders to take certain actions and could delay or discourage takeover attempts that stockholders may consider favorable.
The Proposed Charter and Proposed Bylaws that will be in effect upon completion of the Business Combination differ from the Amended and Restated Memorandum and Articles of Association. Among other differences, the Proposed Charter and the DGCL contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by the Fathom Board and therefore depress the trading price of Fathom’s Class A common stock. These provisions could also make it difficult for stockholders to take certain actions, including electing directors who are not nominated by the current members of the Fathom Board or taking other corporate actions, including effecting changes in management. Among other things, the Proposed Charter and Proposed Bylaws include provisions regarding:

•	a classified board of directors with three-year staggered terms, which could delay the ability of stockholders to change the membership of a majority of the Fathom Board;

•
the ability of the Fathom Board to issue shares of preferred stock, including “blank check” preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could be used to significantly dilute the ownership of a hostile acquirer;

•	the limitation of the liability of, and the indemnification of, Fathom’s directors and officers;

•
the right of the Fathom Board to elect a director to fill a vacancy created by the expansion of the Fathom Board or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on the Fathom Board;

•	the requirement that directors may only be removed from the Fathom Board for cause;

•
the requirement that a special meeting of stockholders may be called only by the Fathom Board or the chairman of the Fathom Board, which could delay the ability of stockholders to force consideration of a proposal or to take action, including the removal of directors;

•	controlling the procedures for the conduct and scheduling of the Fathom Board and stockholder meetings;

•
the ability of the Fathom Board to amend the Proposed Bylaws, which may allow the Fathom Board to take additional actions to prevent an unsolicited takeover and inhibit the ability of an acquirer to amend the Proposed Bylaws to facilitate an unsolicited takeover attempt; and

•
advance notice procedures with which stockholders must comply to nominate candidates to the Fathom Board or to propose matters to be acted upon at a stockholders’ meeting, which could preclude stockholders from bringing matters before annual or special meetings of stockholders and delay changes in the composition of the Fathom Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in the Fathom board or management.
In addition, as a Delaware corporation, Fathom will generally be subject to provisions of Delaware law, including the DGCL, although Fathom will elect not to be governed by Section 203 of the DGCL.
Any provision of the Proposed Charter, Proposed Bylaws or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for stockholders to receive a premium for their shares of Fathom’s capital stock and could also affect the price that some investors are willing to pay for Fathom’s common stock.
The form of the Proposed Charter is attached as
 Annex A
 to this proxy statement/prospectus, and the form of the Proposed Bylaws is attached as
 Annex B
 to this proxy statement/prospectus, and we urge you to read each of them.
In addition, the provisions of the Investor Rights Agreement, as described herein, provide the stockholders party thereto with certain board representation and other consent rights that could also have the effect of delaying or preventing a change in control.
The Proposed Charter will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by Fathom’s stockholders, which could limit Fathom’s stockholders’ ability to obtain a favorable judicial forum for disputes with Fathom or its directors, officers or other employees.
The Proposed Charter will provide that, unless Fathom consents in writing to the selection of an alternative forum, (a) any derivative action or proceeding brought on behalf of Fathom, (b) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of Fathom to Fathom or Fathom’s stockholders, or any claim for aiding and abetting such alleged breach, (c) any action asserting a claim against Fathom or any current or former director, officer, other employee, agent or stockholder of Fathom (i) arising pursuant to any provision of the DGCL, the Proposed Charter (as it may be amended or restated) or the Proposed Bylaws or (ii) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (d) any action asserting a claim against Fathom or any current or former director, officer, other employee, agent or stockholder of Fathom governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (a) through (b), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim arising under federal securities laws, including the Securities Act as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XI of the Proposed Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Further, Section 22 of the Securities Act of 1933 creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by that act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this forum selection provision as written as to claims arising under the Securities Act.
This choice-of-forum provision
may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Fathom or its directors, officers, stockholders, agents or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Proposed Charter inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, Fathom may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect Fathom’s business, financial condition and results of operations and result in a diversion of the time and resources of Fathom’s management and board of directors.
The Proposed Charter will not limit the ability of the CORE Investors to compete with us.
The CORE Investors and their affiliates engage in a broad spectrum of activities, including investments in the financial services and technology industries. In the ordinary course of their business activities, the CORE Investors and their affiliates may engage in activities where their interests conflict with Fathom’s interests or those of its stockholders. The Proposed Charter will provide that none of the CORE Investors, any of their affiliates or any director who is not employed by Fathom (including any non-employee director
who serves as one of its officers in both his director and officer capacities) or its affiliates will have any duty to refrain from engaging, directly or indirectly, in the same business activities or similar business activities or lines of business in which Fathom operates. The CORE Investors and their affiliates also may pursue, in their capacities other than as directors of Fathom, acquisition opportunities that may be complementary to Fathom’s business, and, as a result, those acquisition opportunities may not be available to Fathom. In addition, the CORE Investors may have an interest in pursuing acquisitions, divestitures and other transactions that, in their judgment, could enhance their investment, even though such transactions might involve risks to you.
Risks Related to the Business Combination and Altimar II
Our Sponsor has agreed to vote in favor of the Business Combination, regardless of how our Public Shareholders vote.
Unlike some other blank check companies in which the initial shareholders agree to vote their shares in accordance with the majority of the votes cast by the public shareholders in connection with an initial business combination, Sponsor has agreed, among other things, (i) from the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, to not redeem any Class A ordinary shares (or, if applicable, shares of Altimar II Class A common stock) held by it and (ii) prior to the consummation of Business Combination or the termination of the Business Combination Agreement, to vote or cause to be voted, all of the Altimar II shares beneficially owned by Sponsor, at every meeting of the shareholders of Altimar II at which such matters are considered and at every adjournment or postponement thereof: (1) in favor of (A) the Business Combination and the Business Combination Agreement and the other transactions contemplated thereby (including any proposals recommended by Altimar II’s Board of Directors in connection with the Business Combination) and (B) any proposal to adjourn or postpone such meeting of shareholders to a later date if there are not sufficient votes to approve the Business Combination; (2) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Altimar II under the Business Combination Agreement; and (3) against (A) any proposal or offer from any person concerning (I) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Altimar II, or (II) the issuance or acquisition of shares of capital stock or other Altimar II equity securities (other than as contemplated or permitted by the Business Combination Agreement); and (B) any action, proposal, transaction or agreement that would reasonably be expected to (x) impede the fulfillment of Altimar II’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of Altimar II’s shares or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor contained in the Forfeiture and Support Agreement.
As of the date of this proxy statement/prospectus, the Sponsor owns approximately 20% of the issued and outstanding ordinary shares.

If the conditions to the Business Combination Agreement are not met, the Business Combination may not occur.
Even if the Business Combination Agreement is approved by the shareholders of Altimar II, specified conditions must be satisfied or waived before the parties to the Business Combination Agreement are obligated to complete the Business Combination, including, among other things, certain approvals. For a list of the material closing conditions contained in the Business Combination Agreement, see the section entitled “
The Business Combination Agreement — Conditions to
Closing of the Business Combination Agreement.
” Altimar II and Fathom may not satisfy all of the closing conditions in the Business Combination Agreement. If the closing conditions are not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause Altimar II and Fathom OpCo to each lose some or all of the intended benefits of the Business Combination.
Some of Altimar II’s officers and directors may have conflicts of interest that may influence or have influenced them to support or approve the Business Combination without regard to your interests or in determining whether Fathom is appropriate for Altimar II’s initial business combination.
The personal and financial interests of Altimar II’s Sponsor, officers and directors may influence or have influenced their motivation in identifying and selecting a target for the Business Combination, their support for completing the Business Combination and the operation of Fathom following the Business Combination.
Altimar II’s Sponsor and independent directors own 8,450,000 and 175,000 Class B ordinary shares, respectively, which were initially acquired prior to Altimar II’s IPO for an aggregate purchase price of $0.003 per share and Altimar II’s officers have pecuniary interests in such ordinary shares through indirect ownership interests in the Sponsor. Such shares had an aggregate market value of approximately $                based on the last sale price of $                per share on the NYSE on        , the record date. In addition, the Sponsor purchased an aggregate of 9,900,000 Private Placement Warrants, each exercisable for one ordinary share of Altimar II at $11.50 per share, for a purchase price of $9,900,000, or $1.00 per warrant. Altimar II’s Amended and Restated Memorandum and Articles of Association require Altimar II to complete an initial business combination (which will be the Business Combination should it occur) within 24 months from the closing of the IPO, or February 9, 2023 (the “Combination Period”) (unless Altimar II submits and its shareholders approve an extension of such date). If the Business Combination is not completed and Altimar II is forced to wind up, dissolve and liquidate in accordance with the Amended and Restated Memorandum and Articles of Association, the 8,450,000 and 175,000 Class B ordinary shares currently held by Altimar II’s Sponsor and independent directors, respectively, and the Private Placement Warrants held by the Sponsor will be worthless (as the holders have waived liquidation rights with respect to such ordinary shares).
Altimar II’s Sponsor, directors and officers, and their respective affiliates have incurred significant out-of-pocket
expenses in connection with performing due diligence on suitable targets for business combinations and the negotiation of the Business Combination. At the Closing of the Business Combination, Altimar II’s Sponsor, directors and officers, and their respective affiliates, will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on Altimar II’s behalf such as identifying potential target businesses and performing due diligence on suitable targets for business combinations. As of the date hereof, Sponsor and its affiliates are awaiting reimbursement from Altimar II for approximately $15,000 in out-of-pocket expenses paid by Sponsor and its affiliates on behalf of Altimar II. If an initial business combination is not completed prior to February 9, 2023, Altimar II’s Sponsor, directors and officers, or any of their respective affiliates will not be eligible for any such reimbursement.
Pre-existing
relationships between participants in the Business Combination and the related transactions or their affiliates could give rise to actual or perceived conflicts of interest in connection with the Business Combination.
Certain of the participants in the Business Combination and the PIPE financing or their affiliates have pre-existing
relationships that could give rise to actual or perceived conflicts of interest in connection with the

Business Combination and related transactions. For example, certain of the PIPE investors are associated with entities affiliated with Sponsor. See “
Certain Relationships and Related Party Transactions
.”
The same investment banks are acting as co-placement agents to Altimar II in connection with the PIPE Investment and as financial advisors to Fathom OpCo in connection with the Business Combination, and will be paid fees with respect to each role and deferred underwriting compensation from any such bank’s role as an underwriter to Altimar II in its initial public offering upon the consummation of the Business Combination, which might result in actual or potential conflicts of interest.
Fathom OpCo has engaged each of J.P. Morgan Securities LLC (“J.P. Morgan”)’s M&A Advisory Group and Stifel, Nicolaus & Company (“Stifel”) to act as Fathom OpCo’s financial advisors in connection with the Business Combination. Altimar II has engaged (i) J.P. Morgan’s Equity Capital Markets Group to act as co-placement agent and capital markets advisor and (ii) Stifel to act as co-placement agent (together, in their capacity as placement agents, the “Placement Agents”) in connection with the PIPE Investment. In addition, J.P. Morgan acted as an underwriter to Altimar II in its initial public offering. Pursuant to these engagements, (i) Fathom OpCo will pay J.P. Morgan and Stifel advisory fees at the Closing; (ii) Altimar II will pay J.P. Morgan and Stifel placement agent fees upon the consummation of the PIPE Investment and (iii) Altimar II will pay J.P. Morgan deferred underwriting compensation at the Closing.
Because (i) J.P. Morgan and Stifel will only be paid the advisory fees for acting as Fathom OpCo’s financial advisors upon the consummation of the Business Combination; (ii) J.P. Morgan will only be paid deferred underwriting compensation upon the consummation of the Business Combination; and (iii) J.P. Morgan and Stifel will only be paid the placement agent fees upon the consummation of the PIPE Investment, each of J.P. Morgan and Stifel have financial interests in both the PIPE Investment and the Business Combination being consummated. Such interests may have presented, and may in the future present, one or more conflicts of interest. You should consider the various roles of the investment banks with respect to the Business Combination in evaluating “Proposal No. 1—The Business Combination Proposal” and the other proposals.
The exercise of Altimar II’s directors’ and executive officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether changes to the terms of the Business Combination or waivers of conditions are appropriate and in Altimar II’s shareholders’ best interest.
In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, may require Altimar II to agree to amend the Business Combination Agreement, to consent to certain actions taken by Fathom OpCo or to waive rights that Altimar II is entitled to under the Business Combination Agreement. Such events could arise because of changes in the course of Fathom OpCo’s business, a request by Fathom OpCo to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on Fathom OpCo’s business and would entitle Altimar II to terminate the Business Combination Agreement. In any of such circumstances, it would be at Altimar II’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of financial and personal interests of one or more of the directors described in the preceding risk factors may result in a conflict of interest on the part of such director(s) between what he or they may believe is best for Altimar II and its shareholders and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, Altimar II does not believe there will be any changes or waivers that Altimar II’s directors and executive officers would be likely to make after shareholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further shareholder approval, Altimar II will circulate a new or amended proxy statement/prospectus and resolicit Altimar II’s shareholders if changes to the terms of the transaction that would have a material impact on its shareholders are required prior to the vote on the Business Combination Proposal.

A portion of our total outstanding shares are restricted from immediate resale but may be sold into the market in the near future. This could cause the market price of our Class A common stock to drop significantly, even if Fathom’s business is doing well.
Sales of a substantial number of shares of the Class A common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of the Class A common stock. While the the Legacy Fathom Owners and the Altimar II Founders have agreed, and will continue to be subject, to certain restrictions regarding the transfer of the Class A common stock, these shares may be sold after the expiration of the applicable restrictions. Fathom may file one or more registration statements prior to or shortly after the closing of the Business Combination to provide for the resale of such shares from time to time. As restrictions on resale end and the registration statements are available for use, the market price of the Class A common stock could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.
If the sale of some or all of the PIPE Investment fails to close and sufficient shareholders exercise their Redemption Rights in connection with the Business Combination, Altimar II may lack sufficient funds to consummate the Business Combination.
In connection with the signing of the Business Combination Agreement, Altimar II and Fathom OpCo entered into Subscription Agreements with the PIPE Investors which provide for the purchase of an aggregate of 8,000,000 shares of Class A common stock (the “PIPE Securities”) following the Domestication and immediately prior to the Closing in a private placement to close concurrently with, and contingent upon, the closing of the Business Combination, for a purchase price of $10.00 per share, or an aggregate of $80.0 million. These purchases will be made regardless of whether any Class A ordinary shares are redeemed by Altimar II’s Public Shareholders. The proceeds from the sale of PIPE Securities will be part of the Business Combination consideration. In addition, prior to giving effect to the exercise of any Redemption Rights, the Trust Account has approximately $345,000,000, plus accrued interest since the completion of the Altimar II IPO. However, if the sale of the PIPE Securities does not close by reason of the failure by some or all of the PIPE Investors to fund the purchase price for their PIPE Securities, for example, and a sufficient number of holders of Class A ordinary shares exercise their redemption tights in connection with the Business Combination, we may lack sufficient funds to consummate the Business Combination. Additionally, the PIPE Investors’ obligations to purchase the PIPE Securities are subject to termination prior to the closing of the sale of the PIPE Securities by mutual written consent of Altimar II, Fathom OpCo and each of the PIPE Investors, or if the Business Combination is not consummated on or before December 31, 2021. The PIPE Investors’ obligations to purchase the PIPE Securities are subject to fulfillment of customary closing conditions, including that the Business Combination must be consummated substantially concurrently with, and immediately following, the purchase of PIPE Securities. In the event of any such failure to fund, any obligation is so terminated or any such condition is not satisfied and not waived, we may not be able to obtain additional funds to account for such shortfall on terms favorable to us or at all. Any such shortfall would also reduce the amount of funds that we have available for working capital of the post-business combination Company. While the PIPE Investors represented to us that they have sufficient funds to satisfy their obligations under the respective Subscription Agreements, we have not obligated them to reserve funds for such obligations. The Business Combination Agreement includes a minimum condition to Fathom OpCo’s obligation to consummate the Business Combination that at least $313.0 million in cash is available to Altimar II from the PIPE Investment together with any cash remaining in the Trust Account after giving effect to any exercise of Redemption Rights by Altimar II’s shareholders.
For information on the consequences if the Business Combination is not completed or must be restructured, please see the section of this proxy statement/prospectus entitled “
Risk Factors — Risks Related to the Business Combination and Altimar II
.”

Subsequent to the completion of the Business Combination, Fathom may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition and its share price, which could cause you to lose some or all of your investment.
Altimar II cannot assure you that the due diligence Altimar II has conducted on Fathom will reveal all material issues that may be present with regard to Fathom, or that factors outside of Altimar II’s or Fathom’s control will not later arise. As a result of unidentified issues or factors outside of Altimar II’s or Fathom’s control, Fathom may be forced to later write-down or write-off
assets, restructure operations, or incur impairment or other charges that could result in reporting losses. Even if Altimar II’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with the preliminary risk analysis conducted by Altimar II. Even though these charges may be non-cash
items that would not have an immediate impact on Fathom’s liquidity, the fact that Fathom reports charges of this nature could contribute to negative market perceptions about Fathom or its securities. In addition, charges of this nature may cause Fathom to violate leverage or other covenants to which it may be subject. Accordingly, any shareholders who choose to remain shareholders following the Business Combination could suffer a reduction in the value of their shares from any such write-down or write-downs.
Altimar II’s Public Shareholders will experience dilution due to the issuance to Legacy Fathom Owners of securities entitling them to a significant voting stake in Fathom.
Based upon the assumptions described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” Altimar II’s current Public Shareholders, the PIPE Investors and the Altimar II Founders would hold in the aggregate approximately 25%, 5.8% and 5.3%, respectively, of the outstanding economic interests in Fathom (in each case, assuming no redemptions by Altimar II’s Public Shareholders), following the consummation of the Business Combination. Assuming maximum redemptions by Altimar II’s Public Shareholders and subject to the other assumptions described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information”, Altimar II’s
non-redeeming
Public Shareholders, the PIPE Investors and the Altimar II Founders would hold in the aggregate approximately 17.0%, 5.8% and 4.7%, respectively, of the outstanding economic interests in Fathom following the consummation of the Business Combination. Without limiting the other assumptions described under the section entitled “Unaudited Pro Forma Condensed Combined Financial Information,” these ownership percentages do not take into account:

•	any warrants or options to purchase the Class A common stock, including the Public Warrants and the Private Placement Warrants, that will be outstanding following the Business Combination;

•	any equity awards that may be issued by Fathom; and

•	the Earnout Shares or the Sponsor Earnout Shares.
If any shares of Class A common stock are redeemed in connection with the Business Combination, the percentage of Fathom’s outstanding voting stock held by the current holders of Altimar II will decrease relative to the percentage held if none of the Class A ordinary shares are redeemed. To the extent that any of the outstanding Public Warrants and Private Placement Warrants are exercised for shares of Class A common stock, Altimar II’s existing shareholders may experience substantial dilution. The Altimar II Founders’ pro forma economic ownership of Fathom (assuming exercise of the Public Warrants and the Private Placement Warrants) is set forth below:

	Assuming No Redemptions (1)			Assuming Maximum Redemptions (2)
	Shares	Ownership % (3)	Voting % (3)	Shares	Ownership % (3)	Voting % (3)
Altimar II Founders (4)	17,257,500	11.0%	11.0%	16,288,750	10.5%	10.5%

(1)	This presentation assumes no forfeiture of the Altimar II Founders’ shares of Class A common stock pursuant to the Business Combination Agreement and the Sponsor and Forfeiture Agreement.

(2)
This presentation assumes maximum redemptions. The assumptions under the maximum redemptions scenario include: Public Shareholders redeem 11,200,000 shares of Altimar II’s Class A ordinary shares, the maximum number of shares of Altimar II Class A ordinary shares that may be redeemed for a pro rata portion of the funds in the Trust Account that would still allow Altimar II to satisfy the condition precedent in the Business Combination Agreement that as of immediately prior to the Business Combination, Altimar II have an Available Cash Amount of at least $313 million. This calculation assumes that the full $80 million in aggregate proceeds are received from the PIPE Investment and that the amount in the Trust Account (prior to any redemptions) is equal to $345 million (the amount in the Trust Account as of March 31, 2021), resulting in an aggregate redemption payment (based on an estimated redemption price per share of approximately $10) of $112 million and available Trust Account proceeds at closing of approximately $233 million.

(3)
Percentage calculations assume the exercise and conversion of: (i) 8,625,000 Public Warrants and (ii) 9,900,000 Private Placement Warrants held by Sponsor. Percentage calculations exclude: (i) the Earnout Shares and the Sponsor Earnout Shares (each as defined herein), all of which will be unvested as of the Closing and (ii) shares and awards issuable under the 2021 Omnibus Plan.

(4)
Holdings of Altimar II Founders consists of (i) the shares of Class A common stock held by the Sponsor and the other Altimar II Founders upon automatic conversion of their Class B ordinary shares into Class C common stock as a result of the Domestication which shares of Class C common stock will then convert into Class A common stock and (ii) 9,900,000 shares issuable upon exercise of the Private Placement Warrants held by Sponsor. Holdings of Sponsor excludes 1,267,500 shares of Class A common stock held by Sponsor that constitute Sponsor Earnout Shares (as defined herein).

Altimar II Public Shareholders who do not redeem their Class A ordinary shares will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management of Fathom.
Upon the issuance of Fathom Class A and Class B common stock in connection with the Business Combination, the percentage ownership of Public Shareholders who do not redeem their shares of Class A ordinary shares will be diluted. The percentage of the Fathom Class A common stock that will be owned by Public Shareholders as a group will vary based on the number of Class A ordinary shares for which the holders thereof request redemption in connection with the Business Combination. To illustrate the potential ownership percentages of Public Shareholders under different redemption levels, based on the number of issued and outstanding shares of Altimar II Class A and Class B ordinary shares on June 30, 2021, and based on the Fathom Class A and Class B Common Stock expected to be issued in the Business Combination and the Class A Common Stock expected to be issued as part of the PIPE Investment, non-redeeming
Public Shareholders, as a group, will own:

•	if there are no redemptions of Public Shares, 25% of Fathom’s Common Stock expected to be outstanding immediately after the Business Combination;

•	if there are interim low redemptions of 25% of maximum redemptions, 23% of Fathom’s Common Stock expected to be outstanding immediately after the Business Combination;

•	if there are interim high redemptions of 75% of maximum redemptions, 19% of Fathom’s Common Stock expected to be outstanding immediately after the Business Combination; or

•	if there are maximum redemptions, 17% of Fathom’s Common Stock expected to be outstanding immediately after the Business Combination.
Because of this, Public Shareholders, as a group, will have less influence on the board of directors, management and policies of Fathom than they now have on the board of directors, management and policies of Altimar II. For further discussion of the assumptions underlying the no, low, high and maximum redemptions scenarios set forth above, please see “Unaudited Pro Forma Condensed Combined Financial Information.”

The ownership percentage with respect to Fathom following the Business Combination does not take into account the following potential issuances of securities, which will result in further dilution to Public Shareholders who do not redeem their Public Shares:

•	the issuance of up to 8,625,000 shares upon exercise of the Public Warrants at a price of $11.50 per share;

•	the issuance of up to 9,900,000 shares upon exercise of the Private Placement Warrants held by the Sponsor at a price of $11.50 per share;

•	the issuance of the Earnout Shares and the Sponsor Earnout Shares (each as defined herein); and

•	the issuance of shares under the 2021 Omnibus Plan.
If all such shares were issued immediately after the Business Combination, based on the number of issued and outstanding shares of Altimar II Class A and Class B ordinary shares, and based on the Class A and Class B common stock expected to be issued in the Business Combination and the Class A common stock expected to be issued as part of the PIPE Investment, non-redeeming
Public Shareholders, as a group, would own:

•	if there are no redemptions of Public Shares, 24% of Fathom’s Common Stock outstanding assuming all such shares were issued immediately after the Business Combination;

•	if there are interim low redemptions of 25% of maximum redemptions, 23% of Fathom’s Common Stock outstanding assuming all such shares were issued immediately after the Business Combination;

•	if there are interim high redemptions of 75% of maximum redemptions, 20% of Fathom’s Common Stock outstanding assuming all such shares were issued immediately after the Business Combination; or

•	if there are maximum redemptions of the outstanding Public Shares, 18% of Fathom’s Common Stock outstanding assuming all such shares were issued immediately after the Business Combination.
Altimar II has not obtained an opinion from an independent investment banking firm or another independent firm, and consequently, you may have no assurance from an independent source that the terms of the Business Combination are fair to Altimar II from a financial point of view.
The Altimar II Board did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. Altimar II is not required to obtain an opinion from an independent investment banking firm that is a member of FINRA or from another independent firm that the price it is paying is fair to Altimar II from a financial point of view. In analyzing the Business Combination, the Altimar II Board and Altimar II’s management conducted due diligence on Fathom OpCo and researched the industry in which Fathom OpCo operates and concluded that the Business Combination was in the best interest of its shareholders. Accordingly, Altimar II’s shareholders will be relying solely on the judgment of the Altimar II Board in determining the value of the Business Combination, and the Altimar II Board may not have properly valued such business. The lack of a third-party valuation or fairness opinion may also lead an increased number of shareholders to vote against the Business Combination or demand redemption of their shares, which could potentially impact our ability to consummate the Business Combination. For more information about our decision-making process, see the section entitled “
The Business Combination Agreement — Altimar II’s Board of Director’s Reasons for the Approval of the Business Combination
.”
If the Adjournment Proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the Business Combination and the Domestication, the Altimar II board of directors will not have the ability to adjourn the Special Meeting to a later date in order to solicit further votes, and, therefore, the Business Combination will not be approved, and, therefore, the Business Combination may not be consummated.
The Altimar II Board is seeking approval to adjourn the Special Meeting to a later date or dates if, at the Special Meeting, based upon the tabulated votes, there are insufficient votes to approve each of the Condition

Precedent Proposals or they determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived. If the Adjournment Proposal is not approved, the Altimar II Board will not have the ability to adjourn the Special Meeting to a later date and, therefore, will not have more time to solicit votes to approve the Condition Precedent Proposals. In such event, the Business Combination would not be completed.
The unaudited pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” may not be representative of Fathom’s results if the Business Combination is completed.
Altimar II and Fathom OpCo currently operate as separate companies and have had no prior history as a combined entity. The pro forma financial information included in this proxy statement/prospectus is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the Business Combination been completed at or as of the dates indicated, nor is it indicative of the future operating results or financial position of Fathom OpCo. The pro forma statement of operations does not reflect future nonrecurring charges resulting from the Business Combination. The unaudited pro forma financial information does not reflect future events that may occur after the Business Combination and does not consider potential impacts of future market conditions on revenues or expenses. The pro forma financial information included in the section entitled “Unaudited Pro Forma Condensed Combined Financial Information” has been derived from Altimar II’s and Fathom OpCo’s historical financial statements and certain adjustments and assumptions have been made regarding Fathom after giving effect to the Business Combination. There may be differences between preliminary estimates in the pro forma financial information and the final acquisition accounting, which could result in material differences from the pro forma information presented in this proxy statement/prospectus in respect of the estimated financial position and results of operations of Fathom.
In addition, the assumptions used in preparing the pro forma financial information may not prove to be accurate and other factors may affect Fathom’s financial condition or results of operations following the Closing. Any potential decline in Fathom’s financial condition or results of operations may cause significant variations in the stock price of Fathom.
During the pendency of the Business Combination, Altimar II will not be able to solicit, initiate or take any action to facilitate or encourage any inquiries or the making, submission or announcement of, or enter into a business combination with another party because of restrictions in the Business Combination Agreement.
During the pendency of the Business Combination, Altimar II will not be able to enter into a business combination with another party because of non-solicitation
provisions in the Business Combination Agreement which prohibit Altimar II from soliciting other business combinations. If the Business Combination is not completed, these non-solicitation
provisions will make it more difficult to complete an alternative business combination following the termination of the Business Combination Agreement due to the passage of time during which these provisions have remained in effect.
Because Altimar II is incorporated under the laws of the Cayman Islands, in the event the Business Combination is not completed, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.
Because Altimar II is currently incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests and your ability to protect your rights through the U.S. Federal courts may be limited prior to the Domestication. Altimar II is currently an exempted company under the laws of the Cayman Islands. As a result, it may be difficult for investors to effect service of process within the United States upon Altimar II’s directors or officers, or enforce judgments obtained in the United States courts against Altimar II’s directors or officers.

Until the Domestication is effected, Altimar II’s corporate affairs are governed by the Amended and Restated Memorandum and Articles of Association, the Cayman Islands Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of its directors to Altimar II under the laws of the Cayman Islands are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of Altimar II’s shareholders and the fiduciary responsibilities of its directors under Cayman Islands law are different from what they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and certain states, such as Delaware, may have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholders derivative action in a Federal court of the United States.
The courts of the Cayman Islands are unlikely (i) to recognize or enforce against Altimar II judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States or any state; and (ii) in original actions brought in the Cayman Islands, to impose liabilities against Altimar II predicated upon the civil liability provisions of the federal securities laws of the United States or any state, so far as the liabilities imposed by those provisions are penal in nature. In those circumstances, although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign money judgment of a foreign court of competent jurisdiction without retrial on the merits based on the principle that a judgment of a competent foreign court imposes upon the judgment debtor an obligation to pay the sum for which judgment has been given provided certain conditions are met. For a foreign judgment to be enforced in the Cayman Islands, such judgment must be final and conclusive and for a liquidated sum, and must not be in respect of taxes or a fine or penalty, inconsistent with a Cayman Islands judgment in respect of the same matter, impeachable on the grounds of fraud or obtained in a manner, or be of a kind the enforcement of which is, contrary to natural justice or the public policy of the Cayman Islands (awards of punitive or multiple damages may well be held to be contrary to public policy). A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere.
The Public Shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the Altimar II Board or controlling shareholders than they would as public shareholders of a United States company.
Fathom will be a holding company and its only material asset after completion of the Business Combination will be its interest in Fathom OpCo, and it is accordingly dependent upon distributions made by Fathom OpCo to pay dividends, taxes, and other expenses, including payments under the Tax Receivable Agreement.
Upon completion of the Business Combination, Fathom will be a holding company with no material assets other than its New Fathom Units. As a result, Fathom will have no independent means of generating revenue or cash flow. Fathom’s ability to pay dividends, taxes, and other expenses, including payments under the Tax Receivable Agreement, will depend on the financial results and cash flows of Fathom OpCo and its subsidiaries and the distributions Fathom receives from Fathom OpCo. Deterioration in the financial condition, earnings or cash flow of Fathom OpCo and its subsidiaries for any reason could limit or impair Fathom OpCo’s ability to pay such distributions. Additionally, to the extent that Fathom needs funds and Fathom OpCo and/or its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of any financing arrangements, or Fathom OpCo and/or its subsidiaries are otherwise unable to provide such funds, it could materially adversely affect Fathom’s liquidity and financial condition.
Subject to the discussion herein, Fathom OpCo will continue to be treated as a partnership for U.S. federal income tax purposes and, as such, generally will not be subject to any entity-level U.S. federal income tax.

Instead, taxable income will be allocated to holders of New Fathom Units. Accordingly, Fathom will be required to pay income taxes on its allocable share of any net taxable income of Fathom OpCo. Under the terms of the Fathom Operating Agreement, Fathom OpCo is obligated to make tax distributions to holders of the New Fathom Units (including Fathom) calculated at certain assumed tax rates. In addition to tax expenses, Fathom will also incur expenses related to its operations, including Fathom’s payment obligations under the Tax Receivable Agreement, which could be significant, and some of which will be reimbursed by Fathom OpCo (excluding payment obligations under the Tax Receivable Agreement). Fathom intends to cause Fathom OpCo to make ordinary distributions and tax distributions to holders of New Fathom Units on a pro rata basis in amounts sufficient to cover all applicable taxes, relevant operating expenses, payments by Fathom under the Tax Receivable Agreement and dividends, if any, declared by Fathom. However, as discussed above, Fathom OpCo’s ability to make such distributions may be subject to various limitations and restrictions including, but not limited to, retention of amounts necessary to satisfy the obligations of Fathom OpCo and its subsidiaries and restrictions on distributions that would violate any applicable restrictions contained in Fathom OpCo’s or its subsidiaries’ debt agreements, or any applicable law, or that would have the effect of rendering Fathom OpCo or a subsidiary insolvent. To the extent that Fathom is unable to make payments under the Tax Receivable Agreement for any reason, such payments will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments under the Tax Receivable Agreement, which could be substantial.
Additionally, although Fathom OpCo and its subsidiaries generally will not be subject to any entity-level U.S. federal income tax, they may be liable for audit adjustments to prior year tax returns, absent an election to the contrary. In the event Fathom OpCo’s calculations of taxable income are incorrect, Fathom OpCo, its subsidiaries and/or their respective owners, including Fathom, in later years may be subject to material liabilities as a result of such audits.
If Fathom OpCo were treated as a corporation for U.S. federal income tax or state tax purposes, then the amount available for distribution by Fathom OpCo could be substantially reduced and the value of Fathom common stock could be adversely affected.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes (such as Fathom OpCo) may nonetheless be treated as, and taxable as, a corporation if it is a “publicly traded partnership” unless an exception to such treatment applies. An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes will be treated as a “publicly traded partnership” if interests in such entity are traded on an established securities market or interests in such entity are readily tradable on a secondary market or the substantial equivalent thereof. If Fathom OpCo were determined to be treated as a “publicly traded partnership” (and taxable as a corporation) for U.S. federal income tax purposes, Fathom OpCo would be taxable on its income at the U.S. federal income tax rates applicable to corporations and distributions by Fathom OpCo to its partners (including Fathom) could be taxable as dividends to such partners to the extent of the earnings and profits of Fathom OpCo. In addition, Fathom would no longer have the benefit of increases in the tax basis of Fathom OpCo’s assets as a result of exchanges of New Fathom Units for shares of Fathom Class A common stock. Pursuant to the Fathom Operating Agreement, the Exchange TRA Parties (as defined in the Tax Receivable Agreement) may, from time to time, subject to the terms of the Fathom Operating Agreement, exchange their interests in Fathom OpCo and have such interests redeemed by Fathom OpCo for cash or Fathom stock. While such exchanges could be treated as trading in the interests of Fathom OpCo for purposes of testing “publicly traded partnership” status, the Fathom Operating Agreement requires Fathom to impose restrictions on exchanges that Fathom determines to be necessary or advisable so that Fathom OpCo is not treated as a “publicly traded partnership” for U.S. federal income tax purposes. Accordingly, while such position is not free from doubt, Fathom OpCo is expected to be operated such that it is not treated as a “publicly traded partnership” taxable as a corporation for U.S. federal income tax purposes and we intend to take the position that Fathom OpCo is not so treated as a result of exchanges of its interests pursuant to the Fathom Operating Agreement.

Pursuant to the Tax Receivable Agreement, Fathom will be required to make payments to Blocker TRA Parties and Exchange TRA Parties (each as defined in the Tax Receivable Agreement) for certain tax benefits Fathom may claim and those payments may be substantial.
The Exchange TRA Parties (as defined in the Tax Receivable Agreement) will sell or exchange certain interests in Fathom OpCo pursuant to the transactions contemplated by the Business Combination Agreement and may in the future exchange their New Fathom Units, together with the cancellation of an equal number of shares of Class B common stock, for shares of Fathom Class A common stock, or cash pursuant to the Fathom Operating Agreement. Such transactions are expected to result in increases in Fathom’s allocable share of the tax basis of the tangible and intangible assets of Fathom OpCo and its subsidiaries. These increases in tax basis may increase (for income tax purposes) depreciation and amortization deductions and therefore reduce the amount of income or franchise tax that Fathom would otherwise be required to pay in the future had such sales and exchanges never occurred. Additionally, in connection with the closing of the Business Combination Agreement, Fathom will acquire the Fathom Blockers from the Blocker TRA Parties (as defined in the Tax Receivable Agreement). Certain tax assets and attributes of the Fathom Blockers may be available to reduce the amount of income or franchise tax that Fathom would otherwise be required to pay in the future had it not acquired the Fathom Blockers.
In connection with the Business Combination, Fathom will enter into the Tax Receivable Agreement, which generally provides for the payment by it of 85% of the net cash savings, if any, in U.S. federal, state and local, income and franchise tax (computed using certain assumptions to address the impact of state and local taxes) that it actually realizes (or in certain cases is deemed to realize) as a result of tax basis in certain assets and other tax attributes of the Fathom Blockers and of Fathom at the time of the Business Combination (including as a result of any cash payments made to FathomOpCo in exchange for New Fathom Units pursuant to the Business Combination), any increases in tax basis and other tax benefits related to the payment of cash consideration pursuant to the Business Combination Agreement and any increases in tax basis and other tax benefits resulting from any exchange of New Fathom Units for shares of Class A common stock or cash in the future and tax benefits related to entering into and making payments under the Tax Receivable Agreement. Fathom will retain the benefit of the remaining 15% of such tax savings.
Payments under the Tax Receivable Agreement are the obligation of Fathom and not of Fathom OpCo. The actual increase in Fathom’s allocable share of Fathom OpCo’s tax basis in its assets, as well as estimating the amount and timing of any payments due to the TRA Parties based on future exchanges under the Tax Receivable Agreement, is by its nature, imprecise. For purposes of the Tax Receivable Agreement, savings in tax generally are calculated by comparing Fathom’s actual tax liability (determined by using the actual applicable U.S. federal income tax rate and assumed combined state and local income tax rate) to the amount that Fathom would have been required to pay had it not been able to utilize any of the tax benefits subject to the Tax Receivable Agreement. The amounts payable, as well as the timing of any payments under the Tax Receivable Agreement will vary depending upon a number of factors, including the timing of exchanges, the market price of the Class A common stock at the time of the exchange, the extent to which such exchanges are taxable, the depreciation and amortization periods that will apply to any increases in tax basis, the U.S. federal income tax rate then applicable, and the amount and timing of the recognition of Fathom’s income. While many of the factors that will determine the amount of payments that Fathom will make under the Tax Receivable Agreement are outside of its control, Fathom expects that the payments it will make under the Tax Receivable Agreement will be substantial. At this time, Fathom is not able to provide a meaningful range of the total amount of payments to be made under the Tax Receivable Agreement resulting from future exchanges of New Fathom Units for shares of Class A common stock with any specificity or reliability for the reasons discussed above. However, Fathom estimates that the total amount of payments anticipated to be made in the future as a result of the tax basis of Fathom at the time of the Business Combination will be $89.8 million assuming there is no redemption of outstanding Public Shares in connection with the Business Combination and $60.9 million assuming there is a maximum redemption of outstanding Public Shares in connection with the Business Combination. The amount of these payments is based upon the assumptions that (i) Fathom’s share price at the Business Combination will be equal to $10 per share,

(ii) there are no changes in future income tax rates or tax laws, (iii) Fathom is able to fully utilize tax attributes arising in connection with the Business Combination in future tax periods, and (iv) there is no acceleration of amounts due under the Tax Receivable Agreement on account of early termination. The fair value of the liability associated with these payments is recognized in the
“Pro Forma Condensed Combined Balance Sheet as of June 30, 2021.”
Any payments made by Fathom under the Tax Receivable Agreement will generally reduce the amount of overall cash flow that might have otherwise been available to Fathom. To the extent that Fathom is unable to make timely payments under the Tax Receivable Agreement for any reason, the unpaid amounts will be deferred and will accrue interest until paid; however, nonpayment for a specified period may constitute a breach of a material obligation under the Tax Receivable Agreement and therefore accelerate payments due under the Tax Receivable Agreement, as further described below. Furthermore, Fathom’s future obligation to make payments under the Tax Receivable Agreement could make Fathom a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that may be realized or deemed realized under the Tax Receivable Agreement. See the section entitled “
The Business
Combination Agreement
— Related
Agreements
— Tax Receivable
Agreemen
t
.”
In certain cases, payments under the Tax Receivable Agreement may exceed the actual tax benefits Fathom realizes or be accelerated.
Payments under the Tax Receivable Agreement will be based on the tax reporting positions that Fathom determines under the procedures and assumptions set forth in the Tax Receivable Agreement, and the IRS or another taxing authority may challenge all or any part of the tax basis increases, as well as other tax positions that Fathom takes, and a court may sustain such a challenge. In the event that any tax benefits initially claimed by Fathom are disallowed, the Exchange TRA Parties and the Blocker TRA Parties (each as defined in the Tax Receivable Agreement) will not be required to reimburse Fathom for any excess payments that may previously have been made under the Tax Receivable Agreement, for example, due to adjustments resulting from examinations by taxing authorities. Rather, excess payments made to such holders will be netted against any future cash payments otherwise required to be made by Fathom under the Tax Receivable Agreement, if any, after the determination of such excess. However, a challenge to any tax benefits initially claimed by Fathom may not arise for a number of years following the initial time of such payment or, even if challenged early, such excess cash payment may be greater than the amount of future cash payments that Fathom might otherwise be required to make under the terms of the Tax Receivable Agreement and, as a result, there might not be future cash payments against which to net. Actual tax benefits realized by Fathom may differ from tax benefits calculated under the Tax Receivable Agreement as a result of the use of certain assumptions in the Tax Receivable Agreement, including the use of an assumed weighted-average state and local income tax rate to calculate tax benefits. As a result, in certain circumstances Fathom could make payments under the Tax Receivable Agreement in excess of Fathom’s actual income or franchise tax savings, which could materially impair Fathom’s financial condition.
Moreover, the Tax Receivable Agreement provides that, in certain events, including a change of control, breach of a material obligation under the Tax Receivable Agreement, or Fathom’s exercise of early termination rights, Fathom’s obligations under the Tax Receivable Agreement will accelerate and Fathom will be required to make a lump-sum cash payment to the Exchange TRA Parties and the Blocker TRA Parties (each as defined in the Tax Receivable Agreement) and other applicable parties to the Tax Receivable Agreement equal to the present value of all forecasted future payments that would have otherwise been made under the Tax Receivable Agreement, which lump-sum payment would be based on certain assumptions, including those relating to Fathom’s future taxable income. The lump-sum payment could be substantial and could exceed the actual tax benefits that Fathom realizes subsequent to such payment because such payment would be calculated assuming, among other things, that Fathom would have certain tax benefits available to it and that Fathom would be able to use the potential tax benefits in future years. Assuming no material changes in the relevant tax law, we expect that if we experienced a change of control or the Tax Receivable Agreement were terminated immediately after the Business Combination, the estimated lump-sum payment would be approximately $262.8 million (calculated using a discount rate equal to a per annum rate of LIBOR plus 100 basis points, applied against an undiscounted liability of approximately $295.9 million).
There may be a material negative effect on Fathom’s liquidity if the payments required to be made by Fathom under the Tax Receivable Agreement exceed the actual income or franchise tax savings that Fathom realizes. Furthermore, Fathom’s obligations to make payments under the Tax Receivable Agreement could also have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control.
Fathom OpCo may directly or indirectly make distributions of cash to us substantially in excess of the amounts we use to make distributions to our stockholders and pay our expenses (including our taxes and payments by Fathom under the Tax Receivable Agreement). To the extent we do not distribute such excess cash as dividends to our shareholders, the direct or indirect holders of New Fathom Units would benefit from any value attributable to such cash as a result of their ownership of our stock upon an exchange of their New Fathom Units.
Following the Business Combination, we will receive a pro rata portion of any distributions made by Fathom OpCo. Any cash received from such distributions will first be used to satisfy any tax liability and then to make any payments required to be made by Fathom under the Tax Receivable Agreement. Subject to having available cash and subject to limitations imposed by applicable law and contractual restrictions, the Fathom Operating Agreement requires Fathom OpCo to make certain distributions to holders of New Fathom Units (including Fathom) pro rata to facilitate the payment of taxes with respect to the income of Fathom OpCo that is allocated to them. To the extent that the tax distributions we directly or indirectly receive exceed the amounts we actually require to pay taxes, Tax Receivable Agreement payments and other expenses (which is likely to be the case given that the assumed tax rate for such distributions will generally exceed our effective tax rate), we will not be required to distribute such excess cash. Our board of directors may, in its sole discretion, choose to use such excess cash for certain purposes, including to make distributions to the holders of our stock. Unless and until our board of directors chooses, in its sole discretion, to declare a distribution, we will have no obligation to distribute such cash (or other available cash other than any declared dividend) to our stockholders.
No adjustments to the exchange ratio of New Fathom Units for shares of our common stock will be made as a result of either (i) any cash distribution by us or (ii) any cash that we retain and do not distribute to our stockholders. To the extent we do not distribute such cash as dividends and instead, for example, hold such cash balances or use such cash for certain other purposes, this may result in shares of our stock increasing in value relative to the New Fathom Units. The holders of New Fathom Units may benefit from any value attributable to such cash balances if they acquire shares of our stock in an exchange of New Fathom Units.
The Domestication may result in adverse tax consequences for holders of Altimar II ordinary shares and warrants, including Public Shareholders exercising Redemption Rights.
U.S. holders (as defined in “
Material
U.S. Federal Income Tax Considerations — U.S. Holders
” below) may be subject to U.S. federal income tax as a result of the Domestication. As discussed more fully under “Material U.S. Federal Income Tax Considerations” below, it is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP that the Domestication should qualify as a reorganization within the meaning of Section 368(a)(l)(F) of the Code. However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) to a statutory conversion of a corporation holding only investment-type assets such as Altimar II, this result is not entirely clear.
Assuming the Domestication qualifies as a reorganization under Section 368(a)(1)(F) of the Code, U.S. holders of Altimar II ordinary shares will be subject to Section 367(b) of the Code, and as a result:

•
a U.S. holder of Altimar II ordinary shares whose Altimar II ordinary shares have a fair market value of less than $50,000 on the date of the Domestication should not recognize any gain or loss and generally should not be required to include any part of Altimar II’s earnings in income pursuant to the Domestication;

•
a U.S. holder of Altimar II ordinary shares whose Altimar II ordinary shares have a fair market value of $50,000 or more on the date of the Domestication, but who on the date of the Domestication owns (actually and constructively) less than 10% of the total combined voting power of all classes of Altimar II ordinary shares entitled to vote and less than 10% of the total value of all classes of Altimar II ordinary shares will generally recognize gain (but not loss) with respect to the Domestication, as if such U.S. holder exchanged its Altimar II ordinary shares for Fathom common stock in a taxable transaction. As an alternative to recognizing gain, such U.S. holders may file an election to include in income as a dividend the “all earnings and profits amount” (as defined in Treasury Regulation
Section 1.367(b)-2(d))
attributable to their Altimar II ordinary shares, provided certain other requirements are satisfied. Altimar II does not expect that Altimar II’s cumulative earnings and profits will be material at the time of Domestication; and

•
a U.S. holder of Altimar II ordinary shares who on the date of the Domestication owns (actually and constructively) 10% or more of the total combined voting power of all classes of Altimar II ordinary shares entitled to vote or 10% or more of the total value of all classes of Altimar II ordinary shares will generally be required to include in income as a dividend the “all earnings and profits amount” (as defined in Treasury Regulation
Section 1.367(b)-2(d))
attributable to its Altimar II ordinary shares. Any such U.S. holder that is a corporation may, under certain circumstances, effectively be exempt from taxation on a portion or all of the deemed dividend pursuant to Section 245A of the Code. Altimar II does not expect that Altimar II’s cumulative earnings and profits will be material at the time of the Domestication.

If Altimar II were to be treated as a PFIC, for U.S. federal income tax purposes, certain U.S. Holders may be subject to adverse tax consequences as a result of the Domestication. Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those two years. Altimar II believes, although subject to uncertainty, that Altimar II’s 2021 taxable year may be the start-up year and that Altimar II may not be treated as a PFIC for 2021. The application of the start-up exception will depend, in part, on whether the Domestication is consummated in 2021. In addition, the application of the start-up exception to the present transaction involves the application of complicated rules with respect to which there is no clear authority. Accordingly, there can be no assurance with respect to Altimar II’s status as a PFIC for 2021. All holders are urged to consult their tax advisors concerning the application of the PFIC rules to Altimar II under such holder’s particular circumstances, including the potential to make a “qualified electing fund” election or a protective “qualified electing fund” election. For a more complete discussion of the requirements to qualify for the start-up exception and the potential application of the PFIC rules to U.S. holders as a result of the Domestication, see “Material U.S. Federal Income Tax Considerations — U.S. Holders — PFIC Considerations.”
Additionally, the Domestication may cause
non-U.S.
holders (as defined in “
Material U.S. Federal Income Tax Considerations —
Non-U.S.
Holders
” below) to become subject to U.S. federal withholding taxes on any dividends paid in respect of such
non-U.S.
holder’s Fathom common stock after the Domestication.
Furthermore, because the Domestication will occur immediately prior to the redemption of U.S. holders that exercise Redemption Rights, U.S. holders exercising Redemption Rights will be subject to the potential tax consequences of the Domestication.
The tax consequences of the Domestication are complex and will depend on a holder’s particular circumstances. All holders are strongly urged to consult their tax advisors for a full description and understanding of the tax consequences of the Domestication, including the applicability and effect of U.S.

federal, state, local and foreign income and other tax laws. For a more complete discussion of the U.S. federal income tax consequences of the Domestication, see the discussion in the section entitled “
Material U.S. Federal Income Tax Considerations.
”
Fathom’s business and operations could be negatively affected if it becomes subject to any securities litigation or shareholder activism, which could cause Fathom to incur significant expense, hinder execution of business and growth strategy and impact its stock price.
In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of Fathom’s Class A common stock or other reasons may in the future cause it to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the board of directors’ attention and resources from Fathom’s business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to Fathom’s future, adversely affect its relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, Fathom may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, its stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.
In connection with the Business Combination, the Sponsor, the other Altimar II Founder, directors, executive officers, advisors and their affiliates may elect to purchase shares or Public Warrants from Public Shareholders, which may influence a vote on a proposed business combination and reduce the public “float” of our Class A ordinary shares.
In connection with the Business Combination, the Sponsor, the other Altimar II Founders, directors, executive officers, advisors or their affiliates may purchase shares or Public Warrants in privately negotiated transactions or in the open market either prior to or following the completion of our initial business combination, although they are under no obligation to do so. However, other than as expressly stated herein, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase shares or Public Warrants in such transactions.
In the event that the Sponsor, the other Altimar II Founders, directors, executive officers, advisors or their affiliates purchase shares in privately negotiated transactions from public shareholders who have already elected to exercise their Redemption Rights, such selling shareholders would be required to revoke their prior elections to redeem their shares. The purpose of any such purchases of shares would be to vote such shares in favor of the Business Combination and thereby increase the likelihood of obtaining shareholder approval of the Business Combination or to satisfy the Available Cash Amount Condition, where it appears that such requirement would otherwise not be met. The purpose of any such purchases of Public Warrants would be to reduce the number of Public Warrants outstanding or to vote such warrants on any matters submitted to the warrant holders for approval in connection with our initial business combination. Any such purchases of our securities may result in the completion of our initial business combination that may not otherwise have been possible. Any such purchases will be reported pursuant to Section 13 and Section 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public “float” of our Class A ordinary shares or Public Warrants and the number of beneficial holders of our securities may be reduced, possibly making it difficult to maintain or obtain the quotation, listing or trading of our securities on a national securities exchange.

There is no guarantee that a shareholder’s decision whether to redeem its shares for a pro rata portion of the Trust Account will put the shareholder in a better future economic position.
We can give no assurance as to the price at which a shareholder may be able to sell its Class A common stock in the future following the completion of the Business Combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the Business Combination, may cause an increase in our share price, and may result in a lower value realized now than a shareholder might realize in the future had the shareholder not redeemed its shares. Similarly, if a shareholder does not redeem its shares, the shareholder will bear the risk of ownership of the Class A common stock after the consummation of the Business Combination, and there can be no assurance that a shareholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A shareholder should consult the shareholder’s own financial advisor for assistance on how this may affect his, her or its individual situation.
If a shareholder fails to receive notice of our offer to redeem our Class A ordinary shares in connection with the Business Combination, such shares may not be redeemed.
We will comply with the proxy rules when conducting redemptions in connection with the Business Combination. Despite our compliance with these rules, if a shareholder fails to receive our proxy solicitation, such shareholder may not become aware of the opportunity to redeem its shares. In addition, the proxy solicitation that we furnish to holders of our Class A ordinary shares in connection with the Business Combination describes the various procedures that must be complied with in order to validly redeem or tender Class A ordinary shares. In the event that a shareholder fails to comply with these procedures, its shares may not be redeemed.
If you or a “group” of shareholders are deemed to hold in excess of 15% of our Class A ordinary shares, you will lose the ability to redeem all such shares in excess of 15% of our Class A ordinary shares.
The Amended and Restated Memorandum and Articles of Association of Altimar II provide that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Exchange Act), will be restricted from seeking Redemption Rights with respect to more than an aggregate of 15% of the shares sold in the IPO without our prior consent, which we refer to as the “Excess Shares.” However, we would not be restricting our shareholders’ ability to vote all of their shares (including Excess Shares) for or against the Business Combination. Your inability to redeem the Excess Shares will reduce your influence over our ability to complete the Business Combination and you could suffer a material loss on your investment in us if you sell Excess Shares in open market transactions. Additionally, you will not receive redemption distributions with respect to the Excess Shares if we complete the Business Combination. As a result, you will continue to hold that number of shares exceeding 15% and, in order to dispose of such shares, would be required to sell your shares in open market transactions, potentially at a loss.
If third parties bring claims against us, the proceeds held in the Trust Account could be reduced and the per-share
redemption amount received by shareholders may be less than $10.00 per share.
Our placing of funds in the Trust Account may not protect those funds from third party claims against us. Since the consummation of the IPO, we have sought and will continue to seek to have vendors, service providers, prospective target businesses, including the Continuing Fathom Unitholders in the Business Combination, and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of our Public Shareholders. However, in certain instances we have not been able to obtain such a waiver in agreements that we have executed. Further, under certain circumstances, parties that have executed such a waiver may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case, in order to gain advantage with respect to a claim against our assets, including the funds held in the Trust Account. In determining whether to enter into an agreement with a third party that refuses to execute a waiver of such claims to the monies held in the Trust Account, our management has and will consider whether competitive alternatives are reasonably available to us, and have historically only entered into agreements with third parties without such a waiver in situations where management believes that such third party’s engagement is in the best interests of Altimar II under the circumstances.
Upon redemption of our Class A ordinary shares, if we are unable to complete the initial business combination within the prescribed timeframe, or upon the exercise of a redemption right in connection with the initial business combination, we may be required to provide for payment of claims of creditors that were not waived that may be brought against us within the ten years following redemption. Although no such claims have been brought against us or threatened to date, the per-share
redemption amount received by Public Shareholders could be less than the $10.00 per Public Share initially held in the Trust Account, due to claims of such creditors to the extent they are brought in the future. Pursuant to a letter agreement, the Sponsor agreed that it will be liable to us if and to the extent any claims by a third party for services rendered or products sold to us, or a prospective target business with which we entered into a written letter of intent, confidentiality or other similar agreement or business combination agreement reduces the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to the monies held in the Trust Account (whether or not such waiver is enforceable) nor will it apply to any claims under our indemnity of the underwriters of the IPO against certain liabilities, including liabilities under the Securities Act. However, we have not asked the Sponsor to reserve for such indemnification obligations, nor have we independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and we believe that the Sponsor’s only assets are securities of our company. Therefore, we cannot assure you that the Sponsor would be able to satisfy those obligations. None of our officers or directors will indemnify us for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
Our directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to our Public Shareholders.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case less taxes payable, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, our independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While we currently expect that our independent directors would take legal action on our behalf against the Sponsor to enforce its indemnification obligations to us, it is possible that our independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance. If our independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to our Public Shareholders may be reduced below $10.00 per share.
We may not have sufficient funds to satisfy indemnification claims of our directors and executive officers.
We agreed to indemnify our officers and directors to the fullest extent permitted by law. However, our officers and directors agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and to not seek recourse against the Trust Account for any reason whatsoever (except to the extent they are entitled to funds from the Trust Account due to their ownership of Public Shares).

Accordingly, any indemnification provided will be able to be satisfied by us only if (i) we have sufficient funds outside of the Trust Account or (ii) we consummate an initial business combination (which shall be the Business Combination should it occur). Our obligation to indemnify our officers and directors may discourage shareholders from bringing a lawsuit against our officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against our officers and directors, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against our officers and directors pursuant to these indemnification provisions.
If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding-up petition or an involuntary or winding-up bankruptcy petition is filed against us that is not dismissed, a bankruptcy court may seek to recover such proceeds, and the members of our board of directors may be viewed as having breached their fiduciary duties to our creditors, thereby exposing the members of our board of directors and us to claims of punitive damages.
If, after we distribute the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover some or all amounts received by our shareholders. In addition, our board of directors may be viewed as having breached its fiduciary duty to our creditors and/or having acted in bad faith, thereby exposing itself and us to claims of punitive damages, by paying Public Shareholders from the Trust Account prior to addressing the claims of creditors.
If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding-up petition or an involuntary or winding-up bankruptcy petition is filed against us that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of our shareholders and the per-share
amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to our Public Shareholders, we file a bankruptcy or winding-up petition or an involuntary bankruptcy or winding-up petition is filed against us that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our shareholders. To the extent any bankruptcy or insolvency claims deplete the Trust Account, the per-share
amount that would otherwise be received by our shareholders in connection with our liquidation may be reduced.
You may only be able to exercise your Public Warrants on a “cashless basis” under certain circumstances, and if you do so, you will receive fewer Class A common stock from such exercise than if you were to exercise such warrants for cash.
The warrant agreement provides that in the following circumstances holders of warrants who seek to exercise their warrants will not be permitted to do for cash and will, instead, be required to do so on a cashless basis in accordance with Section 3(a)(9) of the Securities Act: (i) if the Class A common stock issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the terms of the warrant agreement; (ii) if we have so elected and the Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of “covered securities” under Section 18(b)(1) of the Securities Act; and (iii) if we have so elected and we call the Public Warrants for redemption. If you exercise your Public Warrants on a cashless basis, you would pay the warrant exercise price by surrendering all of the warrants for that number of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” of our Class A common stock (as defined in the next sentence) over the exercise price of the warrants by (y) the fair market value. The “fair market value” is the average reported last sale price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of exercise is received by the warrant agent or on which the notice of redemption is sent to the holders of warrants, as applicable. As a result, you would receive fewer shares of Class A common stock from such exercise than if you were to exercise such warrants for cash.
The grant of registration rights to certain holders, including PIPE Investors, and the future exercise of such rights may adversely affect the market price of our Class A common stock.
Upon the completion of the Business Combination, the Registration Rights Agreement will be entered into by and among Fathom Digital Manufacturing Corporation and certain other parties thereto, replacing Altimar II’s existing registration rights agreement. The Registration Rights Agreement in substantially the form it will be executed in connection with the Closing is attached to this proxy statement/prospectus as
Annex F
. Pursuant to the Registration Rights Agreement, the Legacy Fathom Owners, Sponsor and other Altimar II Founders, and, in each case, their permitted transferees and assigns will have customary registration rights (including demand, shelf and piggy-back rights, subject to cooperation and cut-back
provisions). Further, pursuant to the Subscription Agreements, we agreed that we will use commercially reasonable best efforts (i) to file within 30 days after the closing of the Business Combination a registration statement with the SEC for a secondary offering of the PIPE Securities, (ii) to cause such registration statement to be declared effective promptly thereafter and (iii) to maintain the effectiveness of such registration statement until the earlier of (a) the date on which Sponsor and all of the independent directors cease to hold the securities covered thereby, and (b) the date all of the securities covered thereby can be sold publicly without restriction or limitation under Rule 144 under the Securities Act. In addition, the Subscription Agreements provide these holders will have certain “piggy-back” registration rights to include their securities in other registration statements filed by us. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of the Class A common stock of Fathom.
We may have been a PFIC, which could result in adverse United States federal income tax consequences to U.S. investors.
Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those two years. Altimar II believes, although subject to uncertainty, that Altimar II’s 2021 taxable year may be the start-up year and that Altimar II may not be treated as a PFIC for 2021. The application of the start-up exception will depend, in part, on whether the Domestication is consummated in 2021. In addition, the application of the start-up exception to the present transaction involves the application of complicated rules with respect to which there is no clear authority. Accordingly, there can be no assurance with respect to Altimar II’s status as a PFIC for 2021. If we have been a PFIC for any taxable year (or portion thereof) that is included in the holding period of a beneficial owner of Altimar II ordinary shares or warrants that is a “U.S. holder” as that term is defined in the section entitled “Material U.S. Federal Income Tax Considerations – U.S. Holders – PFIC Considerations,” such U.S. holder may be subject to certain adverse U.S. federal income tax consequences and may be subject to additional reporting requirements, including as a result of the Domestication. Our PFIC status for any taxable year will not be determinable until after the end of such taxable year. If we determine we are a PFIC for any taxable year, upon written request, Altimar II will endeavor to provide to a U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a “qualified electing fund” election, but there can be no assurance that we will timely provide such required information, and such election would be unavailable with respect to Altimar II warrants in all cases. The PFIC rules are complex and will depend on a holder’s particular circumstances. All U.S. holders are strongly urged to consult their tax advisors regarding the application and effect of the PFIC rules, including as a result of the Domestication, including the applicability and effect of U.S. federal, state, local and foreign income and other tax laws. For a more complete discussion of the potential application of the PFIC rules to U.S. holders as a result of the Domestication, “Material U.S. Federal Income Tax Considerations – U.S. Holders – PFIC Considerations.”
The provisions of the Amended and Restated Memorandum and Articles of Association that relate to the rights of holders of our Class A ordinary shares (and corresponding provisions of the agreement governing the release of funds from our Trust Account) may be amended with the approval of holders of at least two-thirds
of our ordinary shares who attend and vote at a general meeting of Altimar II, which is a lower amendment threshold than that of some other blank check companies. It may be easier for us, therefore, to amend the Amended and Restated Memorandum and Articles of Association to facilitate the completion of the Business Combination that some of our shareholders may not support.
Some other blank check companies have a provision in their charter which prohibits the amendment of certain of its provisions, including those which relate to the rights of a company’s shareholders, without approval by a certain percentage of the company’s shareholders. In those companies, amendment of these provisions typically requires approval by between 90% and 100% of the company’s shareholders. The Amended and Restated Memorandum and Articles of Association provide that any of its provisions related to the rights of holders of our Class A ordinary shares (including the requirement to deposit proceeds of the IPO and the Private Placement of Warrants into the Trust Account and not release such amounts except in specified circumstances, and to provide Redemption Rights to Public Shareholders as described herein) may be amended if approved by special resolution, meaning holders of at least two-thirds
of our ordinary shares who attend and vote at a general meeting of Altimar II, and corresponding provisions of the trust agreement governing the release of funds from our Trust Account may be amended if approved by holders of 65% of our ordinary shares; provided that the provisions of our Amended and Restated Memorandum and Articles of Association governing the appointment or removal of directors prior to our initial business combination may only be amended by a special resolution passed by not less than two-thirds
of our ordinary shares who attend and vote at our general meeting which shall include the affirmative vote of a simple majority of our Class B ordinary shares. Altimar II’s Sponsor and its permitted transferees, if any, who collectively beneficially owned 20% of our issued and outstanding Class A ordinary shares, will participate in any vote to amend the Amended and Restated Memorandum and Articles of Association and/or trust agreement and will have the discretion to vote in any manner they choose. As a result, we may be able to amend the provisions of the Amended and Restated Memorandum and Articles of Association which govern our pre-Business
Combination actions more easily than some other special purpose acquisition companies, and this may increase our ability to complete the Business Combination with which you may not agree. Our shareholders may pursue remedies against us for any breach of the Amended and Restated Memorandum and Articles of Association.
Sponsor, executive officers and directors agreed, pursuant to agreements with us, that they will not propose any amendment to the Amended and Restated Memorandum and Articles of Association to modify the substance or timing of our obligation to provide for the redemption of our Class A ordinary shares in connection with the Business Combination or to redeem 100% of our Class A ordinary shares if we do not complete the Business Combination within 24 months from the closing of the IPO or with respect to any other provision relating to the rights of holders of our Class A ordinary shares, unless we provide our Public Shareholders with the opportunity to redeem their Class A ordinary shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our income taxes, if any, divided by the number of then outstanding Class A ordinary shares. Our shareholders are not parties to, or third-party beneficiaries of, these agreements and, as a result, will not have the ability to pursue remedies against Sponsor, executive officers or directors for any breach of these agreements. As a result, in the event of a breach, our shareholders would need to pursue a shareholder derivative action, subject to applicable law.

We may amend the terms of the warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of Class A ordinary shares purchasable upon exercise of a warrant could be decreased, all without approval of each warrant affected.
Our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer and Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 50% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of Public Warrants. Accordingly, we may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 50% of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the Public Warrants with the consent of at least 50% of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash, shorten the exercise period or decrease the number of Class A ordinary shares or Class A common stock, as applicable, purchasable upon exercise of a warrant.
We may redeem unexpired warrants prior to their exercise at a time that is disadvantageous to holders of warrants, thereby making such warrants worthless.
We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sale price of our Class A ordinary shares or Class A common stock, as applicable, equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) on each of 20 trading days within a 30 trading-day
period ending on the third trading day prior to the date on which notice of such redemption is given. We will not redeem the warrants unless an effective registration statement under the Securities Act covering the Class A ordinary shares or Class A common stock, as applicable, issuable upon exercise of the warrants is effective and a current prospectus relating to those Class ordinary shares or Class A common stock, as applicable, is available throughout the
30-day
redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. None of the Private Placement Warrants will be redeemable by us so long as they are held by their initial purchasers or their permitted transferees.
In addition, we may redeem warrants after they become exercisable for a number of Class A common stock determined based on the redemption date and the fair market value of our Class A common stock. Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are
“out-of-the-money,”
in which case holders thereof would lose any potential embedded value from a subsequent increase in the value of the Class A common stock had such warrants remained outstanding.
Our warrants may have an adverse effect on the market price of our Class A common stock.
We issued warrants to purchase 8,625,000 of our Class A ordinary shares as part of the units offered in the IPO and, simultaneously with the closing of the IPO, we issued in a private placement an aggregate of 9,900,000 Private Placement Warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share. Upon the Domestication, the warrants will entitle the holders to purchase shares of Class A common stock of Fathom. Such warrants, when exercised, will increase the number of issued and outstanding Class A common stock and reduce the value of the Class A common stock.
Compliance obligations under the Sarbanes-Oxley Act may make it more difficult for us to effectuate the Business Combination, require substantial financial and management resources, and increase the time and costs of completing an acquisition.
Section 404 of the Sarbanes-Oxley Act requires that we evaluate and report on our system of internal controls beginning with our Annual Report on Form
10-K
for the year ending December 31, 2022. Only in the event we are deemed to be a large accelerated filer or an accelerated filer and no longer qualify as an emerging growth company will we be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Further, for as long as we remain an emerging growth company, we will not be required to comply with the independent registered public accounting firm attestation requirement on our internal control over financial reporting. Following the Business Combination, we will be required to assure that we are in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of our internal controls. The development of the internal control system to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete the Business Combination as well as impose obligations on Fathom following the Business Combination.
The nominal purchase price paid by the Sponsor for its founder shares may significantly dilute the implied value of the Public Shares in the event we complete an initial business combination. In addition, the value of the Sponsor’s founder shares will be significantly greater than the amount the Sponsor paid to purchase such shares in the event we complete an initial business combination, even if the business combination causes the trading price of Fathom’s common stock to materially decline.
Sponsor invested an aggregate of $9,925,000 in us, comprised of the $25,000 purchase price for the founder shares and the $9,900,000 purchase price for the Private Placement Warrants. The amount held in our Trust Account was approximately $345,000,000 as of June 30, 2021, implying a value of $10 per Public Share.
The following table shows the Public Shareholders’ and the Altimar II Founders’ (including the Sponsor’s) investment per share and how these compare to the implied value of one share of Fathom common stock upon the completion of our initial business combination. The following table assumes that (i) our valuation is $345,000,000 (which is the approximate amount in the Trust Account as of June 30, 2021), (ii) no additional interest is earned on the funds held in the Trust Account, (iii) no Public Shares are redeemed in connection with our initial business combination and (iv) all founder shares are held by the Sponsor and independent directors upon completion of our initial business combination and not forfeited, and does not take into account other potential impacts on our valuation at the time of the initial business combination such as (a) the value of our Public Warrants and Private Placement Warrants, (b) the trading price of our common stock, (c) the initial business combination transaction costs (including payment of $12,075,000 of deferred underwriting commissions), (d) any equity issued or cash paid to the Legacy Fathom Owners, (e) any equity issued to other third party investors, or (f) Fathom’s business itself.

Public Shares held by Public Shareholders	34,500,000 shares
Founder shares held by the Sponsor and Altimar II independent directors	8,625,000 shares
Total number of ordinary shares	43,125,000 shares

Total funds in trust at the initial business combination	$345,000,000
Public Shareholders’ investment per Public Share (1)	$10.00
The Sponsor’s investment per founder share (2)	$0.03
Implied value per share of Fathom common stock upon the initial business combination	$8.00

(1)	While the Public Shareholders’ investment is in both the Public Shares and the Public Warrants, for purposes of this table, the full investment amount is ascribed to the Public Shares only.
(2)
The Sponsor’s total investment in the equity of the company, inclusive of the founder shares and the Sponsor’s $9,900,000 investment in the Private Placement Warrants, is $9,925,000. For purposes of this table, the full investment amount is ascribed to the founder shares only.

Based upon these assumptions, each share of Fathom common stock would have an implied value of $8.00 per share upon completion of our initial business combination, representing a 20% decrease from the initial implied value of $10.00 per Public Share. While the implied value of $8.00 per share upon completion of our initial business combination would represent a dilution to our Public Shareholders, this would represent a significant increase in value for the Sponsor relative to the price it paid for each founder share. At $8.00 per share, the 8,625,000 shares of Fathom common stock that Sponsor and our independent directors holding founder shares would own upon completion of our initial business combination would have an aggregate implied value of $69,000,000. As a result, even if the trading price of the Fathom Class A common stock significantly declines, the value of the founder shares held by Sponsor and independent directors will be significantly greater than the amount Sponsor paid to purchase such shares. In addition, the Sponsor could potentially recoup its entire investment, inclusive of its investment in the Private Placement Warrants, even if the trading price of the Fathom common stock after the initial business combination is lower than $8.00 per share. As a result, the Sponsor and independent directors holding founder shares are likely to earn a substantial profit on their investment in us upon disposition of shares of Fathom common stock even if the trading price of the Fathom common stock declines after we complete our initial business combination. Sponsor and independent directors holding founder shares may therefore be economically incentivized to complete an initial business combination with a riskier, weaker-performing or less-established target business, or on terms less favorable to the Public Shareholders, rather than liquidating Altimar II. This dilution would increase to the extent that Public Shareholders seek redemptions from the Trust Account for their Public Shares.
Public Shareholders who redeem their shares of Altimar II Class A Ordinary Shares may continue to hold any Public Warrants they own, which results in additional dilution to non-redeeming holders upon exercise of the Public Warrants.
Public Shareholders who redeem their shares may continue to hold any Public Warrants they owned prior to redemption, which results in additional dilution to non-redeeming holders upon exercise of such Public Warrants. Assuming (i) all redeeming Public Shareholders acquired units in the IPO and continue to hold the Public Warrants that were included in the units, and (ii) maximum redemption of the Class A ordinary shares held by the redeeming Public Shareholders, 2,800,000 Public Warrants would be retained by redeeming Public Shareholders with a value of $2,716,000, based on the market price of $0.97 of the Public Warrants as of September 7, 2021. As a result, the redeeming Public Shareholders would recoup their entire investment and continue to hold Public Warrants with an aggregate market value of $2,716,000, while non-redeeming Public Shareholders would suffer additional dilution in their percentage ownership and voting interest in Fathom upon exercise of the Public Warrants held by redeeming Public Shareholders.

INFORMATION ABOUT THE PARTIES TO THE BUSINESS COMBINATION
Altimar Acquisition Corp. II
Altimar Acquisition Corp. II is a blank check company incorporated on December 7, 2020 as a Cayman Islands exempted company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. Immediately prior to the consummation of the Business Combination, Altimar Acquisition Corp. II intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which Altimar Acquisition Corp. II’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware. For more information regarding Altimar II, see the section entitled “
Information About Altimar
II
.”
Fathom OpCo
Fathom OpCo is headquartered in Hartland, Wisconsin. Fathom OpCo, doing business as “Fathom Digital Manufacturing,” is a leading on-demand
digital manufacturing platform in North America, providing comprehensive product development and on-demand
manufacturing services to many of the largest and most innovative companies in the world.

THE BUSINESS COMBINATION AGREEMENT
This section describes the material provisions of the Business Combination Agreement and certain additional agreements entered into or to be entered into at Closing pursuant to the Business Combination Agreement (the “Related Agreements”) but does not purport to describe all of the terms thereof or include all of the additional agreements entered into or to be entered into pursuant to the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement and each of the Related Agreements. Shareholders and other interested parties are urged to read the Business Combination Agreement and such Related Agreements in their entirety.
Explanatory Note Regarding the Business Combination Agreement
The Business Combination Agreement and this summary are included to provide you with information regarding the terms of the Business Combination Agreement. The Business Combination Agreement contains representations and warranties by Altimar II and Fathom OpCo. The representations, warranties and covenants made in the Business Combination Agreement by Altimar II and Fathom OpCo were qualified and subject to important limitations agreed to by Altimar II and Fathom OpCo in connection with negotiating the terms of the Business Combination Agreement. In particular, in your review of the representations and warranties contained in the Business Combination Agreement and described in this summary, it is important to bear in mind that the representations and warranties were negotiated with the principal purpose of establishing circumstances in which a party to the Business Combination Agreement may have the right not to consummate the Business Combination if the representations and warranties of the other party were to be untrue due to a change in circumstance or otherwise, and allocating risk between the parties to the Business Combination Agreement, rather than establishing or attempting to set forth matters as facts. The representations and warranties also may be subject to a contractual standard of materiality different from that generally applicable to shareholders and reports and documents filed with the SEC and some representations, warranties and covenants were qualified by the matters contained in the confidential disclosure letters that Altimar II and Fathom OpCo each delivered in connection with the Business Combination Agreement and certain documents filed with the SEC. Moreover, information concerning the subject matter of the representations and warranties, which do not purport to be accurate as of the date of this proxy statement/prospectus, may have changed since the date of the Business Combination Agreement.
For the foregoing reasons, the representations and warranties or any descriptions of those provisions should not be read alone or relied upon as presenting the actual state of facts or condition of Altimar II or Fathom OpCo, or any of their respective subsidiaries or affiliates. Instead, such provisions or descriptions should be read only in conjunction with the other information provided elsewhere in this document or incorporated by reference into this proxy statement/prospectus. Please see the section entitled “
Where You Can Find More Information
.”
Altimar II will provide additional disclosures in its public reports to the extent it is aware of the existence of any material facts that are required to be disclosed under federal securities laws and that might otherwise contradict the terms and information contained in the Business Combination Agreement and will update such disclosure as required by federal securities laws.
Background of the Business Combination
The following chronology summarizes the key meetings and events that led to the signing of the Business Combination Agreement. This chronology does not purport to catalogue every conversation or correspondence among representatives of Altimar II, Fathom OpCo, their respective representatives or any other party.
Altimar II is a blank check company incorporated on December 7, 2020 as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Our sponsor, Altimar Sponsor II, LLC (the “Sponsor”), is affiliated with HPS Investment Partners, LLC (“HPS”), a global investment firm with approximately $72 billion of assets under management as of June 1, 2021. Altimar II’s strategy is to pursue companies that it believes are poised to experience strong growth and possess business models that are or will be strong cash flow generators and to leverage HPS’ deal sourcing platform and the deep relationships of HPS’ experienced principals to identify such companies in four key industries: (1) technology, media and telecommunications, (2) healthcare, (3) financial services / financial technology and (4) consumer. Altimar II’s focus on these industries was driven in part by the expertise, experience and extensive contacts of its Sponsor with participants in each of those industries, including financial services, however Altimar II was not constrained to pursue opportunities in only these industries.
On February 4, 2021, Altimar II announced the pricing of its IPO.
On February 5, 2021, Altimar II’s capital stock began trading on NYSE. Prior to the consummation of the IPO, neither Altimar II, nor anyone on its behalf, had any substantive discussions, formal or otherwise, with respect to a potential business combination transaction with Altimar II.
After its IPO, Altimar II commenced an active search for prospective businesses and assets to acquire. Representatives of Altimar II and our Sponsor contacted and were contacted by a number of individuals and entities with respect to business combination opportunities. As part of this process, representatives of Altimar II considered and evaluated over 50 potential acquisition targets in a wide variety of industry sectors and entered into non-disclosure
agreements with 19 such potential acquisition targets (including, on May 16, 2021, a non-disclosure
agreement with Fathom OpCo).
As part of its regular evaluation of potential acquisition targets, Altimar II’s Board and management would meet on a regular basis to discuss the status of management’s discussions with potential acquisition targets. These updates would generally address the potential targets under consideration and the status of the discussions, if any, with the respective acquisition targets, and the updates continued throughout the period of time when Altimar II was evaluating various acquisition targets.
Of the 19 potential acquisition targets with respect to which Altimar II entered into non-disclosure
agreements, representatives of Altimar II and the Sponsor participated in management presentations and engaged in due diligence and discussions directly with the applicable senior executives, shareholders and bankers of Fathom OpCo and four other potential acquisition targets. Altimar II submitted bids for each of the five potential acquisition targets and entered into letters of intent with two of the five potential acquisition targets (including Fathom OpCo). Altimar II did not proceed with finalizing a potential transaction with any potential acquisition targets other than Fathom OpCo due to variety of factors, including the absence of a mutually acceptable agreement on valuation and other key deal terms and decisions to pursue potential alternative transactions.
The proposed Business Combination with Fathom OpCo follows a search for a potential transaction utilizing the global network and investing and operating experience of Altimar II’s executive officers, principals of the Sponsor and its affiliates, and the members of Altimar II’s Board. The terms of the Business Combination Agreement and the Business Combination are the result of an arm’s length negotiation between representatives of Altimar II and Fathom OpCo following a competitive process to select a SPAC partner conducted by Fathom OpCo and CORE Industrial Partners (“CORE”, a private equity firm and majority owner of Fathom OpCo).
Altimar II decided to pursue an acquisition of Fathom OpCo because it determined that Fathom OpCo represented a compelling opportunity given its existing operations and financial performance, strong management team, strong growth and margin profile, and fast-growing and large market opportunity.
On May 18, 2021, a representative of Altimar II had a
no-names
discussion with Stifel, Nicolaus & Company, Incorporated (“Stifel”) regarding a potential opportunity for Altimar II.
Also on May 18, 2021, Stifel provided preliminary information about Fathom and a draft non-disclosure
agreement (the “NDA”) to be executed by Altimar II in order that it may be granted access to additional information and to facilitate its due diligence review and participation in a competitive process.

On May 26, 2021, Altimar II entered into the NDA with Fathom OpCo.
On May 27, 2021, representatives of the Sponsor accessed a digital data room, which contained a written management presentation, a financial model, a capitalization table, a third-party commercial industry report, and a process letter. Altimar II also received access to a draft of the non-binding
letter of intent for a potential transaction regarding Fathom OpCo (the “LOI”), which LOI included a binding exclusivity provision.
On May 28, 2021, Altimar II’s Board held a board meeting to review Altimar II’s acquisition pipeline, including the potential Business Combination with Fathom OpCo.
On June 2, 2021, representatives of Altimar II and the Sponsor met by telephone with representatives of the J.P. Morgan Securities LLC (“J.P. Morgan”) M&A Advisory Group to, at the direction of Fathom OpCo, discuss the SPAC selection process and Fathom OpCo’s business.
On June 3, 2021, representatives of Altimar II and the Sponsor met by videoconference with the Fathom OpCo principals, and with representatives of Fathom OpCo’s financial advisors, J.P. Morgan’s M&A Advisory Group and Stifel, in attendance to discuss the potential business combination transaction. During the meeting, representatives of Fathom OpCo provided the Altimar II attendees with an overview of the business as well as the proposed key terms of the potential transaction. The parties also discussed the competitive nature of the process to identify a SPAC partner, which included several other SPACs, as well as Altimar II’s ability to help raise financing in connection with the potential transaction.
Also on June 3, 2021, representatives of Altimar II and Sponsor contacted representatives of Credit Suisse Securities (USA) LLC (“Credit-Suisse”), Altimar II’s financial advisor, for assistance in evaluating the Fathom OpCo opportunity and in preparing Altimar II’s bid package, including the draft LOI that Altimar II planned to submit as part of the Fathom OpCo SPAC selection process.
On June 4, 2021, representatives of Altimar II and its Sponsor met by videoconference with Fathom OpCo principals, and with representatives of J.P. Morgan’s M&A Advisory Group and Credit-Suisse in attendance, to discuss the financial model previously provided to Altimar II and the proposed terms of the potential transaction. The Fathom OpCo principals responded to questions posed by representatives of the Sponsor and Credit-Suisse.
Also on June 4, 2021, representatives of Altimar II and its Sponsor met by videoconference with representatives of CORE to discuss a potential transaction with Fathom OpCo and later, with representatives of Credit-Suisse to discuss Fathom’s industry and public company comparables.
On June 5, 2021, representatives of Altimar II and its Sponsor met telephonically with representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), outside counsel to Altimar II, and Credit-Suisse to review the terms of the LOI.
On June 6, 2021, representatives of Altimar II and its Sponsor sent CORE, J.P. Morgan’s M&A Advisory Group and Stifel a revised draft of the LOI as well as a supplementary presentation, including Altimar II and its Sponsor’s valuation perspectives, setting forth the proposed terms of a business combination between Altimar II and Fathom OpCo.
On June 10, 2021, representatives of Altimar II and its Sponsor met telephonically with representatives of J.P. Morgan’s M&A Advisory Group to , at the direction of Fathom OpCo, clarify certain terms of the revised LOI.
Also on June 10, 2021, representatives of the Altimar II and its Sponsor sent CORE, J.P. Morgan’s M&A Advisory Group, and Stifel a presentation highlighting revised business terms based on Fathom OpCo’s feedback.

On June 11, 2021, representatives of Altimar II and its Sponsor met telephonically with representatives of J.P. Morgan’s Equity Capital Markets Group to further discuss the key terms of the potential transaction.
Also on June 11, 2021, Altimar II’s Board held a board meeting to review Altimar II’s acquisition pipeline, including the potential Business Combination with Fathom OpCo.
On June 12, 2021, representatives of Altimar II and its Sponsor met telephonically with representatives of Paul, Weiss and Credit-Suisse to review the terms of the revised LOI.
On June 14, 2021, Altimar II was informed that its revised LOI prevailed over the submissions received from other SPACs and it was asked to execute the LOI expeditiously. After consultation with and approval by the members of board of directors, Altimar II, and Fathom OpCo executed the LOI.
On June 15, 2021, representatives of Altimar II and its Sponsor, CORE, Fathom OpCo, J.P. Morgan’s Equity Capital Markets Group, Stifel and Credit-Suisse met by videoconference to discuss the PIPE capital raise in connection with the Business Combination.
On June 16, 2021, Altimar II and Credit-Suisse executed an engagement letter, which provides that
Credit-Suisse
will serve as exclusive financial and capital markets advisor with respect to the Business Combination with Fathom OpCo.
On June 17, 2021, in order to enable Altimar II to conduct its due diligence review, Altimar II and its advisors were granted access to a digital data room that included confidential information regarding the business and operations of Fathom OpCo.
On June 18, 2021, Altimar II provided an update to its board of directors on the potential Business Combination with Fathom OpCo.
On June 21, 2021, Altimar II entered into an engagement letter with J.P. Morgan and Stifel, effective as of June 15, 2021, which provides that J.P. Morgan’s Equity Capital Markets Group and Stifel will serve as co-placement
agents in connection with the PIPE Investment.
On June 22, 2021, at the request and direction of Altimar II, J.P. Morgan’s Equity Capital Markets Group and Stifel began the process of contacting potential investors who have invested in similar transactions contemplated by the LOI on a “wall cross” basis to arrange for investor meetings with representatives of Altimar II and Fathom regarding their potential participation in the PIPE Investment. From June 22, 2021 through July 13, 2021, representatives of Altimar II and Fathom OpCo held over 25 investor meetings with J.P. Morgan’s Equity Capital Markets Group, Stifel and certain potential investors in the PIPE Investment and, at the direction of Altimar II, representatives of Fathom OpCo provided certain potential PIPE Investors with access to a digital data room containing financial and business information regarding Fathom OpCo.
On June 25, 2021, representatives of Paul, Weiss submitted a due diligence request list to representatives of Fathom OpCo.
Also on June 25, 2021, Altimar II provided an update to its board of directors on the potential Business Combination with Fathom OpCo.
On June 29, 2021, representatives of Winston & Strawn LLP (“Winston”), counsel to Fathom OpCo, provided Paul, Weiss with an initial draft of the Business Combination Agreement and the subscription agreement relating to the PIPE Investment. Over the next several days, representatives of each of Paul, Weiss and Winston exchanged drafts and discussed open issues in order to finalize a draft of the Subscription Agreement to be shared with potential investors in the PIPE Investment.

On July 7, 2021, representatives of Paul, Weiss sent a markup of the Business Combination Agreement to Winston. Representatives of Winston also provided representatives of Paul, Weiss with drafts of the Proposed Charter, Proposed Bylaws, Investor Rights Agreement and Registration Rights Agreement.
On July 8, 2021, representatives of Paul, Weiss provided representatives of Winston with a draft of the Forfeiture and Support Agreement.
On July 9, 2021, the Board met by video conference with representatives of Paul, Weiss and Credit-Suisse in attendance to discuss the Business Combination and other matters. At the meeting, representatives of Paul, Weiss reviewed the fiduciary duties of members of the Board under applicable laws, representatives of the Sponsor provided a presentation on the potential transaction and Credit-Suisse reviewed the financial terms of the proposed transaction with members of the Board and discussed, among other things, the total transaction value, the pro forma ownership and governance of the post-closing company and the sources of funds for the transaction, including the PIPE Investment.
On July 9, 2021, representatives of Paul, Weiss sent Winston revised drafts of the Investor Rights Agreement, Proposed Charter and Proposed Bylaws, and the Registration Rights Agreement.
On July 10, 2021, representatives of Paul, Weiss met telephonically with representatives of Fathom OpCo as part of Altimar II’s due diligence review of Fathom OpCo. Representatives of Paul, Weiss discussed questions regarding Fathom OpCo’s legal structure, compliance functions and other legal diligence matters.
Also on July 10, 2021, representatives of Paul, Weiss sent a markup of the Forfeiture and Support Agreement and a revised draft of the Subscription Agreement to Winston.
On July 11, 2021, representatives of Winston provided Paul, Weiss with revised drafts of the Proposed Charter and Proposed Bylaws, the Investor Rights Agreement and the Registration Rights Agreement.
On July 12, 2021, representatives of the Sponsor and representatives of Paul, Weiss met telephonically to discuss issues presented by the draft of the Business Combination Agreement, Proposed Charter and Proposed Bylaws, the Investor Rights Agreement and Registration Rights Agreement, including restrictions on transfers and rights of the holders of capital stock of the surviving company. Representatives of Paul, Weiss sent revised drafts of the Registration Rights Agreement and the Subscription Agreement to Winston. Representatives of Winston also then provided Paul, Weiss with initial drafts of the Fathom Operating Agreement and Tax Receivable Agreement, as well as a markup of the Business Combination Agreement.
Also on July 12, 2021, representatives of the Sponsor met by videoconference with CORE, in each case together with legal counsel and financial advisors for each party in attendance, to discuss open issues in the Business Combination Agreement and the other documents being negotiated in connection with the proposed Business Combination contemplated by the LOI.
On July 13, 2021, representatives of Paul, Weiss and Winston met telephonically to discuss issues presented by the draft of the Business Combination Agreement.
Also on July 13, 2021, representatives of Paul, Weiss and representatives of Winston met telephonically to discuss issues presented by the draft of the Proposed Charter, Proposed Bylaws, Investor Rights Agreement and Registration Rights Agreement. Representatives of Paul, Weiss also then provided Winston with revised drafts of the Investor Rights Agreement, the Proposed Charter and Proposed Bylaws and the Subscription Agreement. Representatives of Winston also then provided Paul, Weiss with revised drafts of the 2021 Omnibus Plan and the Forfeiture and Support Agreement and the Voting and Support Agreement.
On July 14, 2021, representatives of the Sponsor met twice by videoconference with CORE, in each case together with legal counsel for each party, to discuss open issues in the Business Combination Agreement and the other documents being negotiated in connection with the proposed Business Combination contemplated by the LOI. Key issues discussed, among others, were the status of certain diligence items and related disclosures as well as developments relating to the PIPE Investment.
Also on July 14, 2021, representatives of Paul, Weiss provided Winston with a markup of the draft Tax Receivable Agreement and revised drafts of the Business Combination Agreement and Fathom Operating Agreement; Winston provided Paul, Weiss with a revised draft of the Employee Stock Purchase Plan; and Paul, Weiss and Winston exchanged revised drafts of the Forfeiture and Support Agreement, Voting and Support Agreement and Subscription Agreement.
On July 15, 2021, the Board met by videoconference with representatives of the Sponsor and Paul, Weiss in attendance. Representatives of the Sponsor provided an update on the transaction, including the status of the PIPE capital raise and legal documentation. Representatives of Paul, Weiss reviewed the current status of transaction negotiations, the resolutions to be approved by the Board in connection with entering into the proposed transactions and the provisions of the proposed Business Combination Agreement and other agreements and documents to be approved by the Board in connection with the proposed Business Combination. During the meeting, the Board discussed and considered the proposed transaction. Following such discussion and a question and answer session, certain members of the Board (and, later all members of the Board) unanimously (i) determined, among other things, that the Business Combination Agreement, the Business Combination and related transaction documentation and other transactions contemplated thereby were advisable and in the best interests of Altimar II and its stockholders, (ii) approved the form, terms and provisions of, and the transactions contemplated by, the Business Combination Agreement, including the Business Combination, and the related transaction documentation and other transactions contemplated thereby, including the PIPE Investment and other matters required to be submitted to votes of the stockholders, (iii) authorized Altimar II to enter into the Business Combination Agreement and the other transaction documents and perform each of its obligations thereunder, including the Business Combination and the PIPE Investment and (iv) resolved to recommend to the shareholders of Altimar II that they vote to approve the proposals to be submitted to the shareholders of Altimar II with respect to the transactions contemplated by the Business Combination Agreement and the PIPE Investment, among other things. During the meeting, Altimar II’s Board also ratified Altimar II’s entry into the engagement letter between Altimar II and J.P. Morgan’s Equity Capital Markets Group, the engagement letter between Altimar II and Credit-Suisse, and the engagement letter among Altimar II, J.P. Morgan and Stifel pursuant to which J.P. Morgan’s Equity Capital Markets Group and Stifel would act as co-placement
agents in connection with the PIPE Investment.
Also on July 15, 2021, representatives of the Sponsor twice met by videoconference with CORE, in each case together with legal counsel and financial advisors for each party in attendance, to discuss outstanding issues in the Business Combination Agreement and related ancillary documents. Additionally, the parties and the Placement Agents met to discuss the results of its PIPE Investment process and to discuss allocations for investors.
During the evening of July 15, 2021, the parties finalized drafts of the key transaction documents and agreed to enter into the Business Combination Agreement, the Subscription Agreements, the Forfeiture and Support Agreement and related transaction documents, and prior to the commencement of trading of Altimar II’s ordinary shares on the NYSE, the parties issued a press release on July 16, 2021 announcing the transactions.
Altimar II’s Board of Directors’ Reasons for Approval of the Business Combination
The Board, in evaluating the business transaction, consulted with Altimar II’s management, legal counsel and financial advisor. In reaching its conclusion to recommend that Altimar II’s shareholders approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, our Board considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the complexity of those factors, Altimar II’s directors considered these factors as a whole, and did not consider it practicable to, nor did it attempt to, quantify or otherwise assign relative weights to the specific factors it took into account in reaching its decision. Individual members of the Board may have given different weight to different factors. This explanation of the reasons for the Board approval of the Business Combination, and all other information presented in this section, is forward-looking in nature and, therefore, should be read in light of the factors discussed under “
Cautionary Statement Regarding Forward-Looking Statements.
”
Before reaching its decision, the Board reviewed the results of the due diligence review conducted by its management, employees of Sponsor and its affiliates and their respective advisors, which included:

•	numerous meetings and calls with the management team and advisors of Fathom OpCo regarding operations and forecasts;

•	review of material contracts, material liabilities and other material matters;

•	financial, legal, insurance, and accounting due diligence;

•	consultation with Altimar II management and legal counsel and financial advisor;

•	review of Fathom OpCo’s historical financial performance (including audited and unaudited financials) and management projections for the business; and

•	financial and valuation analyses of the business of Fathom.
In the prospectus for the IPO, Altimar II identified certain criteria that Altimar II believed would be important in evaluating prospective target businesses, namely businesses with world class management teams and a compelling organic growth plan, coupled with a compelling business model that is materially cash generative at maturity. Altimar II indicated that its goal was to deliver public shareholders an opportunity to own a long term, durable compounding equity investment that can produce strong returns.
Based on its review of the industry data and the operational, financial and other relevant information related to the Fathom business, provided by Fathom and presented to the Board, the factors considered by Altimar II Board included, but were not limited to, the following:

•
Fathom OpCo is an Attractive Business Opportunity
. The Board considered the fact that the Fathom OpCo business (i) is of a sufficient size relevant to the public marketplace, (ii) has a strong existing management team, (iii) has a significant total addressable market and growth expansion opportunities, and (iv) would benefit from the consummation of the Business Combination by becoming a public company, which the Board believed would improve the ability of business to grow.

•
Large and Expanding Growth Industry
. Fathom is a leading
on-demand
manufacturing company in a $25+ billion
low-to-mid
volume manufacturing market, with robust long-standing operations and strong cash flow generation. Fathom expects wider adoption of Industry 4.0 technologies, which include additive manufacturing, CNC machining, injection molding, precision metal fabrication and other ancillary technologies, as the industry shifts from a focus on prototyping to adoption by mass manufacturers. In addition, Fathom OpCo expects the Industry 4.0 to benefit from the reshaping of new product development cycles as corporations continue to re-shore
manufacturing activities, digitalize product development, mass customize products and search for higher value add, all at lower cost with shorter lead times.

•
Growth Prospects
. Fathom OpCo has an extensive product offering and has historically demonstrated customer demand across a diverse array of industries with little account concentration. In addition, customer demand for Fathom OpCo’s products and services is expected to position Fathom to realize strong growth prospects within the low-to-mid
volume manufacturing market and adjacent markets.

•	Platform Supports Further Growth Initiatives . Fathom OpCo has a highly attractive solutions platform with the potential to yield strong organic growth driven by the acceleration in on-demand manufacturing capabilities, including additive manufacturing and injection molding technologies. Fathom OpCo is positioned to capture growth across several markets through its robust portfolio growth with healthy upside to expand across a diversified revenue profile and technology offerings.

•
Industry Leading Technology Platform and Proprietary Information
. Fathom OpCo’s Industry 4.0 solutions are highly differentiated and supported by a broad technology portfolio of proprietary and differentiated technologies. Fathom is uniquely positioned as the only “full service” outsourced solution built to serve the manufacturing needs of enterprise-grade customers.

•	Deep Relationships with a Broad and Diverse Customer Base . Fathom OpCo has a broad, diversified and growing customer base with demonstrated customer demand across a variety of industries.

•
Attractive Valuation
. The Board’s view, after consulting with its financial advisor and consultants, and supported by financial analysis performed by the Sponsor and its affiliates, that the Business Combination offers an attractive valuation for Altimar II’s shareholders. In reaching this conclusion, the Board considered various financial ratios of Fathom OpCo and its peer groups based on historical performance and projected financial performance.

•
Experienced and Proven Management Team
. Following completion of the Business Combination, the combined business will be led by a senior management team composed of the same senior management teams that have operated Fathom OpCo prior to the Business Combination and developed Fathom OpCo into the highly reputable and successful company that it is today. Fathom OpCo’s management team has a proven track record of operational excellence, financial performance and growth. In addition, Fathom OpCo’s Board will be comprised of experienced directors, including, among others, Robert Nardelli, former Chairman and CEO of Chrysler Corporation and The Home Depot.

•
Continued Ownership by the Key Holders
. The Board considered that Legacy Fathom Owners would own approximately 63.9% of the economic interests in Fathom following the Business Combination (assuming no redemptions by Altimar II Public Shareholders and the other assumptions set forth in “Unaudited Pro Forma Condensed Combined Financial Information”), reflecting their confidence in the Fathom business and the continued growth prospects of the Fathom business going forward. Additionally, Fathom’s current equityholders will receive part of their share of the consideration from the Business Combination in the form of unvested equity which will be subject to certain vesting terms and conditions.

•
Due Diligence
. Due diligence examinations of Fathom OpCo conducted by Altimar II and its advisors in several areas, including financial, legal, insurance, and accounting, and related discussions between Altimar II and such advisors with Fathom OpCo’s management in connection therewith.

•
Terms and Conditions of the Business Combination Agreement
. The terms and conditions of the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were, in the opinion of the Board, consistent with similar transactions and the product of arm’s-length
negotiations between the parties.

•
Stockholder Liquidity
. The obligation in the Business Combination Agreement to have Class A common stock issued as consideration listed on the NYSE, a major U.S. stock exchange, which the Board believes has the potential to offer stockholders enhanced liquidity.

•
Involvement of the PIPE Investors
. The Board considered that the agreement of the PIPE Investors to invest $80 million in the combined business at Closing at $10.00 per share was a validation of the valuation being ascribed to, and future prospects of, the combined business.

•
Changes to Altimar II Capital Structure
. Altimar II Founders agreed to enter into a Forfeiture and Support Agreement in connection with the Business Combination which provides, among other things, that Sponsor will waive any additional anti-dilution rights on behalf of Sponsor and the other Altimar II Founders. Additionally, the Altimar II Founders agreed to forfeit up to 15% of their Class A common stock pursuant to the terms of the Business Combination Agreement and the Forfeiture and Support Agreement, which they would otherwise receive at the closing of the Business Combination upon the automatic conversion of their Class B ordinary shares.

•
Altimar II Shares Subject to Vesting
. Pursuant to the Forfeiture and Support Agreement, 15% of Sponsor’s Class B ordinary shares (or, following the Domestication, shares of Class C common stock or Class A common stock, as applicable) will be unvested and restricted. Such shares will vest automatically upon (a) the VWAP of the Class A common stock equaling or exceeding $15.00 per share for any 20 trading days within a period of 30 consecutive trading days and (b) a change of control of Altimar II. If the unvested shares have not vested on or before the fifth anniversary of the Closing Date, such unvested shares will be automatically forfeited.

In the course of its deliberations, in addition to the various other risks associated with the combined business, as described in the section entitled “
Risk Factors
” appearing elsewhere in this proxy statement/prospectus, the Board also considered a variety of uncertainties, risks and other potentially negative reasons relevant to the business combination, including the following:

•	Macroeconomic Risks . Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects they could have on the combined company’s revenues and financial performance.

•
Business Plan and Projections May Not Be Achieved
. The risk that the combined business may not be able to execute on its business plan, and realize the financial performance as set forth in the financial projections, in each case, presented to management of Altimar II and that the historical returns attributable to Fathom OpCo may not be indicative of the future results of the combined business, which could materially affect its valuation.

•
Potential Misalignment of Interests between Fathom and the Public Stockholders
. The interests of the Fathom equityholders may not be aligned with the interests of the Class A common stock holders relating to, among other things, the nomination and appointment of directors to Fathom’s Board and the conduct of Fathom’s business.

•	Growth Initiatives May Not be Achieved . The risk that Fathom’s growth initiatives may not be fully achieved or may not be achieved within the expected timeframe.

•	No Third-Party Valuation . The fact that Altimar II did not obtain a third-party valuation or fairness opinion in connection with the Business Combination.

•
Liquidation
. The risks and costs to Altimar II if the Business Combination is not completed, including the risk of diverting management focus and resources from other businesses combination opportunities, which could result in Altimar II being unable to effect a business combination within the completion window which would require Altimar II to liquidate.

•
Exclusivity
. The fact that the Business Combination Agreement includes
non-solicitation
provision that prohibits Altimar II from soliciting other initial business combination proposals, which restricts Altimar II’s ability to consider other potential initial business combinations prior to the Closing or termination of the Business Combination Agreement. Altimar II’s Board, in certain circumstances, may change its recommendation in favor of the Business Combination, subject to the terms and conditions of the Business Combination Agreement.

•
Restrictions in the Conduct of Business
. The requirement that Fathom OpCo conducts its business in the ordinary course and the other restrictions on the conduct of Fathom OpCo’s business prior to the consummation of the Business Combination, which may delay or prevent Fathom OpCo from undertaking business opportunities that may arise pending the completion of the Business Combination.

•
Distraction to Operations
. The risk that the potential diversion of the management of the business and employee attention as a result of the Business Combination and the fact that Fathom OpCo will become a public company may adversely affect operations of the business.

•
Shareholder Vote
. The risk that Altimar II’s shareholders may object to and challenge the Business Combination and take action that may prevent or delay the consummation of the Business Combination, including to vote down the proposals at the special meeting, not vote in favor of any extension of Altimar II’s time frame to complete the Business Combination or redeem their shares.

•	Closing Conditions . The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within Altimar II’s control.

•
Altimar II Shareholders Holding a Minority Position in the Post-Combination Company
. Following completion of the Business Combination, Altimar II’s Public Shareholders will own approximately 25% of the common stock of Fathom (assuming that no shares of Altimar II’s Class A ordinary shares are elected to be redeemed by Altimar II Public Shareholders).

•
Governance and Structure of the Fathom Board
. The fact that the Fathom Board will be a classified board, and will be initially comprised of ten directors, as follows: nine directors designated by CORE, and one independent director to be jointly designated by CORE and the Sponsor.

•
Control of Fathom’s Board
. The fact that following the Business Combination, CORE will have the right to nominate to the Board a number of designees equal to at least 50% of the total number of directors, so long as CORE beneficially owns shares of Fathom’s common stock representing at least a majority of the amount owned by CORE at the time of the consummation of the Business Combination. In addition, CORE will have other rights, preferences or privileges not available to other shareholders, including the right to appoint a non-voting
observer to Altimar II’s Board for as long as CORE owns at least 5% of the shares owned by CORE at the Closing.

•
Litigation
. The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

•	Fees and Expenses . The fees and expenses associated with completing the Business Combination.

•	Redemptions . The risk that current Altimar II Public Shareholders would exercise their redemption rights, thereby depleting the amount of cash available in the Trust Account.

•	NYSE Listing . The potential inability to maintain listing of Fathom’s securities on NYSE following the Business Combination.
In addition to considering the factors described above, the Altimar II Board also considered that:

•
Interests of Certain Persons
. Some officers and directors of Altimar II may have interests in the Business Combination as individuals that are in addition to, and that may be different from, the interests of Altimar II’s shareholders. See the section entitled “
Certain Relationships and Related Party Transactions
” for more information. Altimar II’s directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Altimar II Board, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination.

•
Other Risks Factors.
Various other risk factors associated with the business of Fathom and the combined business described in the section entitled “
Risk Factors
” beginning on page 49 of this proxy statement/prospectus.

After considering the foregoing, the Board concluded that the potential benefits to Altimar II and its shareholders relating to the Business Combination outweighed the potentially negative factors relating to the Business Combination. Accordingly, the Altimar II board of directors determined that the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination, were advisable, fair to, and in the best interests of Altimar II and its shareholders. The Board therefore recommends that the shareholders of Altimar II vote to approve the proposals to be submitted to the shareholders of Altimar II with respect to the transactions contemplated by the Business Combination Agreement and the Business Combination, among other things.
Certain Projected Financial Information
Fathom OpCo does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenues, earnings, financial condition or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, the prospective financial information of Fathom OpCo for fiscal years 2021 through 2025, each ended December 31, prepared by Fathom OpCo’s management team (the “Initial Projections”), was provided to the Altimar II Board in connection with the Altimar II Board’s consideration of the proposed Business Combination. Fathom OpCo’s management team prepared the Initial Projections as of July 15, 2021.
Fathom OpCo’s management team regularly assesses Fathom OpCo’s business outlook and financial forecasts based on the most accurate and current information available. Since the Initial Projections were finalized on July 15, 2021, Fathom OpCo’s management team identified factors likely to impact Fathom OpCo’s near-term outlook. These factors primarily relate to supply chain disruptions which have delayed certain orders expected in 2021. These supply chain disruptions are common across the additive and traditional manufacturing industries and are primarily the result of the ongoing
COVID-19
pandemic and related
COVID-19
restrictions and protocols which have adversely affected the global and domestic supply chains. The supply chain disruptions primarily impacted Fathom OpCo’s near-term outlook, and there has been no material change to Fathom OpCo’s long-term outlook reflected in the Initial Projections.
Fathom OpCo’s management team has prepared updated projections reflecting the expected impact of the supply chain disruptions on Fathom OpCo’s near-term outlook (such updated projections, the “Current Projections” and, together with the Initial Projections, the “Projections”). The Current Projections are included in this proxy statement/prospectus and the Altimar II Board has reviewed and discussed the Current Projections. The Current Projections do not take into account any circumstances or events occurring after the date on which the Current Projections were prepared, which was September 23, 2021.
Assumptions
In connection with the preparation of the Current Projections and the Initial Projections, Fathom OpCo’s management team considered various material assumptions, including, but not limited to, the following:

•	Further market adoption and growth of additive manufacturing and Fathom’s ability to capture the revenue opportunity associated with such growth.

•	Continued market penetration into Fathom’s existing core manufacturing technologies: additive manufacturing, CNC machining, precision sheet metal fabrication and injection molding.

•
Cohort-based customer sales forecast model with projected revenue growth driven by share of wallet growth with existing customers, acquisition of new customers and cross-selling of recently acquired, complementary manufacturing technologies.

•	Key customer projections assumptions include:

•	Annual customer retention remains in line with historical rate of 91%;

•	Sales growth with existing strategic customers is between 15% and 25% annually beginning in 2022;

•	New customer sales growth is between 30% and 45% annually beginning in 2022; and

•
The addition of approximately 150 new strategic customers beginning in 2022 through 2025 at an average initial annual spend of $250,000 per customer, growing to an average annual spend of $400,000 per customer over time.

•	Expected cost of goods sold ranging from $85 million in 2021 to $193 million in 2025.

•
Increasing gross profit margin from 48% in 2021 to 53% in 2025 driven by positive manufacturing technology sales mix, continued price optimization initiatives, technology advancements and factory efficiencies.

•	Expected operating expenses increasing from $38 million in 2021 to $101 million in 2025, primarily attributable to increases in headcount, including salesforce expansion and marketing expenses.

•	Projected annual capital expenditures increasing from $8 million in 2021 to $36 million in 2025, primarily towards the purchase/procurement of manufacturing equipment and technology infrastructure.
While presented with numerical specificity, the Projections are forward-looking and reflect numerous estimates and assumptions with respect to future industry performance under various industry scenarios as well as assumptions for competition, general business, economic, market and financial conditions and other future events, as well as matters specific to the business of Fathom OpCo, all of which are difficult to predict and many of which are beyond Fathom OpCo’s control including, among other things, the matters described in the sections herein entitled “
Cautionary Statement Regarding Forward-Looking Statements
” and “
Risk Factors
.”
Initial Projections and Current Projections
The Initial Projections and the Current Projections are set forth below. The Initial Projections were previously included in Fathom OpCo’s Investor Presentation, which was filed with the SEC by Altimar II on July 16, 2021 as an exhibit to a Form
8-K.
The Current Projections were previously included in Fathom OpCo’s Investor Presentation, which was filed with the SEC by Altimar II on September 23, 2021 as an exhibit to a Form
8-K.
The footnotes to the tables below have been updated and modified to conform to the presentation in this proxy statement/prospectus. The tables set forth, on a non-GAAP
basis, Fathom OpCo’s unaudited, adjusted results and future projections reviewed by the Altimar II Board for purposes of its consideration of the Business Combination:
Initial Projections (as of July 15, 2021)

	Fathom OpCo Annual Income Statement
($ in millions)	2020 (1)	2021E (1)	2022E	2023E	2024E	2025E
Pro Forma Revenue	$149.4	$168.3	$204.9	$252.4	$317.2	$408.2
% YoY growth		13%	22%	23%	26%	29%
Pro Forma Gross Profit	$79.8	$87.1	$106.5	$131.2	$165.9	$215.5
Gross Margin	53%	52%	52%	52%	52%	53%
Pro Forma Adj. EBITDA (2)	$39.9	$44.5	$54.3	$69.0	$87.9	$115.0
Adj. EBITDA Margin	27%	26%	27%	27%	28%	28%
Pro Forma CapEx	$(3.5)	$(7.5)	$(12.1)	$(16.1)	$(23.8)	$(36.2)
Pro Forma FCF (3)	$36.4	$37.0	$42.3	$52.9	$64.1	$78.9
Source: Fathom OpCo management projections

(1)
Information for 2020 and 2021E reflects various adjustments to give pro forma effect to the Prior Acquisitions and the 2021 Acquisitions as though such transactions occurred on January 1, 2020. This unaudited, adjusted financial data does not conform to SEC Regulation
S-X
or Public Company Accounting Oversight Board standards.

(2)
Pro Forma Adjusted EBITDA is a
non-GAAP
measure and such measure for 2020 and 2021E is not comparable to Adjusted EBITDA presented elsewhere in this proxy statement/prospectus as it includes pro forma adjustments for acquisitions. Adjustments to EBITDA also include transaction and integration costs, non-recurring
and
non-cash
items, compensation normalization and other accounting adjustments. Pro Forma Adjusted EBITDA presented above for 2020 and 2021E is most comparable to Pro Forma Adjusted EBITDA presented elsewhere in this proxy statement/Prospectus. See Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of
Operations—Non-GAAP
Financial Information.

(3)	Represents Pro Forma Adjusted EBITDA minus Pro Forma CapEx.
Current Projections (as of September 23, 2021)

	Fathom OpCo Annual Income Statement
($ in millions)	2020 (1)	2021E (1)(4)	2022E	2023E	2024E	2025E
Pro Forma Revenue	$149.4	$162.1	$204.9	$252.4	$317.2	$408.2
% YoY growth		9%	26%	23%	26%	29%
Pro Forma Gross Profit	$72.9	$77.5	$99.8	$128.5	$165.9	$215.5
Gross Margin	49%	48%	49%	51%	52%	53%
Pro Forma Adj. EBITDA (2)	$39.9	$40.0	$54.3	$69.0	$87.9	$115.0
Adj. EBITDA Margin	27%	25%	27%	27%	28%	28%
Pro Forma CapEx	$(3.5)	$(7.5)	$(12.1)	$(16.1)	$(23.8)	$(36.2)
Pro Forma FCF (3)	$36.4	$32.5	$42.3	$52.9	$64.1	$78.9
Source: Fathom OpCo management projections

(1)
Information for 2020 and 2021E reflects various adjustments to give pro forma effect to the Prior Acquisitions and the 2021 Acquisitions as though such transactions occurred on January 1, 2020. This unaudited, adjusted financial data does not conform to SEC Regulation
S-X
or Public Company Accounting Oversight Board standards.

(2)
Pro Forma Adjusted EBITDA is a
non-GAAP
measure and such measure for 2020 and 2021E is not comparable to Adjusted EBITDA presented elsewhere in this proxy statement/prospectus as it includes pro forma adjustments for acquisitions. Adjustments to EBITDA also include transaction and integration costs, non-recurring
and
non-cash
items, compensation normalization and other accounting adjustments. Pro Forma Adjusted EBITDA presented above for 2020 and 2021E is most comparable to Pro Forma Adjusted EBITDA presented elsewhere in this proxy statement/Prospectus. See Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of
Operations—Non-GAAP
Financial Information.

(3)	Represents Pro Forma Adjusted EBITDA minus Pro Forma CapEx.
(4)
2021E Pro Forma Revenue, Pro Forma Gross Profit, Pro Forma Gross Margin, Pro Forma Adjusted EBITDA and Pro Forma Adjusted EBITDA Margin figures shown reflect the lower end of Fathom OpCo management’s guidance range for 2021E performance.

The Projections were prepared solely for internal use and not with a view toward public disclosure or toward complying with GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections have not been audited. None of the independent registered public accounting firms of Fathom OpCo or Altimar II or any other independent accountants, have compiled, examined or performed any review or other procedures with respect to the Projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or their achievability, and the independent accounting firms of Fathom OpCo and Altimar II assume no responsibility for, and disclaim any association with, the Projections.
The Projections included in this proxy statement/prospectus have been prepared by, and are the sole responsibility of, Fathom OpCo’s management team. The Projections were prepared in good faith by Fathom

OpCo’s management team based on its reasonable best estimates and assumptions with respect to the expected future financial performance of Fathom OpCo as of the respective dates on which the Current Projections and Initial Projections were prepared and speak only as of such dates.
The Projections are included in this proxy statement/prospectus solely to provide Altimar II’s shareholders access to information made available in connection with the Altimar II Board’s consideration of the proposed Business Combination. The Projections are being provided for information purposes only and are not and should not be viewed as public guidance regarding the future performance of Fathom OpCo or Fathom. The actual future performance of Fathom OpCo or Fathom may vary materially from the forecasts contained in the Projections. Furthermore, the Projections do not take into account any circumstances or events occurring after September 23, 2021.
Fathom OpCo has not warranted the accuracy, reliability, appropriateness or completeness of the Projections to anyone, including Altimar II. None of Fathom OpCo’s management nor any of its representatives has made or makes any representations to any person regarding the ultimate performance of Fathom OpCo relative to the Projections. The Projections are not fact. The Projections are not a guarantee of actual future performance. The future financial results of Fathom OpCo may differ materially from those expressed in the Projections due to factors beyond Fathom OpCo’s ability to control or predict.
The Projections are included in this proxy statement/prospectus solely for informational purposes and not to induce any Altimar II shareholders to vote in favor of any of the proposals at the Special Meeting.
Altimar II and Fathom OpCo encourage you to review the financial statements of Fathom OpCo included in this proxy statement/ prospectus, as well as the financial information in the sections entitled
“Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations –
Non-GAAP
Financial Information
” and “
Unaudited Pro Forma Condensed Combined Financial Information
” in this proxy statement/prospectus and to not rely on any single financial measure.
None of Altimar II, Fathom OpCo or any of their respective affiliates intends to, and, except to the extent required by applicable law, each of them expressly disclaims any obligation to, update, revise or correct the Projections to reflect circumstances existing or arising after the date such Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying the Projections are shown to be in error or any of the Projections otherwise would not be realized.
The Projections include certain
non-GAAP
financial measures that are not prepared in accordance with GAAP and that may be different from non-GAAP
financial measures used by other companies. Each of Fathom OpCo and Altimar II believes that the use of these non-GAAP
financial measures provides an additional tool for investors and potential investors to use in evaluating Fathom OpCo’s ongoing operating results and trends. These non-GAAP
measures should not be considered in isolation from, or as an alternative to, financial measures determined in accordance with GAAP. To the extent that forward-looking non-GAAP
financial measures are provided, they are presented on a
non-GAAP
basis without reconciliations of such forward-looking
non-GAAP
measures to the most comparable GAAP measures due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation.
Transaction Structure

(a)
Altimar II will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware (the “Domestication”), upon which Altimar II will change its name to “Fathom Digital Manufacturing Corporation.”

(b)	Fathom OpCo will issue managing member interests in Fathom OpCo to Altimar II in exchange for a nominal cash payment;

(c)
Following step (b) above, each of CORE Fund I
Blocker-5
LLC, a Delaware limited liability company (“Fathom Blocker 1”), CORE Fund I
Blocker-2
LLC, a Delaware limited liability company (“Fathom Blocker 2”), and SG (MCT) Blocker, LLC, a Delaware limited liability company (Fathom Blocker 3” and, together with Fathom Blocker 1 and Fathom Blocker 2, the “Fathom Blockers”), will merge with and into Rapid Blocker 1 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar II (“Blocker Merger Sub 1”), Rapid Blocker 2 Merger Sub, LLC , a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar II (“Blocker Merger Sub 2”), and Rapid Blocker 3 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar II (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”), respectively, in each case, with the Fathom Blockers surviving as the surviving companies and wholly owned subsidiaries of Altimar II (collectively, the “Surviving Fathom Blockers”);

(d)
Immediately following step (c) above, the Surviving Fathom Blockers will each merge with and into Altimar II (the “Blocker Altimar Mergers”), in each case, with Altimar II as the surviving company; and

(e)
Immediately following the Blocker Altimar Mergers, Rapid Merger Sub will merge with and into Fathom OpCo (the “Fathom Merger”), with Fathom OpCo as the surviving entity of the Fathom Merger (Fathom OpCo, in its capacity as the surviving entity of the Fathom Merger, is sometimes referred to as the “Fathom Surviving Entity”). Following the Fathom Merger, the Fathom Surviving Entity will be owned by Altimar II and all other holders of Fathom OpCo units outstanding as of immediately prior to the Fathom Merger (such other holders, excluding Altimar II are referred to as the “Continuing Fathom Unitholders”).

Upon consummation of the transactions contemplated by the Business Combination Agreement, the combined company will be organized in an
“Up-C”
structure, in which substantially all of the assets and business of the combined company will be held by Fathom OpCo. Altimar II and the Continuing Fathom Unitholders will be issued Class A units of Fathom OpCo (“New Fathom Units”). Altimar II will be the managing member of Fathom OpCo. Altimar II will issue to Continuing Fathom Unitholders for cash at par value a number of shares of Class B common stock equal to the number of New Fathom Units held by the Continuing Fathom Unitholders. Altimar II’s other shareholders will hold Class A common stock of the combined company. Shares of Class A common stock will be entitled to economic rights and one vote per share and shares of Class B common stock will be entitled to one vote per share but no economic rights. The combined company’s business will continue to operate through Fathom OpCo.

Post-Business Combination Ownership Structure
The diagram below depicts a simplified version of Fathom’s organizational structure and ownership immediately following the completion of the Domestication and the Business Combination (assuming none of the 34,500,000 Public Shares outstanding as of the record date are redeemed by Altimar II’s Public Shareholders).

Notes:

1.	Altimar II Founders include Altimar Sponsor II, LLC and the seven current directors of Altimar II.

2.	The warrants held by Public Shareholders are Public Warrants and the warrants held by Altimar Sponsor II, LLC are Private Placement Warrants.

3.	Legacy Fathom Owners include Fathom Blocker Owners and Continuing Fathom Unitholders, which include the CORE Investors.

4.	The Class B common stock is non-economic, voting stock of Fathom.

5.
New Fathom Units owned by the Continuing Fathom Unitholders are exchangeable on a one-for-one basis for shares of Class A common stock (with corresponding surrender of an equal number of shares of Class B common stock for cancellation by Fathom), in accordance with the Fathom Operating Agreement.

Closing Funding
At the Closing, Fathom OpCo will use all amounts then available in the Trust Account (net of amounts required to redeem any Altimar Public Shareholders exercising their respective Redemption Rights) plus the proceeds of the PIPE Investment that will occur in connection with the Business Combination to make the cash payments described below under “
Consideration to be Received in the Business Combination.”
Fathom OpCo will use any remaining amounts to pay the transaction expenses of Altimar II, Fathom OpCo and otherwise for general corporate purposes.
Consideration to be Received in the Business Combination
The total consideration to be paid to the Fathom Blocker Owners and the Continuing Fathom Unitholders (each as defined herein), including CORE Industrial Partners Fund I, LP, at the Closing shall equal the aggregate of:

(a)
(i) All the cash proceeds from the Trust Account established for the purpose of holding the net proceeds of Altimar II’s initial public offering, net of any amounts paid to Altimar II’s shareholders that exercise their redemption rights in connection with the Business Combination, together with the proceeds from the PIPE Investment (as defined herein) (the “Available Cash Amount”), (ii)
minus
$25,000,000 to be contributed by Altimar II to the balance sheet of Fathom OpCo (the “Balance Sheet Contribution”), (iii)
minus
up to $42,000,000 to be used to pay down certain indebtedness of Fathom OpCo, (iv)
 minus
certain transaction expenses of Fathom OpCo and Altimar II, which include fees and expenses of various advisors, transfer taxes, employee transaction bonuses, and filing and listing fees (the “Closing Cash Consideration”); and

(b)
A number of shares of Class A common stock and newly issued Class A units of Fathom OpCo (the “New Fathom Units”) (together with one share of Class B common stock to be issued at par value for cash in respect of each New Fathom Units), to be allocated as set forth on the Allocation Schedule, in an aggregate number (rounded up to the nearest whole share) equal to the quotient of (i) the result of (A) $1,200,000,000 minus
(B) the Closing Cash Consideration
divided by
(ii) $10.00 (the “Closing Seller Equity Consideration”).

The $25,000,000 to be contributed to the balance sheet of Altimar II as described in clause (a)(ii) above may be reduced with the written consent of Altimar II and Fathom. In addition, Fathom OpCo may, at its discretion, reduce the $42,000,000 of cash to be used to pay down certain indebtedness of Fathom OpCo, as described in clause (a)(iii) above, by the amount, if any, necessary to cause the Closing Cash Consideration to equal $345,000,000; provided, however, such pay-down amount may not be less than $22,000,000 without the consent of Altimar II. In considering whether to agree to a reduction in (i) the Balance Sheet Contribution below $25,000,000 and (ii) the Debt Paydown Amount below $22,000,000, Fathom OpCo and Altimar II will consider a variety of factors, including whether any such reduction will facilitate the satisfaction of the Minimum Cash Condition and the closing of the Business Combination and the impact of such reductions on the Company’s liquidity, leverage, borrowing capacity under the New Credit Agreement, and ability to satisfy its expected working capital and capital expenditure needs. Fathom OpCo and Altimar II do not intend to agree to any reductions that would materially and adversely impact the ability of the Fathom to satisfy such needs for the foreseeable future following the Closing. Altimar II and Fathom OpCo presently estimate that the transaction expenses described in clause (a)(iv) above will amount to approximately $59,500,000 in the aggregate.
Earnout
In addition to the Closing Seller Equity Consideration,
an aggregate of 9,000,000 additional shares or units of earnout equity consideration consisting of Fathom Class A common stock and New Fathom Units (collectively, the “Earnout Shares”) will be issued to the Continuing Fathom Unitholders (who will receive New Fathom Units together with shares of Altimar Class B Common Stock) and the Fathom Blocker Members (who will receive

Fathom Class A common stock) pursuant to the terms of the Business Combination Agreement. The Earnout Shares will vest in three equal tranches of an aggregate amount of 3,000,000 shares of Fathom Class A common stock or New Fathom Units, as applicable, and be allocated in accordance with the Allocation Schedule, with each tranche vesting at each of the following share price thresholds: $12.50, $15.00 and $20.00, in each case subject to the vesting and forfeiture provisions set forth in the Investor Rights Agreement and the Fathom Operating Agreement. The earnout period will be five years from the date of the closing of the Business Combination. The achievement of the price threshold will be determined based on the volume-weighted average share price for 20 trading days within any
30-trading
day period or a change of control transaction of Fathom that implies the same per share valuation as the applicable price threshold.
Allocation Schedule
The methodology to be followed in the Allocation Schedule at the Closing will provide for the payment of approximately $             of the Closing Cash Consideration to direct and indirect holders of outstanding preferred units of Fathom OpCo (including accrued but unpaid preferred distributions thereon), and will allocate the balance of the Closing Cash Consideration and the total Closing Seller Equity Consideration to direct and indirect holders of outstanding common units of Fathom OpCo, on a pro rata basis in accordance with the number of outstanding common units held. The Earnout Shares will be allocated in accordance with the Allocation Schedule to the direct and indirect holders of outstanding common units of Fathom OpCo on a pro rata basis in accordance with the number of outstanding common units held. The portion of the Closing Cash Consideration to be paid to direct and indirect holders of outstanding preferred units of Fathom OpCo as described above assumes, for illustration, the inclusion of accrued preferred distributions through                  , 2021. The total amount to be paid to the holders of preferred units will vary to reflect the accrued preferred distributions as of the Closing Date.
Representations and Warranties
In General
The parties to the Business Combination Agreement have made customary representations, warranties and covenants in the Business Combination Agreement, including, among others, covenants with respect to the conduct of Altimar II, Fathom OpCo and the Fathom Blockers and their respective applicable businesses prior to the Closing. Each of Altimar II and Fathom OpCo has agreed to cooperate and use commercially reasonable efforts to cause the Business Combination to be consummated.
In addition, Fathom OpCo will have the option to elect to repay, refinance or obtain debt financing up to an aggregate amount of $175,000,000, which election will be made in consultation with Altimar II.
Sponsor also agreed to fund certain transaction expenses of Altimar II which exceed the $27,000,000 cap set forth in Section 4.03(b) of the Business Combination Agreement (other than transaction expenses in respect of (i) 50% of transfer taxes, (ii) fees and expenses of certain advisors that are, or have been, retained at the request of Fathom OpCo or (iii) printer, transfer agent and proxy solicitation fees which exceed $1,300,000, when taken together, or $27,000,000, when combined with up to $25,700,000 of the aggregate amounts of other transaction expenses of Altimar II, which excess will not be borne by Sponsor).
Material Adverse Effect
Material Adverse Effect with respect to Fathom Business
Under the Business Combination Agreement, with respect to Fathom OpCo, a “Material Adverse Effect” means an event, change, circumstance, occurrence, fact, development or effect, individually or in the aggregate, that would reasonably be expected to (x) be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of Fathom OpCo and its subsidiaries, taken as a whole, or (y) the ability of Fathom OpCo to perform its obligations under the Business Combination Agreement and to consummate the Business Combination; provided, however, that in no event shall any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the results of operations or condition (financial or otherwise) of Fathom OpCo and its subsidiaries, taken as a whole: (a) any change in applicable laws or GAAP or any interpretation thereof after the date hereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of the Business Combination Agreement, the pendency or consummation of the mergers contemplated thereby or the performance of the Business Combination Agreement (provided that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.04 of the Business Combination Agreement and, to the extent related thereto, the condition in Section 11.02(a) of the Business Combination Agreement), (d) any change generally affecting any of the industries or markets in which Fathom OpCo or its subsidiaries operate or the economy as a whole, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Fathom OpCo operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon any Person or country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (g) any failure of Fathom OpCo and its subsidiaries, taken as a whole, to meet any projections, forecasts or budgets; provided, that clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect) and
(h) COVID-19
or any Law, directive, pronouncement or guideline issued by a Governmental Authority that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the
COVID-19
pandemic), or any change in such Law, directive, pronouncement or guideline or interpretation thereof, in each case to the extent that they have the force of law or are binding on or affecting the Person to which they purport to apply, following the Execution Date or Fathom OpCo or any of its subsidiaries’ compliance therewith; provided that in the case of clauses (a), (b), (d), (e), (f) and (h) such events, changes, circumstances, occurrences, facts, developments or effects may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on Fathom and its subsidiaries, taken as a whole, as compared to other industry participants.
Closing of the Business Combination
The Closing will take place at 9:00 a.m. eastern time on (a) the 3rd business day after the conditions described below under the subsection entitled “
Conditions to the Closing of the Business Combination Agreement
” have been satisfied, or, if permissible, waived by the party entitled to the benefit of the same (other than those conditions which by their terms are required to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) or (b) such other date and time as the parties mutually agree.
Conditions to Closing of the Business Combination Agreement
The consummation of the Business Combination is subject to various conditions. There can be no assurance as to whether or when all of the conditions will be satisfied or waived.
Conditions to Each Party’s Obligations
The Closing is subject to certain customary conditions, including, among other things: (i) the approval of the Business Combination and other matters by Altimar II’s shareholders; (ii) the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and receipt of certain additional regulatory approvals; (iii) the Available Cash Amount equaling no less than $313,000,000 at the Closing; (iv) (x) fundamental representations and warranties (which includes Organization, Due Authorization, Holding Company; Ownership and Brokers’ Fees) bring down conditions to an “all material respects” standard (y) general representations and warranties bring down conditions to a “material adverse effect” standard and (z) capitalization representation bring down condition to a “de minimis” standard; (v) covenant bring down conditions to an “all material respects” standard; (vi) the absence of a material adverse effect on the respective parties; and (vii) the effectiveness of this registration statement and the listing of Altimar II Class A common stock to be issued in the Business Combination on the NYSE. To the extent permitted by law, the conditions in the Business Combination Agreement may be waived by the parties thereto.
Additional Conditions to the Obligations of Altimar II

(a)
the representations and warranties of Fathom OpCo and the Fathom Blockers, in most instances disregarding qualifications relating to materiality or material adverse effect, must be true and correct as of the execution of the Business Combination Agreement and as of the Closing as though then made (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date) (i) to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect (as is defined in the Business Combination Agreement) or (ii) in limited cases, in all material respects;

(b)
Fathom OpCo and the Fathom Blockers shall not be in material breach as of the Closing of any covenant or agreement contained in the Business Combination Agreement to be performed or complied with by each of them, as applicable, prior to the Closing;

(c)	there shall not have been a Material Adverse Effect since the date of the Business Combination Agreement;

(d)
Fathom OpCo shall have delivered a customary closing certificate certifying, among other things, that the conditions described in clauses (a) and (b) above have been satisfied with respect to Fathom OpCo; and (ii) each Fathom Blocker shall have delivered a customary closing certificate certifying, among other things, that the conditions described in clauses (a), (b) and (c) above have been satisfied with respect to such Fathom Blocker; and

(e)	Fathom OpCo and the Fathom Blockers shall have delivered certain other certificates and documents as required by the terms of the Business Combination Agreement.
Additional Conditions to the Obligations of Fathom OpCo
The obligation of Fathom OpCo to complete the Business Combination is also subject to the satisfaction or written waiver of the following conditions:

(a)
the representations and warranties of Altimar II, in most instances disregarding qualifications relating to materiality or material adverse effect, must be true and correct as of the execution of the Business Combination Agreement and as of the Closing as though then made (or if such representations and warranties expressly relate to a specific date, such representations and warranties shall be true and correct as of such date) (i) to the extent such failure of the representations and warranties to be so true and correct, individually or in the aggregate, has not had and would not reasonably be expected to have a material adverse effect on Altimar II or prevent or materially delay or impair the ability of Altimar II to perform its obligations under the Business Combination Agreement or to consummate the transactions contemplated thereby, or (ii) in limited cases, in all material respects;

(b)	Altimar II shall not be in material breach as of the Closing of any covenant or agreement contained in the Business Combination Agreement to be performed or complied with by it prior to the Closing;

(c)	the Available Cash Amount shall not be less than $313,000,000;

(d)
Altimar II shall have delivered a customary closing certificate certifying, among other things, that the conditions described in clauses (a), (b) and (c) above have been satisfied with respect to Altimar II;

(e)
Each of the covenants of each of the parties to the Forfeiture and Support Agreement (as defined below) required under the Forfeiture and Support Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, and the Forfeiture and Support Agreement shall be in full force and effect;

(f)	Altimar II shall have delivered certain other certificates and documents as required by the terms of the Business Combination Agreement; and

(g)	The board of directors of Altimar II shall be constituted with the Persons designated in accordance with Section 11.09 of the Business Combination Agreement.
Covenants Relating to the Conduct of Business; Interim Operations Pending the Closing
Interim Operations of Altimar II
Under the Business Combination Agreement, Altimar II has made certain covenants with respect to the period from the date of the Business Combination Agreement until the earlier of the Closing or the date the Business Combination Agreement is terminated in accordance with its terms (such period, the
“Pre-Closing
Period”), including, among others, not to, in each case, without the prior written consent of Fathom OpCo and subject to specified or otherwise scheduled exceptions:

(a)	change, modify or amend the Trust Agreement or the governing documents of Altimar II;

(b)
other than in connection with the Domestication, any redemption by the stockholders of Altimar II or as otherwise required in order to consummate the Business Combination, (A) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind), (B) split, combine or reclassify any capital stock of, or other equity interests in, Altimar II; or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Altimar II;

(c)
take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair or impede the Business Combination from qualifying for the tax treatment intended by the Business Combination Agreement;

(d)
make, revoke or change any material tax election, adopt or change any annual tax accounting period or any material accounting method with respect to taxes, file any amended material tax return, settle, compromise or abandon any claim, investigation, audit or controversy relating to a material tax liability, enter into any closing agreement with respect to any material amount of taxes, surrender any right to claim a material refund of taxes or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment, or enter into any tax sharing or similar agreement (excluding any commercial contract not primarily related to taxes);

(e)
(A) enter into, renew or amend in any material respect, any transaction or contract relating to certain transaction expenses if such entry, renewal or amendment would result in additional transaction expenses that, individually or in the aggregate, exceed $5,000,000, (B) cause or permit certain types of transaction expenses to be incurred if Altimar II’s aggregate transaction expenses are in excess of $27,000,000 (subject to certain exceptions), or (C) incur certain types of material transaction expenses without the prior written consent of Fathom OpCo (not to be unreasonably withheld);

(f)
waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened legal action) or compromise or settle any liability;

(g)	except as contemplated by the 2021 Omnibus Plan, enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director, officer, employee or contractor, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or independent contractors;

(h)	acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or division thereof or otherwise acquire any assets;

(i)	adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;

(j)	incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness;

(k)
(A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, Altimar II or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than the issuance of Altimar II Class A common stock in connection with the PIPE Investment as contemplated in the Business Combination Agreement or (B) amend, modify or waive any of the terms or rights set forth in any warrant, including any amendment, modification or reduction of the warrant price set forth therein;

(l)	authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions; or

(m)	except in respect of certain transaction expenses, voluntarily incur any liabilities in excess of $100,000 individually or $500,000 in the aggregate without the prior written consent of Fathom OpCo.
Interim Operations of Fathom OpCo
Under the Business Combination Agreement, Fathom OpCo and each Fathom Blocker, as applicable, has made certain covenants with respect to the
Pre-Closing
Period, including, among others, not to, in each case, without the prior written consent of Altimar II and subject to specified or otherwise scheduled exceptions:

(a)	change, modify or amend the Trust Agreement or the governing documents of Altimar II;

(b)
other than in connection with the Domestication, any redemption by the stockholders of Altimar II or as otherwise required in order to consummate the Business Combination, (A) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind), (B) split, combine or reclassify any capital stock of, or other equity interests in, Altimar II; or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Altimar II;

(c)
take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair or impede the Business Combination from qualifying for the tax treatment intended by the Business Combination Agreement;

(d)
make, revoke or change any material tax election, adopt or change any annual tax accounting period or any material accounting method with respect to taxes, file any amended material tax return, settle, compromise or abandon any claim, investigation, audit or controversy relating to a material tax liability, enter into any closing agreement with respect to any material amount of taxes, surrender any right to claim a material refund of taxes or consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment, or enter into any tax sharing or similar agreement (excluding any commercial contract not primarily related to taxes);

(e)
(A) enter into, renew or amend in any material respect, any transaction or contract relating to certain transaction expenses if such entry, renewal or amendment would result in additional transaction expenses that, individually or in the aggregate, exceed $5,000,000, (B) cause or permit certain types of transaction expenses to be incurred if Altimar II’s aggregate transaction expenses are in excess of $27,000,000 (subject to certain exceptions), or (C) incur certain types of material transaction expenses without the prior written consent of Fathom OpCo (not to be unreasonably withheld);

(f)
waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened legal action) or compromise or settle any liability;

(g)
except as contemplated by the 2021 Omnibus Plan, enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director, officer, employee or contractor, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or independent contractors;

(h)	acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or division thereof or otherwise acquire any assets;

(i)	adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;

(j)	incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any indebtedness;

(k)
(A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, Altimar II or any of its subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than the issuance of Altimar Class A Common Stock in connection with the PIPE Investment as contemplated in the Business Combination Agreement or (B) amend, modify or waive any of the terms or rights set forth in any warrant, including any amendment, modification or reduction of the warrant price set forth therein;

(l)	authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions; or

(m)	except in respect of certain transaction expenses, voluntarily incur any liabilities in excess of $100,000 individually or $500,000 in the aggregate without the prior written consent of Fathom OpCo.
Additional Covenants
Trust Account
Subject to the satisfaction or waiver of certain conditions set forth in the Business Combination Agreement and provision of notice thereof to the trustee of Altimar II’s Trust Account, at the Closing, Altimar II will (i) cause the documents, opinions and notices required to be delivered to the trustee pursuant to the Trust Agreement to be so delivered, and (ii) cause the trustee to pay as and when due (x) all amounts payable to Altimar II’s stockholders who shall have validly elected to redeem their Class A common shares pursuant to Altimar II’s Amended and Restated Memorandum and Articles of Association and (y) all amounts payable pursuant to the Business Combination Agreement.
Certain Regulatory Approvals
The parties will use their commercially reasonable efforts to promptly file all notices, reports and other documents required to be filed by such party with any governmental authority with respect to the Business Combination, and to submit promptly any additional information requested by any such governmental authority. The parties will use their commercially reasonable efforts to promptly obtain all authorizations, approvals, clearances, consents, actions or non-actions
of any governmental authority in connection with the applicable filings, applications or notifications. Each party will promptly inform the other parties of any material communication between itself or its representatives and any governmental authority regarding the Business Combination. If a party or any of its affiliates receives any request for supplemental information or documentary material from any governmental authority with respect to the Business Combination, then the party, to the extent necessary and advisable, shall provide a reasonable response to such request as promptly as reasonably practicable.
The consummation of the Business Combination will specifically require the approval from certain governmental authorities, including the United States Federal Trade Commission and/or Department of Justice under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder. The approvals contemplated by the preceding sentence are conditions to the Closing of the Business Combination.
Termination
The Business Combination Agreement may be terminated by Altimar II and Fathom OpCo under certain circumstances, including, among others, (i) by mutual written consent of Fathom OpCo and Altimar II, (ii) (A) by Fathom OpCo or Altimar II by written notice to such other party if any applicable law is in effect making the consummation of the transactions contemplated by the Business Combination Agreement illegal or any final, non-appealable order
is in effect permanently preventing the consummation of the transactions contemplated by the Business Combination Agreement; (B) by Fathom OpCo or Altimar II by written notice to such other parties if the Closing has not occurred on or before December 31, 2021 (the “Outside Date”); or (C) by Fathom OpCo or Altimar II for material uncured breach by other parties to the Business Combination Agreement (subject to notice and an opportunity to cure, if curable); provided that the right to terminate the Business Combination Agreement under this clause (iii) is not available to any party that has materially breached any of its representations, warranties, covenants or agreements and such material breach is the primary cause of or has primarily resulted in the failure of the Business Combination to be consummated on or before such date; (iii) by Fathom OpCo if the board of directors of Altimar II changes its recommendation to the Altimar II stockholders or if Altimar II fails to include the recommendation of the board of directors of Altimar II in the consent solicitation statement distributed to the Fathom members; and (iv) by Fathom OpCo or Altimar II if Altimar II does not obtain the required approval of its shareholders at the special meeting.
Indemnification
The representations and warranties made by each of the parties to the Business Combination Agreement do not survive the Closing, and there is no associated indemnification from any party for a breach of any of its representations and warranties. The foregoing does not limit the remedies of the parties to the Business Combination Agreement for knowing and intentional fraud in the making of representations and warranties in the Business Combination Agreement.
The covenants and agreements made by each of the parties that are to be performed prior to or at the Closing do not survive the Closing, and there is no associated indemnification from any party for a breach of any of such covenants or agreements. The covenants and agreements made by each of the parties that are to be performed following the Closing survive the Closing in accordance with their terms, until fully performed. While there is no associated indemnification for breaches of such covenants, each party retains all rights and remedies available at law or in equity for any such breach, including specific performance.
Fees and Expenses
If the Closing occurs, Altimar II is responsible for all of the parties’ respective transaction expenses in connection with the consummation of the Business Combination, including brokers’ or finders’ fees, deferred financing fees, fees and expenses of legal counsel, financial advisors, accountants and other professional advisors, and all costs and expenses payable to third parties that are triggered or become due or payable as a result of the Business Combination. There is no adjustment to any party’s aggregate consideration as a result of transaction expenses, including if such transaction expenses exceed any budgeted amount; however, the aggregate cash consideration is subject to reduction (with corresponding increases to the applicable equity considerations) in certain circumstances where the Available Cash Consideration Amount is less than $318,000,000.
Amendment
The Business Combination Agreement may only be amended, modified or supplemented by the written agreement of all of the parties.
Governing Law; Jurisdiction
The Business Combination Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Certain Engagements in Connection with the Business Combination and Related Transactions
Credit Suisse Securities (USA) LLC is acting as financial advisor to Altimar II; each of J.P. Morgan Securities LLC (“J.P. Morgan”)’s Equity Capital Markets Group and Stifel, Nicolaus & Company, Incorporated (“Stifel”) is acting as Altimar II’s joint placement agent in connection with the PIPE Investment; J.P. Morgan’s Equity Capital Markets Group and Stifel are acting as capital markets advisors to Altimar II. BofA Securities, Needham & Company, LLC and Craig-Hallum Capital Group LLC are also acting as capital markets advisors to Altimar II.
Related Agreements
Subscription Agreements
In connection with entering into the Business Combination Agreement, Altimar II and Fathom OpCo entered into the Subscription Agreements with the PIPE Investors, pursuant to which, among other things, the PIPE Investors party thereto agreed to consummate the PIPE Investment. There are important differences between the rights of holders of shares of Class A common stock and holders of Altimar II Class A ordinary shares. See “
The Domestication Proposal—Comparison of Corporate Governance and Shareholders
” for a discussion of the different rights associated with holding these securities. In addition, the Altimar II Class A ordinary shares were originally sold in the Altimar II IPO as a component of the Altimar II units for $10.00 per unit. The Altimar II units consist of one Class A ordinary share and one-fourth of one redeemable Altimar II warrant.
The Subscription Agreements contain customary representations, warranties, covenants and agreements of Altimar II, Fathom OpCo and the PIPE Investors, and are subject to customary closing conditions (including, without limitation, that there is no amendment or modification to the Business Combination Agreement that is material and adverse to the PIPE Investor) and termination rights (including a termination right if the transaction contemplated by the Subscription Agreement has not been consummated by December 31, 2021, other than as a result of breach by the terminating party).
Forfeiture and Support Agreement
In connection with our initial public offering, on February 4, 2021, Sponsor and our officers and directors at the time of our initial public offering entered into a letter agreement (the “IPO Letter Agreement”) pursuant to which they agreed, among other things, to vote their Class B ordinary shares purchased prior to our initial public offering (“founder shares”), as well as any Class A ordinary shares sold by us in our initial public offering (“public shares”) purchased by them during or after our initial public offering, in favor of Altimar II’s initial business combination (including the proposal recommended by Altimar II’s board of directors in connection with such business combination). Accordingly, we expect them to vote their shares in favor of all proposals being presented at the Special Meeting. In addition, pursuant to the Forfeiture and Support Agreement, dated July 15, 2021 (as amended from time to time, the “Forfeiture and Support Agreement”), the parties, agreed, among other things, effective upon the Closing that, (a) Sponsor, on behalf of itself and the other Altimar II Founders, will waive the anti-dilution adjustments set forth in Altimar II’s existing Memorandum and Articles of Association and which will be set forth in Altimar II’s Certificate of Incorporation in connection with the Business Combination, (b) the Altimar II Founders will forfeit and surrender for no additional consideration the Forfeited Shares (as defined herein) which would be received upon the automatic conversion of their shares of Class C common stock upon the Closing and (c) Sponsor, from the date of the Business Combination Agreement until the earlier of Closing or the termination of the Business Combination Agreement in accordance with its terms, will refrain from taking (and not cause Altimar II to take) any action the effect of which would be to cause Altimar II to breach its non-solicitation obligations set forth in Section 9.08 of the Business Combination Agreement. In addition, the Altimar II Founders agreed, among other things, (i) from the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, to not redeem any Class A ordinary shares (or, if applicable, shares of Altimar II Class A common stock) held by them and (ii) prior to the consummation of Business Combination or the termination of the Business Combination Agreement, to vote or cause to be voted, all of the Altimar II shares beneficially owned by the Altimar II Founders, at every meeting of the shareholders of Altimar II at which such matters are considered and at every adjournment or postponement thereof: (1) in favor of (A) the Business Combination and the Business Combination Agreement and the other transactions contemplated thereby (including any proposals recommended by Altimar II’s Board of Directors in connection with the Business Combination) and (B) any proposal to adjourn or postpone such meeting of shareholders to a later date if there are not sufficient votes to approve the Business Combination; (2) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Altimar II under the Business Combination Agreement; and (3) against (A) any proposal or offer from any person concerning (I) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving Altimar II, or (II) the issuance or acquisition of shares of capital stock or other Altimar II equity securities (other than as contemplated or permitted by the Business Combination Agreement); and (B) any action, proposal, transaction or agreement that would reasonably be expected to (x) impede the fulfillment of Altimar II’s conditions under the Business Combination Agreement or change in any manner the voting rights of any class of Altimar II’s shares or (y) result in a breach of any covenant, representation or warranty or other obligation or agreement of Sponsor or any of the other Altimar II Founders contained in the Forfeiture and Support Agreement.
As described above, the Forfeited Shares to be forfeited by the Altimar II Founders shall be determined as follows: effective upon and subject to the closing of the Business Combination, (i) if the quotient of (A) the number of Altimar II Class A ordinary shares redeemed in the Altimar II Stock Redemption divided by (B) 34,500,000 (the “Altimar II Stockholder Redemption Ratio”) is less than or equal to 0.10, each then issued and outstanding share of Class C common stock will convert automatically, on a one-for-one basis, into a share of Class A common stock; (ii) if the Altimar II Stockholder Redemption Ratio is greater than 0.10 and less than to 0.40, the number of shares of Class A common stock obtained by multiplying the Redemption Forfeiture Ratio (which is obtained by the following formula: 0.15 multiplied by
the quotient of (1) the result of (x) the Altimar II Stockholder Redemption Ratio minus
(y) 0.10,
divided by
(2) 0.30) by the aggregate number of then issued and outstanding shares of Altimar Class C common stock shall be automatically forfeited and (iii) if the Altimar II Stockholder Redemption Ratio is greater than or equal to 0.40, the number of shares of Class A common stock obtained by multiplying 0.15 by the aggregate number of then issued and outstanding shares of Class C common stock will be automatically forfeited.
In addition, Sponsor and each of the other Altimar II Founders, in their capacity as holders of Altimar II Class B ordinary shares, have also agreed (a) not to, prior to the consummation of Business Combination or the termination of the Business Combination Agreement, transfer any of the their Class B ordinary shares (or shares of Class C common stock received in the Domestication), and in the case of Sponsor, its warrants to acquire Altimar II Class A ordinary shares, except to certain permitted transferees that agree to be bound by the terms of the Forfeiture and Support Agreement and (b) for the period beginning on the Closing Date and ending on the earlier to occur of (i) the one (1)-year anniversary of the Closing Date and (ii) the last day of the Qualifying Period (as defined below), if the VWAP of the Class A common stock equals or exceeds $12.00 per share for any twenty (20) Trading Days (as defined in the Forfeiture and Support Agreement) within a period of thirty (30) consecutive Trading Days commencing at least 150 days after the Closing Date (the “Qualifying Period”), not to transfer any of such Sponsor’s or other Altimar II Founder’s Altimar ordinary shares or Altimar common stock (other than in the case of the Sponsor, shares of Class A common stock acquired pursuant to the PIPE Investment).
Under the terms of the Forfeiture and Support Agreement, Sponsor agreed that, from and after the Closing, 1,267,500 Altimar II Class B ordinary shares (or, following the Domestication, shares of Class C common stock or Class A common stock, as applicable) held by Sponsor (other than any shares of Altimar II common stock issued to Sponsor pursuant to the PIPE Investment) (the “Sponsor Earnout Shares”) will be unvested and restricted and that such shares will vest automatically if (a) the VWAP of the Altimar II Class A common stock equals or exceeds $15.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days and (b) there is a change of control of Altimar II, unless the per share consideration to be received by the holders of Class A common stock in such change of control transaction is less than the vesting threshold applicable to the Sponsor Earnout Shares (each of (a) and (b), a “Vesting Event”). To the extent that, on or prior to the fifth (5th) anniversary of the Closing Date, a Vesting Event did not occur, all outstanding unvested Sponsor Earnout Shares will automatically be forfeited.
Sponsor also agreed to, at the Closing and subject to the terms and conditions of the Business Combination Agreement, provide funds to Altimar II to satisfy the funding of certain transaction expenses, after utilizing the unused portion of the working capital amount funded by Sponsor to Altimar II prior to the execution of the Business Combination Agreement, that are in excess of the aggregate $27,000,000 cap referenced in Section 4.03(b) of the Business Combination Agreement. All obligations of Altimar II to Sponsor for borrowed money or any payments made to or on behalf of Altimar II will be settled in cash and not through the issuance of warrants or other equity securities of Altimar II.
Fathom Voting and Support Agreements
Concurrently with the execution of the Business Combination Agreement, on July 15, 2021, Altimar II and Rapid Merger Sub, on the one hand, and various direct and indirect holders of equity in Fathom OpCo, including the CORE Investors (collectively, the “Fathom Holders”), on the other hand, each entered into a Voting and Support Agreement (collectively, the “Voting and Support Agreements”), pursuant to which each such Fathom Holder agreed to, among other things, (i) vote in favor of (or consent to) the Business Combination Agreement and the transactions contemplated thereby and (ii) be bound by certain other covenants and agreements related to the Business Combination.
Tax Receivable Agreement
In connection with the Closing, Fathom will enter into a tax receivable agreement (the “Tax Receivable Agreement”), by and among Fathom, Fathom OpCo, each of the Exchange TRA Parties (as defined in the Tax Receivable Agreement) party thereto, each of the Blocker TRA Parties (as defined in the Tax Receivable Agreement) party thereto and CORE Industrial Partners Management LP, in its capacity as TRA Party Representative. Pursuant to the Tax Receivable Agreement, Fathom will be required to pay 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of tax basis in certain assets and other tax attributes of Fathom at the time of the Business Combination, any increases in tax basis and other tax benefits related to the payment of cash consideration pursuant to the Business Combination Agreement and any increases in tax basis and other tax benefits resulting from any exchange of New Fathom Units for shares of Class A common stock or cash in the future.
Fathom’s obligations under the Tax Receivable Agreement accelerate upon a change in control and certain other termination events, as defined therein.

Investor Rights Agreement
Upon the completion of the Business Combination, Fathom will enter into an investor rights agreement (the “Investor Rights Agreement”) with CORE Industrial Partners Fund I, L.P., CORE Industrial Partners Fund I Parallel, L.P. (together, the “CORE Investors”), and certain equityholders of Fathom and/or Fathom OpCo named therein. The Investor Rights Agreement provides for an initial ten-person board of directors, consisting of nine individuals to be designated by the CORE Investors, which initially will include Carey Chen, TJ Chung (Chair), Caralynn Nowinski Collens, David Fisher, Maria Green, Peter Leemputte, Ryan Martin, John May and Robert Nardelli, and Adam DeWitt, our independent director mutually agreed upon by the CORE Investors and the Sponsor. The CORE Investors have certain continued nomination rights for a number of directors ranging from the majority of the board of directors to one director, while they beneficially own shares of common stock in excess of certain ownership percentage of the amount owned by the CORE Investors at Closing, as determined in accordance with the Investor Rights Agreement. In particular, from and after the Closing Date, the CORE Investors shall have the right, but not the obligation, to nominate to the Fathom board a number of designees equal to at least: (i) a majority of the board’s seats, so long as the CORE Investors beneficially own shares of common stock representing at least 50% of the total shares of Fathom common stock beneficially owned by the CORE Investors immediately after the Closing (the “Original Amount”), (ii) 35% of the board’s seats, in the event that the CORE Investors beneficially own shares of common stock representing at least 20% but less than 35% of the Original Amount, (iii) 20% of the board’s seats, in the event that the CORE Investors beneficially own shares of common stock representing at least 10% but less than 20% of the Original Amount and (iv) one director, in the event that the CORE Investors beneficially own shares of common stock representing at least 5% of the Original Amount. For purposes of calculating the number of directors that the CORE Investors are entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1
1
/
4
 directors shall equate to 2 directors) and any such calculations shall be made after taking into account any increase in the size of the board. In addition, for so long as the CORE Investors beneficially own shares of common stock representing at least 5% of the Original Amount, CORE Investors will have the right to designate a person to attend meetings of the board (including any meetings of any committees thereof) in a non-voting
observer capacity.
The parties to the Investor Rights Agreement will agree (subject to exceptions for permitted transfers) to a contractual lock-up
on the sale of Class A common stock for the period beginning on the Closing Date and ending one hundred eighty (180) days thereafter (the
“Lock-Up
Period”).
In addition, the CORE Investors and the other parties to the Investor Rights Agreement will agree to the vesting terms of the Earnout Shares. After expiration of the
Lock-Up
Period, the unvested Earnout Shares will not be transferable and those already vested Earnout Shares will only be transferable to those permitted transferees under the Investor Rights Agreement. In the event that any unvested Earnout Shares have not vested on or prior to the fifth (5th) anniversary of the Closing Date, those Earnout Shares that have not vested will automatically be forfeited and surrendered to Fathom for no consideration.
Registration Rights Agreement
Upon Closing, Fathom will enter into a Registration Rights Agreement. Under the terms of the Registration Rights Agreement, Fathom will grant to the Legacy Fathom Owners, including the CORE Investors, Sponsor and the other Altimar II Founders customary demand, shelf and piggyback registration rights. Fathom is required to file within thirty days of the Closing a shelf registration statement registering the public resale of the shares of common stock of Fathom held by such stockholders (“Shelf Registration Statement”), and cause the Shelf Registration Statement to be declared effective as promptly as practicable after the filing thereof and no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Shelf Registration Statement, the 90th calendar day following the filing thereof) and (B) the 10th business day after the date Fathom is notified (orally or in writing, whichever is earlier) by the SEC that it will not review the Shelf Registration Statement.

Fathom Operating Agreement
On the Closing Date, Fathom OpCo, Fathom and the other members named therein will enter into the Fathom Operating Agreement. The Fathom Operating Agreement will provide for a redemption right with respect to the vested New Fathom Units, pursuant to which each vested New Fathom Units will be redeemable, subject to certain limitations, for either one share of Class A common stock, or, at Fathom’s or Fathom OpCo’s election, cash of an equivalent value, pursuant to and in accordance with the terms of the Fathom Operating Agreement.

THE EXTRAORDINARY GENERAL MEETING
General
Altimar II is furnishing this proxy statement/prospectus to Altimar II’s shareholders as part of the solicitation of proxies by Altimar II’s board of directors for use at the Special Meeting to be held on                 , 2021, and at any adjournment thereof. This proxy statement/prospectus is first being furnished to Altimar II’s shareholders on or about                 , 2021 in connection with the vote on the Shareholder Proposals. This proxy statement/ prospectus provides Altimar II’s shareholders with information they need to know to be able to vote or instruct their vote to be cast at the Special Meeting.
Date, Time and Place
The Special Meeting will be held on                 , 2021, at                  a.m., Eastern Time, at                 . In light of the novel coronavirus pandemic and to support the well-being of Altimar II’s shareholders, directors and officers, Altimar II encourages you to use remote methods of attending the Special Meeting or to attend via proxy. You may attend the Special Meeting and vote your shares electronically during the Special Meeting via live webcast by visiting https://www.cstproxy.com/altimarii/2021. You will need the meeting control number that is printed on your proxy card to enter the Special Meeting. You may also attend the meeting telephonically by dialing +1 877-770-3647 (within the U.S. and Canada and toll-free) or +1 312-780-0854 (outside of the U.S. and Canada, standard rates apply).
Purpose of the Special Meeting
At the Special Meeting, Altimar II is asking holders of ordinary shares to:

•
consider and vote upon a proposal to approve and adopt by ordinary resolution the Business Combination Agreement (a copy of which is attached to this proxy statement/prospectus as
Annex C
) and to approve the transactions contemplated by the Business Combination Agreement (we refer to this proposal as the “Business Combination Proposal”);

•
consider and vote upon a proposal to approve by special resolution, assuming the Business Combination Proposal is approved and adopted, the change of Altimar II’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (we refer to this proposal as the “Domestication Proposal”);

•
consider and vote upon a proposal to approve by special resolution, assuming the Business Combination Proposal and the Domestication Proposal are approved and adopted, the approval of the amendment and restatement of the Memorandum and Articles of Association buy their deletion and replacement in their entirety with the Proposed Charter and the Proposed Bylaws (copies of which are attached to this proxy statement/prospectus as Annex A and Annex B, respectively) as the certificate of incorporation and bylaws of Fathom from and after the Domestication is effective (we refer to this proposal as the “Organizational Documents Proposal”);

•
consider and vote upon eight separate proposals (which we refer to, collectively, as the “Advisory Charter Proposals”) to approve, on a non-binding
advisory basis, the following material differences between the current amended and restated memorandum and articles of association of Altimar II and the Proposed Charter and Proposed Bylaws of Fathom:

•
to decrease the authorized share capital from 555,000,000 shares divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share (“Class A ordinary shares”), 50,000,000 Class B ordinary shares, par value $0.0001 per share (“Class B ordinary shares”), and 5,000,000 preferred shares, par value $0.0001 per share (“preferred shares”), to authorized capital stock of 500,000,000 shares, consisting of (i) 300,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), (ii) 180,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), (iii) 10,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C common stock” and together with the Class A common stock and the Class B common stock, the “common stock”) and (iv) 10,000,000 shares of preferred stock;

•
to provide that the Proposed Charter may be amended, altered, repealed or adopted by (i) in the case of Articles 5, 6,7, 10 and 11 of the Proposed Charter, the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose and (ii) in the case of Article 9 of the Proposed Charter, the affirmative vote of the holders of at least eighty percent (80%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose;

•
to provide for (i) the election of directors by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors, (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and (iii) the removal of directors only for cause and only upon (a) prior to the first date on which CORE and its Affiliated Companies (each as defined in the Proposed Charter) first cease to own at least 50% of the Original Amount (as defined in the Investor Rights Agreement), the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (b) after the first date on which CORE and its Affiliated Companies cease to own at least 50% of the Original Amount, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock entitled to vote;

•	to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”);

•
to provide that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims;

•
to provide that each holder of record of Class A common stock, Class B common stock and Class C common stock (solely prior to the automatic conversion thereof to shares of Class A common stock as a result of the Domestication) shall be entitled to one vote per share on all matters which stockholders generally are entitled to vote;

•
subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and the Proposed Charter, to provide that the holders of shares of Class A common stock and, solely prior to the automatic conversion thereof upon and as a result of the Business Combination, holders of Class C common stock, in each case shall be entitled to receive ratably in proportion to the number of shares of Class A common stock and Class C common stock (as applicable) held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of Fathom legally available therefor. There will be no disparate consideration or treatment with respect to dividends and distributions, if any, declared or payable in respect of each share of the Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination), on the one hand, and a New Fathom Unit, on the other hand. Dividends and other distributions shall not be declared or paid on the Class B common stock unless (i) the dividend consists of shares of Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock and (ii) a dividend consisting of shares of Class A common stock, Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the

Business Combination) or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock (to the extent a similar or contemptuous dividend or distribution is not paid on the New Fathom Units) or Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) on equivalent terms is simultaneously paid to the holders of Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination). If dividends are declared on the Class A common stock, the Class B common stock or the Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) that are payable in shares of common stock, or securities convertible into, or exercisable or exchangeable for common stock, the dividends payable to the holders of Class A common stock shall be paid only in shares of Class A common stock (or securities convertible into, or exercisable or exchangeable for Class A common stock), the dividends payable to the holders of Class B common stock shall be paid only in shares of Class B common stock (or securities convertible into, or exercisable or exchangeable for Class B common stock), the dividends payable to the holders of Class C common stock shall be paid only in shares of Class C common stock (or securities convertible into, or exercisable or exchangeable for Class C common stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively); and

to eliminate various provisions in the Existing Organizational Documents applicable only to blank check companies, including the provisions requiring that Altimar have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination.
consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Organizational Documents Proposal is approved and adopted, for the purposes of complying with the applicable NYSE listing rules, the issuance of shares of Class A common stock of Altimar II to PIPE Investors in accordance with the Subscription Agreements, a copy of which is attached to this proxy statement/prospectus as
Annex J
(we refer to this proposal as the “Stock Issuance Proposal”);

•
consider and vote upon a proposal to approve by ordinary resolution under Cayman Islands law, assuming the Organizational Documents Proposal and the Stock Issuance Proposal are approved and adopted, for the purposes of complying with the applicable NYSE listing rules, the issuance of shares of Class A common stock, Class B common stock and Class C common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of New Fathom Units pursuant to the Fathom Operating Agreement and (iii) upon the conversion, in accordance with our Proposed Charter, of any such common stock issued pursuant to (i) or (ii) (we refer to this proposal as the “Business Combination Issuance Proposal”);

•
consider and vote upon a proposal to approve by ordinary resolution, assuming the Stock Issuance Proposal and the Business Combination Issuance Proposal are approved and adopted, the 2021 Omnibus Plan, a copy of which is attached to this proxy statement/prospectus as
Annex H
(we refer to this proposal as the “Equity Incentive Plan Proposal”);

•
consider and vote upon a proposal to approve by ordinary resolution, assuming the Stock Issuance Proposal and the Business Combination Issuance Proposal are approved and adopted, the ESPP, a copy of which is attached to this proxy statement/prospectus as
Annex I
(we refer to this proposal as the “ESPP Proposal”); and

•
consider and vote upon a proposal to approve by ordinary resolution the adjournment of the Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the general meeting, any of the Condition Precedent Proposals would not be duly approved and adopted by our shareholders or we determine that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived (we refer to this proposal as the “Adjournment Proposal”).
Recommendation of Altimar II’s Board of Directors
Altimar II’s board of directors has unanimously determined that the Business Combination Proposal is in the best interests of Altimar II and its shareholders, has unanimously approved the Business Combination Proposal, and unanimously recommends that shareholders vote “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” the Organizational Documents Proposal, “FOR” each of the Advisory Charter Proposals, “FOR” the Stock Issuance Proposal, “FOR” the Business Combination Issuance Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting.
The existence of financial and personal interests of Altimar II’s directors may result in a conflict of interest on the part of one or more of the directors between what he or they may believe is in the best interests of Altimar II and its shareholders and what he or they may believe is best for himself or themselves in determining to recommend that shareholders vote for the proposals. See the section entitled “
The Business Combination Proposal — Interests of Altimar II Directors and Officers in the Business Combination
” for a further discussion.
Record Date; Who Is Entitled to Vote
Altimar II has fixed the close of business on                 , 2021, as the “record date” for determining Altimar II shareholders entitled to notice of and to attend and vote at the Special Meeting. As of the close of business on                 , 2021, there were ordinary shares outstanding and entitled to vote. Each ordinary share is entitled to one vote per share at the general meeting.
In connection with our initial public offering, our initial shareholders (consisting of our Sponsor) and our independent directors at the time of our initial public offering entered into letter agreements to vote their founder shares, as well as any public shares purchased during or after our initial public offering, in favor of the Business Combination Proposal and we also expect them to vote their shares in favor of all other Shareholder Proposals in accordance with the terms of the Forfeiture and Support Agreement. As of the date hereof, our Sponsor owns approximately 20% of our total outstanding ordinary shares.
Quorum
The presence, in person, virtually or by proxy, of the holders of a majority of the outstanding ordinary shares entitled to vote constitutes a quorum at the general meeting.
Abstentions and Broker
Non-Votes
Proxies that are marked “abstain” and proxies relating to “street name” shares that are returned to Altimar II but marked by brokers as “not voted” will be treated as shares present for purposes of determining the presence of a quorum on all matters. They will also not be treated as shares voted on the matter. If a shareholder does not give the broker voting instructions, under applicable self-regulatory organization rules, its broker may not vote its shares on
“non-routine”
proposals, such as the Business Combination Proposal and the Domestication Proposal.
Vote Required for Approval
The approval of the Business Combination Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
The approval of the Domestication Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares who, being present and entitled to

vote at the Special Meeting, vote at the Special Meeting. The Domestication Proposal is conditioned on the approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal is not approved, the Domestication Proposal will have no effect, even if approved. Under the Amended and Restated Memorandum and Articles of Association, prior to the closing of a business combination (as defined therein) only the holders of Altimar II Class B ordinary shares will be entitled to vote on the Domestication Proposal.
The approval of the Organizational Documents Proposal requires a special resolution under Cayman Islands law, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Organizational Documents Proposal is conditioned on the approval of the Domestication Proposal, and, therefore, also conditioned on approval of the Business Combination Proposal. Therefore, if the Business Combination Proposal or the Domestication Proposal is not approved, the Organizational Documents Proposal will have no effect, Under the Amended and Restated Memorandum and Articles of Association, prior to the closing of a business combination (as defined therein) only the holders of Altimar II Class B ordinary shares will be entitled to vote on the Organizational Documents Proposal.
The approval of any of the Advisory Charter Proposals is not otherwise required by Cayman Islands law or Delaware law separate and apart from the Organizational Documents Proposal, but pursuant to SEC guidance, Altimar II is required to submit these provisions to its stockholders separately for approval. However, the stockholder votes regarding these proposals are advisory votes, and are not binding on Altimar II or the Altimar II Board (separate and apart from the approval of the Organizational Documents Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Organizational Documents Proposal).
The approval of the Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the holders of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Stock Issuance Proposal is conditioned on the approval of the Organizational Documents Proposal, and, therefore, also conditioned on approval of the Domestication Proposal and the Business Combination Proposal. Therefore, if the Business Combination Proposal, the Domestication Proposal or the Organizational Documents Proposal is not approved, the Stock Issuance Proposal will have no effect, even if approved by our public shareholders.
The approval of the Business Combination Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Business Combination Issuance Proposal is conditioned on the approval of the Stock Issuance Proposal and, therefore, also conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Equity Incentive Plan Proposal and the Organizational Documents Proposal. Therefore, if any of those proposals are not approved, the Business Combination Issuance Proposal will have no effect, even if approved by our public shareholders.
The approval of the Equity Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Equity Incentive Plan Proposal is conditioned on the approval of the Business Combination Issuance Proposal and, therefore, also conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposals and Stock Issuance Proposal. Therefore, if any of those proposals is not approved, the Equity Incentive Plan Proposal will have no effect, even if approved by Altimar II’s Public Shareholders.
The approval of the ESPP Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The ESPP Proposal is conditioned on the approval of the Business Combination Issuance Proposal and, therefore, also conditioned on the approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposals and Stock Issuance Proposal.

Therefore, if any of those proposals is not approved, the ESPP Proposal will have no effect, even if approved by Altimar II’s Public Shareholders.
The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. The Adjournment Proposal is not conditioned upon any other proposal.
In each case, abstentions and broker
non-votes,
while considered present for the purposes of establishing a quorum, will not count as a vote cast at the Special Meeting.
Voting Your Shares
Each ordinary share that you own in your name entitles you to one vote. Your proxy card shows the number of ordinary shares that you own. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. There are two ways to vote your ordinary shares at the Special Meeting:

•
You Can Vote By Signing and Returning the Enclosed Proxy Card
. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted as recommended by Altimar II’s board “FOR” the Business Combination Proposal, “FOR” the Domestication Proposal, “FOR” each of the separate Organizational Documents Proposal, “FOR” the Stock Issuance Proposal, “FOR” each of the Advisory Charter Proposals, “FOR” the Business Combination Issuance Proposal, “FOR” the Equity Incentive Plan Proposal, “FOR” the ESPP Proposal and “FOR” the Adjournment Proposal, in each case, if presented to the Special Meeting. Votes received after a matter has been voted upon at the Special Meeting will not be counted.

•
You Can Attend the Special Meeting and Vote in Person
. You will receive a ballot when you arrive. However, if your shares are held in the name of your broker, bank or another nominee, you must get a valid legal proxy from the broker, bank or other nominee. That is the only way Altimar II can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy
If you are an Altimar II shareholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•	you may send another proxy card with a later date;

•	you may notify Innisfree M&A Incorporated, Altimar II’s proxy solicitor , in writing before the Special Meeting that you have revoked your proxy; or

•	you may attend the Special Meeting, revoke your proxy, and vote in person or virtually, as indicated above.
Who Can Answer Your Questions About Voting Your Shares
If you are a shareholder and have any questions about how to vote or direct a vote in respect of your ordinary shares, you may call Innisfree M&A Incorporated, our proxy solicitor, by calling (877)
750-8129,
or banks and brokers can call collect at (212)
750-5833.
Redemption Rights
Public Shareholders may seek to redeem the public shares that they hold, regardless of whether they vote for the Business Combination, against the Business Combination or do not vote in relation to the Business Combination. Any Public Shareholder may request redemption of their public shares for a per-share
price,

payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest, less income taxes payable, divided by the number of then issued and outstanding public shares. If a holder properly seeks redemption as described in this section and the Business Combination is consummated, the holder will no longer own these shares following the Business Combination.
Notwithstanding the foregoing, a Public Shareholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption rights with respect to 15% or more of the shares of the public shares. Accordingly, if a Public Shareholder, alone or acting in concert or as a group, seeks to redeem more than 15% of the public shares, then any such shares in excess of that 15% limit would not be redeemed for cash.
Altimar II’s initial shareholders will not have redemption rights with respect to any ordinary shares owned by them, directly or indirectly.
You will be entitled to receive cash for any public shares to be redeemed only if you:

(i)
(a) hold public shares or (b) hold public shares through units and you elect to separate your units into the underlying public shares and public warrants prior to exercising your redemption rights with respect to the public shares; and

(ii)
prior to 5:00 p.m., Eastern Time, on                 , 2021, (a) submit a written request to the transfer agent that Altimar II redeem your public shares for cash and (b) deliver your share certificates for your public shares (if any) to the transfer agent, physically or electronically through DTC.

If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Public shares that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80 and it would be up to the broker whether or not to pass this cost on to the redeeming shareholder. In the event the Business Combination is not consummated this may result in an additional cost to shareholders for the return of their shares.
Holders of units must elect to separate the underlying public shares and public warrants prior to exercising redemption rights with respect to the public shares. If holders hold their units in an account at a brokerage firm or bank, holders must notify their broker or bank that they elect to separate the units into the underlying public shares and public warrants, or if a holder holds units registered in its own name, the holder must contact the transfer agent, directly and instruct them to do so.
An Altimar II shareholder may not withdraw a redemption request once submitted to Altimar II unless the board of directors of Altimar II determines (in its sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part). Furthermore, if a holder of a public share delivers its certificate (if any) and other redemption forms in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request Altimar II to permit the withdrawal of the redemption request and instruct its transfer agent to return the certificate (physically or electronically). The holder can make such request by contacting the transfer agent, at the address or email address listed in this proxy statement/prospectus.
If the Business Combination is not approved or completed for any reason, then Altimar II’s public shareholders who elected to exercise their redemption rights will not be entitled to redeem their shares. In such case, Altimar II will promptly return any shares previously delivered by public holders.
The closing price of ordinary shares on                 , 2021, the record date, was $    . Prior to exercising redemption rights, shareholders should verify the market price of ordinary shares as they may receive higher proceeds from the sale of their ordinary shares in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Altimar II cannot assure its shareholders that they will be able to sell their ordinary shares in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its shareholders wish to sell their shares.
If a Public Shareholder exercises its redemption rights, then it will be exchanging its redeemed public shares for cash and will no longer own those public shares. You will be entitled to receive cash for your public shares only if you properly exercise your right to redeem the public shares that you will hold upon the Domestication, no later than the close of the vote on the Business Combination Proposal, and deliver your ordinary shares (either physically or electronically) to the transfer agent, prior to 5:00 p.m. Eastern Time on                 , 2021, and the Business Combination is consummated.
In order for Public Shareholders to exercise their redemption rights in respect of the Business Combination, Public Shareholders must properly exercise their right to redeem the public shares that you will hold upon the Domestication no later than the close of the vote on the Business Combination Proposal and deliver their ordinary shares (either physically or electronically) to the transfer agent, prior to 5:00 p.m., Eastern Time on                 , 2021. Therefore, the exercise of redemption rights occurs prior to the Domestication. For the purposes of Article 49.3 of the amended and restated memorandum and articles of association of Altimar II and Cayman Islands law, the exercise of redemption rights shall be treated as an election to have such public shares repurchased for cash and references in this proxy statement/prospectus shall be interpreted accordingly. Immediately following the Domestication and the consummation of the business combination, Public Shareholders who properly exercised their redemption rights in respect of their public shares shall be paid.
No Appraisal Rights
Neither Altimar II shareholders nor Altimar II warrant holders have appraisal rights in connection with the business combination or the Domestication under Cayman Islands law or under the DGCL.
Proxy Solicitation Costs
Altimar II is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone or in person. Altimar II and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Altimar II will bear the cost of the solicitation.
Altimar II has hired Innisfree M&A Incorporated to assist in the proxy solicitation process. Altimar II will pay that firm a customary fee for its services. Such fee will be paid with non-Trust
Account funds.
Altimar II will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Altimar II will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
Holders of Altimar II ordinary shares are being asked to approve the Business Combination Agreement and the transactions contemplated thereby, including the Business Combination. Altimar II shareholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, substantially in the form attached as
Annex C
to this proxy statement/prospectus. Please see the sections entitled “
The Business Combination Agreement
” in this proxy statement/prospectus for additional information regarding the Business Combination and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
Altimar II may consummate the Business Combination only if it is approved by the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that Altimar II’s entry into the Business Combination Agreement, dated as of July 15, 2021, by and among Altimar II, Fathom Holdco, LLC and the other parties thereto (in the form attached to the proxy statement/prospectus as
Annex C
), and the transactions contemplated by the Business Combination Agreement (the “Business Combination”) be confirmed, ratified and approved in all respects.”
Interests of Altimar II Directors and Officers in the Business Combination
In considering the recommendation of the board of directors of Altimar II to vote in favor of approval of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal and the other Shareholder Proposals, shareholders should keep in mind that certain members of the board of directors and officers of Altimar II and the Sponsor, including its directors and officers, have interests in such proposals that are different from, or in addition to, those of Altimar II’s shareholders generally. In particular:

•
If Altimar II does not consummate a business combination by February 9, 2023 (unless such date is extended in accordance with the Amended and Restated Memorandum and Articles of Association), it would cease all operations except for the purpose of winding up, redeeming all of the outstanding Class A ordinary shares for cash and, subject to the approval of its remaining shareholders and its board of directors, dissolving and liquidating, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. In such event, the 8,625,000 Class B ordinary shares would be worthless because following the redemption of the Class A ordinary shares, Altimar II would likely have few, if any, net assets and because the holders of our Class B ordinary shares have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Class B ordinary shares if we fail to complete a Business Combination within the required period. Sponsor purchased the Class B ordinary shares prior to our initial public offering for approximately $0.003 per share. The shares of Class A common stock that the existing holders of Class B ordinary shares will hold following the Business Combination, if unrestricted and freely tradable, would have had aggregate market value of $    based upon the closing price of $    per share of public share on the NYSE on                 , the record date. Given such shares will be subject to
lock-up
restrictions, we believe such shares have less value.

•
Sponsor purchased 9,900,000 Private Placement Warrants, each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant, and such Private Placement Warrants will expire and be worthless if a business combination is not consummated within 24 months of the consummation of the IPO (unless such date is extended in accordance with the Existing Organizational Documents).

•
Altimar II’s existing directors and officers will be eligible for continued indemnification and continued coverage under Altimar II’s directors’ and officers’ liability insurance after the Business Combination.

•
In order to protect the amounts held in the Trust Account, Sponsor has agreed that it will be liable to Altimar II if and to the extent any claims by a vendor for services rendered or products sold to Altimar II, or a prospective target business with which Altimar II has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account. This liability will not apply with respect to any claims by a third party who executed a waiver of any right, title, interest or claim of any kind in or to any monies held in the Trust Account or to any claims under our indemnity of the underwriters of Altimar II’s initial public offering against certain liabilities, including liabilities under the Securities Act.

•
Following consummation of the Business Combination, Sponsor, our officers and directors and their respective affiliates would be entitled to reimbursement for certain reasonable out-of-pocket
expenses related to identifying, investigating and consummating an initial business combination, and repayment of any other loans, if any, and on such terms as to be determined by Altimar II from time to time, made by Sponsor or certain of our officers and directors to finance transaction costs in connection with an intended initial business combination. However, if Altimar II fails to consummate a business combination within the required period, Sponsor and Altimar II’s officers and directors and their respective affiliates will not have any claim against the Trust Account for reimbursement.

•	Under the terms of the Registration Rights Agreement, Fathom grants the Legacy Fathom Owners and Altimar II Founders certain customary demand, shelf and piggyback registration rights.
Vote Required for Approval
The approval of this Business Combination Proposal (and consequently, the transactions contemplated by the Business Combination Agreement, including the Business Combination) requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present in person (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting.
Failure to submit a proxy or to vote in person or virtually at the Special Meeting, an abstention from voting or a broker non-vote
will have no effect on the Business Combination Proposal.
The Business Combination is conditioned upon the approval of the Business Combination Proposal, subject to the terms of the Business Combination Agreement. If the Business Combination Proposal is not approved, the other Shareholder Proposals (except the Adjournment Proposal, as described below) will not be presented to the shareholders for a vote.
The Sponsor and Altimar II’s directors and officers have agreed to vote the founder shares and any Class A ordinary shares owned by them in favor of the Business Combination Proposal. See “
The Business Combination Agreement — Related Agreements — Forfeiture and Support Agreement
” for more information.
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2 — THE DOMESTICATION PROPOSAL
Overview
As discussed in this proxy statement/prospectus, if the Business Combination Proposal is approved, then Altimar II is asking its shareholders to approve the Domestication Proposal. Under the Business Combination Agreement, the approval of the Domestication Proposal is also a condition to the consummation of the Business Combination. If, however, the Domestication Proposal is approved, but the Business Combination Proposal is not approved, then neither the Domestication nor the Business Combination will be consummated.
As a condition to closing the Business Combination pursuant to the terms of the Business Combination Agreement, the board of directors of Altimar II has unanimously approved a change of Altimar II’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). To effect the Domestication, Altimar II will file a notice of deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and file a certificate of incorporation and a certificate of corporate Domestication with the Secretary of State of the State of Delaware, under which Altimar II will be domesticated and continue as a Delaware corporation. On the effective date of the domestication, (a) each outstanding Class A ordinary share will automatically convert into one share of Class A common stock, (b) each outstanding Class B ordinary share will automatically convert into one share of Class C common stock, which shares will then automatically convert into one share of Class A common stock and (c) the outstanding warrants to purchase Class A ordinary shares will automatically become exercisable for shares of Class A common stock. In addition, at a moment in time after the effectiveness of the Domestication and before the closing of the Business Combination, each outstanding unit (each of which will consist of one share of Class A common stock and one-fourth
of one warrant to purchase one share of Class A common stock) will be separated into its component common stock and warrant.
The Domestication Proposal, if approved, will approve a change of Altimar II’s jurisdiction of incorporation from the Cayman Islands to the State of Delaware. Accordingly, while Altimar II is currently governed by the Cayman Islands Companies Act, upon Domestication, Altimar II will be governed by the Delaware General Corporation Law (the “DGCL”). We urge shareholders to carefully consult the information set out below under “
The Domestication Proposal — Comparison of Corporate Governance and Shareholder Rights
.” Additionally, we note that if the Domestication Proposal is approved, then Altimar II will also ask its shareholders to approve the Organizational Documents Proposal (discussed below), which, if approved, will replace our current amended and restated memorandum and articles of association under the Cayman Islands law (the “Existing Organizational Documents”) with a new certificate of incorporation and bylaws of Fathom under the DGCL (the “Proposed Organizational Documents”). The Proposed Organizational Documents differ in certain material respects from the Existing Organizational Documents and we urge shareholders to carefully consult the information set out below under “
The Organizational Documents Proposal
,” the Existing Organizational Documents of Altimar II, attached hereto as
Annex K
and the Proposed Charter and Proposed Bylaws, attached hereto as
Annex A
and
Annex B
, respectively.
Reasons for the Domestication
Our board of directors believes that there are significant advantages to Altimar II that will arise as a result of a change of domicile to Delaware. Further, our board of directors believes that any direct benefit that Delaware law provides to a corporation also indirectly benefits the shareholders, who are the owners of the corporation. The board of directors believes that there are several reasons why a reincorporation in Delaware is in the best interests of Altimar II and its shareholders, including:
Prominence, Predictability, and Flexibility of Delaware Law
. For many years Delaware has followed a policy of encouraging incorporation in its state and, in furtherance of that policy, has been a leader in adopting, construing, and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware. Because of Delaware’s prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated the ability and a willingness to act quickly and effectively to meet changing business needs. The DGCL is frequently revised and updated to accommodate changing legal and business needs and is more comprehensive, widely used and interpreted than other state corporate laws. This favorable corporate and regulatory environment is attractive to businesses such as ours. Based on publicly available data, over half of publicly-traded corporations in the United States and over 67% of all Fortune 500 companies are incorporated in Delaware.
Well-Established Principles of Corporate Governance
. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and to the conduct of a corporation’s board of directors, such as under the business judgment rule and other standards. Because the judicial system is based largely on legal precedents, the abundance of Delaware case law provides clarity and predictability to many areas of corporate law. Such clarity would be advantageous to Altimar II, its board of directors and management to make corporate decisions and take corporate actions with greater assurance as to the validity and consequences of those decisions and actions. Further, investors and securities professionals are generally more familiar with Delaware corporations, and the laws governing such corporations, increasing their level of comfort with Delaware corporations relative to other jurisdictions. The Delaware courts have developed considerable expertise in dealing with corporate issues, and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for Altimar II’s shareholders from possible abuses by directors and officers.
Increased Ability to Attract and Retain Qualified Directors
. Reincorporation from the Cayman Islands to Delaware is attractive to directors, officers, and shareholders alike. Altimar II’s incorporation in Delaware may make Altimar II more attractive to future candidates for our board of directors, because many such candidates are already familiar with Delaware corporate law from their past business experience. To date, we have not experienced difficulty in retaining directors or officers, but directors of public companies are exposed to significant potential liability. Thus, candidates’ familiarity and comfort with Delaware laws — especially those relating to director indemnification (as discussed below) — draw such qualified candidates to Delaware corporations. Our board of directors therefore believes that providing the benefits afforded directors by Delaware law will enable Fathom, following completion of the Business Combination, to compete more effectively with other public companies in the recruitment of talented and experienced directors and officers. Moreover, Delaware’s vast body of law on the fiduciary duties of directors provides appropriate protection for our shareholders from possible abuses by directors and officers.
The frequency of claims and litigation pursued against directors and officers has greatly expanded the risks facing directors and officers of corporations in carrying out their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. While both Cayman Islands and Delaware law permit a corporation to include a provision in its governing documents to reduce or eliminate the monetary liability of directors for breaches of fiduciary duty in certain circumstances, we believe that, in general, Delaware law is more developed and provides more guidance than Cayman Islands law on matters regarding a corporation’s ability to limit director liability. As a result, we believe that the corporate environment afforded by Delaware will enable the surviving corporation to compete more effectively with other public companies in attracting and retaining new directors.
Anticipated Accounting Treatment of the Domestication
There will be no accounting effect or change in the carrying amount of the consolidated assets and liabilities of Altimar II as a result of Domestication. The business, capitalization, assets and liabilities and financial statements of Altimar II immediately following the Domestication will be the same as those of Altimar II immediately prior to the Domestication.

Comparison of Corporate Governance and Shareholders
Altimar II is an exempted company incorporated under the Cayman Islands Companies Act. The Cayman Islands Companies Act and Altimar II’s Existing Organizational Documents govern the rights of its shareholders. The Cayman Islands Companies Act differs in some material respects from laws generally applicable to United States corporations and their stockholders. In addition, the Existing Organizational Documents will differ in certain material respects from the Proposed Organizational Documents. As a result, when you become a stockholder of Fathom, your rights will differ in some regards as compared to when you were a shareholder of Altimar II.
Below is a summary chart outlining important similarities and differences in the corporate governance and stockholder/shareholder rights associated with each of Altimar II and Fathom according to applicable law and/or the organizational documents of Altimar II and Fathom. You also should review the Proposed Charter and Proposed Bylaws attached hereto as
Annex A
and
Annex B
, respectively, to this proxy statement/prospectus, as well as the Delaware corporate law and corporate laws of the Cayman Islands, including the Cayman Islands Companies Act, to understand how these laws apply to Altimar II and Fathom.

	Delaware	Cayman Islands

Stockholder/Shareholder Approval of Business Combinations	Mergers generally require approval of a majority of all outstanding shares.	Mergers require a special resolution, and any other authorization as may be specified in the relevant articles of association. Parties holding certain security interests in the constituent companies must also consent.

	Mergers in which less than 20% of the acquirer’s stock is issued generally do not require acquirer stockholder approval.	All mergers (other than parent/subsidiary mergers) require shareholder approval — there is no exception for smaller mergers.

	Mergers in which one corporation owns 90% or more of a second corporation may be completed without the vote of the second corporation’s board of directors or stockholders.	Where a bidder has acquired 90% or more of the shares in a Cayman Islands company, it can compel the acquisition of the shares of the remaining shareholders and thereby become the sole shareholder. A Cayman Islands company may also be acquired through a “scheme of arrangement” sanctioned by a Cayman Islands court and approved by 50% + 1 in number and 75% in value of shareholders in attendance and voting at a general meeting.

Stockholder/Shareholder Votes for Routine Matters	Generally, approval of routine corporate matters that are put to a stockholder vote require the affirmative vote of the majority of shares present in person or represented by proxy at the	Under the Cayman Islands Companies Act the Existing Organizational Documents, routine corporate matters may be approved by an ordinary resolution (being a resolution

	Delaware	Cayman Islands
	meeting and entitled to vote on the subject matter.	passed by a simple majority of the shareholders as being entitled to do so).

Appraisal Rights	Generally a stockholder of a publicly traded corporation does not have appraisal rights in connection with a merger, except in certain circumstances.	Minority shareholders that dissent from a merger are entitled to be paid the fair market value of their shares, which if necessary may ultimately be determined by the court.

Inspection of Books and Records	Any stockholder may inspect the corporation’s books and records for a proper purpose during the usual hours for business.	Shareholders generally do not have any rights to inspect or obtain copies of the register of shareholders or other corporate records of a company.

Stockholder/Shareholder Lawsuits	A stockholder may bring a derivative suit subject to procedural requirements (including adopting Delaware as the exclusive forum as per Organizational Documents Proposal 3E).	In the Cayman Islands, the decision to institute proceedings on behalf of a company is generally taken by the company’s board of directors. A shareholder may be entitled to bring a derivative action on behalf of the company, but only in certain limited circumstances.

Fiduciary Duties of Directors	Directors must exercise a duty of care and duty of loyalty and good faith to the company and its stockholders.	A director owes fiduciary duties to a company, including to exercise loyalty, honesty and good faith to the company as a whole.

In addition to fiduciary duties, directors owe a duty of care, diligence and skill. Such duties are owed to the company but may be owed direct to creditors or shareholders in certain limited circumstances

Indemnification of Directors and Officers	A corporation is generally permitted to indemnify its directors and officers acting in good faith	A Cayman Islands company generally may indemnify its directors or officers except with regard to fraud or willful default.

Limited Liability of Directors	Permits limiting or eliminating the monetary liability of a director to a corporation or its stockholders, except with regard to breaches of duty of loyalty, intentional misconduct, unlawful repurchases or dividends, or improper personal benefit.	Liability of directors may be eliminated, except with regard to their own fraud or willful default.

Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as a special resolution, that Altimar II be de-registered in the Cayman Islands pursuant to Article 49 of the Amended and Restated Memorandum and Articles of Association of Altimar II (annexed to the prospectus/proxy statement as
Annex K
, the “Existing Organizational Documents”) and be registered by way of continuation as a corporation in the State of Delaware and conditional upon, and with effect from, the registration of Altimar II in the State of Delaware as a corporation with the laws of the State of Delaware, the name of Altimar Acquisition Corp. II be changed to “Fathom Digital Manufacturing Corporation” (the “Domestication” and the post-Domestication company, “Fathom”).”
Vote Required for Approval
If the Business Combination Proposal is not approved, the Domestication Proposal will not be presented at the Special Meeting. The approval of this Domestication Proposal requires a special resolution under the Cayman Islands law, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. Under the Amended and Restated Memorandum and Articles of Association, prior to the closing of a business combination (as defined therein) only the holders of Altimar II Class B ordinary shares will be entitled to vote on the Domestication Proposal.
The Business Combination is conditioned upon the approval of the Domestication Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the Domestication Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Domestication Proposal will not be effected.
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE DOMESTICATION PROPOSAL.

PROPOSAL NO. 3 — THE ORGANIZATIONAL DOCUMENTS PROPOSAL
Overview
As discussed in this proxy statement/prospectus, if the Business Combination Proposal and the Domestication Proposal are approved, then Altimar II is asking its shareholders to approve the Organizational Documents Proposal. Under the Business Combination Agreement, the approval of the Organizational Documents Proposal is also a condition to the consummation of the Business Combination. If, however, the Organizational Documents Proposal is approved but either the Business Combination Proposal or the Domestication Proposal is not approved, then neither the Business Combination nor the Domestication will be consummated.
If each of the other Condition Precedent Proposals and the Organizational Documents Proposal are each approved and the Business Combination is to be consummated, then the Proposed Charter and the Proposed Bylaws will be substantially in the form set forth on
Annex A
and
Annex B
, respectively, and each of the matters contemplated by the Advisory Charter Proposals will be included in the Proposed Charter adopted by Fathom. The approval or lack thereof of any of the Advisory Charter Proposals will not affect the effectiveness of the Organizational Documents Proposals if approved by Altimar II’s shareholders.
All shareholders are encouraged to read the Proposed Organizational Documents in their entirety for a more complete description of their terms.
Reasons for the Organizational Documents Proposal
Each of the Proposed Charter and the Proposed Bylaws was negotiated as part of the Business Combination. The Board’s specific reasons for each of the Advisory Charter Proposals (each of which are included in the Proposed Charter) are set forth in the Section “
The Advisory Charter Proposals
.”
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as a special resolution, that the Existing Organizational Documents be amended and restated by their deletion and replacement in their entirety with the certificate of incorporation (the “Proposed Charter”) and bylaws of Fathom (annexed to the prospectus/proxy statement as
Annex A
and
Annex B
, respectively), which be approved and adopted as the certificate of incorporation and bylaws, respectively, of Fathom, effective upon the effectiveness of the Domestication.”
Vote Required for Approval
If the Business Combination Proposal and the Domestication Proposal are not approved, the Organizational Documents Proposal will not be presented at the Special Meeting. The approval of this Organizational Documents Proposal requires a special resolution under the Cayman Islands law, being the affirmative vote of the holders of at least two-thirds of the ordinary shares who, being present in person (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the special meeting. Under the Amended and Restated Memorandum and Articles of Association, prior to the closing of a business combination (as defined therein) only the holders of Altimar II Class B ordinary shares will be entitled to vote on the Organizational Documents Proposal.
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE ORGANIZATIONAL DOCUMENTS PROPOSAL.

PROPOSAL NO. 4 — THE ADVISORY CHARTER PROPOSALS
As required by SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions, Altimar II is requesting that our stockholders vote upon, on a non-binding
advisory basis, the Advisory Charter Proposals, which are separately being presented in accordance with SEC guidance and which will be voted upon on a non-binding
advisory basis. This separate vote is not otherwise required by Delaware law or Cayman Islands law separate and apart from the Organizational Documents Proposal. However, the stockholder vote regarding each of the Advisory Charter Proposals is an advisory vote, and is not binding on the Company or our Board (separate and apart from the approval of the Organizational Documents Proposal). Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Organizational Documents Proposal). Accordingly, regardless of the outcome of the non-binding
advisory vote on the Advisory Charter Proposals, Altimar II intends that the Proposed Charter will take effect upon the Closing (assuming approval of the Organizational Documents Proposal).
The following table sets forth a summary of the principal changes proposed to be made between the Existing Organizational Documents and the Proposed Organizational Documents. This summary is qualified by reference to the complete text of the Proposed Organizational Documents, copies of which are attached to this proxy statement/prospectus as
Annex A
and
Annex B
, respectively.

	Existing Organizational Documents	Proposed Organizational Documents
Authorized Shares (Proposal 4A)	Our Existing Organizational Documents authorized 555,000,000 shares, consisting of (a) 500,000,000 Class A ordinary shares, (b) 50,000,000 Class B ordinary shares and (c) 5,000,000 preference shares.	The Proposed Organizational documents authorize 500,000,000 shares, consisting of (i) 300,000,000 shares of Class A common stock, par value $0.0001 per share, (ii) 180,000,000 shares of Class B common stock, par value $0.0001 per share, (iii) 10,000,000 shares of Class C common stock, par value $0.0001 per share and (iv) 10,000,000 shares of preferred stock.

Amendments (Proposal 4B)	Our Existing Organizational Documents provide that the provisions of the Existing Organizational Documents may be amended to change Altimar II’s name, alter or add to the articles of association, alter or add to the memorandum with respect to any objects, power or other matters specified therein, and reduce Altimar II’s share capital or any capital redemption reserve fund.	The Proposed Organizational Documents would provide that the Proposed Charter may be amended, altered, repealed or any provision of the Proposed Charter inconsistent therewith may be adopted by (i) in the case of Articles 5, 6,7, 10 and 11 of the Proposed Charter, the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose and (ii) in the case of Articles 8 and 9 of the Proposed Charter, by the affirmative vote of

Existing Organizational Documents	Proposed Organizational Documents
the holders of at least eighty percent (80%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose, in each case, in addition to any other vote required by the Proposed Charter or otherwise required by law.

Director Election, Vacancies and Removal (Proposal 4C)	Our Existing Organizational Documents provide that, prior to the closing of a business combination, holders of the Class B ordinary shares have the exclusive right to elect any director and holders of Class A ordinary shares have no right to vote on the election or removal of any director. Following the closing of a business combination, directors may be elected by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock. Our Existing Organizational Documents provide that newly-created directorships or any vacancy on the board of directors may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Prior to the closing of a business combination, holders of the Class B ordinary shares have the exclusive right to remove any director and holders of Class A ordinary shares have no right to vote on the election or removal of any director. Following the closing of a business combination, directors may be removed by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock.	Our Proposed Organizational Documents provide that the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, voting together as a single class or, in the event that holders of any class or series of capital stock are entitled to elect one or more directors, a plurality of the votes cast by such holders. Our Proposed Charter provides that newly-created directorships or any vacancy on the board of directors may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Our Proposed Organizational Documents provide for the removal of directors only for cause and only upon (a) prior to the first date on which CORE and its Affiliated Companies first cease to own at least 50% of the Original Amount, the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (b) after the first date on which CORE and its Affiliated Companies cease to own at least 50% of the Original Amount, the

	Existing Organizational Documents	Proposed Organizational Documents
affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of Directors.

DGCL Section 203 and Business Combinations (Proposal 4D)		Our Proposed Organizational Documents provide that we are not subject to Section 203 of the DGCL.

Forum Selection (Proposal 4E)	Our Existing Organizational Documents do not contain an exclusive forum provision.	The Proposed Charter provides that the Delaware Court of Chancery, or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, will be the exclusive forum for certain actions and claims.

Voting Rights (Proposal 4F)	Our Existing Organizational Documents provide that each holder of record of Class A ordinary shares and Class B ordinary shares shall be entitled to one vote per share on all matters which shareholders are entitled to vote.	The Proposed Charter provides that each holder of record of Class A common stock, Class B common stock and Class C common stock (solely prior to the automatic conversion thereof to shares of Class A common stock as a result of the Domestication) shall be entitled to one vote per share on all matters which stockholders generally are entitled to vote.

Dividends and Distributions (Proposal 4G)	Our Existing Organizational Documents provide that all dividends and other distributions shall be paid according to the par value of the shares held be each shareholder.	The Proposed Organizational Documents provide that subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and the Proposed Charter, the holders of shares of Class A common stock and, solely prior to the automatic conversion thereof upon and as a result of the Business Combination, holders of Class C common stock, in each case shall be entitled to receive ratably in proportion to the number of shares of Class A common stock and Class C common stock (as applicable) held by them such dividends and distributions (payable in cash, stock or

Existing Organizational Documents	Proposed Organizational Documents
otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of Fathom legally available therefor. There will be no disparate consideration or treatment with respect to dividends and distributions, if any, declared or payable in respect of each share of the Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination), on the one hand, and a New Fathom Unit, on the other hand. Dividends and other distributions shall not be declared or paid on the Class B common stock unless (i) the dividend consists of shares of Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock and (ii) a dividend consisting of shares of Class A common stock, Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock (to the extent a similar or contemptuous dividend or distribution is not paid on the New Fathom Units) or Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) on equivalent terms is simultaneously paid to the holders of Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon

	Existing Organizational Documents	Proposed Organizational Documents
and as a result of the Business Combination). If dividends are declared on the Class A common stock, the Class B common stock or the Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) that are payable in shares of common stock, or securities convertible into, or exercisable or exchangeable for common stock, the dividends payable to the holders of Class A common stock shall be paid only in shares of Class A common stock (or securities convertible into, or exercisable or exchangeable for Class A common stock), the dividends payable to the holders of Class B common stock shall be paid only in shares of Class B common stock (or securities convertible into, or exercisable or exchangeable for Class B common stock), the dividends payable to the holders of Class C common stock shall be paid only in shares of Class C common stock (or securities convertible into, or exercisable or exchangeable for Class C common stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively).

Removal of Blank Check Company Provisions (Proposal 4H)	Our Existing Organizational Documents contain various	The Proposed Organizational Documents will not include these provisions applicable only to

Existing Organizational Documents	Proposed Organizational Documents
provisions applicable only to blank check companies.	blank check companies, including the provisions requiring that Altimar II have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination.
Reasons for the Advisory Charter Proposals

(i)	Authorized Shares (Proposal 4A)
Our Existing Organizational Documents authorized 555,000,000 shares, consisting of (a) 500,000,000 Class A ordinary shares, (b) 50,000,000 Class B ordinary shares and (c) 5,000,000 preference shares. Proposal 4A decreases the authorized number of shares to 500,000,000 shares, consisting of (a) 300,000,000 shares of Class A common stock, (b) 180,000,000 shares of Class B common stock, (c) 10,000,000 shares of Class C common stock and (d) 10,000,000 shares of preferred stock. The shares would be issuable as consideration for the Business Combination and the other transactions contemplated in this proxy statement/prospectus, and for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of equity or convertible debt, stock dividends or issuances under current and any future stock incentive plans.
Our board of directors believes that this capital structure is appropriate for a newly public company such as Fathom.

(ii)	Amendments to the Organizational Documents (Proposal 4B)
The Existing Organizational Documents provide that certain amendments may only be made pursuant to a special resolution under Cayman Islands law, which would require the affirmative vote of the holders of at least two-thirds
of the ordinary shares who, being present and entitled to vote on the amendment, vote on such amendment, including amendments to (i) change Altimar II’s name, (ii) alter or add to the articles of association, (iii) alter or add to the memorandum of association with respect to any objects, power or other matters specified therein, and (iv) reduce Altimar II’s share capital or any capital redemption reserve fund. The Proposed Organizational Documents allow for the Proposed Charter to be amended, altered or repealed, or any provision of the Proposed Charter inconsistent therewith may be adopted by (i) in the case of Articles 5, 6,7, 10 and 11 of the Proposed Charter, the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose and (ii) in the case of Articles 8 and 9 of the Proposed Charter, the affirmative vote of the holders of at least eighty percent (80%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose, in each case, in addition to any other vote required by the Proposed Charter or otherwise required by law. The Board believes that the amendment approval standards contemplated by Proposal 4B are more appropriate for a public company with Fathom’s capital structure.

(iii )	Director Election, Director Vacancies and Removal (Proposal 4C)
At present, our Existing Organizational Documents provide that, prior to the closing of a business combination, holders of the Class B ordinary shares have the exclusive right to elect any director and holders of Class A ordinary shares have no right to vote on the election of any director, and, following the closing of a business combination, directors may be elected by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock. Our Existing Organizational Documents also provide that newly-created directorships or any vacancy on the board of directors may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by the sole remaining director. Our Existing Organizational Documents further provide that, prior to the closing of a business combination, holders of the Class B ordinary shares have the exclusive right to remove any director and holders of Class A ordinary shares have no right to vote on the removal of any director, and, following the closing of a business combination, directors may be removed by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock. Proposal 4C provides that the Proposed Organizational Documents will permit for the election of directors by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors or, in the event that holders of any class or series of capital stock are entitled to elect one or more directors, a plurality of the votes cast by such holders. Proposal 4C also provides that newly-created directorships or any vacancy on the board of directors may be filled by a majority vote of the remaining directors then in office, even if less than a quorum or by the sole remaining director. With respect to removal of directors, Proposal 4C provides that any or all of the directors may be removed for cause and only upon (a) prior to the first date on which CORE and its affiliated companies first cease to own at least 50% of the Original Amount, the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (b) after the first date on which CORE and its affiliated companies cease to own at least 50% of the Original Amount, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors. The Board believes that the amendments contemplated by Proposal 4C are more appropriate for a public company, like Fathom, in which CORE, as the largest shareholder upon closing of the Business Combination, will exert substantial influence on the affairs of Fathom.

(iv)	DGCL Section 203 and Business Combinations (Proposal 4D)
Under our Existing Organizational Documents, Altimar II is not governed by Section 203 of the DGCL. Proposal 4D provides that Altimar II shall not be governed by Section 203 of the DGCL. We believe that the election not to be governed by Section 203 of the DGCL provides Altimar II with increased flexibility as to future, potentially value creating, transactions.

(v)	Forum Selection (Proposal 4E)
Our Existing Organizational Documents do not contain an exclusive forum provision. Proposal 4E provides that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims. This amendment is intended to assist Altimar II in avoiding multiple lawsuits in multiple jurisdictions regarding the same matter. The ability to require such claims to be brought in a single forum will help to assure consistent consideration of the issues, the application of a relatively known body of case law and level of expertise, and should promote efficiency and cost-savings in the resolutions of such claims. We believe that the Delaware courts are best suited to address disputes involving such matters given that Altimar II intends to incorporate in Delaware (pending approval of the Domestication Proposal discussed above), Delaware law generally applies to such matters, and the Delaware courts have a reputation for expertise in corporate law matters. Delaware offers a specialized Court of Chancery to address corporate law matters, with streamlined procedures and processes to accelerate the timeline of legal decisions. This accelerated schedule can minimize the time, cost and uncertainty of litigation for all parties. The Court of Chancery has developed considerable expertise with respect to corporate law issues, as well as a substantial and influential body of case law construing Delaware’s corporate law and long-standing precedent regarding corporate governance. This provides shareholders and Altimar II with more predictability regarding the outcome of intra-corporate disputes. In the event the Court of Chancery does not have jurisdiction, the other state courts located in Delaware would be the most appropriate forums because these courts have more expertise on matters of Delaware law compared to other jurisdictions.
In addition, this amendment is intended to promote judicial fairness and avoid conflicting results, as well as make Altimar II’s defense of applicable claims less disruptive and more economically feasible, principally by avoiding duplicative discovery. At the same time, we believe that Altimar II should retain the ability to consent to an alternative forum on a
case-by-case
basis where Altimar II determines that its interests and those of its shareholders are best served by permitting such a dispute to proceed in a forum other than in Delaware.
The foregoing exclusive forum provision shall not apply to any claim arising under federal securities laws, including the Securities Act as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XI of the Proposed Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Further, Section 22 of the Securities Act of 1933 creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by that act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this forum selection provision as written as to claims arising under the Securities Act.

(vi)	Voting Rights (Proposal 4F)
Our Existing Organizational Documents provide that each holder of record of Class A ordinary shares and Class B ordinary shares shall be entitled to one vote per share on all matters which shareholders are entitled to vote. Proposal 4F provides that each holder of record of Class A common stock, Class B common stock and Class C common stock (solely prior to the automatic conversion thereof to shares of Class A common stock as a result of the Domestication) shall be entitled to one vote per share on all matters which stockholders generally are entitled to vote. We believe that the Company’s success rests on the ability to undertake a long-term view and the voting rights set forth in the Proposed Charter will enhance the Company’s ability to focus on long-term value creation.

(vii)	Dividends and Distributions (Proposal 4G)
Our Existing Organizational Documents provide that all dividends and other distributions shall be paid according to the par value of the shares held be each shareholder. Proposal 4G provides that subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and the Proposed Charter, the holders of shares of Class A common stock and, solely prior to the automatic conversion thereof upon and as a result of the Business Combination, holders of Class C common stock, in each case shall be entitled to receive ratably in proportion to the number of shares of Class A common stock and Class C common stock (as applicable) held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of Fathom legally available therefor. There will be no disparate consideration or treatment with respect to dividends and distributions, if any, declared or payable in respect of each share of the Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination), on the one hand, and a New Fathom Unit, on the other hand. Dividends and other distributions shall not be declared or paid on the Class B common stock unless (i) the dividend consists of shares of Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock and (ii) a dividend consisting of shares of Class A common stock, Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock (to the extent a similar or contemptuous dividend or distribution is not paid on the New Fathom Units) or Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) on equivalent terms is simultaneously paid to the holders of Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination). If dividends are declared on the Class A common stock, the Class B common stock or the Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) that are payable in shares of common stock, or securities convertible into, or exercisable or exchangeable for common stock, the dividends payable to the holders of Class A common stock shall be paid only in shares of Class A common stock (or securities convertible into, or exercisable or exchangeable for

Class A common stock), the dividends payable to the holders of Class B common stock shall be paid only in shares of Class B common stock (or securities convertible into, or exercisable or exchangeable for Class B common stock), the dividends payable to the holders of Class C common stock shall be paid only in shares of Class C common stock (or securities convertible into, or exercisable or exchangeable for Class C common stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively). We believe that the Company’s success rests on the ability to undertake a long-term view and procedures concerning our dividends and distributions will enhance the Company’s ability to focus on long-term value creation.

(viii)	Removal of Blank Check Company Provisions (Proposal 4H)
Our Existing Organizational Documents contain various provisions applicable only to blank check companies. Proposal 4H eliminates certain provisions related to our status as a blank check company, including the provisions requiring that Altimar II have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination, which is desirable because these provisions will serve no purpose following the Business Combination. For example, these proposed amendments remove the requirement to dissolve Altimar II and allow it to continue as a corporate entity with perpetual existence following consummation of the Business Combination. Perpetual existence is the usual period of existence for corporations, and we believe it is the most appropriate period for Altimar II following the Business Combination. In addition, certain other provisions in our Existing Organizational Documents require that proceeds from Altimar II’s initial public offering be held in the Trust Account until a business combination or liquidation of merger has occurred. These provisions cease to apply once the Business Combination is consummated.
Anti-Takeover Effects of the Proposed Organizational Documents and Certain Provisions of Delaware Law
The Proposed Organizational Documents will contain, and the DGCL contains, provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our board of directors to maximize shareholder value in connection with any unsolicited offer to acquire Altimar II. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of Altimar II by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by shareholders. See “
Description of Fathom’s Capital Stock
—
Anti-Takeover Effects of Provisions of Delaware Law and our Proposed Charter and Proposed Bylaws
” for more information.
Resolution to be Voted Upon
The full text of the resolutions to be proposed are as follows:
“RESOLVED, as a special resolution, on a non-binding advisory basis, to decrease the authorized share capital from 555,000,000 shares divided into 500,000,000 Class A ordinary shares, par value $0.0001 per share, 50,000,000 Class B ordinary shares, par value $0.0001 per share, and 5,000,000 preferred shares, par value $0.0001 per share, to authorized capital stock of 500,000,000 shares, consisting of (i) 300,000,000 shares of Class A common stock, par value $0.0001 per share (“Class A common stock”), (ii) 180,000,000 shares of Class B common stock, par value $0.0001 per share (“Class B common stock”), (iii) 10,000,000 shares of Class C common stock, par value $0.0001 per share (“Class C common stock” and together with the Class A common stock and the Class B common stock, the “common stock”) and (iv) 10,000,000 shares of preferred stock (“Preferred Stock”).”

“RESOLVED, as a special resolution, on a non-binding advisory basis, to provide that the Proposed Charter may be amended, altered or repealed, or any provision of the Proposed Charter inconsistent therewith may be adopted, by (i) in the case of Articles 5, 6, 7, 10 and 11 of the Proposed Charter, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose and (ii) in the case of Articles 8 and 9 of the Proposed Charter, the affirmative vote of the holders of at least eighty percent (80%) of all the then outstanding shares of stock entitled to vote, voting together as a single class, at a meeting of the stockholders of Fathom called for that purpose, in each case, in addition to any other vote required by the Proposed Charter or otherwise required by law.”
“RESOLVED, as a special resolution, on a non-binding advisory basis, to provide for (i) the election of directors by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors or, in the event that holders of any class or series of capital stock are entitled to elect one or more directors, a plurality of the votes cast by such holders, (ii) the filling of newly-created directorships or any vacancy on the board of directors by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and (iii) the removal of directors only for cause and only upon (a) prior to the first date on which CORE Industrial Partners, LLC (“CORE”) and its Affiliated Companies (as defined in the Proposed Charter) first cease to own at least 50% of the aggregate number of shares of common stock beneficially owned by CORE and its Affiliated Companies on the closing date of the Business Combination, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in Fathom’s capitalization and as such number will be decreased in the event of a forfeiture of any earnout shares by CORE and its Affiliated Companies by the amount of earnout shares forfeited (the “Original Amount”), the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of all the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class and (b) after the first date on which CORE and its Affiliated Companies cease to own at least 50% of the Original Amount, the affirmative vote of the holders of at least a majority of the total voting power of all the then outstanding shares of stock entitled to vote generally in the election of directors.”
“RESOLVED, as a special resolution, on a non-binding advisory basis, to elect not to be governed by Section 203 of the General Corporation Law of the State of Delaware.”
“RESOLVED, as a special resolution, on a non-binding advisory basis, that the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, another state or federal court located within the State of Delaware, shall be the exclusive forum for certain actions and claims.”
“RESOLVED, as a special resolution, on a non-binding advisory basis, that each holder of record of Class A common stock, Class B common stock and Class C common stock (solely prior to the automatic conversion thereof to shares of Class A common stock as a result of the Domestication) shall be entitled to one vote per share on all matters which stockholders generally are entitled to vote.”
“RESOLVED, as a special resolution, on a non-binding advisory basis, that subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and the Proposed Charter, the holders of shares of Class A common stock and, solely prior to the automatic conversion thereof upon and as a result of the Business Combination, holders of Class C common stock, in each case shall be entitled to receive ratably in proportion to the number of shares of Class A common stock and Class C common stock (as applicable) held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the board of directors at any time and from time to time out of any funds of Fathom legally available therefor. There will be no disparate consideration or treatment with respect to dividends and distributions, if any, declared or payable in respect of each share of the Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination), on the one hand, and a New Fathom Unit (as defined in the proxy statement/prospectus), on the other hand. Dividends and other distributions shall not be declared or paid on the Class B common stock unless (i) the dividend consists of shares of Class B common stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B common stock paid proportionally with respect to each outstanding share of Class B common stock and (ii) a dividend consisting of shares of Class A common stock, Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A common stock (to the extent a similar or contemptuous dividend or distribution is not paid on the New Fathom Units) or Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) on equivalent terms is simultaneously paid to the holders of Class A common stock and Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination). If dividends are declared on the Class A common stock, the Class B common stock or the Class C common stock (solely prior to the automatic conversion thereof upon and as a result of the Business Combination) that are payable in shares of common stock, or securities convertible into, or exercisable or exchangeable for common stock, the dividends payable to the holders of Class A common stock shall be paid only in shares of Class A common stock (or securities convertible into, or exercisable or exchangeable for Class A common stock), the dividends payable to the holders of Class B common stock shall be paid only in shares of Class B common stock (or securities convertible into, or exercisable or exchangeable for Class B common stock), the dividends payable to the holders of Class C common stock shall be paid only in shares of Class C common stock (or securities convertible into, or exercisable or exchangeable for Class C common stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A common stock, Class B common stock and Class C common stock, respectively).”
“RESOLVED, as a special resolution, on a non-binding advisory basis, to eliminate various provisions in the Existing Organizational Documents applicable only to blank check companies, including the provisions requiring that Altimar II have net tangible assets of at least $5,000,001 immediately prior to, or upon such consummation of, a business combination.”
Vote Required for Approval
The approval of each of the Advisory Charter Proposals, each of which is a non-binding
advisory vote, requires a special resolution under the Cayman Islands law, being the affirmative vote of the holders of at least two-thirds
of the ordinary shares who, being present in person (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes,
while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting. As discussed above, the Advisory Charter Proposals are advisory votes and therefore are not binding on Altimar II or our Board. Furthermore, the Business Combination is not conditioned on the separate approval of the Advisory Charter Proposals (separate and apart from approval of the Organizational Documents Proposal). Accordingly, regardless of the outcome of the non-binding
advisory vote on the Advisory Charter Proposals, Altimar II intends that the Proposed Charter will take effect upon the Closing (assuming approval of the Organizational Documents Proposal).
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE ADVISORY CHARTER PROPOSALS.

PROPOSAL NO. 5 — THE STOCK ISSUANCE PROPOSAL
Prior to and in connection with the Business Combination, we intend to effect the issuance and sale of 8,000,000 shares of Class A common stock to the PIPE Investors pursuant to subscription agreements (the “Subscription Agreements”).
Why Altimar II Needs Shareholder Approval
We are seeking shareholder approval in order to comply with Rule 312.03 of the NYSE Listed Company Manual.
Under Rule 312.03 of the NYSE Listed Company Manual, shareholder approval is required prior to the issuance of shares of common stock in certain circumstances, including (unless one or more exceptions in Rule 312.03 of NYSE Listed Company Manual apply), (a) if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance or such shares have voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance or (b) if such issuance is to a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) and the number of shares of common stock to be issued exceeds one percent of the number of shares of common stock outstanding before the issuance. The maximum aggregate number of shares of Class A common stock issuable pursuant to the Subscription Agreements represents greater than 20% of the number of shares of Class A common stock outstanding before such issuance. Moreover, to the extent that one or more of the PIPE Investors is a Related Party of Altimar II, such issuance may require shareholder approval under Rule 312.03 of the NYSE Listed Company Manual. As a result, shareholder approval of the issuance of shares of Class A common stock issuable pursuant to the Subscription Agreements is being sought under the NYSE regulations.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable New York Stock Exchange (“NYSE”) listing rules, the issuance of shares of Class A common stock of Fathom to the PIPE Investors pursuant to the Subscription Agreements (as defined in the proxy statement/prospectus) be confirmed, ratified and approved in all respects.”
Vote Required for Approval
If any of the Business Combination Proposal, the Domestication Proposal or the Organizational Documents Proposal is not approved, the Stock Issuance Proposal will not be presented at the Special Meeting. The approval of this Stock Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the majority of the of the holders of the ordinary shares who, being present (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting.
Failure to submit a proxy or to vote in person at the Special Meeting, an abstention from voting or a broker non-vote
will have no effect on the Stock Issuance Proposal.
The Business Combination is conditioned upon the approval of the Stock Issuance Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the Stock Issuance Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Stock Issuance Proposal will not be effected.
The Sponsor and the other Altimar II Founders have agreed to vote the founder shares and any Class A ordinary shares owned by them in favor of the Stock Issuance Proposal. See “
The Business Combination Agreement — Related Agreements — Forfeiture and Support Agreement
” for more information.
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE STOCK ISSUANCE PROPOSAL.

PROPOSAL NO. 6 — THE BUSINESS COMBINATION ISSUANCE PROPOSAL
In connection with the Business Combination, we intend to effect the issuance of shares of Class A common stock, Class B common stock and Class C common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of New Fathom Units pursuant to the Fathom Operating Agreement and (iii) upon the conversion, in accordance with our Proposed Charter, of any such common stock issued pursuant to (i) or (ii).
Why Altimar II Needs Shareholder Approval
We are seeking shareholder approval in order to comply with Rule 312.03 of the NYSE Listed Company Manual.
Under Rule 312.03 of the NYSE Listed Company Manual, shareholder approval is required prior to the issuance of shares of common stock in certain circumstances, including (unless one or more exceptions in Rule 312.03 of NYSE Listed Company Manual apply), (a) if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance or such shares have voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance, (b) if such issuance is to a Related Party (as defined in Rule 312.03 of the NYSE Listed Company Manual) and the number of shares of common stock to be issued exceeds one percent of the number of shares of common stock outstanding before the issuance, or (c) if such issuance will result in a change of control of the issuer. The issuance of shares of Class A common stock, Class B common stock and Class C common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of New Fathom Units pursuant to the Fathom Operating Agreement and (iii) upon the conversion, in accordance with our Proposed Charter, of any such common stock issued pursuant to (i) or (ii) will equal or exceed 20% of the number of shares of Company common stock outstanding before the issuance and have voting power equal to or in excess of 20 percent of the voting power of the Company’s voting securities outstanding before the issuance and such issuance may be deemed to result in a change of control of Altimar II. Furthermore, to the extent any person receiving Company common stock pursuant to the Business Combination Agreement is, at the time of issuance or in the future upon exchange of New Fathom Units or conversion of any such class of common stock, a Related Party, such issuance may require shareholder approval under Rule 312.03 of the NYSE Listed Company Manual. As a result, shareholder approval of the issuance of shares Company common stock pursuant to the Business Combination Agreement is being sought under the NYSE regulations.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that, for the purposes of complying with the applicable listing rules of the NYSE (including any rules applicable to a “change of control”), the issuance of shares of Class A common stock, Class B common stock and Class C common stock (i) pursuant to the terms of the Business Combination Agreement, (ii) upon the exchange of New Fathom Units pursuant to the Fathom Operating Agreement (annexed to the proxy statement/prospectus as Annex G) and (iii) upon the conversion, in accordance with our Proposed Charter, of any such common stock issued pursuant to (i) or (ii), in each case, be confirmed, ratified and approved in all respects.”
Vote Required for Approval
If any of the Business Combination Proposal, the Domestication Proposal, the Organizational Documents Proposal or the Stock Issuance Proposal is not approved, the Business Combination Issuance Proposal will not be presented at the Special Meeting. The approval of this Business Combination Issuance Proposal requires an ordinary resolution under Cayman Islands law, being the affirmative vote of a majority of the of the holders of the ordinary shares who, being present in person (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting.
Failure to submit a proxy or to vote in person at the Special Meeting, an abstention from voting or a broker non-vote
will have no effect on the Business Combination Issuance Proposal.
The Business Combination is conditioned upon the approval of the Business Combination Issuance Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the Business Combination Issuance Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Business Combination Issuance Proposal will not be effected.
The Sponsor and the other Altimar II Founders have agreed to vote the founder shares and any Class A ordinary shares owned by them in favor of the Business Combination Issuance Proposal.
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE BUSINESS COMBINATION ISSUANCE PROPOSAL.

PROPOSAL NO. 7 — THE EQUITY INCENTIVE PLAN PROPOSAL
The Board expects to approve the Fathom 2021 Omnibus Incentive Plan (the “2021 Omnibus Plan”) and adopt the 2021 Omnibus Plan, effective as of the Closing, subject to the approval of our shareholders. We are seeking shareholder approval of the 2021 Omnibus Plan (i) in order for incentive stock options to meet the requirements of the Code and (ii) in order to comply with the NYSE listing rules.
The Board believes that the approval of the 2021 Omnibus Plan by the shareholders will benefit the compensation structure and strategy of Fathom. Fathom’s ability to attract, retain and motivate top quality management, employees, partners, consultants, advisors and non-employee
directors is material to its success, and the Board has concluded that this would be enhanced by the ability to make grants under the 2021 Omnibus Plan. In addition, the Board believes that the interests of Fathom and shareholders will be advanced if Fathom can offer employees and non-employee
directors the opportunity to acquire or increase their proprietary interests in Fathom.
Set forth below is a summary of the material terms of the 2021 Omnibus Plan. This summary is qualified in its entirety by reference to the complete text of the 2021 Omnibus Plan, a copy of which is attached to this proxy statement/prospectus as
Annex H
. We urge our shareholders to read carefully the entire 2021 Omnibus Plan before voting on this proposal.
If approved by our shareholders, the 2021 Omnibus Plan will become effective upon the consummation of the Business Combination.
Summary of Material Terms of the 2021 Omnibus Plan
The following is a summary of the material features of the 2021 Omnibus Plan. The summary is qualified in its entirety by reference to the complete text of the 2021 Omnibus Plan attached as
Annex H
to this proxy statement/ prospectus.
Purpose; Types of Awards
The purpose of the 2021 Omnibus Plan is to attract, retain and appropriately reward employees, directors, and consultants in order to motivate their performance in the achievement of Fathom’s business objectives and align their interests with the long-term interests of Fathom’s stockholders. To accomplish this purpose, the 2021 Omnibus Plan permits the granting of awards in the form of incentive stock options within the meaning of Section 422 of the Code, nonqualified stock options, stock appreciation rights (“SARs”), restricted stock, restricted stock units, performance based awards (including performance shares, performance units and performance bonus awards), and other stock-based or cash-based awards.
Shares Subject to the 2021 Omnibus Plan
An amount equal to 13% of total outstanding shares of Fathom Class A common stock determined as of the Closing will be reserved and available for issuance under the 2021 Omnibus Plan. The maximum number of shares that may be issued pursuant to options intended to be incentive stock options will be equal to this reserve (and for the avoidance of doubt, will be set forth as a specified number of shares in the plan document, in Compliance with the Code).
Non-employee
directors may only be granted and paid up to $900,000 (when taken together with any fees paid to such non-employee
director) in compensation per fiscal year; provided, that any Awards granted under the Plan or other compensation received by a non-employee
director related to the settlement, conversion or substitution of the non-employee
director’s award(s) under the Fathom Holdco, LLC Phantom Equity Bonus Plan shall not count against such limit..
If an award granted under the 2021 Omnibus Plan is forfeited, canceled, settled, or otherwise terminated the shares underlying that award will again become available for issuance under the 2021 Omnibus Plan. However, none of the following shares will be available for issuance under the 2021 Omnibus Plan: (i) shares delivered to or withheld to pay withholding taxes or any applicable exercise price, (ii) shares subject to any exercised stock-settled SAR or options. In addition, any shares tendered to exercise outstanding options or other awards or repurchased on the open market using exercise price proceeds will not be available for issuance under the 2021 Omnibus Plan. Any substitute awards shall not reduce the shares authorized for grant under the 2021 Omnibus Plan.
Administration of the 2021 Omnibus Plan
The 2021 Omnibus Plan will be administered by the plan administrator, who is the board of directors of Fathom or a committee that the board of directors of Fathom designates. The plan administrator has the power to determine the terms of the awards granted under the 2021 Omnibus Plan, including the exercise price, the number of shares subject to each award, and the exercisability and vesting terms of the awards. The plan administrator also has the power to determine the persons to whom and the time or times at which awards will be made and to make all other determinations and take all other actions advisable for the administration of the 2021 Omnibus Plan. All decisions made by the administrator pursuant to the provisions of the 2021 Omnibus Plan will be final, conclusive and binding.
Participation
Participation in the 2021 Omnibus Plan will be open to employees, non-employee
directors, or consultants, who have been selected as an eligible recipient under the 2021 Omnibus Plan by the plan administrator. Awards of incentive stock options, however, will be limited to employees of Fathom or its affiliates. As of the date of this filing, we had approximately 622 employees, all of whom following the consummation of the Business Combination may be eligible to participate in the 2021 Omnibus Plan. Awards will typically be limited to approximately 250 employees of Fathom and its subsidiaries. Following the consummation of the Business Combination, it is also expected that approximately 10 of our non-employee
directors as well as 0 consultants will be eligible to participate in the 2021 Omnibus Plan.
Types of Awards
The types of awards that may be made under the 2021 Omnibus Plan are described below. All of the awards described below are subject to the conditions, limitations, restrictions, vesting and forfeiture provisions determined by the plan administrator, subject to the 2021 Omnibus Plan.
Stock Options
The 2021 Omnibus Plan provides for grants of both nonqualified and incentive stock options. A nonqualified stock option entitles the recipient to purchase our shares at a fixed exercise price. The exercise price per share will be determined by the compensation committee but such price will never be less than 100% of the fair market value of a share of common stock on the date of grant. Fair market value will generally be the closing price of a share of common stock on NYSE on the date of grant. Nonqualified stock options under the 2021 Omnibus Plan generally must be exercised within ten years from the date of grant. A nonqualified stock option is an option that does not meet the qualifications of an incentive stock option as described below.
An incentive stock option is a stock option that meets the requirements of Section 422 of the Code. Incentive stock options may be granted only to employees and the aggregate fair market value of a share of common stock determined at the time of grant with respect to incentive stock options that are exercisable for the first time by a participant during any calendar year may not exceed $100,000. No incentive stock option may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (i) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant and (ii) the term of the incentive stock option does not exceed five years from the date of grant.

Unless otherwise determined by the plan administrator, each vested and outstanding option granted under the 2021 Omnibus Plan will automatically be exercised on the last business day of the applicable option term, to the extent that, as of such date, (i) the exercise price of such option is less than the fair market value of a share, and (ii) the holder of such option remains actively in service.
Stock Appreciation Rights
A SAR entitles the holder to receive an amount equal to the difference between the fair market value of a share of common stock on the exercise date and the exercise price of the SAR (which may not be less than 100% of the fair market value of a share of our common stock on the grant date), multiplied by the number of shares of common stock subject to the SAR (as determined by the plan administrator). Unless otherwise determined by the plan administrator, each vested and outstanding SAR granted under the 2021 Omnibus Plan will automatically be exercised on the last business day of the applicable SAR term, to the extent that, as of such date, (i) the exercise price of such SAR is less than the fair market value of a share, and (ii) the holder of such SAR remains actively in service.
Restricted Stock
A restricted stock award is an award of shares of common stock that vest in accordance with the terms and conditions established by the plan administrator. The plan administrator will determine in the award agreement whether the participant will be entitled to receive dividends on such shares of restricted stock.
Restricted Stock Units
A restricted stock unit is a right to receive shares or the cash equivalent of common stock at a specified date in the future, subject to forfeiture of such right. If the restricted stock unit has not been forfeited, then on the date specified in the restricted stock unit grant, Fathom must deliver to the holder of the restricted stock unit unrestricted shares of common stock (or, in the plan administrator’s sole discretion, in cash equal to the shares that would otherwise be delivered, or partly in cash and partly in shares).
Other Stock-Based Awards
We may grant or sell to any participant a right or other interest that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of common stock, including unrestricted common stock under the 2021 Omnibus Plan or a dividend equivalent. A dividend equivalent is a right to receive payments, based on dividends with respect to shares of our common stock. To the extent that an award contains a right to receive dividends or dividend equivalents while the award remains unvested, the dividends and dividend equivalents will be accumulated and paid once and to the extent that the underlying award vests.
Other Cash-Based Awards
We may grant cash awards under the 2021 Omnibus Plan, including cash awards as a bonus or upon the attainment of certain performance goals.
Performance-Based Awards
We may grant an award conditioned on satisfaction of certain performance criteria. Such performance-based awards include performance-based restricted shares and restricted stock units. Any dividends or dividend equivalents payable or credited to a participate with respect to any unvested performance-based award will be subject to the same performance goals as the shares or units underlying the performance-based award.

Performance Goals
If the plan administrator determines that an award under the 2021 Omnibus Plan will be earned subject to the achievement of performance goals, the plan administrator may select one or more performance criteria upon which to grant such award, which may include, but are not limited to, any one or more of the following: earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; net operating profit after tax; cash flow; revenue; net revenues; sales; days sales outstanding; income; net income; operating income; net operating income, operating margin; earnings; earnings per share; return on equity; return on investment; return on capital; return on assets; return on net assets; total stockholder return; economic profit; market share; appreciation in the fair market value, book value or other measure of value of a share of common stock; expense/cost control; working capital; customer satisfaction; employee retention or employee turnover; employee satisfaction or engagement; environmental, health, or other safety goals; individual performance; strategic objective milestones; any other criteria specified by the plan administrator in its sole discretion; or, as applicable, any combination of, or a specified increase or decrease in, any of the foregoing.
Equitable Adjustments
In the event of a merger, consolidation, reclassification, recapitalization, spin-off,
spin-out,
repurchase or other reorganization or corporate transaction or event, extraordinary dividend, stock split or reverse stock split, combination or exchange of shares, or other change in corporate structure or payment of any other distribution, the maximum number and kind of shares of common stock reserved for issuance or with respect to which awards may be granted under the 2021 Omnibus Plan will be adjusted to reflect such event, and the plan administrator will make such adjustments as it deems appropriate and equitable in the number, kind and exercise price of common stock covered by outstanding awards made under the 2021 Omnibus Plan, and in any other matters that relate to awards and that are affected by the changes in the shares referred to in this section.
Change in Control
In the event of any proposed change in control (as defined in the 2021 Omnibus Plan), the plan administrator will take any action as it deems appropriate and equitable to effectuate the purposes of the 2021 Omnibus Plan and to protect the participants who hold outstanding awards under the 2021 Omnibus Plan, which action may include, without limitation, the following: (i) the continuation of any award, if Fathom is the surviving corporation; (ii) the assumption of any award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any award, provided, however, that any such substitution with respect to options and SARs shall occur in accordance with the requirements of Section 409A of the Code; or (iv) settlement of any award for the change in control price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the change in control price or if the plan administrator determines that the award cannot reasonably become vested pursuant to its terms, such award shall terminate and be canceled without consideration.
Amendment and Termination
The plan administrator may alter, amend, modify, or terminate the 2021 Omnibus Plan at any time, provided that the approval of our stockholders will be obtained for any amendment to the 2021 Omnibus Plan that requires stockholder approval under the rules of the stock exchange(s) on which our common stock is then listed or in accordance with other applicable law, including, but not limited to, an increase in the number of shares of our common stock reserved for issuance, a reduction in the exercise price of options or other entitlements, an extension of the maximum term of any award, or an amendment that grants the plan administrator additional powers to amend the 2021 Omnibus Plan. In addition, no modification of an award will, without the prior written consent of the participant, adversely alter or impair any rights or obligations under any award already granted under the 2021 Omnibus Plan, unless the plan administrator expressly reserved the right to do so at the time of the award.

Material U.S. Federal Income Tax Effects
The following discussion of certain relevant United States federal income tax effects applicable to certain awards granted under the 2021 Omnibus Plan is only a summary of certain of the United States federal income tax consequences as of the date hereof applicable to United States residents under the 2021 Omnibus Plan, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the 2021 Omnibus Plan or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the 2021 Omnibus Plan.
Nonqualified Stock Options
An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of a nonqualified stock option. Rather, at the time of exercise of the nonqualified stock option, the optionee will recognize ordinary income, subject to wage and employment tax withholding, and Fathom will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise over the exercise price. If the shares acquired upon the exercise of a nonqualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the optionee), depending upon the length of time such shares were held by the optionee.
Incentive Stock Options
An optionee subject to United States federal income tax will generally not recognize taxable income for United States federal income tax purposes upon the grant of an incentive stock option (within the meaning of Section 422 of the Code) and Fathom will not be entitled to a deduction at that time. If the incentive stock option is exercised during employment or within 90 days following the termination thereof (or within one year following termination, in the case of a termination of employment due to death or disability, as such terms are defined in the 2021 Omnibus Plan), the optionee will not recognize any income and Fathom will not be entitled to a deduction. The excess of the fair market value of the shares on the exercise date over the exercise price, however, is includible in computing the optionee’s alternative minimum taxable income. Generally, if an optionee disposes of shares acquired by exercising an incentive stock option either within two years after the date of grant or one year after the date of exercise, the optionee will recognize ordinary income, and Fathom will be entitled to a deduction, in an amount equal to the excess of the fair market value of the shares on the date of exercise (or the sale price, if lower) over the exercise price. The balance of any gain or loss will generally be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two-year
and
one-year
periods described above, Fathom will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.
SARs
A participant subject to United States federal income tax who is granted a SAR will not recognize ordinary income for United States federal income tax purposes upon receipt of the SAR. At the time of exercise, however, the participant will recognize ordinary income, subject to wage and employment tax withholding, equal to the value of any cash received and the fair market value on the date of exercise of any shares received. Fathom will not be entitled to a deduction upon the grant of a SAR, but generally will be entitled to a deduction for the amount of income the participant recognizes upon the participant’s exercise of the SAR. The participant’s tax basis in any shares received will be the fair market value on the date of exercise and, if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of the shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Stock
A participant subject to United States federal income tax generally will not be taxed upon the grant of a restricted stock award, but rather will recognize ordinary income for United States federal income tax purposes in an amount equal to the fair market value of the shares at the time the restricted stock is no longer subject to a substantial risk of forfeiture (within the meaning of the Code). Fathom generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares will equal the fair market value of those shares at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares before the restrictions lapse will be taxable to the participant as additional compensation (and not as dividend income). Under Section 83(b) of the Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such shares are subject to restrictions and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the restricted shares equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. Fathom generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.
Restricted Stock Units
A participant subject to United States federal income tax who is granted a restricted stock unit will not recognize ordinary income for United States federal income tax purposes upon the receipt of the restricted stock unit, but rather will recognize ordinary income in an amount equal to the fair market value of the shares at the time the award is settled into shares, subject to wage and employment tax withholding, and Fathom will have a corresponding deduction at that time.
Other Stock-Based and Other Cash-Based Awards
In the case of other stock-based and other cash-based awards, depending on the form of the award, a participant subject to United States federal income tax will not be taxed upon the grant of such an award, but, rather, will recognize ordinary income for United States federal income tax purposes when such an award vests or otherwise is free of restrictions. In any event, Fathom will be entitled to a deduction at the time when, and in the amount that, a participant recognizes ordinary income.
Tax Effects for Fathom
In addition to the tax impact to Fathom described above, Fathom’s deduction may also be limited by Section 280G or Section 162(m) of the Code. In general, Section 162(m) of the Code denies a publicly held corporation a deduction for United States federal income tax purposes for compensation in excess of $1,000,000 per year per covered employee.
New Plan Benefits
As of the date hereof, no awards have been granted under the 2021 Omnibus Plan. As explained in more detail below, the aggregate number of shares and aggregate total dollar value of potential future awards under the 2021 Omnibus Plan that may be made to any of our named executive officers or to our executive officers, non-executive
officer employees or
non-executive
directors as a group are not yet determinable.
If the Business Combination and 2021 Omnibus Plan are approved, as previously disclosed, all vested time-based phantom unit awards under the Combined Phantom Plan outstanding immediately prior to the consummation of the Business Combination and held by individuals who are employed by or performing services for Fathom OpCo or its subsidiaries or affiliates as of the Closing, will be forfeited and cancelled and such holders shall receive grants of restricted shares of Fathom Class A Common Stock under the 2021 Omnibus Plan. The restricted shares shall not vest until the date the Form
S-8
is filed registering the 2021 Omnibus Plan shares; provided, that, the vested, unrestricted shares received in settlement of the Restricted Shares (as provided in the 2021 Omnibus Plan) shall be subject to such other transfer restrictions as set forth in the award agreements related thereto and described in more detail above under
Post-Business Combination Company Executive Compensation
. The exact number of restricted shares that will be granted to holders of vested time-based phantom unit awards is not currently known. Approximately 720 vested phantom unit awards under the Combined Phantom Plan were outstanding as of the date of the Business Combination Agreement.
In addition, if the Business Combination and 2021 Omnibus Plan are approved, as previously disclosed, all unvested time-based phantom unit awards and performance-based phantom unit awards held by individuals who are employed by or performing services for Fathom OpCo or its subsidiaries or affiliates as of the Closing shall be forfeited and cancelled and such holders shall receive grants of restricted stock units (“RSUs”) with respect to Fathom Class A Common Stock under the 2021 Omnibus Plan and such RSUs shall be subject to time-based vesting or performance-based vesting and such other transfer restrictions as set forth in the 2021 Omnibus Plan and the award agreements related thereto and described in more detail above under
Post-Business Combination Company Executive Compensation
. The exact number of RSUs that will be granted to holders of unvested time-based and performance-based phantom unit awards is not currently known. Approximately 12,941 unvested phantom unit awards under the Combined Phantom Plan were outstanding as of the date of the Business Combination Agreement.
The dollar value of any of potential restricted share and RSU award granted under the 2021 Omnibus Plan is not yet determinable. The exact number of vested phantom units to restricted shares and of unvested phantom units to RSUs, as previously disclosed above under the description of the Fathom OpCo Long-Term Equity Incentives, will equal 6.83% of the total value receivable by the Fathom OpCo common unit holders in connection with the Business Combination. Since the conversion ratio for phantom units is based on the total value payable to the common unit holders of Fathom OpCo, the amount receivable by each phantom unit holder at the Closing is not yet determinable. Such value is determined by taking the total merger consideration and subtracting the capital contributions and accrued interest owed to the Fathom OpCo preferred unit holders. Because interest accrues daily, the exact amount received by the Fathom OpCo common unit holders will not be determinable until the date of Closing is determinable. At such time, 6.83% of the value received by Fathom OpCo common unit holders will be divided by $10.00 (the price per share of one share of Fathom Class A common stock, determined as of the Closing) resulting in the total share pool that will be used to determine the number of shares each phantom unit holder will receive under the 2021 Omnibus Plan in the form of restricted shares or RSUs, respectively. Additionally, the awards granted under the 2021 Omnibus Plan in respect of phantom units will depend on a number of factors, including the fair market value of Fathom Class A Common Stock on future dates, the service milestones achieved by participants prior to the Closing, and the extent to which any applicable performance goals necessary for vesting or payment are achieved.
Registration with the SEC
If the 2021 Omnibus Plan is approved by our stockholders and becomes effective, Fathom is expected to file a registration statement on Form
S-8
registering the shares reserved for issuance under the 2021 Omnibus Plan as soon as reasonably practicable after becoming eligible to use such form.
Equity Compensation Plan Information
Altimar II did not maintain, or have any securities authorized for issuance under, any equity compensation plans as of December 31, 2020.

Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the Fathom 2021 Omnibus Plan (annexed to the proxy statement/prospectus as
Annex H
) be approved and adopted in all respects.”
Vote Required for Approval
If the Business Combination Proposal is not approved, the Equity Incentive Plan Proposal will not be presented at the Special Meeting. The approval of this Equity Incentive Plan Proposal requires an ordinary resolution under Cayman Islands law, being the majority of the holders of the ordinary shares who, being present (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting.
Failure to submit a proxy or to vote in person at the Special Meeting, an abstention from voting or a broker non-vote
will have no effect on the ESPP.
The Business Combination is conditioned upon the approval of the Equity Incentive Plan Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the Equity Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Equity Incentive Plan Proposal will not be effected.
The Sponsor and the other Altimar II Founders have agreed to vote the founder shares and any Class A ordinary shares owned by them in favor of the Equity Incentive Plan Proposal. See “
The Business Combination Agreement
—
Related Agreements
—
Forfeiture and Support Agreement
” for more information.
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE EQUITY INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 8 — THE ESPP PROPOSAL
Overview
The Board expects to approve the Fathom 2021 Employee Stock Purchase Plan (the “ESPP”) and adopt the ESPP, effective as of the Closing, subject to the approval of our shareholders. We are seeking shareholder approval of the ESPP (i) to qualify the ESPP as an “employee stock purchase plan” under Section 423 of the Code and the related regulations and (ii) in order to comply with the NYSE listing rules.
The purpose of the ESPP is to encourage employee stock ownership, thus aligning employee interests with those of our stockholders, and to enhance the ability of Fathom to attract, motivate and retain qualified employees. We believe that the ESPP will offer a convenient means for our employees who might not otherwise own our common stock to purchase and hold shares.
This summary is qualified in its entirety by reference to the complete text of the ESPP, a copy of which is attached to this proxy statement/prospectus as
Annex I.
We urge our shareholders to read carefully the entire ESPP before voting on this proposal. If approved by our shareholders, the ESPP will become effective upon the consummation of the Business Combination.
Summary of Material Terms of the ESPP
The following is a summary of the material features of the ESPP. The summary is qualified in its entirety by reference to the complete text of the ESPP attached as
Annex I
to this proxy statement/ prospectus.
Shares Subject to the ESPP
The 2021 ESPP will cover an aggregate of the total number of shares of Fathom Class A common stock that will be reserved and that may be issued under the ESPP will automatically increase on the first trading day of each calendar year, beginning with calendar year 2023, by a number of shares equal to 1% of the total number of shares of Fathom Class A common stock outstanding on the last day of the prior calendar year. The plan administrator may act prior to January 1 of a given year to provide that there will be no increase in the share reserve for that year, or that the increase in the share reserve will be smaller than as provided in the ESPP.
To prevent dilution or enlargement of the rights of participants under the ESPP, appropriate adjustments will be made if any change is made to our outstanding common stock by reason of any merger, reorganization, consolidation, recapitalization, dividend or distribution, stock split, reverse stock split, spin-off
or similar transaction or other change in corporate structure affecting our common stock or its value.
ESPP Participants
Generally, all of our employees will be eligible to participate if they are customarily employed by us, or any participating subsidiary, for at least 20 hours per week and more than five months in any calendar year. However, the plan administrator has certain discretion to vary the eligibility requirements. Specifically, the plan administrator may, prior to an enrollment date for all options granted on such enrollment date in an offering, determine that any of the following is or is not eligible to participate in such offering period: an employee who (i) has not completed at least two years of service (or a lesser period of time determined by the plan administrator) since his or her last hire date, (ii) customarily works not more than 20 hours per week (or a lesser period of time determined by the plan administrator), (iii) customarily works not more than five months per calendar year (or a lesser period of time determined by the plan administrator), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to disclosure requirements under Section 16(a) of the Exchange Act. Following the consummation of the Business Combination, it is expected that approximately 622 employees, 0 non-employee
directors and 0 consultants will be eligible to participate in the ESPP.

However, an employee may not be granted rights to purchase shares of Fathom Class A common stock under the ESPP if such employee immediately after the grant would own capital stock possessing 5% or more of the total combined voting power or value of all classes of our capital stock; or holds rights to purchase shares of our common stock under all of our employee stock purchase plans that accrue at a rate that exceeds $25,000 worth of shares of our common stock for each calendar year.
Administration
The 2021 ESPP will be administered by the Board or any committee designated by the Board. The plan administrator has broad power to make determinations under the ESPP, to interpret the terms of the ESPP and to establish rules and regulations for its administration. The plan administrator determines whether offers will be made and the beginning and ending dates of the related purchase periods. The plan administrator will have full and exclusive discretionary authority to construe, interpret and apply the terms of the ESPP, delegate ministerial duties to any of our employees, supply omissions or correct defects in the ESPP, designate separate offerings under the ESPP, designate our subsidiaries and affiliates as participating in the ESPP, determine eligibility, adjudicate all disputed claims filed under the ESPP and establish procedures that it deems necessary for the administration of the ESPP. The plan administrator’s findings, decisions and determinations are final and binding on all participants to the full extent permitted by law.
Purchases Under ESPP
The plan administrator will determine the length of each offering period. An offering period may be more than 27 months. We anticipate initiating the ESPP with
12-month
offering periods, with each offering period having two
6-month
purchase periods. The plan administrator determines the purchase price at which shares may be purchased by participants, which will not be less than the lesser of 85% of the fair market value per share of the Fathom Class A common stock on the first day of the purchase period or 85% of the fair market value per share on the last day of the purchase period. The plan administrator will determine whether the participants will be subject to any minimum holding period for the shares of common stock purchased under the ESPP. The plan administrator currently intends to require a minimum holding period of six months from the end of each applicable purchase period.
Prior to the first day of each offering period, each participant will make an election to participate during the offering period. At the end of each purchase period, the participant will receive a number of shares, determined on the last day of the purchase period, equal to the payroll deductions credited during the purchase period divided by the applicable purchase price, except that no fractional shares may be purchased under the ESPP. We intend to initially set the purchase price at a 15% discount from the lesser of the closing price on the first day of the offering period and the closing price on the purchase date. A participant may not purchase shares with a fair market value greater than $25,000 under the ESPP in any calendar year. The plan administrator may, however, modify at its discretion the discount, purchase period, purchase date and other aspects of the ESPP design within the ESPP parameters from time to time.
Participants may purchase shares only by submitting an election form during the election period established by the plan administrator prior to the beginning of each offering period, stating the participant’s election to have after-tax
payroll deductions made for the purpose of participating in the ESPP. After initial enrollment in the ESPP, payroll deductions will continue from offering period to offering period unless the participant makes another election to terminate his or her payroll deductions, terminates his or her employment with Fathom or becomes ineligible to participate in the ESPP. The amounts deducted will be credited to the participant’s account under the ESPP until the purchase date, but we will not pay any interest on the deducted amounts.
Participants may end their participation at any time during an offering period in accordance with any applicable insider trading policies by submitting to Fathom’s stock administration office a written notice of withdrawal in the form determined by the plan administrator or by following an electronic or other withdrawal procedure determined by the plan administrator. In such case, participants will be paid their accrued contributions that have not yet been used to purchase shares of our common stock. Additionally, participation ends automatically upon termination of employment with us. If sufficient shares are not available in any purchase period under the ESPP, the available shares will be allocated pro rata among the participants in that purchase period in a uniform manner as determined by the plan administrator for that purchase period. Any amounts not applied to the purchase of common stock will be refunded to the participants after the end of the purchase period without interest.
Restriction on Transfer
The right to acquire shares under the ESPP is not transferable.
Change in Control
If there is a change in control of Fathom, each right to purchase shares under the ESPP will be assumed or an equivalent right to purchase shares will be substituted by the successor corporation or a parent or subsidiary of such corporation. If the successor corporation fails to assume or substitute for the ESPP purchase rights, the plan administrator will shorten the offering period covered by such ESPP purchase right by setting a new exercise date on which such offering period will end. The new exercise date will occur before the change in control. The plan administrator will notify each participant in writing or electronically prior to the new exercise date, that the exercise date for the participant’s purchase rights has been changed to the new exercise date and the participant’s purchase rights will be exercised automatically on the new exercise date, unless prior to such date the participant has withdrawn from the offering period.
Amendment and Termination of the ESPP
The plan administrator has the authority to amend, suspend or terminate the ESPP unless the amendment requires stockholder approval pursuant to Section 423 of the Code, other applicable laws or stock exchange rules. No amendment or termination will adversely affect any right to purchase shares that has been granted under the ESPP without the consent of the participant. The 2021 ESPP shall continue in effect for ten (10) years after the date of stockholder approval.
Application of Funds
We may use the proceeds from the sale of our common stock pursuant to the ESPP for any corporate purpose.
Material U.S. Federal Income Tax Consequences
The following discussion of certain relevant United States federal income tax consequences applicable to the purchase of shares under the ESPP is only a summary of certain of the United States federal income tax consequences applicable to United States residents under the ESPP as of the date hereof, and reference is made to the Code for a complete statement of all relevant federal tax provisions. No consideration has been given to the effects of foreign, state, local and other laws (tax or other) on the ESPP or on a participant, which laws will vary depending upon the particular jurisdiction or jurisdictions involved. In particular, participants who are stationed outside the United States may be subject to foreign taxes as a result of the ESPP.
No taxable income will be recognized by a participant, and no deductions will be allowable to Fathom, upon either the grant or the exercise of rights to purchase shares. A participant only will recognize income when the shares acquired under the ESPP are sold or otherwise disposed of.
The tax due upon sale or other disposition of the acquired shares depends on the length of time that the participant holds the shares.

If the participant sells or otherwise disposes of the purchased shares within two years after the start date of the offering period pursuant to which the shares were acquired or within one year after the actual purchase date of those shares, the participant generally will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares. Fathom will be entitled to a corresponding income tax deduction for the amount of income recognized for the taxable year in which such disposition occurs. The amount of this ordinary income will be added to the participant’s basis in the shares, and any additional gain or loss recognized upon the sale or disposition will be a capital gain or loss. If the shares have been held for more than one year since the date of purchase, the gain or loss will be long-term capital gain.
If the participant sells or disposes of the purchased shares more than two years after the start date of the offering period pursuant to which the shares were acquired and more than one year after the actual purchase date of those shares, then the participant generally will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares, or (ii) 15% of the fair market value of the shares on the start date of that offering period. Any additional gain upon the disposition will be taxed as a long-term capital gain. Alternatively, if the fair market value of the shares on the date of the sale or disposition is less than the purchase price, there will be no ordinary income and any loss recognized will be a long-term capital loss. Fathom will not be entitled to an income tax deduction with respect to such disposition.
The tax consequences to a participant may vary depending upon the participant’s individual situation. In addition, various state laws may provide for tax consequences that vary significantly from those described above.
New Plan Benefits
Participation in the ESPP is entirely within the discretion of the eligible employees. Because we cannot presently determine the participation levels by employee, the rate of contributions by employees and the eventual purchase price under the ESPP, it is not possible to determine the value of benefits which may be obtained by executive officers and other employees under the ESPP.
Non-employee
directors are not eligible to participate in the ESPP.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the Fathom 2021 Employee Stock Purchase Plan (annexed to the proxy statement/prospectus as
Annex I
) be approved and adopted in all respects.”
Vote Required for Approval
If the Business Combination Proposal is not approved, the ESPP Proposal will not be presented at the Special Meeting. The approval of this ESPP Proposal requires an ordinary resolution under Cayman Islands law, being the majority of the holders of the ordinary shares who, being present in person (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting.
Failure to submit a proxy or to vote in person at the Special Meeting, an abstention from voting or a broker non-vote
will have no effect on the ESPP.
The Business Combination is conditioned upon the approval of the ESPP Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the ESPP Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the ESPP Proposal will not be effected.

The Sponsor and the other Altimar II Founders have agreed to vote the founder shares and any Class A ordinary shares owned by them in favor of the ESPP Proposal. See “
The Business Combination Agreement
—
Related Agreements
—
Forfeiture and Support Agreement
” for more information.
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE ESPP PROPOSAL.

PROPOSAL NO. 9 — THE ADJOURNMENT PROPOSAL
Overview
The Adjournment Proposal, if adopted, will allow Altimar II’s board of directors to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal or the ESPP Proposal or if Altimar II’s board of directors determines that one or more of the closing conditions under the Business Combination Agreement is not satisfied or waived. In no event will Altimar II’s board of directors adjourn the Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under our Existing Organizational Documents and Cayman Islands law.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by Altimar II’s shareholders, Altimar II’s board of directors may not be able to adjourn the Special Meeting to a later date in the event that there are insufficient votes for the approval of the Business Combination Proposal, the Organizational Documents Proposal, the Stock Issuance Proposal, the Business Combination Issuance Proposal, the Equity Incentive Plan Proposal or the ESPP Proposal. If we do not consummate the Business Combination and fail to complete an initial business combination by February 9, 2023 (subject to the requirements of law), we will be required to dissolve and liquidate our Trust Account by returning the then remaining funds in such account to the public shareholders.
Resolution to be Voted Upon
The full text of the resolution to be proposed is as follows:
“RESOLVED, as an ordinary resolution, that the adjournment of the EGM to a later date or dates to be determined by the chairman of the EGM, if necessary, to permit further solicitation and vote of proxies be confirmed, ratified and approved in all respects.”
Vote Required for Approval
The approval of the Adjournment Proposal requires an ordinary resolution under Cayman Islands law, being the majority of the holders of the ordinary shares who, being present in person (or represented by proxy) and entitled to vote at the Special Meeting, vote at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting. Abstentions and broker non-votes, while considered present for purposes of establishing quorum, will not count as a vote cast at the Special Meeting.
Failure to submit a proxy or to vote in person at the Special Meeting, an abstention from voting or a broker non-vote
will have no effect on the Adjournment Proposal.
The Business Combination is not conditioned upon the approval of the Adjournment Proposal.
Recommendation of the Altimar II Board of Directors
ALTIMAR II’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS SHAREHOLDERS VOTE “FOR” THE ADJOURNMENT PROPOSAL.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following summary is a discussion of U.S. federal income tax considerations of the Domestication, an exercise of Redemption Rights and the Business Combination generally applicable to holders of Altimar II ordinary shares or warrants and Fathom common stock or warrants, and with respect to
non-U.S.
holders (as defined below) the ownership and disposition of Fathom common stock and warrants after the Domestication and Business Combination. This section applies only to holders that hold their Altimar II ordinary shares and warrants or Fathom common stock and warrants as capital assets for U.S. federal income tax purposes (generally, property held for investment) and does not address the Sponsor or their affiliates, representatives, employees or other stakeholders.
This section is general in nature and does not discuss all aspects of U.S. federal income taxation that might be relevant to a particular holder in light of such holder’s circumstances or status, nor does it address tax considerations applicable to a holder subject to special rules, including:

•	financial institutions;

•	governments or agencies or instrumentalities thereof;

•	insurance companies;

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Altimar II ordinary shares or warrants or Fathom common stock or warrants;

•
persons holding Altimar II ordinary shares or warrants or Fathom common stock or warrants as part of a “straddle,” hedge, integrated transaction or similar transaction, or persons deemed to sell the Altimar II ordinary shares or warrants or Fathom common stock or warrants under constructive sale provisions of the Code;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	partnerships or other pass-through entities for U.S. federal income tax purposes or investors in such entities;

•	holders who are controlled foreign corporations or passive foreign investment companies;

•	regulated investment companies;

•	real estate investment trusts;

•
persons who acquired Altimar II ordinary shares or warrants or Fathom common stock or warrants through the exercise or cancellation of employee stock options or otherwise as compensation for their services;

•
U.S. holders (as defined below) owning (actually or constructively) 10% or more of the total combined voting power of all classes of stock entitled to vote of, or 10% or more of the total value of all classes of shares of, Altimar II or Fathom;

•	U.S. holders (as defined below) that hold their Altimar II ordinary shares or warrants and Fathom common stock or warrants through a non-U.S. broker or other non-U.S. intermediary;

•	persons who are, or may become, subject to the expatriation provisions of the Code;

•	persons that are subject to “applicable financial statement rules” under Section 451(b); or

•	tax-exempt entities.
This discussion is based on the Code, and administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations all as of the date hereof, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein (possibly with retroactive effect).

This discussion does not take into account proposed changes in such tax laws and does not address any aspect of state, local or
non-U.S.
taxation, or any U.S. federal taxes other than income taxes (such as estate or gift tax consequences, the alternative minimum tax or the Medicare tax on investment income). Each of the foregoing is subject to change, possibly with retroactive effect. You should consult your tax advisors with respect to the application of U.S. federal tax laws to your particular situation, as well as any tax consequences arising under the laws of any state, local or
non-U.S.
jurisdiction.
We have not and do not intend to seek any rulings from the U.S. Internal Revenue Service (the “IRS”) regarding the Domestication, an exercise of Redemption Rights, the Business Combination, or any other matters discussed herein. There can be no assurance that the IRS will not take positions concerning the tax consequences of the transactions that are inconsistent with the considerations discussed below or that any such positions would not be sustained by a court.
Because Altimar II units (each unit consisting of one Altimar II Class A ordinary share and one Altimar II warrant) can be separated into their component parts at the option of the holder, a beneficial owner of an Altimar II public unit should be treated as the owner of the underlying Altimar II securities for U.S. federal income tax purposes. The discussion below with respect to Altimar II securities should also apply to holders of Altimar II public units (as the deemed owner of the underlying Altimar II securities). References in this discussion to “ordinary shares” refers to Altimar II Class A ordinary shares and references in this discussion to “common stock” refers to Fathom common stock and references to “warrants” refer to Altimar II warrants or Fathom warrants, as the context may require.
If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Altimar II ordinary shares or warrants or Fathom common stock or warrants, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Altimar II ordinary shares or warrants or Fathom common stock or warrants and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the Domestication, an exercise of Redemption Rights and the Business Combination to them.
THE FOLLOWING IS FOR INFORMATIONAL PURPOSES ONLY. ALL SHAREHOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES OF THE DOMESTICATION, AN EXERCISE OF REDEMPTION RIGHTS AND THE BUSINESS COMBINATION, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND
NON-U.S.
TAX LAWS.
U.S. Holders
This section applies to you if you are a “U.S. holder.” A U.S. holder is a beneficial owner of Altimar II ordinary shares or warrants or Fathom common stock or warrants who or that is, for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States as determined for U.S. federal income tax purposes;

•
a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

•
a trust, if (i) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more “United States persons” (within the meaning of the Code) have the authority to control all substantial decisions of the trust, or (ii) the trust has validly elected to be treated as a United States person for U.S. federal income tax purposes.

Consequences of the Domestication to U.S. Holders—F Reorganization
The U.S. federal income tax consequences of the Domestication will depend primarily upon whether the Domestication qualifies as a “reorganization” within the meaning of Section 368 of the Code.
Under Section 368(a)(1)(F) of the Code, a reorganization (an “F Reorganization”) is a “mere change in identity, form or place of organization of one corporation, however effected.” Pursuant to the Domestication, Altimar II will change its jurisdiction of incorporation from the Cayman Islands to Delaware, and, after the Domestication will change its name to Fathom Digital Manufacturing Corporation.
Based on, and subject to, the assumptions, qualifications and limitations set forth in the opinion included as Exhibit 8.1 hereto, it is the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP that the Domestication should qualify as an F Reorganization for U.S. federal income tax purposes. However, due to the absence of direct guidance on the application of Section 368(a)(1)(F) of the Code to a statutory conversion of a corporation holding only investment-type assets such as Altimar II, this result is not entirely clear. Accordingly, due to the absence of such guidance, it is not possible to predict whether the IRS or a court considering the issue would take a contrary position. The remainder of this discussion assumes the Domestication so qualifies. Assuming the Domestication so qualifies, U.S. holders generally will not recognize taxable gain or loss on the Domestication for U.S. federal income tax purposes, except as provided below under the caption headings “
—
 Effect of Section
 367 to U.S. Holders
” and “
—
 PFIC Considerations
”, and the Domestication will be treated for U.S. federal income tax purposes as if Altimar II (i) transferred all of its assets and liabilities to Fathom in exchange for all of the outstanding common stock and warrants of Fathom; and (ii) then distributed the common stock and warrants of Fathom to the shareholders and warrant holders of Altimar II in liquidation of Altimar II. The taxable year of Altimar II will be deemed to end on the date of the Domestication.
Assuming the Domestication qualifies as an F Reorganization: (i) the tax basis of a share of Fathom common stock or a Fathom warrant received by a U.S. holder in the Domestication will equal the U.S. holder’s adjusted tax basis in the Altimar II ordinary share or warrant, as the case may be, surrendered in exchange therefor, increased by any amount included in the income of such U.S. holder as a result of Section 367 of the Code (as discussed below) and (ii) the holding period for a share of Fathom common stock or a Fathom warrant received by a U.S. holder will include such U.S. holder’s holding period for the Altimar II ordinary share or warrant surrendered in exchange therefor.
If the Domestication fails to qualify as an F Reorganization, a U.S. holder generally would recognize gain or loss with respect to its Altimar II ordinary shares and warrants in an amount equal to the difference between the fair market value of Fathom common stock and warrants received in the Domestication and the U.S. holder’s adjusted tax basis in its Altimar II ordinary shares and warrants surrendered in the Domestication. In such event, such U.S. holder’s basis in Fathom common stock and warrants would be equal to their fair market value on the date of the Domestication, and such U.S. holder’s holding period for Fathom common stock and warrants would begin on the day following the date of the Domestication. Shareholders who hold different blocks of Altimar II ordinary shares and warrants (generally, ordinary shares and warrants of Altimar II purchased or acquired on different dates or at different prices) should consult their tax advisors to determine how the above rules apply to them.
Because the Domestication will occur prior to the redemption of U.S. holders that exercise Redemption Rights, U.S. holders exercising such Redemption Rights will be subject to the potential tax consequences of the Domestication. All U.S. holders considering exercising Redemption Rights are urged to consult with their tax advisors with respect to the potential tax consequences of the Domestication and an exercise of Redemption Rights to them.
ALL U.S. HOLDERS CONSIDERING EXERCISING REDEMPTION RIGHTS ARE URGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE POTENTIAL TAX CONSEQUENCES OF THE DOMESTICATION AND AN EXERCISE OF REDEMPTION RIGHTS TO THEM.

Effect of Section 367 to U.S. Holders
Section 367 of the Code applies to certain
non-recognition
transactions involving foreign corporations, including a domestication of a foreign corporation in an F Reorganization. Section 367 of the Code imposes income tax on certain U.S. persons in connection with transactions that would otherwise be tax-free.
Section 367(b) of the Code generally will apply to U.S. holders that exchange Altimar II ordinary shares for Fathom common stock as part of the Domestication. Because the Domestication will occur immediately prior to the redemption of holders that exercise Redemption Rights, U.S. holders exercising Redemption Rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Domestication.
U.S. Holders That Own Altimar II Ordinary Shares with a Fair Market Value of $50,000 or More But Less Than 10 Percent of Altimar II
A U.S. holder who, at the time of the Domestication, beneficially owns (directly, indirectly, or constructively, including as a result of applicable attribution rules that would take into account a holder’s ownership of Altimar II warrants) Altimar II ordinary shares with a fair market value of $50,000 or more but less than 10% of the total combined voting power of all classes of Altimar II ordinary shares entitled to vote and less than 10% of the total value of all classes of Altimar II ordinary shares will generally recognize gain (but not loss) with respect to the Fathom common stock received in the Domestication unless such holder elects to recognize the “all earnings and profits” amount attributable to such holder as described below. Complex attribution rules apply in determining whether a U.S. holder owns 10% or more of the total combined voting power of all classes of our ordinary shares entitled to vote or owns 10% or more of the total value of all classes of our ordinary shares. All U.S. holders are urged to consult their tax advisors with respect to those attribution rules.
Unless a U.S. holder makes the “all earnings and profits” election as described below, such holder generally must recognize gain (but not loss) with respect to its Altimar II ordinary shares exchanged for Fathom common stock pursuant to the Domestication. Any such gain would be equal to the excess of the fair market value of such Fathom common stock received over the U.S. holder’s adjusted tax basis in the Altimar II ordinary shares deemed to be surrendered in exchange therefor. Subject to the PFIC rules discussed below, such gain would be capital gain, and should be long-term capital gain if the U.S. holder held the Altimar II ordinary shares for longer than one year.
In lieu of recognizing any gain as described in the preceding paragraph, a U.S. holder may elect to include in income the “all earnings and profits amount” attributable to its Altimar II ordinary shares. There are, however, strict conditions for making this election. This election must comply with applicable Treasury Regulations and generally must include, among other things:

•	a statement that the Domestication is a Section 367(b) exchange;

•	a complete description of the Domestication;

•	a description of any stock, securities or other consideration transferred or received in the Domestication;

•	a statement describing the amounts required to be taken into account for U.S. federal income tax purposes as income or as an adjustment to basis, earnings and profits or other tax attributes;

•
a statement that the U.S. holder is making the election that includes (A) a copy of the information that the U.S. holder received from Altimar II (or Fathom) establishing and substantiating the U.S. holder’s “all earnings and profits amount” with respect to the U.S. holder’s Altimar II ordinary shares, and (B) a representation that the U.S. holder has notified Altimar II (or Fathom) that the U.S. holder is making the election; and

•	certain other information required to be furnished with the U.S. holder’s tax return or otherwise furnished pursuant to the Code or the Treasury Regulations.

The election must be attached by the U.S. holder to its timely filed U.S. federal income tax return for the year of the Domestication, and the U.S. holder must send notice of making the election to Fathom no later than the date such tax return is filed. In connection with this election, Altimar II intends to provide each U.S. holder eligible to make such an election with information regarding Altimar II’s earnings and profits upon request. Altimar II does not expect that Altimar II’s cumulative earnings and profits will be material at the time of domestication.
U.S. HOLDERS ARE STRONGLY URGED TO CONSULT A TAX ADVISOR REGARDING THE CONSEQUENCES OF MAKING THE ELECTION DESCRIBED ABOVE AND THE APPROPRIATE FILING REQUIREMENTS WITH RESPECT TO SUCH ELECTION.
U.S. Holders that Own Altimar II Ordinary Shares with a Fair Market Value of Less Than $50,000
A U.S. holder who, at the time of the Domestication, owns (or is considered to own) Altimar II ordinary shares with a fair market value of less than $50,000 should not be required to recognize any gain or loss under Section 367(b) of the Code in connection with the Domestication, and generally should not be required to include any part of the “all earnings and profits amount” in income.
ALL U.S. HOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DOMESTICATION TO THEM.
PFIC Considerations
In addition to Section 367(b) of the Code, the Domestication may be a taxable event to U.S. holders to the extent that Section 1291(f) of the Code applies, if Altimar II is or ever was a PFIC under Section 1297 of the Code.
General
. A foreign corporation generally will be a PFIC for U.S. federal income tax purposes with respect to a taxable year of the foreign corporation if:

•
at least 75% of its gross income in such taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income;
or

•
at least 50% of its assets in such taxable year, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.
Pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income (the “start-up year”), if (i) no predecessor of the corporation was a PFIC; (ii) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (iii) the corporation is not in fact a PFIC for either of those two years. Altimar II believes, although subject to uncertainty, that Altimar II’s 2021 taxable year may be the start-up year and that Altimar II may not be treated as a PFIC for 2021. The application of the start-up exception will depend, in part, on whether the Domestication is consummated in 2021. In addition, the application of the start-up exception to the present transaction involves the application of complicated rules with respect to which there is no clear authority. Accordingly, there can be no assurance with respect to Altimar II’s status as a PFIC for 2021. All holders are urged to consult their tax advisors concerning the application of the PFIC rules to Altimar II under such holder’s particular circumstances, including the potential to make a “qualified electing fund” election or a protective “qualified electing fund” election.

Consequences if a PFIC
. If Altimar II is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. holder of Altimar II’s ordinary shares or warrants and, in the case of ordinary shares, the U.S. holder did not make a timely qualified electing fund (“QEF”) election for Altimar II’s first taxable year as a PFIC in which the U.S. holder held (or was deemed to hold) such ordinary shares, did not make a QEF election along with a “purging election,” or did not make a timely mark-to-market
election as discussed below, then as described below, such holder generally will be subject to special rules with respect to: (i) any gain recognized by the U.S. holder on the sale or other disposition of its Altimar II ordinary shares or warrants; and (ii) any “excess distribution” made to the U.S. holder (generally, any distributions to such U.S. holder during a taxable year of the U.S. holder that are greater than 125% of the average annual distributions received by such U.S. holder in respect of the ordinary shares during the three preceding taxable years of such U.S. holder or, if shorter, such U.S. holder’s holding period for the Altimar II ordinary shares).
Under these rules:

•	the U.S. holder’s gain or excess distribution will be allocated ratably over the U.S. holder’s holding period for the Altimar II ordinary shares or warrants;

•
the amount of gain allocated to the U.S. holder’s taxable year in which the U.S. holder recognized the gain or received the excess distribution, or to the period in the U.S. holder’s holding period before the first day of the first taxable year in which Altimar II is a PFIC, will be taxed as ordinary income;

•
the amount of gain allocated to other taxable years (or portions thereof) of the U.S. holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. holder.
QEF Election
. In general, if Altimar II is determined to be a PFIC, a U.S. holder may avoid the PFIC tax consequences described above in respect to its Altimar II ordinary shares by making a timely QEF election to include in income its pro rata share of Altimar II’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in each taxable year of the U.S. holder in which or with which Altimar II’s taxable year ends. The QEF election is made on a shareholder-by-shareholder
basis and, once made, can be revoked only with the consent of the IRS. A U.S. holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a “PFIC Annual Information Statement,” to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. holders should consult their tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances. However, in order to comply with the requirements of a QEF election, a U.S. holder must receive a PFIC annual information statement from Altimar II. Upon written request, Altimar II will endeavor to provide to a U.S. holder such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. holder to make and maintain a QEF election, but there can be no assurance that we will timely provide such required information.
A U.S. holder may not make a QEF election with respect to its Altimar II warrants. As a result, if a U.S. holder of Altimar II warrants sells or otherwise disposes of such warrants, any gain recognized will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if Altimar II was a PFIC at any time during the period the U.S. holder held the Altimar II warrants.
Mark-to-Market
Election
. Alternatively, if a U.S. holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. holder may make a mark-to-market
election with respect to such shares for such taxable year. If the U.S. holder makes a valid mark-to-market
election for the first taxable

year of the U.S. holder in which the U.S. holder holds (or is deemed to hold) Altimar II ordinary shares and for which Altimar II is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its ordinary shares. Instead, in general, the U.S. holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market
election). The U.S. holder’s basis in its Altimar II ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the Altimar II ordinary shares will be treated as ordinary income. Currently, a mark-to-market
election may not be made with respect to warrants.
The
mark-to-market
election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the New York Stock Exchange (on which Altimar II ordinary shares have been listed), or on an exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market
election in respect to our ordinary shares under their particular circumstances.
Effect of PFIC Rules on the Domestication
. Even if the Domestication qualifies as an F Reorganization, Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person that disposes of stock of a PFIC (including rights to acquire stock of a PFIC) must recognize gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. Proposed Treasury Regulations under Section 1291(f), or the “Proposed Regulations”, were promulgated in 1992, with a retroactive effective date once they become finalized. If finalized in their current form, the Proposed Regulations may require taxable gain recognition by a U.S. holder subject to the PFIC rules with respect to its exchange of Altimar II ordinary shares or warrants for Fathom common stock or warrants in the Domestication if Altimar II were classified as a PFIC at any time during such U.S. holder’s holding period in Altimar II ordinary shares or warrants. Therefore, U.S. holders of Altimar II ordinary shares that have not made a timely QEF election or a mark-to-market
election (as described above) and U.S. holders of Altimar II warrants may, pursuant to the Proposed Regulations, be subject to taxation on the Domestication to the extent their shares and/or warrants have a fair market value in excess of their tax basis. Any such gain would generally be treated as an “excess distribution” made in the year of the Domestication and subject to the special tax and interest charge rules discussed above.
It is difficult to predict whether, in what form and with what effective date, final Treasury Regulations under Section 1291(f) of the Code will be adopted. The rules dealing with PFICs and with the QEF election and purging election (or a mark-to-market
election) are very complex and are affected by various factors in addition to those described above. Accordingly, a U.S. holder of Altimar II ordinary shares or warrants should consult its tax advisors concerning the application of the PFIC rules to such securities under such holder’s particular circumstances.
Effect to U.S. Holders of Altimar II Ordinary Shares Exercising Redemption Rights
This section is addressed to U.S. holders of Altimar II ordinary shares (which will be exchanged for Fathom common stock in the Domestication) that elect to exercise Redemption Rights to receive cash in exchange for Altimar II ordinary shares and is subject in its entirety to the discussion of the Domestication, the PFIC rules and Section 367 of the Code as discussed above.
The U.S. federal income tax consequences to a U.S. holder of Altimar II ordinary shares (which become Fathom common stock in the Domestication) that exercises its Redemption Rights to receive cash from the Trust Account in exchange for all or a portion of its common stock will depend on whether the redemption qualifies as a sale of the Fathom common stock redeemed under Section 302 of the Code or is treated as a distribution under Section 301 of the Code. If the redemption qualifies as a sale of such U.S. holder’s Fathom common stock redeemed, the holder will generally recognize capital gain or capital loss equal to the difference, if any, between the amount of cash received and such holder’s tax basis in the Fathom common stock redeemed (which basis will depend on the treatment of the Domestication, including under Section 367 of the Code and the PFIC rules, as described above).
Whether a redemption qualifies for sale treatment will depend largely on the total amount of Fathom common stock treated as held by the U.S. holder (including any shares constructively owned by the U.S. holder as a result of owning warrants) relative to all of Fathom common stock outstanding both before and after the redemption (which will include any Fathom common stock issued under the Stock Issuance Proposal). The redemption of Fathom common stock will generally be treated as a sale of the Fathom common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. holder, (ii) results in a “complete termination” of the U.S. holder’s interest in Fathom or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder.
In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only Fathom common stock actually owned by the U.S. holder, but also Fathom common stock constructively owned by the U.S. holder. A U.S. holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any shares the U.S. holder has a right to acquire by exercise of an option, which would generally include Fathom common stock which could be acquired pursuant to an exercise of any Fathom warrants by such U.S. holder.
In order to meet the substantially disproportionate test, the percentage of the Fathom outstanding voting shares actually and constructively owned by the U.S. holder immediately following the redemption of Fathom common stock must, among other requirements, be less than 80% of the percentage of the Fathom outstanding voting shares actually and constructively owned by the U.S. holder immediately before the redemption. Prior to the Business Combination, the Altimar II ordinary shares and Fathom common stock may not be considered voting shares for this purpose and, consequently, this substantially disproportionate test may not be applicable. There will be a complete termination of such U.S. holder’s interest if either (i) all of the Fathom common stock actually and constructively owned by such U.S. holder are redeemed or (ii) all of the Fathom common stock actually owned by such U.S. holder are redeemed and such U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of any Fathom common stock actually and constructively owned by certain family members and such U.S. holder does not constructively own any other Fathom common stock and otherwise complies with specific conditions. The redemption of common stock will not be essentially equivalent to a dividend if the redemption results in a “meaningful reduction” of the U.S. holder’s proportionate interest in Fathom. Whether the redemption will result in a meaningful reduction in a U.S. holder’s proportionate interest in Fathom will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction”.
If the redemption does not qualify as a sale of the Fathom common stock redeemed, the U.S. holder will be treated as receiving a corporate distribution from Fathom. Such distribution will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of Fathom’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of any such earnings and profits will generally be applied against and reduce the U.S. holder’s basis in its other Fathom common stock (but not below zero) and, to the extent in excess of such basis, will be treated as capital gain from the sale or exchange of such redeemed shares. After the application of these rules, any remaining tax basis of the U.S. holder in such holder’s redeemed Fathom common stock will generally be added to the U.S. Holder’s adjusted tax basis in its remaining Fathom common stock, or, if it has none, to the U.S. Holder’s adjusted tax basis in its Fathom warrants or possibly in other Fathom common stock shares constructively owned by such holder.

Because the Domestication will occur immediately prior to the redemption of U.S. holders that exercise Redemption Rights, U.S. holders exercising Redemption Rights will be subject to the potential tax consequences of Section 367 of the Code as a result of the Domestication discussed further above.
U.S. holders who actually or constructively own five percent or more of Fathom stock (by vote or value) may be subject to special reporting requirements with respect to a redemption, and such holders should consult with their tax advisors with respect to any applicable reporting requirements.
All U.S. holders are urged to consult with their tax advisors as to the tax consequences of a redemption of all or a portion of their Fathom common stock pursuant to an exercise of Redemption Rights.
Effect of the Business Combination on U.S. Holders of Fathom Common Stock and Warrants
U.S. holders that hold Fathom common stock and warrants after the Domestication should not recognize gain or loss for U.S. federal income tax purposes solely as a result of the Business Combination.
Non-U.S.
Holders
The following describes U.S. federal income tax considerations relating to the ownership and disposition of Fathom common stock and warrants by a
non-U.S.
holder after the Domestication. A
“non-U.S.
holder” is a beneficial owner of Fathom common stock or warrants that is, for U.S. federal income tax purposes:

•	a non-resident alien individual;

•	a foreign corporation; or

•	an estate or trust that is not a U.S. holder.
Such term, however, generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. If you are such an individual, you are urged to consult your tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of Fathom common stock or warrants.
Dividends
Any distribution of cash or property (or a constructive distribution) Fathom makes to a
non-U.S.
holder of Fathom common stock or warrants, to the extent paid out of Fathom’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), generally will constitute a dividend for U.S. federal income tax purposes. Any such dividends paid or deemed paid to a
non-U.S.
holder in respect of Fathom common stock (or warrants) that is not effectively connected with the
non-U.S.
holder’s conduct of a trade or business within the United States, as described below, generally will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividend, unless such
non-U.S.
holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form
W-8BEN
or
W-8BEN-E,
as applicable). In satisfying the foregoing withholding obligation with respect to a distribution, the applicable withholding agent may withhold up to 30% of either (i) the gross amount of the entire distribution, even if the amount of the distribution is greater than the amount constituting a dividend, as described above, or (ii) the amount of the distribution Fathom projects will be a dividend, based upon a reasonable estimate of both its current and accumulated earnings and profits for the taxable year in which the distribution is made. If U.S. federal income tax is withheld on the amount of a distribution in excess of the amount constituting a dividend, the
non-U.S.
holder may obtain a refund of all or a portion of the excess amount withheld by timely filing a claim for refund with the IRS. Any such distribution not constituting a dividend generally will be treated, for U.S. federal income tax purposes, first as reducing the
non-U.S.
holder’s adjusted tax basis in such Fathom common stock or warrants (but not below zero) and, to the extent such distribution exceeds the
non-U.S.
holder’s adjusted tax basis, as gain from the sale or other taxable disposition of such Fathom common stock or warrants, which will be treated as described under “—
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Fathom Common Stock and Warrants
” below.
Dividends (including constructive dividends) Fathom pays to a
non-U.S.
holder that are effectively connected with such
non-U.S.
holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the
non-U.S.
holder) generally will not be subject to the foregoing U.S. federal withholding tax, provided such
non-U.S.
holder complies with certain certification and disclosure requirements (usually by providing an IRS Form
W-8ECI).
Instead, unless an applicable income tax treaty provides otherwise, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder. In addition, if the
non-U.S.
holder is a corporation, such holder’s effectively connected earnings and profits (subject to adjustments) may be subject to a U.S. federal “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Fathom Common Stock and Warrants
A
non-U.S.
holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, exchange or other disposition of Fathom common stock or warrants unless:

•
the gain is effectively connected with the conduct of a trade or business by the
non-U.S.
holder within the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the
non-U.S.
holder);

•
the
non-U.S.
holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition (subject to certain exceptions as a result of the COVID pandemic) and certain other conditions are met; or

•
Fathom is or has been a “United States real property holding corporation” (“USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the
non-U.S.
holder’s holding period, and either (i) Fathom’s common stock has ceased to be regularly traded on an established securities market or (ii) the
non-U.S.
holder has owned or is deemed to have owned under constructive ownership rules, at any time within the five-year period preceding the disposition or the
non-U.S.
holder’s holding period, whichever period is shorter, more than 5% of Fathom’s Class A common stock.

Unless an applicable tax treaty provides otherwise, any gain described in the first bullet point above generally will be subject to U.S. federal income tax, net of certain deductions, at the same regular U.S. federal income tax rates applicable to a comparable U.S. holder and, in addition, a
non-U.S.
holder described in the first bullet point that is a foreign corporation will be subject to U.S. federal “branch profits tax” at a 30% rate (or a lower applicable tax treaty rate) on such
non-U.S.
holder’s effectively connected earnings and profits (subject to adjustments). Any gain of a
non-U.S.
holder described in the second bullet point above (which may be offset by U.S. source capital losses during the taxable year of the disposition) generally will be subject to a flat 30% U.S. federal income tax rate (or a lower applicable tax treaty rate).
Unless an applicable tax treaty provides otherwise, any gain described in the third bullet point above that is recognized by such
non-U.S.
holder on the sale, exchange or other disposition of Fathom common stock or warrants generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such Fathom common stock or warrants from a
non-U.S.
holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition if such stock or warrants are not treated as “regularly traded on an established securities market.” Fathom will generally be classified as a “U.S. real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Fathom does not expect to be classified as a “U.S. real property holding corporation” following the Business Combination. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether Fathom is or will be a U.S. real property holding corporation with respect to a
non-U.S.
holder following the Business Combination or at any future time.
Tax Consequences to
Non-U.S.
Holders That Elect to Exercise Redemption Rights
This section is addressed to
non-U.S.
holders of Fathom common stock that elect to exercise Redemption Rights to receive cash in exchange for all or a portion of their Fathom common stock. For purposes of this discussion, a “redeeming
non-U.S.
holder” is a
non-U.S.
holder that elects to exercise Redemption Rights in respect of all or a portion of its Fathom common stock.
Because the Domestication will occur immediately prior to the redemption of
non-U.S.
holders that exercise Redemption Rights with respect to Fathom common stock, the U.S. federal income tax consequences to a redeeming
non-U.S.
holder will depend on whether the redemption qualifies as a sale of the Fathom common stock redeemed, as described above under “—
U.S. Holders
 —
 Tax Consequences to U.S. Holders That Elect to Exercise Redemption Rights
.” If such a redemption qualifies as a sale of Fathom common stock, the U.S. federal income tax consequences to the redeeming
non-U.S.
holder generally will be as described above under “—
Gain on Sale, Taxable Exchange or Other Taxable Disposition of Fathom Common Stock and Warrants
.” If such a redemption does not qualify as a sale of Fathom common stock, the redeeming
non-U.S.
holder generally will be treated as receiving a distribution, the U.S. federal income tax consequences of which are described above under “—
Dividends
.”
ALL
NON-U.S.
HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE DOMESTICATION TO THEM.
Information Reporting and Backup Withholding
Dividend payments with respect to Fathom common stock and proceeds from the sale, exchange or redemption of Fathom common stock or warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status.
A
Non-U.S.
holder generally will eliminate the requirement for information reporting (other than with respect to dividends) and backup withholding by providing certification of its
non-U.S.
status on a duly-executed applicable IRS Form
W-8
or by otherwise establishing an exemption.
Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
Foreign Account Tax Compliance Act
Pursuant to the Foreign Account Tax Compliance Act (“FATCA”), set forth in Sections 1471 through 1474 of the Code, foreign financial institutions (which include hedge funds, private equity funds, mutual funds and any other investment vehicles regardless of their size) must comply with information reporting rules with respect to their U.S. account holders and investors or bear a withholding tax on certain payments made to them (including such payments made to them in their capacity as intermediaries). Generally, if a foreign financial institution or certain other foreign entity does not comply with these reporting requirements, “withholdable payments” to the noncomplying entity will be subject to a 30% withholding tax. For this purpose, withholdable payments include U.S.-source payments otherwise subject to nonresident withholding tax and, subject to the discussion of the proposed Treasury Regulations below, the entire gross proceeds from the sale of certain equity or debt instruments of U.S. issuers. This withholding tax will apply to a non-compliant
foreign financial institution regardless of whether the payment would otherwise be exempt from U.S. nonresident withholding tax.
Withholding under FATCA will generally apply to payments of dividends on Fathom common stock to foreign financial institutions that are not in compliance with FATCA. The U.S. Department of the Treasury released proposed regulations which, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to the gross proceeds of a sale or disposition of equity interests. In its preamble to the proposed regulations, the U.S. Treasury stated that taxpayers may generally rely on the proposed regulations until final regulations are issued.
Similar withholding requirements to the foregoing apply to dividends on and, subject to the proposed regulations, gross proceeds from the sale of, Fathom common stock held by an investor that is a non-financial
foreign entity unless such entity provides certain information regarding the entity’s “substantial United States owners,” which the applicable withholding agent will in turn be required to provide to the Secretary of the Treasury.
If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above, the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Each
non-U.S.
holder is urged to consult its tax advisor regarding these rules and whether they may be relevant to such
non-U.S.
holder’s ownership and disposition of Fathom common stock and warrants.
Foreign entities located in jurisdictions that have entered into intergovernmental agreements with the United States in connection with FATCA may be subject to different rules.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
The following unaudited pro forma condensed combined balance sheet as of June 30, 2021 and the unaudited pro forma condensed combined statements of operations for the year ended December 31, 2020 and the six months ended June 30, 2021 present the combination of the financial information of Altimar Acquisition Corp. II (“Altimar II”) and Fathom Holdco, LLC (“Fathom OpCo”), adjusted to give effect to the Business Combination, the acquisitions of Incodema, Dahlquist, Majestic Metals, Mark Two, Newchem, and GPI completed in 2020 (collectively, the “2020 Acquisitions”), as discussed in further detail in Note 3 — Business Combination in the Notes to the Audited Consolidated Financial Statements of Fathom Holdco, LLC and the acquisitions of Summit, Centex, Laser, Micropulse West and PPC completed in 2021 (collectively, the “2021 Acquisitions”), as discussed in further detail in Note 3 in the Notes to the Interim Consolidated Financial Statements of Fathom Holdco, LLC. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation
S-X.
The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and six months ended June 30, 2021 combines the historical statements of operations of Altimar II, Fathom OpCo, the 2020 Acquisitions and the 2021 Acquisitions for such period on a pro forma basis as if the Business Combination, the 2020 Acquisitions and the 2021 Acquisitions had been consummated and completed on January 1, 2020, the beginning of the period presented. The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it was completed on June 30, 2021.
The unaudited pro forma condensed combined financial information has been presented for illustrative purposes and is not necessarily indicative of what the actual results of operations would have been had the Business Combination occurred on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The unaudited pro forma adjustments represent estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.
The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•
the historical audited financial statements of Altimar II for the period from December 7, 2020 (inception) through December 31, 2020 and unaudited financial statements for the six months ended June 30, 2021, found elsewhere in this proxy statement/prospectus;

•
the historical audited financial statements of Fathom OpCo for the year ended December 31, 2020 and unaudited financial statements for the six months ended June 30, 2021, found elsewhere in this proxy statement/prospectus;

•	the historical audited combined financial statements of Incodema and Newchem for the year ended December 31, 2019, found elsewhere in this proxy statement/prospectus;

•	the historical audited financial statements of Dahlquist for the nine months ended September 30, 2020, found elsewhere in this proxy statement/prospectus;

•	the historical audited financial statements of Majestic Metals for the nine months ended September 30, 2020, found elsewhere in this proxy statement/prospectus; and

•
other information relating to Altimar II and Fathom OpCo contained in this proxy statement/prospectus, including the Business Combination Agreement and the description of certain terms thereof set forth in the section entitled “The Business Combination.”

On July 16, 2021, Altimar Acquisition Corp. II entered into a definitive business combination agreement with Fathom Holdings, LLC. Notwithstanding the legal form of the business combination pursuant to the Business Combination Agreement, the Business Combination will be accounted for in accordance with ASC Topic 805, Business Combinations (“ASC 805”), using the acquisition method. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC Topic 810, Consolidation (“ASC 810”). In all redemption scenarios, Fathom has been determined to be the accounting acquirer based on evaluation of the following factors:

•
Fathom OpCo is a variable interest entity (“VIE”). Fathom will be the sole managing member and primary beneficiary which has full and complete charge of all affairs of Fathom OpCo, and the New Fathom Units of Fathom OpCo do not have substantive participating or kick out rights; and

•	No single party controls Fathom pre and post transaction, hence, the Business Combination is not considered a common control transaction.
The factors discussed above support the conclusion that Fathom will acquire a controlling financial interest in Fathom OpCo and will be the accounting acquirer. Fathom is the primary beneficiary of Fathom OpCo, which is a VIE, since it has the power to direct the activities of Fathom OpCo that most significantly impact Fathom OpCo’s economic performance through its role as the sole managing member of Fathom OpCo, and Fathom’s variable interests in Fathom OpCo include ownership of Fathom OpCo, which results in the right (and obligation) to receive benefits (and absorb losses) of Fathom OpCo that could potentially be significant to Fathom. Therefore, the Business Combination will be accounted for using the acquisition method. Under this method of accounting, Fathom is treated as the acquirer and Fathom OpCo is treated as the acquired company for financial statement reporting purposes. Upon the consummation of the Business Combination, the assets and liabilities of Fathom OpCo will be recognized at fair value, and any consideration in excess of the fair value of the net assets acquired (including identifiable intangible assets) will be recognized as goodwill.
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption into cash of Altimar II’s Public Shares:

•	Assuming No Redemptions: This “minimum scenario” presentation assumes that none of the 34,500,000 Public Shares outstanding as of the Record Date are redeemed by Altimar II Public Shareholders.

•
Assuming Maximum Redemptions:
This “maximum redemptions” presentation assumes that Altimar II’s Public Shareholders redeem 11,200,000 shares of Altimar II’s Class A ordinary shares, the maximum number of shares of Altimar II Class A ordinary shares that may be redeemed for a pro rata portion of the funds in the Trust Account that would still allow Altimar II to satisfy the condition precedent in the Business Combination Agreement that as of immediately prior to the Business Combination, Altimar II have an Available Cash Amount of at least $313 million. This calculation assumes that the full $80 million in aggregate proceeds are received from the PIPE Investment and that the amount in the Trust Account (prior to any redemptions) is equal to $345 million (the approximate amount in the Trust Account as of June 30, 2021), resulting in an aggregate redemption payment (based on an estimated redemption price per share of approximately $10) of $112 million and Available Trust Proceeds at closing of approximately $233 million. This scenario results in the following adjustments to (i) the consideration payable at closing and (ii) Forfeited Shares:

•
Existing Fathom Owner Consideration:
A reduction to the amount of the Closing Cash Consideration of $112 million, such that the Closing Cash Consideration will be equal to $206 million (assuming the Balance Sheet contribution is $25 million and the Debt
Pay-Down

Amount is equal to $22 million), and a corresponding increase in the number of shares of Class A common stock and New Fathom Units that comprise the Closing Seller Equity Consideration equal to 11,200,000 (equal to the amount by which Closing Cash Consideration is reduced in this scenario divided by $10), such that the Closing Seller Equity Consideration will be an aggregate number of shares of Class A common stock and New Fathom Units stock equal to 99,400,000.

•
Forfeited Shares:
Under a Maximum Redemption scenario in which 11,200,000 shares of Altimar II’s Class A ordinary shares are redeemed, the Altimar II Founders will forfeit 968,750 shares of Class A common stock, calculated pursuant to the terms of the Forfeiture and Support Agreement and the Business Combination Agreement. The Maximum Redemption Scenario results in an Altimar II Stock Redemption Ratio of 0.32, which is the quotient of (A) the number of Altimar Class A ordinary shares redeemed in the Altimar II Stock Redemption divided by (B) 34,500,000. This Altimar II Stock Redemption Ratio results in a Redemption Forfeiture Ratio of approximately 11.23%, as defined by the Forfeiture and Support Agreement and the Business Combination Agreement, which is multiplied by the total aggregate number of then issued and outstanding shares of Altimar II Class C common stock of 8,625,000, resulting in 968,750 shares of Class A common stock forfeited by the Altimar II Founders.

Pro Forma Condensed Combined Balance Sheet as of June 30, 2021

			Assuming No Redemptions			Assuming Maximum Redemptions
($ in thousands)	Altimar Acquisition Corp II	Fathom OpCo	Total Pro Forma Adjustments		Pro Forma Combined	Total Pro Forma Adjustments		Pro Forma Combined
Assets
Cash and cash equivalents	$1,526	$14,745	$80,000	(a)	$40,257	$80,000	(a)	40,257
			150,000	(b)		150,000	(b)
			(173,042	) (b)		(173,042	) (b)
			(59,978	) (c)		(59,978	) (c)
			345,006	(d)		345,006	(d)
			(318,000	) (e)		(206,000	) (e)
			—			(112,000	) (i)
Account receivable, net	—	19,897	—		19,897	—		19,897
Inventory	—	9,506	2,108	(e)	11,614	2,108	(e)	11,614
Prepaid expenses	861	2,906	—		3,767	—		3,767
Other current assets	—	185	—		185	—		185
Cash and marketable securities held in trust account	345,006	—	(345,006	) (d)	—	(345,006	) (d)	—

Total Current Assets	347,393	47,239	(318,912)		75,720	(318,912)		75,720

			—		—	—		—
Property and equipment, net	—	39,125	(1,015	) (e)	38,110	(1,015	) (e)	38,110
Intangible & other	—	114,461	135,539	(e)	250,000	135,539	(e)	250,000
Goodwill	—	83,113	1,237,146	(e)	1,320,259	1,231,846	(e)	1,314,959
Other non-current assets	—	144	—		144	—		144

Total assets	347,393	284,082	1,052,758		1,684,233	1,047,458		1,678,933

Liabilities and Stockholders’ Equity
Account Payable	—	7,586	—		7,586	—		7,586
Accrued expenses	200	6,058	(1,042	) (b)	5,216	(1,042	) (b)	5,216
Other current liabilities	—	3,336	—		3,366	—		3,366
Contingent consideration	—	5,475	—		5,475			5,475
Current portion of debt	—	169,510	(168,010	) (b)	1,500	(168,010	) (b)	1,500
Accrued offering costs	253	—	—		253	—		253
Total Current Liabilities	453	191,995	(169,052)		23,396	(169,052)		23,396
Long-term debt, net	—	—	146,125	(b)	146,125	146,125	(b)	146,125
Long-term contingent consideration	—	2,920	—		2,920	—		2,920
Deferred Tax Liability	—	3,260	(3,260	) (j)	—	(3,260	) (j)	—
Other Non-current Liabilities	—	439	—		439	—		439
Warrant Liability	23,361	—	—		23,361	—		23,361
Deferred underwriting fee payable	12,075	—	(12,075	) (f)	—	(12,075	) (f)	—
Payable to related parties pursuant to tax receivable agreement	—	—	20,800	(j)	20,800	15,500	(j)	15,500
					—	—		—

Total liabilities	35,889	198,614	(17,462)		217,041	(22,762)		211,741

Commitments and contingencies:
Class A Ordinary Shares subject to possible redemption	306,504	—	(306,504	) (g)	—	(306,504	) (g)	—
Class A Contingently Redeemable Preferred Units	—	54,105	(54,105	) (e)	—	(54,105	) (e)	—
Equity:
Preference shares	—	—	—		—	—		—
Class A common stock	—	—	14	(e)	10	14	(e)	9
			1	(a)		1	(a)
			(3	) (g)		(2	) (g)
			(3	) (e)		(5	) (e)
			1	(e)		1	(e)
Class B common stock			6	(e)	6	7	(e)	7
Class A Ordinary Shares	0	—	—	(g)	—	—	(g)	—
Class B Ordinary Shares	1	—	(1	) (g)	—	(1	) (g)	—
Class A Common units; $100 part value, authorized 5,480,611 units, issued and outstanding 5,480,611 units as of June 30, 2021		35,869	(35,869	) (e)	—	(35,869	) (e)	—
Class B Common units; $100 par value, authorized 2,242,981 units, issued and outstanding 2,242,981 units as of June 30, 2021		14,481	(14,481	) (e)	—	(14,481	) (e)	—
Additional paid-in-capital	6,851	—	—		885,995	—		807,903
			1,441,692	(e)		1,441,692	(e)
			79,999	(a)		79,999	(a)
			(16,075	) (c)		(16,075	) (c)
			(317,997	) (e)		(205,998	) (e)
			306,501	(h)		194,502	(h)
			(614,976	) (h)		(693,068	) (h)

			Assuming No Redemptions			Assuming Maximum Redemptions
($ in thousands)	Altimar Acquisition Corp II	Fathom OpCo	Total Pro Forma Adjustments		Pro Forma Combined	Total Pro Forma Adjustments		Pro Forma Combined
Accumulated other comprehensive income	$—	$(173)	$173	(e)	$—	$173	(e)	$—
Retained earnings (accumulated deficit)	(1,852)	(18,814)	18,814	(e)	(33,795)	18,814	(e)	(33,795)
			(2,490	) (e)		(2,490	) (e)
			(29,453	) (c)		(29,453	) (c)
Non-controlling interest in subsidiaries			614,976	(h)	614,976	693,068	(h)	693,068

Total stockholders’ equity	5,000	31,363	1,430,829		1,467,192	1,430,829		1,467,192

Total liabilities and stockholders’ equity	$347,393	$284,082	$1,052,758		$1,684,233	$1,047,458		$1,678,933

Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2021

($ in thousands)	Altimar Acquisition Corp II (1)	Pro Forma Fathom OpCo (2)	Pro Forma Adjustments		No Redemptions Pro Forma Combined		Pro Forma Adjustments		Maximum Redemptions Pro Forma Combined
Revenue	—	76,773	—		76,773		—		76,773
Cost of Revenue	—	40,914	1,550	(a)	42,464		1,550	(a)	42,464

Gross Profit	—	35,859	(1,550)		34,309		(1,550)		34,309

Operating expenses
Selling, general, and administrative	570	21,993	(835	) (b)	21,728		(835	) (b)	21,728
Depreciation and amortization	—	6,878	4,384	(c)	11,262		4,384	(c)	11,262

Total operating expenses	570	28,871	3,549		32,990		3,549		32,990

Operating income (loss)	(570)	6,988	(5,099)		1,319		(5,099)		1,319
Interest expense and other expense (income)
Interest expense/(income)	(6)	—	2,970	(d)	2,964		2,970	(d)	2,964
Other expense	1,283	9,081	—		10,364		—		10,364
Other (income)	—	(3,959)	—		(3,959)		—		(3,959)

Total other expenses, net	1,277	5,122	2,970		9,369		2,970		9,369
NET (LOSS) INCOME BEFORE INCOME TAXES	(1,847)	1,866	(8,069)		(8,050)		(8,069)		(8,050)
Provision for income taxes	—	139	139	(e)	—		(139	) (e)	—

NET (LOSS) INCOME	(1,847)	1,727	(7,930)		(8,050)		(7,930)		(8,050)

Net loss attributable to noncontrolling interest					(4,779	) (g)			(5,424	) (g)

Net loss attributable to Fathom Digital Manufacturing Corporation					(3,271)				(2,626)

Basic and diluted weighted average shares outstanding					76,559,917				67,781,950

Basic and diluted net (loss) income per share:					$(0.04	) (f)			$(0.05	) (f)

(1)	Refers to the historical audited financial statements of Altimar II.
(2)	Refers to the Pro Forma Fathom OpCo Condensed Combined Statement of Operations for the six months ended June 30, 2021 adjusted to give effect to the 2021 Acquisitions, as detailed in Note 2.

Pro Forma Condensed Combined Statement of Operations for the year ended December 31, 2020

($ in thousands)	Altimar Acquisition Corp II (1)	Pro Forma Fathom OpCo (2)	Pro Forma Adjustments		No Redemptions Pro Forma Combined		Pro Forma Adjustments		Maximum Redemptions Pro Forma Combined
Revenue	—	149,405	—		149,405		—		149,405
Cost of Revenue	—	76,471	5,206	(a)	81,677		5,206	(a)	81,677

Gross Profit	—	72,934	(5,206)		67,728		(5,206)		67,728

Operating expenses
Selling, general, and administrative	—	49,018	40,786	(b)	89,804		40,786	(b)	89,804
Depreciation and amortization	—	16,328	6,195	(c)	22,523		6,195	(c)	22,523

Total operating expenses	—	65,346	46,981		112,327		46,981		112,327

Operating income (loss)	—	7,588	(52,187)		(44,599)		(52,187)		(44,599)
Interest expense and other expense (income)
Interest expense/(income)	—	9,294	(3,229	) (d)	6,065		(3,229	) (d)	6,065
Other expense	5	8,465	—		8,470		—		8,470
Other (income)		(2,818)	—		(2,818)		—		(2,818)

Total other expenses (income), net	5	14,941	(3,229)		11,717		(3,229)		11,717
NET LOSS BEFORE INCOME TAXES	(5)	(7,353)	(48,958)		(56,316)		(48,958)		(56,316)
Provision for income taxes	—	375	(375	) (e)	—		(375	) (e)	—

NET LOSS	(5)	(7,728)	(48,583)		(56,316)		(48,583)		(56,316)

Net loss attributable to noncontrolling interest					(25,084	) (g)			(28,469	) (g)

Net loss attributable to Fathom Digital Manufacturing Corporation					(31,232)				(27,847)

Basic and diluted weighted average shares outstanding					76,559,917				67,781,950

Basic and diluted net (loss) Per Share:					$(0.41	) (f)			$(0.41	) (f)

(1)	Refers to the historical audited financial statements of Altimar II.
(2)	Refers to the Pro Forma Fathom OpCo Condensed Combined Statement of Operations for the year ended December 31, 2020 adjusted to give effect to the 2021 Acquisitions, as detailed in Note 2.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS
1. Basis of Presentation
Overview
Under either the no redemption or maximum redemption scenarios, the Business Combination will be accounted for in accordance with ASC 805. For accounting purposes, the acquirer is the entity that has obtained control of another entity and, thus, consummated a business combination. The determination of whether control has been obtained begins with the evaluation of whether control should be evaluated based on the variable interest or voting interest model pursuant to ASC 810. If the acquiree is a variable interest entity, the primary beneficiary would be the accounting acquirer. Fathom OpCo meets the definition of a variable interest entity and Fathom, which will be the managing member, has been determined to be the primary beneficiary. Under this method of accounting, Fathom is treated as the acquirer and Fathom OpCo is treated as the acquired company for financial statement reporting purposes.
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 and the year ended December 31, 2020 gives pro forma effect to the Business Combination as if it had been consummated on January 1, 2020.
The unaudited pro forma condensed combined balance sheet as of June 30, 2021 gives pro forma effect to the Business Combination as if it had been consummated on June 30, 2021.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The pro forma adjustments reflecting the consummation of the Business Combination are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The unaudited condensed combined pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material.
Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations would have been had the Business Combination taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Fathom OpCo, Altimar II, Incodema, Dahquist, and Majestic Metals included elsewhere in this proxy statement/prospectus.
Description of Business Combination
Altimar Acquisition Corp. II is a blank check company incorporated on December 7, 2020 as a Cayman Islands exempted company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.
In connection with the Closing:

(a)
Altimar II will change its jurisdiction of incorporation by deregistering as an exempted company in the Cayman Islands and continuing and domesticating as a corporation under the laws of the State of Delaware (the “Domestication”), upon which Altimar II will change its name to “Fathom Digital Manufacturing Corporation.”

(b)	Fathom OpCo will issue managing member interests in Fathom OpCo to Altimar II in exchange for a nominal cash payment;

(c)
Following step (b) above, each of CORE Fund I
Blocker-5
LLC, a Delaware limited liability company (“Fathom Blocker 1”), CORE Fund I
Blocker-2
LLC, a Delaware limited liability company (“Fathom Blocker 2”), and SG (MCT) Blocker, LLC, a Delaware limited liability company (Fathom Blocker 3” and, together with Fathom Blocker 1 and Fathom Blocker 2, the “Fathom Blockers”), will merge with and into Rapid Blocker 1 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar II (“Blocker Merger Sub 1”), Rapid Blocker 2 Merger Sub, LLC , a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar II (“Blocker Merger Sub 2”), and Rapid Blocker 3 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar II (“Blocker Merger Sub 3” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “Blocker Merger Subs”), respectively, in each case, with the Fathom Blockers surviving as the surviving companies and wholly owned subsidiaries of Altimar II (collectively, the “Surviving Fathom Blockers”);

(d)
Immediately following step (c) above, the Surviving Fathom Blockers will each merge with and into Altimar II (the “Blocker Altimar Mergers”), in each case, with Altimar II as the surviving company; and

(e)
Immediately following the Blocker Altimar Mergers, Rapid Merger Sub will merge with and into Fathom OpCo (the “Fathom Merger”), with Fathom OpCo as the surviving entity of the Fathom Merger (Fathom, in its capacity as the surviving entity of the Fathom Merger, is sometimes referred to as the “Fathom Surviving Entity”). Following the Fathom Merger, the Fathom Surviving Entity will be owned by Altimar II and all other holders of Fathom OpCo units outstanding as of immediately prior to the Fathom Merger (such other holders, excluding Altimar II, are referred to as the “Continuing Fathom Unitholders”).

Upon consummation of the transactions contemplated by the Business Combination Agreement, the combined company will be organized in an
“Up-C”
structure, in which substantially all of the assets and business of the combined company will be held by Fathom OpCo. Altimar II and the Continuing Fathom Unitholders will be issued Class A units of Fathom OpCo (“New Fathom Units”). Altimar II will be the managing member of Fathom OpCo. Altimar II will issue to Continuing Fathom Unitholders for cash at par value a number of shares of Class B common stock equal to the number New Fathom Units held by the Continuing Fathom Unitholders. Altimar II’s other stockholders will hold Class A common stock of Altimar II. Shares of Class A common stock will be entitled to economic rights and one vote per share and shares of Class B common stock will be entitled to one vote per share but no economic rights. The combined company’s business will continue to operate through Fathom OpCo.

Preliminary Purchase Price Allocation
The preliminary consideration and allocation of the purchase price to the fair value of Fathom OpCo’s assets acquired and liabilities assumed, as if the acquisition date was June 30, 2021, is presented below. Fathom has not completed the detailed valuations necessary to estimate the fair value of the assets acquired and the liabilities assumed and, accordingly, the adjustments to record the assets acquired and liabilities assumed at fair value reflect the best estimates of Fathom OpCo based on the information currently available and are subject to change once additional analyses are completed. The final purchase price of the Business Combination is subject to the determination of certain items that are subject to adjustment at Closing pursuant to the Business Combination Agreement.

(in millions $)	Assuming No Redemptions	Assuming Maximum Redemptions
Cash Consideration	$318	$206
Repayment of non-extended long-term debt, net . .	160	160

Total cash consideration	478	366
Closing Seller Equity Consideration	882	994
Contingent consideration	82	82

Total consideration transferred	1,442	1,442
Cash and cash equivalents	15	15
Accounts receivable	20	20
Inventory	12	12
Other current assets	3	3
Property and equipment, net	38	38
Intangible assets, net	250	250
Goodwill	1,320	1,315

Total assets acquired	1,658	1,653
Accounts payable	(8)	(8)
Accrued expenses and other current liabilities	(9)	(9)
Contingent consideration from prior acquisitions	(5)	(5)
Long-term debt, net	(170)	(170)
Tax receivable agreement	(21)	(16)
Other non-current liabilities	(3)	(3)

Total liabilities assumed	(216)	(211)
Net assets acquired	$1,442	$1,442
Intangible assets were identified that met either the separability criterion or the contractual-legal criterion described in ASC 805. Below is a summary of the intangible assets acquired in the Business Combination

Identifiable intangible assets	Fair Value (in millions)	Useful Life (in years)
Trade Name	$80	15
Customer Relationships	150	19
Developed Technology	20	5

	$250
The intangible assets acquired subject to amortization have a weighted average useful life of 16.60 years.

2. Pro forma Fathom Condensed Combined Statement of Operations for the year ended December 31, 2020
The table below presents the 2020 Pro Forma Fathom OpCo results adjusted to give effect to the results of the Incodema, Dahlquist, Majestic Metals, Mark Two, Newchem, GPI, Summit, Centex, Laser, Precision Process, and Micropulse West acquisitions.

	Fathom OpCo (1)	Incodema (2)	NewCut (2)	GPI (2)	Dahlquist (2)	Majestic Metals (2)	Mark Two (2)	Summit (2)	Centex & Laser (2)	Precision Process (2)	Micropulse West (2)	Pro Forma Adjustments	Pro Forma Fathom OpCo
Revenue	61,289	8,161	3,432	674	7,853	23,573	5,601	6,659	13,223	9,998	8,942	—	149,405
Cost of Revenue	32,815	2,762	1,926	288	2,126	15,359	2,878	1,518	7,523	2,965	5,348	963 (a)	76,471

Gross Profit	28,474	5,399	1,506	386	5,727	8,214	2,723	5,141	5,700	7,033	3,594	(963)	72,934

Operating expenses
Selling, general, and administrative	22,197	4,211	1,323	355	2,183	4,216	2,092	4,804	2,655	3,705	1,277	—	49,018
Depreciation and amortization	4,825	174	75	219	34	124	—	—	589	46	437	9,805 (b)	16,328

Total operating expenses	27,022	4,385	1,398	574	2,217	4,340	2,092	4,804	3,244	3,751	1,714	9,805	65,346

Operating income (loss)	1,452	1,014	108	(188)	3,510	3,874	631	337	2,456	3,282	1,880	(10,768)	7,588
Interest expense and other expense (income)
Interest expense/ (income)	3,665	118	34	—	(35)	(19)	48	80	362	—	22	5,019 (c)	9,294
Other expense	6,335	388	64	—	—	2	971	114	591	—	—	—	8,465
Other (income)	(585)	(16)	—	—	(542)	(1,699)	—	—	—	28	(4)	—	(2,818)

Total other expenses (income), net	9,415	490	98	—	(577)	(1,716)	1,019	194	953	28	18	5,019	14,941

NET (LOSS) INCOME BEFORE INCOME TAXES	(7,963)	524	10	(188)	4,087	5,590	(388)	143	1,503	3,254	1,862	(15,787)	(7,353)
Provision for income taxes	—	—	—	—	—	—	—	—	338	37	—		375

NET (LOSS) INCOME	(7,963)	524	10	(188)	4,087	5,590	(388)	143	1,165	3,217	1,862	(15,787)	(7,728)

(1)	Refers to the historical audited financial statements of Fathom OpCo.

(2)
Refers to the historical results of Incodema, Dahlquist, Majestic Metals, Mark Two, Newchem, GPI, Summit, Centex, Laser, Precision Process, and Micropoulse West prior to their respective acquisitions. Note that each of the Mark Two, GPI, Summit, Centex, Laser, Micropulse West and PPC acquisitions is individually insignificant under
S-X
Rule
3-05.

a)	Cost of revenue
Cost of revenue is impacted by $1.0 million due to increased inventory balances caused by the non-cash
impact of the step up to fair value of the inventory.

b)	Depreciation and amortization
Adjustments to depreciation and amortization of $9.8 million represent the depreciation and amortization expense related to the step up of the fair value of real property and intangibles assets.

c)	Interest Expense
Increase in interest expense of $5.0 million caused by the increase in bank debt incurred to finance the 2021 Acquisitions.
3. Pro Forma Fathom Condensed Combined Statement of Operations for the six months ended June 30, 2021
The table below presents the Pro Forma Fathom OpCo results for the six months ended June 30, 2021 adjusted to give effect to the results of the Summit, Centex, Laser, Precision Process, and Micropulse West acquisitions.

	Fathom OpCo (1)	Summit (2)	Centex & Laser (2)	Precision Process (2)	Micropulse West (2)	Pro Forma Adjustments		Pro Forma Fathom OpCo
Revenue	66,406	404	4,062	3,771	2,130	—		76,773
Cost of Revenue	36,477	78	2,351	840	1,168	—		40,914

Gross Profit	29,929	326	1,711	2,931	962	—		35,859

Operating expenses
Selling, general, and administrative	18,583	391	1,220	1,299	500	—		21,993
Depreciation and amortization	6,076	—	24	—	65	713	(a)	6,878

Total operating expenses	24,659	391	1,244	1,299	565	713		28,871

Operating income (loss)	5,270	(65)	467	1,632	397	(713)		6,988
Interest expense and other expense (income)
Interest expense/(income)	4,424	1	102	—	(1)	(4,526	) (b)	—
Other expense	8,650	419	—	1	11	—		9,081
Other (income)	(3,300)	—	(1,389)	(11)	741	—		(3,959)

Total other expenses, net	9,774	420	(1,287)	(10)	751	(4,526)		5,122

NET (LOSS) INCOME BEFORE INCOME TAXES	(4,504)	(485)	1,754	1,642	(354)	3,813		1,866
Provision for income taxes	78	—	22	39	—	—		139

NET (LOSS) INCOME	(4,582)	(485)	1,732	1,603	(354)	3,813		1,727

(1)	Refers to the historical audited financial statements of Fathom OpCo.

(2)	Refers to the historical results of Summit, Centex, Laser, Precision Process, and Micropulse West prior to their respective acquisitions.

a)	Depreciation and Amortization
Adjustments to depreciation and amortization of $0.7 million represent the depreciation and amortization expense related to the step up of the fair value of real property and intangibles assets.

b)	Interest expense/(income)
Adjustments to eliminate interest expense of $4.5 million because the maturity of the loan issued to finance the 2021 Acquisitions is 12 months. Upon the acquisition of Fathom Opco by Fathom, long-term financing will be issued.
4. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Year Ended December 31, 2020
The unaudited pro forma condensed combined 2020 Income Statement has been prepared to illustrate the effect of the business combination and has been prepared for informational purposes only.
Fathom OpCo and Altimar II have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The following adjustments are incorporated in the unaudited pro forma condensed combined financial information:

a)	Cost of Revenue
Cost of revenue is impacted by $5.2 million due to increased inventory balances caused by the non-cash
impact of the step up to fair value of the inventory and increased amortization of intangible assets.

b)	Selling, general, and administrative
Adjustments to selling, general, and administrative expenses of $41.5 million represent transaction expenses incurred in conjunction with the Business Combination. This adjustment was partially offset by an adjustment of $(0.7) million related to the removal of management fees previously paid.

c)	Depreciation and Amortization
Adjustments to depreciation and amortization of $6.2 million represent the depreciation and amortization expense related to the step up of the fair value of real property and intangibles assets.

d)	Interest Expense
Adjustments to interest expense represents the increase to interest expense resulting from the incurrence of new debt associated with the closing of the Business Combination of $6.1 million, consisting of cash interest of $5.6 million and the amortization of deferred issuance costs of $0.5 million, which were a result of the Company refinancing its debt in conjunction with the Business Combination, offset by interest expense of $9.3 million related to prior debt which was entered into in order to effectuate the 2020 Acquisitions described in Note 3 to Fathom OpCo’s historical financial statements.

e)	Income Taxes
Fathom OpCo has been, and will continue to be, treated as a partnership for U.S. federal and state income tax purposes. As such, Fathom OpCo’s profits and losses will flow through to its partners,

including Fathom, and are generally not subject to tax at the Fathom OpCo level. Following the consummation of the Business Combination, Fathom will be subject to U.S. federal, state, and local taxes.
As a result, we expect a portion of our income after our corporate reorganization to be taxable in jurisdictions in which it previously had not been taxable. We expect the blended federal and state tax rate on income attributable to Altimar II to be approximately 26.86% before giving effect to whether or not deferred tax assets are able to be realized by Altimar II. As it is more likely than not that Altimar II’s deferred tax assets will not be realized in accordance with ASC 740, no income tax benefit is recognized.

f)	Net (loss) income per share
The net loss per share is calculated using the weighted average shares outstanding, and the issuance of additional Company shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption by Altimar II’s Public Shareholders of shares of Altimar II’s Class A ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (calculated based on the amount in the Trust Account as of June 30, 2021).

	Assuming No Redemptions	Assuming Maximum Redemptions
	For the year ended December 31, 2020	For the year ended December 31, 2020
(in thousands, except share-related amounts)
Pro Forma net loss attributable to holders of Class A Common Stock	(31,232)	(27,847)
Weighted average shares of Class A Common Stock outstanding — basic and diluted	76,559,917	67,781,950

Net loss per share — basic and diluted	$(0.41)	$(0.41)

g)	Noncontrolling Interest
As described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Structure of the Business Combination,” upon completion of the Business Combination, the Company will control Fathom OpCo as the sole managing member and the Company will be a holding company with no assets or operations other than its equity interest in Fathom OpCo.
Assuming No Redemptions, as a result of the Business Combination, the Company will initially own approximately 55.5% of the economic interest of Fathom OpCo, but will have 100% of the voting power and will control the management of Fathom OpCo. Immediately following the completion of the Business Combination, the non-voting
ownership percentage held by the noncontrolling interest will be approximately 44.5%.
Assuming Maximum Redemptions, as a result of the Business Combination, the Company will initially own approximately 49.4% of the economic interest of Fathom OpCo, but will have 100% of the voting power and will control the management of Fathom OpCo. Immediately following the completion of the Business Combination, the non-voting
ownership percentage held by the noncontrolling interest will be approximately 50.6%.

5. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Six Months Ended June 30, 2021
The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2021 has been prepared to illustrate the effects of the business combination and has been prepared for informational purposes only.
Fathom OpCo and Altimar II have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The following adjustments are incorporated in the unaudited pro forma condensed combined financial information:

a)	Cost of Revenue
Cost of revenue is impacted by $1.6 million due to increased inventory balances caused by the non-cash
impact of the step up to fair value of the inventory and increased amortization of intangible assets.

b)	Selling, general, and administrative
Adjustments to selling, general, and administrative expenses of $0.8 million related to the removal of management fees previously paid.

c)	Depreciation and Amortization
Adjustments to depreciation and amortization of $4.4 million represent the depreciation and amortization expense related to the step up of the fair value of real property and intangibles assets.

d)	Interest Expense
Adjustments to interest expense represents the decrease to interest expense resulting from the incurrence of new debt associated with the closing of the Business Combination of $3.0 million.

e)	Income Taxes
Fathom Opco, LLC has been, and will continue to be, treated as a partnership for U.S. federal and state income tax purposes. As such, Fathom Opco, LLCs profits and losses will flow through to its partners, including Fathom, and are generally not subject to tax at the Fathom Opco, LLC level. Following the consummation of the Business Combination, Fathom will be subject to U.S. federal, state, and local taxes.
As a result, we expect a portion of our income after our corporate reorganization to be taxable in jurisdictions in which it previously had not been taxable. We expect the blended federal and state tax rate on income attributable to Pubco to be approximately 26.86% before given effect to whether or not deferred tax assets are able to be realized by Pubco. As it is more likely than not that Pubco’s deferred tax assets will not be realized in accordance with ASC 740, no income tax benefit is recognized.

f)	Net (loss) income per share
The net loss per share is calculated using the weighted average shares outstanding, and the issuance of additional Company shares in connection with the Business Combination, assuming the shares were outstanding since January 1, 2020. As the Business Combination and related transactions are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entire periods presented. The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption by Altimar II’s Public Shareholders of shares of Altimar II’s Class A ordinary shares for cash equal to their pro rata share of the aggregate amount on deposit in the Trust Account (calculated based on the amount in the Trust Account as of June 30, 2021).

	Assuming No Redemptions	Assuming Maximum Redemptions
	For the period ended June 30, 2021	For the period ended June 30, 2021
(in thousands, except share-related amounts)
Pro Forma net loss attributable to holders of Class A Common Stock	(3,271)	(2,626)
Weighted average shares of Class A Common Stock outstanding - basic and diluted	76,559,917	67,781,950

Net income per share - basic and diluted	$(0.04)	$(0.05)

g)	Noncontrolling Interest
As described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Structure of the Business Combination,” upon completion of the Business Combination, the Company will control Fathom OpCo as the sole managing member and the Company will be a holding company with no assets or operations other than its equity interest in Fathom OpCo.
Assuming No Redemptions, as a result of the Business Combination, the Company will initially own approximately 55.5% of the economic interest of Fathom OpCo, but will have 100% of the voting power and will control the management of Fathom OpCo. Immediately following the completion of the Business Combination, the non-voting
ownership percentage held by the noncontrolling interest will be approximately 44.5%.
Assuming Maximum Redemptions, as a result of the Business Combination, the Company will initially own approximately 49.4% of the economic interest of Fathom OpCo, but will have 100% of the voting power and will control the management of Fathom OpCo. Immediately following the completion of the Business Combination, the non-voting
ownership percentage held by the noncontrolling interest will be approximately 50.6%.
6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2021
The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2021 are as follows:

a)	Reflects the proceeds of $80.0 million from the issuance of 8,000,000 shares of Class A common stock with a par value of $0.0001 from the PIPE Investment based on estimated commitments received.

b)
Reflects the entry into a $125.0 million term loan and a $25.0 million revolver, net of deferred financing fees of $2.4 million, payment of the historical debt of $169.5 million, and payment of accrued interest of $1.0 million.

c)
A total of $60.0 million of expected transaction costs are to be incurred with the Business Combination, including $2.4 million of deferred financing costs. Of the total costs, $12.1 million relate to deferred IPO fees described in (f).

d)
Reflects the reclassification of $345.0 million of cash and cash equivalents held in the Trust Account of Altimar that will become available for transaction consideration, transaction expenses, and the operating activities in conjunction with the Business Combination.

e)
Represents the adjustment for the estimated preliminary purchase price allocation for the acquisition of Fathom OpCo resulting from the Business Combination. The preliminary calculation of total consideration is presented above in Note 1 above.

$1,320.3 million and $1,315.0 million has been allocated to goodwill assuming No Redemptions and Maximum Redemptions, respectively. Goodwill represents the excess of the gross consideration over the fair value of the underlying net tangible and identifiable intangible assets acquired. Qualitative factors that contribute to the recognition of goodwill include certain intangible assets that are not recognized as separate identifiable intangible assets. Goodwill represents future economic benefits arising from acquiring Fathom OpCo, primarily due to its strong market position, that are not individually identified and separately recognized as intangible assets. An adjustment of $83.1 million was made to remove Fathom OpCo’s historical goodwill.
In accordance with ASC Topic 350, Goodwill and Other Intangible Assets (“ASC 350”), goodwill will not be amortized, but instead will be tested for impairment at least annually or more frequently if certain indicators are present. In the event that the value of goodwill and/or intangible assets has become impaired, an accounting charge for impairment during the quarter in which the determination is made may be recognized.
This adjustment additionally eliminates the historical accumulated deficit of Fathom OpCo of $19.0 million and establishes additional paid-in-capital of
$886.0 million and $807.9 million assuming No Redemptions and Maximum Redemptions, respectively, based upon the value of the business acquired. The additional paid-in
capital balance was established by recording the purchase price of $1,442 million to the additional paid in capital account. The PIPE Investment of $80.0 million was also recorded to additional paid-in
capital. An adjustment of $16.1 million was made to reduce additional paid-in
capital for the payment of transaction costs. Adjustments of $318.0 million and $206.0 million were made assuming No Redemptions and Maximum Redemptions, respectively, to reduce additional paid-in
capital for the payment cash consideration. Adjustments to increase additional paid-in
capital by $306.5 million and $194.5 million were made assuming No Redemptions and Maximum Redemptions, respectively, in order to record the conversion of redeemable share. As discussed below, adjustments of $615.0 million and $693.0 million were made in order to record the non-controlling
interest assuming No Redemptions and Maximum Redemptions, respectively. The legacy equity of Fathom OpCo was eliminated through an adjustment of $50.4 million.
Deferred tax assets,
additional paid-in capital,
and non-controlling interest
in the partnership are recognized to reflect the difference between the financial statement and tax basis in the investment in Fathom OpCo, including the deferred tax asset that results from the step-up for
tax purposes of certain assets of Fathom OpCo. The realizability of the deferred tax assets is subject to various estimates and assumptions, including preliminary projections of future taxable income.

f)	Reflects the payment of deferred IPO fees which includes $12.1 million of deferred underwriters’ and professional fees in connection with Altimar’s IPO.

g)
Represents the pro forma adjustments to reclassify Altimar Class B common stock, which will be converted to Altimar Class C common stock as a required step for the Domestication of Altimar and subsequently and immediately converted to Altimar Class A common stock and Altimar redeemable Class A common stock that will be converted to Class A common stock following the Business Combination.

h)	Represents the pro forma adjustments to record a non-controlling interest related to the interest held by the Continuing Fathom Unitholders.
As described in the section entitled “Proposal No. 1 — The Business Combination Proposal — Structure of the Business Combination,” upon completion of the Business Combination, the Company will control Fathom OpCo as the sole managing member and the Company will be a holding company with no assets or operations other than its equity interest in Fathom OpCo.
The following summarizes the number of shares of Company Class A common stock outstanding upon completion of the Business Combination under the two redemption scenarios, excluding 9,000,000 Earnout Shares and 1,267,500 Sponsor Earnout Shares:

	Assuming No Redemptions		Assuming Interim Low Redemptions		Assuming Interim High Redemptions		Assuming Maximum Redemptions
	Shares	Ownership	Shares	Ownership %	Shares	Ownership %	Shares	Ownership
Altimar II Public Shareholders	34,500,000	25.0%	31,700,000	23.0%	26,100,000	19.0%	23,300,000	17.0%
PIPE Investors	8,000,000	5.8%	8,000,000	5.8%	8,000,000	5.8%	8,000,000	5.8%
Altimar II Founders	7,357,500	5.3%	7,357,500	5.3%	6,738,750	4.9%	6,388,750	4.7%
Legacy Fathom Owners	88,200,000	63.9%	91,000,000	65.9%	96,600,000	70.3%	99,400,000	72.5%

	138,057,500	100%	138,057,500	100%	137,438,750	100%	137,088,750	100%

i)
Represents the impact of the maximum redemption scenario at an estimated per share redemption price. Upon the maximum redemption scenario, $112.0 million in cash will be paid to redeemable shareholders with the offset to additional paid-in
capital. In addition, a decrease in cash consideration used in the Business Combination was offset with an increase in equity consideration. In addition, under the maximum redemption scenario, Fathom will own 55.5% of the economic interest of Fathom OpCo, and the Continuing Fathom Unitholders will own the remaining 45.5%, and therefore, this adjustments reflects changes to non-controlling
interest as a result of this change.

j)
Upon completion of the Business Combination, Fathom will be party to a Tax Receivable Agreement (“TRA”). As described under “
Certain Relationships and Related-Party Transactions — Tax Receivable Agreement
,” in connection with this Business Combination, Fathom will enter into a TRA with the existing members of Fathom OpCo. The agreement will require the Company to pay to such members (or their owners) 85% of the amount of tax savings, if any, that the Company realizes in certain circumstances as a result of (i) increases in tax basis resulting from the Business Combination, (ii) certain tax attributes of the Fathom OpCo existing prior to the Business Combination, and (iii) tax benefits attributable to payments made under this TRA, generating a liability (the “TRA liability”). The deferred tax asset and the TRA liability for the TRA assume: (A) only exchanges associated with this Business Combination, (B) a share price equal to $10 per share, (C) a constant income tax rate, (D) no material changes in tax law, (E) the ability to utilize tax attributes, (F) no adjustment for potential remedial allocations, and (G) future TRA payments.

Assuming No Redemptions, the TRA has an estimated value of $20.8 million and assuming Maximum Redemptions, the TRA has an estimated value of $15.5 million.

COMPARATIVE SHARE INFORMATION
The following table sets forth summary historical comparative share information for Altimar II and Fathom OpCo and unaudited pro forma condensed combined per share information after giving effect to the Business Combination, assuming the redemption scenarios as follows:
The pro forma book value information reflects the Business Combination as if it had occurred on June 30, 2021. The weighted average shares outstanding and net earnings per share information reflect the Business Combination as if it had occurred on January 1, 2021.
This information is only a summary and should be read together with the summary historical financial information summary included elsewhere in this proxy statement/prospectus, and the historical financial statements of Altimar II and Fathom OpCo and related notes. The unaudited pro forma combined per share information of Altimar II and Fathom OpCo is derived from, and should be read in conjunction with, the unaudited pro forma condensed combined financial statements and related notes included elsewhere in this proxy statement/prospectus.
The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share that would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of Altimar II and Fathom OpCo would have been had the companies been combined during the periods presented.

•
Assuming No Redemptions
: This presentation assumes that no Public Shareholders of Altimar II will exercise redemption rights with respect to their Public Shares for a pro rata share of the funds in theTrust Account.

•
Assuming Low Redemptions:
This presentation assumes that Public Shareholders holding 2,800,000 shares of Altimar II Class A ordinary shares will exercise redemption rights with respect to their Public Shares for a pro rata share (approximately $10.00 per share) of the funds in the Trust Account.

•
Assuming High Redemptions:
This presentation assumes that Public Shareholders holding 8,400,000 shares of Altimar II Class A ordinary shares will exercise redemption rights with respect to their Public Shares for a pro rata share (approximately $10.00 per share) of the funds in the Trust Account.

•
Assuming Maximum Redemptions
: This presentation assumes that Altimar II’s Public Shareholders redeem 11,200,000 shares of Altimar II’s Class A ordinary shares, the maximum number of shares of Altimar II Class A ordinary shares that may be redeemed for a pro rata portion of the funds in the Trust Account that would still allow Altimar II to satisfy the condition precedent in the Business Combination Agreement that as of immediately prior to the Business Combination, Altimar II have an Available Cash Amount of at least $313 million. This calculation assumes that the full $80 million in aggregate proceeds are received from the PIPE Investment and that the amount in the Trust Account (prior to any redemptions) is equal to $345 million (approximately the amount in the Trust Account as of June 30, 2021), resulting in an aggregate redemption payment (based on an estimated redemption price per share of approximately $10) of $112 million and available Trust Account proceeds at closing of approximately $233 million.

	Altimar II (1)	Pro Forma Fathom OpCo (2)		Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Interim Low Redemptions)	Pro Forma Combined (Assuming Interim High Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
Period Ended June 30, 2021
(in thousands except share and per share amounts)
Book Value per share	$7.27	$	N/A	$19.16	$19.67	$20.93	$21.65
Net income (loss)	(1,847)		1,727	(8,050)	(8,050)	(8,050)	(8,050)

Altimar II Public Shares
Weighted average shares outstanding, basic and diluted—Class A ordinary shares	34,500,000
Basic and diluted income per share, Class A ordinary shares	—

Founder Shares
Weighted average shares outstanding, basic and diluted—Class B ordinary shares	8,376,381
Basic and diluted net loss per common share	(0.22)

Fathom Shares
Weighted average shares outstanding, basic and diluted				76,559,917	74,607,613	70,084,254	67,781,950

Basic and diluted net loss per common share				$(0.04)	$(0.04)	$(0.04)	$(0.05)
Cash distributions per common share	N/A		N/A	N/A	N/A	N/A	N/A

Year Ended December 31, 2020
(in thousands except share and per share amounts)
Net income (loss)	$(5,000)		$(7,353)	$(56,316)	$(56,316)	$(56,316)	$(56,316)

Altimar II Public Shares
Weighted average shares outstanding, basic and diluted—Class A ordinary shares	N/A
Basic and diluted income per share, Class A ordinary shares	N/A

Founder Shares
Weighted average shares outstanding, basic and diluted—Class B ordinary shares	7,500,000
Basic and diluted net loss per common share	$—

Fathom Shares
Weighted average shares outstanding, basic and diluted				76,559,917	74,607,613	70,084,254	67,781,950

Basic and diluted net loss per common share				$(0.41)	$(0.41)	$(0.41)	$(0.41)
Cash distributions per common share	N/A		N/A	N/A	N/A	N/A	N/A

INFORMATION ABOUT ALTIMAR II
General
Altimar II is a blank check company incorporated on December 7, 2020 as a Cayman Islands exempted company organized for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (the “initial business combination”).
Altimar II’s sponsor, Altimar Sponsor II LLC (the “Sponsor”), is affiliated with HPS Investment Partners, LLC (“HPS”). HPS is a global investment firm with approximately $72 billion of assets under management as of June 1, 2021. Founded in 2007, HPS manages various investment strategies that invest across the capital structure, from privately negotiated senior secured debt and mezzanine investments, asset-based leasing and private equity to syndicated leveraged loans and high yield bonds. HPS is headquartered in New York with 11 additional offices worldwide. As of December 31, 2020, HPS had 152 investment professionals and over 380 employees globally. The scale and breadth of HPS’s platform offers its clients the flexibility to invest in companies large and small, through standard or customized solutions. HPS is led by Chief Executive Officer and Governing Partner Scott Kapnick, who, prior to founding HPS, served as a Management Committee member, Partner and
Co-Head
of Global Investment Banking at The Goldman Sachs Group, Inc.
Altimar II’s Business Strategy
Building on HPS’s experience in investing in high-quality businesses globally since 2007, Altimar II’s strategy is to acquire a compelling asset with a world class management team that is poised for growth. Altimar II’s goal is to deliver public shareholders an opportunity to own a long term, durable compounding equity investment that can produce strong returns.
Fair Market Value of Target Business
The New York Stock Exchange (the “NYSE”) rules require that the initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of Altimar II signing a definitive agreement in connection with the initial business combination. Altimar II’s board of directors has determined that this test was met in connection with the proposed business combination at the time the Business Combination Agreement was signed.
Initial Public Offering and Private Placement
On February 9, 2021, Altimar II consummated its initial public offering of 34,500,000 units (the “Units”), which included 4,500,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option. Each Unit consists of one Class A ordinary share, $0.0001 par value per share (the “Class A ordinary shares”), and one-fourth
of one redeemable warrant (the “Public Warrants”), each whole Public Warrant entitling the holder thereof to purchase one Class A ordinary share at an exercise price of $11.50 per share, subject to adjustment. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds of $345,000,000.
Concurrently with the completion of Altimar II’s initial public offering, the Sponsor entered into a Private Placement Warrants Purchase Agreement, pursuant to which the Sponsor purchased 9,900,000 private placement warrants (the “Private Warrants”), each exercisable to purchase one Class A ordinary share at $11.50 per share, subject to adjustment, at a price of $1.00 per warrant.

Effecting the Initial Business Combination
General
Altimar II is not presently engaged in any operations other than to seek an initial business combination. Altimar II intends to effectuate the initial business combination using cash from the proceeds of its initial public offering and the sale of the Private Placement Warrants to the Sponsor, the PIPE Investment described herein and the Closing Seller Equity Consideration.
Shareholder Approval of the Business Combination and Redemption
Pursuant to the terms of the proposed business combination, as described in the section titled “
The Extraordinary General Meeting
” in this proxy statement/prospectus, Altimar II is seeking shareholder approval at a meeting called for such purpose at which Public Shareholders may seek to redeem all or a portion of their Class A ordinary shares for cash at a price per share equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the proposed business combination, including interest earned on the funds held in the Trust Account and not previously released to Altimar II to pay its income taxes, if any, divided by the number of then-outstanding Class A ordinary shares in accordance with the procedures set forth in this proxy statement/prospectus. The redemption rights require that a beneficial holder must identify itself in order to validly redeem its shares. There will be no redemption rights upon the completion of the proposed business combination with respect to Altimar II’s warrants. Further, Altimar II will not proceed with redeeming its Class A ordinary shares, even if a public shareholder has properly elected to redeem its shares, if the proposed business combination does not close.
The approval of the Business Combination requires an ordinary resolution under Cayman Islands law, being the affirmative vote of the holders of a majority of the ordinary shares who, being present and entitled to vote at the Special Meeting, vote at the Special Meeting. A majority of the voting power of the issued and outstanding Altimar II Class A ordinary shares and Class B ordinary shares entitled to vote at the Special Meeting must be present, in person or represented by proxy, at the Special Meeting to constitute a quorum and in order to conduct business at the Special Meeting. The holders of the founder shares, who currently own approximately 20% of the issued and outstanding Class A ordinary shares, will count towards this quorum.
Voting Restrictions in Connection with Shareholder Meeting
The Sponsor and each member of Altimar II’s management team have entered into an agreement with Altimar II, pursuant to which they have agreed to waive their redemption rights with respect to any founder shares and public shares held by them in connection with (i) the completion of the proposed business combination, and (ii) a shareholder vote to approve the amendments to Altimar II’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of Altimar II’s obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the proposed business combination or to redeem 100% of its public shares if Altimar II does not complete the initial business combination within 24 months from the closing of its initial public offering or during any extension period or (B) with respect to any other provision relating to the rights of holders of Altimar II’s Class A ordinary shares. No consideration was received by the Sponsor or the members of Altimar II’s management team for their waiver of redemption rights.
Liquidation If No Initial Business Combination
Altimar II’s amended and restated memorandum and articles of association provide that it will have only 24 months from the closing of its initial public offering to consummate an initial business combination. If Altimar II has not consummated an initial business combination within 24 months from the closing of its initial public offering, it will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the public shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Altimar II to pay its income taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidation distributions, if any); and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Altimar II’s remaining shareholders and its board of directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to Altimar II’s warrants, which will expire and be worthless if Altimar II fails to consummate an initial business combination within 24 months from the closing of its initial public offering. Altimar II’s amended and restated memorandum and articles of association provide that, if it winds up for any other reason prior to the consummation of the initial business combination, Altimar II will follow the foregoing procedures with respect to the liquidation of the Trust Account as promptly as reasonably possible but not more than ten business days thereafter, subject to applicable Cayman Islands law.
The Sponsor and each member of Altimar II’s management team have entered into an agreement with Altimar II, pursuant to which they have agreed to waive their rights to liquidating distributions from the Trust Account with respect to any founder shares they hold if Altimar II fails to consummate an initial business combination within 24 months from the closing of its initial public offering or during any extension period (although they will be entitled to liquidating distributions from the Trust Account with respect to any public shares they hold if Altimar II fails to complete the initial business combination within the prescribed time frame).
The Sponsor and Altimar II’s executive officers and directors have agreed, pursuant to a written agreement with Altimar II, that they will not propose any amendment to Altimar II’s amended and restated memorandum and articles of association (A) that would modify the substance or timing of Altimar II’s obligation to provide holders of Altimar II’s Class A ordinary shares the right to have their shares redeemed in connection with the initial business combination or to redeem 100% of Altimar II’s public shares if it does not complete the initial business combination within 24 months from the closing of its initial public offering or (B) with respect to any other provision relating to the rights of holders of Altimar II’s Class A ordinary shares, unless Altimar II provides its public shareholders with the opportunity to redeem their public shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Altimar II to pay its income taxes, if any, divided by the number of the then-outstanding public shares.
Altimar II expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the $1,000,000 held outside the Trust Account plus up to $100,000 of funds from the Trust Account available to Altimar II to pay dissolution expenses, although Altimar II cannot assure you that there will be sufficient funds for such purpose.
If Altimar II were to expend all of the net proceeds of its initial public offering and the sale of the Private Placement Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share
redemption amount received by shareholders upon Altimar II’s dissolution would be $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of Altimar II’s creditors which would have higher priority than the claims of Altimar II’s public shareholders. Altimar II cannot assure you that the actual per-share
redemption amount received by shareholders will not be less than $10.00. While Altimar II intends to pay such amounts, if any, Altimar II cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.
Although Altimar II will seek to have all vendors, service providers, prospective target businesses and other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its public shareholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the Trust Account including, but not limited, to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against Altimar II’s assets, including the funds held in the Trust Account. If any third party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Altimar II’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third party that has not executed a waiver if management believes that such third party’s engagement would be significantly more beneficial to Altimar II than any alternative. Examples of possible instances where Altimar II may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver. Goldman Sachs & Co. LLC and J.P. Morgan Securities LLC, as joint book-running managers in connection with Altimar II’s initial public offering, did not execute an agreement with Altimar II waiving such claims to the monies held in the Trust Account.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Altimar II and will not seek recourse against the Trust Account for any reason. In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to Altimar II if and to the extent any claims by (A) a third party for services rendered or products sold to Altimar II (other than Altimar II’s independent registered public accounting firm), or (B) a prospective target business with which Altimar II has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case net of the interest that may be withdrawn to pay Altimar II’s tax obligations, provided
that such liability will not apply to any claims by a third party or prospective target business that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under Altimar II’s indemnity of the underwriters of its initial public offering against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. However, Altimar II has not asked the Sponsor to reserve for such indemnification obligations, nor has Altimar II independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and Altimar II believes that the Sponsor’s only assets are securities of Altimar II. Therefore, Altimar II cannot assure you that the Sponsor would be able to satisfy those obligations. None of Altimar II’s officers or directors will indemnify Altimar II for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per public share due to reductions in the value of the trust assets, in each case, net of the amount of interest which may be withdrawn to pay Altimar II’s income tax obligations, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, Altimar II’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While Altimar II currently expects that its independent directors would take legal action on Altimar II’s behalf against the Sponsor to enforce its indemnification obligations to Altimar II, it is possible that Altimar II’s independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, Altimar II cannot assure you that due to claims of creditors the actual value of the per-share
redemption price will not be less than $10.00 per public share.
Altimar II will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers, prospective target businesses or other entities with which Altimar II does business execute agreements with it waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under Altimar II’s indemnity of the underwriters of its initial public offering against certain liabilities, including liabilities under the Securities Act. Altimar II has had access to up to $1,000,000 following its initial public offering and the sale of the Private Placement Warrants with which to pay any such potential claims (including costs and expenses incurred in connection with its liquidation, currently estimated to be no more than approximately $100,000). In the event that Altimar II liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, shareholders who received funds from Altimar II’s Trust Account could be liable for claims made by creditors, however such liability will not be greater than the amount of funds from the Trust Account received by any such shareholder.
If Altimar II files a bankruptcy or
winding-up
petition or an involuntary bankruptcy or
winding-up
petition is filed against Altimar II that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy or insolvency law, and may be included in its bankruptcy or insolvency estate and subject to the claims of third parties with priority over the claims of Altimar II’s shareholders. To the extent any bankruptcy or insolvency claims deplete the Trust Account, Altimar II cannot assure you it will be able to return $10.00 per public share to its public shareholders. Additionally, if Altimar II files a bankruptcy or winding-up
petition or an involuntary bankruptcy or
winding-up
petition is filed against it that is not dismissed, any distributions received by shareholders could be viewed under applicable debtor/creditor and/or bankruptcy or insolvency laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy or insolvency court could seek to recover some or all amounts received by Altimar II’s shareholders. Furthermore, Altimar II’s board of directors may be viewed as having breached its fiduciary duty to Altimar II’s creditors and/or may have acted in bad faith, and thereby exposing itself and Altimar II to claims of punitive damages, by paying public shareholders from the Trust Account prior to addressing the claims of creditors. Altimar II cannot assure you that claims will not be brought against Altimar II for these reasons.
Altimar II’s public shareholders will be entitled to receive funds from the Trust Account only (i) in the event of the redemption of Altimar II’s public shares if it does not complete the initial business combination within 24 months from the closing of its initial public offering, (ii) in connection with a shareholder vote to amend Altimar II’s amended and restated memorandum and articles of association (A) to modify the substance or timing of its obligation to provide holders of its Class A ordinary shares the right to have their shares redeemed in connection with the initial business combination or to redeem 100% of its public shares if it does not complete the initial business combination within 24 months from the closing of its initial public offering or (B) with respect to any other provision relating to the rights of holders of Altimar II’s Class A ordinary shares, or (iii) if they redeem their respective shares for cash upon the completion of the initial business combination. Public shareholders who redeem their Class A ordinary shares in connection with a shareholder vote described in clause (ii) in the preceding sentence shall not be entitled to funds from the Trust Account upon the subsequent completion of an initial business combination or liquidation if Altimar II has not consummated an initial business combination within 24 months from the closing of its initial public offering, with respect to such Class A ordinary shares so redeemed. In no other circumstances will a shareholder have any right or interest of any kind to or in the Trust Account. In connection with the proposed business combination, a shareholder’s voting alone will not result in a shareholder’s redeeming its shares to Altimar II for an applicable pro rata share of the Trust Account. Such shareholder must have also exercised its redemption rights described above.
Facilities
Altimar II currently maintains its executive offices at 40 West 57th Street, 33rd Floor, New York, NY 10019. The cost for Altimar II’s use of this space is included in the $10,000 per month fee it will pay to an affiliate of the Sponsor for office space, administrative and support services. Altimar II considers its current office space adequate for its current operations.
Upon consummation of the Business Combination, the principal executive offices of Fathom will be those at 1050 Walnut Ridge Dr., Hartland, Wisconsin 53029, at which time nothing more will be paid to such affiliate of the Sponsor.

Employees
Altimar II currently has two executive officers. These individuals are not obligated to devote any specific number of hours to Altimar II’s matters but they intend to devote as much of their time as they deem necessary to Altimar II’s affairs until it has completed the initial business combination. The amount of time they will devote in any time period will vary based on the stage of the business combination process Altimar II is in. Altimar II does not intend to have any full time employees prior to the completion of the initial business combination.
Periodic Reporting and Financial Information
Altimar II’s units, Class A ordinary shares and warrants are registered under the Exchange Act, and Altimar II has reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, Altimar II’s annual reports contain financial statements audited and reported on by its independent registered public accountants.
Altimar II will be required to evaluate its internal control procedures for the fiscal year ending December 31, 2022 as required by the Sarbanes-Oxley Act. Only in the event that Altimar II is deemed to be a large accelerated filer or an accelerated filer and no longer qualifies as an emerging growth company, will Altimar II not be required to comply with the independent registered public accounting firm attestation requirement on its internal control over financial reporting.
Altimar II is a Cayman Islands exempted company. Exempted companies are Cayman Islands companies conducting business mainly outside the Cayman Islands and, as such, are exempted from complying with certain provisions of the Cayman Islands Companies Act. As an exempted company, Altimar II has applied for and received a tax exemption undertaking from the Cayman Islands government that, in accordance with Section 6 of the Tax Concessions Act (2018 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations will apply to Altimar II or its operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax will be payable (i) on or in respect of Altimar II’s shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by Altimar II to its shareholders or a payment of principal or interest or other sums due under a debenture or other obligation of Altimar II.
Altimar II is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. As such, Altimar II is eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in Altimar II’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding
advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find Altimar II’s securities less attractive as a result, there may be a less active trading market for Altimar II’s securities and the prices of its securities may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. Altimar II intends to take advantage of the benefits of this extended transition period.
Altimar II will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of Altimar II’s initial public offering, (b) in which Altimar II has total annual gross revenue of at least $1.07 billion, or (c) in which Altimar II is deemed to be a large accelerated filer, which means the market value of its Class A ordinary shares that are held by non-affiliates
exceeds $700 million as of the prior June 30, and (2) the date on which Altimar II has issued more than $1.0 billion in non-convertible
debt securities during the prior three-year period.
Additionally, Altimar II is a “smaller reporting company” as defined in Item 10(f)(1) of Regulation
S-K.
Smaller reporting companies may take advantage of certain reduced disclosure obligations, including, among other things, providing only two years of audited financial statements. Altimar II will remain a smaller reporting company until the last day of the fiscal year in which (1) the market value of its ordinary shares held by non-affiliates
exceeds $250 million as of the prior June 30, or (2) its annual revenues exceeded $100 million during such completed fiscal year and the market value of its ordinary shares held by non-affiliates
exceeds $700 million as of the prior June 30.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against Altimar II or any members of its management team in their capacity as such.
Management
Altimar II’s officers and directors are as follows:

Name	Age	Position
Tom Wasserman	46	Chief Executive Officer and Chairman of the Board of Directors
Wendy Lai	45	Chief Financial Officer
Kevin L. Beebe	61	Director
Payne D. Brown	58	Director
Richard M. Jelinek	55	Director
Roma Khanna	51	Director
Michael Rubenstein	47	Director
Vijay K. Sondhi	56	Director
Michael Vorhaus	63	Director
Tom Wasserman—Chairman and Chief Executive Officer
.
 Tom Wasserman serves as the Chairman and Chief Executive Officer of Altimar II. Mr. Wasserman also currently serves as a Managing Director at HPS, where he heads the Growth Equity group. Mr. Wasserman served as a member of the board of directors of Trine since its initial public offering in March 2019 until its business combination with Desktop Metal in December 2020. Mr. Wasserman also served as the Chief Executive Officer and Chairman of the board of directors of Altimar I since September 2020 until its business combination with Blue Owl Capital Inc. in May 2021 and, since January 2021, Mr. Wasserman has served as the Chief Executive Officer and Chairman of the board of directors of Altimar III. Mr. Wasserman has worked within TMT (including prior to his transition to HPS) since 1999. Mr. Wasserman’s current board roles include serving as a director of BT One Phone Limited, OnePhone Holding AB, Revolt Media and TV Holdings, LLC, and CAST Holdings LLC. Mr. Wasserman served as Chairman of Hibernia Networks (sold to GTT Communications). Mr. Wasserman began his career at Donaldson, Lufkin and Jenrette in the investment banking division. He has a BA in Business Administration from the University of Michigan where he graduated with distinction.
Wendy Lai—Chief Financial Officer
.
 Wendy Lai serves as the Chief Financial Officer of Altimar II. Ms. Lai is a Managing Director at HPS, where she leads the corporate finance, regulatory capital compliance and technology transformation of financial systems. Prior to joining HPS in 2016, Ms. Lai was a Senior Vice President at Blackstone, where she oversaw accounting of registered investment advisors, corporate consolidation, and financial reporting functions. Ms. Lai worked for PricewaterhouseCoopers as the Senior

Manager, where she managed the audit engagements of hedge funds and Fortune 500 insurance companies. Ms. Lai served as the Chief Financial Officer of Altimar I since September 2020 until its business combination with Blue Owl Capital Inc. in May 2021. Since January 2021, Ms. Lai has served as the Chief Financial Officer of Altimar III. She holds MBA in Finance from Columbia University and a BA in Economics from Tufts University.
Kevin L. Beebe—Director
. Mr. Beebe serves as a member of Altimar II’s board of directors. Since November 2007, Mr. Beebe has been President and Chief Executive Officer of 2BPartners, LLC, a partnership that provides strategic, financial and operational advice to private equity firms and companies in the technology and telecom industries. From 1998 to 2007, he was Group President of Operations at ALLTEL Corporation, a publicly traded telecommunications services company. From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co., a publicly traded wireless communications company. From 1983 to 1995, Mr. Beebe served in various management roles at ATT, Southwestern Bell and United Telecom/Sprint.
Currently, Mr. Beebe serves on the board of directors of Skyworks Solutions, Inc. (currently as the Chair of the Nominating and Governance Committee), a publicly traded semiconductor company, SBA Communications (currently as a member of the Audit Committee and the Compensation Committee and previously as a member of the Nominating and Governance Committee), a publicly traded wireless tower and service company, Frontier Communications (currently as a member of the Finance Committee, the Audit Committee and the Compensation Committee), a publicly traded local, long distance and broadband service provider, Nextel Holdings, a private company holding remaining Nextel International assets, Syniverse Technologies (currently as the Chair of the Nominating and Governance Committee and a member of the Compensation Committee and the Audit Committee), a private equity-owned (Carlyle) provider of support systems and networking to wireless carriers and enterprise customers globally, Logix Communications, a private broadband service provider owned by Astra Capital and other investors, and DartPoints Holding Company LLC, an operator of edge colocation data centers owned by Astra Capital. Also, Mr. Beebe is a founding partner in Astra Capital, a private equity firm focused on mid-market
tech/telecom investment opportunities. Mr. Beebe has served as a member of the Board of Directors of Altimar I since its initial public offering until its business combination with Blue Owl Capital Inc. in May 2021
Mr. Beebe’s philanthropic interests include serving on the Board of Trustees of Caron Treatment Centers and serving as the Chair of Caron’s Florida Advisory Board. Caron is one of the nation’s leading non-profit
substance abuse treatment organizations. He is also on the Naples Community Healthcare System Board of Trustees, a
700-bed,
775-physician
healthcare system serving Collier and Lee counties in Southwest Florida.
Mr. Beebe graduated with a Bachelor of Arts in Economics from Kutztown University in Pennsylvania and received a Master of Arts in Economics from Bowling Green University in Ohio. He also completed the Executive Business Administration Program at Columbia University in New York.
Payne D. Brown—Director
. Mr. Brown serves as a member of Altimar II’s board of directors. Mr. Brown currently serves as the President of THINK450, the for-profit innovation
engine of the National Basketball Players Association. Prior to becoming President of THINK450, he was the Managing Partner of Econet Media Partners. Prior to this, Mr. Brown was Managing Director at Highbridge Principal Strategies (“Highbridge”), an alternative investment management organization, where he focused on media opportunities in the private equity group. Mr. Brown joined Highbridge in 2012 and led the firm’s investment into REVOLT TV, a multimedia platform. He currently serves on REVOLT TV’S board of directors and chairs the compensation committee. Mr. Brown also served as the Chief of Staff to the interim owner of the Los Angeles Clippers in 2014. Prior to joining Highbridge in 2012, Mr. Brown was Vice President of Strategic Initiatives and a corporate officer at Comcast Corporation and also served as a strategic advisor to Comcast senior leadership, crisis manager and negotiations expert during Comcast Corporation’s acquisition of NBCUniversal from 2009 to 2011. Prior to joining Comcast Corporation in 1998, Mr. Brown spent three years practicing law at Helmke, Beams, and Boyer.

He also served as an assistant prosecutor for the State of Indiana, and as the Director of Public Safety for the city of Fort Wayne, Indiana. He served on the Fort Wayne Community Schools school board for eight years, presiding as President of the board for two years.
Mr. Brown also serves on the board of directors of Altimar III. Mr. Brown also serves on the boards of directors of HireQuest Inc. and Revolt Media and is a member of both companies’ compensation committees. Mr. Brown has previously served on a number of boards, including the Philadelphia Urban League, Project Home, and on the Board of Advisors for the Philadelphia Chapter of the National Association for Multi-Ethnicity in Communications (NAMIC). Mr. Brown also previously served on the board of directors of Altimar I from its initial public offering in October 2020 until its business combination with Blue Owl Capital Inc. in May 2021. He has served as an advisor to The HistoryMakers, TV One, the American Black Film Festival and the Black Filmmaker Foundation. Mr. Brown has also served as a retained strategic advisor to Comcast Corporation. Mr. Brown received a J.D. from George Washington University and a B.S. in Management from Purdue University.
Richard M. Jelinek—Director
. Mr. Jelinek serves as a member of Altimar II’s board of directors and as the chairman of the audit committee of the Altimar II board of directors. Mr. Jelinek is also a member of the compensation committee of the Altimar II board of directors. Mr. Jelinek is Managing Director at Czech One Capital Partners and an active healthcare investor and executive. Previously, Mr. Jelinek was executive vice president, enterprise modernization and integration at CVS
Health. He led the integration efforts related to the CVS Health and Aetna merger as well as the broad scale infrastructure modernization activities. Mr. Jelinek has held senior leadership roles within payor, provider and private equity organizations, including working as an operating partner at Advent International over his 25-year career.
Previously, Mr. Jelinek served as executive vice president of enterprise strategy and head of Aetna’s local markets and national accounts operations. For 19 years of his career, Mr. Jelinek served in a variety of executive leadership roles at UnitedHealth Group and a predecessor company, including CEO of OptumHealth and CEO of the company’s Medicaid, Medicare Advantage and Emerging Businesses Group.
Mr. Jelinek is a member of the Young Presidents’ Organization and a founding advisory board member for the Griffith Leadership Center at the University of Michigan School of Public Health. He currently is a member of the boards of directors of HealthEdge, In Health MD Alliance and Altimar III. He previously served on the boards of directors of Cotiviti, Sutter Health, Redbrick Health, the Minnesota Children’s Museum and The Long Term Care Group. Mr. Jelinek also previously served on the board of directors of Altimar I from its initial public offering in October 2020 until its business combination with Blue Owl Capital Inc. in May 2021.
Mr. Jelinek holds a master’s degree in health services administration and an MBA from the University of Michigan, as well as a bachelor’s degree in business administration from the University of Southern California.
Roma Khanna—Director
. Ms. Khanna serves as a member of Altimar II’s board of directors and as a member of the nominating committee of the Altimar II board of directors. Ms. Khanna is a content innovator, executive and entrepreneur. From 2017 to 2020, Ms. Khanna was the chief executive officer at REVOLT Media and TV, responsible for leading strategy and operations of the real-time, multi-platform brand and network, reporting directly to the Chairman, Sean Combs, and the board of directors. She remained on as advisor to the board of directors after she chose to step down as chief executive officer.
From 2011 through 2015, Ms. Khanna was President of MGM Television Group and Digital where she oversaw creative development and production as well as worldwide TV and digital distribution for branded channels. Under Ms. Khanna’s leadership, MGM Television developed and delivered several critically acclaimed award-winning series, including “The Handmaid’s Tale” to Hulu, “Fargo” to FX, “Vikings” to HISTORY. Prior to joining MGM, Ms. Khanna served as President, Universal Networks International & Digital Initiatives, with NBC Universal. While at NBC Universal, Roma oversaw and grew NBC Universal’s portfolio of international television channels, including the Syfy Channel, 13th Street, Universal Channel, Hallmark Channel, Divatv and

Movies24 brands, as well as the Digital Initiatives division. Ms. Khanna has also served as Senior Vice President, Content and Co-Head of
Television for CHUM Limited in Canada. Ms. Khanna began her career in digital media with Snap Media and in music at Sony Music Canada.
Ms. Khanna serves as a board member of the Canadian Film Centre and sits on the commercial committee of BAFTA and the advisory board for the Peabody Awards. Since November 2020, Ms. Khanna has also served as the Executive Chairman of HiddenLight Productions Limited. In addition, Ms. Khanna serves on the board of directors of Altimar III. Ms. Khanna also previously served on the board of directors of Altimar I from its initial public offering in October 2020 until its business combination with Blue Owl Capital Inc. in May 2021. Ms. Khanna has received The Euro 50 award from Eurodata and was the first recipient of Reed MIDEM’s “MIPCube Media Architect of the Future Award” for her pioneering work in the use of new digital platforms. Ms. Khanna earned a bachelor of science from the University of Toronto, a J.D. from the University of Detroit, a bachelor of law from the University of Windsor and an MBA from York University-Schulich School of Business.
Michael Rubenstein—Director
. Mr. Rubenstein serves as a member of Altimar II’s board of directors and as a member of the audit and nominating committees of the Altimar II board of directors. He is an entrepreneur and executive who played a key role in building AppNexus, which was acquired by AT&T in 2018, and DoubleClick, which was acquired by Google in 2008. Mr. Rubenstein specializes in marketplace strategy, win-win partnerships,
developing talent, and building
high-performing go-to-market organizations
that create global impact.
At AT&T, he served as President of
AppNexus (re-branded Xandr),
where he
oversaw go-to-market for
the company’s digital ad platform. Prior to AT&T, Mr. Rubenstein spent nearly a decade as President and Board member at AppNexus, and was a chief architect of the company’s growth from startup to a leader in programmatic advertising. Prior to joining AppNexus, Mr. Rubenstein founded and served as General Manager of DoubleClick Ad Exchange, a leading marketplace for programmatic advertising, after joining DoubleClick through the acquisition of Toronto-based smartech startup FloNetwork, later re-branded DARTmail.
Mr. Rubenstein serves on the board of directors of Altimar III. Mr. Rubenstein also serves on the board of directors for Estrella Broadcasting, Inc. Mr. Rubenstein has also served on non-profit Boards,
including the Interactive Advertising Bureau and Global Cities (a Bloomberg Philanthropy). Mr. Jelinek also previously served on the board of directors of Altimar I from its initial public offering in October 2020 until its business combination with Blue Owl Capital Inc. in May 2021. Mr. Rubenstein regularly speaks at business conferences and schools, and actively advises and invests in the next generation of entrepreneurial ventures. He holds a bachelor’s degree from McGill University and an MBA from Columbia Business School.
Vijay K. Sondhi—Director
. Mr. Sondhi serves as a member of Altimar II’s board of directors and as a member of the compensation committee of the Altimar II board of directors. Mr. Sondhi is the CEO of NMI. He is an accomplished fintech executive and investor. Mr. Sondhi ran Visa’s CyberSource and Authorize.net businesses, was head of Visa’s corporate strategy and launched Visa’s flagship One-Market Innovation
Center. He served as chief financial officer for three private equity and venture-backed companies spanning a wide variety of fintech solutions, including ERP accounting, point-of-sale systems,
hospitality reservations and billing, plus financial document management, where he raised private capital, executed merger and acquisition transactions and oversaw an initial public offering. Mr. Sondhi’s executive career includes senior roles with Oracle-Micros, OpenText-IXOS and SAP. He serves on the boards of Verifone and Tangem. In addition, Mr. Sondhi serves on the board of directors of Altimar III. Mr. Sondhi previously served on the board of directors of Altimar I from its initial public offering in October 2020 until its business combination with Blue Owl Capital Inc. in May 2021. Mr. Sondhi earned an MBA in finance from Columbia University and a Bachelor of Science degree in computer science from The University of British Columbia.
Michael Vorhaus—Director
. Mr. Vorhaus serves as a member of Altimar II’s board of directors and as a member of the audit committee of the Altimar II board of directors. Mr. Vorhaus currently serves as a member of the board of directors of Perion Network (Nasdaq: PERI) and Altimar III. Mr. Vorhaus previously served on the board of directors of Altimar I from its initial public offering in October 2020 until its business combination with Blue Owl Capital Inc. in May 2021. Starting December 2018, Mr. Vorhaus founded Vorhaus Advisors and is CEO of the firm. From 1994 to November 2018, he was in a variety of positions at Frank N. Magid Associates, Inc., a research-based strategic consulting firm. From 1994 to 2008, Mr. Vorhaus served as its Senior Vice President and Managing Director and from 2008 to 2018 he served as the President of Magid Advisor, a unit of Magid Associates. From 2013 to 2014, Mr. Vorhaus served as a director of Grow Mobile. In 1987, he founded Vorhaus Investments. Mr. Vorhaus holds a B.A. in Psychology from Wesleyan University and completed the Management Development Program at the University of California, Berkeley’s Haas School of Business.
Number and Terms of Office of Officers and Directors
Altimar II’s board of directors is divided into three classes, with only one class of directors being appointed in each year, and with each class (except for those directors appointed prior to Altimar II’s first annual general meeting) serving a three-year term. In accordance with the NYSE corporate governance requirements, we are not required to hold an annual general meeting until one year after our first fiscal year end following our listing on the NYSE. The term of office of the first class of directors, consisting of Mr. Beebe, Mr. Brown and Mr. Jelinek, will expire at our first annual general meeting. The term of office of the second class of directors, consisting of Ms. Khanna and Mr. Rubenstein, will expire at our second annual general meeting. The term of office of the third class of directors, consisting of Mr. Sondhi, Mr. Vorhaus and Mr. Wasserman, will expire at our third annual general meeting.
Prior to the completion of an initial business combination, any vacancy on the board of directors may be filled by a nominee chosen by holders of a majority of our founder shares. In addition, prior to the completion of an initial business combination, holders of a majority of our founder shares may remove a member of the board of directors for any reason.
Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of one or more chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.
Director Independence
The NYSE listing standards require that a majority of our board of directors be independent. Our board of directors has determined that each of Mr. Beebe, Mr. Jelinek, Ms. Khanna, Mr. Rubenstein, Mr. Sondhi and Mr. Vorhaus are “independent directors” as defined in the NYSE listing standards. Our independent directors have regularly scheduled meetings at which only independent directors are present.
Executive Officer and Director Compensation
None of Altimar II’s executive officers or directors have received any cash compensation for services rendered to Altimar II. Since the consummation of Altimar II’s initial public offering and until the earlier of the consummation of the initial business combination and Altimar II’s liquidation, Altimar II will reimburse the Sponsor for office space and secretarial and administrative services provided to Altimar II, in an amount not to exceed $10,000 per month. In addition, Altimar II’s Sponsor, executive officers and directors and their respective affiliates are being reimbursed for any out-of-pocket
expenses incurred in connection with activities conducted on Altimar II’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Altimar II’s audit committee reviews all payments that Altimar II makes to the Sponsor, executive officers and directors and their respective affiliates on a quarterly basis. Any such payments prior to an initial business combination are made using funds held outside of the Trust Account. Other than quarterly audit committee review of such reimbursements, Altimar II does not expect to have any additional controls in place for governing reimbursement payments to its directors and executive officers for their out-of-pocket
expenses incurred on behalf of Altimar II and in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, is paid by Altimar II to the Sponsor, executive officers and directors or any of their respective affiliates, prior to completion of the initial business combination.
Altimar II does not intend to take any action to ensure that members of its management team maintain their positions with Altimar II after the consummation of the proposed business combination, although it is possible that some or all of Altimar II’s executive officers and directors may negotiate employment or consulting arrangements to remain with Altimar II after the proposed business combination. Altimar II is not party to any agreements with its executive officers and directors that provide for benefits upon termination of employment.

BUSINESS OF FATHOM
Unless the context otherwise requires, all references in this section to the “Company,” “Fathom OpCo”, “we,” “us,” or “our” refer to the business of Fathom Holdco, LLC and its subsidiaries prior to the consummation of the Business Combination.
Our Mission
Our mission is to accelerate manufacturing innovation for the most product driven companies in the world.
Business Overview
Fathom OpCo is a leading
on-demand
digital manufacturing platform in North America, providing comprehensive product development and on-demand
manufacturing services to many of the largest and most innovative companies in the world. We have extensive expertise in both additive and traditional manufacturing, enabling our agile, technology-agnostic platform to blend manufacturing technologies and processes to deliver hybridized solutions designed to meet the specific needs of our customers. This flexible problem-solving approach empowers our customers to accelerate their product development cycles, reducing manufacturing lead times for low-
to
mid-volume
production.
We combine diverse, scaled manufacturing capabilities and deep technical know-how
to enable our customers to get to market faster, putting their design and product goals above the manufacturing limitations often imposed by other service providers. We pair our expertise and manufacturing capabilities with a unified proprietary suite of software – which becomes an extension of the customer’s digital product development and low-
to
mid-volume
production threads. By continuously augmenting our software suite to stay in tune with evolving Industry 4.0 trends, we believe our platform is ideally suited to serve the product development and low-
to
mid-volume
production parts needs of the largest and most innovative companies in the world.
Our differentiated strategy focuses on speed, problem solving, adaptive technical responsiveness, and a focus on manufacturing to meet customers’ design intent — allowing our customers to iterate faster and shorten their product development and production cycles from months to days.
Our deep technical expertise and integrated, software-driven approach underpin a comprehensive suite of capabilities, with over 25 unique manufacturing processes spread across 12 manufacturing facilities with nearly 450,000 sq. ft. of manufacturing capacity in the US. Our scale and breadth of offering allows our customers to consolidate their supply chain and product development needs and to source through a single supplier. Fathom OpCo seamlessly blends in-house
capabilities of 530+ advanced manufacturing systems across plastic and metal additive technologies (90+ industrial-grade systems), CNC machining, injection molding and tooling, precision sheet metal fabrication, and design engineering, catering to a broad set of end markets. Fathom OpCo’s manufacturing technologies and capacity are further extended through utilization of a selected group of highly qualified suppliers who specialize in injection molding and tooling and CNC machining.
With over 35 years of industry experience, Fathom OpCo is at the forefront of the Industry 4.0 digital manufacturing revolution, serving customers in the technology, defense, aerospace, medical, automotive and IOT sectors. Fathom OpCo’s certifications include: ISO 9001:2015, ISO 13485:2016, AS9100:2016, NIST
800-171
and ITAR registered.
Fathom OpCo is also a platform built for taking advantage of attractive future M&A opportunities. Fathom OpCo’s successful and proven acquisition strategy is enabled by our unique integration playbook including our proprietary software platform, which allows a streamlined integration of acquired companies. Over the past three years, we have successfully completed 13 acquisitions to bolster our operations and service offerings.

Based in Hartland, Wisconsin, Fathom OpCo was founded in 1984 under the name Midwest Composite Technologies (“MCT”). Following the merger of MCT and Fathom OpCo in 2019, the business was rebranded to operate under the Fathom Digital Manufacturing Corporation name and key technical capabilities were added in direct response to the needs of our largest and most innovative corporate customers. Today, Fathom OpCo is the result of the successful integration of 13 complementary companies, acquired over the past two years, creating a robust on-demand
digital manufacturing platform with a proven array of additive and traditional manufacturing capabilities.
As a result of our scale and superior offerings, we have developed a loyal base of approximately 3,000 customers, including many of the largest and most innovative companies in the world, with excellent representation across Fortune’s 500 list. As of December 31, 2020 our customers included: (i) 7 of the top 10 aerospace companies, (ii) 4 of the top 10 automotive and electric vehicle companies, (iii) 4 of the top 10 consumer companies, (iv) 8 of the top 10 industrial companies, (v) 8 of the top 10 medical companies and (vi) 7 of the top 10 technology companies. Over the last twelve months ended March 31, 2021, no single customer represented more than 6% of our total revenue, and overall customer retention was 91%.
Our target market is comprised of the highly fragmented U.S.
low-
to
mid-volume
manufacturing market of CNC machining, injection molding, precision sheet metal and additive manufacturing. This market is projected to grow from $25 billion in 2020 to $33 billion in 2025, fueled by growth in demand for additive manufacturing and continuation of the trend of customers increasingly outsourcing their product development prototyping and low-
to
mid-volume
manufacturing needs.
Industry Opportunities
Overall, manufacturing is a very large but highly fragmented market undergoing disruptive changes driven by rapid advances in how products are being designed and manufactured enabled by the adoption of Industry 4.0 practices.
The overall manufacturing market is one of the largest industries in the world, using industrial design processes to turn raw materials into components and finished goods ranging from aircraft to microelectronics. Taking a new product from customer requirements through a design concept, the product development cycle and eventually to manufacture is a complex, costly and time-consuming process. Product development and manufacturing processes are undergoing disruptive changes driven by Industry 4.0 practices, the next wave of the Industrial Revolution.
According to IBIS World, a research firm, there are over 570,000 manufacturing businesses in the US employing over 11.3 million employees. The manufacturing industry is highly fragmented with over 75% of these manufacturing businesses employing less than 20 people, according to a study by SCORE, a research firm. The US Bureau of Labor Statistics reported that there are approximately 2.7 million engineers and technicians with about 75% employed in the manufacturing, professional, scientific, technical, and government sectors.
Within the overall manufacturing market, the highly fragmented low-
to
mid-
volume precision sheet metal fabrication, injection molding, CNC machining, and additive manufacturing market is estimated to be approximately $25 billion.
Shorter product life cycles and demanding customer requirements are changing how companies develop and manufacture new products.
Over the past decade, R&D spending in the manufacturing sector has increased from $445 billion in 2010 to an expected $600+ billion in 2021. Over this period, new products have contributed a growing share of total corporate revenue, requiring an ever-increasing speed and frequency of new product launches. In 2010, 220,000 new products were launched, while in 2021 355,000 new product launches are projected. These trends are pushing companies to innovate faster by accelerating product development cycles to increase their frequency of product launches. Companies must be very agile to be successful.
Product designs are also becoming more complex as companies strive to launch more differentiated and higher functioning products and push manufacturing constraints using increasingly advanced manufacturing processes. As their product portfolio becomes more diverse and customized, companies must manage their manufacturing supply chain to be more localized and on-demand.
By digitizing their product lifecycle companies can simplify and consolidate their supply chain.
Deployment of maturing Industry 4.0 practices shortens product time-to-market
and provides agility but requires companies to seek out advanced manufacturing partners.
Industry 4.0 is primarily driven by the digitization of manufacturing including the commercialization of additive manufacturing complemented by advanced traditional manufacturing technologies. Advancements in software tools and the use of artificial intelligence/machine learning techniques help to digitize the entire product development and manufacturing lifecycle. The digitization of manufacturing is changing how new products are designed, manufactured and serviced, generating a large need for more on-demand
manufacturing at the same time.
Additive manufacturing, complemented by key advanced traditional manufacturing technologies, offers greater agility and flexibility than traditional manufacturing technologies. These technologies are capable of meeting the rigorous demands of corporate customers in the aerospace, automotive, industrial, medical and consumer sectors where products are highly engineered with precise specifications.
On-demand
manufacturing technologies allow custom production of parts in low-
to
mid-
volume quantities with condensed turnaround times. As summarized below, these technologies are highly flexible and adaptive:

•	Additive manufacturing can produce highly complex parts using printed materials which would otherwise be extremely difficult to produce via traditional methods.

•
CNC machining is a subtractive manufacturing process that utilizes a variety of precision computer guided tools. This process yields products with precision and repeatability, while offering high-quality surface finish optionality.

•
Injection molding offers the ability to rapidly produce complex parts using molten material, formed in molds. This process delivers consistency, quality, and cost-effectiveness for larger-scale production.

•
Precision sheet metal fabrication involves cutting and bending of metal sheets, resulting in parts which are highly durable. Lower production expenses make this a highly attractive fabrication process for low-volume
jobs with fewer timing constraints.

Technological advancements are expected to drive continued growth in on-demand
digital manufacturing technologies.

•
As advances in additive manufacturing make it better suited for higher-volume applications, it is expected to take share from traditional manufacturing processes. Additive manufacturing offers the benefits of speed, part consolidation, weight reduction, and the ability to create complex geometries.

•
CNC machining has exhibited rapid technological advances over the past five to ten years and has gained significant share as a result. CNC workflow improvements have streamlined the process, reducing costs.

•	While injection molding production serves a mature market, advances in fast-turnaround applications are driving growth which should not be overlooked.

•	Precision sheet metal fabrication is projected to grow at an accelerated rate between 2020 and 2025.

These technologies have driven significant advancements, improving speed, volumes, material capabilities, and the overall customer experience. Companies leveraging these advanced technologies, particularly the largest and most innovative, are likely to see significant improvements in efficiencies across their entire manufacturing supply chain. In search of further efficiencies, large enterprise companies are regionalizing and shortening their supply chain and consolidating their supplier partners
These same companies are working to take advantage of Industry 4.0 technologies and advancement in the hybridized model of additive manufacturing and advance traditional manufacturing technologies to optimize new product development and manufacturing. Through technological advances, additive manufacturing and other traditional processes are expected to become more accessible, enabling in-house
adoption. However,
in-house
production lines are often underutilized, inefficient, and are not cost effective when used solely for internal needs.
In-house
manufacturing options often lack the scale and capabilities to deliver end-to-end
solutions required by corporate customers.
Within the $25 billion
low-
to
mid-
volume market for precision sheet metal fabrication, injection molding, CNC machining, and additive manufacturing, we estimate that approximately 40% is handled in-house,
55%+ is serviced by regional design services bureaus, and the remaining ~5% is captured by legacy digital manufacturers.
There are thousands of small regional design services bureaus nationwide, most of which possess specialized and limited-service offerings. Some of these regional bureaus serve large enterprise companies but are constrained by inability to scale to meet the requirements of these demanding customers along with the scarcity of skilled labor and limited capacity. Legacy on-demand
digital manufacturers are focused on prosumers and we believe their focus on automation often compromises the flexibility required to meet the evolving needs of corporate customers. We also believe that these legacy digital manufacturers are best-suited for simple, template-based part production and that their low-touch
business model typically is predicated on serving thousands of individual product developers.
On-demand
digital manufacturing brokers have limited
in-house
production and must therefore outsource much of their own production needs, limiting oversight of the production process and hindering quality control and the ability to deliver complex parts. Involving multiple manufacturing suppliers also increases customer concerns relating to the safeguarding of intellectual property.
We believe that large enterprise companies, which represent
50-60%
of the outsourced portion of this $25 billion
low-
to
mid-volume
manufacturing market, are seeking collaborative, long-term partnerships with their key manufacturing suppliers, and in particular a partner that can advance Industry 4.0 practices to scale with them and ultimately allow them to simplify and shorten their supply chain. Fathom OpCo’s value proposition and strategic partnership approach positions the Company to continue taking share from regional design bureaus and legacy digital manufacturers in the $25 billion low-
to
mid-volume
manufacturing market.
Business Strengths and Strategies
Our key competitive strengths
We enable some of the world’s largest and most innovative companies to accelerate new product development and shorten time to market from months to weeks (or even days). We believe our position as a leading on-demand
digital manufacturing platform purpose-built to serve the product development prototyping and low-
to
mid-volume
production needs of the largest and most innovative companies, coupled with the following competitive strengths, will allow us to maintain and extend our market leading position.

•
Adaptable, scalable platform with nationwide reach.
Our platform is not reliant on any individual manufacturing technology, hardware provider, or materials supplier. Our agile business model allows us to respond to evolving customer needs through seamless integration of new manufacturing technologies, software capabilities, and materials. We have built a footprint of 12 manufacturing locations that enables us to produce and deliver parts to our customers nationwide, often in as a little as 24 hours. We expect to continue to benefit from continued innovation in additive and traditional manufacturing, and our established customer relationships which provide us differentiated insights into demand for new technologies, informing investments which expand our capabilities.

•
Broad suite of manufacturing processes, deep technical expertise, and proprietary software platform.
Our platform combines multiple manufacturing processes, dedicated engineering support, and purpose-built proprietary software to deliver a holistic solution which enhances efficiency for our customers. Our business is designed with the flexibility to accommodate complex designs and provide enterprise-grade, quick-turn manufacturing services for high-precision, high-quality parts at scale. Our broad set of manufacturing capabilities eliminates the need for customers to source parts across many single-process competitors or adhere to design constraints imposed by competing national manufacturing platforms and brokerages. This enables our customers to iterate designs faster and reduce time to market.

•
Strong customer relationships across diverse
end-markets.
Our base of 3,000 active customers include many of the largest and most innovative companies in the world, spanning a diverse range of industries. Our strong value proposition is demonstrated through our 91% customer retention rate for the twelve months ended March 31, 2021, and our performance is not reliant on any single customer; in 2020, our largest customer comprised less than 6% of revenue. We have a differentiated ability to establish and cultivate revenue-generating relationships with multiple contacts across individual customers’ R&D and engineering organizations, leaving us increasingly entrenched as their on-demand
manufacturing partner of choice.

•
Highly experienced management team and Board of Directors.
Our leadership team combines a deep additive and advanced manufacturing pedigree with decades of public market experience and a track record of scaling high-growth companies. We believe we have assembled a differentiated management team and Board of Directors who are particularly well-equipped to successfully lead our Company and achieve our strategic goals.

Our Strategy for Growth

•
Increased penetration of our existing enterprise-level corporate customer base and expansion through new enterprise-level corporate customers.
Our focus has historically been on enterprise-level corporate customers with wide-ranging, complex research and development needs. Our value proposition resonates with these customers’ need for technology-agnostic, hands-on,
quick-turn prototyping of
low-to-mid
volume, high-value parts. We believe we can continue to grow by maintaining our strategy of expanding relationships across departments within existing corporate customers, as well as building relationships with new corporate customers through our differentiated capabilities.

•
Expanded offering of additive manufacturing capabilities.
We provide comprehensive services that offer advanced technologies and processes tailored to our customer needs. To maintain our differentiated and market-leading suite of capabilities, we expect we will continue to integrate new capabilities into our platform. We plan to make informed investments in new technologies, supported by our robust, ongoing dialogue with customers and deep industry expertise.

•
Capitalizing on outsourcing trends in prototyping and
low-
to
mid-volume
manufacturing.
It has become increasingly expensive and challenging for companies to maintain the materials, equipment, and skilled labor necessary to keep pace with the rate of innovation in today’s market. Additionally, fluctuations in companies’ internal R&D cycles make it less efficient to build and fund a full suite of in-house
capabilities. Based on current industry trends, we expect companies to further rely on outsourced providers for their prototyping and low-
to
mid-volume
manufacturing. We believe we are well-positioned to capture market share as a result of this trend due to our comprehensive capabilities and corporate focus.

•
Further enhancement of our software and digital capabilities.
We are continuously working to expand our software platform’s capabilities and believe this offering is pivotal in driving future growth. Our main areas of focus are: (i) further digitization of our offering through development of an internet-of-things
enabled product suite, (ii) continued improvement of turnaround times and production efficiency achieved by leveraging our data analytics and artificial intelligence capabilities, (iii) enhancing the customer experience through greater integration of our platform into our customers’ PLM, MES and ERP systems, and (iv) reduction of our customers’ need for on-site
inventory through the establishment of digitized supply chain management systems.

•
Continued pursuit of strategic
add-on
acquisitions.
Targeted acquisitions and integrations of complimentary digital manufacturing companies into our business represent an attractive growth opportunity, given our successful track record and the highly fragmented nature of our industry. Since 2018, we have completed 13 acquisitions (with four completed in 2021), transforming Fathom OpCo into a leading on-demand
digital manufacturing company with a highly scalable breadth of manufacturing capabilities. We have optimized our platform to streamline the integration of new companies into the Fathom OpCo ecosystem, allowing us to deploy our proprietary playbook and realize synergies.

Sales and Marketing
Our sales and marketing teams are foundational to acquiring new corporate customers and maintaining our existing relationships. Given the multiple purchasing points of contact we regularly encounter within our individual customer accounts, we approach sales relationships through a “land and expand” model. Once we have established an existing relationship, we expand our customer points of contact using our unique digital marketing and commercial strategy within an account by delivering excellent project outcomes, resulting in organic word-of-mouth
recommendations within those organizations. This “land and expand” strategy has been an effective model, allowing us to leverage initial customer acquisition costs within these accounts and delivering profitable growth.
We have built a successful enterprise selling team located throughout the US that is focused on acquiring and growing corporate accounts. We also have an internal business development sales team that works to nurture prospect accounts and turn them into customers. Our sales team works closely with our software platform and quoting team to provide our customers the best solution for the outcome they are looking to achieve by leveraging our technology agnostic approach. If customers desire design or manufacturing input, we have a team of sales engineers who have extensive expertise to assist customers in solving for their key project criteria (e.g., budget, performance requirements, timelines, etc.). We offer customers the technologies and experience to deliver within some of the most challenging and complex project constraints.
Our proprietary manufacturing enablement software platform, alongside our commercial strategy, gives us a scalable lever with our unique digital marketing strategy to acquire new customers and contacts within existing customers, which supports our “land and expand” model.
Our automated software platform gives customers access to Fathom OpCo’s comprehensive capabilities and experts enabling an impactful and accelerated solution. We have an industry-leading
30-second
injection molding automated quotation solution, as well as instant quoting capabilities for additive manufacturing. Competing systems typically take hours to days, on average, to provide similar quotes for injection molding. Whether the design submitted is best suited for injection molding or a different manufacturing technology, our platform routes the design to the appropriate team for execution.
Given the breadth of technologies within the Fathom OpCo platform, we provide our customers with comfort that our engineering advice is aligned with the most effective solution that best meets their product needs, rather than a customer having to sacrifice their design to match our capabilities. Additionally, our wide array of manufacturing offerings allows our customers to consolidate their supply chains from many single-capability suppliers to one point of contact who can then monitor quality and timing across all facets of the supply chain. Our sales and marketing model, paired with these differentiators, creates sticky customer relationships.

Business Operations
Fathom OpCo provides comprehensive,
on-demand,
digital manufacturing services which enable our customers to iterate faster and more efficiently. These services are delivered through our proprietary unified suite of software. These services provide our customers with value in three key areas.

•
Engineering and design support.
Our Engineering and Design team demonstrates the value we provide as an outsourced solution by advising customers’
in-house
engineers and technical professionals as they tackle complex application challenges in the early stages of product development. This consultation service aims to further compress development timelines and costs, while enhancing design for manufacturability and facilitating greater innovation.

•
Technical responsiveness.
We have developed extensive technical expertise through decades of industry exposure and data analysis. Fathom OpCo offers 24/7 project management support and manufacturing operations through a global network of facilities in the United States and Asia.

•
Material expertise.
Our technology offerings support production of parts made from a wide variety of materials, allowing our customers to choose the material for each job with the right properties to meet their needs.

Our breadth of
on-demand
manufacturing capabilities includes the following:

•	Additive manufacturing. Utilizes seven different technologies across, FDM, SLS, MJF, Polyjet, SLA, DLS, and DMLS technologies, we can provide parts in as fast as 24 hours.

•
CNC machining.
We offer three- and five-axis milling and turning, with an array of material and finishing options. Using CNC machining, we provide customers with high-quality surface finishing. Parts can be ready in as soon as five days and have a tolerance range of
+/-0.001”
to 0.005”.

•
Injection molding.
We can deliver production tools in as little as three weeks and prototype tools in only 10 days. Fathom OpCo is capable of delivering over 10 thousand parts in 14 days and can address low-
to high-volume molding needs.

•
Precision sheet metal fabrication.
Using laser and waterjet cutting, along with sheet metal stamping, bending and forming, our precision sheet metal fabrication can complete parts in as soon as five days.

•	Ancillary technologies. Our comprehensive offering also includes urethane casting, model assembly and finishing, engineering and design support, and quality inspection.
We are committed to the security of our customer’s IP and providing products of the highest quality. Fathom OpCo’s certifications and quality and security initiatives demonstrate our ability to deliver in these areas:

•
ISO 9001:2015 Certification:
International standards that specify requirements for QMS. Organizations utilizing these standards must demonstrate the ability to provide products and services that consistently meet customer and regulatory requirements.

•	AS9100:2016 Certification: An internationally recognized QMS for the Aviation, Space and Defense (ASD) sector.

•	ISO 13485 Certification: Outlines requirements of a QMS providing medical devices and related services to ensure customer needs and applicable regulatory requirements are met consistently.

•	ITAR-Registration: International Traffic in Arms Regulations (ITAR) controls the export and import of defense-related products and services for items on the United States Munitions List (USML).

•	NIST 800-171 + NIST 800-53 Compliant: The recommended requirements for protecting the confidentiality of controlled unclassified information (CUI).

•
WISP Compliant:
Written Information Security Program is the entity which defines the administrative, technical and physical safeguards required for storage and safekeeping of personally identifiable information.

Since 2010, we have provided our customers access to
easy-to-use
automated quoting, ordering, engineering, and product development tools through our proprietary software suite. This software was developed to bridge the widening gap between past methods of manual quoting and design, and emerging, cutting-edge additive technologies. Our platform was built as a proprietary tool designed specifically to serve the needs of our innovative customer base. This proprietary manufacturing enablement software is an automated, scalable, and easy-to-use
quoting, ordering and project management cloud software tool. We intend to further commercialize our software as we work to accelerate digital transformation across the manufacturing ecosystem.
Key platform features include:

•
Quoting.
Fathom OpCo’s proprietary online platform offers users quick access to additive manufacturing, injection molding, CNC machining and sheet metal fabrication for low-volume
production and prototyping. This offering allows users to customize items across dimensions, materials, manufacturing processes, finishes, and quantities. Our software allows users to receive quick access to quotes and industry leading expertise to then place an order leading to increased efficiency and expedited turnarounds.

•	Project management. Through our platform, we provide 24/7 project management support and facility operations backed by a global network of facilities in the United States and China.

•
Design for manufacturability.
Our software suite empowers customers to leverage digital manufacturing technologies to unearth problems in the early innings of product design, accelerating what is often the most time-intensive stage of product development. This reduction in development time allows our global customers to bring products to market faster through condensed product design cycles. In addition to condensing development timelines and lowering labor costs, our technology delivers enhanced precision across production runs and greater consistency of parts through automation. Our engineering and design services include the following:

•	Additive technology expertise and material guidance

•	Mechanical concept development and industrial design support

•	Design for additive manufacturing (DFAM)

•	Design for manufacturing

•	Proven advanced prototyping methodologies

•	Bundled support with manufacturing services

•
Production.
Fathom OpCo delivers scalable production offerings that appeal to engineers, product designers, and manufacturers looking to produce complex products at scale. Our breadth of advanced manufacturing technologies allows for short production runs, and quicker delivery of complex and high-precision parts.

Customers and Competitors
Fathom OpCo accelerates product development cycles for many of the most innovative companies in the world. We have served approximately 3,000 customers over the twelve months ended March 31, 2021, including most of the top 10 Fortune 500 companies across the aerospace, automotive / electric vehicle, consumer, industrial, medical and technology sectors. A key component of our growth has been our relationships with our customers, which has led to a high rate of repeat revenue. During the twelve months ended March 31, 2021, 91% of our existing customer base utilized our platform to place additional orders, and no one customer accounted for more than 6% of revenue, demonstrating the repeatability and diversification of our customer base. We offer our clients engineering and design support, technical responsiveness, and access to our extensive materials knowledge, while providing superior production speed and quality, in a process tailored to deliver the level of hands-on
engagement that suits each customer’s needs.
We operate in a large, fragmented, and competitive industry, competing for customers with a range of digital manufacturers, such as Proto Labs, Inc., digital manufacturing brokers, such as Xometry, and thousands of regional design bureaus. We believe we are uniquely positioned as the only full-service outsourced solution built specifically to cater to the manufacturing needs of enterprise-level corporate customers.
We believe we compare favorably to other industry participants based on the following competitive factors:

•	We believe Fathom OpCo owns the widest breadth of advanced manufacturing processes, including additive 2.0 and emerging technologies

•	We have a proven track record of serving blue-chip, enterprise-level corporate customers

•	Our unified digital customer experience supplemented with embedded engineering driven support teams offer customers unique access to our expertise

•	With our twelve manufacturing facilities spread across all U.S. timezones, we offer our clients turnaround times in as little as 24-hours, nationwide

•	Fathom OpCo provides one of the industry’s only team of dedicated customer-facing engineers, unlocking the broadest parts envelope and providing customers with high-value customized parts

•	We have earned key manufacturing industry certifications which validate our capabilities and precision (tight tolerances, handling of sensitive client data, etc.)

•
We possess a wealth of material expertise, technical design capabilities, and engineering resources which we leverage to deliver superior customer results regardless of manufacturing process and production material

Research and Development
Our research and development efforts are focused primarily on software development and the evaluation of new manufacturing technologies and materials to add to the Fathom OpCo digital manufacturing platform, both internally and through our supply chain partners. The digital manufacturing landscape is evolving quickly, with new technologies and materials being brought to market at an increasingly rapid pace. Our research and development, operations and supply chain teams have deep relationships with the leading hardware and materials providers, allowing us to stay current on new technologies coming to market. Our research and development team regularly evaluates opportunities in new technologies and materials across a range of factors including customer demand, technology maturity, and production workflow. Additionally, our research and development team work closely with hardware OEMs and materials providers to ensure production quality and efficiency for our customers.
Intellectual Property
Our ability to drive innovation in the digital manufacturing market depends in part upon our ability to protect our core technology and software know-how.
We attempt to protect our intellectual property rights

through a combination of patent, trademark and trade secret laws, as well as through contractual provisions and restrictions on access to our proprietary technology which includes both nondisclosure and invention assignment agreements with our consultants and employees and non-disclosure
agreements with our vendors and business partners. While unpatented research, development, know-how
and engineering skills are important to our business, we pursue patent protection when we believe it is possible and consistent with our overall strategy for safeguarding intellectual property. Our existing patents are expected to expire between March 2034 through August 2038.
As of July 15, 2021, we own two issued United States patents and five pending United States patent applications. Our patents and patent applications are directed to proprietary technology used in data aggregation and analytics for digital manufacturing, systems and methods for producing three-dimensional objects, and printing systems and methods for fabricating injection molds.
As of July 15, 2021, we own five United States trademark registrations, two pending United States trademark applications and one Arizona trademark registration. We have registered “INCODEMA”, “ICOMold”, “SMARTQUOTE”, “FATHOM” and “FATHOM and Design” as trademarks in the United States.
Government Regulations
We are subject to various laws, regulations and permitting requirements of federal, state, and local authorities, including related to environmental and health and safety. We are also subject to various U.S. and foreign laws and regulations related to anti-corruption, embargoes, sanctions, and trade and export controls, including those of the jurisdictions in which we operate, source from, or make sales to. We believe that we are in material compliance with all such laws, regulations, and permitting requirements.
Environmental Matters
We are subject to domestic environmental laws and regulations governing our operations, including, but not limited to, emissions into the air and water and the use, handling, disposal, and remediation of hazardous substances. A certain risk of environmental liability is inherent in our production activities. These laws and regulations govern, among other things, the generation, use, storage, registration, handling, and disposal of chemicals and waste materials, the presence of specified substances in electrical products, the emission and discharge of hazardous materials into the ground, air, or water, the cleanup of contaminated sites, including any contamination that results from spills due to our failure to properly dispose of chemicals and other waste materials, and the health and safety of our employees. We are required to obtain environmental permits from governmental authorities for certain operations.
Facilities
Fathom OpCo’s corporate headquarters are located in Hartland, Wisconsin in a facility that we lease containing approximately 117,000 square feet of office and manufacturing space. We maintain manufacturing facilities in the following locations (square footage amounts are approximate):

•	12,000 square-foot facility leased in Holland, OH

•	20,500 combined square feet across 4 leased facilities leased in Oakland, CA

•	27,000 square-foot facility leased in Ithaca, NY

•	17,500 square-foot facility leased in Newark, NY

•	23,000 square-foot facility leased in Miami Lakes, FL

•	32,000 square-foot facility leased in Tempe, AZ

•	87,000 square-foot facility leased in Denver, CO

•	7,500 square-foot facility leased in Pflugerville, TX

•	34,000 square-foot facility leased in Round Rock, TX

•	27,000 square-foot facility owned in McHenry, IL

•	28,000 square-foot facility owned in Ham Lake, MN

•	19,000 square-foot facility owned in Elk Grove, IL
We believe our combined facilities are adequate for our development and production needs in the near future. Should we need to add space or transition into new facilities, we believe we have the ability to expand our footprint on commercially reasonable terms.
Employees
Our employees are the foundation of Fathom OpCo’s enterprise and are essential to maintaining our business model and competitive advantages. As of June 30, 2021, we had over 622 employees, working across our US locations. Our employees are distributed across functions, including engineering, production, sales, marketing, and general corporate functions. To date, we have not experienced any work stoppages and consider our relationship with our employees to be in good health. None of our employees are subject to a collective bargaining agreement or represented by a labor union.
Our human capital resource objectives include, as applicable, identifying, recruiting, retaining, incentivizing and integrating our existing and additional employees. The principal purpose of our equity incentive plans are to attract, retain and motivate selected employees, consultants and directors through the granting of equity-based compensation awards and cash-based performance bonus awards.
The health and well-being of our employees is critical to our ongoing ability to operate and serve our customers. We are committed to ensuring the safety and well-being of our employees across each location and job function – this includes providing broad benefits to support their health and wellness needs. In order to address the challenges posed by
COVID-19,
we implemented a number of measures across our locations to ensure maximum protection for our employees and their families, including allowing remote work arrangements where possible. We continue to place the utmost importance on complying with governmental regulations and health authority guidance to ensure that the appropriate steps are taken to protect the well-being of all people engaged with our business.
Legal Proceedings
We are from time to time subject to various claims, lawsuits, and other legal and administrative proceedings arising in the ordinary course of business. Some of these claims, lawsuits, and other proceedings may involve highly complex issues that are subject to substantial uncertainties, and could result in damages, fines, penalties, non-monetary
sanctions, or relief. Due to the inherent uncertain nature of litigation, the ultimate outcome or actual cost of settlement may materially vary from estimates.

ALTIMAR II’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis should be read in conjunction with the financial statements and related notes of Altimar II included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements reflecting Altimar II’s current expectations, estimates and assumptions concerning events and financial trends that may affect Altimar II’s future operating results or financial position. Actual results and timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements.”
Overview
We are a blank check company incorporated in the Cayman Islands on December 7, 2020 formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. We intend to effectuate our Business Combination using cash derived from the proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, our share capital, debt or a combination of cash, share capital and debt.
We expect to continue to incur significant costs in the pursuit of an initial business combination . We cannot assure you that our plans to complete an initial business combination, including the Business Combination with Fathom OpCo, will be successful.
Results of Operations
We have neither engaged in any operations nor generated any revenues through June 30, 2021. All activity for the period from December 7, 2020 (inception) through June 30, 2021 were organizational activities, those necessary to prepare for the Initial Public Offering as described below and, subsequent to the closing of the Initial Public Offering, identifying a target company for a Business Combination. We do not expect to generate any operating revenues until after the completion of our Business Combination. We generate non-operating
income in the form of interest income on investments held in the Trust Account. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the three months ended June 30, 2021, we had a net income of $13,878,688, which consists of the change in the fair value of warrant liability of $12,541,736, operating income of $1,331,651, and interest income on investments held in the Trust Account of $5,301.
For the six months ended June 30, 2021, we had a net loss of $1,846,965, which consists of operating costs of $570,488, transaction costs allocated to the Warrants of $755,071 and an increase in the fair value of warrant liability of $527,802, offset by interest income on investments held in the Trust Account of $6,396.
Liquidity and Capital Resources
On February 9, 2021, we consummated the Initial Public Offering of 34,500,000 Units at $10.00 per Unit, generating gross proceeds of $345,000,000 as described in Note 3 to the condensed financial statements. Simultaneously with the closing of the Initial Public Offering, we consummated the sale of 9,900,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement transaction to the Sponsor, generating gross proceeds of $9,900,000 as described in Note 4 to the condensed financial statements.
Following the Initial Public Offering, the full exercise of the over-allotment option and the sale of the Private Placement Warrants, a total of $345,000,000 was placed in the Trust Account. We incurred $19,490,958 in costs related to the Initial Public Offering, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees and $515,958 of other offering costs.

For the six months ended June 30, 2021, cash used in operating activities was $1,232,131. Net loss of $1,846,965 was affected by an increase in the fair value of warrant liability of $527,802, transaction costs allocated to the Warrants of $755,071 and interest earned on investments held in the Trust Account of $6,396. Changes in operating assets and liabilities provided $(661,643) of cash for operating activities.
As of June 30, 2021, we had investments held in the Trust Account of $345,006,396 (including $6,396 of interest income) consisting of U.S. Treasury Bills with a maturity of 185 days or less. We may withdraw interest from the Trust Account to pay taxes, if any. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account (less income taxes payable), to complete our Business Combination. To the extent that our share capital or debt is used, in whole or in part, as consideration to complete our Business Combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
As of June 30, 2021, we had cash of $1,525,518 held outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses and structure, negotiate and complete a Combination our initial business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with our initial business combination, the Sponsor, or an affiliate of the Sponsor, or certain of the Company’s executive officers and directors may, but are not obligated to, loan the Company funds as may be required (such funds, “Working Capital Loans”). If we complete an initial business combination, we would repay such Working Capital Loans. In the event that our business combination does not close, we may use a portion of the working capital held outside the Trust Account to repay such Working Capital Loans but no proceeds from the Trust Account would be used for such repayment. Up to $2,000,000 of such Working Capital Loans may be convertible into warrants at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the Private Placement Warrant.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth
due diligence and negotiating our initial business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our initial business combination. Moreover, we may need to obtain additional financing either to complete our initial business combination or because we become obligated to redeem a significant number of the Class A Ordinary Shares upon consummation of our initial business combination, in which case we may issue additional securities or incur debt in connection with such initial business combination.
Following the completion of the Business Combination, Fathom will be obligated to make payments under the Tax Receivable Agreement. The actual timing and amount of any payments that may be made under the Tax Receivable Agreement are unknown at this time and will vary based on a number of factors, many of which are outside of Fathom’s control. For more information about these factors, see “THE BUSINESS COMBINATION AGREEMENT — Related Agreements — Tax Receivable Agreement.” However, Fathom expects that the payments that it will be required to make to in connection with the Tax Receivable Agreement will be substantial. Any payments made by Fathom under the Tax Receivable Agreement will generally reduce the amount of cash flow that might have otherwise been available to Fathom. To the extent Fathom OpCo has available cash and subject to the terms of any current or future debt or other agreements, the Fathom Operating Agreement will require Fathom OpCo to make pro rata cash distributions to holders of New Fathom Units, including Fathom, in an amount sufficient to allow Fathom to pay its taxes and to make payments under the Tax Receivable Agreement. Fathom generally expects Fathom OpCo to fund such distributions out of available cash.

However, except limited circumstances, Fathom may elect to defer payments due under the Tax Receivable Agreement if it does not have available cash to satisfy its payment obligations under the Tax Receivable Agreement or if its contractual obligations limit its ability to make these payments. Any such deferred payments under the Tax Receivable Agreement generally will accrue interest at the rate provided for in the Tax Receivable Agreement, and such interest may significantly exceed Fathom’s other costs of capital. In certain circumstances (including an early termination of the Tax Receivable Agreement due to a change of control or otherwise), payments under the Tax Receivable Agreement may be accelerated and/or significantly exceed the actual benefits, if any, Fathom realizes in respect of the tax attributes subject to the Tax Receivable Agreement. In the case of such an acceleration in connection with a change of control, where applicable, Fathom generally expects the accelerated payments due under the Tax Receivable Agreement to be funded out of the proceeds of the change of control transaction giving rise to such acceleration, which could have a significant impact on our ability to consummate a change of control or the amount of proceeds received by our shareholders in connection with a change of control. However, Fathom may be required to fund such payment from other sources, and as a result, any early termination of the Tax Receivable Agreement could have a substantial negative impact on our liquidity or financial condition.
Off-Balance
Sheet Arrangements
We had no obligations, assets or liabilities, which would be considered off-balance
sheet arrangements as of June 30, 2021. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance
sheet arrangements. We have not entered into any
off-balance
sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities or purchased any non-financial
assets.
Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a sum of $10,000 per month for office space and secretarial and administrative services. We began incurring these fees on February 4, 2021 and will continue to incur these fees monthly until the earlier of the completion of our initial business combination and our liquidation.
The underwriters are entitled to a deferred underwriting fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred underwriting fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete an initial business combination, subject to the terms of the underwriting agreement.
Critical Accounting Policies
The preparation of condensed financial statements and related disclosures in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the critical accounting policies set forth below.
Warrant Liability
We account for the Warrants as either equity-classified or liability-classified instruments based on an assessment of the Warrants’ specific terms and applicable authoritative guidance in the FASB ASC Topic 480, “
Distinguishing Liabilities from Equity
,” and ASC Topic 815, “
Derivatives and Hedging
.” The assessment considers whether the Warrants are freestanding financial instruments pursuant to ASC Topic 480, whether

Warrants meet the definition of a liability pursuant to ASC Topic 480 and whether the Warrants meet all of the requirements for equity classification under ASC Topic 815, including whether the Warrants are indexed to the Class A Ordinary Shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and as of each subsequent quarterly period end date while the Warrants are outstanding.
For issued or modified Warrants that meet all of the criteria for equity classification, the Warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance. For issued or modified Warrants that do not meet all the criteria for equity classification, the Warrants are required to be recorded at their initial fair value on the date of issuance and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash
gain or loss on the statements of operations. The fair value of the Public Warrants was determined using the closing price of the Public Warrants, and the fair value of the Private Placement Warrants was estimated using a Monte Carlo simulation approach.
Class A Ordinary Shares Subject to Possible Redemption
We account for the Class A Ordinary Shares subject to possible redemption in accordance with the guidance in ASC Topic 480, “
Distinguishing Liabilities from Equity
.” The Class A Ordinary Shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A Ordinary Shares (including Class A Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A Ordinary Shares are classified as shareholders’ equity. The Class A Ordinary Shares feature certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, the Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of our condensed balance sheets.
Net Income (Loss) Per Ordinary Share
We apply the
two-class
method in calculating net income (loss) per ordinary share. Net income per ordinary share, basic and diluted, for redeemable Class A Ordinary Shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable Class A Ordinary Shares outstanding since original issuance. Net income (loss) per share, basic and diluted, for Class B Ordinary Shares is calculated by dividing the net income (loss), adjusted for income attributable to redeemable Class A Ordinary Shares, by the weighted average number of Class B Ordinary Shares outstanding for the period.
Recent Accounting Standards
In August 2020, the FASB issued Accounting Standards Update No.
2020-6, “Debt—Debt
with Conversion and Other Options (Subtopic
470-20)”
and “
Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
,” which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU
2020-6
removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU
2020-6
is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. We adopted ASU
2020-6
effective as of January 1, 2021. The adoption of ASU
2020-6
did not have an impact on our financial statements.
Our management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our condensed financial statements.

FATHOM OPCO’s MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of our financial condition and results of operations should be read in conjunction with Fathom OpCo’s financial statements and notes thereto included elsewhere in this proxy statement/prospectus. This discussion and analysis contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward- looking statements as a result of various factors, including those set forth under “Risk Factors” and elsewhere in this proxy statement/prospectus.
Overview
Fathom Holdco, LLC (“Fathom OpCo”) was formed in Delaware in 2021. However, our roots stretch back over 35 years with the founding of several of our subsidiaries. The terms “Fathom OpCo,” the “Company,” “we,” “us,” and “our” as used herein refer to the business and operations of Fathom OpCo and its subsidiaries.
We are a leading national
on-demand
digital manufacturing platform at the forefront of the Industry 4.0 revolution. Industry 4.0 utilizes
e-commerce,
automation, and data sharing in a cyber-physical system to communicate and cooperate in the manufacturing process over the Internet of Things (IoT). Using our expansive manufacturing footprint and extensive expertise in both additive and traditional manufacturing, we provide comprehensive product development and on-demand
manufacturing services to many of the largest and most innovative companies in the world. Our unified suite of manufacturing technologies, processes, and proprietary software enables us to deliver hybridized solutions that meet the specific needs of our customers, empowering them to tackle complex manufacturing problems and accelerate product development cycles.
Our differentiated strategy focuses on speed, problem solving, adaptive technical responsiveness, and manufacturing to meet customers’ design intent, which allows our customers to iterate faster, often shortening their product development and production cycles from months to days.
We seamlessly blend
in-house
capabilities consisting of plastic and metal additive technologies, injection molding and tooling, computer numerical control (“CNC”) machining, and precision sheet metal fabrication. We operate over 530 advanced manufacturing systems across 25 unique manufacturing processes and a 450,000 sq. ft. manufacturing footprint, spanning 12 facilities located primarily within the United States. We believe we are positioned to serve the largest geographic markets in which our customers are located and enable cost effective and rapid turnaround times for our customers. Our scale and the breadth of offerings allow our customers to consolidate their supply chain and product development needs through the ability to source through a single manufacturing supplier. Fathom’s manufacturing technologies and capacity are further extended through the utilization of a selected group of highly qualified suppliers that specialize in injection molding and tooling and CNC machining.
We have experienced significant growth since inception both organically and through our successful and proven acquisition playbook, which is enabled by our proprietary software platform that allows for a streamlined integration of acquired companies. Over the past three years, we have successfully completed 13 acquisitions to bolster our operations and offerings. Fathom started as Midwest Composite Technologies, LLC (“MCT”), a leader in prototyping and low-volume
services. Founded in 1984, MCT specialized in model making, industrial design, and rapid prototyping. Today, MCT serves companies through a variety of in-house
additive manufacturing technologies, including 3D printing and processing, CNC machining, injection molding, and industrial design capabilities. In September 2019, we acquired Kemeera, LLC d/b/a FATHOM (“FATHOM”) to expand our additive, CNC machining injection molding, and development and engineering services, as well as bring urethane casting capabilities. In December 2019, we acquired ICOMold, LLC (“ICOMold”) to expand our injection molding capabilities and significantly enhance our customer experience by bringing in-house
an interactive, automated quotation system capable of providing feedback in 30 seconds with an intuitive, customer-

facing project management portal, which we have continued to develop and enhance. Our acquisition of ICOMold also expanded our capabilities into China. In July 2020, we acquired Incodema, LLC (“Incodema”) and Newchem, LLC (“Newchem”) to expand our in-house
manufacturing processes to include precision sheet metal engineering solutions, including a broad array of sheet metal cutting and forming solutions such as laser cutting, micro waterjet, specialty stamping, and photochemical etching, among others, for quick and complex, tight tolerance parts. In August 2020, we acquired GPI Prototype & Manufacturing Services, LLC (“GPI”) to expand our additive manufacturing capabilities. GPI was one of the first metal additive manufacturing service providers in the United States, bringing metallurgical expertise in-house
and enabling the Company to produce metal parts with complex geometries for on-demand
manufacturing applications. In December 2020, we acquired Dahlquist Machine, LLC (“Dahlquist”) to expand our precision machining capabilities with state-of-the-art
CNC mills and lathes for high-speed precision machining of light metals, aluminum, and plastics. In December 2020, we also acquired Majestic Metals, LLC, (“Majestic Metals”) further expanding our precision sheet metal fabrication capabilities. Further, in December 2020, we acquired Mark Two Engineering, LLC (“Mark Two”) expanding our precision machining services and footprint in the medical device industry. In February 2021, we acquired Summit Tooling, Inc. and Summit Plastics LLC, (collectively, “Summit”) further expanding our plastic injection mold manufacturing capabilities. In April 2021, we acquired Centex Machine and Welding Inc. (“Centex”) and Laser Manufacturing, Inc. “(Laser) to expand our high-precision manufacturing services specializing in CNC Machining and medical device manufacturing. In April 2021, we also acquired Sureshot Precision LLC d/b/a Micropulse West (“Micropulse West”) expanding our Electrical Discharge Machine (“EDM”) services, and CNC and manual machining capabilities. Further, in April 2021, we acquired Precision Process LLC specializing in CNC machining, engineering support, and EDM services.
We continue to invest significantly in the enhancement and expansion of our technologies, processes, and capabilities with the aim of better serving the needs of a broader set of customers and end-markets. As a result of our efforts described above, we have developed a loyal base of approximately 3,000 customers, including many of the most innovative companies in the world. Our customers span across a diverse range of end-markets, including, but not limited to, the aerospace, defense, technology, medical, automotive, and IoT sectors. This diverse customer base has allowed for no single customer to represent more than 4.0% and 6.4% of our revenue in 2020 and 2019, respectively, and 6.2% and 5.3% of our revenue for the six months ended June 30, 2021 and 2020, respectively. Our overall customer retention rate is 91%, with retained customers representing 86% and 88% of our revenue in 2020 and 2019, respectively, and 87% and 87% of our revenue for the six months ended June 30, 2021 and 2020, respectively.
We believe the market for our
on-demand
digital manufacturing services across manufacturing applications is largely unsaturated as companies continue to realize the efficiency and effectiveness of our rapid quotation system and 3D CAD driven manufacturing processes. Our market is projected to grow from $25 billion in 2020 to $33 billion in 2025, fueled by growth in demand for additive manufacturing and continuation of the trend of customers increasingly outsourcing their prototyping and low-to-medium
volume production needs. We believe our position as the only on-demand
digital manufacturing platform purpose-built to serve the rapid prototyping and low-to-medium
volume production needs of the largest and most innovative companies, coupled with our competitive strengths, will allow us to maintain and extend our market leading position.
Our revenues were $61.3 million and $20.6 million for the years ended December 31, 2020 and 2019, respectively, and $66.4 million and $24.2 million for the six months ended June 20, 2021 and 2020, respectively. Our operating expenses were $27.0 million and $10.1 million for the years ended December 31, 2020 and 2019, respectively, and $24.7 and 10.1 million for the six months ended June 30, 2021 and 2020, respectively. Our recent growth in revenue has been accompanied by increased cost of revenue and operating expenses. We expect to increase investment in our operations to support anticipated future growth as discussed more fully below.
Going Concern
On April 30, 2021, the Company completed a financing transaction whereby it issued a $172 million term loan due April 2022 (the “2021 Term Loan”) in order to finance the acquisitions of Centex Machine and

Welding, Inc. (“Centex”), Laser Manufacturing, Inc. (“Laser”), Sureshot Precision, LLC d/b/a Micropulse West (“Micropulse West”), and Precision Process Corporation (“PPC”), as well as to refinance the Company’s existing debt, as described in Note 8 —
Long-Term Debt
in the accompanying Notes to the audited Consolidated Financial Statements. See Note 8 —
Debt
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information regarding the April 30, 2021 financing transaction.
As the Company does not have sufficient cash on hand and cash flow from operations to repay the 2021 Term Loan, the maturity of the 2021 Term Loan raises substantial doubt about our ability to continue as a going concern within the next twelve months. If we are unable to repay, refinance or restructure our 2021 Term Loan, our assets may not be sufficient to repay in full the amounts owed.
To address the upcoming maturity of the 2021 Term Loan, the Company has entered into a new credit facility with its existing creditors (the “New Credit Agreement”). The New Credit Agreement includes a $50 million revolving credit facility and $125 million term loan, and matures in 2026. The proceeds from these loans will be used to repay the 2021 Term Loan. Upon the closing of the Business Combination, which is expected to satisfy the requirements of a SPAC Transaction (as defined below), the Company intends to use proceeds from borrowings under the New Credit Agreement to repay in full the 2021 Term Loan.
The funding of the New Credit Agreement is contingent on the Company closing a definitive business combination with a publicly traded Special Purpose Acquisition Company (“SPAC”) before April 9, 2022 (the “SPAC Transaction”). In addition, the cash proceeds of such SPAC Transaction must be at least $313 million, or a lesser amount if mutually agreed by the Company and the SPAC. If the SPAC Transaction is not completed prior to April 9, 2022, the Company will not receive any funds nor incur any indebtedness from the New Credit Agreement. Given the SPAC Transaction will be subject to regulatory and market conditions, as well as approval by a SPAC’s shareholders, and the SPAC securing adequate financing, it is not within the Company’s control and therefore cannot be deemed probable. As a result, the Company has concluded that management’s plans described above do not alleviate substantial doubt about the Company’s ability to continue as a going concern for the next twelve months.
The accompanying financial statements of Fathom OpCo do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes that Fathom OpCo will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Key Factors Affecting Our Results
Our financial position and results of operations depend to a significant extent on the following actors:
Industry Opportunity and Competitive Landscape
As discussed above, the market in which we operate is projected to grow from $25 billion in 2020 to $33 billion in 2025, fueled by growth in demand for additive manufacturing and continuing trends in customer outsourcing of production needs. We operate in a large, fragmented, and competitive industry, competing for customers with a range of digital manufacturers, digital manufacturing brokers, and regional design bureaus. We believe we are uniquely positioned as the only full-service outsourced solution built specifically to cater to the manufacturing needs of enterprise-level corporate customers. In particular, we believe we compare favorably to other industry participants on the basis of the following competitive factors:

•	Fathom OpCo owns a wide breadth of advanced manufacturing processes, including additive 2.0 and emerging technologies

•	We have a proven track record of serving blue-chip, enterprise-level corporate customers

•	We offer our clients turnaround times in as little as 24-hours, nationwide

•	Our unified digital customer experience supplemented by with embedded support teams

•	Fathom OpCo provides the industry’s only team of dedicated customer-facing engineers, unlocking the broadest parts envelope and providing customers with high-value customized parts

•	Our list of certifications validates our capabilities and precision (tight tolerances, handling of sensitive client data, etc.)

•
We possess a wealth of material expertise, technical design capabilities, and engineering resources which we leverage to deliver superior customer results regardless of manufacturing process and production material

•	Our successful and proven acquisition integration playbook for strategic growth opportunities
Customer Product Life Cycle and Connectivity
We believe that a number of trends affecting our industry have affected our results of operations and may continue to do so. For example, we believe that many of our target customers are facing three mega trends which are disrupting long-term product growth models including (i) increased pressure to shorten product life-cycles, (ii) manufactured parts on-demand,
and (iii) expectation to deliver products that are personalized and customized to unique customer specifications. We believe we continue to be well positioned to benefit from these trends given our proprietary technology alignment with Industry 4.0 trends that enables us to automate and integrate processes involved in manufacturing custom parts. The
COVID-19
pandemic has also impacted the manufacturing environment. For example, the pandemic accelerated the digitization of manufacturing as companies pivoted to a work-from-home and socially-distanced manufacturing plant environment. As a result, the adoption of
e-commerce
was accelerated, which allows opportunity for us to provide valuable solutions to manufacturers looking to build resiliency in their supply chains through fast, on-demand
manufacturers. While our business may be positively affected by these trends, our results may also be favorably or unfavorably impacted by other trends that affect product developer and engineer orders for custom parts in low volumes, including, among others, economic conditions, changes in product developer and engineer preferences or needs, developments in our industry and among our competitors, and developments in our customers’ industries. For a more complete discussion of the risks facing our business, see “Risk Factors” in this proxy statement/prospectus.
Manufacturing Facilities and Capacity
We believe our combined facilities are adequate for our development and production needs in the near future. Should we need to add space or transition into new facilities, we believe we have the ability to expand our footprint on commercially reasonable terms.
Impacts of the
COVID-19
pandemic
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic.” First identified in late 2019 and now known as
COVID-19,
the outbreak has impacted millions of individuals worldwide. As of the date of issuance of the Consolidated Financial Statements and Interim Consolidated Financial Statements, our operations have not been significantly impacted, but we continue to monitor the situation. No impairments were recorded as of the consolidated balance sheet date, as no triggering events or changes in circumstances had occurred as of year-end;
however, due to uncertainty surrounding the situation, and specifically as it pertains to the current global supply chain disruptions, management’s judgment regarding this could change in the future. In addition, while our results of operations, cash flows and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time. The health and well-being of our employees is critical to our ongoing ability to operate and serve our customers. We are committed to ensuring the safety and well-being of our employees across each location and job function, which includes providing broad benefits to support their health and wellness needs. In order to address the challenges posed by
COVID-19,
we implemented a number of measures across our locations to ensure maximum protection for our employees and their families, including allowing remote work arrangements where possible. We continue to place the utmost importance on complying with governmental regulations and health authority guidance to ensure that the appropriate steps are taken to protect the well-being of all people engaged with our business.
Non-GAAP
Information
This proxy statement/prospectus includes Adjusted EBITDA and Pro Forma Adjusted EBITDA, which are non-GAAP
performance measures that we use to supplement our results presented in accordance with U.S. GAAP. We believe Adjusted EBITDA and Pro Forma Adjusted EBITDA are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted EBITDA and Pro Forma Adjusted EBITDA are not intended to be substitutes for any U.S. GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
During 2019 and 2020 we completed the acquisitions of FATHOM, ICO Mold, Incodema, Newchem, GPI, Dahlquist, Majestic Metals, and Mark Two, (the “Prior Acquisitions”) as discussed in further detail in Note 3 —
Business
Combination
in the accompanying Notes to the audited Consolidated Financial Statements. During 2021 we completed the acquisitions of Summit, Centex, Laser, Micropulse West and PPC (the “2021 Acquisitions”) as discussed in further detail in Note 3 –
Business Combinations
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements.
We define and calculate Adjusted EBITDA as net losses before the impact of interest income or expense, income tax expense and depreciation and amortization, and further adjusted for the following items: stock-based compensation, transaction-related costs, and certain other non-cash
and
non-core
items, as described in the reconciliation below. We define and calculate Pro Forma Adjusted EBITDA as pro forma net loss before the impact of interest income or expense, income tax expense or benefit and depreciation and amortization, and further adjusted for the same items as Adjusted EBITDA.
We include these
non-GAAP
financial measures because they are used by management to evaluate Fathom’s OpCo’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments. Adjusted EBITDA excludes certain expenses that are required in accordance with U.S. GAAP because they are non-recurring
(for example, in the case of transaction-related costs),
non-cash
(for example, in the case of depreciation and amortization, stock-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense). Pro Forma Adjusted EBITDA excludes the same categories of expenses and is prepared for the six months ended June 30, 2021, the six months ended June 30, 2020, and the year ended December 31, 2020 to give pro forma effect to the Prior Acquisitions and 2021 Acquisitions as if they had occurred on January 1, 2020, and for the year ended December 31, 2019, to give pro forma effect to the Prior Acquisitions as if they had occurred on January 1, 2019.

Adjusted EBITDA
The table below presents our Adjusted EBITDA reconciled to our net loss, the closest U.S. GAAP measure, for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
($ in thousands)	2021	2020	2020	2019
Net loss	$(4,582)	$(249)	$(7,963)	$(4,771)
Adjusted for:
Depreciation and amortization	7,625	2,695	7,392	2,659
Interest expense, net	4,424	1,334	3,665	1,616
Income tax expense	78	—		—
Contingent consideration	(1,355)	—	1,055	1,181
Acquisition expenses	4,045	59	3,765	2,059
Loss on extinguishment of debt	2,031	—	—	—
Non-recurring and non-cash costs (1)	2,907	940	3,280	1,404

Adjusted EBITDA	$15,173	$4,779	$11,194	$4,148

(1)
Includes adjustments for other non-recurring, non-operating, and non-cash costs related primarily to integration costs for new acquisitions, severance, and charges for the increase of fair value of inventory related to acquisitions, and management fees paid to Fathom OpCo’s previous owners.

Pro Forma Adjusted EBITDA
The table below presents our
Non-GAAP
Pro Forma Adjusted EBITDA reconciled to pro forma net income (loss), the closest U.S. GAAP measure, for the periods indicated.
Pro forma net income (loss) for the six months ended June 30, 2021 and year ended December 31, 2020 is based on Fathom OpCo’s pro forma financial information found in the Notes to Unaudited Pro Forma Condensed Combined Financial Information set forth in the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”
Pro forma net income (loss) for the six months ended June 30, 2020 and and for the year ended December 31, 2019 is based on pro forma financial information found within this section titled “Fathom OpCo’s Management’s Discussion and Analysis of Financial Condition and Results of Operations”.
Due to differences in pro forma assumptions, the information presented for the years ended December 31, 2020 and 2019 are not comparable. Notably, pro forma information for 2020 gives effect to the 2021 Acquisitions as though such transactions occurred on January 1, 2020 while the pro forma information for 2019 does not give effect to the 2021 Acquisitions.

	Six Months Ended June 30,		Year Ended December 31,
($ in thousands)	2021	2020	2020	2019
Pro forma net income (loss)	$1,727	$2,313	$(7,728)	$(11,223)
Adjusted for:
Depreciation and amortization	8,559	9,984	20,098	15,709
Interest expense, net	—	4,647	9,294	6,863
Income tax expense	139	274	375	16
Contingent consideration	(1,355)	—	1,055	1,181
Acquisition expenses	4,045	511	12,900	5,480
Loss on extinguishment of debt	2,031	—	—	—
Non-recurring and non-cash costs (1)	3,210	2,116	3,896	3,949

Pro Forma Adjusted EBITDA	$18,356	$19,845	$39,890	$21,975

(1)
Includes adjustments for other non-recurring, non-operating, and non-cash costs related primarily to integration costs for new acquisitions, severance, and charges for the increase of fair value of inventory related to acquisitions, and management fees paid to Fathom OpCo’s previous owners.

Key Financial Measures and Trends
Revenue
Our operations are comprised of one operating segment in the United States, with limited operations in China. Revenue is derived from our additive manufacturing, injection molding, CNC machining, and sheet metal product lines. Additive manufacturing revenue consists of sales of custom
3D-printed
parts. Injection molding revenue consists of sales of custom tooling and injection molded parts. CNC machining revenue consists of sales of
CNC-machined
custom parts. Precision sheet metal revenue consists of sales of fabricated sheet metal custom parts. Other product lines include, but are not limited to, urethane casting as well as in-house
assistance, industrial design, and engineering services. Our revenue is generated from a diverse customer base, with no single customer representing more than 4.0% and 6.4% of our revenue in 2020 and 2019, respectively, and 6.2% of our revenue for the six months ended June 30, 2021 Our historical and current efforts to increase revenue have been directed at gaining new customers and selling to our existing customer base by increasing marketing and selling activities, including:

•	Capitalizing on outsourcing trends in prototyping and low-to-medium volume manufacturing

•	Increased penetration of our existing customer base and expansion through new enterprise-level corporate customers

•	Further expansion of our “land and expand” customer relationship model

•	Expanded offering of additive manufacturing services

•	Further expansion of our software and digital capabilities

•	Promotion of customer supply chain consolidation synergies with quality and rapid turnaround times

•	Completion of eight strategic acquisitions to expand capabilities and expertise, add scale, and increase our customer-base

•	Continued pursuit of strategic acquisitions
The economic uncertainty arising from the
COVID-19
pandemic has impacted the number of customers who purchase our products. However, our acquisition-related activities have offset such impact and we expect the number of customers served to grow in the long-term despite the challenges posed by the
COVID-19
pandemic on the global economy. Although steps taken by national and local governments to slow the spread of the virus, including business shutdowns and shelter in place orders, hindered our customer’s ability to proceed with some development and commercialization projects on the same scale as they have historically, we are seeing significant improvements in the marketplace as vaccination and reopening efforts take effect. We believe some of the Industry 4.0 trends, including opportunities from reshoring and our supply chain management services, will further offset and limit the impacts of the
COVID-19
pandemic going forward.
Cost of Revenue, Gross Profit and Gross Margin
Cost of revenue consists primarily of raw materials, equipment depreciation, employee compensation including benefits, facilities costs and overhead allocations associated with the manufacturing process for molds, tools, and custom parts. We expect our personnel-related costs to increase in order to retain and attract top talent and remain competitive in the market. Overall, we expect cost of revenue to increase in absolute dollars, but remain relatively constant as a percentage of total revenue.

Our business model requires that we invest in our manufacturing capacity well in advance of demand to ensure we can meet customer expectations for quick delivery of our products. Therefore, during each of period presented, we have made significant investments in equipment and infrastructure as well as software development and IT. As we expect to continue to grow in future periods, we anticipate the need for additional investments in equipment and software development. However, we believe that these additional costs will be offset by increased revenue growth, economies of scale, and a migration to a multiple-shift manufacturing system, which will maximize plant utilization and help realize operating efficiencies, allowing us to improve our margins over time.
We define gross profit as our revenue less our cost of revenue, and we define gross margin as gross profit expressed as a percentage of revenue. Our gross profit and gross margin are affected by many factors, including our mix of revenue by product line, pricing, sales volume, manufacturing costs, the costs associated with increasing production capacity, the mix between domestic and foreign revenue sources and foreign exchange rates.
Operating Expenses
Operating expenses consist of selling, general, and administrative expenses, which consists primarily of employee compensation, benefits, stock-based compensation, professional service fees related to accounting, tax and legal and other related overhead as well as depreciation and amortization related to the declining residual value of our tangible and intangible assets. Our recent growth in selling, general and administrative expenses is mainly due to higher headcounts and transaction costs to support our growth and expansion, and we expect that trend to continue. Our business strategy is to continue to build a leading digital manufacturing platform aligned with Industry 4.0 trends, utilizing
e-commerce,
automation, and data sharing in smart factories to produce quick- turn, on-demand
custom parts. In order to achieve our goals, we anticipate continued substantial investments in technology and personnel, resulting in increased operating expenses. We expect our operating expenses to increase on an absolute basis and as a percentage of revenue as we continue to grow and expand our operations and develop the infrastructure necessary to operate as a public company. These expenses will include increased audit and legal fees, costs of compliance with securities and other regulations, implementation costs for compliance with the provisions of the Sarbanes-Oxley Act, investor relations expense and higher insurance premiums.
Our recent increase in depreciation and amortization expenses is mainly due to our continued acquisition strategy to support our growth and expansion, and we expect that trend to continue as well. Depreciation and amortization are computed using the straight-line method over the estimated useful lives of the individual assets. Leasehold improvements are amortized over the shorter of the useful life or the lease.
Other Expense, Net
Other expense, net, which consists of interest expense, other expense and other income primarily consists of gain/loss on the sale of assets, foreign currency-related gains and losses, interest expense from servicing debt, and interest income on cash balances and investments as well as acquisition-related expenses and changes in fair value of contingent consideration. Our gain/loss on the sale of assets will vary each reporting period depending on occurrence of activity. Our foreign currency-related gains and losses will vary each reporting period depending upon movements in underlying exchange rates. Our interest expense will vary each reporting period based on the current level of variable interest rates associated with our outstanding debt obligations. Our interest income will vary each reporting period depending on our average cash balances during the period, composition of our marketable security portfolio and the current level of interest rates. Our acquisition-related expenses will vary each period based on activity and the appropriate treatment method of related costs. The fair value of our contingent consideration is subject to change each reporting period due to remeasurement under U.S. GAAP.

Income Taxes
Provision for income taxes primarily consists of federal and state income taxes for taxable subsidiaries. As we expand the scale of our business activities, any changes in the U.S. taxation of such activities may increase our overall provision for income taxes in the future. We currently do not have a valuation allowance for our U.S. deferred tax assets, including federal and state NOLs. No income tax expense or benefits have been recognized associated with uncertain tax positions.
Results of Operations
Comparison of the Six Months Ended June 30, 2021 and 2020
The following table summarizes our results of operations and the related changes for the periods indicated. The results below are not necessarily indicative of the results for future periods.

	Six Months Ended June 30,				Change
($ in thousands)	2021		2020		$	%
Revenue	$66,406	100%	$24,228	100%	$42,178	174%
Cost of revenue	36,477	55%	13,276	55%	23,201	175%

Gross profit	29,929	45%	10,952	45%	18,977	173%
Operating expenses:
Selling, general and administrative	18,583	28%	8,463	35%	10,120	120%
Depreciation and amortization	6,076	9%	1,604	6%	4,472	279%

Total operating expenses	24,659	37%	10,067	41%	14,592	145%

Operating income	5,270	8%	885	4%	4,385	495%

Interest expense and other expense (income)
Interest expense	4,424	7%	1,334	6%	3,090	232%
Other expense	8,650	13%	131	0%	8,519	6,503%
Other income	(3,300)	(5%)	(331)	(1%)	(2,969)	897%

Total other expense, net	9,774	15%	1,134	5%	8,640	762%

Net loss before income taxes	(4,504)	(7%)	(249)	(1%)	(4,255)	1,709%

Provision for income taxes	78	0%	—	0%	78	0%

Net loss	$(4,582)	(7%)	$(249)	(1%)	$(4,333)	1,740%

Revenue by product line and the related changes for the six months ended June 30, 2021 and 2020 is summarized as follows:

	Six Months Ended June 30,
($ in thousands)	2021		2020		Change
	$	% of Total Revenue	$	% of Total Revenue	$	%
Revenue
Additive manufacturing	$8,842	13%	$8,697	36%	$145	2%
Injection molding	13,129	20%	7,130	29%	5,999	84%
CNC machining	15,903	24%	5,258	22%	10,645	202%
Precision sheet metal	25,210	38%	—	0%	25,210	0%
Other revenue	3,322	5%	3,143	13%	179	6%

Total revenue	$66,406	100%	$24,228	100%	$42,178	174%

Revenue for the six months ended June 30, 2021 grew by $42.2 million or 174% compared with the same period in 2020, of which $1.3 million was organic and $40.9 million was inorganic through acquisition-related activity.
For the six months ended June 30, 2021, our revenue growth by product line consisted of organic and inorganic growth as follows. Our additive revenue increased by $0.1 million, or 2%, of which 100% was organic revenue. Our injection molding revenue grew by $6.0 million, or 84%, of which 56% was organic and 44% was inorganic, driven by the Summit acquisition. Our CNC machining revenue grew by $10.7 million, or 202%, of which 100% of growth was inorganic driven by the Dahlquist, Mark Two, PPC, MPC, Centex, and Laser acquisitions. Our precision sheet metal revenue grew by $25.2 million, of which 100% was inorganic, driven by the Incodema, Newcut, and Majestic acquisitions. Our other revenue grew by $0.2 million, or 6%, of which 100% was organic.
Our revenue increase in 2021 was the result of an increase in the volume of customers we served, primarily through acquisition-related activity as noted above. See Note 3 —
Business Combinations
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information. We expect the number of customers served to grow in the long-term despite the challenges posed by the
COVID-19
pandemic on the global economy. Steps taken by national and local governments to slow the spread of the virus, including business shutdowns and shelter in place orders, have hindered the ability and willingness of customers to proceed with development and commercialization projects on the same scale as they have historically. At this time, it is difficult to predict the future given the current economic uncertainty and evolving market conditions.
Cost of Revenue, Gross Profit and Gross Margin
Cost of Revenue.
Cost of revenue increased $23.2 million, or 175%, for the six months ended June 30, 2021 compared to the same period in 2020, which was approximately the same rate of revenue increase for the periods. The increase in cost of revenue was primarily driven by sales volume growth resulting from acquisition-related activities during the period. See Note 3 —
Business Combinations
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information.
Gross Profit and Gross Margin.
Gross profit increased from $11.0 million for the six months ended June 30, 2020 to $29.9 million for the same period in 2021 primarily due to an increase in revenue mainly attributable to sales volume growth resulting from acquisition-related activities during the period. Gross margin remained consistent at 45% of revenue for the six months ended June 30, 2021 as compared to the same period in 2020.
Operating Expenses
Selling, general, and administrative.
Our selling, general, and administrative expense increased $10.1 million, or 120%, for the six months ended June 30, 2021 compared to the same period in 2020 due to increases in salaries, wages, and commissions as well as digital marketing and professional fees driven by acquisition-related activities during the period. See Note 3 —
Business Combinations
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information.
Depreciation and amortization.
Our depreciation and amortization expense increased $4.5 million, or 279%, for the six months ended June 30, 2021 compared to the same period in 2020 due to increased fixed and intangible assets acquired with finite useful lives. The increases were primarily driven by acquisition-related activities during the period. See Note 3 —
Business Combinations
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information.
Income from Operations
Income from operations increased $4.4 million, or 495%, for the six months ended June 30, 2021 compared with the same period in 2020. The increase in income from operations is primarily driven by the increases in revenue.

Other Expense, Net
We recognized other expense, net of $9.8 million for the six months ended June 30, 2021, an increase of $8.6 million compared to other expense, net of $1.1 million for the same period in 2020. Other expense, net primarily consisted of $4.4 million and $1.3 million in interest expense, $8.7 million and $0.1 million in acquisitions expenses, partially offset by $3.3 million and $0.3 million in other income for the six months ended June 30, 2021 and 2020, respectively. The increase in interest expense during the current period was driven by debt-related activities during 2021 and 2020 in relation to acquisition-related activities in each respective period. See Note 3 —
Business
Combinations
and Note 8 —
Debt
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information. The increase in other expense during the current period was driven by acquisition-related activities in each respective period. See Note 3 —
Business
Combinations
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information. The increase in other income during the current period was driven by the change in fair value on contingent consideration and PPP loan forgiveness. See Note 8 —
Debt
and
Note 12 —
Fair Value Measurement
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information.
Income Taxes
The Company’s effective income tax rate was 3.5% and 0% for the six months ended June 30, 2021 compared with the same period in 2020, and the Company’s income tax expense was $0.8M and $0 for the periods, respectively. The change in the Company’s effective income tax rate relates to the acquisitions of three taxable C corporations during 2021. Refer to Note 14 —
Income Taxes
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information.
Comparison of the Years Ended December 31, 2020 and 2019
The following table summarizes our results of operations and the related changes for the periods indicated. The results below are not necessarily indicative of the results for future periods.

	Year Ended December 31,				Change
($ in thousands)	2020		2019		$	%
Revenue	$61,289	100%	$20,618	100%	$40,671	197%
Cost of revenue	32,815	54%	10,696	52%	22,119	207%

Gross profit	28,474	46%	9,922	48%	18,552	187%
Operating expenses:
Selling, general and administrative	22,197	36%	8,474	41%	13,723	162%
Depreciation and amortization	4,825	8%	1,605	8%	3,220	201%

Total operating expenses	27,022	44%	10,079	49%	16,943	168%

Operating income (loss)	1,452	2%	(157)	(1%)	1,609	(1,025)%

Interest expense and other expense (income)
Interest expense	3,665	6%	1,616	8%	2,049	127%
Other expense	6,335	10%	3,187	15%	3,148	99%
Other income	(585)	(1%)	(189)	(1%)	(396)	210%

Total other expense, net	9,415	15%	4,614	22%	4,801	104%

Net loss	$(7,963)	(13%)	$(4,771)	(23%)	$(3,192)	67%

Revenue by product line and the related changes for 2020 and 2019 is summarized as follows:

	Year Ended December 31,
($ in thousands)	2020		2019		Change
	$	% of Total Revenue	$	% of Total Revenue	$	%
Revenue
Additive manufacturing	$19,032	31%	$11,461	56%	$7,571	66%
Injection molding	17,093	28%	2,056	10%	15,037	731%
CNC machining	9,173	15%	3,833	19%	5,340	139%
Precision sheet metal	9,811	16%	—	0%	9,811	0%
Other revenue	6,180	10%	3,268	15%	2,912	89%

Total revenue	$61,289	100%	$20,618	100%	$40,671	197%

Revenue for the year ended December 31, 2020 grew by $40.7 million or 197% compared with 2019, of which 14% was organic and 86% was inorganic through acquisition-related activity. Our organic revenue was $19.4 million and $13.5 million or 32% and 66% of total revenue for the years ended December 31, 2020 and 2019, respectively.
For the year ended December 31, 2020, our revenue growth by product line consisted of organic and inorganic growth as follows. Our additive revenue grew by $7.6 million, or 66%, of which 14% was organic and 86% was inorganic, driven by $5.9 million from the FATHOM acquisition. Our injection molding revenue grew by $15.0 million, or 731%, of which 10% was organic and 90% was inorganic, driven by $10.1 million from the ICOMold acquisition and $3.4 million from the FATHOM acquisition. Our CNC machining revenue grew by $5.3 million, or 139%, of which 40% was organic and 60% was inorganic, driven by $2.7 million from the FATHOM acquisition. Our precision sheet metal revenue grew by $9.8 million, of which 100% was inorganic, driven by $6.5 million from the Incodema acquisition, $2.4 million from the Newchem acquisition, and $0.9 million from the Majestic Metals acquisition. Our other revenue grew by $2.9 million, or 89%, of which 41% was organic and 59% was inorganic, driven by the Incodema and FATHOM acquisitions.
Our revenue increase in 2020 was the result of an increase in the volume of customers we served, primarily through acquisition-related activity as noted above. See Note 3 —
Business Combination
in the accompanying Notes to the audited Consolidated Financial Statements for further information. We expect the number of customers served to grow in the long-term despite the challenges posed by the
COVID-19
pandemic on the global economy. Steps taken by national and local governments to slow the spread of the virus, including business shutdowns and shelter in place orders, have hindered the ability and willingness of customers to proceed with development and commercialization projects on the same scale as they have historically. At this time, it is difficult to predict the future given the current economic uncertainty and evolving market conditions.
Cost of Revenue, Gross Profit and Gross Margin
Cost of Revenue.
Cost of revenue increased $22.1 million, or 207%, for 2020 compared to 2019, which was more than the rate of revenue increase of 197% for 2020 compared to 2019. The increases were driven by raw material increases of $13.4 million as well as outsourced services and subcontract services increases of $5.5 million. The increase in cost of revenue was primarily driven by acquisition-related activities during the period. See Note 3 —
Business Combination
in the accompanying Notes to the audited Consolidated Financial Statements for further information.
Gross Profit and Gross Margin.
Gross profit increased from $9.9 million in 2019 to $28.5 million in 2020 primarily due to an increase in revenue mainly attributable to an increase in Injection Molding and CNC Machining revenue for FATHOM and revenue from sales of parts for ICO Mold as compared to 2019. Gross margin decreased from 48% of revenue in 2019 to 46% of revenue in 2020 due to an increase of direct materials cost of ICOMold and MCT as compared to 2019.

Operating Expenses
Selling, general, and administrative.
Our selling, general, and administrative expense increased $13.7 million, or 162%, for 2020 compared to 2019 due to an increase in salaries, wages and commissions of $5.9m, an increase in advertising and marketing costs of $1.0 million, and an increase in professional fee expenses of $1.2 million. The increases in salaries, wages, and commissions as well as professional fees was primarily driven by acquisition-related activities during the period. See Note 3 —
Business Combination
in the accompanying Notes to the audited Consolidated Financial Statements for further information.
Depreciation and amortization.
Our depreciation and amortization expense increased $3.2 million, or 201%, for 2020 compared to 2019 due to increased fixed and intangible assets acquired with finite useful lives. The increases were primarily driven by acquisition-related activities during the period. See Note 3 —
Business Combination
in the accompanying Notes to the audited Consolidated Financial Statements for further information.
Income from Operations
Income from operations increased $1.6 million, or 1,025%, for 2020 compared with 2019. The increase in income from operations is primarily driven by the increases in revenue.
Other Expense, Net
We recognized other expense, net of $9.4 million in 2020, an increase of $4.8 million compared to other expense, net of $4.6 million for 2019. Other expense, net for 2020 primarily consisted of $3.4 million in interest expense and $3.1 million in acquisition expenses. Other expense, net for 2019 primarily consisted of $1.5 million in interest expense and $2 million in acquisition expenses. The increase in interest expense during the current period was driven by debt-related activities during 2020 and 2019 in relation to acquisition-related activities in each respective period. See Note 3 —
Business Combination
and Note 8 —
Long-term Debt
in the accompanying Notes to the audited Consolidated Financial Statements for further information.
Liquidity and Capital Resources
We measure liquidity in terms of our ability to fund the cash requirements of our business operations, including working capital and capital expenditure needs, contractual obligations and other commitments, with cash flows from operations and other sources of funding. Our current working capital needs relate mainly to our growth strategies, including business combination activity, capital equipment investments, and business development efforts, as well as compensation and benefits of our employees. In addition, under our credit agreements, the Company is subject to various financial covenants, including quarterly fixed-charge coverage ratio; total leverage ratio; and minimum adjusted earnings before interest, taxes, depreciation, and amortization (AEBITDA). As of the Six Months Ended June 30, 2021, the Company has remained in compliance with all covenant requirements. Our ability to expand and grow our business will depend on many factors, including our working capital needs and the evolution of our operating cash flows.
In addition, as of June 30, 2021 we have contingent consideration payable to former shareholders of $8.4 million related to acquisitions made in 2020 and 2021. This amount represents our best estimate of the fair value of the contingent consideration that will ultimately be paid in future periods as of the period ended June 30, 2021. However, the amount could be materially higher or lower depending on future economic performance of the acquired businesses. See Note 12 —
Fair Value Measurement
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information.
We had $14.8 million in cash and cash equivalents as June 30, 2021. Cash and cash equivalents include cash and other short-term investments with maturities of three months or less at the date of purchase. We believe our operating cash flows, together with amounts available under our term loan and revolving credit facility, our cash on hand and the cash we expect to obtain from the New Credit Agreement as a result of the Business Combination will be sufficient to meet our working capital and capital expenditure requirements once the Business Combination closes. See the Going Concern section above for discussion of the committed financing expected to be funded upon closing of the Business Combination.
We may, however, need additional cash resources due to changed business conditions or other developments, including unanticipated regulatory developments, significant acquisitions and competitive pressures. We expect our capital expenditures and working capital requirements to continue to increase in the immediate future, as we seek to expand our product offerings across more of the United States. Our recent annual capital expenditures have varied between 2.7% and 3.5% of annual revenue. We believe future growth capital expenditures, excluding any expenditures for buildings and maintenance capital we might purchase for our operations, are likely to vary between approximately 3.0% and 5.0% of annual revenue. To the extent that our current resources are insufficient to satisfy our cash requirements, we may need to seek additional equity or debt financing. If the needed financing is not available, or if the terms of financing are less desirable than we expect, we may be forced to decrease our level of investment in new product launches and related marketing initiatives or to scale back our existing operations, which could have an adverse impact on our business and financial prospects. See Note 3 —
Business Combination
to our audited Consolidated Financial Statements and unaudited Condensed Consolidated Financial Statements included elsewhere in this proxy statement/prospectus.
Borrowings and Lines of Credit
We had $169.5 million in total debt outstanding as of June 30, 2021. Our debt has primarily been used in the financing of our business combinations.
On August 31, 2018, the Company entered into a $15 million term loan, a $10 million delayed draw term loan, and a revolving credit agreement permitting aggregate borrowings of up to $1.5 million with a bank that provided a secured, unsubordinated term loan credit facility with a maturity of August 23, 2023. On December 2, 2019, the Company entered into the third amendment to the 2018 Credit Facilities. Pursuant to the amendment, an additional $15 million term loan was issued as part of financing for the ICOMold acquisition as described in Note 3 —
Business Combination
to our audited Consolidated Financial Statements. Collectively, this debt is referred to as the “2018 and 2019 Credit Facilities.” On August 18, 2020, the Company drew $2 million on the delayed draw term loan as part of financing for the GPI acquisition as described in Note 3 —
Business Combination
to our audited Consolidated Financial Statements.
On July 27, 2020, the Company entered into a $34.5 million secured, unsubordinated credit facility (the “2020 Credit Facilities”) with a financial institution, consisting of a $19.5 million term loan and a $15 million delayed draw term loan, with a maturity of July 27, 2026. At closing, $19.5 million was funded and along with cash on the Company’s balance sheet, used to finance the acquisition of Incodema and Newchem as discussed in Note 3 —
Business Combination
to our audited Consolidated Financial Statements. On December 16, 2020, the Company entered into the first amendment to the 2020 Credit Facility. Pursuant to the amendment, the availability on the delayed draw term loan was increased to $40.5 million and was drawn on as part of the financing as part of the Dahlquist, Mark Two, and Majestic Metals as discussed in Note 3 —
Business Combination
to our audited Consolidated Financial Statements.
During the year ended December 31, 2020, the Company received a Paycheck Protection Program (PPP) loan in the amount of $1.6 million through the Small Business Administration (SBA) under the Coronavirus Aid, Relief, and Economic Security (CARES) Act. Additionally, the Company assumed additional PPP loans during the year ended December 31, 2020 in the amount of $0.9 million through the acquisitions of Dahlquist and Mark Two as discussed in Note 3 —
Business Combination
in the accompanying Notes to the audited Consolidated Financial Statements. All PPP loans have been forgiven as of June 30, 2021.

As previously discussed in the Going Concern section, on April 30, 2021, the Company completed a financing transaction whereby it issued a $172 million term loan due April 2022 (the “2021 Term Loan”) in order to finance the acquisitions of Centex Machine and Welding, Inc. (“Centex”), Laser Manufacturing, Inc. (“Laser”), Sureshot Precision, LLC d/b/a Micropulse West (“Micropulse West”), and Precision Process Corporation (“PPC”), as well as to refinance the Company’s existing debt, as described above and in Note 8 —
Long-Term Debt
and Note 20 —
Subsequent Events
in the accompanying Notes to the audited Consolidated Financial Statements.
To address the upcoming maturity of the 2021 Term Loan and a lack of sufficient cash on hand and cash flow from operations to repay the Term Loan, the Company has entered into a new credit facility with its existing creditors (the “New Credit Agreement”). The New Credit Agreement includes a $50 million revolving credit facility and $125 million term loan and matures in 2026. The proceeds from these loans will be used to repay the 2021 Term Loan; however, the funding of the New Credit Agreement is contingent on the Company closing a definitive business combination with a publicly traded Special Purpose Acquisition Company (“SPAC”) before April 9, 2022 (the “SPAC Transaction”). See the Going Concern section above for further discussion of the committed financing expected to be funded upon closing of the SPAC Transaction. Additionally, see Note 8 —
Debt
and Note 15 —
Subsequent Events
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements.
Cash Flows
The following table summarizes our cash flows for the each of the periods presented:

	Six Months Ended June 30,		Year Ended December 31,
($ in thousands)	2021	2020	2020	2019
Cash provided by (used in):
Operating activities	$2,992	$1,998	$1,870	$(591)
Investing activities	(70,370)	(354)	(96,038)	(44,368)
Financing activities	73,935	3,046	101,330	43,766

Net increase (decrease) in cash and cash equivalents	$6,557	$4,690	$7,162	$(1,193)

Sources of Liquidity
We finance our operations and capital expenditures through cash flows from operations while our acquisition-related activities are primarily financed through the issuance of long-term debt as discussed above. We had cash and cash equivalents of $14.8 million as of June 30, 2021, an increase of $6.6 million from June 30, 2020. The increase in our cash was due primarily to cash generated through obtaining additional debt financing offset by cash used for acquisitions.
As of June 30, 2021, the amount of cash and cash equivalents held by foreign subsidiaries was $0.4 million. Our intent is to continue to permanently reinvest these funds outside the U.S. and our current plans do not demonstrate a need to repatriate them to fund our domestic operations. We believe that our existing cash and cash equivalents together with cash generated from operations as well as closings of the New Credit Agreement and the Business Combination will be sufficient to meet our working capital expenditure requirements for at least the next 12 months. See the Going Concern section above for discussion of the committed financing expected to be funded upon closing of the Business Combination.
Cash Flows from Operating Activities
The cash flow from operating activities for the six months ended June 30, 2021 compared to the same period in 2020 decreased $1.0 million due to a greater net loss reported in the period resulting from higher operating expenses, including depreciation and amortization, as well as a carrying a higher accounts payable balance at the end of the period, both of which were driven by acquisition and integration-related activities. These drivers were partially offset by the change in fair value of contingent consideration and gains on PPP loan forgiveness.
The cash flow from operating activities during 2020 compared to 2019 increased $2.5 million due to increases in revenue from new product lines, which were partially offset by increased costs associated with these new product lines.
Cash Flows from Investing Activities
Cash used in investing activities was $70.4 million for the six months ended June 30, 2021 compared to $0.4 million for the six months ended June 30, 2020 with the increase due to cash used for the acquisitions of Summit, Centex, Laser, Micropulse West, and PPC.
Cash used in investing activities was $96.0 million for the year ended December 31, 2020 compared to $44.4 million for the year ended December 31, 2019 with the increase due to cash used for the acquisitions of Incodema, Newchem, Dahlquist, Mark Two and Majestic Metals.
Cash Flows from Financing Activities
Cash generated in financing activities was $76.0 million for the six months ended June 30, 2021, consisting of $183.5 million in proceeds from the issuance of new debt and $2.0 million from a loss on extinguishment of debt, partially offset by $104.1 million in repayments on debt, $2.5 million in debt issuance cost payments, and $3.0 million in contingent considerations payments. Cash generated in financing activities was $3.1 million for the six months ended June 30, 2020, consisting of $3.1 million in proceeds from the issuance of new debt. The increase in cash was driven by financing requirements for the acquisitions made by the Company in 2020 and 2021.
Cash generated in financing activities was $101.3 million for the year ended December 31, 2020, consisting of $65.1 million in proceeds from the issuance of new debt, and $40.5 million in proceeds from issuances of members’ units, partially offset by $1.7 million in repayments on debt and $1.4 million of payments for contingent considerations. Cash generated in financing activities was $43.8 million for the year ended December 31, 2019, consisting of $32.1 million in proceeds from issuances of members’ units and $16 million in proceeds from the issuance of new debt, partially offset by $3.5 million in payments for contingent considerations. The increase in cash was driven by financing requirements for the acquisitions made by the Company in 2020.
Contractual Obligations
We extend a variety of financial guarantees to third parties in support of our business. We also have obligations arising from environmental, health and safety, tax and employment matters. Circumstances that could cause the contingent obligations and liabilities arising from these arrangements to come to fruition include changes in an underlying transaction, non-performance
under a contract or deterioration in the financial condition of the guaranteed party.

As of June 30, 2021, our contractual obligations and the effect such obligations are expected to have on our liquidity and cash flows in future periods were as follows:

($ in thousands)	Total	Less than 1 Year	2 to 3 Years	4 to 5 Years	Thereafter
Operating leases	$10,740	$2,078	$4,210	$2,747	$1,705
Contingent consideration	8,395	5,475	2,920	—	—
Debt — principal	172,000	172,000	—	—	—
Interest on debt	11,912	11,912	—	—	—

Total contractual obligations	$203,047	$191,465	$7,130	$2,747	$1,705

Our commitments for operating leases relate to future contractual payments on our leases for land and buildings, vehicles and machinery and equipment at our United States manufacturing facilities and our China manufacturing facility.
Debt includes current maturities. See Note 8 —
Debt
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements.
Interest on debt represents our best estimate of future interest payments based on contractual terms. This amount could be materially higher or lower depending on future interest rate fluctuations and their impact on our variable rate debt. See Note 8 —
Debt
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements.
Contingent consideration relates to amounts payable to former shareholders as a result of acquisitions made in 2020 and 2021. This amount represents our best estimate of the fair value of the contingent consideration that will ultimately be paid in future periods as of the period June 30, 2021. However, the amount could be materially higher or lower depending on future economic performance of the acquired businesses. See Footnote 12 —
Fair Value Measurement
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for further information.
Off-Balance
Sheet Arrangements
Since our inception, we have not engaged in any
off-balance
sheet arrangements, including the use of structured finance, special purpose entities or variable interest entities.
Critical Accounting Policies and Use of Estimates
Preparation of our financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, sales and expenses. Note 2 —
Significant Accounting Policies
in the accompanying Notes to the audited Consolidated Financial Statements describes the significant accounting policies used in preparation of the Consolidated Financial Statements. We believe that the most complex and sensitive judgments, because of their potential significance to the Consolidated Financial Statements, result primarily from the need to make estimates about the effects of matters that are inherently uncertain and are described subsequently. Actual results could differ from management’s estimates.
Business Combinations
We account for business acquisitions in accordance with ASC 805,
Business Combinations
. We measure the cost of an acquisition as the aggregate of the acquisition date fair values of the assets transferred and liabilities assumed and equity instruments issued. Transaction costs directly attributable to the acquisition are expensed as incurred. We record goodwill for the excess of (i) the total costs of acquisition, fair value of any non-controlling
interests and acquisition date fair value of any previously held equity interest in the acquired business over (ii) the fair value of the identifiable net assets of the acquired business.

The acquisition method of accounting requires us to exercise judgment and make estimates and assumptions based on available information regarding the fair values of the elements of a business combination as of the date of acquisition, including the fair values of identifiable intangible assets, deferred tax asset valuation allowances, liabilities related to uncertain tax positions and contingencies. We must also refine these estimates over a one-year
measurement period, to reflect any new information obtained about facts and circumstances that existed as of the acquisition date that, if known, would have affected the measurement of the amounts recognized as of that date. If we are required to retroactively adjust provisional amounts that we have recorded for the fair value of assets and liabilities in connection with an acquisition, these adjustments could materially impact our results of operations and financial position. Estimates and assumptions that we must make in estimating the fair value of future acquired technology, user lists and other identifiable intangible assets include future cash flows that we expect to generate from the acquired assets. If the subsequent actual results and updated projections of the underlying business activity change compared with the assumptions and projections used to develop these values, we could record impairment charges. In addition, we have estimated the economic lives of certain acquired assets and these lives are used to calculate depreciation and amortization expense. If our estimates of the economic lives change, depreciation or amortization expenses could be accelerated or slowed, which could materially impact our results of operations.
Goodwill and Intangible Assets
We recognize goodwill in accordance with ASC 350,
Intangibles—Goodwill and Other
. Goodwill is the excess of cost of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not amortized. Goodwill is tested for impairment annually as of October 1st of each year, and is tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. An impairment charge for goodwill is recognized only when the estimated fair value of a reporting unit, including goodwill, is less than its carrying amount. In 2020, we performed a qualitative and quantitative analysis based on the significance of the fair value over the carrying value in prior period assessments. As of December 31, 2020 and June 30, 2021, no impairment charges for goodwill have been recognized.
We recognize intangibles assets in accordance with ASC 350,
Intangibles—Goodwill and Other
. Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. As of December 31, 2020 and June 30, 2021, no impairment charges for intangible assets have been recognized.
The estimates of fair value are based on the best information available as of the date of the assessment, which primarily incorporates management assumptions about expected future cash flows. Although these assets are not currently impaired, there can be no assurance that future impairments will not occur. See Note 3 —
Business Combination
and Note 7 —
Goodwill and Intangible Assets
in the accompanying Notes to the audited Consolidated Financial Statements and Note 3 –
Business Combination
and Note 7 —
Goodwill and Intangible Assets
in the accompanying Notes to the Interim Financial Statements for further information.
Revenue Recognition from Contracts with Customers
On January 1, 2019, the Company adopted ASC 606, Revenue from Contracts with Customers, using the modified retrospective approach. Most of the Company’s revenue has one performance obligation and is recognized on a point-in-time
basis upon shipment. The majority of the Company’s injection molding contracts have multiple performance obligations including one obligation to produce the mold and sample part and a second obligation to produce production parts. For injection molding contracts with multiple performance obligations, the Company allocates revenue to each performance obligation based on its relative standalone selling price and recognizes revenue for each performance obligation on a point-in-time
basis upon shipment. We

generally determine standalone selling price based on the price charged to customers. The Company’s payments terms are consistent with industry standards and never exceed 12 months. The adoption of ASC 606 did not have a material impact on our Consolidated Financial Statements.
Contingent Liabilities
Our contingent liabilities, which are included within the “other long-term liabilities” caption on our consolidated balance sheets, are uncertain by nature and their estimation requires significant management judgment as to the probability and estimation of the amount of liability. These contingencies include, but may not be limited to, earnout payments, litigation, and management’s evaluation of complex laws and regulations, including those relating to indirect taxes, and the extent to which they may apply to our business and industry. See Note 17 —
Fair Value Measurement
and Note 18 —
Commitments and Contingencies
in the accompanying Notes to the audited Consolidated Financial Statements and Note 12 —
Fair Value Measurement
and Note 13 —
Commitments and Contingencies
in the accompanying Notes to the unaudited Condensed Consolidated Financial Statements for more information.
We regularly review our contingencies to determine whether the likelihood of la liability is probable and to assess whether a reasonable estimate of the liability can be made. Determination of whether a liability estimate can be made is a complex undertaking that considers the judgement of management, third-party research, the prospect of negotiation and interpretations by regulators and courts, among other information. When liabilities can be reasonably estimated, an estimated contingent liability is recorded. We continually reevaluate our indirect tax and other positions for appropriateness.
Share-Based Compensation
We determine our share-based compensation in accordance with ASC 718,
Compensation—Stock Compensation
(ASC 718), which requires the measurement and recognition of compensation expense for all share-based payment awards made to employees based on the grant date fair value of the award.
Determining the appropriate fair value model and calculating the fair value of phantom award grants requires the input of subjective assumptions. We use the Black-Scholes pricing model to value our phantom awards. Share-based compensation expense is calculated using our best estimates, which involve inherent uncertainties and the application of management’s judgment. Significant estimates include our expected volatility. If different estimates and assumptions had been used, our phantom unit valuations could be significantly different and related share-based compensation expense may be materially impacted.
The Black-Scholes pricing model requires inputs such as the risk-free interest rate, expected term, expected volatility and expected dividend yield. We base the risk-free interest rate that we use in the Black-Scholes pricing model on zero coupon U.S. Treasury instruments with maturities similar to the expected term of the award being valued. The expected term of phantom awards is estimated from the vesting period of the award and represents the weighted average period that our phantom awards are expected to be outstanding. We estimated the volatility based on the historic volatility of our guideline companies, which we feel best represent our company. We have never paid and do not anticipate paying any cash dividends in the foreseeable future and, therefore, we use an expected dividend yield of zero in the pricing model. We account for forfeitures as they occur.

The fair value of each award granted was estimated on the date of grant for the periods below using the Black-Scholes pricing model with the following weighted-average assumptions:

	2020	2019
Risk-free interest rate	0.28%	2.24%
Expected term	4.65	4.47
Expected volatility	76.67%	73.55%
Expected dividend yield	0.00%	0.00%
Weighted average grant date fair value, time-vested units	$57.69	$98.37
Weighted average grant date fair value, performance-vested units	$49.96	$87.51
If in the future we determine that another method for calculating the fair value of our phantom awards is more reasonable, or if another method for calculating the above input assumptions is prescribed by authoritative guidance, the fair value calculated for our phantom awards could change significantly.
There are significant differences among valuation models, and this may result in a lack of comparability with other companies that use different models, methods and assumptions. If factors change and we employ different assumptions in the application of ASC 718 in future periods, or if we decide to use a different valuation model, such as a lattice model, the share-based compensation expense that we record in the future under ASC 718 may differ significantly from what we have recorded using the Black-Scholes pricing model and could materially affect our operating results.
We allocate share-based compensation expense for time-vested awards on a straight-line basis over the requisite service period. We recorded share-based compensation expense of $34 thousand and $21 thousand during 2020 and 2019, respectively. As of December 31, 2020, we had $554 thousand of unrecognized share- based compensation costs, net of estimated forfeitures, that is expected to be recognized over a weighted average period of 2.8 years.
Performance-vested awards are contingent on a
change-in-control
event. Recognition of share-based compensation expense for these awards is based on the likelihood of a change-in-control
event being probable, which per U.S. GAAP is not considered probable until the such an event occurs.
In future periods, our share-based compensation expense is expected to increase due to the issuance additional share-based awards, potential for a change-in-control
event, and our existing unrecognized share-based compensation.
Phantom Award Valuation
The fair value of our phantom units is used to determine the expense recognition of equity-based payments made to employees. Because we are a privately held company with no public market for our equity units, our board of directors has considered numerous objective and subjective factors in determining the value of phantom units in accordance with the guidance provided by the American Institute of Certified Public Accountants Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation. These objective and subjective factors include:

•	recent valuation analysis furnished by either an independent third-party valuation specialist or a professional investor in our company;

•	our stage of development;

•	actual and forecasted operating and financial performance;

•	our capital resources or financial condition;

•	trends and risks in our industry;

•	U.S. and global capital market conditions;

•	the preferences of our preferred and common units relative to those of common stock;

•	the lack of a public market for our equity units; and

•	the prospects for increased liquidity in our equity units through an initial public offering, sale of our company or otherwise.
Valuations that we have performed require significant use of estimates and assumptions. If different estimates and assumptions had been used, our equity unit valuations could be significantly different and related share-based compensation expense may be materially impacted.
The following table summarizes, by grant date, the number of vesting-type units underlying phantom awards granted since January 1, 2019 and the grant date fair value as of the respective valuation dates.

Grant Date	Valuation Date	Number of Performance- Vested Units	Grant Date Fair Value per Performance- Vested Unit	Number of Time-Vested Units	Grant Date Fair Value per Time-Vested Unit
1/18/19 and 4/8/19	1/1/2019	2,625	$101.21	875	$111.46
12/23/19 and 1/1/20	10/1/2019	938	49.14	312	61.72
8/15/20 and 12/1/20	10/1/2020	750	64.28	250	79.73
10/27/20 and 11/24/20	7/27/2020	3,750	47.09	1,250	53.28
In April 2021, our board of directors obtained valuation analyses as of each of the valuation dates noted in the table above from an independent third-party valuation specialist, which it utilized in part in connection with its fair value determination for the respective award grants. The January 1, 2019, October 1, 2019, and October 1, 2020 valuations dates relate to MCT Holdings, while the July 27, 2020 valuation date relates to Incodema Holdings. The approach for both entities was the same. In determining the fair value of our phantom units for these grants, our board used the market approach and income approach valuation methods that were also used by the third-party valuation specialist. Market approaches are a general way of determining a value indication of a business ownership interest or security by using one or more methods that compare the subject to similar businesses, business ownership interests, or securities that are publicly traded or have been sold. In the market approach, estimates of market value are developed by comparing our company to selected publicly traded companies or acquired companies that possess similar business risks and returns. On the basis of the comparative analysis, valuation multiples derived from the guideline companies are applied to financial data of our company to develop an indication of the enterprise value.
In the income approach, our board utilized the discounted cash flow method to determine an indication of value. In the discounted cash flow method, several years of future cash flows are estimated. These cash flows are then discounted to a present value using a discount rate that our board believed to be appropriate to compensate for the risk of attaining the projected cash flows. The discounted cash flow method is a multi-period income approach because it considers multiple years of income and cash flow. This valuation method is highly sensitive to projected future performance as well as selected terminal multiples and discount rates. A weighted average cost of capital of 15.9%, 14.9%, 23.5%, and 14% for each of the subsidiary valuation dates January 1, 2019, October 1, 2019, July 27, 2020, and October 1, 2020, respectively, were used in our board’s analysis. Our board believed the discounted cash flow method provided the most relevant indication of our company’s enterprise value given our projected growth. Our board concluded that it was appropriate to rely on the valuations as of each date for purposes of the respective grants in the table above, in large part based on its determination that there were no significant changes in our business, including our recent and forecasted financial results, between each of the grant dates and the date of their respective valuations.

Recently adopted accounting pronouncements
During the year ended 2020, the Company adopted the Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU)
2014-09,
Revenue from Contracts with Customers
, which is intended to provide financial statement users with a single model for accounting for revenue arising from contracts with customers and supersedes previous revenue guidance, including industry-specific revenue guidance. The adoption of this guidance had no material impact on our Consolidated Financial Statements.
Recently issued accounting pronouncements
See Note 2 —
Significant Accounting Policies
to our Consolidated Financial Statements included in this proxy statement/prospectus for a description of recently issued accounting pronouncements applicable to our financial statements.
Emerging Growth Company Accounting Election
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging
growth companies, and any such election to not take advantage of the extended transition period is irrevocable. Altimar II is an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and has elected to take advantage of the benefits of this extended transition period. Following the consummation of the Business Combination, Fathom is expected to remain an emerging growth company at least through the end of the 2021 fiscal year and is expected to continue to take advantage of the benefits of the extended transition period. This may make it difficult or impossible to compare Fathom financial results with the financial results of another public company that is either not an emerging growth company or is an emerging growth company that has chosen not to take advantage of the extended transition period exemptions for emerging growth companies because of the potential differences in accounting standards used.
Supplemental Unaudited Pro Forma Combined Financial Information
Comparability of Pro Forma Financial Results
During 2019 we completed the acquisitions of FATHOM and ICO Mold (the “2019 Acquisitions”). During 2020 we completed the acquisitions of Incodema, Newchem, GPI, Dahlquist, Majestic Metals, and Mark Two (the “2020 Acquisitions” and together with the 2019 Acquisitions, the “Prior Acquisitions”). During 2021 we completed the acquisitions of Summit, Centex, Laser, Precision Process, and Micropulse West (the “2021 Acquisitions”) as discussed in further detail in Note 3 —
Business Combination
in the accompanying Notes to the audited Consolidated Financial Statements and Interim Consolidated Financial Statements. The Prior Acquisitions and 2021 Acquisitions resulted in, among other things, a considerable increase in amortizable intangible assets and goodwill. The amortization of acquired intangibles has materially increased our consolidated depreciation and amortization expense for periods after the acquisition and is expected to continue to do so for the foreseeable future.
The preceding discussion of our results of operations for the twelve months ended December 30, 2019 and 2020 and for the six months ended June 30, 2021 and 2020 includes the financial results of the Prior Acquisitions and 2021 Acquisitions from the date following the respective acquisitions through June 30, 2021. Accordingly, our consolidated results of operations for the twelve months ended December 31, 2020 and the six month ended June 30, 2021 are not comparable to our consolidated results of operations for prior periods and may not be comparable with our consolidated results for future periods. To facilitate comparability between periods, we have included in this proxy statement/prospectus a supplemental discussion of our unaudited pro forma results of operations for the twelve months ended December 31, 2020 compared with the same period in 2019, and for the six months ended June 30, 2021 compared with the same period in 2020.
The pro forma results for the years ended December 31, 2020 and 2019 were prepared giving effect to the Prior Acquisitions as if they had been consummated on January 1, 2019. The pro forma results for the six months ended June 30, 2021 and 2020 were prepared giving effect to the 2020 Acquisitions and 2021 Acquisitions as if they had been consummated on January 1, 2020.
Unaudited Pro Forma Results for the Six Months Ended June 30, 2021 Compared to the Six Months Ended June 30, 2020
The following tables summarize our pro forma results of operations for the six months ended June 30, 2021 and 2020. They are not the results that would have been realized had the Prior Acquisitions actually occurred on January 1, 2019 and the 2021 Acquisitions actually occurred on January 1, 2020 and are not indicative of our consolidated results of operations for future periods.
Six Months Ended June 30, 2021 Pro Forma Results

($ in thousands)	Fathom OpCo (1)	Summit (2)	Centex & Laser (2)	Precision Process (2)	Micropulse West (2)	Pro Forma Adjustments		Pro Forma Fathom OpCo
Revenue	$66,406	$404	$4,062	$3,771	$2,130	—		$76,773
Cost of revenue	36,477	78	2,351	840	1,168	—		40,914

Gross profit	29,929	326	1,711	2,931	962	—		35,859
Operating expenses
Selling, general, and administrative	18,583	391	1,220	1,299	500	—		21,993
Depreciation and amortization	6,076	—	24	—	65	713	(a)	6,878

Total operating expenses	24,659	391	1,244	1,299	565	713		28,871

Operating income (loss)	5,270	(65)	467	1,632	397	(713)		6,988
Interest expense and other expense (income)
Interest expense/(income)	4,424	1	102	—	(1)	(4,526	) (b)	—
Other expense	8,650	419	—	1	11	—		9,081
Other (income)	(3,300)	—	(1,389)	(11)	741	—		(3,959)

Total other expenses, net	9,774	420	(1,287)	(10)	751	(4,526)		5,122

NET (LOSS) INCOME BEFORE INCOME TAXES	(4,504)	(485)	1,754	1,642	(354)	3,813		1,866

Provision for income taxes	78	—	22	39	—	—		139

NET (LOSS) INCOME	$(4,582)	$(485)	$1,732	$1,603	$(354)	$3,813		$1,727

(1)	Refers to the historical audited financial statements of Fathom OpCo.

(2)	Refers to the historical results of Summit, Centex, Laser, Precision Process, and Micropulse West prior to their respective acquisitions.

a)	Depreciation and Amortization
Adjustments to depreciation and amortization of $0.7 million represent the depreciation and amortization expense related to the step up of the fair value of real property and intangibles assets.

b)	Interest expense/(income)
Adjustments to eliminate interest expense of $4.5 million because the maturity of the loan issued to finance the 2021 Acquisitions is 12 months. Upon the acquisition of Fathom Opco by Fathom, long-term financing will be issued.

Six Months Ended June 30, 2020 Pro Forma Results

($ in thousands)	Fathom OpCo (1)	Incodema (2)	NewCut (2)	GPI (2)	Dahlquist (2)	Majestic Metals (2)	Mark Two (2)	Summit (2)	Centex & Laser (2)	Precision Process (2)	Micropulse West (2)	Pro Forma Adjustments	Pro Forma Fathom OpCo
Revenue	$24,228	$7,122	$2,845	$564	$3,823	$11,084	$2,944	$3,303	$6,757	$5,016	$5,173	$—	$72,859
Cost of goods sold	13,276	2,541	1,463	228	1,503	7,375	1,684	780	3,936	1,508	2,652	1,063	38,009

Gross profit	10,952	4,581	1,382	336	2,320	3,709	1,260	2,523	2,821	3,508	2,521	(1,063)	34,850
Operating expenses
Selling, general, and administrative	8,463	1,396	835	254	667	1,284	941	1,685	1,593	1,874	680	—	19,672
Depreciation and amortization	1,604	174	87	—	18	—	—	—	47	—	—	5,801	7,731

Total operating expenses	10,067		922	254	685	1,284	941	1,685	1,640	1,874	680	5,801	27,403

Operating income (loss)	885	3,011	460	82	1,635	2,425	319	838	1,181	1,634	1,841	(6,864)	7,447
Interest expense and other expense (income)
Interest expense	1,334	92	32	—	(18)	(18)	21	49	182	—	13	2,960	4,647
Other expense	131	440	53	—	—	—	—	—	2	—	3	—	629
Other income	(331)	(16)	—	—	—	—	—	1	(62)	(8)	—	—	(416)

Total other expense, net	1,134	516	85	—	(18)	(18)	21	50	122	(8)	16	2,960	4,860

Net (loss) income before income taxes	(249)	2,495	375	82	1,653	2,443	298	788	1,059	1,642	1,825	(9,824)	2,587

Provision for income taxes	—	7	—	—	—	—	—	—	229	38	—	—	274

Net income	$(249)	$2,488	$375	$82	$1,653	$2,443	$298	$788	$830	$1,604	$1,825	$(9,824)	$2,313

(1)	Refers to the historical audited financial statements of Fathom OpCo.
(2)
Refers to the historical results of Incodema, NewCut, Dahlquist, Majestic Metals, Mark Two, GPI, Summit, Centex, Laser, Precision Process, and Micropulse West prior to their respective acquisitions. See table below for further information. Refer to Note 3 –
Business Combination
in the accompanying Notes to the audited Consolidated Financial Statements and Notes to the Interim Consolidated Financial Statements for dates of acquisitions.

(3)	Refer to Adjustments to Unaudited Pro Forma Consolidated Combined Financial Information.
The following adjustments are incorporated in the unaudited pro forma condensed combined financial information:
Cost of Revenue
Adjustments to Cost of revenue is impacted by $1.1 million due to increased inventory balances caused by the non-cash
impact of the step up to fair value of the inventory as if the step up related to the acquisitions referenced above had occurred on January 1 of the preceding year.
Depreciation and Amortization
Adjustments to depreciation and amortization of $3.9 million and $1.9 million represent the depreciation and amortization expense related to the step up of the fair value of real property and intangibles assets, respectively.
Interest Expense
Adjustments to interest expense of $3.0 million relate to adjustments to debt as if the debt had been outstanding as of January 1, 2020.
Six Months Ended Comparative Pro Forma Results

	Pro Forma (unaudited) Six Months Ended June 30,
($ in thousands)	2021	2020	$ Change	% Change
Revenue	$76,773	$72,859	$3,914	5.4%
Cost of revenue	40,914	38,009	2,905	7.6%

Gross profit	35,859	34,850	1,009	2.9%
Operating expenses
Selling, general, and administrative	21,993	19,672	2,321	11.8%
Depreciation and amortization	6,878	7,731	(853)	(11.0%)

Total operating expenses	28,871	27,403	1,468	5.4%

Operating income (loss)	6,988	7,447	(459)	(6.2%)
Interest expense and other expense (income)
Interest expense/(income)	—	4,647	(4,647)	(100%)
Other expense	9,081	629	8,452	n/m
Other (income)	(3,959)	(416)	(3,543)	n/m

Total other expenses, net	5,122	4,860	262	5.4%

Net income (loss) before income taxes	1,866	2,587	(721)	(27.9%)

Provision for income taxes	139	274	(135)	(49.3%)

Net income (loss)	$1,727	$2,313	$(586)	(25.3%)

Pro Forma Revenue by Product Line
Pro forma revenue by product line and the related changes for the six months ended June 30, 2021 and 2020 is summarized as follows:

	Pro Forma (unaudited) Six Months Ended June 30,
($ in thousands)	2021		2020		Change
	$	% of Total Revenue	$	% of Total Revenue	$	%
Revenue
Additive manufacturing	$8,842	12%	$8,697	12%	$145	2%
Injection molding	13,541	18%	10,527	14%	3,014	29%
CNC machining	26,171	34%	30,051	41%	(3,880)	(13%	)
Precision sheet metal	24,905	32%	19,972	27%	4,933	25%
Other revenue	3,314	4%	3,612	6%	(298)	(8%	)

Total revenue	$76,773	100%	$72,859	100%	$3,914	5%

By product line, our revenue increase was driven by a 29% increase in Injection Molding revenue, a 25% increase in Precision Sheet Metal revenue, and a 2% increase to Additive Manufacturing, partially offset by 13% reduction in CNC Machining revenue and a 9% decrease in Other revenue in each case for the six months ended June 30, 2021 compared with 2020.
Revenue
. Pro forma revenue increased by $3.9 million, or 5.3%, to $76.8 million for the six months ended June 30, 2021 from $72.9 million for the six months ended June 30, 2020. Our revenue growth was driven by our strategic account focused sales and marketing strategy as well as increases to our injection molding product line, resulting from more hybridized customer solutions combining our additive and injection molding product lines, and our precision sheet metal product line.
Cost of revenue.
Pro forma cost of revenue increased by $2.9 million, or 7.6%, to $40.9 million for the six months ended June 30, 2021 from $38.0 million for the six months ended June 30, 2020. This increase is driven by higher order volumes and modest raw material price increase compared to the prior year.
Selling, general, and administrative expenses.
Pro forma selling, general, and administrative expenses increased by $2.3 million, or 11.8%, to $22.1 million for the six months ended June 30, 2021 from $19.7 million for the six months ended June 30, 2020. This increase was driven by headcount growth and related fringe benefit costs as well as insurance, utilities, and professional services fee increases.
Depreciation and amortization.
Pro forma depreciation and amortization expense decreased by $0.9 million, or 11%, to $6.9 million for the six months ended June 30, 2021 from $7.7 million for the six months ended June 30, 2020. This decrease was primarily attributable to the consolidation of manufacturing for select acquired entities and the disposition and ending of service life of certain assets.
Interest expense.
Pro forma interest expense decreased by $4.7 million, or 100%, for the six months ended June 30, 2021 from the six months ended June 30, 2020, because the debt would have been repaid.
Other expense
. Pro forma other expense increased by $8.5 million to $9.1 million for the six months ended June 30, 2021 from $0.6 million for the six months ended June 30, 2020. This increase was driven by higher transaction expenses.
Other income
. Pro forma other income increased by $3.5 million to $3.9 million for the six months ended June 30, 2021 from $0.4 million for the six months ended June 30, 2020. This increase was driven by the change in fair value of contingent consideration.

Income
taxes
. Pro forma income taxes decreased by $0.1 million to $0.2 million for the six months ended June 30, 2021 from $0.3 million for the six months ended June 30, 2020. This decrease was driven primarily by a decrease in taxable income.
Net income (loss).
Pro forma net income decreased by $0.6 million, or 25.3%, to $1.7 million for the six months ended June 30, 2021 from $2.3 million for the six months ended June 30, 2020, for the reasons discussed above.

Unaudited Pro Forma Results for the Year Ended December 31, 2020 Compared to the Year Ended December 31, 2019
The following tables summarize our pro forma results of operations for the years ended December 31, 2020 and 2019. They are not the results that would have been realized had the Prior Acquisitions actually occurred on January 1, 2019 and are not indicative of our consolidated results of operations for future periods.
2020 Pro Forma Results

($ in thousands)	Fathom OpCo (1)	Incodema	NewCut (2)	GPI (2)	Dahlquist (2)	Majestic Metals (2)	Mark Two (2)	Pro Forma Adjustments	Fathom OpCo Pro Forma
Revenue	$61,289	$8,161	$3,432	$674	$7,853	$23,573	$5,601	—	$110,583
Cost of revenue	32,815	2,762	1,926	288	2,126	15,359	2,878	(649)	57,505

Gross profit	28,474	5,399	1,506	386	5,727	8,214	2,723	649	53,078
Operating expenses
Selling, general, and administrative	22,197	4,211	1,323	355	2,183	4,216	2,092	—	36,577
Depreciation and amortization	4,825	174	75	219	34	124	—	6,103	11,554

Total operating expenses	27,022	4,385	1,398	574	2,217	4,340	2,092	6,103	48,131

Operating income (loss)	1,452	1,014	108	(188)	3,510	3,874	631	(5,454)	4,947
Interest expense and other expense (income)
Interest expense/(income)	3,665	118	34	—	(35)	(19)	48	3,659	7,470
Other expense	6,335	388	64	—	—	2	971	—	7,760
Other (income)	(585)	(16)	—	—	(542)	(1,699)	—	—	(2,842)

Total other expenses, net	9,415	490	98	—	(577)	(1,716)	1,019	3,659	12,388

NET (LOSS) INCOME BEFORE INCOME TAXES	(7,963)	524	10	(188)	4,087	5,590	(388)	(9,113)	(7,441)
Provision for income taxes	—	—	—	—	—	—	—	—	—

NET (LOSS) INCOME	$(7,963)	$524	$10	$(188)	$4,087	$5,590	$(388)	$(9,113)	$(7,441)

(1)	Refers to the historical audited financial statements of Fathom OpCo.
(2)	Refers to the historical results of Incodema, Dahlquist, Majestic Metals, Mark Two, NewCut, and GPI prior to their respective acquisitions. See table below for further information.
(3)	Refer to Adjustments to Unaudited Pro Forma Consolidated Combined Financial Information.

The following adjustments are incorporated in the unaudited pro forma condensed combined financial information:
Cost of Revenue
Adjustments to Cost of revenue is impacted by $0.6 million due to increased inventory balances caused by the non-cash
impact of the step up to fair value of the inventory as if the step up related to the acquisitions referenced above had occurred on January 1 of the preceding year.
Depreciation and Amortization
Adjustments to depreciation and amortization of $2.3 million and $3.8 million represent the depreciation and amortization expense related to the step up of the fair value of real property and intangibles assets, respectively.

Interest Expense
Adjustments to interest expense of $3.7 million relate to adjustments to debt as if the debt had been outstanding as of January 1, 2019.
2019 Pro Forma Results

($ in thousands)	Fathom OpCo (1)	FATHOM (2)	ICOMold	Incodema (2)	NewCut (2)	GPI (2)	Dahlquist (2)	Majestic Metals (2)	Mark Two (2)	Pro Forma Adjustments (3)	Fathom OpCo Pro Forma
Revenue	$20,618	$13,444	$7,830	$9,810	$5,709	$2,007	$7,845	$26,046	$3,711	—	$97,020
Cost of revenue	10,696	7,508	3,162	4,179	2,919	687	3,075	18,073	2,192	1,302	53,793

Gross profit	9,922	5,936	4,668	5,631	2,790	1,320	4,770	7,973	1,519	(1,302)	43,227
Operating expenses
Selling, general, and administrative	8,474	6,737	2,206	2,286	1,481	216	1,708	3,267	2,023	—	28,398
Depreciation and amortization	1,605	31	55	321	173	331	785	149	139	8,709	12,298

Total operating expenses	10,079	6,768	2,261	2,607	1,654	547	2,493	3,416	2,162	8,709	40,696

Operating income (loss)	(157)	(832)	2,407	3,024	1,136	773	2,277	4,557	(643)	(10,011)	2,531
Interest expense and other expense (income)
Interest expense/(income)	1,616	126	—	126	80	—	(23)	(33)	48	4,923	6,863
Other expense	3,187	1,244	1,185	1,582	—	—	—	—	(61)	—	7,137
Other (income)	(189)	(8)	(23)	(42)	—	—	—	—	—	—	(262)

Total other expenses, net	4,614	1,362	1,162	1,666	80	—	(23)	(33)	(13)	4,923	13,738

NET (LOSS) INCOME BEFORE INCOME TAXES	(4,771)	(2,194)	1,245	1,358	1,056	773	2,300	4,590	(630)	(14,934)	(11,207)

Provision for income taxes	—	16	—	—	—	—	—	—	—	—	16

NET (LOSS) INCOME	$(4,771)	$(2,210)	$1,245	$1,358	$1,056	$773	$2,300	$4,590	$(630)	$(14,934)	$(11,223)

(1)	Refers to the historical audited financial statements of Fathom OpCo.
(2)	Refers to the historical results of FATHOM, ICOMold, Incodema, Newchem, GPI, Dahlquist, Majestic Metals and Mark Two prior to their respective acquisitions. See table below for further information.
(3)	Adjustments are prepared under the same basis as the Unaudited Pro Forma Consolidated Combined Financial Information section.
The following adjustments are incorporated in the unaudited pro forma condensed combined financial information:
Cost of Revenue
Cost of revenue is impacted by $0.6 million in adjustments to increase inventory balances caused by the non-cash
impact of the step up to fair value of the inventory as if the step up related to the FATHOM and ICOMold acquisitions referenced above had occurred on January 1 of the preceding year and the step up related to the 2020 Acquisitions referenced above had occurred on January 1, 2019, and by $0.7 million in amortization expense related to the step up of fair value of intangible assets as if the 2020 Acquisitions referenced above had occurred on January 1, 2019.
Depreciation and Amortization
Adjustments to depreciation and amortization of $2.1 million and $6.6 million represent the depreciation and amortization expense related to the step up of the fair value of real property and intangibles assets, respectively, as if the 2020 Acquisitions referenced above had occurred on January 1, 2019.
Interest Expense
Adjustments to interest expense of $4.9 million relate to adjustments to debt as if the debt had been outstanding as of January 1, 2019.
Comparative Pro Forma Results

	2020	2019	$Change	% Change
Revenue	$110,583	$97,020	$13,563	14%
Cost of revenue	57,505	53,793	3,712	7%

Gross profit	53,078	43,227	9,851	23%
Operating Expenses
Selling, general, and administrative	36,577	28,398	8,179	29%
Depreciation and amortization	11,554	12,298	(744)	-6%

Total operating expenses	48,131	40,696	7,435	18%

Operating income (loss)	4,947	2,531	2,416	95%
Interest expense (income)
Interest expense	7,470	6,863	607	9%
Other expense	7,760	7,137	623	9%
Other income	(2,842)	(262)	(2,580)	n/m

Total other expense, net	12,388	13,738	(1,350)	-10%

Net (loss) income before income taxes	(7,441)	(11,207)	3,766	-34%

Provision for income taxes	—	16	(16)	-100%

Net (loss) Income	$(7,441)	$(11,223)	$3,782	-34%

Pro Forma Revenue by Product Line
Pro Forma revenue by product line and the related changes for 2020 and 2019 is summarized as follows:

	Pro Forma (unaudited) Year Ended December 31,
($ in thousands)	2020		2019		Change
	$	% of Total Revenue	$	% of Total Revenue	$	%
Revenue
Additive manufacturing	$19,228	17%	$19,048	20%	$180	1%
Injection molding	17,269	16%	12,074	12%	5,195	43%
CNC machining	22,739	21%	18,076	19%	4,663	26%
Precision sheet metal	45,103	41%	41,597	43%	3,506	8%
Other revenue	6,244	5%	6,225	6%	19	0%

Total revenue	$110,583	100%	$97,020	100%	$13,563	14%

By product line, our revenue increase was driven by a 43% increase in Injection Molding revenue, a 26% increase in CNC Machining revenue, an 8% increase in Precision Sheet Metal, and a 1% increase in Additive Manufacturing revenue in each case for 2020 compared with 2019.
Revenue
. Pro forma revenue increased by $13.6 million, or 14.0%, to $110.6 million in 2020 from $97.0 million in 2019. Our revenue growth was driven by our strategic account focused sales and marketing strategy as well as increases to our injection molding product line, resulting from more hybridized customer solutions combining our additive and injection molding product lines, and our CNC machining product line.
Cost of revenue.
Pro forma cost of revenue increased by $3.7 million, or 6.9%, to $57.5 million in 2020 from $53.8 million in 2019. This increase is driven by higher order volumes and modest raw material price increase compared to the prior year.
Selling, general, and administrative expenses.
Pro forma selling, general, and administrative expenses increased by $8.2 million, or 28.7%, to $36.6 million in 2020 from $28.4 million in 2019. This increase was driven by headcount growth and related fringe benefit costs as well as insurance, utilities, and professional services fee increases.
Depreciation
and amortization.
Pro forma depreciation and amortization expense decreased by $0.7 million, or 6.0%, to $11.5 million in 2020 from $12.3 million in 2019. This decrease was primarily attributable to the consolidation of manufacturing for select acquired entities and the disposition and ending of service life of certain assets.
Interest expense.
Pro forma interest expense increased $0.6 million, or 8.8%, to $7.5 million in 2020 from $6.9 million in 2019 due to additional interest related to our outstanding credit facilities.
Other expense
. Pro forma other expense increased by $0.6 million, or 8.7%, to $7.8 million in 2020 from $7.1 million in 2019. This increase was driven by lower transaction expenses.
Other income
. Pro forma other income increased by $2.6 million to $2.8 million in 2020 from $0.2 million in 2019. This increase was driven by forgiveness of PPP loans.
Net income (loss).
Pro forma net income (loss) decreased by $3.8 million, or 33.7%, to $(7.4) million in 2020 from $(11.2) million in 2019, for the reasons discussed above.

Quantitative and Qualitative Disclosure of Market Risks
We are exposed to fluctuations in foreign currency exchange rates and interest rates.
Foreign Currency Exposures
As a result of our foreign operations, we have revenue, expenses, assets and liabilities that are denominated in foreign currency. We generate revenue and incur production costs and operating expenses in Chinese Yuan.
Our operating results and cash flows are adversely impacted when the United States dollar appreciates relative to other foreign currencies. As we expand internationally, our results of operations and cash flows will become increasingly subject to changes in foreign currency exchange rates.
We have not used forward contracts or currency borrowings to hedge our exposure to foreign currency risk. Foreign currency risk can be assessed by estimating the change in results of operations or financial position resulting from a hypothetical 10% adverse change in foreign exchange rates. We believe such a change would generally not have a material impact on our financial position, or on our results of operations. We recognized foreign currency losses of $0.1 million for the six months ended June 30, 2021, $0.1 million for the year ended December 31, 2020 and no foreign currency activity for the year ended December 31, 2019.
Interest Rate Exposures
Our long-term debt consists of variable-rate instruments, which exposes us to changes in interest rates and may impact our pretax earnings and cash flows. At June 30, 2021, we had total variable rate debt outstanding under our New Credit Agreement of approximately $172 million. If the effective interest rate of our variable rate debt outstanding as of June 30, 2021 were to increase by 100 basis points (1%), our interest expense for the first six months ended June 30, 2021 would increase by approximately $0.9 million. Currently, we do not hold any derivative contracts that hedge our interest rate exposures, but may consider such strategies in the future.

MANAGEMENT OF FATHOM OPCO PRIOR TO THE BUSINESS COMBINATION
Executive Officers of Fathom OpCo
Set forth below is certain information regarding the current executive officers of Fathom OpCo:

Name	Age	Position
Ryan Martin	42	Chief Executive Officer
Richard Stump	40	Chief Commercial Officer
Mark Frost	56	Chief Financial Officer
Ryan Martin
 —
 Chief Executive Officer
. Mr. Martin has served as the Chief Executive Officer of Fathom OpCo since January 2019. During this time, he has led the company through unprecedented growth, digital transformation, and multiple add-on
acquisitions, which have rapidly expanded Fathom OpCo into one of the largest privately held digital manufacturers in North America. Prior to his role at Fathom OpCo, he most recently spent over 13 years in leadership roles at General Electric Company (NYSE: GE) spanning across sales, marketing, product development and general management. In his last role at GE, he served as an Executive on the GE Additive leadership team, where he led the integration and expansion of the commercial team which experienced exponential growth and record-breaking orders in 2018. He was also critical in the integration of two international acquisitions into GE Additive and led the commercialization of multiple new products that GE Additive brought to the market. Mr. Martin graduated with Honors from the Ivy College of Business at Iowa State University. He is also an active member of YPO (Young Presidents Organization).
Richard Stump
 —
 Chief Commercial Officer
. Mr. Stump is the
Co-Founder
of Fathom OpCo and currently serves as the Chief Commercial Officer. He co-founded
Fathom OpCo as the first North American distributor of 3D printing systems for Objet Geometries (now Stratasys). Mr. Stump built Fathom OpCo’s selling enterprise 3D printers and services alongside traditional technologies to transform digital manufacturing and the way products are designed and built. Prior to co-founding
Fathom OpCo, Mr. Stump was an account manager at ANSYS (NASDAQ: ANSS), where he managed enterprise accounts on the deployment of simulation technologies to virtually test and develop products. While at ANSYS, Mr. Stump received the highest company achievement award as the number one contributor worldwide. He began his career in commercial sales within several high-tech electronics companies in the Silicon Valley. Mr. Stump holds a BS in Business Management from California State University, Chico. Mr. Stump currently holds several patents related to additive manufacturing technology.
Mark Frost
 —
 Chief Financial Officer
. Mr. Frost has served as the Chief Financial Officer at Fathom OpCo since April 2021. He brings over 30 years of financial and executive-level management experience from both private and public companies. Most recently, Mr. Frost served as the Chief Financial Officer of Argon Medical Devices. Prior to Argon, Mr. Frost served as the Chief Financial Officer for three public healthcare companies including Analogic (NASDAQ: ALOG), AngioDynamics (NASDAQ: ANGO) and AMRI (NASDAQ: AMRI). Mr. Frost began his career with General Electric (NYSE: GE), where he served in a variety of roles in finance for 14 years. Mr. Frost holds a BA in International Relations and Economics from Colgate University. He is also a graduate of the INSEAD Global Executive Program and GE Financial Management Program.

EXECUTIVE COMPENSATION
Altimar II Executive and Director Compensation
The following disclosure concerns the compensation of Altimar II’s executive officers and directors from inception (i.e., pre-business
combination).
None of Altimar II’s executive officers or directors have received any cash compensation for services rendered to Altimar II. Since the consummation of Altimar II’s initial public offering and until the earlier of the consummation of the initial business combination and Altimar II’s liquidation, Altimar II will reimburse the Sponsor for office space and secretarial and administrative services provided to Altimar II, in an amount not to exceed $10,000 per month. In addition, Altimar II’s Sponsor, executive officers and directors and their respective affiliates are being reimbursed for any out-of-pocket
expenses incurred in connection with activities conducted on Altimar II’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Altimar II’s audit committee reviews all payments that Altimar II makes to the Sponsor, executive officers and directors and their respective affiliates on a quarterly basis. Any such payments prior to an initial business combination are made using funds held outside of the Trust Account. Other than quarterly audit committee review of such reimbursements, Altimar II does not have any additional controls in place for governing reimbursement payments to its directors and executive officers for their out-of-pocket
expenses incurred on behalf of Altimar II and in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, is paid by Altimar II to the Sponsor, executive officers and directors or any of their respective affiliates, prior to completion of the initial business combination.
Pre-Business
Combination Company Executive Officer and Director Compensation
Introduction
As an emerging growth company, we have opted to comply with the executive compensation disclosure rules applicable to “smaller reporting companies,” as such term is defined in the rules promulgated under the Securities Act. This section discusses the material components of the executive compensation program for our Chief Executive Officer and our two other most highly compensated officers whom we refer to as our “Named Executive Officers”.
Background on Named Executive Officer Determination
Fathom OpCo was formed in 2021, at which time, in connection with a series of transactions (the “Reorganization”) it became the direct parent to MCT Group Holdings, LLC (and its subsidiaries), a Delaware limited liability company (“MCT Holdings”), and Incodema Holdings, LLC, a Delaware limited liability company (“Incodema”). As of December 31, 2020, MCT and Incodema were under the common control of CORE Industrial Partners. Fathom OpCo’s named executive officers (“Named Executive Officers” or “NEOs”) for purposes of this disclosure were determined by reviewing the total compensation for the 2020 fiscal year for each employee of MCT Holdings (and its subsidiaries) and Incodema Holdings (and its subsidiaries) who would be considered an executive officer of such entities, or Fathom OpCo if it had existed on December 31, 2020 and was then the direct parent of MCT Holdings and Incodema. Because Incodema was not acquired by CORE Industrial Partners until July 15, 2020, the three most highly compensated executive officers serving on December 31, 2020 for Fathom OpCo for purposes of this disclosure were all employees of MCT Holdings (and its subsidiaries) (the “MCT Group”).
For the year ended December 31, 2020, Fathom OpCo’s NEOs were:

•	Ryan Martin, Chief Executive Officer of MCT Group;

•	Richard Stump, Chief Commercial Officer of MCT Group; and

•	Brian Freeburg, Chief Financial Officer of MCT Group.

Our Compensation Program
The objective of Fathom OpCo’s compensation program is to provide a total compensation package to each NEO that will enable Fathom OpCo to attract, motivate and retain outstanding individuals, align the interests of our executive team with those of our stockholders, encourage individual and collective contributions to the successful execution of our short and long-term business strategies, and reward NEOs for performance. The board of managers of MCT Group has historically determined the compensation for Fathom OpCo’s 2020 NEOs.
The 2020 compensation program for the NEOs consisted of base salary, short-term cash incentives, and long-term equity incentives, each as described below:

•
Base Salary.
Base salary is paid to attract and retain qualified talent and is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. Mr. Freeburg’s base salary was increased from $195,000 to $220,000 in June 2020; the other NEOs received a base salary increase in 2020.

•
Short-Term Cash Incentives.
Annual cash bonuses are paid under an annual cash incentive plan to incentivize the NEOs to achieve certain annual financial and operating performance metrics. Prior to the Reorganization, our NEOs’ annual cash bonuses were paid at the discretion of the board of managers of MCT Holdings. Following the Reorganization, annual cash bonus payments shall be made based on performance against annual financial targets and strategic goals subject to approval by the board of managers of Fathom OpCo. In 2020, Messrs. Martin and Stump had target bonus opportunities equal to an initial target of 40% of their base salaries, up to a maximum of 80% of their base salaries, and Mr. Freeburg had a target bonus opportunity equal to 40% of his base salary.

•
Long-Term Equity Incentives.
Historically, Fathom OpCo maintained the MCT Group Holdings, LLC 2019 Phantom Equity Bonus Plan (the “MCT Phantom Plan”) and the Incodema Holdings LLC 2020 Phantom Equity Bonus Plan (the “Incodema Phantom Plan”, together with the MCT Phantom Plan, the “Prior Phantom Plans”). The NEOs participated under the MCT Phantom Plan and were eligible to receive awards of phantom equity at the discretion of the board of managers of MCT Holdings. In 2020, no phantom equity awards were granted to the NEOs.

Phantom equity awarded to the NEOs under the MCT Phantom Plan was subject to the following vesting conditions: (i) 25% would vest subject to the NEO’s continued service with the MCT Group on each of the first four anniversaries of the NEO’s employment commencement date, and would be accelerated in connection with a change in control of MCT Holdings; and (ii) 75% would vest if MCT Holdings’ investors realized a multiple on invested capital equal to at least 2.0x in connection with a change in control of MCT Holdings. In connection with the Reorganization, the Prior Phantom Plans and all awards thereunder were terminated and replaced by a single phantom equity plan sponsored by Fathom OpCo and new awards thereunder, all of which contain terms and conditions that are substantially similar to the Prior Phantom Plans (the “Combined Phantom Plan”) and awards. The Combined Phantom Plan has a pool of phantom units equal to up to 10% of the total value receivable by common unit holders of Fathom OpCo on a sale of Fathom OpCo. Only 68.3% of the pool, or 6.83% of the total value receivable by common unit holders of Fathom OpCo on a sale of Fathom OpCo, has been granted.

Summary Compensation Table
The following table shows information concerning the annual compensation for services provided to Fathom OpCo by our NEOs for the year ended December 31, 2020.

Name and Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($) (1)	All Other Compensation ($) (2)	Total ($)
Ryan Martin Chief Executive Officer of MCT Group	2020	$311,539	$124,875	$23,275	$459,689
Richard Stump Chief Commercial Officer of MCT Group	2020	$247,436	$842,500	$6,154	$1,096,090
Brian Freeburg Chief Financial Officer of MCT Group	2020	$216,923	$81,400	$5,986	$304,309

(1)	The amounts in this column represent cash bonus payments to the Fathom OpCo NEOs under MCT’s 2020 annual cash incentive plan, which are based on MCT’s and each individual NEO’s performance.
(2)	The amounts in this column represent 401(k) plan matching contributions made to each NEO as well as an annual amount representing Mr. Martin’s $1,000 per month auto allowance.
Employee Benefits
In addition to any individual benefits set forth in each NEO’s employment agreement (described below), the NEOs are generally eligible to participate in our executive and employee health and welfare, retirement and other employee benefit programs on the same basis as other members of senior management of Fathom OpCo, subject to applicable law. Fathom OpCo sponsors several defined contribution plans. Each NEO participates in the Midwest Composite Technologies, LLC 401(k) Profit Sharing Plan, under which eligible employees may elect to contribute a portion of their eligible compensation as pre-tax
or Roth deferrals in accordance with the limitations imposed under the Internal Revenue Code of 1986, as amended (the “Code”). The plan permits a discretionary match. In 2020, MCT provided eligible employees with matching contributions equal to 25% of a participant’s eligible 401(k) compensation, subject to limitations imposed under the Code. Neither the MCT Group nor Incodema Holdings (and its subsidiaries) maintained any executive-specific benefit programs in 2020.
Agreements with our NEOs
Each of our NEOs are party to an employment agreement, as described below.
Ryan Martin.
Mr. Martin is party to an employment agreement with MCT, a direct, wholly-owned subsidiary of MCT Holdings, dated January 7, 2019 (the “Martin Employment Agreement”), under which he was hired to serve as MCT’s Chief Executive Officer. In practice, Mr. Martin served as the Chief Executive Officer for all of the subsidiaries of MCT Holdings. The Martin Employment Agreement provides for an annual base salary of $300,000 and target and maximum annual bonus opportunities equal to 40% and 80%, respectively, of annual base salary, subject to the achievement of certain individual and company performance goals. Mr. Martin’s agreement also provides that he is entitled to receive the following unique benefits: (i) reasonably similar health and life insurance benefits as he was entitled to receive from his former employer, including a capped monthly health premium of no more than $524 per month and a life insurance policy equal to at least $1,000,000 and (ii) a monthly car allowance of $1,000.
In the event that Mr. Martin’s employment is terminated without cause, he is eligible to receive continued salary payments and COBRA premiums until the earlier of (i) twelve months following his termination of employment or (ii) the date that Mr. Martin secures a new job that provides for an annual base salary equal to his then-current base salary and health benefits, provided that Mr. Martin executes a general release and waiver of claims.

Richard Stump.
Mr. Stump is party to an employment agreement with Kemeera LLC d/b/a FATHOM (“FATHOM”), a direct subsidiary of MCT, dated September 23, 2019 (the “Stump Employment Agreement”), under which Mr. Stump is to provide services in an unspecified position on an ongoing basis. In practice, Mr. Stump served as the Chief Commercial Officer for all of the subsidiaries of MCT. The agreement provides for an annual base salary of $250,000 and target and maximum annual bonus opportunities equal to 40% and 80%, respectively, of annual base salary, subject to the achievement of certain individual and company performance goals. In the event that Mr. Stump’s employment is terminated without cause, he is entitled to receive continued salary payments for six months in exchange for executing a general release and waiver of claims.
Brian Freeburg.
Mr. Freeburg is party to an employment agreement with Midwest, dated January 7, 2019 (the “Freeburg Employment Agreement”), under which he serves as MCT’s Chief Financial Officer on an ongoing basis. In practice, Mr. Freeburg serves as the Chief Financial Officer for all of MCT Holdings. The agreement provides for an initial annual base salary of $195,000 and a target annual bonus opportunity equal to 20% of annual base salary, subject to the achievement of certain individual and company performance goals. Pursuant to his agreement, Mr. Freeburg historically received a reimbursement of relocation expenses up to $25,000, subject to a clawback if Mr. Freeburg’s employment was terminated other than for cause prior to September 6, 2019.
Each of the Fathom OpCo NEOs was eligible to participate in the same benefits on the same basis as other senior management of the MCT Group as well as to the receive an award of phantom equity under his employment agreement. The terms of the phantom equity awards are described in more detail above under
Long-Term Equity Incentives
and below in the
Outstanding Equity Awards at 2020 Fiscal
Year-End
table. In addition, each NEO is bound by certain confidentiality and restrictive covenants under their employment agreements.
Prior to the completion of the Business Combination, Fathom may enter into employment agreements with certain of its key executive officers. There is at this time no assurances that any such agreements with Fathom will be executed, and if so, what the terms and conditions of any such agreements would be.
Outstanding Equity Awards at 2020 Fiscal
Year-End
The following table shows information regarding outstanding equity awards held by the NEOs as of December 31, 2020.

	Stock Awards (1)
Name	Number of Shares or Units of Stock that have not Vested (#) (2)	Market Value of Shares or Units of Stock that have not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that have not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that have not Vested ($) (5)
Ryan Martin(6)	563	$31,405	2,250	$99,765
Richard Stump(7)	93	$5,188	375	$16,628
Brian Freeburg(8)	62	$3,459	375	$16,628

(1)	All awards reflected in this table were granted under the MCT Phantom Plan.
(2)
The figures in this column represent outstanding awards of time-vested phantom units that vest subject to each NEO’s continued service with the MCT Group on each of the first four anniversaries of the NEO’s employment commencement date. The awards accelerate in connection with a change in control of MCT Holdings.

(3)	The amounts reflected in this column represent the market value of MCT Holdings units on December 31, 2020, which was $55.78 per unit.

(4)
The figures in this column represent outstanding performance-based phantom units, which vest if MCT Holdings investors realize a multiple of invested capital equal to at least 2.0x in connection with a change in control of MCT Holdings.

(5)	The amounts reflected in this column represent the market value of MCT Holdings units on December 31, 2020, which was $44.34 per unit.
(6)	Granted on April 8, 2019; vesting commenced on Mr. Martin’s first day of employment, January 7, 2019.
(7)	Granted on December 23, 2019; vesting commenced on Mr. Stump’s first day of employment, September 23, 2019.
(8)	Granted on January 18, 2019; vesting commenced on Mr. Freeburg’s first day of employment, September 26, 2018.
Potential Payments Upon Termination or Change in Control
As of December 31, 2020, Messrs. Martin and Stump were eligible for salary continuation payments upon a termination without cause (excluding termination as a result of death or disability) and only to the extent they agreed to execute a separation agreement and general release and waiver of claims (as summarized above under the heading “Agreements with our NEOs”). If Mr. Freeburg had been terminated without cause (excluding termination as a result of death or disability), he would have been entitled to receive severance benefits equal to one week base salary per year of service under Fathom OpCo’s informal severance practice applicable to all employees not party to a written agreement that provides for severance benefits.
As provided in the NEO’s phantom unit award agreements, the time-based vesting portion of the phantom unit award agreements would accelerate in connection with a change in control of MCT Holdings and the performance-based vesting portion of the phantom unit award agreements would vest if MCT Holdings investors realize a multiple of invested capital equal to at least 2.0x in connection with a change in control of MCT Holdings.
Post-Business Combination Company Executive Compensation
Following the completion of the Business Combination, Fathom intends to develop an executive compensation program that is designed to align compensation with Fathom’s business objectives and the creation of stockholder value, while enabling Fathom to attract, motivate and retain individuals who contribute to the long-term success of Fathom. Decisions on the executive compensation program will be made by the compensation committee of the board of directors.
In addition, following the consummation of the Business Combination, all vested time-based phantom unit awards under the Combined Phantom Plan outstanding immediately prior to the consummation of the Merger and held by individuals who are employed by or performing services for Fathom OpCo or its subsidiaries or affiliates as of the Closing, will be forfeited and cancelled and such holders shall receive grants of restricted shares of Fathom Class A Common Stock under the 2021 Omnibus Plan. The restricted shares shall not vest until the date the Form
S-8
is filed registering the 2021 Omnibus Plan shares; provided, that, the vested, unrestricted shares of Fathom Class A common stock received in settlement of the restricted shares shall be subject to the following transfer restrictions: (i) 25% of the shares received may be traded upon the expiration of the lock-up
period applicable to the shares of Fathom Class A common stock held by the CORE Investors and the CORE Affiliates; (ii) 25% of the shares received may be traded if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 60%; (iii) 25% of the shares received may be traded if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 80%; and (iv) 25% of the shares received may be traded if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 95% (the “Fathom Transfer Restrictions”).

In addition, following the consummation of the Business Combination, all unvested time-based phantom unit awards and performance-based phantom unit awards held by individuals who are employed by or performing services for Fathom OpCo or its subsidiaries or affiliates as of the Closing shall be forfeited and cancelled and such holders shall receive grants of restricted stock units (“RSUs”) with respect to Fathom Class A Common Stock under the 2021 Omnibus Plan, with time-based RSUs being granted to replace time-based phantom units and performance-based RSUs being granted to replace performance-based phantom units. The time-based vesting RSUs shall have the same vesting schedule as the time-based vesting units. Once a time-based RSU is vested, any share deliverable to the RSU holder will be subject to the Fathom Transfer Restrictions.
The performance-based vesting RSUs shall vest subject to the holder’s continued service through each of the following vesting events: (i) 25% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 60%; (ii) 25% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 80%; and (iii) 50% of the RSUs will vest if the CORE Investors and the CORE Affiliates collectively Sell-Down an Investor Cumulative Sale Percentage equal to at least 95%.
For purposes of this section, the following terms have the following meanings:
“CORE Investors” means CORE Industrial Partners Fund I, L.P., a Delaware limited partnership, CORE Industrial Partners Fund I Parallel, L.P., a Delaware limited partnership, CORE Fund I
Holdings-2,
L.P., a Delaware limited partnership, and CORE Fund I
Holdings-5
LP, a Delaware limited partnership.
“CORE Affiliates” means, with respect to the CORE Investors, any person directly controlled by, directly controlling or under direct common control with the CORE Investors. For the avoidance of doubt, CORE Affiliates shall not include co-investors
of the CORE Investors.
“Investor Cumulative Sale Percentage” means, on any date of determination, in the case of a Going Public Transaction, a percentage equal to the quotient of (A) a number equal to the aggregate number of shares of Fathom Class A common stock subject to a Sell-Down by the CORE Investors and the CORE Affiliates from and after the consummation of the Fathom OpCo’s Going Public Transaction and to and including such date, divided by (B) the aggregate number of shares of Fathom Class A common stock held by the CORE Investors and the CORE Affiliates upon the consummation of the Going Public Transaction and prior to any Sell-Down by the CORE Investors and the CORE Affiliates. The Investor Cumulative Sale Percentage may be adjusted to account for any stock splits, reverse stock splits, combinations, or similar structural changes to the shares of Fathom Class A common stock. For the avoidance of doubt, if, on the date of determination, the calculation of the Investor Cumulative Sale Percentage results in either the vesting of RSUs or the removal of certain restrictions on the transfer of shares of Fathom Class A common stock as described herein, then any release of any earn-out
shares shall not negate the result of such vesting trigger being achieved or transfer restriction being removed.
“Going Public Transaction” means (i) the consummation of Fathom OpCo’s first underwritten Public Offering of its common stock under the Securities Act of 1933, as amended, or (ii) whether in one or a series of transactions, any merger, consolidation or other business combination pursuant to which the business of Fathom OpCo is combined with that of a special purpose acquisition company or other blank-check company that has a class of equity securities publicly listed on the New York Stock Exchange or Nasdaq.
“Public Offering” means the sale in an underwritten public offering registered under the Securities Act of equity securities of Fathom OpCo or a corporate successor to Fathom OpCo.
“Sell-Down” means, with respect to any person, (i) any sale by such person pursuant to a registered public offering under the Securities Act, and (ii) any sale by such person to the public pursuant to Rule 144 promulgated under the Securities Act effected through a broker, dealer or market maker (other than pursuant to Rule 144(b) prior to a Public Offering).

Board of Managers Compensation
As previously discussed above under the
Background on Named Executive Officer Determination
section, since the formation of Fathom OpCo and the Reorganization occurred in April 2021, Fathom OpCo’s non-employee
managers for purposes of this disclosure are the members of the board of managers of both MCT Holdings and Incodema Holdings. The boards of managers for MCT Holdings and Incodema Holdings set non-employee
manager compensation based on each manager’s prior experience. The compensation program is designed to provide competitive compensation necessary to attract and retain high quality non-employee
managers and to encourage ownership of Fathom OpCo’s equity to further align their interests with those of its equityholders. As reflected below, Messrs. Chung, May, Puglisi, Papa and Rascia are ineligible to receive compensation for their service on the board of managers of MCT Holdings and/or Incodema Holdings, as each is serving on behalf of CORE Industrial Partners. Messrs. Nardelli and Chen, who served as non-employee
managers of MCT Holdings, were eligible for the following compensation in connection with their role as managers:

•	An annual cash retainer, the amount of which is based on the manager’s past experience, with Mr. Nardelli receiving $50,000 per year and Mr. Chen receiving $40,000 per year; and

•
An initial phantom unit award consisting of units of MCT Holdings, subject to the following vesting conditions: (i) 25% would vest subject to the non-employee
manager’s continued service with MCT Holdings or Incodema Holdings on each of the first four anniversaries of the non-employee
manager’s board commencement date, and would be accelerated in connection with a change in control of MCT Holdings; and (ii) 75% would vest if MCT Holdings investors realized a multiple on invested capital equal to at least 2.0x in connection with a change in control of MCT Holdings. Messrs. Nardelli and Chen received initial grants of 500 phantom units and 250 phantom units of MCT Holdings, respectively, on January 1, 2020. Like the NEOs, members of the MCT Holdings and Incodema Holdings boards of managers with phantom awards under the Prior Phantom Plans had their awards terminated in connection with the Reorganization and received new awards under the Combined Phantom Plan.

As part of his board of managers’ compensation package, Mr. Nardelli was eligible to enter into a co-investment arrangement with the Company, described in more detail under
“Fathom OpCo Related Person Transactions – Nardelli Investment
.” In addition, in connection with his service as a manager of the board, Mr. Chen entered into a consulting agreement, dated August 3, 2020, with MCT Holdings, under which he provided consulting services to MCT Holdings to improve their operational processes in exchange for a monthly consulting fee of $3,333.33 per month (the “Chen Consulting Agreement”). Mr. Chen also served as Chief Executive Officer of the Incodema Group starting in August of 2020.
Board of Managers Compensation Table
The following table provides information concerning the compensation of each non-employee
manager who served on MCT Holdings and Incodema Holdings’ board of managers in 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
TJ Chung (3)(4)(5)	—	—	—	—
John May (3)(4)(5)	—	—	—	—
Robert Nardelli (3)	$50,000	$26,144	$4,185	$80,329
Carey Chen (3)	$40,000	$13,072	$11,375	$64,447
Matt Puglisi (3)(4)(5)	—	—	—	—
Frank Papa (3)(5)	—	—	—	—
Ronald Rascia (4)(5)	—	—	—	—

(1)
The amount reported in the “Stock Awards” column for Messrs. Nardelli and Chen reflects the grant date fair value of awards of 500 phantom units and 250 phantom units of MCT Holdings, respectively, granted on January 1, 2020, calculated in accordance with Financial Accounting Standards Board (“FASB”) ASC Topic 718. See Note 16, Share Based Compensation, to the consolidated financial statements for the year ended December 31, 2020, filed with the SEC hereinwith, for the assumptions made in determining this value. As of December 31, 2020, the following non-employee
directors had outstanding phantom unit equity awarded in connection with their service on the MCT Holdings board of managers: Mr. Nardelli – 469 phantom units and Mr. Chen — 234 phantom units.

(2)	The amount reported in the “All Other Compensation” column for Mr. Chen includes $10,000 of consulting fees paid pursuant to the Chen Consulting Agreement.
(3)	Served on the MCT Holdings board of managers.
(4)	Served on the Incodema Holdings board of managers.
(5)	Messrs. Chung, May, Puglisi, Papa and Rascia were not eligible for director compensation in 2020.
Post-Business Combination Company Executive Compensation
Following the Closing, Fathom intends to develop an executive compensation program that is designed to align compensation with Fathom’s business objectives and the creation of stockholder value, while enabling Fathom to attract, motivate and retain individuals who contribute to its long-term success. The same restrictions applicable to the restricted shares and RSUs granted to executive officer holders of phantom units following the Closing and described above under Post-Business Combination Company Executive Compensation generally will apply to Fathom’s go-forward non-employee directors who held phantom units in Fathom OpCo.

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION
Board of Directors
The business and affairs of Fathom will be managed by or under the direction of the Fathom board of directors. The Investor Rights Agreement provides for the director designation rights of                 . Fathom’s board of directors is expected to initially be comprised of      independent directors, and                 -appointed directors. See the section entitled “
Certain Relationships and Related Party Transactions—Investor Rights Agreement
” for more information.
The table below lists the persons expected to be nominated and elected to the Fathom board of directors following the completion of the Business Combination and each nominee’s age as of the date of the Special Meeting, and any other position that such nominee will hold with Fathom.

Name	Position with Fathom	Age as of Special Meeting
Carey Chen	Director	48
TJ Chung	Director	58
Dr. Caralynn Nowinski Collens	Director	43
Adam DeWitt	Director	49
David Fisher	Director	52
Maria Green	Director	68
Peter Leemputtee	Director	64
Ryan Martin	Director and Chief Executive Officer	42
John May	Director	50
Robert Nardelli	Director	73
The following is a brief biography of each director nominee of the Fathom board of directors that is known as of the date of this proxy statement/prospectus.
Biographical information for Mr. Martin is set forth under “
Management of Fathom OpCo Prior to the Business Combination
.”
Carey Chen
—
Director
. Mr. Chen has served as a member of the Board of Directors of Fathom OpCo since October 2019 and also served as Chief Executive Officer of Incodema Group since August 2020. Immediately prior, he served as Executive Chairman and President of Cincinnati Incorporated from January 2015 to July 2020. Mr. Chen served as Vice President of Hypertherm, Inc. from 2006 to 2015, and held various operating and corporate roles including Vice President & General Manager – Light Industrial Businesses, Chief Financial Officer, and Chief Information Officer. Earlier in his career, Mr. Chen served as Vice President – Finance for Wiremold | Legrand (PARIS: LR.PA); Chief Financial Officer for Bayliner Marine Corp., a division of the Brunswick Corp. (NYSE: BC); and held various financial planning and strategic development roles for AlliedSignal, Inc. (NYSE: ALD). Mr. Chen currently serves as Chairman of the Board for Roberts Hawaii, Inc., and serves as a director for Chart Industries (NYSE: GTLS), and Hisco, Inc. He is also the treasurer of the American Welding Society, serving his second term. Mr. Chen holds an MBA from the University of Illinois at Urbana-Champaign (UIUC), a BS in Applied Mathematics from the University of California at Los Angeles (UCLA), and several U.S. patents.
TJ Chung
—
Director
. Mr. Chung is a Founding Partner at CORE Industrial Partners. Before joining CORE, he spent the past 15 years as Chief Executive Officer / President of several high-growth electronics and technology businesses, all of which were private equity-backed or divisions of publicly traded corporations. He currently serves on the boards of Fathom OpCo, Incodema Group, J&K Ingredients, Littlefuse (NASDAQ: LFUS), Airgain (NASDAQ: AIRG) and Mastercraft (NASDAQ: MCFT). Mr. Chung holds an MBA from Duke University’s Fuqua School of Business, a MS in Computer Science from North Carolina State University and a

BS in Electrical Engineering from the University of Texas at Austin. He also serves on the advisory board of the Cockrell School of Engineering at the University of Texas at Austin and the advisory board of the Center of Entrepreneurship and Innovation at Duke University’s Fuqua School of Business.
Dr.
 Caralynn Nowinski Collens
—
Director
. Dr. Collens is the Chief Executive Officer of Dimension Inx, a next-generation biofabrication company developing regenerative medical implants that repair tissues and organs. Prior to Dimension Inx, Dr. Nowinski Collens co-founded
UI LABS, a
first-of-its-kind
technology organization focused on the digital future of industries, building the organization from concept in late 2011 through launch in 2014. As Chief Executive Officer, she drove the creation and growth of MxD, the U.S. hub for digital manufacturing (formerly DMDII), and the City Tech Collaborative, building a network of 350+ partner organizations, deploying $100M across 75+ solution development projects, and ultimately spinning out MxD and City Tech as independent entities in 2019. After starting her first company while a joint medical/business student at the University of Illinois at Chicago, Dr. Nowinski Collens spent her early career in venture capital and corporate finance, primarily focused on technology-based university spin-outs. Dr. Nowinski Collens is the Chairman Emeritus of the Board of Directors of MxD and serves on the Executive Council of Granite Creek Capital Partners. She is also a long-time board director and Chair-elect of Imerman Angels
(one-on-one
cancer support) and the Vice Chair and Trustee of the Chicago Sunday Evening Club. Dr. Nowinski Collens holds a dual MD / MBA from the University of Illinois College of Medicine and a BS from Northwestern University.
Adam DeWitt
—
Director
. Mr. DeWitt is the chief executive officer of Grubhub Inc. where he has led all functions of the U.S. business since June 2021. Prior to this role, Mr. DeWitt was Grubhub’s president and chief financial officer. During his tenure of a decade at the company, Grubhub’s annual revenues have grown from $20 million to more than $2 billion, and he led the company through its initial public offering in 2014. Before joining Grubhub, Mr. DeWitt was the chief financial officer of publicly-held optionsXpress Holdings, Inc. Mr. DeWitt serves on the board of directors and audit committee of Ritchie Bros. Auctioneers Incorporated (NYSE: RBA), a marketplace for heavy industrial, agricultural and transportation equipment. He is also a member of the board of directors of The Joffrey Ballet, and is the treasurer and a member of the board of trustees of the Bernard Zell Anshe Emet Day School. Mr. DeWitt holds a B.A. in Economics from Dartmouth College.
David Fisher
—
Director
. Mr. Fisher has served as Chief Executive Officer and President of Enova International, Inc. (NYSE: ENVA), a provider of online financial services, since January 2013, and as Chairman of the Board of Directors of Enova since November 2014. From September 2011 to March 2012, Mr. Fisher served as Chief Executive Officer of optionsXpress Holdings, Inc. (“optionsXpress”), a retail online brokerage firm, and as Senior Vice President of Charles Schwab Corporation following its acquisition of optionsXpress. From October 2007 to September 2011, Mr. Fisher served as Chief Executive Officer of optionsXpress, from March 2007 to October 2007, as its President, and, from August 2004 to March 2007, as its Chief Financial Officer. Prior to joining optionsXpress, Mr. Fisher served as the Chief Financial Officer of Potbelly Sandwich Works from 2001 through 2004, of RBC Mortgage from 2000 through 2001 and of Prism Financial from December 1998 through January 2001. Mr. Fisher currently serves as a member of the board of directors of Just Eat Takeaway.com. (NASDAQ: GRUB), a restaurant pick-up
and delivery service company, and of FRISS, a provider of software solutions to insurance companies. He previously served on the board of directors of Innerworkings, Inc., a global print management provider, through its sale in October 2020. Mr. Fisher also serves on the Board of Trustees of the Museum of Science and Industry in Chicago. Mr. Fisher holds a B.S. in Finance from the University of Illinois at Urbana-Champaign and a J.D. from Northwestern University School of Law.
Maria Green
—
Director
. Ms. Green retired as Senior Vice President and General Counsel of Ingersoll Rand plc (NYSE: IR) in June 2019. Immediately prior to IR, she was Senior Vice President, General Counsel and Secretary at Illinois Tool Works (NYSE: ITW). During her 18 years with ITW, Ms. Green guided the company’s expansion through both acquisitions and organic growth. As General Counsel, she led the Environmental, Health and Safety Group as well as Government Affairs and Risk Management. At Ingersoll Rand, Ms. Green was a member of the Executive Leadership Team and a trusted advisor to the Chief Executive Officer on legal, compliance and strategy issues and led a team of 75 lawyers based in the U.S., Europe, Asia Pacific and Latin

America. She co-chaired the Global Business Integrity Council and served as executive sponsor for an employee resource group. Ms. Green joined the board of Tennant Company (NYSE: TNC) as an independent director in March 2019 (Audit and Governance Committees) and was elected to the board of Wisconsin Energy Group (NYSE: WEC) in July 2019 (Audit and Governance Committees). Most recently, Ms. Green joined the board of directors of Littelfuse (NASDAQ: LFUS) in February 2020 (Audit and Governance Committees). Ms. Green holds a BA from the University of Pennsylvania and JD from Boston University Law School.
Peter Leemputtee
—
Director
. Mr. Leemputtee was Chief Financial Officer and Treasurer at Keurig Green Mountain, Inc. (NASDAQ: KDP) from 2015 to 2016. Prior to Keurig Green Mountain, Inc., Mr. Leemputte was Executive Vice President and Chief Financial Officer at Mead Johnson Nutrition (NYSE: MJN) from 2008 to 2015. Before joining Mead Johnson Nutrition, Mr. Leemputte was Senior Vice President and Chief Financial Officer for Brunswick Corp. (NYSE: BC). He has also held various management positions at Chicago Title Corp., Mercer Management Consulting, Armco Inc., FMC Corp. and BP (NYSE: BP). Mr. Leemputte has extensive experience in leading finance, accounting, IT, tax, audit and investor relations functions as a Chief Financial Officer at major US corporations, and also led several IPO’s and sale of the companies. Mr. Leemputte has served on the board of Mastercraft (NASDAQ: MCFT) since 2016 and served on the board of Beazer Homes (NYSE: BZH) from 2005 to 2020. Mr. Leemputte holds an MBA in Finance from the University of Chicago Booth School of Business and a BS in Chemical Engineering from Washington University in St. Louis.
John May
—
Director
. Mr. May is the Founder and Managing Partner of CORE Industrial Partners. Before founding CORE, he spent 18 years working on transactions with several private equity sponsors, principally with the Blackstone Group (NYSE: BX) and H.I.G. Capital. He currently serves on the boards of Fathom OpCo and all other CORE portfolio companies including Arizona Natural Resources, Incodema Group, J&K Ingredients, Kelvix, Saylite and TCG Legacy. Mr. May has both served on the board and was a divisional Chief Executive Officer for a public company. Mr. May graduated with Honors from East Carolina University with a business degree. He currently serves on the East Carolina University Foundation, Inc. Board of Directors and is
Co-Vice
Chair of the Investment Committee. He is also
Co-Founder
and Chairman of the Board for Imerman Angels, a 501(c)(3) Chicago-based cancer support organization. He also is an active member of YPO (Young Presidents’ Organization), a member of the Economic Club of Chicago and an Advisory Board member of the Industrial Exchange.
Robert Nardelli
—
Director
. Mr. Nardelli was Chairman and Chief Executive Officer of Chrysler Corp. from 2007 to 2009. Prior to Chrysler, he was Chairman, President and Chief Executive Officer of The Home Depot (NYSE: HD). Before joining The Home Depot, he spent nearly 30 years at General Electric (NYSE: GE), holding the positions of President and Chief Executive Officer of GE Transportation Systems and Chief Executive Officer of GE Power Systems, among several other executive positions. In 2009, Mr. Nardelli joined Cerberus Capital Management as Chief Executive Officer of its operations group, Cerberus Operations and Advisory Company. For the next three years, he and his team turned around several distressed portfolio companies and developed a comprehensive turnaround toolkit. In 2012, Mr. Nardelli founded
XLR-8,
where he continues to play a key role as Senior Advisor to leading companies. Mr. Nardelli serves as a Partner and Senior Advisor to Emigrant Capital Corp.; Senior Advisor to EY, among others plus a number of equity investments. He sits on the Board of Directors for BWXT Technologies, Inc. (NYSE: BWXT), plus on the board of a number of private equity investment firms. Mr. Nardelli holds an MBA from the University of Louisville and a BS from Western Illinois University.

Executive Officers
The following persons are expected to be the executive officers of Fathom following the completion of the Business Combination:

Name	Position with Fathom	Age as of Special Meeting
Ryan Martin	Chief Executive Officer	42
Richard Stump	Chief Commercial Officer	41
Mark Frost	Chief Financial Officer	58
Biographical information for Messrs. Martin, Stump and Frost is set forth under “
Management of Fathom OpCo Prior to the Business Combination
.”
Board Composition
Our Proposed Charter and Proposed Bylaws provide for a classified board of directors consisting of three classes of directors, each serving staggered three-year terms, as follows:
Our Class I directors are          and             , and their initial term will expire at the initial annual meeting of stockholders for the calendar year ended December 31, 2022.
Our Class II directors are             ,              and              and their terms will expire at the annual meeting of stockholders for the calendar year ended December 31, 2023.
Our Class III directors are              and              and their terms will expire at the annual meeting of stockholders for the calendar year ended December 31, 2024.
Upon expiration of the term of a class of directors, directors for that class will be elected for three-year terms at the annual meeting of stockholders in the year in which that term expires. Each director’s term continues until the election and qualification of his or her successor or his or her earlier death, resignation or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of an equal number of directors.
In addition, in connection with the Business Combination, we entered into an investor rights agreement pursuant to which we granted to the CORE Investors the right to designate nominees to our Board of Directors subject to the maintenance of certain ownership requirements. See “
Certain Relationships and Related Party Transactions—Investor Rights Agreement
” for additional information.
Director Independence
NYSE listing standards require that a majority of the board of directors be independent, subject to the controlled company exception. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Potential Controlled Company Exemption
Immediately following the completion of the Business Combination, the CORE Investors are expected to beneficially own approximately 45% of our Class A common stock and Class B common stock, which will generally vote together as a single class on matters submitted to a vote of our stockholders, including the election of directors (or 51.5% assuming maximum redemptions by Altimar II Public Shareholders). If more than 50% of the voting power for the election of directors of Fathom is held by an individual, a group or another company, including the CORE Investors, Fathom would qualify as a “controlled company” under the NYSE listing requirements. If following the completion of the Business Combination, the CORE Investors control a majority of the voting power of our outstanding capital stock, Fathom would qualify as, and would expect to elect to be treated as, a “controlled company” under the NYSE listing standards and in such case would not be subject to the requirements that would otherwise require us to have: (i) a majority of “independent directors,” as defined under the listing standards of the NYSE; (ii) a nominating committee comprised solely of independent directors; (iii) compensation of our executive officers determined by a majority of the independent directors or a compensation committee comprised solely of independent directors; and (iv) director nominees selected, or recommended for the Board’s selection, either by a majority of the independent directors or a nominating committee comprised solely of independent directors.
Pursuant to the New York Stock Exchange listing standards, if following the completion of the Business Combination Fathom is categorized as a controlled company, Fathom will not be required to have a board of directors composed of a majority of independent directors. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.
Compensation Committee Interlocks and Insider Participation
Following the consummation of the Business Combination, Fathom’s compensation committee will consist of             ,             ,             and             . None of the expected members of Fathom’s compensation committee has at any time been an officer or employee of Altimar II. None of Fathom’s executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers on Altimar II’s or Fathom’s compensation committee or board of directors.
Code of Business Conduct and Ethics
Effective upon the consummation of the Business Combination, Fathom will adopt a code of business conduct and ethics that will apply to all of its employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics will be available after the Closing on Fathom’s website at www.                .com. Fathom expects that, to the extent required by law, any amendments to the code, or any waivers of its requirements, will be disclosed on its website.
Limitation on Liability and Indemnification Matters
Fathom’s certificate of incorporation that will become effective immediately following the consummation of the Business Combination and will contain provisions that limit the personal liability of Fathom’s directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, Fathom’s directors will not be personally liable to Fathom or its stockholders arising from a breach of fiduciary duty as a director, unless:

•	the presumption that directors are acting in good faith, on an informed basis, and with a view to the best interests of Fathom and its stockholders has been rebutted; and

•
it is proven that the director’s act or failure to act constituted a breach of his or her fiduciary duties as a director and such breach involved intentional misconduct, a knowing violation of law or receipt of an improper personal benefit.

Post-Combination Company Executive Compensation
Overview
Following the closing of the Business Combination, we expect Fathom’s executive compensation program to be consistent with Fathom OpCo’s existing compensation policies and philosophies, which are designed to:

•
attract, retain and motivate senior management leaders who are capable of advancing our mission and strategy and ultimately, creating and maintaining our long-term equity value. Such leaders must engage in a collaborative approach and possess the ability to execute our business strategy in an industry characterized by competitiveness and growth;

•	reward senior management in a manner aligned with our financial performance; and

•	align senior management’s interests with our equity owners’ long-term interests through equity participation and ownership.
Following the closing of the Business Combination, decisions with respect to the compensation of our executive officers will be made by the compensation committee of the board of directors of Fathom. The following discussion is based on the present expectations as to the compensation of our executive officers and directors following the Business Combination. The actual compensation of our executive officers will depend on the judgment of the members of the compensation committee of the board of directors of Fathom and may differ from that set forth in the following discussion.
We anticipate that compensation for our executive officers will have the following components: base salary, cash bonus opportunities, long-term incentive compensation, broad-based employee benefits, supplemental executive perquisites and severance benefits. These benefits will be designed to attract and retain senior management talent. We also expect to use annual cash bonuses and long-term equity awards to promote performance-based pay that aligns the interests of our executive officers with the long-term interests of our equity-owners and to enhance executive retention. At the time of this filing, no new employment agreements with any executive officers of Fathom are contemplated.
Base Salary
We expect that our executive officers’ base salaries in effect prior to the Business Combination will continue, subject to potential increases made in connection with the negotiation of any employment agreements or Fathom’s annual review of its executive officers’ base salaries. Following the Business Combination, our executive officers’ base salaries will be reviewed annually by the compensation committee of the board of directors of Fathom.
Annual Bonuses
We expect that Fathom will use annual cash incentive bonuses for the executive officers to motivate their achievement of short-term performance goals and tie a portion of their cash compensation to performance. We expect that, near the beginning of each year, the compensation committee of the board of directors of Fathom will select the performance targets, target amounts, target award opportunities and other terms and conditions of annual cash bonuses for the executive officers, subject to the terms of their employment agreements. Following the end of each year, the compensation committee of the Fathom board of directors will determine the extent to which the performance targets were achieved and the amount of the award that is payable to the executive officers.
Stock-Based Awards
We expect Fathom to use stock-based awards in future years as an incentive for executives to remain in our service and aligning the executives’ interests with those of Fathom’s equityholders. Any stock-based awards will be awarded in future years under the 2021 Omnibus Plan. For a description of the 2021 Omnibus Plan, please see “Proposal No. 7 — The Equity Incentive Plan Proposal.”
Other Compensation
We expect Fathom to continue to maintain various employee benefit plans currently maintained by Fathom OpCo, including medical, dental, vision, life insurance and 401(k) plans, paid time off and holidays and employee assistance program benefits in which the executive officers will participate. We also expect Fathom to continue to provide its executive officers with specified perquisites and personal benefits currently provided by Fathom OpCo that are not generally available to all employees. For additional details, please see “Executive and Director Compensation of Fathom OpCo.”
In addition, to encourage employee stock ownership, we expect to offer employees an opportunity to participate in an employee stock purchase plan under the ESPP to align employee interests with those of Fathom’s stockholders, and to enhance the ability of Fathom to attract, motivate and retain qualified employees. An employee stock ownership plan will offer a convenient means for our employees who might not otherwise own our common stock to purchase and hold shares. For a description of the ESPP, please see “
Proposal No. 8 - The ESPP Proposal
.”
Director Compensation
Following the Business Combination,
non-employee
directors of Fathom will receive varying levels of compensation for their services as directors and members of committees of Fathom’s board of directors. Fathom anticipates determining non-employee
director compensation in accordance with industry practice and standards. Altimar II and Fathom OpCo have agreed to an annual limit of $900,000 on non-employee
director compensation with respect to the board of directors of Fathom; provided, that any Awards granted under the Plan or other compensation received by a non-employee director related to the settlement, conversion or substitution of the non-employee director’s award(s) under the Fathom Holdco, LLC Phantom Equity Bonus Plan (also referred to as the Combined Phantom Plan) shall not count against such limit.

BENEFICIAL OWNERSHIP
The following table sets forth information regarding (i) the actual beneficial ownership of Altimar II ordinary shares as of                 , 2021 and (ii) expected beneficial ownership of Fathom common stock immediately following the Closing, assuming that no Public Shares are redeemed and, alternatively, that 11,200,000 Public Shares are redeemed, by:

•	each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding shares of our common stock or of Fathom Class A common stock or Class B common stock;

•	each of our current executive officers and directors;

•	each person who will become an executive officer or director of Fathom post-Business Combination; and

•	all executive officers and directors of Altimar II as a group pre-Business Combination and all executive officers and directors of Fathom as a group post-Business Combination.
Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of Altimar II ordinary shares pre-Business Combination is based on 43,125,000 shares (including 34,500,000 Public Shares and 8,625,000 founder shares) issued and outstanding as of                 , 2021.
The expected beneficial ownership of shares of Fathom common stock post-Business Combination is based upon the assumptions set forth in the unaudited pro forma section herein and assume: (i) that no Public Shareholders exercise their Redemption Rights (no redemptions scenario), (ii) that none of the investors set forth in the table below has purchased or purchases shares of Altimar II ordinary shares (pre-Business Combination) or Fathom common stock (post-Business Combination), (iii) that 8,000,000 shares of Class A common stock are issued to the PIPE Investors and (iv) there will be an aggregate of 138,057,500 shares of Class A common stock and 61,497,583 shares of Class B common stock (a) issued pursuant to the terms of the Business Combination Agreement and (b) issuable upon the exchange of New Fathom Units issued at Closing pursuant to the Fathom Operating Agreement.
The expected beneficial ownership of shares of Fathom common stock post-Business Combination is based upon the assumptions set forth in the unaudited pro forma section herein and assume: (i) that the maximum number of Public Shares have been redeemed by Altimar II’s Public Shareholders (maximum redemptions scenario), (ii) that none of the investors set forth in the table below has purchased or purchases ordinary shares of Altimar II (pre-Business Combination) or Fathom common stock (post-Business Combination), (iii) that 8,000,000 shares of Class A common stock are issued to the PIPE Investors, (iv) that the Altimar II Founders forfeit an aggregate of 968,750 shares of Class C common stock in connection with the Closing and (vi) there will be an aggregate of 137,088,750 shares of Class A common stock and 69,306,800 shares of Class B common stock (a) issued pursuant to the terms of the Business Combination Agreement and (b) issuable upon the exchange of New Fathom Units issued pursuant to the Fathom Operating Agreement.
The expected beneficial ownership of shares of Fathom common stock also excludes (i) the Earnout Shares and the Sponsor Earnout Shares, all of which will be unvested as of the Closing, (ii) shares and awards issuable under the 2021 Omnibus Plan and (iii) shares issuable upon exercise of the Public Warrants and the Private Placement Warrants.

	Before the Business Combination			After the Business Combination
				Assuming No Redemption					Assuming Maximum Redemption
Name and Address of Beneficial Owners	Number of shares of Altimar II ordinary shares	%	% of Total Voting Power**	Number of shares of Fathom Class A Common Stock	%	Number of shares of Fathom Class B Common Stock	%	% of Total Voting Power**	Number of shares of Fathom Class A Common Stock	%	Number of shares of Fathom Class B common Stock	%	% of Total Voting Power**
Directors and Executive Officers of Altimar II
Kevin Beebe (1)	25,000	*	*	25,000	*	—	—	*	22,192	*	—	—	*
Payne Brown (1)	25,000	*	*	25,000	*	—	—	*	22,192	*	—	—	*
Rick Jelinek (1)	25,000	*	*	25,000	*	—	—	*	22,192	*	—	—	*
Roma Khanna (1)	25,000	*	*	25,000	*	—	—	*	22,192	*	—	—	*
Wendy Lai (1)	—	—	—	—	—	—	—	—	—	—	—	—	—
Michael Rubenstein (1)	25,000	*	*	25,000	*	—	—	*	22,192	*	—	—	*
Vijay Sondhi (1)	25,000	*	*	25,000	*	—	—	*	22,192	*	—	—	*
Michael Vorhaus (1)	25,000	*	*	25,000	*	—	—	*	22,192	*	—	—	*
Tom Wasserman (1)	—	—	—	—	—	—	—	*	—	—	—	—	*
Directors and Executive Officers of Altimar II as a Group (9 Individuals)	175,000	*	*	175,000	*	—	—	*	155,344	*	—	—	*

Directors and Executive Officers of Fathom After Consummation of the Business Combination
Carey Chen (2)	—	—	—	—	—	—	—	—	—	—	—	—	—
TJ Chung (2)	—	—	—	—	—	—	—	—	—	—	—	—	—
Dr. Caralyn Nowinski Collens (2)	—	—	—	—	—	—	—	—	—	—	—	—	—
Adam DeWitt (2)	—	—	—	—	—	—	—	—	—	—	—	—	—
David Fisher (2)	—	—	—	—	—	—	—	—	—	—	—	—	—
Maria Green (2)	—	—	—	—	—	—	—	—	—	—	—	—	—
Peter Leemputtee (2)	—	—	—	—	—	—	—	—	—	—	—	—	—
Ryan Martin (2)	—	—	—	—	—	—	—	—	—	—	—	—	—
John May (2)	—	—	—	62,586,146	51.0	46,231,570	75.2	45.3	70,533,593	58.8	52,102,245	75.2	51.5
Robert Nardelli (2)	—	—	—	105,898	*	105,898	*	*	119,345	*	119,345	*	*
Richard Stump (2)	—	—	—	—	—	—	—	—	—	—
All Directors and Executive Officers of Fathom as a Group (11 Individuals)	—	—	—	62,692,044	51.0	46,337,418	75.3	45.4	70,652,938	58.9	52,221,590	75.3	51.5
Five Percent Holders
Altimar Sponsor II, LLC (1)(4)	8,450,000	19.6	19.6	7,182,500	9.4	—	—	5.2	6,233,406	9.2	—	—	4.5
CORE Funds (3)	—	—	—	62,586,146	51.0	46,231,570	75.2	45.3	70,533,593	58.8	52,102,245	75.2	51.5
Citadel Advisors LLC, Citadel Advisors Holdings LP and Citadel GP LLC (5)	1,924,686	5.6	5.6	1,924,686	2.5	—	—	1.4	1,924,686	2.8	—	—	1.4
Kenneth Griffin (6)	1,976,483	5.7	5.7	1,976,483	2.6	—	—	1.4	1,976,483	2.9	—	—	1.4

*	Less than one percent
**
Percentage of total voting power before the Business Combination represents the voting power with respect to all Class A ordinary shares and Class B ordinary shares, as a single class. Percentage of total voting power after the Business Combination represents voting power with respect to all shares of Class A common stock and Class B common stock, as a single class. For information about the voting rights of Fathom common stock after the Business Combination, see “
Description of
Fathom’s Capital Stock
.”

(1)	The business address of the holder is 40 West 57th Street, 33rd Floor, New York, NY 10019.
(2)	The business address of the holder is 1050 Walnut Ridge Drive, Hartland, WI 53209.
(3)
Represents shares held directly by CORE Industrial Partners Fund I, LP (“CORE Fund I”) and CORE Industrial Partners Fund I Parallel, LP (“CORE Parallel Fund I” and, collectively with CORE Fund I, the “CORE Funds”). CORE Industrial Fund Partners GP I, LLC (“ CORE Fund I GP”) is the sole general partner of each of the CORE Funds. John May is the sole managing member of CORE Fund I GP. Consequently, Mr. May and CORE Fund I GP may be deemed the beneficial owners of the shares held by the CORE Funds. The principal business address of each of the CORE Funds and CORE Fund I GP is 150 North Riverside Drive, Suite 2050, Chicago, IL 60606. The principal business address of Mr. May is 80 SW 8th Street, Suite 2750, Miami, FL 33130. 6,386,341 shares of Class A common stock and New Fathom Units held by the CORE Funds that constitute Earnout Shares (as defined herein) are not reflected in the above table.

(4)
Interests shown before the Business Combination consist solely of founder shares, classified as Class B ordinary shares. Such shares will automatically convert into shares of Class C common stock in connection with the Domestication, which shares will then convert into shares of Class A common stock in connection with the Closing of the Business Combination, other than shares of Class C common stock subject to forfeiture by the Altimar II Founders pursuant to the terms of the Forfeiture and Support Agreement and the Business Combination Agreement. 1,267,500 shares of Class A common stock held by Sponsor that constitute Sponsor Earnout Shares (as defined herein) are not reflected in the above table.

(5)
Represents shares beneficially owned by each of Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”) and Citadel GP LLC (“CGP”). CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. Mr. Kenneth Griffin, a U.S. citizen, is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP. The business address of the holder is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

(6)	Mr. Griffin is a U.S. citizen. The business address of the holder is 131 S. Dearborn Street, 32nd Floor, Chicago, Illinois 60603.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Fathom OpCo Related Person Transactions
Investor Rights Agreement
At the Closing, Fathom will enter into the Investor Rights Agreement with the CORE Investors and certain equity holders of Fathom named therein. Under the Investor Rights Agreement, and among other things, the CORE Investors will have certain continued nomination rights for a number of directors ranging from the majority of the board of directors to one director, while they beneficially own shares of common stock in excess of certain ownership percentages of the amount owned by the CORE Investors at Closing, as determined in accordance with the Investor Rights Agreement. In addition, for so long as the CORE Investors beneficially own shares of common stock representing at least 5% of the amount owned by the CORE Investors at Closing, the CORE Investors will have the right to designate a person to attend meetings of the board (including any meetings of any committees thereof) in a non-voting
observer capacity. For a detailed description of the Investor Rights Agreement, see the section entitled
“The Business Combination Agreement – Investor Rights Agreement.”
Registration Rights Agreement
At the Closing, Fathom, the CORE Investors, certain former Fathom OpCo equityholders, the Sponsor and certain other former Altimar II equityholders will enter into the Registration Rights Agreement. Under the terms of the Registration Rights Agreement, Fathom will grant to these holders of equity in Fathom customary demand, shelf and piggyback registration rights. Fathom will be required to file within thirty days of the Closing a shelf registration statement registering the public resale of the shares of common stock of Fathom (the “Shelf Registration Statement”), and cause the Shelf Registration Statement to be declared effective as promptly as practicable after the filing thereof and no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Shelf Registration Statement, the 90th calendar day following the filing thereof) and (B) the 10th business day after the date Fathom is notified (orally or in writing, whichever is earlier) by the SEC that it will not review the Shelf Registration Statement.
Fathom Operating Agreement
On the Closing Date, Fathom OpCo Fathom and the other members of Fathom OpCo named therein will enter into the Fathom Operating Agreement. The Fathom Operating Agreement will provide for a redemption right with respect to the vested New Fathom Units, pursuant to which each vested New Fathom Unit will be redeemable, subject to certain limitations, for either one share of Class A common stock, or, at Fathom OpCo’s or Fathom’s election, cash of an equivalent value, pursuant to and in accordance with the terms of the Fathom Operating Agreement.
Tax Receivable Agreement
In connection with the Closing, Fathom will enter into a tax receivable agreement (the “Tax Receivable Agreement”) with Fathom OpCo, each of the Exchange TRA Parties (as defined in the Tax Receivable Agreement) party thereto, each of the Blocker TRA Parties (as defined in the Tax Receivable Agreement) party thereto and CORE Industrial Partners Management LP, in its capacity as TRA Party Representative (as defined in the Tax Receivable Agreement). Pursuant to the Tax Receivable Agreement, Fathom will be required to pay 85% of certain tax benefits, if any, that it realizes (or in certain cases is deemed to realize) as a result of tax basis in certain assets and other tax attributes of Fathom at the time of the Business Combination, any increases in tax basis and other tax benefits related to the payment of cash consideration pursuant to the Business Combination Agreement and any increases in tax basis and other tax benefits resulting from any exchange of New Fathom Units for shares of Class A common stock or cash in the future. Fathom’s obligations under the Tax Receivable Agreement accelerate upon a change in control and certain other termination events, as defined therein.

Forfeiture and Support Agreement
Pursuant to the Forfeiture and Support Agreement, dated as of July 15, 2021 (the “Forfeiture and Support Agreement”), (a) the Sponsor, agreed, on behalf of itself and the other Altimar II Founders effective upon the Closing, as holder of a majority of Altimar II’s Class B ordinary shares prior to the Domestication and a majority of the shares of Class C common stock which will be outstanding as a result of the Domestication, to waive the anti-dilution adjustments set forth in Altimar II’s existing Amended and Restated Memorandum and Articles of Association and which will be set forth in Altimar II’s Certificate of Incorporation in connection with the Business Combination, (b) the Sponsor (along with the other Altimar II Founders) agreed to forfeit and surrender for no additional consideration the Forfeited Shares which would be received by the Altimar II Founders upon the automatic conversion of their shares of Class C common stock upon the Closing, and (c) from the date of the Business Combination Agreement until the earlier of the Closing or the termination of the Business Combination Agreement in accordance with its terms, the Sponsor (along with the other Altimar II Founders) generally agreed to vote their shares in support of the Business Combination and against actions, proposals actions or agreements that would tend to impede the Business Combination.
Under the Forfeiture and Support Agreement, the Sponsor also agreed to, at the Closing and subject to the terms and conditions of the Business Combination Agreement, provide funds to Altimar II to satisfy the funding of certain transaction expenses, after utilizing the unused portion of the working capital amount funded by the Sponsor to Altimar II prior to the execution of the Business Combination Agreement, that are in excess of the aggregate $27,000,000 cap referenced in the Business Combination Agreement. All obligations of Altimar II to the Sponsor for borrowed money or any payments made to or on behalf of Altimar II will be settled in cash and not through the issuance of warrants or other equity securities of Altimar II.
For a detailed description of the Forfeiture and Support Agreement, see the section entitled,
“The Business Combination Agreement – Forfeiture and Support Agreement.”
Financing Arrangement Fee
At the Closing, the Core Investors will be paid a transaction fee of $5 million by Fathom OpCo for financing arrangement services provided to Fathom OpCo in connection with the Business Combination and the New Credit Agreement. See
“Indebtedness – New Credit Agreement.”
Fathom Precision International Ltd.
For the years ended December 31, 2020 and 2019, certain employees of Fathom OpCo, including Richard Stump, had a non-controlling
ownership interest in Fathom Precision International Ltd. (“FPIL”), which supplies services to the Company. Mr. Stump is Fathom OpCo’s Chief Commercial Officer and owns a 12.5% equity interest in FPIL. Purchases by Fathom OpCo from such entity totaled $6.4 million and $1.1 million for the years ended December 31, 2020 and 2019, respectively, and 3.4 million for the six months ended June 30, 2021.
Management Services Agreement
MCT Holdings, LLC and Incodema Holdings, LLC, each now wholly owned subsidiaries of Fathom OpCo, entered into a management services agreement with an entity related through common ownership to the majority member in August 2018 and July 2020, respectively, which will be terminated upon closing of the Business Combination. As of December 31, 2020, both MCT Holdings, LLC and Incodema, LLC were under common control of an affiliate of the CORE Investors. For the years ended December 31, 2020 and 2019 and the six months ended June 30, 2021, Fathom OpCo incurred expenses related to such management fees of approximately $742,000, $308,000 and $835,000, respectively.
April Reorganization
On April 30, 2021, Incodema Holdings, LLC and MCT Group Holdings, LLC were recapitalized through an exchange of equity, pursuant to which each member of Incodema Holdings LLC and each member of MCT

Group Holdings, LLC exchanged their equity interests in Incodema Holdings LLC or MCT Group Holdings, LLC, respectively, for equity interests in Fathom OpCo. As a result of this reorganization, each of Incodema Holdings, LLC and MCT Group Holdings, LLC are wholly owned subsidiaries of Fathom OpCo.
Nardelli Investment
On November 19, 2019, Robert Nardelli purchased 1,250 Class A Preferred Units and 1,250 Class B Common Units of MCT Group Holdings, LLC for an aggregate purchase price of $125,000. On April 30, 2021, Mr. Nardelli exchanged these units of MCT Group Holdings, LLC for equity interests in Fathom OpCo in connection with the reorganization described above under the section entitled,
“ – Fathom OpCo Related Person Transactions – April Reorganization.”
Mr. Nardelli will be a member of Fathom’s board of directors following the Business Combination.
Fisher Investment
On February 15, 2019, David Fisher purchased $250,000 of limited partner interests in CORE Industrial Partners Fund I, L.P., an affiliate of the CORE Investors. Mr. Fisher will be a member of Fathom’s board of directors following the Business Combination.
Related Party Transaction Policy Following the Business Combination
Upon consummation of the Business Combination, Fathom will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.
A “Related Person Transaction” is a transaction, arrangement or relationship in which Fathom or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest.
A “Related Person” means:

•	any person who is, or at any time during the applicable period was, one of the Fathom’s officers or one of Fathom’s directors;

•	any person who is known by Fathom to be the beneficial owner of more than five percent (5%) of its voting stock;

•
any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law,
father-in-law,
daughter-in-law,
brother-in-law
or
sister-in-law
of a director, officer or a beneficial owner of more than five percent (5%) of its voting stock, and any person (other than a tenant or employee) sharing the household of such director, officer or beneficial owner of more than five percent (5%) of its voting stock; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a ten percent (10%) or greater beneficial ownership interest.

Fathom will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its charter, the audit committee will have the responsibility to review related party transactions.
All of the transactions described in this section were entered into prior to the adoption of this policy. Certain of the foregoing disclosures are summaries of certain provisions of our related party agreements, and are qualified in their entirety by reference to all of the provisions of such agreements. Because these descriptions are only summaries of the applicable agreements, they do not necessarily contain all of the information that you may find useful. Copies of certain of the agreements (or forms of the agreements) have been filed as exhibits to the registration statement of which this prospectus is a part, and are available electronically on the website of the SEC at www.sec.gov..
Indemnification
Effective immediately upon the consummation of the Business Combination, we will enter into indemnification agreements with each of the newly elected directors and newly appointed executive officers which provide that we will indemnify such directors and executive officers under the circumstances and to the extent provided for therein, from and against all losses, claims, damages, liabilities, joint or several, expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising from any and all threatened, pending or completed claim, demand, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and including appeals, in which he or she may be involved, or is threatened to be involved, as a party or otherwise, to the fullest extent permitted under Delaware law and our by-laws.
Altimar II Related Person Transactions
PIPE Investment
On July 15, 2021, HPS Partners Holdings II, LLC, an affiliate of Sponsor, entered into a Subscription Agreement to subscribe for 1,000,000 shares of Class A common stock at a purchase price of $10,000,000.
On July 15, 2021, The Scott B. Kapnick 2016 Revocable Trust entered into a Subscription Agreement to subscribe for 1,000,000 shares of Class A common stock at a purchase price of $10,000,000. Mr. Kapnick is the Chief Executive Officer and a Governing Partner of HPS Investment Partners, LLC, an affiliate of Sponsor.
For a detailed description of the Subscription Agreements, see the section entitled,
“The Business Combination Agreement –
Subscription Agreements
.”
Other
On December 15, 2020, the Sponsor paid $25,000, or approximately $0.003 per share, to cover certain of Altimar II’s offering and formation costs in consideration of 8,625,000 Class B ordinary shares, par value $0.0001.
On January 28, 2021, the Sponsor transferred 25,000 founder shares to certain of Altimar II’s directors, namely Kevin L. Beebe, Payne D. Brown, Richard M. Jelinek, Roma Khanna, Michael Rubenstein, Vijay K. Sondhi and Michael Vorhaus, resulting in the Sponsor holding 8,450,000 Founder Shares. Up to 1,125,000 founder shares were subject to forfeiture by the Sponsor depending on the extent to which the underwriters exercised their over-allotment option in connection with Altimar II’s IPO. As a result of the underwriters’ election to fully exercise their over-allotment option on February 9, 2021, the 1,125,000 founder shares were not subject to forfeiture. The founder shares (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder.
The Sponsor purchased, pursuant to a written agreement, an aggregate of 9,900,000 Private Placement Warrants for a purchase price of $1.00 per whole warrant in a private placement that occurred concurrently with the closing of the IPO. Each private placement warrant entitles the holder to purchase one Class A ordinary share at $11.50 per share, subject to adjustment. The Private Placement Warrants (including the Class A ordinary shares issuable upon exercise thereof) may not, subject to certain limited exceptions, be transferred, assigned or sold by the holder until 30 days after the completion of an initial business combination.
Altimar II currently maintains its executive offices at 40 West 57th Street, 33rd Floor, New York, NY 10019. The cost for Altimar II’s use of this space is included in the $10,000 per month fee Altimar II pays to an affiliate of the Sponsor for office space and secretarial and administrative services. Upon completion of an initial business combination or Altimar II’s liquidation, Altimar II will cease paying these monthly fees.

No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, officers and directors, or their respective affiliates, for services rendered prior to or in connection with the completion of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket
expenses incurred in connection with activities on Altimar II’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Altimar II’s audit committee will review on a quarterly basis all payments that were made by Altimar II to the Sponsor, officers, directors or their affiliates and will determine which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket
expenses incurred by such persons in connection with activities on Altimar II’s behalf.
On December 15, 2020, Altimar II issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which Altimar II could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest
bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the IPO. The outstanding balance under the Promissory Note of $94,890 was repaid at the closing of the Initial Public Offering on February 9, 2021.
In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Altimar II’s officers and directors may, but are not obligated to, loan Altimar II funds as may be required (the “Working Capital Loans”). If Altimar II completes an initial business combination, it may repay such loaned amounts out of the proceeds of the Trust Account released to Altimar II. In the event that the initial business combination does not close, Altimar II may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. Except for the foregoing, the terms of the Working Capital Loans, if any, have not been determined and no written agreements exist with respect to the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of the Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, there were no amounts outstanding under the Working Capital Loans. Altimar II does not expect to seek loans from parties other than the Sponsor, its affiliates or its management team as it does not believe third parties will be willing to loan such funds and provide a waiver against any and all rights to seek access to funds in the Trust Account.
In connection with the IPO, Altimar II entered into a registration and shareholder rights agreement pursuant to which our initial shareholders are entitled to certain registration rights with respect to the Private Placement Warrants, the warrants issuable upon conversion of working capital loans (if any) and the Class A ordinary shares issuable upon exercise of the foregoing and upon conversion of the founder shares, and, upon consummation of an initial business combination, to nominate three individuals for appointment to Altimar II’s board of directors, as long as the initial shareholders hold any securities covered by the registration and shareholder rights agreement. Altimar II will bear the expenses incurred in connection with the filing of any such registration statements.
Policy for Approval of Related Party Transactions
The audit committee of Altimar II’s board of directors has adopted a charter providing for the review, approval and/or ratification of “related party transactions,” which are those transactions required to be disclosed pursuant to Item 404 of Regulation
S-K
as promulgated by the SEC, by the audit committee. At its meetings, the audit committee shall be provided with the details of each new, existing, or proposed related party transaction, including the terms of the transaction, any contractual restrictions that Altimar II has already committed to, the business purpose of the transaction, and the benefits of the transaction to Altimar II and to the relevant related party. Any member of the committee who has an interest in the related party transaction under review by the committee shall abstain from voting on the approval of the related party transaction, but may, if so requested by the chairman of the committee, participate in some or all of the committee’s discussions of the related party transaction. Upon completion of its review of the related party transaction, the committee may determine to permit or to prohibit the related party transaction.

FATHOM INDEBTEDNESS
2021 Term Loan
On April 30, 2021, Fathom OpCo obtained a $172 million term loan (the “2021 Term Loan”) from JPMorgan Chase Bank, N.A., as lender and administrative agent for the other lenders from time to time party thereto (collectively, the “April 2021 Lenders’) in order to (i) finance its acquisitions of Centex Machine and Welding, Inc., Laser Manufacturing, Inc., Sureshot Precision, LLC d/b/a MicropulseWest, and Precision Process Corporation, and (ii) refinance Fathom OpCo’s then outstanding long-term debt. The 2021 Term Loan is due for repayment on April 29, 2022.
The interest rate per annum applicable to 2021 Term Loan is, at the option of Fathom OpCo, equal to either an alternate base rate (“ABR Loans”) or an adjusted LIBO rate for a one-,
two-,
three-,
six-
or twelve month interest period (“LIBO Loans”), in each case plus an applicable margin. The alternate base rate, means the greatest of (i) JPMorgan Chase Bank, N.A.’s prime rate,
(ii) one-half
of 1% over the weighted average of rates on overnight Federal Funds as published by the Federal Reserve Bank of New York, (iii) the adjusted LIBO rate for a one month interest period and (iv) 1%. The adjusted LIBO rate is determined by reference to settlement rates established for deposits in the currency of the applicable borrowing in the London or European interbank market for a period equal to the interest period of the applicable loan and the maximum reserve percentages established by the Board of Governors of the U.S. Federal Reserve to which the administrative agent is subject.    The applicable margin with respect to any portion of the 2021 Term Loan comprised of ABR Loans ranges from 2.50% to 3.00% depending on the gross leverage ratio, subject to prospective adjustment on a quarterly basis. The applicable margin with respect to any portion of the 2021 Term Loan comprised of LIBO Loans ranges from 3.50% to 4.00% depending on the gross leverage ratio, subject to prospective adjustment on a quarterly basis.
Additionally, the applicable margin with respect to the 2021 Term Loan is subject to step ups of 100 percentage points for each period of 90 days that the 2021 Term Loan remains outstanding after the initial draw date thereof (with such step-up
component capping out a 400 percentage points in the aggregate). As of the date of this proxy statement/prospectus, the per annum rate of interest applicable to the entire 2021 Term Loan is the adjusted LIBO rate for a
3-month
interest period. Additionally, the principal amount outstanding under the 2021 Term Loan as of the date of this proxy statement/prospectus was $172 million and there was no availability for further drawdowns under the facility.
The 2021 Term Loan was undertaken as bridge financing while Fathom OpCo sought to identify and complete a significant capital transaction such as the Business Combination that would enable Fathom OpCo to obtain long-term refinancing of its debt on commercially reasonable terms. If Fathom OpCo is unable to complete a significant capital transaction such as the Business Combination prior to April 9, 2022, and obtain funding of the credit facilities provided for under the New Credit Agreement described below, it expects that it would not have sufficient funds on hand and from cash flow from operations to repay the 2021 Term Loan when it matures on April 29, 2022. The Business Combination Agreement and the Closing are subject to customary closing conditions, some of which as is typical are out of Fathom OpCo’s control and, as a consequence, there can be no guarantee that the Business Combination and the funding of the New Credit Agreement will be completed. Accordingly, Grant Thornton LLP, Fathom OpCo’s independent registered public accounting firm/independent certified public accountants, included a going concern emphasis paragraph in its audit report covering the audited financial statements of Fathom OpCo included in this proxy statement/prospectus.
See
“Risk Factors – Risks Related to the Business Combination and Altimar II –The audit report we received with respect to our audited financial statements for the years ended December
 31, 2020 and December
 31, 2019 included emphasis of a matter regarding going concern. We must raise additional capital before April
 29, 2022 to refinance our debt, and funding of the credit facilities provided for under our New Credit Agreement for this purpose is conditioned upon the completion of the Business Combination.”

New Credit Agreement
On July 9, 2021, Fathom OpCo agreed to enter into a new credit agreement (the “New Credit Agreement”) with JPMorgan Chase Bank, N.A. and certain other lenders (the “New Lenders”) which, when funded, will provide a $50 million revolving credit facility and a $125 million term loan. The proceeds from the New Credit Agreement will be used to repay the 2021 Term Loan. The loans to be made under the New Credit Agreement will mature in 2026. Funding of loans under the New Credit Agreement is conditioned upon Fathom OpCo completing a business combination with a publicly traded special purpose acquisition company, such as the Business Combination with Altimar II, before April 9, 2022 (the “SPAC Transaction”). In addition, funding of the loans under the New Credit Agreement is further conditioned on the cash proceeds of the SPAC Transaction being in excess of $313 million (or a lesser amount if mutually agreed by Fathom OpCo and Altimar II) of which not less than $30 million shall be contributed to Fathom OpCo to repay certain indebtedness and to fund balance sheet cash.
The revolving credit facility under the New Credit Agreement will be available for working capital and other general corporate purposes and will include a letter of credit sub-facility
of up to $5 million. The New Credit Agreement will also include an uncommitted incremental facility, which, subject to certain conditions, will provide for additional term loan facilities, an increase in commitments under the New Credit Agreement and/or an increase in commitments under the revolving credit facility, in an aggregate amount of up to $100 million.
Fathom OpCo’s obligations under the New Credit Agreement will be guaranteed by Fathom OpCo and its subsidiaries, subject to certain exceptions. Loans under the New Credit Agreement will be secured by substantially all of the tangible and intangible assets of Fathom OpCo and the guarantors under the New Credit Agreement, subject to permitted liens and certain exceptions. Fathom OpCo and its subsidiaries will be subject under the New Credit Agreement to customary affirmative and negative covenants, including limitations on their ability to incur additional indebtedness and engage in certain business transactions, such as distributions and other restricted payments, acquisitions and other investments and mergers. In addition, the New Credit Agreement contains two financial maintenance covenants, which will require Fathom OpCo to (1) comply with a maximum Net Leverage Ratio (as defined in the New Credit Agreement) and (2) maintain a minimum Interest Coverage Ratio (as defined in the New Credit Agreement). Events of default under the New Credit Agreement include, among other things, nonpayment of principal when due, nonpayment of interest, fees or other amounts after a grace period, material inaccuracy of representations and warranties, violation of covenants (subject, in the case of certain affirmative covenants, to a grace period) cross-event of default to material debt, bankruptcy events, certain ERISA events, default under uninsured material judgments, certain changes of control, actual or asserted invalidity of the New Credit Agreement and non-perfection
of the security interest on any material portion of the collateral. If an event of default occurs under the New Credit Agreement, after the expiration of any applicable cure period, the New Lenders will be permitted to declare all outstanding borrowings under the New Credit Agreement immediately due and payable. If the New Credit Agreement is funded, there can be no guarantee that Fathom OpCo will be able to maintain compliance with all covenants under the New Credit Facility in the future and, if Fathom OpCo fails to comply with any such covenants, that waivers from the New Lenders will be obtained.

DESCRIPTION OF FATHOM’S CAPITAL STOCK
The following summary of certain provisions of Fathom’s capital stock does not purport to be complete and is subject to the Proposed Charter, the Proposed Bylaws, the Investor Rights Agreement and the provisions of applicable law. Copies of the Proposed Charter, the Proposed Bylaws and the Investor Rights Agreement are attached to this proxy statement/prospectus as
Annex A
,
Annex B
and
Annex E
, respectively.
Authorized Capitalization
General
The Proposed Charter will authorize the issuance of 500,000,000 shares of capital stock, par value $0.0001 per share, of Fathom, consisting of:

•	300,000,000 shares of Class A common stock,

•	180,000,000 shares of Class B common stock,

•	10,000,000 shares of Class C common stock, and

•	10,000,000 shares of preferred stock.
The following summary describes all material provisions of our capital stock. We urge you to read the Proposed Charter, the Proposed Bylaws and the Investor Rights Agreement (copies of which are attached to this proxy statement/prospectus as
Annex A
,
Annex B
and
Annex E
, respectively).
Common Stock
Class A common stock
We expect to have approximately 76,559,917 shares of Class A common stock outstanding immediately after the consummation of the Business Combination, assuming that none of Altimar II’s outstanding Class A ordinary shares are redeemed in connection with the Business Combination. The 76,559,917 shares of Class A common stock includes (i) 8,000,000 shares of Class A common stock issued as part of the PIPE investment, (ii) 7,357,500 shares of Class A common stock resulting from the conversion of the Altimar II Founders’ Class B ordinary shares into Class C common stock as part of the Domestication and subsequent automatic conversion into shares of Class A common stock, (iii) the conversion of Altimar II’s 34,500,000 shares of Class A ordinary shares into 34,500,000 shares of Class A common stock and (iv) 26,702,417 shares of Class A common stock issued as part of the merger consideration contemplated by the Business Combination Agreement. The 76,559,917 shares of Class A common stock excludes (i) the Sponsor Earnout, (ii) the Earnout and (iii) Class A common stock underlying the Public Warrants and the Private Placement Warrants.
We expect to have approximately 67,781,950 shares of Class A common stock outstanding immediately after the consummation of the Business Combination, assuming the maximum redemptions scenario described in this proxy statement/prospectus. The 67,781,950 shares of Class A common stock includes (i) 8,000,000 shares of Class A common stock issued as part of the PIPE Investment, (ii) 6,388,750 shares of Class A common stock resulting from (x) the conversion of the Altimar II Founders’ Class B ordinary shares into Class C common stock as part of the Domestication, (y) the forfeiture by the Altimar II Founders of 968,750 shares of Class C common stock pursuant to the Business Combination Agreement and the Forfeiture and Support Agreement and (z) the subsequent automatic conversion of the remaining shares of Class C common stock into shares of Class A common stock, (iii) the conversion of Altimar II’s 23,300,000 shares of Class A ordinary shares into 23,300,000 shares of Class A common stock and (iv) 30,093,200 shares of Class A common stock issued as part of the merger consideration contemplated by the Business Combination Agreement. The 67,781,950 shares of Class A common stock excludes (i) the Sponsor Earnout, (ii) the Earnout and (iii) Class A common stock underlying the Public Warrants and the Private Placement Warrants.
Voting rights
. Each holder of Class A common stock is entitled to one vote for each share of Class A common stock held of record by such holder on all matters on which stockholders generally are entitled to vote. Holders of Class A common stock will vote together with the holders of Class B common stock and Class C common stock as a single class on all matters presented to the Company’s stockholders for their vote or approval. Generally, subject to the Investor Rights Agreement and except for certain matters requiring supermajority approval by the Proposed Charter as described below under “
— Supermajority Approval Requirements
,” all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Stockholders do not have the ability to cumulate votes for the election of directors. The Proposed Charter provides for a classified board of directors consisting of three classes of approximately equal size, each serving staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Notwithstanding the foregoing, to the fullest extent permitted by law, holders of common stock, as such, will have no voting power with respect to, and will not be entitled to vote on, any amendment to the Proposed Charter (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of one or more outstanding series of preferred stock, if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Proposed Charter (including any certificate of designations relating to any series of preferred stock) or pursuant to the DGCL.
Dividend Rights
. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class A common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time on Common Stock having dividend rights by our board of directors out of funds legally available therefor.
Rights upon liquidation
. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class A common stock will be entitled to share ratably in all assets remaining after payment of Fathom’s debts and other liabilities, subject to pari passu
and prior distribution rights of preferred stock or any class or series of stock having a preference over the Class A common stock, then outstanding, if any.
Other rights
. Except as provided in the Investor Rights Agreement (as applicable), the holders of Class A common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Class A common stock. The rights, preferences and privileges of holders of the Class A common stock will be subject to those of the holders of any shares of the preferred stock the Company may issue in the future and to the Investor Rights Agreement, as applicable.
Subject to the transfer and exchange restrictions set forth in the Fathom Operating Agreement, holders of Fathom OpCo Units may exchange these units for shares of our Class A common stock, on a one-for-one
basis or, at the election of an exchange committee of Fathom OpCo, for cash. When a Fathom OpCo Unit is exchanged, a corresponding share of our Class B common stock, depending on the holder, will automatically be transferred to us and retired for no consideration.
Class B common stock
Upon completion of the Business Combination, and assuming that none of Altimar II’s outstanding Class A ordinary shares are redeemed in connection with the Business Combination, we expect there to be approximately 67,772,847 shares of our Class B common stock outstanding (including shares of Class B common stock corresponding to the portion of Earnout Shares issued initially in the form of New Fathom Units and subject to vesting and forfeiture events). Shares of Class B common stock will be issued to Continuing Fathom Unitholders who are receiving New Fathom Units (i) in connection with the Business Combination and (ii) upon the occurrence of a Triggering Event with respect to a Seller Earnout Unit (as determined pursuant to the formulation and definition described under “The Business Combination Agreement—Earnout”). All shares of Class B common stock to be issued in connection with the Business Combination will be fully paid and non-assessable.
There is no trading market for the Class B common stock.

Voting Rights
. Holders of our Class B common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Following the consummation of the Business Combination, holders of Class B common stock will vote together with holders of Class A common stock and Class C common stock as a single class on all matters presented to Fathom’s stockholders for their vote or approval, except as otherwise required by the Proposed Charter and applicable law.
Dividend Rights
. Holders of the Class B common stock will not be entitled to dividends in respect of their shares of Class B common stock.
Rights upon liquidation
. The holders of shares of Class B common stock, as such, shall not be entitled to receive any assets of Fathom in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs. We refer to the Class B common stock as “vote-only” shares.
Redemption of Class
 B common stock for Class
 A common stock
. Shares of Class B common stock are redeemable for shares of Class A common stock on the terms and subject to the conditions set forth in the Fathom Operating Agreement. The Company may satisfy its or its affiliates’ obligations in respect of any redemption of shares of Class B common stock under the Fathom Operating Agreement by delivering (either directly or indirectly through an affiliate) to the holder of shares of Class B common stock upon such redemption, in lieu of newly issued shares of Class A common stock, cash in the amount permitted by and provided in the Fathom Operating Agreement or shares of Class A common stock which are held in the treasury of Fathom. All shares of Class A common stock that may be issued upon any such redemption will, upon issuance in accordance with the Fathom Operating Agreement, be validly issued, fully paid and non-assessable.
All shares of Class B common stock so redeemed for Class A common stock shall be cancelled.
Other rights
. Except as provided in the Investor Rights Agreement (as applicable), the holders of Class B common stock will have no preemptive or other subscription rights. The rights, preferences and privileges of holders of the Class B common stock will be subject to those of the holders of any shares of the preferred stock Fathom may issue in the future and to the Investor Rights Agreement, as applicable.
Issuance and Transfer
. There will be no further issuances of Class B common stock except in connection with (i) a stock split, stock dividend, reclassification or similar transaction, (ii) an issuance of Fathom OpCo Units or (iii) a Triggering Event occurring with respect to a Seller Earnout Unit. When a Fathom OpCo Unit is exchanged pursuant to the Fathom Operating Agreement, a corresponding share of our Class B common stock will automatically be transferred to us and retired for no consideration. Class B common stock is not transferable unless a corresponding number of Fathom OpCo Units are simultaneously transferred to the same person.
Class C common stock
Upon the effectiveness of the Domestication, there will be 8,625,000 shares of our Class C common stock outstanding resulting from the conversion of a like number of Class B ordinary shares. Upon consummation of the Business Combination, all remaining shares of Class C common stock then outstanding will automatically convert into shares of Class A common stock, subject to forfeiture by the Altimar II Founders of a portion of their shares of Class C common stock pursuant to the Forfeiture and Support Agreement and Business Combination Agreement as described herein, and no further shares of Class C common stock will thereafter be issued.
Voting rights
. Holders of our Class C common stock will be entitled to one vote for each share held of record on all matters submitted to a vote of stockholders.
Dividend Rights
. Subject to preferences that may be applicable to any outstanding preferred stock, the holders of shares of Class C common stock will be entitled to receive ratably such dividends, if any, as may be declared from time to time on Common Stock having dividend rights by our board of directors out of funds legally available therefor.

Rights upon liquidation
. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, the holders of Class C common stock will be entitled to share ratably in all assets remaining after payment of the Company’s debts and other liabilities, subject to prior distribution rights of preferred stock or any class or series of stock having a preference over the Class C common stock, then outstanding, if any.
Conversion into Class
 A common stock
. Shares of Class C common stock automatically convert into shares of Class A common stock on a one-for-one
basis (the “Initial Conversion Ratio”) (a) at any time and from time to time at the option of the holder thereof; and (b) automatically on the day of the closing of a business combination. Notwithstanding the Initial Conversion Ratio, if additional shares of Class A common stock or any other equity-linked securities, are issued or deemed issued in excess of the number offered in the IPO and related to the closing of a business combination, the ratio at which the outstanding shares of Class C common stock convert into shares of Class A common stock is adjusted (unless the holders of a majority of the outstanding shares of Class C common stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all outstanding shares of Class C common stock will equal, in the aggregate, 20% of the sum of all shares of Class A ordinary shares and Class B ordinary shares outstanding upon completion of the IPO plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with such business combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a such business combination.
Under the terms of the Forfeiture and Support Agreement, Sponsor agreed that, from and after the Closing, 1,267,500 shares of Altimar II Class B ordinary shares (or, following the Domestication, shares of Class C common stock or Class A common stock, as applicable) held by Sponsor (other than any shares of Altimar II common stock issued to Sponsor pursuant to the PIPE Investment) (the “Sponsor Earnout Shares”) will be unvested and restricted and that such shares will vest automatically if (a) the VWAP of the Altimar II Class A Common Stock equals or exceeds $15.00 per share for any twenty (20) trading days within a period of thirty (30) consecutive trading days and (b) there is a change of control of Altimar II, unless the per share consideration to be received by the holders of Class A common stock in such change of control transaction is less than the vesting threshold applicable to the Sponsor Earnout Shares (each of (a) and (b), a “Vesting Event”). To the extent that, on or prior to the fifth (5 th
) anniversary of the Closing Date, a Vesting Event did not occur, all outstanding unvested Sponsor Earnout Shares will automatically be forfeited. In addition, pursuant to the Forfeiture and Support Agreement and the Business Combination Agreement, the Altimar II Founders also agreed that, effective upon and subject to the consummation of the Business Combination, they will irrevocably automatically forfeit and surrender, for no additional consideration and without any further action on the part of any other person, the Forfeited Shares, which they would otherwise receive upon the automatic conversion of shares of Class C common stock as a result of the consummation of the Business Combination.
Other rights
. The holders of Class C common stock will have no preemptive or conversion rights or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Class C common stock. The rights, preferences and privileges of holders of the Class C common stock will be subject to those of the holders of any shares of the preferred stock the Company may issue in the future.
Preferred Stock
No shares of preferred stock will be issued or outstanding immediately after the completion of the Business Combination. The Proposed Charter will authorize the board of directors to establish one or more series of preferred stock in one or more classes or series and to fix the rights, preferences, privileges and related restrictions, including dividend rights, dividend rates, conversion rights, voting rights, the right to elect directors, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any class or series, or the designation of the class or series, without the approval of our stockholders.

The authority of our board of directors to issue preferred stock without approval of our stockholders may have the effect of delaying, deferring or preventing a change in control of Fathom and may adversely affect the voting and other rights of the holders of our common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of our common stock, including the loss of voting control to others. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of the Class A common stock. At present, we have no plans to issue any preferred stock.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of The New York Stock Exchange, which would apply so long as the Class A common stock remains listed on the New York Stock Exchange, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Anti-Takeover Effects of Provisions of Delaware Law and the Proposed Charter and Proposed Bylaws
Certain provisions of Charter and Proposed Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal or proxy fight. Such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our Class A common stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.
These provisions include:
No Action by Written Consent; Special Meetings of Stockholders
. The DGCL permits stockholder action by written consent unless otherwise provided by our certificate of incorporation. The Proposed Charter precludes holders of Common Stock from taking action by written consent. If permitted by the applicable certificate of designation, future series of preferred stock may take action by written consent. The Proposed Charter and the Proposed Bylaws provide that special meetings of stockholders may be called (i) only by the board of directors or the chairman of the board of directors pursuant to a written resolution adopted by the affirmative vote of the number of directors equal to a majority of the board assuming no vacancies or (ii) prior to the date on which CORE and its affiliates cease to beneficially own in the aggregate (directly or indirectly) at least 25% of the then outstanding Common Stock, by the chairman of the board of directors at the written request of holders of at least a majority of the then outstanding Common Stock. Further, any business transacted at any special meeting of stockholders is limited to the purpose or purposes included in the notice may be considered at such special meeting.
Election and Removal of Directors
. The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless the certificate of incorporation provides otherwise. The

Proposed Charter does not expressly provide for cumulative voting. Directors may be removed, but only for cause (and subject to the Investor Rights Agreement), upon the affirmative vote of holders of
66-2/3%
of the voting power of the outstanding shares of our capital stock entitled to vote generally in the election of directors, voting together as a single class. In addition, the certificate of designation pursuant to which a particular series of preferred stock is issued may provide holders of that series of preferred stock with the right to elect additional directors. In addition, under the Proposed Charter, our board of directors is divided into three classes of directors, each of which will hold office for a three-year term. The existence of a classified board could delay a successful tender offeror from obtaining majority control of our board of directors, and the prospect of that delay might deter a potential offeror.
Supermajority Approval Requirements
. The Proposed Charter and Proposed Bylaws provide that our Board is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, the Proposed Bylaws without a stockholder vote in any matter not inconsistent with the laws of the State of Delaware and the Proposed Charter. In addition, any amendment, alteration, change, addition, rescission or repeal of the Proposed Bylaws by our stockholders will require the affirmative vote of holders of
66-2/3%
in voting power of the outstanding shares of our stock entitled to vote on such amendment, alteration, change, addition, rescission or repeal.
The DGCL provides generally that the affirmative vote of a majority of the outstanding shares entitled to vote thereon, voting together as a single class, is required to amend a corporation’s certificate of incorporation, unless the certificate of incorporation requires a greater percentage. The Proposed Charter provides that the following provisions in the Proposed Charter may be amended, altered, repealed or rescinded only by the affirmative vote of the holders of at least
66-2/3%
(or, 80%, for the provision indicated below) in voting power of all the then-outstanding shares of stock of Fathom entitled to vote thereon, voting together as a single class:

•	the provision requiring a 66-2/3% supermajority vote for stockholders to amend the Proposed Bylaws;

•	the provisions providing for the manner of establishing the size of the board and for a classified board (the election and term of our directors);

•	the provisions regarding resignation and removal of directors;

•	the provisions regarding entering into business combinations with interested stockholders (requiring at least an 80% supermajority vote);

•	the provisions precluding stockholder action by written consent;

•	the provisions regarding calling special meetings of stockholders;

•	the provisions regarding filling vacancies on our Board and newly created directorships;

•	the provisions regarding the establishment of Delaware as the exclusive forum for certain types of legal proceedings against Fathom, its directors, officers and employees;

•	the provisions eliminating monetary damages for breaches of fiduciary duty by a director; and

•	the amendment provision requiring that the above provisions be amended only with a 66-2/3% supermajority vote.
The combination of the classification of our Board, the lack of cumulative voting and the supermajority voting requirements will make it more difficult for our existing stockholders to replace our Board as well as for another party to obtain control of us by replacing our Board. Because our Board has the power to retain and discharge our officers, these provisions could also make it more difficult for existing stockholders or another party to effect a change in management.
Authorized but Unissued Shares
. The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing rules of The New York Stock Exchange. The existence of authorized but unissued and unreserved common stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise. See “Description of Fathom’s Capital Stock—Preferred Stock” and “Description of Fathom’s Capital Stock—Authorized but Unissued Capital Stock” above.
Business Combinations with Interested Stockholders
. In general, Section 203 of the DGCL, an anti-takeover law, prohibits a publicly held Delaware corporation from engaging in a business combination, such as a merger, with a person or group owning 15% or more of the corporation’s voting stock, which person or group is considered an interested stockholder under the DGCL, for a period of three years following the date the person became an interested stockholder, unless (with certain exceptions) the business combination or the transaction in which the person became an interested stockholder is approved in a prescribed manner.
We elected in the Proposed Charter not to be subject to Section 203.
Other Limitations on Stockholder Actions
. The Proposed Bylaws also impose some procedural requirements on stockholders who wish to:

•	make nominations in the election of directors;

•	propose that a director be removed; or

•	propose any other business to be brought before an annual or special meeting of stockholders.
Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to our corporate secretary containing, among other things, the following:

•	the stockholder’s name and address;

•	the number of shares beneficially owned by the stockholder and evidence of such ownership;

•	the names of all persons with whom the stockholder is acting in concert and a description of all arrangements and understandings with those persons;

•	a description of any agreement, arrangement or understanding reached with respect to shares of our stock, such as borrowed or loaned shares, short positions, hedging or similar transactions;

•	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting; and

•	any material interest of the stockholder in such business.
The Proposed Bylaws set out the timeliness requirements for delivery of notice.
In order to submit a nomination for our board of directors, a stockholder must also submit any information with respect to the nominee that we would be required to include in a proxy statement, as well as some other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by our stockholders.
Limitations on Liability and Indemnification of Officers and Directors
The Proposed Charter and Proposed Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We plan to enter into indemnification agreements with each of our directors and executive officers that may, in some cases, be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, the Proposed Charter includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

•	any breach of his duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith, or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; or

•	any transaction from which the director derived an improper personal benefit.
These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.
Exclusive Forum
The Proposed Charter will provide that, unless the Company consents in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee, agent or stockholder of the Company to the Company or the Company’s stockholders, or any claim for aiding and abetting such alleged breach, (iii) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company (a) arising pursuant to any provision of the DGCL, the Proposed Charter (as it may be amended or restated) or the Proposed Bylaws or (b) as to which the DGCL confers jurisdiction on the Delaware Court of Chancery or (iv) any action asserting a claim against the Company or any current or former director, officer, other employee, agent or stockholder of the Company governed by the internal affairs doctrine of the law of the State of Delaware shall, as to any action in the foregoing clauses (i) through (iv), to the fullest extent permitted by law, be solely and exclusively brought in the Delaware Court of Chancery; provided, however, that the foregoing shall not apply to any claim (a) as to which the Delaware Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Delaware Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), (b) which is vested in the exclusive jurisdiction of a court or forum other than the Delaware Court of Chancery, or (c) arising under federal securities laws, including the Securities Act of 1933, as amended, as to which the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum. Notwithstanding the foregoing, the provisions of Article XI of the Proposed Charter will not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal district courts of the United States of America shall be the sole and exclusive forum. Further, Section 22 of the Securities Act of 1933 creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by that act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce this forum selection provision as written as to claims arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in any shares of the Company’s capital stock shall be deemed to have notice of and to have consented to the forum provisions in the Proposed Charter. If any action the subject matter of which is within the scope of the forum provisions is filed in a court other than a court located within the State of Delaware (a “foreign action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”); and (y) having service of process made upon such stockholder in any such enforcement action by service upon such stockholder’s counsel in the foreign action as agent for such stockholder. However, it is possible that a court could find the Company’s forum selection provisions to be inapplicable or unenforceable. Although the Company believes this provision benefits it by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against the Company’s directors, officers and other employees.

Stockholder Registration Rights
Under the terms of the Registration Rights Agreement, Fathom granted to the Legacy Fathom Owners, Sponsor and certain other former Altimar II equityholders customary demand, shelf and piggyback registration rights. Fathom is required to file within thirty days of the Closing a shelf registration statement registering the public resale of the shares of common stock of Fathom (“Shelf Registration Statement”), and cause the Shelf Registration Statement to be declared effective as promptly as practicable after the filing thereof and no later than the earlier of (A) 60 calendar days after the filing thereof (or, in the event the SEC reviews and has written comments to the Shelf Registration Statement, the 90th calendar day following the filing thereof) and (B) the 10 th
business day after the date Fathom is notified (orally or in writing, whichever is earlier) by the SEC that it will not review the Shelf Registration Statement. See “
Certain Relationships and Related Party Transactions — Fathom Related Person Transactions — Registration Rights Agreement.
”
Warrants
Public Shareholders’ Warrants
. Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of the IPO and 30 days after the completion of our initial business combination, except as discussed in the immediately succeeding paragraph. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. The warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
We will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and we will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will we be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant will have paid the full purchase price for the unit solely for the Class A ordinary share underlying such unit.
We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of our initial business combination, we will use our commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and we will use our commercially reasonable efforts to cause the same to become effective within 60 business days following the closing of our initial business combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if our Class A ordinary shares are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, we may, at our option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event we so elect, we will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, but we will use our commercially reasonably efforts to register or qualify for sale the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of the initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when we will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a) (9) of the Securities Act or another exemption, but we will use our commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A ordinary shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per Class A ordinary share equals or exceeds $18.00
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “
—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments
”) for any twenty (20) trading days within a thirty (30)-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the Class A ordinary shares issuable upon exercise of the warrants is then effective and a current prospectus relating to those Class A ordinary shares is available throughout the
30-day
redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
If we call the warrants for redemption as described above, our management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, our cash position, the number of warrants that are outstanding and the dilutive effect on our shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of our warrants. In such event, each holder would pay the exercise price by surrendering the warrants for that number of Class A ordinary shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the excess of the “fair market value” of our Class A ordinary shares over the exercise price of the warrants by (y) the fair market value and (B) 0.361 per warrant.
We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise his, her or its warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “—Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments”) as well as the $11.50 (for whole shares) warrant exercise price after the redemption notice is issued.

Redemption of warrants when the price per Class A ordinary share equals or exceeds $10.00
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):

•	in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of our Class A ordinary shares (as defined below) except as otherwise described below; and

•
if, and only if, the closing price of our Class A ordinary shares equals or exceeds $10.00 per public share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant as described under the heading “
— Warrants—Public Shareholders’ Warrants—Anti-Dilution Adjustments
”) on the trading day prior to the date on which we send the notice of redemption to the warrant holders.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of Class A ordinary shares that a warrant holder will receive upon such cashless exercise in connection with a redemption by us pursuant to this redemption feature, based on the “fair market value” of our Class A ordinary shares on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes and in “—
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $18.00
” above based on volume weighted average price of our Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the
10-trading
day period described above ends.
Pursuant to the warrant agreement, references above to Class A ordinary shares shall include a security other than Class A ordinary shares into which the Class A ordinary shares have been converted or exchanged for in the event we are not the surviving company in our initial business combination. The numbers in the table below will not be adjusted when determining the number of Class A ordinary shares to be issued upon exercise of the warrants if we are not the surviving entity following our initial business combination.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “—
Anti-Dilution Adjustments
” below. If the number of shares issuable upon exercise of a warrant is adjusted, the adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the exercise price of the warrant after such adjustment and the denominator of which is the exercise price of the warrant immediately prior to such adjustment. In such an event, the number of shares in the table below shall be adjusted by multiplying such share amounts by a fraction, the numerator of which is the number of shares deliverable upon exercise of a warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a warrant as so adjusted. If the exercise price of a warrant is adjusted, (a) in the case of an adjustment pursuant to the fifth paragraph under the heading “—
Anti-Dilution Adjustments
” below, the adjusted share prices in the column headings will equal the unadjusted share price multiplied by a fraction, the numerator of which is the higher of the Market Value and the Newly Issued Price as set forth under the heading “—
Anti-Dilution Adjustments
” and the denominator of which is $10.00 and (b) in the case of an adjustment pursuant to the second paragraph under the heading “— Anti-Dilution Adjustments” below, the adjusted share prices in the column headings will equal the unadjusted share price less the decrease in the exercise price of a warrant pursuant to such exercise price adjustment.

Redemption Date	Fair Market Value of Class A Ordinary Shares
(period to expiration of warrants)	≤ $10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥ $18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Class A ordinary shares to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or
366-day
year, as applicable. For example, if the volume weighted average price of our Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $11.00 per share, and at such time there are 57 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.277 Class A ordinary shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume weighted average price of our Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants is $13.50 per share, and at such time there are 38 months until the expiration of the warrants, holders may choose to, in connection with this redemption feature, exercise their warrants for 0.298 Class A ordinary shares for each whole warrant. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 Class A ordinary shares per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any Class A ordinary shares.
This redemption feature differs from the typical warrant redemption features used in many other blank check offerings, which typically only provide for a redemption of warrants for cash (other than the Private Placement Warrants) when the trading price for the Class A ordinary shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding warrants to be redeemed when the Class A ordinary shares are trading at or above $10.00 per public share, which may be at a time when the trading price of our Class A ordinary shares is below the exercise price of the warrants. We have established this redemption feature to provide us with the flexibility to redeem the warrants without the warrants having to reach the $18.00 per share threshold set forth above under “
— Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $18.00.
” Holders choosing to exercise their warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their warrants based on an option pricing model with a fixed volatility input as of this proxy statement/prospectus. This redemption right provides us with an additional mechanism by which to redeem all of the outstanding warrants, and therefore have certainty as to our capital structure as the warrants would no longer be outstanding and would have been exercised or redeemed. We will be required to pay the applicable redemption price to warrant holders if we choose to exercise this redemption right and it will allow us to quickly proceed with a redemption of the warrants if we determine it is in our best interest to do so. As such, we would redeem the warrants in this manner when we believe it is in our best interest to update our capital structure to remove the warrants and pay the redemption price to the warrant holders.
As stated above, we can redeem the warrants when the Class A ordinary shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it will provide certainty with respect to our capital structure and cash position while providing warrant holders with the opportunity to exercise their warrants on a cashless basis for the applicable number of shares. If we choose to redeem the warrants when the Class A ordinary shares are trading at a price below the exercise price of the warrants, this could result in the warrant holders receiving fewer Class A ordinary shares than they would have received if they had chosen to wait to exercise their warrants for Class A ordinary shares if and when such Class A ordinary shares were trading at a price higher than the exercise price of $11.50.
No fractional Class A ordinary shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, we will round down to the nearest whole number of the number of Class A ordinary shares to be issued to the holder. If, at the time of redemption, the warrants are exercisable for a security other than the Class A ordinary shares pursuant to the warrant agreement (for instance, if we are not the surviving company in our initial business combination), the warrants may be exercised for such security. At such time as the warrants become exercisable for a security other than the Class A ordinary shares, the Company (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption Procedures
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares issued and outstanding immediately after giving effect to such exercise.
Anti-Dilution Adjustments
If the number of outstanding Class A ordinary shares is increased by a capitalization or share dividend payable in Class A ordinary shares, or by a split-up
of ordinary shares or other similar event, then, on the effective date of such capitalization or share dividend, split-up
or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding ordinary shares. A rights offering made to all or substantially all holders of ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the “historical fair market value” (as defined below) will be deemed a share dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one minus the quotient of (x) the price per Class A ordinary share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of Class A ordinary shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the Class A ordinary shares on account of such Class A ordinary shares (or other securities into which the warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Class A ordinary shares during the
365-day
period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Class A ordinary shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Class A ordinary shares in connection with a shareholder vote to amend our Amended and Restated Memorandum and Articles of Association (A) to modify the substance or timing of our obligation to provide holders of our Class A ordinary shares the right to have their shares redeemed in connection with our initial business combination or to redeem 100% of our public shares if we do not complete our initial business combination within 24 months from the closing of the IPO or (B) with respect to any other provision relating to the rights of holders of our Class A ordinary shares, or (e) in connection with the redemption of our public shares upon our failure to complete our initial business combination, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary share in respect of such event.
If the number of outstanding Class A ordinary shares is decreased by a consolidation, combination, reverse share sub-division
or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse share subdivision, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.
Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.
In addition, if (x) we issue additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of our initial business combination at an issue price or effective issue price of less than $9.20 per ordinary share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to our initial shareholders or their respective affiliates, without taking into account any founder shares held by our initial shareholders or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of our initial business combination on the date of the consummation of our initial business combination (net of redemptions), and (z) the volume weighted average trading price of our Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which we consummate our initial business combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price described above under “—
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $18.00
” and “—
Redemption of warrants when the price per Class
 A ordinary shares equals or exceeds $10.00
” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “—
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $10.00
” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation of us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Class A ordinary shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. However, if such holders were entitled to exercise a right of election as to the kind or amount of securities, cash or other assets receivable upon such consolidation or merger, then the kind and amount of securities, cash or other assets for which each warrant will become exercisable will be deemed to be the weighted average of the kind and amount received per share by such holders in such consolidation or merger that affirmatively make such election, and if a tender, exchange or redemption offer has been made to and accepted by such holders (other than a tender, exchange or redemption offer made by the company in connection with redemption rights held by shareholders of the company as provided for in our Amended and Restated Memorandum and Articles of Association or as a result of the redemption of Class A ordinary shares by the company if a proposed initial business combination is presented to the shareholders of the company for approval) under circumstances in which, upon completion of such tender or exchange offer, the maker thereof, together with members of any group
(with-in
the meaning of Rule
13d-5(b)(1)
under the Exchange Act) of which such maker is a part, and together with any affiliate or associate of such maker (within the meaning of Rule
12b-2
under the Exchange Act) and any members of any such group of which any such affiliate or associate is a part, own beneficially (within the meaning of Rule
13d-3
under the Exchange Act) more than 50% of the issued and outstanding Class A ordinary shares, the holder of a warrant will be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a shareholder if such warrant holder had exercised the warrant prior to the expiration of such tender or exchange offer, accepted such offer and all of the Class A ordinary shares held by such holder had been purchased pursuant to such tender or exchange offer, subject to adjustment (from and after the consummation of such tender or exchange offer) as nearly equivalent as possible to the adjustments provided for in the warrant agreement. If less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter
market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants.

The warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on ordinary shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders. A copy of the warrant agreement, which was filed as an exhibit to the registration statement for the IPO, contains a complete description of the terms and conditions applicable to the warrants.
The warrant holders do not have the rights or privileges of holders of ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional warrants will be issued upon separation of the units and only whole warrants will trade. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number the number of Class A ordinary shares to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the warrants sold as part of the units in the IPO. The Private Placement Warrants (including the Class A common stock issuable upon exercise of the Private Placement Warrants) will not be transferable, assignable or salable until 30 days after the completion of our initial business combination (except pursuant to limited exceptions to our officers and directors and other persons or entities affiliated with the initial purchasers of the Private Placement Warrants) and they will not be redeemable by us so long as they are held by the Sponsor or its permitted transferees. Sponsor, or its permitted transferees, has the option to exercise the Private Placement Warrants on a cashless basis. If the Private Placement Warrants are held by holders other than the Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us in all redemption scenarios and exercisable by the holders on the same basis as the warrants included in the units being sold in the IPO. Any amendment to the terms of the Private Placement Warrants or any provision of the warrant agreement with respect to the Private Placement Warrants will require a vote of holders of at least 50% of the number of the then outstanding Private Placement Warrants.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of Class A common stock underlying the warrants, multiplied by the excess of the “Sponsor fair market value” (defined below) over the exercise price of the warrants by (y) the Sponsor fair market value. For these purposes, the “Sponsor fair market value” means the average reported closing price of the Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. The reason that Altimar II agreed that these warrants will be exercisable on a cashless basis so long as they are held by the Sponsor and its permitted transferees is because it was not known at the time of the IPO whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders are permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public
information. Accordingly, unlike public shareholders who could exercise their warrants and sell the Class A common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial business combination by Altimar II, the Sponsor or an affiliate of the Sponsor or certain of Altimar II’s officers and directors may, but are not obligated to, loan us funds as may be required. Up to $2,000,000 of such loans may be convertible into warrants of Fathom at a price of $1.00 per warrant at the option of the lender. Such warrants would be identical to the Private Placement Warrants.
Transfer Agent, Warrant Agent and Registrar
The transfer agent and registrar for the Fathom common stock and the warrant agent for the Fathom public warrants and Private Placement Warrants will be Continental Stock Transfer and Trust Company.
Listing
We intend to list our Class A common stock and our warrants to purchase Class A common stock on The New York Stock Exchange under the symbols “FATH” and “FATH.WS,” respectively.

SECURITIES ACT RESTRICTIONS ON RESALE OF CLASS A COMMON STOCK
Rule 144
Pursuant to Rule 144 under the Securities Act (“Rule 144”), a person who has beneficially owned restricted common stock or warrants of Fathom for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale and have filed all required reports under Section 13 or 15(d) of the Exchange Act during the 12 months (or such shorter period as we were required to file reports) preceding the sale.
Persons who have beneficially owned restricted common stock or warrants of Fathom for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•	1% of the total number of shares of Fathom common stock then outstanding (as of the date of this proxy statement/prospectus, Altimar II has ordinary shares outstanding); or

•	the average weekly reported trading volume of Fathom common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales by our affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.
Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies
Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination-related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•
the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form
8-K
reports; and

•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.
As a result, our initial shareholders will be able to sell their founder shares and Private Placement Warrants, as applicable, pursuant to Rule 144 without registration one year after we have completed the Business Combination.
We anticipate that following the consummation of the Business Combination, we will no longer be a shell company, and so, once the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of the above noted restricted securities.
Registration Rights
See “
Description of Fathom
’
s Capital Stock — Stockholder Registration Rights
” above.

APPRAISAL RIGHTS
Neither Altimar II shareholders nor Altimar II warrant holders have appraisal rights in connection with the Business Combination or the Domestication under Cayman Islands law or under the DGCL.
SHAREHOLDER PROPOSALS AND NOMINATIONS
Shareholder Proposals
In addition to any other applicable requirements, for business to be properly brought before an annual general meeting by a shareholder, Altimar II’s Existing Organizational Documents provide that the shareholder must give timely notice in proper written form to Altimar II at Altimar II’s principal executive offices and such business must otherwise be a proper matter for shareholder action. Such notice, to be timely, must be received not earlier than 120 calendar days and not later than 90 calendar days prior to the one-year
anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a shareholder notice must be received not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a shareholder’s notice.
Shareholder Director Nominees
Nominations of persons for election to the board of directors at any annual general meeting of shareholders, or at any special meeting of shareholders called for the purpose of electing directors as set forth in Altimar II’s notice of such special meeting, may be made by or at the direction of the board of directors or by certain shareholders of Altimar II.
In addition to any other applicable requirements, for a nomination to be made by a shareholder, such shareholder must have given timely notice thereof in proper written form to Altimar II at Altimar II’s principal executive offices. To be timely, a shareholder’s notice must have been received not earlier than 120 calendar days and not later than 90 calendar days prior to the one-year
anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a shareholder notice must be received not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a shareholder’s notice.
In addition, a shareholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein.

SHAREHOLDER COMMUNICATIONS
Shareholders and interested parties may communicate with Altimar II’s board of directors, any committee chairperson or the non-management
directors as a group by writing to the board or committee chairperson in care of Altimar Acquisition Corp. II, 40 West 57 th
Street, 33
rd
Floor, New York, NY 10019. Following the Business Combination, such communications should be sent to Fathom, 1050 Walnut Ridge Drive, Hartland, WI 53209, Attention: Secretary. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management
directors.
VALIDITY OF COMMON STOCK
Paul, Weiss, Rifkind, Wharton & Garrison LLP has passed upon the validity of the common stock of Fathom and the warrants of Fathom offered by this proxy statement/prospectus and certain other legal matters related to this proxy statement/prospectus. Paul, Weiss, Rifkind, Wharton & Garrison LLP, as tax counsel for Altimar II, has passed upon certain U.S. federal income tax consequences of the business combination for Altimar II.
EXPERTS
The consolidated financial statements of Fathom Holdco, LLC and subsidiaries as of and for the years ended December 31, 2020 and 2019, included in the proxy/prospectus and elsewhere in the registration statement have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The combined financial statements of Incodema, Inc. and NewChem, Inc. as of and for the years ended December 31, 2019 and 2018, the financial statements of Dahlquist Machine, Inc. as of and for the nine months ended September 30, 2020 and the financial statements of Majestic Metals, LLC as of and for the nine months ended September 30, 2020 and the year ended December 31, 2019, included in the proxy/prospectus and elsewhere in the registration statement have been so included herein in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The financial statements of Altimar Acquisition Corp. II as of December 31, 2020, and for the period from December 7, 2020 (inception) through December 31, 2020 appearing in this proxy statement/prospectus have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Representatives of WithumSmith+Brown, PC are not expected to be present at the Special Meeting.

WHERE YOU CAN FIND MORE INFORMATION
Altimar II has filed a registration statement on Form
S-4
to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement. This proxy statement/prospectus does not contain all of the information included in the registration statement. For further information pertaining to Altimar II and its securities, you should refer to the registration statement and to its exhibits. Whenever reference is made in this proxy statement/prospectus to any of Altimar II’s contracts, agreements or other documents, the references are not necessarily complete, and you should refer to the annexes to the proxy statement/prospectus and the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.
Altimar II files reports, proxy statements and other information with the SEC as required by the Exchange Act. You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov.
If you would like additional copies of this proxy statement/prospectus or any document incorporated by reference herein, or if you have questions about the Business Combination, you should contact via phone or in writing:
Proxy Service Provider: Innisfree M&A Incorporated
Address: 501 Madison Avenue, 20th Floor, New York, New York, 10022
Tel: (877)
750-8129
Banks and brokers call collect: (212)
750-5833
If you are a shareholder of Altimar II and would like to request documents, please do so no later than four business days before the Special Meeting in order to receive them before the Special Meeting.
If you request available documents from Innisfree, Innisfree will mail them to you by first class mail, or another equally prompt means. Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other
Annex f
iled as an exhibit to the registration statement of which this proxy statement/prospectus forms a part, which includes exhibits incorporated by reference from other filings made with the SEC.
All information contained in this proxy statement/prospectus relating to Altimar II has been supplied by Altimar II, and all such information relating to Fathom has been supplied by Fathom. Information provided by one another does not constitute any representation, estimate or projection of the other.

INDEX TO FINANCIAL STATEMENTS
Altimar Acquisition Corp. II
Fathom Holdco, LLC and Subsidiaries

INCODEMA HOLDINGS, INC. AND NEWCHEM, INC. FINANCIAL STATEMENTS

Combined Financial Statements of Incodema Holdings, Inc. and NewChem, Inc. as of and for the Six Months ended June 30, 2020 and 2019

Combined Balance Sheets	F-97
Combined Statements of Operations (Unaudited)	F-98
Combined Statement of Stockholders Equity (Deficit) (Unaudited)	F-99
Combined Statements of Cash Flows (Unaudited)	F-100
Notes to Combined Financial Statements	F-101

Audited Combined Financial Statements of Incodema, Inc. and NewChem, Inc. as of and for the Twelve Months ended December 31, 2019 and 2018

Report of Independent Certified Public Accountants	F-111
Combined Balance Sheets	F-112
Combined Statements of Operations	F-113
Combined Statements of Stockholders’ Equity (Deficit)	F-114
Combined Statements of Cash Flows	F-115
Notes to Combined Financial Statements	F-116

MAJESTIC METALS, LLC FINANCIAL STATEMENTS

Audited Financial Statements of Majestic Metals, LLC as of and for the Nine Months ended September 30, 2020 and the Twelve Months ended December 31, 2019

Report of Independent Certified Public Accountants	F-126
Balance Sheets	F-127
Statements of Operations	F-128
Statements of Members’ Equity	F-129
Statements of Cash Flows	F-130
Notes to Financial Statements	F-131

DAHLQUIST MACHINE, INC. FINANCIAL STATEMENTS

Audited Financial Statements of Dahlquist Machine, Inc. as of and for the Nine Months ended September 30, 2020

Report of Independent Certified Public Accountants	F-138
Balance Sheet	F-139
Statement of Operations	F-140
Statement of Stockholder’s Equity	F-141
Statement of Cash Flows	F-142
Notes to Financial Statements	F-143

ALTIMAR ACQUISITION CORP. II
CONDENSED BALANCE SHEETS

	June 30, 2021	December 31, 2020
	( Unaudited )
ASSETS
Current assets
Cash	$1,525,518	$—
Prepaid expenses	861,283	—

Total current assets	2,386,801	—
Deferred offering costs	—	75,000
Investments held in the Trust Account	345,006,396	—

TOTAL ASSETS	$347,393,197	$75,000

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$199,640	$—
Accrued offering costs	253,607	50,000
Promissory Note — related party	—	5,000

Total current liabilities	453,247	55,000
Warrant liability	23,361,318	—
Deferred underwriting fee payable	12,075,000	—

Total liabilities	35,889,565	55,000
Commitments and Contingencies
Class A Ordinary Shares subject to possible redemption — 30,650,363 and no shares at $10.00 per share redemption value as of June 30, 2021 and December 31, 2020, respectively	306,503,630	—
Shareholders’ Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Class A Ordinary Shares, $0.0001 par value; 500,000,000 shares authorized; 3,849,637 and no shares issued and outstanding (excluding 30,650,363 and no shares subject to possible redemption) as of June 30, 2021 and December 31, 2020, respectively	385	—
Class B Ordinary Shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding as of June 30, 2021 and December 31, 2020, respectively	863	863
Additional paid-in capital	6,850,719	24,137
Accumulated deficit	(1,851,965)	(5,000)

Total shareholders’ equity	5,000,002	20,000

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$347,393,197	$75,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

ALTIMAR ACQUISITION CORP. II
CONDENSED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)

	For the Three Months Ended June 30, 2021	For the Six Months Ended June 30, 2021
Operating (income) costs	$(1,331,651)	$570,488

(Income) loss from operations	(1,331,651)	570,488
Other income (expense)
Interest earned on investments held in the Trust Account	5,301	6,396
Change in fair value of warrant liability	12,541,736	(527,802)
Transaction costs allocated to the Warrants	—	(755,071)

Other income (expense), net	12,547,037	(1,276,477)
Net income (loss)	$13,878,688	$(1,846,965)

Weighted average shares outstanding, redeemable Class A Ordinary Shares	34,500,000	34,500,000

Basic and diluted net income (loss) per share, redeemable Class A Ordinary Shares	$—	$—

Weighted average shares outstanding, Class B Ordinary Shares	8,625,000	8,376,381

Basic and diluted net income (loss) per share, Class B Ordinary Shares	$1.61	$(0.22)

The accompanying notes are an integral part of the unaudited condensed financial statements.

ALTIMAR ACQUISITION CORP. II
CONDENSED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 202
1
(UNAUDITED)

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-In Capital	Accumulated Deficit	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount
Balance — January 1, 2021	—	$—	8,625,000	$863	$24,137	$(5,000)	$20,000
Sale of 34,500,000 Class A Ordinary Shares, net of underwriting discounts, offering costs and transaction costs allocated to warrant liability	34,500,000	3,450	—	—	313,327,147	—	313,330,597
Class A Ordinary Shares subject to possible redemption	(29,262,494)	(2,926)	—	—	(292,622,014)	—	(292,624,940)
Net income (loss)	—	—	—	—	—	(15,725,653)	(15,725,653)

Balance — March 31, 2021	5,237,506	$524	8,625,000	$863	$20,729,270	$(15,730,653)	$5,000,004

Change in value of Class A Ordinary Shares subject to possible redemption	(1,387,869)	(139)			(13,878,551)		(13,878,690)
Net income (loss)	—	—	—	—	—	13,878,688	13,878,688

Balance — June 30, 2021	3,849,637	$385	8,625,000	$863	$6,850,719	$(1,851,965)	$5,000,002

The accompanying notes are an integral part of the unaudited condensed financial statements.

ALTIMAR ACQUISITION CORP. II
CONDENSED STATEMENT OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2021
(UNAUDITED)

Cash flows from operating activities
Net income (loss)	$(1,846,965)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Interest income on investments held in the Trust Account	(6,396)
Change in fair value of warrant liability	527,802
Transaction costs allocated to the Warrants	755,071
Changes in operating assets and liabilities
Prepaid expenses	(861,283)
Accrued expenses	199,640

Net cash used in operating activities	(1,232,131)

Cash flows from investing activities
Investment of cash in the Trust Account	(345,000,000)

Net cash used in investing activities	(345,000,000)

Cash flows from financing activities
Proceeds from sale of the Units, net of underwriting discounts paid	325,166,484
Proceeds from sale of the Public Warrants	12,933,516
Proceeds from sale of the Private Placement Warrants	9,900,000
Repayment of the Promissory Note — related party	(94,890)
Payment of offering costs	(147,461)

Net cash provided by financing activities	347,757,649

Net change in cash	1,525,518
Cash — beginning of period	—

Cash — end of period	$1,525,518

Non-cash investing and financing activities
Offering costs included in accrued offering costs	$203,607

Offering costs paid through the Promissory Note	$89,890

Initial classification of Class A Ordinary Shares subject to possible redemption	$300,351,192

Change in value of Class A Ordinary Shares subject to possible redemption	$6,152,436

Deferred underwriting fee payable	$12,075,000

The accompanying notes are an integral part of the unaudited condensed financial statements.

ALTIMAR ACQUISITION CORP. II
N
OTES
TO
C
ONDENSED
F
INANCIAL
S
TATEMENTS
June 30, 2021
(Unaudited)
NOTE 1. DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Altimar Acquisition Corp. II (the “
Company
”) is a blank check company incorporated as a Cayman Islands exempted company on December 7, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “
Business Combination
”). The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of June 30, 2021, the Company had not commenced any operations. All activity for the period from December 7, 2020 (inception) through June 30, 2021 relates to the Company’s formation, the Company’s initial public offering (the “
Initial Public Offering
”) which is described below and, subsequent to the completion of the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating
income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.
The Registration Statement on
Form S-1
(File
No. 333-252260)
(the “
Registration Statement
”) for the Initial Public Offering was declared effective on February 4, 2021. On February 9, 2021, the Company consummated the Initial Public Offering of 34,500,000 units (the “
Units
” and, with respect to the Class A Ordinary Shares and the warrants included in the Units, the “
Public Shares
” and the “
Public Warrants
,” respectively), which includes the full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units, at $10.00 per Unit, generating gross proceeds of $345,000,000, as described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 9,900,000 warrants (the “
Private Placement Warrants
” and, together with the Public Warrants, the “
Warrants
”) at a price of $1.00 per Private Placement Warrant in a private placement to Altimar Sponsor II, LLC (the “
Sponsor
”), generating gross proceeds of $9,900,000, as described in Note 4.
Transaction costs amounted to $19,490,958, consisting of $6,900,000 of underwriting fees, $12,075,000 of deferred underwriting fees (see Note 6) and $515,958 of other offering costs. $755,071 of the transaction costs was expensed through the condensed statement of operation on the date of the Initial Public Offering.
Following the closing of the Initial Public Offering on February 9, 2021, an amount of $345,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “
Trust Account
”) and will be invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “
Investment Company Act
”), with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under
Rule 2a-7
of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The New

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York Stock Exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (excluding the amount of deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the signing a definitive agreement in connection with the initial Business Combination. The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act. There is no assurance that the Company will be able to complete a Business Combination successfully.
The Company will provide the holders of the Public Shares (the “
Public Shareholders
”) with the opportunity to redeem all or a portion of their Public Shares either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of the then issued and outstanding Public Shares, subject to certain limitations as described in the Registration Statement. The per-Public
Share amount to be distributed to the Public Shareholders who properly redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters in the Initial Public Offering (as discussed in Note 6). There will be no redemption rights in connection with a Business Combination with respect to the Warrants.
The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the U.S. Securities and Exchange Commission’s (the “
SEC
”) “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the ordinary shares represented in person or by proxy and entitled to vote thereon and who vote at a general meeting, or such other vote as required by applicable law or stock exchange rules. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to the Company’s amended and restated memorandum and articles of association (the “
Amended and Restated Memorandum and Articles of Association
”), conduct the redemptions pursuant to the tender offer rules of the SEC and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote the Founder Shares (as defined below) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, the Public Shareholders may elect to redeem their Public Shares without voting and, if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such Public Shareholder or any other person with whom such Public Shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the

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“
Exchange Act
”)), will be restricted from redeeming its Public Shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
Each of the Sponsor and the Company’s executive officers and directors have agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination prior to February 9, 2023 (the “
Combination Period
”) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-Public
Share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the amount on deposit in the Trust Account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.
The Company will have until February 9, 2023 to consummate a Business Combination. However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to the Company to pay taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of the then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its board of directors, liquidate and dissolve, subject, in each case, to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares held by the Sponsor if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its affiliates acquires Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company fails to complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share,

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due to reductions in the value of trust assets, in each case, net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party that executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters in the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “
Securities Act
”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“
GAAP
”) for interim financial information and in accordance with the instructions to the Quarterly Report on Form
10-Q
and Article 8 of Regulation
S-X
of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all of the information and footnotes necessary for a complete presentation of financial position, results of operations or cash flows. In the opinion of the Company’s management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, results of operations and cash flows for the periods presented.
The interim results for the three and six months ended June 30, 2021 are not necessarily indicative of the results to be expected for the year ending December 31, 2021 or for any future periods.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “
JOBS Act
”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, among others, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement under the Securities Act declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is

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irrevocable. The Company has elected not to opt out of such extended transition period which means that, when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of the condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires the Company’s management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which the Company’s management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
One of the more significant accounting estimates included in these condensed financial statements is the determination of the fair value of the warrant liability. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. As of June 30, 2021, the Company held $345,006,396 in a money market fund in the Trust Account. The Company did not have any cash equivalents as of December 31, 2020.
Offering Costs
Offering costs consist of legal, accounting and underwriting fees and other costs incurred through the balance sheet date that are directly related to the Initial Public Offering. Offering costs amounted to $19,490,958, of which $18,735,887 were charged to shareholders’ equity upon the completion of the Initial Public Offering and $755,071 were expensed on the condensed statement of operations.
Class A Ordinary Shares Subject to Possible Redemption
The Company accounts for the Class A Ordinary Shares subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“
ASC
”) Topic 480, “
Distinguishing Liabilities from Equity
.” The Class A Ordinary Shares subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable Class A Ordinary Shares (including Class A Ordinary Shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, Class A Ordinary Shares are classified as shareholders’ equity. The Class A Ordinary Shares feature

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certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, as of June 30, 2021 and December 31, 2020, 30,650,363 and 0, respectively, Class A Ordinary Shares subject to possible redemption are presented at redemption value as temporary equity, outside of the shareholders’ equity section of the Company’s condensed balance sheets.
Warrant Liability
The Company accounts for the Warrants as either equity-classified or liability-classified instruments based on an assessment of the Warrants’ specific terms and applicable authoritative guidance in the Financial Accounting Standards Board (the “
FASB
”) ASC Topic 480, “
Distinguishing Liabilities from Equity
,” and ASC Topic 815, “
Derivatives and Hedging
.” The assessment considers whether the Warrants are freestanding financial instruments pursuant to ASC Topic 480, whether Warrants meet the definition of a liability pursuant to ASC Topic 480 and whether the Warrants meet all of the requirements for equity classification under ASC Topic 815, including whether the Warrants are indexed to the Class A Ordinary Shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of issuance of the Warrants and as of each subsequent quarterly period end date while the Warrants are outstanding.
For issued or modified Warrants that meet all of the criteria for equity classification, the Warrants are required to be recorded as a component of additional paid-in
capital at the time of issuance. For issued or modified Warrants that do not meet all the criteria for equity classification, the Warrants are required to be recorded at their initial fair value on the date of issuance and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash
gain or loss on the statements of operations. The fair value of the Public Warrants was determined using the closing price of the Public Warrants, and the fair value of the Private Placement Warrants was estimated using a Monte Carlo simulation approach (see Note 9).
Income Taxes
The Company accounts for income taxes under ASC Topic 740, “
Income Taxes
,” which prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of June 30, 2021 and December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Income (Loss) per Ordinary Share
Net income (loss) per ordinary share is computed by dividing net income (loss) by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted income (loss) per share does not consider the effect of the Public Warrants issued in connection with the Initial Public Offering and the sale of the

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Private Placement Warrants, because the inclusion of the Public Warrants and the Private Placement Warrants would be anti-dilutive because of the contingency associated with them.
The Company’s statement of operations includes a presentation of income (loss) per share for ordinary shares subject to possible redemption in a manner similar to the two-class
method of income (loss) per ordinary share. Net income per ordinary share, basic and diluted, for redeemable Class A Ordinary Shares is calculated by dividing the interest income earned on the Trust Account, by the weighted average number of redeemable Class A Ordinary Shares outstanding since original issuance. Net income (loss) per share, basic and diluted, for the Class B Ordinary Shares is calculated by dividing the net income (loss), adjusted for income attributable to redeemable Class A Ordinary Shares, by the weighted average number of Class B Ordinary Shares outstanding for the period. Class B Ordinary Shares include the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.
The following table reflects the calculation of basic and diluted net income (loss) per ordinary share (in dollars, except per share amounts):

	Three Months Ended June 30, 2021	Six Months Ended June 30, 2021
Redeemable Class A Ordinary Shares
Numerator — earnings allocable to redeemable Class A Ordinary Shares interest income	$5,301	$6,396

Net earnings	$5,301	$6,396
Denominator — weighted average redeemable Class A Ordinary Shares, basic and diluted	34,500,000	34,500,000
Earnings/Loss, basic and diluted redeemable Class A Ordinary Shares	$0.00	$0.00
Class B Ordinary Shares Numerator — net income (loss) minus redeemable net earnings
Net income (loss)	$13,878,688	$(1,846,965)
Redeemable net earnings	(5,301)	$(6,396)

Net income (loss)	$13,873,387	$(1,853,361)
Denominator — weighted average Class B Ordinary Shares
Class B Ordinary Shares, basic and diluted	8,625,000	8,376,381
Earnings/Loss, basic and diluted Class B Ordinary Shares	$1.61	$(0.22)
For the three and six months ended June 30, 2021, basic and diluted shares are the same as there are no redeemable and non-redeemable
securities that are dilutive to the Company’s shareholders.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which at times may exceed the Federal Depository Insurance Corporation coverage limit of $250,000. The Company has not experienced losses on these accounts and the Company’s management believes the Company is not exposed to significant risks on such account.

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Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, “
Fair Value Measurement
,” approximates the carrying amounts represented in the accompanying condensed balance sheets, primarily due to their short-term nature, except for the warrant liability (see Note 9).
Recent Accounting Standards
In August 2020, the FASB issued Accounting Standards Update No.
2020-6, ”Debt—Debt
with Conversion and Other Options (Subtopic
470-20)”
and “
Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic
815-40):
Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity
” (“
ASU
2020-6
”), which simplifies accounting for convertible instruments by removing major separation models required under current GAAP. ASU
2020-6
removes certain settlement conditions that are required for equity contracts to qualify for the derivative scope exception and it also simplifies the diluted earnings per share calculation in certain areas. ASU
2020-6
is effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU
2020-6
effective as of January 1, 2021. The adoption of ASU
2020-6
did not have an impact on the Company’s financial statements as the Company did not hold convertible instruments prior to January 1, 2021.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s condensed financial statements.
NOTE 3. INITIAL PUBLIC OFFERING
The Company sold 34,500,000 Units in the Initial Public Offering, which includes a full exercise by the underwriters of their over-allotment option in the amount of 4,500,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one Class A Ordinary Share and one-fourth
of one redeemable Public Warrant. Each whole Public Warrant entitles the holder to purchase one Class A Ordinary Share at an exercise price of $11.50 per Class A Ordinary Share (see Note 8).
NOTE 4. PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering and the underwriters’ full exercise of their over-allotment option, the Sponsor purchased an aggregate of 9,900,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $9,900,000 in a private placement transaction. Each Private Placement Warrant is exercisable to purchase one Class A Ordinary Share at a price of $11.50 per Class A Ordinary Share, subject to adjustment (see Note 8). A portion of the proceeds from the sale of the Private Placement Warrants was added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares, subject to the requirements of applicable law, and the Private Placement Warrants will expire worthless.
NOTE 5. RELATED PARTY TRANSACTIONS
Founder Shares
On January 28, 2021, the Sponsor transferred 25,000 Founder Shares to certain of the Company’s directors, resulting in the Sponsor holding 8,450,000 Founder Shares. The Founder Shares included an aggregate of up to

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1,125,000 Founder Shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option was exercised, so that the number of the Founder Shares would equal, on an as-converted
basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. As a result of the underwriters’ election to fully exercise their over-allotment option on February 9, 2021, the 1,125,000 Founder Shares are no longer subject to forfeiture.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A Ordinary Shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property.
Administrative Services Agreement
The Company entered into an agreement, commencing on February 4, 2021, through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a sum of $10,000 per month for office space and secretarial and administrative services. For the three and six months ended June 30, 2021, the Company incurred $30,000 and $50,000, respectively, in fees for these services, of which $10,000 is included in accrued expenses in the accompanying condensed balance sheet as of June 30, 2021.
Promissory Note — Related Party
On December 15, 2020, the Company issued an unsecured promissory note (the “
Promissory Note
”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest
bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the Initial Public Offering. The outstanding balance under the Promissory Note of $94,890 was repaid at the closing of the Initial Public Offering on February 9, 2021, at which point the Promissory Note was no longer available to the Company.
Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s executive officers and directors may, but are not obligated to, loan the Company funds as may be required (the “
Working Capital Loans
”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of the Working Capital Loans, if any, have not been determined and no written agreements exist with respect to the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of the Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The

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warrants would be identical to the Private Placement Warrants. As of June 30, 2021 and December 31, 2020, there were no
amounts outstanding under the Working Capital Loans.
Operating Costs
For the three months ended June 30, 2021, the Sponsor agreed to absorb $1,700,000 in legal expenses previously incurred by the Company. Such reversal of expense is reflected in operating (income) costs on the condensed statements of operations.
NOTE 6. COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
pandemic and has concluded that, while it is reasonably possible that the
COVID-19
pandemic could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Shareholder Rights
Pursuant to a registration and shareholder rights agreement entered into on February 4, 2021, the holders of the Founder Shares, the Private Placement Warrants and any warrants that may be issued upon conversion of the Working Capital Loans (and any Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The underwriters are entitled to a deferred underwriting fee of $0.35 per Unit, or $12,075,000 in the aggregate. The deferred underwriting fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
NOTE 7. SHAREHOLDERS’ EQUITY
Preference Shares
—
The Company is authorized to issue 5,000,000 preference shares, with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of June 30, 2021 and December 31, 2020, there were no preference shares issued or outstanding.

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Class
 A Ordinary Shares
— The Company is authorized to issue 500,000,000 Class A Ordinary Shares, with a par value of $0.0001 per share. Holders of the Class A Ordinary Shares are entitled to one vote for each Class A Ordinary Share. As of June 30, 2021, there were 3,849,637 Class A Ordinary Shares issued and outstanding, excluding
30,650,363
Class A Ordinary Shares subject to possible redemption. As of December 31, 2020, there were no Class A Ordinary Shares issued or outstanding.
Class
 B Ordinary Shares
— The Company is authorized to issue 50,000,000 Class B Ordinary Shares, with a par value of $0.0001 per share. Holders of the Class B Ordinary Shares are entitled to one vote for each Class B Ordinary Shares. As of June 30, 2021 and December 31, 2020, there were 8,625,000 Class B ordinary shares issued and outstanding.
Only holders of the Class B Ordinary Shares will have the right to vote on the election of directors prior to the Business Combination. Holders of the Class A Ordinary Shares and the Class B Ordinary Shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law. In connection with a Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other governance arrangements that differ from those in effect upon completion of the Initial Public Offering.
The Class B Ordinary Shares will automatically convert into the Class A Ordinary Shares at the time of a Business Combination, or earlier at the option of the holders thereof, at a ratio such that the number of the Class A Ordinary Shares issuable upon conversion of all of the Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Initial Public Offering, plus (ii) the total number of the Class A Ordinary Shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding the Class A Ordinary Shares or equity-linked securities exercisable for or convertible into the Class A Ordinary Shares issued, deemed issued or to be issued to any seller of an interest in the target to the Company in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of the Working Capital Loans. In no event will the Class B Ordinary Shares convert into the Class A Ordinary Shares at a rate of less than one-to-one.
NOTE 8. WARRANT LIABILITY
As of June 30, 2021, there were 8,625,000 Public Warrants outstanding. As of December 31, 2020, there were no Public Warrants outstanding. Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (i) 30 days after the completion of a Business Combination and (ii) one year from the closing of the Initial Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.
The Company will not be obligated to deliver any Class A Ordinary Shares pursuant to the exercise of a Public Warrant and will have no obligation to settle such exercise unless a registration statement under the Securities Act with respect to the Class A Ordinary Shares underlying the Public Warrant is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No Public Warrant will be exercisable and the Company will not be obligated to issue a Class A Ordinary Share upon exercise of a Public Warrant unless the Class A Ordinary Share issuable upon such exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Public Warrant.

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The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the Public Warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days following the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A Ordinary Shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement;
provided
,
however
, that, if the Class A Ordinary Shares are at the time of any exercise of a Public Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their Public Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A Ordinary Shares issuable upon exercise of the Public Warrants, but the Company will use its commercially reasonable efforts to register or qualify for sale the Class A Ordinary Shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A Ordinary Shares issuable upon exercise of the Public Warrants is not effective by the 60th day after the closing of a Business Combination, holders of Public Warrants may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the Class A Ordinary Shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of the Warrants when the price per Class
 A Ordinary Share equals or exceeds $18.00.
Once the Warrants become exercisable, the Company may redeem the outstanding Warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per Warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each holder of the Warrant; and

•
if, and only if, the closing price of the Class A Ordinary Shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending three trading days before the Company sends the notice of redemption to the holders of the Warrants.

If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of the Warrants when the price per Class
 A Ordinary Share equals or exceeds $10.00
. Once the Warrants become exercisable, the Company may redeem the outstanding Warrants:

•	in whole and not in part;

•
at a price of $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption;
provided, however
, that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A Ordinary Shares; and

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•
if, and only if, the closing price of the Class A Ordinary Shares equal or exceeds $10.00 per Class A Ordinary Share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company sends the notice of redemption of the holders of the Warrants.

If the Company calls the Public Warrants for redemption, as described above, the Company’s management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of the Class A Ordinary Shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of the Class A Ordinary Shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of the Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to their Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A Ordinary Shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A Ordinary Share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or holders of the Class B Ordinary Shares or their respective affiliates, without taking into account any Founder Shares held by the Sponsor, holders of the Class B Ordinary Shares or such affiliates, as applicable, prior to such issuance) (the “
Newly Issued Price
”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A Ordinary Shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its Business Combination (such price, the “
Market Value
”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
As of June 30, 2021, there were 9,900,000 Private Placement Warrants outstanding. As of December 31, 2020, there were no Private Placement Warrants outstanding. The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A Ordinary Shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable,
except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

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NOTE 9. FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects the Company’s management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

•
Level 1 — Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

•
Level 2 — Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

•	Level 3 — Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.
As of June 30, 2021, assets held in the Trust Account were comprised of $345,006,396 in money market funds, which are invested primarily in U.S. Treasury securities.
The following table presents information about the Company’s assets and liabilities that are measured at fair value on a recurring basis as of June 30, 2021 and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Level	June 30, 2021
Assets:
Investments held in the Trust Account	1	345,006,396
Liabilities:
Warrant liability — Public Warrants	1	$10,001,349
Warrant liability — Private Placement Warrants	3	$13,359,969
The Warrants were accounted for as liabilities in accordance with ASC
815-40
and are presented within warrant liability in the accompanying condensed balance sheet. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within change in fair value of warrant liabilities in the condensed statement of operations.
The Warrants were initially valued using a Monte Carlo simulation model, which is considered to be a Level 3 fair value measurement for which there are uncertainties involved. If factors or assumptions change, the estimated fair values could be materially different. The Monte Carlo simulation model’s primary unobservable input utilized in determining the fair value of the Warrants is the expected volatility of the ordinary shares. The expected volatility as of the closing date of the Initial Public Offering was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The expected volatility as of subsequent valuation dates was implied from the Company’s own public warrant pricing. A Monte Carlo simulation methodology was used in estimating the fair value of the Public Warrants for periods where no

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observable traded price was available, using the same expected volatility as was used in measuring the fair value of the Private Warrants. As of June 30, 2021, the Public Warrants have detached from the Units and the Public Warrants were moved from Level 3 to Level 1. For periods subsequent to the detachment, the closing price of the Public Warrants will be used as the fair value as of each relevant date.
The following table provides quantitative information regarding Level 3 fair value measurements:

As of June 30, 2021
Stock price	$9.27
Strike price	$11.50
Term (in years)	5.0
Volatility	40.0%
Risk-free rate	1.05%
Dividend yield	0.0%
The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement Warrants	Public Warrants	Warrant Liabilities
Fair value as of February 9, 2021	$17,144,332	$12,933,516	$30,077,848
Change in valuation inputs or other assumptions	(3,784,363)	(2,932,167)	(6,716,530)

Fair value as of June 30, 2021	13,359,969	10,001,349	23,361,318
Fair value of the Warrants transferred out of Level 3	—	(10,001,349)	(10,001,349)

Fair value of Level 3 warrant liabilities as of June 30, 2021	$13,359,969	$—	$13,359,969

NOTE 10. SUBSEQUENT EVENTS
On July 16, 2021, the Company announced that it had entered into a definitive business combination agreement, dated as of July 15, 2021 (the “
Business Combination Agreement
”), by and among the Company, Fathom Holdco, LLC, a Delaware limited liability company (“
Fathom
”), Rapid Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of the Company (“
Rapid Merger Sub
”), and the other parties thereto. Pursuant to the terms of the Business Combination Agreement, among other things, Rapid Merger Sub will merge with and into Fathom, with Fathom as the surviving entity of the merger, and the Company will change its name to “Fathom Digital Manufacturing Corporation” and will be a publicly-traded industrial technology company that provides digital manufacturing services focused on prototype development and low volume production for blue chip corporate clients.
In connection with the proposed business combination pursuant to the terms of the Business Combination Agreement, the Company will combine with Fathom at an estimated $1.5 billion pro forma equity value. Cash proceeds in connection with the business combination will be funded through a combination of the Company’s cash held in the Trust Account and a $80 million fully committed, common stock private investment in public equity (the “
PIPE Investment
”) at $10.00 per share. As part of the PIPE Investment, an affiliate of the Sponsor agreed to subscribe for $10.0 million at $10.00 per share.

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Effective as of July 14, 2021, a member of the Company’s board of directors entered into an employment agreement with HPS Investment Partners, LLC, an affiliate of the Sponsor, and, as a result, ceased to be “independent,” as defined in the listing standards of the New York Stock Exchange. Such member of the Company’s board of directors resigned from the Company’s nominating committee and compensation committee effective as of July 14, 2021 as a result of ceasing to be “independent.”
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the condensed financial statements were issued. Based upon this review, the Company did not identify any other subsequent events that would have required adjustment or disclosure in the condensed financial statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
Altimar Acquisition Corp. II
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Altimar Acquisition Corp. II (the “Company”) as of December 31, 2020, the related statements of operations, changes in shareholder’s equity and cash flows for the period from December 7, 2020 (inception) through December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020, and the results of its operations and its cash flows for the period from December 7, 2020 (inception) through December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
January 20, 2021

ALTIMAR ACQUISITION CORP. II
BALANCE SHEET
DECEMBER 31, 2020

ASSETS
Deferred offering costs	$75,000

TOTAL ASSETS	$75,000

LIABILITIES AND SHAREHOLDER’S EQUITY
Accrued offering costs	$50,000

Promissory note — related party	$5,000

Total Current Liabilities	55,000

Commitments and Contingencies

Shareholder’s Equity
Preference shares, $0.0001 par value; 5,000,000 shares authorized; none issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 500,000,000 shares authorized; no shares issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 50,000,000 shares authorized; 8,625,000 shares issued and outstanding (1)	863
Additional paid-in capital	24,137
Accumulated deficit	(5,000)

Total Shareholder’s Equity	20,000

TOTAL LIABILITIES AND SHAREHOLDER’S EQUITY	$75,000

(1)	Includes an aggregate of up to 1,125,000 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
The accompanying notes are an integral part of these financial statements.

ALTIMAR ACQUISITION CORP. II
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM DECEMBER 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Formation and operating costs	$5,000

Net loss	$(5,000)

Weighted average shares outstanding, basic and diluted (1)	7,500,000

Basic and diluted net loss per ordinary share	$(0.00)

(1)	Excludes an aggregate of up to 1,125,000 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
The accompanying notes are an integral part of these financial statements.

ALTIMAR ACQUISITION CORP. II
STATEMENT OF CHANGES IN SHAREHOLDER’S EQUITY
FOR THE PERIOD FROM DECEMBER 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Class B Ordinary Shares		Additional Paid-in Capital	Accumulated Deficit	Total Shareholder’s Equity
	Shares	Amount
Balance, December 7, 2020 (inception)	—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor (1)	8,625,000	863	24,137	—	25,000
Net loss	—	—	—	(5,000)	(5,000)

Balance, December 31, 2020	8,625,000	$863	$24,137	$(5,000)	$20,000

(1)	Includes an aggregate of up to 1,125,000 shares of Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters (see Note 5).
The accompanying notes are an integral part of these financial statements.

ALTIMAR ACQUISITION CORP. II
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM DECEMBER 7, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

Cash Flows from Operating Activities:
Net loss	$(5,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Payment of formation and operating costs through issuance of Class B ordinary shares	5,000

Net cash used in operating activities	—

Net Change in Cash	—
Cash — Beginning of period	—

Cash — End of period	$—

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$50,000

Deferred offering costs paid through promissory note	$5,000

Deferred offering costs paid by Sponsor in exchange for the issuance of Class B ordinary shares	$20,000

The accompanying notes are an integral part of these financial statements.

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS
Note 1 — Organization and Plan of Business Operations
Altimar Acquisition Corp. II (the “Company”) is a blank check company incorporated as a Cayman Islands exempted company on December 7, 2020. The Company was incorporated for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from December 7, 2020 (inception) through December 31, 2020 relates to the Company’s formation and the proposed initial public offering (“Proposed Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating
income in the form of interest income from the proceeds derived from the Proposed Public Offering. The Company has selected December 31 as its fiscal year end.
The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a Proposed Public Offering of 30,000,000 units (the “Units” and, with respect to the Class A ordinary shares included in the Units being offered, the “Public Shares”) at $10.00 per Unit (or 34,500,000 Units if the underwriters’ over-allotment option is exercised in full), which is discussed in Note 3, and the sale of 9,000,000 warrants (or 9,900,000 warrants if the underwriters’ over-allotment option is exercised in full) (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Altimar Sponsor II, LLC (the “Sponsor”), that will close simultaneously with the Proposed Public Offering.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Proposed Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. The stock exchange listing rules require that the Business Combination must be with one or more operating businesses or assets with a fair market value equal to at least 80% of the assets held in the Trust Account (as defined below) (excluding the amount of deferred underwriting commissions and taxes payable on the income earned on the Trust Account). The Company will only complete a Business Combination if the post-Business Combination company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”). There is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Public Offering, management has agreed that $10.00 per Unit sold in the Proposed Public Offering, including proceeds of the sale of the Private Placement Warrants, will be held in a trust account (the “Trust Account”) and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or in any open-ended investment company that holds itself out as a money market fund investing solely in U.S. Treasuries and meeting certain conditions under
Rule 2a-7
of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds in the Trust Account to the Company’s shareholders, as described below.
The Company will provide the holders of the public shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their public shares either (i) in connection with a general meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (initially anticipated to be $10.00 per Public Share), including interest (which interest shall be net of taxes payable), divided by the number of then issued and outstanding public shares, subject to certain limitations as described in the prospectus. The per-share
amount to be distributed to the Public Shareholders who properly redeem their shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 6). There will be no redemption rights in connection with a Business Combination with respect to the Company’s warrants. The Class A ordinary shares will be recorded at redemption value and classified as temporary equity upon the completion of the Proposed Public Offering, in accordance with Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.”
The Company will not redeem Public Shares in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules) or any greater net tangible asset or cash requirement that may be contained in the agreement relating to the Business Combination. If the Company seeks shareholder approval of the Business Combination, the Company will proceed with a Business Combination only if the Company receives an ordinary resolution under Cayman Islands law approving a Business Combination, which requires the affirmative vote of a majority of the shareholders who attend and vote at a general meeting of the Company, or such other vote as required by law or stock exchange rule. If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Memorandum and Articles of Association, conduct the redemptions pursuant to the tender offer rules of the Securities and Exchange Commission (the “SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination. If the Company seeks shareholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Proposed Public Offering in favor of approving a Business Combination. Additionally, each Public Shareholder may elect to redeem their Public Shares, without voting, and if they do vote, irrespective of whether they vote for or against a proposed Business Combination.
Notwithstanding the foregoing, if the Company seeks shareholder approval of the Business Combination and the Company does not conduct redemptions pursuant to the tender offer rules, a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares without the Company’s prior written consent.
The Sponsor has agreed (a) to waive its redemption rights with respect to any Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to shareholders’ rights or pre-initial
business combination activity, unless the Company provides the Public Shareholders with the opportunity to redeem their Public Shares upon approval of any such amendment at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the Trust account and not previously released to pay taxes, divided by the number of then issued and outstanding Public Shares.

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

The Company will have until 24 months from the closing of the Proposed Public Offering to consummate a Business Combination (the “Combination Period”). However, if the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the Public Shares, at a per-share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned and not previously released to us to pay our taxes, if any (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then issued and outstanding Public Shares, which redemption will completely extinguish the rights of the Public Shareholders as shareholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Public Shareholders and its Board of Directors, liquidate and dissolve, subject in each case to the Company’s obligations under Cayman Islands law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares it will receive if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor or any of its respective affiliates acquire Public Shares, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to their deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period, and in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Proposed Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed that it will be liable to the Company if and to the extent any claims by a third party (other than the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (1) $10.00 per Public Share and (2) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per Public Share, due to reductions in the value of trust assets, in each case net of the interest that may be withdrawn to pay taxes. This liability will not apply to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and as to any claims under the Company’s indemnity of the underwriters of the Proposed Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Note 2 — Significant Accounting Policies
Basis of Presentation
The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

The Company does not have sufficient liquidity to meet its anticipated obligations over the next year from the date of issuance of these financial statements. In connection with the Company’s assessment of going concern considerations in accordance with Accounting Standards Update (“ASU”)
2014-15,
“Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that the Company has access to funds from the Sponsor that are sufficient to fund the working capital needs of the Company until the earlier of the consummation of the Proposed Public Offering and one year from the date of issuance of these financial statements.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging
growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Deferred Offering Costs
Deferred offering costs consist of legal, accounting and other expenses incurred through the balance sheet date that are directly related to the Proposed Public Offering and that will be charged to shareholder’s equity upon the completion of the Proposed Public Offering. Should the Proposed Public Offering prove to be unsuccessful, these deferred costs, as well as additional expenses incurred, will be charged to operations.

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Income Taxes
ASC Topic 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company’s management determined that the Cayman Islands is the Company’s major tax jurisdiction. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2020, there were no unrecognized tax benefits and no amounts accrued for interest and penalties. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.
The Company is considered to be an exempted Cayman Islands company with no connection to any other taxable jurisdiction and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. As such, the Company’s tax provision was zero for the period presented.
Net Loss Per Ordinary Share
Net loss per ordinary share is computed by dividing net loss by the weighted average number of ordinary shares issued and outstanding during the period, excluding ordinary shares subject to forfeiture. Weighted average shares were reduced for the effect of an aggregate of 1,125,000 Class B ordinary shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised (see Note 5). At December 31, 2020, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into ordinary shares and then share in the earnings of the Company. As a result, diluted loss per ordinary share is the same as basic loss per ordinary share for the period presented.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under FASB ASC Topic 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
Note 3 — Proposed Public Offering
Pursuant to the Proposed Public Offering, the Company will offer for sale up to 30,000,000 Units (or 34,500,000 Units if the underwriters’ over-allotment option is exercised in full) at a purchase price of $10.00 per Unit. Each Unit will consist of one Class A ordinary share and one-fourth
of one redeemable warrant (“Public Warrant”). Each whole Public Warrant will entitle the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Note 4 — Private Placement
The Sponsor has committed to purchase an aggregate of 9,000,000 Private Placement Warrants (or 9,900,000 Private Placement Warrants if the underwriters’ over-allotment option is exercised in full) at a price of $1.00 per Private Placement Warrant, for an aggregate purchase price of $9,000,000 (or $9,900,000 if the underwriters’ over-allotment option is exercised in full), in a private placement that will occur simultaneously with the closing of the Proposed Public Offering. Each Private Placement Warrant is exercisable to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants will be added to the proceeds from the Proposed Public Offering to be held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.
Note 5 — Related Party Transactions
Founder Shares
On December 15, 2020, the Sponsor paid $25,000 to cover certain offering and formation costs of the Company in consideration for 8,625,000 Class B ordinary shares (the “Founder Shares”). The Founder Shares include an aggregate of up to 1,125,000 shares that are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founder Shares will equal, on an as-converted
basis, approximately 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the closing price of the Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for share sub-divisions,
share dividends, rights issuances, reorganizations, recapitalizations and the like) for any 20 trading days within any
30-trading
day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the Public Shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property.
Administrative Services Agreement
The Company will enter into an agreement, commencing on the date that the securities are first listed on the NYSE through the earlier of the Company’s consummation of a Business Combination and its liquidation, to pay an affiliate of the Sponsor a sum of $10,000 per month for office space and secretarial and administrative services.
Promissory Note — Related Party
On December 15, 2020, the Company issued an unsecured promissory note (the “Promissory Note”) to the Sponsor, pursuant to which the Company may borrow up to an aggregate principal amount of $300,000. The Promissory Note is non-interest
bearing and payable on the earlier of (i) December 31, 2021 and (ii) the completion of the Proposed Public Offering. As of December 31, 2020, there was $5,000 in borrowings outstanding under the Promissory Note.

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Related Party Loans
In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $2,000,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, the Company had no outstanding borrowings under the Working Capital Loans.
Note 6 — Commitments and Contingencies
Risks and Uncertainties
Management continues to evaluate the impact of the
COVID-19
global pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations, close of the Proposed Public Offering and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Shareholders Rights
The holders of the Founder Shares, Private Placement Warrants and any warrants that may be issued upon conversion of Working Capital Loans (and any Class A ordinary shares issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans) will be entitled to registration rights pursuant to a registration and shareholder rights agreement to be signed prior to or on the effective date of the Proposed Public Offering. The holders of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination. However, the registration and shareholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lockup period. The registration rights agreement does not contain liquidating damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company will grant the underwriters a
45-day
option to purchase up to 4,500,000 additional Units to cover over-allotments at the Proposed Public Offering price, less the underwriting discounts and commissions.
The underwriters will be entitled to a cash underwriting discount of $0.20 per Unit, or $6,000,000 in the aggregate (or $6,900,000 if the underwriters’ over-allotment option is exercised in full), payable upon the closing of the Proposed Public Offering. In addition, the underwriters will be entitled to a deferred fee of $0.35 per Unit,

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

or $10,500,000 in the aggregate (or $12,075,000 in the aggregate if the underwriters’ over-allotment option is exercised in full). The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.
Note 7 — Shareholder’s Equity
Preference Shares
— The Company is authorized to issue 5,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no preference shares issued or outstanding.
Class
 A Ordinary Shares
— The Company is authorized to issue 500,000,000 Class A ordinary shares, with a par value of $0.0001 per share. Holders of Class A ordinary shares are entitled to one vote for each share. At December 31, 2020, there were no Class A ordinary shares issued or outstanding.
Class
 B Ordinary Shares
— The Company is authorized to issue 50,000,000 Class B ordinary shares, with a par value of $0.0001 per share. Holders of the Class B ordinary shares are entitled to one vote for each share. At December 31, 2020, there were 8,625,000 Class B ordinary shares issued and outstanding, of which an aggregate of up to 1,125,000 shares are subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Class B ordinary shares will equal 20% of the Company’s issued and outstanding ordinary shares after the Proposed Public Offering.
Only holders of the Class B ordinary shares will have the right to vote on the election of directors prior to the Business Combination. Holders of Class A ordinary shares and Class B ordinary shares will vote together as a single class on all other matters submitted to a vote of shareholders, except as required by law. In connection with a Business Combination, the Company may enter into a shareholders agreement or other arrangements with the shareholders of the target or other investors to provide for voting or other governance arrangements that differ from those in effect upon completion of the Proposed Public Offering.
The Class B ordinary shares will automatically convert into Class A ordinary shares at the time of a Business Combination or earlier at the option of the holders thereof at a ratio such that the number of Class A ordinary shares issuable upon conversion of all Founder Shares will equal, in the aggregate, on an as-converted
basis, 20% of the sum of (i) the total number of ordinary shares issued and outstanding upon completion of the Proposed Public Offering, plus (ii) the total number of Class A ordinary shares issued or deemed issued or issuable upon conversion or exercise of any equity-linked securities or rights issued or deemed issued, by the Company in connection with or in relation to the consummation of a Business Combination, excluding Class A ordinary shares or equity-linked securities exercisable for or convertible into Class A ordinary shares issued, deemed issued, or to be issued, to any seller of an interest in the target to the Company in a Business Combination and any Private Placement Warrants issued to the Sponsor, its affiliates or any member of the Company’s management team upon conversion of Working Capital Loans. In no event will the Class B ordinary shares convert into Class A ordinary shares at a rate of less than one-to-one.
Warrants
— Public Warrants may only be exercised for a whole number of shares. No fractional shares will be issued upon exercise of the Public Warrants. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) one year from the closing of the Proposed Public Offering. The Public Warrants will expire five years from the completion of a Business Combination or earlier upon redemption or liquidation.

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

The Company will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue a Class A ordinary share upon exercise of a warrant unless the Class A ordinary share issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days, after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days following the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A ordinary shares are at the time of any exercise of a public warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement for the registration, under the Securities Act, of the Class A ordinary shares issuable upon exercise of the warrants, but the Company will use its commercially reasonable efforts to register or qualify for sale the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $18.00.
Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described with respect to the Private Placement Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted) for any 20 trading days within a
30-trading
day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per Class
 A ordinary share equals or exceeds $10.00
. Once the warrants become exercisable, the Company may redeem the outstanding warrants:

•	in whole and not in part;

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined based on the redemption date and the fair market value of the Class A ordinary shares;

•
if, and only if, the closing price of the Class A ordinary shares equal or exceeds $10.00 per public share (as adjusted) for any 20 trading days within the
30-trading
day period ending three trading days before the Company send the notice of redemption of the warrant holders.

If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of ordinary shares issuable upon exercise of the Public Warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or recapitalization, reorganization, merger or consolidation. However, except as described below, the Public Warrants will not be adjusted for issuances of ordinary shares at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of Public Warrants will not receive any of such funds with respect to their Public Warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with respect to such Public Warrants. Accordingly, the Public Warrants may expire worthless.
In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per Class A ordinary share (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or holders of the Class B ordinary shares or their respective affiliates, without taking into account any Founder Shares held by the Sponsor, holders of the Class B ordinary shares or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of its Class A ordinary shares during the 20 trading day period starting on the trading day after the day on which the Company consummates its Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants will be identical to the Public Warrants underlying the Units being sold in the Proposed Public Offering, except that the Private Placement Warrants and the Class A ordinary shares issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or salable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable,
except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

ALTIMAR ACQUISITION CORP. II
NOTES TO FINANCIAL STATEMENTS

Note 8 — Subsequent Events
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to January 20, 2021, the date that the financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Fathom Holdco, LLC
Unaudited Condensed Consolidated Balance Sheets
(In thousands, except unit amounts)

	June 30, 2021	December 31, 2020
Assets
Current assets
Cash and cash equivalents	$14,745	$8,188
Accounts receivable, net	19,897	15,563
Inventory	9,506	6,325
Prepaid expenses and other current assets	3,091	2,598

Total current assets	47,239	32,674
Property and equipment, net	39,125	26,386
Intangible assets, net	114,461	83,466
Goodwill	83,113	63,215
Other non-current assets	144	1,038

Total assets	$284,082	$206,779

Liabilities, contingently redeemable preferred equity, and members’ equity
Current liabilities
Accounts payable (1)	$7,586	$4,404
Accrued expenses	6,058	4,181
Other current liabilities	3,366	2,778
Contingent consideration	5,475	4,066
Current portion of debt, net	169,510	2,853

Total current liabilities	191,995	18,282
Long-term debt, net	—	90,486
Long-term contingent consideration	2,920	7,373
Deferred tax liabilities, net	3,260	—
Other noncurrent liabilities	439	514

Total liabilities	198,614	116,655
Contingently Redeemable Preferred Equity
Class A Contingently Redeemable Preferred Units; $100 par value, authorized 1,167,418 units, issued and outstanding 1,167,418 units as of June 30, 2021 and December 31, 2020	54,105	54,105

Members’ equity
Class A Common units; $100 par value, authorized 5,480,611 units, issued and outstanding 5,480,611 units as of June 30, 2021 and December 31, 2020	35,869	35,869
Class B Common units; $100 par value, authorized 2,242,981 units, issued and outstanding 2,242,981 units as of June 30, 2021 and December 31, 2020	14,481	14,450
Accumulated other comprehensive loss	(173)	(68)
Accumulated deficit	(18,814)	(14,232)

Total members’ equity	31,363	36,019

Total liabilities, contingently redeemable preferred equity, and members’ equity	$284,082	$206,779

(1)	Inclusive of accounts payable to related parties of $191 and $541 as of June 30, 2021 and December 31, 2020, respectively.

Fathom Holdco, LLC
Unaudited Condensed Consolidated Statements of Comprehensive Loss
(In thousands, except unit and per unit amounts)

	Six Months Ended June 30,
	2021	2020
Revenue	$66,406	$24,228
Cost of revenue (1)(2)	36,477	13,276

Gross profit	29,929	10,952
Operating expenses
Selling, general, and administrative (3)	18,583	8,463
Depreciation and amortization	6,076	1,604

Total operating expenses	24,659	10,067

Operating income	5,270	885

Interest expense and other expense (income)
Interest expense	4,424	1,334
Other expense	8,650	131
Other income	(3,300)	(331)

Total other expense, net	9,774	1,134

Net loss before income taxes	(4,504)	(249)

Provision for income taxes	78	—

Net loss	$(4,582)	$(249)

Other comprehensive loss, net of tax
Foreign currency translation adjustments	$(105)	$36

Comprehensive loss	$(4,687)	$(213)

Net loss per unit attributable to Class A and Class B common unitholders (4) :
Basic	(1.90)	(0.63)
Diluted	(1.90)	(0.63)
Weighted average units outstanding:
Basic	7,723,592	4,450,997
Diluted	7,723,592	4,450,997

(1)	Inclusive of $1,549 and $1,091 of depreciation and amortization for the six months ended June 30, 2021 and June 30, 2020, respectively.
(2)	Inclusive of $4,434 and $3,018 of cost of revenue related to inventory purchases from a related party in the six months ended June 30, 2021 and June 30, 2020, respectively. See Note 3 and Note 11.
(3)	Inclusive of $835 and $223 of management fees incurred to a related party for the six months ended June 30, 2021 and June 30, 2020, respectively. See Note 11.
(4)	Basic and diluted net loss per unit amounts are the same for both Class A and Class B common units, see Note 10.

Fathom Holdco, LLC
Unaudited Condensed Consolidated Statements of Class A Contingently
Redeemable Preferred Units and Members’ Equity
(In thousands, except unit amounts)

	Class A Contingently Redeemable Preferred Units		Class A Common Units		Class B Common Units
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Accumulated Deficit	Accumulated Other Comprehensive Income	Total
Balance at January 1, 2021	1,167,418	$54,105	5,480,611	$35,869	2,242,981	$14,450	$(14,232)	$(68)	$36,019
Share based compensation	—	—	—	—	—	31	—	—	31
Net loss	—	—	—	—	—	—	(4,582)	—	(4,582)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(105)	(105)

Balance at June 30, 2021	1,167,418	$54,105	5,480,611	$35,869	2,242,981	$14,481	$(18,814)	$(173)	$31,363

Balance at January 1, 2020	702,493	$31,836	2,883,452	$18,701	1,567,546	$10,467	$(6,269)	$—	$22,899
Share based compensation	—	—	—	—	—	15	—	—	15
Net loss	—	—	—	—	—	—	(249)	—	(249)
Foreign currency translation adjustment	—	—	—	—	—	—	—	36	36

Balance at June 30, 2020	702,493	$31,836	2,883,452	$18,701	1,567,546	$10,482	$(6,518)	$36	$22,701

Fathom Holdco, LLC
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Six Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(4,582)	$(249)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation included in operating expenses	1,521	11
Depreciation and amortization included in cost of revenue	1,549	1,091
Amortization of intangible assets	4,555	1,593
Loss (gain) on disposal of property and equipment	79	(312)
Loss on extinguishment of debt	2,031	—
Gain on PPP forgiveness	(1,624)	—
Foreign currency translation adjustment	(105)	36
Bad debt expense	91	116
Share-based compensation	31	15
Change in fair value of contingent consideration	(1,355)	—
Amortization of debt financing costs	616	56
Changes in operating assets and liabilities that provided cash:
Accounts receivable	(8)	(37)
Inventory	(884)	(420)
Prepaid expenses and other assets	(150)	(1,790)
Accounts payable	635	1,378
Accrued liabilities and other	592	510

Net cash provided by operating activities	2,992	1,998

Cash Flows from Investing Activities
Purchase of property and equipment	(2,942)	(354)
Cash used for acquisitions, net of cash acquired	(67,428)	—

Net cash used in investing activities	(70,370)	(354)

Cash Flows from Financing Activities
Proceeds from debt	183,500	3,046
Payments on debt	(104,091)	—
Payment of debt issuance costs	(2,490)	—
Cash paid for contingent consideration	(2,984)	—

Net cash provided by financing activities	73,935	3,046

Net increase in cash	6,557	4,690
Cash, beginning of period	8,188	1,026

Cash, end of period	$14,745	$5,716

Supplemental Cash Flows Information :
Cash paid for interest	2,047	1,199
Cash paid for taxes	62	23
Cash paid to related parties per Note 3 and Note 11	5,078	3,241
Significant noncash transactions:
Initial recognition of contingent consideration for acquisitions	1,295	—

Fathom Holdco, LLC
Notes to Unaudited Condensed Consolidated Financial Statements
(In thousands, unless otherwise noted)
Note 1 — Nature of Business
Fathom Holdco, LLC (the “Company”) was formed on April 16, 2021 as a limited liability company in accordance with the provisions of the Delaware Limited Liability Company Act, as amended (the “Delaware Act”), for the purpose of holding a 100 percent equity interest in MCT Group Holdings, LLC and its subsidiaries (“MCT Holdings”) and holding a 100 percent equity interest in Incodema Holdings, LLC and its subsidiaries (“Incodema Holdings”). For purposes of this report, “Fathom Holdco,” the “Company,” “we,” “our,” “us,” or similar references mean Fathom Holdco, LLC and our consolidated subsidiaries unless the context requires otherwise.
On April 30, 2021, the Company completed a common control reorganization (the “Reorganization”) whereby the interests in both MCT Holdings and Incodema Holdings were contributed to the Company. Prior to and subsequent to the Reorganization, MCT Holdings, Incodema Holdings, and the Company were each, directly or indirectly, under the common control of CORE Industrial Partners Fund I, L.P. (“CORE”) As such, after the completion of the Reorganization, the historical financial statements of the Company were retrospectively updated in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) guidance for common control transactions.
The Company and its subsidiaries offer prototyping and
low-volume
services across a variety of
in-house
additive manufacturing technologies, as well as precision sheet metal and finishing services ranging from prototype through mid-volume
production including internal sheet metal cutting and forming solutions, as well as chemical etching for customers in the aerospace and defense, electronics, medical, automotive, and various other industries. In addition to three-dimensional (“3D”) printing and processing, the Company also offers computer numerical control (“CNC”) machining, injection molding and industrial design capabilities to a diversified customer base in various industries and geographical locations.
Going Concern
In accordance with U.S. GAAP, the Company is required to evaluate whether there are conditions or events that exist as of the date of issuance of these unaudited condensed consolidated financial statements that raise doubt as to the Company’s ability to continue as a going concern within the twelve months following issuance.
On April 30, 2021, the Company completed a financing transaction whereby it issued a $172,000 term loan due April 2022 (the “2021 Term Loan”) in order to finance the acquisitions of Centex Machine and Welding, Inc. (“Centex”), Laser Manufacturing, Inc. (“Laser”), Sureshot Precision, LLC d/b/a Micropulse West (“Micropulse West”), and Precision Process Corporation (“PPC”), as well as to refinance the Company’s existing debt, as described in Note 8.
As the Company does not have sufficient cash on hand and cash flow from operations to repay the 2021 Term Loan, the maturity of the 2021 Term Loan raises substantial doubt about our ability to continue as a going concern within the next twelve months. If we are unable to repay, refinance or restructure our 2021 Term Loan, our assets may not be sufficient to repay in full the amounts owed.
To address the upcoming maturity of the 2021 Term Loan, the Company has entered into a new credit facility with its existing creditors (the “New Credit Agreement”). The New Credit Agreement includes a $50,000 revolving credit facility and $125,000 term loan and matures in 2026. The proceeds from these loans will be used to repay the April 2021 Term Loan.
The funding of the New Credit Agreement is contingent on the Company closing a definitive business combination with a publicly traded Special Purpose Acquisition Company (“SPAC”) before April 9, 2022 (the

“SPAC Transaction”). In addition, the cash proceeds of such SPAC Transaction must be in excess of $313,000, or a lesser amount if mutually agreed by the Company and the SPAC.
The Company intends to use the proceeds from the New Credit Agreement to repay the April 2021 Term Loan. If the SPAC Transaction is not completed prior to April 9, 2022, the Company will not receive any funds nor incur any indebtedness from the New Credit Agreement. Given the SPAC Transaction will be subject to regulatory and market conditions, approval by a SPAC’s shareholders, and the SPAC securing adequate financing, it is not within the Company’s control and therefore cannot be deemed probable as of the issuance of these unaudited condensed consolidated financial statements. As a result, the Company has concluded that management’s plans described above do not alleviate substantial doubt about the Company’s ability to continue as a going concern for the next twelve months.
The accompanying unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Note 2 — Significant Accounting Policies
Basis of Presentation
These Unaudited Condensed Consolidated Financial Statements of the Company are comprised of the Company’s subsidiaries from the date on which they were acquired. Each subsidiary is wholly owned by either MCT Holdings or Incodema Holdings, both of which are wholly owned by the Company.
The Unaudited Condensed Consolidated Financial Statements have been prepared in conformity with U.S. GAAP pursuant to the rules and regulations of the Securities and Exchange Commission (SEC) for interim financial information. Accordingly, they do not include all of the information and notes required by U.S. GAAP for complete financial statements. In the opinion of the Company, these unaudited condensed consolidated financial statements contain all adjustments, consisting of only recurring adjustments, necessary for a fair representation of the Company’s financial position as of June 30, 2021, its results of operations for the six months ended June 30, 2021 and June 30, 2020, and its cash flows for the six months ended June 30, 2021 and June 30, 2020.
The Condensed Consolidated Balance Sheet as of December 31, 2020, included herein for comparative purposes, was derived from the Company’s audited consolidated balance sheet for the year ended December 31, 2020.
These Unaudited Condensed Consolidated Financial Statements do not contain certain footnote disclosures that were included as part of the Company’s audited annual financial statements. As such, these Unaudited Condensed Consolidated Financial Statements should be read in conjunction with the Company’s audited annual financial statements for the years ended December 31, 2020 and 2019, which describes the Company’s significant accounting policies and includes all disclosures required by U.S. GAAP for annual reporting periods.
Correction of an Immaterial Error
The Condensed Consolidated Statement of Cash Flows for the six months ended June 30, 2021 includes the correction of an immaterial error related to the classification of loss on extinguishment of debt between financing cash flows and operating cash flows. The correction results in an increase to operating cash flows for the period of $2,031 and a decrease to financing cash flows for the period of $2,031.

Income Taxes
The Company wholly owns U.S. Summit Tooling, Inc. (“Summit Tooling”), Centex, and Laser, which are treated as taxpaying C corporations in the U.S. Each of the Company’s taxpaying subsidiaries were acquired in 2021. Accordingly, the Company provides current and deferred taxes for these entities. The Company and its other subsidiaries are treated as flow-through entities for federal and state income tax purposes and are not subject to income tax as the LLC members are responsible for the tax consequences of each member’s proportionate share of the flow-through income or loss of the remaining Company operations. The Company’s flow-through operations are subject to certain state and local income and franchise taxes, which are included in the Consolidated Statements of Comprehensive Loss as other income, net. In addition, MCT Holdings’ wholly owned subsidiary, ICO Mold (Shenzhen), LLC, is subject to income tax within the jurisdiction of the People’s Republic of China. Foreign income tax expense was insignificant during both the six months ended June 30, 2021 and June 30, 2020. As such, the Company’s tax provision pertains solely to the taxpaying C corporation subsidiaries.
The Company’s taxable subsidiaries account for income taxes using the asset and liability method, under which deferred tax assets and liabilities are recognized for the future tax consequences of temporary differences between the book carrying values and the tax basis of the assets, liabilities, and tax attributes (e.g., NOLs) of the taxable subsidiaries. The Company is in a net deferred tax liability position which is classified as noncurrent on the condensed consolidated balance sheet. The Company establishes a valuation allowance when necessary to reduce deferred tax assets to the amount that are more likely than not to be realized. The Company has evaluated the need for a valuation allowance and has determined that deferred tax assets are more likely than not to be realized.
The Company evaluates tax positions taken or expected to be taken in a tax return for financial statement recognition. A tax position is recognized when it is more likely than not that the tax position will be sustained upon examination, including the resolution of appeals or litigation. The Company records the amount of benefits from tax positions taken that have a greater than 50% likelihood of being realized upon settlement with taxing authorities. Interest and penalties related to unrecognized tax benefits are recognized in the income tax benefits in the accompanying Condensed Consolidated Statements of Comprehensive Loss. No interest and penalties were recognized for the periods presented.
COVID-19
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic”. First identified in late 2019 and now known as
COVID-19,
the outbreak has impacted millions of individuals worldwide. As of the date of issuance of the Consolidated Financial Statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the Consolidated Balance Sheet dates, as no triggering events or changes in circumstances had occurred as of year-end;
however, due to uncertainty surrounding the situation, and specifically as it pertains to the current global supply chain disruptions, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time.
Recent Accounting Pronouncements
The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2016-02,
Leases
, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use
asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The new lease guidance will be effective for the

Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, , that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to
use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
The FASB issued ASU
2016-13,
 Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)
, which amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables and available for sale debt securities. ASU
2016-13
is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company continues to evaluate the impact of this ASU on its Consolidated Financial Statements.
Note 3 — Business Combinations
The transactions below met the requirements to be considered a business combination under Accounting Standards Codification (“ASC”) 805. The accounts, affected for preliminary adjustments to reflect fair market values assigned to assets purchased and liabilities assumed, and results of operations, are included in the Company’s condensed consolidated financial statements from the date of acquisition. The Company has allocated the purchase price to the tangible assets, identifiable intangible assets and liabilities based on their estimated fair market values at the acquisition date as required under ASC 805. The excess of the purchase price over the fair value of the net identifiable tangible assets, intangible assets and liabilities was recorded as goodwill.
Acquisition of Summit Tooling and Summit Plastics
MCT Holdings completed an acquisition of Summit Tooling and Summit Plastics LLC (“Summit Plastics”, collectively, “Summit”) on February 1, 2021 in which it acquired 100 percent of the equity interest of Summit. In conjunction with the equity purchase, the Company acquired the real estate in which Summit performs their operations. Summit Tooling designs and manufactures plastic injection molds and Summit Plastics provides molding of precision plastic components for a variety of industries. The primary reason for the acquisition was to expand the Company’s capabilities in manufacturing and expand its customer base of high-quality manufacturing and industrial technology companies in North America.
The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

Consideration (in thousands)
Cash	$10,875

Fair value of total consideration transferred	$10,875

The consideration excludes $892 of buyer transaction expenses that are included in other expenses within the accompanying Condensed Consolidated Statements of Comprehensive Loss. The Company paid a transaction fee of $225 to an affiliate of the majority member of the Company.
The goodwill recognized as part of the acquisition primarily reflects the value of the assembled workforce acquired and the value of future growth prospects and expected business synergies realized as a result of combining and integrating the acquired business into the Company’s existing platform. The goodwill recognized is partially deductible for tax purposes.

The following table sets forth the fair values of the assets acquired and liabilities assumed in connection with the acquisition of Summit (in thousands):

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$40
Accounts receivable	627
Inventory	339
Fixed assets	4,371
Intangible assets	5,000

Total assets acquired	10,377

Accounts payable	40
Deferred revenue	776
Other current liabilities	95
Other noncurrent liabilities	1,323

Total liabilities assumed	2,234

Total identifiable net assets	8,143

Goodwill	$2,732

Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value	Estimated Life (Years)
Trade name	$400	5
Customer relationships	4,600	11

Total Intangible assets	$5,000
The amounts of revenue and net loss of Summit since the acquisition date included in the Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2021 are as follows:

(in thousands)
Revenue	$2,753

Net loss	$(1,367)

Acquisition of PPC
Incodema Holdings completed an acquisition of PPC on April 30, 2021 in which it acquired 100 percent of the membership interest of PPC. In conjunction with the equity purchase, the Company acquired the real estate in which PPC performs their operations. PPC is a manufacturing company that offers integrated engineering-to-production
services, specializing in making prototype,
small-run
and mass production of parts and components for medical, high-tech, automotive and metal stamping industries. The primary reason for the acquisition was to both expand the Company’s capabilities into metal stamping with high-quality manufacturing and industrial technology companies in North America.

The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

Consideration (in thousands)
Cash	$25,721

Fair value of total consideration transferred	$25,721

The consideration excludes $984 of buyer transaction expenses that are included in other expenses within the accompanying Condensed Consolidated Statements of Comprehensive Loss. The Company paid a transaction fee of $264 to an affiliate of the majority member of the Company.
The goodwill recognized as part of the acquisition primarily reflects the value of the assembled workforce acquired and the value of future growth prospects and expected business synergies realized as a result of combining and integrating the acquired business into the Company’s existing platform. The goodwill recognized is partially deductible for tax purposes.
The following table sets forth the fair values of the assets acquired and liabilities assumed in connection with the acquisition of PPC (in thousands):

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$162
Accounts receivable	899
Inventory	480
Fixed assets	2,413
Intangible assets	14,200

Total assets acquired	18,154

Accounts payable	148
Accrued expenses	79

Total liabilities assumed	227

Total identifiable net assets	17,927

Goodwill	$7,794

Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value	Estimated Life (Years)
Trade name	$1,100	5
Customer relationships	13,100	17

Total intangible assets	$14,200
The amounts of revenue and net loss of PPC since the acquisition date included in the Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2021 are as follows:

(in thousands)
Revenue	$1,837

Net loss	$(635)

Acquisition of Centex and Laser
Incodema Holdings completed acquisitions of Centex and Laser on April 30, 2021 in which it acquired 100 percent of the equity interests of Centex and Laser. Both entities are wholly owned entities of Incodema Holdings. Centex is a top tier medical device manufacturing supplier and Laser provides high-precision manufacturing services, combining state of the art technology with expert craftsmanship to deliver superior products. The acquisition is consistent with the Company’s mission to expand its high-quality manufacturing and industrial technology capabilities in North America.
The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

	Centex	Laser	Total
Consideration (in thousands)
Cash	$11,774	$6,946	$18,720

Fair value of total consideration transferred	$11,774	$6,946	$18,720

The consideration excludes $1,226 of buyer transaction expenses that are included in other expenses within the accompanying Condensed Consolidated Statements of Comprehensive Loss. The Company paid a transaction fee of $190 to an affiliate of the majority member of the Company.
The goodwill recognized as part of the acquisition primarily reflects the value of the assembled workforce acquired and the value of future growth prospects and expected business synergies realized as a result of combining and integrating the acquired businesses into the Company’s existing platform. The goodwill recognized is partially deductible for tax purposes.
The following table sets forth the preliminary fair values of the assets acquired and liabilities assumed in connection with the acquisition of Centex and Laser (in thousands):

	Acquisition Date Fair Value
	Centex	Laser
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$—	$68
Accounts receivable	1,775	900
Inventory	524	622
Prepaid expenses	108	1
Fixed assets	1,787	760
Intangible assets	6,243	3,557
Other assets	1	2

Total assets acquired	10,438	5,910

Accounts payable	252	568
Paycheck Protection Program (PPP) loan	649	—
Accrued expenses	271	27
Other current liabilities	23	44
Other noncurrent liabilities	1,234	703

Total liabilities assumed	2,429	1,342

Total identifiable net assets	$8,009	$4,568

Goodwill	3,765	2,378

Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value - Centex	Estimated Life (Years)
Trade name	$510	5
Customer relationships	5,733	17

Total intangible assets	$6,243

	Acquisition Date Fair Value - Laser	Estimated Life (Years)
Trade name	$290	5
Customer relationships	3,267	17

Total intangible assets	$3,557
The amounts of revenue and net loss of Centex since the acquisition date included in the Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2021 are as follows:

(in thousands)
Revenue	$1,299

Net loss	$(1,256)

The amounts of revenue and net income of Laser since the acquisition date included in the Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2021 are as follows:

(in thousands)
Revenue	$1,027

Net income	$16

Acquisition of Micropulse West
Incodema Holdings completed an acquisition of Micropulse West on April 30, 2021 in which it acquired 100 percent of the membership interest of Micropulse West. Micropulse West is a full-service specialist offering a variety of services such as wire Electrical Discharge Machine (“EDM”), ram EDM, small hole EDM, CNC and manual machining/turning, surface grinding, and inspection. The acquisition is consistent with the Company’s mission to acquire high-quality manufacturing and industrial technology companies in North America. The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

Consideration (in thousands)
Cash	$12,452
Contingent consideration	1,295

Fair value of total consideration transferred	$13,747

The consideration excludes $869 of buyer transaction expenses that are included in other expenses within the accompanying Condensed Consolidated Statements of Comprehensive Loss. The Company paid a transaction fee of $130 to an affiliate of the majority member of the Company.

The following table sets forth the preliminary fair values of the assets acquired and liabilities assumed in connection with the acquisition of Micropulse West (in thousands):

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$70
Accounts receivable	866
Inventory	333
Other current assets	10
Fixed assets	2,490
Intangible assets	7,000

Total assets acquired	10,769

Accounts payable	139
Accrued expenses	13
Other current liabilities	99

Total liabilities assumed	251

Total identifiable net assets	10,518

Goodwill	$3,229

Additional contingent consideration is due to the seller of Micropulse West. The earnout is based upon the Micropulse West’s reported earnings before interest, taxes, depreciation, and amortization for the trailing twelve-month period ending April 30, 2022. The maximum amount payable under the arrangement is $4,000. The Company expects that the aggregate undiscounted payments under the contingent consideration arrangement will range from $0 to $4,000.
The goodwill recognized as part of the acquisition primarily reflects the value of the assembled workforce acquired and the value of future growth prospects and expected business synergies realized as a result of combining and integrating the acquired businesses into the Company’s existing platform. The goodwill recognized is partially deductible for tax purposes.
Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value	Estimated Life (Years)
Trade name	$600	5
Customer relationships	6,400	17

Total intangible assets	$7,000
The amounts of revenue and net loss of Micropulse West since the acquisition date included in the Condensed Consolidated Statements of Comprehensive Loss for the six months ended June 30, 2021 are as follows:

(in thousands)
Revenue	$1,134

Net loss	$(223)

Supplemental and Unaudited Pro Forma Information
The following unaudited supplemental pro forma information summarizes the combined results of operations for the above-described transactions as if the transactions had occurred on January 1, 2020.

	Six months ended June 30,
	2021	2020
Revenue	$76,773	$72,859

Net income	$1,727	$2,313

The supplemental and unaudited pro forma net income includes the following adjustments:

•	Adjustments to fair value write-up of inventory sold for the six months ended June 30, 2021 and June 30, 2020 of $0 and $1,063, respectively.

•	Adjustments to property and equipment for the six months ended June 30, 2021 and June 30, 2020 of $145 and $1,919, respectively.

•	Adjustments to intangible amortization for the six months ended June 30, 2021 and June 30, 2020 of $568 and $3,882, respectively.

•	Adjustments to interest expense for the six months ended June 30, 2021 and June 30, 2020 of $(4,526) and $2,960, respectively.
The historical financial information has been adjusted by applying the Company’s accounting policies and giving effect to the pro forma adjustments, which consist of (i) amortization expense associated with identified intangible assets; (ii) depreciation of fixed asset step-up
(for
pre-acquisition
periods only); (iii) accretion of inventory
step-up
value; (iv) interest expense related to the acquisition-related financing; and (v) transaction-related costs. The pro forma consolidated results are not necessarily indicative of what the consolidated results would have been had the acquisitions been completed on January 1, 2020. The pro forma consolidated results do not purport to project future results of combined operations, nor do they reflect the expected realization of any revenue or cost synergies.
Note 4 — Revenue
The Company accounts for revenue in accordance with ASC 606,
Revenue from Contracts with Customers
, which the Company adopted on January 1, 2019, using the modified retrospective method. The adoption of ASC 606 did not have a material impact on our Unaudited Condensed Consolidated Financial Statements. Refer to our annual consolidated financial statements included elsewhere in this prospectus for further discussion of our revenue policy and process.
Revenue by product line for the six months ended June 30, 2021 and June 30, 2020 was as follows:

	Six months ended June 30,
(in thousands)	2021	2020
Revenue:
Additive manufacturing	$8,842	$8,697
Injection molding	13,129	7,130
CNC machining	15,903	5,258
Precision sheet metal	25,210	—
Other revenue	3,322	3,143

Total revenue	$66,406	$24,228

The Company’s deferred revenue balance as of June 30, 2021 and December 31, 2020 is $1,644 and $1,210, respectively. Deferred revenue is the result of billings in excess of revenue being recognized and is recorded in other current liabilities on the Company’s condensed consolidated balance sheet. Deferred revenue is recognized fully in the following period due to the short-term nature of the customer contracts.
Note 5 — Inventory
Inventory consists primarily of finished goods, raw materials and work in process, which are recorded at the lower of cost or net realizable value, which approximates first-in,
first-out
(“FIFO”) cost. The Company periodically reviews its inventory for slow-moving, damaged and discontinued items and writes down such items identified to their net recoverable amounts.

The Company’s inventory consisted of the following as of June 30, 2021 and December 31, 2020, respectively (in thousands):

	June 30, 2021	December 31, 2020
Finished goods	$3,183	$1,351
Raw materials	2,986	2,277
Work in process	2,999	2,359
Tooling	338	338

Total	$9,506	$6,325

Note 6 — Property and Equipment
Property and equipment consist of the following as of June 30, 2021 and December 31, 2020, respectively (in thousands):

	June 30, 2021	December 31, 2020
Machinery & equipment	$35,536	$25,214
Furniture & fixtures	944	812
Property and leasehold Improvements	6,452	2,838
Construction in progress	1,552	576

	44,484	29,440
Accumulated depreciation and amortization	(5,359)	(3,054)

Total	$39,125	$26,386

Depreciation and amortization expense related to property and equipment that is included in operating expenses for the six months ended June 30, 2021 and June 30, 2020 was $1,521 and $11, respectively. Depreciation and amortization expense related to property and equipment included in cost of revenues for the six months ended June 30, 2021 and June 30, 2020 was $1,099 and $787, respectively.
Note 7 — Goodwill and Intangible Assets
The carrying amount of goodwill as of June 30, 2021 and December 31, 2020 is as follows, respectively (in thousands):

(in thousands)	Dec. 31, 2020	Goodwill acquired during 2021	June 30, 2021
Goodwill	$63,215	$19,898	$83,113

Intangible assets other than goodwill at June 30, 2021 and December 31, 2020 were as follows:

	June 30, 2021			December 31, 2020
(in thousands)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net	Useful Life (in years)	Weighted Average Useful Life Remaining (in years)
Trade name	$15,100	$1,670	$13,430	$12,200	$919	$11,281	5-15	11.6
Customer relationships	100,700	7,612	93,088	67,600	4,448	63,152	5-17	14.5
Developed software	6,400	1,360	5,040	6,400	720	5,680	5	7.6
Developed technology	4,500	1,597	2,903	4,500	1,147	3,353	5	8.2

Total intangible assets	$126,700	$12,239	$114,461	$90,700	$7,234	$83,466

Aggregate amortization expense was $5,005 and $1,896 for the six months ended June 30, 2021 and June 30, 2020, respectively, of which $4,555 and $1,593 was included in operating expenses for the six months ended June 30, 2021 and June 30, 2020, respectively. There are no intangible assets, other than goodwill, with indefinite useful lives.
Estimated amortization expense for each of the next five years (in thousands):

Remaining 2021	$5,774
2022	11,533
2023	11,533
2024	11,278
2025	9,706
Thereafter	64,637

Total	$114,461
Note 8 — Debt
2018 and 2019 Credit Facilities
During 2018, the Company entered a revolving credit agreement, a term loan and a delayed draw term loan (“DDTL”) credit agreement, which collectively make up the “2018 Credit Facilities”, to support its operations, cash requirements and acquisition growth strategy. During 2019, the Company entered into the second and third amendments to the 2018 Credit Facilities. Under the credit agreement, the Company is subject to various financial covenants, including quarterly fixed-charge coverage ratio; total leverage ratio; and minimum earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The credit facility also includes a capital expenditure limit of $3,100 for the year ended December 31, 2020. As of December 31, 2020, the Company was in compliance with all covenant requirements. The 2018 DDTL had unused capacity of $510 December 31, 2020 and was fully repaid as of June 30, 2021.
2020 Credit Facilities
On July 27, 2020, the Company entered into a $34,500 secured, unsubordinated credit facility with a financial institution, consisting of a $19,500 term loan and a $15,000 delayed draw term loan, with a maturity of July 27, 2026. At closing, $19,500 was funded and along with cash on the Company’s balance sheet, used to finance the acquisition of Incodema and Newchem. The term loan credit facility resulted in issuance costs of

$520, which were capitalized. The loan is secured by pledged equity interests and the assets of the Company, including, but not limited to, cash and deposits, inventory, property, plant, and equipment, and intangible assets. Under the agreements, the Company is subject to various financial covenants, including a fixed charge coverage ratio and total net leverage ratio, and required to make quarterly principal installments commencing on September 30, 2020 and March 31, 2021 through the end of the term in the amounts of $50 and $100 for the term loan and delayed draw term loan, respectively. Commencing with the year ending December 31, 2021, mandatory prepayments are required from the Company’s Excess Cash Flow, as defined by the Credit Agreement. Borrowing under the Term Loan Facility is in U.S. Dollars and bears interest at a variable interest rate based on LIBOR plus a net leverage-based margin, which was 7.738% per annum as of December 31, 2020.
On December 16, 2020, the Company entered into the first amendment to the 2020 Credit Facility. Pursuant to the amendment, the availability on the delayed draw term loan was increased to $40,500. The Company is charged a Commitment Fee of 0.5% for the initial 6 month period and 1.0% following the six month period on the unused portion of the delayed draw term loan. The amendment resulted in issuance costs of $692 of which $660 were capitalized and $32 were expensed. Borrowings on the delayed draw term loan amount were not drawn until acquisitions of Dahlquist, Mark Two, and Majestic Metals beginning mid-December
as described in Note 3. The 2020 DDTL was fully drawn as of December 31, 2020 and was repaid as of June 30, 2021.
2021 Term Loan
On April 30, 2021, the Company completed a financing transaction whereby it issued a $172,000 term loan due April 2022 (the “2021 Term Loan”) in order to finance the acquisitions of Centex, Laser, Micropulse West, and PPC, as well as to refinance the Company’s existing debt. The 2021 Term Loan is due for repayment on April 29, 2022. As discussed further in Notes 1 and 15, on July 9, 2021 the Company entered into an agreement to refinance the 2021 Term Loan on a permanent basis, subject to certain conditions. See Notes 1 and 15 for further information.
Paycheck Protection Program Loan
During the year ended December 31, 2020, the Company received a Paycheck Protection Program (“PPP”) loan in the amount of $1,624 through the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act.
In April 2021, the Company’s PPP loan was forgiven in full by the SBA and the Company recorded a gain of $1,624 which was recorded to Other Income on the Company’s Condensed Consolidated Statement of Comprehensive Loss for the six months ended June 30, 2021.

The Company’s debt as of June 30, 2021 and December 31, 2020 is as follows:

(in thousands)	As of June 30, 2021		As of December 31, 2020
Debt Description	Interest Rate	Amount	Interest Rate	Amount
2018 Term Loan, as amended		—	7.75%	$29,700
2018 DDTL		—	7.75%	2,990
2020 Term Loan		—	3 month LIBOR + 7.50%	19,401
2020 DDTL		—	3 month LIBOR + 7.50%	40,500
2021 Term Loan	3 month LIBOR + 3.5%	172,000		—

Total principal debt		172,000		92,591
Debt issuance costs		(2,490)		(1,867)
PPP and other loans		—		2,615

Total debt, net		169,510		93,339
Less: current portion of long-term debt		—		2,853
Less: current 2021 Term Loan		172,000		—
Less: current portion of debt issuance costs		(2,490)		—

Long-term debt, net of current portion		$—		$90,486
The balance of the above debt matures as follows:

2021	—
2022	172,000
Thereafter	—

Total	172,000
Interest on all debt is payable quarterly, with the unpaid amount due upon maturity. Interest expense associated with long-term debt for the six months ended June 30, 2021 and June 30, 2020 was $3,746 and $1,334, respectively. Included in Interest expense, net on the accompanying Condensed Consolidated Statements of Comprehensive Loss is amortization of debt issuance costs of $616 and $56 that were expensed for the six months ended June 30, 2021 and June 30, 2020, respectively.

Note 9 — Other Income and Expense, Net
Other Income and expense, net is comprised of the following for the six months ended June 30, 2021 and June 30, 2020:

	June 30, 2021	June 30, 2020
Acquisition expenses	$4,045	$59
Loss on debt extinguishment	2,031	—
Loan prepayment fees	1,463	—
Other	1,111	72

Other expense	8,650	131
Gain on sale of assets	—	(312)
Gain on PPP forgiveness	(1,624)	—
Change in FV of contingent consideration	(1,355)	—
Other	(321)	(19)

Other (income)	(3,300)	(331)

Other expense and (income), net	5,350	(200)
Note 10 — Earnings Per Unit
Basic and diluted earnings per common unit is presented in conformity with the two-class
method required for participating securities. The holders of the Company’s Class A Preferred Units are entitled to accrue cumulative dividends at the rate of 8% per annum. The Company considered its contingently redeemable preferred units to be participating securities and, in accordance with the two-class
method, earnings allocated to preferred units have been excluded from the computation of basic and diluted net income or loss per common unit.
Basic net loss per unit is computed based on the weighted average number of common units outstanding. Diluted net loss per unit is computed based on the weighted average number of common units outstanding, increased by the number of any additional units that would have been outstanding had any potentially dilutive common units been issued and reduced by the number of units the Company could have repurchased from the proceeds from issuance of the potentially dilutive units. The Company had no dilutive instruments outstanding as of June 30, 2021 and June 30, 2020. As a result, basic and diluted earnings per units are the same as of June 30, 2021 and June 30, 2020.

The Company’s Class A and Class B common units participate equally in the Company’s undistributed earnings. As such, the Company’s undistributed earnings are allocated pro-rata
to the Class A and Class B common units based on the weighted Class A common and Class B common units outstanding as of June 30, 2021 and June 30, 2020 such that earnings per unit for Class A and Class B common units are the same in each period.

	June 30, 2021		June 30, 2020
(in thousands, except for unit and per unit amounts)	Class A	Class B	Class A	Class B
Basic Earnings Per Unit:
Numerator
Net loss	$(3,251)	$(1,331)	$(161)	$(88)
Less: annual dividends on redeemable preferred units	(7,188)	(2,942)	(1,654)	(899)

Net loss attributable to common unitholders	(10,439)	(4,272)	(1,815)	(987)

Denominator
Weighted-average units used to compute basic earnings per unit	5,480,611	2,242,981	2,883,452	1,567,546

Basic and Diluted Earnings Per Unit	$(1.90)	$(1.90)	$(0.63)	$(0.63)

Note 11 — Related Party Transactions
Affiliate Purchases
Certain employees of the Company had a
non-controlling
ownership interest in an affiliated entity, Fathom Precision International Ltd., which supplies services to the Company. For the six months ended June 30, 2021 and June 30, 2020, purchases from such affiliate were $3,434 and $3,018, respectively.
Management Fees
MCT Holdings and Incodema Holdings entered into a management services agreement with an entity related through common ownership to the majority member in August 2018 and July 2020, respectively. For the six months ended June 30, 2021 and June 30, 2020, the Company incurred expenses related to such management fees of $835 and $223, respectively.
See Note 3 for additional disclosure of transaction fees paid to the same entity related through common ownership to the majority member.
Note 12 — Fair Value Measurement
Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value. There are three levels of inputs that may be used to measure fair value:
Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.
Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques considering the characteristics of the asset.
In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.
The Company used the following methods and significant assumptions to estimate fair value:
Contingent Consideration:
The fair values for earnouts payable are determined by using a discounted cash flow (“DCF”) approach with unobservable inputs and is classified as a Level 3 liability in the fair value hierarchy. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.
Assets and liabilities measured at fair value on a recurring basis, are summarized below:

	Fair Value Measurement at June 30, 2021 Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Contingent consideration	$—	$—	$8,395	$8,395

	Fair Value Measurement at December 31, 2020 Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Contingent consideration	$—	$—	$11,439	$11,439
The table below presents a reconciliation of all liabilities measured at fair value on a recurring basis using significant on observable inputs (Level 3) as of and for the six months ended June 30, 2021 and as of and for the twelve months ended December 31, 2020:

	Contingent Consideration
	June 30, 2021	December 31, 2020
Balance of recurring Level 3 liabilities at January 1	$11,439	$—
Total gains or losses for the period:
Included in earnings	(1,355)	1,055
Included in other comprehensive loss	—	—
Issuances	1,295	11,737
Payments	(2,984)	(1,353)
Transfers into Level 3	—	—
Transfers out of Level 3	—	—

Balance of recurring Level 3 liabilities at June 30	$8,395	$11,439

The valuation techniques used to determine the fair value of the contingent consideration as of June 30, 2021 and December 31, 2020 included a combination of discounted cash flow, Black-Scholes-Merton model, and Monte Carlo simulation. The significant unobservable inputs used in the calculation of fair value include the discount rate, volatility, and credit spreads. The discount rates range from 2.9% to 18.8%, the volatility ranges from 15.3% to 80.2%, and the credit spreads range from 5.2% to 6.6%.
Debt:
As of June 30, 2021, the fair value of the 2021 Term Loan approximates its carrying value.
Note 13 — Commitments and Contingencies
The Company is subject to various claims and lawsuits that arise in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material effect on the consolidated financial position of the Company.
Additionally, the Company is a defendant in a hybrid collective/class action complaint filed by one of its former employees for alleged violations of the Fair Labor Standards Act and Wisconsin wage and hour law. Management notes that at this stage in the proceedings, no opinion as to the probable outcome can be offered. The parties have agreed to engage in settlement discussions and at this time an estimate of the settlement is unknown.
Note 14 — Income Taxes
The Company and most of its subsidiaries are treated as flow-through entities for federal and state income tax purposes and are not subject to income tax as the LLC members are responsible for the tax consequences of each member’s proportionate share of the flow-through income or loss. As such, the Company’s tax provision pertains solely to its subsidiaries which are taxable C corporations for U.S. federal income tax purposes.
The Company’s effective income tax rate was 3.5% and 0% for the six months ended June 30, 2021 and June 30, 2020, respectively. The change in the Company’s effective income tax rate for the six months ended June 30, 2020 and compared to the six months ended June 30, 2021 relates to the acquisitions of three taxable C corporations during 2021. The effective tax rate for the six months ended June 30, 2021 differs from the statutory tax rate of 21% primarily as a result of state taxes and the impact of certain transaction costs which were capitalized for tax purposes, but are not expected to result in deductions in future tax periods.
As of June 30, 2021, the Company did not recognize income tax expense or benefits associated with uncertain tax positions.
Significant components of the Company’s tax expense for the six months ended June 30, 2021 and June 30, 2020, are as follows:

	Six Months Ended June 30
	2021	2020
Current expense
State	8	—
Federal	71	—

Subtotal	79	—

Deferred tax expense
State	(21)	—
Federal	(136)	—

Subtotal	(157)	—

Total	(78)	—

Significant components of the Company’s net deferred tax liability as of June 30, 2021 and December 31, 2020, are as follows:

	June 30, 2021	December 31, 2020
Deferred tax assets
Net operating losses	120	—
Allowance for bad debts	17	—
Inventory reserves	116	—
Other accruals	7	—
Interest expense limitation	38	—

Total deferred tax assets	299	—

Deferred tax liabilities
Fixed assets	(525)	—
Intangibles	(2,904)	—
Cash-to-accrual adjustments	(130)	—

Total deferred tax liabilities	(3,559)	—

Total net deferred tax liabilities	(3,260)	—

Note 15 — Subsequent Events
Announcement of SPAC Transaction
On July 16, 2021, the Company and Altimar Acquisition Corp. II (NYSE:ATMR)(“Altimar”), a special purpose acquisition company, announced that they have entered into a definitive business combination agreement pursuant to which the Company and Altimar will combine, and after which the Company will become a publicly-traded company. Upon completion of the transaction, the combined company expects to be listed on the New York Stock Exchange.
New Credit Agreement
On July 9, 2021, the Company entered into a financing transaction, which included a $50,000 revolving credit facility and $125,000 term loan, which will be funded at a later date assuming certain subsequent conditions are met including the closing of the SPAC Transaction noted above. See Going concern section of Note 1 for additional information.
Subsequent events have been evaluated and disclosed through September 20, 2021, the date of issuance of these Unaudited Condensed Consolidated Financial Statements.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Managers and Members
Fathom Holdco, LLC

Opinion on the financial statements

We have audited the accompanying consolidated balance sheets of Fathom Holdco, LLC (a Delaware limited liability company) and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of comprehensive loss, Class A contingently redeemable preferred units and members’ equity, and cash flows for each of the two years in the period ended December 31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, as of December 31, 2020, the Company does not have sufficient cash on hand and cash flows from operations to repay debt maturing during April 2022. On July 9, 2021 the Company entered into a new credit facility with its existing creditors. The new credit facility includes a $50,000,000 revolver and $125,000,000 term loan, both of which will mature in 2026. The proceeds from these loans will be used to repay existing debt maturing April 2022. Funding under the new credit facility is contingent on the Company closing a definitive business combination with a publicly traded Special Purpose Acquisition Company (“SPAC”), which is subject to customary conditions including, among others, the approval of the SPAC stockholders and the SPAC having a minimum level of available cash, which are outside of the Company’s control. There is no guarantee that the business combination contemplated in the new credit facility will be completed and therefore the Company has concluded that substantial doubt exists about the Company’s ability to continue as a going concern.

Basis for opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ GRANT THORNTON LLP

We have served as the Company’s auditor since 2021.

Milwaukee, Wisconsin
August 3, 2021 (except Note 19, Segments, and the effects of reorganization described in Note 1, as to which the date is September 20, 2021)

Fathom Holdco, LLC
Consolidated Balance Sheets
(In thousands, except unit amounts)

	December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$8,188	$1,026
Accounts receivable, net	15,563	9,065
Inventory	6,325	1,697
Prepaid expenses	1,853	538
Other current assets	745	—

Total current assets	32,674	12,326
Property and equipment, net	26,386	10,809
Intangible assets, net	83,466	36,095
Goodwill	63,215	33,007
Other non-current assets	1,038	—

Total assets	$206,779	$92,237

Liabilities, contingently redeemable preferred equity, and members’ equity
Current liabilities
Accounts payable (1)	$4,404	$5,058
Accrued expenses	4,181	2,054
Other current liabilities	2,778	425
Contingent consideration	4,066	—
Current portion of debt	2,853	309

Total current liabilities	18,282	7,846
Long-term debt, net	90,486	29,597
Long-term contingent consideration	7,373	—
Other non-current liabilities	514	59

Total liabilities	$116,655	37,502
Contingently Redeemable Preferred Equity
Class A Contingently Redeemable Preferred Units; $100 par value, authorized 1,167,418 units, issued and outstanding 1,167,418 and 702,493 units as of December 31, 2020 and 2019, respectively	54,105	31,836

Members’ equity
Class A Common units; $100 par value, authorized 5,480,611 units, issued and outstanding 5,480,611 and 2,883,452 units as of December 31, 2020 and 2019, respectively	35,869	18,701
Class B Common units; $100 par value, authorized 2,242,981 units, issued and outstanding 2,242,981 and 1,567,546 units as of December 31, 2020 and 2019, respectively	14,450	10,467
Accumulated other comprehensive loss	(68)	—
Accumulated deficit	(14,232)	(6,269)

Total members’ equity	36,019	22,899

Total liabilities, contingently redeemable preferred equity, and members’ equity	$206,779	$92,237

(1)	- Inclusive of accounts payable to related parties of $541 and $359 for 2020 and 2019, respectively.

Fathom Holdco, LLC
Consolidated Statements of Comprehensive Loss
(In thousands, except unit and per unit amounts)

	Year Ended December 31,
	2020	2019
Revenue	$61,289	$20,618
Cost of revenue (1)(2)	32,815	10,696

Gross profit	28,474	9,922
Operating expenses
Selling, general, and administrative (3)	22,197	8,474
Depreciation and amortization	4,825	1,605

Total operating expenses	27,022	10,079

Operating income (loss)	1,452	(157)

Interest expense and other expense (income)
Interest expense	3,665	1,616
Other expense	6,335	3,187
Other income	(585)	(189)

Total other expense, net	9,415	4,614

Net loss	$(7,963)	$(4,771)

Other comprehensive loss, net of tax
Foreign currency translation adjustments	$(68)	$—

Comprehensive loss	$(8,031)	$(4,771)

Net loss per unit attributable to Class A and Class B common unitholders (4) :
Basic	(2.68)	(3.14)
Diluted	(2.68)	(3.14)
Weighted average units outstanding:
Basic	5,227,816	2,352,664
Diluted	5,227,816	2,352,664

(1)	Inclusive of $2,567 and $1,054 of depreciation and amortization in 2020 and 2019, respectively
(2)	Inclusive of $6,318 and $1,255 of cost of revenue related to inventory purchases from a related party in 2020 and 2019, respectively. See Note 3 and Note 15.
(3)	Inclusive of $742 and $308 of management fees incurred to a related party in 2020 and 2019, respectively. See Note 15.
(4)	Basic and diluted net loss per unit amounts are the same for each class of common units, see Note 14.

Fathom Holdco, LLC
Consolidated Statements of Class A Contingently
Redeemable Preferred Units and Members’ Equity
(In thousands, except unit amounts)

	Class A Contingently Redeemable Preferred Units		Class A Common Units		Class B Common Units		Accumulated Other Comprehensive Loss
	Number of Units	Amount	Number of Units	Amount	Number of Units	Amount	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total
Balance at January 1, 2019	260,196	$9,175	1,112,807	$8,995	535,796	$4,749	$(1,498)	$—	$12,246
Members’ contributions	375,267	19,017	1,770,645	9,706	607,051	3,327	—	—	13,033
Units issued for acquisitions	67,030	3,644	—	—	424,699	2,498	—	—	2,498
Share based compensation	—	—	—	—	—	21	—	—	21
Distributions to members	—	—	—	—	—	(128)	—	—	(128)
Net loss	—	—	—	—	—	—	(4,771)	—	(4,771)

Balance at December 31, 2019	702,493	$31,836	2,883,452	$18,701	1,567,546	$10,467	$(6,269)	$—	$22,899

Members’ contributions	423,083	20,759	2,597,159	17,168	380,906	2,518	—	—	19,686
Units issued for acquisitions	41,842	1,510	—	—	294,529	1,431	—	—	1,431
Share based compensation	—	—	—	—	—	34	—	—	34
Net loss	—	—	—	—	—	—	(7,963)	—	(7,963)
Foreign currency translation adjustment	—	—	—	—	—	—	—	(68)	(68)

Balance at December 31, 2020	1,167,418	$54,105	5,480,611	$35,869	2,242,981	$14,450	$(14,232)	$(68)	$36,019

Fathom Holdco, LLC
Consolidated Statements of Cash Flows
(In thousands)

	Year Ended December 31,
	2020	2019
Cash Flows from Operating Activities
Net loss	$(7,963)	$(4,771)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation included in operating expenses	598	135
Depreciation and amortization included in cost of revenue	2,567	1,054
Amortization of intangible assets	4,227	1,470
Loss on disposal of property and equipment	214	—
Foreign currency translation adjustment	(68)	—
Bad debt expense	223	48
Share-based compensation	34	21
Change in fair value of contingent consideration	1,055	1,181
Amortization of debt financing costs	205	56
Changes in operating assets and liabilities that provided cash:
Accounts receivable	1,063	(4,061)
Inventory	(356)	216
Prepaid expenses and other assets	(653)	1,409
Accounts payable	442	1,886
Accrued liabilities and other	282	765

Net cash provided by (used in) operating activities	1,870	(591)
Cash Flows from Investing Activities
Purchase of property and equipment	(1,626)	(729)
Cash used for acquisitions, net of cash acquired	(94,412)	(43,639)

Net cash used in investing activities	(96,038)	(44,368)
Cash Flows from Financing Activities
Proceeds from debt	65,124	16,000
Payments on debt	(1,679)	(195)
Distributions to unitholders	—	(128)
Payment of debt issuance costs	(1,207)	(461)
Proceeds from issuance of members’ units	40,445	32,050
Cash paid for contingent consideration	(1,353)	(3,500)

Net cash provided by financing activities	101,330	43,766

Net increase (decrease) in cash	7,162	(1,193)
Cash, beginning of year	1,026	2,219

Cash, end of year	$8,188	$1,026

Supplemental Cash Flows Information :
Cash paid for interest	3,491	1,441
Cash paid for taxes	11	40
Cash paid to related parties per Note 3 and Note 15	6,879	1,419
Significant noncash transactions:
Issuance of member interests for acquisitions	2,941	6,142
Initial recognition of contingent consideration for acquisitions	11,737	—

Fathom Holdco, LLC
Notes to Consolidated Financial Statements
(dollars in thousands, unless otherwise noted)
Note 1 — Nature of Business
Fathom Holdco, LLC (the “Company”) was formed on April 16, 2021 as a limited liability company in accordance with the provisions of the Delaware Limited Liability Company Act, as amended (the “Delaware Act”), for the purpose of holding a 100 percent equity interest in MCT Group Holdings, LLC and its subsidiaries (“MCT Holdings”) and holding a 100 percent equity interest in Incodema Holdings, LLC and its subsidiaries (“Incodema Holdings”). As of December 31, 2020, both MCT Holdings and Incodema Holdings were under the common control of CORE Industrial Partners Fund I, L.P. (“CORE”).
MCT Holdings was formed on August 27, 2018 as a limited liability company in accordance with the Delaware Act for the purpose of holding 100 percent of the equity interest in Midwest Composite Technologies, LLC, acquired on August 31, 2018, acquiring 100 percent of the equity interest in Kemeera, LLC d/b/a FATHOM (“FATHOM”) on September 23, 2019, and acquiring 100 percent of the equity interest in ICO Mold, LLC on December 2, 2019, as further described in Note 3.
Incodema Holdings was formed on July 15, 2020 as a limited liability company in accordance with the Delaware Act for the purpose of acquiring 100 percent of the equity interest in Incodema, LLC and Newchem, LLC on July 27, 2020, acquiring Dahlquist Machine, LLC on December 15, 2020, acquiring Majestic Metals, LLC on December 17, 2020 and acquiring Mark Two Engineering, LLC on December 18, 2020, as further described in Note 3.
On April 30, 2021, CORE completed a reorganization whereby the interests in both MCT Holdings and Incodema Holdings were contributed to the Company. As such, the Company determined that the financial statements being presented should be the consolidated financial statements of the Company, inclusive of its wholly owned subsidiaries MCT Holdings and Incodema Holdings, with Incodema Holdings being reflected in the consolidated financial statements effective as of July 27, 2020, or the date it came under common control with MCT Holdings. Accordingly, the contingently redeemable Series A Preferred Units, members’ equity, and earnings per unit of the Company is retrospectively presented on a consolidated basis in these consolidated financial statements
The Company and its subsidiaries offer prototyping and
low-volume
services across a variety of
in-house
additive manufacturing technologies, as well as precision sheet metal and finishing services ranging from prototype through mid-volume
production including internal sheet metal cutting and forming solutions, as well as chemical etching for customers in the aerospace and defense, electronics, medical, automotive, and various other industries. In addition to three-dimensional (“3D”) printing and processing, the Company also offers computer numerical control (“CNC”) machining, injection molding and industrial design capabilities to a diversified customer base in various industries and geographical locations. The Company’s principal operations are located in or in the surrounding areas of Newark, New York; Ithaca, New York; Denver, Colorado; Miami, Florida; Minneapolis, Minnesota; Oakland, California; Toledo, Ohio; Hartland, Wisconsin; Seattle, Washington; and Shenzhen, China.
Going Concern
In accordance with U.S. GAAP, the Company is required to evaluate whether there are conditions or events that exist as of the date of issuance of these consolidated financial statements that raise doubt as to the Company’s ability to continue as a going concern within the twelve months following issuance.
On April 30, 2021, the Company completed a financing transaction whereby it issued a $172,000 term loan due April 2022 (the “2021 Term Loan”) in order to finance the acquisitions of Centex Machine and Welding, Inc.

(“Centex”), Laser Manufacturing, Inc. (“Laser”), Sureshot Precision, LLC d/b/a Micropulse West (“Micropule West”), and Precision Process Corporation (“PPC”), as well as to refinance the Company’s existing debt, as described in Note 8.
As the Company does not have sufficient cash on hand and cash flow from operations to repay the 2021 Term Loan, the maturity of the 2021 Term Loan raises substantial doubt about our ability to continue as a going concern within the next twelve months. If we are unable to repay, refinance or restructure our 2021 Term Loan, our assets may not be sufficient to repay in full the amounts owed.
To address the upcoming maturity of the 2021 Term Loan, the Company has entered into a new credit facility with its existing creditors (the “New Credit Agreement”). The New Credit Agreement includes a $50,000 revolving credit facility and $125,000 term loan and matures in 2026. The proceeds from these loans will be used to repay the 2021 Term Loan.
The funding of the New Credit Agreement is contingent on the Company closing a definitive business combination with a publicly traded Special Purpose Acquisition Company (“SPAC”) before April 9, 2022 (the “SPAC Transaction”). In addition, the cash proceeds of such SPAC Transaction must be in excess of $313,000, or a lesser amount if mutually agreed by the Company and the SPAC.
The Company intends to use the proceeds from the New Credit Agreement to repay the 2021 Term Loan. If the SPAC Transaction is not completed prior to April 9, 2022, the Company will not receive any funds nor incur any indebtedness from the New Credit Agreement. Given the SPAC Transaction will be subject to regulatory and market conditions, approval by a SPAC’s shareholders, and the SPAC securing adequate financing, it is not within the Company’s control and therefore cannot be deemed probable as of the issuance of these consolidated financial statements. As a result, the Company has concluded that management’s plans described above do not alleviate substantial doubt about the Company’s ability to continue as a going concern for the next twelve months.
The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Accordingly, the financial statements have been prepared on a basis that assumes the Company will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business.
Note 2 — Significant Accounting Policies
Basis of Presentation of the Consolidated Financial Statements
The consolidated financial statements of the Company are comprised of the Company’s subsidiaries from the date on which they were acquired. Each subsidiary is wholly owned by either MCT Holdings or Incodema Holdings, both of which are wholly owned by the Company. The Company’s subsidiaries include: Midwest Composite Technologies, LLC (a Wisconsin Limited Liability Company); Kemeera LLC (a California Limited Liability Company); ICO Mold, LLC (a Delaware Limited Liability Company), Incodema, LLC (a New York Limited Liability Company); Newchem, LLC (a New York Limited Liability Company); Dahlquist Machine, LLC (a Minnesota Limited Liability Company); Majestic Metals, LLC (a Colorado Limited Liability Company); and Mark Two Engineering, LLC (a Florida Limited Liability Company).
The Consolidated Financial Statements as of December 31, 2020 and 2019 have been prepared in accordance with accounting principles generally accepted in the United States of America. All material intercompany accounts and transactions have been eliminated in consolidation.

COVID-19
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus as a “pandemic”. First identified in late 2019 and now known as
COVID-19,
the outbreak has impacted millions of individuals worldwide. As of the date of issuance of the Consolidated Financial Statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the Consolidated Balance Sheet dates, as no triggering events or changes in circumstances had occurred as of year-end;
however, due to uncertainty surrounding the situation, and specifically as it pertains to the current global supply chain disruptions, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time.
Correction of an Immaterial Error
The Consolidated Balance Sheet as of December 31, 2020 includes the correction of an immaterial error related to contingent consideration. The correction relates to a reclassification of certain amounts between assets and liabilities comprised of a decrease in (short-term) contingent consideration of $8,726, a decrease to accounts receivable of $101, and decrease to other current assets of $144, a decrease to property and equipment, net of $418, a decrease to other non-current assets of $48, an increase to accounts payable of $253, an increase of $389 to other non-current liabilities, and an increase to long-term contingent consideration of $7,373.
Cash and Cash Equivalents
Cash and cash equivalents include cash and other short-term investments with original maturities of three months or less at the date of purchase. The Company maintains cash in bank deposit accounts which at times may exceed federally insured deposit limits. The Company has not experienced any losses on such accounts and considers such associated credit risk to be immaterial to the Company’s financial statements.
Credit Risk, Major Customers, and Suppliers
The Company extends trade credit to its customers on terms that are generally practiced in the industry. During the years ended December 31, 2020 and 2019, the Company did not have any customers that accounted for more than 10% of revenue. During the years ended December 31, 2020 and 2019, approximately 19% and 12%, respectively, of inventory purchases were from a single related party supplier, Fathom Precision International Ltd. See Note 15.
Trade Accounts Receivable, Unbilled Revenue and Allowance for Doubtful Accounts
Accounts receivable are stated at net invoice amounts. Unbilled revenue represents receivables due from customers as either the performance obligation has been completed for revenue recognized over time or the product has shipped and the customer invoice has yet to be generated. The balance in unbilled revenue, included in accounts receivable, was $173 and $634 as of December 31, 2020 and 2019, respectively. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for the remaining accounts receivable that have not been specifically assessed based on historical loss experience as well as geographic and general economic conditions. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. The allowance for doubtful accounts on accounts receivable balances was $649 as of December 31, 2020 and $386 as of December 31, 2019.
Inventory
Inventory is stated at the lower of cost or net realizable value (“NRV”), with NRV based on selling prices in the ordinary course of business, less costs of completion, disposal, and transportation. Costs are determined on the first-in,
first-out
(“FIFO”) method.

Property and Equipment
Property and equipment are recorded at cost or fair value, if acquired in the business combinations, as described in Note 3. The straight-line method is used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives. The cost of leasehold improvements are amortized over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.

Asset	Useful Lives (In Years)
Property and leasehold Improvements	4-20
Machinery & equipment	1-6
Furniture & fixtures	1-7
Vehicles and equipment	1-4
Capitalized software	1-2
Goodwill
The Company recognizes goodwill in accordance with ASC 350,
Intangibles—Goodwill and Other.
Goodwill is the excess of costs of an acquired entity over the amounts assigned to assets acquired and liabilities assumed in a business combination. Goodwill is not amortized. Goodwill is tested for impairment annually on October 1st of each year and is tested for impairment between annual tests if an event occurs or circumstances change that would indicate the carrying amount may be impaired. During the years ended December 31, 2020 and 2019, the Company performed a quantitative analysis, which indicated that no impairment charges for goodwill were required to be recognized.
Intangible Assets
Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. During 2019 and 2020 there were no impairments of intangible assets.
Foreign Currency Exchange and Translation
The expression of assets and liabilities in a foreign currency amount gives rise to exchange gains and losses when such obligations are paid in United States dollars. Foreign currency exchange rate adjustment (i.e., differences between amounts recorded and actual amounts owed or paid) are reported in the Consolidated Statements of Comprehensive Loss as foreign currency fluctuations occur. Foreign currency exchange rate adjustments are reported in the Consolidated Statements of Cash Flows using the exchange rates in effect at the time of the cash flows. Adjustments for the years ended December 31, 2020 and 2019 were immaterial.
Assets and liabilities of the Company’s operations in China are translated into U.S. dollars at the rate of exchange in effect at the close of the period. Income and expenses are translated at an average rate of exchange for the period. The aggregate effect of translating the financial statements is included in other comprehensive loss.
Fair Value Measurements
Accounting standards require certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the inputs and valuation techniques used to measure fair value. There are three levels of inputs that may be used to measure fair value:
Fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.
Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques considering the characteristics of the asset.
In instances whereby inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.
Debt Issuance Costs
Debt issuance costs were incurred by the Company in connection with obtaining the debt to finance the acquisitions disclosed in Note 3. If such financing is settled or replaced prior to maturity with debt instruments that have substantially different terms, the settlement is treated as an extinguishment and the unamortized costs are charged to gain or loss on extinguishment of debt. If such financing is settled or replaced with debt instruments from the same lender that do not have substantially different terms, the new debt agreement is accounted for as a modification of the prior debt agreement and the unamortized costs remain capitalized, the new original issuance discount costs are capitalized, and any new third-party costs are charged to expense. These costs are recorded as a reduction in the recorded balance of the outstanding debt. The costs are amortized over the term of the related debt and reported as a component of interest expense by using the straight-line method which is not materially different than the effective interest method.
Revenue Recognition
On January 1, 2019, the Company adopted ASC 606,
Revenue from Contracts with Customers
, using the modified retrospective approach. Most of the Company’s revenue has one performance obligation and is recognized on a point-in-time
basis upon shipment. The majority of the Company’s injection molding contracts have multiple performance obligations including one obligation to produce the mold and sample part and a second obligation to produce production parts. For injection molding contracts with multiple performance obligations, the Company allocates revenue to each performance obligation based on its relative standalone selling price and recognizes revenue for each performance obligation on a point-in-time
basis upon shipment. We generally determine standalone selling price based on the price charged to customers. The Company’s payments terms are consistent with industry standards and never exceed 12 months.
Income Taxes
As a limited liability company, the Company has elected to report as a partnership for federal and state income tax purposes at a consolidated level. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro-rata
ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement. The Company is subject to certain state and local income and franchise taxes, which are included in the Consolidated Statements of Comprehensive Loss as other income, net. In addition, MCT Holding’s wholly owned subsidiary, ICO Mold (Shenzhen), LLC, is subject to income within the jurisdiction of the People’s Republic of China. Foreign income tax expense was insignificant during both the year ended December 31, 2020 and the year ended December 31, 2019.

Other Comprehensive Loss
Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income. Certain changes in assets and liabilities, however, such as foreign currency translation adjustments, are reported as a direct adjustment to the equity section of the Consolidated Balance Sheets. Such items, along with net income, are considered components of comprehensive loss.
Use of Estimates
The preparation of Consolidated Financial Statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Recent Accounting Pronouncements
The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”)
2016-02,
Leases
, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use
asset and related lease liability for all leases, with a limited exception for short-term leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 9, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to
use asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
The FASB issued ASU
2016-13,
 Financial Instruments—Credit Losses: Measurement of Credit Losses on Financial Instruments (Topic 326)
, which amends the impairment model by requiring entities to use a forward-looking approach based on expected losses to estimate credit losses on certain types of financial instruments, including trade receivables and available for sale debt securities. ASU
2016-13
is effective for fiscal years beginning after December 15, 2022, with early adoption permitted. The Company continues to evaluate the impact of this ASU on its Consolidated Financial Statements.
The FASB issued ASU
2018-15,
Customer’s Accounting for Implementation Costs Incurred in a Cloud Computing Arrangement That is a Service Contract,
which requires a customer in a cloud computing arrangement that is a service contract to follow the internal-use
software guidance in ASC Topic
350-40
to determine which implementation costs to defer and recognize as an asset. ASU
2018-15
will be effective for annual periods, and interim periods within annual periods, beginning after December 15, 2020 and interim periods within annual periods beginning after December 15, 2021. Early adoption is permitted, including adoption in any interim period, for all entities. The Company continues to evaluate the impact the adoption of ASU
2018-15
will have on its Consolidated Financial Statements.
The FASB issued ASU
2019-12,
 Income Taxes (Topic

): Simplifying the Accounting for Income Taxes
 (ASU
2019-12
). ASU
2019-12
 attempts to simplify aspects of accounting for franchise taxes and enacted changes in tax laws or rates and clarifies the accounting for transactions that result in a step-up
in the tax basis of goodwill. ASU
2019-12
 is effective for fiscal years beginning after
December 15, 2020,
 including interim periods within that fiscal year. The Company does not anticipate any material impact on the Company’s Consolidated Financial Statements upon adoption.

The FASB issued ASU
2020-04,
Facilitating the effects of Reference Rate Reform on Financial Reporting
, which provide optional expedients and exceptions for applying generally accepted accounting principles (“GAAP”) to contracts, hedging relationships, and other transactions affected by reference rate reform if certain criteria are met. The amendments in this Update apply only to contracts, hedging relationships, and other transactions that reference LIBOR or another reference rate expected to be discontinued because of reference rate reform. The expedients and exceptions provided by the amendments do not apply to contract modifications made and hedging relationships entered into or evaluated after December 31, 2022, except for hedging relationships existing as of December 31, 2022, that an entity has elected certain optional expedients for and that are retained through the end of the hedging relationship. The amendments in this Update are effective for all entities as of March 12, 2020 through December 31, 2022. The Company continues to evaluate the impact of the adoption of ASU
2020-04
will have on its Consolidated Financial Statements.
Note 3 — Business Combination
The transactions below met the requirements to be considered a business combination under ASC 805. The accounts, affected for preliminary adjustments to reflect fair market values assigned to assets purchased and liabilities assumed, and results of operations, are included in the Company’s Consolidated Financial Statements from the date of acquisition. The Company has allocated the purchase price to the tangible and identifiable intangible assets based on their estimated fair market values at the acquisition date as required under ASC 805. The excess of the purchase price over the fair value of the net identifiable tangible and intangible assets was recorded as goodwill.
Acquisition of Kemeera, LLC. d/b/a FATHOM
MCT Group Holdings, LLC completed an acquisition of Kemeera, LLC d/b/a FATHOM (“FATHOM”) on September 23, 2019 in which it acquired 100 percent of the membership interest of FATHOM. FATHOM provides a mix of prototype and production manufacturing services in addition to development and engineering services. FATHOM’s prototype services include 3D printing and additive manufacturing, CNC machining, urethane casting, tooling, injection molding, and part assembly and finishing. Additional services include industrial and engineering support and contract research and development projections. The primary reason for the acquisition was to expand the Company’s capabilities in
3-D
printing and manufacturing and expand its customer base of high-quality manufacturing and industrial technology companies in North America.
The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

Consideration (in thousands)
Cash	$26,912
Equity instruments	2,923

Fair value of total consideration transferred	$29,835

The consideration excludes $1,094 of buyer transaction expenses that are included in other expenses within the accompanying Consolidated Statements of Comprehensive Loss.

The following table sets forth the fair values of the assets acquired and liabilities assumed in connection with the acquisition of FATHOM (in thousands):

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$125
Accounts receivable	2,298
Inventory	333
Prepaid expenses	351
Fixed assets	4,627
Intangible assets	14,100

Total assets acquired	21,834

Accounts payable	1,852
Accrued expenses	491
Other current liabilities	141
Taxes payable	158
Long-term debt	63

Total liabilities assumed	2,705

Total identifiable net assets	19,129

Goodwill	$10,706

Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value	Estimated Life (Years)
Trade name	$4,300	15
Customer relationships	5,300	10
Developed technology	4,500	5

Total Intangible assets	$14,100
The amounts of revenue and net (loss) income of FATHOM since the acquisition date included in the Consolidated Statements of Comprehensive Loss for the reporting periods are as follows:

(in thousands)	2020	2019
Revenue	$20,899	$6,569

Net income (loss)	$370	$(1,488)

Acquisition of ICO Mold, LLC
MCT Group Holdings, LLC completed an acquisition of ICO Mold, LLC and its subsidiary ICO Mold (Shenzhen), LLC (collectively, “ICO Mold”) on December 2, 2019 in which it acquired 100 percent of the membership interest of ICO Mold. ICO Mold is a custom plastic manufacturer servicing customers in a variety of industries that provides custom plastic injection molding, CNC machining of plastic and metal, and urethane casting. The primary reason for the acquisition was to both expand the Company’s capabilities into injection molding with high-quality manufacturing and industrial technology companies in North America and expand manufacturing capability in China.

The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

Consideration (in thousands)
Cash	$15,998
Equity instruments	3,219

Fair value of total consideration transferred	$19,217

The consideration excludes $965 of buyer transaction expenses that are included in other expenses within the accompanying Consolidated Statements of Comprehensive Loss. The Company paid a transaction fee of $230 to an affiliate of the majority member of the Company.
The following table sets forth the fair values of the assets acquired and liabilities assumed in connection with the acquisition of ICO Mold (in thousands):

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$105
Accounts receivable	800
Inventory	88
Prepaid expenses	20
Fixed assets	62
Intangible assets	5,500

Total assets acquired	6,575

Accounts payable	678
Accrued expenses	194
Taxes payable	12

Total liabilities assumed	884

Total identifiable net assets	5,691

Goodwill	$13,526

Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value	Estimated Life (Years)
Trade name	$700	5
Customer relationships	3,500	6
Developed software	1,300	5

Total intangible assets	$5,500
The amounts of revenue and net (loss) income of ICO Mold since the acquisition date included in the Consolidated Statements of Comprehensive Loss for the reporting periods are as follows:

(in thousands)	2020	2019
Revenue	$10,884	$672

Net income (loss)	$641	$(982)

Acquisition of Incodema, LLC and Newchem, LLC
Incodema Holdings, LLC completed acquisitions of Incodema, LLC (“Incodema”) and Newchem, LLC (“Newchem”) on July 27, 2020 in which it acquired 100 percent of the membership interests of Incodema and Newchem. Both entities are wholly owned entities of Incodema Holdings. Incodema is a prototype and short run sheet metal stamping provider which produces high quality items such as sheet metal stampings, intricate metal formings, short run production stamping, and laser cutting. Newchem is a photochemical milling company whose process involves coating material specified with a light sensitive polymer, imaging with a photo tool using UV light, developing and then chemically etching. The acquisition is consistent with the Company’s mission to expand its high-quality manufacturing and industrial technology capabilities in North America.
The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

Consideration (in thousands)	Incodema	Newchem	Total
Cash	$30,948	$6,320	$37,268
Equity instruments	$920	$183	$1,103
Contingent consideration	$8,696	$—	$8,696

Fair value of total consideration transferred	$40,564	$6,503	$47,067

The consideration transferred is subject to customary working capital settlements in the post-combination period. The consideration excludes $1,489 of buyer transaction expenses that are included in other expenses within the accompanying Consolidated Statements of Comprehensive Loss. The Company paid a transaction fee of $400 to an affiliate of the majority member of the Company.
The following table sets forth the preliminary fair values of the assets acquired and liabilities assumed in connection with the acquisition of Incodema and Newchem (in thousands):

	Acquisition Date Fair Value
	Incodema	Newchem
Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$63	$69
Accounts receivable	2,370	741
Inventory	735	487
Other current assets	3	1
Prepaid expenses	77	8
Fixed assets	2,277	1,949
Intangible assets	19,300	2,800

Total assets acquired	24,825	6,055

Accounts payable	324	223
Accrued expenses	110	35
Other current liabilities	286	61

Total liabilities assumed	720	319

Total identifiable net assets	$24,105	$5,736

Goodwill	16,459	767

Additional contingent consideration is due to the seller of Incodema based upon the Gross Profit of a specified product sold by Incodema for the years ending December 31, 2020, 2021, and 2022. The Company expects that the aggregate undiscounted payments under the contingent consideration arrangement will be $3,260, $3,480 and $3,020 in the years ended December 31, 2021, 2022 and 2023, respectively.

Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value - Incodema	Estimated Life (Years)
Trade name	$2,700	15
Customer relationships	11,500	9
Developed software	5,100	5

Total intangible assets	$19,300

	Acquisition Date Fair Value - Newchem	Estimated Life (Years)
Trade name	$300	5
Customer relationships	2,500	16

Total intangible assets	$2,800
The amounts of revenue and net (loss) income of Incodema since the acquisition date included in the Consolidated Statements of Comprehensive Loss for the reporting periods are as follows:

(in thousands)	2020
Revenue	$6,900

Net loss	$(1,085)

The amounts of revenue and net income of Newchem since the acquisition date included in the Consolidated Statements of Comprehensive Loss for the reporting periods are as follows:

(in thousands)	2020
Revenue	$2,369

Net income	$184

Acquisition of Dahlquist Machine, LLC
Incodema Holdings, LLC completed an acquisition of Dahlquist Machine, LLC (“Dahlquist”) on December 16, 2020 in which it acquired 100 percent of the membership interest of Dahlquist. In conjunction with the equity purchase, the Company acquired the real estate in which Dahlquist Machine, LLC performs their operations. Dahlquist is a precision machining company with state-of-the-art
computer numerical control (CNC) mills and lathes, specializing in high-speed precision machining of light metals, aluminum, and plastics. The acquisition is consistent with the Company’s mission to acquire high-quality manufacturing and industrial technology companies in North America.
The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

Consideration (in thousands)
Cash	$16,098
Equity instruments	368
Contingent consideration	1,166

Fair value of total consideration transferred	$17,632

The consideration transferred is subject to customary working capital settlements in the post-combination period. The consideration excludes $804 of buyer transaction expenses that are included in other expenses within the accompanying Consolidated Statements of Comprehensive Loss. The Company paid a transaction fee of $252 to an affiliate of the majority member of the Company.
The following table sets forth the preliminary fair values of the assets acquired and liabilities assumed in connection with the acquisition of Dahlquist (in thousands):

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$357
Accounts receivable	1,215
Inventory	1,597
Indemnification asset - PPP Loan	518
Prepaid expenses	8
Fixed assets	3,753
Intangible assets	8,300

Total assets acquired	15,748

Accounts payable	68
Paycheck Protection Program (PPP) loan	518
Accrued expenses	475

Total liabilities assumed	1,061

Total identifiable net assets	14,687

Goodwill	$2,945

Additional contingent consideration is due to the seller of Dahlquist. The earnout is based upon the Company’s reported earnings before interest, taxes, depreciation, and amortization for the trailing twelve-month period ending June 30, 2021. The maximum amount payable under the arrangement is $4,600. The Company expects that the aggregate undiscounted payments under the contingent consideration arrangement will range from $600 to $4,600.
Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value	Estimated Life (Years)
Trade name	$500	5
Customer relationships	7,800	14

Total intangible assets	$8,300
The amounts of revenue and net (loss) income of Dahlquist since the acquisition date included in the Consolidated Statements of Comprehensive Loss for the reporting periods are as follows:

(in thousands)	2020
Revenue	$310

Net loss	$(940)

Acquisition of Majestic Metals, LLC
Incodema Holdings, LLC completed an acquisition of Majestic Metals, LLC (“Majestic”) on December 17, 2020 in which it acquired 100 percent of the membership interest of Majestic. Majestic is a precision sheet metal fabricator and has evolved into one of the most progressive precision sheet metal products manufacturers in the nation. The acquisition is consistent with the Company’s mission to expand its high-quality manufacturing and industrial technology capabilities in North America.
The transaction was accounted for using the acquisition method of accounting and the fair value of the total purchase consideration transferred consisted of the following:

Consideration (in thousands)
Cash	$33,557
Equity instruments	1,471

Fair value of total consideration transferred	$35,028

The consideration transferred is subject to customary working capital settlements in the post-combination period. The consideration excludes $1,145 of buyer transaction expenses that are included in other expenses within the accompanying Consolidated Statements of Comprehensive Loss. The Company paid a transaction fee of $361 to an affiliate of the majority member of the Company.
The following table sets forth the preliminary fair values of the assets acquired and liabilities assumed in connection with the acquisition (in thousands):

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$—
Accounts receivable	2,645
Inventory	1,184
Other current assets	30
Prepaid expenses	201
Fixed assets	4,229
Intangible assets	20,100

Total assets acquired	28,389

Accounts payable	244
Accrued expenses	231
Other current liabilities	644

Total liabilities assumed	1,119

Total identifiable net assets	27,270

Goodwill	$7,758

Below is a summary of the intangible assets acquired in the acquisition (in thousands):

	Acquisition Date Fair Value	Estimated Life (Years)
Trade name	$1,500	5
Customer relationships	18,600	16

Total intangible assets	$20,100

The amounts of revenue and net (loss) income of Majestic since the acquisition date included in the Consolidated Statements of Comprehensive Loss for the reporting periods are as follows:

(in thousands)	2020
Revenue	$911

Net loss	$(1,129)

Other acquisitions
Midwest Composite Technologies, LLC purchased substantially all assets and property, and agreed to assume certain liabilities of GPI Prototype & Manufacturing Services, LLC (“GPI”) on August 18, 2020 for a total consideration transferred of $2,441. The primary reason for the acquisition was to expand the Company’s capabilities in
3-D
printing as well as expand its customer based with high-quality manufacturing and industrial technology companies in North America.
Incodema Buyer LLC completed an acquisition of Mark Two Engineering, LLC (“Mark Two”) on December 18, 2020 in which it acquired 100 percent of the membership interest of Mark Two for a total consideration transferred of $6,639. Mark Two is a contract manufacturing firm that specializes in rapid prototyping, complex high-precision component machining and manufacturing in the Medical Device and Aerospace industries. The acquisition is consistent with the Company’s mission to expand its high-quality manufacturing and industrial technology capabilities in North America.
Supplemental and Unaudited Pro Forma Information
The following unaudited supplemental pro forma information summarizes the combined results of operations for the above-described transactions as if the transactions had occurred on the following dates

•	January 1, 2018 for the FATHOM and ICO Mold transactions.

•	January 1, 2019 for the Incodema, Newchem, GPI, Dahlquist, Majestic, and Mark Two transactions.

	2020	2019
Revenue	$110,583	$97,020

Net income (loss)	$(7,441)	$(11,223)

The supplemental and unaudited pro forma net income (loss) includes the following adjustments:

•	Adjustment to fair value write-up of inventory sold for the years ended December 31, 2020 and 2019 of $649 and $(649), respectively.

•	Adjustment to PPE depreciation for the years ended December 31, 2020 and 2019 of $2,282 and $2,139, respectively.

•	Adjustment to amortization of intangible assets for the years ended December 31, 2020 and 2019 of $3,821 and $7,223, respectively.

•	Adjustment to interest expense for the years ended December 31, 2020 and 2019 of $3,659 and $4,923, respectively.
The historical financial information has been adjusted by applying the Company’s accounting policies and giving effect to the pro forma adjustments, which consist of (i) amortization expense associated with identified intangible assets; (ii) depreciation of fixed asset step-up
(for
pre-acquisition
periods only); (iii) accretion of inventory
step-up
value; (iv) interest expense related to the acquisition-related financing; and (v) transaction-related costs. The pro forma consolidated results are not necessarily indicative of what the consolidated results would have been had the acquisitions been completed on January 1, 2018 and January 2019. The pro forma consolidated results do not purport to project future results of combined operations, nor do they reflect the expected realization of any revenue or cost synergies.

Note 4 — Revenue
The Company accounts for revenue in accordance with ASC 606,
Revenue from Contracts with Customers
, which the Company adopted on January 1, 2019, using the modified retrospective method. The adoption of ASC 606 did not have a material impact on our Consolidated Financial Statements.
Revenue is recognized in five steps. The Company identifies the contract with the customer, identifies the performance obligations in the contract, determines the transaction price, allocates the transaction price to the performance obligations, and recognizes revenue when (or as) each performance obligation is satisfied. Collectability is a required component of a valid contract. The Company assesses collectability based on a number of factors, including the customer’s past payment history and current creditworthiness. If collectability is not considered probable at inception, the Company will not have a valid contract.
The Company provides high quality, advanced rapid prototyping, precision manufacturing and finishing services in low-to-mid
volume production scenarios. The Company’s suite of
on-demand
digital manufacturing services includes additive manufacturing, machining, and molding technologies as well as sheet metal cutting, etching, and forming solutions for customers in the aerospace and defense, electronics, medical, automotive, consumer, and industrial industries, among others. As a result, the majority of revenue recognized in a reporting period is based on completed, invoiced contracts.
A performance obligation is a promise in a contract to transfer a distinct good or service to the customer, and is the unit of account in ASC 606. The majority of the Company’s Additive Manufacturing, CNC Machining, Urethane Casting, Precision Sheet Metal, and Chemical Etching contracts have a single performance obligation. The majority of the Company’s injection molding contracts have multiple performance obligations including one obligation to produce the mold and sample part and a second obligation to produce production parts. For injection molding contracts with multiple performance obligations, we allocate revenue to each performance obligation based on its relative standalone selling price. We generally determine standalone selling price based on the price charged to customers.
Below is a listing of the Company’s major sales product lines and their recognition patterns:
Additive Manufacturing
Our Additive Manufacturing product line utilizes plastic and metal 3D printing technology to provide a wide-variety of high-quality, precision rapid prototyping solutions and low volume production. Performance obligations are dictated by the contractual shipping terms agreed upon by the Company and its customers. Revenue is recognized at a point in time based on shipping terms.
Injection Molding
Our Injection Molding product line uses our 3D CAD machining technology for the automated design and manufacture custom tooling and small to medium part production runs. Tooling and sampling production and part production runs are recognized at a point in time based on shipping terms.
Computer Numerical Control (“CNC”) Machining
Our CNC Machining product line delivers high-quality precision parts by way of modern machining methods to drive more outstanding results. Performance obligations are dictated by the contractual shipping terms agreed upon by the Company and its customers. Revenue is recognized at a point in time based on shipping terms.

Precision Sheet Metal
Our Precision Sheet Metal product line includes efficient quick-turn custom sheet metal parts from prototype to mid-volume
production runs. In addition, the Precision Sheet Metal product line includes chemical etching. Chemical etching provides customers the ability to quickly make complex precision parts and decorative items – beyond hard tool capability and without the cost – fabricated in dead soft or full hard material without burrs or metal distortion. Performance obligations for the Precision Sheet Metal product line are dictated by the contractual shipping terms agreed upon by the Company and its customers. Revenue is recognized at a point in time based on shipping terms.
Other Product Lines
Urethane Casting
Our Urethane Casting product line is most commonly used during prototyping, including finished looking parts for final tests and presentations, and low volume production. Performance obligations are dictated by the contractual shipping terms agreed upon by the Company and its customers. Revenue is recognized at a point in time based on shipping terms.
The remaining other product lines include, but are not limited to, in-house
assistance, and industrial design, engineering services, finishing and assembly services, and customer crating and packaging. Revenue is recognized over time for professional services based on hours incurred as periodically invoiced and at a point in time based on shipping terms for the other manufacturing-related services. Services related revenues are immaterial to the Company’s consolidated financial statements.
Revenue by product line for the years ended December 31, 2020 and 2019 was as follows:

	Year ended December 31,
(in thousands)	2020	2019
Revenue:
Additive manufacturing	$19,032	$11,461
Injection molding	17,093	2,056
CNC machining	9,173	3,833
Precision sheet metal	9,811	—
Other revenue	6,180	3,268

Total revenue	$61,289	$20,618

The Company generally expenses sales commissions when incurred because the amortization period would have been one year or less. These costs are recorded within selling, general, and administrative expenses.
The Company’s deferred revenue balance as of December 31, 2020 and 2019 is $1,210 and $368, respectively. Deferred revenue is the result of billings in excess of revenue being recognized and is recorded in other current liabilities on the Company’s balance sheet. Deferred revenue is recognized fully in the following period due to the short-term nature of the customer contracts.
Note 5 — Inventory
Inventory consists primarily of finished goods, raw materials and work in process, which are recorded at the lower of cost or net realizable value, which approximates first-in,
first-out
(“FIFO”) cost. The Company periodically reviews its inventory for slow-moving, damaged and discontinued items and writes down such items identified to their net recoverable amounts.

The Company’s inventory consisted of the following at December 31, 2020 and 2019, respectively (in thousands):

	December 31, 2020	December 31, 2019
Finished goods	$1,351	$352
Raw materials	2,277	1,272
Work in process	2,359	73
Tooling	338	—

Total	$6,325	$1,697

Note 6 — Property and Equipment
Property and equipment consist of the following as of December 31, 2020 and 2019, respectively (in thousands):

	December 31, 2020	December 31, 2019
Machinery & equipment	$25,214	$10,600
Furniture & fixtures	812	397
Property and leasehold Improvements	2,838	720
Construction in progress	576	256

	$29,440	11,973
Accumulated depreciation and amortization	(3,054)	(1,164)

Total	$26,386	$10,809

Depreciation and amortization expense included in operating expenses for the years ended December 31, 2020 and 2019 was $598 and $135, respectively. Depreciation and amortization expense included in cost of revenues for the years ended December 31, 2020 and 2019 was $2,567 and $1,054, respectively.
Note 7 — Goodwill and Intangible Assets
The changes in the carrying amount of goodwill for the years ended December 31, 2020 and 2019 were as follows:

(in thousands)	Dec. 31, 2018	Goodwill acquired during 2019	Dec. 31, 2019	Goodwill acquired during 2020	Dec. 31, 2020
Goodwill	$8,775	$24,232	$33,007	$30,208	$63,215

Intangible assets other than goodwill for the years ended December 31, 2020 and 2019 were as follows:

	Year Ended December 31, 2020			Year Ended December 31, 2019
(in thousands)	Gross	Accumulated Amortization	Net	Gross	Accumulated Amortization	Net	Useful Life (in years)	Weighted Average Useful Life Remaining (in years)
Trade name	$12,200	$919	$11,281	$6,800	$249	$6,551	5-15	12.7
Customer relationships	67,600	4,448	63,152	25,600	1,591	24,009	5-16	13.3
Developed software	6,400	720	5,680	1,300	21	1,279	5	4.5
Developed technology	4,500	1,147	3,353	4,500	244	4,256	5	3.7

Total intangible assets	$90,700	$7,234	$83,466	$38,200	$2,105	$36,095

Aggregate amortization expense was $5,129 and $1,714 for the years ended December 31, 2020 and 2019, respectively. There are no intangible assets, other than goodwill, with indefinite useful lives.
Estimated amortization expense for each of the next five years:

2021	$8,864
2022	$8,864
2023	$8,864
2024	$8,605
2025	$7,027
Thereafter	$41,242

Total	$83,466
Note 8 — Long-Term Debt
2018 and 2019 Credit Facilities
On August 31, 2018, the Company entered into a revolving credit agreement with a bank permitting aggregate borrowings of up to $1,500 pursuant to a secured, unsubordinated revolving credit facility with a maturity date of August 31, 2023. The revolving credit facility supports our operations and cash requirements. Under the agreement, the Company is subject to certain covenants, as discussed below. A commitment fee of 0.5% per annum is charged on the unused commitments. Borrowings under the revolving credit facility are available in U.S. Dollars and bear interest at a variable interest rate based on LIBOR plus a senior net leverage-based margin, which were 7.75% and 8.30% per annum as of December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, there were no outstanding borrowings on the revolving credit facility.
On August 31, 2018, the Company entered into a $15,000 term loan and a $10,000 delayed draw term loan credit agreement with a bank that provided a secured, unsubordinated term loan credit facility with a maturity of August 23, 2023. The loan is secured by pledged equity interests and the assets of the Company, including, but not limited to, cash and deposits, inventory, property, plant, and equipment, and intangible assets. The term loans support our acquisition growth strategy. Under the agreements, the Company is subject to certain covenants, as discussed below, and required to make quarterly principal installments through the end of the term. A draw down fee of 1% is charged on the delayed draw term loan. Borrowing under the term loan facility is in U.S. Dollars and bears interest at a variable interest rate based on LIBOR plus a senior net leverage-based margin, which were 7.75% and 8.30% per annum as of December 31, 2020 and 2019, respectively. The term loan credit facility resulted in issuance costs of which $390 were capitalized. The term loan credit facility combined with the revolving credit facility make up the “2018 Credit Facilities.”

On September 23, 2019, the Company entered into the second amendment to the 2018 Credit Facilities. Pursuant to the amendment, Fathom, acquired at the same time as the amendment, became a borrower under the credit agreement, and the total commitment on the delayed draw term loan was reduced from $10,000 to $8,500
On December 2, 2019, the Company entered into the third amendment to the 2018 Credit Facilities. Pursuant to the amendment, an additional $15,000 term loan was issued as part of financing for the ICOMold acquisition as described in Note 3. The amendment also established ICOMold as a borrower under the credit agreement, reduced the total commitment on the delayed draw term loan, reduced the original term loan principal, and resulted in additional issuance costs of $461 of which $344 was capitalized and $117 were expensed.
On May 31, 2020, the total commitment on the Delayed Draw Term Loan (“DDTL”) was reduced to $3,500. As per the agreement, the total commitment amount was to be reduced by any remaining unused commitment in excess of $3,500 on this date. Availability of advances from the delayed draw term loan expired on February 26, 2021.
On August 18, 2020, the Company drew $2,000 on the delayed draw term loan as part of financing for the GPI acquisition as described in Note 3.
The credit agreement requires annual mandatory prepayments based on a percentage of the Company’s excess cash flow defined by the credit agreement. As of December 31, 2020 and 2019, no additional prepayment was required related to the excess cash flow.
Under the credit agreement, the Company is subject to various financial covenants, including quarterly fixed-charge coverage ratio; total leverage ratio; and minimum earnings before interest, taxes, depreciation, and amortization (“EBITDA”). The credit facility also includes a capital expenditure limit of $3,100 and $2,750 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020 and 2019, as well as interim periods, the Company is in compliance with all covenant requirements. The 2018 DDTL had unused capacity of $510 and $7,507 as of December 31, 2020 and 2019, respectively. The 2018 Credit Facilities mature on August 31, 2023.
2020 Credit Facilities
On July 27, 2020, the Company entered into a $34,500 secured, unsubordinated credit facility with a financial institution, consisting of a $19,500 term loan and a $15,000 delayed draw term loan, with a maturity of July 27, 2026. At closing, $19,500 was funded and along with cash on the Company’s balance sheet, used to finance the acquisition of Incodema and Newchem as discussed in Note 3. The term loan credit facility resulted in issuance costs of $520, which were capitalized. The loan is secured by pledged equity interests and the assets of the Company, including, but not limited to, cash and deposits, inventory, property, plant, and equipment, and intangible assets. Under the agreements, the Company is subject to various financial covenants, including a fixed charge coverage ratio and total net leverage ratio, and required to make quarterly principal installments commencing on September 30, 2020 and March 31, 2021 through the end of the term in the amounts of $50 and $100 for the term loan and delayed draw term loan, respectively. Commencing with the year ending December 31, 2021, mandatory prepayments are required from the Company’s Excess Cash Flow, as defined by the Credit Agreement. Borrowing under the Term Loan Facility is in U.S. Dollars and bears interest at a variable interest rate based on LIBOR plus a net leverage-based margin, which was 7.738% per annum as of December 31, 2020.
On December 16, 2020, the Company entered into the first amendment to the 2020 Credit Facility. Pursuant to the amendment, the availability on the delayed draw term loan was increased to $40,500. The Company is charged a Commitment Fee of 0.5% for the initial 6 month period and 1.0% following the six month period on the unused portion of the delayed draw term loan. The amendment resulted in issuance costs of $692 of which

$660 were capitalized and $32 were expensed. Borrowings on the delayed draw term loan amount were not drawn until acquisitions of Dahlquist, Mark Two, and Majestic Metals beginning mid-December
as described in Note 3. The 2020 DDTL was fully drawn as of December 31, 2020.
The 2020 Credit Facilities mature on July 27, 2026.
Paycheck Protection Program Loan
During the year ended December 31, 2020, the Company received a Paycheck Protection Program (“PPP”) loan in the amount of $1,624 through the Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security (“CARES”) Act. At the time of submission of the application and at the time the PPP Loan was funded, the Company satisfied and the Company continues to satisfy all of the applicable criteria for the PPP Loan set forth in the Small Business Act (15 U.S.C. 636(a)) and the CARES Act. Under the terms of this program, the loan may be fully or partially forgiven if the loan proceeds are spent on qualifying expenses and if staffing level and salary maintenance requirements are met. The Company was permitted to use the funds on qualifying expenses over a covered period of up to 24 weeks. At the conclusion of the covered period, any balance that is not forgiven by the SBA will be repaid within two years from issuance date with interest accruing at a rate of 1.0 percent, with monthly payments of principal and interest beginning ten months after the conclusion of the covered period.
Additionally, the Company assumed additional PPP loans during the year ended December 31, 2020 in the amount of $991 through the acquisitions of Dahlquist and Mark Two as discussed in Note 3. For PPP loans assumed through these acquisitions (the “Assumed PPP Loans”), the applicable seller agreed to indemnify the Company of all losses which the Company may suffer, sustain or become subject to as a result of or related to any applicable Assumed PPP Loan. As such, an indemnification asset of $991 was recorded as of the acquisition of each company and the balance thereof is included in other assets.
Any request for forgiveness is subject to review and approval by the lender and the SBA, including review of qualifying expenditures and staffing and salary levels.
Subsequent to December 31, 2020, the Company has submitted requests for forgiveness. The Company expects to receive forgiveness for the entire loan balance in 2021. There can be no assurance that any portion of the PPP loans will be forgiven.

(in thousands)	As of December 31, 2020		As of December 31, 2019
Debt Description	Interest Rate	Amount	Interest Rate	Amount
2018 Term Loan, as amended	7.75%	$29,700	8.30%	$29,775
2018 DDTL	7.75%	2,990	8.30%	993
2020 Term Loan	3 month LIBOR + 7.50%	19,401		—
2020 DDTL	3 month LIBOR + 7.50%	40,500		—

Total principal long-term debt		92,591		30,768
Debt issuance costs		(1,867)		(862)
PPP and other loans		$2,615		—

Total debt		93,339		29,906
Less: current portion of long-term debt		2,853		309

Long-term debt, net of current portion		$90,486		$29,597

The balance of the above debt matures as follows:

2021	$2,853
2022	2,699
2023	31,614
2024	603
2025	603
Thereafter	56,834

Total	95,206
Interest on all debt is payable quarterly, with the unpaid amount due upon maturity. Interest expense associated with long-term debt for the years ended December 31, 2020 and 2019 was $3,665 and $1,616 respectively. Included in Interest expense, net on the accompanying Consolidated Statements of Comprehensive Loss is amortization of debt issuance costs of $205 and $56 that were expensed for the years ended December 31, 2020 and 2019, respectively.
Note 9 — Operating Leases
The Company accounts for leases in accordance with ASC 840, Leases. The Company enters into leases in the normal course of business primarily for office space, manufacturing facilities and certain company vehicles and equipment and finance leases for certain company equipment. The Company is obligated under non-cancellable
lease agreements for certain facilities, which frequently include renewal options and escalation clauses. For leases that contain predetermined fixed escalations, we recognize the related rent expense on a straight-line basis and record the difference between the recognized rent expense and amounts payable under the lease as Deferred Rent. The Company includes lease extension and termination options in the lease term if, after considering relevant economic factors, it is reasonably certain the Company will exercise the option. The Company’s leases have remaining lease terms ranging from 2 to 7 years.
The Company determines if an arrangement is a lease at inception. Operating leases are off balance sheet arrangements with rent expense included in Cost of revenue and Selling, general and administrative in the Consolidated Statements of Comprehensive Loss. Future noncancelable operating lease commitments are as follows (in thousands):

Year ended	Total
2021	$2,585
2022	2,179
2023	1,834
2024	1,030
2025	589
Thereafter	465

Total lease payments	$8,682
Rental expense was approximately $1,536 and $795 for the years ended December 31, 2020 and 2019, respectively. As of December 31, 2020, and 2019, deferred rent amounted to approximately $48 and $35, respectively, and was included in Other noncurrent liabilities.
Note 10 — Retirement Plans
The Company sponsors various 401(k) plans for substantially all domestic employees. The plans provide for the Company to make a discretionary matching contribution. Employer matching contributions to the plans totaled $330 and $96 for the years ended December 31, 2020 and 2019, respectively.

Note 11 — Other income and expense, net
Other Income and expense, net is comprised of the following for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Acquisition expenses	$3,765	$2,006
Change in fair value of contingent consideration	1,055	1,181
Other	1,515	—

Other expense	6,335	3,187
Gain on sale of assets	(214)	—
Other income	(371)	(189)

Other (income) and expense, net	5,750	2,998
Note 12 — Class A Contingently Redeemable Preferred Units
The Company has the following contingently redeemable preferred units issued and outstanding at December 31, 2020 and December 31, 2019 (in thousands, except unit and per unit data):

	Shares Authorized	Shares Issued and Outstanding	Original Issuance Price	Carrying value	Accumulated Unpaid Dividends	Amount contingently redeemable
Class A Preferred Units	1,167,418	1,167,418	$46.35	$54,105	$9,253	$63,358
The Company has the following contingently redeemable preferred units issued and outstanding at December 31, 2019 (in thousands, except unit and per unit data):

	Shares Authorized	Shares Issued and Outstanding	Original Issuance Price	Carrying value	Accumulated Unpaid Dividends	Amount contingently redeemable
Class A Preferred Units	702,493	702,493	$45.32	$31,836	$3,209	$35,045
The rights and preferences of holders of the redeemable convertible preferred stock are as follows:
Dividends
The Company’s Class A Contingently Redeemable Preferred Units (“Class A Preferred Units”) were issued at $100 par per unit and accumulate a preferred return at 8.0 percent, compounded on the first business day of each calendar quarter in respect of the prior calendar quarter.
The Company does not record any changes in carrying value of the Class A Preferred Units due to cumulative unpaid dividends. Dividends are accrued at the time they are declared by the Company’s Board of Managers. No dividends were declared or paid on the Class A Preferred Units in the years ended December 31, 2020 and December 31, 2019.
Voting Rights
Class A Contingently Redeemable Preferred unitholders are not entitled to voting rights.
Redemption
The Company shall make a distribution to each of the Class A Preferred unitholders in an amount equal to the aggregate Class A Preferred unpaid yield and Class A Preferred unreturned capital, effective upon the occurrence of any of the following events (referred to as a “redemption event”): the sale, lease, license, transfer, conveyance or other disposition of a majority of the assets of the subsidiaries of the Company; the merger, consolidation, recapitalization, reorganization or sale of securities; any merger, consolidation, joint venture or other business combination pursuant to which the Company is combined with that of a special purpose acquisition company or other blank-check company which has a class of equity securities publicly listed on a national securities exchange; or a Public Offering with respect to Holdings LLC or any of its Subsidiaries, the reorganization of Holdings LLC or any of its Subsidiaries from a limited liability company to a corporation (whether or not in connection with a Public Offering) or an election by Holdings LLC to be treated as a corporation for U.S. federal income tax purposes.
As a result, the Class A Preferred Units are recorded separately from members’ equity because they are redeemable upon the occurrence of redemption events that are considered not solely within the Company’s control.
The Company expensed issuance costs related to the Class A Preferred Stock as incurred for the twelve months ended December 31, 2020 and December 31, 2020. The amounts expensed were immaterial to the Company’s financial statements.
Note 13 — Members’ Equity
The Company’s equity consists of Class A Common Units and Class B Common Units.
See Note 3 for member units issued as part of business combination transactions in 2020 and 2019.
Unit holders of Class A common units Class B common units share equally in the undistributed income of the Company after consideration of the cumulative unpaid dividends related to the Class A Preferred Units. Allocations and distributions to incentive units are subject to certain participation thresholds set by the managers of Company. Unit holders of Class A Common Units are entitled to one vote per Class A Common Unit held and unit holders of Class B Common Units are not entitled to vote.
The following table represents a summary of the Company’s Member’s Equity as of December 31, 2020 and December 31, 2019:

	December 31, 2020	December 31, 2019
Class A Common Units	5,480,611	2,883,452
Class B Common Units	2,242,981	1,567,546

	December 31, 2020	December 31, 2019
Class A Common Units	$35,869	$18,701
Class B Common Units	14,450	10,467

	$50,319	$29,168
Note 14 — Earnings Per Unit
Basic and diluted earnings per common unit is presented in conformity with the two-class
method required for participating securities. The holders of the Company’s Class A Preferred Units are entitled to accrue cumulative dividends at the rate of 8% per annum. The Company considered its contingently redeemable preferred units to be participating securities and, in accordance with the two-class
method, earnings allocated to preferred units have been excluded from the computation of basic and diluted net income or loss per common unit.

Basic net income (loss) per unit is computed based on the weighted average number of common units outstanding. Diluted net income (loss) per unit is computed based on the weighted average number of common units outstanding, increased by the number of any additional units that would have been outstanding had any potentially dilutive common units been issued and reduced by the number of units the Company could have repurchased from the proceeds from issuance of the potentially dilutive units. The Company had no dilutive instruments outstanding as of December 31, 2020 and December 31, 2019. As a result, basic and diluted earnings per units are the same as of December 31, 2020 and December 31, 2019.
The Company’s Class A and Class B common units participate equally in the Company’s undistributed earnings. As such, the Company’s undistributed earnings are allocated pro-rata
to the Class A and Class B common units based on the weighted Class A common and Class B common units outstanding in 2020 and 2019 such that earnings per unit for Class A and Class B common units are the same in each period.
The computation of basic and diluted earnings per Class A common and Class B common unit for all periods disclosed was calculated using the shares issued to previous unitholders in connection with the Company’s reorganization on April 30 th
, 2021 which is further described in Note 1, Note 2, and Note 20.

	December 31, 2020		December 31, 2019
(in thousands, except for unit and per unit amounts)	Class A	Class B	Class A	Class B
Basic Earnings Per Unit:
Numerator
Net income (loss)	$(5,380)	$(2,584)	$(3,201)	$(1,571)
Less: annual dividends on redeemable preferred units	(4,083)	(1,961)	(1,753)	(860)

Net income (loss) attributable to common unitholders	(9,463)	(4,545)	(4,954)	(2,431)

Denominator
Weighted-average units used to compute basic earnings per unit	3,531,681	1,696,135	1,578,164	774,500
Basic Earnings Per Unit	$(2.68)	$(2.68)	$(3.14)	$(3.14)

Note 15 — Related Party Transactions
Affiliate Purchases
For the years ended December 31, 2020 and 2019, certain employees of the Company had a non-controlling
ownership interest in an affiliated entity, Fathom Precision International Ltd., which supplies services to the Company. Purchases from such affiliate totaled $6,438 and $1,092, respectively.
Management Fees
MCT Holdings and Incodema Holdings entered into a management services agreement with an entity related through common ownership to the majority member in August 2018 and July 2020, respectively. For the years ended December 31, 2020 and 2019, the Company incurred expenses related to such management fees of approximately $742 and $308, respectively.
See Note 3 for additional disclosure of transaction fees paid to the same entity related through common ownership to the majority member.

Note 16 — Share Based Compensation
The Company has two share-based compensation plans as described below. Total compensation cost that has been charged against income for those plans was $34 and $21 for 2020 and 2019, respectively.
MCT Holdings 2019 Phantom Equity Bonus Plan (the “MCT Plan”) and Incodema Holdings’ 2020 Phantom Equity Bonus Plan (the “Incodema Plan”), both of which are unitholder approved, permit the grant of phantom units to eligible employee recipients for up to 10,000 phantom units for each respective plan. The awards were established for the purpose of providing recipients with a financial incentive through the opportunity to earn bonus compensation tied to appreciation in the equity value of MCT Holdings and Incodema Holdings, respectively.
The awards under both plans have two vesting components: (1) time vesting and; (2) performance vesting. A quarter (25%) of the awards vest ratably, in equal installments, on each of first four employment commencement date anniversaries or vest in full upon the consummation of the sale of the Company. The remaining three-quarters (75%) of the awards vest if the MCT Holdings and Incodema Holdings investors realize a Multiple on Invested Capital (“MOIC”) of at least 2x upon the consummation of such sale of each company.
The award units are representative of a percentage of the proceeds from the sale, allowing for up to 10,000 units to be awarded and 10% of the value of the sale to be paid-out
so long as the investors realize a MOIC of at least 2x for each respective company. The time vesting component, or service condition, is designed to retain talent for the lesser of four years or the consummation of the sale. As such, as long as grantees are in good standing with the company upon a sale, they are entitled to a minimum of a quarter (25%) of the units granted and the resulting payout regardless of the performance condition (outside of the Sale) being met.
Awards will be settled in cash based on the percentage of proceeds they represent in accordance with the outlined calculations in the plans. However, the administrator, in its sole discretion, can determine if any or all proceeds payable are to be in a form other than cash or marketable securities. Awards shall be payable in the same mix of consideration received by all such holders of equity in the company. If the administrator determines to pay such awards in a form other than cash, then the fair market value of such consideration shall be determined by the administrator in good faith.
The fair value of awards granted was determined using the Black-Scholes pricing model and the following weighted-average assumptions in the table below as of the grant date. Expected volatility is based on the historic volatility of our guideline companies, which we believe best represent our company.

	2020	2019
Risk-free interest rate	0.28%	2.24%
Expected Term	4.65	4.47
Expected Volatility	76.67%	73.55%
Expected dividend yield	0.00%	0.00%
The Company’s accounting policy is to record forfeitures as they occur, however there were no forfeitures in the years ended December 31, 2020 and 2019.
A summary of the activity in the plan for 2020 follows:

	Shares	Weighted-Average Grant-Date Fair Value
Nonvested at January 1, 2020	3,814	$96.74
Granted	5,250	51.02
Vested	380	90.07
Forfeited	—	—

Nonvested at December 31, 2020	8,684	$63.74

As of December 31, 2020, there was $554 of total unrecognized compensation cost related to the Phantom Units granted under the Plan. The cost is expected to be recognized over a weighted average period of 2.8 years. The total fair value of shares vested during the years ended December 31, 2020 was $34. No cash payments related to the Phantom Units were made during 2020.
A summary of the activity in the plan for 2019 follows:

	Shares	Weighted-Average Grant-Date Fair Value
Nonvested at January 1, 2019	—	$—
Granted	4,000	97.34
Vested	186	109.59
Forfeited	—	—

Nonvested at December 31, 2019	3,814	$96.74

As of December 31, 2019, there was $368 of total unrecognized compensation cost related to the Phantom Units granted under the Plan. The cost is expected to be recognized over a weighted average period of 3.8 years. The total fair value of shares vested during the years ended December 31, 2019 was $21. No cash payments related to the Phantom Units were made during 2019.
Note 17 — Fair Value Measurement
The Company used the following methods and significant assumptions to estimate fair value:
Contingent Consideration:
The fair values for earnouts payable are determined by using a discounted cash flow (“DCF”) approach with unobservable inputs and is classified as a Level 3 liability in the fair value hierarchy. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.
Assets and liabilities measured at fair value on a recurring basis, are summarized below:

	Fair Value Measurement at December 31, 2020 Using:
	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)	Total
Contingent consideration	$—	$—	$11,439	$11,439
The table below presents a reconciliation of all liabilities measured at fair value on a recurring basis using significant on observable inputs (Level 3) for the year ended December 31:

	Contingent Consideration
	2020	2019
Balance of recurring Level 3 liabilities at January 1	$—	$2,319
Total gains or losses for the period:
Included in earnings	1,055	1,181
Included in other comprehensive loss	—	—
Issuances	11,737	—
Payments	(1,353)	(3,500)
Transfers into Level 3	—	—
Transfers out of Level 3	—	—

Balance of recurring Level 3 liabilities at December 31	$11,439	$—

The following table presents quantitative information about recurring Level 3 fair value measurements at December 31, 2020:

Fair Value
December 31, 2020
Contingent consideration	$11,439
The valuation techniques used to determine the fair value of the contingent consideration as of December 31, 2020 included a combination of discounted cash flow, Black-Scholes-Merton model, and Monte Carlo simulation. The significant unobservable inputs used in the calculation of fair value include the discount rate, volatility, and credit spreads. The discount rates range from 2.9% to 18.8%, the volatility ranges from 15.3% to 80.2%, and the credit spreads range from 5.2% to 6.6%.
Note 18 — Commitments and Contingencies
PPP Loan Forgiveness and Indemnification Assets
As part of the Coronavirus Aid, Relief, and Economic Security Act of 2020 (“CARES Act”), certain companies were eligible to receive a Paycheck Protection Program (“PPP”) Loan, which is forgivable under the CARES Act as long as the loan proceeds are used for specific purposes. As disclosed in Note 3, the Company acquired certain businesses which had PPP Loan balances outstanding at the time of acquisition, and thus assumed the applicable PPP Loans. As part of these acquisitions, the Company agreed to take all actions reasonably required to pursue forgiveness of the loans in accordance with the CARES Act. In the event the Assumed PPP Loans are not approved for forgiveness by the U.S. Small Business Administration (“SBA”), the Company has the contractual right to require repayment from the former owners of the acquired businesses that received such loans. As of each acquisition date, an amount equal to the then outstanding principal balance of the Assumed PPP Loans was disbursed to an escrow account to be held until such time that the SBA determines whether the Assumed PPP Loans will be forgiven or not. In such case that the loan is forgiven by the SBA, the funds held in escrow will be distributed to the respective former owners of the applicable acquired business. In such case that the loan is not forgiven, the funds held in escrow will be distributed to the Company within 10 days of notice of the SBA’s decision not to forgive the Assumed PPP Loan. The term of the contractual guarantee from the sellers is from the date of acquisition until the date of the SBA’s forgiveness decision. The ultimate date of the SBA’s forgiveness decision is not known or knowable as of the date of the financial statements, but is reasonably expected to occur in fiscal 2021.
As a result of this contractual right to reimbursement, the Company is indemnified for the principal balance of the Assumed PPP Loans, either through forgiveness from the SBA or through reimbursement from the sellers. As such, the Company has recorded an indemnification asset equal to the principal balance of the PPP Loans assumed.
The total indemnification assets are recorded as other assets on the Company’s balance sheet as of December 31, 2020 in the amount of $991 as an offset to the Assumed PPP Loans acquired which are held at the following consolidated subsidiaries:

◾	Mark Two — $473 PPP Loan received on April 17, 2020.

◾	Dahlquist — $518 PPP loan received on April 21, 2020.
Litigation
The Company is subject to various claims and lawsuits that arise in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material effect on the consolidated financial position of the Company.

Additionally, the Company is a defendant in a hybrid collective/class action complaint filed by one of its former employees for alleged violations of the Fair Labor Standards Act and Wisconsin wage and hour law. Management notes that at this stage in the proceedings, no opinion as to the probable outcome can be offered. The parties have agreed to engage in settlement discussions and at this time an estimate of the settlement is unknown.
Note 19—Segment Reporting
Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing operating performance. In consideration of Accounting Standards Codification (ASC) 280, “
Segment Reporting
,” we are not organized around specific services or geographic regions. Our chief operating decision maker uses consolidated financial information to evaluate our performance, which is the same basis upon which the results and performance of the Company are communicated to the Board of Directors. The chief operating decision maker bases all significant decisions regarding the allocation of our resources on a consolidated basis. Based on the information described above and in accordance with the applicable literature, management has concluded that we are organized and operate as one operating and reportable segment.
Note 20 — Subsequent Events
Acquisition of Summit Tooling, Inc. and Summit Plastics LLC
On February 1, 2021, the Company acquired 100 percent of the equity interest of Summit Tooling, Inc. and Summit Plastics LLC for approximately $10,990 subject to an adjustment for working capital and escrow provisions. Summit Tooling designs and manufactures plastic injection molds and Summit Plastics provides molding of precision plastic components for a variety of industries. In conjunction with this acquisition, the Company drew upon its delayed draw term loan facility in the amount of $5,500.
Acquisition of Centex Machine and Welding Inc. and Laser Manufacturing, Inc.
On April 30, 2021, the Company acquired 100 percent of the equity interest of Centex Machine and Welding Inc. and Laser Manufacturing, Inc. for approximately $18,839 subject to an adjustment for working capital and escrow provisions. Centex is a top tier medical device manufacturing supplier and Laser provides high-precision manufacturing services, combining state of the art technology with expert craftsmanship to deliver superior products.
Acquisition of Sureshot Precision, LLC (d/b/a Micropulse West)
On April 30, 2021, the Company acquired 100 percent of the membership interest of Sureshot Precision, LLC (d/b/a Micropulse West) for approximately $12,542 subject to an adjustment for working capital and escrow provisions. Micropulse West is a full service specialist offering a variety of services such as wire Electrical Discharge Machine (“EDM”), ram EDM, small hole EDM, CNC and manual machining/turning, surface grinding, and inspection.
Acquisition of Precision Process Corporation
On April 30, 2021, the Company acquired 100 percent of the equity interest of Precision Process Corporation for approximately $24,135 subject to an adjustment for working capital and escrow provisions. PPC is a manufacturing company that offers integrated engineering-to-production
services, specializing in making prototype,
small-run
and mass production of parts and components for medical, high-tech, automotive and metal stamping industries

Company Reorganization
On April 30, 2021, a reorganization was completed to combine MCT Holdings and Incodema Holdings, both of which were under common control. As part of the reorganization a new holding company with no other substantive operations was created as Fathom Holdco, LLC for the purposes of owning the interests in MCT Holdings and Incodema Holdings. As such, these Consolidated Financial Statements have been prepared using the new parent Company. See also Note 2,
Basis of Presentation,
for further analysis and disclosure of this transaction.
2021 Term Loan
On April 30, 2021, the Company entered into a financing transaction whereby it borrowed $172,000 for purposes of financing acquisitions and paying down existing debt under the 2018, 2019 and 2020 credit facilities. Refer to
Going Concern
section of Note 1 for additional information about the 2021 Term Loan.
New Credit Agreement
On July 9, 2021, the Company entered into a financing transaction whereby it entered into a $50,000 revolving credit facility and $125,000 term loan, assuming certain subsequent conditions are met. Refer to
Going Concern
section of Note 1 for additional information about the New Credit Agreement.
Subsequent events have been evaluated and disclosed through August 3, 2021, the date of issuance of these Consolidated Financial Statements.

Incodema, Inc. and NewChem, Inc.
Combined Balance Sheets
June 30, 2020 and December 31, 2019

	2020
	(unaudited)	2019
Assets
Current Assets
Cash and cash equivalents	$2,004,417	$628,037
Accounts receivable:
Trade	3,178,078	2,277,078
Affiliates (Note 11)	4,246	—
Inventory (Note 3)	885,412	790,989
Due from stockholder	31,046	1,008
Prepaid expenses and other current assets	42,623	30,394

Total current assets	6,145,822	3,727,506
Property and Equipment — Net (Note 4)	5,417,017	5,638,520
Goodwill	1,722,483	1,722,483

Total assets	$13,285,322	$11,088,509

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable	$446,460	$498,462
Current portion of long-term debt (Note 7)	1,182,991	1,179,713
Current portion of build-to-suit lease obligation (Note 8)	100,835	99,415
Paycheck Protection Program loan (Note 5)	81,314	—
Current portion of deferred compensation	534,151	534,151
Accrued and other current liabilities	300,490	49,945

Total current liabilities	2,646,241	2,361,686
Paycheck Protection Program Loan — Net of current portion (Note 5)	203,286	—
Build -to -Suit Lease Obligation (Note 8)	2,718,137	2,783,226
Long -Term Debt — Net of current portion (Note 7)	3,223,614	4,225,622
Deferred Compensation — Net of current portion (Note 14)	615,831	615,831

Total liabilities	9,407,109	9,986,365
Stockholders’ Equity	3,878,213	1,102,144

Total liabilities and stockholders’ equity	$13,285,322	$11,088,509

See notes to combined financial statements and independent accountant’s review report.

Incodema, Inc. and NewChem, Inc.
Combined Statements of Operations (Unaudited)
Six Months Ended June 30, 2020 and 2019

	2020	2019
Sales	$9,954,911	$7,562,253
Cost of Goods Sold	4,247,765	3,802,630

Gross Profit	5,707,146	3,759,623
Operating Expenses	3,131,954	3,269,450

Operating Income	2,575,192	490,173
Nonoperating Income (Expense)
Interest income	272	366
Other income	29,801	31,840
Interest expense	(164,753)	(185,585)

Total nonoperating expense	(134,680)	(153,379)

Combined Net Income	$2,440,512	$336,794

See notes to combined financial statements and independent accountant’s review report.

Incodema, Inc. and NewChem, Inc.
Combined Statement of Stockholders Equity (Deficit) (Unaudited)
Six Months Ending June 30, 2020 and 2019

	Common Stock	Additional Paid-in Capital	Retained Earnings	Unearned ESOP Shares	Total Equity (Deficit)
Balance — January 1, 2019	$255,172	$—	$2,915,798	$(3,322,466)	$(151,496)
Combined net income	—	—	336,794	—	336,794
Distributions	—	—	(377,085)	—	(377,085)
Release of ESOP Shares	—	491,286	—	247,000	738,286

Balance — June 30. 2019	$255,172	$491,286	$2,875,507	$(3,075,466)	$546,499

Balance —January 1, 2020	$255,172	$1,109,733	$2,563,740	$(2,826,501)	$1,102,144
Combined net income	—	—	2,440,512	—	2,440,512
Distributions	—	—	(202,443)	—	(202,443)
Release of ESOP Shares	—	386,000		152,000	538,000

Balance — June 30, 2020	$255,172	$1,495,733	$4,801,809	$(2,674,501)	$3,878,213

See notes to combined financial statements and independent accountant’s review report.

Incodema, Inc. and NewChem, Inc.
Combined Statements of Cash Flows (Unaudited)
Six Months Ended June 30, 2020 and 2019

	2020	2019
Cash Flows from Operating Activities
Net income	$2,440,512	$336,794
Adjustments to reconcile net income to net cash and cash equivalents from operating activities:
Depreciation	397,420	346,996
Bad debt expense	68,913	1,889
Deferred compensation expense	—	456,914
ESOP compensation expense	538,000	738,286
Changes in operating assets and liabilities that used (provided) cash and cash equivalents:
Accounts receivable	(974,159)	(330,434)
Inventory	(94,423)	—
Prepaid expenses and other assets	(12,229)	1,739
Accounts payable	(52,002)	(221,715)
Accrued and other liabilities	250,545	430,558

Net cash and cash equivalents provided by operating activities	2,562,577	1,761,027
Cash Flows from Investing Activities
Purchase of property and equipment	(175,917)	(444,307)
Issuance of shareholder loan	(30,038)	—

Net cash and cash equivalents used in investing activities	(205,955)	(444,307)
Cash Flows from Financing Activities
Proceeds on Paycheck Protection Program loan	284,600	—
Payments on line of credit	—	(265,000)
Payments on debt	(998,730)	(552,640)
Payments on build-to-suit lease obligation	(63,669)	(56,483)
Distributions paid	(202,443)	(377,085)

Net cash and cash equivalents used in financing activities	(980,242)	(1,251,208)

Net Increase in Cash and Cash Equivalents	1,376,380	65,512
Cash and Cash Equivalents — Beginning of period	628,037	618,943

Cash and Cash Equivalents — End of period	$2,004,417	$684,455

Supplemental Cash Flow Information — Cash paid for interest	$164,753	$185,585
Significant Noncash Transactions — Fixed asset addition as a result of the build-to-suit lease obligation	$—	$3,093,907
See notes to combined financial statements and independent accountant’s review report.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019
Note 1 — Nature of Business
Incodema, Inc. (Incodema) began operations in 2001 and is a prototype and short run sheet metal stamping provider which produces high quality items as sheet metal stampings, intricate metal formings, short run production stamping, laser cutting, and photo chemical machining (PCM).
NewChem, Inc. (NewChem) began operations after acquiring the assets of another entity on September 7, 2011. NewChem is a photochemical milling company located in Newark, NY. The process involves coating material specified with a light sensitive polymer, imaging with a photo tool using UV light, developing and then chemically etching.
Incodema and NewChem are collectively referred to as the “Company” throughout the combined financial statements.
Note 2 — Significant Accounting Policies
Basis of Presentation
The unaudited combined financial statements of the Company have been prepared in accordance with accounting principles generally accepted accounting principles in the United States of America (U.S. GAAP) for interim financial information and with the instructions to Article 10 of Regulation
S-X.
In the opinion of management, all adjustments necessary for a fair presentation have been included and are of a normal recurring nature. Interim results are not necessarily indicative of the results that may be expected for the year.
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.
The unaudited combined interim financial statements and footnotes should be read in conjunction with the audited consolidated financial statements for the year ended December 31, 2019.
Principles of Combination
The accompanying combined financial statements include the accounts of Incodema and NewChem, which are under common ownership. All material intercompany accounts and transactions have been eliminated in combination.
Cash Equivalents
For the purpose of the accompanying financial statements, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The carrying amount reported in the balance sheet for cash and cash equivalents approximates fair value due to the short-term
nature of these investments.
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its temporary cash investments with high credit quality financial institutions and attempts to limit its amount of credit exposure to any one financial institution. However, at various times during the period, the Company’s cash balances exceeded the federally insured limits.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

Accounts Receivable
The Company’s accounts receivable and unsecured customer obligations due under normal trade terms ordinarily requiring payment within (30) days from the invoice date. The company often has receivables paid net ninety (90) days for both automotive and aerospace industries. Accounts receivable are stated at the amount billed to the customer. The company does not accrue interest on accounts receivable. As of June 30, 2020 and December 31, 2019, management believed that all accounts receivable would be collected and as such did not record an allowance.
Inventory
Inventory is stated at the lower of cost or net realizable value (NRV), with NRV based on selling price in the ordinary course of business, less costs of completion, disposal, and and transportation. Cost are determined on a first-in,
first-out
(FIFO) method.
Property and Equipment
Property and equipment are recorded at cost. Both
straight-line
and accelerated methods are used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.
Goodwill
The recorded amounts of goodwill from prior business combinations are based on management’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed at least on an annual basis for impairment.
No impairment charge was recognized during the
six-months
ended June 30, 2020 and 2019.
Employee Stock Ownership Plan
Compensation expense is recognized for the Employee Stock Ownership Plan (ESOP) equal to the average fair value of shares committed to be released for allocation to participant accounts. Any difference between the average fair value of shares committed to be released for allocation and the ESOP’s original acquisition cost is charged or credited to stockholders’ equity (additional paid-in
capital). The cost of unallocated ESOP shares (shares not yet released for allocation) is reflected as a reduction of stockholders’ equity.
Revenue and Cost Recognition
The Company offers precision manufacturing and finishing services ranging from prototype through high-volume
production, including internal sheet metal cutting and forming solutions, chemical etching, and medical device production for customers in the aerospace and defense, electronics, medical, automotive, and various other industries. The parts are shipped upon receipt of purchase orders and completion of the manufacturing process to customers who are located primarily in the United States.
During the six months ending June 30, 2020 and 2019, the Company recognized revenue from contracts with customers of $9,954,911 and $7,562,253, respectively. All revenue was recognized at a point in time. The Company did not recognize any contract assets or liabilities.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

Timing of Satisfaction
Contract terms do not include cancellation provisions that would result in an enforceable right to payment for performance completed to date, and, as a result, revenue is recognized at a point in time.
The Company satisfies its performance obligations as goods are produced or goods are delivered.
Parts are typically shipped “FOB Shipping Point” based on the purchase order. For parts shipped as FOB Destination, ownership of goods in transit remains with the Company, and the Company bears the associated risks (e.g., loss, damage, or delay). In other cases, the customer will take delivery directly from the Company’s inventory (“FOB Shipping Point”), at which point ownership and the associated risk pass to the customer.
Contracts with customers usually contain only one performance obligation that is satisfied at point in time. Contracts recognized at a point in time have no satisfied performance obligations that would result in contract assets other than trade accounts receivable.
Determining the Transaction Price
The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. Transaction prices do not include amounts collected on behalf of third parties (e.g., sales taxes).
To determine the transaction price of a contract, the Company considers its customary business practices and the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the goods or services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be canceled, renewed, or modified. All of the Company’s contracts with customers have fixed transaction prices that are denominated in U.S. dollars and payable in cash.
Significant Payment Terms
Payment for goods and services sold by the Company is typically due within 30 days after an invoice is sent to the customer.
Nature of Promises to Transfer
In most cases, goods that the Company contracts to transfer to customers are manufactured by the Company for sale. In no case does the Company act as an agent (i.e., the Company does not provide a service of arranging for another party to transfer goods or services to the customer).
Shipping and Handling
With respect to sales of goods shipped FOB Shipping Point, the Company performs shipping and handling activities after its customers obtain control of the goods in some cases. The Company’s policy is to account for shipping and handling as activities to fulfill its promise to transfer the good (i.e., shipping and handling activities are expensed). With respect to sales of parts that are shipped “FOB Shipping Point,” the Company recognizes revenue before it performs shipping and handling activities, and the costs are accrued at that time.
Income Taxes
Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S corporation. Generally, the income of an S corporation is not subject to federal income tax at the corporate level,

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

but rather the stockholders are required to include a
pro-rata
share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Credit Risk, Major Customers, and Suppliers
In 2020 and 2019, sales to one customer comprised of 31% and 6% of total Company revenues, respectively. Management notes that sales to specific customers tend to be cyclical and customer concentrations frequently shift. In 2020 and 2019, outstanding receivables to one customer comprised of 36% and 16%, respectively.
In 2020 and 2019, purchases from a supplier comprised of 8% and 7% of total Company revenues, respectively. Management toes that purchases from specific customers could cause the Company to experience delays and reduce efficiencies in operations if supplier were to cease supplying services to the Company. In 2020 and 2019, outstanding payables to one customer comprised of 7% and 21%, respectively.
Upcoming Accounting Pronouncements
The Financial Accounting Standards Board (FASB) issued ASU
2016-02,
Leases
, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use
asset and related lease liability for all leases, with a limited exception for short-term
leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related
expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 10, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use
asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU)
No. 2016-13,
Financial Instruments
— Credit Losses: Measurement of Credit Losses on Financial
Instruments
. The ASU includes changes to the accounting and measurement of financial assets including the Company’s accounts receivable and held-to-maturity
debt securities by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The ASU also changes the way credit losses are recognized for available-for-sale
debt securities. Credit losses are recognized

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

through the recording of an allowance rather than as a
write-down
of the carrying value. The new guidance will be effective for the Company’s year ending December 31, 2021. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the earliest period presented. The Company does not believe the adoption of the new standard will have a significant effect on the combined financial statements.
Subsequent Events
The financial statements and related disclosures include evaluation of events up through and including July 28, 2021, which is the date the financial statements were available to be issued.
Note 3 — Inventory
Inventories consist of the following as of June 30, 2020 and December 31, 2019:

	2020	2019
Raw materials	$372,976	$348,584
Work in process	394,686	373,606
Finished goods	117,750	68,799

Total	$885,412	$790,989

Note 4 — Property and Equipment
Property and equipment, as of June 30, 2020 and December 31, 2019, are summarized as follows:

	2020	2019	Depreciable Life - Years
Buildings	$2,882,641	$3,073,207	3-7
Machinery and equipment	9,071,753	9,336,232	2-10
Transportation equipment	35,667	35,667	5
Furniture and fixtures	18,604	18,604	3-5
Computer equipment and software	264,101	403,598	3-5
Leasehold improvements	703,730	284,651	5-20

Total cost	12,976,496	13,151,959
Accumulated depreciation	7,559,479	7,513,439

Net property and equipment	$5,417,017	$5,638,520

Depreciation expense for property and equipment was $397,420 and $346,996 for the six months ending June 30, 2020 and June 30, 2019, respectively.
Note 5 — Paycheck Protection Program Loan
During the six months ended June 30, 2020, the Company received a Paycheck Protection Program (PPP) loan in the amount of $284,600. The PPP loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and is administered by the Small Business Administration (SBA). Under the terms of this program, the loan may be fully or partially forgiven if the loan proceeds are spent on qualifying expenses and if staffing level and salary maintenance requirements were met. The Company may use the funds

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

on qualifying expenses over a covered period of up to 24 weeks. At the conclusion of the covered period, any balance that is not forgiven by the SBA would be repaid within two years from issuance date with interest accruing at a rate of 1 percent, with monthly payments of principal and interest beginning ten months after the conclusion of the covered period. Based on the loan amount, irrespective of any potential forgiveness that may be granted in the future, monthly principal payments would be approximately $20,300 during the repayment period.
Note 6 — Line of Credit
Under a line of credit agreement with a bank, the Company has available borrowings of $2,000,000 and matured on June 30, 2019. The line of credit was not renewed. Interest expense on the line of credit during the six month period in 2019 was $21,115. Interest was payable monthly at a rate of 2 percent above the prime rate (an effective rate 7.25 percent at December 31, 2019). The line of credit was collateralized by the Company’s assets.
Note
7 — Long-term
Debt
Long-term
debt at June 30, 2020 and December 31, 2019 is as follows:

	2020	2019
Loans payable to a bank with monthly principal and interest payments ranging from $385 to $10,831 with interest rates ranging from 3.80 to 5.57 percent, maturing from April 2020 through November 2024. The notes are secured by all business assets, the equipment purchased by the note, and a personal guarantee by the sole shareholder	$1,724,534	$2,457,825
Loan payable to a bank with monthly principal and interest payments of $56,661 with interest at 4.99% with a maturity date in April 2025.	2,704,546	2,972,310
Less unamortized defined financing fees	(22,475)	(24,800)

Long-term debt less unamortized ESOP costs	4,406,605	5,405,335
Less current portion	1,182,991	1,179,713

Long-term portion	$3,223,614	$4,225,622

The balance of the above debt matures as follows:

Years Ending	Amount
2021	$1,182,991
2022	1,179,142
2023	1,134,699
2024	932,248
2025	—

Total	$4,429,080

The Company’s debt agreements contains specific loan covenant requirements that the Company must be in compliance with throughout the peroid ending June 30, 2020 and 2019. As of June 30, 2020 and June 30, 2019, the Company was in compliance with loan covenant requirements.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

Note
8 — Build-to-Suit
Lease Obligation
The Company leases a building from a related party under a lease arrangement that is classified as a build to suit obligation. For financial statement purposes, the present values of the net minimum lease payments have been capitalized and are being amortized over the useful life of the asset. Under the terms of the lease agreement, payment of $15,000 is due monthly. The lease has been imputed with interest at an annual rate of 2.84 percent.
At June 30, 2020 and December 31, 2019, the building under the build to suit obligation consists of a building with a gross cost of $3,073,207. Accumulated depreciation on the property under capital leases was $256,101 and $204,880 at June 30, 2020 and December 31, 2019, respectively.
The future minimum lease payments under the build to suit obligation is as follows:

Years Ending June 30	Amount
2021	$180,000
2022	180,000
2023	180,000
2024	180,000
2025	2,431,811

Total	3,151,811
Less amount representing interest	332,839

Present value of net minimum lease payments	2,818,972
Less current obligations	100,835

Long-term obligations under capital leases	$2,718,137

Note 9 — Common Stock
Common stock for NewChem, Inc consists of 200 authorized shares, of which 10 shares are issued and outstanding at a par value of $.01 per share.
Common stock for Incodema, Inc consists of 100,000 of authorized shares, of which 100,000 shares are issued and outstanding at a par value of $.01 per share.
Note 10 — Operating Leases
The Company entered into a lease agreement with 407 Holding, LLC and 434 Holding, LLC, both of which are related parties. On May 1, 2018, a
56-month
lease agreement was signed with monthly rent of $18,855 through December 31, 2020 for 407 Holding, LLC. Commencing on January 1, 2021, the monthly rent will increase to $20,000 and remain the monthly rent through expiration of the lease on December 31, 2022.
The Company entered into a lease agreement with 434 Holding, LLC, a related party, for $10,000 per month plus all additional costs incurred while the property is occupied by the Company. The lease term was for 20 years, commencing on September 7, 2011 and expiring on September 6, 2031. The lease terminated at end of 2020.
Rent expense for the six months ending June 30, 2020 and June 30, 2019 was $131,130 and $131,130, respectively.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

Future minimum annual commitments under these operating leases are as follows:

Years Ending June 30	Amount
2021	$251,130
2022	240,000
2023	120,000

Total	$611,130

Note 11 — Related Party Transactions
The following is a description of transactions between the Company and related parties:
Accounts Receivable
At June 30, 2020 and December 31, 2019, the Company had accounts receivable from a shareholder totaling $31,046 and $1,008, respectively.
At June 30, 2020, the Company had accounts receivable from an affiliate totaling $4,246.
Lease Commitment
The Company conducts its operations from premises leased from an entity related through common ownership. The month-to-month
lease agreement requires the Company to pay $21,855 per month, plus taxes, insurance, and maintenance on the property. Rent expense was $131,130 and $131,130 for the six months ending June 30, 2020 and 2019, respectively.
Note 12 — Retirement Plans
The Company adopted a 401(K) safe harbor plan for employees in October 2002. Employees are eligible to participate after successful completion of their ninety-day
probationary period, if applicable, attaining 21 years of age and a minimum of 1,000 hours of service. Vesting is immediate. The Company matches 100% of each dollar of employee contribution up to 3% of annual compensation. For the fourth and fifth percent an employee defers, the Company matches 50%. The maximum match per year is 4% of the employees’
W-2
compensation. Contribution expense for the six months ending June 30, 2020 and 2019 was $59,645 and $57,790, respectively.
Note 13 — Employee Stock Ownership Plan (ESOP)
Incodema sponsors a leveraged employee stock ownership plan (the “ESOP” or the “Plan”) that was established January 1, 2017. Employees are eligible to participate in the plan upon attainment of age 21 and completion of one-thousand
(1,000) hours of service in an eligibility computation period. All Employees employed by the Company on January 1, 2017, were immediately eligible to participate in the Plan. The purpose of the Plan is to provide retirement benefits for eligible employees. The Plan is intended to qualify as an employee stock ownership plan under Sections 401(a) and 4975(3)(7) of the Code as well as Section 407(d)(6) of ERISA.
The ESOP originally purchased 43,011 shares of Incodema common stock using proceeds of a $4,000,000 loan issued from Incodema. This ESOP loan bears interest at 3.04 percent per annum, and matures on April 30, 2038. The loan payments are funded through contributions to the Plan made by Incodema.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

In accordance with applicable accounting standards, the loan between Incodema and the ESOP is not presented as an asset within the combined balance sheet but rather a contra equity account described as “unearned ESOP shares.” The shares held by the ESOP are allocated to participant accounts, as the repayments are made by the Plan. Shares are released based on debt service paid and allocated to active participants based on a formula of the participants’ pro rata shares of eligible compensation. The unearned ESOP shares account reported as contra equity is reduced as compensation expense is recognized under the Plan.
Upon retirement, the value of the participant’s accrued benefit payable as recalculated as of the most recent valuation date prior to the date of distribution. If the participant chooses to receive their benefit in installment payments, the accrued benefit payable will be redetermined on each subsequent valuation date until there is a complete distribution.

	2020	2019
Allocated shares	12,618	7,285
Unreleased shares	30,393	35,726

Total ESOP shares	43,011	43,011

Fair value of unreleased shares at June 30	$9,999,297	$2,393,642

Note 14 — Stock Appreciation Reward Plan
The Company has established a stock appreciation reward program (the “Program”) that is offered to certain members of management. Under the Program, units are issued at the discretion of the Company. Each unit is valued at the intrinsic value, which is the difference between (i) $66.00 and (ii) the price of the Company’s stock on the reporting date. The units fully vest as of the determination date. The determination date is defined by the agreement as the first to occur of (a) December 31, 2026 or (b) a change in control has occurred. An obligation and compensation expense would be recorded when the occurrence of the determination date is deemed to be probable. Compensation expense of $456,914 has been recorded in 2019. As of June 30, 2020 and June 30, 2019, there were 6,000 stock appreciation reward units granted and assigned to certain members of management. As of June 30, 2020 and December 31, 2019, there were no stock appreciation rewards available to be granted.
Note 15 — Warrants
On May 1, 2018, a warrant to purchase 6,000 shares of the Incodema Inc.’s common stock was issued to the majority stockholder. The warrants have an exercise price of $79 per share. The obligations under the warrant are subordinated to certain bank obligations (see Note 7) as provided by a the substantiated agreement between the bank the majority stockholder. The obligations of the exercise period take effect at the
5-year
period commencing on the earlier of the (i) sixth anniversary of the date of the warrants were granted or (ii) repayment in full of the note payable to the bank (see Note 7). The warrant term is the earlier of 11 years or contingent on repayment in full of the bank loan referenced above. As further discussed in Note 16 the warrants were cancelled in July 2020.
Note 16 — Subsequent Events
On July 23, 2020, the Company entered into a business combination event in which 100 percent of the ownership interest of Incodema, Inc. and NewChem, Inc. was sold to a new majority member for a total consideration of approximately $47,100,000. Prior to the transaction, Incodema, Inc. and NewChem, Inc. were converted to limited liability companies as part of a reorganization event.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
June 30, 2020 and 2019

In conjunction with the sale, the Incodema ESOP received cash for all allocated and unallocated shares and was converted to a 401K plan, the Stock Appreciation Rights (SAR) were settled for an amount materially consistent with the liability recorded at June 30, 2020. In addition, the warrants described in Note 15 were cancelled.
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus pandemic. First identified in late 2019 and now known as
COVID-19,
the outbreak has impacted millions of individuals worldwide. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the balance sheet date, as no triggering events or changes in circumstances had occurred as of May 27, 2021; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Incodema, Inc. and NewChem, Inc.

We have audited the accompanying combined financial statements of Incodema, Inc. and New Chem Inc., which comprise the combined balance sheets as of December 31, 2019 and 2018, and the related combined statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Incodema, Inc. and NewChem, Inc. as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
Boston, Massachusetts
July 28, 2021

Incodema, Inc. and NewChem, Inc.
Combined Balance Sheets
December 31, 2019 and 2018

	2019	2018
Assets
Current Assets
Cash and cash equivalents	$628,037	$618,943
Accounts receivable — Net	2,277,078	2,197,370
Inventory (Note 4)	790,989	54,777
Due from stockholder	1,008	148
Due from affiliate	—	515,000
Prepaid expenses and other current assets	30,394	64,961

Total current assets	3,727,506	3,451,199
Property and Equipment — Net (Note 5)	5,638,520	5,583,540
Goodwill	1,722,483	1,722,483

Total assets	$11,088,509	$10,757,222

Liabilities and Stockholders’ Equity (Deficit)
Current Liabilities
Accounts payable	$498,462	$622,004
Line of credit (Note 7)	—	877,224
Current portion of long-term debt (Note 8)	1,179,713	1,063,222
Current portion of build-to-suit lease obligation (Note 9)	99,415	96,634
Current portion of deferred compensation (Note 14)	534,151	—
Due to affiliate	—	257,097
Accrued and other current liabilities	49,945	23,225

Total current liabilities	2,361,686	2,939,406
Build -to -Suit Lease Obligation (Note 9)	2,783,226	2,882,642
Long -Term Debt — Net of current portion (Note 8)	4,225,622	4,968,593
Deferred Compensation — Net of current portion (Note 14)	615,831	118,077

Total liabilities	9,986,365	10,908,718
Stockholders’ Equity (Deficit)	1,102,144	(151,496)

Total liabilities and stockholders’ equity (deficit)	$11,088,509	$10,757,222

See notes to combined financial statements.

Incodema, Inc. and NewChem, Inc.
Combined Statements of Operations
Years Ended December 31, 2019 and 2018

	2019	2018
Sales	$15,135,876	$12,694,259
Cost of Goods Sold	7,486,781	7,485,643

Gross Profit	7,649,095	5,208,616
Operating Expenses	6,259,464	4,805,092

Operating Income	1,389,631	403,524
Nonoperating Income (Expense)
Interest income	103,375	78,725
Other income	417,335	47,083
Interest expense	(393,060)	(393,588)

Total nonoperating income (expense)	127,650	(267,780)

Combined Net Income	$1,517,281	$135,744

See notes to combined financial statements.

Incodema, Inc. and NewChem, Inc.
Combined Statements of Stockholders’ Equity (Deficit)
Years Ended December 31, 2019 and 2018

	Common Stock	Additional Paid-in Capital	Retained Earnings	Unearned ESOP Shares	Total
Balance — January 1, 2018	$255,172	$20,286	$3,124,702	$—	$3,400,160
Combined net income	—	—	135,744	—	135,744
Distributions	—	—	(175,516)	—	(175,516)
Release of ESOP shares	—	(20,286)	(169,132)	677,534	488,116
Purchase of ESOP shares	—	—	—	(4,000,000)	(4,000,000)

Balance — December 31, 2018	255,172	—	2,915,798	(3,322,466)	(151,496)
Combined net income	—	—	1,517,281	—	1,517,281
Distributions	—	—	(2,038,471)	—	(2,038,471)
Release of ESOP shares	—	1,109,733	169,132	495,965	1,774,830

Balance — December 31, 2019	$255,172	$1,109,733	$2,563,740	$(2,826,501)	$1,102,144

See notes to combined financial statements.

Incodema, Inc. and NewChem, Inc.
Combined Statements of Cash Flows
Years Ended December 31, 2019 and 2018

	2019	2018
Cash Flows from Operating Activities
Net income	$1,517,281	$135,744
Adjustments to reconcile net income to net cash and cash equivalents from operating activities:
Depreciation	734,064	779,673
Bad debt expense	5,845	28,244
Deferred compensation expense	1,031,905	118,077
ESOP compensation expense	1,754,544	488,116
Changes in operating assets and liabilities that (used) provided cash and cash equivalents:
Accounts receivable	(64,437)	224,004
Inventory	(736,212)	208,815
Prepaid expenses and other assets	32,255	9,505
Accounts payable	(144,658)	(414,671)
Accrued and other liabilities	26,746	(13,407)

Net cash and cash equivalents provided by operating activities	4,157,333	1,564,100
Cash Flows from Investing Activities
Purchase of property and equipment	(298,700)	(139,519)
Proceeds from disposition of property and equipment	—	20,000

Net cash and cash equivalents used in investing activities	(298,700)	(119,519)
Cash Flows from Financing Activities
Payments on line of credit	(1,017,197)	(620,000)
Payments on debt	(1,095,112)	(1,213,267)
Debt issuance costs	—	(32,550)
Proceeds from line of credit	139,973	812,224
Proceeds from ESOP loan	—	4,000,000
ESOP share purchase	—	(4,000,000)
Advances on long term debt	—	98,770
Payments on build-to-suit lease obligation	(96,635)	(93,931)
Distributions paid	(1,523,471)	(175,516)
Stockholder advance	—	500,000
Repayment of affiliate advance	(257,097)	(242,903)

Net cash and cash equivalents used in financing activities	(3,849,539)	(967,173)

Net Increase in Cash and Cash Equivalents	9,094	477,408
Cash and Cash Equivalents — Beginning of year	618,943	141,535

Cash and Cash Equivalents — End of year	$628,037	$618,943

Supplemental Cash Flow Information — Cash paid for
Interest	$309,695	$305,247
Income tax	1,596	1,596
Significant Noncash Transactions
Fixed asset addition as a result of the build-to-suit lease obligation	$—	$3,093,907
Distribution of receivable due from affiliate	515,000	—
Financed equipment purchase	468,632	—
See notes to combined financial statements.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018
Note 1 — Nature of Business
Incodema, Inc. (Incodema) began operations in 2001 and is a prototype and short run sheet metal stamping provider which produces high quality items as sheet metal stampings, intricate metal formings, short run production stamping, laser cutting, and photo chemical machining (PCM).
NewChem, Inc. (NewChem) began operations after acquiring the assets of another entity on September 7, 2011. NewChem is a photochemical milling company located in Newark, NY. The process involves coating material specified with a light sensitive polymer, imaging with a photo tool using UV light, developing and then chemically etching.
Incodema and NewChem are collectively referred to as the “Company” throughout the combined financial statements.
Note 2 — Significant Accounting Policies
Basis of Presentation
The combined financial statements of the Company have been prepared on the basis of generally accepted accounting principles in the United States of America (U.S. GAAP). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.
Principles of Combination
The accompanying combined financial statements include the accounts of Incodema and NewChem, which are under common ownership. All material intercompany accounts and transactions have been eliminated in combination.
Cash Equivalents
For the purpose of the accompanying financial statements, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The carrying amount reported in the balance sheets for cash and cash equivalents approximates fair value due to the short-term
nature of these investments.
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its temporary cash investments with high credit quality financial institutions and attempts to limit its amount of credit exposure to any one financial institution. However, at various times during the period, the Company’s cash balances exceeded the federally insured limits.
Accounts Receivable
The Company’s accounts receivable and unsecured customer obligations due under normal trade terms ordinarily requiring payment within (30) days from the invoice date. The company often has receivables paid net ninety (90) days for both automotive and aerospace industries. Accounts receivable are stated at the amount billed to the customer. The company does not accrue interest on accounts receivable. As of December 31, 2019 and December 31, 2018, management believed that all accounts receivable would be collected and as such did not record an allowance.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

Inventory
Inventory is stated at the lower of cost or net realizable value (NRV), with NRV based on selling price in the ordinary course of business, less costs of completion, disposal, and transportation. Cost are determined on a first-in,
first-out
(FIFO) method.
Property and Equipment
Property and equipment are recorded at cost. Both
straight-line
and accelerated methods are used for computing depreciation and amortization. Assets are depreciated over their estimated useful lives. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets. Costs of maintenance and repairs are charged to expense when incurred.
Goodwill
The recorded amounts of goodwill from prior business combinations are based on management’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed at least on an annual basis for impairment.
No impairment charge was recognized during the years ended December 31, 2019 and 2018.
Employee Stock Ownership Plan
Compensation expense is recognized for the Employee Stock Ownership Plan (ESOP) equal to the average fair value of shares committed to be released for allocation to participant accounts. Any difference between the average fair value of shares committed to be released for allocation and the ESOP’s original acquisition cost is charged or credited to stockholders’ equity (additional paid-in
capital). The cost of unallocated ESOP shares (shares not yet released for allocation) is reflected as a reduction of stockholders’ equity.
Revenue and Cost Recognition
The Company offers precision manufacturing and finishing services ranging from prototype through high-volume
production, including internal sheet metal cutting and forming solutions, chemical etching, and medical device production for customers in the aerospace and defense, electronics, medical, automotive, and various other industries. The parts are shipped upon receipt of purchase orders and completion of the manufacturing process to customers who are located primarily in the United States.
During the year ended December 31, 2019 and 2018, the Company recognized revenue from contracts with customers of $15,135,876 and $12,694,259, respectively. All revenue was recognized at a point in time. The Company did not recognize any contract assets or liabilities.
Timing of Satisfaction
Contract terms do not include cancellation provisions that would result in an enforceable right to payment for performance completed to date, and, as a result, revenue is recognized at a point in time.
The Company satisfies its performance obligations as goods are produced or goods are delivered.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

Parts are typically shipped “FOB Shipping Point” based on the purchase order. For parts shipped as FOB Destination, ownership of goods in transit remains with the Company, and the Company bears the associated risks (e.g., loss, damage, or delay). In other cases, the customer will take delivery directly from the Company’s inventory (FOB Shipping Point), at which point ownership and the associated risk pass to the customer.
Contracts with customers usually contain only one performance obligation that is satisfied at a point in time. Contracts recognized at a point in time have no satisfied performance obligations that would result in contract assets other than trade accounts receivable.
Determining the Transaction Price
The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. Transaction prices do not include amounts collected on behalf of third parties (e.g., sales taxes).
To determine the transaction price of a contract, the Company considers its customary business practices and the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the goods or services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be canceled, renewed, or modified. All of the Company’s contracts with customers have fixed transaction prices that are denominated in U.S. dollars and payable in cash.
Significant Payment Terms
Payment for goods and services sold by the Company is typically due within 30 days after an invoice is sent to the customer.
Nature of Promises to Transfer
In most cases, goods that the Company contracts to transfer to customers are manufactured by the Company for sale. In no case does the Company act as an agent (i.e., the Company does not provide a service of arranging for another party to transfer goods or services to the customer).
Shipping and Handling
With respect to sales of goods shipped FOB Shipping Point, the Company performs shipping and handling activities after its customers obtain control of the goods in some cases. The Company’s policy is to account for shipping and handling as activities to fulfill its promise to transfer the good (i.e., shipping and handling activities are expensed). With respect to sales of parts that are shipped “FOB Shipping Point,” the Company recognizes revenue before it performs shipping and handling activities, and the costs are accrued at that time.
Income Taxes
Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S corporation. Generally, the income of an S corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro-rata
share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Credit Risk, Major Customers, and Suppliers
In 2019 and 2018, sales to one customer comprised of 22 and 17 percent of total Company revenue, respectively. Management notes that sales to specific customers tend to be cyclical and customer concentrations frequently shift. In 2019 and 2018, outstanding receivables to one customer comprised of 17 and 12 percent, respectively.
In 2019 and 2018, purchases from a supplier comprised of 6 and 5 percent of total Company revenue, respectively. Management notes that purchases from specific vendors could cause the Company to experience delays and reduce efficiencies in operations if supplier were to cease supplying services to the Company. In 2019 and 2018, outstanding payables to one customer comprised of 13 and 12 percent, respectively.
Upcoming Accounting Pronouncements
The Financial Accounting Standards Board (FASB) issued ASU
2016-02,
Leases
, which will supersede the current lease requirements in ASC 840. The ASU requires lessees to recognize a right-to-use
asset and related lease liability for all leases, with a limited exception for short-term
leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related
expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. The Company is still evaluating which method it will apply. The new lease standard is expected to have a significant effect on the Company’s financial statements as a result of the Company’s operating leases, as disclosed in Note 11, that will be reported on the balance sheet at adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use
asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU)
No. 2016-13,
Financial Instruments
— Credit Losses: Measurement of Credit Losses on Financial Instruments
. The ASU includes changes to the accounting and measurement of financial assets including the Company’s accounts receivable and held-to-maturity
debt securities by requiring the Company to recognize an allowance for all expected losses over the life of the financial asset at origination. This is different from the current practice where an allowance is not recognized until the losses are considered probable. The ASU also changes the way credit losses are recognized for available-for-sale
debt securities. Credit losses are recognized through the recording of an allowance rather than as a write-down
of the carrying value. The new guidance will be effective for the Company’s year ending December 31, 2021. Upon adoption, the ASU will be applied using a modified retrospective transition method to the beginning of the earliest period presented. The Company does not believe the adoption of the new standard will have a significant effect on the combined financial statements.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

Subsequent Events
The financial statements and related disclosures include evaluation of events up through and including July 28, 2021, which is the date the financial statements were available to be issued.
Note 3 — Adoption of New Accounting Standard
As of January 1, 2019, the Company adopted the Financial Accounting Standards Board (FASB) Accounting Standards Update (ASU)
No. 2014-09,
Revenue from Contracts with Customers
. The ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The Company adopted the new standard using the modified retrospective method to all contracts effective January 1, 2019 and is using a portfolio approach to group contracts with similar characteristics. Modified retrospective adoption requires entities to apply the standard retrospectively to the most current period presented in the financial statements, requiring the cumulative effect of the retrospective application as an adjustment to the opening balance of retained earnings at the date of initial application. Prior periods have not been adjusted. No cumulative-effect
adjustment in net assets was recorded as the adoption of ASU did not significantly impact the Company’s reported historical revenue. There was not a significant impact on the amount of revenue recognized from contracts with customers for the year ended December 31, 2019 and 2018 as a result of adopting the new guidance.
Note 4 — Inventory
Inventories consist of the following as of December 31:

	2019	2018
Raw materials	$348,584	$54,777
Work in process	373,606	—
Finished goods	68,799	—

Total	$790,989	$54,777

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

Note 5 — Property and Equipment
Property and equipment are summarized as follows:

	2019	2018	Depreciable Life - Years
Buildings	$3,073,207	$3,073,207	3-7
Machinery and equipment	9,336,232	8,692,821	2-10
Transportation equipment	35,667	66,066	5
Furniture and fixtures	18,604	29,425	3-5
Computer equipment and software	403,598	369,761	3-5
Leasehold improvements	284,651	284,651	5-20
Construction in progress	—	2,995	—

Total cost	13,151,959	12,518,926
Accumulated depreciation	7,513,439	6,935,386

Net property and equipment	$5,638,520	$5,583,540

Depreciation expense for property and equipment was $734,064 and $779,673 for the year ended December 31, 2019 and December 31, 2018, respectively.
Note 6 — Related Party Transactions
The following is a description of transactions between the Company and related parties:
Accounts Receivable
At December 31, 2019 and 2018, the Company had receivable from a shareholder totaling $1,008 and $148, respectively.
At December 31, 2018, the Company had an outstanding receivable from an affiliate of $515,000. In 2019, the receivable was distributed to the shareholder in the form of a noncash distribution.
Lease Commitment
The Company conducts its operations from premises leased from entities related through common ownership. The month-to-month
lease agreement requires the Company to pay $21,855 per month, plus taxes, insurance, and maintenance on the property. Annual rent expense was $82,260 and $76,840 for 2019 and 2018, respectively, for leased property related through common control.
Note 7 — Line of Credit
Under a line of credit agreement with a bank, the Company has available borrowings of $2,000,000 and matured on June 30, 2019. The line of credit was not renewed. As of December 31, 2018 the line of credit had an outstanding balance of $877,224. Interest expense on the line of credit during 2019 and 2018 was $28,568 and $50,277, respectively. Interest is payable monthly at a rate of 2 percent above the prime rate (an effective rate of 6.75 and 7.5 percent at December 31, 2019 and 2018, respectively). The line of credit is collateralized by the Company’s assets.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

Note
8 — Long-term
Debt
Long-term
debt at December 31 is as follows:

	2019	2018
Loans payable to a bank with monthly principal and interest payments ranging from $385 to $10,831 with interest rates ranging from 3.80 to 5.57 percent, maturing from April 2020 through November 2024. The notes are secured by all business assets, the equipment purchased by the note, and a personal guarantee by the sole shareholder	$2,433,025	$2,353,998
Loan payable to a bank with monthly principal and interest payments of $56,661 with interest at 4.99 percent with a maturity date in April 2025.	2,997,110	3,707,267
Less unamortized deferred financing fees	(24,800)	(29,450)

Long-term debt less unamortized ESOP costs	5,405,335	6,031,815
Less current portion	1,179,713	1,063,222

Long-term portion	$4,225,622	$4,968,593

The balance of the above debt matures as follows:

Years Ending	Amount
2020	$1,179,713
2021	1,186,267
2022	1,172,018
2023	1,097,381
2024	769,956

Total	$5,405,335

Interest expense for 2019 and 2018 was $364,492 and $343,311, respectively.
The Company’s debt agreement contains a debt service coverage ratio and a guarantor liquidity requirement that the Company must be in compliance with throughout 2019 and 2018. As of December 31, 2019 and December 31, 2018, the Company was in compliance with both loan covenant requirements.
Note
9 — Build-to-Suit
Lease Obligation
The Company leases a building from a related party under a lease arrangement that is classified as a build to suit obligation. For financial statement purposes, the present values of the net minimum lease payments have been capitalized and are being amortized over the useful life of the asset. Under the terms of the lease agreement, payment of $15,000 is due monthly. The lease has been imputed with interest at an annual rate of 2.84 percent.
At December 31, 2019 and 2018, the building under the build to suit obligation consists of a building with a gross cost of $3,073,207. Accumulated depreciation on the property under capital leases was $204,880 and $102,440 at December 31, 2019 and 2018, respectively.

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

The future minimum lease payments under the build to suit obligation is as follows:

Years Ending December 31	Amount
2020	$180,000
2021	180,000
2022	180,000
2023	180,000
2024	180,000
Thereafter	2,356,125

Total	3,256,125
Less amount representing interest	373,484

Present value of net minimum lease payments	2,882,641
Less current obligations	99,415

Long-term obligations under capital leases	$2,783,226

Note 10 — Common Stock
Common stock for NewChem, Inc consists of 200 authorized shares, of which 10 shares are issued and outstanding at a par value of $.01 per share.
Common stock for Incodema, Inc consists of 100,000 of authorized shares, of which 100,000 shares are issued and outstanding at a par value of $.01 per share.
Note 11 — Operating Leases
The Company entered into a lease agreement with 407 Holding, LLC and 434 Holding, LLC, both of which are related parties. On May 1, 2018, a
56-month
lease agreement was signed with monthly rent of $18,855 through December 31, 2020 for 407 Holding, LLC. Commencing on January 1, 2021, the monthly rent will increase to $20,000 and remain the monthly rent through expiration of the lease on December 31, 2020.
The Company entered into a lease agreement with 434 Holding, LLC, a related party, for $10,000 per month plus all additional costs incurred while the property is occupied by the Company. The lease term was for 20 years, commencing on September 7, 2011 and expiring on September 6, 2031. Beginning in 2018, the monthly rent was reduced to $3,000 per month due to the Company moving to a new building and using this property less frequently.
Rent expense for the years ended December 31, 2019 and December 31, 2018 was $262,260 and $256,840, respectively.
Future minimum annual commitments under these operating leases are as follows:

Years Ending December 31	Amount
2020	$262,260
2021	240,000
2022	240,000

Total	$742,260

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

Note 12 — Retirement Plans
The Company adopted a 401(K) safe harbor plan for employees in October 2002. Employees are eligible to participate after successful completion of their ninety-day
probationary period, if applicable, attaining 21 years of age and a minimum of 1,000 hours of service. Vesting is immediate. The Company matches 100 percent of each dollar of employee contribution up to 3 percent of annual compensation. For the fourth and fifth percent an employee defers, the Company matches 50 percent. The maximum match per year is 4 percent of the employees’
W-2
compensation. Contribution expense for the years ended December 31, 2019 and 2018 was $115,212 and $101,705, respectively.
Note 13 — Employee Stock Ownership Plan (ESOP)
Incodema sponsors a leveraged employee stock ownership plan (the “ESOP” or the “Plan”) that was established January 1, 2017. Employees are eligible to participate in the plan upon attainment of age 21 and completion of one-thousand
(1,000) hours of service in an eligibility computation period. All Employees employed by the Company on January 1, 2017, were immediately eligible to participate in the Plan. The purpose of the Plan is to provide retirement benefits for eligible employees. The Plan is intended to qualify as an employee stock ownership plan under Sections 401(a) and 4975(3)(7) of the Code as well as Section 407(d)(6) of ERISA.
The ESOP originally purchased 43,011 shares of Incodema comment stock using proceeds of a $4,000,000 loan issued from Incodema. This ESOP loan bears interest at 3.04 percent per annum, and matures on April 30, 2038. The loan payments are funded through contributions to the Plan made by Incodema.
In accordance with applicable accounting standards, the loan between Incodema and the ESOP is not presented as an asset within the combined balance sheet but rather a contra equity account described as “unearned ESOP shares.” The shares held by the ESOP are allocated to participant accounts, as the repayments are made by the Plan. Shares are released based on debt service paid and allocated to active participants based on a formula of the participants’ pro rata shares of eligible compensation. The unearned ESOP shares account reported as contra equity is reduced as compensation expense is recognized under the Plan. For the years ended December 31, 2019 and December 31, 2018, the Company accrued and made contributions to the ESOP of $587,995 and $267,240, respectively. The Company reported related compensation expense of $1,754,544 and $488,116 for the years ended December 31, 2019 and December 31, 2018, respectively. The amounts were paid by the end of 2019 and 2018, respectively and contribution amount was determined based on eligible employees’ compensation.
Upon retirement, the value of the participant’s accrued benefit payable as recalculated as of the most recent valuation date prior to the date of distribution. If the participant chooses to receive their benefit in installment payments, the accrued benefit payable will be redetermined on each subsequent valuation date until there is a complete distribution.

	2019	2018
Allocated shares	12,618	7,285
Unreleased shares	30,393	35,726

Total ESOP shares	43,011	43,011

Fair value of unreleased shares at December 31	$9,999,297	$2,393,642

Incodema, Inc. and NewChem, Inc.
Notes to Combined Financial Statements
December 31, 2019 and 2018

Note 14 — Stock Appreciation Reward Plan
The Company has established a stock appreciation reward program (the “SARs Program”) that is offered to certain members of management of Incodema, Inc. Under the SARs Program, units are issued at the discretion of the Company. Each unit is valued at the intrinsic value, which is the difference between (i) $66.00 (Exercise Price) and (ii) the fair value of the Company’s stock on the reporting date. The units fully vest upon the grant date. The determination date is defined by the agreement as the first to occur of (a) December 31, 2026 or (b) a change in control has occurred. An obligation and compensation expense is recorded as of the reporting date based on the fair value of the of the award. As such, compensation expense has been recorded in 2019 and 2018 in the amounts of $1,031,905 and $118,077, respectively. As of December 31, 2019 and 2018, there were 6,000 stock appreciation reward units granted and assigned to certain members of management. As of December 31, 2019 and 2018, there were no stock appreciation rewards available to be granted.
Note 15 — Warrants
On May 1, 2018, a warrant to purchase 6,000 shares of the Incodema Inc.’s common stock was issued to the majority stockholder. The warrants have an exercise price of $79 per share. The obligations under the warrant are subordinated to certain bank obligations (see Note 8) as provided by a the subordinated agreement between the bank the majority stockholder. The obligations of the exercise period take effect at the
5-year
period commencing on the earlier of the (i) sixth anniversary of the date of the warrants were granted or (ii) repayment in full of the note payable to the bank (see Note 8). The warrant term is the earlier of 11 years or contingent on repayment in full of the bank loan referenced above. As further discussed in Note 16 the warrants were cancelled in July 2020.
Note 16 — Subsequent Events
On July 26, 2020, the Company entered into a business combination event in which 100 percent of ownership interest of Incodema, Inc. and NewChem, Inc. was sold to a new majority member for a total consideration of approximately $47,100,000. Prior to the transaction, Incodema, Inc. and NewChem, Inc. were converted to limited liability companies as part of a reorganization event.
In conjunction with the sale, the Incodema ESOP received cash for all allocated and unallocated shares and was converted to a 401K plan, the SARs were settled for an amount materially consistent with the liability recorded at December 31, 2019. In addition, the warrants described in Note 15 were cancelled.
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus pandemic. First identified in late 2019 and now known as
COVID-19,
the outbreak has impacted millions of individuals worldwide. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the balance sheet date, as no triggering events or changes in circumstances had occurred as of May 27, 2021; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors
Majestic Metals, LLC
We have audited the accompanying financial statements of Majestic Metals, LLC, which comprise the balance sheets as of September 30, 2020 and December 31, 2019, and the related statements of operations, members’ equity, and cash flows for the period from January 1, 2020 through September 30, 2020, and the year ended December 31, 2019 and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Majestic Metals, LLC as of September 30, 2020 and December 31, 2019, and the results of its operations and its cash flows for the period from January 1, 2020 through September 30, 2020 and for the year ended December 31, 2019 in accordance with accounting principles generally accepted in the United States of America.
/s/ GRANT THORNTON LLP
Milwaukee, Wisconsin
July 16, 2021

Majestic Metals, LLC
Balance Sheets

	September 30, 2020	December 31, 2019
Assets
Current Assets
Cash and cash equivalents	$4,395,477	$5,684,664
Accounts receivable — Net	3,015,310	2,647,238
Inventory	1,031,745	911,464
Prepaid expenses and other current assets	223,115	228,025

Total current assets	8,665,647	9,471,391
Property and Equipment — Net	2,630,906	3,229,258
Company-Owned Life Insurance (Cash Surrender Value)	345,135	325,135

Total assets	$11,641,688	$13,025,784

Liabilities and Members’ Equity
Current Liabilities
Accounts payable	$256,834	$198,921
Paycheck Protection Program loan	804,800	—
Accrued and other current liabilities:
Accrued compensation	471,980	378,815
Other accrued liabilities	189,856	250,951

Total current liabilities	1,723,470	828,687
Long-Term Debt	1,075,070	955,668
Deferred Compensation — Net of current portion	804,800	—

Total liabilities	3,603,340	1,784,355
Members’ Equity	8,038,348	11,241,429

Total liabilities and members’ equity	$11,641,688	$13,025,784

See notes to financial statements.

Majestic Metals, LLC
Statements of Operations

	Nine-Months Ended September 30, 2020	Year Ended December 31, 2019
Sales	$17,233,964	$25,733,700

Cost of Goods Sold
Direct production costs	7,514,463	12,337,101
Indirect production costs	3,531,288	5,423,193

Total cost of goods sold	11,045,751	17,760,294

Gross Profit	6,188,213	7,973,406

Operating Expenses
General and administrative expenses	1,863,063	2,561,575
Selling expenses	548,534	854,589

Total operating expenses	2,411,597	3,416,164
Operating Income	3,776,616	4,557,242

Nonoperating Income (Expense)
Interest income	18,683	32,602
Loss on disposal of asset	(2,788)	—

Total nonoperating income	15,895	32,602

Income — Before income taxes	3,792,511	4,589,844
Income Tax Expense	—	—

Net Income	$3,792,511	$4,589,844

See notes to financial statements.

Majestic Metals, LLC
Statements of Members’ Equity

Balance — January 1, 2019	$10,262,424
Net income	4,589,844
Member distributions	(3,610,839)

Balance — January 1, 2020	11,241,429
Net income	3,792,511
Member distributions	(6,995,592)

Balance — September 30, 2020	$8,038,348

See notes to financial statements.

Majestic Metals, LLC
Statements of Cash Flows

	Nine-Months Ended September 30, 2020	Year Ended December 31, 2019
Cash Flows from Operating Activities
Net income	$3,792,511	$4,589,844
Adjustments to reconcile net income to net cash from operating activities:
Depreciation	601,307	963,160
Loss on disposal of property and equipment	2,788	—
Life insurance premiums	(20,000)	(20,000)
Gain on the life insurance policy	—	(53,000)
Changes in operating assets and liabilities that (used) provided cash:
Accounts receivable	(368,072)	185,276
Inventory	(120,281)	(38,355)
Prepaid expenses and other assets	4,910	(43,975)
Accounts payable	57,913	(314,204)
Accrued and other liabilities	32,070	68,412
Accrued retirement benefits	119,402	208,402

Net cash provided by operating activities	4,102,548	5,545,560
Cash Flows from Investing Activities
Purchase of property and equipment	(24,743)	(272,170)
Proceeds from disposition of property and equipment	19,000	—

Net cash used in investing activities	(5,743)	(272,170)
Cash Flows from Financing Activities
Proceeds from debt	1,609,600	—
Distributions to members	(6,995,592)	(3,610,839)

Net cash used in financing activities	(5,385,992)	(3,610,839)

Net (Decrease) Increase in Cash	(1,289,187)	1,662,551
Cash — Beginning of period	5,684,664	4,022,113

Cash — End of period	$4,395,477	$5,684,664

See notes to financial statements.

Majestic Metals, LLC
Notes to Financial Statements
September 30, 2020 and December 31, 2019
Note 1 — Nature of Business
Majestic Metals, LLC a Colorado Limited Liability Company (the “Company”), is a subcontract manufacturer of sheet metal components and assemblies. The Company provides a wide range of manufacturing processes including final finishing and assembly to a diverse group of industries including medical electronics, computer electronics, lighting, and industrial applications.
The financial statements herein include the period from January 1, 2020 to September 30, 2020 (hereinafter referred to as “the period ended September 30, 2020”) and the year ending December 31, 2019.
Note 2 — Significant Accounting Policies
Basis of Presentation
The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of financial statements in conformity with generally accepted accounting principles in the U.S. requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
COVID-19
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus pandemic. First identified in late 2019 and now known as
COVID-19,
the outbreak has impacted millions of individuals worldwide. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the balance sheet date, as no triggering events or changes in circumstances had occurred as of September 30, 2020; however, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time.
Accounts Receivable
The Company grants credit to its customers in the ordinary course of business. The allowance for doubtful accounts is based on management’s assessment of the collectability of specific customer accounts and includes consideration of the credit worthiness and financial condition of those specific customers. The Company records an allowance to reduce the specific receivables to the amount that is reasonably believed to be collectible. The Company also records an allowance for all other trade receivables based on multiple factors including historical experience with bad debts, the general economic environment, the financial condition of the Company’s distributions channels, and the aging of such receivables. Amounts are considered past due based upon contractual terms. Accounts are written off when they are deemed uncollectible based on management’s judgment. The Company does not charge interest on past due receivables. The allowance for doubtful accounts was $50,000 as of September 30, 2020 and December 31, 2019. There was no bad debt expense for the period ended September 30, 2020 and year ended December 31, 2019.
Concentration Risks
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high credit quality financial institutions and attempts to

Majestic Metals, LLC
Notes to Financial Statements
September 30, 2020 and December 31, 2019

limit its amount of credit exposure to any one financial institution. However, at various times during the year, the Company’s cash balances exceeded the federally insured limits. The FDIC (Federal Deposit Insurance Corporation) insures cash deposits up to $250,000.
The majority of the Company’s sales and accounts receivable are with local and regional manufacturing customers. Sales to two major customers represent 32% and 33% of total sales for the period ended September 30, 2020 and year ended December 31, 2019, respectively. Accounts receivable from these major customers represents 31% and 34% of total accounts receivable at September 30, 2020 and December 31, 2019, respectfully.
Inventory
Inventory consists of purchased parts and
work-in-process,
and are valued at the lower of cost or net realizable value. Costs are determined on the first-in,
first-out
(FIFO) method. The Company evaluates inventory for
slow-moving
and obsolete items and records an allowance as necessary. Based on management’s analysis, no allowance for slow-moving
and obsolete inventory was deemed necessary at September 30, 2020 and December 31, 2019.
Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight-line
method for computer equipment and software, office furniture and equipment applied to individual property items based on estimated useful lives. Costs of maintenance and repairs are charged to expense when incurred. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets.
Revenue Recognition
The Company offers precision manufacturing and finishing services ranging from prototype through high-volume
production, including internal sheet metal cutting and forming solutions, chemical etching, and medical device production for customers in the aerospace and defense, electronics, medical, automotive, and various other industries. The parts are shipped upon receipt of purchase orders and completion of the manufacturing process to customers who are located primarily in the United States.
During the period ended September 30, 2020 and the year ended December 31, 2019, the Company recognized revenue from contracts with customers of $17,233,964 and $25,733,700. The Company did not recognize any contract assets or liabilities.
Timing of Satisfaction
Contract terms do not include cancellation provisions that would result in an enforceable right to payment for performance completed to date, and, as a result, revenue is recognized at a point in time.
The Company satisfies its performance obligations once goods are produced and shipped.
Good associated with contracts are primarily shipped “FOB Shipping Point” based on the contractual terms. For contract terms shipped FOB Shipping Point, the customer will take title directly from the Company upon shipment, at which point ownership and the associated risk pass to the customer. For a small portion of contracts, contract terms are FOB Destination, where ownership of the goods in transit remains with the Company and the Company bears the associated risks (e.g., loss, damage, or delay) until it is delivered to the customer location.

Majestic Metals, LLC
Notes to Financial Statements
September 30, 2020 and December 31, 2019

Contracts with customers contain only one performance obligation that is satisfied at a point in time based on contractual terms. Contracts recognized at a point in time have no satisfied performance obligations that would result in contract assets or liabilities.
Determining the Transaction Price
The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. The Company does not collect sales tax on behalf of third parties, as the Company’s customer base is largely tax exempt. For a small portion of contracts where sales tax is applicable, the Company will accrue the related tax at the point the contract is completed.
To determine the transaction price of a contract, the Company considers its customary business practices and the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the goods or services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be canceled, renewed, or modified. All the Company’s contracts with customers have fixed transaction prices that are denominated in U.S. dollars and payable in cash.
Significant Payment Terms
Payment for goods and services sold by the Company is typically due within 30 days after an invoice is sent to the customer.
Nature of Promises to Transfer
In all cases, goods that the Company contracts to transfer to customers are manufactured by the Company for sale. In no case does the Company act as an agent (i.e., the Company does not provide a service of arranging for another party to transfer goods or services to the customer).
Shipping and Handling
With respect to contracts with shipped FOB Shipping Point terms, the Company may perform shipping and handling activities after its customers obtain control of the goods. The Company’s policy is to account for shipping and handling as activities to fulfill its promise to transfer the good (i.e., shipping and handling activities are expensed) and included in cost of sales.
Warranties
The Company offers a
30-day
general warranty and no extended warranty. The Company will either scrap the returned material and issue customer credits for the original sales amount or perform repairs over defective products. Repairs and scrap costs are expensed as products are received. The Company does not have a return policy.
Income Taxes
The Company is treated as a partnership for federal income tax purposes. Consequently, federal income taxes are not payable or provided for by the Company. Members are taxed individually on their pro-rata
ownership share of the Company’s earnings. The Company’s net income or loss is allocated among the members in accordance with the Company’s operating agreement.

Majestic Metals, LLC
Notes to Financial Statements
September 30, 2020 and December 31, 2019

No federal income tax provision has been included in the financial statements since income or loss of the Company is required to be reported by the respective members on their income tax returns. The Company is subject to certain state and local income and franchise taxes, which are included in the financial statements.
New Accounting Pronouncements
The Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU)
2016-02,
Leases
, which will supersede the current lease requirements in Accounting Standards Codification (ASC) 840. The ASU requires lessees to recognize a right-to-use
asset and related lease liability for all leases, with a limited exception for short-term
leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related
expenses in the statements of operations and cash flows will be generally consistent with the current guidance. On June 3, 2020, the FASB issued ASU
2020-05,
which amended the effective date ASU
2016-02
to give immediate relief to certain entities as a result of the widespread adverse economic effects and business disruptions caused by the coronavirus disease 2019
(COVID-19)
pandemic. The new lease guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a current period adjustment method to the beginning of the year of adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use
asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
Note 3 — Inventory
Inventory at September 30, 2020 and December 31, 2019 consists of the following:

	September 30, 2020	December 31, 2019
Raw materials	$213,017	$173,620
Work in progress	818,728	737,844

Total	$1,031,745	$911,464

Note 4 — Property and Equipment
Property and equipment as of September 30, 2020 and December 31, 2020 are summarized as follows:

	September 30, 2020	December 31, 2019	Depreciable Life - Years
Machinery and equipment	$11,028,442	$11,009,497	3-10
Transportation equipment	552,490	598,246	5-7
Furniture and fixtures	155,838	150,038	7-10
Computer equipment and software	281,477	281,477	3-5
Leasehold improvements	487,014	487,014	19

Total cost	12,505,261	12,526,272
Accumulated depreciation	9,874,355	9,297,014

Net property and equipment	$2,630,906	$3,229,258

Majestic Metals, LLC
Notes to Financial Statements
September 30, 2020 and December 31, 2019

Depreciation expense for property and equipment totaled $601,307 and $963,160 for the period ended September 30, 2020 and the year ended December 31, 2019, respectfully.
Note 5 — Company Owned Life Insurance
The Company owns a life insurance policy on a key employee. Management considers this policy to be an operating asset. Cash surrender value (“CSV”) of the life insurance policy is presented net of policy loans, reserves or other costs.
Note 6 — Line of Credit
The Company has a $1,000,000 line of credit agreement with BOK Financial as of September 30, 2020 and December 31, 2019. The agreement bears interest at one-month
U.S. LIBOR rate plus 2.10% (an effective rate of 2.24% and 3.86 at September 30, 2020 and December 31, 2019, respectively). The agreement contains covenants pertaining to the maintenance of a minimum tangible net worth and debt service coverage ratio. The line of credit matured in October 2020 and was collateralized by substantially all assets of the Company. The line of credit carried no balance as of September 30, 2020 and December 31, 2019 and was subsequently renewed in October 2020, and then terminated in December 2020.
Note 7 — Operating Leases
The Company leases manufacturing and office space from an affiliated entity Royal Enterprise (see Note 11). The lease requires the Company to pay taxes, insurance, utilities, and maintenance costs. The monthly lease expense ranged from $42,411 and $43,259 during 2019 and $43,300 from January 2020 through June 2020. Effective July 1, 2020, the Company entered into a new lease agreement. Monthly payments are $46,250 with an increase of the lesser of Consumer Price Index (CPI) or 2 percent annually, through the expiration date of the lease on June 30, 2025. Rent expense incurred for these leases was $395,366 for period ended September 30, 2020 and $514,870 for the year ended December 31, 2019, respectfully.
Future minimum annual commitments under these operating leases are as follows:

For the Period	Amount
October 1, 2020 - December 31, 2020	$138,750
January 1, 2021 - December 31, 2021	560,550
January 1, 2022 - December 31, 2022	571,764
January 1, 2023 - December 31, 2023	583,200
January 1, 2024 - December 31, 2024	594,864
January 1, 2025 - June 30, 2025	300,378

Total	$2,749,506

Note 8 — Retirement Plans
The Company sponsors a 401(k) plan for substantially all employees. The Company may make discretionary matching and non-elective
contributions. Total Company contributions were $117,000 and $137,285 for the plan during the period ended September 30, 2020 and for the year ended December 31, 2019, respectfully.

Majestic Metals, LLC
Notes to Financial Statements
September 30, 2020 and December 31, 2019

Note 9 — Accrued Retirement Benefit
In 2008, the Company entered into a supplemental retirement plan (SERP) with a key member of management. The SERP will pay the beneficiary over a period of 15 years, commencing in August of 2027. The SERP vests over a period of 20 years with the following terms: 50% after 10 years of employment, and 5% per year thereafter. The SERP is recorded using the present value of the vested future payments dictated by the SERP. As of September 30, 2020 and December 31, 2019, the accrued retirement benefit had a balance of $1,075,070 and $955,668, respectfully. This SERP was subsequently paid out in December 2020.
Note 10 — Paycheck Protection Program
During the period ended September 30, 2020, the Company received a Paycheck Protection Program (PPP) loan in the amount of $1,609,600. The PPP loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and is administered by the Small Business Administration (SBA). Under the terms of this program, the loan may be fully or partially forgiven if the loan proceeds are spent on qualifying expenses and if staffing level and salary maintenance requirements were met. The Company may use the funds on qualifying expenses over a covered period of up to 24 weeks. At the conclusion of the covered period, any balance that is not forgiven by the SBA would be repaid within two years from issuance date with interest accruing at a rate of 1 percent, with monthly payments of principal and interest beginning ten months after the conclusion of the covered period. Based on the loan amount, irrespective of any potential forgiveness that may be granted in the future, monthly principal payments would be approximately $115,000 during the repayment period.
The balance of the PPP Loan matures as follows:

Period ending September 30	Amount
2021	$804,800
2022	804,800

Total	$1,609,600

Subsequent to September 30, 2020, the Company applied for and received notification of forgiveness of the entire loan balance from the SBA. The amount of the loan forgiven will be recorded as cancellation of debt income in the period subsequent to September 30, 2020.
Note 11 — Related Party Transactions
The Company conducts its operations from premises leased from Royal Enterprises, which is an entity related through common ownership as the owners of Royal Enterprises are the parents of the owners of the Company.
Note 12 — Aspects of the Limited Liability Company
As a limited liability company, each members’ liability is limited to the capital invested. Under the operating agreement, the Company has one class of member interest which is owned by two members. The capital account maintained for each member is equal to the members’ initial capital contributions increased by additional capital contributions and the members’ share of Company profits and decreased by Company

Majestic Metals, LLC
Notes to Financial Statements
September 30, 2020 and December 31, 2019

distributions and the members’ share of Company losses. The Company will continue in perpetuity, unless sooner terminated, as defined in the Operating Agreement.
Allocation of profits, losses, and distributions is made in accordance with the operating agreement.
Note 13 — Subsequent Events
The financial statements and related disclosures include evaluation of events up through and including July 16, 2021, which is the date the financial statements were available to be issued.
On December 17, 2020, the Company entered into a business combination event in which 100% of the membership interest of the Company was sold to a new majority member for a total consideration of $35,028,000.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Dahlquist Machine, Inc.

We have audited the accompanying financial statements of Dahlquist Machine, Inc. (a Minnesota corporation), which comprise the balance sheet as of September 30, 2020, and the related statements of operations, stockholder’s equity, and cash flows for the nine-month period ended September 30, 2020, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Dahlquist Machine, Inc. as of September 30, 2020, and the results of its operations and its cash flows for the nine-month period ended September 30, 2020 in accordance with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP
Minneapolis, Minnesota
July 20, 2021

Dahlquist Machine, Inc.
Balance Sheet
September 30, 2020

Assets
Current Assets
Cash and cash equivalents	$5,640,918
Accounts receivable — Net	1,204,535
Inventory (Note 3)	880,284
Prepaid expenses and other current assets	1,530

Total current assets	7,727,267
Property and Equipment — Net (Note 4)	1,501,884

Total assets	$9,229,151

Liabilities and Stockholder’s Equity
Current Liabilities
Accounts payable	$88,171
Current portion of long-term debt	403,015
Accrued and other current liabilities	245,424

Total current liabilities	736,610
Long -term Debt — Net of current portion (Note 6)	269,091
Paycheck Protection Program Loan — Net of current portion (Note 5)	168,215

Total liabilities	1,173,916
Stockholder’s Equity	8,055,235

Total liabilities and stockholder’s equity	$9,229,151

See notes to financial statements.

Dahlquist Machine, Inc.
Statement of Operations
Nine-Month
Period Ended September 30, 2020

	Amount	Percent of Net Sales
Sales	$6,043,145	100.0
Cost of Goods Sold	3,025,748	50.0

Gross Profit	3,017,397	50.0
Operating Expenses	1,090,514	18.0

Operating Income	1,926,883	32.0
Nonoperating Income (Expense)
Interest income	41,633	0.7
Interest expense	(13,062)	(0.2)

Total nonoperating income	28,571	0.5

Net Income	$1,955,454	32.5

See notes to financial statements.

Dahlquist Machine, Inc.
Statement of Stockholder’s Equity
Nine-Month
Period Ended September 30, 2020

	Common Stock	Retained Earnings	Total
Balance — January 1, 2020	$100	$7,088,681	$7,088,781
Net income	—	1,955,454	1,955,454
Stockholder distribution	—	(989,000)	(989,000)

Balance — September 30, 2020	$100	$8,055,135	$8,055,235

See notes to financial statements.

Dahlquist Machine, Inc.
Statement of Cash Flows
Nine-Month
Period Ended September 30, 2020

Cash Flows from Operating Activities
Net income	$1,955,454
Adjustments to reconcile net income to net cash and cash equivalents from operating activities:
Depreciation	387,678
Changes in operating assets and liabilities that provided cash and cash equivalents:
Accounts receivable	(342,576)
Inventory	82,129
Prepaid expenses and other assets	(1,530)
Accounts payable	(15,263)
Accrued and other current liabilities	147,325

Net cash and cash equivalents provided by operating activities	2,213,217
Cash Flows from Financing Activities
Paycheck Protection Program loan proceeds	518,100
Payments on long-term debt	(38,073)
Stockholder distribution	(989,000)

Net cash and cash equivalents used in financing activities	(508,973)

Net Increase in Cash and Cash Equivalents	1,704,244
Cash and Cash Equivalents — Beginning of period	3,936,674

Cash and Cash Equivalents — End of period	$5,640,918
Supplemental Cash Flow Information — Cash paid for interest	$13,062

See notes to financial statements.

Dahlquist Machine, Inc.
Notes to Financial Statements
September 30, 2020
Note 1 — Nature of Business
Dahlquist Machine, Inc. (the “Company”) a Minnesota corporation, is a precision machining company located in Ham Lake, Minnesota. The Company was founded in 1969 and specializes in high-speed
machining of aluminum, light metals, and plastic parts for consumers across a wide variety of industries.
Note 2 — Significant Accounting Policies
Basis of Presentation
The financial statements of the Company have been prepared on the basis of accounting principles generally accepted in the United States of America (GAAP). The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect amounts reported in the financial statements. Actual results could differ from those estimates.
COVID-19
On March 11, 2020, the World Health Organization declared the outbreak of a respiratory disease caused by a new coronavirus pandemic. First identified in late 2019 and now known as
COVID-19,
the outbreak has impacted millions of individuals worldwide. As of the date of issuance of the financial statements, the Company’s operations have not been significantly impacted, but the Company continues to monitor the situation. No impairments were recorded as of the balance sheet date, as no triggering events or changes in circumstances had occurred as of September 30, 2020. However, due to significant uncertainty surrounding the situation, management’s judgment regarding this could change in the future. In addition, while the Company’s results of operations, cash flows, and financial condition were not significantly impacted, the extent of any future impact cannot be reasonably estimated at this time.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.
Cash and Cash Equivalents
The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents.
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents. The Company places its temporary cash investments with high credit quality financial institutions and attempts to limit its amount of credit exposure to any one financial institution. However, at various times during the period, the Company’s cash balances exceeded the federally insured limits. As of September 30, 2020, the Company had $5,390,918 on deposit with financial institutions in excess of the federally insured limits.
Accounts Receivable
Accounts receivable are stated at invoice cost. Based on management’s review of outstanding receivable balances and historical collection information, management’s best estimate is that all balances will be collected. Accordingly, the Company has not established an allowance for doubtful accounts.

Dahlquist Machine, Inc.
Notes to Financial Statements
September 30, 2020

Credit Risk and Major Customers
The majority of the Company’s sales and accounts receivable are with local and regional manufacturing customers. The Company grants credit to its customers during the normal course of business. The Company performs ongoing credit evaluations of its customers’ financial condition and generally does not require collateral from its customers. Sales to two major customers represent 42% of total sales at September 30, 2020. Accounts receivable from these major customers represents 43% of total accounts receivable at September 30, 2020.
Inventory
Inventory consists of primarily finished goods from purchased parts and work-in-process,
which are valued at the lower of cost or net realizable value, as determined by the first-in,
first-out
method. The Company evaluates inventory for
slow-moving
and obsolete items and records an allowance as necessary. Based on management’s analysis, an allowance for slow-moving
and obsolete inventory was recorded in the amount of $226,657 as of September 30, 2020.
Property and Equipment
Property and equipment are recorded at cost. Depreciation is computed using the straight line or accelerated method based on estimated useful lives. Costs of maintenance and repairs are charged to expense when incurred. The cost of leasehold improvements is depreciated over the lesser of the length of the related leases or the estimated useful lives of the assets.
Property and equipment are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.
Revenue and Cost Recognition
The Company is a precision machining company that specializes in short to medium-run
quantities for high precision parts, focusing on machining aluminum, light metals, and plastic parts. The Company sells primarily to customers in the aerospace and defense, electronics, medical, and various other industries who are located primarily in the United States.
During the
nine-month
period ended September 30, 2020 the Company recognized revenue from contracts with customers of $6,043,145. The Company did not recognize any contract assets or liabilities. Accounts receivable at September 30, 2020 and January 1, 2020 was $1,204,535 and $861,959, respectively.
Timing of Satisfaction
Contract terms do not include cancellation provisions that would result in an enforceable right to payment for performance completed to date, and, as a result, revenue is recognized at a point in time.
Contracts with customers usually contain only one performance obligation that is satisfied at a point in time. The timing of satisfaction is dictated by the contractual shipping terms agreed upon by both parties.
Parts are typically shipped “FOB Shipping Point” based on the purchase order. The Company satisfies its performance obligations as goods are prepared for shipment and isolated from inventory. Upon shipment, ownership of goods and the associated risk pass to the customer. For a small portion of contracts, shipping terms are “FOB Destination”, whereas the Company retains ownership of goods in transit and thus bears the associated risks (e.g., loss, damage, or delay) until the goods are delivered to the customer location.

Dahlquist Machine, Inc.
Notes to Financial Statements
September 30, 2020

Contracts recognized at a point in time have no satisfied performance obligations that would result in contract assets other than trade accounts receivable.
Determining the Transaction Price
The transaction price of a contract is the amount of consideration to which the Company expects to be entitled in exchange for transferring promised goods or services to a customer. Transaction prices do not include amounts collected on behalf of third parties (e.g., sales taxes).
To determine the transaction price of a contract, the Company considers its customary business practices and the terms of the contract. For the purpose of determining transaction prices, the Company assumes that the goods or services will be transferred to the customer as promised in accordance with existing contracts and that the contracts will not be cancelled, renewed, or modified. All of the Company’s contracts with customers have fixed transaction prices that are denominated in U.S. dollars and payable in cash.
Significant Payment Terms
Payment for goods and services sold by the Company is typically due within 30 days after an invoice is sent to the customer.
Nature of Promises to Transfer
In most cases, goods that the Company contracts to transfer to customers are manufactured by the Company for sale. In no case does the Company act as an agent (i.e., the Company does not provide a service of arranging for another party to transfer goods or services to the customer).
Shipping and Handling Costs
Shipping and handling activities are carried out either by the customer or arranged by the Company. The Company considers all shipping and handling costs as costs to fulfill the contract.
Income Taxes
Pursuant to provisions of the Internal Revenue Code, the Company has elected to be taxed as an S corporation. Generally, the income of an S corporation is not subject to federal income tax at the corporate level, but rather the stockholders are required to include a pro-rata
share of the corporation’s taxable income or loss in their personal income tax returns, irrespective of whether dividends have been paid. Accordingly, no provision for federal income taxes has been made in the accompanying financial statements.
Upcoming Accounting Pronouncements
The Financial Accounting Standards Board (FASB) issued ASU
2016-02,
Leases
, which will supersede the current lease requirements in Accounting Standards Codification (ASC) 840. The ASU requires lessees to recognize a right-to-use
asset and related lease liability for all leases, with a limited exception for short-term
leases. Leases will be classified as either finance or operating, with the classification affecting the pattern of expense recognition in the statement of operations. Currently, leases are classified as either capital or operating, with only capital leases recognized on the balance sheet. The reporting of lease-related
expenses in the statements of operations and cash flows will be generally consistent with the current guidance. The new lease

Dahlquist Machine, Inc.
Notes to Financial Statements
September 30, 2020

guidance will be effective for the Company’s year ending December 31, 2022 and will be applied using a modified retrospective transition method to either the beginning of the earliest period presented or the beginning of the year of adoption. Upon adoption, the Company will recognize a lease liability and corresponding right-to-use
asset based on the present value of the minimum lease payments. The effects on the results of operations are not expected to be significant, as recognition and measurement of expenses and cash flows for leases will be substantially the same under the new standard.
Note 3 — Inventory
Inventory at September 30, 2020 consists of the following:

Raw materials	$56,366
Work in progress	107,879
Finished goods	942,696
Inventory Reserve	(226,657)

Total	$880,284

Note 4 — Property and Equipment
Property and equipment are summarized as follows:

	Amount	Depreciable Life - Years
Machinery and equipment	$5,164,133	5-7
Transportation equipment	153,960	5
Furniture and fixtures	75,344	3-5
Computer equipment and software	70,277	3-5
Leasehold improvements	1,172,129	14

Total cost	6,635,843
Accumulated depreciation	5,133,959

Net property and equipment	$1,501,884

Depreciation expense for the
nine-month
period ended September 30, 2020 was $387,678.
Note 5 — Paycheck Protection Program Loan
During the
nine-month
period ended September 30, 2020, the Company received a Paycheck Protection Program (PPP) loan in the amount of $518,100. The PPP loan program was created under the Coronavirus Aid, Relief, and Economic Security (CARES) Act and is administered by the Small Business Administration (SBA). Under the terms of this program, the loan may be fully or partially forgiven if the loan proceeds are spent on qualifying expenses and if staffing level and salary maintenance requirements were met. The Company may use the funds on qualifying expenses over a covered period of up to 24 weeks. At the conclusion of the covered period, any balance that is not forgiven by the SBA would be repaid within two years from issuance date with interest accruing at a rate of 1 percent, with monthly payments of principal and interest beginning ten months after the conclusion of the covered period. Based on the loan amount, irrespective of any potential forgiveness that may be granted in the future, monthly principal payments would be approximately $29,200 during the repayment period.

Dahlquist Machine, Inc.
Notes to Financial Statements
September 30, 2020

Subsequent to September 30, 2020, the Company applied for and received notification of forgiveness of the entire loan balance from the SBA. The amount of the loan forgiven will be recorded as cancellation of debt income in the period subsequent to September 30, 2020.
At September 30, 2020, the outstanding balance of the PPP loan is $518,100.
Note
6 — Long-term
Debt
Long-term
debt at September 30 is as follows:

Note payable to a bank in monthly installments of $5,682, including interest at .5% percent above the prime rate (an effective rate of 5.25 percent at September 30, 2020). The note is collateralized by the related party lease and is due on February 25, 2026.	$322,221

Total	322,221
Less current portion	53,130

Long-term portion	$269,091

The balance of the above debt matures as follows:

Years Ending	Amount
2021	$53,130
2022	56,981
2023	59,896
2024	62,960
Thereafter	89,254

Total	$322,221

Interest expense for the
nine-month
period ended September 30, 2020 was $13,062.
Note 7 — Capital Stock
Common stock consists of 1,000,000 authorized shares of $.01 par value common stock. As of September 30, 2020, there were 10,000 shares issued and outstanding.
Note 8 — Retirement Plans
The Company sponsors a 401(k) plan for all employees. The plan provides for the Company to match 100% of employee contributions up to 6% of salary. Contributions to the plan totaled $95,966 for the nine-month
period ended September 30, 2020.
Note 9 — Related Party Transactions
The following is a description of transactions between the Company and related parties:
Operating Lease
The Company leases its building facility from an affiliated entity under common ownership. The annual lease agreement requires the Company to pay $8,000 per month, plus taxes, insurance, and maintenance on the property. Rent expense was $72,000 for the nine-month
period ended September 30, 2020.

Dahlquist Machine, Inc.
Notes to Financial Statements
September 30, 2020

Note 10 — Subsequent Events
The financial statements and related disclosures include evaluation of events up through and including July 20, 2021, which is the date the financial statements were available to be issued.
On December 16, 2020, the Company entered into a business combination event in which 100 percent of the membership interest of Dahlquist Machine, LLC was sold to a new majority member for a total consideration of $17,641,894.

Annex A
CERTIFICATE OF INCORPORATION
OF
FATHOM DIGITAL MANUFACTURING CORPORATION
Fathom Digital Manufacturing Corporation, a corporation organized and existing under the laws of the State of Delaware, does hereby certify as follows:
ARTICLE ONE
The name of the corporation is Fathom Digital Manufacturing Corporation (the “
Corporation
”).
ARTICLE TWO
The address of the Corporation’s registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.
ARTICLE THREE
The nature and purpose of the business of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “
DGCL
”). The Corporation is being incorporated in connection with the domestication of Altimar Acquisition Corp. II, a Cayman Islands exempted company (“
Altimar Cayman
”), as a Delaware corporation (the “
Domestication
”), and this Certificate of Incorporation (as hereinafter defined) and the Certificate of Corporate Domestication of Altimar Cayman are being filed simultaneously with the Secretary of State of the State of Delaware.
ARTICLE FOUR
Section 1.
Authorized Shares
. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 500,000,000 shares, consisting of the following:
1. 10,000,000 shares of Preferred Stock, par value $0.0001 per share (the “
Preferred Stock
”);
2. 300,000,000 shares of Class A Common Stock, par value $0.0001 per share (the “
Class
 A Common Stock
”);
3. 180,000,000 shares of Class B Common Stock, par value $0.0001 per share (the “
Class
 B Common Stock
”); and
4. 10,000,000 shares of Class C Common Stock, par value $0.0001 per share (the “
Class
 C Common Stock
” and, together with the Class A Common Stock and Class B Common Stock, the “
Common Stock
”).
Upon the effectiveness of the Domestication and this Certificate of Incorporation (A) each Class A ordinary share, par value $0.0001 per share (a “
Class
 A Cayman Share
”), of Altimar Cayman that is outstanding immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation will, for all purposes, be deemed to be one issued and outstanding, fully paid and non-assessable
share of Class A Common Stock of the Corporation, without any action required on the part of the Corporation or the holders thereof,

(B) each Class B ordinary share, par value $0.0001 per share (a “
Class
 B Cayman Share
”), of Altimar Cayman that is outstanding immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation will, for all purposes, be deemed to be one issued and outstanding, fully paid and non-assessable
share of Class C Common Stock of the Corporation, without any action required on the part of the Corporation or the holders thereof, and (C) any stock certificate that, immediately prior to the effectiveness of the Domestication and this Certificate of Incorporation, represented Class A Cayman Shares or Class B Cayman Shares will, from and after the effectiveness of the Domestication and this Certificate of Incorporation, automatically and without the necessity of presenting the same for exchange, represent an identical number of shares of Class A Common Stock or Class C Common Stock (respectively) of the Corporation, as applicable. Notwithstanding anything to the contrary herein, following the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware, the Corporation shall not issue additional shares of Class C Common Stock.
The Preferred Stock and the Common Stock shall have the designations, rights, powers and preferences and the qualifications, restrictions and limitations thereof, if any, set forth below. The number of authorized shares of Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the approval of the Board of Directors of the Corporation (the “
Board
of Directors
”) and by the affirmative vote of the holders of a majority in voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in an election of directors, and no vote of the holders of any of Class A Common Stock, Class B Common Stock, Class C Common Stock or Preferred Stock voting separately as a class shall be required therefor, regardless of the provisions of Section 242(b)(2) of the DGCL (or any successor provisions thereto). No stockholder shall, by reason of the holding of shares of any class or series of capital stock of the Corporation, have any preemptive or preferential right to acquire or subscribe for any shares or securities of any class or series, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the Corporation, unless specifically provided for in a Preferred Stock Designation (as hereinafter defined). The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board of Directors. The Board of Directors is empowered to set the exercise price, duration, times for exercise and other terms and conditions of such rights, warrants or options. Notwithstanding the foregoing, the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of capital stock a number of shares of the class of capital stock issuable pursuant to any such rights, warrants and options outstanding from time to time.
Section 2.
Preferred Stock
. The Board of Directors is authorized, subject to limitations prescribed by law, to provide, by resolution or resolutions for the issuance of shares of Preferred Stock in one or more series, and with respect to each series, to establish the number of shares to be included in each such series, and to fix the voting powers (if any), designations, powers, preferences, and relative, participating, optional or other special rights, if any, of the shares of each such series, and any qualifications, restrictions or limitations thereof, as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors and included in a certificate or certificates of designation (each, a “
Preferred Stock Designation
”). The powers (including voting powers), preferences, and relative, participating, optional and other special rights of each series of Preferred Stock and the qualifications, restrictions or limitations thereof, if any, may differ from those of any and all other series at any time outstanding. Except as otherwise required by law, holders of a series of Preferred Stock, as such, shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Preferred Stock Designation relating to such series).
Section 3.
Common Stock
.
(a) Except as otherwise provided by the DGCL or this Certificate of Incorporation (as it may be amended, the “
Certificate of Incorporation
”), and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock. Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation;
provided
,
however
, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation relating to any series of Preferred Stock) or pursuant to the DGCL.
(b) Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.
(c) Subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and this Certificate of Incorporation, the holders of shares of Class A Common Stock and, solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction (as hereinafter defined), holders of Class C Common Stock, in each case shall be entitled to receive ratably in proportion to the number of shares of Class A Common Stock and Class C Common Stock (as applicable) held by them such dividends and distributions (payable in cash, stock or otherwise), if any, as may be declared thereon by the Board of Directors at any time and from time to time out of any funds of the Corporation legally available therefor. There will be no disparate consideration or treatment with respect to dividends and distributions, if any, declared or payable in respect of each share of the Class A Common Stock and Class C Common Stock (solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction), on the one hand, and a Class A Unit (as defined in the LLC Agreement (as hereinafter defined)), on the other hand. Dividends and other distributions shall not be declared or paid on the Class B Common Stock unless (i) the dividend consists of shares of Class B Common Stock or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class B Common Stock paid proportionally with respect to each outstanding share of Class B Common Stock and (ii) a dividend consisting of shares of Class A Common Stock, Class C Common Stock (solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction) or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for shares of Class A Common Stock (to the extent a similar or contemporaneous dividend or distribution is not paid on the Class A Units) or Class C Common Stock (solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction) on equivalent terms is simultaneously paid to the holders of Class A Common Stock and Class C Common Stock (solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction). If dividends are declared on the Class A Common Stock, the Class B Common Stock or the Class C Common Stock (solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction) that are payable in shares of Common Stock, or securities convertible into, or exercisable or exchangeable for Common Stock, the dividends payable to the holders of Class A Common Stock shall be paid only in shares of Class A Common Stock (or securities convertible into, or exercisable or exchangeable for Class A Common Stock), the dividends payable to the holders of Class B Common Stock shall be paid only in shares of Class B Common Stock (or securities convertible into, or exercisable or exchangeable for Class B Common Stock), the dividends payable to the holders of Class C Common Stock shall be paid only in shares of Class C Common Stock (or securities convertible into, or exercisable or exchangeable for Class C Common Stock), and such dividends shall be paid in the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively (or securities convertible into, or exercisable or exchangeable for the same number of shares (or fraction thereof) on a per share basis of the Class A Common Stock, Class B Common Stock and Class C Common Stock, respectively). For purposes of this Certificate of Incorporation, “
BCA Transaction
” means the business combination transactions contemplated by that certain Business Combination Agreement, dated as of July 15, 2021, by and among Altimar Cayman, Fathom Holdco, LLC and other Persons party thereto, as the same may be amended, restated, supplemented or waived from time to time (the “
BCA
”).

(d) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of
the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any series thereof, the holders of shares of Class A Common Stock and Class C Common Stock (solely prior to the automatic conversion thereof upon and as a result of the BCA Transaction) shall be entitled to receive all of the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock and Class C Common Stock (as applicable) held by them. The holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding-up
of the affairs of the Corporation. A dissolution, liquidation or winding-up of
the Corporation, as such terms are used in this paragraph (d), shall not be deemed to be occasioned by or to include any consolidation or merger of the Corporation with or into any other corporation or corporations or other entity or a sale, lease, exchange or conveyance of all or a part of the assets of the Corporation; provided, that notwithstanding anything to the contrary herein, in the event of any such merger, sale, lease, exchange or conveyance, or any other similar transaction or recapitalization, the holders of shares of Class B Common Stock shall not be entitled to any consideration in connection therewith other than the right to receive securities with equivalent terms and conditions as the Class B Common Stock, and the consideration payable in respect of a share of Class A Common Stock shall equal the consideration payable in respect of a Class A Unit.
(e) Shares of Class B Common Stock shall be redeemable for shares of Class A Common Stock on the terms and subject to the conditions set forth in the Second Amended and Restated Limited Liability Company Agreement of Fathom Holdco, LLC, dated as of [                    ], 2021, as it may be amended from time to time in accordance with its terms (the “
LLC Agreement
”). The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of issuance upon redemption of the outstanding shares of Class B Common Stock for Class A Common Stock pursuant to the LLC Agreement, such number of shares of Class A Common Stock that shall be issuable upon any such redemption pursuant to the LLC Agreement;
 provided
 that nothing contained herein shall be construed to preclude the Corporation from satisfying its or its affiliates’ obligations in respect of any such redemption of shares of Class B Common Stock pursuant to the LLC Agreement by delivering (either directly or indirectly through an affiliate) to the holder of shares of Class B Common Stock upon such redemption, in lieu of newly issued shares of Class A Common Stock, cash in the amount permitted by and provided in the LLC Agreement or shares of Class A Common Stock which are held in the treasury of the Corporation. All shares of Class A Common Stock that may be issued upon any such redemption shall, upon issuance in accordance with the LLC Agreement, be validly issued, fully paid and non-assessable. All
shares of Class B Common Stock redeemed shall not be disposed of out of treasury or otherwise reissued and shall be cancelled.
(f)
Conversion of Class
 C Common Stock
.
(i) Shares of Class C Common Stock shall automatically convert into shares of Class A Common Stock on a one-for-one
basis (the “
Initial Conversion Ratio
”): (A) at any time and from time to time at the option of the holder thereof; or (B) automatically and without further action by the Corporation or the holder thereof on the day of the closing of a Business Combination, which for the avoidance of doubt will be the closing of the BCA Transaction.
(ii) Notwithstanding the Initial Conversion Ratio, in the case that additional shares of Class A Common Stock or any other Equity-linked Securities (as hereinafter defined), are issued or deemed issued in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all outstanding shares of Class C Common Stock shall automatically convert into shares of Class A Common Stock at the time of the closing of a Business Combination at such ratio (unless the holders of a majority of the outstanding shares of Class C Common Stock agree to waive such anti-dilution adjustment with respect to any such issuance or deemed issuance) that results in the number of shares of Class A Common Stock issuable upon conversion of all outstanding shares of Class C Common Stock be equal to, in the aggregate, 20% of the sum of all shares of Class A Common Stock and Class C Common Stock outstanding upon completion of the IPO plus all shares of

Class A Common Stock and Equity-linked Securities issued or deemed issued in connection with a Business Combination, excluding any shares or Equity-linked Securities issued, or to be issued, to any seller in an initial Business Combination.
(iii) Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional shares of Class A Common Stock or Equity-linked Securities by the written consent or agreement of holders of a majority of the outstanding shares of Class C Common Stock consenting or agreeing separately as a separate class.
(iv) The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share split, subdivision, exchange, capitalization, rights issue, reclassification, recapitalization or otherwise) or combination (by reverse share split, share consolidation, exchange, reclassification, recapitalization or otherwise) or similar reclassification or recapitalizations of the outstanding shares of Class A Common Stock into a greater or lesser number of shares occurring after the Effective Date without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalization of the outstanding shares of Class C Common Stock.
(v) Each share of Class C Common Stock shall convert into its pro rata number of shares of Class A Common Stock pursuant to this
Section
 3(f)
. The pro rata share for each holder of shares of Class C Common Stock will be determined as follows: each share of Class C Common Stock shall convert into such number of shares of Class A Common Stock as is equal to the product of one multiplied by a fraction, the numerator of which shall be the total number of shares of Class C Common Stock into which all of the outstanding shares of Class C Common Stock in issue shall be converted pursuant to this
Section
 3(f)
and the denominator of which shall be the total number of outstanding shares of Class C Common Stock at the time of conversion.
(vi) Notwithstanding anything to the contrary in this
Section
 3(f)
, in no event may any share of Class C Common Stock convert into shares of Class A Common Stock at a ratio that is less than one-for-one
(vii) As used in this
Section
 3(f)
:
(A) “
converted
”, “
conversion
” or “
exchange
” shall have its ordinary meaning under Delaware law, and thereby shall have the same effect as a compulsory redemption without notice of shares of Class C Common Stock of any stockholder and, on behalf of such stockholders, automatic application of such redemption proceeds in paying for such new shares of Class A Common Stock into which the shares of Class C Common Stock have been converted or exchanged at a price per share of Class C Common Stock necessary to give effect to a conversion or exchange calculated on the basis that the shares of Class A Common Stock to be issued as part of the conversion or exchange will be issued at par. The shares of Class A Common Stock to be issued on an exchange or conversion shall be registered in the name of such stockholder or in such name as the stockholder may direct;
(B) “
Equity-linked Securities
” means any debt or equity securities that are convertible, exercisable or exchangeable for shares of Class A Common Stock issued in a financing transaction in connection with a Business Combination, including, but not limited to, a private placement of equity or debt; and
(C) “
IPO
” means the initial public offering of Altimar Cayman.
(viii) Shares of Class C Common Stock converted into shares of Class A Common Stock pursuant to
Section
 3(f)
shall be cancelled by the Corporation and may not be reissued. At any time after consummation of a Business Combination, when there are no longer any shares of Class C Common Stock outstanding, the Corporation shall take all necessary action to retire and eliminate the Class C Common Stock, and shall amend this Certificate of Incorporation to eliminate references thereto.
(xi) Nothing in
Section
 3(f)
of this Certificate of Incorporation shall limit or amend any obligation or agreement of any party to the Sponsor Agreement. To the extent of any conflict or inconsistency between the terms and provisions of the Sponsor Agreement and the terms and provisions of this Certificate of Incorporation, including (without limitation)
Section
 3(f)
hereof, the terms and provisions of the Sponsor Agreement shall control. For purposes of this Certificate of Incorporation, “
Sponsor Agreement
” means that certain Sponsor Agreement referred to in the BCA pursuant to which, among other things, the Sponsor Persons (as defined in the BCA) have agreed to (i) vote in favor of, and take all actions necessary to consummate, the BCA Transactions, (ii) the lock-up
period and conditions described therein, (iii) following the consummation of the Mergers (as defined in the BCA), a certain amount of their Class A Common Stock will be subject to vesting restrictions described therein, (iv) as holder of a majority of the Class B Cayman Shares prior to the Domestication and a majority of the shares of Class C Common Stock at the filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware to waive certain anti-dilution adjustments set forth in Section 17.3 of Altimar Cayman’s Memorandum and Articles of Association and
Section
 3(f)
of this Certificate of Incorporation in connection with the transactions contemplated by the BCA and (y) to forfeit certain shares of Class A Common Stock received upon the automatic conversion of its shares of Class C Common Stock upon the closing of the transactions contemplated by the BCA for no consideration; and (v) to the conversion of Class C Common Stock into Class A Common Stock automatically upon consummation the BCA Transaction.
(g) No Transfer of any shares of Common Stock or shares of Preferred Stock may be made, except in compliance with the Investor Rights Agreement (as hereinafter defined) or Sponsor Agreement (if and as applicable) and applicable federal and state securities laws. No Transfer of shares of Class B Common Stock may be made, unless such transferor also Transfers an equal number of applicable Class A Units to the applicable transferee in accordance with the terms and conditions of the LLC Agreement. The Corporation may place customary restrictive legends on the certificates or book entries representing the shares of Common Stock and, if applicable, the shares of Preferred Stock subject to this
Section
 3(g)
and remove such restrictive legends at the time the applicable restrictions under this
Section
 3(g)
are no longer applicable to the shares of Common Stock or shares of Preferred Stock represented by such certificates or book entries. To the extent shares of Common Stock and, if applicable, shares of Preferred Stock subject to this
Section
 3(g)
are uncertificated, the Corporation shall give notice of the restrictions set forth in this
Section
 3(g)
in accordance with the DGCL. For purposes of this Certificate of Incorporation, “
Transfer
” has the meaning set forth in the Investor Rights Agreement or Sponsor Agreement, as applicable.
ARTICLE FIVE
Section 1.
Board of Directors
. Except as otherwise provided in this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 2.
Number of Directors
. Subject to any rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances or otherwise, the number of directors which shall constitute the Board of Directors shall be fixed from time to time exclusively by resolution of the Board of Directors.
Section 3.
Classes of Directors
. The directors of the Corporation, other than those who may be elected by the holders of any series of Preferred Stock, shall be divided into three classes, as nearly equal in number as possible, designated as Class I, Class II and Class III.
Section 4.
Election and Term of Office
. The directors shall be elected by a plurality of the votes cast;
provided
that
, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Certificate of Incorporation (including, but not limited to, any duly authorized Preferred Stock Designation), such directors shall be elected by a plurality of the votes cast by such holders. The term of office of the initial Class I directors shall expire at the first annual meeting of stockholders following [                    ], 2021 (the “
Commencement Date
”), the term of office of the initial Class II directors shall expire at the second succeeding annual meeting of stockholders after the Commencement

Date and the term of office of the initial Class III directors shall expire at the third succeeding annual meeting of the stockholders after the Commencement Date. For the purposes hereof, the Board of Directors may assign directors already in office to Class I, Class II and Class III, in accordance with the terms of that certain Investor Rights Agreement, dated on or about [                    ], 2021 (as amended and/or restated or supplemented in accordance with its terms, the “
Investor Rights Agreement
”), by and among the Corporation and the investors named therein. At each annual meeting of stockholders after the Commencement Date, directors elected to replace those of a class whose terms expire at such annual meeting shall be elected to hold office until the third succeeding annual meeting after their election and until their respective successors shall have been duly elected and qualified. Each director shall hold office until the annual meeting of stockholders for the year in which such director’s term expires and a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Nothing in this Certificate of Incorporation shall preclude a director from serving consecutive terms. Elections of directors need not be by written ballot unless the Bylaws of the Corporation (as amended and/or restated, the “
Bylaws
”) shall so provide.
Section 5.
Newly-Created Directorships and Vacancies
. Subject to the rights of the holders of any series of Preferred Stock then outstanding and except as otherwise set forth in the Investor Rights Agreement, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled in any other manner. A director elected or appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. A director elected or appointed to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been elected or appointed and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. No decrease in the authorized number of directors shall shorten the term of any incumbent director.
Section 6.
Removal and Resignation of Directors
. Subject to the rights of the holders of any series of Preferred Stock then outstanding and notwithstanding any other provision of this Certificate of Incorporation, directors may only be removed for cause and only (i) prior to the first date on which CORE (as hereinafter defined) and its Affiliated Companies (as hereinafter defined) first cease to beneficially own in the aggregate (directly or indirectly) shares of Common Stock representing at least 50% of the Original Amount (as defined in the Investor Rights Agreement), upon the affirmative vote of stockholders representing at least sixty-six
and
two-thirds
percent (66 2/3%) of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (“
Voting Stock
”), voting together as a single class and (ii) after such date on which CORE and its Affiliated Companies first cease to beneficially own in the aggregate (directly or indirectly) shares of Common Stock representing at least 50% of the Original Amount, upon the affirmative vote of stockholders representing at least a majority of the voting power of the Voting Stock. Any director may resign at any time upon notice in writing or by electronic transmission to the Corporation.
Section 7.
Rights of Holders of Preferred Stock
. Notwithstanding the provisions of this ARTICLE FIVE, whenever the holders of one or more series of Preferred Stock shall have the right, voting separately or together by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be subject to the rights of such series of Preferred Stock. During any period when the holders of any series of Preferred Stock, voting separately as a series or together with one or more series, have the right to elect additional directors, then upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, resignation, disqualification or removal. Except as otherwise provided by the Board of Directors in the resolution or resolutions establishing such series and the related Preferred Stock Designation, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly.
Section 8.
Advance Notice
. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.
Section 9.
Quorum
.
A quorum for the transaction of business by the directors shall be set forth in the Bylaws.
ARTICLE SIX
Section 1.
Limitation of Liability
.
(a) To the fullest extent permitted by the DGCL as it now exists or may hereafter be amended (but, in the case of any such amendment, only to the extent such amendment permits the Corporation to provide broader exculpation than permitted prior thereto), no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages arising from a breach of fiduciary duty as a director.
(b) Any amendment, repeal or modification of the foregoing paragraph shall not adversely affect any right or protection of a director of the Corporation existing at the time of such amendment, repeal or modification with respect to any act, omission or other matter occurring prior to such amendment, repeal or modification.
ARTICLE SEVEN
Section 1.
Action by Written Consent
. Any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to consent in writing without a meeting is specifically denied;
provided, however,
that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided in the resolution or the resolutions and the related Preferred Stock Designation creating such series of Preferred Stock.
Section 2.
Special Meetings of Stockholders
. Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only (i) by or at the direction of the Board of Directors or the Chairman of the Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies, (ii) prior to the first date on which CORE and its Affiliated Companies first cease to beneficially own in the aggregate (directly or indirectly) shares of Common Stock representing at least 50% of the Original Amount, by the Chairman of the Board of Directors at the written request of the holders of a majority of the voting power of the then outstanding shares of Voting Stock in the manner provided for in the Bylaws or (iii) after such date on which CORE and its Affiliated Companies first cease to beneficially own in the aggregate (directly or indirectly) shares of Common Stock representing at least 50% of the Original Amount, by the Chairman of the Board of Directors at the written request of the holders of twenty-five percent (25%) of the voting power of the then outstanding shares of Voting Stock in the manner provided for in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the Notice of the meeting.

ARTICLE EIGHT
Section 1.
Certain Acknowledgments
. In recognition and anticipation that (i) certain of the directors, partners, principals, officers, members, managers and/or employees of CORE Industrial Partners, LLC (“
CORE
”) or its Affiliated Companies (as hereinafter defined) may serve as directors or officers of the Corporation and (ii) CORE and its Affiliated Companies engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, and (iii) that the Corporation and its Affiliated Companies may engage in material business transactions with CORE and its Affiliated Companies, and that the Corporation is expected to benefit therefrom, the provisions of this ARTICLE EIGHT are set forth to regulate and define to the fullest extent permitted by law the conduct of certain affairs of the Corporation as they may involve CORE and/or its Affiliated Companies and/or their respective directors, partners, principals, officers, members, managers and/or employees, including any of the foregoing who serve as officers or directors of the Corporation (collectively, the “
Exempted Persons
”), and the powers, rights, duties and liabilities of the Corporation and its officers, directors and stockholders in connection therewith. As used in this Certificate of Incorporation, “
Affiliated Companies
” shall mean (a) in respect of CORE, any entity that controls, is controlled by or under common control with CORE (other than the Corporation and any company that is controlled by the Corporation) and any investment funds managed by CORE and (b) in respect of the Corporation, any company controlled by the Corporation.
Section 2.
Competition and Corporate Opportunities
. To the fullest extent permitted by applicable law, none of the Exempted Persons shall have any fiduciary duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Corporation or any of its Affiliated Companies, and no Exempted Person shall be liable to the Corporation or its stockholders for breach of any fiduciary duty solely by reason of any such activities of CORE, its Affiliated Companies or such Exempted Person. To the fullest extent permitted by applicable law, the Corporation, on behalf of itself and its Affiliated Companies, renounces any interest or expectancy of the Corporation and its Affiliated Companies in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to the Exempted Persons, even if the opportunity is one that the Corporation or its Affiliated Companies might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and each Exempted Person shall have no duty to communicate or offer such business opportunity to the Corporation or its Affiliated Companies and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation, any of its Affiliated Companies or its stockholders for breach of any fiduciary or other duty, as a director, officer or stockholder of the Corporation solely, by reason of the fact that CORE, its Affiliated Companies or any such Exempted Person pursues or acquires such business opportunity, sells, assigns, transfers or directs such business opportunity to another person or fails to present such business opportunity, or information regarding such business opportunity, to the Corporation or any of its Affiliated Companies. Notwithstanding anything to the contrary in this Section 2, the Corporation does not renounce any interest or expectancy it may have in any business opportunity that is expressly offered to any Exempted Person solely in his or her capacity as a director or officer of, or through his or her service to, or pursuant to a contract with, the Corporation, and not in any other capacity. Nothing in this Certificate of Incorporation shall be deemed to supersede any other agreement to which an Exempted Person may be a party or the rights of any other party thereto restricting such Exempted Person’s ability to have certain business interests or engage in certain business activities or ventures.
Section 3.
Certain Matters Deemed Not Corporate Opportunities
. In addition to and notwithstanding the foregoing provisions of this ARTICLE EIGHT, a corporate opportunity shall not be deemed to belong to the Corporation if it is a business opportunity the Corporation is not financially able or contractually permitted or legally able to undertake, or that is, from its nature, not in the line of the Corporation’s business or is of no practical advantage to it or that is one in which the Corporation has no interest or reasonable expectancy.
Section 4.
Amendment of this Article
. Notwithstanding anything to the contrary elsewhere contained in this Certificate of Incorporation, subject to the rights of the holders of any series of Preferred Stock then outstanding,

and in addition to any vote required by applicable law, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, or to adopt any provision inconsistent with, this ARTICLE EIGHT;
provided
however
, that, to the fullest extent permitted by law, neither the alteration, amendment or repeal of this ARTICLE EIGHT nor the adoption of any provision of this Certificate of Incorporation inconsistent with this ARTICLE EIGHT shall apply to or have any effect on the liability or alleged liability of any Exempted Person for or with respect to any activities or opportunities which such Exempted Person becomes aware prior to such alteration, amendment, repeal or adoption.
Section 5.
Deemed Notice
. Any person or entity purchasing or otherwise acquiring or holding any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this ARTICLE EIGHT.
ARTICLE NINE
Section 1.
Section
 203 of the DGCL
. The Corporation expressly elects not to be subject to the provisions of Section 203 of the DGCL.
Section 2.
Business Combinations with Interested Stockholders
. Notwithstanding any other provision in this Certificate of Incorporation to the contrary, the Corporation shall not engage in any Business Combination (as hereinafter defined), at any point in time at which the Common Stock is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), with any Interested Stockholder (as hereinafter defined) for a period of three years following the time that such stockholder became an Interested Stockholder, unless:
(a) prior to such time the Board of Directors (without taking into account the consent or approval of the Interested Stockholder or its designees if represented on the Board of Directors) approved either the Business Combination or the transaction which resulted in such stockholder becoming an Interested Stockholder;
(b) upon consummation of the transaction which resulted in such stockholder becoming an Interested Stockholder, such stockholder owned at least eighty-five percent (85%) of the Voting Stock of the Corporation outstanding at the time the transaction commenced, excluding for purposes of determining the Voting Stock outstanding (but not the outstanding Voting Stock owned by such Interested Stockholder) those shares owned (i) by Persons (as defined hereinafter) who are directors and also officers of the Corporation and (ii) employee stock plans of the Corporation in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
(c) at or subsequent to such time, the Business Combination is approved by the Board of Directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six
and
two-thirds
percent (66 2/3%) of the outstanding Voting Stock which is not owned by such Interested Stockholder.
Section 3.
Exceptions to Prohibition on Interested Stockholder Transactions
. The restrictions contained in this ARTICLE NINE shall not apply if:
(a) a stockholder becomes an Interested Stockholder inadvertently and (i) as soon as practicable divests itself of ownership of sufficient shares so that the stockholder ceases to be an Interested Stockholder; and (ii) would not, at any time within the three-year period immediately prior to a Business Combination between the Corporation and such stockholder, have been an Interested Stockholder but for the inadvertent acquisition of ownership; or

(b) the Business Combination is proposed prior to the consummation or abandonment of and subsequent to the earlier of the public announcement or the notice required hereunder of a proposed transaction which (i) constitutes one of the transactions described in the second sentence of this Section 3(b) of ARTICLE NINE; (ii) is with or by a Person who either was not an Interested Stockholder during the previous three years or who became an Interested Stockholder with the approval of the Board of Directors (without taking into account the consent or approval of the Interested Stockholder or its designees if represented on the Board of Directors); and (iii) is approved by a majority of the directors then in office (but not less than one) who were directors prior to any Person becoming an Interested Stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The proposed transactions referred to in the preceding sentence are limited to (x) a merger or consolidation of the Corporation (except for a merger in respect of which, pursuant to Section 251(f) of the DGCL, no vote of the stockholders of the Corporation is required); (y) a sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation (other than to any direct or indirect wholly-owned subsidiary or to the Corporation) having an aggregate market value equal to fifty percent (50%) or more of either that aggregate market value of all of the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock (as hereinafter defined) of the Corporation; or (z) a proposed tender or exchange offer for fifty percent (50%) or more of the outstanding Voting Stock of the Corporation. The Corporation shall give not less than 20 days’ notice to all Interested Stockholders prior to the consummation of any of the transactions described in clause (x) or (y) of the second sentence of this Section 3(b) of ARTICLE NINE.
Section 4.
Definitions
. As used in this ARTICLE NINE only, and unless otherwise provided by the express terms of this ARTICLE NINE, the following terms shall have the meanings ascribed to them as set forth in this Section 4:
(a) “
Affiliate
” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person;
(b) “
Associate
,” when used to indicate a relationship with any Person, means: (i) any corporation, partnership, unincorporated association or other entity of which such Person is a director, officer or general partner or is, directly or indirectly, the owner of twenty percent (20%) or more of any class of Voting Stock; (ii) any trust or other estate in which such Person has at least a twenty percent (20%) beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such Person, or any relative of such spouse, who has the same residence as such Person;
(c) “
Business Combination
” means:
(i) any merger or consolidation of the Corporation or any direct or indirect majority-owned subsidiary of the Corporation with (A) the Interested Stockholder, or (B) any other corporation, partnership, unincorporated association or entity if the merger or consolidation is caused by the Interested Stockholder and as a result of such merger or consolidation Section 2 of this ARTICLE NINE is not applicable to the surviving entity;
(ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of the Corporation, to or with the Interested Stockholder, whether as part of a dissolution or otherwise, of assets of the Corporation or of any direct or indirect majority-owned subsidiary of the Corporation which assets have an aggregate market value equal to ten percent (10%) or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all the outstanding Stock of the Corporation;
(iii) any transaction which results in the issuance or transfer by the Corporation or by any direct or indirect majority-owned subsidiary of the Corporation of any Stock of the Corporation or of such subsidiary to the

Interested Stockholder, except: (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which securities were outstanding prior to the time that the Interested Stockholder became such; (B) pursuant to a merger under Section 251(g) of the DGCL; (C) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into Stock of the Corporation or any such subsidiary which security is distributed, pro rata to all holders of a class or series of Stock of the Corporation subsequent to the time the Interested Stockholder became such; (D) pursuant to an exchange offer by the Corporation to purchase Stock made on the same terms to all holders of such Stock; or (E) any issuance or transfer of Stock by the Corporation;
provided however
, that in no case under items (C)-(E) of this Section 4(c)(iii) of ARTICLE NINE shall there be an increase in the Interested Stockholder’s proportionate share of the Stock of any class or series of the Corporation or of the Voting Stock of the Corporation;
(iv) any transaction involving the Corporation or any direct or indirect majority-owned subsidiary of the Corporation which has the effect, directly or indirectly, of increasing the proportionate share of the Stock of any class or series, or securities convertible into the Stock of any class or series, of the Corporation or of any such subsidiary which is owned by the Interested Stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of Stock not caused, directly or indirectly, by the Interested Stockholder; or
(v) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial benefits (other than those expressly permitted in Sections 4(c)(i)-(iv) of ARTICLE NINE) provided by or through the Corporation or any direct or indirect majority-owned subsidiary of the Corporation;
(d) “
Control
,” including the terms “
controlling
,” “
controlled by
” and “
under common control with
,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Voting Stock, by contract or otherwise. A Person who is the owner of twenty percent (20%) or more of the outstanding Voting Stock of any corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary; notwithstanding the foregoing, a presumption of control shall not apply where such Person holds Voting Stock, in good faith and not for the purpose of circumventing this ARTICLE NINE, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group (as such term is used in Rule
13d-5
under the Exchange Act, as such Rule is in effect as of the date of this Certificate of Incorporation) have control of such entity;
(e) “
Interested Stockholder
” means any Person (other than the Corporation and any direct or indirect majority-owned subsidiary of the Corporation) that (i) is the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, or (ii) is an Affiliate or Associate of the Corporation and was the owner of fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such Person is an Interested Stockholder, and the Affiliates and Associates of such Person. Notwithstanding anything in this ARTICLE NINE to the contrary, the term “Interested Stockholder” shall not include: (x) CORE or any of its Affiliated Companies, or any other Person with whom any of the foregoing are acting as a group or in concert for the purpose of acquiring, holding, voting or disposing of shares of Stock of the Corporation, in each case so long as such Persons beneficially own at least fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation, (y) any Person who would otherwise be an Interested Stockholder either in connection with or because of a transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition of five percent (5%) or more of the outstanding Voting Stock of the Corporation (in one transaction or a series of transactions) by CORE or any of its Affiliates or Associates of such Person (for so long as Core and its Affiliates or Associates together beneficially own at least fifteen percent (15%) or more of the outstanding Voting Stock of the Corporation);
provided
,
however
, that such Person was not an Interested Stockholder prior to such transfer, sale, assignment, conveyance, hypothecation, encumbrance, or other disposition; or (z) any Person whose ownership of shares in excess of the fifteen percent (15%) limitation set forth herein is the result of action taken solely by the Corporation, provided
that
, for purposes of this clause (z) only, such Person shall be an Interested Stockholder if thereafter such Person acquires additional shares of Voting Stock of the Corporation, except as a result of further action by the Corporation not caused, directly or indirectly, by such Person;
provided
, that, for the purpose of determining whether a Person is an Interested Stockholder, the Voting Stock of the Corporation deemed to be outstanding shall include Stock deemed to be owned by the Person through application of this definition of “owned” but shall not include any other unissued Stock of the Corporation which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise;
(f) “
Owner
,” including the terms “
own
” and “
owned
,” when used with respect to any Stock, means a Person that individually or with or through any of its Affiliates or Associates beneficially owns such Stock, directly or indirectly; or has (A) the right to acquire such Stock (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise;
provided
,
however
, that a Person shall not be deemed the owner of Stock tendered pursuant to a tender or exchange offer made by such Person or any of such Person’s Affiliates or Associates until such tendered Stock is accepted for purchase or exchange; or (B) the right to vote such Stock pursuant to any agreement, arrangement or understanding;
provided
,
however
, that a Person shall not be deemed the owner of any Stock because of such Person’s right to vote such Stock if the agreement, arrangement or understanding to vote such Stock arises solely from a revocable proxy or consent given in response to a proxy or consent solicitation made to 10 or more Persons; or (C) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting (except voting pursuant to a revocable proxy or consent as described in (B) of this Section 4(f) of ARTICLE NINE), or disposing of such Stock with any other Person that beneficially owns, or whose Affiliates or Associates beneficially own, directly or indirectly, such Stock;
(g) “
Person
” means any individual, corporation, partnership, unincorporated association or other entity;
(h) “
Stock
” means, with respect to any corporation, any capital stock of such corporation and, with respect to any other entity, any equity interest of such entity; and
(i) “
Voting Stock
” means, with respect to any corporation, Stock of any class or series entitled to vote generally in the election of directors and, with respect to any entity that is not a corporation, any equity interest entitled to vote generally in the election of the governing body of such entity. Every reference to a percentage of Voting Stock in this ARTICLE NINE shall refer to such percentage of the votes of such Voting Stock.
ARTICLE TEN
Section 1.
Amendments to the Bylaws
. Subject to the rights of holders of any series of Preferred Stock then outstanding, in furtherance and not in limitation of the powers conferred by law, the Bylaws may be amended, altered or repealed and new bylaws made by (i) the Board of Directors or (ii) in addition to any of the holders of any class or series of capital stock of the Corporation required herein (including any Preferred Stock Designation relating to any series of Preferred Stock), the Bylaws or applicable law, the affirmative vote of the holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of the voting power of the then outstanding Voting Stock, voting together as a single class.
Section 2.
Amendments to this Certificate of Incorporation
. Subject to the rights of holders of any series of Preferred Stock then outstanding, in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law, this Certificate of Incorporation, or otherwise, (a) no provision of ARTICLE FIVE, ARTICLE SIX, ARTICLE SEVEN, ARTICLE TEN or ARTICLE ELEVEN of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision of this Certificate of

Incorporation inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of holders of at least sixty-six
and
two-thirds
percent (66 2/3%) of the voting power of all outstanding shares of Voting Stock, voting together as a single class, at a meeting of the Corporation’s stockholders called for that purpose and (b) no provision of ARTICLE NINE of this Certificate of Incorporation may be altered, amended or repealed in any respect, nor may any provision of this Certificate of Incorporation inconsistent therewith be adopted, unless in addition to any other vote required by this Certificate of Incorporation or otherwise required by law, such alteration, amendment, repeal or adoption is approved by the affirmative vote of holders of at least eighty percent (80%) of the voting power of all outstanding shares of Voting Stock, voting together as a single class, at a meeting of the Corporation’s stockholders called for that purpose.
ARTICLE ELEVEN
Section 1.
Exclusive Forum
. Unless this Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, employee or stockholder of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, this Certificate of Incorporation or the Bylaws or (iv) any action asserting a claim governed by the internal affairs doctrine; provided that for the avoidance of doubt, this provision, including for any “derivative action,” will not apply to suits to enforce a duty or liability created by the Securities Act, the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall, to the fullest extent permitted by law, be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Failure to enforce the foregoing provisions would cause the Corporation irreparable harm and the Corporation shall be entitled to equitable relief, including injunctive relief and specific performance, to enforce the foregoing provisions. To the fullest extent permitted by law, any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this
Article Eleven
.
Section 2.
Notice
. Any Person purchasing or otherwise acquiring or holding any interest in shares of capital stock of the Corporation (including, without limitation, shares of Common Stock) shall be deemed to have notice of and to have consented to the provisions of this ARTICLE ELEVEN.
ARTICLE TWELVE
If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby.
The incorporator of the Corporation is Tom Wasserman, whose mailing address is c/o HPS Investment Partners, LLC, 40 West 57 th
Street, 33
rd
Floor, New York, NY 10019.
[
Signature Page Follows
]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Incorporation on this [        ] day of [                ], 2021.

/s/ Tom Wasserman
Tom Wasserman
Sole Incorporator

Annex B
AMENDED AND RESTATED BYLAWS
OF
FATHOM DIGITAL MANUFACTURING CORPORATION
A Delaware corporation
(Adopted as of                 , 2021)
ARTICLE I
OFFICES
Section 1.
Offices
. Fathom Digital Manufacturing Corporation (the “
Corporation
”) may have an office or offices other than its registered office at such place or places, either within or outside the State of Delaware, as the Board of Directors of the Corporation (the “
Board of Directors
”) may from time to time determine or the business of the Corporation may require. The registered office of the Corporation in the State of Delaware shall be as stated in the corporation’s certificate of incorporation as then in effect (the “
Certificate of Incorporation
”).
ARTICLE II
MEETINGS OF STOCKHOLDERS
Section 1.
Place of Meetings
. The Board of Directors may designate a place, if any, either within or outside the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders.
Section 2.
Annual Meeting
. An annual meeting of the stockholders shall be held at such date and time as is specified by resolution of the Board of Directors. At the annual meeting, stockholders shall elect directors to succeed those whose terms expire at such annual meeting and transact such other business as properly may be brought before the annual meeting pursuant to Section 11 of this ARTICLE II of these Amended and Restated Bylaws (these “
Bylaws
”). The Board of Directors may postpone, reschedule or cancel any annual meeting of stockholders previously scheduled by the Board of Directors.
Section 3.
Special Meetings
. Special meetings of the stockholders may only be called in the manner provided in the Certificate of Incorporation. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice. The Board of Directors may postpone, reschedule or cancel any special meeting of stockholders previously scheduled by the Board of Directors.
Section 4.
Notice of Meetings
. Whenever stockholders are required or permitted to take action at a meeting, notice of the meeting shall be given that shall state the place, if any, date, and time of the meeting of the stockholders, the means of remote communications, if any, by which stockholders and proxyholders not physically present may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given, not less than 10 nor more than 60 days before the date on which the meeting is to be held, to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting, except as otherwise provided herein or required by law (meaning, here and hereinafter, as required from time to time by the General Corporation Law of the State of Delaware (the “
DGCL
”)) or the Certificate of Incorporation.

(a)
Form of Notice
. All such notices shall be delivered in writing or in any other manner permitted by the DGCL. If mailed, such notice shall be deemed given when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her or its address as the same appears on the records of the Corporation. If delivered by courier service, notice shall be deemed given at the earlier of when the notice is received or left at such stockholder’s address as the same appears on the records of the Corporation. If given by electronic mail, notice shall be deemed given when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the DGCL. Notice to stockholders may also be given by other forms of electronic transmission consented to by the stockholder. If given by facsimile telecommunication, such notice shall be deemed given when directed to a number at which the stockholder has consented to receive notice by facsimile. If given by a posting on an electronic network together with separate notice to the stockholder of such specific posting, such notice shall be deemed given upon the later of (x) such posting and (y) the giving of such separate notice. If notice is given by any other form of electronic transmission, such notice shall be deemed given when directed to the stockholder. An affidavit of the secretary or an assistant secretary of the Corporation, the transfer agent of the Corporation or any other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie
evidence of the facts stated therein.
(b)
Waiver of Notice
. Whenever notice is required to be given under any provisions of the DGCL, the Certificate of Incorporation or these Bylaws, a written waiver thereof, signed by the stockholder entitled to notice, or a waiver by electronic transmission given by the stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any meeting of the stockholders of the Corporation need be specified in any waiver of notice of such meeting. Attendance of a stockholder of the Corporation at a meeting of such stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting.
(c)
Notice by Electronic Transmission
. Notwithstanding Section 4(a) of this ARTICLE II, a notice may not be given by electronic transmission from and after the time: (i) the Corporation is unable to deliver by electronic transmission two (2) consecutive notices given by the Corporation; and (ii) such inability becomes known to the secretary or an assistant secretary of the Corporation or to the transfer agent or other person responsible for the giving of notice. However, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. For purposes of these Bylaws, except as otherwise limited by applicable law, the term “
electronic transmission
” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information.
Section 5.
List of Stockholders
. The Corporation shall prepare, at least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, provided
,
however
, if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address of each such stockholder and the number of shares registered in the name of each such stockholder. Nothing contained in this section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. Except as otherwise provided by law, the list shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 5 or to vote in person or by proxy at any meeting of stockholders.
Section 6.
Quorum
. The holders of a majority in voting power of the outstanding capital stock entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders, except as otherwise provided by law, by the Certificate of Incorporation or these Bylaws. If a quorum is not present, the chair of the meeting or the holders of a majority of the voting power present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time until a quorum shall be present or represented by proxy. When a specified item of business requires a vote by a class or series (if the Corporation shall then have outstanding shares of more than one class or series) voting as a separate class or series, the holders of a majority in voting power of the outstanding stock of such class or series entitled to vote thereon shall constitute a quorum (as to such class or series) for the transaction of such item of business. A quorum once established at a meeting shall not be broken by the withdrawal of enough votes to leave less than a quorum.
Section 7.
Adjourned Meetings
. Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix a new record date for notice of such adjourned meeting, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and, except as otherwise required by law, shall not be more than 60 days nor less than 10 days before the date of such adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 8.
Vote Required
. Subject to the rights of the holders of any series of preferred stock then outstanding, when a quorum has been established, all matters other than the election of directors shall be determined by the affirmative vote of the majority of voting power of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter, unless by express provisions of the DGCL or other applicable law, the rules of any stock exchange upon which the Corporation’s securities are listed, any regulation applicable to the Corporation or its securities, the Certificate of Incorporation or these Bylaws a minimum or different vote is required, in which case such minimum or different vote shall be the required vote for such matter. Directors shall be elected by a plurality of the votes cast.
Section 9.
Voting Rights
. Subject to the rights of the holders of any series of preferred stock then outstanding, except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote in person or by proxy for each share of capital stock held by such stockholder which has voting power upon the matter in question. Voting at meetings of stockholders need not be by written ballot.
Section 10.
Proxies
. Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.
Section 11.
Advance Notice of Stockholder Business and Director Nominations
.
(a)
Business at Annual Meetings of Stockholders
.
(i) Only such business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) shall be conducted at an annual meeting of the stockholders as shall have been brought before the meeting (A) as specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any duly authorized committee thereof, (B) by or at the direction of the Board of Directors or any duly authorized committee thereof, or (C) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 11(a)(iii) of this ARTICLE II, on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) at the time of the meeting, is entitled to vote at the meeting and (3) complies with the notice procedures set forth in Section 11(a)(iii) of this ARTICLE II. For the avoidance of doubt, the foregoing clause (C) of this Section 11(a)(i) of ARTICLE II shall be the exclusive means for a stockholder to propose such business (other than business included in the Corporation’s proxy materials pursuant to Rule
14a-8
under the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”) or business brought by CORE (as defined below) and any entity that controls, is controlled by or under common control with CORE (other than the Corporation and any company that is controlled by the Corporation) and any investment funds managed by CORE (the “
CORE Affiliates
”) at any time prior to the Advance Notice Trigger Date (as defined below)) before an annual meeting of stockholders.
(ii) For any business (other than (A) nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II or (B) business brought by any of CORE Industrial Partners, LLC (“
CORE
”) and CORE Affiliates at any time prior to the date when CORE first ceases to beneficially own in the aggregate (directly or indirectly) at least 15% of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors (the “
Advance Notice Trigger Date
”)) to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form as described in Section 11(a)(iii) of this ARTICLE II to the Secretary; any such proposed business must be a proper matter for stockholder action and the stockholder and the Stockholder Associated Person (as defined in Section 11(e) of this ARTICLE II) must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 11(a)(iii) of this ARTICLE II) required by these Bylaws. To be timely, a stockholder’s notice for such business (other than such a notice by CORE prior to the Advance Notice Trigger Date, which may be delivered at any time up to thirty-five (35) days prior to the mailing of the definitive proxy statement pursuant to Section 14(a) of the Exchange Act related to the next annual meeting of stockholders) must be delivered by hand and received by the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock (as defined in the Certificate of Incorporation) were first publicly traded, be deemed to have occurred on                 , 2021);
provided
,
however
, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded), such stockholder’s notice must be delivered by the later of (A) the tenth day following the day the Public Announcement (as defined in Section 11(e) of this ARTICLE II) of the date of the annual meeting is first made or (B) the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to Section 11(a) of this ARTICLE II will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day).
(iii) To be in proper written form, a stockholder’s notice to the Secretary must set forth as to each matter of business the stockholder proposes to bring before the annual meeting:
(A) a brief description of the business desired to be brought before the annual meeting (including the specific text of any resolutions or actions proposed for consideration and if such business includes a proposal to amend these Bylaws, the specific language of the proposed amendment) and the reasons for conducting such business at the annual meeting,
(B) the name and address of the stockholder proposing such business, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person,
(C) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person, a description of any Derivative Positions (as defined in Section 11(e) of this ARTICLE II) directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and to the extent to which a Hedging Transaction (as defined in Section 11(e) of this ARTICLE II) has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,
(D) a description of all arrangements or understandings between or among such stockholder or any Stockholder Associated Person and any other person or entity (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder, any Stockholder Associated Person or such other person or entity in such business,
(E) a representation that such stockholder is a stockholder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to bring such business before the meeting,
(F) any other information related to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies or consents (even if a solicitation is not involved) by such stockholder or Stockholder Associated Person in support of the business proposed to be brought before the meeting pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, and
(G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of at least the percentage of the Corporation’s outstanding capital stock required to approve the proposal or otherwise to solicit proxies or votes from stockholders in support of the proposal (such representation, a “
Solicitation Statement
”).
In addition, any stockholder who submits a notice pursuant to Section 11(a) of this ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II.
(iv) Notwithstanding anything in these Bylaws to the contrary, no business (other than nominations of persons for election to the Board of Directors, which must be made in compliance with and are governed exclusively by Section 11(b) of this ARTICLE II) shall be conducted at an annual meeting except in accordance with the procedures set forth in Section 11(a) of this ARTICLE II.

(b)
Nominations at Annual Meetings of Stockholders
.
(i) Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(b) of ARTICLE II shall be eligible for election to the Board of Directors at an annual meeting of stockholders.
(ii) Nominations of persons for election to the Board of Directors of the Corporation may be made at an annual meeting of stockholders only (A) by or at the direction of the Board of Directors or any duly authorized committee thereof or (B) by any stockholder of the Corporation who (1) was a stockholder of record at the time of giving of notice provided for in this Section 11(b) of ARTICLE II on the record date for determination of stockholders of the Corporation entitled to vote at the meeting, and at the time of the annual meeting, (2) is entitled to vote at the meeting and (3) complies with the notice procedures set forth in this Section 11(b) of ARTICLE II. For the avoidance of doubt, clause (B) of this Section 11(b)(ii) of ARTICLE II shall be the exclusive means for a stockholder to make nominations of persons for election to the Board of Directors at an annual meeting of stockholders. For nominations to be properly brought by a stockholder at an annual meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in Section 11(b)(iii) of this ARTICLE II to the Secretary and the stockholder and the Stockholder Associated Person must have acted in accordance with the representations set forth in the Nomination Solicitation Statement required by these Bylaws. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors (other than such a notice by CORE prior to the Advance Notice Trigger Date, which may be delivered at any time up to thirty-five (35) days prior to the next annual meeting of stockholders) must be delivered to the Secretary at the principal executive offices of the Corporation in proper written form not less than ninety (90) days and not more than one hundred twenty (120) days prior to the first anniversary of the preceding year’s annual meeting of stockholders (which date shall, for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock are first publicly traded, be deemed to have occurred on                 , 2021);
provided
,
however
, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty (30) days before such anniversary date and ends thirty (30) days after such anniversary date, or if no annual meeting was held in the preceding year (other than for purposes of the Corporation’s first annual meeting of stockholders after its shares of Common Stock were first publicly traded), such stockholder’s notice must be delivered by the later of the tenth day following the day the Public Announcement of the date of the annual meeting is first made and the date which is ninety (90) days prior to the date of the annual meeting. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(b) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise on the next succeeding day). For the avoidance of doubt, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in these Bylaws.
(iii) To be in proper written form, a stockholder’s notice to the Secretary shall set forth:
(A) as to each person that the stockholder proposes to nominate for election or re-election
as a director of the Corporation, (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of capital stock of the Corporation which are directly or indirectly owned beneficially or of record by the person, (4) the date such shares were acquired and the investment intent of such acquisition and (5) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee of the stockholder, if applicable, and to serving as a director if elected),
(B) as to the stockholder giving the notice, the name and address of such stockholder, as they appear on the Corporation’s books, the name and address (if different from the Corporation’s books) of such proposing stockholder, and the name and address of any Stockholder Associated Person,

(C) the class or series and number of shares of stock of the Corporation which are directly or indirectly held of record or beneficially owned by such stockholder or by any Stockholder Associated Person with respect to the Corporation’s securities, a description of any Derivative Positions directly or indirectly held or beneficially held by the stockholder or any Stockholder Associated Person, and whether and the extent to which a Hedging Transaction has been entered into by or on behalf of such stockholder or any Stockholder Associated Person,
(D) a description of all arrangements or understandings (including financial transactions and direct or indirect compensation) between or among such stockholder or any Stockholder Associated Person and each proposed nominee and any other person or entity (including their names) pursuant to which the nomination(s) are to be made by such stockholder,
(E) a representation that such stockholder is a holder of record of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the persons named in its notice,
(F) any other information relating to such stockholder or any Stockholder Associated Person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies or consents for a contested election of directors (even if an election contest or proxy solicitation is not involved), or otherwise required, pursuant to Section 14 of the Exchange Act, and the rules, regulations and schedules promulgated thereunder, and
(G) a representation as to whether such stockholder or any Stockholder Associated Person intends or is part of a group which intends to deliver a proxy statement and/or form of proxy to the holders of a sufficient number of the Corporation’s outstanding shares reasonably believed by the stockholder or any Stockholder Associated Person, as the case may be, to elect each proposed nominee or otherwise to solicit proxies or votes from stockholders in support of the nomination (such representation, a “
Nomination Solicitation Statement
”).
In addition, any stockholder who submits a notice pursuant to this Section 11(b) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II and shall comply with Section 11(f) of this ARTICLE II.
(iv) Notwithstanding anything in Section 11(b)(ii) of this ARTICLE II to the contrary, if the number of directors to be elected to the Board of Directors is increased effective after the time period for which nominations would otherwise be due under paragraph 11(b)(ii) of this Article II and there is no Public Announcement naming the nominees for additional directorships at least ten (10) days prior to the last day a stockholder may deliver a notice of nomination in accordance with Section 11(b)(ii), a stockholder’s notice required by Section 11(b)(ii) of this ARTICLE II shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the tenth day following the day on which such Public Announcement is first made by the Corporation.
(c)
Special Meetings of Stockholders
. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the notice of meeting. Only persons who are nominated in accordance and compliance with the procedures set forth in this Section 11(c) of ARTICLE II shall be eligible for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the notice of meeting only (i) by or at the direction of the Board of Directors, any duly authorized committee thereof, or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of Article EIGHT of the Certificate of Incorporation) or (ii) provided that the Board of Directors or stockholders (if stockholders are permitted to call a special meeting of stockholders pursuant to Section 2 of Article Eight of the Certificate of Incorporation) has determined that directors are to be elected at such special meeting, by any stockholder of the Corporation who (A) was a stockholder of record at the time of giving of notice provided for in this Section 11(c) of ARTICLE II and at the time of the special meeting, (B) is entitled to vote at the meeting and (C) complies with the notice procedures provided for in this Section 11(c) of ARTICLE II. For the avoidance of doubt, the foregoing clause (ii) of this Section 11(c) of ARTICLE II shall be the exclusive means for a stockholder to propose nominations of persons for election to the Board of Directors at a special meeting of stockholders at which directors are to be elected. For nominations to be properly brought by a stockholder at a special meeting of stockholders, the stockholder must have given timely notice thereof in proper written form as described in this Section 11(c) of ARTICLE II to the Secretary. To be timely, a stockholder’s notice for the nomination of persons for election to the Board of Directors (other than such a notice by CORE prior to the Advance Notice Trigger Date, which may be delivered at any time up to the later of (i) thirty-five (35) days prior to the special meeting of stockholders and (ii) the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting) must be received by the Secretary at the principal executive offices of the Corporation not earlier than the 120th day prior to such special meeting and not later than the Close of Business on the later of the 90th day prior to such special meeting or the tenth day following the day on which a Public Announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notices delivered pursuant to this Section 11(c) of ARTICLE II will be deemed received on any given day if received prior to the Close of Business on such day (and otherwise on the next succeeding day). To be in proper written form, such stockholder’s notice shall set forth all of the information required by, and otherwise be in compliance with, Section 11(b)(iii) of this ARTICLE II. In addition, any stockholder who submits a notice pursuant to this Section 11(c) of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, in accordance with Section 11(d) of this ARTICLE II and shall comply with Section 11(f) of this ARTICLE II.
(d)
Update and Supplement of Stockholder’s Notice.
Any stockholder who submits a notice of proposal for business or nomination for election pursuant to this Section 11 of ARTICLE II is required to update and supplement the information disclosed in such notice, if necessary, so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining the stockholders entitled to notice of the meeting of stockholders and as of the date that is ten (10) Business Days prior to such meeting of the stockholders or any adjournment or postponement thereof, and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than the Close of Business on the fifth Business Day after the record date for the meeting of stockholders (in the case of the update and supplement required to be made as of the record date), and not later than the Close of Business on the eighth Business Day prior to the date for the meeting of stockholders or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) Business Days prior to the meeting of stockholders or any adjournment or postponement thereof).
(e)
Definitions
. For purposes of this Section 11 of ARTICLE II, the term:
(i) “
Business Day
” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, NY are authorized or obligated by law or executive order to close;
(ii) “
Close of Business
” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation, and if an applicable deadline falls on the Close of Business on a day that is not a Business Day, then the applicable deadline shall be deemed to be the Close of Business on the immediately preceding Business Day;
(iii) “
Derivative Positions
” means, with respect to a stockholder or any Stockholder Associated Person, any derivative positions including, without limitation, any short position, profits interest, option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise and any performance-related fees to which such stockholder or any Stockholder Associated Person is entitled based, directly or indirectly, on any increase or decrease in the value of shares of capital stock of the Corporation;
(iv) “
Hedging Transaction
” means, with respect to a stockholder or any Stockholder Associated Person, any hedging or other transaction (such as borrowed or loaned shares) or series of transactions, or any other agreement, arrangement or understanding, the effect or intent of which is to increase or decrease the voting power or economic or pecuniary interest of such stockholder or any Stockholder Associated Person with respect to the Corporation’s securities;
(v) “
Public Announcement
” means disclosure in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and
(vi) “
Stockholder Associated Person
” of any stockholder means (A) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (B) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder or (C) any person directly or indirectly controlling, controlled by or under common control with such Stockholder Associated Person.
(f)
Submission of Questionnaire, Representation and Agreement
. To be qualified to be a nominee for election or
re-election
as a director of the Corporation, a person must deliver (in the case of a person nominated by a stockholder in accordance with Sections 11(b) or 11(c) of this ARTICLE II, in accordance with the time periods prescribed for delivery of notice under such sections) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) and a written representation and agreement (in the form provided by the Secretary upon written request of any stockholder of record identified by name within five Business Days of such written request) that such person (i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “
Voting Commitment
”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein and (iii) would be in compliance, and if elected as a director of the Corporation will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.
(g)
Update and Supplement of Nominee Information
. The Corporation may also, as a condition to any such nomination or business being deemed properly brought before an annual meeting, require any Stockholder Associated Person or proposed nominee to deliver to the Secretary, within five Business Days of any such request, such other information as may reasonably be requested by the Corporation, including such other information as may be reasonably required by the Board, in its sole discretion, to determine (A) the eligibility of such proposed nominee to serve as a director of the Corporation, (B) whether such nominee qualifies as an “independent director” or “audit committee financial expert” under applicable law, Securities and Exchange Commission and stock exchange rules or regulation, or any publicly disclosed corporate governance guideline or committee charter of the Corporation and (C) such other information that the Board of Directors determines, in its sole discretion, could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(h)
Authority of Chair; General Provisions
. Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether any nomination or other business proposed to be brought before the meeting was made or brought in accordance with the procedures set forth in these Bylaws (including whether the stockholder or Stockholder Associated Person, if any, on whose behalf the nomination or proposal is made or solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by Section 11(a)(iii)(G) or Section 11(b)(iii)(G), as applicable, of these Bylaws) and, if any nomination or other business is not made or brought in compliance with these Bylaws, to declare that such nomination or proposal of other business be disregarded and not acted upon. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 11, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(i)
Compliance with Exchange Act
. Notwithstanding the foregoing provisions of these Bylaws, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules, regulations and schedules promulgated thereunder with respect to the matters set forth in these Bylaws; provided, however, that any references in these Bylaws to the Exchange Act or the rules, regulations and schedules promulgated thereunder are not intended to and shall not limit the requirements applicable to any nomination or other business to be considered pursuant to Section 11 of this ARTICLE II.
(j)
Effect on Other Rights
. Nothing in these Bylaws shall be deemed to (A) affect any rights of the stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule
14a-8
under the Exchange Act, (B) confer upon any stockholder a right to have a nominee or any proposed business included in the Corporation’s proxy statement, except as set forth in the Certificate of Incorporation or these Bylaws, (C) affect any rights of the holders of any series of preferred stock to elect directors pursuant to any applicable provisions of the Certificate of Incorporation or (D) limit the exercise, the method or timing of the exercise of, the rights of any person granted by the Corporation to nominate directors (including pursuant to that Investor Rights Agreement, dated as of on or about                 , 2021 (as amended and/or restated or supplemented from time to time, the “
Investor Rights Agreement
”), by and among the Corporation and the investors named therein, which rights may be exercised without compliance with the provisions of this Section 11 of ARTICLE II.
Section 12.
Fixing a Record Date for Stockholder Meetings
. In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 days nor less than 10 days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the Close of Business on the next day preceding the day on which notice is first given, or, if notice is waived, at the Close of Business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting in conformity herewith; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 12 at the adjourned meeting.
Section 13.
Action by Stockholders Without a Meeting
. So long as preferred stockholders of the Corporation have the right to act by written consent in accordance with Section 1 of ARTICLE SEVEN of the Certificate of Incorporation, the following provisions shall apply:
(a)
Record Date
. For the purpose of determining the stockholders entitled to consent to corporate action in writing without a meeting as may be permitted by the Certificate of Incorporation or the certificate of designation relating to any outstanding class or series of preferred stock, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) (or the maximum number permitted by applicable law) days after the date on which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take action by written consent shall, by written notice delivered to the Secretary at the Corporation’s principal place of business during regular business hours, request that the Board of Directors fix a record date, which notice shall include the text of any proposed resolutions. Notices delivered pursuant to Section 13(a) of this ARTICLE II will be deemed received on any given day only if received prior to the Close of Business on such day (and otherwise shall be deemed received on the next succeeding Business Day). The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such written notice is properly delivered to and deemed received by the Secretary, adopt a resolution fixing the record date (unless a record date has previously been fixed by the Board of Directors pursuant to the first sentence of this Section 13(a)). If no record date has been fixed by the Board of Directors pursuant to this Section 13(a) or otherwise within ten (10) days of receipt of a valid request by a stockholder, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required pursuant to applicable law, shall be the first date after the expiration of such ten (10) day time period on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation pursuant to Section 13(b);
provided
,
however
, that if prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall in such an event be at the Close of Business on the day on which the Board of Directors adopts the resolution taking such prior action.
(b)
Generally
. No written consent shall be effective to take the corporate action referred to therein unless written consents signed by a sufficient number of stockholders to take such action are delivered to the Corporation, in the manner required by this Section 13, within sixty (60) (or the maximum number permitted by applicable law) days of the date of the earliest dated consent delivered to the Corporation in the manner required by applicable law. The validity of any consent executed by a proxy for a stockholder pursuant to an electronic transmission transmitted to such proxy holder by or upon the authorization of the stockholder shall be determined by or at the direction of the Secretary. A written record of the information upon which the person making such determination relied shall be made and kept in the records of the proceedings of the stockholders. Any such consent shall be inserted in the minute book as if it were the minutes of a meeting of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given by the Corporation (at its expense) to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that written consent signed by a sufficient number of holders to take the action were delivered to the Corporation.
Section 14.
Conduct of Meetings
.
(a)
Generally
. Meetings of stockholders shall be presided over by the Chair of the Board, if any, or in the Chair’s absence or disability, the Chair’s designee, or if the Chair has made no such designation or in the designee’s absence or disability, by a chair designated by the Board of Directors, or in the absence or disability of such person, by a chair chosen at the meeting. The Secretary shall act as secretary of the meeting, but in the Secretary’s absence or disability the chair of the meeting may appoint any person to act as secretary of the meeting.
(b)
Rules, Regulations and Procedures
. The Board of Directors may adopt by resolution such rules, regulations and procedures for the conduct of any meeting of stockholders of the Corporation as it shall deem appropriate including, without limitation, such guidelines and procedures as it may deem appropriate regarding the participation by means of remote communication of stockholders and proxyholders not physically present at a meeting. Except to the extent inconsistent with such rules, regulations and procedures as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; (v) limitations on the time allotted to questions or comments by participants; and (vi) restrictions on the use of mobile phones, audio or video recording devices and similar devices at the meeting. The chair of the meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a nomination or matter or business was not properly brought before the meeting and if such chair should so determine, such chair shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The chair of the meeting shall announce at the meeting when the polls for each matter to be voted upon at the meeting will be opened and closed. After the polls close, no ballots, proxies or votes or any revocations or changes thereto may be accepted. The chair of the meeting shall have the power, right and authority, for any or no reason, to convene, recess and/or adjourn any meeting of stockholders.
(c)
Inspectors of Elections
. The Corporation may, and to the extent required by law shall, in advance of any meeting of stockholders, appoint one or more inspectors of election to act at the meeting and make a written report thereof. One or more other persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chair of the meeting shall appoint one or more inspectors to act at the meeting. Unless otherwise required by law, inspectors may be officers, employees or agents of the Corporation. No person who is a candidate for an office at an election may serve as an inspector at such election. Each inspector, before entering upon the discharge of such inspector’s duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector’s ability. The inspector shall have the duties prescribed by law and, when the vote is completed, shall make a certificate of the result of the vote taken and of such other facts as may be required by law.
ARTICLE III
DIRECTORS
Section 1.
General Powers
. Except as otherwise provided in the Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.
Section 2.
Annual Meetings
. The annual meeting of the Board of Directors shall be held without other notice than this Bylaw immediately after, and at the same place as, the annual meeting of stockholders. In the event that the annual meeting of stockholders takes place telephonically or through any other means by which the stockholders do not convene in any one location, the annual meeting of the Board of Directors shall be held at the principal offices of the Corporation immediately after the annual meeting of the stockholders.
Section 3.
Regular Meetings and Special Meetings
. Regular meetings, other than the annual meeting, of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by resolution of the Board of Directors and publicized among all directors. Special meetings of the Board of Directors may be called (i) by the Chair of the Board, if any, (ii) by the Secretary upon the written request of a majority of the directors then in office, (iii) prior to the first date on which CORE and its Affiliated Companies (as defined in the Certificate of Incorporation) first cease to beneficially own in the aggregate (directly or indirectly) shares of Common Stock representing at least 50% of the Original Amount (as defined in the Investor Rights Agreement), and if the Board of Directors then includes a director nominated or designated for nomination by CORE, by any director nominated or designated for nomination by CORE, or (iv) after the first date on which CORE and its Affiliated Companies first cease to beneficially own in the aggregate (directly or indirectly) shares of Common Stock representing at least 50% of the Original Amount, by written request of any two directors, and in each case shall be held at the place, if any, on the date and at the time as he, she or they shall fix. Any and all business may be transacted at a special meeting of the Board of Directors.
Section 4.
Notice of Meetings
. Notice of regular meetings of the Board of Directors need not be given except as otherwise required by law or these Bylaws. Notice of each special meeting of the Board of Directors, and of each regular and annual meeting of the Board of Directors for which notice is required, shall be given by the Secretary as hereinafter provided in this Section 4. Such notice shall be state the date, time and place, if any, of the meeting. Notice of any special meeting, and of any regular or annual meeting for which notice is required, shall be given to each director at least (a) twenty-four (24) hours before the meeting if by telephone or by being personally delivered or sent by overnight courier, telecopy, electronic transmission, email or similar means or (b) five (5) days before the meeting if delivered by mail to the director’s residence or usual place of business. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid, or when transmitted if sent by telex, telecopy, electronic transmission, email or similar means. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 5.
Waiver of Notice
. Any director may waive notice of any meeting of directors by a writing signed by the director or by electronic transmission. Any member of the Board of Directors or any committee thereof who is present at a meeting shall have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and does not further participate in the meeting. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.
Section 6.
Chair of the Board, Quorum, Required Vote and Adjournment
. The Board of Directors may elect a Chair of the Board. Notwithstanding the foregoing, for so long as CORE beneficially owns in the aggregate (directly or indirectly) at least 20% or more of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote generally in the election of directors, the Chair of the Board of Directors may be designated by a majority of the directors nominated or designated for nomination by CORE. The Chair of the Board must be a director and may be an officer of the Corporation. Subject to the provisions of these Bylaws and the direction of the Board of Directors, he or she shall perform all duties and have all powers which are commonly incident to the position of Chair of the Board or which are delegated to him or her by the Board of Directors, preside at all meetings of the stockholders and Board of Directors at which he or she is present and have such powers and perform such duties as the Board of Directors may from time to time prescribe. If the Chair of the Board is not present at a meeting of the Board of Directors, the Chair’s designee shall preside at such meeting, or if the Chair has made no such designation or if the designee is not present at such meeting, a majority of the directors present at such meeting shall elect one of the directors present at the meeting to so preside. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, provided, however, that a quorum shall never be less than one-third
the total number of directors. Unless a different vote is required by express provision of an applicable law, the Certificate of Incorporation or these Bylaws, the vote of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board of Directors may from time to time determine. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may, to the fullest extent permitted by law, adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.
Section 7.
Committees
.
(a) The Board of Directors may designate one or more committees, including an executive committee, consisting of one or more of the directors of the Corporation, and any committees required by the rules and regulations of such exchange as any securities of the Corporation are listed. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Except to the extent restricted by applicable law or the Certificate of Incorporation, each such committee, to the extent provided by the DGCL and in the resolution creating it, shall have and may exercise all the powers and authority of the Board of Directors. Each such committee shall serve at the pleasure of the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors upon request.
(b) Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. All matters shall be determined by a majority vote of the members present at a meeting at which a quorum is present. Unless otherwise provided in such a resolution, in the event that a member and that member’s alternate, if alternates are designated by the Board of Directors, of such committee is or are absent or disqualified, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.
Section 8.
Action by Written Consent
. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission. After the action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the board or committee in the same paper form or electronic form as the minutes are maintained.
Section 9.
Compensation
. The Board of Directors shall have the authority to fix the compensation, including fees, reimbursement of expenses and equity compensation, of directors for services to the Corporation in any capacity, including for attendance of meetings of the Board of Directors or participation on any committees. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.
Section 10.
Reliance on Books and Records
. A member of the Board of Directors, or a member of any committee designated by the Board of Directors shall, in the performance of such member’s duties, be fully protected in relying in good faith upon records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of

Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.
Section 11.
Telephonic and Other Meetings
. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors or any committee thereof may participate in a meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.
ARTICLE IV
OFFICERS
Section 1.
Number and Election
. Subject to the authority of Chief Executive Officer to appoint officers with the consent of the Board of Directors as set forth in Section 11 of this ARTICLE IV, the officers of the Corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, a Chief Financial Officer, a Treasurer and such other officers and assistant officers as may be deemed necessary or desirable by the Board of Directors. Any number of offices may be held by the same person. In its discretion, the Board of Directors may choose not to fill any office for any period as it may deem advisable.
Section 2.
Term of Office
. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier death, resignation or removal as hereinafter provided.
Section 3.
Removal
. Any officer or agent of the Corporation may be removed with or without cause by the Board of Directors, a duly authorized committee thereof or by such officers as may be designated by a resolution of the Board of Directors, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officer appointed by the Chief Executive Officer in accordance with Section 11 of this ARTICLE IV may be removed by Board of Directors or by the Chief Executive Officer with the consent of the Board of Directors.
Section 4.
Vacancies
. Any vacancy occurring in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors or the Chief Executive Officer with the consent of the Board of Directors in accordance with Section 11 of this ARTICLE IV.
Section 5.
Compensation
. Compensation of all executive officers shall be approved by the Board of Directors or a duly authorized committee thereof, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.
Section 6.
Chief Executive Officer
. The Chief Executive Officer shall have the powers and perform the duties incident to that position. Subject to the powers of the Board of Directors and the Chair of the Board, the Chief Executive Officer shall be in general and active charge of the entire business and affairs of the Corporation, and shall be its chief policy making officer. The Chief Executive Officer shall have such other powers and perform such other duties as may be prescribed by the Board of Directors or provided in these Bylaws. The Chief Executive Officer is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. Whenever the President is unable to serve, by reason of sickness, absence or otherwise, the Chief Executive Officer shall perform all the duties and responsibilities and exercise all the powers of the President.

Section 7.
The President
. The President of the Corporation shall, subject to the powers of the Board of Directors, the Chair of the Board and the Chief Executive Officer, have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees. The President shall see that all orders and resolutions of the Board of Directors are carried into effect. The President is authorized to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. The President shall, in the absence of the Chief Executive Officer, act with all of the powers and be subject to all of the restrictions of the Chief Executive Officer. The President shall have such other powers and perform such other duties as may be prescribed by the Chair of the Board, the Chief Executive Officer, the Board of Directors or as may be provided in these Bylaws or otherwise are incident to the position of President.
Section 8.
Vice Presidents
. The Vice President, or if there shall be more than one, the Vice Presidents, in the order determined by the Board of Directors or the Chair of the Board, shall, perform such duties and have such powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Vice President. The Vice Presidents may also be designated as Executive Vice Presidents or Senior Vice Presidents, as the Board of Directors may from time to time prescribe.
Section 9.
The Secretary and Assistant Secretaries
. The Secretary shall attend all meetings of the Board of Directors (other than executive sessions thereof) and all meetings of the stockholders and record all the proceedings of the meetings in a book or books to be kept for that purpose or shall ensure that his or her designee attends each such meeting to act in such capacity. Under the Board of Directors’ supervision, the Secretary shall give, or cause to be given, all notices required to be given by these Bylaws or by law; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Secretary; and shall have custody of the corporate seal of the Corporation. The Secretary, or an Assistant Secretary, shall have authority to affix the corporate seal to any instrument requiring it and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his or her signature. The Assistant Secretary, or if there be more than one, any of the assistant secretaries, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President, or Secretary may, from time to time, prescribe.
Section 10.
The Chief Financial Officer and the Treasurer
. The Chief Financial Officer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation as shall be necessary or desirable in accordance with applicable law or generally accepted accounting principles; shall deposit all monies and other valuable effects in the name and to the credit of the Corporation as may be ordered by the Chair of the Board or the Board of Directors; shall receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever; shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; and shall render to the Board of Directors, at its regular meeting or when the Board of Directors so requires, an account of the financial condition and operations of the Corporation; shall have such powers and perform such duties as the Board of Directors, the Chair of the Board, the Chief Executive Officer, the President or these Bylaws may, from time to time, prescribe or which otherwise are incident to the position of Chief Financial Officer. The Treasurer, if any, shall in the absence or disability of the chief financial officer, perform the duties and exercise the powers of the Chief Financial Officer, subject to the power of the board of directors. The Treasurer, if any, shall perform such other duties and have such other powers as the board of directors may, from time to time, prescribe.
Section 11.
Appointed Officers
. In addition to officers designated by the Board of Directors in accordance with this ARTICLE IV, the Chief Executive Officer shall have the authority, subject to the prior consent of the Board of Directors, to appoint other officers below the level of Board-appointed Vice President as the Chief Executive Officer may from time to time deem expedient and may designate for such officers titles that appropriately reflect their positions and responsibilities. Such appointed officers shall have such powers and shall perform such duties as may be assigned to them by the Chief Executive Officer or the senior officer to whom they report (in each case, in consultation with the Board of Directors), consistent with corporate policies. An appointed officer shall serve until the earlier of such officer’s resignation or such officer’s removal by the Board of Directors, or by the Chief Executive Officer with the consent of the Board of Directors, at any time, either with or without cause.
Section 12.
Other Officers, Assistant Officers and Agents
. Officers, assistant officers and agents, if any, other than those whose duties are provided for in these Bylaws, shall have such authority and perform such duties as may from time to time be prescribed by resolution of the Board of Directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board of Directors.
Section 13.
Officers’ Bonds or Other Security
. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.
Section 14.
Delegation of Authority
. The Board of Directors may by resolution delegate the powers and duties of such officer to any other officer or to any director, or to any other person whom it may select.
ARTICLE V
CERTIFICATES OF STOCK
Section 1.
Form
. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. If shares are represented by certificates, the certificates shall be in such form as required by applicable law and as determined by the Board of Directors. Each certificate shall certify the number of shares owned by such holder in the Corporation and shall be signed by, or in the name of the Corporation by two authorized officers of the Corporation including, but not limited to, the Chair of the Board (if an officer), the President, a Vice President, the Treasurer, the Secretary and an Assistant Secretary of the Corporation. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer, transfer agent or registrar of the Corporation whether because of death, resignation or otherwise before such certificate or certificates have been issued by the Corporation, such certificate or certificates may nevertheless be issued as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer, transfer agent or registrar of the Corporation at the date of issue. All certificates for shares shall be consecutively numbered or otherwise identified. The Board of Directors may appoint a bank or trust company organized under the laws of the United States or any state thereof to act as its transfer agent or registrar, or both in connection with the transfer of any class or series of securities of the Corporation. The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each holder of record, together with such holder’s address and the number and class or series of shares held by such holder and the date of issue. When shares are represented by certificates, the Corporation shall issue and deliver to each holder to whom such shares have been issued or transferred, certificates representing the shares owned by such holder, and shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation or its designated transfer agent or other agent of the certificate or certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. In that event, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate or certificates and record the transaction on its books. When shares are not represented by certificates, shares of stock of the Corporation shall only be transferred on the books of the Corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, with such evidence of the authenticity of such transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps, and within a reasonable time after the issuance or transfer of such shares, the Corporation shall, if required by applicable law, send the holder to whom such shares have been issued or transferred a written statement of the information required by applicable law. Unless otherwise provided by applicable law, the Certificate of Incorporation, Bylaws or any other instrument, the rights and obligations of the holders of uncertificated stock and the rights and obligations of the holders of certificates representing stock of the same class and series shall be identical.
Section 2.
Lost Certificates
. The Corporation may issue or direct a new certificate or certificates or uncertificated shares to be issued in place of any certificate or certificates previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the owner of the lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or certificates or uncertificated shares, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sum as it may direct, sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.
Section 3.
Registered Stockholders
. The Corporation shall be entitled to recognize the exclusive right of a person registered on its records as the owner of shares of stock to receive dividends, to vote, to receive notifications and otherwise to exercise all the rights and powers of an owner, except as otherwise required by applicable law. The Corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares of stock on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise required by applicable law.
Section 4.
Fixing a Record Date for Purposes Other Than Stockholder Meetings or Actions by Written Consent
. In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment or any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purposes of any other lawful action (other than stockholder meetings and stockholder written consents which are expressly governed by Sections 12 and 13 of ARTICLE II hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the Close of Business on the day on which the Board of Directors adopts the resolution relating thereto.
ARTICLE VI
GENERAL PROVISIONS
Section 1.
Dividends
. Subject to and in accordance with applicable law, the Certificate of Incorporation and any certificate of designation relating to any series of preferred stock, dividends upon the shares of capital stock of the Corporation may be declared and paid by the Board of Directors, in accordance with applicable law. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock, subject to the provisions of applicable law and the Certificate of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends a reserve or reserves for any proper purpose. The Board of Directors may modify or abolish any such reserves in the manner in which they were created.
Section 2.
Checks, Notes, Drafts, Etc
. All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.
Section 3.
Contracts
. In addition to the powers otherwise granted to officers pursuant to ARTICLE IV hereof, the Board of Directors may authorize any officer or officers, or any agent or agents, in the name and on behalf of the Corporation to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.
Section 4.
Fiscal Year
. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.
Section 5.
Corporate Seal
. The Board of Directors may provide a corporate seal which shall be in the form of a circle and shall have inscribed thereon the name of the Corporation and the words “Corporate Seal, Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Notwithstanding the foregoing, no seal shall be required by virtue of this Section.
Section 6.
Voting Securities Owned By Corporation
. Voting securities in any other corporation or entity held by the Corporation shall be voted by the Chair of the Board, Chief Executive Officer, the President or the Chief Financial Officer, unless the Board of Directors specifically confers authority to vote with respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.
Section 7.
Facsimile Signatures
. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these Bylaws and subject to applicable law, facsimile signatures of any officer or officers of the Corporation may be used.
Section 8.
Section Headings
. Section headings in these Bylaws are for convenience of reference only and shall not be given any substantive effect in limiting or otherwise construing any provision herein.
Section 9.
Inconsistent Provisions
. In the event that any provision (or part thereof) of these Bylaws is or becomes inconsistent with any provision of the Certificate of Incorporation, the DGCL, any other applicable law or the Investor Rights Agreement, the provision (or part thereof) of these Bylaws shall be deemed to have been revised to conform to the applicable provision of the Certificate of Incorporation, the DGCL, other applicable law or the Investor Rights Agreement, as the case may be, the applicable provisions of which shall be deemed incorporated herein by reference, so as to eliminate any such inconsistency.
ARTICLE VII
INDEMNIFICATION
Section 1.
Right to Indemnification and Advancement
. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (a “
proceeding
”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (an “
indemnitee
”), whether the basis of such proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“
ERISA
”) and any other penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in this Section 2 of this ARTICLE VII with respect to proceedings to enforce rights to indemnification and advance of expenses (as defined below), the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized in the specific case by the Board of Directors of the Corporation. The rights to indemnification and advance of expenses conferred in this Section 1 of ARTICLE VII shall be contract rights. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by law, to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (an “
advance of expenses
”); provided, however, that if and to the extent that the DGCL requires, an advance of expenses shall be made only upon delivery to the Corporation of an undertaking (an “
undertaking
”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (a “
final adjudication
”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 1 or otherwise. The Corporation may also, by action of its Board of Directors, provide indemnification and advancement to employees and agents of the Corporation. Any reference to an officer of the Corporation in this ARTICLE VII shall be deemed to refer exclusively to the Chair of the Board of Directors, Chief Executive Officer, President, Secretary and Treasurer of the Corporation appointed pursuant to ARTICLE IV, and to any Vice President, Assistant Secretary, Assistant Treasurer or other officer of the Corporation appointed by the Board of Directors pursuant to ARTICLE IV of these
By-laws,
and any reference to an officer of any other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors or equivalent governing body of such other entity pursuant to the certificate of incorporation and bylaws or equivalent organizational documents of such other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other enterprise for purposes of this ARTICLE VII.
Section 2.
Procedure for Indemnification
. Any claim for indemnification or advance of expenses by an indemnitee under this Section 2 of ARTICLE VII shall be made promptly, and in any event within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the director or officer has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), upon the written request of the indemnitee. If the Corporation denies a written request for indemnification or advance of expenses, in whole or in part, or if payment in full pursuant to such request is not made within forty-five days (or, in the case of an advance of expenses, twenty days, provided that the indemnitee has delivered the undertaking contemplated by Section 1 of this ARTICLE VII if required), the right to indemnification or advances as granted by this ARTICLE VII shall be enforceable by the indemnitee in any court of competent jurisdiction. Such person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation to the fullest extent permitted by applicable law. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses where the undertaking required pursuant to Section 1 of this ARTICLE VII, if any, has been tendered to the Corporation) that the claimant has not met the applicable standard of conduct which make it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proof shall be on the Corporation to the fullest extent permitted by law. Neither the failure of the Corporation (including its Board of Directors, a committee thereof, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 3.
Insurance
. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, joint venture, limited liability company, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.
Section 4.
Service for Subsidiaries
. Any person serving as a director, officer, partner, member, trustee, administrator, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, at least 50% of whose equity interests are owned by the Corporation (a “
subsidiary
” for purposes of this ARTICLE VII) shall be conclusively presumed to be serving in such capacity at the request of the Corporation.
Section 5.
Reliance
. Persons who served as directors or officers of Altimar Cayman (as defined in the Certificate of Incorporation), and Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this ARTICLE VII in entering into or continuing such service. To the fullest extent permitted by law, the rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall apply to claims made against an indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof. Any amendment, alteration or repeal of this ARTICLE VII that adversely affects any right of an indemnitee or its successors shall be prospective only and shall not limit, eliminate, or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.
Section 6.
Non-Exclusivity
of Rights; Continuation of Rights of Indemnification
. The rights to indemnification and to the advance of expenses conferred in this ARTICLE VII shall not be exclusive of any other right which any person may have or hereafter acquire under the Certificate of Incorporation or under any statute, by-law,
agreement, vote of stockholders or disinterested directors or otherwise. All rights to indemnification under this ARTICLE VII shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this ARTICLE VII is in effect. Any repeal or modification of this ARTICLE VII or repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification and advancement of expenses of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such repeal or modification.
Section 7.
Merger or Consolidation
. For purposes of this ARTICLE VII, references to the “Corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this ARTICLE VII with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.
Section 8.
Savings Clause
. To the fullest extent permitted by law, if this ARTICLE VII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and advance expenses to each person entitled to indemnification under Section 1 of this ARTICLE VII as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties and any other penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification and advancement of expenses is available to such person pursuant to this ARTICLE VII to the fullest extent permitted by any applicable portion of this ARTICLE VII that shall not have been invalidated.
ARTICLE VIII
AMENDMENTS
These Bylaws may be amended, altered, changed or repealed or new Bylaws adopted only in accordance with Section 1 of ARTICLE ELEVEN of the Certificate of Incorporation.
* * * * *

Annex C
Execution Copy

BUSINESS COMBINATION AGREEMENT
by and among
ALTIMAR ACQUISITION CORP. II,
FATHOM HOLDCO, LLC,
RAPID MERGER SUB, LLC,
RAPID BLOCKER 1 MERGER SUB, LLC,
RAPID BLOCKER 2 MERGER SUB, LLC,
RAPID BLOCKER 3 MERGER SUB, LLC,
CORE FUND I
BLOCKER-5
LLC,
CORE FUND I
BLOCKER-2
LLC
and
SG (MCT) BLOCKER, LLC
dated as of
July 15, 2021

EXHIBITS
Exhibit A	– Form of Altimar Charter
Exhibit B	– Form of Altimar Bylaws
Exhibit C	– Form of Investor Rights Agreement
Exhibit D	– Form of Registration Rights Agreement
Exhibit E	– Form of Tax Receivable Agreement
Exhibit F	– Allocation Schedule
Exhibit G	– Form of Fathom Operating Agreement
Exhibit H	– Form of Omnibus Incentive Plan

BUSINESS COMBINATION AGREEMENT
THIS BUSINESS COMBINATION AGREEMENT (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “
Agreement
”) is made and entered into as of July 15, 2021 (the “
Execution Date
”) by and among Altimar Acquisition Corp. II, a Cayman Islands corporation (“
Altimar
”), Fathom Holdco, LLC, a Delaware limited liability company (“
Fathom
”), Rapid Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“
Fathom Merger Sub
”), Rapid Blocker 1 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“
Blocker Merger Sub 1
”), Rapid Blocker 2 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“
Blocker Merger Sub 2
”), Rapid Blocker 3 Merger Sub, LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of Altimar (“
Blocker Merger Sub 3
” and, together with Blocker Merger Sub 1 and Blocker Merger Sub 2, the “
Blocker Merger Subs
”), CORE Fund I
Blocker-5
LLC, a Delaware limited liability company (“
Fathom Blocker 1
”), CORE Fund I
Blocker-2
LLC, a Delaware limited liability company (“
Fathom Blocker 2
”) and SG (MCT) Blocker, LLC, a Delaware limited liability company (“
Fathom Blocker 3
” and, together with Fathom Blocker 1 and Fathom Blocker 2, the “
Fathom Blockers
”). Altimar, Fathom, Fathom Merger Sub, the Blocker Merger Subs and the Fathom Blockers are collectively referred to herein as the “
Parties
” and individually as a “
Party
.” Capitalized terms used and not otherwise defined herein have the meanings set forth in
Section
 1.01
.
RECITALS
WHEREAS, Altimar is a blank check company incorporated in the Cayman Islands and formed to acquire one or more operating businesses through a Business Combination;
WHEREAS, each of Fathom Merger Sub and the Blocker Merger Subs is a recently formed, wholly owned, direct subsidiary of Altimar, and was formed for the sole purpose of the Fathom Merger and the Blocker Mergers, respectively;
WHEREAS, on or prior to the Execution Date, Altimar has obtained commitments from certain investors for a private placement of Altimar Class A Common Stock (the “
PIPE Investment
”) pursuant to the terms of a number of Subscription Agreements (each, a “
PIPE Subscription
Agreement
”), such private placement to be consummated after the
Pre-Closing
Reorganization and Domestication but prior to the consummation of the Blocker Mergers, the Blocker Altimar Mergers, the Fathom Merger and the Altimar Cash Contribution;
WHEREAS, prior to the Blocker Merger Effective Time, (i) Fathom Blocker 1, its equityholders and certain of their Affiliates, (ii) Fathom Blocker 2, its equityholders and certain of their Affiliates and (iii) Fathom Blocker 3, its equityholders and certain of their Affiliates, in the case of each of (i), (ii) and (iii), will effect the
Pre-Closing
Reorganization (as defined herein);
WHEREAS, following the
Pre-Closing
Reorganization and prior to the Blocker Merger Effective Time, Altimar will domesticate as a Delaware corporation in accordance with Section 388 of the DGCL and the Cayman Islands Companies Act (2021 Revision) (the “
Domestication
”);
WHEREAS, concurrently with the Domestication, Altimar will adopt and file a certificate of incorporation substantially in the form of
Exhibit A
attached hereto (the “
Altimar Charter
”) with the Secretary of State of Delaware, pursuant to which Altimar will change its name to Fathom Digital Manufacturing Corporation, and adopt bylaws substantially in the form of
Exhibit B
attached hereto (the “
Altimar Bylaws
”);
WHEREAS, upon adoption of the Altimar Charter, all outstanding equity interests of Altimar shall be recapitalized such that (i) each Cayman Class A Ordinary Share is automatically converted into one share of Altimar Class A Common Stock, (ii) each Cayman Class B Ordinary Share is automatically converted into one share of Altimar Class C Common Stock and (iii) each Cayman Warrant is converted to an Altimar Warrant;

WHEREAS, following the Domestication and prior to the Blocker Merger Effective Time, Altimar, Fathom and each of the parties to the PIPE Subscription Agreements shall consummate the PIPE Investment;
WHEREAS, following the consummation of the PIPE Investment, Fathom will issue managing member interests in Fathom to Altimar in exchange for nominal cash;
WHEREAS, following the issuance of managing member interests in Fathom to Altimar, on the terms and subject to the conditions of this Agreement and in accordance with the General Corporation Law of the State of Delaware (the “
DGCL
”), the Delaware Limited Liability Company Act (the “
DLLCA
”) and other applicable Laws, (i) Blocker Merger Sub 1, will merge with and into Fathom Blocker 1, with Fathom Blocker 1 as the surviving company (“
Surviving Fathom Blocker 1
”) and wholly-owned subsidiary of Altimar (the “
Fathom Blocker 1 Merger
”), (ii) Blocker Merger Sub 2 will merge with and into Fathom Blocker 2, with Fathom Blocker 2 as the surviving company (“
Surviving Fathom Blocker 2
”) and wholly-owned subsidiary of Altimar (the “
Fathom Blocker 2 Merger
”), and (iii) Blocker Merger Sub 3 will merge with and into Fathom Blocker 3, with Fathom Blocker 3 as the surviving company (“
Surviving Fathom Blocker 3
” and, together with Surviving Fathom Blocker 1 and Surviving Fathom Blocker 2, the “
Surviving Fathom Blockers
”) and wholly-owned subsidiary of Altimar (the “
Fathom Blocker 3 Merger
” and, each of the Fathom Blocker 1 Merger, Fathom Blocker 2 Merger and Fathom Blocker 3 Merger, as applicable, a “
Blocker Merger
” and, together, the “
Blocker Mergers
”);
WHEREAS, immediately following the Blocker Mergers, in a sequential order, (i) Surviving Fathom Blocker 1 will merge with and into Altimar, with Altimar as the surviving company (“
Fathom Blocker 1 Altimar Merger
”), (ii) Surviving Fathom Blocker 2 will merge with and into Altimar, with Altimar as the surviving company (“
Fathom Blocker 2 Altimar Merger
”) and (iii) Surviving Fathom Blocker 3 will merge with and into Altimar, with Altimar as the surviving company (“
Fathom Blocker 3 Altimar Merger
” and, each of the Fathom Blocker 1 Altimar Merger, Fathom Blocker 2 Altimar Merger and Fathom Blocker 3 Altimar Merger, as applicable, a “
Blocker Altimar Merger
” and, together, the “
Blocker Altimar Mergers
”)) (Altimar, in its capacity as the surviving entity of the Blocker Altimar Mergers, is sometimes referred to as the “
Altimar Surviving Entity
”);
WHEREAS, immediately following the Blocker Altimar Mergers, on the terms and subject to the conditions of this Agreement and in accordance with the DLLCA and other applicable Laws, Fathom Merger Sub will merge with and into Fathom (the “
Fathom Merger
”), with Fathom being the surviving entity of the Fathom Merger (Fathom, in its capacity as the surviving entity of the Fathom Merger, is sometimes referred to as the “
Fathom Surviving Entity
”) and held by Altimar and the Continuing Fathom Unitholders;
WHEREAS, in connection with the consummation of the Transactions, the shares of Altimar Class C Common Stock will automatically be converted to shares of Altimar Class A Common Stock pursuant to and in accordance with the Altimar Charter;
WHEREAS, each of the Parties intends that the transactions contemplated by this Agreement will qualify for the Intended Tax Treatment as described in
Section
 10.04(b)
;
WHEREAS, the board of managers of Fathom has unanimously (i) determined that it is in the best interests of Fathom and the holders of Fathom Units and declared it advisable to enter into this Agreement and each of the Transactions, including the Mergers, in accordance with the DLLCA, and (ii) approved this Agreement and each of the Transactions, including the Mergers, in accordance with the DLLCA and Fathom LLCA, as applicable, on the terms and subject to the conditions of this Agreement;
WHEREAS, (i) all holders of Fathom Units required to consent to, approve or adopt this Agreement, the other Transaction Agreements or the Transactions, including the Fathom Merger and the amendment and restatement of the Fathom LLCA in connection therewith, pursuant to the Fathom LLCA and the DLLCA have duly executed and delivered to Fathom support agreements in connection with the Transactions contemplated hereby, approving this Agreement, the other Transaction Agreements and the Transactions and providing for such holder’s delivery of the Fathom Written Consent in accordance with the terms thereof (the “
Fathom Support Agreements
”) and (ii) copies of the Fathom Support Agreements were delivered to Altimar immediately following the Execution Date;
WHEREAS, the board of managers or managing member, as applicable, of each Fathom Blocker has (i) determined that it is in the best interests of such Fathom Blocker and its equityholders and declared it advisable to enter into this Agreement and each of the Transactions, including the applicable Blocker Merger and Blocker Altimar Merger, in accordance with the DLLCA, and (ii) approved this Agreement and each of the Transactions, including the applicable Blocker Merger and Blocker Altimar Merger, in accordance with the DLLCA and the limited liability company agreement of such Fathom Blocker, on the terms and subject to the conditions of this Agreement;
WHEREAS, (i) all holders of equity interests in each Fathom Blocker required to consent to, approve or adopt this Agreement, the other Transaction Agreements or the Transactions, including the applicable Blocker Merger and Blocker Altimar Merger, the
Pre-Closing
Reorganization and any amendments to the organizational documents of such Fathom Blocker in connection therewith, pursuant to the limited liability company agreement such Fathom Blocker and the DLLCA have duly executed and delivered to such Fathom Blocker support agreements in connection with the Transactions contemplated hereby, approving this Agreement, the other Transaction Agreements and the Transactions and providing for such holder’s delivery of a Fathom Blocker Written Consent in accordance with the terms thereof (each, a “
Fathom Blocker Support Agreement
”) and (ii) copies of the Fathom Blocker Support Agreements were delivered to Altimar immediately following the Execution Date;
WHEREAS, Altimar, in its capacity as (i) the sole member of Fathom Merger Sub has approved and adopted this Agreement, the Fathom Merger and the other Transactions in accordance with
Section 18-209
of the DLLCA and (ii) the sole member of the Blocker Merger Subs, has, by its execution and delivery hereof, approved and adopted this Agreement, the Altimar Merger, the Blocker Mergers and the other Transactions in accordance with
Section 18-209
of the DLLCA (collectively, the “
Altimar Subsidiary Approvals
”);
WHEREAS, the board of directors of Altimar has unanimously (i) determined that it is in the best interests of Altimar and the stockholders of Altimar, and declared it advisable, to enter into this Agreement providing for, among other things, the Fathom Merger, in accordance with the DGCL, (ii) approved this Agreement and the Transactions, including the Fathom Merger, in accordance with the DGCL on the terms and subject to the conditions of this Agreement, and (iii) adopted a resolution recommending that this Agreement be adopted by the stockholders of Altimar (the “
Altimar Board Recommendation
”);
WHEREAS, in connection with the consummation of the Mergers, Altimar, Fathom, the Founders and certain Fathom direct or indirect equityholders, as applicable, at the Closing will enter into an Investor Rights Agreement, substantially in the form of
Exhibit C
attached hereto (the “
Investor Rights
Agreement
”), and, together with certain other parties thereto, a Registration Rights Agreement substantially in the form of
Exhibit D
attached hereto (the “
Registration Rights Agreement
”);
WHEREAS, in connection with the consummation of the Fathom Merger, at the Fathom Effective Time and by virtue of the Fathom Merger, the Fathom LLCA will be amended and restated in the form of the Fathom Operating Agreement (as defined herein) and Altimar, Fathom and the Continuing Fathom Unitholders will sign counterparts to the Fathom Operating Agreement, which will provide, among other things, for the right of the Continuing Fathom Unitholders to exchange their respective New Fathom Class A Units for shares of Altimar Class A Common Stock in accordance with the terms thereof;

WHEREAS, in connection with the consummation of the Mergers, Altimar, Fathom, the Continuing Fathom Unitholders and certain other Persons will enter into a Tax Receivable Agreement, substantially in the form of
Exhibit E
attached hereto (the “
Tax Receivable Agreement
”); and
WHEREAS, concurrently with the execution and delivery of this Agreement, Altimar and the Sponsor Persons are entering into the Sponsor Agreement, whereby in connection with the consummation of the Transactions, (a) Altimar and the Sponsor Persons agree to vote in favor of, and take all actions necessary to consummate, the Transactions, (b) the Sponsor Persons agree to the lock-up
period and conditions described therein, (c) the Sponsor Persons agree that, following the consummation of the Mergers, a certain amount of their Altimar Class A Common Stock will be subject to vesting restrictions described therein and (d) each Sponsor Person, on behalf of itself and the other holders of Cayman Class B Ordinary Shares and Cayman Founder Warrants, agrees to waive certain of their anti-dilution and conversion rights.
NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:
ARTICLE I
CERTAIN DEFINITIONS
Section 1.01
Definitions
. For purposes of this Agreement, the following capitalized terms have the following meanings:
“
Acquiror Name
” has the meaning specified in
Section
 9.13
.
“
Acquisition Transaction
” has the meaning specified in
Section
 8.07
.
“
Action
” means any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.
“
Affiliate
” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise;
provided
, except for Altimar and its Subsidiaries, no Affiliate or portfolio company (as such term is commonly understood in the private equity industry) of CORE or any of its Affiliates shall be considered an Affiliate of Altimar or any of its Subsidiaries.
“
Agreement
” has the meaning specified in the preamble hereto.
“
Allocation Schedule
” means a schedule dated as of the Closing Date, prepared by Fathom and in a form consistent with the format set forth on the illustrative example of the Allocation Schedule attached hereto as
Exhibit F
, setting forth, (a) the name of each Continuing Fathom Unitholder and Fathom Blocker Owner, and (b) the allocation of the Closing Cash Consideration, the Closing Seller Equity Consideration and the Fathom Earnout Consideration at the Closing to each of the Continuing Fathom Unitholders and Fathom Blocker Owners in each case, in accordance with the methodology and principles set forth on
Exhibit F
.
“
Altimar
” has the meaning specified in the Recitals hereto.
“
Altimar Affiliate Agreement
” has the meaning specified in
Section
 6.18(c)
.
“
Altimar Board
” means the board of directors of Altimar.
“
Altimar Board Recommendation
” has the meaning specified in the Recitals hereto.

“
Altimar Bylaws
” has the meaning specified in the Recitals hereto.
“
Altimar Cash Contribution
” has the meaning specified in
Section
 2.09
.
“
Altimar Charter
” has the meaning specified in the Recitals hereto.
“
Altimar Class
 A Common Stock
” means the shares of Class A common stock, par value $0.0001 per share, of Altimar to be authorized pursuant to the Altimar Charter.
“
Altimar Class
 B Common Stock
” means the
non-economic
shares of Class B common stock, par value $0.0001 per share, of Altimar to be authorized pursuant to the Altimar Charter.
“
Altimar Class
 C Common Stock
” means the shares of Class C common stock, par value $0.0001 per share, of Altimar to be authorized pursuant to the Altimar Charter.
“
Altimar Closing Statement
” has the meaning specified in
Section
 4.04(b)
.
“
Altimar Common Stock
” means the Altimar Class A Common Stock, the Altimar Class B Common Stock and the Altimar Class C Common Stock.
“
Altimar Cure Period
” has the meaning specified in
Section
 12.01(c)
.
“
Altimar Organizational Documents
” means (i) prior to the Domestication, the Certificate of Incorporation and Altimar’s bylaws, as amended and in effect on the Execution Date, and (ii) following the Domestication, the Altimar Charter and Altimar Bylaws.
“
Altimar Parties
” means Altimar, Fathom Merger Sub and the Blocker Merger Subs.
“
Altimar Related Person
” has the meaning specified in
Section
 10.01(f)
.
“
Altimar Representations
” means the representations and warranties of the Altimar Parties expressly and specifically set forth in
Article VI
of this Agreement, as qualified by the Altimar Schedules. For the avoidance of doubt, the Altimar Representations are solely made by Altimar and, solely for the purposes of
Section
 6.02(a)
,
Section
 6.03
and
Section
 6.05
, Altimar, Fathom Merger Sub and the Blocker Merger Subs.
“
Altimar Schedules
” means the disclosure schedules of the Altimar Parties delivered to Fathom in connection with its execution and delivery of this Agreement.
“
Altimar Sponsor Warrant
” means each private placement Altimar Warrant held by Altimar Sponsor II, LLC.
“
Altimar Stockholder Matters
” has the meaning specified in
Section
 10.03(a)(i)
.
“
Altimar Stockholder Redemption
” has the meaning specified in
Section
 10.03(a)(i)
.
“
Altimar Stockholder Redemption Ratio
” means the quotient of (a) the aggregate number of Altimar Class A Ordinary Shares redeemed in connection with the Altimar Stockholder Redemption divided by
(b) 34,500,000.
“
Altimar Stockholders
” means, prior to the Domestication, the holders of shares of Cayman Ordinary Shares and, following the Domestication, the holders of Altimar Common Stock.
“
Altimar Subsidiary Approvals
” has the meaning specified in the Recitals hereto.

“
Altimar Transaction Expenses
” has the meaning specified in
Section
 4.03(b)
.
“
Altimar Warrant
” means a warrant that entitles the holder to purchase one share of Altimar Class A Common Stock at a price of $11.50 per share.
“
Altimar Warrant Agreement
” means that certain Warrant Agreement, dated as of February 4, 2021, by and between Altimar and Continental Stock Transfer & Trust Company, as warrant agent.
“
Anti-Corruption Laws
” means any applicable Laws relating to anti-bribery or anti-corruption (governmental or commercial), including Laws that prohibit the corrupt payment, offer, promise, or authorization of the payment or transfer of anything of value (including gifts or entertainment), directly or indirectly, to any Governmental Official or representative of a Governmental Authority or commercial entity to obtain a business advantage, including the U.S. Foreign Corrupt Practices Act, the UK Bribery Act, and all national and international Laws enacted to implement the OECD Convention on Combating Bribery of Foreign Officials in International Business Transactions.
“
Anti-Money Laundering Laws
” means the Money Laundering Control Act, the Currency and Foreign Transactions Reporting Act, The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the Bank Secrecy Act, and any other applicable U.S. or non U.S federal, state, or local Laws relating to fraud or money laundering.
“
Antitrust Law
” means the HSR Act, the Federal Trade Commission Act, as amended, the Sherman Act, as amended, the Clayton Act, as amended, and any applicable foreign antitrust Laws and all other applicable Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“
Audited Financial Statements
” has the meaning specified in
Section
 5.08(a)
.
“
Available Cash Amount
” means, as of immediately prior to Closing, all (i) Available Trust Proceeds and (ii) the PIPE Investment Proceeds.
“
Available Trust Proceeds
” means, as of immediately prior to Closing, an amount equal to the proceeds available from the Trust Account (after reduction for the aggregate amount of any payments required to be made in connection with the Altimar Stockholder Redemption).
“
Balance Sheet Contribution Amount
” means (a) $25,000,000 or (b) a lesser amount, if mutually agreed in writing by Fathom and Altimar prior to Closing.
“
Blocker Merger
” has the meaning specified in the Recitals hereto.
“
Blocker Merger Effective Time
” has the meaning specified in
Section
 2.04(b)
.
“
Blocker Merger Subs
” has the meaning specified in the preamble hereto.
“
Blocker Related Party Transactions
” has the meaning specified in
Section
 7.09
.
“
Blocker Surviving Entities
” has the meaning specified in the Recitals hereto.
“
Business Combination
” has the meaning ascribed to such term in the Certificate of Incorporation.
“
Business Combination Proposal
” has the meaning specified in
Section
 9.11
.

“
Business Day
” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.
“
Cash Sale
” has the meaning specified in
Section
 10.04(b)
.
“
Cayman Class
 A Ordinary Share
” means, prior to the Domestication, a Class A ordinary share in the capital of Altimar.
“
Cayman Class
 B Ordinary Share
” means, prior to the Domestication, a Class B ordinary share in the capital of Altimar.
“
Cayman Founder Warrant
” means each Cayman Warrant held by any Founder.
“
Cayman
Non-Founder
Warrant
” means Cayman Warrant, other than a Cayman Founder Warrant.
“
Cayman Ordinary Shares
” means, prior to the Domestication, the Cayman Class A Ordinary Shares and Cayman Class B Ordinary Shares.
“
Cayman Warrant
” means, prior to the Domestication, a warrant that entitles the holder to purchase one Cayman Class A Ordinary Share at a price of $11.50 per share.
“
Certificate of Incorporation
” means the amended and restated memorandum and articles of association of Altimar, effective as of February 4, 2020, as in effect on the Execution Date.
“
Change of Control of Altimar
” means any of the following events: (a) any transaction or series of transactions the result of which is: (i) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Fathom Surviving Entity; (ii) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of Altimar or the surviving Person outstanding immediately after such combination; or (iii) a sale of at all or substantially all of the assets of Altimar and its Subsidiaries, taken as a whole or (b) the following individuals cease for any reason to constitute a majority of the number of directors of the Altimar then serving: individuals who, on the Closing Date, constitute the Altimar Board and any new director whose appointment or election by the Altimar Board or nomination for election by Altimar’s shareholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were members of the Altimar Board on the Closing Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (b).
“
Closing
” has the meaning specified in
Section
 4.01
.
“
Closing Cash Consideration
” means an amount equal to the result of (a) the Available Cash Amount, minus
(b) the Balance Sheet Contribution Amount,
minus
(c) the Debt
Pay-Down
Amount,
minus
(d) the Transaction Expenses.
“
Closing Date
” has the meaning specified in
Section
 4.01
.
“
Closing Seller Equity Consideration
” means a number of shares of Altimar Class A Common Stock and New Fathom Class A Units (together with one share of Altimar Class B Common Stock to be issued at par value for cash in respect of each New Fathom Class A Unit), to be allocated as set forth on the Allocation Schedule, in an aggregate number (rounded up to the nearest whole share) equal to the quotient of (a) the result of (i) $1,200,000,000 minus
(ii) the Closing Cash Consideration
divided by
(b) $10.00.

“
Code
” means the U.S. Internal Revenue Code of 1986, as amended.
“
Company
” has the meaning specified in the preamble hereto.
“
Confidentiality Agreement
” has the meaning specified in
Section
 13.09
.
“
Continued Financing
” has the meaning specified in
Section
 10.08
.
“
Continuing Fathom Unitholder
” means all holders of Fathom Units outstanding as of immediately after the Blocker Altimar Mergers (other than Altimar).
“
Contracts
” means any legally binding contracts, agreements, arrangements, subcontracts, leases, purchase orders, bonds, notes, indentures, mortgages, debt instruments, licenses or other instruments or obligations of any kind, whether written or oral.
“
CORE
” means CORE Industrial Partners, LLC, a Delaware limited liability company, together with its Affiliates (including all affiliated investment vehicles and funds, management companies and portfolio companies (as such term is commonly understood in the private equity industry)).
“
COVID-19
” means
SARS-CoV-2
or
COVID-19,
and any evolutions thereof.
“
COVID-19
Measures
” means any Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority, in each case to the extent that they have the force of law or are binding on or affecting the Person to which they purport to apply, in connection with or in response to
COVID-19,
including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (Pub. L.
No. 116-127),
Consolidated Appropriations Act, 2021(Pub. L.
116-260),
the Presidential Memorandum on “Deferring Payroll Tax Obligations in Light of the Ongoing
COVID-19
Disaster” dated August 8, 2020 and IRS Notice
2020-65).
“
D&O Tail
” has the meaning specified in
Section
 9.01(b)
.
“
Data
” means all databases and compilations, including any and all data and collections of data whether machine readable or otherwise.
“
Debt Financing
” means debt financing to be arranged by Fathom, in consultation with Altimar in accordance with
Section
 10.08
, for the purpose of financing the transactions contemplated by this Agreement or any Continued Financing in accordance with
Section
 10.08
.
“
Debt
Pay-Down
Amount
” means (a) $42,000,000;
provided
,
however
, that if a Debt
Pay-Down
Amount of $42,000,000 would result in a Closing Cash Consideration of less than $345,000,000, then Fathom, in its sole discretion, shall have the option to reduce the Debt
Pay-Down
Amount by the lesser of (i) $20,000,000 and (ii) the amount necessary to achieve a Closing Cash Consideration of $345,000,000, or (b) an amount less than $22,000,000, if mutually agreed in writing by Fathom and Altimar prior to Closing.
“
DGCL
” has the meaning specified in the Recitals hereto.
“
DLLCA
” has the meaning specified in the Recitals hereto.
“
Earn Out Period
” means the period between the Closing Date and the five (5)-year anniversary of the Closing Date.
“
Enforceability Exceptions
” has the meaning specified in
Section
 5.03
.

“
Environmental Laws
” means any and all applicable Laws relating to pollution or protection of the environment (including natural resources) or the use, generation, processing, storage, emission, distribution, transport, disposal or Release of, or exposure to, Hazardous Materials, each as in effect on and as interpreted as of the Execution Date.
“
ERISA
” has the meaning specified in
Section
 5.14(a)
.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended.
“
Fathom Benefit Plan
” has the meaning specified in
Section
 5.14(a)
.
“
Fathom Blocker 1
” has the meaning specified in the preamble hereto.
“
Fathom Blocker 1 Merger
” has the meaning specified in the Recitals hereto.
“
Fathom Blocker 2
” has the meaning specified in the preamble hereto.
“
Fathom Blocker 2 Merger
” has the meaning specified in the Recitals hereto.
“
Fathom Blocker 3
” has the meaning specified in the preamble hereto.
“
Fathom Blocker 3 Merger
” has the meaning specified in the Recitals hereto.
“
Fathom Blocker Owners
” means, collectively, (i) in respect of Fathom Blocker 1, CORE Industrial Partners Fund I Parallel, LP, (ii) in respect of Fathom Blocker 2, CORE Industrial Partners Fund I Parallel, LP, and (iii) in respect of Fathom Blocker 3, Siguler Guff Small Buyout Opportunities Fund III, LP, Siguler Guff Small Buyout Opportunities Fund III (F), LP, Siguler Guff Small Buyout Opportunities Fund III (C), LP, Siguler Guff Small Buyout Opportunities III (UK), LP, Siguler Guff HP Opportunities Fund II, LP, Siguler Guff Americas Opportunities Fund, LP.
“
Fathom Blocker Representations
” means the representations and warranties of the Fathom Blockers expressly and specifically set forth in
Article VII
of this Agreement.
“
Fathom Blocker Support Agreements
” has the meaning specified in the Recitals hereto.
“
Fathom Blocker Written Consents
” means the consents to be delivered with respect to a Fathom Blocker (a) approving and adopting this Agreement, including the applicable Blocker Merger, and the Transactions, (b) authorizing and approving the entry by such Fathom Blocker into, and performance by such Fathom Blocker of, this Agreement and the other Transaction Agreements, if any, such applicable Fathom Blocker is a party to and any agreements, instruments or other documentation reasonably required in connection with the obligations of such Fathom Blocker hereunder and otherwise in connection with the Transactions, and the consummation by such Fathom Blocker of the Transactions contemplated hereby and thereby and (c) with respect to any equityholder party thereto, covenanting and agreeing to enter into the Investor Rights Agreement, the Registration Rights Agreement, the Tax Receivable Agreement and any other Transaction Agreements to which such equityholder is contemplated by this Agreement to be a party (as applicable).
“
Fathom Blockers
” has the meaning specified in the preamble hereto.
“
Fathom Certificate of Merger
” has the meaning specified in
Section
 2.06(a)
.
“
Fathom Consideration
” has the meaning specified in
Section
 3.01(a)
.

“
Fathom Credit Agreement
” means that certain Bridge Credit Agreement, dated as of April 30, 2021, by and among Fathom Guarantor, LLC, Fathom Borrower, LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as may be amended, restated, amended and restated, supplemented, replaced, refinanced, or otherwise modified from time to time in accordance with the terms thereof.
“
Fathom Cure Period
” has the meaning specified in
Section
 12.01(b)
.
“
Fathom Earnout Class
 A Common Stock
” means the Altimar Class A Common Stock included in the Fathom Earnout Consideration.
“
Fathom Earnout Class
 A Units
” means the New Fathom Class A Units included in the Fathom Earnout Consideration.
“
Fathom Earnout Consideration
” means (a) a number of shares of Altimar Class A Common Stock and New Fathom Class A Units, in the aggregate equal to 3,000,000, subject to a $12.50 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable, (b) a number of shares of Altimar Class A Common Stock and New Fathom Class A Units, in the aggregate equal to 3,000,000, subject to a $15.00 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable, and (c) a number of shares of Altimar Class A Common Stock and New Fathom Class A Units, in the aggregate equal to 3,000,000, subject to a $20.00 volume weighted average price vesting threshold as set forth in the Investor Rights Agreement or Fathom Operating Agreement, as applicable (such vesting thresholds in clauses (a), (b) and (c), each a “
Triggering Event
”), in each case, to be allocated as set forth on the Allocation Schedule.
“
Fathom Earnout Shares
” means Fathom Earnout Class A Common Stock and Fathom Earnout Class A Units.
“
Fathom Effective Time
” has the meaning specified in
Section
 2.06(a)
.
“
Fathom Employees
” has the meaning specified in
Section
 5.14(a)
.
“
Fathom Financing Agreements
” means the Fathom Credit Agreement.
“
Fathom LLCA
” means the Amended and Restated Limited Liability Company Agreement of Fathom, dated as of April 30, 2021 and in effect on the Execution Date, and as may be further amended, restated, supplemented or otherwise modified from time to time prior to the Closing in accordance with this Agreement.
“
Fathom Merger
” has the meaning specified in the Recitals hereto.
“
Fathom Merger Sub
” has the meaning specified in the preamble hereto.
“
Fathom Related Party Transactions
” has the meaning specified in
Section
 5.24
.
“
Fathom Representations
” means the representations and warranties of Fathom, expressly and specifically set forth in
Article V
of this Agreement.
“
Fathom Schedules
” means the disclosure schedules of Fathom and its Subsidiaries delivered to Altimar in connection with the execution and delivery of this Agreement.
“
Fathom Subsidiary Securities
” has the meaning specified in
Section
 5.07(a)
.
“
Fathom Support Agreements
” has the meaning specified in the Recitals hereto.

“
Fathom Surviving Entity
” has the meaning specified in the Recitals hereto.
“
Fathom Transaction Expenses
” has the meaning specified in
Section
 4.03(a)
.
“
Fathom Units
” has the meaning specified in
Section
 5.06(a)
.
“
Fathom Written Consent
” means the consent to be delivered (a) approving and adopting this Agreement, including the Fathom Merger, and the Transactions contemplated hereby, (b) authorizing and approving the entry by Fathom into, and performance by Fathom of, this Agreement and the other Transaction Agreements and any agreements, instruments or other documentation reasonably required in connection with the obligations of Fathom hereunder and otherwise in connection with the Transactions, and the consummation by Fathom of the Transactions contemplated hereby and thereby and (c) covenanting and agreeing to enter into the Investor Rights Agreement, the Fathom Operating Agreement, the Tax Receivable Agreement, the Registration Rights Agreement and any other Transaction Agreement to which such member is contemplated by this Agreement to be a party (as applicable).
“
FINRA
” means the Financial Industry Regulatory Authority, Inc.
“
Foreign Investment Law
” means any applicable Laws, including any state, national or multi-jurisdictional Laws, that are designed or intended to prohibit, restrict or regulate actions by foreigners to acquire interests in domestic equities, securities, entities, assets, land or interests.
“
Form
S-4
” means the registration statement on Form
S-4
of Altimar with respect to the registration of Altimar Common Stock to be issued in connection with the Transactions.
“
Founders
” means Altimar Sponsor II, LLC and Kevin L. Beebe, Payne D. Brown, Richard M. Jelinek, Roma Khanna, Michael Rubenstein, Vijay K. Sondhi and Michael Vorhaus.
“
Fraud
” means only common law actual and intentional fraud with respect to the making of the representations and warranties pursuant to
Article V
,
Article VI
or
Article VII
or the certifications pursuant to
Section
 11.02(d)
or
Section
 11.03(d)
;
provided
, that such actual and intentional fraud by such Party shall only be deemed to exist if: (i) any of the individuals included in the definition of “to the knowledge of Fathom” or “to the knowledge of Altimar” (as applicable) had actual knowledge (as opposed to imputed or constructive knowledge) that the representations and warranties made pursuant to
Article V
,
Article VI
or
Article VII
(as applicable) or the certifications pursuant to
Section
 11.02(d)
or
Section
 11.03(d)
were actually inaccurate when made and were made with the express intention that the other Party rely thereon to its detriment; and (ii) the other Party in fact relied on such inaccuracies to its detriment. For the avoidance of doubt, only the Party hereto who committed Fraud shall be responsible for such Fraud and only to a Party sustaining injury from such Fraud.
“
GAAP
” means United States generally accepted accounting principles, consistently applied.
“
Governmental Authority
” means any federal, state, provincial, municipal, local or foreign government, or any other political subdivision thereof, any governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal (public or private), or any entity exercising executive, legislative, tribal, judicial, regulatory or administrative functions of or pertaining to government.
“
Governmental Filings
” has the meaning specified in
Section
 5.05
.
“
Governmental Official
” means any officer, employee, or representative of, or any persons otherwise acting in an official capacity for or on behalf of, a Governmental Authority or any department, agency, or instrumentality thereof, including any political subdivision, sovereign wealth fund, or any corporation or other

Person owned or controlled in whole or in part by any Governmental Authority or department, agency, regulatory, Self-Regulatory or quasi-judicial authority, or instrumentality thereof, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such Governmental Authority or department, agency, or instrumentality thereof, or for or on behalf of any public international organization.
“
Governmental Order
” means any order, judgment, injunction, ruling, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“
Hazardous Material
” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” (or words of similar meaning) under applicable Environmental Laws in effect as of the Execution Date, including but not limited to petroleum, petroleum by-products,
asbestos or asbestos-containing material, polychlorinated biphenyls, flammable or explosive substances, or pesticides.
“
HSR Act
” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“
Indebtedness
” means, with respect to any Person as of any time, without duplication, (a) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for indebtedness for borrowed money, (b) indebtedness evidenced by any note, bond, debenture, mortgage or other debt instrument or debt security, (c) obligations of such Person for the deferred purchase price of property or other services, including obligations in connection with the acquisition of any business or other Person, earn-outs, deferred payments or other deferred purchase price adjustments (including payments for Tax benefits or similar obligations (other than trade payables incurred in the ordinary course of business), (d) all obligations as lessee that are required to be capitalized in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, to the extent drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, (g) any premiums, prepayment fees or other penalties, fees, breakage costs, expenses or other obligations associated with payment of any Indebtedness or due in connection with the Transaction of such Person and (h) all obligations of the type referred to in clauses (a)—(g) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations, in each case other than (i) Indebtedness set forth on
Schedule 1.01(c)
of the Fathom Schedules and (ii) any Transaction Expenses. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.
“
Indemnitee Affiliate
” has the meaning specified in
Section
 9.01(c)
.
“
Intellectual Property
” means all intellectual property rights (including with respect to technology) created, arising, or protected under applicable Law (or any other similar statutory provision or common law doctrine in the United States or anywhere else in the world), including all: (a) inventions (whether or not patentable), discoveries, improvements, ideas, know-how,
formulas, methodology, models, algorithms, systems, processes, technology, patents and patent applications, including divisionals, continuations, continuations-in-part
and renewal applications, and including renewals,
re-examinations,
extensions and reissues, (b) trademarks, service marks, trade dress, trade names, and other indicia of origin, applications and registrations for the foregoing, and all goodwill associated therewith and symbolized thereby (c) copyrightable works, works of authorship, software (including source code, object code, development documentation, programming tools, drawings, specifications and data), copyrights, applications and registrations therefor, and renewals and extensions thereof and all moral rights associated therewith, (d) Internet domain names, (e) trade secrets and rights in confidential information or information not generally known to the public and that derives economic value from not being generally known,

(f) social media accounts, identifiers and designations and (g) all other similar intellectual property rights recognized in any jurisdiction around the world.
“
Intended Tax Treatment
” has the meaning specified in
Section
 10.04(b)
.
“
Interim Financial Information
” has the meaning specified in
Section
 5.08(a)
.
“
Interim Period
” has the meaning specified in
Section
 8.01
.
“
Intervening Event
” means an event, change, circumstance, occurrence, fact, development or effect that materially affects the business, assets, operations or prospects of Altimar and its Subsidiaries, taken as a whole, and that was not known and was not reasonably foreseeable to Altimar or the Altimar Board as of the date hereof, and that becomes known to Altimar or the Altimar Board after the date of this Agreement;
provided
,
however
, that in no event shall any business combination or any potential business combination or any offer, solicitation, discussion or negotiation in relation to any business combination (including, for the avoidance of doubt, any Business Combination Proposal), be an “Intervening Event”;
provided
further
,
however
, that (a) any change in the price or trading volume of Cayman Class A Ordinary Shares or Altimar Class A Common Stock (but not any event, change, circumstance, occurrence, fact, development or effect that is an underlying cause of such change in price or trading volume has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, an Intervening Event (to the extent such change or effect is not otherwise excluded from this definition of Intervening Event)) and (b) any change, event, circumstance, occurrence, effect, development or state of facts that is excluded in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur pursuant to clauses (a)
,
(e)
and
(g)
 of the definition thereof shall be excluded (to the extent excluded from the definition of Material Adverse Effect after giving effect to the final proviso thereto) for purposes of determining whether an Intervening Event has occurred.
“
Intervening Event Notice
” has the meaning specified in
Section
 9.12
.
“
Intervening Event Notice Period
” has the meaning specified in
Section
 9.12
.
“
Investment Advisers Act
” means the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder.
“
Investor Rights Agreement
” has the meaning specified in the Recitals hereto.
“
IT Systems
” means all computer systems, servers, networks, databases, network equipment, websites, computer hardware and equipment used to process, store, maintain and operate data, information, functions, and other information technology systems, including any Software and Data embedded or installed thereon, owned, licensed, leased or controlled by Fathom or any of its Subsidiaries.
“
Law
” means any statute, law, act, constitution, ordinance, rule, treaty, code, directive, regulation or Governmental Order, in each case, of any Governmental Authority.
“
Leased Real Property
” means all real property leased, subleased, licensed or otherwise occupied by Fathom or its Subsidiaries as lessee, sublessee, licensee or occupant for which Fathom or its Subsidiaries is required to make aggregate payments in excess of $1,000,000.
“
Leases
” has the meaning specified in
Section
 5.18(a)
.
“
Liability
” means, with respect to any Person, any debt, liability or obligation of such Person of any kind or nature whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether determined or determinable, whether liquidated, unliquidated or otherwise, and whether due or to become due, and regardless of when or by whom asserted.

“
Lien
” means, with respect to any specified asset, any mortgage, deed of trust, pledge, hypothecation, encumbrance, claim, easement, lease, sublease, covenant, license, option, right of priority, right of first offer or refusal, preemptive right, security interest or other restriction on transfer or lien of any kind.
“
Material Adverse Effect
” means, with respect to Fathom, an event, change, circumstance, occurrence, fact, development or effect, individually or in the aggregate, that would reasonably be expected to (x) be materially adverse to the business, assets, properties, results of operations or condition (financial or otherwise) of Fathom and its Subsidiaries, taken as a whole, or (y) the ability of Fathom to perform its obligations hereunder and to consummate the Transactions;
provided
,
however
, that in no event shall any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” on the results of operations or condition (financial or otherwise) of Fathom and its Subsidiaries, taken as a whole: (a) any change in applicable Laws or GAAP or any interpretation thereof after the date hereof, (b) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally, (c) the announcement or the execution of this Agreement, the pendency or consummation of the Mergers or the performance of this Agreement (
provided
that the exceptions in this clause (c) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in
Section
 5.04
and, to the extent related thereto, the condition in
Section
 11.02(a)
), (d) any change generally affecting any of the industries or markets in which Fathom or its Subsidiaries operate or the economy as a whole, (e) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event, (f) any national or international political or social conditions in countries in which, or in the proximate geographic region of which, Fathom operates, including the engagement by the United States or such other countries in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon any Person or country, or any territories, possessions, or diplomatic or consular offices of the United States or such other countries or upon any United States or such other country military installation, equipment or personnel, (g) any failure of Fathom and its Subsidiaries, taken as a whole, to meet any projections, forecasts or budgets;
provided
, that clause (g) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect) and
(h) COVID-19
or any Law, directive, pronouncement or guideline issued by a Governmental Authority that relate to, or arise out of, an epidemic, pandemic or disease outbreak (including the
COVID-19
pandemic), or any change in such Law, directive, pronouncement or guideline or interpretation thereof, in each case to the extent that they have the force of law or are binding on or affecting the Person to which they purport to apply, following the Execution Date or Fathom or any of its Subsidiaries’ compliance therewith;
provided
that in the case of clauses (a), (b), (d), (e), (f) and (h) such events, changes, circumstances, occurrences, facts, developments or effects may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on Fathom and its Subsidiaries, taken as a whole, as compared to other industry participants.
“
Material Contracts
” has the meaning specified in
Section
 5.13(a)
.
“
Mergers
” means the Fathom Merger, the Blocker Mergers and the Blocker Altimar Mergers, collectively.
“
MSRB
” means the Municipal Securities Rulemaking Board.
“
Multiemployer Plan
” has the meaning specified in
Section
 5.14(e)
.
“
New Fathom Class
 A Units
” has the meaning given to the term “Class A Units” in the Fathom Operating Agreement.
“
Non-Founder
Altimar Warrant
” means an Altimar Warrant, other than an Altimar Sponsor Warrant.

“
NYSE
” means the New York Stock Exchange.
“
Omnibus Incentive Plan
” has the meaning specified in
Section
 9.09
.
“
Omnibus Incentive Plan Proposal
” has the meaning specified in
Section
 10.03(a)(i)
.
“
Open Source Software
” means any Software that is subject to or licensed, provided or distributed under any license meeting the definition of open source (as promulgated by the Open Source Initiative as of the Execution Date) or the Free Software Definition (as promulgated by the Free Software Foundation as of the Execution Date) or any similar license for “free,” “publicly available” or “open source” Software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, the Mozilla Public License (MPL), the MIT License or any other license that includes similar terms.
“
Owned Intellectual Property
” means all Intellectual Property that is owned or purported to be owned by Fathom or any of its Subsidiaries.
“
Owned Real Property
” means all real property that is owned or purported to be owned by Fathom or any of its Subsidiaries.
“
Party
” has the meaning specified in the preamble hereto.
“
Pass-Through Income Tax
” means any income Tax with respect to which the holders of Fathom Units outstanding as of immediately prior to the Closing (or any of their direct or indirect owners) would be primarily liable as a matter of Tax Law (e.g., the income Tax liability for items of income, gain, loss, deduction and credit passed-through to owners of an entity treated as a partnership for U.S. federal income Tax purposes).
“
Payoff Amount
” has the meaning specified in
Section
 4.02(a)
.
“
Payoff Letter
” has the meaning specified in
Section
 4.02(a)
.
“
PCAOB
” means the Public Company Accounting Oversight Board.
“
PCAOB Audited Financials
” has the meaning specified in
Section
 8.08
.
“
Permits
” has the meaning specified in
Section
 5.12(a)
.
“
Permitted Liens
” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate Actions, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or which are being contested in good faith through appropriate Actions, in each case, for which appropriate reserves have been established in accordance with GAAP,
(d) non-monetary
Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that do not materially interfere with the present uses of such real property,
(e) non-exclusive
licenses of Intellectual Property entered into in the ordinary course of business, (f) Liens securing any Indebtedness of Fathom and its Subsidiaries (including Indebtedness incurred pursuant to any Fathom Financing Agreement) and (g) Liens described on
Schedule 1.01(d)
of the Fathom Schedules.
“
Person
” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, labor union, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“
Personal Information
” means any information that identifies or could be used to identify any individual or household, any information concerning an identified or identifiable individual or household, and any information defined as personally identifiable information, “personal information,” “personal data” or any similar information by the Privacy Laws..
“
Phantom Equityholder
” means each holder of phantom equity interests in Fathom.
“
PIPE Investment
” has the meaning specified in the Recitals hereto.
“
PIPE Investment Amount
” has the meaning specified in
Section
 6.16
.
“
PIPE Investment Proceeds
” has the meaning specified in
Section
 2.03
.
“
PIPE Investor
” means an investor party to a PIPE Subscription Agreement.
“
PIPE Subscription Agreements
” has the meaning specified in the Recitals hereto.
“
Policies
” has the meaning specified in
Section
 5.17
.
“
Pre-Closing
Reorganization
” has the meaning specified in
Section
 2.01
.
“
Pre-Closing
Tax Period
” means any taxable period ending on or before the Closing Date and the portion of any Straddle Period through and including the Closing Date.
“
Privacy Laws
” means any and all applicable Laws, legal requirements and self-regulatory guidelines (including of any applicable foreign jurisdiction) relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (both technical and physical), disposal, destruction, disclosure or transfer (including cross-border) of Personal Information, including but not limited to the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard
(PCI-DSS),
Gramm-Leach-Bliley Act (GLBA), General Data Protection Regulation 2016/679/EU (GDPR), and any and all applicable Laws relating to breach notification or marketing in connection with Personal Information.
“
Proxy Statement/ Consent Solicitation Statement/Prospectus
” means the Proxy Statement/Consent Solicitation Statement/Prospectus included in the
Form S-4,
including (i) the proxy statement of Altimar to be used for the Special Meeting to approve the Altimar Stockholder Matters (which shall also provide the Altimar Stockholders with the opportunity to redeem their Cayman Ordinary Shares in conjunction with a stockholder vote on the Business Combination); (ii) a consent solicitation statement to solicit the Fathom Blocker Written Consents and the Fathom Written Consent and (iii) a prospectus with respect to Cayman Ordinary Shares to be offered and issued to the Altimar Stockholders and the effect of the Transactions on the Cayman
Non-Founder
Warrants, in all cases in accordance with and as required by the Altimar Organizational Documents, applicable Law, and the rules and regulations of the NYSE.
“
Redemption Forfeiture Ratio
” means 0.15
multiplied by
the quotient of (a) the result of (i) the Altimar Stockholder Redemption Ratio minus
(ii) 0.10,
divided by
(b) 0.30.
“
Registration Rights Agreement
” has the meaning specified in the Recitals hereto.
“
Regulatory Consent Authorities
” means the Governmental Authorities with jurisdiction over enforcement of any applicable Law.
“
Release
” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, or dumping into the indoor or outdoor environment.

“
Replacement Fathom Credit Agreement
” means that certain Credit Agreement, to be dated as of the Closing Date, by and among Fathom Guarantor, LLC, Fathom Borrower, LLC, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, in the form made available to Altimar prior to the Execution Date.
“
Representative
” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, lenders, consultants or any other authorized representative of such Person.
“
Required Altimar Stockholder Approvals
” has the meaning specified in
Section
 10.03(a)(i)
.
“
Schedules
” means the Fathom Schedules and Altimar Schedules.
“
SEC
” means the United States Securities and Exchange Commission.
“
SEC Clearance Date
” means the date on which the SEC has declared the
Form S-4
effective and has confirmed that it has no further comments on the Proxy Statement / Prospectus.
“
SEC Reports
” has the meaning specified in
Section
 6.09(a)
.
“
Securities Act
” means the Securities Act of 1933, as amended.
“
Securities Laws
” means the securities laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.
“
Seller Related Person
” has the meaning specified in
Section
 10.01(f)
.
“
Software
” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) user interfaces, report formats, firmware and development tools and (c) all documentation including user manuals and other training documentation relating to any of the foregoing.
“
Special Meeting
” means a meeting of the holders of Altimar Common Stock to be held for the purpose of approving the Altimar Stockholder Matters.
“
Specified Altimar Representations
” has the meaning specified in
Section
 11.03(a)(ii)
.
“
Specified Fathom Blocker Representations
” has the meaning specified in
Section
 11.02(a)(i)
.
“
Specified Fathom Representations
” has the meaning specified in
Section
 11.02(a)(i)
.
“
Sponsor Agreement
” means that certain Forfeiture and Support Agreement, dated as of the Execution Date, by and among the Founders, Altimar and certain other parties thereto, as amended, restated, modified or supplemented from time to time.
“
Sponsor Person
” has the meaning specified in the Sponsor Agreement.
“
Straddle Period
” means any taxable period that begins on or before and ends after the Closing Date.
“
Subscription Agreements
” means the PIPE Subscription Agreements.
“
Subsidiary
” means, with respect to a Person, (a) any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly (i) owns or controls a majority of the voting securities or other voting interests or (ii) is entitled to elect a majority of the board of directors or others performing similar functions with respect to such corporation or (b) any organization of which such Person or any of its Subsidiaries is, directly or indirectly, a general partner or managing member or has the power to direct the policies, management or affairs.
“
Subsidiary Mergers
” has the meaning specified in
Section
 10.04(k)
.
“
Surviving Blocker Operating Agreement
” has the meaning specified in
Section
 2.08(b)
.
“
Surviving Fathom Blocker 1
” has the meaning specified in the Recitals hereto.
“
Surviving Fathom Blocker 2
” has the meaning specified in the Recitals hereto.
“
Surviving Fathom Blocker 3
” has the meaning specified in the Recitals hereto.
“
Surviving Fathom Blockers
” has the meaning specified in the Recitals hereto.
“
Surviving Provisions
” has the meaning specified in
Section
 12.02
.
“
Tax
” means any federal, state, provincial, territorial, local, foreign and other net income tax, alternative or add-on
minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax), unemployment, compensation, utility, social security (or similar), withholding, payroll, ad valorem, transfer, windfall profits, franchise, license, branch, excise, severance, production, stamp, occupation, premium, personal property, real property, capital stock, profits, disability, registration, imposts, levies, contributions, value added (including VAT), capital gains, goods and services, estimated, customs duties, escheat, and sales or use tax, or other tax, governmental fee or other assessment or charge in the nature of a tax, together with any interest, penalty, surcharge, fine, levy, impost, duty, charge, addition to tax or additional amount imposed with respect thereto by a Governmental Authority, whether as a primary obligor or as a result of being a transferee or successor of another Person or a member of an affiliated, consolidated, unitary, combined or other group or pursuant to Law, Contract or otherwise.
“
Tax Receivable Agreement
” has the meaning specified in the Recitals hereto.
“
Tax Return
” means any return, report, statement, refund, claim, election, disclosure, declaration, surrender, disclaimer, notice, consent, computations, information report or return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.
“
Terminating Altimar Breach
” has the meaning specified in
Section
 12.01(c)
.
“
Terminating Fathom Breach
” has the meaning specified in
Section
 12.01(b)
.
“
Termination Date
” has the meaning specified in
Section
 12.01(b)
.
“
Top Customers
” has the meaning specified in
Section
 5.26
.
“
Top Suppliers
” has the meaning specified in
Section
 5.26
.
“
Total PIPE Shares
” means the number of Altimar Class A Common Stock (rounded up to the nearest whole share) equal to (i) the PIPE Investment Proceeds, divided by (ii) $10.00.

“
Transaction Agreements
” means this Agreement, the Registration Rights Agreement, the Investor Rights Agreement, the Sponsor Agreement, the Subscription Agreements, the Altimar Charter, the Altimar Bylaws, the Fathom Operating Agreement, the Tax Receivable Agreement and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.
“
Transaction Expenses
” means the aggregate amount of the Fathom Transaction Expenses and Altimar Transaction Expenses.
“
Transaction Litigation
” has the meaning specified in
Section
 10.09
.
“
Transactions
” means the transactions contemplated by this Agreement, including the PIPE Financing, the Domestication, the Blocker Mergers, the Blocker Altimar Mergers, the Fathom Merger and the Altimar Cash Contribution.
“
Transfer Taxes
” has the meaning specified in
Section
 10.04(a)
.
“
Treasury Regulations
” means the regulations, including proposed and temporary regulations, promulgated under the Code.
“
Trust Account
” has the meaning specified in
Section
 6.07(a)
.
“
Trust Agreement
” has the meaning specified in
Section
 6.07(a)
.
“
Trustee
” has the meaning specified in
Section
 6.07(a)
.
“
Unitholder Representative
” means CORE Industrial Partners Management LP, or such other Affiliate of CORE as CORE Industrial Partners Management LP shall designate, acting on behalf of Fathom’s direct or indirect pre-Closing
equityholders following the Closing as set forth herein.
Section 1.02
Construction
.
(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article”, “Section”, “Schedule”, “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).
(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of a Person’s (and its Subsidiaries’) business, consistent with past practice.
(c) All references to “Laws” shall be deemed to include any amendments thereto, and any successor Law, unless the context otherwise requires.
(d) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.
(e) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.
(f) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(g) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day.
(h) Unless context otherwise requires, all accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.
(i) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 10:00 p.m. on the day immediately prior to the Execution Date to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by Fathom in connection with this Agreement or (ii) by delivery to such Party or its legal counsel via electronic mail or hard copy form.
(j) References to “written” or “in writing” include in electronic form.
(k) References herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and permitted assigns.
Section 1.03
Knowledge
. As used herein, the phrase “to the knowledge” shall mean the actual knowledge, after reasonable inquiry of direct reports with operational responsibility for the fact or matter in question, in the case of the Fathom, of the persons set forth on
Schedule 1.03(a)
of the Fathom Schedules and, in the case of Altimar, of the persons set forth on
Schedule 1.03(b)
of the Altimar Schedules.
Section 1.04
Equitable Adjustments
. If, between the Execution Date and the Closing, the Cayman Ordinary Shares (or, following the Domestication, Altimar Common Stock) shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, or if there shall have been any breach by Altimar with respect to its Cayman Ordinary Shares (or, following the Domestication, Altimar Common Stock) or rights to acquire Cayman Ordinary Shares (or, following the Domestication, Altimar Common Stock), then any number, value (including dollar value) or amount contained herein which is based upon the number of Cayman Ordinary Shares (or, following the Domestication, Altimar Common Stock) will be appropriately adjusted to provide to the holders of Cayman Ordinary Shares (or, following the Domestication, Altimar Common Stock), the holders of Fathom Units and the Fathom Blocker Owners, as applicable, the same economic effect as contemplated by this Agreement prior to such event;
provided
,
however
, that this
Section
 1.04
shall not be construed to permit the Altimar Parties to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.
ARTICLE II
PRE-CLOSING
REORGANIZATION; RECAPITALIZATION; MERGERS; CONTRIBUTIONS
Section 2.01
Pre-Closing
Reorganization
. Subject to the terms and conditions set forth in this Agreement, prior to the Domestication (but in no event prior to the
Form S-4
being declared effective), without breach of any representation, warranty, covenant or agreement under this Agreement, Fathom, Fathom Blocker 1, Fathom Blocker 2, Fathom Blocker 3 and their respective Affiliates (as applicable) shall effect the transactions set forth on
Schedule 2.01
of the Fathom Schedules (the “
Pre-Closing
Reorganization
”) pursuant to documents that are customary and reasonable in form;
provided
,
however
, that the implementation of the
Pre-Closing
Reorganization and all actions taken in connection therewith shall not (a) prevent or unreasonably delay (and in any event not cause any delay beyond the Termination Date), the performance by Fathom or the Fathom Blockers of their respective obligations under this Agreement or the consummation of the Transactions or (b) require any action on the part of the Altimar Parties or otherwise impose any obligation or liability on the Altimar Parties, except where such action, obligation or liability is immaterial. For all purposes of this

Agreement CL Buyer Corp., a Delaware corporation, and Summit Tooling Holding, Inc., a Delaware corporation, shall be deemed to be Subsidiaries of Fathom at all times through the Closing, notwithstanding the
Pre-Closing
Reorganization.
Section 2.02
Domestication; Altimar Recapitalization
. Following the
Pre-Closing
Reorganization, but prior to the consummation of the PIPE Investment, Altimar shall take, or cause to be taken, all actions necessary to cause the Domestication to become effective, including by (a) filing with the Delaware Secretary of State a Certificate of Domestication with respect to the Domestication, together with the Altimar Charter, in each case, in accordance with the provisions thereof and applicable Law and pursuant to which Altimar will change its name to Fathom Digital Manufacturing Corporation, and (b) completing and making and procuring all those filings required to be made with the Registrar of Companies in the Cayman Islands in connection with the Domestication. In accordance with applicable Law, the Domestication and related documentation shall provide that at the effective time of the Domestication, by virtue of the Domestication, and without any action on the part of any shareholder of Altimar, without duplication, (i) each then issued and outstanding Cayman Class A Ordinary Share shall convert automatically, on a one-for-one
basis, into a share of Altimar Class A Common Stock; (ii) each then issued and outstanding Cayman Class B Ordinary Share shall convert automatically, on a one-for-one
basis, into a share of Altimar Class C Common Stock and (iii) each then issued and outstanding Cayman Warrant shall convert automatically into an Altimar Warrant, pursuant to the Altimar Warrant Agreement. Effective upon and subject to the Closing, and without any action on the part of any shareholder of Altimar, without duplication, (A) if the Altimar Stockholder Redemption Ratio is less than or equal to 0.10, each then issued and outstanding share of Altimar Class C Common Stock shall convert automatically, on a one-for-one
basis, into a share of Altimar Class A Common Stock; (B) if the Altimar Stockholder Redemption Ratio is greater than 0.10 and less than to 0.40, (1) the number of shares of Altimar Class C Common Stock obtained by multiplying the Redemption Forfeiture Ratio by the aggregate number of then issued and outstanding shares of Altimar Class C Common Stock shall be automatically forfeited and (2) each remaining issued and outstanding share of Altimar Class C Common Stock (after such forfeiture) shall convert automatically, on a one-for-one
basis, into a share of Altimar Class A Common Stock; and (C) if the Altimar Stockholder Redemption Ratio is greater than or equal to 0.40, (1) the number of shares of Altimar Class C Common Stock obtained by multiplying 0.15 by the aggregate number of then issued and outstanding shares of Altimar Class C Common Stock shall be automatically forfeited and (2) each remaining issued and outstanding share of Altimar Class C Common Stock (after such forfeiture) shall convert automatically, on a one-for-one
basis, into a share of Altimar Class A Common Stock.
Section 2.03
PIPE Investment
. On the Closing Date, following the Domestication and prior to the consummation of the Blocker Mergers, each PIPE Investor shall pay and deliver to Altimar an amount equal to the aggregate purchase price set forth in such investor’s PIPE Subscription Agreement, and, upon such payment and in exchange therefor, Altimar hereby agrees to issue and sell to each such PIPE Investor the aggregate number of shares of Altimar Class A Common Stock set forth in such agreement. “
PIPE Investment Proceeds
” shall mean the aggregate amount funded and paid to Altimar by the PIPE Investors pursuant to their PIPE Subscription Agreements, and, at and immediately after the consummation of the PIPE Investment, the PIPE Investors shall, in the aggregate, hold such number of shares of Altimar Class A Common Stock as is equal to the Total PIPE Shares.
Section 2.04
Issuance of Fathom Managing Member Interest and the Blocker Mergers
.
(a) Following the consummation of the PIPE Investment, Fathom will issue managing member interests in Fathom to Altimar in exchange for nominal cash.
(b) Following the issuance of managing member interests in Fathom to Altimar, on the terms and subject to the conditions set forth herein, on the Closing Date, each Blocker Merger Sub and each applicable Fathom Blocker shall cause the applicable Blocker Merger to be consummated by filing a certificate of merger (a “Blocker Certificate of Merger”), with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of each such filing, or such later time as may be agreed in writing by Fathom and Altimar and specified in the applicable Blocker Certificate of Merger, being the “
Blocker Merger Effective Time
”).
(c) At the applicable Blocker Merger Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DLLCA, each Blocker Merger Sub and the applicable Fathom Blocker shall consummate its respective Blocker Merger, pursuant to which Blocker Merger Sub 1, Blocker Merger Sub 2 and Blocker Merger Sub 3, respectively, shall be merged with and into Fathom Blocker 1, Fathom Blocker 2 and Fathom Blocker 3, respectively, following which the separate existence of each applicable Blocker Merger Sub shall cease and the respective Fathom Blocker shall continue as the surviving entity in such Blocker Merger and as a direct, wholly owned Subsidiary of Altimar.
Section 2.05
The Blocker Altimar Mergers
.
(a) Immediately following the consummation of the Blocker Mergers, on the terms and subject to the conditions set forth herein, on the Closing Date, Altimar and each Surviving Fathom Blocker shall cause the applicable Blocker Altimar Merger to be consummated in sequence by filing a certificate of merger (a “
Blocker Altimar Certificate of Merger
”), with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of each such filing, or such later time as may be agreed in writing by Fathom and Altimar and specified in the applicable Blocker Altimar Certificate of Merger, being the “
Blocker Altimar Merger Effective Time
”).
(b) At the applicable Blocker Altimar Merger Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DLLCA, Altimar and the applicable Surviving Fathom Blocker shall consummate its respective Blocker Altimar Merger, pursuant to which each Surviving Fathom Blocker shall be merged with and into Altimar, following which the separate existence of each Surviving Fathom Blocker shall cease and Altimar shall continue as the surviving entity in such Blocker Altimar Merger.
Section 2.06
The Fathom Merger
.
(a) Immediately following the Blocker Altimar Mergers, on the terms and subject to the conditions set forth herein, on the Closing Date, Fathom and Fathom Merger Sub shall cause the Fathom Merger to be consummated by filing a certificate of merger (the “
Fathom Certificate of Merger
”) with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DLLCA (the time of such filing, or such later time as may be agreed in writing by Fathom and Altimar and specified in the Fathom Certificate of Merger, being the “
Fathom Effective Time
”).
(b) At the Fathom Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the DLLCA, Fathom Merger Sub and Fathom shall consummate the Fathom Merger, pursuant to which Fathom Merger Sub shall be merged with and into Fathom, following which the separate existence of Fathom Merger Sub shall cease and Fathom shall continue as the Fathom Surviving Entity after the Fathom Merger.
Section 2.07
Effects of the Mergers
.
(a) At the applicable Blocker Merger Effective Time, the effect of such Blocker Merger shall be as provided in this Agreement, the applicable Blocker Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, by virtue of the Blocker Merger and without further act or deed, at the applicable Blocker Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the applicable Blocker Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the applicable Blocker Surviving Entity, which shall include the assumption by such Blocker Surviving Entity of any and all agreements, covenants, duties and obligations of the respective Blocker Merger Sub set forth in this Agreement to be performed after such effective time.

(b) At the applicable Blocker Altimar Merger Effective Time, the effect of such Blocker Altimar Merger shall be as provided in this Agreement, the applicable Blocker Altimar Certificate of Merger and the applicable provisions of the DGCL and the DLLCA. Without limiting the generality of the foregoing, and subject thereto, by virtue of the Blocker Altimar Merger and without further act or deed, at the applicable Blocker Altimar Merger Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the applicable Surviving Fathom Blocker shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Altimar, which shall include the assumption by Altimar of any and all agreements, covenants, duties and obligations of the respective Surviving Fathom Blocker set forth in this Agreement to be performed after such effective time.
(c) At the Fathom Effective Time, the effect of the Fathom Merger shall be as provided in this Agreement, the Fathom Certificate of Merger and the applicable provisions of the DLLCA. Without limiting the generality of the foregoing, and subject thereto, by virtue of the Fathom Merger and without further act or deed, at the Fathom Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Fathom Merger Sub shall become the property, rights, privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Fathom Surviving Entity, which shall include the assumption by the Fathom Surviving Entity of any and all agreements, covenants, duties and obligations of Fathom Merger Sub set forth in this Agreement to be performed after the Fathom Effective Time.
Section 2.08
Governing Documents; Directors and Officers
.
(a) At the Fathom Effective Time, by virtue of the Fathom Merger and in accordance with the DLLCA, the Fathom LLCA shall be amended and restated in its entirety as set forth on
Exhibit G
attached hereto (the “
Fathom Operating Agreement
”), and, as so amended and restated, shall from and after the Fathom Effective Time be the limited liability company agreement of the Fathom Surviving Entity until duly amended in accordance with its terms and the DLLCA. At the Fathom Effective Time, the officers of Fathom immediately prior to the Fathom Merger shall continue as the officers of the Fathom Surviving Entity, each to hold office in accordance with the Fathom Operating Agreement.
(b) At the applicable Blocker Merger Effective Time, by virtue of such Blocker Merger and in accordance with the DLLCA, if and as applicable, (i) the certificate of formation of Fathom Blocker 1, Fathom Blocker 2 and Fathom Blocker 3, each as in effect immediately prior to the effective time of the applicable Blocker Merger, shall become the certificate of formation of Surviving Fathom Blocker 1, Surviving Fathom Blocker 2 and Surviving Fathom Blocker 3, and (ii) the limited liability company agreement of Fathom Blocker 1, Fathom Blocker 2 and Fathom Blocker 3 shall be amended and restated in its entirety to be in the form agreed by Fathom and Altimar (each, a “
Surviving Blocker Operating Agreement
”). Surviving Fathom Blocker 1, Surviving Fathom Blocker 2 and Surviving Fathom Blocker 3 shall be “member managed” by Altimar as their sole member in accordance with the applicable Surviving Blocker Operating Agreement and the DLLCA.
(c) At the applicable Blocker Altimar Merger Effective Time, by virtue of such Blocker Altimar Merger and in accordance with the DGCL and the DLLCA, if and as applicable, (i) the Altimar Charter shall become the certificate of incorporation of Surviving Altimar Entity, and (ii) the Altimar Bylaws shall become the bylaws of the Surviving Altimar Entity.
(d) The Altimar Charter and the Altimar Bylaws shall continue in effect as amended and restated until thereafter duly amended in accordance with their terms and the DGCL.
Section 2.09
Altimar Cash Contribution
. At the Closing, immediately following the Blocker Mergers, the Blocker Altimar Mergers and the Fathom Merger, on the terms and subject to the conditions set forth herein, Altimar shall contribute, from the Trust Account, the Balance Sheet Contribution Amount to the Fathom Surviving Entity, as a capital contribution in exchange for a portion of the New Fathom Class A Units acquired by Altimar in connection with the Fathom Merger (and no additional equity interest in Fathom) (the “
Altimar Cash Contribution
”).
Section 2.10
Further Assurances
. If, at any time after the Closing, any further action is reasonably necessary to carry out the purposes of this Agreement, Altimar and Fathom and the applicable directors, officers, members and managers of Altimar (as the Altimar Surviving Entity) and Fathom (as the Fathom Surviving Entity) are fully authorized in the name of their respective corporations/companies or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
ARTICLE III
CONSIDERATION; EFFECTS OF THE TRANSACTIONS
Section 3.01
Fathom Consideration; Effects of the Fathom Merger and Blocker Mergers. Blocker Altimar Mergers
.
(a)
Fathom Consideration
. The total consideration to be paid to the Fathom Blocker Owners and the Continuing Fathom Unitholders at the Closing shall equal the aggregate of (w) the Closing Cash Consideration, (x) the Closing Seller Equity Consideration and (y) the Fathom Earnout Consideration (together, the “
Fathom Consideration
”). At the Closing, Altimar shall, subject to delivery of a duly executed and completed Letter of Transmittal in accordance with
Section
 4.05
, (i) cause the Paying Agent to pay to each Fathom Blocker Owner and Continuing Fathom Unitholder, by wire transfer of immediately available funds to such account or accounts as set forth in such Letter of Transmittal, each such Person’s portion of the Closing Cash Consideration, if any, as set forth in the Allocation Schedule, (ii) issue and deliver to each Fathom Blocker Owner, such number of Altimar Class A Common Stock and Fathom Earnout Class A Common Stock as set forth in the Allocation Schedule and (iii) issue and deliver to each Continuing Fathom Unitholder, such number of New Fathom Class A Units (together with an equal number of shares of Altimar Class B Common Stock issued for cash at par value) and Fathom Earnout Class A Units as set forth in the Allocation Schedule.
(b)
The Blocker Mergers
. On the terms and subject to the conditions set forth herein, at the effective time of each Blocker Merger, by virtue of such Blocker Merger and without any further action on the part of any Party or the holders of any securities of the applicable Fathom Blocker or Blocker Merger Sub, the following shall occur:
(i) All limited liability company interests of Blocker Merger Sub 1, Blocker Merger Sub 2 and Blocker Merger Sub 3 that are issued and outstanding immediately prior to the applicable Blocker Merger Effective Time will be converted into, and shall thereafter represent, one validly issued limited liability company unit of Surviving Fathom Blocker 1, Surviving Fathom Blocker 2 and Surviving Fathom Blocker 3, respectively, and shall constitute the total amount of all issued and outstanding limited liability company interests of the applicable Blocker Surviving Entity as of immediately following the effective time of such Blocker Merger.
(ii) The equity interests of each Fathom Blocker that are issued and outstanding immediately prior to the effective time of the applicable Blocker Merger will be converted into, and the applicable Fathom Blocker Owner shall be entitled to receive, in the aggregate with respect to all equity interests of such Fathom Blocker held by such Fathom Blocker Owner, the applicable portion of the Closing Cash Consideration, the Closing Seller Equity Consideration (in the form of shares of Altimar Class A Common Stock) and the Fathom Earnout Consideration (in the form of shares of Fathom Earnout Class A Common Stock) as set forth in the Allocation Schedule. At the applicable Blocker Merger Effective Time, all equity interests in the applicable Fathom Blocker outstanding immediately prior to the Blocker Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holders shall thereafter cease to have any rights with respect to such securities.

(c)
The Blocker Altimar Mergers
.
(i) On the terms and subject to the conditions set forth herein, at the effective time of each Blocker Altimar Merger, by virtue of such Blocker Altimar Merger and without any further action on the part of any Party or the holders of any securities of the applicable Fathom Blocker or Blocker Merger Sub, all limited liability company interests of Surviving Fathom Blocker 1, Surviving Fathom Blocker 2 and Surviving Fathom Blocker 3 that are issued and outstanding immediately prior to the applicable Blocker Altimar Merger Effective Time shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holder shall thereafter cease to have any rights with respect to such securities.
(d)
Fathom Merger
. On the terms and subject to the conditions set forth herein, at the Fathom Effective Time, by virtue of the Fathom Merger and without any further action on the part of any Party or the holders of any securities of Fathom, the following shall occur:
(i) The Fathom Units issued and outstanding immediately prior to the Fathom Effective Time (other than the Fathom Units that are owned by Altimar) will be converted into, and the holders of such Fathom Units shall be entitled to receive, in the aggregate with respect to all Fathom Units held by such holder, the applicable portion of the Closing Cash Consideration, the Closing Seller Equity Consideration (in the form of New Fathom Class A Units and an equal number of shares of Altimar Class B Common Stock issued at par value for cash) and the Fathom Earnout Consideration (in the form of Fathom Earnout Class A Units and an equal number of shares of Altimar Class B Common Stock issued at par value for cash) as set forth in the Allocation Schedule. All such Fathom Units shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holders shall thereafter cease to have any rights with respect to such securities.
(ii) The Fathom Units issued and outstanding immediately prior to the Fathom Effective Time that are owned by Altimar shall be entitled to receive, in the aggregate with respect to all Fathom Units held directly by Altimar, (A) New Fathom Class A Units, as set forth in the Allocation Schedule and (B) managing member interests in Fathom. All such Fathom Units shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holders shall thereafter cease to have any rights with respect to such securities.
(iii) The limited liability company interests of Fathom Merger Sub issued and outstanding immediately prior to the Fathom Effective Time will be converted into, and shall thereafter represent, in the aggregate, New Fathom Class A Units, as set forth in the Allocation Schedule. From and after the Fathom Effective Time, all such limited liability company interests of Fathom Merger Sub shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and the holder shall thereafter cease to have any rights with respect to such securities.
Section 3.02
Issuance of Altimar Common Stock
. Unless otherwise determined by the board of directors of Altimar following the Closing, or as required pursuant to any Subscription Agreement, Altimar Common Stock shall be uncertificated, with record ownership reflected only in the stock transfer ledger of Altimar.
Section 3.03
Earnout Shares
.
(a) In connection with the Closing, and as provided in
Section
 3.01(a)
, Altimar shall issue to each holder of Altimar Class A Common Stock and/or New Fathom Class A Units indicated in the Allocation Schedule the number of Fathom Earnout Shares set out in the Allocation Schedule, in each case subject to the vesting and forfeiture set forth in the Investor Rights Agreement and the Fathom Operating Agreement.
(b) Prior to vesting, the Fathom Earnout Shares shall not entitle the holder thereof to any voting or dividend rights otherwise granted to holders of Altimar Class A Common Stock and New Fathom Class A Units (if any).
(c) In the event that after the Closing and prior the expiration of the Earnout Period, there is a Change of Control of Altimar (or a definitive agreement providing for a Change of Control of Altimar has been entered into prior to the expiration of the Earnout Period and such Change of Control of Altimar is ultimately consummated, even if such consummation occurs after the expiration of the Earnout Period), shall be automatically vested upon such Change of Control of Altimar pursuant to
Article III
, unless the per share consideration to be received by the holders of Altimar Class A Common Stock in such Change of Control of Altimar transaction is less than the vesting threshold applicable to the applicable Fathom Earnout Shares.
Section 3.04
Award Issuances under the Omnibus Incentive Plan
. All vested time-based phantom equity awards held by the Phantom Equityholders who are employed by or performing services for Fathom or its Subsidiaries or Affiliates as of the Closing shall be forfeited and cancelled and such Phantom Equityholders shall receive grants of restricted shares (“
Restricted Shares
”) of Altimar Class A Common Stock under the Omnibus Incentive Plan and such Restricted Shares shall not vest until the date the
Form S-8
is filed registering the Omnibus Incentive Plan securities; provided, that, the vested, unrestricted shares received in settlement of the Restricted Shares (as provided in the Omnibus Incentive Plan) shall be subject to such other transfer restrictions as set forth in the award agreements related thereto. All time-based phantom equity awards and performance-based phantom equity awards held by Phantom Equityholders that are not employed by or performing services for Fathom or its Subsidiaries or Affiliates shall be forfeited and cancelled as of the Closing. All unvested time-based phantom equity awards and performance-based phantom equity awards held by the Phantom Equityholders who are employed by or performing services for Fathom or its Subsidiaries or Affiliates as of the Closing shall be forfeited and cancelled and such Phantom Equityholders shall receive grants of restricted stock units (“
RSUs
”) with respect to Altimar Class A Common Stock under the Omnibus Incentive Plan and such RSUs shall be subject to time-based vesting or performance-based vesting and such other transfer restrictions as set forth in the Omnibus Incentive Plan and the award agreements related thereto. At least five (5) days prior to the Closing, Fathom and its Subsidiaries and Affiliates shall take all actions reasonably necessary to effectuate the actions required under this
Section
 3.04
including delivering any required notices, obtaining any necessary approvals or consents. Notwithstanding anything herein to the contrary, the actions described in this
Section
 3.04
are subject to the approval of the Omnibus Incentive Plan Proposal.
Section 3.05
Withholding Rights
. Notwithstanding anything in this Agreement to the contrary, the Paying Agent and the Altimar Parties, Altimar, the Altimar Surviving Entity, the Blocker Surviving Entities and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise deliverable or payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such delivery and payment under the Code or any other applicable Law;
provided
, that if any payment to any Fathom Blocker Owner or Continuing Fathom Unitholder (other than any Fathom Employees in their capacities as such) hereunder is subject to deduction and/or withholding (other than as a result of a failure to deliver the deliverables set forth in Sections 11.02(e) or 11.02(f) or, in the case of any Continuing Fathom Unitholder, a validly completed IRS Form
W-9
pursuant to the Continuing Unitholder Letter of Transmittal), then Altimar shall (i) provide notice to Fathom as soon as reasonably practicable after such determination and in no event later than two (2) Business Days prior to such anticipated payment and (ii) reasonably cooperate with Fathom to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that such amounts are withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.
ARTICLE IV
CLOSING TRANSACTIONS; ADJUSTMENT TO MERGER CONSIDERATION
Section 4.01
Closing
. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “
Closing
”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 9:00 a.m. Eastern Time on the third (3rd) Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in
Article XI
(other than those conditions that by their terms or nature are to be satisfied at the Closing;
provided
that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing) or (b) at such other place, time or date as Altimar and Fathom may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “
Closing Date
.”
Section 4.02
Payments at the Closing
.
(a) At the Closing, Altimar shall use a portion of the Available Cash Amount equal to the Debt
Pay-Down
Amount to repay or cause to be repaid the Indebtedness of Fathom and its Subsidiaries set forth on
Schedule 4.02(a)
. No later than three (3) Business Days prior to the Closing, Fathom shall deliver to Altimar a statement setting forth the amount(s) of any Indebtedness to be paid at the Closing in accordance with this
Section
 4.02(a)
, together with customary payoff letters (each, a “
Payoff Letter
”) which shall indicate the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable related to each such applicable item of Indebtedness (each, the “
Payoff Amount
”).
(b) At the Closing, Altimar shall use a portion of the Available Cash Amount to pay, or cause to be paid, the Altimar Transaction Expenses and Fathom Transaction Expenses in the amounts and in accordance with the wire transfer instructions set forth in the reports to be delivered pursuant to
Section
 4.03
.
Section 4.03
Expense Amounts
.
(a) No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, Fathom shall provide to Altimar a written report setting forth a list of the following fees and expenses incurred by or on behalf of Fathom (including its direct and indirect equityholders) in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the Closing: (i) the fees and disbursements of outside counsel to Fathom (including its direct and indirect equityholders), (ii) the fees and expenses of accountants to Fathom, (iii) the fees and expenses of other advisers to Fathom, (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to Fathom, (v) any premiums, fees, disbursements or expenses incurred in connection with any tail insurance policy for the directors’ and officers’ liability insurance of Fathom, (vi) any costs, fees and expenses associated with refinancing or repricing the existing Indebtedness of Fathom, the Fathom Blockers or their respective Subsidiaries (in accordance with this Agreement), (vii) the costs, fees and expenses required to be reimbursed to certain members as set forth in the Fathom LLCA, (viii) fifty percent (50%) of the Transfer Taxes and (ix) all transaction bonuses, change in control or similar payments, sale bonuses or other similar compensation payable to any Fathom Employee (excluding, for the avoidance of doubt, all issuances occurring under the Omnibus Incentive Plan), in each case, to the extent incurred in connection with the Transactions (including any employment Taxes with respect to the amounts set forth in the foregoing clause (ix)) (collectively, the “
Fathom Transaction Expenses
”).
(b) No sooner than five (5) or later than three (3) Business Days prior to the Closing Date, Altimar shall provide to Fathom a written report setting forth a list of the following fees and expenses incurred by or on behalf of Altimar in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the Closing: (i) the fees and disbursements of outside counsel to Altimar (including its direct and indirect equityholders), (ii) the fees and expenses of accountants to Altimar, (iii) the fees and expenses of the consultants and other advisors to Altimar, (iv) the fees and disbursements of bona fide third-party investment bankers and financial advisors to Altimar, (v) the placement fee and any other fees, costs or expenses incurred in connection with the PIPE Investment, (vi) all filing fees payable by any Party pursuant to Antitrust Laws in connection with the Transactions, (vii) all exchange listing fees payable by any Party in connection with the Transactions, (viii) any premiums, fees, disbursements, costs or expenses incurred in connection with any tail insurance policy for the directors’ and officers’ liability insurance of Altimar, (ix) fifty percent (50%) of the Transfer Taxes, (x) the fees, disbursements and expenses of advisors (1) set forth on
Schedule 4.03(b)
that were retained at the request of Fathom or (2) that are retained following the Execution Date at the request of Fathom, and (xi) all printer fees, transfer agent fees and proxy solicitation fees, in each case, incurred in connection with the Transactions (collectively, the “
Altimar Transaction Expenses
”);
provided
,
however
, that (A) in no event shall the Altimar Transaction Expenses in respect of the amounts contemplated by clauses (i)
 through
(viii)
exceed $27,000,000, (B) the Altimar Transaction Expenses in respect of the amounts contemplated by clauses (ix)
,
(x)
and
(xi)
 shall not be subject to the cap set forth in clause (A) of this
Section
 4.03(b)
, and (C) to the extent that the amounts contemplated by
clauses
 (ix)
,
(x)
and
(xi)
 exceed (I) $1,300,000, when taken together, and (II) $27,000,000, when combined with up to $25,700,000 of the aggregate amounts contemplated by clauses (i)
 through
(viii)
, the Founders shall not be required to fund additional cash to the balance sheet of Altimar to pay for any such excess. For the avoidance of doubt, fees and expenses incurred by or on behalf of Altimar in connection with the preparation, negotiation and execution of this Agreement and the consummation of the Transactions that are not otherwise captured by the foregoing clauses (i)
 through
(xi)
shall not constitute Altimar Transaction Expenses.
Section 4.04
Closing Statement; Allocation Schedule
.
(a) At least one (1) Business Day prior to the Special Meeting, Fathom shall prepare and deliver to Altimar the Allocation Schedule, prepared in a manner consistent with the definition thereof, together with reasonable supporting details. The Allocation Schedule and the calculations set forth therein shall be (i) as of the time of such delivery, and will be as of immediately prior to the Fathom Effective Time, determined in accordance with the applicable provisions of this Agreement and the organizational documents of Fathom, all applicable Laws and, in the case of any equity awards, the Omnibus Incentive Plan and any applicable grant or similar agreement with respect to the Omnibus Incentive Plan and (ii) as of the time of delivery of the Allocation Schedule, true and correct in all respects. Altimar and its Subsidiaries shall be entitled to rely upon the Allocation Schedule, and in no event will Altimar or any of its Affiliates have any liability to any Fathom Blocker Owner, Continuing Fathom Unitholder, or any other Person with respect to the allocation of the Closing Cash Consideration, the Closing Seller Equity Consideration, the Fathom Earnout Consideration payable under this Agreement or pursuant to the Transactions provided such payments and/or issuances are made in accordance with the terms hereof and as set forth in the Allocation Schedule;
provided
,
however
, that in no event shall the amounts set forth on the Allocation Schedule result in, or require Altimar, the Fathom Surviving Entity or any other Person to issue or pay hereunder, an amount greater than the aggregate consideration as set forth in
Section
 3.01
.
(b) At least one (1) Business Day prior to the Special Meeting and in any event not earlier than the time that holders of Cayman Class A Ordinary Shares may no longer elect redemption in accordance with the Altimar Stockholder Redemption, Altimar shall prepare and deliver to Fathom a statement (the “
Altimar Closing Statement
”) setting forth in good faith: (i) the aggregate amount of cash in the Trust Account (prior to giving effect to any redemption rights that have been exercised in connection with the Altimar Stockholder Redemption); (ii) the aggregate amount of all payments required to be made in connection with the Altimar Stockholder Redemption; (iii) the Available Cash Amount resulting therefrom; (iv) the number of shares of Altimar Class A Common Stock to be outstanding as of immediately prior to the Closing after giving effect to any redemptions in connection with the Altimar Stockholder Redemption; and (v) the PIPE Investment Proceeds received and to be received in connection with the Transaction prior to the Closing, in each case, including reasonable supporting detail therefor. The Altimar Closing Statement and each component thereof shall be prepared and calculated in accordance with the definitions contained in this Agreement. From and after delivery of the Altimar Closing Statement until the Closing, Altimar shall (x) provide Fathom and its Representatives with reasonable access on a confidential basis, at reasonable times during normal business hours and upon reasonable prior notice to the books and records of Altimar and its Subsidiaries related to the Altimar Closing Statement and to senior management personnel of

Altimar and its Subsidiaries, in each case, to the extent reasonably requested by Fathom or any of its Representatives and solely in connection with their review of the Altimar Closing Statement, provided
, that such access shall be in a manner that does not unreasonably interfere with the normal business operations of Altimar and its Subsidiaries, and (y) consider in good faith any comments to the Altimar Closing Statement provided by Fathom prior to the Closing Date.
Section 4.05
Exchange Procedures
.
(a) Continental Stock Transfer & Trust Company (the “
Paying Agent
”) shall act as paying agent in effecting the exchanges provided for herein. As promptly as practicable after the Execution Date, Altimar shall enter into a customary paying agent agreement with the Paying Agent, in a form reasonably acceptable to Fathom.
(b) Promptly following the Execution Date and no later than twenty-five (25) Business Days prior to the Closing Date, Fathom shall mail or otherwise deliver, or Altimar shall cause the Paying Agent to mail or otherwise deliver, to (i) each Fathom Blocker Owner, a letter of transmittal in such customary form as reasonably agreed to between Fathom, the Fathom Blockers and Altimar (the “
Blocker Letter of Transmittal
”) and (ii) each Continuing Fathom Unitholder, a letter of transmittal in such customary form as reasonably agreed to between Fathom and Altimar (the “
Continuing Unitholder Letter of Transmittal
” and, together with the Blocker Letter of Transmittal, the “
Letters of Transmittal
”), with the terms and conditions of such Letters of Transmittal to not be inconsistent with the terms hereof, including with respect to the non-survival
of representations and warranties, and customary representations and warranties as to title, authorization, execution and delivery, together with a request that each Fathom Blocker Owner and Continuing Fathom Unitholder deliver a duly executed Letter of Transmittal, together with any other customary documents contemplated thereby (including any stock certificates), to the Paying Agent no less than three (3) Business Days prior to the Closing Date. Until a duly, completely and validly executed Letter of Transmittal has been delivered as contemplated by this
Section
 4.05
, from and after the Closing, each former Fathom Unit and each former equity interest in a Fathom Blocker shall be deemed at all times to represent only the right to receive upon delivery of such Letter of Transmittal the consideration to which such Fathom Blocker Owner or Continuing Fathom Unitholder is entitled pursuant to Article III. For the avoidance of doubt, delivery of any Letter of Transmittal shall not be a condition to or otherwise delay the Closing.
ARTICLE V
REPRESENTATIONS AND WARRANTIES OF FATHOM
Except as set forth in the Fathom Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face), Fathom represents and warrants to the Altimar Parties as follows:
Section 5.01
Organization
. Fathom has been duly formed as a limited liability company and is validly existing and is in good standing under the Laws of the State of Delaware. Fathom has all requisite power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or to have such corporate power and authority would not, individually or in the aggregate, constitute a Material Adverse Effect. The copies of the organizational documents of Fathom, as in effect on the Execution Date, previously made available by Fathom to Altimar are (i) true, correct and complete and (ii) in full force and effect. Fathom has the requisite power and authority to own, operate and lease all of its properties, rights and assets and to carry on its business as it is now being conducted and is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not had and would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect. Fathom is not in violation of any of the provisions of its organizational documents.
Section 5.02
Subsidiaries
. The Subsidiaries of Fathom as of the Execution Date are set forth on
Schedule 5.02
of the Fathom Schedules. Each of Fathom’s Subsidiaries is duly formed or organized, validly existing and in good standing (or the equivalent, to the extent such concept applies) under the laws of its jurisdiction of formation or organization. Each of Fathom’s Subsidiaries has the power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to have such power and authority has not had, and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Each Subsidiary of Fathom is duly licensed or qualified and in good standing as a foreign or extra-provincial corporation (or other entity, if applicable) in each jurisdiction in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified or in good standing, as applicable, except where the failure to be in good standing or so licensed or qualified would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.
Section 5.03
Due Authorization
. Fathom has all requisite corporate or other organizational power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and (subject to the approvals described in
Section
 5.05
) to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized and approved by the board of directors, managing member or equivalent governing body of Fathom, and, upon the Fathom Written Consent and the Fathom Blocker Written Consents becoming effective, no other organizational or equivalent proceeding on the part of Fathom, its Subsidiaries or any of their members or equityholders is necessary to authorize, approve or adopt this Agreement or such Transaction Agreements or to authorize the performance of Fathom and its Subsidiaries hereunder or consummate the transactions contemplated hereby or thereby. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by Fathom and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a legal, valid and binding obligation of Fathom, enforceable against Fathom in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting or relating to creditors’ rights generally and subject, as to enforceability, to general principles of equity, whether such enforceability is considered in a proceeding in equity or at Law (the “
Enforceability Exceptions
”). The Fathom Written Consent and the Fathom Blocker Written Consents are the only approval of the holders of any class or series of equity of Fathom required to approve and adopt this Agreement and approve the Transactions contemplated hereby.
Section 5.04
No Conflict
. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in
Section
 5.05
, the execution, delivery and performance of this Agreement and each Transaction Agreement to which Fathom is party by Fathom and the consummation of the transactions contemplated hereby and thereby or by any Transaction Agreement do not and will not (a) conflict with or violate any provision of, or result in the breach of or default under, the certificate of formation, Fathom LLCA or other organizational documents of Fathom (including any shareholders’ or investor rights agreement to which Fathom is a party), (b) violate, conflict with, result in a breach of any provision of or the loss of any benefits under, or result in the breach of any provision or default by Fathom or any of its Subsidiaries under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, conflict with, or result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify under, accelerate the performance required by, or, except for any payments or compensation to Fathom Employees that are Fathom Transaction Expenses, result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Material Contract, whether or not set forth on
Schedule 5.12(a)
, or Lease, (d) result in the creation of any Lien upon any of the properties, rights or assets of Fathom or any of its Subsidiaries, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) conflict with or result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, and (ii) in the case of clauses (c), (d), (e) and (f) above, for such violations, conflicts, breaches, defaults or failures to act that would not reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.
Section 5.05
Governmental Authorities; Consents
. Assuming the truth and completeness of the representations and warranties of Altimar and the Fathom Blockers contained in this Agreement, no action by, consent, approval, permit or authorization of, or designation, declaration or filing with, any Governmental Authority (collectively, “
Governmental Filings
”) is required on the part of Fathom or any of its Subsidiaries with respect to Fathom’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, (c) as otherwise disclosed on
Schedule 5.05
of the Fathom Schedules, and (d) the filing with the SEC of (i) the Registration Statement and Proxy Statement and the declaration of the effectiveness thereof by the SEC and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, any Transaction Agreements or the transactions contemplated hereby or thereby and (e) the filing of the Fathom Certificate of Merger.
Section 5.06
Capitalization
.
(a) As of the Execution Date, the authorized equity interests of Fathom consist of (i) 5,480,610.57 Class A Common Units, of which 5,480,610.57 are issued and outstanding, 2,242,981.34 Class B Common Units, of which 2,242,981.34 are issued and outstanding and 1,167,418.10 Fathom Class A Preferred Units, of which 1,167,418.10 are issued and outstanding.
Schedule 5.06
of the Fathom Schedules sets forth, as of the Execution Date, a true, correct and complete list of all of the issued and outstanding membership, limited liability company and other equity, ownership, profit, voting or similar interests in, or securities of, Fathom, together with all interests or securities convertible into or exchangeable or exercisable for any of the foregoing and all rights, commitments or arrangements to subscribe for or acquire (or obligations or commitments of Fathom to issue, sell or otherwise transfer) any such interests or securities (collectively, “
Fathom Units
”), including, in each case, (a) the record and beneficial owners thereof, (b) the number and class of Fathom Units or other interest or security held by each such record and beneficial owner and (c) the vesting schedule thereof (if applicable). Except as set forth on
Schedule 5.06(a)
, as of the Execution Date there are no other Fathom Units or other equity interests of Fathom issued or outstanding. As of the Execution Date, all of the issued and outstanding Fathom Units (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Securities Law, (iii) were not issued in violation of any preemptive or similar rights or Contract and (iv) are fully vested.
(b) Except as set forth on
Schedule
 5.06(b)
, as of the Execution Date there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Fathom Units or the equity interests of Fathom, or any other Contracts to which Fathom is a party or by which Fathom is bound obligating Fathom to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Fathom, (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Fathom, (iii) no outstanding contractual obligations of Fathom to repurchase, redeem or otherwise acquire any securities or equity interests of Fathom or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person, and (iv) no outstanding bonds, debentures, notes or other indebtedness of Fathom having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Fathom’s equityholders may vote. Except as set forth on
Schedule
 5.06(b)(v)
, as of the Execution Date Fathom is not party to any (i) voting trusts, proxies, equityholders agreements, registration rights agreements relating to its equity interests or other similar agreements or understandings to which any Subsidiaries of Fathom is a party or by which any Subsidiary of Fathom is bound with respect to the voting or transfer of any shares of capital stock of such Subsidiary, or (ii) obligations or commitments of Fathom or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Fathom Units or the equity interests of Fathom. Except for Fathom Subsidiary Securities, neither Fathom nor any of its Subsidiaries owns any equity, ownership, profit, voting or similar interest in or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person.
(c) The organizational documents of Fathom provided to Altimar on or prior to the date hereof are true and, with the exception of any redactions, complete, and contain all of the relevant provisions pursuant to which the Allocation Schedule shall be determined.
Section 5.07
Capitalization of Subsidiaries
.
(a) All of the outstanding ownership interests in each Subsidiary of Fathom are owned by Fathom, directly or indirectly, free and clear of any Liens (other than the restrictions under applicable Securities Laws and Liens securing obligations under any Fathom Financing Agreements) and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such ownership interests) and have not been issued in violation of preemptive or similar rights.
Schedule 5.07(a)
of the Fathom Schedules sets forth, as of the Execution Date, a true, correct and complete list of all of the issued and outstanding membership, limited liability company and other equity, ownership, profit, voting or similar interests in, or securities of, the Subsidiaries of Fathom, together with all interests or securities convertible into or exchangeable or exercisable for any of the foregoing and all rights, commitments or arrangements to subscribe for or acquire (or obligations or commitments of Fathom to issue, sell or otherwise transfer) any such interests or securities of Fathom’s Subsidiaries (collectively, “
Fathom Subsidiary Securities
”), including, in each case, (a) the record and beneficial owners thereof and (b) the number and class of units, shares or other interest or security held by each such record and beneficial owner. Except as set forth on
Schedule 5.07(a)
, as of the Execution Date there are no other Fathom Subsidiary Securities or other equity interests of Fathom or its Subsidiaries authorized, reserved, issued or outstanding. As of the Execution Date, all of the issued and outstanding Fathom Subsidiary Securities (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Securities Law and (iii) were not issued in violation of any preemptive or similar rights or Contract.
(b) Except as set forth on
Schedule
 5.07(b)
, as of the Execution Date, for each Subsidiary of Fathom, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for Fathom Subsidiary Securities or the equity interests of any Subsidiary of Fathom, or any other Contracts to which a Subsidiary of Fathom is a party or by which a Subsidiary of Fathom is bound obligating Fathom or its Subsidiaries to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Fathom or its Subsidiaries, (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in any Subsidiaries of Fathom, (iii) no outstanding contractual obligations of Fathom or its Subsidiaries to repurchase, redeem or otherwise acquire any securities or equity interests of Fathom or its Subsidiary or make payments in respect of such shares, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person, and (iv) no outstanding bonds, debentures, notes or other indebtedness of Fathom or its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which the equityholders of Fathom’s Subsidiaries may vote. Except as set forth on
Schedule
 5.07(b)(v)
, as of the Execution Date Fathom is not party to any (i) voting trusts, proxies, equityholders agreements, registration rights agreements relating to its equity interests or other similar agreements or understandings to which any Subsidiary of Fathom is a party or by which any Subsidiary of Fathom is bound with respect to the voting or transfer of any shares of capital stock of such Subsidiary, or (ii) obligations or commitments of Fathom or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Fathom Subsidiary Securities or the equity interests of Fathom. Except for Fathom Subsidiary Securities, neither Fathom nor any of its Subsidiaries owns any equity, ownership, profit, voting or similar interest in or any interest convertible, exchangeable or exercisable for, any equity, profit, voting or similar interest in, any Person.
Section 5.08
Financial Statements
.
(a) Attached as
Schedule 5.08
of the Fathom Schedules are true, accurate and complete copies of (a) the audited consolidated and combined balance sheets of Fathom and its Subsidiaries as of December 31, 2019 and December 31, 2020 together with the related notes and financial statement schedule and the auditor’s reports thereon (the “
Audited Financial Statements
”) and (b) unaudited and adjusted financial information of Fathom and its Subsidiaries, as of March 31, 2021 and for the three-month period ended March 31, 2021 (the “
Interim Financial Information
”).
(b) The Audited Financial Statements, together with related notes, have been prepared in accordance with GAAP on a consistent basis throughout the periods involved, except as disclosed therein, and present fairly, in all material respects, the consolidated financial position, cash flows and results of operations of Fathom and its Subsidiaries, as applicable, as of the dates and for the periods indicated in such Audited Financial Statements. The Interim Financial Information is prepared on the basis set forth in notes thereto and presents fairly, in all material respects, the consolidated and combined financial position of Fathom and its Subsidiaries, as applicable, as of the dates, for the periods and subject to the adjustment indicated in such Interim Financial Information.
(c) The PCAOB Audited Financials, together with related notes, when delivered by Fathom, shall be prepared in accordance with GAAP on a consistent basis throughout the periods involved, except as disclosed therein, and present fairly, in all material respects, the consolidated financial position, cash flows and results of operations of Fathom and its Subsidiaries, as applicable, as of the dates and for the periods indicated in such PCAOB Audited Financials. Except for the presentation of segments, the presentation of cash, accounts receivables, operating liabilities and billings set forth in the PCAOB Audited Financials shall be the same as that set forth in the Audited Financial Statements, in each case except for any immaterial differences.
Section 5.09
Outstanding Indebtedness
.
Schedule 5.09
sets forth (a) a list of all outstanding liabilities exceeding $1,000,000 of Fathom and its Subsidiaries described in clauses (a), (b) and (c) of the definition of Indebtedness, (including the Person or Persons to whom it is owed and the principal amount outstanding), (b) the Liens that relate to such Indebtedness and the name of each lender thereof, and (c) a list of all public issuances made directly or indirectly through any other Person (including by the use of any securitization trust or similar mechanism) by Fathom or any of its Subsidiaries of notes or securities, including the authorized amounts, the issued amounts as of the date hereof, the nature and amount of collateral securing such Indebtedness (if any) and the material terms of each such issuance. With respect to its outstanding Indebtedness, to the knowledge of Fathom, (i) Fathom has obtained and is in full compliance with all of the necessary authorizations and consents, (ii) no default or event of default (or any event or circumstance that constitutes, or with the giving of notice or passage of time would constitute, a default or event of default) thereunder has occurred and is continuing, (iii) neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby shall constitute a default or event of default thereunder; and (iv) there exists no actual or, to the knowledge of Fathom, threatened acceleration or other exercise of remedies thereunder.

Section 5.10
Undisclosed Liabilities and Indebtedness
.
(a) As of the Execution Date, neither Fathom nor any of its Subsidiaries has any material Liability, debt or obligation required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP consistently applied and in accordance with past practice, except for Liabilities and obligations (a) reflected or reserved for in the Audited Financial Statements or disclosed in any notes thereto or in the Interim Financial Information or disclosed in any notes thereto, (b) that have arisen since March 31, 2021 in the ordinary course of business of Fathom and its Subsidiaries, (c) arising under this Agreement and/or the performance by Fathom of its obligations hereunder, including transaction expenses, (d) disclosed in the Fathom Schedules, or (e) that would not reasonably be expected, individually or in the aggregate, to be material to Fathom and its Subsidiaries, taken as a whole.
Section 5.11
Litigation and Proceedings
. Except for Actions under any Tax Law (as to which certain representations and warranties are made pursuant to
Section
 5.15
), as of the Execution Date, there are no pending or, to the knowledge of Fathom, threatened, Actions and, to the knowledge of Fathom, there are no pending or threatened investigations, in each case, against Fathom or any of its Subsidiaries or any of their properties, rights or assets, including any condemnation or similar proceedings, that, individually or in the aggregate, constitutes, or would reasonably be expected to constitute, a Material Adverse Effect. There is no Governmental Order or, to the knowledge of Fathom, any continuing investigation by a Governmental Authority imposed upon or, to the knowledge of Fathom, threatened in writing against Fathom or any of its Subsidiaries or any of their properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole. There is no unsatisfied judgment or any open injunction binding upon Fathom or any of its Subsidiaries which would, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole or which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Fathom or its Subsidiaries to consummate the Transactions.
Section 5.12
Compliance with Laws
.
(a) Except where the failure to be, or to have been, in compliance with such Laws has not been, and would not be, individually or in the aggregate, material to Fathom and its Subsidiaries, taken as a whole, Fathom and its Subsidiaries are, and since December 31, 2018 have been, in compliance with all applicable Laws and Governmental Orders. Fathom and its Subsidiaries hold, and since December 31, 2018 have held, all licenses, approvals, consents, registrations, franchises and permits (the “
Permits
”) necessary for the lawful conduct of their respective businesses, except where the failure to obtain the same would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole. From December 31, 2018, (i) neither Fathom nor any of its Subsidiaries has received any written notice of any violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business) and (ii) to the knowledge of Fathom, no assertion or Action of any violation of any Law, Governmental Order or Permit by Fathom or any of its Subsidiaries is currently threatened against Fathom or any of its Subsidiaries (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business), in each case of (i) and (ii), except as would not, individually or in the aggregate, be material to Fathom and its Subsidiaries, taken as a whole. As of the Execution Date, no investigation or review by any Governmental Authority with respect to Fathom or any of its Subsidiaries is pending or, to the knowledge of Fathom, threatened and no such investigations have been conducted by any Governmental Authority since December 31, 2018, in each case, other than those the outcome of which would not reasonably be expected to be, individually or in the aggregate, material to Fathom and its Subsidiaries, taken as a whole.
(b) Fathom and its Subsidiaries and, to the knowledge of Fathom, any Person acting for or on behalf of Fathom or its Subsidiaries currently comply in all material respects with and have, since December 31, 2018, complied in all material respects with, all applicable Anti-Corruption Laws or Anti-Money

Laundering Laws. Since December 31, 2018, (i) there has been no action taken by Fathom, its Subsidiaries, any of their respective officers or directors, nor to the knowledge of Fathom, any managers, members, employees, consultants, agents, representatives or sales intermediaries of Fathom or its Subsidiaries, in each case, acting on behalf of Fathom or its Subsidiaries, in material violation of any applicable Anti-Corruption Law or Anti-Money Laundering Law, (ii) none of Fathom, its Subsidiaries, any of their respective officers or directors, nor to the knowledge of Fathom, any managers, members, employees, consultants or agents of Fathom and its Subsidiaries, has been convicted of violating any Anti-Corruption Laws or Anti-Money Laundering Laws or subjected to any investigation by a Governmental Authority for a material violation of any applicable Anti-Corruption Laws or Anti-Money Laundering Laws, (iii) except as set forth on
Schedule 5.12(b)
, none of Fathom, its Subsidiaries, any of their respective officers or directors, nor to the knowledge of Fathom, any managers, members, employees, consultants or agents of Fathom and its Subsidiaries, has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any material noncompliance with any Anti-Corruption Law or Anti-Money Laundering Law (other than with respect to the submission by Fathom or one of its Subsidiaries of fraudulent activity reports to a Governmental Authority in connection with alleged or potential violations of Anti-Corruption Law or Anti-Money Laundering Law by customers of Fathom or one of its Subsidiaries) and (iv) none of Fathom, its Subsidiaries, any of their respective officers or directors, nor to the knowledge of Fathom, any managers, members, employees, consultants or agents of Fathom and its Subsidiaries, has received any written notice or citation, or to the knowledge of Fathom, any non-written
notice, from a Governmental Authority for any actual or potential material noncompliance with any applicable Anti-Corruption Law or Anti-Money Laundering Law.
(c) None of Fathom, its Subsidiaries, any of their respective officers or directors, nor to the knowledge of Fathom, any managers, members, employees, consultants or agents of Fathom and its Subsidiaries, in each case, (i) is a Person with whom transactions are prohibited or limited under any Laws relating to economic sanctions, including those administered by the U.S. government (including, without limitation, the Department of the Treasury’s Office of Foreign Assets Control, the Department of State, or the Department of Commerce), the United Nations Security Council, the European Union, or Her Majesty’s Treasury, (ii) since December 31, 2018, has knowingly engaged in any dealings or transactions with any person that, at the time of the dealing or transaction, is or was the subject or the target of broad territorial sanctions, including the Crimea region of Ukraine, Cuba, Iran, North Korea, or Syria, or (iii) has violated any Laws relating to economic sanctions since December 31, 2018.
(d) Fathom and its Subsidiaries have each timely filed (subject to valid extensions) all reports, forms, schedules, registrations, statements and other documents, together with any amendments required to be made with respect thereto, that they were required to file with any Governmental Authority since December 31, 2018, and each has paid all fees and assessments due and payable in connection therewith, except, in each case, where the failure to do so would, individually or in the aggregate, not reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole.
(e) None of the Subsidiaries of Fathom are registered or required to be registered or licensed or required to be licensed (i) with the U.S. Commodity Futures Trading Commission or under applicable Law in any
non-U.S.
jurisdiction as a commodity pool operator, commodity trading advisor, futures commission merchant and/or introducing broker or (ii) as a bank, commodity broker-dealer, transfer agent, real estate broker, municipal advisor, insurance company or insurance broker.
(f) None of the CORE Nominees (as defined in the Investor Rights Agreement) are now, or have ever been, (i) ineligible or subject to disqualification, including pursuant to Section 203(e) or 203(f) of the Investment Advisers Act, to serve as an investment adviser or person associated with an investment adviser, (ii) subject to “bad actor disqualification” described in Rule 506(d) of the Securities Act, (iii) subject to any order of any Governmental Authority that enjoins it from engaging in or continuing any conduct or practice in connection with any activity involving the purchase or sale of any security or (iv) ineligible to serve as a broker-dealer or an “associated person” (within the meaning of section 3(a)(18) of the Exchange Act) of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act).
Section 5.13
Contracts; No Defaults
.
(a)
Schedule 5.13(a)
of the Fathom Schedules contains a true, correct and complete listing of all Contracts (other than Fathom Benefit Plans and purchase orders entered into in the ordinary course of business) described in clauses (i) through (xvii) of this
Section
 5.13(a)
to which Fathom or any of its Subsidiaries is a party (together with all material amendments, waivers or other changes thereto) (all such Contracts, collectively, the “
Material Contracts
”), as of the Execution Date. True, correct and complete copies of the Material Contracts have been delivered to or made available to Altimar.
(i) Each Contract that Fathom reasonably anticipates will involve aggregate payments or consideration furnished by or to Fathom or by or to any of its Subsidiaries of more than $1,000,000 in the calendar year ended December 31, 2021 or any subsequent calendar year;
(ii) Each Fathom Financing Agreement;
(iii) Each Contract that is a definitive principal transaction, purchase and sale or similar agreement for the acquisition, directly or indirectly, of any Person or any business organization, division or unit thereof (including through merger or consolidation or the purchase of a controlling equity interest in or substantially all of the assets of such Person or by any other manner) or the disposition of any material assets of Fathom or any of its Subsidiaries since August 31, 2018, in each case, involving payments or consideration in excess of $1,000,000;
(iv) Each lease, rental or occupancy agreement, installment and conditional sale agreement and each other Contract with outstanding obligations that (x) provides for the ownership of, leasing of, title to, use of, or any leasehold or other interest in any real or personal property or (y) involves aggregate payments in excess of $1,000,000 in any calendar year, other than sales or purchase agreements in the ordinary course of business consistent with past practices and sales of obsolete equipment;
(v) Each joint venture or strategic alliance Contract, partnership agreement, limited liability company agreement or similar Contract (other than Contracts between Subsidiaries of Fathom) that is material to the business of Fathom and its subsidiaries, taken as a whole;
(vi) Each Contract requiring capital expenditures after the Execution Date in an amount in excess of $1,000,000 in the aggregate;
(vii) Each Contract (A) expressly prohibiting or restricting in any material respect the ability of Fathom or its Subsidiaries to engage in any business or industry, to sell or distribute any products, or to operate in any geographical area, or (B) that binds Fathom or its Subsidiaries to any non-competition,
exclusive dealing or material
non-solicitation
obligations (other than customary employee
non-solicitation
provisions);
(viii) Each material Contract pursuant to which Fathom or any of its Subsidiaries: (x) grants any Person a right in or to any Owned Intellectual Property (excluding non-exclusive
licenses granted to customers, contractors or other Persons in the ordinary course of business and licenses that are not the primary purpose of the Contract), or (y) is granted a right from any Person to use such Person’s Intellectual Property (excluding licenses granted to Fathom or its Subsidiaries for commercially available
“off-the-shelf”
software with annual aggregate fees of less than $1,000,000, licenses of Open Source Software, licenses of Software provided with any machine or equipment and licenses that are not the primary purpose of the Contract);
(ix) Each collective bargaining Contract or other Contract with any labor union, works council, or labor organization or association;
(x) Each sales commission or brokerage Contract that involves annual payments in excess of $1,000,000 or is not cancellable on 30 calendar days’ notice without payment or penalty;

(xi) Each mortgage, indenture, note, installment obligation or other instrument, agreement or arrangement for or relating to any Indebtedness or borrowing of money by or from Fathom or any of its Subsidiaries in excess of $1,000,000 (other than Contracts disclosed pursuant to
Section
 5.13(a)(ii)
);
(xii) Each Contract that is a currency or interest hedging arrangement;
(xiii) Each Contract that is a settlement, conciliation or similar Contract (A) with ongoing Liability in excess of $1,000,000 or (B) that includes any obligation (other than the payment of money) to be performed (other than any non-disclosure
or confidentiality obligations) or the admission of wrongdoing by any of Fathom or its Subsidiaries or any of their respective officers or directors;
(xiv) Each Contract made other than in the ordinary course of business providing for (A) the grant of any preferential rights of first offer or first refusal to purchase or lease any material asset of Fathom or any Subsidiary, or (B) providing for any exclusive right to sell or distribute, or otherwise relating to the sale or distribution of, any product or service of Fathom and any Subsidiary;
(xv) Each Contract under which Fathom or any of its Subsidiaries has agreed to purchase or sell goods or services from a vendor, supplier or other person on a preferred supplier or “most favored supplier” basis; and
(xvi) Each commitment to enter into agreement of the type described in clauses (i) through (xiii) of this
Section
 5.13(a)
.
(b) Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, and except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, as of the Execution Date, all of the Contracts listed or required to be listed pursuant to
Section
 5.13(a)
are (i) in full force and effect and (ii) represent the legal, valid and binding obligations of Fathom or its Subsidiaries party thereto, and, to the knowledge of Fathom, represent the legal, valid and binding obligations of the other parties thereto, and, (iii) to the knowledge of Fathom, are enforceable by Fathom or its Subsidiaries to the extent a party thereto in accordance with their terms, in each case, in all material respects and subject to the Enforceability Exceptions. As of the Execution Date, except as would not reasonably be expected to be, individually or in the aggregate, material to Fathom and its Subsidiaries, taken as a whole, (w) none of Fathom, any of its Subsidiaries or, to the knowledge of Fathom, any other party thereto is or is alleged to be in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (x) neither Fathom nor any of its Subsidiaries has received any written or, to the knowledge of Fathom, oral claim or notice of material breach of or material default under any such Contract, (y) to the knowledge of Fathom, no event has occurred which individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by Fathom or its Subsidiaries or, to the knowledge of Fathom, any other party thereto (in each case, with or without notice or lapse of time or both) and (z) no party to any such Contract that is a customer of or supplier to Fathom or any of its Subsidiaries that involves aggregate payments by or to Fathom or any of its Subsidiaries of more than $1,000,000 in the twelve-month period ended June 30, 2021, or in the calendar year 2021, or any subsequent calendar year has canceled or terminated its business with, or, to the knowledge of Fathom, threatened in writing to cancel, not renew, terminate or materially alter its business with, Fathom or any of its Subsidiaries.
Section 5.14
Fathom Benefit Plans
.
(a)
Schedule 5.14(a)
of the Fathom Schedules sets forth a true and complete list of each material “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”) (including Multiemployer Plans), and any material stock purchase, stock option, phantom equity, restricted stock or restricted stock units or other equity or equity-based arrangement, severance, employment (other than offer letters or employment agreements that do not provide severance benefits, individual consulting, retention, change-in-control,
fringe benefit, collective bargaining,

bonus, incentive, deferred compensation, employee loan, vacation, disability, welfare and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, under which (i) any current or former employee, officer, director or independent contractor of Fathom or its Subsidiaries (the “
Fathom Employees
”) has any present or future right to benefits and which are contributed to, sponsored by or maintained by Fathom or any of its Subsidiaries or (ii) Fathom or any of its Subsidiaries has any present or future liability (each, a “
Fathom Benefit Plan
”).
(b) With respect to each Fathom Benefit Plan, Fathom has delivered or made available to Altimar copies of (i) each Fathom Benefit Plan and any trust agreement or other funding instrument relating to such plan, (ii) the most recent summary plan description, if any, required under ERISA with respect to such Fathom Benefit Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to such Fathom Benefit Plan (if applicable), (iv) the most recent actuarial valuation (if applicable) relating to such Fathom Benefit Plan, (v) the most recent determination or opinion letter, if any, issued by the Internal Revenue Service with respect to any Fathom Benefit Plan and (vi) any non-routine
communications with any Governmental Authority within the past three (3) years.
(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, (i) each Fathom Benefit Plan has been administered in material compliance with its terms and all applicable Laws, including ERISA and the Code; (ii) to the knowledge of Fathom, all contributions required to be made with respect to any Fathom Benefit Plan on or before the Execution Date have been made and all obligations in respect of each Fathom Benefit Plan as of the Execution Date have been accrued and reflected in Fathom’s financial statements to the extent required by GAAP. Each Fathom Benefit Plan which is intended to be qualified within the meaning of Section 401(a) of the Code (A) has received a favorable determination or opinion letter as to its qualification or (B) to the knowledge of Fathom, has been established under a standardized master and prototype or volume submitter plan for which a current favorable Internal Revenue Service advisory letter or opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer, and, to the knowledge of Fathom, nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification.
(d) Except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, neither Fathom nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of Fathom or any of its Subsidiaries, except as required to avoid an excise tax under Section 4980B of the Code or otherwise except as may be required pursuant to any other applicable Law.
(e) Neither Fathom nor any of its Subsidiaries nor any of its ERISA Affiliates, sponsored, maintained, or was required to contribute to, at any point during the six year period prior to the Execution Date, a multiemployer pension plan (as defined in Section 3(37) of ERISA or Section 4001(a)(3) of the Code) (a “
Multiemployer Plan
”) or other pension plan, in each case, that is subject to Section 302 or Title IV of ERISA or Section 412 or Section 4971 of the Code. No Fathom Benefit Plan that is subject to the applicable Law of a jurisdiction outside the United States or that covers any employee, director, consultant or individual independent contractor residing or working outside the United States is a defined benefit plan (as defined in ERISA, whether or not subject to ERISA), seniority premium, termination indemnity, provident fund, gratuity or similar plan or arrangement or has any unfunded or underfunded Liabilities. For purposes of this Agreement, “
ERISA Affiliate
” means any entity (whether or not incorporated) that, together with Fathom or any of its Subsidiaries, is or was considered under common control and treated as one employer under Section 414(b), (c), (m) or (o) of the Code.
(f) Except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, with respect to the Fathom Benefit Plans, no administrative investigation, audit or other administrative proceeding by the Department of Labor, the Internal Revenue Service or other Governmental Authorities is pending or, to the knowledge of Fathom, threatened.

(g) Neither the execution and delivery of this Agreement by Fathom nor the consummation of the Merger will (whether alone or in connection with any subsequent event(s)) (i) result in the acceleration, funding, vesting or creation of any rights of any director, officer or employee of Fathom or its Subsidiaries to payments or benefits or increases in any payments or benefits or any loan forgiveness under any Fathom Benefit Plan, (ii) result in any bonus or severance pay or any material increase in bonus or severance pay upon any termination of employment of any Fathom Employee. or (iii) result in any new material obligation pursuant to any of the Fathom Benefit Plans.
(h) No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any current or former employee, officer or director of Fathom or any Subsidiary of Fathom who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement.
(i) Except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, each Fathom Benefit Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code has been operated in all material respects in good faith compliance with Section 409A of the Code since January 1, 2018 or its inception (whichever is later), and all applicable regulations and notices issued thereunder. No Fathom Benefit Plan provides for the gross-up
of any Taxes imposed by Section 4999 or 409A of the Code.
(j) Except as has not had and would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries take as a whole, since January 1, 2018, (i) no allegations of sexual harassment or sexual misconduct have been made against any director, officer or, to the knowledge of Fathom, employee of Fathom or any of its Subsidiaries, and (ii) neither Fathom nor any of its Subsidiaries has entered into any settlement agreement or other Contract related to allegations of sexual harassment or sexual misconduct by any director, officer or employee of Fathom or any of its Subsidiaries.
Section 5.15
Labor Matters
.
(a) Neither Fathom nor any of its Subsidiaries is a party to any collective bargaining agreement or other agreement with a labor organization, labor union or works council and no such agreements or arrangements are currently being negotiated by Fathom or its Subsidiaries. To the knowledge of Fathom, none of the Fathom Employees are represented by any labor organization or works council with respect to their employment with Fathom. To the knowledge of Fathom, as of the Execution Date, there are no activities or proceedings of any labor organization to organize any of the Fathom Employees and, as of the Execution Date, there is no material labor dispute or strike, material slowdown, material concerted refusal to work overtime, or material work stoppage against Fathom, in each case, pending or threatened. Since December 31, 2017, neither Fathom nor any of its Subsidiaries has implemented any plant closings or employee layoffs that would implicate the federal Worker Adjustment and Retraining Notification Act of 1988 or any similar state or local plant closing or mass layoff statute, rule or regulation.
(b) Except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, each of Fathom and its Subsidiaries (i) is in material compliance with all applicable Laws regarding employment and employment practices, including, without limitation, all Laws respecting terms and conditions of employment, health and safety, employee classification, non-discrimination,
wages and hours, immigration, disability rights or benefits, equal opportunity, plant closures and layoffs, affirmative action, workers’ compensation, labor relations, employee leave issues, the proper classification of employees and independent contractors, the proper classification of exempt and non-exempt
employees, and unemployment insurance and (ii) to the knowledge of Fathom, has not committed any unfair labor practice as defined by the National Labor Relations Board or received written notice of any unfair labor practice complaint against it pending before the National Labor Relations Board that remains unresolved.

(c) Except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, to the knowledge of Fathom, Fathom and its Subsidiaries are not delinquent in payments to any employees or former employees for any services or amounts required to be reimbursed or otherwise paid.
(d) (i) All individuals who perform or have performed services for Fathom or any of its Subsidiaries have been properly classified under applicable Law (A) as employees or individual independent contractors and (B) for employees, as an “exempt” employee or a
“non-exempt”
employee (within the meaning of the FLSA and applicable state Law), (ii) no such individual has been improperly included or excluded from any Fathom Benefit Plan, and (iii) neither Fathom nor any of its Subsidiaries has notice of any pending or threatened inquiry or audit from any Governmental Authority concerning any such classifications, except, in the case of each of clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole.
(e) Except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, to the knowledge of Fathom, no employee of Fathom or its Subsidiaries at the level of senior vice president or above is in violation of any term of any employment agreement, nondisclosure agreement, non-competition
agreement, restrictive covenant or other obligation: (i) to Fathom or its Subsidiaries or (ii) to a former employer of any such employee relating (A) to the right of any such employee to be employed by Fathom or its Subsidiaries or (B) to the knowledge or use of Trade Secrets or proprietary information of such former employer.
Section 5.16
Taxes
. Except as would not constitute a Material Adverse Effect:
(a) All Tax Returns required by Law to be filed by Fathom or its Subsidiaries have been duly filed within the applicable time limits (after taking into account any valid extensions) and those Tax Returns were, and remain, true, correct, and complete, and are not (nor is anything in them) the subject of any dispute with any Governmental Authority.
(b) All amounts of Taxes due and owing by Fathom and its Subsidiaries have been paid within applicable time limits other than Taxes which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP, and since March 31, 2021 neither Fathom nor any of its Subsidiaries have incurred any Tax liability outside the ordinary course of business other than Taxes resulting from the Transactions.
(c) Each of Fathom and its Subsidiaries has (i) withheld all amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis and within applicable time limits, such amounts to the appropriate Governmental Authority, and (iii) complied in all respects with applicable Law with respect to Tax withholding.
(d) Neither Fathom nor any of its Subsidiaries is engaged in any audit, assessment, visit, discovery, examinations, investigations, administrative proceeding or judicial proceeding with respect to Taxes. Neither Fathom nor any of its Subsidiaries has received any written notice from a Governmental Authority of a dispute, assessment, or claim with respect to Taxes, other than disputes or claims that have since been resolved, and no such claims have been communicated in writing. No written claim has been made by any Governmental Authority in a jurisdiction where Fathom or any of its Subsidiaries does not file a Tax Return that such entity is or may be subject to Taxes by, or required to file Tax Returns in, that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of Fathom or any of its Subsidiaries and no written request for any such waiver or extension is currently pending. No election has been made under Treasury Regulations
Section 301.9100-22
(or any similar provision of state, local, or
non-U.S.
Laws) with respect to Fathom or any of its Subsidiaries. Neither Fathom nor any of its Subsidiaries has been subject to any audit, examination, claim or Action with respect to Taxes, Tax matters or Tax Returns, for which it has not made an election under Code Section 6226.

(e) Neither Fathom nor any of its Subsidiaries has been a party to any “listed transaction” within the meaning of Treasury Regulations
Section 1.6011-4(b)(2).
(f) There are no Liens with respect to Taxes on any of the assets of Fathom or its Subsidiaries, other than Permitted Liens.
(g) Neither Fathom nor any of its Subsidiaries has any, nor expects to have any, liability for the Taxes of any Person (other than Fathom or its Subsidiaries) (i) under Treasury Regulations
Section 1.1502-6
(or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for Liabilities pursuant to commercial contracts not primarily relating to Taxes).
(h) To the knowledge of Fathom, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent, impair or impede the Transactions from qualifying for the Intended Tax Treatment.
(i) Each of Fathom and its Subsidiaries has complied in all respects with all applicable transfer pricing rules described in Section 482 of the Code and the regulations thereunder, or any corresponding or similar provision of state, local or foreign Law.
(j) Neither Fathom nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting under Section 481 of the Code (or similar provision of Law), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of Law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or similar provision Law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) advance payments, prepaid or deferred amounts received on or prior to the Closing Date, other than in the ordinary course of business.
(k) Neither Fathom nor any of its Subsidiaries or Affiliates has (A) deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act, or (B) claimed the employee retention credit pursuant to Section 2301 of the CARES Act.
(l) Each of Fathom and its Subsidiaries is, and has always been resident only in its jurisdiction of organization for Tax purposes and is not and has not been, treated as having a permanent establishment, branch or taxable presence in any jurisdiction other than in its jurisdiction of organization.
(m) Fathom is, and at all times since its formation has been, properly treated as a partnership or a disregarded entity for U.S. federal income tax purposes. Each of Fathom’s Subsidiaries is, and at all times since formation has been, properly treated as an entity disregarded as separate from its owner for U.S. federal income tax purposes.
(n) Other than
Section
 5.10
, and
Section
 5.14
, this
Section
 5.16
provides the sole and exclusive representations and warranties of Fathom in respect of Tax matters.
Section 5.17
Insurance
.
Schedule
 5.17
contains a list of all material policies or programs of self-insurance of property, fire and casualty, product liability, workers’ compensation, fidelity, cyber and other forms of insurance held by, or for the benefit of, Fathom or its Subsidiaries as of the date of the Execution Date (the “
Policies
”). True, correct and complete copies or comprehensive summaries of such Policies have been made available to Altimar prior to the date hereof. As of the Execution Date, except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, (a) each Policy held by, or for the benefit of, Fathom or any of its Subsidiaries with respect to policy periods that include the Execution Date is legal, valid, binding and enforceable in accordance with its terms and, except for policies that have expired under their terms in the ordinary course, is in full force and effect, and (b) neither Fathom nor any of its Subsidiaries has received a written notice of cancellation, non-renewal,
disallowance or reduction in coverage or

claim or termination of any of the Policies or of any material changes that are required in the conduct of the business of Fathom or any of its Subsidiaries as a condition to the continuation of coverage under, or renewal of, any of the Policies, (c) all premiums due have been paid for such Policies (other than retroactive or retrospective premium adjustments and adjustments in the respect of self-funded general liability and automobile liability fronting programs, self-funded health programs and self-funded general liability and automobile liability front programs, self-funded health programs and self-funded workers’ compensation programs that are not yet, but may be, required to be paid with respect to any period end prior to the Closing Date) and (d) neither Fathom nor its Subsidiaries is in breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice) under any such Policies, and, to Fathom’s knowledge, no event has occurred which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification, under any Policy, and to the knowledge of Fathom, no such action has been threatened.
Section 5.18
Real Property
.
(a)
Schedule 5.18(a)
of the Fathom Schedules contains a true, correct and complete list, as of the Execution Date, of all Leased Real Property, including the address of each Leased Real Property. Fathom has made available to Altimar true, correct and complete copies of the Contracts (including all amendments, renewals, guaranties and other agreements with respect thereto) pursuant to which Fathom or any of its Subsidiaries occupy (or have been granted an option to occupy) the Leased Real Property or is otherwise a party with respect to the Leased Real Property (the “
Leases
”). Except as would not, individually or in the aggregate, be material to Fathom and its Subsidiaries, taken as a whole, Fathom or one of its Subsidiaries has a valid and subsisting leasehold estate in, and enjoys peaceful and undisturbed possession of, all Leased Real Property, subject only to Permitted Liens. With respect to each Lease and except as would not, individually or in the aggregate, be material to Fathom and its Subsidiaries, taken as a whole, (i) such Lease is valid, binding and enforceable and in full force and effect against Fathom or one of its Subsidiaries and, to Fathom’s knowledge, the other party thereto, subject to the Enforceability Exceptions, (ii) neither Fathom nor one of its Subsidiaries has received or given any written notice of material default or material breach under any of the Leases; and (iii) there does not exist under any Lease any event or condition which, with notice or lapse of time or both, would become a material default by Fathom or one of its Subsidiaries or, to Fathom’s knowledge, the other party thereto.
(b) Neither Fathom nor its Subsidiaries has collaterally assigned or granted any other security interest in the Leased Real Property or any interest therein which is still in effect. Neither Fathom nor any of its Subsidiaries is in material default or violation of, or not in compliance with, any legal requirements applicable to its occupancy or use of either the Owned Real Property or the Leased Real Property, except as would not be, individually or in the aggregate, material to Fathom and its Subsidiaries, taken as a whole. No construction or expansion is currently being performed or is planned for 2021 or 2022 at any of the Owned Real Properties or Leased Real Properties that is expected to result in Liability to Fathom or any of its Subsidiaries in excess of $2,000,000 in any such calendar year.
(c)
Schedule 5.18(c)
of the Fathom Schedules sets forth a list of all the Owned Real Property, including a complete and correct list of the addresses and tax parcel identification number of each parcel comprising the Owned Real Property. With respect to the Owned Real Property: (i) Fathom or one of its Subsidiaries has good, valid and marketable fee simple title to the Owned Real Property, free and clear of all Liens except Permitted Liens; (ii) except to the extent otherwise set forth on
Schedule 5.18(c)
of the Fathom Schedules, Fathom or such Subsidiary (as applicable) has not assigned, transferred, conveyed, mortgaged, leased, licensed, deeded in trust or encumbered any interest in the Owned Real Property other than the Permitted Liens, nor has an agreement been entered into to do so. There are no pending or, to Fathom’s knowledge, threatened condemnation, eminent domain or similar proceedings affecting the Owned Real Property.
(d) The Owned Real Property and the Leased Real Property constitute all real property currently used in connection with the Business.

Section 5.19
Intellectual Property and IT Security
.
(a)
Schedule 5.19(a)
of the Fathom Schedules lists (i) each item of Owned Intellectual Property that is the subject of an application or registration with any Governmental Authority (the “
Registered Intellectual Property
”) and (ii) each material unregistered trademark or service mark included in the Owned Intellectual Property. Each item of Registered Intellectual Property is subsisting and unexpired and, to the knowledge of Fathom, valid and enforceable. All necessary registration, maintenance, renewal, and other relevant filing fees with a final due date as of the Execution Date for the Registered Intellectual Property have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Registered Intellectual Property in full force and effect. Fathom or one of its Subsidiaries solely and exclusively owns all Owned Intellectual Property, free and clear of all Liens (except Permitted Liens), and has a legal right to use all other Intellectual Property used, practiced, or held for use or practice by Fathom or any of its Subsidiaries in the operation of the business of Fathom and its Subsidiaries as presently conducted (the “
Licensed Intellectual Property
”). The Owned Intellectual Property and the Licensed Intellectual Property (when used within the scope of the applicable license) constitute all of the Intellectual Property reasonably necessary and sufficient to enable Fathom and its Subsidiaries to conduct the business as currently conducted (provided that the foregoing and the first sentence of clause (d) below shall not be construed to be a representation as to the non-infringement
of any third-party Intellectual Property).
(b) Except as stated on
Schedule 5.19(b)
of the Fathom Schedules, (i) the conduct and operation of the business of Fathom and its Subsidiaries are not infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person, and have not, since December 31, 2018 infringed upon, misappropriated or otherwise violated any Intellectual Property rights of any Person, (ii) to the knowledge of Fathom, no third party is infringing upon, misappropriating or otherwise violating any material Owned Intellectual Property and (iii) as of the Execution Date, Fathom and its Subsidiaries have not received from any Person at any time after December 31, 2018 (or earlier, for material matters that are unresolved as of the Execution Date), any written notice that Fathom or any of its Subsidiaries is infringing upon, misappropriating or otherwise violating any Intellectual Property rights of any Person.
(c) (i) Fathom and its Subsidiaries take commercially reasonable actions and measures to protect and maintain (x) the ownership and, as applicable, confidentiality of their material proprietary Owned Intellectual Property (including, through written Contracts in favor of Fathom or one of its Subsidiaries with each of their respective former and current employees, consultants and independent contractors who have contributed to or developed material Owned Intellectual Property that have conveyed all of such Person’s rights, title and interest in and to all Intellectual Property created or developed for Fathom or any of its Subsidiaries in the course of such Person’s employment or retention thereby, to the extent such Owned Intellectual Property would not vest initially in Fathom or one of its Subsidiaries by operation of law) and (y) the security, confidentiality (as applicable), continuous operation and integrity of their IT Systems and Software (and all data stored therein or transmitted thereby); (ii) no Open Source Software is or has been included, incorporated or embedded in, linked to or combined with any Software owned by Fathom or its Subsidiaries (“
Company Software
”) that has been conveyed, distributed or made available to third parties, in each case, in a manner that requires, under the terms of the applicable license, that such Company Software be licensed, distributed, or otherwise made available to third parties (y) in source code form or (z) under terms that permit modification, or the creation of derivative works of such Company Software; and (iii) except for consultants and other independent contractors engaged by Fathom or any of its Subsidiaries in the ordinary course of business under written confidentiality agreements, no other Person possesses (or has any right to access or have disclosed) any material proprietary source code owned by Fathom or its Subsidiaries.
(d) Fathom or one of its Subsidiaries owns or has a valid legal right to use all IT Systems used in connection with the business as currently conducted. Fathom and each of its Subsidiaries maintain reasonable back-up
and disaster recovery and business continuity plans that are in accordance with standard industry practice for a company of similar size and in the same business as Fathom in all material respects. Fathom and each of its Subsidiaries take and have taken commercially reasonable designed steps to ensure that the IT Systems and Company Software are free from viruses and other malicious Software (including worms, Trojan horses, bugs, faults or other devices, errors, contaminants or material vulnerabilities which may be used to gain access to, alter, delete, destroy or disable any of its or any third party’s IT Systems or Software or which may in other ways cause damage to or abuse such IT Systems or Software). To the knowledge of Fathom, the IT Systems and Company Software are free, in all material respects, of any such viruses and malicious Software. To the knowledge of Fathom, there has been no failure of IT Systems in the past two (2) years which has not been fully resolved and no Person has gained unauthorized access to the IT Systems. The IT Systems are adequate and sufficient in all respects to meet the requirements of the business as currently conducted and, to the knowledge of Fathom, the IT Systems will operate in a substantially similar manner after the Closing Date.
Section 5.20
Data Privacy
.
(a) Fathom and its Subsidiaries currently comply in all material respects and have, since December 31, 2018, complied in all material respects with, (i) all applicable Privacy Laws, (ii) all of Fathom and its Subsidiaries’ policies and notices regarding Personal Information, and (iii) all of Fathom and its Subsidiaries’ contractual obligations with respect to Personal Information. Fathom and its Subsidiaries have implemented and maintained reasonable and appropriate policies, procedures and systems for receiving and responding to requests from individuals concerning their Personal Information, and have implemented and maintained reasonable and appropriate technical and organizational safeguards, consistent in all material respects with applicable Privacy Laws, to protect Personal Information in their possession or control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure. Fathom and its Subsidiaries have taken reasonable steps, including where necessary through contractual obligations, to ensure that any third party with access to Personal Information collected by or on behalf of Fathom or any of its Subsidiaries has implemented and maintained the same. To the knowledge of Fathom, any third party who has provided Personal Information to Fathom or any of its Subsidiaries has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent so required. Fathom and its Subsidiaries have not received any written notice or been subject to of any claims, investigations or inquiries related to the violation of any Privacy Laws, applicable privacy policies, or contractual commitments with respect to Personal Information (in each case, except as have been resolved without material liability to Fathom).
(b) Fathom has in place adequate security controls, incident response plans and disaster recovery plans and procedures for the IT Systems. Fathom takes reasonable actions to protect, maintain, audit, monitor and test the confidentiality, integrity, availability, redundancy, backup, continuous operation and security of the IT Systems, and to correct any problems that are identified, and trains employees and users of the IT systems to identify security threats and intrusions, and take steps to prevent security incidents. To Fathom’s knowledge, the IT Systems are free from material defects, deficiencies, vulnerabilities, errors, disabling mechanisms, viruses, time locks, Trojan horses, malware or other contaminants or corruptants, in each case, except as would not be material to Fathom and its Subsidiaries, taken as a whole. To Fathom’s knowledge, Fathom has not experienced an unauthorized intrusion or breach of the security of the IT Systems, including, DDoS, ransomware, phishing and malware attacks, and including any incident involving misuse of or unauthorized access to or disclosure of any Personal Information, in each case, except as would not be material to Fathom and its Subsidiaries, taken as a whole. Fathom and its Subsidiaries have not provided or been legally required to provide any notices to any Person that their Personal Information has been breached, exfiltrated or exposed under any applicable Privacy Law (except for individual complaints or requests under Privacy Laws in the ordinary course of business and/or as has been resolved without material liability to Fathom). Following the transactions contemplated by this Agreement, the relevant surviving entities shall have the same rights to use any Personal Information in the custody or control of such entities as Fathom had prior to the Fathom Merger.

Section 5.21
Environmental Matters
.
(a) Except as would not, individually or in the aggregate, reasonably be expected to be material to Fathom and its Subsidiaries, taken as a whole, or as disclosed on
Schedule 5.21(a)
:
(i) Fathom and its Subsidiaries are, and since December 31, 2018 have been, in compliance with all Environmental Laws;
(ii) Fathom and its Subsidiaries hold and since December 31, 2018 have been in compliance with all Permits required under Environmental Laws to permit Fathom and its Subsidiaries to operate their assets in a manner in which they are now operated and maintained and to conduct the business of Fathom and its Subsidiaries as currently conducted;
(iii) neither Fathom nor any of its Subsidiary has been subject to any Action alleging violation of or Liability pursuant to Environmental Law since December 31, 2018 or as is otherwise unresolved, and there are no written claims or notices pending against or, to the knowledge of Fathom, threatened in writing against Fathom or any of its Subsidiaries alleging any violations of or Liability under any Environmental Law or any violations or Liability concerning any Hazardous Materials, and, to the knowledge of Fathom, there is no reasonable basis for any such claims or notices;
(iv) no Hazardous Materials have been Released at the Owned Real Property or Leased Real Property except as would not reasonably be expected to require Fathom or its Subsidiaries to undertake investigation or remedial action pursuant to Environmental Law;
(v) neither Fathom nor any of its Subsidiaries has generated, treated, stored, processed, Released, transported, disposed of, or exposed any person to any Hazardous Material at, to or from any location except in compliance with Environmental Laws and as would not reasonably be expected to result in Liability pursuant to Environmental Law; and
(vi) neither Fathom nor any of its Subsidiaries has (A) assumed or undertaken any material Liability of any other Person arising out of or pursuant to Environmental Law or (B) is subject to any Governmental Order imposing any Liability pursuant to Environmental Law or relating to the investigation or remediation of Hazardous Materials.
(b) Fathom has made available to Altimar all material environmental reports (including any Phase I or Phase II environmental site assessments), evaluations, audits, and correspondence relating to the environmental condition of the Leased Real Property or Owned Real Property or relating to Fathom or its Subsidiaries’ compliance with or Liability under Environmental Law that are in their possession, custody or control.
Section 5.22
Absence of Changes
.
(a) Since December 31, 2020, no Material Adverse Effect has occurred.
(b) Since December 31, 2020, except (i) as set forth on
Schedule 5.22(b)
of the Fathom Schedules, (ii) for any
COVID-19
Measures and (iii) in connection with the transactions contemplated by this Agreement and any other Transaction Agreement, through and including the Execution Date, Fathom and its Subsidiaries have carried on their respective businesses and operated their properties in all material respects in the ordinary course of business. Neither Fathom nor any Subsidiary has applied for or received any loan, exclusion, forgiveness or other item pursuant to any
COVID-19
Measure that is currently outstanding, including any “Paycheck Protection Program” loan, “Economic Stabilization Fund” loan or United States Small Business Administration loan. Neither Fathom nor any Subsidiary of Fathom expects to avail itself of relief pursuant to the CARES Act (including pursuant to Sections 1102 and 1106 (i.e., the Paycheck Protection Program) of, or other similar programs under the CARES Act) or any similar applicable federal, state or local Law (excluding, for the avoidance of doubt, any tax provisions of general applicability such as Sections 2301 through 2308 of the CARES Act).
(c) Since March 31, 2021, except (i) as set forth on
Schedule 5.22(c)
of the Fathom Schedules, (ii) for any actions taken in response to
COVID-19
Measures and (iii) in connection with the transactions

contemplated by this Agreement and any other Transaction Agreement, neither Fathom nor any of its Subsidiaries has taken or permitted to occur any action that, were it to be taken from and after the Execution Date, would require the prior written consent of Altimar pursuant to
Section
 8.01
.
Section 5.23
Brokers
’
Fees
. Except for fees described on
Schedule 5.23
of the Fathom Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by Fathom, any of its Subsidiaries or any of their Affiliates.
Section 5.24
Related Party Transactions
. Except for the Contracts set forth on
Schedule 5.24
of the Fathom Schedules, as of the Execution Date, there are no Contracts, arrangements or understandings, between Fathom or any of its Subsidiaries, on the one hand, and (i) any Affiliate of Fathom, any present or former officer or director of Fathom or its Subsidiaries, (ii) any beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the equity interests of any of Fathom, the Fathom Blockers or their respective Subsidiaries or (iii) any Affiliate, “associate” or to Fathom’s knowledge, any member of the “immediate family” (as such terms are respectively defined in Rules
12b-2
and
16a-1
of the Exchange Act) of the foregoing, on the other hand, except in each case, for (a) employment agreements, fringe benefits and other compensation paid to directors, officers and employees consistent with previously established policies, (b) reimbursements of expenses incurred in connection with their employment or service, (c) amounts paid pursuant to Fathom Benefit Plans and (d) the Fathom LLCA (the “
Fathom Related Party Transactions
”).
Section 5.25
Proxy Statement
. None of the information relating to Fathom or its Subsidiaries supplied or to be supplied by Fathom, or by any other Person acting on behalf of Fathom, in writing specifically for inclusion or incorporation by reference in the registration statement on Form
S-4
(including the Proxy Statement/Consent Solicitation Statement/Prospectus contained therein) will, as of the date the registration statement is declared effective under the Securities Act and the date the Proxy Statement/Consent Solicitation Statement/Prospectus (or any amendment or supplement thereto) is first mailed to Altimar’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 5.26
Top Customers and Suppliers
.
Schedule
 5.26
of the Fathom Schedules lists, by dollar volume received or paid, as applicable, for each of (a) the twelve (12) months ended on December 31, 2020, and (b) the period from January 1, 2021 through March 31, 2021, the ten (10) largest customers of Fathom and its Subsidiaries, taken as a whole (other than the following Subsidiaries of Fathom: Centex Machine and Welding Inc., Precision Process LLC, Sureshot Precision, LLC and Laser Manufacturing, Inc.) (the “
Top Customers
”), and the ten largest suppliers of goods or services to Fathom and its Subsidiaries, taken as a whole (other than the following Subsidiaries of Fathom: Centex Machine and Welding Inc., Precision Process LLC, Sureshot Precision, LLC, Laser Manufacturing, Inc., Majestic Metals, LLC and Mark Two Engineering, LLC) (the “
Top Suppliers
”), along with the amounts of such dollar volumes. The relationships of Fathom and each of its Subsidiaries, as applicable, with such suppliers and customers are good commercial working relationships and as of the date of this Agreement (i) no Top Supplier or Top Customer within the last twelve (12) months has canceled or otherwise terminated, or, to the knowledge of Fathom, threatened or intends to cancel, not renew, or otherwise terminate, any of such Person’s material relationships or material business with Fathom or any of its Subsidiaries, (ii) no Top Supplier or Top Customer has during the last twelve (12) months decreased materially or, to the knowledge of Fathom, threatened to stop, decrease or limit materially, or intends to modify materially its material relationships with Fathom or any of its Subsidiaries or intends to stop, decrease or limit materially its products or services to Fathom or any of its Subsidiaries or its usage or purchase of the products or services of Fathom or any of its Subsidiaries, (iii) to the knowledge of Fathom, no Top Supplier or Top Customer intends to refuse to pay any amount due to Fathom or any of its Subsidiaries or seek to exercise any remedy against any Fathom or any of its Subsidiaries, (iv) none of Fathom or any of its Subsidiaries has within the past two (2) years been engaged in any material dispute with any Top Supplier or Top Customer, and (v) to the knowledge of Fathom, the consummation of the transactions contemplated in this Agreement and the Transaction Documents will not adversely affect the relationship of Fathom or any of its Subsidiaries with any Top Supplier or Top Customer.
Section 5.27 Products; Regulatory Matters.
(a) All products manufactured, sold or marketed by Fathom or any of its Subsidiaries (the “
Products
”, and each, a “
Product
”) in the three (3) years prior to the date of this Agreement have been designed, stored, tested, manufactured, sold, labeled and marketed in compliance in all material respects with all applicable Laws. To the knowledge of Fathom, there is no and, in the three (3) years prior to the date of this Agreement, there has been no, pattern of material defects in the design or manufacturing of any Product made, manufactured, distributed, sold or marketed by Fathom or its Subsidiaries. To the knowledge of Fathom, in the three (3) years prior to the date of this Agreement, Fathom has not received notice from any Governmental Authority of any alleged non-compliance
with any such applicable Law. In the three (3) years prior to the date of this Agreement, each Product advertised, labeled, marketed or otherwise represented by Fathom as being rated or approved by, or as conforming to a standard promulgated by a Governmental Authority, complies in all material respects with all conditions of such rating, approval or standard.
(b) Except as set forth on
Schedule 5.27(b)
of the Fathom Schedules, with regard to any Products, there are no, and in the three (3) years prior to the date of this Agreement there have not been any, except as would not, individually or in the aggregate, be material to Fathom and its Subsidiaries, taken as a whole, (i) material Claims pending or, to the knowledge of Fathom, threatened, against Fathom for any warranty, products liability or consumer fraud claim in respect of any Product (excluding customer claims for normal rework in the ordinary course of business), (ii) material rebates or refunds, or (iii) recalls (whether or not compulsory), market withdrawals, field notifications or corrective actions, written notifications of misbranding, destruction orders, seizures, safety alerts or similar actions relating to safety or efficacy issued by Fathom or a Governmental Authority that would be material to Fathom, and, as of the date of this Agreement, Fathom has no plans to initiate any such actions and has not received written notice from any Governmental Authority requesting or requiring any such actions.
(c) The storage practices, preparation, ingredients, and composition for each of the Products are and have been in compliance in all material respects with all applicable Laws.
ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE ALTIMAR PARTIES
Except as set forth in the Altimar Schedules to this Agreement (each of which qualifies (a) the correspondingly numbered representation, warranty or covenant if specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent) or in the SEC Reports filed or furnished by Altimar prior to the Execution Date (excluding any disclosures regarding risk factors that do not constitute statements of fact, disclosures in any forward-looking statements disclaimer and any other disclosures that are generally cautionary, predictive or forward-looking in nature); it being acknowledged that nothing disclosed in such a SEC Report will be deemed to modify or qualify the representations and warranties set forth in
Section
 6.06(c)
(Financial Ability; Trust Account) and
Section
 6.13
(Capitalization), Altimar and, solely for the purposes of
Section
 6.02(a)
,
Section
 6.03
and
Section
 6.05
, each Altimar Party, represents and warrants to Fathom and the Fathom Blockers, as follows:
Section 6.01
Corporate Organization
. Altimar is duly incorporated and is validly existing as a corporation in good standing with the Cayman Register. Altimar has all requisite corporate power and authority to own, operate its assets and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or to have such corporate power and authority would not, individually or in the aggregate, constitute a Material Adverse Effect. The copies of the organizational documents of Altimar, as in effect on the Execution Date, previously made available by Altimar to Fathom are (i) true, correct and complete and (ii) in full force and effect. Altimar is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified, has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of Altimar to enter into this Agreement or consummate the transactions contemplated hereby. Altimar is not in violation of any of the provisions of its organizational documents. As of the Execution Date, Altimar has $1,044,650.72 in unrestricted, immediately available funds in its accounts (excluding, for the avoidance of doubt, all funds in the Trust Account), and, to the knowledge of Altimar, such amount is sufficient to fund the operations of Altimar and make all payments arising in the ordinary course as and when due (if due at any time prior to the Closing), excluding any Altimar Transaction Expenses that are customarily payable at closing and except as otherwise set forth on
Schedule
 6.01
of the Altimar Schedules.
Section 6.02
Due Authorization
.
(a) Each Altimar Party has the requisite corporate or other organizational power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and, upon receipt of approval of the Altimar Stockholder Matters by the Altimar Stockholders, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly, validly and unanimously authorized and approved by the board of directors or equivalent governing body of the applicable Altimar Party, and Altimar and the Altimar Parties have, by their respective execution and delivery hereof, delivered the Altimar Board Recommendation and the Altimar Subsidiary Approvals, respectively, and except for approval of the Altimar Stockholder Matters by the Altimar Stockholders, no other corporate or equivalent proceeding on the part of any Altimar Party is necessary to authorize this Agreement or such Transaction Agreements or Altimar’s performance hereunder or thereunder. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by each Altimar Party that is party thereto and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute a legal, valid and binding obligation of each Altimar Party, enforceable against such Altimar Party in accordance with its terms, subject to the Enforceability Exceptions. The Required Altimar Stockholder Approvals are the only approvals of the holders of any class or series of equity of Altimar required to approve and adopt this Agreement and approve the Transactions contemplated hereby.
(b) Assuming a quorum is present at the Special Meeting, as adjourned or postponed, the only votes of any of Altimar’s capital stock necessary in connection with the entry into this Agreement by Altimar, the consummation of the transactions contemplated hereby, including the Closing and the approval of the Altimar Stockholder Matters are as set forth on
Schedule 6.02(b)
of the Altimar Schedules. Each Altimar Stockholder is entitled to vote at the Special Meeting and is entitled to one vote per share. No “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation applicable to Altimar is applicable to any of the Transactions.
(c) At a meeting duly called and held, the board of directors of Altimar has unanimously: (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Altimar’s stockholders; (ii) determined that the fair market value of Fathom and its Subsidiaries, taken as a whole, is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the Execution Date; (iii) approved the transactions contemplated by this Agreement as a Business Combination; and (iv) made the Altimar Board Recommendation.
Section 6.03
No Conflict
. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in
Section
 6.05
, the execution, delivery and performance of this Agreement and each

Transaction Agreement to which any Altimar Party is a party by such Altimar Party and, upon receipt of approval of the Altimar Stockholder Matters by the Altimar Stockholders, the consummation of the transactions contemplated hereby or by any Transaction Agreement do not and will not (a) conflict with or violate any provision of, or result in the breach of the Altimar Organizational Documents or any organizational documents of any other Altimar Party, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Altimar, such Altimar Party or any Subsidiaries of such Altimar Party or any of their respective properties or assets, (c) require any consent, waiver or other action by any Person under, violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which such Altimar Party or any Subsidiaries of such Altimar Party is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of such Altimar Party or any Subsidiaries of such Altimar Party, except (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to be material to the Altimar Parties, taken as a whole, and (ii) in the case of clauses (b), (c) or (d) above, for such violations, conflicts, breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Altimar Party to enter into and perform their respective obligations under this Agreement or any Transaction Agreement to which such Altimar Party is a party, as applicable.
Section 6.04
Litigation and Proceedings
. As of the Execution Date, (a) there are no pending or, to the knowledge of Altimar, threatened, Actions and, to the knowledge of Altimar, there are no pending or threatened investigations, in each case, against Altimar or any other Altimar Party, or otherwise affecting Altimar or its assets, including any condemnation or similar proceedings, which, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Altimar Parties to enter into and perform their respective obligations under this Agreement or any Transaction Agreement to which such Altimar Party is a party and (b) there is no unsatisfied judgment or any open injunction binding upon Altimar or any other Altimar Party which could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Altimar Party to enter into and perform its obligations under this Agreement or any Transaction Agreement to which such Altimar Party is a party, as applicable.
Section 6.05
Governmental Authorities; Consents
. Assuming the truth and completeness of the representations and warranties of Fathom and the Fathom Blockers contained in this Agreement, no Governmental Filing is required on the part of any Altimar Party with respect to Altimar’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to Altimar and the Altimar Parties, taken as a whole, (c) as otherwise disclosed on
Schedule 6.05
of the Altimar Schedules, (d) Securities Laws and (e) the applicable NYSE and SEC requirements, including the submission of a NYSE listing application and the filing with the SEC of (i) the Registration Statement and Proxy Statement and the declaration of the effectiveness thereof by the SEC and (ii) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, any Transaction Agreements or the transactions contemplated hereby or thereby.
Section 6.06
Compliance with Laws
.
(a) Except where the failure to be, or to have been, in compliance with such Laws has not been, and would not reasonably be expected to be, individually or in the aggregate, material to each of the Altimar

Parties, taken as a whole, each of the Altimar Parties are, and since their formation have been, in compliance with all applicable Laws and Governmental Orders. Each of Altimar and the Altimar Parties hold, and since its formation have held, all Permits necessary for the lawful conduct of their respective businesses, except where the failure to obtain the same, would not, individually or in the aggregate, reasonably be expected to be material to the Altimar Parties, taken as a whole. Since its formation, (i) neither Altimar nor any of the Altimar Parties has received any written notice of any violations of applicable Laws, Governmental Orders or Permits (other than allegations asserted by providers in connection with requests for claims adjustments by such providers in the ordinary course of business) and (ii) to the knowledge of Altimar, no assertion or Action of any violation of any Law, Governmental Order or Permit by Altimar or any of the Altimar Parties is currently threatened against Altimar or any of the Altimar Parties, in each case of (i) and (ii), except as would not, individually or in the aggregate, be material to the Altimar Parties, taken as a whole. As of the Execution Date, no investigation or review by any Governmental Authority with respect to Altimar or any of the Altimar Parties is pending or, to the knowledge of Altimar, threatened and no such investigations have been conducted by any Governmental Authority since its formation, in each case, other than those the outcome of which would not reasonably be expected to be, individually or in the aggregate, material to the Altimar Parties, taken as a whole.
(b) Since its formation, and except where the failure to be, or to have been, in compliance with such Laws would not, individually or in the aggregate, have a material adverse effect on the ability of Altimar or the Altimar Parties to enter into and perform its obligations under this Agreement or any Transaction Agreement to which Altimar or any of the Altimar Parties is a party, as applicable, (i) there has been no action taken by Altimar, any of the Altimar Parties, any of their respective officer or directors, or, to the knowledge of Altimar or any of the Altimar Parties, as applicable, any manager, employee, agent or representative of Altimar or any of the Altimar Parties, in each case, acting on behalf of Altimar or any of the Altimar Parties, in material violation of any applicable Anti-Corruption Law, (ii) neither Altimar nor any of the Altimar Parties, nor, to the knowledge of Altimar, any other Person acting for or on behalf of any of the foregoing, has been convicted of violating any Anti-Corruption Laws or subjected to any investigation by a Governmental Authority for a material violation of any applicable Anti-Corruption Laws, (iii) neither Altimar nor any of the Altimar Parties nor, to the knowledge of Altimar, any other Person acting for or on behalf of any of the foregoing, has conducted or initiated any internal investigation or made a voluntary, directed, or involuntary disclosure to any Governmental Authority regarding any alleged act or omission arising under or relating to any material noncompliance with any Anti-Corruption Law and (iv) neither Altimar nor any of the Altimar Parties nor, to the knowledge of Altimar, any other Person acting for or on behalf of any of the foregoing, has received any written notice or citation, or to the knowledge of Altimar, any non-written
notice, from a Governmental Authority for any actual or potential material noncompliance with any applicable Anti-Corruption Law.
(c) No Altimar Party or, to the knowledge of Altimar, any of their respective officers, directors, employees, members or partners is now, or has ever been, (i) ineligible or subject to disqualification, including pursuant to Section 203(e) or 203(f) of the Investment Advisers Act, to serve as an investment adviser or person associated with an investment adviser, (ii) subject to “bad actor disqualification” described in Rule 506(d) of the Securities Act, (iii) subject to any order of any Governmental Authority that enjoins it from engaging in or continuing any conduct or practice in connection with any activity involving the purchase or sale of any security or (iv) ineligible to serve as a broker-dealer or an “associated person” (within the meaning of section 3(a)(18) of the Exchange Act) of a broker-dealer under Section 15(b) of the Exchange Act (including being subject to any “statutory disqualification” as defined in Section 3(a)(39) of the Exchange Act).
Section 6.07
Financial Ability; Trust Account
.
(a) As of the Execution Date, there is approximately $345 million invested in a trust account (the “
Trust Account
”), maintained by Continental Stock Transfer & Trust Company, acting as trustee (the “
Trustee
”), pursuant to the Investment Management Trust Agreement, dated February 4, 2021, by and between Altimar and the Trustee on file with the SEC Reports of Altimar as of the Execution Date (the “
Trust Agreement
”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, Altimar Organizational Documents and Altimar’s final prospectus dated February 5, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule
2a-7
promulgated under the Investment Company Act of 1940, as amended. Altimar has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. As of the Execution Date, there are no claims or proceedings pending with respect to the Trust Account. Since February 9, 2021, Altimar has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement). As of the Closing, the obligations of Altimar to dissolve or liquidate pursuant to the Altimar Organizational Documents shall terminate, and, as of the Closing, Altimar shall have no obligation whatsoever pursuant to the Altimar Organizational Documents to dissolve and liquidate the assets of Altimar by reason of the consummation of the transactions contemplated hereby. To Altimar’s knowledge, as of the Execution Date, following the Closing, no stockholder of Altimar shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to have its shares of Cayman Ordinary Shares redeemed pursuant to the Altimar Stockholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Altimar and, to the knowledge of Altimar, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Altimar, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the SEC Reports to be inaccurate or (ii) entitle any Person (other than stockholders of Altimar who shall have elected to redeem their Cayman Ordinary Shares pursuant to the Altimar Stockholder Redemption or as contemplated herein) to any portion of the proceeds in the Trust Account.
(b) As of the Execution Date, assuming the accuracy of the representations and warranties of Fathom and the Fathom Blockers contained herein and the compliance by Fathom and the Fathom Blockers with their respective obligations hereunder, Altimar has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied.
(c) As of the Execution Date, Altimar does not have, or have any present intention, agreement, arrangement or understanding to enter into or incur, any obligations with respect to or under any Indebtedness.
Section 6.08
Brokers
’
Fees
. Except for fees described on
Schedule 6.08
of the Altimar Schedules, no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by Altimar or any of its Affiliates, including the Founders.
Section 6.09
SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities
.
(a) Altimar has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since its initial public offering (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “
SEC Reports
”). None of the SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the Execution Date or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC as in effect on the date such SEC Reports were filed with the SEC, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form
10-Q
of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end
adjustments and the absence of complete footnotes) in all material respects the financial position of Altimar as of the respective dates thereof and the results of its operations and cash flows for the respective periods then ended. Altimar has not had any material off-balance
sheet arrangements that are not disclosed in the SEC Reports.
(b) Altimar has established and maintains disclosure controls and procedures (as defined in
Rule 13a-15
under the Exchange Act). Such disclosure controls and procedures are designed to ensure that material information relating to Altimar is made known to Altimar’s principal executive officer and its principal financial officer, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared. To Altimar’s knowledge and except as disclosed in the SEC Reports, such disclosure controls and procedures are effective in timely alerting Altimar’s principal executive officer and principal financial officer to material information required to be included in Altimar’s periodic reports required under the Exchange Act. Altimar has established and maintained a system of internal controls. To Altimar’s knowledge and except as disclosed in the SEC Reports, such internal controls are sufficient to provide reasonable assurance regarding the reliability of Altimar’s financial reporting and the preparation of Altimar’s financial statements for external purposes in accordance with GAAP.
(c) There are no outstanding loans or other extensions of credit made by Altimar to any executive officer (as defined in Rule
3b-7
under the Exchange Act) or director of Altimar. Altimar has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.
(d) Neither Altimar (including any employee thereof) nor Altimar’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Altimar, (ii) any fraud, whether or not material, that involves Altimar’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Altimar or (iii) any claim or allegation regarding any of the foregoing.
(e) To the knowledge of Altimar, as of the Execution Date, there are no outstanding SEC comments from the SEC with respect to the SEC Reports. To the knowledge of Altimar, none of the SEC Reports filed on or prior to the Execution Date is subject to ongoing SEC review or investigation as of the Execution Date.
Section 6.10
Business Activities
.
(a) Since its organization, Altimar has not conducted any material business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Altimar Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Altimar or to which Altimar is a party which has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Altimar or any acquisition of property by Altimar or the conduct of business by Altimar as currently conducted or as contemplated to be conducted as of the Closing, other than such effects, individually or in the aggregate, which have not had and would not reasonably be expected to have a material adverse effect on the ability of Altimar to enter into and perform its obligations under this Agreement.
(b) Altimar does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity, except the Altimar Parties and for this Agreement and the transactions contemplated by this Agreement. Except for this Agreement and the Transactions, neither Altimar nor any of its Subsidiaries has any interests, rights, obligations or Liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) There is no liability, debt or obligation against Altimar or its Subsidiaries, except for Liabilities and obligations (i) reflected or reserved for on Altimar’s consolidated balance sheet as of March 31, 2021 or disclosed in the notes thereto (other than any such Liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Altimar and its Subsidiaries, taken as a whole), (ii) that have arisen since March 31, 2021 in the ordinary course of the operation of business of Altimar and its Subsidiaries (other than any such Liabilities as are not and would not be, in the aggregate, material to Altimar and its Subsidiaries, taken as a whole), (iii) disclosed in the Altimar Schedules or (iv) incurred in connection with or contemplated by this Agreement and/or the Transactions.
(d) Except for this Agreement and the agreements expressly contemplated hereby or as set forth on
Schedule 6.10(d)
of the Altimar Schedules, Altimar is, and at no time has been, party to any Contract with any other Person that would require payments by Altimar in excess of $1,000 monthly, $50,000 in the aggregate with respect to any individual Contract or more than $100,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby (including any agreements permitted by
Section
 9.02
) and Contracts set forth on
Schedule 6.10(d)
of the Altimar Schedules).
Section 6.11
Employee Benefit Plans; Employees
. Except as may be contemplated by the Omnibus Incentive Plan Proposal, neither Altimar nor any of its Subsidiaries maintains, contributes to, or could reasonably be expected to have any obligation or liability (contingent or otherwise) under any “employee benefit plan” as defined in Section 3(3) of ERISA or any stock purchase, stock option, severance, employment, individual consulting, retention, change-in-control,
fringe benefit, bonus, incentive, deferred compensation, employee loan and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA, whether form or informal, and whether written or unwritten. No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or cancellation of indebtedness) by any current or former officer, director, or other service provider of Altimar or any Subsidiary of Altimar who is a “disqualified individual” within the meaning of Section 280G of the Code could reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the transactions contemplated by this Agreement. There are no, and have been no, employees of Altimar or its Subsidiaries on or prior to the Closing.
Section 6.12
Tax Matters
. Except as would not constitute a material adverse effect on Altimar:
(a) All Tax Returns required by Law to be filed by Altimar have been duly filed within the applicable time limits (after taking into account any valid extensions) and those Tax Returns were, and remain, true, correct, and complete in all respects.
(b) All amounts of Taxes due and owing by Altimar have been paid within applicable time limits, and since the date of Altimar’s consolidated balance sheet for the three months ended March 31, 2021, Altimar has not incurred any material Tax liability outside the ordinary course of business.
(c) Altimar has (i) withheld all amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, vendor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, and within applicable time limits, such amounts to the appropriate Governmental Authority and (iii) complied in all respects with applicable Law with respect to Tax withholding.
(d) Altimar is not currently subject to any audit, assessment, visit, discovery, examinations, investigations, administrative proceeding or judicial proceeding with respect to Taxes.
(e) Altimar does not have, nor expects to have, any liability for the Taxes of any Person (i) under Treasury Regulations
Section 1.1502-6
(or any similar provision of state, local or foreign law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for Liabilities pursuant to commercial contracts not primarily relating to Taxes).

(f) To the knowledge of Altimar, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent, impair or impede the Transactions from qualifying for the Intended Tax Treatment.
Section 6.13
Capitalization
.
(a) The authorized capital stock of Altimar consists of 500,000,000 Cayman Class A Ordinary Shares, of which 34,500,000 are issued and outstanding as of the Execution Date, and 50,000,000 Cayman Class B Ordinary Shares, of which 8,625,000 are issued and outstanding. Altimar has issued 9,900,000 Cayman Founder Warrants that entitle the Sponsor to purchase Cayman Class A Ordinary Shares at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement and (y) 8,625,000 Cayman
Non-Founder
Warrants that entitle the holder to purchase Cayman Class A Ordinary Shares at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement. All of the issued and outstanding Cayman Ordinary Shares and Cayman Warrants (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, (iii) were not issued in breach or violation of any preemptive rights or Contract and (iv) subject to the Transaction Agreements, are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the SEC Reports with respect to certain Cayman Ordinary Shares held by the Founders. Except as (x) set forth on
Section
 6.13
of the Altimar Schedules, (y) set forth in this Agreement (including as set forth in this
Section
 6.13)
) or the Transaction Agreements or (z) disclosed in the SEC Reports, as of the Execution Date, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Cayman Ordinary Shares or the equity interests of Altimar, or any other Contracts to which Altimar is a party or by which Altimar is bound obligating Altimar to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Altimar, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Altimar. Except as disclosed in the SEC Reports, the Altimar Organizational Documents or in the Sponsor Agreement, there are no outstanding contractual obligations of Altimar to repurchase, redeem or otherwise acquire any securities or equity interests of Altimar or make payments in respect of such securities, including based on the value thereof, or to make any investment (in the form of a loan, capital contribution or otherwise) in any other Person. There are no outstanding bonds, debentures, notes or other indebtedness of Altimar having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Altimar’s stockholders may vote. Except as disclosed in the SEC Reports, Altimar is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Cayman Ordinary Shares or any other equity interests of Altimar. Altimar does not own any capital stock or any other equity interests in any other Person or has any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.
(b) As of the Execution Date, no Person and no syndicate or “group” (as defined in the Exchange Act and the rules thereunder) of a Person owns directly or indirectly beneficial ownership (as defined in the Exchange Act and the rules thereunder) of securities of Altimar representing 35% or more of the combined voting power of the issued and outstanding securities of Altimar.
Section 6.14
Status of Other Altimar Parties
. Each Altimar Party (other than Altimar) was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has not conducted any business and has no assets, Liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any Transaction Agreement to which it is a party, as applicable, and the other transactions contemplated by this Agreement and such Transaction Agreements, as applicable.

Section 6.15
NYSE Stock Market Listing
. The issued and outstanding units of Altimar, each such unit comprised of one Cayman Class A Ordinary Share and one-fourth
of one Cayman Warrant, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “ATMR.U”. The issued and outstanding Cayman Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “ATMR”. The issued and outstanding Cayman
Non-Founder
Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the NYSE under the symbol “ATMR WS”. Except as disclosed in the SEC Reports, Altimar is in compliance with the rules of the NYSE and there is no Action pending or, to the knowledge of Altimar, threatened against Altimar by the NYSE or the SEC with respect to any intention by such entity to deregister the Cayman Class A Ordinary Shares or Cayman
Non-Founder
Warrants or terminate the listing of Cayman Class A Ordinary Shares or Cayman
Non-Founder
Warrants on the NYSE. None of Altimar or its Affiliates has taken any action in an attempt to terminate the registration of the Cayman Class A Ordinary Shares or
Non-Founder
Altimar Warrants under the Exchange Act except as contemplated by this Agreement. Except as disclosed in the SEC Reports, as of the Execution Date, Altimar has not received any notice from the NYSE or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Altimar Class A Ordinary Shares from the NYSE or the SEC.
Section 6.16
PIPE Investment
.
(a) Altimar has delivered to Fathom true, correct and complete copies of each of the PIPE Subscription Agreements entered into by Altimar and Fathom with the applicable PIPE Investors named therein on or prior to the Execution Date, pursuant to which the PIPE Investors have committed to provide equity financing solely for purposes of consummating the Transactions in the aggregate amount of $80,000,000 (the “
PIPE Investment Amount
”). To the knowledge of Altimar, with respect to each PIPE Investor, the PIPE Subscription Agreement with such PIPE Investor is in full force and effect and has not been withdrawn or terminated, or otherwise amended, modified or waived, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Altimar. Each PIPE Subscription Agreement is a legal, valid and binding obligation of Altimar and, to the knowledge of Altimar, each PIPE Investor, and neither the execution or delivery by Altimar nor the performance of Altimar’s obligations under any such PIPE Subscription Agreement violates any Laws. The PIPE Subscription Agreements provide that Altimar is a party thereto and is entitled to enforce such agreements against the PIPE Investor. There are no other agreements, side letters, or arrangements between Altimar and any PIPE Investor relating to any PIPE Subscription Agreement that could affect the obligation of such PIPE Investors to contribute to Altimar the applicable portion of the PIPE Investment Amount set forth in the PIPE Subscription Agreement of such PIPE Investor, and, as of the Execution Date, Altimar does not know of any facts or circumstances that would reasonably be expected to result in any of the conditions set forth in any PIPE Subscription Agreement not being satisfied, or the PIPE Investment Amount not being available to Altimar, on the Closing Date. As of the Execution Date, no event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Altimar under any material term or condition of any PIPE Subscription Agreement that it will be unable to satisfy in all material respects on a timely basis any term or condition of closing to be satisfied by it contained in any PIPE Subscription Agreement. The PIPE Subscription Agreements contain all of the conditions precedent (other than the conditions contained in the other Transaction Agreements) to the obligations of the PIPE Investors to contribute to Company the applicable portion of the PIPE Investment Amount set forth in the PIPE Subscription Agreements on the terms therein.
(b) No fees, consideration or other discounts are payable or have been agreed by Altimar or any of its Subsidiaries to any PIPE Investor in respect of its PIPE Investment, except as set forth in the PIPE Subscription Agreements or on
Schedule
 6.16(b)
of the Fathom Schedules.
Section 6.17
Sponsor Agreement
. Altimar has delivered to Fathom a true, correct and complete copy of the Sponsor Agreement. The Sponsor Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended, modified or waived, in any respect, and no withdrawal, termination, amendment or modification is contemplated by Altimar. The Sponsor Agreement is a legal, valid and binding obligation of Altimar and, to the knowledge of Altimar, each other party thereto and neither the execution or delivery by any party thereto, nor the performance of any party’s obligations under, the Sponsor Agreement violates any provision of, or results in the breach of or default under, or requires filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of Altimar under any material term or condition of the Sponsor Agreement.
Section 6.18
Contracts; No Defaults; Affiliate Agreements
.
(a) All Contracts material to Altimar to which, as of the Execution Date, Altimar is a party or by which any of its assets are bound are set forth on
Schedule 6.18
of the Altimar Schedules and have been previously made available to Fathom by Altimar.
(b) Except for any material Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any material Contract of the type described in
Section
 6.18(a)
, (i) such material Contracts are in full force and effect and represent the legal, valid and binding obligations of Altimar and, to the knowledge of Altimar, represent the legal, valid and binding obligations of the other parties thereto, and, to the knowledge of Altimar, are enforceable by Altimar to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law). Altimar has not received written notice that it is in material default under any material Contract of the type described in
Section
 6.18(a)
to which it is a party in the one year immediately preceding the Execution Date which notice of default is still outstanding at the Execution Date.
(c) Except as set forth in
Schedule 6.18(c)
of the Altimar Schedules, and other than the private placement of securities in connection with Altimar’s initial public offering, Altimar is not a party to any transaction, agreement, arrangement or understanding with any (i) present or former equityholder, executive officer or director of Altimar, (ii) beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the capital stock or equity interests of any of Altimar or its Subsidiaries or (iii) Affiliate, “associate” or member of the “immediate family” (as such terms are respectively defined in Rules
12b-2
and
16a-1
of the Exchange Act) of any of the foregoing (each of the foregoing, an “
Altimar Affiliate Agreement
”). Altimar has made available to Fathom true, correct and complete copies of each Contract or other relevant documentation (including any amendments or modifications thereto) available with respect to any Altimar Affiliate Agreement.
Section 6.19
Title to Property
. Altimar does not (a) own or lease any real or personal property or (b) is not a party to any agreement or option to purchase any real property or other material interest therein. Subject to the restrictions on use of the Trust Account set forth in the Trust Agreement, Altimar owns good and marketable title to, or holds a valid leasehold interest in, or a valid license to use, all of the assets used by Altimar in the operation of its business and which are material to Altimar, in each case, free and clear of any Liens (other than Permitted Liens).
Section 6.20
Investment Company Act
. Altimar is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
Section 6.21
Altimar Stockholders
. No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state currently has a substantial interest (as defined in 31 C.F.R. Part 800.244) in Altimar and no such foreign person will have a substantial interest in Altimar or Fathom as a result of the Merger such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401.

ARTICLE VII
REPRESENTATIONS AND WARRANTIES OF THE FATHOM BLOCKERS
The Fathom Blockers each hereby severally, and not jointly, solely with respect to itself and not any other Person, represents and warrants to the Altimar Parties as follows:
Section 7.01
Organization
. Such Fathom Blocker has been duly formed or organized as a limited liability company and is validly existing and in good standing under the laws of its jurisdiction of formation or organization. Such Fathom Blocker has all requisite power and authority to own, operate and lease its properties, rights and assets and to conduct its business as it is now being conducted, except where such failure to be in good standing or to have such organizational power and authority would not, individually or in the aggregate, constitute a material adverse effect on the ability of such Fathom Blocker to enter into this Agreement or consummate the transactions contemplated hereby. The copies of the organizational documents of such Fathom Blocker, as in effect on the Execution Date, and previously made available by Fathom to Altimar are (i) true, correct and complete and (ii) in full force and effect. Such Fathom Blocker is duly licensed or qualified and in good standing as a foreign entity in each jurisdiction in which the ownership of its property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of such Fathom Blocker to enter into this Agreement or consummate the transactions contemplated hereby. Such Fathom Blocker is not in violation of any of the provisions of its organizational documents.
Section 7.02
Authorization
. Such Fathom Blocker has the requisite organizational power and authority to execute and deliver this Agreement and each Transaction Agreement to which it is a party and to perform all obligations to be performed by it hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby has been duly authorized by the board of directors, managing member, general partner or equivalent governing body of such Fathom Blocker, and upon the Fathom Blocker Written Consents becoming effective, no other organizational action or proceeding on the part of such Fathom Blocker (including any equityholders thereof) is necessary to authorize or adopt this Agreement or such Transaction Agreements or to approve the Transactions and the consummation thereof. This Agreement has been, and each such Transaction Agreement will (when executed and delivered) be, duly and validly executed and delivered by such Fathom Blocker and, assuming due and valid authorization, execution and delivery by each other party hereto and thereto, this Agreement constitutes, and each such Transaction Agreement will constitute, a valid and binding obligation of such Fathom Blocker, enforceable against such Fathom Blocker in accordance with its terms, subject to the Enforceability Exceptions.
Section 7.03
No Conflict
. Subject to the receipt of the consents, approvals, authorizations and other requirements set forth in
Section
 7.04
, the execution, delivery and performance of this Agreement and each Transaction Agreement to which such Fathom Blocker is party by such Fathom Blocker and the consummation of the transactions contemplated hereby and thereby do not and will not (a) conflict with or violate any provision of, or result in the breach of or default under, the certificate of formation, certificate of limited partnership or other organizational or governing documents of such Fathom Blocker, (b) violate any provision of, or result in the breach of or default by such Fathom Blocker under, or require any filing, registration or qualification under, any applicable Law, (c) require any consent, waiver or other action by any Person under, violate, or result in a breach of, constitute a default under, result in the acceleration, cancellation, termination or modification of, or create in any party the right to accelerate, terminate, cancel or modify, any Contract, (d) result in the creation of any Lien upon any of the properties, rights or assets of a Fathom Blocker, (e) constitute an event which, after notice or lapse of time or both, would result in any such violation, breach, termination, acceleration, modification, cancellation or creation of a Lien or (f) result in a violation or revocation of any license, permit or approval from any Governmental Authority or other Person, except, (i) in the case of clause (b) above, for such violations, breaches or defaults that would not, individually or in the aggregate, be material to such Fathom

Blocker, and (ii) in the case of clauses (c), (d), (e) and (f) above, for such violations, conflicts, breaches, defaults or failures to act which would not, individually or in the aggregate, reasonably be expected to be material to such Fathom Blocker (as applicable) or have a material adverse effect on the ability of such Fathom Blocker to enter into and perform their respective obligations under this Agreement or any Transaction and consummate the transactions contemplated hereby and thereby.
Section 7.04
Governmental Authorities; Consents
. Assuming the truth and completeness of the representations and warranties of Fathom and Altimar contained in this Agreement, no Governmental Filing is required on the part of such Fathom Blocker with respect to such Fathom Blocker’s execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except for (a) applicable requirements of the HSR Act and any other applicable Antitrust Laws or applicable Foreign Investment Laws, (b) any actions, consents, approvals, permits or authorizations, designations, declarations or filings, the absence of which would not, individually or in the aggregate, reasonably be expected to be material to such Fathom Blocker and (c) as otherwise disclosed on
Schedule 5.05
of the Fathom Schedules
.
Section 7.05
Capitalization
.
Schedule 7.05
of the Fathom Schedules sets forth, as of the Execution Date, the number and class of all of the issued and outstanding equity interests of such Fathom Blocker, the record and beneficial owners thereof and the number and class of equity interests held by each such record and beneficial owner. The outstanding equity interests of such Fathom Blocker (i) have been duly authorized and validly issued, (ii) were issued in compliance in all material respects with applicable Law and (iii) were not issued in breach or violation of any preemptive rights or Contract. There are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for equity interests of such Fathom Blocker, or any other Contracts to which such Person is a party or by which such Person is bound obligating such Person to issue or sell any equity interests in or debt securities of, such Person, and (ii) no equity equivalents, stock or equity appreciation rights, phantom stock ownership interests or similar rights in such Fathom Blocker. There are no outstanding contractual obligations of such Fathom Blocker to repurchase, redeem or otherwise acquire any securities or equity interests of such Person. There are no outstanding bonds, debentures, notes or other indebtedness of such Fathom Blocker having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which such Person’s equityholders may vote. Other than with respect to the organizational documents of such Fathom Blocker in effect as of the Execution Date, such Fathom Blocker is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to any equity interests of such Fathom Blocker. Other than with respect to Fathom, such Fathom Blocker does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.
Section 7.06
Holding Company; Ownership
. Each Fathom Blocker is a holding company and was formed solely for the purpose of holding equity interests of Fathom and has not conducted any business prior to the Execution Date other than activities incidental to its ownership of the equity interests of Fathom and has no assets (other than cash, which may be used or distributed by such Fathom Blocker), Liabilities or obligations of any nature other than those incident to its formation and organization and maintenance of its existence and ownership of the equity interests of Fathom. Such Fathom Blocker is (directly or indirectly) the owner of Fathom Units, and following the
Pre-Closing
Reorganization and as of immediately prior to the Closing, such Fathom Blocker will (i) directly be the owner(s) of record of all Fathom Units directly or indirectly owned by such Fathom Blocker as of the Execution Date, and (ii) have good and valid title to all such Fathom Units, free and clear of any Liens (other than transfer restrictions arising under applicable Securities Laws and the Fathom organizational documents).
Section 7.07
Litigation and Proceedings
. As of the Execution Date, there are no pending or, to the knowledge of such Fathom Blocker, threatened in writing Actions against such Fathom Blocker or any of its properties, rights or assets, except for such Actions that would not reasonably be expected to be material to such Fathom Blocker or have a material adverse effect on the ability of such Fathom Blocker to enter into and perform its respective obligations under this Agreement or any Transaction Agreement to which such Fathom Blocker is a party. There is no Governmental Order imposed upon or, to the knowledge of such Fathom Blocker, threatened in writing against such Fathom Blocker or any of its respective properties, rights or assets that would, individually or in the aggregate, reasonably be expected to be material to such Fathom Blocker. There is no unsatisfied judgment or any open injunction binding upon such Fathom Blocker which would, individually or in the aggregate, reasonably be expected to be material to such Fathom Blocker or which would, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Fathom or its Subsidiaries to consummate the Transactions.
Section 7.08
Brokers
’
Fees
. Except for fees described on
Schedule 5.23
of the Fathom Schedules, no broker, finder, financial advisor, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other similar fee, commission or other similar payment in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Fathom Blocker or any of its respective Subsidiaries or any of its Affiliates.
Section 7.09
Related Party Transactions
. Except for the Contracts set forth on
Schedule Section
 7.09
of the Fathom Schedules, there are no Contracts or other arrangements or transactions, including any outstanding Indebtedness, between such Fathom Blocker, on the one hand, and, on the other hand, (i) any Affiliate, officer or director of such Fathom Blocker or, to such Fathom Blocker’s knowledge, any Affiliate of any of them, (ii) any present or former officer or director of Fathom or its Subsidiaries, (iii) any beneficial owner (within the meaning of Section 13(d) of the Exchange Act) of 5% or more of the equity interests of any of Fathom or its Subsidiaries or (iv) any Affiliate, “associate” or to Fathom’s knowledge, any member of the “immediate family” (as such terms are respectively defined in Rules
12b-2
and
16a-1
of the Exchange Act) of the foregoing (the “
Blocker Related Party Transactions
”).
Section 7.10
Proxy Statement
. Subject to
Section
 10.01(f)
, none of the information relating to such Fathom Blocker supplied or to be supplied by such Fathom Blocker, or by any other Person acting on behalf of such Fathom Blocker, in writing specifically for inclusion or incorporation by reference in the registration statement on Form
S-4
(including the Proxy Statement/Consent Solicitation Statement/Prospectus contained therein) will, as of the date the registration statement is declared effective under the Securities Act and the date the Proxy Statement/Consent Solicitation Statement/Prospectus (or any amendment or supplement thereto) is first mailed to Altimar’s stockholders, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
Section 7.11
Taxes
. Except as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on such Fathom Blocker:
(a) All Tax Returns required by Law to be filed by such Fathom Blocker have been duly filed within the applicable time limits (after taking into account any valid extensions) and those Tax Returns were, and remain, true, correct, and complete, and are not (nor is anything in them) the subject of any dispute with any Governmental Authority.
(b) All amounts of Taxes due and owing by such Fathom Blocker have been paid within applicable time limits other than Taxes which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which reserves have been established in accordance with GAAP, and since March 31, 2021 such Fathom Blocker has not incurred any Tax liability outside the ordinary course of business other than Taxes resulting from the Transactions.
(c) Such Fathom Blocker has (i) withheld all amounts of Taxes required to have been withheld by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis and within applicable time limits, such amounts to the appropriate Governmental Authority, and (iii) complied in all respects with applicable Law with respect to Tax withholding.
(d) Such Fathom Blocker is not engaged in any audit, assessment, visit, discovery, examinations, investigations, administrative proceeding or judicial proceeding with respect to Taxes. Such Fathom Blocker has not received any written notice from a Governmental Authority of a dispute, assessment, or claim with respect to Taxes, other than disputes or claims that have since been resolved, and no such claims have been communicated in writing. No written claim has been made by any Governmental Authority in a jurisdiction where such Fathom Blocker does not file a Tax Return that such Fathom Blocker is or may be subject to Taxes by, or required to file Tax Returns in, that jurisdiction in respect of Taxes that would be the subject of such Tax Return, which claim has not been resolved. There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, Taxes of such Fathom Blocker and no written request for any such waiver or extension is currently pending.
(e) During the
two-year
period ending on the Execution Date, such Fathom Blocker (or any predecessor thereof) has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock qualifying or intended to qualify for tax-free
treatment under Section 355 of the Code (or so much of Section 356 of the Code as relates to Section 355 of the Code).
(f) Such Fathom Blocker has not been a party to any “listed transaction” within the meaning of Treasury Regulations
Section 1.6011-4(b)(2).
(g) There are no Liens with respect to Taxes on any of the assets of such Fathom Blocker, other than Permitted Liens.
(h) Such Fathom Blocker has no, and does not expect to have any, liability for the Taxes of any Person (i) under Treasury Regulations
Section 1.1502-6
(or any similar provision of state, local or foreign Law), (ii) as a transferee or successor or (iii) by Contract (except, in each case, for Liabilities pursuant to commercial contracts not primarily relating to Taxes).
(i) To the knowledge of such Fathom Blocker, there are no facts, circumstances or plans that, either alone or in combination, could reasonably be expected to prevent, impair or impede the Transactions from qualifying for the Intended Tax Treatment.
(j) Such Fathom Blocker has complied in all respects with all applicable transfer pricing rules described in Section 482 of the Code and the regulations thereunder, or any corresponding or similar provision of state, local or foreign Law.
(k) Such Fathom Blocker will not be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (A) change in method of accounting under Section 481 of the Code (or similar provision of Law), or use of an improper method of accounting, for a taxable period ending on or prior to the Closing Date; (B) “closing agreement” within the meaning of Section 7121 of the Code (or similar provision of Law) executed on or prior to the Closing Date; (C) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or similar provision Law); (D) installment sale or open transaction disposition made on or prior to the Closing Date; or (E) advance payments, prepaid or deferred amounts received on or prior to the Closing Date, other than in the ordinary course of business.
(l) Such Fathom Blocker has not (A) deferred payment of the employer portion of FICA and Medicare Tax pursuant to Section 2302 of the CARES Act, or (B) claimed the employee retention credit pursuant to Section 2301 of the CARES Act.

(m) Such Fathom Blocker is, and has always been resident only in its jurisdiction of organization for Tax purposes and is not and has not been, treated as having a permanent establishment, branch or taxable presence in any jurisdiction other than in its jurisdiction of organization.
(n) Such Fathom Blocker is, and has all times since its formation been, properly treated as a C corporation for U.S. federal income tax purposes.
This
Section
 7.11
provides the sole and exclusive representations and warranties of the Fathom Blockers in respect of Tax matters.
ARTICLE VIII
COVENANTS OF FATHOM AND ITS SUBSIDIARIES AND THE FATHOM BLOCKERS
Section 8.01
Conduct of Business
. From the Execution Date until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “
Interim Period
”), Fathom and the Fathom Blockers shall, and Fathom shall cause its Subsidiaries to, except as expressly contemplated or permitted by this Agreement or the other Transaction Agreements (including the consummation of the
Pre-Closing
Reorganization), set forth on
Schedule 8.01
of the Fathom Schedules or consented to by Altimar (which consent shall not be unreasonably conditioned, withheld, delayed or denied), (a) use its commercially reasonable efforts to operate its business in the ordinary course of business consistent with past practice (including, for the avoidance of doubt, recent past practice in light of
COVID-19),
(b) use commercially reasonable efforts to preserve intact the current business organization and ongoing businesses of Fathom and its Subsidiaries and maintain the existing relations and goodwill of Fathom and its Subsidiaries with their respective material business partners and (c) use its commercially reasonable efforts to maintain its cash management practices, including continuing to accrue and collect accounts receivable, accruing and paying accounts payable and other expenses and establishing reserves for uncollectible accounts, in each case, in accordance with past cash management practices (including, for the avoidance of doubt, with respect to Fathom and its Subsidiaries and the Fathom Blockers). Notwithstanding anything to the contrary contained herein, nothing herein shall prevent Fathom or any of its Subsidiaries or the Fathom Blockers from taking or failing to take any necessary and commercially reasonably actions, in good faith, in response to any
COVID-19
Measures;
provided
, that, to the extent practicable, prior to taking any such material actions Fathom or the Fathom Blockers, as the case may be shall use good faith efforts to provide written notice to Altimar and consult with Altimar on such actions or, if not practicable, shall provide written notice reasonably promptly thereafter. Without limiting the generality of the foregoing, except as contemplated or permitted by this Agreement or the other Transaction Agreements, as set forth on
Schedule 8.01
of the Fathom Schedules, actions with respect to the
Pre-Closing
Reorganization in accordance with
Section
 2.01
, the usage or distribution of cash by the Fathom Blockers, as consented to by Altimar (which consent shall not be unreasonably conditioned, withheld, delayed or denied), or as required by Law, Fathom and each Fathom Blocker shall not, and Fathom shall cause its Subsidiaries not to, during the Interim Period, except as otherwise contemplated by this Agreement:
(a) change or amend its certificate of formation, limited liability company agreement, certificate of incorporation, bylaws or other organizational documents, except as otherwise required by Law;
(b) make, declare, set aside, establish a record date for or pay any dividend or distribution, other than (i) any dividends or distributions from any wholly owned Subsidiary of Fathom to Fathom or any other wholly owned Subsidiaries of Fathom, (ii) any tax distribution made pursuant to and in accordance with the Fathom LLCA or (iii) any dividends or distributions (including by redemption) of cash by the Fathom Blockers;
(c) (i) authorize for issuance, issue, deliver, sell, transfer, pledge, dispose of, encumber or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of, or membership or ownership interests in, Fathom or any of its Subsidiaries or any Fathom Blocker or (ii) authorize for issuance, issue, sell, transfer or grant any options, warrants, restricted stock units, performance stock units or other rights to purchase or obtain any shares of capital stock or any other equity, equity-based or voting securities of or ownership interests in Fathom or any of its Subsidiaries or any Fathom Blocker, or convertible into or exercisable or exchangeable for such securities or interests;
(d) sell, assign, transfer, convey, lease, pledge, license or abandon, let lapse, encumber, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any of its assets (including any equity or ownership interests), rights, properties or business, in each case, that are material to Fathom and its Subsidiaries, taken as a whole, other than with respect to Fathom and its Subsidiaries granting non-exclusive
licenses to customers, the sale or license of Software, goods and services to customers, or the sale or other disposition of IT Systems deemed by Fathom in its reasonable business judgment to be obsolete or no longer be material to the business of Fathom and its Subsidiaries, in each such case, in the ordinary course of business;
(e) (i) waive, release, settle, cancel or compromise any claim or Indebtedness owed to Fathom or any of its Subsidiaries or such Fathom Blocker, or (ii) waive, release, compromise, settle or satisfy any pending or threatened Action, with respect to Fathom and its Subsidiaries or such Fathom Blocker if such settlement (A) would require payment by Fathom, its Subsidiaries or such Fathom Blocker in an amount greater than $500,000 individually, or $1,000,000, in the aggregate, (B) includes the imposition of any material non-monetary
relief or material equitable restrictions (other than customary confidentiality obligations), or (C) involves a Governmental Authority or alleged criminal wrongdoing;
(f) directly or indirectly acquire, by merging or consolidating with, or by purchasing a material portion of the assets of, or by purchasing all of or a material equity or ownership interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof, other than, with respect to Fathom and its Subsidiaries, any such acquisitions that (i) do not exceed $500,000 individually, or $1,000,000, in the aggregate and (b) would not require financial statements to be included in any registration statement pursuant to Rule
3-05
of
Regulation S-X
under the Securities Act;
(g) make any loans or advance any money or other property to, or make any capital contribution or investment in, any Person (including to any of its officers, directors, agents or consultants), except for, with respect to Fathom and its Subsidiaries, (A) advances in the ordinary course of business consistent with past practice to Fathom Employees for expenses, (B) prepayments and deposits paid to suppliers of Fathom or any of its Subsidiaries in the ordinary course of business consistent with past practice, (C) intercompany loans, advances or capital contributions among Fathom and any of its Subsidiaries and
(D) pre-funding
of bank accounts for client related payments, or trade credit extended to customers or clients of Fathom or any of its Subsidiaries, in each case, in the ordinary course of business consistent with past practice;
(h) redeem, purchase or otherwise acquire, any shares of capital stock (or other equity or ownership interests) of Fathom or any of its Subsidiaries or any Fathom Blocker or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable or exercisable for any shares of capital stock (or other equity or ownership interests), or any “phantom” stock, “phantom” stock rights, stock appreciation rights, stock-based performance units or other securities the value of which is derived from the price or value of Fathom’s or its Subsidiaries’ equity securities, of Fathom or any of its Subsidiaries or any Fathom Blocker, other than (x) the redemption of Fathom Units held, directly or indirectly, by terminated employees of Fathom or any of its Subsidiaries in accordance with the Fathom LLCA and (y) any dividends or distributions (including by redemption or repurchase) of cash by the Fathom Blockers;
(i) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect (including by merger) any change in respect of any shares of capital stock or other equity or ownership interests in or securities of Fathom or any Fathom Blocker (including any such event that involves the creation of any new classes or series of equity or ownership interests);

(j) enter into, renew or amend in any material respect, any transaction or Contract relating to Fathom Transaction Expenses if such entry, renewal or amendment would result in additional Fathom Transaction Expenses that, individually or in the aggregate, exceed $5,000,000;
(k) make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, Liabilities or results of operations of Fathom and its Subsidiaries or such Fathom Blocker, as applicable, other than as may be required by a change in applicable Law or GAAP after the date hereof;
(l) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the transactions contemplated by this Agreement);
(m) make, revoke or change any material Tax election, adopt or change any annual Tax accounting period or any material accounting method with respect to Taxes, file any amended material Tax Return, settle, compromise or abandon any claim, investigation, audit or controversy relating to a material Tax liability, enter into any closing agreement with respect to any material amount of Taxes, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);
(n) change its residence for any Tax purposes;
(o) take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair or impede the Transactions from qualifying for the Intended Tax Treatment;
(p) directly or indirectly, incur, or modify in any material respect the terms of, or cancel or forgive any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, (i) the obligations of any Person for Indebtedness (other than Indebtedness under any Fathom Financing Agreement or capital leases entered into by Fathom or any of its Subsidiaries in the ordinary course of business consistent with past practice), (ii) to the extent in accordance with the covenants set forth in
Section
 10.10
or (iii) indebtedness for borrowed money incurred in the ordinary course of business (including, for the avoidance of doubt, any indebtedness incurred under revolving facility loans under the Fathom Credit Agreement to fund the business of Fathom and its Subsidiaries) in an amount not to exceed $5,000,000 in the aggregate;
(q) except as otherwise required by Law or the terms of any existing Fathom Benefit Plan as in effect on the Execution Date, (i) establish, adopt, enter into or amend any Fathom Benefit Plan or benefit plan of any Fathom Blocker providing for severance or termination benefits or termination payments or make any grant of severance or termination benefits or termination payments to any person other than as requested by Altimar in writing, (ii) make any grant of any cash retention payment to any Person, except (A) as requested by Altimar in writing or (B) in the ordinary course of business to Fathom Employees with an annual base salary of less than $250,000 provided that the aggregate amount of all grants permitted under this clause (ii)(B) shall not exceed $2,500,000 and shall not exceed $250,000 for any individual, or (iii) except in the ordinary course of business or as requested by Altimar, establish, adopt, enter into, amend in any material respect or terminate any Fathom Benefit Plan or collective bargaining agreement (except to the extent permitted to be established, adopted, entered into or amended in accordance with
Section
 8.01(p)(i)
);
(r) voluntarily fail to maintain in full force material insurance policies covering Fathom and its Subsidiaries or such Fathom Blocker and their respective properties, assets and businesses in a form and amount consistent with past practices;
(s) enter into, renew, modify or amend any transaction with, or with any Person that, to the knowledge of Fathom, is an Affiliate of, Fathom, CORE or any of their directors, officers or employees (excluding (i) transactions solely between or among Fathom and/or its wholly owned Subsidiaries, (ii) payments of annual compensation, provision of benefits or reimbursement of expenses in respect of members or stockholders who are Fathom Employees, (iii) commercial transactions between Fathom or its Subsidiaries and any portfolio companies of any such Persons in the ordinary course of business on arms’ length terms) and (iv) any dividends or distributions (including by redemption or repurchase) of cash by the Fathom Blockers);
(t) enter into any agreement that materially restricts the ability of Fathom or its Subsidiaries or any Fathom Blocker to engage or compete in any material line of business or in any geographic territory or enter into a new line of business that is material to Fathom and its Subsidiaries, taken as a whole; or
(u) enter into any agreement, or otherwise become obligated, to do any action prohibited under this
Section
 8.01
.
Section 8.02
Inspection
. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Fathom, the Fathom Blockers or any of their respective Subsidiaries by third parties that may be in Fathom’s, such Fathom Blockers or their respective Subsidiaries’ possession from time to time, and except for any information which (x) relates to interactions with prospective buyers of Fathom or its Subsidiaries or the negotiation of this Agreement or the Transactions, (y) is prohibited from being disclosed by applicable Law or (z) in the opinion of legal counsel of Fathom or the Fathom Blockers, as applicable, would result in the loss of attorney-client privilege or other privilege from disclosure, Fathom and the Fathom Blockers shall, and Fathom shall cause its Subsidiaries to, afford to Altimar and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of Fathom and its Subsidiaries and so long as reasonably feasible or permissible under applicable Law, to all of their respective properties, books, Contracts, commitments, Tax Returns, projections, plans, systems, records, commitments, analyses, financial and operating data and other information concerning their affairs, and appropriate officers and employees of the Fathom Blockers or Fathom and its Subsidiaries, as applicable, in each case, as Altimar and its Representatives may reasonably request solely for purposes of consummating the Transactions;
provided
,
however
, that Altimar shall not be permitted to perform any environmental sampling at any Leased Real Property, including sampling of soil, groundwater, surface water, building materials, or air or wastewater emissions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request pursuant to this
Section
 8.02
shall be made in a time and manner so as not to delay the Closing. All information obtained by Altimar and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Closing.
Section 8.03
No Claim Against the Trust Account
. Fathom acknowledges that substantially all of Altimar’s assets consist of the cash proceeds of its initial public offering (the “
IPO
”) and/or certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon), and all of those proceeds were deposited in the Trust Account for the benefit of Altimar’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of Altimar entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of Fathom and the Fathom Blockers hereby irrevocably waives (on its own behalf and shall cause each of their respective Subsidiaries and controlled Affiliates to waive) any and all right, title and interest, or any claim of any kind it has or may have in the future, as a result of or arising out of this Agreement or the transactions contemplated hereby, in or to any monies in the Trust Account (or distributions therefrom to Altimar public stockholders upon the redemption of their shares, the “
Trust Distributions
”), and agrees not to seek recourse against the Trust Account or the Trust Distributions, for any reason whatsoever as a result of or arising out of this Agreement. Each of Fathom and the Fathom Blockers agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Altimar to induce Altimar to enter in this Agreement, and Fathom and the Fathom Blockers further intend and understand such waiver to be valid, binding and enforceable against Fathom and the Fathom Blockers and each of their respective Subsidiaries and controlled Affiliates that they have the authority to bind under applicable Law.

Section 8.04
Proxy Solicitation; Consent Solicitation; Other Actions
.
(a) Fathom and the Fathom Blockers shall be available to, and Fathom and its Subsidiaries and the Fathom Blockers shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced notice, Altimar and its counsel and representatives in connection with (i) the drafting of the Form
S-4
and Proxy Statement/Consent Solicitation Statement/Prospectus and (ii) responding in a timely manner to comments on the Form
S-4
and Proxy Statement/Consent Solicitation Statement/Prospectus from the SEC. Without limiting the generality of the foregoing, Fathom shall reasonably cooperate with Altimar in connection with the preparation for inclusion in the Form
S-4
and Proxy Statement/Consent Solicitation Statement/Prospectus of pro forma financial statements that comply with the requirements of Regulation
S-X
under the rules and regulations of the SEC (as interpreted by the staff of the SEC).
(b) Subject to
Section
 10.01(f)
, from and after the date on which the Proxy Statement/Consent Solicitation Statement/Prospectus is mailed to Altimar’s stockholders, Fathom and the Fathom Blockers will give Altimar prompt written notice of any action taken or not taken by Fathom or its Subsidiaries, the Fathom Blockers or of any development regarding Fathom or its Subsidiaries or the Fathom Blockers, in any such case which is known by Fathom or such Fathom Blocker, that would cause the Proxy Statement/Consent Solicitation Statement/Prospectus to contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading;
provided
, that, if any such action shall be taken or fail to be taken or such development shall otherwise occur, Altimar and Fathom and, if applicable, such Fathom Blocker shall cooperate fully to cause an amendment or supplement to be made promptly to the Proxy Statement/Consent Solicitation Statement/Prospectus, such that the Proxy Statement/Consent Solicitation Statement/Prospectus no longer contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading;
provided
,
further
,
however
, that no information received by Altimar pursuant to this
Section
 8.04
shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Fathom Schedules.
(c) Fathom and the Fathom Blockers acknowledge and agree that the Fathom Written Consent and the Fathom Blockers Written Consents that have been delivered in connection with this Agreement shall become automatically effective upon the Form
S-4
becoming effective.
Section 8.05
Equityholder Notices; Information Statement
.
(a) As promptly as practicable after the Fathom Written Consent becomes effective, Fathom shall prepare and deliver to all holders of Fathom Units that did not execute the Fathom Written Consent a written notice of such circumstance (together with a reasonably detailed description of the actions taken thereby and any information required to be provided under applicable Law or such entity’s governing documents), which notice(s) shall be in form and substance reasonably acceptable to Altimar.
(b) As promptly as practicable following the Execution Date, to the extent reasonably agreed by Fathom and Altimar, Fathom and Altimar will cooperate to take such actions as may be necessary to facilitate the delivery of Closing Seller Equity Consideration and Fathom Earnout Consideration to any current or former Fathom employee in a manner compliant with applicable Law.
Section 8.06
Termination of Affiliate Transactions
. Prior to the Closing, except for this Agreement and any other Transaction Agreements, Fathom and the Fathom Blockers shall take, and cause to be taken, all actions necessary to cause all Fathom Related Party Transactions and all Blocker Related Party Transactions to be terminated as of or prior to the Closing without any further cost or Liability to Altimar or its Subsidiaries following the Closing, other than as set forth on
Schedule 8.06
of the Fathom Schedules.

Section 8.07
Non
-Solicitation by Fathom
. During the Interim Period, Fathom and the Fathom Blockers shall not take, nor shall Fathom or the Fathom Blockers permit any of their respective Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than Altimar and/or any of its Affiliates or Representatives) concerning any purchase of all or a material portion of Fathom’s or any Fathom Blocker’s voting, economic or other equity securities or the issuance and sale of any securities of, or membership interests in, Fathom or its Subsidiaries (other than any purchases of equity securities by Fathom from employees of Fathom or its Subsidiaries) or any Fathom Blocker, any merger or sale of substantial assets involving Fathom or its Subsidiaries, other than immaterial assets or assets sold in the ordinary course of business or transactions permitted by
Section
 8.01(d)
(each such acquisition or transaction, but excluding the Transactions, an “
Acquisition Transaction
”). Fathom shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the Execution Date with respect to, or which is reasonably likely to give rise to or result in, an Acquisition Transaction.
Section 8.08
PCAOB Audited Financials and Interim Financials
. Fathom shall use reasonable best efforts to deliver to Altimar true and complete copies of the audited consolidated and combined balance sheets of Fathom and its Subsidiaries as of December 31, 2019 and December 31, 2020, and the related audited consolidated and combined statements of income and cash flows of Fathom and its Subsidiaries for such years, each audited in accordance with the auditing standards of the PCAOB, together with (a) a “to be issued” audit report thereon from the auditor (collectively, the “
PCAOB Audited Financials
”) not later than fifteen (15) days after the Execution Date and (b) an audit report thereon not later than the date on which the Form
S-4
is submitted to the SEC including copies of the unaudited consolidated and combined balance sheets of Fathom and its Subsidiaries as of June 30, 2020 and June 30, 2021, and the related audited consolidated and combined statements of income and cash flows of Fathom and its Subsidiaries for the six (6) months then ended.
ARTICLE IX
COVENANTS OF ALTIMAR
Section 9.01
Indemnification and Insurance
.
(a) From and after the Fathom Effective Time, Altimar agrees that (to the maximum extent permitted by applicable Law) it shall indemnify and hold harmless each present and former director, manager and officer of Fathom, the Fathom Blockers and Altimar and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or Liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Fathom Effective Time, whether asserted or claimed prior to, at or after such effective time, to the fullest extent that Fathom, the Fathom Blockers, Altimar or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective certificate of incorporation, bylaws or other organizational documents in effect on the Execution Date to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, following the Closing, Altimar shall and shall cause each of its Subsidiaries (including Fathom) to, (i) maintain for a period of not less than six (6) years from the Closing provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors/managers that are no less favorable to those Persons than the provisions of such certificates of incorporation, bylaws and other organizational documents as of the Execution Date and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.
(b) For a period of six (6) years from the Closing, Altimar shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Altimar’s, a Fathom Blocker’s, Fathom’s or any of their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Fathom or Altimar, as applicable, or their respective agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall Altimar or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Fathom Blockers, Fathom and its Subsidiaries and Altimar and its Subsidiaries for such insurance policy for the year ended December 31, 2021;
provided
,
however
, that Fathom and Altimar may, in the alternative, cause coverage to be extended under such Fathom Blocker’s, Fathom’s or Altimar’s, as applicable, current directors’ and officers’ liability insurance by obtaining a six-year
“tail” policy containing terms not less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Closing (the “
D&O Tail
”), except that in no event shall Altimar or its Subsidiaries be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by such Fathom Blocker, Fathom and its Subsidiaries or Altimar and its Subsidiaries, as applicable, for such current insurance.
(c) Altimar, the Fathom Blockers and Fathom hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this
Section
 9.01
may have certain rights to indemnification, advancement of expenses and/or insurance provided by current equityholders, members, or other Affiliates of such equityholders or members (“
Indemnitee Affiliates
”) separate from the indemnification obligations of Altimar, the Fathom Blockers, Fathom and their respective Subsidiaries hereunder. The Parties hereby agree, following the Closing, (i) that Altimar, Fathom and their respective Subsidiaries are the indemnitors of first resort (i.e., its obligations to the indemnified Persons under this
Section
 9.01
are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or Liabilities incurred by the indemnified Persons under this
Section
 9.01
are secondary), (ii) that Altimar, Fathom and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this
Section
 9.01
and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by Altimar’s or Fathom’s and their respective Subsidiaries’ governing documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this
Section
 9.01
may have against any Indemnitee Affiliate, subject to such indemnified Person providing an undertaking to refund any and all such advances to Altimar in the event that it is determined (by a final non-appealable
judgment) that such indemnified Person is not entitled to indemnification, and (iii) except with respect to employees and as set forth in the immediately preceding clause (ii), that the Parties (on behalf of themselves and their respective Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.
(d) Notwithstanding anything contained in this Agreement to the contrary, this
Section
 9.01
shall survive the consummation of the Mergers indefinitely and shall be binding, jointly and severally, on the Altimar Surviving Entity and the Fathom Surviving Entity, and all successors and assigns of the Altimar Surviving Entity and the Fathom Surviving Entity. In the event that the Altimar Surviving Entity or the Fathom Surviving Entity or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, Altimar shall take reasonable best efforts to ensure that proper provision shall be made so that the successors and assigns of the Altimar Surviving Entity or the Fathom Surviving Entity, as the case may be, shall succeed to the obligations set forth in this
Section
 9.01
.
Section 9.02
Conduct of Altimar During the Interim Period
.
(a) During the Interim Period, except as set forth on
Schedule 9.02
of the Altimar Schedules or as contemplated by this Agreement or as consented to by Fathom in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), no Altimar Party shall, and shall not permit any of its respective Subsidiaries to:
(i) change, modify or amend the Trust Agreement or the Altimar Organizational Documents;
(ii) other than in connection with the Domestication, Altimar Stockholder Redemption or as otherwise required in order to consummate the transactions contemplated hereby, (A) declare, make or pay any dividend, other distribution or return of capital (whether in cash or in kind), (B) split, combine or reclassify any capital stock of, or other equity interests in, Altimar; or (C) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock of, or other equity interests in, Altimar;
(iii) take any action, or knowingly fail to take any action, which action or failure to act would reasonably be expected to prevent, impair or impede the Transactions from qualifying for the Intended Tax Treatment;
(iv) make, revoke or change any material Tax election, adopt or change any annual Tax accounting period or any material accounting method with respect to Taxes, file any amended material Tax Return, settle, compromise or abandon any claim, investigation, audit or controversy relating to a material Tax liability, enter into any closing agreement with respect to any material amount of Taxes, surrender any right to claim a material refund of Taxes or consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, or enter into any Tax sharing or similar agreement (excluding any commercial contract not primarily related to Taxes);
(v) (A) enter into, renew or amend in any material respect, any transaction or Contract relating to Altimar Transaction Expenses if such entry, renewal or amendment would result in additional Altimar Transaction Expenses that, individually or in the aggregate, exceed $5,000,000 (and in all cases subject to
Section
 9.02(a)(iv)
), (B) cause or permit any Altimar Transaction Expenses of the type contemplated by clauses (i)
 through
(viii)
of the definition thereof to be incurred if the sum of (1) the amounts contemplated by clauses (i)
 through
(viii)
of the definition thereof, up to a maximum amount of $25,700,000, plus
(2) the amounts contemplated by
clauses (ix)
,
(x)
and
(xi)
 of the definition thereof, exceeds $27,000,000 in the aggregate, or (C) incur any material Altimar Transaction Expenses of the type contemplated by clauses (x)
 or
(xi)
of the definition thereof without the prior written consent of Fathom (not to be unreasonably withheld);
(vi) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability, in each case, subject to
Section
 10.09
;
(vii) except as contemplated by the Omnibus Incentive Plan Proposal, enter into any employment contract or collective bargaining agreement, pay any special bonus or special remuneration to any director, officer, employee or contractor, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or independent contractors;
(viii) acquire by merging or consolidating with, or by purchasing the assets of, or by any other manner, any business or Person or division thereof or otherwise acquire any assets;
(ix) adopt a plan of complete or partial liquidation, dissolution, merger, division transaction, consolidation or recapitalization;
(x) incur, guarantee or otherwise become liable for (whether directly, contingently or otherwise) any Indebtedness;
(xi) (A) offer, issue, deliver, grant or sell, or authorize or propose to offer, issue, deliver, grant or sell, any capital stock of, other equity interests, equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in, Altimar or any of its Subsidiaries or any securities convertible into, or any rights, warrants or options to acquire, any such capital stock or equity interests, other than the issuance of Altimar Class A Common Stock in connection with the PIPE Investment as contemplated herein or (B) amend, modify or waive any of the terms or rights set forth in any Altimar Warrant, including any amendment, modification or reduction of the warrant price set forth therein;
(xii) authorize any of, or commit or agree to take, whether in writing or otherwise, any of, the foregoing actions; or
(xiii) except in respect of Altimar Transaction Expenses, voluntarily incur any liabilities in excess of $100,000 individually or $500,000 in the aggregate without the prior written consent of Fathom.
(b) During the Interim Period, Altimar shall, and shall cause its Subsidiaries to, comply with and continue performing under, as applicable, the Altimar Organizational Documents, the Trust Agreement, the Transaction Documents and all other agreements or Contracts to which Altimar or its Subsidiaries may be a party.
(c) Nothing contained in this Agreement shall be deemed to give Fathom or the Fathom Blockers, directly or indirectly, the right to control or direct Altimar prior to the Closing. Prior to the Closing, Altimar shall exercise, consistent with the terms and conditions of this Agreement, control over its business.
Section 9.03
PIPE Investment
. Altimar shall use reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by the Subscription Agreements on the terms and conditions described therein, including maintaining in effect the Subscription Agreements and to: (a) satisfy in all material respects on a timely basis all conditions and covenants applicable in the Subscription Agreements and otherwise comply with its obligations thereunder; (b) in the event that all conditions in the Subscription Agreements (other than conditions that Altimar or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, as applicable, consummate transactions contemplated by the Subscription Agreements at or prior to Closing; (c) confer with Fathom regarding the timing of the Closing Date (as defined in the Subscription Agreements); (d) deliver closing notices to the respective counterparties to the Subscription Agreements at least six (6) Business Days prior to the expected Closing to cause them to fund their obligations at least two (2) Business Days prior to the date that the Closing is expected to occur hereunder and (e) without limiting Fathom’s enforcement thereunder or pursuant
Section
 13.13
, enforce its rights under the Subscription Agreements in the event that all conditions in the Subscription Agreements (other than conditions that Altimar or any of its Affiliates control the satisfaction of and other than those conditions that by their nature are to be satisfied at the Closing) have been satisfied, to cause the applicable investors to pay to (or as directed by) Altimar the applicable portion of the PIPE Investment Amount set forth in the PIPE Subscription Agreements, in each case, in accordance with their respective terms. Without limiting the generality of the foregoing, Altimar shall give Fathom, prompt written notice: (i) prior to any amendment to any Subscription Agreement (other than as a result of any assignments or transfers contemplated therein or otherwise permitted thereby); (ii) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, could give rise to any breach or default) by the counterparty to any PIPE Subscription Agreement known to Altimar; (iii) of the receipt of any written notice or other written communication from any party with respect to any actual or threatened (in writing) or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation of any PIPE Subscription Agreement or any provisions of such agreements; and (iv) if Altimar does not expect to receive all or any portion of the PIPE Investment Amount on the terms, in the manner or from the persons contemplated by the applicable agreements. Altimar shall deliver all notices it is required to deliver under the Subscription Agreements on a timely basis in order to cause the applicable investors to consummate the transactions contemplated thereunder concurrently with the Closing and shall use reasonable best efforts to take all actions required under any Subscription Agreements with respect to the timely issuance and delivery of evidence of the issuance of the Class A Common Stock in book entry form.

Section 9.04
[Intentionally Omitted]
.
Section 9.05
Inspection
. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to Altimar or its Subsidiaries by third parties that may be in Altimar’s or its Subsidiaries’ possession from time to time, and except for any information which in the opinion of legal counsel of Altimar would result in the loss of attorney-client privilege or other privilege from disclosure or would conflict with any applicable Law, Altimar shall afford to Fathom and its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, and so long as reasonably feasible or permissible under applicable Law, to its respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of Altimar and its Subsidiaries, and shall use its and their commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Altimar that are in the possession of Altimar, in each case as Fathom and its Representatives may reasonably request solely for purposes of consummating the Transactions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by Fathom and its Affiliates and their respective Representatives under this Agreement shall be kept confidential.
Section 9.06
Altimar NYSE Listing
. From the Execution Date through the Closing, Altimar shall use reasonable best efforts to remain listed as a public company on, and for Cayman Class A Ordinary Shares (or, following the Domestication, shares of Altimar Class A Common Stock) and Cayman Warrants (or, following the Domestication, Altimar Warrants) to be listed on, the NYSE.
Section 9.07
Altimar Public Filings
. From the Execution Date through the Closing, Altimar will use commercially reasonable efforts to keep current and timely file all reports required to be filed or furnished with the SEC and otherwise comply in all material respects with its reporting obligations under applicable Securities Laws.
Section 9.08
Section 16 Matters
. Prior to the Fathom Effective Time, Altimar shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of any equity securities of Altimar (or Fathom) or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the Transactions to be exempt under Rule
16b-3
promulgated under the Exchange Act, including by taking steps in accordance with the
No-Action
Letter, dated January 12, 1999, issued by the SEC regarding such matters.
Section 9.09
Omnibus Incentive Plan
. Prior to Closing, Altimar shall, subject to obtaining the approval of the stockholders of Altimar for the Omnibus Incentive Plan Proposal, adopt the Fathom Digital Manufacturing Corporation Omnibus Incentive Plan (the “
Omnibus Incentive Plan
”) in the form attached hereto as
Exhibit H
. The Omnibus Incentive Plan shall provide for the reservation for issuance of a number of shares of Altimar Common Stock as set forth in the Omnibus Incentive Plan. If requested by Fathom, prior to the Closing, Altimar will use commercially reasonable efforts to adopt, subject to requisite stockholder approval, an employee stock purchase plan in a form reasonably acceptable to the parties and a proposal for such plan in the
S-4.
Section 9.10
Qualification as an Emerging Growth Company
. Altimar shall, at all times during the period from the Execution Date until the Closing use commercially reasonable efforts to: (a) take all actions necessary to continue to qualify as an “emerging growth company” within the meaning of the Jumpstart Our Business Startups Act of 2012 (“
JOBS Act
”) and (b) not take any action that would cause Altimar to not qualify as an “emerging growth company” within the meaning of the JOBS Act.
Section 9.11
Non-Solicitation
by Altimar
. Except as expressly permitted by this
Section
 9.11
, from the date of this Agreement until the Fathom Effective Time or, if earlier, the valid termination of this Agreement in accordance with
Section
 12.01
, Altimar shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person, concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “
Business Combination Proposal
”), other than with Fathom, the Fathom Blockers and their respective equityholders, Affiliates and Representatives. Altimar shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the Execution Date with respect to, or which is reasonably likely to give rise to or result in, a Business Combination Proposal.
Section 9.12
Altimar Change in Recommendation
. If, at any time prior to obtaining the approval of the Altimar Stockholder Matters in the Special Meeting, the Altimar Board determines in good faith, in response to an Intervening Event, after consultation with its outside legal counsel, that the failure to make an Altimar Change in Recommendation would be a breach of its fiduciary duties under applicable Law, the Altimar Board may, prior to obtaining the approval of the Altimar Stockholder Matters in the Special Meeting, make an Altimar Change in Recommendation; provided, that Altimar will not be entitled to make, or agree or resolve to make, an Altimar Change in Recommendation unless (i) Altimar delivers to Fathom a written notice (an “
Intervening Event Notice
”) advising Fathom that the Altimar Board proposes to take such action and containing the material facts underlying the Altimar Board’s determination that an Intervening Event has occurred, and (ii) at or after 5:00 p.m., New York City time, on the fifth (5th) Business Day immediately following the day on which Altimar delivered the Intervening Event Notice (such period from the time the Intervening Event Notice is provided until 5:00 p.m. New York City time on the fifth (5th) Business Day immediately following the day on which Altimar delivered the Intervening Event Notice (it being understood that any material development with respect to an Intervening Event shall require a new notice but with an additional four (4) Business Day (instead of five (5) Business Day) period from the date of such notice), the “
Intervening Event Notice Period
”), the Altimar Board reaffirms in good faith (after consultation with its outside legal counsel) that the failure to make an Altimar Change in Recommendation would be a breach of its fiduciary duties under applicable Law. Altimar will use its reasonable best efforts to cause its Representatives to, during the Intervening Event Notice Period, engage in good faith negotiations with Fathom and its Representatives to make such adjustments in the terms and conditions of this Agreement so as to obviate the need for an Altimar Change in Recommendation. Notwithstanding anything to the contrary herein, the occurrence of any Altimar Change in Recommendation shall have no effect on Altimar’s obligations under
Section
 10.03(b)
(or any other provision of this Agreement) with respect to the Special Meeting and obtaining the Required Altimar Stockholder Approvals.
Section 9.13
Acquiror Name
. Promptly following the Closing, Altimar will cease all use of the name “Altimar Acquisition Corp. II” (the “
Acquiror Name
”), including as part of its corporate name, provided that the foregoing shall not prohibit Altimar and its Affiliates from using the Acquiror Name in a neutral, non-trademark
manner to describe Altimar’s history. Altimar further agrees that to the extent that it owns any rights, title or interest in or to the Acquiror Name, whether by operation of law or otherwise, from and after the Closing it hereby irrevocably transfers and assigns any and all such rights to Altimar Sponsor II, LLC.
ARTICLE X
JOINT COVENANTS
Section 10.01
Regulatory Approvals
.
(a) Each of the Parties shall cooperate and use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done as promptly as practicable, all things necessary, proper and advisable under applicable Laws, to consummate and make effective as promptly as practicable the Transactions, including providing any notices to any Person required in connection with the consummation of the Transactions, and obtaining any licenses, consents, waivers, approvals, authorizations, qualifications and Governmental Orders necessary to consummate the Transactions;
provided
, that (i) in no

event shall any party be required to pay any material fee, penalty or other consideration to obtain any license, Permit, consent, approval, authorization, qualification or waiver required under any Contract for the consummation of the Transactions (other than fees or expenses payable to the SEC in connection with the Transactions, including the Form
S-4
and Proxy Statement / Prospectus, filing fees payable pursuant to the HSR Act or other Antitrust Laws, and any other ordinary course filing fees in connection with Governmental Filings required to consummate the Transactions) and (ii) without the prior written consent of Altimar, neither Fathom nor any of its Subsidiaries shall agree to any restriction to be imposed by FINRA as a condition to obtaining approval from FINRA pursuant to FINRA Rule 1017. Subject to appropriate confidentiality protections and applicable Antitrust Laws, each party hereto shall furnish to the other parties such necessary information and reasonable assistance as such other party may reasonably request in connection with the foregoing.
(b) Each of the Parties shall cooperate with one another and use their reasonable best efforts to prepare all necessary documentation (including furnishing all information (i) required under any applicable Antitrust Laws or other applicable Laws or by FINRA or (ii) requested by a Governmental Authority pursuant to applicable Antitrust Laws or by FINRA to effect promptly all necessary filings with any Governmental Authority (including any notices required to be made to any state securities regulator as indicated on
Section
 10.01(b)
of the Fathom Schedules) and to obtain all necessary, proper or advisable actions or nonactions, approvals consents, waivers, exemptions and approvals of any Governmental Authority necessary to consummate the Transactions. Each Party shall provide to the other parties copies of all correspondence between it (or its advisors) and any Governmental Authority relating to the Transactions or any of the matters described in this
Section
 10.01
. Each of the Parties shall promptly inform the other of any substantive oral communication with, and provide copies of any written communications with, any Governmental Authority regarding any such filings or any such transaction, unless prohibited by reasonable request of any Governmental Authority. No Party shall independently participate in any substantive meeting or substantive conference call with any Governmental Authority in respect of any such filings, investigation or other inquiry without giving Altimar (in the case of Fathom or the Fathom Blockers) or Fathom (in the case of the Altimar Parties) prior notice of the substantive meeting or substantive conference call and, to the extent permitted by such Governmental Authority, the opportunity to attend or participate. In the event Altimar or Fathom is prohibited from participating in or attending any meeting or substantive conference call, the participating party shall keep Altimar or Fathom, as applicable, promptly and reasonably apprised with respect thereto, to the extent permitted by applicable Law. To the extent permissible under applicable Law, the Parties will consult and cooperate with one another, and consider in good faith the views of one another so as to mutually agree on any strategies and decisions, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any Party or its Affiliates relating to proceedings under Antitrust Laws or other applicable Laws. Notwithstanding anything in this Agreement or any Transaction Agreement to the contrary, any documents or other materials provided pursuant to this
Section
 10.01(b)
or other provision of this Agreement by any Party or any Seller Related Person may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning the valuation of Fathom or other competitively sensitive material or personally-identifiable information or other sensitive personal or financial information, and the Parties and Seller Related Persons may, as each deems advisable, reasonably designate any material provided under this
Section
 10.01
or other provision of this Agreement as “outside counsel only material.” Such “outside counsel only materials” and the information contained therein shall be given only to outside legal counsel of the recipient and will not be disclosed by such outside legal counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials. Notwithstanding the foregoing, neither party shall be obligated to share with the other party documents responsive to items 4(c) and 4(d) on the Notification and Report Form for Certain Mergers and Acquisitions under the HSR Act. Without limiting the generality of the undertakings pursuant to this
Section
 10.01
, each Party shall use reasonable best efforts to provide or cause to be provided (including, with respect to filings pursuant to the HSR Act, by its “Ultimate Parent Entities”, as that term is defined in the HSR Act) as promptly as reasonably practicable and advisable to any Governmental

Authority information and documents relating to such party as requested by such Governmental Authority or necessary, proper or advisable to permit consummation of the Transactions, including filing any notification and report form and related material required under the HSR Act, any necessary or appropriate filings pursuant to FINRA Rule 1017 and any other filing or notice that may be required with any other Governmental Authority as promptly as reasonably practicable and advisable after the Execution Date (and, in the case of the initial filing under the HSR Act and FINRA, no later than 10 Business Days after the Execution Date), and thereafter to respond as promptly as reasonably practicable and advisable to any request for additional information or documentary material relating to such party that may be made (including under the HSR Act and any similar Antitrust Law regarding preacquisition notifications for the purpose of competition reviews or by FINRA). Each Party shall supply as promptly as practicable any additional information and documentary material relating to such Party or any its Affiliates that may be requested by any Governmental Authority and furnish to the other such necessary information and reasonable assistance as the other may request in connection with the preparation of any required applications, notices, registrations and requests as may be required or advisable to be filed with any Governmental Authority (including providing financial information and certificates as well as personal information of senior management, directors or control persons, and requesting that individuals with appropriate seniority and expertise make themselves available to participate in discussions or hearings). Each Party shall cause the filings made by it (or by its ultimate parent entity, if applicable) under the HSR Act to be considered for grant of “early termination,” and make any further filings pursuant thereto that may be necessary, proper, or advisable in connection therewith. In furtherance and not in limitation of the foregoing, each Party shall provide, or cause to be provided, all agreements, documents, instruments, affidavits, statements or information that may be required or requested by any Governmental Authority relating to (i) such Party (including any of its directors, officers, employees, partners, members, shareholders or control persons) and (ii) such Party’s structure, ownership, businesses, operations, regulatory and legal compliance, assets, liabilities, financing, financial condition or results of operations, or any of its or their directors, officers, employees, partners, members, shareholders or Affiliates.
(c) If any objections are asserted with respect to the Transactions under any applicable Law or if any Action is instituted by any Governmental Authority or any private party challenging any of the Transactions as violative of any applicable Law, each of the Parties shall cooperate with one another in good faith and use their reasonable best efforts to: (i) oppose or defend against any action to prevent or enjoin consummation of this Agreement (and the Transactions), and (ii) take such action as reasonably necessary to overturn any regulatory action by any Governmental Authority to prevent or enjoin consummation of this Agreement (and the Transactions), including by defending any Action brought by any Governmental Authority in order to avoid entry of, or to have vacated, overturned or terminated, including by appeal if necessary, in order to resolve any such objections or challenge as such Governmental Authority or private party may have to any of the Transactions under such applicable Law so as to permit the consummation of the Transactions in their entity;
provided
,
however
, that any decision by the Parties to litigate in connection with such matters must be mutually agreed by Altimar and Fathom.
(d) Notwithstanding the foregoing, Altimar shall, and shall cause its controlled Affiliates to, take any and all actions necessary to obtain any authorization, consent or approval of a Governmental Authority (including in connection with any Governmental Filings) necessary or advisable so as to enable the consummation of the Transactions to occur as expeditiously as possible (and in any event, no later than the Termination Date) and to resolve, avoid or eliminate any impediments or objections, if any, that may be asserted with respect to the Transactions under any Law, or to otherwise oppose, avoid the entry of, or to effect the dissolution of, any order, decree, judgment, preliminary or permanent injunction that would otherwise have the effect of preventing, prohibiting, restricting, or delaying the consummation of the Transactions, including: (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of, or holding separate of, businesses, product lines, rights or assets of Altimar or its controlled Affiliates and any interest therein (including entering into customary ancillary agreements relating to any such sale, divestiture, licensing or disposition of such businesses, product lines, rights or assets) and (ii) otherwise taking or committing to take actions that after the Closing Date would limit Altimar’s or its controlled Affiliates’ freedom of action with respect to, or its ability to retain or control, one or more of the businesses, product lines, rights or assets of Altimar and its controlled Affiliates or interest therein, in each case as may be required in order to enable the consummation of the Transactions to occur as expeditiously as possible (and in any event no later than the Termination Date).
(e) From the Execution Date until Closing, Altimar shall not acquire or agree to acquire, by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or any equity in, or by any other manner, any assets or Person, or take any other action, if the execution and delivery of a definitive agreement relating to, or the consummation of, such acquisition, or the taking of any other action, could in any material respect (individually or in the aggregate): (i) impose any delay in obtaining, or increase the risk of not obtaining, consents of a Governmental Authority necessary to consummate the Transactions or the expiration or termination of any applicable waiting period, (ii) increase the risk of a Governmental Authority seeking or entering a Governmental Order prohibiting the consummation of the Transactions, (iii) increase the risk of not being able to remove any such Governmental Order on appeal or otherwise, or (iv) otherwise prevent or delay the consummation of the Transactions.
(f) Notwithstanding anything in this Agreement to the contrary, nothing in this Agreement or any Transaction Agreement shall require any Party or any of its respective Subsidiaries or any Affiliates (including CORE and its Affiliates or Altimar Sponsor II, LLC and its Affiliates (other than Altimar)) to (i) take, or cause to be taken, any action with respect to CORE or any of its Affiliates, including any affiliated investment funds or any portfolio company (as such term is commonly understood in the private equity industry) of CORE or any of its Affiliates or Altimar Sponsor II, LLC or any of its Affiliates (other than Altimar), including selling, divesting or otherwise disposing of, or conveying, licensing, holding separate or otherwise restricting or limiting its freedom of action with respect to, any assets, business, products, rights, licenses or investments, or interests therein, other than with respect to Fathom and its Subsidiaries (provided any action taken is conditioned upon the Closing), or (ii) provide, or cause to be provided to any particular Governmental Authority (including, for the avoidance of doubt, FINRA), nonpublic or other confidential financial or sensitive personally identifiable information of CORE or any of its Affiliates or Altimar Sponsor II, LLC or any of its Affiliates (other than Altimar) or its or their respective directors, officers, employees, managers or partners, or its or their respective control persons’ or direct or indirect equityholders’ and their respective directors’, officers’, employees’, managers’ or partners’ (each of the foregoing Persons, a “
Seller Related Person
” or “
Altimar Related Person
”, as the case may be) (other than such information with respect to the officers and directors of Fathom which may be provided to a Governmental Authority on a confidential basis). Notwithstanding anything in this Agreement or any Transaction Agreement to the contrary, any Seller Related Person or Altimar Related Person may designate any materials provided to a Governmental Authority that contain sensitive or confidential information in respect of such Seller Related Person or Altimar Related Person or any of their respective Affiliates, as applicable, as such “Seller Related Person only” or “Altimar Related Person only” and such materials and the information contained therein shall not be disclosed to any other Person or Governmental Authority without such Seller Related Person’s or Altimar Related Person’s, as applicable, prior written consent, and such Seller Related Person may provide that any such sensitive or confidential information may only be provided on an outside counsel-only basis or directly to the applicable Governmental Authority requesting such information and all appearances, submissions, presentations, briefs, and proposals made or submitted by or on behalf of such Seller Related Person or Altimar Related Person or any of their respective Affiliates before any Governmental Authority shall be controlled by such Seller Related Person or Altimar Related Person, as applicable. No breach or violation shall be deemed to have occurred as a result of the failure of any Seller Related Person or Altimar Related Person to provide information not required to be provided by this provision or any other provision of this Agreement.
(g) Notwithstanding anything else contained herein to the contrary, Altimar shall pay, or cause to be paid, all filing fees payable by any Party pursuant to Antitrust Laws in connection with the Transactions.

Section 10.02
Support of Transaction
. Without limiting any covenant contained in
Article VIII
,
Article IX
or
Article X
, including the obligations of the Parties with respect to the notifications, filings, reaffirmations and applications described in
Section
 10.01
, which obligations shall control to the extent of any conflict with the succeeding provisions of this
Section
 10.02
, the Parties shall each, and shall each cause their respective Subsidiaries to: (a) use commercially reasonable efforts to obtain all material consents and approvals of third parties that any Party or its respective controlled Affiliates is required to obtain in order to consummate the Transactions, provided that, Fathom and Altimar shall not be required to seek any such required consents or approvals of third party counterparties to Material Contracts with Fathom or its Subsidiaries to the extent such Material Contract is otherwise terminable at will, for convenience or upon or after the giving of notice of termination by a party thereto without penalty unless otherwise agreed in writing by Fathom and Altimar, and (b) use commercially reasonable efforts to take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Party set forth in
Article XI
or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable. Notwithstanding the foregoing, in no event shall the Altimar Parties, Fathom or any of their Subsidiaries be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which Fathom or any of its Subsidiaries is a party or that is otherwise required in connection with the consummation of the Transactions.
Section 10.03
Preparation of Form
S-4
and Proxy Statement/Consent Solicitation Statement/Prospectus; Altimar Special Meeting
.
(a) Proxy Statement/Prospectus.
(i) As promptly as practicable following the execution and delivery of this Agreement (and in any event on or prior to that date that is fifteen (15) Business Days after the Execution Date), Altimar, Fathom and the Fathom Blockers shall use reasonable best efforts to prepare, and Altimar shall submit with the SEC on a confidential basis, the Form
S-4
in connection with the registration under the Securities Act of Altimar Common Stock to be issued under this Agreement (including, for the avoidance of doubt, (1) all shares of Altimar Class A Common Stock and (2) all shares of Altimar Class A Common Stock issuable upon the exchange of any New Fathom Class A Units) and the effect of the Transactions on the Altimar Warrants, which Form
S-4
will contain (i) a consent solicitation statement in connection with the solicitation of the Fathom Blocker Written Consents and the Fathom Written Consent and (ii) also contain the Proxy Statement/Consent Solicitation Statement/Prospectus, which will be included therein as a prospectus and which will be used as a proxy statement for the Special Meeting with respect to, among other things: (A) providing Altimar’s stockholders with the opportunity to redeem shares of Cayman Class A Ordinary Shares (effective upon the consummation of the Transactions) by delivering an election to redeem in respect of such shares not later than 5:00 p.m. Eastern Time on the date that is at least two (2) Business Days prior to the date of the Special Meeting (the “
Altimar Stockholder Redemption
”); and (B) soliciting proxies from holders of Cayman Class A Ordinary Shares to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the adoption and filing of the Altimar Charter; (3) the approval of each issuance of Altimar Common Stock, and securities convertible into or exchangeable for Altimar Common Stock solely to the extent such issuance requires a separate vote under SEC or NYSE rules (including approval of the issuance of Altimar Class A Common Stock pursuant to the PIPE Subscription Agreements and approval of each other issuance that is subject to the SEC’s or the NYSE’s related party transaction rules) (the proposals contemplated by clauses (1) through (3), collectively, the “
Required Altimar Stockholder Approvals
”); (4) the approval of each provision of the Altimar Charter that reasonably requires a separate vote under SEC or NYSE rules; (5) the approval of the adoption of the Omnibus Incentive Plan (the “
Omnibus Incentive Plan Proposal
”); and (6) any other proposals the Parties agree are necessary or desirable to consummate the Transactions (clauses (1) through (6), collectively, the “
Altimar Stockholder Matters
”). Without the prior written consent of Fathom, the Altimar Stockholder Matters shall be the only matters (other than procedural matters) which Altimar shall propose to be acted on by Altimar’s stockholders at the

Special Meeting, as adjourned or postponed. Altimar shall use its reasonable best efforts to cause the Form
S-4
and the Proxy Statement/Consent Solicitation Statement/Prospectus to comply with the rules and regulations promulgated by the SEC, to have the Form
S-4
declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form
S-4
effective as long as is necessary to consummate the Transactions. Subject to
Section
 10.01(f)
, each of Altimar, Fathom and the Fathom Blockers shall furnish all information concerning it as may reasonably be requested by the other party in connection with such actions and the preparation of the Form
S-4
and the Proxy Statement/Consent Solicitation Statement/Prospectus. Promptly after the Form
S-4
is declared effective under the Securities Act, Fathom, the Fathom Blockers and Altimar shall use reasonable best efforts to cause the Proxy Statement/Consent Solicitation Statement/Prospectus to be mailed to stockholders of Altimar and to the equityholders of Fathom and the Fathom Blockers.
(ii) Fathom and Altimar shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned), any response to comments of the SEC or its staff with respect to the Form
S-4
and the Proxy Statement/Consent Solicitation Statement/Prospectus and any amendment to the Form
S-4
and the Proxy Statement/Consent Solicitation Statement/Prospectus filed in response thereto, including by providing a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff. If Altimar, Fathom or the Fathom Blockers becomes aware that any information contained in the
Form S-4
or the Proxy Statement/Consent Solicitation Statement/Prospectus shall have become false or misleading in any material respect or that the Form
S-4
or the Proxy Statement/Consent Solicitation Statement/Prospectus is required to be amended in order to comply with applicable Law, then (x) such party shall promptly inform the other parties and (y) Altimar and Fathom shall cooperate fully and mutually agree upon (such agreement not to be unreasonably withheld, delayed or conditioned) an amendment or supplement to the Form
S-4
and the Proxy Statement/Consent Solicitation Statement/Prospectus. Altimar shall use reasonable best efforts to cause the Form
S-4
and the Proxy Statement/Consent Solicitation Statement/Prospectus as so amended or supplemented, to be filed with the SEC and to be disseminated to the holders of Cayman Ordinary Shares, as applicable, in each case pursuant to applicable Law and subject to the terms and conditions of this Agreement and the Altimar Organizational Documents. Altimar shall provide the other parties, including Fathom, with copies of any written comments, and shall inform such other parties, including Fathom, of any oral comments, that such party receives from the SEC or its staff with respect to the Form
S-4
and the Proxy Statement/Consent Solicitation Statement/Prospectus promptly after the receipt of such comments and shall give the other parties, including Fathom, a reasonable opportunity to review and comment on any proposed written or oral responses to such comments prior to responding to the SEC or its staff. Altimar, Fathom and the Fathom Blockers shall use reasonable best efforts to cause the Form
S-4
to be declared effective as promptly as practicable after it is filed with the SEC and to keep the Form
S-4
effective through the Closing in order to permit the consummation of the transactions contemplated hereby.
(iii) Altimar shall file the Proxy Statement/Consent Solicitation Statement/Prospectus on Schedule 14A in accordance with the rules and regulations of the Exchange Act. Altimar shall file the Proxy Statement/Consent Solicitation Statement/Prospectus and any supplement thereto pursuant to Rule 424. Altimar shall use reasonable best efforts to, as promptly as practicable after the SEC Clearance Date), (i) give notice of, convene and hold the Special Meeting in accordance with the Cayman Islands Companies Act (2021 Revision) for a date no later than 35 days following the SEC Clearance Date (Subject to
Section
 10.03(b)
), (ii) cause the Proxy Statement/Consent Solicitation Statement/Prospectus to be disseminated to Altimar’s stockholders in compliance with applicable Law and (iii) consult and mutually agree with Fathom with respect to the foregoing.
(b) Altimar Special Meeting; Fathom and Fathom Blockers Consent Solicitation.
(i) Altimar shall use its reasonable best efforts to take all actions necessary (in its discretion or at the request of Fathom) to obtain the approval of Altimar Stockholder Matters at the Special Meeting, as adjourned or postponed, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of Altimar Stockholder Matters. Altimar shall include the Altimar Board Recommendation in the Proxy Statement/Consent Solicitation Statement/Prospectus. The board of directors of Altimar shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Altimar Board Recommendation (an “
Altimar Change in Recommendation
”), except to the extent permitted by
Section
 9.12
. Altimar agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Altimar Stockholder Matters shall not be affected by any intervening event or circumstance (including, for the avoidance of doubt, any Intervening Event or any Altimar Change in Recommendation), and Altimar agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting, and submit for the approval of its stockholders the Altimar Stockholder Matters, regardless of any such intervening event or circumstance;
provided
that Altimar may temporarily postpone the Special Meeting by up to five (5) Business Days following an Altimar Change in Recommendation (and any additional number of days necessary to give effect to the provisions of
Section
 9.12
).
(ii) Altimar shall duly call, give notice of, convene and hold the Special Meeting as promptly as practicable after the Execution Date, in accordance with applicable Law. Notwithstanding anything to the contrary contained in this Agreement, Altimar shall be entitled to (and, in the case of the following clauses (ii) and (iii), at the request of Fathom, shall) postpone or adjourn the Special Meeting for a period of no longer than 29 days (without Fathom’s prior written consent): (i) to ensure that any supplement or amendment to the Proxy Statement/Consent Solicitation Statement/Prospectus that the board of directors of Altimar has determined in good faith is required by applicable Law is disclosed to Altimar’s stockholders and for such supplement or amendment to be promptly disseminated to Altimar’s stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement/Consent Solicitation Statement/Prospectus), there are insufficient Cayman Class A Shares and Cayman Class B Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; or (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Required Altimar Stockholder Approvals or satisfying the condition set forth in
Section
 11.03(c)
hereof;
provided
, that in the event of any such postponement or adjournment, the Special Meeting shall be reconvened as promptly as practicable following such time as the matters described in such clauses have been resolved.
Section 10.04
Tax Matters
.
(a) Altimar and Fathom shall each pay fifty percent (50%) of all transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred in connection with the Transactions (collectively, the “
Transfer Taxes
”) and file all necessary Tax Returns with respect to all Transfer Taxes, and, if required by applicable Law, the Parties shall, and shall cause their respective Affiliates to, join in the execution of any such Tax Returns and other document. Notwithstanding any other provision of this Agreement, the Parties shall (and shall cause their respective Affiliates to) cooperate in good faith to minimize, to the extent permissible under applicable Law, the amount of any such Transfer Taxes.
(b) For U.S. federal income tax purposes (and for purposes of any applicable state or local income tax that follows U.S. federal income tax treatment), each of the Parties intends that (i) the Domestication will constitute a “reorganization” within the meaning of Section 368(a)(1)(F) of the Code, (ii) the conversion of Altimar Class C Common Stock into Altimar Class A Common Stock will constitute a “reorganization” within the meaning of Section 368(a)(1)(E) of the Code, (iii) in connection with the Blocker Mergers and the Blocker Altimar Mergers, (A) (1) the Fathom Blocker 1 Merger and the Fathom Blocker 1 Altimar Merger, (2) the Fathom Blocker 2 Merger and the Fathom Blocker 2 Altimar Merger, and (3) the Fathom Blocker 3 Merger and the Fathom Blocker 3 Altimar Merger, each taken together in the manner consistent with Revenue Ruling
2001-46,
will each separately qualify as a “reorganization” within the meaning of

Section 368(a) of the Code (for the avoidance of doubt, with each of clauses (1), (2) and (3) separately constituting a “reorganization” within the meaning of Section 368(a) of the Code), (B) the issuance of the applicable Fathom Earnout Consideration will be treated for Tax purposes as eligible for non-recognition
treatment under the Code and the Treasury Regulations in connection with the reorganizations described in clause (A) and will not be treated as “other property” within the meaning of Section 356 of the Code and (C) the Closing Cash Consideration payable to the Fathom Blocker Owners as set forth in the Allocation Schedule and the right to receive certain payments under the Tax Receivable Agreement will be treated as “other property” within the meaning of Section 356 of the Code in connection with the reorganizations described in clause (A), (iv) in connection with the Fathom Merger, (A) the acquisition of interests in Fathom from the Continuing Fathom Unitholders by Altimar for the Closing Cash Consideration as set forth in the Allocation Schedule and the right to receive certain payments under the Tax Receivable Agreement (the “
Cash Sale
”) will be treated as a transaction described in Section 741 of the Code giving rise to an adjustment to Altimar’s basis in the direct and indirect assets of Fathom pursuant to Section 743 of the Code and (B) the contribution of cash by Altimar to Fathom as contemplated by
Section
 2.09
will be treated as an acquisition of an interest in Fathom by Altimar in a transaction governed by Section 721 of the Code, (v) the receipt by the Continuing Fathom Unitholders of New Fathom Class A Units and the applicable Fathom Earnout Consideration shall be treated as not giving rise to an exchange for U.S. federal income tax purposes and (vi) the payments and contribution of the Available Cash Amount contemplated by
Section
 4.02
will be treated as an acquisition of an interest in Fathom by Altimar in a transaction governed by Section 721 of the Code (clauses (i) through (vi), together, the “
Intended Tax Treatment
”). This Agreement is hereby adopted as and shall constitute a “plan of reorganization” within the meaning of Treasury Regulations
Section 1.368-2(g)
with respect to the Blocker Mergers and the Blocker Altimar Mergers.
(c) Altimar and Fathom and its Subsidiaries intend for the Transactions to qualify for the Intended Tax Treatment and will not take any inconsistent position on any Tax Return or during the course of any audit, litigation or other proceeding with respect to Taxes, except as otherwise required by a determination within the meaning of Section 1313(a) of the Code or a change in applicable Law after the date hereof, based on a breach of a representation or covenant in this Agreement, or as the result of any action required pursuant to this Agreement. Each of the Parties agrees to use reasonable best efforts to promptly notify the Unitholder Representative of any challenge to the Intended Tax Treatment by any Governmental Authority.
(d) Except as otherwise required pursuant to this Agreement, no Party shall take or cause to be taken any action, or knowingly fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Transactions from so qualifying for the Intended Tax Treatment.
(e) The Unitholder Representative shall prepare, or cause to be prepared, at the expense of Fathom, all income Tax Returns with respect to Pass-Through Income Taxes of Fathom (and its Subsidiaries) for any
Pre-Closing
Tax Period (other than the portion of any Straddle Period ending on the Closing Date) that are due after the Closing Date (taking into account applicable extensions) (each, a “
Pass-Through Return
”). Each Pass-Through Return shall be prepared in a manner consistent with Fathom’s (or such Subsidiary’s) past practice except to the extent not “more likely than not” to be upheld under applicable Law. Each Pass-Through Return, as prepared by the Unitholder Representative, shall be submitted to Altimar for its review and comment no later than 30 days prior to its due date (taking into account applicable extensions). The Unitholder Representative shall consider in good faith any timely comments received from Altimar with respect to such Pass-Through Returns.
(f) All Tax Returns of Fathom and its Subsidiaries other than Pass-Through Returns described in
Section
 10.04(e)
that are due after the Closing Date (taking into account applicable extensions) shall be prepared and filed in accordance with the terms of the Fathom Operating Agreement, provided that Fathom’s Pass-Through Returns for the taxable year that includes the Closing Date shall include an election under Section 754 of the Code to the extent such an election is not already in effect.
(g) In the event of any proposed audit, adjustment, assessment, examination, claim or other controversy or proceeding relating to Pass-Through Income Taxes or any Pass-Through Return (a “
Tax
 Contest
”) with

respect to a Straddle Period, Altimar will, within 15 days of it (or any of its Subsidiaries) being notified of such Tax Contest, notify the Unitholder Representative of such Tax Contest in writing. All Tax Contests for any taxable periods initiated or continuing after the Closing Date shall be controlled in accordance with the terms of the Fathom Operating Agreement.
(h) After the Closing, Altimar (and its Subsidiaries) will not, without the consent of the Unitholder Representative (which consent will not be unreasonably withheld, conditioned or delayed), (I) amend or otherwise modify any Pass-Through Return, (II) extend or waive, or cause to be extended or waived, any statute of limitations or other period for the assessment of any Pass-Through Income Taxes for
Pre-Closing
Tax Periods (other than the portion of any Straddle Period ending on the Closing Date) or audit of any Pass-Through Return, or (III) make or change any income election or accounting method or practice with respect to Pass-Through Income Taxes for
Pre-Closing
Tax Periods (other than the portion of any Straddle Period ending on the Closing Date) or Pass-Through Returns.
(i) Within 90 days following the Closing Date, (i) Altimar will prepare, and deliver to the Unitholder Representative, an allocation statement allocating the applicable portion of the Closing Cash Consideration and any other amounts treated as consideration for U.S. federal income Tax purposes in the Cash Sale among the direct and indirect assets of Fathom (and entities disregarded as separate from Fathom) in accordance with Section 1060 of the Code (and any other applicable section of the Code), the Treasury Regulations thereunder (and any similar provision of state or local Law) and the methodologies set forth on
Schedule 10.04(i)
(the “
Allocation
”). The Allocation shall contain sufficient detail to permit the Parties to make the computations and adjustments required under Sections 743(b), 751 and 755 of the Code and the Treasury Regulations thereunder. Within 45 days after the receipt of the Allocation, the Unitholder Representative will propose any changes, and the Unitholder Representative and Altimar shall cooperate in good faith to resolve any disagreements. If Altimar and the Unitholder Representative do not, within 14 days, resolve all disagreements, each disagreement shall be submitted to a mutually acceptable nationally recognized independent accounting firm (acting as expert, not as arbitrator), which shall resolve such disagreements as soon as reasonably practicable; provided that such accounting firm utilizes the methodologies for determining fair market value as set forth on
Schedule 10.04(i)
. The determination(s) of such accounting firm shall be final and binding. The fees of such accounting firm shall be borne equally by the Unitholder Representative and Altimar. The Allocation, as mutually agreed or as finally determined by such accounting firm, shall be final and binding.
(j) Each Party and the Unitholder Representative shall reasonably cooperate (and cause its Affiliates to reasonably cooperate), as and to the extent reasonably requested by each other Party and the Unitholder Representative, in connection with the preparation and filing of Tax Returns or any Tax Contest. Such cooperation shall include the provision of available records and information that are reasonably relevant to any such matter and making employees available on a mutually convenient basis to provide additional information and explanation with respect thereto.
(k) Following the Blocker Altimar Mergers, and prior to the Fathom Merger, Altimar may, but shall not be required to, cause CL Buyer Corp., a Delaware corporation, and Summit Tooling Holding, Inc., a Delaware corporation, to merge with and into the Altimar Surviving Entity (the “
Subsidiary Mergers
”), with the Altimar Surviving Entity being the surviving entity of the Subsidiary Mergers.
Section 10.05
Confidentiality; Publicity
.
(a) The Parties acknowledge that the information being provided to them in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby. Fathom and the Fathom Blockers acknowledge that, in connection with the PIPE Investment, Altimar shall be entitled to disclose, pursuant to the Exchange Act, any information contained in any presentation the PIPE

Investors, which information may include Evaluation Material (as defined in the Confidentiality Agreement).
(b) None of the Parties or any of their respective Affiliates shall make any public announcement or issue any public communication regarding this Agreement or the transactions contemplated hereby, or any matter related to the foregoing, without first obtaining the prior consent of Fathom, in the case of the Altimar Parties, or Altimar, in the case of Fathom, the Fathom Blockers and their respective Affiliates (which consent, in any case, shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Law or the rules of any national securities exchange), in which case the applicable Party shall use their commercially reasonable efforts to obtain such consent with respect to such announcement or communication, prior to announcement or issuance;
provided
,
however
, that, subject to this
Section
 10.05
, each Party and its Affiliates may make announcements regarding the status and terms (including price terms) of this Agreement and the transactions contemplated hereby to their respective directors, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, in each case, so long as such recipients are obligated to keep such information confidential without the consent of any other Party; and
provided
,
further
, that subject to
Section
 8.02
and this
Section
 10.05
, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third party consent;
provided
,
further
, that concurrently with the execution of this Agreement, the Parties shall issue a mutually agreed press release announcing the execution of this Agreement.
Section 10.06
Transaction Agreements
. At or prior to the Closing, each of the parties thereto shall execute and deliver to the other Parties the Investor Rights Agreement, the Registration Rights Agreement, the Tax Receivable Agreement, the Fathom Operating Agreement and the other Transaction Agreements to which it is contemplated to be a party; provided, that, any such agreement shall not be effective unless and until the Closing occurs.
Section 10.07
Company Board of Directors; Post-Closing Officers
.
Each of Altimar, Fathom and the Fathom Blockers shall take, or cause to be taken, the actions set forth in this
 Section 10.07
 prior to the Closing:
(a) Fathom, the Fathom Blockers and Altimar shall cause each Person serving and not continuing as a member of the board of directors of Fathom, such Fathom Blocker and Altimar to resign from such position, effective upon the Fathom Effective Time and the Blocker Altimar Merger Effective Time, respectively. Altimar shall elect or otherwise cause the Persons designated on
Schedule 10.07
of the Fathom Schedules to comprise the entire board of directors of Altimar, effective upon the Fathom Effective Time;
 provided
, that the board of directors as so constituted shall comply (as a whole) with applicable rules concerning director independence required by the SEC and the rules and listing standards of NYSE and any other Laws or requirements of a Governmental Authority applicable to members of the board of directors of Altimar.
(b) Fathom, the Fathom Blockers and Altimar shall cause each Person serving and not continuing as an officer of Fathom, the Fathom Blockers and Altimar to resign from such position, effective upon the Fathom Effective Time and the Blocker Altimar Merger Effective Time, respectively. Altimar shall appoint or otherwise cause to be appointed each Person serving as an officer of Fathom immediately prior to the Fathom Effective Time as a corresponding officer of Altimar, effective upon the Fathom Effective Time.
(c) Each of Fathom and Altimar shall cause such Persons to, and such Persons shall, comply and cooperate with and satisfy all requests and requirements made by any Governmental Authority in connection with the foregoing, including by furnishing all requested information, providing reasonable assistance in connection with the preparation of any required applications, notices and registrations and requests and otherwise facilitating access to and making individuals available with respect to any discussions or hearings. In the event an individual designated in accordance with
Section
 10.07(a)
does not satisfy any requirement of a Governmental Authority or the NYSE to serve as a director, then (x) there shall be no obligation to appoint such individual pursuant to
Section
 10.07(a)
and (y) Fathom shall be entitled to

designate a replacement director in lieu of such person, which replacement director shall be designated in consultation with Altimar;
provided
,
further
, that in no event shall Closing be delayed or postponed in connection with or as a result of the foregoing.
Section 10.08
Financing Cooperation
. Fathom shall have the option to elect to repay, refinance or obtain any Debt Financing up to an aggregate principal amount of $175,000,000, in each case which election shall be made in consultation with Altimar. To the extent Fathom determines, in consultation with Altimar, to obtain any Debt Financing, Fathom shall, and shall cause its Subsidiaries to, use its reasonable best efforts to do all things necessary or appropriate to arrange for and obtain such Debt Financing, including using reasonable best efforts to (i) negotiate, syndicate and enter into definitive agreements with respect to such Debt Financing, (ii) satisfy on a timely basis all terms, conditions and covenants that may be required in connection with such Debt Financing, including with respect to the payment of any commitment, engagement or placement fees, and (iii) otherwise consummate and cause such Debt Financing to be funded at or prior the Closing; provided, that, (x) Fathom shall reasonably consult with Altimar in respect of the foregoing and consider in good faith any comments provided by Altimar in respect thereof and (y) Altimar and its Representatives shall reasonably cooperate in connection therewith. In lieu of, or in addition to, any Debt Financing, Fathom may determine, in consultation with Altimar, to refinance, rollover or enter into a repricing transaction in respect of all or a portion of the indebtedness pursuant to the Fathom Financing Agreements (any such financing, “
Continued Financing
”);
provided
that such Continued Financing shall be in full force and effect without any breach or default thereunder as of immediately prior to and immediately following the Closing. In connection with any indebtedness to be repaid at or in connection with Closing, Fathom will use reasonable best efforts to timely deliver such notices, documents and instruments, including customary payoff letters, lien release documents and conditional redemption notices (in each case, in consultation with and in form reasonably acceptable to, Altimar) in advance of the Closing (and in any event in accordance with the Fathom Financing Agreements or the terms of any Debt Financing or Continued Financing) to the extent required in connection with any such repayment. Notwithstanding anything to the contrary set forth herein, in no event will Fathom be in breach of any of its obligations under this Agreement, including with respect to its covenants set forth in this
Section
 10.08
, due solely to any failure of any amount to be funded in accordance with the PIPE Investment when otherwise required in accordance with the terms of thereof, or to the extent related to the amount of the Available Cash Amount, in each case in and of itself and without any other breach by Fathom that is a proximate cause of such failure of such amount to be funded in accordance with the PIPE Investment. Fathom shall cause the Replacement Fathom Credit Agreement to be executed, delivered to Altimar and effective on the Closing Date and in no event will the Replacement Fathom Credit Agreement be amended, terminated or otherwise modified without the prior written consent of Altimar other than immaterial changes thereto.
Section 10.09
Transaction Litigation
. From and after the Execution Date until the earlier of the Closing or termination of this Agreement in accordance with its terms, Altimar, on the one hand, and Fathom, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands, other shareholder Actions (including derivative claims) or Actions brought by any third-party relating to this Agreement, any related agreements or any matters relating thereto (collectively, the “
Transaction Litigation
”) commenced against, in the case of the Altimar, any of Altimar or any of its Representatives (in their capacity as a Representative of Altimar or Fathom (in the case of any Action seeking to enjoin the Transactions), or, in the case of Fathom, any of Fathom or its Subsidiaries or any of their respective Representatives (in their capacity as a Representative of Fathom or any of its Subsidiaries). Altimar and Fathom shall each (a) keep the other reasonably informed regarding any Transaction Litigation, (b) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (c) consider in good faith the other’s advice with respect to any such Transaction Litigation and (d) reasonably cooperate with each other; provided, however, that in no event shall (i) Altimar or any of its Representatives settle or compromise any Transaction Litigation without the prior written consent of Fathom (not to be unreasonably withheld, conditioned or delayed), or (y) Fathom or of its Subsidiaries any or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of Altimar (not to be unreasonably withheld, conditioned or delayed).
ARTICLE XI
CONDITIONS TO OBLIGATIONS
Section 11.01
Conditions to Obligations of All Parties
. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:
(a)
HSR Act
. Any applicable waiting period(s) (and any extensions thereof, or any timing agreements, understandings or commitments obtained by request or other action of the FTC and/or DOJ, as applicable) imposed under the HSR Act in respect of the Transactions shall have expired or terminated, as the case may be.
(b)
Regulatory Approvals
. All required consents and approvals from the Regulatory Consent Authorities set forth on
Schedule 11.01(b)
of the Fathom Schedules shall have been obtained.
(c)
No Prohibition
. There shall not be in force any Governmental Order, statute, rule or regulation enjoining or prohibiting the consummation of the Transactions.
(d)
Net Tangible Assets
. Altimar shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule
3a51-1(g)(1)
of the Exchange Act) remaining after giving effect to any payments required to be made in connection with the Altimar Stockholder Redemption.
(e)
Stockholder Approval
. The approval of the Required Altimar Stockholder Approvals shall have been obtained.
(f)
Form
S-4
. The Form
S-4
shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC which remains in effect with respect to the Form
S-4,
and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC which remains pending.
(g)
NYSE
. The Cayman Class A Ordinary Shares (and, following the Domestication, Altimar Class A Common Stock) shall continue to be listed on the NYSE as of immediately prior to the Closing and the Cayman Class A Ordinary Shares (and, following the Domestication, shares of Altimar Class A Common Stock) to be issued in connection with the Transactions or that may become issuable following the Transactions pursuant to the terms of any Transaction Agreement shall have been approved for listing on NYSE, subject only to official notice of issuance thereof.
(h)
Altimar Charter
. The Altimar Charter shall have been filed with the Secretary of State of the State of Delaware.
Section 11.02
Additional Conditions to Obligations of the Altimar Parties
. The obligations of the Altimar Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Altimar:
(a) Representations and Warranties.
(i) Each of (A) the representations and warranties of Fathom contained in
Section
 5.01
(Organization),
Section
 5.03
(Due Authorization) and
Section
 5.22
(Brokers’ Fees), (collectively, the “
Specified Fathom Representations
”) and (B) the representations and warranties of each Fathom Blocker contained in
Section
 7.01
(Organization),
Section
 7.02
(Due Authorization),
Section
 7.06
(Holding Company; Ownership) and
Section
 7.08
(Brokers’ Fees) (collectively, the “
Specified Fathom Blocker
Representations
”), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Execution Date and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct in all material respects as of such earlier date).
(ii) Each of the representations and warranties of Fathom contained in
Article V
(other than the Specified Fathom Representations and other than
Section
 5.06
(Capitalization)) and of the Fathom Blockers contained in
Article VII
(other than the Specified Fathom Blocker Representations and other than
Section
 7.05
(Capitalization)), shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Execution Date and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.
(iii) Each of (A) the representations and warranties of Fathom contained in
Section
 5.06
(Capitalization) and (B) the representations and warranties of each Fathom Blocker contained in
Section
 7.05
(Capitalization), shall be true and correct other than
de minimis
inaccuracies, as of the Execution Date and as of the Closing Date, as though then made.
(b)
Agreements and Covenants
. Fathom and the Fathom Blockers shall have performed or complied in all material respects with all their obligations, taken as a whole, under the respective covenants and agreements of Fathom and the Fathom Blockers in this Agreement to be performed as of or prior to the Closing.
(c)
No MAE
. Since the date of this Agreement, no effect, change, fact, event, condition, occurrence, development or circumstance has occurred that constitute or would reasonably be expected to constitute, individually or in the aggregate, a Material Adverse Effect.
(d)
Officer
’
s Certificate
. Fathom and each Fathom Blocker shall have delivered to Altimar a certificate signed by an authorized officer of Fathom or such Fathom Blocker, as applicable, dated as of the Closing Date, certifying that the conditions specified in
Section
 11.02(a)
,
Section
 11.02(b)
and
Section
 11.02(c)
have each been satisfied.
(e)
Fathom FIRPTA Certificate
. Fathom shall have delivered to Altimar a duly executed statement dated as of the Closing Date, in accordance with Treasury Regulations
Section 1.1445-11T(d)(2),
certifying that fifty percent (50%) or more of the value of the gross assets of Fathom do not consist of “United States real property interests” within the meaning of Section 897(c) of the Code or that ninety percent (90%) or more of the value of the gross assets of Fathom do not consist of “United States real property interests” within the meaning of Section 897(c) of the Code plus “cash or cash equivalents” within the meaning of Treasury Regulations
Section 1.1445-11T(d)(1).
(f)
Fathom Blocker FIRPTA Certificates
. Each Fathom Blocker shall have delivered to Altimar dated as of the Closing Date a certificate issued pursuant to Treasury Regulations Sections
1.897-2(h)
and
1.1445-2(c)(3),
including the required notice to the U.S. Internal Revenue Service, stating that an interest in such Fathom Blocker is not a “U.S. real property interest” within the meaning of Section 897(c) of the Code.
(g)
Closing Deliverables
. Fathom shall have delivered to Altimar an executed copy of the Investor Rights Agreement, the Fathom Operating Agreement, the Tax Receivable Agreement, and the Registration Rights Agreement to be entered into by any of Fathom, the Fathom Blockers, the Fathom Blockers Owners or the Continuing Fathom Unitholders in connection with the Closing, duly executed by each such Person.
Section 11.03
Additional Conditions to the Obligations of Fathom and the Fathom Blockers
. The obligation of Fathom and the Fathom Blockers to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Fathom and in the case of
Section
 11.03(f)
, by the applicable Fathom Blocker with respect to any documents that are contemplated to be signed by any Fathom Blocker Owner of such Fathom Blocker.

(a) Representations and Warranties.
(i) The Specified Altimar Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Execution Date and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct in all respects as of such earlier date).
(ii) Each of the representations and warranties of the Altimar Parties contained in
Article VI
(other than the representations and warranties of Altimar contained in
Section
 6.01
(Corporate Organization),
Section
 6.02
(Due Authorization) and
Section
 6.08
(Brokers’ Fees) (collectively, the “
Specified Altimar Representations
”) and
Section
 6.13
(Capitalization)) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar limitation set forth therein) as of the Execution Date and as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to have, a material adverse effect on Altimar or prevent or materially delay or impair the ability of Altimar to perform its obligations under this Agreement or to consummate the transactions contemplated hereby.
(iii) The representations and warranties of Altimar contained in
Section
 6.13
(Capitalization) shall be true and correct other than
de minimis
inaccuracies, as of the Execution Date and as of Closing Date, as though then made.
(b)
Available Closing Date Cash Amount
. The Available Cash Amount shall not be less than $313,000,000.
(c)
Agreements and Covenants
. The covenants and agreements of the Altimar Parties in this Agreement to be performed as of or prior to the Closing shall have been performed in all material respects.
(d)
Officer
’
s Certificate
. Altimar shall have delivered to Fathom a certificate signed by an officer of Altimar, dated the Closing Date, certifying that the conditions specified in
Section
 11.03(a)
,
Section
 11.03(b)
and
Section
 11.03(c)
have been fulfilled.
(e)
Sponsor Agreement
. Each of the covenants of each of the parties to the Sponsor Agreement required under the Sponsor Agreement to be performed as of or prior to the Closing shall have been performed in all material respects, and the Sponsor Agreement shall be in full force and effect.
(f)
Closing Deliverables
. Altimar shall have delivered to Fathom an executed copy of the Investor Rights Agreement, the Fathom Operating Agreement, the Tax Receivable Agreement, and the Registration Rights Agreement to be entered into by any of Altimar or the Founders (and their respective equityholders, to the extent party thereto) in connection with the Closing, duly executed by each such Person.
(g)
Board of Directors
. The board of directors of Altimar shall be constituted with the Persons designated in accordance with
Section
 11.09
.
Section 11.04
Frustration of Conditions
. None of the Altimar Parties, Fathom or the Fathom Blockers may rely on the failure of any condition set forth in this
Article XI
to be satisfied if such failure was caused by such Party’s failure to act in good faith or to use its commercially reasonable efforts to cause the conditions of the other Party to be satisfied, as required by
Section
 10.02
.

ARTICLE XII
TERMINATION/EFFECTIVENESS
Section 12.01
Termination
. This Agreement may be terminated and the transactions contemplated hereby abandoned:
(a) by written consent of Fathom and Altimar;
(b) prior to the Closing, by written notice to Fathom from Altimar if (i) there is any breach of any representation, warranty, covenant or agreement on the part of Fathom or any Fathom Blocker set forth in this Agreement, such that the conditions specified in
Section
 11.02(a)
or
Section
 11.02(b)
would not be satisfied at the Closing (a “
Terminating Fathom Breach
”), except that, if such Terminating Fathom Breach is curable by Fathom or such Fathom Blocker through the exercise of its commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Altimar provides written notice of such violation or breach and the Termination Date) after receipt by Fathom of notice from Altimar of such breach, but only as long as Fathom or such Fathom Blocker continues to use its commercially reasonable efforts to cure such Terminating Fathom Breach (the “
Fathom Cure Period
”), such termination shall not be effective, and such termination shall become effective only if the Terminating Fathom Breach is not cured within the Fathom Cure Period, (ii) the Closing has not occurred on or before December 31, 2021 (the “
Termination Date
”),
or (iii) the consummation of the Fathom Merger is permanently enjoined or prohibited by the terms of a final, non-appealable
Governmental Order or other Law;
provided
, that the right to terminate this Agreement under clauses (i), (ii) or (iii) of this
Section
 12.01(b)
shall not be available if Altimar’s material breach of this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;
(c) prior to the Closing, by written notice to Altimar from Fathom if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Altimar Parties set forth in this Agreement, such that the conditions specified in
Section
 11.03(a)
or
Section
 11.03(b)
would not be satisfied at the Closing (a “
Terminating Altimar Breach
”), except that, if any such Terminating Altimar Breach is curable by the Altimar Parties through the exercise of their commercially reasonable efforts, then, for a period of up to 30 days (or any shorter period of the time that remains between the date Fathom provides written notice of such violation or breach and the Termination Date) after receipt by Altimar of notice from Fathom of such breach, but only as long as the Altimar Parties continue to exercise such commercially reasonable efforts to cure such Terminating Altimar Breach (the “
Altimar Cure Period
”), such termination shall not be effective, and such termination shall become effective only if the Terminating Altimar Breach is not cured within Altimar Cure Period, (ii) the Closing has not occurred on or before the Termination Date, or (iii) the consummation of the Fathom Merger is permanently enjoined or prohibited by the terms of a final, non-appealable
Governmental Order or other Law;
provided
, that the right to terminate this Agreement under clauses (i), (ii) or (iii) of this
Section
 12.01(c)
shall not be available if Fathom’s or any Fathom Blocker’s material breach of this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;
(d) by written notice from either Fathom or Altimar to the other if the Required Altimar Stockholder Approvals are not obtained at the Special Meeting (subject to any adjournment, postponement or recess of the meeting); or
(e) by written notice from Fathom to Altimar prior to obtaining the Required Altimar Stockholder Approvals if the Altimar Board (i) shall have made an Altimar Change in Recommendation or (ii) shall have failed to include the Altimar Board Recommendation in the Consent Solicitation Statement distributed to stockholders.
Section 12.02
Effect of Termination
. Except as otherwise set forth in this
Section
 12.02
or
Section
 13.13
, in the event of the termination of this Agreement pursuant to
Section
 12.01
, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for any Willful Breach of this Agreement by such Party occurring prior to such termination. The term “Willful Breach” means a Party’s material breach of any of its representations or warranties as set forth in this Agreement, or such Party’s material breach of any of its covenants or other agreements set forth in this Agreement, which material breach constitutes, or is a consequence of, a purposeful act or failure to act by such Party with the knowledge that the taking of such act or failure to take such act would cause a material breach of this Agreement. The provisions of
Section
 8.03
(No Claim Against the Trust Account),
Section
 10.06
(Confidentiality; Publicity), this
Section
 12.02
(Effect of Termination) and
Article XIII
(collectively, the “
Surviving Provisions
”) and the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in the Surviving Provisions which is required to survive in order to give appropriate effect to the Surviving Provisions, shall in each case survive any termination of this Agreement.
ARTICLE XIII
MISCELLANEOUS
Section 13.01
Waiver
. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body or authority, or officers thereunto duly authorized, waive any of the terms or conditions of this Agreement that are for its benefit by an instrument in writing executed in the same manner (but not necessarily by the same individuals) as this Agreement.
Section 13.02
Notices
. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when
e-mailed
during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:
(a) If to Altimar or any of the other Altimar Parties:
c/o HPS Investment Partners, LLC
40 West 57th Street, 33rd Floor
New York, NY 10019
Attn: Tom Wasserman
E-mail:
tom. wasserman@hpspartners.com
with a copy (which shall not constitute notice) to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Attn: Ariel Deckelbaum and Raphael Russo
E-mail:
ajdeckelbaum@paulweiss.com; rrusso@paulweiss.com
(b) If to Fathom:
c/o CORE Industrial Partners, LLC
150 N. Riverside Plaza, Suite #2050
Chicago, Illinois 60606
Attn: John May
E-mail:
john@coreipfund.com
with a copy (which shall not constitute notice) to:
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attn: Steven J. Gavin, Matthew F. Bergmann and Jason D. Osborn
E-mail:
SGavin@winston.com, MBergmann@winston.com and
JOsborn@winston.com

(c) If to the Fathom Blockers (as applicable):
Fathom Blocker 1:
c/o CORE Industrial Partners, LLC
150 N. Riverside Plaza, Suite #2050
Chicago, Illinois 60606
Attn: John May
E-mail:
john@coreipfund.com
with a copy (which shall not constitute notice) to:
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attn: Steven J. Gavin, Matthew F. Bergmann and Jason D. Osborn
E-mail:
SGavin@winston.com, MBergmann@winston.com and
JOsborn@winston.com
Fathom Blocker 2:
c/o CORE Industrial Partners, LLC
150 N. Riverside Plaza, Suite #2050
Chicago, Illinois 60606
Attn: John May
E-mail:
john@coreipfund.com
with a copy (which shall not constitute notice) to:
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attn: Steven J. Gavin, Matthew F. Bergmann and Jason D. Osborn
E-mail:
SGavin@winston.com, MBergmann@winston.com and
JOsborn@winston.com
Fathom Blocker 3:
c/o Siguler Guff & Company, LP
200 Park Avenue, 23rd Floor
New York, NY 10166
Attn: Managing Counsel
E-mail:
legal@sigularguff.com
or to such other address or addresses as the Parties may from time to time designate in writing.
Section 13.03
Assignment
. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties (not to be unreasonably withheld, conditioned or delayed, provided such Party remains fully responsible for the performance of any delegated obligations). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Any attempted assignment in violation of the terms of this
Section
 13.03
shall be null and void,
ab initio
.
Section 13.04
Rights of Third Parties
. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement;
provided
,
however
,
that
, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of Fathom and Altimar (and their successors, heirs and representatives) and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce,
Section
 9.01
and (b) the past, present and future directors, officers, employees, incorporators, members, partners,

stockholders, Affiliates, agents, attorneys, advisors and representatives of the Parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended third-party beneficiaries of, and may enforce,
Section
 13.14
and
Section
 13.15
and (c) Counsel are intended third-party beneficiaries of, and may enforce,
Section
 13.18
.
Section 13.05
Expenses
. Except as otherwise provided herein, each Party shall bear its own expenses incurred in connection with this Agreement and the transactions herein contemplated if the Transactions are not consummated, including all fees of its legal counsel, financial advisers and accountants;
provided
that if the Closing occurs, (a) Altimar shall bear and pay, or cause to be paid, at or promptly after Closing, all of the Transaction Expenses in accordance with
Section
 4.02(b)
and (b) if the Altimar Transaction Expenses in respect of the amounts contemplated by clauses (i)
 through
(viii)
of the definition thereof meet the $27,000,000 cap thereon, Sponsor shall bear and pay, at or promptly after Closing, all fees and expenses of Altimar contemplated by clauses (i)
 through
(viii)
in excess of such $27,000,000 cap, after first applying the working capital amount funded to Altimar by Sponsor (net of any Indebtedness of Altimar to Sponsor or any of its Affiliates) prior to the Execution Date.
Section 13.06
Governing Law
. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.
Section 13.07
Captions; Counterparts
. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the Parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.
Section 13.08
Schedules and Exhibits
. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement shall be deemed to be a disclosure with respect to all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes.
Section 13.09
Entire Agreement
. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements and that certain letter agreement, dated as of May 23, 2021, by and between Fathom and Altimar (as amended, modified or supplemented from time to time, the “
Confidentiality
Agreement
”), constitute the entire agreement among the Parties relating to the transactions contemplated hereby and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the transactions contemplated hereby, including this Agreement. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the transactions contemplated by this Agreement exist between the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Agreements and the Confidentiality Agreement.
Section 13.10
Amendments
. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. The approval of this Agreement by the members or equityholders of any of the Parties shall not restrict the ability of the board of directors (or other body or entity performing similar functions) of any of the Parties to terminate this Agreement in accordance with
Section
 12.01
or, subject to applicable Law, including the DGCL and the Cayman Islands Companies Act (2021 Revision), to cause such Party to enter into an amendment to this Agreement pursuant to this
Section
 13.10
.
Section 13.11
Severability
. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.
Section 13.12
Jurisdiction; WAIVER OF TRIAL BY JURY
. Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other Party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this
Section
 13.12
. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 13.13
Enforcement
. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with
Section
 12.01
, this being in addition to any other remedy to which they are entitled under this Agreement or any Transaction Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any Transaction Agreement in accordance with this
Section
 13.13
shall not be required to provide any bond or other security in connection with any such injunction. Without limiting the generality of the foregoing, Altimar acknowledges and agrees that Fathom may, without breach of this Agreement, with respect to any Transaction Agreement to which Fathom is a party, institute or pursue an Action directly against the counterparty(ies) to such Transaction Agreement seeking, or seek or obtain a court order against the counterparty(ies) to such Transaction Agreement for, injunctive relief, specific performance, or other equitable relief with respect to such Transaction Agreement.
Section 13.14
Non-Recourse
. Subject in all respects to the last sentence of this
Section
 13.14
, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party hereto (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any Liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of Fathom, the Fathom Blockers or the Altimar Parties under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this
Section
 13.14
shall limit, amend or waive any rights of any party to any Transaction Agreement under such Transaction Agreement; provided such rights can only be enforced against the actual parties to the applicable Transaction Agreements in accordance with the terms thereof.
Section 13.15
Nonsurvival of Representations, Warranties and Covenants
. None of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing and instead shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing and then only with respect to any breaches occurring at or after the Closing (including, for the avoidance of doubt
Section
 10.05(b)
) and (b) this
Article XIII
.
Section 13.16
Acknowledgements
.
(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Fathom Representations constitute the sole and exclusive representations and warranties of Fathom; (iii) the Altimar Representations constitute the sole and exclusive representations and warranties of Altimar; (iv) the Fathom Blocker Representations constitute the sole and exclusive representations and warranties of the Fathom Blockers; (v) except for the Fathom Representations by Fathom, the Altimar Representations by the Altimar Parties and the Fathom Blocker Representations by the Fathom Blockers, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the transactions contemplated by this Agreement and all other representations and warranties of any kind or nature expressed or implied (including any relating to the future business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries)) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (vi) each Party and its respective Affiliates have not relied and are not relying on any representations and warranties (or the omission of any representations) in connection with the Transactions except the Fathom Representations by Fathom, the Altimar Representations by the Altimar Parties and the Fathom Blocker Representations by the Fathom Blockers, and the certifications pursuant to
Section
 11.02(d)
or
Section
 11.03(d)
. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such Transaction Agreement to which it is a party or an express third party beneficiary thereof.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign statute, Law, ordinance, rule or regulation or otherwise. Each Party acknowledges and agrees that it will not assert, institute or maintain any Action, suit, investigation, or proceeding of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this
Section
 13.16
. Notwithstanding anything herein to the contrary, nothing in this
Section
 13.16(b)
shall preclude any Party from seeking any remedy for Fraud by a Party with respect to the making of the representations and warranties pursuant to
Article V
,
Article VI
or
Article VII
(as applicable). Each Party shall have the right to enforce this
Section
 13.16
on behalf of any Person that would be benefitted or protected by this
Section
 13.16
if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this
Section
 13.16
shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the transactions that are contemplated by this Agreement, including any other Transaction Agreement.
[
Signature pages follow
]

IN WITNESS WHEREOF, the Parties have hereunto caused this Agreement to be duly executed as of the date set forth above.

ALTIMAR ACQUISITION CORP. II

By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer

RAPID MERGER SUB, LLC

By: ALTIMAR ACQUISITION CORP. II Its Sole Member

By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer

RAPID BLOCKER 1 MERGER SUB, LLC

By: ALTIMAR ACQUISITION CORP. II Its Sole Member

By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer
[
Signature Page to Business Combination Agreement
]

RAPID BLOCKER 2 MERGER SUB, LLC

By: ALTIMAR ACQUISITION CORP. II Its Sole Member

By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer

RAPID BLOCKER 3 MERGER SUB, LLC

By: ALTIMAR ACQUISITION CORP. II Its Sole Member

By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer
[
Signature Page to Business Combination Agreement
]

FATHOM HOLDCO, LLC

By:	/s/ John May
Name: John May
Title: President
[
Signature Page to Business Combination Agreement
]

CORE FUND I BLOCKER-5 LLC

By:	/s/ John May
Name: John May
Title: Managing Partner

CORE FUND I BLOCKER-2 LLC

By:	/s/ John May
Name: John May
Title: Managing Partner
[
Signature Page to Business Combination Agreement
]

SG (MCT) BLOCKER, LLC

By:	/s/ Joshua Posner
Name: Joshua Posner
Title: Authorized Signatory
[
Signature Page to Business Combination Agreement
]

Annex D
FINAL FORM
TAX RECEIVABLE AGREEMENT
by and among
FATHOM DIGITAL MANUFACTURING CORPORATION,
FATHOM HOLDCO, LLC,
the several EXCHANGE TRA PARTIES (as defined herein),
the several BLOCKER TRA PARTIES (as defined herein),
and
OTHER PERSONS FROM TIME TO TIME PARTY HERETO
Dated as of [[●]], 2021

Annexes and Exhibits

Annex A	—	Exchange TRA Parties
Annex B	—	Blocker TRA Parties
Exhibit A	—	Form of Joinder Agreement 1

1	Form of Joinder Agreement to come.

TAX RECEIVABLE AGREEMENT
This TAX RECEIVABLE AGREEMENT (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “
Agreement
”), dated [[●]], 2021, is hereby entered into by and among Fathom Digital Manufacturing Corporation, a Delaware corporation (the “
Corporation
”), Fathom Holdco, LLC, a Delaware limited liability company (the “
Company
”), each of the Exchange TRA Parties from time to time party hereto, each of the Blocker TRA Parties from time to time party hereto, and CORE Industrial Partners Management LP, in its capacity as TRA Party Representative. Capitalized terms used but not otherwise defined herein have the respective meanings set forth in
Section
 1. 1
.
RECITALS
WHEREAS, certain of the Blocker TRA Parties were previously direct or indirect owners of the Blockers, and as a result of their previous ownership of the Blockers, the Blocker TRA Parties previously indirectly held interests in the Company through the Blockers;
WHEREAS, the Exchange TRA Parties hold (or prior to an Exchange will hold) Company Units;
WHEREAS, the Company is classified as a partnership for U.S. federal income tax purposes;
WHEREAS, each Blocker was, prior to merging with and into the Corporation pursuant to the Business Combination, classified as a corporation for United States federal income tax purposes;
WHEREAS, the Corporation, the Company, the Blockers, the Blocker Merger Subs and the Company Merger Sub entered into that certain Business Combination Agreement, dated as of July 15, 2021 (the “
Business Combination Agreement
”), pursuant to which, among other things (a) (i) Blocker Merger Sub 1 merged with and into Blocker 1, with Blocker 1 surviving, (ii) Blocker Merger Sub 2 merged with and into Blocker 2, with Blocker 2 surviving, and (iii) Blocker Merger Sub 3 merged with and into Blocker 3, with Blocker 3 surviving, (b) each Blocker subsequently merged with and into the Corporation, with the Corporation surviving, and (c) the Company Merger Sub merged with and into the Company, with the Company surviving as a Subsidiary of the Corporation (the “
Business Combination
”);
WHEREAS, as a result of or in connection with the Business Combination, the Corporation may be entitled to utilize (or otherwise be entitled to the benefits arising out of) the Blocker
Pre-BCA
Covered Tax Assets;
WHEREAS, on and after the date hereof, pursuant to, and subject to the provisions of, the Company LLC Agreement, each Exchange TRA Party has the right from time to time to require the Company to redeem (a “
Redemption
”) all or a portion of such TRA Party’s Company Units for shares of Class A Common Stock, which Redemption may be effected by the Corporation effecting a direct exchange (a “
Direct Exchange
”) of shares of Class A Common Stock for such Company Units, and as a result of such Redemptions or Direct Exchanges the Corporation may be entitled to utilize (or otherwise be entitled to the benefits arising out of) the Exchange Covered Tax Assets;
WHEREAS, the income, gain, loss, expense, deduction and other Tax items of the Corporation may be affected by the Blocker
Pre-BCA
Covered Tax Assets and the Exchange Covered Tax Assets;
WHEREAS, the parties to this Agreement desire to make certain arrangements with respect to the effects of the Blocker
Pre-BCA
Covered Tax Assets and the Exchange Covered Tax Assets;

NOW, THEREFORE, in connection with the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I.
DEFINITIONS
Section 1.1.
Definitions
. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both (i) the singular and plural and (ii) the active and passive forms of the terms defined).
“
Actual Tax Liability
” means, with respect to any Taxable Year, the actual liability for Taxes of (a) the Corporation and (b) without duplication, the Company, but in the case of this clause (b) only with respect to Taxes imposed on the Company and allocable to the Corporation (as reasonably determined by the Corporation); provided, that the actual liability for Taxes described in clauses (a) and (b) shall be calculated (i) using the Assumed State and Local Tax Rate, solely for purposes of calculating the state and local Actual Tax Liability of the Corporation and the Company, and (ii) assuming, solely for purposes of calculating the liability for U.S. federal income Taxes, in order to prevent double counting, that state and local income and franchise Taxes are not deductible by the Corporation for U.S. federal income Tax purposes.
“
Advance Payment
” is defined in
Section
 3.1(b)
of this Agreement.
“
Affiliate
” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.
“
Agreed Rate
” means a per annum rate of LIBOR plus 100 basis points.
“
Agreement
” is defined in the preamble.
“
Amended Schedule
” is defined in
Section
 2.3(b)
of this Agreement.
“
Assumed State and Local Tax Rate
” means the tax rate equal to the sum of the product of (x) the Corporation’s income and franchise Tax apportionment rate(s) for each state and local jurisdiction in which the Corporation or the Company (or any of their Subsidiaries that are treated as partnerships or disregarded entities for U.S. federal or applicable state or local tax purposes) files income or franchise Tax Returns for the relevant Taxable Year and (y) the highest corporate income and franchise Tax rate(s) for each such state and local jurisdiction in which the Corporation, the Company, or such applicable Subsidiaries file income or franchise Tax Returns for each relevant Taxable Year; provided, that solely in respect of the Corporation, to the extent that state and local income and franchise Taxes are deductible for U.S. federal income tax purposes by the Corporation for the relevant Taxable Year, the Assumed State and Local Tax Rate calculated pursuant to the foregoing shall be reduced by the assumed federal income Tax benefit received by the Corporation with respect to state and local jurisdiction income and franchise Taxes (with such benefit calculated as the product of (a) the Corporation’s marginal U.S. federal income tax rate for the relevant Taxable Year and (b) the Assumed State and Local Tax Rate (without regard to this proviso)).
“
Attributable
” is defined in
Section
 3.1(b)
of this Agreement.
“
Attribute Schedule
” is defined in
Section
 2.1
of this Agreement.
“
Bankruptcy Code
” means Title 11 of the United States Code entitled “Bankruptcy.”
“
BCA Basis
” means the Tax basis in the Reference Assets that are amortizable under Section 197 of the Code or that are otherwise reported as amortizable on IRS Form 4562 for U.S. federal income Tax purposes to the extent depreciation or amortization with respect to such basis will be allocable to the Corporation (including, for the avoidance of doubt, as a result of Section 704(c) of the Code) as a result of any cash payments made to the Company in exchange for Company Units pursuant to the Business Combination. For the avoidance of doubt, BCA Basis shall not include Blocker Party Basis Adjustments or Exchange Party Basis Adjustments. BCA Basis shall be attributable to each Blocker TRA Party and Exchange TRA Party in amounts determined by the Corporation in good faith taking into account each Blocker TRA Party’s and each Exchange TRA Party’s relative ownership of the Company immediately prior to the Business Combination.
“
Blocker 1
” means CORE Fund I
Blocker-5
LLC, a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal income tax purposes.
“
Blocker 2
” means CORE Fund I
Blocker-2
LLC, a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal income tax purposes.
“
Blocker 3
” means SG (MCT) Blocker, LLC, a Delaware limited liability company that has elected to be treated as a corporation for U.S. federal income tax purposes.
“
Blocker Merger Sub 1
” means Rapid Blocker 1 Merger Sub, LLC, a Delaware limited liability company.
“
Blocker Merger Sub 2
” means Rapid Blocker 2 Merger Sub, LLC, a Delaware limited liability company.
“
Blocker Merger Sub 3
” means Rapid Blocker 3 Merger Sub, LLC, a Delaware limited liability company.
“
Blocker Merger Subs
” means, collectively, Blocker Merger Sub 1, Blocker Merger Sub 2 and Blocker Merger Sub 3.
“
Blocker Party Basis Adjustment
” means the increase or decrease to the tax basis of, or the Corporation’s share of, the tax basis of the Reference Assets under Section 734(b), 743(b) and 754 of the Code and, in each case, the comparable sections of U.S. state and local tax law, in each case, as a result of the application of Section 362(b) of the Code, to the extent applicable, with respect to any cash payments made to the Blocker TRA Parties as part of the Business Combination and any payments made under this Agreement; provided, that any Tax basis included in BCA Basis shall be excluded from the determination of the Blocker Party Basis Adjustment.
“
Blocker
Pre-BCA
Covered Tax Assets
” means, with respect to a Blocker TRA Party, in each case, without duplication:

(i)
any net operating loss, capital loss, disallowed interest expense under Section 163(j) of the Code, or tax credit of any Blocker that has accrued or otherwise relates to taxable periods (or portions thereof) beginning prior to the Closing Date (including, for the avoidance of doubt, any transaction tax deductions to the extent resulting in a net operating loss), provided, that, in the case of a taxable period of a Blocker beginning on or prior to the Closing Date and ending after the Closing Date (a “
Blocker Straddle Period
”), the attributes of such Blocker that are treated as accruing or otherwise relating to a taxable period (or portion thereof) beginning prior to the Closing Date shall for purposes of this Agreement be calculated based on an interim closing of the books as of the close of the Closing Date (and for such purpose, the taxable period of any partnership or other passthrough entity in which such Blocker owns a beneficial interest shall be deemed to terminate at such time), except that the amount of exemptions, allowances or deductions that are calculated on an annual basis, such as the deduction for depreciation, with respect to such Blocker Straddle Period for property placed into service prior to the Closing Date shall be treated as apportioned on a daily basis;

(ii)	BCA Basis attributable to a Blocker TRA Party;

(iii)	Blocker Party Basis Adjustments; and

(iv)	Imputed Interest reasonably determined to be allocable to payments pursuant to this Agreement arising from the items described in clause (i), (ii) and (iii) of this definition.
For the avoidance of doubt, Blocker
Pre-BCA
Covered Tax Assets shall include any carryforwards, carrybacks or similar attributes that are attributable to the Tax items described in clauses (i)-(iii).
“
Blocker Straddle Period
” is defined in the definition of “Blocker
Pre-BCA
Covered Tax Assets.”
“
Blocker TRA Parties
” means the Persons listed in
Annex B
.
“
Blockers
” means, collectively, Blocker 1, Blocker 2 and Blocker 3.
“
Board
” means the board of directors of the Corporation.
“
Business Combination
” has the meaning set forth in the Recitals.
“
Business Combination Agreement
” has the meaning set forth in the Recitals.
“
Business Day
” has the meaning set forth in the Business Combination Agreement.
“
Change of Control
” means the occurrence of any of the following events or series of related events after the date hereof:

(i)
any Person, or group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Exchange Act (as defined in the Company LLC Agreement), or any successor provisions thereto, is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then-outstanding voting securities (other than a group formed pursuant to the Investor Rights Agreement);

(ii)
there is consummated a merger, consolidation or similar business transaction involving the Corporation with any other Person or Persons, and, either (a) the Board immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or, if the surviving company is a subsidiary, the ultimate parent thereof, or (b) immediately after the consummation of such transaction, the voting securities of the Corporation immediately prior to such transaction do not continue to represent or are not converted into more than 50% of the combined voting power of the then- outstanding voting securities of the Person resulting from such transaction or, if the surviving company is a subsidiary, the ultimate parent thereof; or

(iii)
the shareholders of the Corporation approve a plan of complete liquidation or dissolution of the Corporation or there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporation of all or substantially all of the Corporation’s assets (including a sale of assets of the Company), other than such sale or other disposition by the Corporation of all or substantially all of the Corporation’s assets to an entity at least fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Corporation in substantially the same proportions as their ownership of the Corporation immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (iii) above, a “Change of Control” shall not be deemed to have occurred (x) by virtue of the consummation of any transaction or series of integrated transactions immediately following which the ultimate beneficial owners of the Class A Common Stock and Class B Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares or equity of, an entity which owns all or substantially all of the assets of the Corporation immediately following such transaction or series of transactions or (y) by virtue of the consummation of any transaction or series of transactions, immediately following which, the Corporation and one or more other entities (the “
Other Constituent Companies
”) shall have become separate wholly-owned Subsidiaries of a holding company, and the ultimate beneficial owners of the Class A Common Stock and Class B Common Stock immediately prior to such transaction or series of transactions, together with the ultimate beneficial owners of the outstanding equity interests in the Other Constituent Companies immediately prior to such transaction or series of transactions, shall have become the equityholders of the new holding company in exchange for their respective equity interests in the Corporation and the Other Constituent Companies, and such transaction or transactions would not otherwise constitute a “Change of Control” assuming references to the Corporation are references to such holding company.
“
Class
 A Common Stock
” means Class A common stock, $0.001 par value per share, of the Corporation.
“
Class
 B Common Stock
” means Class B common stock, $0.001 par value per share, of the Corporation.
“
Closing Date
” has the meaning set forth in the Business Combination Agreement.
“
Code
” means the U.S. Internal Revenue Code of 1986, as amended.
“
Company
” is defined in the preamble to this Agreement.
“
Company LLC Agreement
” means that certain Second Amended and Restated Limited Liability Company Agreement of the Company, dated as of the date hereof, as such agreement may be further amended, restated, supplemented and/or otherwise modified from time to time.
“
Company Merger Sub
” means Rapid Merger Sub, LLC, a Delaware limited liability company.
“
Company Units
” has the meaning given to the term “Class A Units” in the Company LLC Agreement.
“
Control
” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or other agreement.
“
Corporation
” is defined in the preamble to this Agreement.
“
Cumulative Net Realized Tax Benefit
” as of the end of a Taxable Year means the cumulative amount of Realized Tax Benefits for all Taxable Years of the Corporation (excluding, for the avoidance of doubt, the Taxable Years of the Blockers ending on the Closing Date), up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments of the Corporation for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be based on the most recent Tax Benefit Schedules or Amended Schedules, if any, in existence at the time of such determination.
“
Default Rate
” means a per annum rate of LIBOR plus 500 basis points.
“
Determination
” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of law, as applicable, or any other event that finally and conclusively establishes the amount of any liability for tax and shall also include the acquiescence of the Corporation to the amount of any assessed liability for Tax.
“
Direct Exchange
” is defined in the recitals to this agreement.
“
Early Termination Agreed Rate
” means LIBOR plus 100 basis points.

“
Early Termination Date
” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.
“
Early Termination Effective Date
” is defined in
Section
 4.2
of this Agreement.
“
Early Termination Notice
” is defined in
Section
 4.2
of this Agreement.
“
Early Termination Payment
” is defined in
Section
 4.3(b)
of this Agreement.
“
Early Termination Rate
” means the lesser of (i) 6.50% per annum, compounded annually, and (ii) the Early Termination Agreed Rate.
“
Early Termination Schedule
” is defined in
Section
 4.2
of this Agreement.
“
Exchange
” means any Direct Exchange or Redemption or taxable purchase (as determined for U.S. federal income tax purposes) of Company Units by the Corporation from an Exchange TRA Party.
“
Exchange Basis
” means the Tax basis of the Reference Assets that are amortizable under Section 197 of the Code or that are otherwise reported as amortizable on IRS Form 4562 for U.S. federal income Tax purposes associated with the Company Units transferred upon an Exchange, determined as of the time immediately prior to the Business Combination; provided, that any Tax basis included in BCA Basis shall be excluded from the determination of the Exchange Basis.
“
Exchange Covered Tax Assets
” means, with respect to an Exchange TRA Party, in each case, without duplication:

(i)	BCA Basis attributable to an Exchange TRA Party and Exchange Basis;

(ii)	Exchange Party Basis Adjustments; and

(iii)	Imputed Interest reasonably determined to be allocable to payments pursuant to this Agreement arising from the items described in clause (i) and (ii) of this definition.
For the avoidance of doubt, Exchange Covered Tax Assets shall include any carryforwards or similar attributes that are attributable to the Tax items described in clauses (i) through (iii).
“
Exchange Party Basis Adjustment
” means the increase or decrease to the tax basis of, or the Corporation’s share of, the tax basis of the Reference Assets (i) under Section 734(b), 743(b) and 754 of the Code and, in each case, the comparable sections of U.S. state and local tax law (in situations where, following an Exchange, the Company remains a partnership for U.S. federal income tax purposes) and (ii) under Sections 732, 734(b) and 1012 of the Code and, in each case, the comparable sections of U.S. state and local tax law (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes), in each case, as a result of any Exchange, the cash payments made to the Exchange TRA Parties as part of the Business Combination and any payments made under this Agreement; provided, that any Tax basis included in BCA Basis or Exchange Basis shall be excluded from the determination of the Exchange Party Basis Adjustment. Notwithstanding any other provision of this Agreement, the amount of any Exchange Party Basis Adjustment resulting from an Exchange of one or more Company Units shall be determined without regard to any
Pre-Exchange
Transfer of such Units and as if any such
Pre-Exchange
Transfer had not occurred.
“
Exchange TRA Parties
” means the Persons listed on
Annex A
.
2

2	Note to Draft : To include non-Blocker TRA parties.

“
Expert
” is defined in
Section
 6.2
of this Agreement.
“
Hypothetical Tax Liability
” means, with respect to any Taxable Year, the liability for Taxes of (a) the Corporation and (b) without duplication, the Company, but in the case of this clause (b) only with respect to Taxes imposed on the Company and allocable to the Corporation, in each case using the same methods, elections, conventions, and practices used on the relevant Corporation Tax Return; provided, that the liability for Taxes described in clauses (a) and (b) shall be calculated (i) without taking into account the Blocker
Pre-BCA
Covered Tax Assets or the Exchange Covered Tax Assets, (ii) using the Assumed State and Local Tax Rate, solely for purposes of calculating the state and local hypothetical tax liability of the Corporation and the Company, and (iii) assuming, solely for purposes of calculating the liability for U.S. federal income Taxes, in order to prevent double counting, that state and local income and franchise Taxes are not deductible by the Corporation for U.S. federal income Tax purposes.
“
Imputed Interest
” in respect of a TRA Party shall mean any interest imputed under the provisions of the Code with respect to the Corporation’s payment obligations in respect of such TRA Party under this Agreement.
“
Independent Directors
” means the members of the Board other than members of the Board that have been appointed or designated by a TRA Party or its Affiliates.
“
Interest Amount
” is defined in
Section
 3.1(b)
of this Agreement.
“
Interest Sale
” is defined in
Section
 5.2(c)
of this Agreement.
“
Investor Rights Agreement
” means the Investor Rights Agreement, dated as of the date hereof, by and among the Corporation and the other persons party thereto or that may become parties thereto from time to time, as the same may be amended, restated, supplemented and/or otherwise modified, from time to time.
“
IRS
” means the U.S. Internal Revenue Service.
“
Joinder
” means a joinder to this Agreement, in form and substance substantially similar to Exhibit A to this Agreement.
“
LIBOR
” means during any period, an interest rate per annum equal to the one-year
LIBOR which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market), or the rate which is quoted by another source selected by the Corporation and approved by the TRA Party Representative (such approval not to be unreasonably withheld, conditioned or delayed) as an authorized information vendor for the purpose of displaying rates at which U.S. dollar deposits are offered by leading banks in the London interbank deposit market (an “
Alternate Source
”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the first day of such period as the one-year
London interbank offered rate for U.S. dollars having a borrowing date and a maturity comparable to such period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any Alternate Source, a comparable replacement rate determined by the Corporation at such time and approved by the TRA Party Representative (such approval not to be unreasonably withheld, conditioned or delayed)); provided, that at no time shall LIBOR be less than 0%. If the Corporation has made the determination (such determination to be conclusive absent manifest error) that LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars, then the Corporation shall, subject to the prior written consent of the TRA Party Representative, which consent shall not be unreasonably withheld, conditioned or delayed, establish a replacement interest rate (the “
Replacement Rate
”), after giving due consideration to any evolving or then prevailing conventions for similar loans in the U.S. loan market in U.S. dollars for such alternative benchmark, and including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then prevailing convention for similar loans in the U.S. loan market in U.S. dollars for such benchmark, which adjustment, method for calculating such adjustment and benchmark shall be published on an information service as selected from time to time by the Corporation. The Replacement Rate shall, subject to the next two sentences, replace LIBOR for all purposes under this Agreement. In connection with the establishment and application of the Replacement Rate, this Agreement shall be amended, with the consent of the Corporation and the Company, as necessary or appropriate, in the reasonable judgment of the Corporation, to replace the definition of LIBOR and otherwise to effect the provisions of this definition. The Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, if the Corporation determines that such market practice is not administratively feasible for the Corporation, such Replacement Rate shall be applied as otherwise reasonably determined by the Corporation.
“
Market Value
” means as of an Early Termination Date, the price for a share of Class A Common Stock (or any class of stock into which it has been converted) on a national securities exchange, as reported on bloomberg.com or such other reliable source as determined by the Managing Member (as defined in the Company LLC Agreement) in good faith, at the close of trading on the last full Trading Day (as defined in the Company LLC Agreement) immediately prior to such Early Termination Date, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. In the event the shares of Class A Common Stock are not publicly traded as of such Early Termination Date, then the Managing Member (as defined in the Company LLC Agreement) shall determine the Market Value in good faith.
“
Maximum Rate
” is defined in
Section
 7.11
of this Agreement.
“
Member
” has the meaning set forth in the Company LLC Agreement.
“
Net Tax Benefit
” is defined in
Section
 3.1(b)
of this Agreement.
“
Objection Notice
” is defined in
Section
 2.3(a)
of this Agreement.
“
Permitted Transfer
” has the meaning set forth in the Company LLC Agreement.
“
Permitted Transferee
” has the meaning set forth in the Company LLC Agreement.
“
Person
” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.
“
Pre-Exchange
Transfer
” means any transfer of one or more Company Units (including upon the death of a Member) (i) that occurs after the Business Combination but prior to a Redemption or Direct Exchange or other Exchange of such Units and (ii) to which Section 743(b) of the Code applies (other than such a transfer giving rise to basis adjustments described under
Section 1.743-
1(h) of the Treasury Regulations).
“
Realized Tax Benefit
” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit until there has been a Determination.
“
Realized Tax Detriment
” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the actual liability for such Taxes for the Taxable Year arises as a result of an audit by a Taxing Authority of any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.
“
Reconciliation Dispute
” is defined in
Section
 6.2
of this Agreement.
“
Reconciliation Procedures
” is defined in
Section
 2.3(a)
of this Agreement.

“
Redemption
” has the meaning in the recitals to this Agreement.
“
Reference Asset
” means any tangible or intangible asset of the Company and any asset held by any entities in which the Company owns a direct or indirect equity interest that are treated as a partnership or disregarded entity for U.S. federal income Tax purposes (but only to the extent such entities are held only through other entities treated as partnerships or disregarded entities) for purposes of the applicable Tax, as of the relevant date. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.
“
Schedule
” means any of the following: (i) an Attribute Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule and, in each case, any amendments thereto.
“
Senior Obligations
” is defined in
Section
 5.1
of this Agreement.
“
Subsidiary
” means, with respect to any Person and as of the date of any determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls, more than 50% of the voting power or other similar interests, or the sole general partner interest, or managing member or similar interest, of such Person.
“
Tax Benefit Payment
” is defined in
Section
 3.1(b)
of this Agreement.
“
Tax Benefit Schedule
” is defined in
Section
 2.2(a)
of this Agreement.
“
Tax Return
” means any return, declaration, report or similar statement filed or required to be filed with respect to Taxes (including any attached schedules), including any information return, claim for refund, amended return and declaration of estimated Tax.
“
Taxable Year
” means a taxable year of the Corporation under the Code or comparable sections of U.S. state or local tax law, as applicable (which, therefore, for the avoidance of doubt, may include a period of less than 12 months for which a Tax Return is made), after the Closing Date.
“
Taxes
” means any and all United States federal, state, or local taxes, assessments or other charges that are based on or measured with respect to net income or profits (including alternative minimum taxes and any franchise taxes imposed in lieu of an income tax), including, in each case, any related interest, penalties or additions to tax.
“
Taxing Authority
” means any national, federal, state, county, municipal, or local government, or any subdivision, agency, commission or authority thereof, or any quasi-governmental body, or any other authority of any kind, exercising regulatory or other authority in relation to tax matters.
“
TRA Parties
” means (i) the Blocker TRA Parties and (ii) the Exchange TRA Parties.
“
TRA Party Representative
” means, initially, CORE Industrial Partners Management LP, and thereafter, that TRA Party or committee of TRA Parties determined from time to time by a plurality vote of the TRA Parties ratably in accordance with their right to receive Early Termination Payments hereunder if all Exchange TRA Parties had fully Exchanged their Company Units for Class A Common Stock or other consideration and the Corporation had exercised its right of early termination on the date of the most recent Exchange.
“
Treasury Regulations
” means the final, temporary, and (to the extent they can be relied upon) proposed regulations under the Code, as promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant taxable period.
“
U.S.
” means the United States of America.

“
Valuation Assumptions
” means, as of an Early Termination Date, the assumptions that:

(i)
in each Taxable Year ending on or after such Early Termination Date, the Corporation will have taxable income sufficient to fully use the Blocker
Pre-BCA
Covered Tax Assets and the Exchange Covered Tax Assets (other than any such Blocker
Pre-BCA
Covered Tax Assets or Exchange Covered Tax Assets that constitute or have resulted in net operating losses, disallowed interest expense carryforwards, or credit carryforwards or carryovers (determined as of the Early Termination Date), which shall be governed by paragraph (iv) below) during such Taxable Year or future Taxable Years in which such deductions or other attributes would become available;

(ii)
the U.S. federal income tax rates that will be in effect for each such Taxable Year will be those specified for each such Taxable Year by the Code as in effect on the Early Termination Date, except to the extent any change to such tax rates for such Taxable Year have already been enacted into law;

(iii)
all taxable income of the Corporation will be subject to the maximum applicable Tax rate for U.S. federal income Tax purposes throughout the relevant period, and the Tax rate for U.S. state and local income Taxes shall be the Assumed State and Local Tax Rate as in effect for the Taxable Year of the Early Termination Date;

(iv)
any net operating loss, excess interest deduction, or credit carryovers or carrybacks (or similar items with respect to carryovers or carrybacks) generated by any Blocker
Pre-BCA
Covered Tax Asset or Exchange Covered Tax Asset and available as of the Early Termination Date will be used by the Corporation on a pro rata
basis from the Early Termination Date through (A) the scheduled expiration date of such loss carryovers or (B) if there is no such scheduled expiration, then the five-year anniversary of the date of the Early Termination Schedule;

(v)
any
non-amortizable,
non-depreciable
assets (including the stock in any Subsidiary treated as a corporation for Tax purposes) will be disposed of in a fully taxable transaction for an amount sufficient to fully utilize the adjusted basis for such assets, including any adjustments attributable to such assets under Sections 734 and 743 of the Code (and, in each case, the comparable sections of U.S. state and local Tax law), and for the avoidance of doubt including Exchange Party Basis Adjustments and Blocker Party Basis Adjustments, on the fifteenth anniversary of the later of (i) the applicable Exchange giving rise to an Exchange Party Basis Adjustment with respect to such assets and (ii) the Early Termination Date; provided, that in the event of a Change of Control that includes the sale of such asset (or the sale of equity interests in a partnership or disregarded entity for U.S. federal income tax purposes that directly or indirectly owns such asset), such non-
amortizable,
non-depreciable
assets shall be disposed of at the time of the direct or indirect sale of the relevant asset in such Change of Control (if earlier than such fifteenth anniversary) for such price;

(vi)
if, on the Early Termination Date, any Exchange TRA Party has Company Units that have not been Exchanged, then such Company Units shall be deemed to be Exchanged for the Market Value that would be received by such Exchange TRA Party if such Units had been Exchanged on the Early Termination Date, and such Exchange TRA Party shall be deemed to receive the amount of cash such Exchange TRA Party would have been entitled to pursuant to
Section
 4.3(a)
had such Company Units actually been Exchanged on the Early Termination Date; and

(vii)	any payment obligations pursuant to this Agreement will be satisfied on the date that any Tax Return to which such payment obligation relates is required to be filed excluding any extensions.
Section 1.2
Rules of Construction
. Unless otherwise specified herein:
(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b) For purposes of interpretation of this Agreement:
(i) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision thereof.

(ii) References in this Agreement to a Schedule, Article, Section, clause or sub-clause
refer to the appropriate Schedule to, or Article, Section, clause or subclause in, this Agreement.
(iii) References in this Agreement to dollars or “$” refer to the lawful currency of the United States of America.
(iv) The terms “include” and “including” are by way of example and not limitation.
(v) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(vi) References to any Person shall include the successors and permitted assigns of such Person.
(c) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(d) Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Agreement.
(e) Unless otherwise expressly provided herein, (i) references to organization documents (including the Company LLC Agreement), agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted hereby; and (ii) references to any law (including the Code and the Treasury Regulations) shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law.
ARTICLE II.
DETERMINATION OF REALIZED TAX BENEFIT
Section 2.1.
Attribute Schedule
. Following the Closing Date, within ninety (90) calendar days after the filing of IRS Form 1120 (or any successor form) of the Corporation for a given Taxable Year, the Corporation shall deliver to the TRA Party Representative a schedule (the “
Attribute Schedule
”) that shows, in reasonable detail, (a) the Blocker
Pre-BCA
Covered Tax Assets that are available for use by the Corporation with respect to each Blocker TRA Party with respect to such Taxable Year and the portion of the Blocker
Pre-BCA
Covered Tax Assets that are available for use by the Corporation in future Taxable Years with respect to each Blocker TRA Party; and (b) the Exchange Covered Tax Assets that are available for use by the Corporation with respect to such Taxable Year with respect to each Exchange TRA Party that has effected an Exchange (including the Exchange Party Basis Adjustments with respect to the Reference Assets resulting from Exchanges effected in such Taxable Year and the periods over which such Exchange Party Basis Adjustments are amortizable or depreciable), and the portion of the Exchange Covered Tax Assets that are available for use by the Corporation in future Taxable Years with respect to each Exchange TRA Party that has effected an Exchange. The Attribute Schedule shall also list any limitations on the ability of the Corporation to utilize any Blocker
Pre-BCA
Covered Tax Assets or Exchange Covered Tax Assets under applicable laws (including as a result of the operation of Section 382 of the Code or Section 383 of the Code).
Section 2.2.
Tax Benefit Schedule
.
(a)
Tax Benefit Schedule
. Following the Closing Date, within ninety (90) calendar days after the filing of the Form 1120 (or any successor form) of the Corporation for any Taxable Year, the Corporation shall provide to the TRA Party Representative a schedule showing, in reasonable detail, the calculation of the Tax Benefit Payment in respect of each TRA Party for such Taxable Year and the calculation of the Realized Tax Benefit and

Realized Tax Detriment and the components thereof for such Taxable Year (a “
Tax Benefit Schedule
”). Each Tax Benefit Schedule will become final as provided in
Section
 2.3(a)
and may be amended as provided in
Section
 2.3(b)
(subject to the procedures set forth in
Section
 2.3(b)
).
(b)
Applicable Principles
. For purposes of calculating the Realized Tax Benefit or Realized Tax Detriment for any period, carryovers or carrybacks of any Tax item attributable to the Blocker
Pre-BCA
Covered Tax Assets and the Exchange Covered Tax Assets shall be considered to be subject to the rules of the Code and the Treasury Regulations, as applicable, or other applicable law, governing the use, limitation and expiration of carryovers or carrybacks of the relevant type. If a carryover or carryback of any Tax item includes a portion that is attributable to a Blocker
Pre-BCA
Covered Tax Asset or an Exchange Covered Tax Asset and another portion that is not, such respective portions shall be considered to be used in accordance with the “with and without” methodology.
Section 2.3.
Procedures, Amendments
.
(a)
Procedure
. Every time the Corporation delivers to the TRA Party Representative a Schedule under this Agreement, including any Amended Schedule delivered pursuant to
Section
 2.3(b)
, and any Early Termination Schedule or amended Early Termination Schedule, the Corporation shall also deliver schedules, valuation reports, if any, and work papers, as determined by the Corporation or reasonably requested by the TRA Party Representative, providing reasonable detail regarding the preparation of the Schedule, and allow the TRA Party Representative reasonable access at no cost to the appropriate representatives of the Corporation, as determined by the Corporation or requested by the TRA Party Representative, in connection with the review of such Schedule. Without limiting the application of the preceding sentence, each time the Corporation delivers to the TRA Party Representative a Tax Benefit Schedule, in addition to the Tax Benefit Schedule duly completed, the Corporation shall also deliver to the TRA Party Representative a reasonably detailed calculation of the applicable Hypothetical Tax Liability, a reasonably detailed calculation of the applicable Actual Tax Liability, as well as any other work papers considered relevant by the Corporation or requested by the TRA Party Representative, provided that the Corporation shall not be required to provide any information that it reasonably believes is unnecessary for purposes of determining the items in the applicable Schedule or amendment thereto. Subject to
Section
 2.3(b)
, an applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days after the first date on which the TRA Party Representative has received the applicable Schedule or amendment thereto unless (i) the TRA Party Representative provides the Corporation before such date with notice of a material objection to such Schedule (“
Objection Notice
”) made in good faith or (ii) the TRA Party Representative provides a written waiver of such right of any Objection Notice before such date (in which case such Schedule or amendment thereto becomes binding on the date such waiver has been received by the Corporation). If the Corporation and the TRA Party Representative, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days after receipt by the Corporation of an Objection Notice, then the Corporation and the TRA Party Representative shall employ the reconciliation procedures described in
Section
7.8
of this Agreement (the “
Reconciliation Procedures
”).
(b)
Amended Schedule
. The applicable Attribute Schedule or Tax Benefit Schedule for any Taxable Year may be amended from time to time by the Corporation (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified after the date the Schedule was provided to the TRA Party Representative, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other tax item to such Taxable Year, or (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Tax Return filed for such Taxable Year (any such Schedule, an “
Amended Schedule
”). The Corporation shall provide to the TRA Party Representative an Amended Schedule, along with reasonable detail regarding the preparation of the applicable portion of such Amended Schedule, within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (v) of the first sentence of this
Section
 2.3(b)
.

ARTICLE III.
TAX BENEFIT PAYMENTS
Section 3.1.
Timing and Amount of Tax Benefit Payments
.
(a) Within five (5) Business Days after a Tax Benefit Schedule delivered to the TRA Party Representative becomes final in accordance with
Section
 2.3(a)
, the Corporation shall pay or cause to be paid to each TRA Party for such Taxable Year an amount equal to the excess, if any, of (i) the Tax Benefit Payment in respect of such TRA Party for such Taxable Year determined pursuant to
Section
 3.1(b)
over (ii) the aggregate amount of Advance Payments previously made to such TRA Party in respect of such Taxable Year; provided that, if the Corporation makes Advance Payments, it shall make Advance Payments to all parties eligible to receive payments under this Agreement with respect to a particular Taxable Year in proportion to their respective amount of anticipated payments under this Agreement in respect of such Taxable Year. Each such Tax Benefit Payment or such Advance Payment shall be made by wire transfer of immediately available funds to the bank account previously designated by such TRA Party to the Corporation or as otherwise agreed by the Corporation and such TRA Party. The Corporation shall use its commercially reasonable efforts to respond to any reasonable inquiry of a TRA Party in regard to the calculation of the amount payable to such TRA Party pursuant to any Schedule delivered under this Agreement, including the calculation of the Tax Benefit Payment in respect of such TRA Party for such Taxable Year.
(b) A “
Tax Benefit Payment
” in respect of a TRA Party means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit that is Attributable to such TRA Party and the Interest Amount with respect thereto. A Net Tax Benefit is “
Attributable
” to a Blocker TRA Party to the extent that it is derived from a Blocker
Pre-BCA
Covered Tax Asset with respect to a Blocker. A Net Tax Benefit is “
Attributable
” to an Exchange TRA Party to the extent that it is derived from an Exchange Covered Tax Asset with respect to Company Units that were Exchanged by such TRA Party. The “
Net Tax Benefit
” for a Taxable Year shall be an amount equal to the excess, if any, of 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over the sum of the total amount of payments previously made under
Section
 3.1(a)
(excluding payments attributable to Interest Amounts) and the Advance Payments previously made under
Section
 3.1(b)
of this Agreement (excluding any portion of Advance Payments in respect of anticipated Interest Amounts); provided, for the avoidance of doubt, that a TRA Party shall not be required to return any portion of any previously made Tax Benefit Payment or Advance Payment it receives under this Agreement. The “
Interest Amount
” in respect of the TRA Party shall equal the interest on the amount of the unpaid Net Tax Benefit Attributable to such TRA Party for a Taxable Year, which interest shall accrue on any unpaid Net Tax Benefit from and after the due date (without extensions) for filing the IRS Form 1120 (or any successor form) for the Corporation for such Taxable Year, calculated at the Agreed Rate, until the date such unpaid amounts are paid. For the avoidance of doubt, for Tax purposes, the Interest Amount shall not be treated as interest but instead shall be treated as additional consideration in the Business Combination or an Exchange, as applicable, unless otherwise required by law. “
Advance Payments
” in respect of a TRA Party for a Taxable Year means the payments made by the Corporation to such TRA Party as an advance of such TRA Party’s anticipated Tax Benefit Payment for such Taxable Year. The Corporation shall be entitled at its option with the approval of a majority of the Independent Directors to make Advance Payments. Notwithstanding anything to the contrary in this Agreement, after any lump-sum
payment under Article IV of this Agreement in respect of present or future Blocker
Pre-BCA
Covered Tax Assets or Exchange Covered Tax Assets, such Blocker
Pre-BCA
Covered Tax Assets or Exchange Covered Tax Assets shall no longer be considered Blocker
Pre-BCA
Covered Tax Assets or Exchange Covered Tax Assets, as applicable, for purposes of determining Tax Benefit Payments or the Net Tax Benefit.
Section 3.2
No Duplicative Payments
. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. The provisions of this Agreement shall be construed consistent with such intent.

Section 3.3.
Pro Rata Payments
.
(a) Notwithstanding anything in
Section
 3.1
to the contrary, to the extent that the aggregate amount of the tax benefit to the Corporation from the reduction in Tax liability as a result of the Blocker
Pre-BCA
Covered Tax Assets or the Exchange Covered Tax Assets is limited in a particular Taxable Year because the Corporation does not have sufficient taxable income to fully utilize available deductions and other attributes, the aggregate Net Tax Benefit for such Taxable Year shall be deemed Attributable to each TRA Party for purposes of
Section
 3.1(b)
in proportion to the portion of such Net Tax Benefit that would be Attributable to such TRA Party under
Section
 3.1(b)
if the Corporation had sufficient taxable income so that there were no such limitation; provided, that, for the avoidance of doubt, for purposes of allocating among the TRA Parties the aggregate Net Tax Benefit with respect to any Taxable Year, the operation of this
Section
 3.3(a)
with respect to any prior Taxable Years shall be taken into account so as to eliminate as quickly as possible, proportionately, the difference with respect to each TRA Party between (i) the aggregate Net Tax Benefit that would be Attributable to such TRA Party under
Section
 3.1(b)
with respect to each such Taxable Year (on a cumulative basis) if the Corporation had sufficient taxable income so that there were no limitation under this
Section
 3.3(a)
and (ii) the actual aggregate Net Tax Benefit deemed Attributable to such TRA Party under
Section
 3.1(b)
with respect to each such Taxable Year (on a cumulative basis) by operation of this this
Section
 3.3(a)
. Consistent with the foregoing, the Attribute Schedule for a given Taxable Year shall reflect the operation of this
Section
 3.3(a)
in respect of previous Taxable Years, with the Blocker
Pre-BCA
Covered Tax Assets and Exchange Covered Tax Assets described in such Attribute Schedule that are Attributable to a TRA Party being adjusted to reflect payments received in respect of such Blocker
Pre-BCA
Covered Tax Assets and Exchange Covered Tax Assets (the intention of the parties being to avoid duplicative payments and maintain records sufficient to allow the Corporation to allocate Tax Benefit Payments consistent with the terms of this
Section
 3.3(a)
).
(b) After taking into account
Section
 3.3(a)
, if for any reason the Corporation does not fully satisfy its payment obligations to make Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year (for example, as a result of having insufficient cash to make the Tax Benefit Payments due hereunder), then the Corporation and the TRA Parties agree that (i) the Corporation shall make payments due hereunder to the TRA Parties in respect of a Taxable Year in the same proportion as such payments would have been made if the relevant payment had been made in full by the Corporation, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been paid.
(c) To the extent the Corporation makes a payment to a TRA Party in respect of a particular Taxable Year under
Section
 3.1(a)
of this Agreement (taking into account
Sections 3.3(a)
and
(b)
) in an amount in excess of the amount of such payment that should have been made to the TRA Party in respect of such Taxable Year, then (i) the TRA Party shall not receive further payments under
Section
 3.1(a)
until the TRA Party has forgone an amount of payments equal to such excess and (ii) the Corporation shall pay the amount of the TRA Party’s forgone payments to other TRA Parties (to the extent applicable) in a manner such that each of the other TRA Parties, to the extent possible, shall have received aggregate payments under
Sections 3.1(a)
and
(b)
 in the amount it would have received if there had been no excess payment to the TRA Party.
Section 3.4.
Withholding
. The Corporation and its affiliates and representatives shall be entitled to deduct and withhold from any payment that is payable to any TRA Party pursuant to this Agreement such amounts as are required to be deducted or withheld with respect to the making of such payment in accordance with the Code or any provision of U.S. state, local or foreign tax law (including for this purpose any withholding required by the Corporation or its affiliates that may be required in connection with an Exchange). To the extent that amounts are so deducted or withheld and promptly paid over to the appropriate Taxing Authority, such amounts shall be treated for all purposes of this Agreement as having been paid by the Corporation to the relevant TRA Party. The Corporation shall provide evidence of such payment to each TRA Party in respect of which such deduction or withholding is required, to the extent that such evidence is available. Each TRA Party shall promptly provide the Corporation with any applicable tax forms and certifications reasonably requested by the Corporation in connection with determining whether any such deductions and withholdings are required under the Code or any provision of U.S. state, local or foreign tax law. The Corporation will consider in good faith any applicable certificates, forms or documentation provided by a TRA Party that in such TRA Party’s reasonable determination reduce or eliminate any such withholding.
ARTICLE IV.
TERMINATION
Section 4.1.
Early Termination of Agreement; Breach of Agreement
.
(a) With the prior written approval of the Board (or any Person(s) to whom the Board has delegated such authority), the Corporation may terminate this Agreement with respect to all amounts payable to the TRA Parties at any time by paying to each TRA Party the Early Termination Payment in respect of the TRA Party; provided, however, that (i) this Agreement shall only terminate pursuant to this
Section
 4.1(a)
upon the receipt in full of the Early Termination Payment by the TRA Parties, (ii) the Corporation shall deliver an Early Termination Notice only if it is able to make all required Early Termination Payments under this Agreement, and (iii) the Corporation may withdraw any notice to execute its termination rights under this
Section
 4.1(a)
prior to the time at which any Early Termination Payment has been paid.
(b) In the event that the Corporation breaches any of its material obligations under this Agreement, whether as a result of a failure to make any payment when due, a failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, and the Corporation fails to cure such breach within 20 Business Days of the TRA Party Representative informing the Corporation of such breach, then, at the election of the TRA Party Representative, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach. Procedures similar to the procedures of
Section
 4.2
shall apply,
mutatis mutandis
, with respect to the determination of the amounts payable by the Corporation pursuant to this
Section
 4.1(b)
. Notwithstanding the foregoing, in the event that the Corporation breaches any of its material obligations under this Agreement, the TRA Party Representative shall be entitled to elect on behalf of all TRA Parties to receive the amounts referred to in this
Section
 4.1(b)
or to seek specific performance of the terms of this Agreement. The parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it will not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due. Notwithstanding anything in this Agreement to the contrary, it shall not be a breach of a material obligation of this Agreement if the Corporation fails to make any Tax Benefit Payment when due to the extent that the Corporation has insufficient funds to make such payment; provided, (i) the Corporation has used reasonable efforts to obtain such funds (including by causing the Company or any other Subsidiaries of the Company to distribute or lend funds to facilitate such payment, and by accessing any revolving credit facilities or other sources of available credit to fund any such amounts) and (ii) that the interest provisions of
Section
 5.3
shall apply to such late payment (unless the Corporation does not have sufficient funds to make such payment as a result of limitations imposed by any Senior Obligations, in which case
Section
 5.3
shall apply, but the Default Rate shall be replaced by the Agreed Rate).
(c) In connection with a Change of Control, all obligations under this Agreement with respect to the applicable TRA Parties shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the closing date of the Change of Control.
Section
 4.2
and
Section
 4.3
shall apply,
mutatis mutandis
, with respect to the determination of the amounts payable by the Corporation.
Section 4.2.
Early Termination Notice
. If the Corporation chooses to exercise its right of early termination under
Section
 4.1(a)
above, the Corporation shall deliver to the TRA Party Representative written notice of such intention to exercise such right (“
Early Termination Notice
”). In addition, if the Corporation chooses to exercise its right of early termination under
Section
 4.1(a)
above, or the obligations under this Agreement are accelerated under
Section
 4.1(b)
or
Section
 4.1(c)
above, the Corporation shall deliver to the TRA Party Representative a schedule (the “
Early Termination Schedule
”) showing in reasonable detail the calculation of the Early Termination Payment due to each TRA Party. Such Early Termination Schedule shall become final and binding on all parties consistent with the procedures described in
Section
 2.3(a)
. The date on which the Early Termination Schedule becomes final shall be the “
Early Termination Effective Date
.”
Section 4.3.
Payment upon Early Termination.
(a) Within three (3) calendar days after an Early Termination Effective Date, the Corporation shall pay to the TRA Parties an amount equal to the Early Termination Payment in respect of such TRA Party; provided, however, that any amount payable pursuant to this Agreement as a result of a Change of Control shall be paid concurrently with the consummation of such Change of Control. Such payment shall be made by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Party or as otherwise agreed by the Corporation and such TRA Party.
(b) “
Early Termination Payment
” in respect of a TRA Party shall equal (i) the present value, discounted at the Early Termination Rate, as of the date of the Early Termination Notice, of all Tax Benefit Payments in respect of such TRA Party that would be required to be paid by the Corporation beginning from the date of the Early Termination Notice and assuming that the Valuation Assumptions in respect of such TRA Party are applied and that each such Tax Benefit Payment for each relevant Taxable Year would be paid on the due date (including extensions) under applicable law as of the Early Termination Date for filing of IRS Form 1120 (or any successor form) of the Corporation for each such Taxable Year, plus (ii) any Tax Benefit Payment due and payable with respect to such TRA Party that is unpaid as of the date of the Early Termination Notice.
(c) Upon the payment of the Early Termination Payment by the Corporation to a TRA Party, the Corporation shall not have any further payment obligations under this Agreement in respect of such TRA Party.
ARTICLE V.
SUBORDINATION; CERTAIN TAX COVENANTS; LATE PAYMENTS
Section 5.1.
Subordination
. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment or Early Termination Payment required to be made by the Corporation under this Agreement shall rank subordinate and junior in right of payment to any principal, interest, or other amounts due and payable in respect of any obligations owed in respect of secured or unsecured indebtedness for borrowed money of the Corporation and its Subsidiaries (“
Senior Obligations
”) and shall rank
pari passu
in right of payment with all current or future unsecured obligations of the Corporation that are not Senior Obligations. To the extent that any payment under this Agreement is not permitted to be made at the time payment is due as a result of this
Section
 5.1
and the terms of the agreements governing Senior Obligations, such payment obligation nevertheless shall accrue for the benefit of the applicable TRA Parties and the Corporation shall make such payments at the first opportunity that such payments are permitted to be made in accordance with the terms of the Senior Obligations (it being understood that interest shall accrue on the amount of such unpaid obligation in accordance with the terms hereof). Payments under any tax receivable agreement or similar agreement (excluding, for the avoidance of doubt, this Agreement) entered into after the date hereof or as part of any transaction entered into after the date hereof in which the Corporation, the Company or their Subsidiaries would be required to pay the parties thereto for tax attributes shall be subordinate to all payments owed pursuant to this Agreement, and no such payments shall be made for so long as the Corporation has any current unpaid obligation pursuant this Agreement. The Corporation shall use its commercially reasonable efforts to maintain sufficient available funds for the purpose of making required payments under this Agreement and avoid entering into credit agreements or Senior Obligations that could be reasonably anticipated to materially delay the timing of any payments under this Agreement.

Section 5.2.
Certain Tax Covenants.
(a) The Corporation hereby agrees and warrants to each TRA Party (i) that it will not cause the Company or any material Subsidiary of the Company to convert into, or elect to be treated as, a corporation for Tax purposes without the prior written consent of the TRA Party Representative, (ii) that it will not cause the Company to contribute any of its material assets into one or more Subsidiaries that are treated as corporations for Tax purposes, or cause the Company to liquidate or distribute in kind any of its material non-cash
assets to its members, without the prior written consent of the TRA Party Representative, and (iii) that it will cause the Company, and any material Subsidiary that is treated as a partnership for Tax purposes, to make valid Section 754 elections (and all comparable elections under applicable state and local tax law) for its first Taxable Year ending after the date of this Agreement and it will not seek to revoke any such election until the Corporation has received all material tax benefits from all Exchange Party Basis Adjustments and Imputed Interest in respect of which the Corporation may be required to make any payments under this Agreement to the TRA Parties.
(b) The Corporation hereby agrees that prior to (i) any proposed Interest Sale (as defined in
Section
 5.2(c)
) or (ii) any proposed sale or other disposition of all or any substantial part of the non-cash
assets of the Company, it shall deliver to each TRA Party notice of such proposed transaction at least thirty (30) days prior to the consummation thereof and afford each TRA Party that still holds Company Units the opportunity to Exchange all or part of such Company Units prior to such date.
(c) For purposes of this Agreement, (i) any sale or other disposition of all or any part of the Corporation’s interest in the Company (an “
Interest Sale
”) shall be deemed to be comprised of a sale or other disposition of a pro rata portion of each of the separate interests held by the Corporation (i.e., the original interest of the Corporation as of the date of this Agreement and each additional interest acquired hereafter by Exchange or otherwise), regardless of whether such separate interests can be (or are) identified and separately conveyed, and (ii) notwithstanding any provision herein to the contrary, for purposes of determining the payments due to the TRA Parties hereunder attributable to such Interest Sale, each such separate interest that was acquired from a TRA Party pursuant to an Exchange shall be treated as a Reference Asset and the Exchange Party Basis Adjustment with respect thereto shall be the excess of the tax basis of the Corporation in such interest immediately after such Exchange over the tax basis of such TRA Party in the applicable Company Units immediately before such Exchange (with such Exchange Party Basis Adjustment to be increased as appropriate to reflect payments by the Corporation to such TRA Party pursuant to this Agreement and to be decreased as appropriate to reflect the depreciation or amortization attributable to the correlative Exchange Party Basis Adjustments to the underlying assets of the Company).
Section 5.3.
Late Payments by the Corporation
. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or other payment under this Agreement not made to the TRA Parties when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or other payment was due and payable.
ARTICLE VI.
TAX MATTERS; CONSISTENCY; COOPERATION
Section 6.1.
Participation in the Corporation’s and the Company’s Tax Matters
. Except as otherwise provided in this Agreement, the Business Combination Agreement or the Company LLC Agreement, the Corporation shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporation, the Company and their Subsidiaries, including the preparation, filing or amending of any Tax Return and defending, contesting or settling any issue pertaining to Taxes. Notwithstanding the foregoing,
(i) the Corporation shall notify the TRA Party Representative in writing of the commencement of, and keep the TRA Party Representative reasonably informed with respect to, the portion of any audit of the

Corporation, the Company or any of their Subsidiaries by a Taxing Authority the outcome of which would reasonably be expected to materially affect the rights and obligations of a TRA Party under this Agreement, including the Tax Benefit Payments payable to TRA Parties,
(ii) shall provide to the TRA Party Representative reasonable opportunity (at the cost and expense of the TRA Party Representative, on behalf of the TRA Parties) to participate in or provide information and other input to the Corporation, the Company and their Subsidiaries, as applicable, and their respective advisors concerning the conduct of any such portion of such audit, which the Corporation, the Company and their Subsidiaries (including their advisors) shall consider in good faith; and
(iii) the Corporation, the Company and their Subsidiaries, as applicable, shall not enter into any settlement with respect to any such portion of such audit that could have a material adverse effect on the TRA Parties’ rights to receive payments under this Agreement without the written consent of the TRA Party Representative, such consent not to be unreasonably withheld, conditioned or delayed.
Section 6.2.
Reconciliation
. In the event that the Corporation and the TRA Party Representative are unable to resolve a disagreement with respect to a Schedule (a “
Reconciliation Dispute
”), the Reconciliation Dispute shall be submitted for determination to a nationally recognized expert (the “
Expert
”) in the particular area of disagreement mutually acceptable to such parties. The Expert shall be a partner or principal in a nationally recognized accounting firm. If the Corporation and the TRA Party Representative are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the selection of an Expert shall be treated as a dispute subject to
Section 7.8
and an arbitration panel shall pick an Expert. The Expert shall resolve any matter relating to a Schedule or an amendment thereto as soon as reasonably practicable and in any event within thirty (30) calendar days after the matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, the undisputed amount shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporation, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporation except as provided in the next sentence. The Corporation and the TRA Party Representative shall bear their own costs and expenses of such proceeding, unless (i) the Expert entirely adopts the position of the TRA Party Representative, in which case the Corporation shall reimburse the TRA Party Representative for any reasonable and documented out-of-pocket
costs and expenses in such proceeding, or (ii) the Expert entirely adopts the Corporation’s position, in which case Tax Benefit Payments to the TRA Parties that would have increased Tax Benefit Payments if the position of the TRA Party Representative had been adopted shall be reduced proportionately in the aggregate by any reasonable and documented out-of-pocket
costs and expenses in such proceeding. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this
Section
 6.2
shall be binding on the Corporation and the TRA Parties and may be entered and enforced in any court having competent jurisdiction.
Section 6.3.
Consistency
. The Corporation and the TRA Parties agree to report and cause to be reported for all purposes, including federal, state and local Tax purposes and financial reporting purposes, all
Tax-related
items (including, without limitation, the Exchange Party Basis Adjustments, Blocker Party Basis Adjustments and each Tax Benefit Payment) in a manner consistent with that specified in any Schedule finalized consistent with the terms of this Agreement, unless otherwise required by a contrary Determination by an applicable Taxing Authority.
Section 6.4.
Cooperation
. Each of the Corporation, the Company and the TRA Parties shall (a) furnish to the other parties in a timely manner such information, documents and other materials as the other party may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or defending any audit, examination or controversy with any Taxing Authority, (b) make itself reasonably available to the other parties and their respective representatives to provide explanations of documents and material and such other information as the other party or its representatives may reasonably request in connection with any of the matters described in clause (a) above, and (c) reasonably cooperate in connection with any such matter, and the Corporation shall reimburse each TRA Party for any reasonable third-party costs and expenses incurred pursuant to this
Section
 6.4
at the request of the Corporation or the Company.
Section 6.5.
Tax Characterization
. The parties intend that (a) each Exchange shall give rise to Exchange Party Basis Adjustments and (b) payments to Exchange TRA Parties pursuant to this Agreement with respect to an Exchange (except with respect to amounts that constitute Imputed Interest) shall be treated as consideration in respect of such Exchange that give rise to additional Exchange Party Basis Adjustments.
Section 6.6.
Change in Tax Law
. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in Tax law, a TRA Party reasonably believes that the existence of this Agreement could increase the amount of income (other than income arising from receipt of a payment under this Agreement) recognized by such TRA Party upon any Exchange which is treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income and all applicable state and local Tax purposes or would have other material adverse Tax consequences to the TRA Party and/or its direct or indirect owners, then at the election of such TRA Party and to the extent specified by the TRA Party, this Agreement (i) shall cease to have further effect with respect to such TRA Party, (ii) shall not apply to an Exchange by the TRA Party occurring after a date specified by it, or (iii) shall otherwise be amended in a manner determined by the TRA Party to waive any benefits to which such TRA Party would otherwise be entitled under this Agreement, provided that such amendment shall not result in an increase in or acceleration of payments under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment or increase the Corporation’s administrative burden in complying with this Agreement.
ARTICLE VII. MISCELLANEOUS
Section 7.1.
Notices
. All notices, designations, requests, requests for consent or consent provided for, and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by electronic mail (delivery receipt requested) or by certified or registered mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be as specified in a notice given in accordance with this Section 7.1):
If to the Corporation, or the Company, to:
c/o CORE Industrial Partners, LLC
150 N. Riverside Plaza, Suite #2050
Chicago, Illinois 60606
Attn: John May
E-mail:
john@coreipfund.com
with a copy (which shall not constitute notice to the Corporation or the Company) to:
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attn: Steven J. Gavin, Matthew F. Bergmann and Jason D. Osborn
E-mail:
SGavin@winston.com, MBergmann@winston.com and JOsborn@winston.com
If to the TRA Party Representative:
c/o CORE Industrial Partners, LLC
150 N. Riverside Plaza, Suite #2050
Chicago, Illinois 60606
Attn: John May
E-mail:
john@coreipfund.com

with a copy (which shall not constitute notice to the TRA Party Representative) to:
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attn: Steven J. Gavin, Matthew F. Bergmann and Jason D. Osborn
E- mail: SGavin@winston.com, MBergmann@winston.com and JOsborn@winston.com
Any party hereto may change its address or
e-mail
address by giving each of the other parties hereto written notice thereof in the manner set forth above.
Section 7.2.
Counterparts.
This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), all of which shall be considered one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or electronic mail shall be as effective as delivery of a manually signed counterpart of this Agreement.
Section 7.3.
Entire Agreement; No Third Party Beneficiaries
. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.
Section 7.4.
Governing Law
. This Agreement and its enforcement and any controversy arising out of or relating to the making or performance of this Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.
Section 7.5.
Severability
. If any term or other provision of this Agreement, or the application of such term or provision to any Person or circumstance or in any jurisdiction, is invalid, illegal or incapable of being enforced, to any extent, by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect to the fullest extent permitted by law. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, such term or provision is hereby deemed modified to give effect to the original written intent of the parties to the greatest extent consistent with being valid and enforceable under applicable law. No party hereto shall assert, and each party shall cause its Affiliates or related parties not to assert, that this Agreement or any part hereof is invalid, illegal or unenforceable.
Section 7.6.
Assignments; Amendments; Successors; No Waiver
.
(a)
Assignment
. No TRA Party is permitted to assign, sell, transfer, pledge, delegate, or otherwise dispose of any interest, right or obligation under this Agreement without the prior written approval of the Board (not to be unreasonably withheld, conditioned or delayed); provided, that to the extent Company Units are transferred in accordance with the terms of the Company LLC Agreement, the transferring TRA Party shall assign to the transferee of such Company Units the transferring TRA Party’s rights under this Agreement as long as such transferee has executed and delivered or, in connection with such transfer, executes and delivers, a Joinder agreeing to become a “TRA Party” for all purposes of this Agreement.
(b)
Amendments
. No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporation and by TRA Parties who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Parties hereunder if the Corporation had exercised its right of Early Termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Party pursuant to this Agreement since the date of such most recent Exchange);
provided
, however, that no such amendment shall be effective if such amendment would have a disproportionate effect on the payments certain TRA Parties will or may receive under this Agreement unless all such disproportionately affected TRA Parties consent in writing to such amendment; provided, further, that amendment of the definition of Change of Control or any approval rights granted to the Independent Directors will also require the written approval of a majority of the Independent Directors.
(c)
Successors
. Except as provided in
Section
 7.6(a)
, all of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by, the parties hereto and their respective successors, permitted assigns, heirs, executors, administrators and legal representatives. The Corporation shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.
(d)
Waiver
. Neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.
Section 7.7.
Titles and Subtitles
. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
Section 7.8.
Resolution of Disputes
.
(a) Any and all disputes which cannot be settled amicably after good faith negotiations, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance
of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in the state of Delaware in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce. If the parties to the dispute fail to agree on the selection of an arbitrator within ten (10) calendar days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language. Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.
(b)
Notwithstanding the provisions of
Section
 7.8(a)
, the Corporation and the TRA Party Representative may bring an action or special proceeding in any court of competent jurisdiction for the purpose of compelling another party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this
Section
 7.8(b)
, each TRA Party (i) expressly consents to the application of
Section
 7.8(b)
to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the Corporation as each TRA Party’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such TRA Party of any such service of process, shall be deemed in every respect effective service of process upon such TRA Party in any such action or proceeding.

(c)          (i) EACH TRA PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN THE STATE OF DELAWARE FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF
SECTION 7.8(B)
, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the forum designated by this
Section
 7.8(c)
has a reasonable relation to this Agreement, and to the parties’ relationship with one another.
        (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in
Section
 7.8(c)(i)
of this Section 7.8 and such parties agree not to plead or claim the same.
Section 7.9.
Waiver of Jury Trial
. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR RELATE TO THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE BREACH OR VALIDITY OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS
SECTION 7.9
.
Section 7.10.
Confidentiality
. Each TRA Party and its assignees acknowledges and agrees that the information of the Corporation and its Affiliates provided pursuant to this Agreement is confidential and, except in the course of performing any duties as necessary for the Corporation and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such Person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters of the Corporation and its Affiliates and successors acquired pursuant to this Agreement. This
Section
 7.10
shall not apply to (i) any information that has been made publicly available by the Corporation, becomes public knowledge (except as a result of an act of any TRA Party in violation of this Agreement) or is generally known to the business community, (ii) the disclosure of information to the extent necessary for a TRA Party to prosecute or defend claims arising under or relating to this Agreement, (iii) the disclosure of information to the extent necessary for a TRA Party to prepare and file its Tax Returns, to respond to any inquiries regarding the same from any Taxing Authority or to prosecute or defend any action, proceeding or audit by any Taxing Authority with respect to such Tax Returns, and (iv) the disclosure to any potential assignee or transferee of information in connection with an assignment, sale, pledge, alienation or transfer of any interest in this Agreement pursuant to
Section
 7.6(a)
so long as such potential assignee or transferee agrees to be subject to the provisions of this
Section
 7.10
. Notwithstanding anything to the contrary in this Agreement, to the extent required by applicable law or to the extent reasonably necessary for a TRA Party to comply with any applicable reportable transaction requirements under applicable law, each TRA Party (and each employee, representative or other agent of the TRA Party, as applicable) may disclose the Tax treatment and Tax structure of the Corporation, the Company and their Subsidiaries, and any of their transactions, and all materials of any kind (including opinions or other Tax analyses) that are provided to the TRA Party relating to such Tax treatment and Tax structure.

Section 7.11.
Interest Rate Limitation
. Notwithstanding anything to the contrary contained herein, the interest paid or agreed to be paid hereunder with respect to amounts due to any TRA Party hereunder shall not exceed the maximum rate of non-usurious
interest permitted by applicable law (the “
Maximum Rate
”). If any TRA Party shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the Tax Benefit Payment, Advance Payment or Early Termination Payment, as applicable (but in each case exclusive of any component thereof comprising interest) or, if it exceeds such unpaid non-interest
amount, refunded to the Corporation. In determining whether the interest contracted for, charged, or received by any TRA Party exceeds the Maximum Rate, such TRA Party may, to the extent permitted by applicable law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the payment obligations owed by the Corporation to such TRA Party hereunder. Notwithstanding the foregoing, it is the intention of the parties hereto to conform strictly to any applicable usury laws.
Section 7.12.
Independent Nature of Rights and Obligations
.
(a) The rights and obligations of the each TRA Party hereunder are several and not joint with the rights and obligations of any other Person. A TRA Party shall not be responsible in any way for the performance of the obligations of any other Person hereunder, nor shall a TRA Party have the right to enforce the rights or obligations of any other Person hereunder (other than the Corporation). Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any TRA Party pursuant hereto or thereto, shall be deemed to constitute the TRA Parties acting as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the TRA Parties are in any way acting in concert or as a group with respect to such rights or obligations or the transactions contemplated hereby, and the Corporation acknowledges that the TRA Parties are not acting in concert or as a group and will not assert any such claim with respect to such rights or obligations or the transactions contemplated hereby.
(b) Except as otherwise explicitly provided in this Agreement, the actions of a TRA Party pursuant to and in accordance with this Agreement shall be binding only with respect to such TRA Party and not with respect to the any other TRA Party. To the fullest extent permitted by law, no TRA Party shall owe any duties (fiduciary or otherwise) to any other TRA Party or any other Person in determining to take or refrain from taking any action or decision under or in connection with this Agreement.
[
Signature Page Follows This Page
]

IN WITNESS WHEREOF, the undersigned have executed or caused to be executed on their behalf this Agreement as of the date first written above.

CORPORATION:

FATHOM DIGITAL MANUFACTURING CORPORATION

By:

Name:

Title:

COMPANY:

FATHOM HOLDCO, LLC

By:

Name:

Title:

[[BLOCKER TRA PARTIES]

By:

Name:

Title:

[[EXCHANGE TRA PARTIES]

By:

Name:

Title:

TRA PARTY REPRESENTATIVE

CORE INDUSTRIAL PARTNERS MANAGEMENT LP

By:

Name:

Title:
[[ADDITIONAL SIGNATURE BLOCKS TO BE ADDED]]
[Signature Page for Tax Receivable Agreement]

Annex E
FINAL FORM

INVESTOR RIGHTS AGREEMENT
DATED AS OF [
●
]
AMONG
FATHOM DIGITAL MANUFACTURING CORPORATION
AND
THE OTHER PARTIES HERETO

ARTICLE I. INTRODUCTORY MATTERS		E-3
1.1	Defined Terms	E-3
1.2	Construction	E-7
ARTICLE II. CORPORATE GOVERNANCE MATTERS		E-7
2.1	Initial Board Composition; Classified Board	E-7
2.2	Election of Directors	E-7
2.3	Company Obligations	E-9
2.4	Compensation	E-10
2.5	Other Rights of CORE Nominees	E-10
2.6	Director Independence	E-10
ARTICLE III. ADDITIONAL COVENANTS		E-10
3.1	Pledges or Transfers	E-10
3.2	Reserved	E-11
3.3	Lock-Up; Vesting; Transfer Restrictions and Requirements	E-11
ARTICLE IV. GENERAL PROVISIONS		E-12
4.1	Notices	E-12
4.2	Amendment; Waiver	E-12
4.3	Further Assurances	E-13
4.4	Assignment; Affiliated Transferees	E-13
4.5	Third Parties	E-13
4.6	Governing Law	E-13
4.7	Jurisdiction; Waiver of Jury Trial	E-13
4.8	Specific Performance	E-14
4.9	Entire Agreement	E-14
4.10	Severability	E-14
4.11	Table of Contents, Headings and Captions	E-14
4.12	Grant of Consent	E-14
4.13	Counterparts	E-14
4.14	Effectiveness	E-14
4.15	No Recourse	E-14
4.16	Obligations are Several	E-15
4.17	Provisions Respecting Representation of Fathom	E-15

INVESTOR RIGHTS AGREEMENT
This Investor Rights Agreement is entered into as of 15 by and among Fathom Digital Manufacturing Corporation, a Delaware corporation (formerly known as Altimar Acquisition Corp. II, a Cayman Islands corporation, the “
Company
”), each of the Persons set forth on the signature pages hereto, as the Existing Investors as of the date hereof, and each of the other Persons from time to time party hereto.
RECITALS:
WHEREAS, in connection with the Equity Transactions (as defined below) and effective upon the consummation thereof, the parties hereto wish to set forth certain understandings between such parties in relation to the Company, including with respect to certain governance matters of the Company and other matters.
NOW, THEREFORE, the parties agree as follows:
ARTICLE I.
INTRODUCTORY MATTERS
1.1
Defined Terms
. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Business Combination Agreement:
“
Affiliate
” has the meaning set forth in Rule
12b-2
promulgated under the Exchange Act, as in effect on the date hereof.
“
Affiliated Transferees
” means, with respect to any Investor, any Affiliate thereof that is Transferred Equity Securities Beneficially Owned by such Investor as of the date hereof.
“
Agreement
” means this Investor Rights Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.
“
Beneficially Own
” (including its correlative meanings “
Beneficial Owner
” and “
Beneficial Ownership
” and words with a similar correlative meaning) has the meaning set forth in Rule
13d-3
promulgated under the Exchange Act.
“
Board
” means the board of directors of the Company from time to time.
“
Business Combination Agreement
” means that certain Business Combination Agreement, dated as of July 15, 2021, by and among the Company, Fathom Opco and the other parties thereto.
“
Business Day
” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.
“
Chairman
” has the meaning set forth in
Section
 2.1
.
“
Class
 A Common Stock
” means shares of class A common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

“
Class
 A Units
” means the Class A Units of limited liability company interest in Fathom OpCo (other than any such interests owned, directly or indirectly, by the Company or any of its Subsidiaries).
“
Class
 B Common Stock
” means shares of class B common stock, par value $0.0001 per share, of the Company, and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.
“
Closing Date
” means the date of the closing of the Equity Transactions in accordance with the Business Combination Agreement.
“
Common Stock
” means, collectively, the Class A Common Stock and Class B Common Stock.
“
Company
” has the meaning set forth in the Preamble.
“
Company Charter
” means the Certificate of Incorporation of the Company as in effect on the date hereof and as may be amended, restated or modified and in effect from time to time.
“
Control
” (including its correlative meanings, “
Controlled by
” and “
under common Control with
”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.
“
CORE Designator
” means the CORE Investor, or any group of CORE Investors collectively, that then Beneficially Owns a majority of the Voting Securities Beneficially Owned by all CORE Investors.
“
CORE Nominee
” has the meaning assigned to such term in
Section
 2.2(a)
.
“
CORE Investors
” means CORE Industrial Partners Fund I, L.P., CORE Industrial Partners Fund I Parallel, L.P., any Transferee that becomes party to this Agreement as a “CORE Investor” in accordance with
Section
 4.4
hereof and their respective Affiliated Transferees.
“
Covered Shares
” means all Equity Securities held by the Existing Investors as of the date hereof or of which the Existing Investors acquire record or Beneficial Ownership, including by purchase, as a result of a share dividend, share split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, other than any Equity Securities purchased on the open market after the Closing Date.
“
Director
” means any director of the Company from time to time.
“
Equity Securities
” means any and all shares of Common Stock of the Company, and any and all securities of the Company or Fathom OpCo convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and any options, warrants or other rights to acquire shares of Common Stock of the Company; including, without limitation, Fathom OpCo Units, restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including, without limitation, membership interests therein), whether voting or non-voting.
“
Equity Transactions
” means the transactions contemplated by the Business Combination Agreement.
“
Exchange Act
” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“
Existing Investors
” means collectively, the CORE Investors and each of the entities listed on the signature pages hereto under the heading “Existing Investors.”
“
Fathom OpCo
” means Fathom Holdco, LLC, a Delaware limited liability company.
“
Fathom OpCo LLC Agreement
” means the Second Amended and Restated Limited Liability Company Agreement of Fathom OpCo as in effect on the Closing Date, and as may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.
“
Fathom OpCo Units
” means the Class A Units.
“
Governmental Authority
” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
“
Investors
” means the Existing Investors.
“
Law
” means any statute, law, ordinance, rule, treaty, code, directive, regulation, governmental approval (whether granted or required) or Governmental Order, in each case, of any Governmental Authority.
“
NewCo
” has the meaning set forth in
Section
 3.2
hereof.
“
Non-Recourse
Party
” has the meaning set forth in
Section
 4.15
hereof.
“
Non-Voting
Observer
” has the meaning set forth in
Section
 2.2(c)
hereof.
“
Original Amount
” means the aggregate number of shares of Common Stock Beneficially Owned, directly or indirectly, by the CORE Investors on the date hereof, as such number may be adjusted from time to time for any reorganization, recapitalization, stock dividend, stock split, reverse stock split or other similar changes in the Company’s capitalization. Notwithstanding the foregoing, in the event of a forfeiture of any Fathom Earnout Shares by any of the CORE Investors, the Original Amount shall automatically be decreased by the amount of such Fathom Earnout Shares forfeited.
“
Permitted Transferee
” means, with respect to any Existing Investor, (i) to any investment fund or other entity controlled or managed by or under common control with such Existing Investor; (ii) to such Existing Investor’s officers or directors or any Affiliates or family members of such Existing Investor’s officers or directors; (iii) to any limited partners, members or stockholders of such Existing Investor or any Affiliates of such Existing Investor, or any employees of such Affiliates; (iv) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such Person, or to a charitable organization; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) by virtue of the Laws of the jurisdiction of incorporation or formation of such Existing Investor, as applicable, or the organizational documents of such Existing Investor, as amended from time to time, upon dissolution of such Existing Investor; or (viii) in the event of the Company’s completion of a liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction which results in the holders of all of the shares of Class A Common Stock having the right to exchange their shares for cash, securities or other property subsequent to the completion of the Equity Transactions, including the entry into an agreement in connection with such liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction.
“
Person
” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“
Subsidiary
” means, with respect to any Person, any corporation, company, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock or majority ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.
“
Tier 1 Earnout Vesting Event
” means the VWAP of the Class A Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days.
“
Tier 2 Earnout Vesting Event
” means the VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days.
“
Tier 3 Earnout Vesting Event
” means the VWAP of the Class A Common Stock equals or exceeds $20.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days.
“
Total Number of Directors
” means the total number of directors comprising the Board from time to time.
“
Trading Day
” means a day on which the Exchange is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“
Transfer
” (including its correlative meanings, “
Transferor
,” “
Transferee
” and “Transferred”) shall mean, with respect to any security, directly or indirectly, to sell, contract to sell, give, assign, hypothecate, pledge, encumber, grant a security interest in, offer, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any economic, voting or other rights in or to such security. When used as a noun, “
Transfer
” shall have such correlative meaning as the context may require.
“
Voting Securities
” means, at any time, outstanding shares of any class of capital stock of the Company which are then entitled to vote generally in the election of directors to the Board.
“
VWAP
” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter
market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available), or, if no dollar volume-weighted average price is reported for such security by Refinitiv Workspace (or an equivalent successor if such page is not available) for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the

VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by a majority of the independent directors then serving on the Board.
1.2
Construction
. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, and (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.
ARTICLE II.
CORPORATE GOVERNANCE MATTERS
2.1
Initial Board Composition; Classified Board
. Effective as of the Closing Date, the Board shall satisfy all applicable rules and regulations of the Securities and Exchange Commission and the Exchange and is anticipated to be comprised of eleven (11) Directors, as follows: (i) ten (10) Directors designated by the CORE Designator (who shall be the initial CORE Nominees), and (ii) one (1) Director, to be jointly designated as mutually agreed by the CORE Designator and Altimar Sponsor II, LLC, who shall be independent as required by the Securities and Exchange Commission and applicable listing exchange rules and regulations. The initial chairman of the Board (the “Chairman”) is anticipated to be TJ Chung. Mr. Chung shall be appointed as the Chairman for so long as he is a member of the Board, and, thereafter, the Chairman shall be elected by a majority of the Board. The parties hereto acknowledge and agree that, consistent with the Company Charter, the Board shall be divided into three classes designated as Class I, Class II and Class III and that the Directors initially shall be allocated among such classes as set forth on Schedule B hereto.
2.2
Election of Directors
.
(a) From the Effective Date, CORE Designator shall have the right, but not the obligation, to nominate to the Board a number of designees (such persons, the “
CORE Nominees
”) equal to at least: (i) a majority of the Total Number of Directors (as defined below), so long as the CORE Investors Beneficially Own shares of Common Stock representing at least 50% of the Original Amount (as defined below), (ii) 35% of the Total Number of Directors, in the event that the CORE Investors Beneficially Own shares of Common Stock representing at least 20% but less than 35% of the Original Amount, (iii) 20% of the Total Number of Directors, in the event that the CORE Investors Beneficially Own shares of Common Stock representing at least 10% but less than 20% of the Original Amount and (iv) 1 (one) Director (as defined below), in the event that the CORE Investors Beneficially Own shares of Common Stock representing at least 5% of the Original Amount. For purposes of calculating the number of directors that CORE Designator is entitled to designate pursuant to the immediately preceding sentence, any fractional amounts shall automatically be rounded up to the nearest whole number (e.g., 1
1
/
4
 Directors shall equate to 2 Directors) and any such calculations shall be made after taking into account any increase in the Total Number of Directors.
(b) In the event that CORE Designator has nominated less than the total number of designees that CORE Designator is entitled to nominate pursuant to
Section 2.2(a)
, CORE Designator shall have the right, at any time, to nominate such additional designees to which it is entitled, in which case, the Company and the Directors shall take all necessary corporation action, to the fullest extent permitted by applicable law (including with respect to fiduciary duties under Delaware law), to (x) enable CORE Designator to nominate and effect the election or appointment of such additional individuals, whether by increasing the size of the Board, or otherwise and (y) to designate such additional individuals nominated by CORE Designator to fill such newly created vacancies or to fill any other existing vacancies.

(c) In addition to the nomination rights set forth in
Section 2.2(a)
above, from the Effective Date, for so long as the CORE Investors Beneficially Own shares of Common Stock representing at least 5% of the Original Amount, CORE Designator shall have the right, but not the obligation, to designate a person (a “
Non-Voting
Observer
”) to attend meetings of the Board (including any meetings of any committees thereof) in a non-voting
observer capacity. Any such
Non-Voting
Observer shall be permitted to attend all meetings of the Board. CORE Designator shall have the right to remove and replace its
Non-Voting
Observer at any time and from time to time. The Company shall furnish to any
Non-Voting
Observer (i) notices of Board meetings no later than, and using the same form of communication as, notice of Board meetings are furnished to Directors and (ii) copies of any materials prepared for meetings of the Board that are furnished to the Directors no later than the time such materials are furnished to the Directors; provided, that (x) such
Non-Voting
Observer shall be required to execute or otherwise become subject to any codes of conduct or confidentiality agreements of the Company generally applicable to directors of the Company or as the Company reasonably requests and (y) the Company reserves the right to withhold any information and to exclude such
Non-Voting
Observer from any meeting or portion thereof to the extent access to such materials or attendance at such meeting would be reasonably likely to adversely affect the attorney-client privilege between the Company and its counsel or result in disclosure of trade secrets or a conflict of interest; provided, further, that failure to deliver notice, or materials, to such
Non-Voting
Observer in connection with such
Non-Voting
Observer’s right to attend and/or review materials with respect to, any meeting of the Board shall not, by itself, impair the validity of any action taken by such Board at such meeting.
(d) The Company shall pay all reasonable
out-of-pocket
expenses incurred by the CORE Nominees and the
Non-Voting
Observer in connection with the performance of his or her duties as a Director or a
Non-Voting
Observer and in connection with his or her attendance at any meeting of the Board. In addition, as promptly as practicable following the request by any CORE Nominee who is serving as a Director, the Company shall enter into an indemnification agreement with such CORE Nominee in the form entered into with the other members of the Board.
(e) No reduction in the number of shares of Common Stock that the CORE Investors Beneficially Own shall shorten the term of any incumbent director who is serving as a CORE Nominee.
(f) In the event that any CORE Nominee shall cease to serve for any reason, CORE Designator shall be entitled, for so long as CORE Designator retains the right to nominate a CORE Nominee to fill the applicable vacant seat, to designate such person’s successor in accordance with this Agreement and the Board shall promptly fill the vacancy with such successor nominee; it being understood that any such designee shall serve the remainder of the term of the director whom such designee replaces.
(g) If a CORE Nominee is not appointed or elected to the Board because of such person’s death, disability, disqualification, withdrawal as a nominee or for other reason is unavailable or unable to serve on the Board, CORE Designator shall be entitled, for so long as CORE Designator retains the right to nominate a CORE Nominee to fill the applicable vacant seat, to designate promptly another nominee and the director position for which the original CORE Nominee was nominated shall not be filled pending such designation.
(h) So long as CORE Designator has the right to nominate CORE Nominees under
Section 2.2(a)
or any such CORE Nominee is serving on the Board, the Company shall use its reasonable best efforts to maintain in effect at all times directors and officers indemnity insurance coverage in an amount determined by the Board to be reasonable and customary, and the Company Charter and Amended and Restated Bylaws (each as may be further amended, supplemented or waived in accordance with its terms) shall at all times provide for indemnification, exculpation and advancement of expenses to the fullest extent permitted under applicable law. Upon the removal or resignation of any CORE Nominee as a Director for any reason, the Company shall use commercially reasonable efforts to take all actions reasonably necessary to extend such director’s official liability insurance coverage for a period of not less than six (6) years from any such event in respect or any act or omission occurring at or prior to such event.

(i) If the size of the Board is expanded, CORE Designator shall be entitled to nominate a number of CORE Nominees to fill the newly created vacancies such that the total number of CORE Nominees serving on the Board following such expansion will be equal to that number of CORE Nominees that CORE Designator would be entitled to nominate in accordance with
Section 2.2(a)
if such expansion occurred immediately prior to any meeting of the stockholders of the Company called with respect to the election of members of the Board, and the Board shall appoint such CORE Nominees to the Board.
(j) During such time as the Company is required by applicable law or the New York Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted, or admitted to trading (the “
Exchange
”) listing standards to have a majority of the Board comprised of “independent directors” (subject in each case to any applicable phase-in
periods), CORE Nominees shall include a number of persons that qualify as “independent directors” under applicable law and the Exchange listing standards such that, together with any other “independent directors” then serving on the Board that are not CORE Nominees, the Board is comprised of a majority of “independent directors.”
(k) At any time that CORE Designator shall have any nomination rights under
Section 2.2
, except as required by Law or the rules and regulations of the Exchange, the Company shall not take any action, including making or recommending any amendment to the Company Charter or the Company’s Amended and Restated Bylaws that could reasonably be expected to adversely affect CORE Designator’s rights, respectively, under this Agreement, in each case without the prior written consent of CORE Designator.
(l) Any CORE Nominee will be subject to the Company’s customary due diligence process, including its review of a completed questionnaire and a background check. Based on the foregoing, the Company may object to any CORE Nominee if (a) it does so in good faith and (b) such objection is based upon any of the following: (i) such CORE Nominee was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses); (ii) such CORE Nominee was the subject of any order, judgment, or decree not subsequently reversed, suspended or vacated of any court of competent jurisdiction, permanently or temporarily enjoining such proposed director from, or otherwise limiting, the following activities: (A) engaging in any type of business practice; or (B) engaging in any activity in connection with the purchase or sale of any security or in connection with any violation of federal or state securities laws; (iii) such CORE Nominee was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than sixty (60) days the right of such person to engage in any activity described in clause (ii)(B), or to be associated with persons engaged in such activity; (iv) such CORE Nominee was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; (v) such CORE Nominee was the subject of, or a party to any federal or state judicial or administrative order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to a violation of any federal or state securities laws or regulations; or (vi) any other reason(s) that apply by reason of applicable Law, the rules and regulations of the Exchange or Company policy. In the event the Board reasonably finds the CORE Nominee to be unsuitable based upon one or more of the foregoing clauses (i) through (vi) and reasonably objects to the identified director, the CORE Designator shall be entitled to propose a different CORE Nominee to the Board within thirty (30) calendar days of the Company’s notice to the CORE Designator of its objection to the CORE Nominee and such replacement CORE Nominee shall be subject to the review process outlined above.
2.3
Company Obligations
. The Company agrees to use its reasonable best efforts to ensure that prior to the date that the CORE Investors cease to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, (i) each CORE Nominee is included in the Board’s slate of nominees to the stockholders (the “
Board Slate
”) for each election of directors; and (ii) each CORE Nominee is included in the proxy statement prepared by management of the Company in connection with soliciting proxies for every meeting of the stockholders of the Company called with respect to the election of members of the Board (each, a “
Director Election Proxy Statement
”), and at every adjournment or postponement

thereof, and on every action or approval by written consent of the stockholders of the Company or the Board with respect to the election of members of the Board. CORE Designator will promptly provide reporting to the Company after CORE Designator ceases to Beneficially Own shares of Common Stock representing at least 5% of the total voting power of the then outstanding Common Stock, such that Company is informed of when this obligation terminates. The calculation of the number of CORE Nominees that CORE Designator is entitled to nominate to the Board Slate for any election of directors shall be based on the percentage of the total voting power of the then outstanding Common Stock then Beneficially Owned by CORE (“
CORE Voting Control
”), as applicable, immediately prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission). Unless CORE Designator notifies the Company otherwise prior to the mailing to stockholders of the Director Election Proxy Statement relating to an election of directors, the CORE Nominees for such election shall be presumed to be the same CORE Nominees currently serving on the Board, and no further action shall be required of CORE Designator for the Board to include such CORE Nominees on the Board’s Slate; provided, that, in the event CORE Designator is no longer entitled to nominate the full number of CORE Nominees then serving on the Board, CORE Designator shall provide advance written notice to the Company, of which currently serving CORE Nominee(s) shall be excluded from the Board Slate, and of any other changes to the list of CORE Nominees. If CORE Designator fails to provide such notice prior to the mailing to shareholders of the Director Election Proxy Statement relating to such election (or, if earlier, the filing of the definitive Director Election Proxy Statement with the U.S. Securities and Exchange Commission), a majority of the independent directors then serving on the Board shall determine which of the CORE Nominees of CORE Designator then serving on the Board will be included in the Board Slate.
2.4
Compensation
. Except to the extent any CORE Designator may otherwise notify the Company with respect to such CORE Designator’s CORE Nominees, each CORE Nominee shall be entitled to compensation consistent with the Director compensation received by other Directors, including any fees and equity awards.
2.5
Other Rights of CORE Nominees
. Except as provided in
Section 2.3
, each CORE Nominee serving on the Board shall be entitled to the same rights and privileges applicable to all other members of the Board generally or to which all such members of the Board are entitled. In furtherance of the foregoing, the Company shall, to the maximum extent permitted by applicable Law, indemnify, exculpate, and reimburse fees and expenses of the CORE Nominees (including by entering into an indemnification agreement in a form substantially similar to the Company’s form director indemnification agreement) and provide the CORE Nominees with director and officer insurance to the same extent it indemnifies, exculpates, reimburses and provides insurance for the other members of the Board pursuant to the Company Charter or Amended and Restated Bylaws of the Company, applicable Law or otherwise.
2.6
Director Independence
. Notwithstanding anything to the contrary herein, the parties hereto shall ensure the composition of the Board will continue to meet all requirements for a company listed on the New York Stock Exchange (or such other stock exchange on which the Class A Common Stock may be listed from time to time), including with respect to director independence.
ARTICLE III.
ADDITIONAL COVENANTS
3.1
Pledges or Transfers
. Upon the request of any Investor that wishes to (x) pledge, charge, hypothecate or grant security interests in any or all of the shares of Common Stock or Fathom OpCo Units held by it, including to banks or financial institutions as collateral or security for loans, advances or extensions of credit or (y) subject to
Section 3.3
, sell or transfer any or all of the shares of Common Stock or Fathom OpCo Units held by it, including to a third party investor, the Company agrees, subject to applicable Law, to cooperate with such Investor in taking any action (and, to the extent necessary, shall cause Fathom OpCo to take any action) reasonably necessary to consummate any such pledge, charge, hypothecation, grant or transfer, including without limitation, but subject to applicable Law, delivery of letter agreements to lenders in form and substance reasonably satisfactory to such lenders (which may include agreements by the Company in respect of the exercise of remedies by such lenders), instructing the transfer agent to transfer any such shares of Common Stock subject to the pledge, hypothecation or grant into the facilities of The Depository Trust Company without restricted legends and cooperating in diligence or other matters as may reasonably requested by any Investor in connection with a proposed transfer.
3.2
Reserved
.
3.3
Lock-Up;
Vesting; Transfer Restrictions and Requirements
.
(a)
Lock-Up
. For the period beginning on the Closing Date and ending one hundred eighty (180) days thereafter (such applicable period, the “
Existing Investor
Lock-Up
Period
”), each Existing Investor agrees with the Company that it shall not, and shall cause any other holder of record of such Existing Investor’s Covered Shares not to, Transfer any of such Existing Investor’s Covered Shares.
(b)
Vesting
. Each Existing Investor and the Company agrees that, from and after the Closing, [                ] shares of Class A Common Stock issued to the CORE Investors shall be unvested and restricted and that such shares shall vest as follows: (i) one third ([                ]) of such shares (the “
Tier 1 Earnout Shares
”) shall vest automatically and cease to be subject to any restrictions hereunder as of immediately prior to the occurrence of a Tier 1 Earnout Vesting Event, (ii) one third ([                ]) of such shares (the “
Tier 2 Earnout Shares
”) shall vest automatically and cease to be subject to any restrictions hereunder as of immediately prior to the occurrence of a Tier 2 Earnout Vesting Event and (iii) one third ([                ]) of such shares (the “
Tier 3 Earnout Shares
” and, collectively with the Tier 1 Earnout Shares and Tier 2 Earnout Shares, the “
Earnout Shares
”) shall vest automatically and cease to be subject to any restrictions hereunder as of immediately prior to the occurrence of a Tier 3 Earnout Vesting Event;
provided
that, during the Existing Investor
Lock-Up
Period,
Section 3.3(a)
hereof shall apply with respect to all Earnout Shares.
(c)
Forfeiture
. To the extent that, on or prior to the fifth (5
th
) anniversary of the Closing Date, (i) a Tier 1 Earnout Vesting Event shall not have occurred, all outstanding Tier 1 Earnout Shares that shall not have been vested shall automatically be forfeited and surrendered to the Company for no consideration and any dividends or distributions previously declared in respect of such shares shall also be forfeited to the Company for no consideration, (ii) a Tier 2 Earnout Vesting Event shall not have occurred, all outstanding Tier 2 Earnout Shares that shall not have been vested shall automatically be forfeited and surrendered to the Company for no consideration and any dividends or distributions previously declared in respect of such shares shall also be forfeited to the Company for no consideration, and (iii) a Tier 3 Earnout Vesting Event shall not have occurred, all outstanding Tier 3 Earnout Shares that shall not have been vested shall automatically be forfeited and surrendered to the Company for no consideration and any dividends or distributions previously declared in respect of such shares shall also be forfeited to the Company for no consideration. Following such forfeiture, such Earnout Shares shall be canceled, no longer be outstanding and become void and of no further force and effect.
(d)
Transfer Restrictions
. Following termination of the Existing Investor
Lock-Up
Period, (i) unvested Earnout Shares shall not be Transferable and (ii) vested Earnout Shares shall be Transferable only to an Investor’s Permitted Transferees.
(e)
Transfer Conditions
. As a condition to any Transfer to a Permitted Transferee permitted by this
Section 3.3
, each Transferee must enter into a written agreement with the Company agreeing to be bound by the provisions contained in this
Section 3.3
. Any Transfer in violation of the provisions of this
Section 3.3
shall be null and void ab initio and of no force or effect.
(f)
Tax Treatment
. The parties hereto intend that, for U.S. federal and all applicable state and local income tax purposes, the amount of any dividends declared with respect to the Earnout Shares not be reported as taxable income (on IRS Form 1099 or otherwise) to the holders thereof unless and until such dividends are paid in cash or in kind, as the case may be. The parties to this Agreement shall not take any position inconsistent with the intent set forth in this Section 3.3(f) except to the extent otherwise required by a law.
ARTICLE IV.
GENERAL PROVISIONS
4.1
Notices
. Any notice, designation, request, request for consent or consent provided for in this Agreement shall be in writing and shall be either personally delivered, sent by email or sent by reputable overnight courier service (charges prepaid) to the Company at the address set forth below and to any other recipient at the address indicated on the Company’s records, or at such address or to the attention of such other Person as set forth on
Schedule A
hereto or as the recipient party has specified by prior written notice to the sending party. Notices and other such documents will be deemed to have been given or made hereunder when delivered personally or sent by email and one (1) Business Day after deposit with a reputable overnight courier service.
If to the Company:
Fathom Digital Manufacturing Corporation
1050 Walnut Ridge Dr.
Hartland, WI 53029
Attn: Chief Executive Officer
If to any of the Investors or any other Person who becomes party to this Agreement, to such Person’s address as set forth on
Schedule A
hereto (as may be updated from time to time by the Company upon written notice thereof in accordance with this
Section
 4.1
).
4.2
Amendment; Waiver
.
(a) The terms and provisions of this Agreement may be modified or amended only with the written approval of the Company and Investors holding a majority of the Voting Securities then held by all Investors in the aggregate;
provided
,
however
, that any modification or amendment (i) to
Section 2.1
,
Section 2.2
,
Section 2.3
or this
Section 4.2
shall also require the approval of the CORE Designator and (ii) that would adversely affect the rights of, or impose any additional obligations on, any of the Existing Investors hereunder shall also require the approval of each of the affected Existing Investors, as applicable. Notwithstanding the foregoing or anything to the contrary herein, any material modification or amendment to or waiver of
Section 2.1
,
Section 2.2
,
Section 2.3
,
Section 2.4
,
Section 3.3
or this
Section 4.2
(and in each case any related definitions hereunder), or to any of the other terms and provisions of this Agreement that provides the CORE Investors or any of their respective Affiliates or other Permitted Transferees with material additional rights or benefits in their capacity as a stockholder of the Company not contemplated by this Agreement as of the Closing Date or removes or waives transfer restrictions or enhances director nomination rights, shall in each case also require the approval of a majority of the independent directors then serving on the Board.
(b) Except as expressly set forth in this Agreement, neither the failure nor delay on the part of any party hereto to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.
(c) No party shall be deemed to have waived any claim arising out of this Agreement, or any right, remedy, power or privilege under this Agreement, unless the waiver of such claim, right, remedy, power or privilege is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

(d) Any party hereto may unilaterally waive any of its rights hereunder in a signed writing delivered to the Company.
4.3
Further Assurances
. Subject to Section 10.01(f) of the Business Combination Agreement, the parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by applicable Law, the Company shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, any Investor being deprived of the rights contemplated by this Agreement.
4.4
Assignment; Affiliated Transferees
.
(a) The rights and obligations hereunder shall not be assignable without the prior written consent of the other parties hereto;
provided
,
however
, that, upon written notice to the Company, CORE Designator may assign to any of the CORE Investors or any Affiliate of CORE Designator (other than a portfolio company) all of its rights hereunder and, following such assignment, such assignee shall be deemed to be “
CORE Designator
” for all purposes hereunder and, if not already a party to this Agreement, such assignee shall execute and deliver to the Company a joinder to this Agreement evidencing its agreement to become a party to and to be bound by all of the applicable provisions of this Agreement as a “CORE Designator” hereunder. This Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.
(b) Any Affiliated Transferee of an Investor who acquires Beneficial Ownership of any Equity Securities must concurrently with becoming an equityholder execute and deliver to the Company a counterparty copy of this Agreement or a joinder hereto agreeing to be bound by the terms and conditions of this Agreement on the same terms as the applicable Investor.
4.5
Third Parties
. This Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third-party beneficiary hereto.
4.6
Governing Law
. THIS AGREEMENT AND ITS ENFORCEMENT AND ANY CONTROVERSY ARISING OUT OF OR RELATING TO THE MAKING OR PERFORMANCE OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED IN AND TO BE PERFORMED ENTIRELY IN THAT STATE, WITHOUT REGARD TO ANY LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OR CHOICE OF LAW OR OTHERWISE.
4.7
Jurisdiction
; Waiver of Jury Trial. Each party hereto hereby (i) agrees that any action, directly or indirectly, arising out of, under or relating to this Agreement shall exclusively be brought in and shall exclusively be heard and determined by the Delaware Court of Chancery or, if the Delaware Court of Chancery declines to accept jurisdiction, any federal court within the State of Delaware (and if both such courts decline to accept jurisdiction, any other state court located in the State of Delaware), and, in each case, any appellate court therefrom, and (ii) solely in connection with the action(s) contemplated by subsection (i) hereof, (A) irrevocably and unconditionally consents and submits to the exclusive jurisdiction of the courts identified in subsection (i) hereof, (B) irrevocably and unconditionally waives any objection to the laying of venue in any of the courts identified in clause (i) of this
Section 4.7
, (C) irrevocably and unconditionally waives and agrees not to plead or claim that any of the courts identified in such clause (i) is an inconvenient forum or does not have personal jurisdiction over any party hereto, (D) irrevocably and unconditionally agrees that it is not entitled to any immunity on the basis of sovereignty or otherwise (and waives and agrees not to claim any immunity or right to claim immunity from any such action or proceeding brought in any of the courts identified in clause (i) of this
Section 4.7
) and (E) agrees that mailing of process or other papers in connection with any such action in the manner provided in
Section 4.1
hereof or in such other manner as may be permitted by applicable Law shall be valid and sufficient service thereof. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE

FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE SERVICES CONTEMPLATED HEREBY.
4.8
Specific Performance
. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at law or in equity, shall be entitled to seek specific performance of this Agreement without the posting of a bond.
4.9
Entire Agreement
. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter.
4.10
Severability
. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (i) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by law, (ii) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by law, and (iii) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.
4.11
Table of Contents, Headings and Captions
. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.
4.12
Grant of Consent
. Any consent or approval of, or designation by, or any other action of, an CORE Designator (in its capacity as such) hereunder shall be effective if notice of such consent, approval, designation or action is provided to the Company in accordance with
Section 4.1
hereof by the applicable CORE Designator as of the latest date any such notice is so provided to the Company.
4.13
Counterparts
. This Agreement and any amendment hereto may be signed in any number of separate counterparts (including by means of telecopied signature pages or electronic transmission in portable document format (pdf) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), each of which shall be deemed an original, but all of which taken together shall constitute one agreement (or amendment, as applicable). The parties irrevocably and unreservedly agree that this Agreement may be executed by way of electronic signatures and the parties agree that this Agreement, or any part thereof, shall not be challenged or denied any legal effect, validity and/or enforceability solely on the ground that it is in the form of an electronic record.
4.14
Effectiveness
. This Agreement shall become effective upon the Closing Date.
4.15
No Recourse
. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, the transactions contemplated hereby or the subject matter hereof may only be made against the parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any party hereto or any past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, equityholder, agent, attorney or representative of any of the foregoing (each, a “
Non-Recourse
Party
”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby. Without limiting the rights of any party against the other parties hereto, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any
Non-Recourse
Party.
4.16
Obligations are Several
. For the avoidance of doubt, except as expressly provided in this Agreement, all obligations, representations, warranties, covenants and agreements of each party hereto contained in this Agreement are several and not joint.
4.17
Provisions Respecting Representation of Fathom
. Each of the parties hereto hereby, on its own behalf and on behalf of its directors, managers, members, partners, officers, employees and Affiliates, recognizes that Winston & Strawn LLP (“
Counsel
”) has served and may serve as counsel to some or all of the CORE Investors, Fathom OpCo, CORE Fund I
Blocker-5
LLC (“
Fathom Blocker 1
”) and CORE Fund I
Blocker-2,
LLC (“
Fathom Blocker 2
” and, together with Fathom Blocker 1, the “
Fathom Blockers
”), on the one hand, and the equityholders of the CORE Investors, Fathom Blocker 1 and Fathom Blocker 2 and their respective Affiliates (individually and collectively, the “
Seller Group
”), on the other hand, in connection with the negotiation, preparation, execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and agrees that, following consummation of the transactions contemplated hereby, Counsel (or any of their respective successors) may serve as counsel to any member of the Seller Group or any director, manager, member, partner, officer, employee or Affiliate of any member of the Seller Group, in connection with any Action (as defined in the Business Combination Agreement) or obligation arising out of or relating to this Agreement or the transactions contemplated by this Agreement notwithstanding such representation or any continued representation of the Company, Fathom OpCo and/or any of their respective Subsidiaries, and each of the Parties (on its own behalf and on behalf of its Affiliates) hereby consents thereto and irrevocably waives any conflict of interest arising therefrom, and each of such parties shall cause any Affiliate thereof to consent to irrevocably waive any conflict of interest arising from such representation. The parties hereto agree to take the steps necessary to ensure that any privilege attaching as a result of Counsel representing the Company, Fathom OpCo and/or any of their respective Subsidiaries or any member of the Seller Group in connection with the transactions contemplated by this Agreement shall survive the Closing (as defined in the Business Combination Agreement) and shall remain in effect, provided that with respect to any Privileged Communications such privilege from and after the Closing shall be controlled by the Unitholder Representative (as defined in the Business Combination Agreement). As to any privileged attorney-client communications prior to the Closing between (x) Counsel and Fathom OpCo or Counsel and any of Fathom OpCo’s Subsidiaries, (y) Counsel and the Fathom Blockers or (z) Counsel and any equityholders of Fathom OpCo, Fathom Blocker 1 and Fathom Blocker 2 or their respective Affiliates, in each case in connection with the transactions contemplated by this Agreement prior to the Closing Date (collectively, the “
Privileged Communications
”), The Company, Fathom OpCo and each of their respective Subsidiaries, together with any of their respective Affiliates, Subsidiaries, successors or assigns, agree that no such party may use or rely on any of the Privileged Communications in any action against or involving any of the parties after the Closing. In addition, if the mergers and the other transactions contemplated by the Business Combination Agreement are consummated, all Privileged Communications related to such transactions will become the property of the Unitholder Representative, and none of the Company, Fathom OpCo, any of their respective Subsidiaries or any of their respective Affiliates, Subsidiaries, successors or assigns shall take any action based on any copies of such records or intentionally access them, subject to the following sentence. In the event that the Company is legally required or requested by any Governmental Authority to access or obtain a copy of all or a portion of the Privileged Communications, the Company shall be entitled to access or obtain a copy of and disclose the Privileged Communications to the extent necessary to comply with any such legal requirement or request;
provided
that the Company shall promptly notify the Unitholder Representative so that the Unitholder Representative can seek a protective order, at its sole cost and expense (it being agreed that in no event shall any of the foregoing Persons be required to commence or pursue any litigation), and the Company agrees to use commercially reasonable efforts to assist therewith.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

COMPANY:

FATHOM DIGITAL MANUFACTURING CORPORATION

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

EXISTING INVESTORS:

CORE INDUSTRIAL PARTNERS FUND I, L.P.

By:
Name:
Title:

CORE INDUSTRIAL PARTNERS FUND I PARALLEL, L.P.

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

EXISTING INVESTORS (continued):

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

[Signature Page to Investor Rights Agreement]

SCHEDULE A
NOTICE ADDRESSES
(
To come
.)

SCHEDULE B
CLASSIFIED BOARD
(
To come
.)

Annex F
FINAL FORM
REGISTRATION RIGHTS AGREEMENT
THIS REGISTRATION RIGHTS AGREEMENT (this “
Agreement
”), dated as of [                 ], 2021, is made and entered into by and among:
(i) Fathom Digital Manufacturing Corporation, a Delaware corporation formerly known as Altimar Acquisition Corp. II, a Cayman Islands limited exempt company prior to the consummation of the Transactions (as defined below) (such Delaware corporation following the consummation of the Transactions, the “
Company
”);
(ii) Altimar Sponsor II LLC, a Delaware limited liability company (“
Sponsor
”) and certain other equityholders of the Company as set forth on
Schedule A
hereto (together with their successors and permitted assigns, the “
Sponsor Investors
”); and
(iii) certain direct and indirect equityholders of Fathom Holdco, LLC, a Delaware limited liability company (“
Fathom OpCo
”), as set forth on
Schedule B
hereto (collectively, the “
Existing Investors
” and, together with the Sponsor Investors and any person or entity who hereafter becomes a party to this Agreement pursuant to
Section
 5.2
of this Agreement, an “
Investor
” and collectively the “
Investors
”).
RECITALS
WHEREAS
, Altimar Acquisition Corp. II (“
Altimar
”) and Sponsor, are party to that certain Registration and Shareholder Rights Agreement, dated as of February 4, 2021, with each of the other individuals party thereto (the “
Original RRA
”);
WHEREAS
, the Company and Fathom OpCo, are party to that certain Business Combination Agreement, dated as of July 15, 2021(as it may be amended, supplemented, restated or otherwise modified from time to time, the “
Business Combination Agreement
”);
WHEREAS
, following the consummation of the Transactions, Altimar will be renamed “Fathom Digital Manufacturing Corporation”; and
WHEREAS
, in connection with the consummation of the transactions contemplated by the Business Combination Agreement (the “
Transactions
”), the Company and the Investors desire to enter into this Agreement, pursuant to which the Company shall grant the Investors certain registration rights with respect to the Registrable Securities (as defined below) on the terms and conditions set forth in this Agreement.
NOW, THEREFORE,
in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
ARTICLE I
DEFINITIONS
1.1
Definitions
. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:
“
Adverse Disclosure
” shall mean any public disclosure of material
non-public
information, which disclosure, in the good faith judgment of the Chief Executive Officer of the Company or the Board, after

F-1

consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (iii) the Company has a bona fide
business purpose for not making such information public.
“
Action
” means any claim, action, suit, audit, examination, assessment, arbitration, mediation or inquiry, or any proceeding or investigation, by or before any Governmental Authority.
“
Altimar
” shall have the meaning given in the recitals hereto.
“
Agreement
” shall have the meaning given in the Preamble hereto.
“
Board
” means the board of directors of the Company.
“
Block Trade
” shall have the meaning given in
Section
 2.4.1
.
“
Business Combination Agreement
” shall have the meaning given in the Recitals hereto.
“
Class
 A Common Stock
” shall mean the Class A common stock of the Company, par value $0.0001 per share.
“
Class
 A Units
” means the Class A Units of limited liability company interest in Fathom OpCo (other than any such interests owned, directly or indirectly, by the Company or any of its subsidiaries).
“
Class
 B Common Stock
” shall mean the Class B Common Stock of the Company, par value $0.0001 per share.
“
Closing
” shall have the meaning given in the Business Combination Agreement.
“
Closing Date
” shall have the meaning given in the Business Combination Agreement.
“
Commission
” shall mean the Securities and Exchange Commission.
“
Common Stock
” shall mean the Class A Common Stock and the Class B Common Stock.
“
Company
” shall have the meaning given in the Preamble hereto and includes the Company’s successors by recapitalization, merger, consolidation, spin-off,
reorganization or similar transaction.
“
CORE Investor
” shall mean any Investor comprising (i) CORE Industrial Partners Fund I, L.P., (ii) CORE Industrial Partners Fund I Parallel, L.P. and (iii) their respective Affiliates and the successors and permitted assigns and transferees of such entities and their respective Affiliates.
“
Demanding Investor
” shall have the meaning given in
Section
 2.1.4
.
“
Exchange Act
” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.
“
Existing Investors
” shall have the meaning given in the Preamble hereto.
“
FINRA
” the Financial Industry Regulatory Authority Inc.

F-2

“
Form
S-1
Shelf
” shall have the meaning given in
Section
 2.1.1
.
“
Form
S-3
Shelf
” shall have the meaning given in
Section
 2.1.1
.
“
Governmental Authority
” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include FINRA and the Commission), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.
“
Governmental Order
” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.
“
Investor Information
” shall have the meaning given in
Section
 4.1.2
.
“
Investors
” shall have the meaning given in the Preamble hereto, for so long as such person or entity holds any Registrable Securities.
“
Law
” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.
“
Investor Rights Agreement
” shall mean the Investor Rights Agreement, dated as of the date hereof, by and among the Company and the other parties thereto, as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“
Lock-Up
Period
” shall mean, with respect to the Sponsor Investors, the Sponsor
Lock-Up
Period (as defined in the Investor Rights Agreement), and, with respect to the Existing Investors, the Existing Investor
Lock-Up
Period (as defined in the Investor Rights Agreement).
“
Maximum Number of Securities
” shall have the meaning given in
Section
 2.1.5
.
“
Minimum Takedown Threshold
” shall have the meaning given in
Section
 2.1.4
.
“
Misstatement
” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.
“
Original RRA
” shall have the meaning given in the Recitals hereto.
“
Permitted Transferees
” shall mean any person or entity to whom an Investor of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the
Lock-Up
Period pursuant to the Investor Rights Agreement.
“
Piggyback Registration
” shall have the meaning given in
Section
 2.2.1
.
“
Prospectus
” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.
“
Registrable Security
” shall mean (a) any outstanding shares of Class A Common Stock held by an Investor immediately following the Closing (including shares of Common Stock issuable pursuant to the Business Combination Agreement, upon the redemption of the Class B Common Stock and upon the exchange of Class A

F-3

Units), (b) any warrants or any shares of Common Stock that may be acquired by Investors upon the exercise of a warrant or other right to acquire Common Stock held by an Investor immediately following the Closing, (c) any shares of Common Stock or warrants to purchase shares of Common Stock (including any shares of Common Stock issued or issuable upon the exercise of any such warrant) of the Company otherwise acquired or owned by an Investor following the date hereof to the extent that such securities are “restricted securities” (as defined in Rule 144) or are otherwise held by an “affiliate” (as defined in Rule 144) of the Company, and (d) any other equity security of the Company or any of its subsidiaries issued or issuable with respect to any securities referenced in clause (a), (b) or (c) above by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation, spin-off,
reorganization or similar transaction;
provided
,
however
, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement by the applicable Investor; (B) such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume or other restrictions or limitations including as to manner or timing of sale); and (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.
“
Registration
” shall mean a registration, including any related Shelf Takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.
“
Registration Expenses
” shall mean the expenses of a Registration, including, without limitation, the following:
(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any national securities exchange on which the Common Stock is then listed;
(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of outside counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);
(C) printing, messenger, telephone and delivery expenses;
(D) reasonable fees and disbursements of counsel for the Company;
(E) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and
(F) reasonable fees and expenses of one legal counsel selected by the majority-in-interest
of the Demanding Investors in an Underwritten Offering.
“
Registration Statement
” shall mean any registration statement that covers Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.
“
Requesting Investors
” shall have the meaning given in
Section
 2.1.5
.

F-4

“
Securities Act
” shall mean the Securities Act of 1933, as amended from time to time.
“
Shelf
” shall mean the Form
S-1
Shelf, the Form
S-3
Shelf or any Subsequent Shelf Registration, as the case may be.
“
Shelf Registration
” shall mean a registration of securities pursuant to a registration statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).
“
Shelf Takedown
” shall mean an Underwritten Shelf Takedown or any proposed transfer or sale using a Registration Statement, including a Piggyback Registration.
“
Sponsor
” shall have the meaning given in the Recitals hereto.
“
Sponsor Investors
” shall have the meaning given in the Preamble,
“
Subsequent Shelf Registration
” shall have the meaning given in
Section
 2.1.2
.
“
Transactions
” shall have the meaning given in the Recitals hereto.
“
Transfer
” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).
“
Underwriter
” shall mean a securities dealer who purchases any Registrable Securities as principal and not as part of such dealer’s market-making activities.
“
Underwritten Offering
” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.
“
Underwritten Shelf Takedown
” shall have the meaning given in
Section
 2.1.4
.
“
Withdrawal Notice
” shall have the meaning given in
Section
 2.1.6
.
ARTICLE II
REGISTRATIONS AND OFFERINGS
2.1
Shelf Registration
.
2.1.1
Filing
. The Company shall file within 30 days of the Closing Date, and use commercially reasonable efforts to cause to be declared effective as soon as practicable thereafter, a Registration Statement for a Shelf Registration on Form
S-1
(the “
Form
S-1
Shelf
”) or, if the Company is eligible to use a Registration Statement on Form
S-3,
a Shelf Registration on Form S¬3 (the “
Form
S-3
Shelf
”), in each case, covering the resale of all the Registrable Securities (determined as of two business days prior to such filing) on a delayed or continuous basis. Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Investor named therein. The

F-5

Company shall maintain a Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. In the event the Company files a Form
S-1
Shelf, the Company shall use its commercially reasonable efforts to convert the Form
S-1
Shelf (and any Subsequent Shelf Registration) to a Form
S-3
Shelf as soon as practicable after the Company is eligible to use Form
S-3
and, in any event, within 10 days following such date.
2.1.2
Subsequent Shelf Registration
. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to
Section
 3.4
, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to as promptly as is reasonably practicable amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “
Subsequent Shelf Registration
”) registering the resale of all Registrable Securities (determined as of two business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Investor named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date) and (ii) keep such Subsequent Shelf Registration continuously effective, available for use and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form
S-3
to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form.
2.1.3
Additional Registerable Securities
. In the event that any Investor holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon request of a CORE Investor or any Sponsor Investor, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, the Shelf (including by means of a post-effective amendment) or a Subsequent Shelf Registration and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration shall be subject to the terms hereof.
2.1.4
Requests for Underwritten Shelf Takedowns
. At any time and from time to time when an effective Shelf is on file with the Commission, any CORE Investor or any Sponsor Investor (any of such Investors being, in such case, a “
Demanding Investor
”) may request to sell all or any portion of its Registrable Securities in an Underwritten Offering or other coordinated offering that is registered pursuant to the Shelf (each, an “
Underwritten Shelf Takedown
”);
provided
that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering shall include Registrable Securities proposed to be sold by the Demanding Investor with a total offering price reasonably expected to exceed, in the aggregate, $50 million (the “
Minimum Takedown Threshold
”). All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. The Demanding Investor initiating the request shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). Notwithstanding anything to the contrary in this
Section
 2.1.4
and this Agreement, there shall be no limit to the number of Underwritten Shelf Takedowns that may be requested by any Demanding Investor. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Offering pursuant to any then effective Registration Statement, including a Form S-3, that is then available for such offering.

F-6

2.1.5
Reduction of Underwritten Offering
. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Investors and the Investors requesting piggy back rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “
Requesting Investors
”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Investors and the Requesting Investors (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, that have been requested to be sold in such Underwritten Offering pursuant to separate written contractual piggy-back registration rights held by any other stockholders, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “
Maximum Number of Securities
”), then the Company shall include in such Underwritten Offering, before including any shares of Common Stock or other equity securities proposed to be sold by Company or by other holders of Common Stock or other equity securities the following: (i) first, the Registrable Securities of the Demanding Investors and the Requesting Investors (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Investor and Requesting Investor (if any) has requested be included in such Underwritten Shelf Takedown and the aggregate number of Registrable Securities that the Demanding Investors and Requesting Investors have requested be included in such Underwritten Shelf Takedown) that can be sold without exceeding the Maximum Number of Securities, (ii) second, to the extent that the Maximum Number of Securities has not been reached under
Section
 2.1.5(i)
, the Common Stock or other equity securities that Company desires to sell, which can be sold without exceeding the Maximum Number of Securities and (iii) third, to the extent that the Maximum Number of Securities has not been reached under
Section
 2.1.5(i)
and
2.1.5 (ii)
, the Common Stock or other equity securities of any other Investor or any other person that Company is obligated to include in such Underwritten Offering pursuant to separate written contractual arrangements with such persons and that can be sold without exceeding the Maximum Number of Securities. To facilitate the allocation of Registrable Securities in accordance with the above provisions, the Company or the Underwriters may round the number of shares allocated to any Investor to the nearest 100 shares. The Company shall not be required to include any Registrable Securities in such Underwritten Shelf Takedown unless the Investors accept the terms of the underwriting as agreed upon between the Company and its Underwriters.
2.1.6
Withdrawal
. Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used for marketing such Underwritten Shelf Takedown, a majority-in-interest
of the Demanding Investors initiating an Underwritten Shelf Takedown shall have the right to withdraw from such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “
Withdrawal Notice
”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Shelf Takedown;
provided
that any Core Investor or a Sponsor Investor may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by such Investors or any of their respective Permitted Transferees, as applicable. If withdrawn, a demand for an Underwritten Shelf Takedown shall not constitute a demand for an Underwritten Shelf Takedown for purposes of
Section
 2.1.4
. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Investors that had elected to participate in such Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Shelf Takedown prior to its withdrawal under this
Section
 2.1.6
.
2.2
Piggyback Registration
.
2.2.1
Piggyback Rights
. Subject to
Section
 2.4.3
, if the Company or any Investor proposes to conduct a registered offering of, or if the Company proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, an Underwritten Shelf

F-7

Takedown pursuant to
Section
 2.1
hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) pursuant to a Registration Statement on Form
S-4
(or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (iii) for an offering of debt that is convertible into equity securities of the Company or, (iv) for a dividend reinvestment plan or (v) for a rights offering, then the Company shall give written notice of such proposed offering to all of the Investors of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Investors of Registrable Securities the opportunity to include in such registered offering such number of Registrable Securities as such Investors may request in writing within five (5) days after receipt of such written notice (such registered offering, a “
Piggyback Registration
”). Subject to
Section
 2.2.2
, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of such Piggyback Registration to permit the Registrable Securities requested by the Investors pursuant to this
Section
 2.2.1
to be included therein on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. The inclusion of any Investor’s Registrable Securities in a Piggyback Registration shall be subject to such Investor’s agreement to enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering.
2.2.2
Reduction of Piggyback Registration
. If the managing Underwriter or Underwriters in an Underwritten Offering that is to be a Piggyback Registration, in good faith, advises the Company and the Investors of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of shares of Common Stock or other equity securities that the Company desires to sell, taken together with (i) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Investors of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to
Section
 2.2
hereof, and (iii) the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company, exceeds the Maximum Number of Securities, then:
(a) If the Registration or registered offering is undertaken for the Company’s account, the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Investors exercising their rights to register their Registrable Securities pursuant to
Section
 2.2.1
,
pro rata
, based on the respective number of Registrable Securities that each Investor has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Investors have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;
(b) If the Registration or registered offering is pursuant to a request by persons or entities other than the Investors of Registrable Securities, then the Company shall include in any such Registration or registered offering (A) first, the shares of Common Stock or other equity securities, if any, of such requesting

F-8

persons or entities, other than the Investors of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Investors exercising their rights to register their Registrable Securities pursuant to
Section
 2.2.1
,
pro rata
, based on the respective number of Registrable Securities that each Investor has requested be included in such Underwritten Offering and the aggregate number of Registrable Securities that the Investors have requested to be included in such Underwritten Offering, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and
(c) If the Registration or registered offering is pursuant to a request by Investor(s) of Registrable Securities pursuant to
Section
 2.1
hereof, then the Company shall include in any such Registration or registered offering securities pursuant to
Section
 2.1.5
.
2.2.3
Piggyback Registration Withdrawal
. Any Investor of Registrable Securities (other than a Demanding Holder, whose right to withdrawal from an Underwritten Shelf Takedown, and related obligations, shall be governed by
Section
 2.1.6
) shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. Notwithstanding anything to the contrary in this Agreement (other than
Section
 2.1.6
), the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this
Section
 2.2.3
.
2.2.4
Unlimited Piggyback Registration Rights
. For purposes of clarity, subject to
Section
 2.1.6
, any Piggyback Registration effected pursuant to
Section
 2.2
hereof shall not be counted as a demand for an Underwritten Shelf Takedown under
Section
 2.1.4
hereof.
2.3
Market
Stand-off
. In connection with any Underwritten Offering of equity securities of the Company (other than a Block Trade), each Investor is given an opportunity to participate in the Underwritten Offering pursuant to the terms of this Agreement agrees that it shall not Transfer any shares of Common Stock or other equity securities of the Company (other than those included in such offering pursuant to this Agreement), without the prior written consent of the Company, during the
90-day
period beginning on the date of pricing of such offering or such shorter period during which the Company agrees not to conduct an underwritten primary offering of Common Stock, except in the event the Underwriters managing the offering otherwise agree by written consent. Each Investor agrees to execute a customary lock-up
agreement in favor of the Underwriters to such effect (in each case on substantially the same terms and conditions as all such Investors).
2.4
Block Trades
.
2.4.1 Notwithstanding the foregoing, at any time and from time to time when an effective Shelf is on file with the Commission and effective, if a Demanding Investor wishes to engage in an underwritten or other coordinated registered offering not involving a “roadshow,” an offer commonly known as a “block trade” (a “
Block Trade
”), with a total offering price reasonably expected to exceed, in the aggregate, either (x) $50 million or (y) all remaining Registrable Securities held by the Demanding Investor, then notwithstanding the time

F-9

periods provided for in
Section
 2.1.4
, such Demanding Investor need only to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade;
provided
that the Demanding Investors representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use reasonable best efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.
2.4.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest
of the Demanding Investors initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a block trade prior to its withdrawal under this
Section
 2.4.2
.
2.4.3 Notwithstanding anything to the contrary in this Agreement,
Section
 2.2
hereof shall not apply to a Block Trade initiated by a Demanding Investor pursuant to this Agreement.
2.4.4 The Demanding Investor initiating a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable, nationally recognized investment banks).
ARTICLE III
COMPANY PROCEDURES
3.1
General Procedures
. In connection with any Shelf and/or Shelf Takedown, the Company shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:
3.1.1 prepare and file with the Commission as soon as practicable a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities have ceased to be Registrable Securities;
3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Investor or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;
3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and the Investors of Registrable Securities included in such Registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and the Investors of Registrable Securities included in such Registration or the legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors;
3.1.4 prior to any public offering of Registrable Securities (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “
blue sky
” laws of such jurisdictions in

F-10

the United States as the Investors of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may request (or provide evidence satisfactory to such Investors that the Registrable Securities are exempt from such registration or qualification) and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Investors of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions;
provided
,
however
, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;
3.1.5 cause all such Registrable Securities to be listed on each national securities exchange on which similar securities issued by the Company are then listed;
3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;
3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;
3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus (or such shorter period of time as may be necessary in order to comply with the Securities Act, the Exchange Act, and the rules and regulations promulgated under the Securities Act or Exchange Act, as applicable), furnish a copy thereof to each seller of such Registrable Securities or its counsel (excluding any exhibits thereto and any filing made under the Exchange Act that is to be incorporated by reference therein);
3.1.9 notify the Investors at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in
Section
 3.4
hereof;
3.1.10 permit a representative of the Investors, the Underwriters, if any, and any attorney or accountant retained by such Investors or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration;
provided
,
however
, that such representatives or Underwriters agree to confidentiality arrangements reasonably satisfactory to the Company, prior to the release or disclosure of any such information;
3.1.11 obtain a “comfort” letter from the Company’s independent registered public accountants in the event of an Underwritten Offering or other coordinated offering that is registered pursuant to a Registration Statement, in customary form and covering such matters of the type customarily covered by “comfort” letters as the managing Underwriter or other similar type of sales agent or placement agent may reasonably request, and reasonably satisfactory to a majority-in-interest
of the participating Investors;
3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Investors, the placement agent or sales agent, if any, and the Underwriters, if any, covering such

F-11

legal matters with respect to the Registration in respect of which such opinion is being given as the Investors, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority-in-interest
of the participating Investors;
3.1.13 in the event of any Underwritten Offering or other coordinated offering that is registered pursuant to a Registration Statement, enter into and perform its obligations under an underwriting agreement, sales agreement or placement agreement, in usual and customary form, with the managing Underwriter, sales agent or placement agent of such offering;
3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule then in effect);
3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $50 million with respect to an Underwritten Offering pursuant to
Section
 2.1.4
, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in such Underwritten Offering; and
3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investors, in connection with such Registration.
Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter or other sales agent or placement agent if such Underwriter or other sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other coordinated offering that is registered pursuant to a Registration Statement.
3.2
Registration Expenses
. The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Investors that the Investors shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ or agents’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Investors.
3.3
Requirements for Participation in Registration Statement Underwritten Offerings
. Notwithstanding anything in this Agreement to the contrary, if any Investor does not provide the Company with its requested Investor Information, the Company may exclude such Investor’s Registrable Securities from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the registration and such Investor continues thereafter to withhold such information. No person may participate in any Underwritten Offering or other coordinated offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up
agreements, underwriting or other agreements and other customary documents as may be reasonably required under the terms of such arrangements. The exclusion of an Investor’s Registrable Securities as a result of this
Section
 3.3
shall not affect the registration of the other Registrable Securities to be included in such Registration.
3.4
Suspension of Sales; Adverse Disclosure; Restrictions on Registration Rights
.
3.4.1 Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Investors shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being

F-12

understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.
3.4.2 If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, or (c) in the good faith judgment of the majority of the Board such Registration, be seriously detrimental to the Company and the majority of the Board concludes as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, the Company may, upon giving prompt written notice of such action to the Investors, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under this
Section
 3.4.2
, the Investors agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.
3.4.3 (a) During the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Company-initiated Registration and provided that the Company continues to actively employ, in good faith, all reasonable efforts to maintain the effectiveness of the applicable Shelf Registration Statement, or (b) if, pursuant to
Section
 2.1.4
, Investors have requested an Underwritten Shelf Takedown and the Company and such Investors are unable to obtain the commitment of underwriters to firmly underwrite such offering, the Company may, upon giving prompt written notice of such action to the Investors, delay any other registered offering pursuant to
Section
 2.1.4
or
2.4
. Notwithstanding anything to the contrary contained in this Agreement and except for the obligations set forth in
Section
 2.1.1
and
Section
 2.2.2
, no Registration shall be effected or permitted, no Registration Statement shall become effective, and no notice shall be refused to be delivered with respect to any Registrable Securities held by any Investor, until after the expiration of the
Lock-Up
Period applicable to the securities.
3.5
Reporting Obligations
. As long as any Investor shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Investors with true and complete copies of all such filings; provided that any documents publicly filed or furnished with the Commission pursuant to the Electronic Data Gathering, Analysis and Retrieval System shall be deemed to have been furnished or delivered to the Investors pursuant to this
Section
 3.5
. The Company further covenants that it shall take such further action as any Investor may reasonably request, all to the extent required from time to time to enable such Investor to sell shares of Common Stock held by such Investor without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule then in effect). Upon the request of any Investor, the Company shall deliver to such Investor a written certification of a duly authorized officer as to whether it has complied with such requirements.
ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION
4.1
Indemnification
.
4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Investor of Registrable Securities, its officers, directors and agents and each person who controls such Investor (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket
expenses (including without

F-13

limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to the Company by such Investor expressly for use therein.
4.1.2 In connection with any Registration Statement in which an Investor of Registrable Securities is participating, such Investor shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus (the “
Investor Information
”) and, to the extent permitted by law, shall indemnify the Company, its directors, officers and agents and each person who controls the Company (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and out-of-pocket
expenses (including without limitation reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Investor expressly for use therein;
provided
,
however
, that the obligation to indemnify shall be several, not joint and several, among such Investors of Registrable Securities, and the liability of each such Investor of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Investor from the sale of Registrable Securities pursuant to such Registration Statement. The Investors of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of the Company.
4.1.3 Any person entitled to indemnification herein shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Investor of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Investor’s indemnification is unavailable for any reason.
4.1.5 If the indemnification provided under
Section
 4.1
hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and out-of-pocket
expenses referred to herein, then the indemnifying party, in lieu of indemnifying the

F-14

indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and out-of-pocket
expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action;
provided
,
however
, that the liability of any Investor under this
Section
 4.1.5
shall be limited to the amount of the net proceeds received by such Investor in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in
Sections 4.1.1
,
4.1.2
and
4.1.3
above, any legal or other fees, charges or
out-of-pocket
expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this
Section
 4.1.5
were determined by
pro rata
allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this
Section
 4.1.5
. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section
 4.1.5
from any person who was not guilty of such fraudulent misrepresentation.
ARTICLE V
MISCELLANEOUS
5.1
Notices
. All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when
e-mailed
during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows. Any notice or communication under this Agreement must be addressed, if to the Company; [                ], and if to any Investor, at such Investor’s address or facsimile number as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this
Section
 5.1
.
5.2
Assignment; No Third-Party Beneficiaries
.
5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.
5.2.2 An Investor may assign or delegate such Investor’s rights, duties or obligations under this Agreement, in whole or in part, to any person to whom it transfers Registrable Securities; provided that such Registrable Securities remain Registrable Securities following such transfer and such person agrees to become bound by the terms and provisions of this Agreement.
5.2.3 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in
Section
 5.1
hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement).
5.2.4 Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this
Section
 5.2.4
shall be null and void, ab initio.

F-15

5.2.5 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and
Section
 5.2
hereof.
5.3
Captions; Counterparts
. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
5.4
Governing Law
. THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.
5.5
Jurisdiction; Waiver of Jury Trial
.
5.5.1 Any Action based upon, arising out of or related to this Agreement, or the transactions contemplated hereby, shall be brought in the Court of Chancery of the State of Delaware or, if such court declines to exercise jurisdiction, any federal or state court located in New York County, New York, and each of the parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by Law, or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this
Section
 5.5.1
.
5.5.2 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
5.6
Amendments and Modifications
. Upon the written consent of (a) the Company and (b) the Investors of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that in the event any such waiver, amendment or modification would be materially adverse to the rights or obligations hereunder of any Investor that owns at least five percent (5.0%) of the Registrable Securities, the prior written consent of such Investor shall also be required; provided further that in the event any such waiver, amendment or modification would be (i) materially adverse to the rights or obligations hereunder of any Investor in a manner disproportionate to the other Investors or (ii) materially adverse to the rights and obligations personal to an Investor or specifically refer to such Investor by name, the prior written consent of such Investor shall also be required. No course of dealing between any Investor or the Company and any other party hereto or any failure or delay on the part of an Investor or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Investor or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.
5.7
Termination of Existing Registration Rights
. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Investors with respect to any shares or securities of Altimar or Fathom OpCo granted under any other agreement, including, but not limited to, the Original RRA, and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect.

F-16

5.8
Term
. This Agreement shall terminate with respect to any Investor on the date that such Investor no longer holds any Registrable Securities. The provisions of
Section
 3.5
and
Article IV
shall survive any termination.
5.9
Investor Information
. Each Investor agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Investor in order for the Company to make determinations hereunder.
[SIGNATURE PAGES FOLLOW]

F-17

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:

FATHOM DIGITAL MANUFACTURING CORPORATION

By:
Name:
Title:

EXISTING INVESTORS:

CORE INDUSTRIAL PARTNERS FUND I, L.P.

By:
Name:
Title:

CORE INDUSTRIAL PARTNERS FUND I PARALLEL, L.P.

By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

F-18

EXISTING INVESTORS (continued):

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

F-19

SPONSOR INVESTORS:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:
[Signature Page to Registration Rights Agreement]

F-20

SCHEDULE A
Sponsor Equityholders
Altimar Sponsor II, LLC
Kevin L. Beebe
Payne D. Brown
Richard M. Jelinek
Roma Khanna
Michael Rubenstein
Vijay K. Sondhi
Michael Vorhaus

F-21

SCHEDULE B
(
To come.
)

F-22

Annex G
FINAL FORM
SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT
OF
FATHOM HOLDCO, LLC
Dated as of [●], 2021

THE LIMITED LIABILITY COMPANY UNITS OF FATHOM HOLDCO, LLC HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “
SECURITIES ACT
”), THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION OR ANY OTHER APPLICABLE SECURITIES LAWS AND MAY ONLY BE SOLD IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS. SUCH UNITS MUST BE ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT IN COMPLIANCE WITH (I) THE SECURITIES ACT, ANY APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND ANY OTHER APPLICABLE SECURITIES LAWS; (II) THE TERMS AND CONDITIONS OF THIS SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT; AND (III) ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BETWEEN THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THE UNITS MAY NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS; THIS LIMITED LIABILITY COMPANY AGREEMENT; AND ANY OTHER TERMS AND CONDITIONS AGREED TO IN WRITING BY THE MANAGING MEMBER AND THE APPLICABLE MEMBER. THEREFORE, PURCHASERS AND OTHER TRANSFEREES OF SUCH UNITS WILL BE REQUIRED TO BEAR THE RISK OF THEIR INVESTMENT OR ACQUISITION FOR AN INDEFINITE PERIOD OF TIME.

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF
FATHOM HOLDCO, LLC
This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this “
Agreement
”) of Fathom Holdco, LLC (the “
Company
”), is made as of [●], 2021 (the “
Effective Date
”) by and among Fathom Digital Manufacturing Corporation, a Delaware corporation (“
Pubco
”), as a Member and the Managing Member as of the date hereof, and the other Members whose names are set forth in the Schedule of Members under the heading “Continuing Members” (the “
Continuing Members
”) and CORE Industrial Partners Management LP, a Delaware limited partnership, in its capacity as the Continuing Member Representative. Capitalized terms used herein shall have the meaning set forth in
Section
 1.01
to this Agreement unless otherwise indicated.
RECITALS
WHEREAS, the Company was formed as a limited liability company pursuant to the Act upon the filing of the Certificate in the office of the Secretary of State of the State of Delaware and the execution of the initial Limited Liability Company Agreement of the Company, dated as of April 16, 2021;
WHEREAS, the initial Limited Liability Company Agreement was amended and restated on April 30, 2021 (the “
Existing Agreement
”);
WHEREAS, immediately prior to giving effect to the transactions contemplated by the Business Combination Agreement, the Company was wholly owned, directly or indirectly, by the Continuing Members and the Fathom Blockers (as defined in the Business Combination Agreement);
WHEREAS, on July 15, 2021 the Company, Pubco, the Fathom Blockers and certain other parties thereto entered into the Business Combination Agreement, pursuant to which, among other things, (i) the Blocker Merger Subs (as defined in the Business Combination Agreement) merged with and into the respective Fathom Blockers, with the Fathom Blockers surviving such mergers as the Surviving Fathom Blockers (as defined in the Business Combination Agreement), (ii) immediately thereafter, the Surviving Fathom Blockers merged with and into Pubco, with Pubco surviving such mergers, in each case, in exchange for the consideration set forth in the Business Combination Agreement and (iii) immediately thereafter, Rapid Merger Sub (as defined in the Business Combination Agreement) merged with and into Fathom (as defined in the Business Combination Agreement), with Fathom surviving that merger and held by Pubco and the Continuing Fathom Equityholders (as defined in the Business Combination Agreement);
WHEREAS, the required members of the Company consented to and adopted the Business Combination Agreement and approved the transactions contemplated thereby, including the amendment and restatement of the Existing Agreement in connection therewith, in accordance with the Existing Agreement and the Act;
WHEREAS, pursuant to the Business Combination Agreement and the Act, the Existing Agreement is hereby amended and restated in its entirety as set forth herein to give effect, among other things, to the transactions contemplated by the Business Combination Agreement, including, among other things, (i) the recapitalization of all of the outstanding limited liability company interests of the Company into Class A Units, (ii) the admission of Pubco as the Managing Member and a Member holding Class A Units as set forth on
Exhibit A
hereto, (iii) the ownership of Units by the Members after giving effect to the Equity Transactions as set forth on
Exhibit A
hereto and (iv) the management and governance of the Company following the Fathom Effective Time (as defined in the Business Combination Agreement); and
WHEREAS, the Members desire to enter into this Agreement as of the Fathom Effective Time.

NOW, THEREFORE, in consideration of the premises and agreements of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members and the Managing Member hereby agree to amend and restate the Existing Agreement to read in its entirety as follows:
ARTICLE I DEFINITIONS
Section 1.01.
Definitions
. Capitalized terms used herein without definition have the following meanings (such meanings being equally applicable to both the singular and plural form of the terms defined):
“
Act
” means, the Delaware Limited Liability Company Act, 6 Del. C.
Section 18-101,
et seq., as it may be amended or supplemented from time to time and any successor thereto.
“
Adjusted Capital Account Balance
” means, with respect to each Member, the balance in such Member’s Capital Account adjusted (i) by taking into account the adjustments, allocations and distributions described in Treasury Regulations Sections
1.704-1(b)(2)(ii)(d)(4),
(5) and (6); and (ii) by adding to such balance such Member’s share of Company Minimum Gain and Member Nonrecourse Debt Minimum Gain, determined pursuant to Treasury Regulations Sections
1.704-2(g)
and
1.704-2(i)(5),
any amounts such Member is obligated to restore pursuant to any provision of this Agreement or by applicable Law. The foregoing definition of Adjusted Capital Account Balance is intended to comply with the provisions of Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)
and shall be interpreted consistently therewith.
“
Affiliate
” means, with respect to a specified Person, any other Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person. For purposes of this Agreement, no Member shall be deemed to be an Affiliate of any other Member solely as a result of membership in the Company.
“
Agreement
” has the meaning set forth in the preamble of this Agreement.
“
Assignee
” has the meaning set forth in
Section
 8.07
.
“
Assumed Tax Liability
” means, with respect to any Member, an amount equal to the excess of (i) the product of (A) the Assumed Tax Rate multiplied by (B) the estimated or actual cumulative taxable income or gain of the Company, as determined for federal income tax purposes, allocated to such Member for full or partial Fiscal Years commencing on or after the Effective Date over (ii) the sum of the cumulative Tax Distributions made to such Member after the Effective Date pursuant to
Section
 4.01(c)
;
provided
that such Assumed Tax Liability (x) shall be computed without regard to any increases to the tax basis of the Company’s property pursuant to Sections 734(b) or 743(b) of the Code, (y) to the extent permitted under any credit agreement, shall in no event be less than an amount that will enable the PubCo to meet both its tax obligations and its obligations pursuant to the Tax Receivables Agreement for the relevant taxable year and (z) shall take into account any allocations under Section 704(c) of the Code (including “reverse” 704(c) allocations) to a Member.
“
Assumed Tax Rate
” means the highest effective marginal combined U.S. federal, state and local income tax rate (including, without limitation, the “Medicare” contribution tax imposed on certain investment income under Section 1411 of the Code) for a taxable year prescribed for an individual (or, if greater, a corporation) resident in the city of New York, New York (or such other resident for which the Managing Member determines to have a higher effective marginal combined U.S. federal, state and local income tax rate) at the time of such distribution, taking into account (a) the deductibility of state and local income taxes for U.S. federal income tax purposes (if applicable, and taking into account any limitations thereon, provided, that, for administrative convenience, it shall be assumed that no portion of any state or local taxes shall be deductible for so long as the limitation set forth in Section 164(b)(6)(B) of the Code as of the date hereof remains unchanged), and (b) the character (e.g., long-term or short-term capital gain or ordinary or exempt income) of the applicable income. For the avoidance of doubt, the Assumed Tax Rate shall be the same for all Members.

“
Available Cash
” means the amount of cash on hand, available borrowings, and other funds available for Tax Distributions (including cash on hand, available borrowings, and other funds available to be lent or distributed to the Company by any Subsidiary of the Company for such purpose), as reasonably determined by the Managing Member, taking into account all debts, liabilities and obligations of the Company then due as well as any reserves established in accordance with GAAP.
“
Board of Directors
” means the board of directors of Pubco at any time.
“
Business Combination Agreement
” means the Business Combination Agreement, dated as of July 15, 2021, by and among the Managing Member, the Company, the Fathom Blockers and the other parties thereto, as the same may be amended, restated, supplemented and/or otherwise modified from time to time.
“
Business Day
” means a day, other than a Saturday or Sunday or other day on which commercial banks in New York City are open for the general transaction of business.
“
Capital Account
” means the separate capital account maintained for each Member in accordance with
Section
 5.03
hereof.
“
Capital Contribution
” means, with respect to any Member, the aggregate amount of money contributed to the Company and the Carrying Value of any property (other than money), net of any liabilities assumed by the Company upon contribution or to which such property is subject, contributed to the Company pursuant to
Article V
.
“
Carrying Value
” means, with respect to any Company asset, the asset’s adjusted basis for U.S. federal income tax purposes, except that the initial carrying value of assets contributed to the Company shall be their respective gross fair market values on the date of contribution, and the Carrying Values of all Company assets shall be adjusted to equal their respective fair market values, in accordance with the rules set forth in Treasury Regulations
Section 1.704-1(b)(2)(iv)(f),
except as otherwise provided herein, as of: (a) the date of the acquisition of any additional limited liability company interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) the date of the distribution of more than a de minimis amount of Company assets to a Member; (c) the date a limited liability company interest in the Company is relinquished to the Company; (d) the vesting of any Earnout Unit upon the occurrence of an Earnout Vesting Event, in accordance with principles similar to those set forth in Treasury Regulations
Section 1.704-1(b)(2)(iv)(s)
or (e) any other date specified in the Treasury Regulations;
provided
, however, that adjustments pursuant to clauses (a) through (e) above shall be made only if such adjustments are deemed necessary or appropriate by the Managing Member in its reasonable discretion to reflect the relative economic interests of the Members. The Carrying Value of any Company asset distributed to any Member shall be adjusted immediately before such distribution to equal its fair market value. In the case of any asset that has a Carrying Value that differs from its adjusted tax basis, Carrying Value shall be adjusted by the amount of depreciation calculated for purposes of the definition of “Profits” and “Losses” rather than the amount of depreciation determined for U.S. federal income tax purposes, and depreciation shall be calculated by reference to Carrying Value rather than tax basis once Carrying Value differs from tax basis.
“
Cash Exchange Notice
” has the meaning set forth in
Section
 8.04(b)(ii)
.
“
Certificate
” means the Certificate of Formation of the Company as filed in the office of the Secretary of State of Delaware on April 16, 2021, as amended.
“
Change of Control
” means the occurrence of any transaction or series of related transactions in which: (a) any Person or any group of Persons (other than Pubco or any of its Subsidiaries) that would constitute a “group” for purposes of Section 13(d) of the Exchange Act becomes the beneficial owner, directly or indirectly, of securities of Pubco or the Company representing more than 50% of the combined voting power of Pubco’s or the Company’s, as applicable, then outstanding voting securities, (b) there is consummated a merger or consolidation of Pubco or the Company with any other Person, and, immediately after the consummation of such merger or consolidation, the outstanding voting securities of Pubco or the Company, as applicable, immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if Pubco or the Company, as applicable (or its successor) is a Subsidiary of such Person, the ultimate parent thereof, or (c) there is consummated an agreement or series of related agreements resulting in the sale or transfer, directly or indirectly, by Pubco of all or substantially all of Pubco’s and its Subsidiaries’ assets (including equity interests in the Company). Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of related transactions (including by way of merger or consolidation) immediately following which the record holders of the shares of Pubco immediately prior to such transaction or series of related transactions continue to have substantially the same proportionate ownership in, and voting control over, and own substantially all of the shares of, an entity which owns, directly or indirectly, all or substantially all of the assets of Pubco immediately following such transaction or series of related transactions.
“
Class
” means the classes of Units into which the limited liability company interests in the Company may be classified or divided from time to time by the Managing Member in its sole discretion pursuant to the provisions of this Agreement. As of the date of this Agreement the only Class is the Class A Units (which includes the Earnout Units). For all purposes hereunder and under the Act, only such Classes expressly established under this Agreement, including by the Managing Member in accordance with this Agreement, shall be deemed to be a class of limited liability company interests in the Company. For the avoidance of doubt, to the extent that the Managing Member holds limited liability company interests of any Class, the Managing Member shall not be deemed to hold a separate Class of such interests from any other Member because it is the Managing Member.
“
Class A
5-Day
VWAP
” means the arithmetic average of the VWAP of a share of Class A Common Stock for each of the five (5) consecutive Trading Days ending on the Trading Day immediately prior to the delivery of the relevant Class A Exchange Notice.
“
Class A Cash Amount
” means, in respect of any Class A Units subject to a Class A Exchange Notice for which the Managing Member has delivered a Cash Exchange Notice, a cash amount equal to the product of (x) the Class A
5-Day
VWAP and (y) the number of shares of Class A Common Stock that would have been received in such Class A Exchange had the Managing Member not delivered a Cash Exchange Notice.
“
Class A Common Stock
” means, as applicable, (a) the Class A Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class A Common Stock or into which the Class A Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
“
Class A Exchange
” means the exchange by the Company of Class A Units held by a Continuing Member (together with the corresponding number of outstanding shares of Class B Common Stock) for the Class A Exchanged Shares or, at the option of the Managing Member, the Class A Cash Amount in accordance with the provisions of
Section
 8.04
or the direct purchase by Pubco of Class A Units (and shares of Class B Common Stock) held by a Continuing Member in accordance with its call rights as set forth in
Section
 8.04(f)
.
“
Class A Exchange Date
” means the date that is five (5) Business Days after the date on which the Member holding Class A Units provides the Company with a Class A Exchange Notice indicating such Member’s desire for the Company to exchange its Class A Units in accordance with
Section
 8.04
;
provided,
that to the extent a Class A Exchange is made in connection with a Class A Exchanging Member’s proper exercise of its rights to participate in a piggyback registration pursuant to Section 2.2 of the Registration Rights Agreement, the Class A Exchange Date shall be the date on which the offering with respect to such piggyback registration is completed.

“
Class A Exchange Notice
” means a written election of a Class A Exchange in the form of Exhibit B, duly executed by the Class A Exchanging Member.
“
Class A Exchanged Shares
” means, in respect of any Class A Units subject to a Class A Exchange Notice, a number of shares of Class A Common Stock equal to the number of Class A Units so exchanged.
“
Class A Exchanged Units
” means, with respect to any Class A Exchange, the Class A Units (together with the equal number of shares of Class B Common Stock held by the relevant Class A Exchanging Member) being exchanged pursuant to a relevant Class A Exchange Notice.
“
Class A Exchanging Member
” means any Member holding Class A Units (other than the Managing Member and its Subsidiaries) whose Class A Units are subject to a Class A Exchange.
“
Class A Units
” means the Units of the Company designated as the “Class A Units” herein and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.
“
Class B Common Stock
” means, as applicable, (a) the Class B Common Stock, par value $0.0001 per share, of Pubco or (b) following any consolidation, merger, reclassification or other similar event involving Pubco, any shares or other securities of Pubco or any other Person that become payable in consideration for the Class B Common Stock or into which the Class B Common Stock is exchanged or converted as a result of such consolidation, merger, reclassification or other similar event.
“
Closing Date
” has the meaning set forth in the Business Combination Agreement.
“
Code
” means the Internal Revenue Code of 1986, as amended from time to time.
“
Commission
” means the U.S. Securities and Exchange Commission.
“
Company
” has the meaning set forth in the preamble of this Agreement.
“
Company Minimum Gain
” has the meaning ascribed to the term “partnership minimum gain” set forth in Treasury Regulations Sections
1.704-2(b)(2)
and
1.704-2(d).
“
Contingencies
” has the meaning set forth in
Section
 9.03(a)
.
“
Continuing Member Representative
” means the representative of the Continuing Members as set forth herein, who shall initially be CORE Industrial Partners Management LP, a Delaware limited partnership, and shall at all times that the CORE Parties collectively own any outstanding Units, be a CORE Party, and if a CORE Party no longer holds Units hereunder, it shall be a Person appointed by the Continuing Members holding a majority of the then outstanding Class A Units held by all Continuing Members.
“
Continuing Members
” has the meaning set forth in the preamble to this Agreement.
“
Control
” (including the terms “Controlled by” and “under common Control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise, including, without limitation, the ownership, directly or indirectly, of securities having the power to elect a majority of the board of directors or similar body governing the affairs of such Person.
“
CORE Party
” means an entity listed on the signature pages hereto under the heading CORE Parties and its respective successors and Permitted Transferees.

“
Debt Securities
” means, with respect to Pubco, any and all debt instruments or debt securities that are not convertible or exchangeable into Equity Securities of Pubco.
“
Designated Individual
” has the meaning given to the term “designated individual” under Treasury Regulations
Section 301.6223-1((b)(3).
“
Dissolution Event
” has the meaning set forth in
Section
 9.02
.
“
Earnout Units
” means the Tier 1 Earnout Units, the Tier 2 Earnout Units and the Tier 3 Earnout Units.
“
Earnout Vesting Date
” means, with respect to any Earnout Unit, the date on which an Earnout Vesting Event occurs for such Earnout Unit.
“
Earnout Vesting Event
” means, with respect to each Tier 1 Earnout Unit, a Tier 1 Earnout Vesting Event, with respect to each Tier 2 Earnout Unit, a Tier 2 Earnout Vesting Event, and with respect to each Tier 3 Earnout Unit, a Tier 3 Earnout Vesting Event.
“
Encumbrance
” means any mortgage, hypothecation, claim, lien, encumbrance, conditional sales or other title retention agreement, right of first refusal, preemptive right, pledge, option, charge, security interest or other similar interest, easement, judgment or imperfection of title of any nature whatsoever.
“
Equity Securities
” means, with respect to any Person, all of the shares of capital stock or equity of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock or preferred interests or equity of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock or equity of (or other ownership or profit interests in) such Person, including convertible debt securities, or warrants, rights or options for the purchase or acquisition from such Person of such shares or equity (or such other interests), restricted stock awards, restricted stock units, equity appreciation rights, phantom equity rights, profit participation and all of the other ownership or profit interests of such Person (including partnership or member interests therein), whether voting or nonvoting.
“
Equity Transactions
” means the transactions contemplated by the Business Combination Agreement.
“
ERISA
” means The Employee Retirement Income Security Act of 1974, as amended.
“
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“
Existing Agreement
” has the meaning set forth in the recitals of this Agreement.
“
Family Member
” means, with respect to a Person who is an individual, (i) such individual’s spouse and descendants (whether natural or adopted) (collectively, for purposes of this definition, ”
relatives
”), (ii) such individual’s executor or personal representative, (iii) any trust, the trustee of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole record and beneficial owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts described in clause (iii) above, and
(v) any retirement plan for such individual.

“
Fathom Effective Time
” has the meaning set forth in the Business Combination Agreement.
“
Fiscal Year
” means, unless otherwise determined by the Board of Directors, (i) the period commencing upon the formation of the Company and ending on December 31, 2021 or (ii) any subsequent twelve-month period commencing on January 1 and ending on December 31. The taxable year of the Company shall be the same as the Fiscal Year unless otherwise required under Section 706 of the Code.
“
GAAP
” means accounting principles generally accepted in the United States of America as in effect from time to time, consistently applied.
“
Indemnitee
” means (a) the Managing Member, (b) any additional or substitute Managing Member, (c) any Person who is or was a Partnership Representative1 or Designated Individual, officer or director of the Managing Member or any additional or substitute Managing Member or Officer of the Company, (d) any Person that is required to be indemnified by the Managing Member as an “indemnitee” in accordance with the certificate of incorporation or bylaws of the Managing Member as in effect from time to time, (e) any officer or director of the Managing Member or Officer of the Company or any additional or substitute Managing Member who is or was serving at the request of the Managing Member or any additional or substitute Managing Member as an officer, director, employee, member, Member, Partnership Representative or Designated Individual, agent, fiduciary or trustee of another Person;
provided
, that a Person shall not be an Indemnitee by reason of providing, on a fee-for-services
basis, trustee, fiduciary or custodial services, (f) any Officer or other Person the Managing Member in its sole discretion designates as an “Indemnitee” for purposes of this Agreement and (g) any heir, executor or administrator with respect to Persons named in clauses (a) through (f).
“
Law
” means any statute, law, ordinance, regulation, rule, code, executive order, injunction, judgment, decree or other order issued or promulgated by any national, supranational, state, federal, provincial, local or municipal government or any administrative or regulatory body with authority therefrom with jurisdiction over the Company or any Member, as the case may be.
“
Liquidation Agent
” has the meaning set forth in
Section
 9.03
.
“
Managing Member
” means Fathom Digital Manufacturing Corporation, a corporation incorporated under the laws of the State of Delaware, or any successor Managing Member admitted to the Company in accordance with the terms of this Agreement, in its capacity as the managing member of the Company.
“
Member
” means each of the Persons from time to time listed as a Member in the Schedule of Members, and, for purposes of
Section
 8.03
,
Section
 8.04
and
Section
 8.06
, any Personal Planning Vehicle of such Member.
“
Member Nonrecourse Debt Minimum Gain
” means an amount with respect to each partner nonrecourse debt (as defined in Treasury Regulations
Section 1.704-2(b)(4))
equal to the Company Minimum Gain that would result if such partner nonrecourse debt were treated as a nonrecourse liability (as defined in Treasury Regulations
Section 1.752-1(a)(2))
determined in accordance with Treasury Regulations
Section 1.704-2(i)(3).
“
Member Nonrecourse Deductions
” has the meaning ascribed to the term “partner nonrecourse deductions” set forth in Treasury Regulations
Section 1.704-2(i)(2).
“
Minimum Exchange Amount
” means a number of Class A Units held by a Class A Exchanging Member equal to the lesser of (x) 5,000 Class A Units and (y) all of the Class A Units (other than Unvested Earnout Units) then held by the applicable Class A Exchanging Member.
“
Nonrecourse Deductions
” has the meaning set forth in Treasury Regulations
Section 1.704-
2(b)(1). The amount of Nonrecourse Deductions of the Company for a taxable year equals the net increase, if any, in the amount of Company Minimum Gain of the Company during that taxable year, determined according to the provisions of Treasury Regulations
Section 1.704-2(c).

“
Officer
” means each Person designated or appointed as an officer of the Company by the Managing Member pursuant to and in accordance with the provisions of
Section
 3.04
, subject to any resolutions of the Managing Member appointing such Person as an officer of the Company or relating to such appointment.
“
Partnership Audit Provisions
” means Title XI, Section 1101, of the Bipartisan Budget Act of 2015, P.L.
114-74
(together with any subsequent amendments thereto, Treasury Regulations promulgated thereunder, and published administrative interpretations thereof, and any comparable provisions of state or local tax law).
“
Partnership Representative
” has the meaning set forth in
Section
 5.08
.
“
Permitted Transferee
” means, with respect to any Member, (i) any investment fund or other entity controlled or managed by or under common control with such Member, (ii) to such Member’s officers or directors or any Affiliates or Family Members of such Member’s officers or directors, (iii) to any limited partners, members or stockholders of such Member or any Affiliates of such Member, or any employees of such Affiliates; (iv) in the case of an individual, by gift to a member of the individual’s immediate family, or to a trust, the beneficiary of which is a member of the individual’s immediate family, an Affiliate of such Person, or to a charitable organization; (v) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (vi) in the case of an individual, pursuant to a qualified domestic relations order; (vii) by virtue of the Laws of the jurisdiction of incorporation or formation of such Member, as applicable, or the organizational documents of such Member, as amended from time to time, upon dissolution of such Member, or (viii) in the event of the Company’s completion of a liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction which results in the holders of all of the shares of Class A Units having the right to exchange their shares for cash, securities or other property subsequent to the completion of the Equity Transactions, including the entry into an agreement in connection with such liquidation, merger, consolidation, amalgamation, share exchange, reorganization or other similar transaction;
“
Person
” means any individual, estate, corporation, partnership, limited liability partnership, limited partnership, limited liability limited partnership, limited liability company, limited company, joint venture, trust, unincorporated or governmental organization or any agency or political subdivision thereof.
“
Personal Planning Vehicle
” means, in respect of any Person that is a natural person, any estate, family limited liability company, family limited partnership, or inter vivos or testamentary trust that holds Units and is designated as a “Personal Planning Vehicle” of such natural person in the Schedule of Members.
“
Primary Indemnification
” has the meaning set forth in
Section
 10.02(a)
.
“
Profits
” and “
Losses
” means, for each taxable year or other period, the taxable income or loss of the Company, or particular items thereof, determined in accordance with the accounting method used by the Company for U.S. federal income tax purposes with the following adjustments: (a) all items of income, gain, loss or deduction allocated pursuant to
Section
 5.05
shall not be taken into account in computing such taxable income or loss; (b) any income of the Company that is exempt from U.S. federal income taxation and not otherwise taken into account in computing Profits and Losses shall be added to such taxable income or loss; (c) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, any gain or loss resulting from a disposition of such asset shall be calculated with reference to such Carrying Value; (d) upon an adjustment to the Carrying Value (other than an adjustment in respect of depreciation) of any asset, pursuant to the definition of Carrying Value, the amount of the adjustment shall be included as gain or loss in computing such taxable income or loss; (e) if the Carrying Value of any asset differs from its adjusted tax basis for U.S. federal income tax purposes, the amount of depreciation, amortization or cost recovery deductions with respect to such asset for purposes of determining Profits and Losses, if any, shall be an amount which bears the same ratio to such Carrying Value as the U.S. federal income tax depreciation, amortization or other cost recovery deductions bears to such adjusted tax basis (
provided
that if the U.S. federal income tax depreciation, amortization or other cost recovery deduction is zero, the Managing Member may use any reasonable method for purposes of determining depreciation, amortization or other cost recovery deductions in calculating Profits and Losses); and (f) except for items in (a) above, any expenditures of the Company not deductible in computing taxable income or loss, not properly capitalizable and not otherwise taken into account in computing Profits and Losses pursuant to this definition shall be treated as deductible items.
“
Pubco Charter
” means that certain Amended and Restated Certificate of Incorporation of Pubco. as filed in the office of the Secretary of State of the State of Delaware on [●], 2021, as amended.
“
Pubco Common Stock
” means, collectively, the Class A Common Stock and Class B Common Stock.
“
Reclassification Event
” means any of the following: (a) any reclassification or recapitalization of Pubco Common Stock, a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination or any transaction subject to
Section
 7.01(k)
), (b) any merger, consolidation or other combination involving Pubco or (c) any sale, conveyance, lease, or other disposal of all or substantially all the properties and assets of Pubco to any other Person, in each of clauses (a), (b) or (c), as a result of which holders of Pubco Common Stock shall be entitled to receive cash, securities or other property for their shares of Pubco Common Stock.
“
Registration Rights Agreement
” means that certain Registration Rights Agreement dated as of the date hereof by and among the Managing Member and the other parties from time to time party thereto, as amended and/or restated from time to time.
“
Registration Statement
” means any registration statement that the Managing Member is required to file pursuant to the Registration Rights Agreement.
“
Schedule of Members
” has the meaning set forth in
Section
 7.02
.
“
Securities Act
” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“
Similar Law
” means any law or regulation that could cause the underlying assets of the Company to be treated as assets of the Member by virtue of its limited liability company interest in the Company and thereby subject the Company and the Managing Member (or other persons responsible for the investment and operation of the Company’s assets) to laws or regulations that are similar to the fiduciary responsibility or prohibited transaction provisions contained in Title I of ERISA or Section 4975 of the Code.
“
Subsidiary
” means, with respect to any Person, any corporation, company, limited liability company, partnership, association or other business entity of which: (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or any combination thereof; or (ii) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock or majority ownership interest of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or any combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall (a) be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or (b) Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.
“
Tax Advances
” has the meaning set forth in
Section
 5.07
.
“
Tax Distribution
” has the meaning set forth in
Section
 4.01(c)
.

“
Tax Receivable Agreement
” means the Tax Receivable Agreement, dated as of or about the date hereof among the Company, the Managing Member and the other parties from time to time party thereto, as amended and/or restated from time to time.
“
Tier 1 Earnout Units
” means the Class A Units of the Company designated as the “Tier 1 Earnout Units” on
Exhibit A
hereto
2
and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.
“
Tier 1 Earnout Vesting Event
” means the earlier to occur of (a) the VWAP of the Class A Common Stock equals or exceeds $12.50 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days or (b) the consummation of a Change of Control of Pubco, unless the per share consideration to be received by the holders of Class A Common Stock in such Change of Control of Pubco transaction is less than the vesting threshold applicable to the applicable Class A Common Stock and Tier 1 Earnout Units
“
Tier 2 Earnout Units
” means the Class A Units of the Company designated as the “Tier 2 Earnout Units” on
Exhibit A
hereto and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.
“
Tier 2 Earnout Vesting Event
” means the earlier to occur of (a) VWAP of the Class A Common Stock equals or exceeds $15.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days or (b) the consummation of a Change of Control of Pubco, unless the per share consideration to be received by the holders of Class A Common Stock in such Change of Control of Pubco transaction is less than the vesting threshold applicable to the applicable Class A Common Stock and Tier 2 Earnout Units.
“
Tier 3 Earnout Units
” means the Class A Units of the Company designated as the “Tier 3 Earnout Units” on
Exhibit A
hereto and having the rights, powers and duties pertaining thereto as are set forth in this Agreement.
“
Tier 3 Earnout Vesting Event
” means the earlier to occur of (a) the VWAP of the Class A Common Stock equals or exceeds $20.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any twenty (20) Trading Days within a period of thirty (30) consecutive Trading Days or (b) the consummation of a Change of Control of Pubco, unless the per share consideration to be received by the holders of Class A Common Stock in such Change of Control of Pubco transaction is less than the vesting threshold applicable to the applicable Class A Common Stock and Tier 3 Earnout Units.
“
Trading Day
” means a day on which the New York Stock Exchange or such other principal United States securities exchange on which the Class A Common Stock is listed, quoted or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day).
“
Transfer
” means, in respect of any Unit, security, property or other asset, any sale, assignment, transfer, distribution, exchange, mortgage, pledge, hypothecation or other disposition thereof, whether voluntarily or involuntarily or by operation of Law, directly, indirectly or synthetically, in whole or in part, including, without limitation, the exchange of any Unit for any other security.
“
Transferee
” means any Person that is Transferred a Member’s interest in the Company, or part thereof, in accordance with this Agreement.

2
Note to Draft: The aggregate number of Tier 1 Earnout Units and Tier 1 Earnout Shares (as defined in the Investor Rights Agreement) will be 3,000,000, the aggregate number of Tier 2 Earnout Units and Tier 2 Earnout Shares (as defined in the Investor Rights Agreement) will be 3,000,000 and the aggregate number of Tier 3 Earnout Units and Tier 3 Earnout Shares (as defined in the Investor Rights Agreement) will be 3,000,000.

“
Treasury Regulations
” means the income tax regulations, including temporary and proposed regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
“
Units
” means the Class A Units (including the Earnout Units) and any other Class or series of Units that is established in accordance with this Agreement, which shall constitute limited liability company interests in the Company as provided in this Agreement and under the Act, entitling the holders thereof to the relative rights, title and interests in the profits, losses, deductions and credits of the Company at any particular time as set forth in this Agreement, and any and all other benefits to which a holder thereof may be entitled as a Member as provided in this Agreement, together with the obligations of such Member to comply with all terms and provisions of this Agreement.
“
Unvested Earnout Unit
” means any Earnout Unit that has not vested pursuant to an applicable Earnout Vesting Event.
“
VWAP
” means, for any security as of any date(s), the dollar volume-weighted average price for such security on the principal securities exchange or securities market on which such security is then traded during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available) or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter
market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time, and ending at 4:00:00 p.m., New York time, as reported by Refinitiv Workspace (or an equivalent successor if such page is not available), or, if no dollar volume-weighted average price is reported for such security by Refinitiv Workspace (or an equivalent successor if such page is not available) for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported by OTC Markets Group Inc. If the VWAP cannot be calculated for such security on such date(s) on any of the foregoing bases, the VWAP of such security on such date(s) shall be the fair market value per share on such date(s) as reasonably determined by the Board of Directors.
ARTICLE II
FORMATION, TERM, PURPOSE AND POWERS
Section 2.01.
Formation
. The Company was formed as a limited liability company under the provisions of the Act by the filing of the Certificate on April 16, 2021. If requested by the Managing Member, the Members shall promptly execute all certificates and other documents consistent with the terms of this Agreement necessary for the Managing Member to accomplish all filing, recording, publishing and other acts as may be appropriate to comply with all requirements for (a) the formation and operation of a limited liability company under the laws of the State of Delaware, (b) if the Managing Member in its sole discretion deems it advisable, the operation of the Company as a limited liability company, or entity in which the Members have limited liability, in all jurisdictions where the Company proposes to operate and (c) all other filings required to be made by the Company. The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control. The execution, delivery and filing of the Certificate and each amendment thereto is hereby ratified, approved and confirmed by the Members.
Section 2.02.
Name
. The name of the Company shall be, and the business of the Company shall be conducted under the name of “Fathom Holdco, LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Managing Member in its sole discretion may select from time to time. Subject to the Act, the Managing Member in its sole discretion may change the name of the Company (and amend this Agreement to reflect such change) at any time and from time to time without the consent of any other Person.

Section 2.03.
Term
. The term of the Company commenced on the date of the filing of the Certificate, and the term shall continue until the dissolution of the Company in accordance with
Article IX
. The existence of the Company shall continue until cancellation of the Certificate in the manner required by the Act.
Section 2.04.
Offices
. The Company may have offices at such places either within or outside the State of Delaware as the Managing Member from time to time may select in its sole discretion. As of the date hereof, the principal place of business and the office of the Company is located at 1050 Walnut Ridge Drive Hartland, WI 53029.
Section 2.05.
Agent for Service of Process; Existence and Good Standing; Foreign Qualification
.
(a) The registered office of the Company in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808. The name of the registered agent of the Company for service of process on the Company in the State of Delaware at such address shall be Corporation Service Company.
(b) The Managing Member in its sole discretion may take all action which may be necessary or appropriate (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) and (ii) for the maintenance, preservation and operation of the business of the Company in accordance with the provisions of this Agreement and applicable laws and regulations. The Managing Member in its sole discretion may file or cause to be filed for recordation in the proper office or offices in each other jurisdiction in which the Company is formed or qualified, such certificates (including certificates of formation and fictitious name certificates) and other documents as are required by the applicable statutes, rules or regulations of any such jurisdiction or as are required to reflect the identity of the Members. The Managing Member in its sole discretion may cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Officers, with all requirements necessary to qualify the Company to do business in any jurisdiction other than the State of Delaware.
Section 2.06.
Business Purpose
. The Company was formed for the object and purpose of, and the nature and character of the business to be conducted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act.
Section 2.07.
Powers of the Company
. Subject to the limitations set forth in this Agreement, the Company will possess and may exercise all of the powers and privileges granted to it by the Act including, without limitation, the ownership and operation of the assets and other property contributed to the Company by the Members, by any other Law or this Agreement, together with all powers incidental thereto, so far as such powers are necessary or convenient to the conduct, promotion or attainment of the purpose of the Company set forth in
Section
 2.06
.
Section 2.08.
Members; Reclassification; Admission of New Members
. Pursuant to the terms of the Business Combination Agreement and for the consideration set forth therein, as of the Fathom Effective Time and by virtue of the Fathom Merger (as defined in the Business Combination Agreement), this Agreement was amended and restated and the limited liability company interests of the Company were recapitalized as set forth herein in order to give effect to the Equity Transactions. Each Continuing Member previously was admitted as a Member and shall remain a Member of the Company at the Fathom Effective Time. Each of the other Persons listed in the Schedule of Members as of the Effective Date is admitted as a Member of the Company. The rights, duties and liabilities of the Members shall be as provided in the Act, except as is otherwise expressly provided herein, and the Members consent to the variation of such rights, duties and liabilities as provided herein. A new Managing Member or substitute Managing Member may be admitted to the Company solely in accordance with
Section
 8.08
or
Section
 9.02(d)
hereof.

Section 2.09.
Resignation
. No Member shall have the right to resign as a member of the Company other than following the Transfer of all Units owned by such Member in accordance with
Article VIII
(including via a Class A Exchange).
Section 2.10.
Investment Representations of Members
. Each Member hereby represents, warrants and acknowledges to the Company that: (a) such Member has such knowledge and experience in financial and business matters and is capable of evaluating the merits and risks of an investment in the Company and is making an informed investment decision with respect thereto; (b) such Member is acquiring interests in the Company for investment only and not with a view to, or for resale in connection with, any distribution to the public or public offering thereof; and (c) the execution, delivery and performance of this Agreement have been duly authorized by such Member.
Section 2.11.
Intent
. It is the intent of the Members that the Company be operated in a manner consistent with its treatment as a “partnership” for U.S. federal and applicable state and local income and franchise tax purposes. The Company and each Member shall file all tax returns and shall otherwise take all tax, financial and other reporting positions in a manner consistent with such treatment. Neither the Company nor any Member shall take any action inconsistent with the intent of the Parties set forth in this
Section
 2.11
. No election (including an entity classification election for the Company) contrary to the intent of the Parties as set forth in this
Section
 2.11
shall be made by the Company or any Member, and the Company shall not convert into or merge into (with the Company not being the surviving entity in such merger) an entity treated as a corporation for U.S. federal or applicable state and local income or franchise tax purposes.
ARTICLE III
MANAGEMENT
Section 3.01.
Managing Member
.
(a) Except as otherwise provided in this Agreement, the business, property and affairs of the Company shall be managed under the sole, absolute and exclusive direction of Pubco as the Managing Member, which may from time to time delegate authority to Officers or to other Persons to act on behalf of the Company in accordance herewith, and Pubco shall be managed by or under the direction of the Board of Directors.
(b)
Without limiting the foregoing provisions of this
Section
 3.01
, the Managing Member shall have the general power to manage or cause the management of the Company (which may be delegated to Officers of the Company), including, without limitation, the following powers:
(i) to develop and prepare a business plan each year setting forth the operating goals and plans for the Company;
(ii) to execute and deliver or to authorize the execution and delivery of contracts, deeds, leases, licenses, instruments of transfer and other documents on behalf of the Company;
(iii) to make any expenditures, to lend or borrow money, to assume or guarantee, or otherwise contract for, indebtedness and other liabilities, to issue evidences of indebtedness and to incur any other obligations on behalf of the Company;
(iv) to establish and enforce limits of authority and internal controls with respect to all personnel and functions on behalf of the Company;
(v) to engage attorneys, consultants and accountants for the Company;
(vi) to develop or cause to be developed accounting procedures for the maintenance of the Company’s books of account; and

(vii) to do all such other lawful acts as shall be authorized in this Agreement or by the Members in writing from time to time.
Section 3.02.
Compensation
. The Managing Member shall not be entitled to any compensation for services rendered to the Company in its capacity as Managing Member.
Section 3.03.
Expenses
. The Company shall pay, or cause to be paid, all costs, fees, operating expenses and other expenses of the Company (including the costs, fees and expenses of attorneys, accountants or other professionals) incurred in pursuing and conducting, or otherwise related to, the activities of the Company. The Company shall also, in the reasonable discretion of the Managing Member, bear and/or reimburse the Managing Member for (i) any costs, fees or expenses incurred by the Managing Member in connection with serving as the Managing Member and (ii) all other expenses allocable to the Company or otherwise incurred by the Managing Member in connection with operating the Company’s business (including expenses allocated to the Managing Member by its Affiliates). To the extent that the Managing Member determines in its reasonable discretion that such expenses are related to the business and affairs of the Managing Member that are conducted through the Company and/or its subsidiaries (including expenses that relate to the business and affairs of the Company and/or its subsidiaries and that also relate to other activities of the Managing Member), the Managing Member may cause the Company to pay or bear all expenses of the Managing Member, including, without limitation, compensation and meeting costs of any board of directors or similar body of the Managing Member, any salary, bonus, incentive compensation and other amounts paid to any Person to perform services for the Company, litigation costs and damages arising from litigation, accounting and legal costs and franchise taxes, except to the extent such franchise taxes are based on or measured with respect to net income or profits, provided that, notwithstanding anything to the contrary, the Company shall not pay or bear any income tax obligations of the Managing Member or any obligations of the Managing Member under the Tax Receivable Agreement. Reimbursements pursuant to this
Section
 3.03
shall be in addition to (but without duplication of) any reimbursement to the Managing Member as a result of indemnification pursuant to
Section
 10.02
.
Section 3.04.
Officers
. Subject to the direction and oversight of the Managing Member, the day-
to-day
administration of the business of the Company may be carried out by individuals who may be designated as officers by the Managing Member, with titles including but not limited to “assistant secretary,” “assistant treasurer,” “chairman,” “chief executive officer,” “chief financial officer,” “chief operating officer,” “director,” “general counsel,” “general manager,” “managing director,” “president,” “principal accounting officer,” “secretary,” “senior chairman,” “senior managing director,” “treasurer,” “vice chairman,” “executive vice president” or “vice president,” and as to the extent authorized by the Managing Member in its sole discretion. The Officers of the Company shall have such titles and powers and perform such duties as shall be determined from time to time by the Managing Member and otherwise as shall customarily pertain to such offices. Any number of offices may be held by the same individual. In its sole discretion, the Managing Member may choose not to fill any office for any period as it may deem advisable. All Officers and other individuals providing services to or for the benefit of the Company shall be subject to the supervision and direction of the Managing Member and may be removed, with or without cause, from such office by the Managing Member and the authority, duties or responsibilities of any employee, agent or officer of the Company may be suspended by the Managing Member from time to time, in each case in the sole discretion of the Managing Member. The Managing Member shall not cease to be a Managing Member of the Company as a result of the delegation of any duties hereunder. No Officer of the Company, in his or her capacity as such, shall be considered a Managing Member of the Company by agreement, as a result of the performance of his or her duties hereunder or otherwise.
Section 3.05.
Authority of Members
. No Member (other than the Managing Member, in its capacity as such) shall participate in or have any control over the business of the Company, except as expressly provided herein. Except as expressly provided herein, the Units do not confer any rights upon the Members to participate in the affairs of the Company described in this Agreement. No Member (other than the Managing Member) shall have any right to vote on any matter involving the Company, including with respect to any merger, consolidation, combination or conversion of the Company, or any other matter that a Member might otherwise have the ability to vote on or consent with respect to under the Act, at law, in equity or otherwise. The conduct, control and management of the Company shall be vested exclusively in the Managing Member, subject to the terms of this Agreement. In all matters relating to or arising out of the conduct of the operation of the Company, the decision of the Managing Member shall be the decision of the Company. Except as required or permitted by Law, or expressly provided herein, including in the ultimate sentence of this
Section
 3.05
or by separate agreement with the Company, no Member who is not also the Managing Member (and acting in such capacity) shall take any part in the management or control of the operation or business of the Company in its capacity as a Member, nor shall any Member who is not also the Managing Member (and acting in such capacity) have any right, authority or power to act for or on behalf of or bind the Company in his or its capacity as a Member in any respect or assume any obligation or responsibility of the Company or of any other Member. Notwithstanding the foregoing, the Company may from time to time appoint one or more Members as Officers or employ one or more Members as employees, and such Members, in their capacity as officers or employees of the Company (and not, for clarity, in their capacity as Members of the Company), may take part in the control and management of the business of the Company to the extent such authority and power to act for or on behalf of the Company has been delegated to them by the Managing Member.
Section 3.06.
Fiduciary Duties
.
(a) Notwithstanding any other provision to the contrary in this Agreement, except as set forth in
Section
 3.06(b)
, (i) the Managing Member shall, in its capacity as Managing Member, and not in any other capacity, have the same fiduciary duties to the Company and the Members as a member of the board of directors of a Delaware corporation; and (ii) each officer of the Company shall, in his or her capacity as such, and not in any other capacity, have the same fiduciary duties to the Company and Members as an officer of a Delaware corporation
(b) In connection with the performance of its duties as the Managing Member of the Company, the Managing Member (solely in its capacity as such) will owe to the other Members the same fiduciary duties as it would owe to the stockholders of a Delaware corporation if it were a member of the board of directors of such a corporation and the other Members were stockholders of such corporation. The Managing Member will use commercially reasonable and appropriate efforts and means, as determined in good faith by the Managing Member, to minimize any conflict of interest between the Members, on the one hand, and the stockholders of the Managing Member, on the other hand, and to effectuate any transaction that involves or affects any of the Company, the Managing Member, the Members and/or the stockholders of the Managing Member in a manner that does not (i) disadvantage the Members of their interests relative to the stockholders of the Managing Member; (ii) advantage the stockholders of the Managing Member relative to the Members; or (iii) treat the Members and the stockholders of the Managing Member differently.
ARTICLE IV
DISTRIBUTIONS
Section 4.01.
Distributions
(a) The Managing Member, in its sole discretion, may authorize distributions by the Company to the Class A Members, which distributions shall be made pro rata
in accordance with the Members’ respective Class A Units (other than Unvested Earnout Units) on the date the distribution is made.
(b) Notwithstanding anything in
Section
 4.01(a)
of this Agreement to the contrary, no distribution shall be made in respect of any Unvested Earnout Units. However, upon the vesting of Unvested Earnout Units the holder of each applicable Earnout Unit shall be entitled to a cash payment from the Company in an amount equal to the distributions such Member would have received pursuant to
Section
 4.01(a)
had such Unvested Earnout Unit

been vested beginning at the Fathom Effective Time and ending on the day prior to the date such Unvested Earnout Unit vests.
(c)
Tax Distributions.
(i) With respect to each Fiscal Year or portion thereof ending after the Effective Date, the Company shall, to the extent permitted by applicable Law, make cash distributions (“
Tax Distributions
”) to each Member in an amount to ensure that each such Member receives a distribution at least equal to such Member’s Assumed Tax Liability, if any, with respect to the relevant taxable period to which the distribution relates. For the avoidance of doubt, such Tax Distributions shall be determined in accordance with Section 4.01(c)(ii). Tax Distributions pursuant to this
Section
 4.1(c)(i)
shall be estimated by the Company on a quarterly basis and, to the extent feasible, shall be distributed to the Members (together with a statement showing the calculation of such Tax Distribution and an estimate of the Company’s net taxable income allocable to each Member for such period) on a quarterly basis five business days prior to April 15th, June 15th, September 15th and January 15th (of the succeeding year) (or such other dates for which individuals are required to make quarterly estimated tax payments for U.S. federal income tax purposes) (each, a “
Quarterly Tax Distribution
”);
provided
, that the foregoing shall not restrict the Company from making a Tax Distribution on any other date. Quarterly Tax Distributions shall take into account the estimated taxable income or loss of the Company for the Fiscal Year through the end of the relevant quarterly period. A final accounting for Tax Distributions shall be made for each Fiscal Year after the allocation of the Company’s actual net taxable income or loss has been determined and any shortfall in the amount of Tax Distributions a Member received for such Fiscal Year based on such final accounting shall promptly be distributed to such Member. For the avoidance of doubt, any excess Tax Distributions a Member receives with respect to any Fiscal Year shall reduce future Tax Distributions otherwise required to be made to such Member with respect to any subsequent Fiscal Year.
(ii) A Tax Distribution to a Member in respect of any Unit shall be charged against current or future distributions to which such Member would otherwise have been entitled under
Section
 4.01(a)
or
Section
 9.03(c)
in respect of such Unit; provided, however, that all Units shall participate in distributions made pursuant to this Section 4.01(c) on a pro rata
basis. Notwithstanding the foregoing, (A) any distributions made pursuant to this
Section
 4.01(c)
shall be made to the Members on a
pro rata
basis,
(B)
to the extent of Available Cash, the
pro rata
amount to be distributed to each Member shall be calculated based on the distribution to the Member that would have the highest Tax Distribution under this
Section
 4.01(c)
on a
per-Unit
basis, calculated without regard to this sentence and (C) if there is insufficient Available Cash to make all of the distributions described in clause (B), the amount that would have been distributed to each Member pursuant to clause (B) shall be reduced on a pro rata
basis and the Company shall make future Tax Distributions as soon as there is sufficient Available Cash to pay the remaining portion of the Tax Distributions to which such Members were otherwise entitled under clause (B).
(iii) In the event of any audit by a taxing authority that has been finally settled and as such, affects the calculation of any Member’s Assumed Tax Liability for any taxable year (other than an audit conducted pursuant to the Partnership Audit Provisions for which no election is made pursuant to Section 6226 thereof and the Treasury Regulations promulgated thereunder), or in the event the Company files an amended tax return, each Member’s Assumed Tax Liability with respect to such year shall be recalculated by giving effect to such event (for the avoidance of doubt, taking into account interest or penalties). Any shortfall in the amount of Tax Distributions the Members and former Members received for the relevant taxable years based on such recalculated Assumed Tax Liability promptly shall be distributed to such Members and the successors of such former Members, except, for the avoidance of doubt, to the extent Distributions were made to such Members and former Members pursuant to
Section
 4.01(a)
and this
Section
 4.01(c)
in the relevant taxable years sufficient to cover such shortfall.
(d) Notwithstanding anything to the contrary set forth herein, the Managing Member shall cause any distributions paid to any Subsidiary of the Managing Member who holds Units to distribute the full amount of such distribution to the Managing Member, and the Managing Member shall take all actions necessary to cause such distributions.
Section 4.02.
Distributions Upon Liquidation
. Distributions made upon dissolution of the Company shall be made as provided in
Section
 9.03
.
Section 4.03.
Limitations on Distribution
. Notwithstanding any provision to the contrary contained in this Agreement, the Managing Member shall not make a distribution to any Member if such distribution would violate
Section 18-607
of the Act or other applicable Law or any applicable debt instrument.
ARTICLE V
CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS;
TAX ALLOCATIONS; TAX MATTERS
Section 5.01.
Initial Capital Contributions
. The Members have made, on or prior to the date hereof, Capital Contributions and, in exchange, the Company has issued to the Members the number of Class A Units, including the number of Earnout Units (if applicable), as specified in the Schedule of Members (as of the Effective Date).
Section 5.02.
No Additional Capital Contributions
. Except as otherwise provided in this
Article V
, no Member shall be required to make additional Capital Contributions to the Company without the consent of such Member or permitted to make additional capital contributions to the Company without the consent of the Managing Member, which may be granted or withheld in its sole discretion.
Section 5.03.
Capital Accounts
. A separate Capital Account shall be established and maintained for each Member in accordance with the provisions of Treasury Regulations
Section 1.704-1(b)(2)(iv).
The Capital Account of each Member shall be credited with such Member’s Capital Contributions, if any, all Profits allocated to such Member pursuant to
Section
 5.04
and any items of income or gain which are specially allocated pursuant to
Section
 5.05
; and shall be debited with all Losses allocated to such Member pursuant to
Section
 5.04
, any items of loss or deduction of the Company specially allocated to such Member pursuant to
Section
 5.05
, and all cash and the Carrying Value of any property (net of liabilities assumed by such Member and the liabilities to which such property is subject) distributed by the Company to such Member. Any references in any Section of this Agreement to the Capital Account of a Member shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above. In the event of any transfer of any interest in the Company in accordance with the terms of this Agreement, the Transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest. Upon the vesting of any Earnout Units upon an Earnout Vesting Event, the parties intend that the allocations and capital maintenance rules shall be governed under Treasury Regulations
Section 1.704-3
with adjustments being made in accordance with principles similar to those set forth in Treasury Regulations
Section 1.704-1(b)(2)(iv)(s)
and consistent with the principles of Section 704(c) of the Code and the Treasury Regulations thereunder in order to effectuate the Members’ agreed upon economic sharing of items within the Company.
Section 5.04.
Allocations of Profits and Losses
. Except as otherwise provided in this Agreement, Profits and Losses (and, to the extent necessary, individual items of income, gain or loss or deduction of the Company) shall be allocated in a manner such that the Capital Account of each Member after giving effect to the special allocations set forth in
Section
 5.05
is, as nearly as possible, equal (proportionately) to
(i)
the distributions that would be made pursuant to
Section
 9.03
if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Carrying Value in a hypothetical liquidation, all Company liabilities were satisfied (limited with respect to each non-recourse
liability to the Carrying Value of the assets securing such liability) and the net assets of the Company were distributed to the Members pursuant to this Agreement, minus
(ii) such Member’s share of Company Minimum Gain and Member Nonrecourse Debt

Minimum Gain, computed immediately prior to the hypothetical sale of assets. Notwithstanding the foregoing, such allocations may be adjusted as reasonably deemed necessary by the Managing Member, acting in good faith, to give economic effect to the provisions of this Agreement.
Section 5.05.
Special Allocations
. Notwithstanding any other provision in this
Article V
:
(a)
Minimum Gain Chargeback
. If there is a net decrease in Company Minimum Gain or Member Nonrecourse Debt Minimum Gain (determined in accordance with the principles of Treasury Regulations Sections
1.704-2(d)
and
1.704-2(i))
during any Company taxable year, the Members shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to their respective shares of such net decrease during such year, determined pursuant to Treasury Regulations Sections
1.704-2(g)
and
1.704-2(i)(5).
The items to be so allocated shall be determined in accordance with Treasury Regulations
Section 1.704-2(f).
This
Section
 5.05(a)
is intended to comply with the minimum gain chargeback requirements in such Treasury Regulations Sections and shall be interpreted consistently therewith; including that no chargeback shall be required to the extent of the exceptions provided in Treasury Regulations Sections
1.704-2(f)
and
1.704-2(i)(4).
(b)
Qualified Income Offset
. If any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4),
(5) or (6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate the deficit balance in such Member’s Adjusted Capital Account Balance created by such adjustments, allocations or distributions as promptly as possible;
provided
that an allocation pursuant to this
Section
 5.05(b)
shall be made only to the extent that a Member would have a deficit Adjusted Capital Account Balance in excess of such sum after all other allocations provided for in this
Article V
have been tentatively made as if this
Section
 5.05(b)
were not in this Agreement. This
Section
 5.05(b)
is intended to comply with the “qualified income offset” requirement of the Code and shall be interpreted consistently therewith.
(c)
Gross Income Allocation
. If any Member has a deficit Capital Account at the end of any taxable year which is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Treasury Regulations
Section 1.704-2(g)(1)
and
1.704-
2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible;
provided
that an allocation pursuant to this
Section
 5.05(c)
shall be made only if and to the extent that a Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this
Article V
have been tentatively made as if
Section
 5.05(b)
and this
Section
 5.05(c)
were not in this Agreement.
(d)
Nonrecourse Deductions
. Nonrecourse Deductions shall be allocated to the Members in accordance with their interests in the Company.
(e)
Member Nonrecourse Deductions
. Member Nonrecourse Deductions for any taxable period shall be allocated to the Member who bears the economic risk of loss with respect to the liability to which such Member Nonrecourse Deductions are attributable in accordance with Treasury Regulations
Section 1.704-2(j).
(f)
Ameliorative Allocations
. Any special allocations of income or gain pursuant to
Sections 5.05(b)
or
5.05(c)
hereof shall be taken into account in computing subsequent allocations pursuant to
Section
 5.04
and this
Section
 5.05(f)
, so that the net amount of any items so allocated and all other items allocated to each Member shall, to the extent possible, be equal to the net amount that would have been allocated to each Member if such allocations pursuant to
Sections 5.05(b)
or
5.05(c)
had not occurred.
(g) Notwithstanding anything to the contrary contained in this Agreement, (1) no allocation (of Profits or Losses or otherwise) shall be made in respect of any Earnout Units in determining Capital Accounts unless and until such Units are vested upon the occurrence of an Earnout Vesting Event, if any, and (2) in the event the Carrying Value of any Company asset is adjusted pursuant to clause (d) of the definition of Carrying Value, any Profits or Losses resulting from such adjustment shall, in the manner reasonably determined by the Managing Member, be allocated among the Members such that the Capital Account balance relating to each Class A Unit (excluding any Unvested Earnout Units) is equal in amount immediately after making such allocation, after taking into account the non-distribution
amounts (as applicable) in accordance with principles similar to those set forth in Treasury Regulations
Section 1.704-
1(b)(2)(iv)(s); provided, that if the foregoing allocations pursuant to clause (2) are insufficient to cause the Capital Account balance relating to each Class A Unit to be so equal in amount, then the Managing Member, in its reasonable discretion, shall cause a Capital Account reallocation in accordance with principles similar to those set forth in Treasury Regulations
Section 1.704-1(b)(2)(iv)(s)(3)
to cause the Capital Account balance relating to each Class A Unit to be so equal in amount.
Section 5.06.
Tax Allocations
. For U.S. federal income tax purposes, each item of income, gain, loss and deduction of the Company shall be allocated among the Members in the same manner as the corresponding items of Profits and Losses and specially allocated items are allocated for Capital Account purposes;
provided
that in the case of any asset the Carrying Value of which differs from its adjusted tax basis for U.S. federal income tax purposes, income, gain, loss and deduction with respect to such asset shall be allocated, solely for income tax purposes, to account for such difference using the “traditional method” without curative allocations under Treasury Regulations
Section 1.704-3(b).
Section 5.07.
Tax Advances
. To the extent the Managing Member reasonably believes that the Company is required by law to withhold or to make tax payments on behalf of or with respect to any Member, or the Company is subjected to tax itself by reason of the status of any Member (including any taxes paid pursuant to Section 6225 of the Code) (“
Tax Advances
”), the Managing Member may cause the Company to withhold such amounts and cause the Company to make such tax payments as so required. All Tax Advances made on behalf of a Member shall be repaid by reducing the amount of the current or next succeeding distribution or distributions which would otherwise have been made to such Member or, if such distributions are not sufficient for that purpose, by so reducing the proceeds of liquidation otherwise payable to such Member. For all purposes of this Agreement such Member shall be treated as having received the amount of the distribution that is equal to the Tax Advance. Each Member hereby agrees to indemnify and hold harmless the Company and the other Members from and against any liability (including any liability for taxes, penalties, additions to tax or interest, but excluding any penalties, additions to tax or interest imposed as a result of the Company’s failure to withhold or make a tax payment on behalf of such Member which withholding or payment is required pursuant to applicable Law) with respect to income or Tax Advances attributable to such Member;
provided
, that any remaining Tax Advance with respect to any Member shall be required to be repaid by such Member in full prior to or in connection with (and as a condition of) any Transfer or any Class A Exchange. The obligation of a Member set forth in this
Section 5.07 shall survive the withdrawal of a Member from the Company or any Transfer of a Member’s interest.
Section 5.08.
Tax Matters
. The Managing Member shall act as or designate a Person to act as the “partnership representative” pursuant to the Partnership Audit Provisions (the “
Partnership Representative
”) and such Person shall have the power to exercise any and all rights that it is or may be entitled to exercise in that capacity. The Partnership Representative shall keep the Continuing Members timely and reasonably informed as to all material tax audits, actions, examinations or proceedings relating to the Company or any of its Subsidiaries (“
Tax Proceedings
”). The Partnership Representative shall have the exclusive right to represent the Company in respect of any Tax Proceedings. The Members shall cooperate as reasonably requested by the Partnership Representative in connection with any election or decision made by the Partnership Representative acting in that capacity (including by filing amended tax returns and providing information requested).
Section 5.09.
Other Allocation Provisions
. Certain of the foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations
Section 1.704-1(b)
and shall be interpreted and applied in a manner consistent with such regulations. In addition to amendments effected in accordance with
Section
 11.12
or otherwise in accordance with this Agreement,
Sections 5.03
,
5.04
and
5.05
may also, so long as any such amendment does not materially change the relative economic interests of the Members and the prior written consent of the Continuing Member Representative has been obtained, be amended at any time by the Managing Member if necessary, in the opinion of tax counsel to the Company, to comply with such regulations or any applicable Law.
ARTICLE VI
BOOKS AND RECORDS; REPORTS
Section 6.01.
Books and Records
.
(a) At all times during the continuance of the Company, the Company shall prepare and maintain separate books of account for the Company in accordance with GAAP.
(b) Except as limited by
Section
 6.01(c)
, each Member shall have the right to receive, for a purpose reasonably related to such Member’s interest as a Member in the Company, upon reasonable written demand stating the purpose of such demand and at such Member’s own expense:
(i) a copy of the Certificate and this Agreement and all amendments thereto, together with a copy of the executed copies of all powers of attorney pursuant to which the Certificate and this Agreement and all amendments thereto have been executed; and
(ii) promptly after their becoming available, copies of the Company’s U.S. federal income tax returns for the three most recent years.
(c) The Managing Member may keep confidential from the Members, for such period of time as the Managing Member determines in its sole discretion, (i) any information that the Managing Member reasonably believes to be in the nature of trade secrets or (ii) other information the disclosure of which the Managing Member believes is not in the best interests of the Company, could damage the Company or its business or that the Company is required by law or by agreement with any third party to keep confidential, including without limitation, information as to the Units held by any other Member. With respect to any schedules, annexes or exhibits to this Agreement, each Member (other than the Managing Member) shall only be entitled to receive and review any such schedules, annexes and exhibits relating to such Member and shall not be entitled to receive or review any schedules, annexes or exhibits relating to any other Member (other than the Managing Member).
(d) The Managing Member shall direct the preparation and filing of all necessary U.S. federal, state and local income tax returns for the Company and its Subsidiaries and all other tax returns deemed necessary and required in each
non-U.S.
jurisdiction, including making any tax elections. At the Company’s expense, the Managing Member shall use commercially reasonable efforts to, within ninety (90) days following the close of the taxable year of the Company, cause to be prepared and sent to each Member that was a Member during such taxable year such tax information (including a Schedule
K-1)
reasonably required for U.S. federal, state and local income tax reporting purposes, provided that if such information is not available within such
90-day
period, the Managing Member shall provide the Members with a good faith estimate of such information prior to the end of such
90-day
period and shall send final information as soon as reasonably practicable thereafter.
(e) The Managing Member shall (i) not rescind the Company’s existing election pursuant to Section 754 of the Code without the prior written consent of the Continuing Member Representative and (ii) cause the Company (and each material direct or indirect subsidiary that is treated as a partnership for U.S. federal income tax purposes) to make or keep in effect an election, pursuant to Section 754 of the Code for each taxable year in which the Effective Date or any Class A Exchange occurs.
(f) No Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such an election.

(g) Notwithstanding any other provision to the contrary in this Agreement, in the event of any conflict between
Section
 10.04
of the Business Combination Agreement and this Agreement,
Section
 10.04
of the Business Combination Agreement shall control. The Company, the Partnership Representative, the Managing Member, and the Members hereby acknowledge and agree to the foregoing sentence and expressly agree to be bound by the terms of
Section
 10.04
of the Business Combination Agreement, including with respect to any Tax Proceeding for any taxable period ending before or including the Closing Date. Notwithstanding any provision to the contrary in this Agreement, the Partnership Representative shall make an election under Section 6226 of the Partnership Audit Provisions (and any similar provision of state, local and
non-U.S.
tax Law) in connection with any audit with respect to any taxable period ending before or including the Closing Date.
ARTICLE VII
COMPANY UNITS
Section 7.01.
Units
.
(a)
Units
. Subject to the provisions of this Agreement and subject to the approval of the Board of Directors, the Company shall be authorized to issue from time to time such number of Units and other Equity Securities as the Managing Member shall determine in accordance with and subject to the restrictions in this
Section
 7.01
and
Section
 7.02
. Subject to this
Section
 7.01
and
Section
 7.02
, each authorized Unit may be issued pursuant to such agreements as the Managing Member shall approve, including pursuant to warrants, options, or other rights or property to acquire Units or that may be converted into Units. Subject to the approval of the Board of Directors, the Company may reissue any Units that have been repurchased or acquired by the Company;
provided
that any such issuance, and the admission of any Person as a Member in connection therewith, is otherwise made in accordance with and subject to the restrictions in this LLC Agreement.
Notwithstanding the foregoing, other than in connection with any subdivision or combination in accordance with
Section
 7.01(j)
or
(k)
 or any Reclassification Event, from and after the Effective Date the Managing Member shall not be authorized to issue any Earnout Units. The Units shall be uncertificated. The Company shall not, and the Managing Member shall not cause the Company to, issue any Units if such issuance would result in the Company having more than 100 partners, within the meaning of Treasury Regulations
Section 1.7704-1(h)
(determined taking into account the rules of Treasury Regulations
Section 1.7704-1(h)(3)).
(b)
Outstanding Units
. Immediately after the Fathom Effective Time, the Units comprise Class A Units (including the Earnout Units, comprising Tier 1 Earnout Units, Tier 2 Earnout Units and Tier 3 Earnout Units). Except as otherwise provided in this Agreement, each outstanding Class A Unit (other than the Earnout Units) shall be identical to each other Class A Unit (other than the Earnout Units), each outstanding Tier 1 Earnout Unit shall be identical to each other Tier 1 Earnout Unit, each outstanding Tier 2 Earnout Unit shall be identical to each other Tier 2 Earnout Unit, and each outstanding Tier 3 Earnout Unit shall be identical to each other Tier 3 Earnout Unit. The Managing Member’s interest in its capacity as such shall be a non-economic
interest in the Company, which does not entitle the Managing Member, solely in its capacity as such, to any Units, distributions or Tax Distributions.
(c)
Schedule of Members
. The Company shall maintain a schedule, appended hereto as
Exhibit A
(as updated and amended from time to time in accordance with the terms of this Agreement and current as of the date set forth therein), which shall include: (i) the name and address of each Member; (ii) the aggregate number of and type of Units issued and outstanding and held by each Member; and (iii) each Member’s Capital Contributions following the Fathom Effective Time. The number of Units of each Class held by each Member at the completion of the Equity Transactions is as set forth in the Schedule of Members (as of the Effective Date).
(d)
Earnout Units
. Each Earnout Unit will be held in accordance with this Agreement unless and until an Earnout Vesting Event occurs with respect to such Earnout Unit or such Earnout Unit is forfeited in accordance with
Section
 7.01(d)(ii)
.

(i) From and after the Effective Date until the occurrence of the applicable Earnout Vesting Event, each Tier 1 Earnout Unit, Tier 2 Earnout Unit and Tier 3 Earnout Unit shall be an Unvested Earnout Unit. Upon the occurrence of (i) a Tier 1 Earnout Vesting Event, with respect to the Tier 1 Earnout Units, (ii) a Tier 2 Earnout Vesting Event, with respect to the Tier 2 Earnout Units or (iii) a Tier 3 Earnout Vesting Event, with respect to the Tier 3 Earnout Units, such Earnout Units shall immediately and automatically without any further action on the part of the holder thereof or any other Person (including the Company and the Managing Member) vest and thereafter shall have all rights and privileges of a Class A Unit under this Agreement from and after the Earnout Vesting Date (together with the right to receive any applicable distributions under
Section
 4.01(b)
). On the Effective Date, with respect to any Earnout Unit issued to a Continuing Member, Pubco shall issue to such Continuing Member one share of Class B Common Stock at par value for cash.
(ii) To the extent that, on or before the fifth (5th) anniversary of the Effective Date, an applicable Earnout Vesting Event has not occurred with respect to an Earnout Unit (and as a result such Earnout Unit is an Unvested Earnout Unit), then immediately and without any further action under this Agreement, on the date that is the fifth (5th) anniversary of the Effective Date, any such Earnout Units shall automatically be forfeited and surrendered to the Company and be canceled and extinguished for no consideration and each corresponding share of Class B Common Stock shall automatically be forfeited and surrendered to Pubco and be canceled and extinguished for no consideration.
(iii) [Reserved.]
(iv) The parties hereto intend that, for U.S. federal income tax purposes, (a) the Earnout Units received by the Continuing Members in connection with the transaction contemplated in the Business Combination Agreement not be treated as being received in connection with the performance of services and (b) no such Member be treated as having taxable income or gain as a result of such receipt of such Earnout Units or as a result of holding any such Earnout Units at the time of any Earnout Vesting Event (for avoidance of doubt, excluding any allocations as a result of the last sentence of
Section
 5.03
) and the Company shall prepare and file all tax returns consistent therewith unless otherwise required by a “determination” within the meaning of Section 1313 of the Code. Notwithstanding (and without limiting) the foregoing, each of the Members shall, within thirty (30) days of the Effective Date, file with the IRS (via certified mail, return receipt requested) on a protective basis a completed election under Section 83(b) of the Code and the Treasury Regulations thereunder with respect to any Earnout Units so received and, upon such filing, shall thereafter notify the Company that such Member has made such timely filing and provide the Company with a copy of such election.
(e) [Reserved.]
(f) [Reserved.]
(g) New Pubco Issuances.
(i) Subject to
Section
 8.04
and
Section
 7.01(g)(ii)
, if, at any time after the Effective Date, Pubco issues shares of its Class A Common Stock or any other Equity Security of Pubco (other than shares of Class B Common Stock), (x) upon the contribution set forth in clause (y), the Company shall concurrently issue to Pubco an equal number of Class A Units (if Pubco issues shares of Class A Common Stock), or an equal number of such other Equity Security of the Company corresponding to the Equity Securities issued by Pubco (if Pubco issued Equity Securities other than Class A Common Stock), and, in each case, with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities so issued and (y) Pubco shall concurrently contribute to the Company all of the net proceeds or other property received by Pubco, if any, for such share of Class A Common Stock or other Equity Security (provided, that, the Company shall not be required to reimburse hereunder any costs or expenses which were netted off the gross proceeds received).

(ii) Notwithstanding anything to the contrary contained in
Section
 7.01(g)(i)
or
Section
 7.01(g)(iii)
, this
Section
 7.01(g)
shall not apply to (x) the issuance and distribution to holders of shares of Pubco Common Stock of rights to purchase Equity Securities of Pubco under a “poison pill” or similar shareholder rights plan (and upon exchange of Class A Units for Class A Common Stock, such Class A Common Stock shall be issued together with a corresponding right under such plan), (y) the issuance under Pubco’s employee benefit plans of any warrants, options, stock appreciation right, restricted stock units, performance based award or other rights to acquire Equity Securities of Pubco or rights or property that may be converted into or settled in Equity Securities of Pubco, but shall in each of the foregoing cases apply to the issuance of Equity Securities of Pubco in connection with the exercise or settlement of such warrants, options, stock appreciation right, restricted stock units, performance based awards (including as set forth in clause (iii) below, as applicable) or (z) the issuance of Class A Common Stock upon the conversion of Class C Common Stock (as defined in the Business Combination Agreement) upon the closing of the Equity Transactions or any other issuances in connection with the Equity Transactions. Restricted stock granted under any such employee benefit plan shall be treated as outstanding for purposes of
Section
 7.01(g)(i)
.
(iii) In the event any outstanding Equity Security of Pubco is exercised or otherwise converted and, as a result, any shares of Class A Common Stock or other Equity Securities of Pubco are issued, (x) the corresponding Equity Security outstanding at the Company, if any, shall be similarly exercised or otherwise converted, if applicable, (y) an equivalent number of Class A Units or equivalent Equity Securities of the Company shall be issued to Pubco, and (z) Pubco shall concurrently contribute to the Company, the net proceeds received by Pubco from any such exercise or conversion (provided, that, the Company shall not be required to reimburse hereunder any costs or expenses which were netted off the gross proceeds received).
(h)
Pubco Debt Issuance
. If at any time Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) issues Debt Securities, Pubco or such Subsidiary shall transfer to the Company, the net proceeds received by Pubco or such Subsidiary, as applicable, in exchange for such Debt Securities in a manner that directly or indirectly burdens the Company with the repayment of the Debt Securities (
provided
, that, the Company shall not be required to reimburse hereunder any costs or expenses which were netted off the gross proceeds received).
(i)
New Company Issuances
. Except pursuant to
Section
 8.04
, (x) the Company may not issue any additional Units to Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) unless
(i)
substantially simultaneously therewith Pubco or such Subsidiary issues or transfers an equal number of newly-issued shares of Class A Common Stock (or relevant Equity Security of such Subsidiary) to another Person or Persons, and (ii) such issuance is in accordance with
Section
 7.01(g)
, and (y) the Company may not issue any other Equity Securities of the Company to Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) unless (i) substantially simultaneously therewith Pubco or such Subsidiary issues or transfers, to another Person, an equal number of newly-issued shares of Equity Securities of Pubco or such Subsidiary with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of the Company, and (ii) such issuance is in accordance with
Section
 7.01(g)
.
(j) Repurchases and Redemptions.
(i) Subject to
Section
 7.01(j)(ii)
, Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) may redeem, repurchase or otherwise acquire (A) shares of Class A Common Stock pursuant to a repurchase plan or program approved by the Board of Directors (or otherwise in connection with a transaction approved by the Board of Directors), provided that substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from Pubco or such Subsidiary an equal number of Class A Units for the same price per security, if any, or (B) any other Equity Securities of Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) pursuant to a Board of Directors approved repurchase plan or program (or otherwise in connection with a transaction approved by the Board of Directors), provided that substantially simultaneously therewith, the Company shall redeem, repurchase or otherwise acquire from Pubco or such Subsidiary an equal number of the corresponding class or series of Equity Securities of the Company with the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco or such Subsidiary for the same price per security, if any, and substantially equivalent form of consideration.
(ii) The Company may not redeem, repurchase or otherwise acquire (x) any Class A Units from Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a repurchase plan or program approved by the Board of Directors (or otherwise in connection with a transaction approved by the Board of Directors) an equal number of shares of Class A Common Stock for the same price per security from holders thereof or (y) any other Equity Securities of the Company from Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) unless substantially simultaneously Pubco or such Subsidiary redeems, repurchases or otherwise acquires pursuant to a repurchase plan or program approved by the Board of Directors (or otherwise in connection with a transaction approved by the Board of Directors) for the same price, and substantially equivalent form of consideration, per security an equal number of Equity Securities of Pubco (or such Subsidiary) of a corresponding class or series with substantially the same rights to dividends and distributions (including distributions upon liquidation) and other economic rights as those of such Equity Securities of Pubco or such Subsidiary.
(iii) Notwithstanding the foregoing clauses (i) and (ii), to the extent that any consideration payable by Pubco in connection with the redemption, repurchase or acquisition of any shares of Class A Common Stock or other Equity Securities of Pubco or any of its Subsidiaries (other than the Company and its Subsidiaries) consists (in whole or in part) of shares of Class A Common Stock or such other Equity Securities (including in connection with the cashless exercise of an option or warrant (or other convertible right or security)) other than under Pubco’s employee benefit plans for which there is no corresponding Class A Units or other Equity Securities of the Company, then the redemption, repurchase or acquisition of the corresponding Class A Units or other Equity Securities of the Company shall be effectuated in an equivalent manner.
(k) Equity Subdivisions and Combinations.
(i) The Company shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Units unless approved by the Board of Directors and accompanied by an identical subdivision or combination, as applicable, of the outstanding Pubco Common Stock or other related class or series of Equity Security of Pubco, with corresponding changes made with respect to any other exchangeable or convertible Equity Securities of the Company and Pubco.
(ii) Except in accordance with
Section
 8.04(c)
, Pubco shall not in any manner effect any subdivision (by any equity split, equity distribution, reclassification, recapitalization or otherwise) or combination (by reverse equity split, reclassification, recapitalization or otherwise) of the outstanding Pubco Common Stock or any other class or series of Equity Security of Pubco, unless approved by the Board of Directors and accompanied by an identical subdivision or combination, as applicable, of the outstanding Units or other related class or series of Equity Security of the Company, with corresponding changes made with respect to any applicable exchangeable or convertible Equity Securities of the Company and Pubco.
(l) [Reserved.]
(m) [Reserved.]
(n)
General Authority
. For the avoidance of doubt, but subject to the rest of the provisions of this
Section
 7.01
, the Company and Pubco (including in its capacity as the Managing Member of the Company) shall be permitted to undertake all actions, including an issuance, redemption, reclassification, distribution, division or recapitalization, with respect to the Units to maintain at all times a one-to-one
ratio between (i) the number of Class A Units owned by Pubco and its Subsidiaries (excluding the Company’s Subsidiaries), directly or indirectly, and the number of outstanding shares of Class A Common Stock, and (ii) the number of outstanding shares of Class B Common Stock held by any Person and the number of Class A Units held by such Person (other than Pubco or any of its Subsidiaries, but excluding the Company’s Subsidiaries), disregarding, for purposes of maintaining the one-to-one
ratios in clause (i), (A) options, rights or securities of Pubco issued under any plan involving the issuance of any Equity Securities that are convertible into or exercisable or exchangeable for Class A Common Stock, (B) treasury stock, or (C) preferred stock or other debt or equity securities (including warrants, options or rights) issued by Pubco that are convertible or into or exercisable or exchangeable for Class A Common Stock (but in each case prior to such conversion or exchange).
Section 7.02.
Register; Certificates; Legends
. The Company shall maintain a schedule of Units, other Company securities and all Members setting forth: (i) the name and address of each Member; (ii) the aggregate number of Units and the aggregate number of each Class or series of Units or other Company securities; (iii) the aggregate number of Units and the aggregate number of each Class or series of Units or other Company securities held by each Member or Assignee; and (iv) the Capital Contributions made or deemed made by each Member (such schedule, as amended and/or restated in accordance with this Agreement, the “
Schedule of Members
”). To the fullest extent permitted by applicable Law, the Schedule of Members shall be the definitive record of ownership of each Unit and all relevant information with respect to each Member. Unless the Managing Member in its sole discretion shall determine otherwise, Units shall be uncertificated and recorded in the Schedule of Members. Certificates, if any, representing Units that are issued to any Member shall bear a legend in substantially the following form:
THE SECURITIES PRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY OTHER STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, OR TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF FATHOM HOLDCO, LLC DATED AS OF [•], AS AMENDED FROM TIME TO TIME A COPY OF WHICH WILL BE FURNISHED BY FATHOM HOLDCO, LLC UPON REQUEST.
Section 7.03.
Registered Members
. The Company shall be entitled to recognize the exclusive right of a Person listed on the Schedule of Members as the owner of Units for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act or other applicable Law.
Section 7.04.
Reclassification Events of Pubco
. If a Reclassification Event occurs, the Managing Member or its successor as a result of such Reclassification Event, as the case may be, shall, as and to the extent necessary, amend this Agreement in compliance with
Section
 11.12
, and enter into any necessary supplementary or additional agreements, to ensure that, following the effective date of the Reclassification Event: (a) the exchange rights of holders of Units set forth in
Section
 8.04
provide that each Class A Unit (together with the surrender and delivery of one (1) share of Class B Common Stock) is exchangeable for the same amount and same type of property, securities or cash (or combination thereof) that one (1) share of Class A Common Stock (subject to
Section
 8.04(c)
) becomes exchangeable for or converted into as a result of the Reclassification Event and (b) Pubco or the successor to Pubco as a result of such Reclassification Event, as applicable, is obligated to deliver such property, securities or cash upon such exchange. Pubco shall not consummate or agree to consummate any Reclassification Event unless the successor Person as a result of such Reclassification Event, if any, becomes obligated to comply with the obligations of Pubco (in whatever capacity) under this Agreement.

ARTICLE VIII
FORFEITURE OF UNITS;
EXCHANGES; TRANSFER RESTRICTIONS
Section 8.01. [Reserved.]
Section 8.02. [Reserved.]
Section 8.03.
Member Transfers
.
(a) No Member shall be permitted to Transfer all or any portion of its Units, except Transfers made in accordance with the provisions of
Section
 8.03(b)
. If, notwithstanding the provisions of this
Section
 8.03(a)
, all or any portion of a Member’s Units are Transferred by such Member in violation of this
Section
 8.03(a)
, involuntarily, by operation of Law or otherwise, the Transferee of such Units (or portion thereof) shall not be admitted to the Company as a Member nor be entitled to any rights as a Member under this Agreement, and the Transferor will continue to be bound by all obligations under this Agreement. Any attempted or purported Transfer of all or a portion of a Member’s Units in violation of this
Section
 8.03(a)
shall, to the fullest extent permitted by Law, be null and void ab initio
and of no force or effect whatsoever. Subject to the restrictions set forth herein, (i) no shares of Class B Common Stock may be Transferred by a Member unless an equal number of Class A Units are Transferred therewith in accordance with this Agreement (including in respect of those Transfers permitted by
Section
 8.03(b)
), and (ii) no Class A Units may be Transferred by a Member holding Class B Common Stock unless an equal number of shares of Class B Common Stock are Transferred therewith in accordance with this Agreement (including in respect of those Transfers permitted by
Section
 8.03(b)
).
(b) The Transfer restrictions contained in
Section
 8.03(a)
shall not apply to any Transfer (each, a “
Permitted Transfer
”): (i) in connection with a Class A Exchange effected in accordance with the provisions of this Agreement, (ii) by a Member to Pubco or any of its wholly-owned Subsidiaries, or (iii) by a Member to any of such Member’s Permitted Transferees, in each case, in accordance with this
Section
 8.03
,
provided
,
however
, that, following any Permitted Transfer pursuant to clause (iii), the restrictions contained in this Agreement will continue to apply to such Units and, as a condition to such Transfer, the Transferee shall be required to execute a joinder to this Agreement and agree in writing to be bound by the provisions of this Agreement. In the case of a Permitted Transfer of any Class A Units by a Continuing Member, such Transferring Member shall be required to Transfer an equal number of shares of Class B Common Stock to such Transferee. All Permitted Transfers are subject to the additional limitations set forth in
Section
 8.06
.
Section 8.04.
Class A Exchanges
.
(a) Right to Exchange for Class A Common Stock.
(i) Subject to adjustment as provided in
Section
 8.04(c)
, to any restrictions imposed by the Managing Member as provided in Section 8.06(b) and to the provisions of this Agreement, each Member holding Class A Units (together with its Affiliates, including other Continuing Members, and Permitted Transferees), other than the Managing Member and its Subsidiaries who shall not have the right to effect a Class A Exchange, (i) that is not a CORE Party or an Affiliate or Permitted Transferee thereof, shall be entitled to cause the Company to effect a Class A Exchange up to one (1) time per calendar quarter by delivering a Class A Exchange Notice to the Company and the Managing Member and (ii) that is a CORE Party or any Affiliate or Permitted Transferee thereof shall be entitled to cause the Company to effect a Class A Exchange up to two (2) times per calendar quarter, collectively, by delivering a Class A Exchange Notice to the Managing Member and to the Company. Any Class A Exchange under this Section 8.04 must be with respect to a number of Class A Units at least equal to the Maximum Exchange Amount.
(ii) For the avoidance of doubt, Unvested Earnout Units are not permitted to be exchanged pursuant to this
Section
 8.04
, and in no event shall the Company or Pubco effect an exchange of an Earnout Unit unless and until an Earnout Vesting Event and Earnout Vesting Date has occurred with respect to such Earnout Unit and it has vested in accordance with the terms hereof.

(b)
Exchange Procedures.
(i) A Class A Exchanging Member shall exercise its right to make a Class A Exchange as set forth in
Section
 8.04(a)
above by providing such Class A Exchange Notice during normal business hours at the principal executive office of Pubco and the Company (or otherwise in accordance with
Section
 11.02
). Within three (3) Business Days following its receipt of a Class A Exchange Notice, the Managing Member may elect to settle all or a portion of the Class A Exchanged Units in cash in an amount equal to the Class A Cash Amount (in lieu of shares of Class A Common Stock), by giving written notice of such election to the Class A Exchanging Member within such three (3) Business Day period (such notice, the “Cash Exchange Notice”). The Cash Exchange Notice shall set forth the portion of the Class A Exchanged Units subject to the Class A Exchange which shall be exchanged for cash in lieu of Class A Common Stock. To the extent any Class A Exchange relates to the exercise of the Class A Exchanging Member’s registration rights under the Registration Rights Agreement, Pubco and the Company shall cooperate in good faith with such Class A Exchanging Member to exercise such Class A Exchange in a manner which preserves such Class A Exchanging Member’s rights thereunder. At any time following the delivery of a Cash Exchange Notice and prior to the Class A Exchange Date, the Managing Member may elect (by giving written notice of such election to the Class A Exchanging Member) to revoke the Cash Exchange Notice with respect to all or any portion of the Class A Exchanged Units and instead deliver the applicable Class A Exchanged Shares with respect to any such Class A Exchanged Units on the Class A Exchange Date.
(ii) [Reserved].
(iii) Each Class A Exchange shall be consummated on the Class A Exchange Date. On the Class A Exchange Date (to be effective immediately prior to the close of business on the Class A Exchange Date), (a) Pubco shall contribute to the Company for delivery to the Class A Exchanging Member (x) the Class A Exchanged Shares with respect to such Class A Exchanged Units not subject to a Cash Exchange Notice and (y) the Class A Cash Amount with respect to any Class A Exchanged Units subject to a Cash Exchange Notice, (b) the Class A Exchanging Member shall transfer and surrender the Class A Exchanged Units to the Company, free and clear of all liens and encumbrances, (c) the Company shall issue to Pubco a number of Class A Units equal to the number of shares of Class A Common Stock to be delivered pursuant to clause (a)(x), (d) solely to the extent necessary in connection with a Class A Exchange, Pubco shall undertake all actions, including an issuance, reclassification, distribution, division or recapitalization, with respect to the Class A Common Stock necessary in order to maintain a one-to-one
ratio between the number of Class A Units owned by Pubco, directly or indirectly, and the number of outstanding shares of Class A Common Stock, taking into account the issuance in clause (c), any Class A Exchanged Shares, and any other action taken in connection with this
Section
 8.04
, (e) the Company shall (x) cancel the redeemed Class A Units which were Class A Exchanged Units held by the Class A Exchanging Member and (y) transfer to the Class A Exchanging Member the Class A Cash Amount and/or the Class A Exchanged Shares, as applicable, and (f) Pubco shall cancel the surrendered shares of Class B Common Stock. Upon the Class A Exchange of all of a Member’s Class A Units, such Class A Member shall cease to be a Class A Member of the Company.
(iv) The Company and each Class A Exchanging Member shall bear their own expenses in connection with the consummation of any Class A Exchange, except that the Company shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Class A Exchange;
provided
,
however
, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Class A Exchanging Member, then such Class A Exchanging Member and/or the person in whose name such shares are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Class A Exchange or shall establish to the reasonable satisfaction of the Company that such tax has been paid or is not payable (and shall indemnify the Company in the event such transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Class A Exchange are not so paid).

(v) Pubco may adopt reasonable procedures for the implementation of the Class A Exchange provisions set forth in this
Section
 8.04
;
provided
that without the consent of each Continuing Member, Pubco shall not adopt any procedures inconsistent with or that impair or adversely affect the rights of a Member to Exchange Class A Units pursuant to this Agreement. A Class A Exchanging Member may not revoke a Class A Exchange Notice delivered pursuant to
Section
 8.04(a)
above without the consent of the Managing Member, which consent may not be unreasonably withheld, delayed or conditioned.
(vi) Notwithstanding anything to the contrary herein, additional restrictions may be imposed on Class A Exchanges by the Managing Member as provided in
Section
 8.06(b)
.
(c)
Adjustment
. If there is: (i) any subdivision (by any unit split, unit distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse unit split, reclassification, reorganization, recapitalization or otherwise) of the Class A Units that is not accompanied by an identical subdivision or combination of the Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock split, reclassification, reorganization, recapitalization or otherwise) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Units, then, in each case, to the extent necessary to maintain the economic equivalency in the value surrendered for exchange and the value received, the Managing Member shall in good faith adjust the number of shares of Class A Common Stock for which a Class A Unit is entitled to be exchanged under this
Section
 8.04
accordingly. If there is any reclassification, reorganization, recapitalization or other similar transaction in which the Class A Common Stock is converted or changed into another security, securities or other property, then upon any subsequent Class A Exchange, a Class A Exchanging Member shall be entitled to receive the amount of such security, securities or other property that such Class A Exchanging Member would have received if such Class A Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. Except as may be required in the immediately preceding sentence, no adjustments in respect of distributions shall be made upon a Class A Exchange.
(d) Class A Common Stock to be Issued.
(i) Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon a Class A Exchange, such number of shares of Class A Common Stock as shall be deliverable upon any such Class A Exchange;
provided
that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the Class A Exchange by delivery of shares of Class A Common Stock which are held in the treasury of Pubco or any of its subsidiaries (other than the Company or any of its subsidiaries) or by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco or any subsidiary thereof). Pubco and the Company covenant that all Class A Common Stock issued upon a Class A Exchange will, upon issuance, be validly issued, fully paid and non-assessable.
(ii) Pubco and the Company covenant and agree that, to the extent that a Registration Statement under the Securities Act is effective and available for shares of Class A Common Stock to be delivered with respect to any Class A Exchange, shares that have been registered under the Securities Act shall be delivered in respect of such Class A Exchange. In the event that any Class A Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the applicable Class A Exchanging Member, Pubco and the Company shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. Pubco and the Company shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon a Class A Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.
(e)
Pubco Offers
. In the event that a tender offer, share exchange offer, or take-over bid or similar transaction with respect to Class A Common Stock or another Equity Security of Pubco (a “
Pubco Offer
”) is proposed by Pubco or is proposed to Pubco or its stockholders, the holders of Class A Units (or such other Equity Security of the Company corresponding to such Pubco Equity Security) shall be permitted to participate in such Pubco Offer by delivery of a Class A Exchange Notice (which Class A Exchange Notice shall be effective immediately prior to the consummation of such Pubco Offer (and, for the avoidance of doubt, shall be contingent upon such Pubco Offer and not be effective if such Pubco Offer is not consummated)). In the case of a Pubco Offer, Pubco shall use its reasonable best efforts to take all such actions and do all such things as are necessary or desirable to enable and permit the holders of Class A Units or other Equity Security to participate in such Pubco Offer to the same extent or on an economically equivalent basis as the holders of shares of Class A Common Stock or other Equity Security without discrimination;
provided
that, without limiting the generality of this sentence (and without limiting the ability of any Member holding Class A Units or such other Equity Security to consummate a Class A Exchange at any time pursuant to the terms of this Agreement), the Managing Member shall use its reasonable best efforts to ensure that such holders of Class A Units or such other Equity Security may participate in such Pubco Offer without being required to effect a Class A Exchange of their Class A Units and cancel their shares of Class B Common Stock, as the case may be, (or, if so required, to ensure that any such Class A Exchange and cancelation shall be effective only upon, and shall be conditional upon, the closing of the transactions contemplated by the Pubco Offer). For the avoidance of doubt, in no event shall the holders of Class A Units be entitled to receive in such Pubco Offer aggregate consideration for each Class A Unit and share of Class B Common Stock, taken together, that is greater than or less than the consideration payable in respect of each share of Class A Common Stock in connection with such Pubco Offer (it being understood that payments under or in respect of the Tax Receivable Agreement shall not be considered part of any such consideration, and shall be in addition thereto).
(f)
Pubco Call Rights
. Notwithstanding anything to the contrary contained in this
Section
 8.04
, with respect to any Class A Exchange Notice, a Class A Exchanging Member shall be deemed to have offered to sell its Class A Exchanged Units as described in any Class A Exchange Notice directly to Pubco (rather than to the Company), and Pubco may, by delivery of a written notice to the Class A Exchanging Member no later than three (3) Business Days following the giving of a Class A Exchange Notice, in accordance with, and subject to the terms of, this
Section
 8.4(f)
(such notice, a “
Pubco Call Notice
”), elect to purchase directly and acquire such Class A Exchanged Units on the Class A Exchange Date by paying to the Class A Exchanging Member (or such other Person specified in the Class A Exchange Notice) the Class A Exchanged Shares and/or Class A Cash Amount with respect to the Class A Exchanged Units, whereupon Pubco shall acquire the Class A Exchanged Units on the Class A Exchange Date and be treated for all purposes of this Agreement as the owner of such Class A Units. Except as otherwise provided in this
Section
 8.04(f)
, an exercise of the call right of Pubco set forth in this
Section
 8.04(f)
shall be consummated pursuant to the same timeframe and in the same manner as the relevant Class A Exchange would have been consummated if Pubco had not given a Pubco Call Notice, in each case as relevant.
(g)
Distribution Rights
. No Class A Exchange shall impair the right of the Class A Exchanging Member to receive any distributions payable on the Units redeemed pursuant to such Class A Exchange in respect of a record date that occurs prior to the Class A Exchange Date for such Class A Exchange. No Class A Exchanging Member, or a Person designated by a Class A Exchanging Member to receive shares of Class A Common Stock, shall be entitled to receive, with respect to such record date, distributions or dividends both on Class A Units redeemed by the Company from such Class A Exchanging Member and on shares of Class A Common Stock received by such Class A Exchanging Member, or other Person so designated, if applicable, in such Class A Exchange.

(h)
Tax Treatment
. For U.S. federal and applicable state and local income tax purposes, each of the Class A Exchanging Member, the Company and Pubco agree to treat each Class A Exchange as a sale by the Class A Exchanging Member of the Class A Exchanging Member’s Class A Units (together with a corresponding number of outstanding shares of Class B Common Stock, which shares shall not be allocated economic value in excess of par value) to Pubco in exchange for the Class A Common Stock.
Section 8.05.
[Reserved]
.
Section 8.06.
Further Restrictions
.
(a) Notwithstanding any contrary provision in this Agreement, other than with respect to Transfers in accordance with
Section
 8.04
, in no event may any Transfer of a Unit be made by any Member or Assignee if the Managing Member determines in its reasonable discretion that:
(i) such Transfer is made to any Person who lacks the legal right, power or capacity to own such Unit;
(ii) such Transfer would require the registration of such transferred Unit or of any Class of Unit pursuant to any applicable U.S. federal or state securities laws (including, without limitation, the Securities Act or the Exchange Act) or other
non-U.S.
securities laws (including Canadian provincial or territorial securities laws) or would constitute a non-exempt
distribution pursuant to applicable provincial or state securities laws; or
(iii) such Transfer would cause (i) all or any portion of the assets of the Company to (A) constitute “plan assets” (under ERISA, the Code or any applicable Similar Law) of any existing or contemplated Member, or (B) be subject to the provisions of ERISA, Section 4975 of the Code or any applicable Similar Law, or (ii) the Managing Member to become a fiduciary with respect to any existing or contemplated Member, pursuant to ERISA, any applicable Similar Law, or otherwise.
(b) Notwithstanding any contrary provision in this Agreement, in no event shall any Transfer of a Unit be made by any Member or Assignee if the Managing Member determines in its reasonable discretion that such Transfer would pose a material risk that such Transfer would (i) be considered to be effected on or through an “established securities market” or a “secondary market or the substantial equivalent thereof” as such terms are used in Treasury Regulations
Section 1.7704-1,
(ii) result in the Company having more than 100 partners, within the meaning of Treasury Regulations
Section 1.7704-1(h)
(determined taking into account the rules of Treasury Regulations
Section 1.7704-1(h)(3)),
or (iii) cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the Treasury Regulations promulgated thereunder. In addition, notwithstanding any contrary provision in this Agreement, to the extent the Managing Member reasonably determines that additional restrictions on Transfers (including, for the avoidance of doubt, Class A Exchanges) are advisable to minimize the risk that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code, the Managing Member shall impose such additional restrictions on Transfers as the Managing Member reasonably determines to be so advisable.
(c) To the fullest extent permitted by law, any Transfer in violation of this
Article VIII
shall be deemed null and void
ab initio
and of no effect.
Section 8.07.
Rights of Assignees
. The Transferee of any Permitted Transfer permitted pursuant to this
Article VIII
will be an assignee only (“
Assignee
”), and only will receive, to the extent transferred, the distributions and allocations of income, gain, loss, deduction, credit or similar item to which the Member which transferred its Units would be entitled, and such Assignee will not be entitled or enabled to exercise any other rights or powers of a Member, such other rights, and all obligations relating to, or in connection with, such interest remaining with the transferring Member, unless and until such time as such Transferee is admitted to the Company as a Member pursuant to
Section
 8.09
. The transferring Member will remain a Member even if it has transferred all of its Units to one or more Assignees until such time as all such Assignee(s) have been admitted to the Company as a Member pursuant to
Section
 8.09
.

Section 8.08.
Admissions, Resignations and Removals
.
(a) Pubco shall not, by any means, resign as, cease to be or be replaced as Managing Member except in compliance with this
Section
 8.08
and except with the approval of a majority of the independent directors serving on the Board of Directors. No termination or replacement of Pubco as Managing Member shall be effective unless proper provision is made, in compliance with this Agreement, so that the obligations of Pubco, its successor by merger (if applicable) and any new Managing Member and the rights of all Members under this Agreement and applicable Law remain in full force and effect. No appointment of a Person other than Pubco (or its successor by merger, as applicable) as Managing Member shall be effective unless (a) the new Managing Member executes a joinder to this Agreement and agrees to be bound by the terms and conditions in this Agreement, and (b) Pubco (or its successor by merger, as applicable) and the new Managing Member (as applicable) provide all other Members with contractual rights, directly enforceable by such other Members against Pubco (or its successor by merger, as applicable) and the new Managing Member (as applicable), to cause (i) Pubco to comply with all Pubco’s obligations under this Agreement (including its obligations under
Section
 8.04
and
7.01(c)(iii)
) other than those that must necessarily be taken solely in its capacity as Managing Member and (ii) the new Managing Member to comply with all the Managing Member’s obligations under this Agreement.
(b) No Member will be removed or entitled to resign from being a Member of the Company except in accordance with
Section
 8.10
hereof. Any additional Managing Member or substitute Managing Member admitted as a Managing Member of the Company pursuant to this
Section
 8.08
is hereby authorized to, and shall, continue the Company without dissolution.
(c) Except as otherwise provided in
Article IX
or the Act, no admission, substitution, resignation or removal of a Member will cause the dissolution of the Company. To the fullest extent permitted by law, any purported admission, resignation or removal that is not in accordance with this Agreement shall be null and void.
Section 8.09.
Admission of Assignees as Substitute Members
. An Assignee will become a substitute Member only if and when each of the following conditions is satisfied:
(a) the Managing Member consents in writing to such admission (to the extent required in accordance with
Section
 8.03
);
(b) if required by the Managing Member, the Managing Member receives written instruments (including, without limitation, copies of any instruments of Transfer) that are in a form satisfactory to the Managing Member; and
(c) such Assignee signs a joinder or counterpart to this Agreement agreeing to become a party to and bound by this Agreement as a substitute Member.
Section 8.10.
Resignation and Removal of Members
. Subject to
Section
 8.07
, if a Member (other than the Managing Member) ceases to hold any Units, then such Member shall cease to be a Member and to have the power to exercise any rights or powers of a member of the Company, and shall be deemed to have resigned from the Company.
ARTICLE IX
DISSOLUTION, LIQUIDATION AND TERMINATION
Section 9.01.
No Dissolution
. Except as required by the Act, the Company shall not be dissolved by the admission of additional Members or resignation of Members in accordance with the terms of this Agreement. The Company may be dissolved, liquidated, wound up and terminated only pursuant to the provisions of this
Article IX
, and the Members hereby irrevocably waive any and all other rights they may have to cause a dissolution of the Company or a sale or partition of any or all of the Company assets.

Section 9.02.
Events Causing Dissolution
. The Company shall be dissolved and its affairs shall
be wound up upon the occurrence of any of the following events (each, a “
Dissolution Event
”):
(a) the entry of a decree of judicial dissolution of the Company under
Section 18-802
of the Act upon the finding by a court of competent jurisdiction that it is not reasonably practicable to carry on the business of the Company in conformity with this Agreement;
(b) any event which makes it unlawful for the business of the Company to be carried on by the Members;
(c) the written consent of all Members;
(d) at any time there are no Members, unless the Company is continued in accordance with the Act; or
(e) the determination of the Managing Member, with the consent of the Continuing Member Representative for so long as the Continuing Members hold Units; provided that in the event of a dissolution pursuant to this clause (e), the relative economic rights of each Class of Units immediately prior to such dissolution shall be preserved to the greatest extent practicable with respect to distributions made to Members pursuant to
Section
 9.03
below in connection with the winding up of the Company, taking into consideration tax and other legal constraints that may adversely affect one or more parties hereto and subject to compliance with applicable laws and regulations, unless, and to the extent that, with respect to any Class of Units, holders of not less than 75% of the Units of such Class consent in writing to a treatment other than as described above;
provided
, that prior to the occurrence of a Tier 1 Earnout Vesting Event, a Tier 2 Earnout Vesting Event or a Tier 3 Earnout Vesting Event with respect to the Tier 1 Earnout Units, the Tier 2 Earnout Units and the Tier 3 Earnout Units, respectively, such Units shall not have any economic rights under this Agreement.
Section 9.03.
Distribution upon Dissolution
. Upon dissolution, the Company shall not be terminated and shall continue until the winding up of the affairs of the Company is completed. Upon the winding up of the Company, the Managing Member, or any other Person designated by the Managing Member (the “
Liquidation Agent
”), shall take full account of the assets and liabilities of the Company and shall, unless the Managing Member determines otherwise, liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof. The proceeds of any liquidation shall be applied and distributed in the following order:
(a) First, to the satisfaction of debts and liabilities of the Company (including satisfaction of all indebtedness to Members and/or their Affiliates to the extent otherwise permitted by law) including the expenses of liquidation, and including the establishment of any reserve which the Liquidation Agent shall deem reasonably necessary for any contingent, conditional or unmatured contractual liabilities or obligations of the Company (“
Contingencies
”). Any such reserve may be paid over by the Liquidation Agent to any attorney-at-law,
or acceptable party, as escrow agent, to be held for disbursement in payment of any Contingencies and, at the expiration of such period as shall be deemed advisable by the Liquidation Agent for distribution of the balance in the manner hereinafter provided in this
Section
 9.03
;
(b) Second, to the satisfaction of (i) any payments due pursuant to
Section
 4.01(b)
, if any, to the Members holding Class A Units for which such distributions are due, pro rata
in accordance with all such Members’ respective Class A Units for which such distributions are due; and
(c) The balance, if any, to the Members,
pro rata
in accordance with the Members’ respective Class A Units other than Unvested Earnout Units.
Section 9.04.
Time for Liquidation
. A reasonable amount of time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Liquidation Agent to minimize the losses attendant upon such liquidation.

Section 9.05.
Termination
. The Company shall terminate when all of the assets of the Company, after payment of or due provision for all debts, liabilities and obligations of the Company, shall have been distributed to the holders of Units in the manner provided for in this
Article IX
, and the Certificate shall have been cancelled in the manner required by the Act.
Section 9.06.
Claims of the Members
. The Members shall look solely to the Company’s assets for the return of their Capital Contributions, and if the assets of the Company remaining after payment of or due provision for all debts, liabilities and obligations of the Company are insufficient to return such Capital Contributions, the Members shall have no recourse against the Company or any other Member or any other Person. No Member with a negative balance in such Member’s Capital Account shall have any obligation to the Company or to the other Members or to any creditor or other Person to restore such negative balance during the existence of the Company, upon dissolution or termination of the Company or otherwise, except to the extent required by the Act.
Section 9.07.
Survival of Certain Provisions
. Notwithstanding anything to the contrary in this Agreement, the provisions of
Section
 5.07
,
Section
 5.08
,
Section
 10.02
,
Section
 11.09
and
Section
 11.10
shall survive the termination of the Company.
ARTICLE X
LIABILITY AND INDEMNIFICATION
Section 10.01.
Liability of Members
.
(a) No Member and no Affiliate, manager, member, employee or agent of a Member shall be liable for any debt, obligation or liability of the Company or of any other Member or have any obligation to restore any deficit balance in its Capital Account solely by reason of being a Member of the Company, except to the extent required by the Act.
(b) This Agreement is not intended to, and does not, create or impose any duty (including any fiduciary duty) on any of the Members (other than the Managing Member in its capacity as such) hereto or on their respective Affiliates. Further, notwithstanding any other provision of this Agreement or any duty otherwise existing at law or in equity, the parties hereto agree that no Member (other than the Managing Member, in its capacity as such, as set forth in
Section
 3.06
) shall, to the fullest extent permitted by law, have any duties (including fiduciary duties) to any other Member or to the Company, and in doing so, the parties recognize, acknowledge and agree that their duties and obligations to one another and to the Company are only as expressly set forth in this Agreement;
provided
,
however
, that each Member shall have the duty to act in accordance with the implied contractual covenant of good faith and fair dealing.
(c) To the extent that, at law or in equity, any Member has duties (including fiduciary duties) and liabilities relating thereto to the Company, to another Member or to another Person who is a party to or is otherwise bound by this Agreement, the Members (other than the Managing Member in its capacity as such) acting under this Agreement will not be liable to the Company, to any such other Member or to any such other Person who is a party to or is otherwise bound by this Agreement, for their good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict or eliminate the duties and liabilities relating thereto of any Member otherwise existing at law or in equity, are agreed by the Members to replace to that extent such other duties and liabilities of the Members relating thereto.
(d) The Managing Member may consult with legal counsel, accountants and financial or other advisors selected by it, and any act or omission taken by the Managing Member on behalf of the Company or in furtherance of the interests of the Company in good faith in reliance upon and in accordance with the advice of such Person as to matters the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion or advice, and the Managing Member will be fully protected in so acting or omitting to act so long as such counsel or accountants or financial or other advisors were selected with reasonable care.
Section 10.02.
Indemnification
.
(a)
Exculpation and Indemnification
. Notwithstanding any other provision of this Agreement, whether express or implied, to the fullest extent permitted by law, no Indemnitee shall be liable to the Company or any Member for any act or omission in relation to the Company or this Agreement or any transaction contemplated hereby taken or omitted by an Indemnitee in good faith and in the reasonable belief that such act or omission was in the best interests of the Company. To the fullest extent permitted by law, as the same exists or hereafter be amended (but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), the Company shall indemnify any Indemnitee who was or is made or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal (hereinafter a “
Proceeding
”), including appeals, by reason of his or her or its status as an Indemnitee or by reason of any action alleged to have been taken or omitted to be taken by an Indemnitee in such capacity, from and against all loss and liability suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement reasonably incurred by such Indemnitee in connection with such action, suit or proceeding, including appeals;
provided
that such Indemnitee shall not be entitled to indemnification hereunder if, but only to the extent that, such Indemnitee’s conduct constituted fraud, bad faith, gross negligence or willful misconduct. Notwithstanding the preceding sentence, except as otherwise provided in
Section
 10.02(c)
, the Company shall be required to indemnify an Indemnitee in connection with any action, suit or proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the Managing Member, and (ii) by or in the right of the Company only if the Managing Member has provided its prior written consent. The indemnification of an Indemnitee of the type identified in clause (e) of the definition of Indemnitee shall be secondary to any and all indemnification to which such Indemnitee is entitled from the relevant other Person (including any payment made to such Indemnitee under any insurance policy issued to or for the benefit of such Person or Indemnitee) (the “
Primary Indemnification
”), and will only be paid to the extent the Primary Indemnification is not paid and/or does not provide coverage (e.g., a self-insured retention amount under an insurance policy). No such Person shall be entitled to contribution or indemnification from or subrogation against the Company. The indemnification of any other Indemnitee shall, to the extent not in conflict with such policy, be secondary to any and all payment to which such Indemnitee is entitled from any relevant insurance policy issued to or for the benefit of the Company or any Indemnitee. For the avoidance of doubt, this Agreement shall not affect the indemnification and advancement of rights provided pursuant to the Existing Agreement in favor of any Person relating to proceedings arising out of actions or omissions occurring in whole or in part prior to the effectiveness of this Agreement.
(b)
Advancement of Expenses
. To the fullest extent permitted by law, the Company shall promptly pay reasonable expenses (including attorneys’ fees) incurred by any Indemnitee in appearing at, participating in or defending any Proceeding in advance of the final disposition of such Proceeding, including appeals, upon presentation of an undertaking on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this
Section
 10.02
or otherwise. Notwithstanding the preceding sentence, except as otherwise provided in
Section
 10.02(c)
, the Company shall be required to pay expenses of an Indemnitee in connection with any Proceeding (or part thereof) (i) commenced by such Indemnitee only if the commencement of such action, suit or proceeding (or part thereof) by such Indemnitee was authorized by the Managing Member and (ii) by or in the right of the Company only if the Managing Member has provided its prior written consent.
(c)
Unpaid Claims
. If a claim for indemnification (following the final disposition of such Proceeding) or advancement of expenses under this
Section
 10.02
is not paid in full within thirty (30) days after a written claim therefor by any Indemnitee has been received by the Company, such Indemnitee may file proceedings to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Company shall have the burden of proving that such Indemnitee is not entitled to the requested indemnification or advancement of expenses under applicable Law.
(d)
Insurance
. To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any person described in
Section
 10.02(a)
against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this
Section
 10.02
or otherwise.
(i) In the event of any payment by the Company under this
Section
 10.02
, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee from any relevant other Person or under any insurance policy issued to or for the benefit of the Company, such relevant other Person, or any Indemnitee. Each Indemnitee agrees to execute all papers required and take all action necessary to secure such rights, including the execution of such documents as are necessary to enable the Company to bring suit to enforce any such rights in accordance with the terms of such insurance policy or other relevant document. The Company shall pay or reimburse all expenses actually and reasonably incurred by the Indemnitee in connection with such subrogation.
(ii) The Company shall not be liable under this
Section
 10.02
to make any payment of amounts otherwise indemnifiable hereunder (including, but not limited to, judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Indemnitee has otherwise actually received such payment under this
Section
 10.02
or any insurance policy, contract, agreement or otherwise.
(e)
Non-Exclusivity
of Rights
. The provisions of this
Section
 10.02
shall be applicable to all actions, claims, suits or proceedings made or commenced after the date of this Agreement, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this
Section
 10.02
shall be deemed to be a contract between the Company and each person entitled to indemnification under this
Section
 10.02
(or legal representative thereof) who serves in such capacity at any time while this
Section
 10.02
and the relevant provisions of applicable Law, if any, are in effect, and any amendment, modification or repeal hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this
Section
 10.02
shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this
Section
 10.02
shall neither be exclusive of, nor be deemed in limitation of, any rights to which any person may otherwise be or become entitled or permitted by contract, this Agreement or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity, it being the policy of the Company that indemnification of any person whom the Company is obligated to indemnify pursuant to
Section
 10.02(a)
shall be made to the fullest extent permitted by law.
(f) ARTICLE EIGHT of the Pubco Charter shall apply
mutatis mutandis
to this Agreement as if it were incorporated herein.

(g)
(i) For purposes of this
Article X
, (x) “Affiliate” shall mean (A) in respect of a member of the Board of Directors, any Person that, directly or indirectly, is controlled by such member of the Board of Directors (other than the Company and any entity that is controlled by the Company), (B) in respect of any of the Stockholder Parties, a Person that, directly or indirectly, is controlled by any of the Stockholder Parties, controls any of the Stockholder Parties or is under common control with any of the Stockholder Parties and shall include any principal, member, director, partner, stockholder, officer, employee or other representative of any of the foregoing (other than the Company and any entity that is controlled by the Company) and (C) in respect of the Company, any Person that, directly or indirectly, is controlled by the Company and (y) “Person” shall mean any individual, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity.
(ii) For the purposes of this Article, “control,” including the terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting stock, by contract, or otherwise. A person who is the owner of 20% or more of the outstanding voting stock of a corporation, partnership, unincorporated association or other entity shall be presumed to have control of such entity, in the absence of proof by a preponderance of the evidence to the contrary. Notwithstanding the foregoing, a presumption of control shall not apply where such person holds voting stock, in good faith and not for the purpose of circumventing this
Section (F)
 of
Article X
, as an agent, bank, broker, nominee, custodian or trustee for one or more owners who do not individually or as a group have control of such entity.
(iii) For purposes of this
Section
 10.02
, references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan.
(iv) This
Section
 10.02
shall not limit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of, persons other than persons described in
Section
 10.02(a)
.
ARTICLE XI
MISCELLANEOUS
Section 11.01.
Severability
. If any term or other provision of this Agreement is held to be invalid, illegal or incapable of being enforced by any rule of Law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions is not affected in any manner materially adverse to any party. Upon a determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 11.02.
Notices
. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service (delivery receipt requested), by fax, by electronic mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section
 11.02
):
(a) If to the Company, to:
c/o CORE Industrial Partners, LLC
150 N. Riverside Plaza, Suite #2050
Chicago, Illinois 60606
Attn: John May
E-mail:
john@coreipfund.com
with a copy (which shall not constitute notice) to:
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attn: Steven J. Gavin, Matthew F. Bergmann and Jason D. Osborn
E-mail:
SGavin@winston.com, MBergmann@winston.com and JOsborn@winston.com

(b) If to any Member other than the Managing Member, to such Member at the address of such Member as set forth on
Exhibit A
.
(c) If to the Managing Member, to:
c/o CORE Industrial Partners, LLC
150 N. Riverside Plaza, Suite #2050
Chicago, Illinois 60606
Attn: John May
E-mail:
john@coreipfund.com
with a copy (which shall not constitute notice) to:
Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
Attn: Steven J. Gavin, Matthew F. Bergmann and Jason D. Osborn
E-mail:
SGavin@winston.com, MBergmann@winston.com and JOsborn@winston.com
Section 11.03.
Cumulative Remedies
. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by Law.
Section 11.04.
Binding Effect
. This Agreement shall be binding upon and inure to the benefit of all of the parties and, to the extent permitted by this Agreement, their successors, executors, administrators, heirs, legal representatives and assigns.
Section 11.05.
Interpretation
. Throughout this Agreement, nouns, pronouns and verbs shall be construed as masculine, feminine, neuter, singular or plural, whichever shall be applicable. Unless otherwise specified, all references herein to “Articles,” “Sections” and paragraphs shall refer to corresponding provisions of this Agreement.
Each party hereto acknowledges and agrees that the parties hereto have participated collectively in the negotiation and drafting of this Agreement and that he or she or it has had the opportunity to draft, review and edit the language of this Agreement; accordingly, it is the intention of the parties that no presumption for or against any party arising out of drafting all or any part of this Agreement will be applied in any dispute relating to, in connection with or involving this Agreement. Accordingly, the parties hereby waive to the fullest extent permitted by law the benefit of any rule of law or any legal decision that would require that in cases of uncertainty, the language of a contract should be interpreted most strongly against the party who drafted such language.
Section 11.06.
Counterparts
. This Agreement may be executed and delivered (including by email or facsimile transmission of a “.pdf” format data) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy by
e-mail
delivery of a “.pdf” format data rile or other electronic transmission service shall be considered original executed counterparts for purposes of this
Section
 11.06.
Section 11.07.
Further Assurances
. Each Member shall perform all other acts and execute and deliver all other documents as may be necessary or appropriate to carry out the purposes and intent of this Agreement.
Section 11.08.
Entire Agreement
. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, pertaining thereto (including, without limitation, the Existing Agreement).

Section 11.09.
Governing Law
. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to its principles of conflicts laws.
Section 11.10.
Submission to Jurisdiction; Waiver of Jury Trial
.
(a) Any and all disputes which cannot be settled amicably with respect to this Agreement, including any action (at law or in equity), claim, litigation, suit, arbitration, hearing, audit, review, inquiry, proceeding or investigation or ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance
of this Agreement or any matter arising out of or in connection with this Agreement and the rights and obligations arising hereunder or thereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder or thereunder brought by a party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Chancery Court, if such court shall not have jurisdiction, any federal court located in the State of Delaware, or, if neither of such courts shall have jurisdiction, any other Delaware state court. Each of the parties hereby irrevocably submits with regard to any such dispute for itself and in respect of its property, generally and unconditionally, to the sole and exclusive personal jurisdiction of the aforesaid courts and agrees that it will not bring any dispute relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts. Each party irrevocably consents to service of process in any dispute in any of the aforesaid courts by the mailing of copies thereof by registered or certified mail, postage prepaid, or by recognized overnight delivery service, to such party at such party’s address referred to in
Section
 11.02
. Each party hereby irrevocably and unconditionally waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action brought by any party with respect to this Agreement (i) any claim that it is not personally subject to the jurisdiction of the aforesaid courts for any reason other than the failure to serve process in accordance with this
Section
 11.10
; (ii) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise); or (iii) any objection which such party may now or hereafter have (A) to the laying of venue of any of the aforesaid actions arising out of or in connection with this Agreement brought in the courts referred to above; (B) that such action brought in any such court has been brought in an inconvenient forum and (C) that this Agreement, or the subject matter hereof or thereof, may not be enforced in or by such courts.
(b) To the extent that any party has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself, or to such party’s property, each such party hereby irrevocably waives such immunity in respect of such party’s obligations with respect to this Agreement.
(c) EACH PARTY ACKNOWLEDGES THAT IT IS KNOWINGLY AND VOLUNTARILY AGREEING TO THE CHOICE OF DELAWARE LAW TO GOVERN THIS AGREEMENT AND TO THE JURISDICTION OF DELAWARE COURTS IN CONNECTION WITH PROCEEDINGS BROUGHT HEREUNDER. THE PARTIES INTEND THIS TO BE AN EFFECTIVE CHOICE OF DELAWARE LAW AND AN EFFECTIVE CONSENT TO JURISDICTION AND SERVICE OF PROCESS UNDER 6 DEL. C. § 2708.
(d) EACH PARTY, FOR ITSELF AND ITS AFFILIATES, HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THE ACTIONS OF THE PARTIES OR THEIR RESPECTIVE AFFILIATES PURSUANT TO THIS AGREEMENT OR THE OTHER TRANSACTION DOCUMENTS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

Section 11.11.
Expenses
. Except as otherwise specified in this Agreement, the Company shall be responsible for all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the Members and the Company in connection with the preparation, negotiation, and operation of this Agreement.
Section 11.12.
Amendments and Waivers
.
(a) This Agreement (including the Schedules and Annexes hereto) may be amended, supplemented, waived or modified only with the approval of the Managing Member in its sole discretion (including by means of merger, consolidation or other business combination to which the Company is a party);
provided
that no amendment shall be effective until written notice has been provided to the Members, and any Member holding Class A Units shall have the right to file a Class A Exchange Notice prior to the effectiveness of such amendment;
provided
,
further
, that no amendment, supplement, waiver or modification may disproportionately and adversely affect a Member or remove or alter a right or privilege granted to a Member, without such Member’s prior written consent;
provided
,
further,
that notwithstanding anything to the contrary set forth herein, no amendment, supplement, waiver or modification, including any amendment, supplement, waiver or modification effected by way of merger, consolidation or transfer of all or substantially all of the assets of the Company, may without the prior written consent of each such affected Member modify the limited liability of any Member, or increase the liabilities of any Member, in each case, without the prior written consent of each such affected Member;
provided
,
further
, that notwithstanding anything to the contrary set forth herein, the provisions included in this Agreement (including the Schedules and Annexes thereto) that (i) relate to the economic entitlements of Pubco, (ii) relate to the Earnout Vesting Events or (iii) are subject to the approval of a majority of the independent directors serving on the Board of Directors (including, in each case, the definitions of those terms included therein) shall not be amended, supplemented, waived or modified, without the approval of a majority of the independent directors serving on the Board of Directors. Notwithstanding the foregoing, the Managing Member may, without the written consent of any Member or any other Person, amend, supplement, waive or modify any provision of this Agreement and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect: (1) any amendment, supplement, waiver or modification that the Managing Member determines in its sole discretion to be necessary or appropriate in connection with the creation, authorization or issuance of Units or any Class or series of equity interest in the Company or Unit combinations or subdivisions effected pursuant to
Section
 7.01
hereof and otherwise in accordance with the terms of this Agreement; (2) the admission, substitution, withdrawal or removal of Members in accordance with this Agreement, including pursuant to
Section
 7.01
hereof; (3) a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company; and/or (4) a change in the Fiscal Year or taxable year of the Company;
provided
that notwithstanding the foregoing, no amendment, supplement, waiver or modification, including any amendment, supplement, waiver or modification effected by way of merger, consolidation or transfer of all or substantially all of the assets of the Company, may materially and adversely affect the rights, powers or duties of a Member without the consent of such Member. If an amendment, supplement, waiver or modification has been approved in accordance with this Agreement, such amendment, supplement, waiver or modification shall be adopted and effective with respect to all Members. Upon obtaining such approvals as may be required by this Agreement, and without further action or execution on the part of any other Member or other Person, any amendment, supplement, waiver or modification to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member and the other Members shall be deemed a party to and bound by such amendment, supplement, waiver or modification.
(b) No failure or delay by any party in exercising any right, power or privilege hereunder (other than a failure or delay beyond a period of time specified herein) shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Law.

(c) The Managing Member may, in its sole discretion, unilaterally amend this Agreement on or before the effective date of the final regulations to provide for (i) the election of a safe harbor under Proposed Treasury Regulation
Section 1.83-3(l)
(or any similar provision) under which the fair market value of a Company interest (or interest in an entity treated as a partnership for U.S. federal income tax purposes) that is transferred is treated as being equal to the liquidation value of that interest, (ii) an agreement by the Company and each of its Members to comply with all of the requirements set forth in such regulations and Notice
2005-43
(and any other guidance provided by the Internal Revenue Service with respect to such election) with respect to all Company interests (or interest in an entity treated as a partnership for U.S. federal income tax purposes) transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions and losses required by the final regulations similar to Proposed Treasury Regulations Sections
1.704-1(b)(4)(xii)(b)
and (c),
1.704-1(b)(2)(iv)(b)(1)
and any other related amendments.
(d) Except as may be otherwise required by law in connection with the winding-up,
liquidation, or dissolution of the Company, each Member hereby irrevocably waives any and all rights that it may have to maintain an action for judicial accounting or for partition of any of the Company’s property.
Section 11.13.
No Third Party Beneficiaries
. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their permitted assigns and successors and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity, any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement (other than pursuant to
Section
 10.02
hereof); provided, however that each employee, officer, director, agent or indemnitee of any Person who is bound by this Agreement or its Affiliates is an intended third party beneficiary of
Section
 11.10
and shall be entitled to enforce its rights thereunder.
Section 11.14.
Headings
. The headings and subheadings in this Agreement are included for convenience and identification only and are in no way intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.
Section 11.15.
Power of Attorney
. Each Member, by its execution hereof, hereby makes, constitutes and appoints the Managing Member as its true and lawful agent and attorney in fact, with full power of substitution and full power and authority in its name, place and stead, to make, execute, sign, acknowledge, swear to, record and file (a) this Agreement and any amendment to this Agreement that has been consented to and adopted as herein provided; (b) all amendments to the Certificate required or permitted by law or the provisions of this Agreement; (c) all certificates and other instruments (including consents and ratifications which the Members have agreed to provide upon a matter receiving the agreed support of Members) deemed advisable by the Managing Member to carry out the provisions of this Agreement and Law or to permit the Company to become or to continue as a limited liability company or entity wherein the Members have limited liability in each jurisdiction where the Company may be doing business; (d) all instruments that the Managing Member deems appropriate to reflect a change or modification of this Agreement or the Company in accordance with this Agreement, including, without limitation, the admission of additional Members or substituted Members pursuant to the provisions of this Agreement; (e) all conveyances and other instruments or papers deemed advisable by the Managing Member to effect the liquidation and termination of the Company; and (f) all fictitious or assumed name certificates required or permitted (in light of the Company’s activities) to be filed on behalf of the Company.
Section 11.16.
Partnership Status
. The Members intend to treat the Company as a partnership for U.S. federal income tax purposes and notwithstanding anything to the contrary herein, no election to the contrary shall be made. Notwithstanding anything to the contrary herein, solely for U.S. federal income tax purposes, this Agreement, the Tax Receivables Agreement, and any other separate agreement described in this
Section
 11.16
shall collectively constitute a “partnership agreement” within the meaning of Section 761(c) of the Code and Treasury Regulations Sections
1.704-1(b)(2)(ii)(h)
and
1.761-1(c).

Section 11.17.
Delivery by Facsimile or Email
. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or email with scan or facsimile attachment, or electronic signature or electronic transmission shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Person that is a party to or is otherwise bound by this Agreement or to any such agreement or instrument shall raise the use of a facsimile machine, email or electronic signature or electronic transmission to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine, email or otherwise electronically as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have entered into this Agreement or have caused this Agreement to be duly executed by their respective authorized officers, in each case as of the date first above stated.

COMPANY:
FATHOM HOLDCO, LLC

By:
Name:
Title:

MANAGING MEMBER:
FATHOM DIGITAL MANUFACTURING CORPORATION

By:
Name:
Title:

CONTINUING MEMBERS:
[ ] [ ]
[Signature Page – Second Amended and Restated
Limited Liability Company Agreement of Fathom Holdco, LLC]

Annex H
FATHOM DIGITAL MANUFACTURING CORPORATION
2021 OMNIBUS INCENTIVE PLAN
Section 1. General.
The purposes of the Fathom Digital Manufacturing Corporation 2021 Omnibus Incentive Plan (the “
Plan
”) are to: (a) encourage the profitability and growth of the Company through short-term and long-term incentives that are consistent with the Company’s objectives; (b) give Participants an incentive for excellence in individual performance; (c) promote teamwork among Participants; and (d) give the Company a significant advantage in attracting and retaining key Employees, Directors and Consultants. To accomplish such purposes, the Plan provides that the Company may grant (i) Options, (ii) Stock Appreciation Rights, (iii) Restricted Shares, (iv) Restricted Stock Units, (v) Performance-Based Awards (including performance-based Restricted Shares and Restricted Stock Units), (vi) Other
Share-Based
Awards, (vii) Other Cash-Based Awards or (viii) any combination of the foregoing.
Section 2. Definitions.
For purposes of the Plan, the following terms shall be defined as set forth below:
(a) “
Administrator
” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 of the Plan.
(b) “
Affiliate
” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
(c) “
Articles of Incorporation
” means the articles of incorporation of the Company, as amended and/or restated and in effect from time to time.
(d) “
Automatic Exercise Date
” means, with respect to an Option or a Stock Appreciation Right, the last business day of the applicable term of the Option pursuant to Section 7(k) or the Stock Appreciation Right pursuant to Section 8(h).
(e) “
Award
” means any Option, Stock Appreciation Right, Restricted Share, Restricted Stock Unit, Performance-Based Award, Other
Share-Based
Award or Other Cash-Based Award granted under the Plan.
(f) “
Award Agreement
” means a written agreement, contract or other instrument or document evidencing the terms and conditions of an individual Award granted under the Plan. Evidence of an Award may be in written or electronic form, may be limited to notation on the books and records of the Company and, with the approval of the Administrator, need not be signed by a representative of the Company or a Participant. Any Shares that become deliverable to the Participant pursuant to the Plan may be issued in certificate form in the name of the Participant or in book-entry form in the name of the Participant. Each Award Agreement shall be subject to the terms and conditions of the Plan.
(g) “
Beneficial Owner
” (or any variant thereof) has the meaning defined in
Rule 13d-3
under the Exchange Act.
(h) “
Board
” means the Board of Directors of the Company.

(i) “
Bylaws
” means the bylaws of the Company, as may be amended and/or restated from time to time.
(j) “
Cause
” shall have the meaning assigned to such term in any Company, Subsidiary or Affiliate unexpired employment, severance, or similar agreement or Award Agreement with a Participant, or if no such agreement exists or if such agreement does not define “Cause” (or a word of like import), Cause means (i) the Participant’s breach of fiduciary duty or duty of loyalty to the Company, (ii) the Participant’s conviction of or plea of nolo contendere to a felony or a crime involving moral turpitude, (iii) the Participant’s failure, refusal or neglect to perform and discharge his or her duties and responsibilities on behalf of the Company or a Subsidiary of the Company (other than by reason of Disability) or to comply with any lawful directive of the Board or its designee, (iv) the Participant’s breach of any written policy of the Company or a Subsidiary or Affiliate thereof (including, without limitation, those relating to sexual harassment or the disclosure or misuse of confidential information), (v) the Participant’s breach of any agreement with the Company or a Subsidiary or Affiliate thereof (including, without limitation, any confidentiality, non-competition,
non-solicitation
or assignment of inventions agreement), (vi) the Participant’s commission of fraud, dishonesty, theft, embezzlement, self-dealing, misappropriation or other malfeasance against the business of the Company or a Subsidiary or Affiliate thereof, or (vii) the Participant’s commission of acts or omissions constituting gross negligence or gross misconduct in the performance of any aspect of his or her lawful duties or responsibilities, which have or may be expected to have an adverse effect on the Company, its Subsidiaries or Affiliates. A Participant’s employment shall be deemed to have terminated for “Cause” if, on the date his or her employment terminates, facts and circumstances exist that would have justified a termination for Cause, to the extent that such facts and circumstances are discovered within three (3) months following such termination. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to whether a Participant has been discharged for Cause.
(k) “
Change in Capitalization
” means any (i) merger, consolidation, reclassification, recapitalization, spin-off,
spin-out,
repurchase or other reorganization or corporate transaction or event, (ii) extraordinary dividend (whether in the form of cash, Shares or other property), stock split or reverse stock split, (iii) combination or exchange of shares, (iv) other change in corporate structure or (v) payment of any other distribution, which, in any such case, the Administrator determines, in its sole discretion, affects the Common Stock such that an adjustment pursuant to Section 5 of the Plan is appropriate.
(l) “
Change in Control
” means the occurrence of any of the following:
(i) any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “
Outstanding Company Voting Securities
”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii) the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds
(
2
/
3
) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or
(iii) the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv) the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
For each Award that constitutes deferred compensation under Code Section 409A, a Change in Control (where applicable) shall be deemed to have occurred under the Plan with respect to such Award only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company also constitutes a “change in control event” under Code Section 409A.
Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.
(m) “
Change in Control Price
” shall have the meaning set forth in Section 12 of the Plan.
(n) “
Code
” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto. Any reference to a section of the Code shall be deemed to include a reference to any regulations promulgated thereunder.
(o) “
Committee
” means any committee or subcommittee the Board may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a
“non-employee
director” within the meaning of
Rule 16b-3
under the Exchange Act and any other qualifications required by the applicable stock exchange on which the Shares are traded. If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Company’s Articles of Incorporation or Bylaws, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.
(p) “
Common Stock
” means the Class A common stock, $0.0001 par value per share, of the Company (and any stock or other securities into which such shares of Class A common stock may be converted or into which they may be exchanged).
(q) “
Company
” means Fathom Digital Manufacturing Corporation, a Delaware corporation (or any successor corporation, except as the term “Company” is used in the definition of “Change in Control” above).
(r) “
Consultant
” means any current or prospective consultant or independent contractor of the Company or an Affiliate thereof, in each case, who is not an Employee, Executive Officer or
Non-Employee
Director.

(s) “
Director
” means any individual who is a member of the Board on or after the Effective Date.
(t) “
Disability
” means, with respect to any Participant who is an Employee, a permanent and total disability as defined in Code Section 22(e)(3).
(u) “
Effective Date
” shall have the meaning set forth in Section 22 of the Plan.
(v) “
Eligible Recipient
” means, with respect to an Award denominated in Common Stock issued under the Plan: (i) an Employee; (ii) a
Non-Employee
Director; or (iii) a Consultant, in each case, who has been selected as an eligible recipient under the Plan by the Administrator; provided, that any Awards granted prior to the date an Eligible Recipient first performs services for the Company or an Affiliate thereof will not become vested or exercisable, and no Shares shall be issued or other payment made to such Eligible Recipient with respect to such Awards, prior to the date on which such Eligible Recipient first performs services for the Company or an Affiliate thereof. Notwithstanding the foregoing, to the extent required to avoid the imposition of additional taxes under Code Section 409A, “Eligible Recipient” means: an (1) Employee; (2) a
Non-Employee
Director; or (3) a Consultant, in each case, of the Company or a Subsidiary thereof, who has been selected as an eligible recipient under the Plan by the Administrator.
(w) “
Employee
” shall mean any current or prospective employee of the Company or an Affiliate thereof, as described in Treasury Regulation
Section 1.421-1(h),
including an Executive Officer or Director who is also treated as an employee.
(x) “
Exchange Act
” means the Securities Exchange Act of 1934, as amended from time to time.
(y) “
Executive Officer
” means each Participant who is an executive officer (within the meaning of
Rule 3b-7
under the Exchange Act) of the Company.
(z) “
Exercise Price
” means, with respect to any Award under which the holder may purchase Shares, the price per share at which a holder of such Award granted hereunder may purchase Shares issuable upon exercise of such Award, as determined by the Administrator in accordance with Code Section 409A, as applicable.
(aa) “
Fair Market Value
” as of a particular date shall mean: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a Share as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter
market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Code Section 409A.
(bb) “
Free Standing Rights
” shall have the meaning set forth in Section 8(a) of the Plan.
(cc) “
Incentive Stock Option
” means an Option that is designated by the Committee as an incentive stock option within the meaning of Section 422 of the Code and that meets the requirements set out in the Plan.
(dd) “
Non-Employee
Director
” means a Director who is not an Employee.
(ee) “
Nonqualified Stock Option
” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(ff) “
Outstanding Shares
” means the then-outstanding shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of Options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.
(gg) “
Option
” means an option to purchase Shares granted pursuant to Section 7 of the Plan.
(hh) “
Other Cash-Based Award
” means a cash Award granted to a Participant under Section 11 of the Plan, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.
(ii) “
Other Share
-Based
Award
” means a right or other interest granted to a Participant under the Plan that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares, including, but not limited to, unrestricted Shares or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms or conditions as permitted under the Plan.
(jj) “
Participant
” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 of the Plan, to receive an Award under the Plan, and, upon his or her death, his or her successors, heirs, executors and administrators, as the case may be, solely with respect to any Awards outstanding at the date of the Eligible Recipient’s death.
(kk) “
Performance-Based Award
” means any Award granted under the Plan that is subject to one or more Performance Goals. Any dividends or dividend equivalents payable or credited to a Participant with respect to any unvested Performance-Based Award shall be subject to the same Performance Goals as the Shares or units underlying the Performance-Based Award.
(ll) “
Performance Goals
” means performance goals based on performance criteria selected by the Administrator, which may include, but are not limited to, any of the following: (i) earnings before interest and taxes; (ii) earnings before interest, taxes, depreciation and amortization; (iii) net operating profit after tax; (iv) cash flow; (v) revenue; (vi) net revenues; (vii) sales; (viii) days sales outstanding; (ix) income; (x) net income; (xi) operating income; (xii) net operating income; (xiii) operating margin; (xiv) earnings; (xv) earnings per share; (xvi) return on equity; (xvii) return on investment; (xviii) return on capital; (xix) return on assets; (xx) return on net assets; (xxi) total shareholder return; (xxii) economic profit; (xxiii) market share; (xxiv) appreciation in the fair market value, book value or other measure of value of the Shares; (xxv) expense or cost control; (xxvi) working capital; (xxvii) customer satisfaction; (xxviii) employee retention or employee turnover; (xxix) employee satisfaction or engagement; (xxx) environmental, health or other safety goals; (xxxi) individual performance; (xxxii) strategic objective milestones; (xxxiii) any other criteria specified by the Administrator in its sole discretion; and (xxxiv) any combination of, or a specified increase or decrease in, as applicable, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company or an Affiliate thereof, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Administrator. The Performance Goals may include a threshold level of performance below which no payment shall be made (or no vesting shall occur), levels of performance at which specified payments shall be made (or specified vesting shall occur), and a maximum level of performance above which no additional payment shall be made (or at which full vesting shall occur). At the time such an Award is granted, the Administrator may specify any reasonable definition of the Performance Goals it uses. Such definitions may provide for equitable adjustments to the Performance Goals in recognition of unusual or non-recurring
events affecting the Company or an Affiliate thereof or the financial statements of the Company or an Affiliate thereof, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be unusual in nature, infrequent in occurrence or unusual in nature and infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or an Affiliate conducts its business, or other events or circumstances render performance goals to be unsuitable, the Administrator may modify such Performance Goals in whole or in part, as the Committee deems appropriate. If a Participant is promoted, demoted or transferred to a different business unit or function during a performance period, the Administrator may determine that the Performance Goals or performance period are no longer appropriate and may (x) adjust, change or eliminate the Performance Goals or the applicable performance period as it deems appropriate to make such goals and period comparable to the initial goals and period, or (y) make a cash payment to the Participant in an amount determined by the Administrator.
(mm) “
Person
” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
(nn) “
Plan
” means this Fathom Digital Manufacturing Corporation 2021 Omnibus Incentive Plan, as amended and/or amended and restated from time to time.
(oo) “
Prior Plan
” means the Fathom Holdco, LLC Phantom Equity Bonus Plan.
(pp) “
Related Rights
” shall have the meaning set forth in Section 8(a) of the Plan.
(qq) “
Restricted Shares
” means an Award of Shares granted pursuant to Section 9 of the Plan subject to certain restrictions that lapse at the end of a specified period or periods.
(rr) “
Restricted Stock Unit
” means a notional account established pursuant to an Award granted to a Participant, as described in Section 10 of the Plan, that is (i) valued solely by reference to Shares, (ii) subject to restrictions specified in the Award Agreement, and (iii) payable in cash or in Shares (as specified in the Award Agreement). The Restricted Stock Units awarded to the Participant will vest according to the time-based criteria or Performance Goals, and vested Restricted Stock Units will be settled at the time(s), specified in the Award Agreement.
(ss) “
Restricted Period
” means the period of time determined by the Administrator during which an Award or a portion thereof is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.
(tt) “
Rule
16b-3
” shall have the meaning set forth in Section 3(a) of the Plan.
(uu) “
Securities Act
” means the Securities Act of 1933, as amended from time to time.
(vv) “
Share
” means a share of Common Stock.
(ww) “
Stock Appreciation Right
” means the right pursuant to an Award granted under Section 8 of the Plan to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.
(xx) “
Subsidiary
” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than fifty percent (50%) of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person. An entity shall be deemed a Subsidiary of the Company for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. Notwithstanding the foregoing, in the case of an Incentive Stock Option or any determination relating to an Incentive Stock Option, “Subsidiary” means a corporation that is a subsidiary of the Company within the meaning of Code Section 424(f).
(yy) “
Substitute Award
” shall mean an Award granted under the Plan upon the assumption of, or in substitution for, outstanding equity awards granted by a company or other entity in connection with a corporate transaction, such as a merger, combination, consolidation, or acquisition of property or stock;
provided
,
however
, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.
Section 3. Administration.
(a) The Plan shall be administered by the Administrator in accordance with the requirements of
Rule 16b-3
under the Exchange Act (“
Rule
 16b-3
”), to the extent applicable. If the Administrator is the Committee, the fact that a member of the Committee shall fail to qualify as a
“non-employee
director” within the meaning of
Rule 16b-3
shall not invalidate any Award granted or action taken by the Administrator that is otherwise validly granted or taken under the Plan.
(b) Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:
(i) to select those Eligible Recipients who shall be Participants;
(ii) to determine whether and to what extent Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units, Other
Share-Based
Awards, Other Cash-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;
(iii) to determine the number of Shares to be made subject to each Award;
(iv) to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder, including, but not limited to, (A) the restrictions applicable to Awards and the conditions under which restrictions applicable to such Awards shall lapse, (B) the Performance Goals and performance periods applicable to Awards, if any, (C) the Exercise Price of each Award, (D) the vesting schedule applicable to each Award, (E) any confidentiality or restrictive covenant provisions applicable to the Award, and (F) subject to the requirements of Code Section 409A (to the extent applicable), any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the vesting schedule of such Awards;
(v) to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all Award Agreements evidencing Options, Stock Appreciation Rights, Restricted Shares, Restricted Stock Units or Other
Share-Based
Awards, Other Cash-Based Awards or any combination of the foregoing granted hereunder;
(vi) to determine Fair Market Value;
(vii) to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s employment for purposes of Awards granted under the Plan;
(viii) to adopt, alter and repeal such administrative rules, guidelines and practices governing the Plan as it shall from time to time deem advisable;
(ix) to reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan, any Award Agreement or other instrument or agreement relating to the Plan or an Award granted under the Plan; and

(x) to construe and interpret the terms and provisions of the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.
(c) All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all persons, including the Company and the Participants. No member of the Board or the Committee, or any officer or employee of the Company or any Subsidiary thereof acting on behalf of the Board or the Committee, shall be personally liable for any action, omission, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Board or the Committee and each and any officer or employee of the Company and of any Subsidiary thereof acting on their behalf shall, to the maximum extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, omission, determination or interpretation.
Section 4. Shares Reserved for Issuance Under the Plan and Limitations on Awards.
(a) Subject to adjustment in accordance with Section 5 of the Plan, the Administrator is authorized to deliver with respect to Awards granted under the Plan an aggregate of
[
●
]
shares of Common Stock.
(b) Notwithstanding anything herein to the contrary, the maximum number of Shares subject to Awards granted during any fiscal year to any
Non-Employee
Director, taken together with any cash fees paid to such
Non-Employee
Director during the fiscal year with respect to such Director’s service as a
Non-Employee
Director, shall not exceed $900,000 (calculating the value of any such Awards based on the grant date Fair Market Value of such Awards for financial reporting purposes); provided, that any Awards granted under the Plan or other compensation received by a
Non-Employee
Director related to the settlement, conversion or substitution of the
Non-Employee
Director’s award(s) under the Prior Plan shall not count against such limit.
(c) Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. Any shares of Common Stock subject to an Award under the Plan that, after the Effective Date, are forfeited, canceled, settled or otherwise terminated without a distribution of Shares to a Participant will thereafter be deemed to be available for Awards with respect to shares of Common Stock. In applying the immediately preceding sentence, if (i) Shares otherwise issuable or issued in respect of, or as part of, any Award are withheld to cover taxes or any applicable Exercise Price, such Shares shall be treated as having been issued under the Plan and shall not be available for issuance under the Plan, and (ii) any Share-settled Stock Appreciation Rights or Options are exercised, the aggregate number of Shares subject to such Stock Appreciation Rights or Options shall be deemed issued under the Plan and shall not be available for issuance under the Plan. In addition, Shares (x) tendered to exercise outstanding Options or other Awards, (y) withheld to cover applicable taxes on any Awards or (z) repurchased on the open market using Exercise Price proceeds shall not be available for issuance under the Plan. For the avoidance of doubt, (A) Shares underlying Awards that are subject to the achievement of performance goals shall be counted against the Share reserve based on the target value of such Awards unless and until such time as such Awards become vested and settled in Shares, and (B) Awards that, pursuant to their terms, may be settled only in cash shall not count against the Share reserve set forth in Section 4(a).
(d) Substitute Awards shall not reduce the Shares authorized for grant under the Plan. In the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing
plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing
plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan;
provided
, that Awards using such available Shares shall

not be made after the date awards or grants could have been made under the terms of the pre-existing
plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
(e) In the event that the Company or an Affiliate thereof consummates a transaction described in Code Section 424(a) (e.g., the acquisition of property or stock from an unrelated corporation), persons who become Employees or Directors in account of such transaction may be granted Substitute Awards in substitution for awards granted by their former employer, and any such substitute Options or Stock Appreciation Rights may be granted with an Exercise Price less than the Fair Market Value of a Share on the grant date thereof; provided, however, the grant of such substitute Option or Stock Appreciation Right shall not constitute a “modification” as defined in Code Section 424(h)(3) and the applicable Treasury regulations.
Section 5. Equitable Adjustments.
In the event of any Change in Capitalization, including, without limitation, a Change in Control, an equitable substitution or proportionate adjustment shall be made, in each case, as may be determined by the Administrator, in its sole discretion, in (a) the aggregate number of Shares reserved for issuance under the Plan, (b) the kind, number and Exercise Price subject to outstanding Options and Stock Appreciation Rights granted under the Plan;
provided
,
however
, that any such substitution or adjustment with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A, and (c) the kind, number and purchase price of Shares subject to outstanding Restricted Shares or Other
Share-Based
Awards granted under the Plan, in each case as may be determined by the Administrator, in its sole discretion;
provided
,
however
, that any fractional Shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, for the cancellation of any outstanding Award granted hereunder (i) in exchange for payment in cash or other property having an aggregate Fair Market Value of the Shares covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any, and (ii) with respect to any Awards for which the Exercise Price or purchase price per share of Common Stock is greater than or equal to the then current Fair Market Value per share of Common Stock, for no consideration. Notwithstanding anything contained in the Plan to the contrary, any adjustment with respect to an Incentive Stock Option due to an adjustment or substitution described in this Section 5 shall comply with the rules of Code Section 424(a), and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder to be disqualified as an incentive stock option for purposes of Code Section 422. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.
Section 6. Eligibility.
The Participants under the Plan shall be selected from time to time by the Administrator, in its sole discretion, from among Eligible Recipients.
Section 7. Options.
(a)
General
. The Administrator may, in its sole discretion, grant Options to Participants. Solely with respect to Participants who are Employees, the Administrator may grant Incentive Stock Options, Nonqualified Stock Options or a combination of both. With respect to all other Participants, the Administrator may grant only Nonqualified Stock Options. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, which Award Agreement shall specify whether the Option is an Incentive Stock Option or a Nonqualified Stock Option and shall set forth, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option granted thereunder. The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same

Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement. The prospective recipient of an Option shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(b)
Limits on Incentive Stock Options
. If the Administrator grants Incentive Stock Options, then to the extent that the aggregate fair market value of Shares with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year (under all plans of the Company) exceeds
$100,000,
such Options will be treated as Nonqualified Stock Options to the extent required by Code Section 422. Subject to Section 5, the maximum number of shares that may be issued pursuant to Options intended to be Incentive Stock Options is
[
●
]
Shares and, for the avoidance of doubt, such share limit shall not be subject to the annual adjustment provided in Section 4(a).
(c)
Exercise Price
. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant;
provided
,
however
, that (i) in no event shall the Exercise Price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant, and (ii) no Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) shall have an Exercise Price per Share less than one-hundred
ten percent (110%) of the Fair Market Value of a Share on such date.
(d)
Option Term
. The maximum term of each Option shall be fixed by the Administrator, but in no event shall (i) an Option be exercisable more than ten (10) years after the date such Option is granted, and (ii) an Incentive Stock Option granted to a ten percent (10%) stockholder of the Company (within the meaning of Code Section 422(b)(6)) be exercisable more than five (5) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, the Administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate. Notwithstanding any contrary provision in this Plan (including, without limitation, Section 7(h)), if, on the date an outstanding Option would expire, the exercise of the Option, including by a “net exercise” or “cashless” exercise, would violate applicable securities laws or any insider trading policy maintained by the Company from time to time, the expiration date applicable to the Option will be extended, except to the extent such extension would violate Code Section 409A, to a date that is thirty (30) calendar days after the date the exercise of the Option would no longer violate applicable securities laws or any such insider trading policy.
(e)
Exercisability
. Each Option shall be exercisable at such time or times and subject to such terms and conditions, including the attainment of pre-established
Performance Goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion. Notwithstanding anything to the contrary contained herein, an Option may not be exercised for a fraction of a share.
(f)
Method of Exercise
. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise),

(ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by applicable law, or (iv) any combination of the foregoing. In determining which methods a Participant may utilize to pay the Exercise Price, the Administrator may consider such factors as it determines are appropriate;
provided
,
however
, that with respect to Incentive Stock Options, all such discretionary determinations shall be made by the Administrator at the time of grant and specified in the Award Agreement.
(g)
Rights as Stockholder
. A Participant shall have no rights to dividends or any other rights of a stockholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, has paid in full for such Shares and has satisfied the requirements of Section 16 of the Plan.
(h)
Termination of Employment or Service
. Unless the applicable Award Agreement provides otherwise, in the event that the employment or service of a Participant with the Company and all Affiliates thereof shall terminate, the following terms and conditions shall apply:
(i) In the event of the termination of a Participant’s employment or service by the Company without Cause or due to a resignation by the Participant for any reason, (A) Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable until the date that is ninety (90) days after such termination (with such period being extended to one (1) year after the date of such termination in the event of the Participant’s death during such ninety (90) day period), on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(ii) In the event of the termination of a Participant’s employment or service as a result of the Participant’s Disability or death, (A) Options granted to such Participant, to the extent that they were exercisable at the time of such termination, shall remain exercisable until the date that is one (1) year after such termination, on which date they shall expire, and (B) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination. Notwithstanding the foregoing, no Option shall be exercisable after the expiration of its term.
(iii) In the event of the termination of a Participant’s employment or service for Cause, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.
(iv) For purposes of determining which Options are exercisable upon termination of employment or service for purposes of this Section 7(h), Options that are not exercisable solely due to a blackout period shall be considered exercisable.
(v) Notwithstanding anything herein to the contrary, an Incentive Stock Option may not be exercised more than three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability. In the event that an Option is exercisable following the date that is three (3) months following the date as of which a Participant ceases to be an Employee for any reason other than death or Disability, such Option shall be deemed to be a Nonqualified Stock Option.
(i)
Other Change in Employment Status
. An Option may be affected, both with regard to vesting schedule and termination, by leaves of absence, changes from full-time to part-time employment, partial disability or other changes in the employment status or service of a Participant, as evidenced in a Participant’s Award Agreement.
(j)
Change in Control
. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Options shall be subject to Section 12 of the Plan.
(k)
Automatic Exercise
. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable

Option outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. In the sole discretion of the Administrator, payment of the exercise price of any such Option shall be made pursuant to Section 7(f)(i) or (ii), and the Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 7(k) shall not apply to an Option if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Option with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 7(k).
Section 8. Stock Appreciation Rights.
(a)
General
. Stock Appreciation Rights may be granted either alone (“
Free Standing Rights
”) or in conjunction with all or part of any Option granted under the Plan (“
Related Rights
”). Any Related Right that relates to a Nonqualified Stock Option may be granted at the same time the Option is granted or at any time thereafter, but before the exercise or expiration of the Option. Any Related Right that relates to an Incentive Stock Option must be granted at the same time the Incentive Stock Option is granted. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Stock Appreciation Rights shall be made, the number of Shares to be awarded, the price per Share, and all other conditions of Stock Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates and any Stock Appreciation Right must be granted with an Exercise Price not less than the Fair Market Value of a Share on the date of grant. The provisions of Stock Appreciation Rights need not be the same with respect to each Participant. Stock Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.
(b)
Awards; Rights as Stockholder
. The prospective recipient of a Stock Appreciation Right shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Participants who are granted Stock Appreciation Rights shall have no rights as stockholders of the Company with respect to the grant or exercise of such rights.
(c)
Exercisability
.
(i) Stock Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) Stock Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 above and this Section 8 of the Plan.
(d)
Payment Upon Exercise
.
(i) Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.
(ii) A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares, determined using the Fair Market Value, equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.
(iii) Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Stock Appreciation Right in cash (or in any combination of Shares and cash).
(e)
Termination of Employment or Service
.
(i) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Free Standing Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.
(ii) Subject to Section 8(f), in the event of the termination of employment or service with the Company and all Affiliates thereof of a Participant who has been granted one or more Related Rights, such rights shall be exercisable at such time or times and subject to such terms and conditions as set forth in the related Options.
(f)
Term
.
(i) The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.
(ii) The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.
(g)
Change in Control
. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Stock Appreciation Rights shall be subject to Section 12 of the Plan.
(h)
Automatic Exercise
. Unless otherwise provided by the Administrator in an Award Agreement or otherwise, or as otherwise directed by the Participant in writing to the Company, each vested and exercisable Stock Appreciation Right outstanding on the Automatic Exercise Date with an Exercise Price per Share that is less than the Fair Market Value per Share as of such date shall automatically and without further action by the Participant or the Company be exercised on the Automatic Exercise Date. The Company or any Affiliate shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 16. Unless otherwise determined by the Administrator, this Section 8(h) shall not apply to a Stock Appreciation Right if the Participant’s employment or service has terminated on or before the Automatic Exercise Date. For the avoidance of doubt, no Stock Appreciation Right with an Exercise Price per Share that is equal to or greater the Fair Market Value per Share on the Automatic Exercise Date shall be exercised pursuant to this Section 8(h).
Section 9. Restricted Shares.
(a)
General
. Each Award of Restricted Shares granted under the Plan shall be evidenced by an Award Agreement. Restricted Shares may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Shares shall be made; the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares; the Restricted Period, if any, applicable to Restricted Shares; the Performance Goals (if any) applicable to Restricted Shares; and all other conditions of the Restricted Shares. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares in accordance with the terms of the grant. The terms and conditions applicable to the Restricted Shares need not be the same with respect to each Participant.

(b)
Awards and Certificates
. The prospective recipient of Restricted Shares shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date. Except as otherwise provided in herein, (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a stock certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to any such Award. The Company may require that the stock certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any award of Restricted Shares, the Participant shall have delivered a stock power, endorsed in blank, relating to the Shares covered by such Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares (whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form.
(c)
Restrictions and Conditions
. The Restricted Shares granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or thereafter:
(i) The Restricted Shares shall be subject to the restrictions on transferability set forth in the Award Agreement and in the Plan.
(ii) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as
Non-Employee
Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(iii) Subject to this Section 9(c)(ii), the Participant shall generally have the rights of a stockholder of the Company with respect to Restricted Shares during the Restricted Period. In the Administrator’s discretion and as provided in the applicable Award Agreement, a Participant may be entitled to dividends or dividend equivalents on an Award of Restricted Shares, which will be payable in accordance with the terms of such grant as determined by the Administrator in accordance with Section 18 of the Plan. Certificates for unrestricted Shares may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares, except as the Administrator, in its sole discretion, shall otherwise determine.
(iv) The rights of Participants granted Restricted Shares upon termination of employment or service as a
Non-Employee
Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)
Change in Control
. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Shares shall be subject to Section 12 of the Plan.
Section 10. Restricted Stock Units.
(a)
General
. Restricted Stock Units may be issued either alone or in addition to other Awards granted under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock Units shall be made; the number of Restricted Stock Units to be awarded; the Restricted Period, if any, applicable to Restricted Stock Units; the Performance Goals (if any) applicable to Restricted Stock Units; and all other conditions of the Restricted Stock Units. If the restrictions, Performance Goals and/or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Stock Units in accordance with the terms of the grant. The provisions of Restricted Stock Units need not be the same with respect to each Participant.

(b)
Award Agreement
. The prospective recipient of Restricted Stock Units shall not have any rights with respect to any such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c)
Restrictions and Conditions
. The Restricted Stock Units granted pursuant to this Section 10 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Code Section 409A, thereafter:
(i) The Administrator may, in its sole discretion, provide for the lapse of restrictions in installments and may accelerate or waive such restrictions in whole or in part based on such factors and such circumstances as the Administrator may determine, in its sole discretion, including, but not limited to, the attainment of certain Performance Goals, the Participant’s termination of employment or service as a
Non-Employee
Director or Consultant of the Company or an Affiliate thereof, or the Participant’s death or Disability.
(ii) Participants holding Restricted Stock Units shall have no voting rights. A Restricted Stock Unit may, at the Administrator’s discretion, carry with it a right to dividend equivalents, subject to Section 18 of the Plan. Such right would entitle the holder to be credited with an amount equal to all cash dividends paid on one Share while the Restricted Stock Unit is outstanding. The Administrator, in its discretion, may grant dividend equivalents from the date of grant or only after a Restricted Stock Unit is vested.
(iii) The rights of Participants granted Restricted Stock Units upon termination of employment or service as a
Non-Employee
Director or Consultant of the Company or an Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.
(d)
Settlement of Restricted Stock Units
. Settlement of vested Restricted Stock Units shall be made to Participants in the form of Shares, unless the Administrator, in its sole discretion, provides for the payment of the Restricted Stock Units in cash (or partly in cash and partly in Shares) equal to the value of the Shares that would otherwise be distributed to the Participant.
(e)
Change in Control
. Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Restricted Stock Units shall be subject to Section 12 of the Plan.
Section 11. Other
Share-Based
or Cash-Based Awards.
(a) The Administrator is authorized to grant Awards to Participants in the form of Other
Share-Based
Awards or Other Cash-Based Awards, as deemed by the Administrator to be consistent with the purposes of the Plan and as evidenced by an Award Agreement. The Administrator shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including any Performance Goals and performance periods. Shares or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Shares, other Awards, notes or other property, as the Administrator shall determine, subject to any required corporate action.
(b) The prospective recipient of an Other Share-Based Award or Other Cash-Based Award shall not have any rights with respect to such Award, unless and until such recipient has received an Award Agreement and, if required by the Administrator in the Award Agreement, executed and delivered a fully executed copy thereof to the Company, within a period of sixty (60) days (or such other period as the Administrator may specify) after the award date.
(c) Notwithstanding anything herein to the contrary, upon a Change in Control, all outstanding Other Share-Based Awards and Other Cash-Based Awards shall be subject to Section 12 of the Plan.

Section 12. Change in Control.
The Administrator may provide in the applicable Award Agreement that an Award will vest on an accelerated basis upon the Participant’s termination of employment or service in connection with a Change in Control or upon the occurrence of any other event that the Administrator may set forth in the Award Agreement. If the Company is a party to an agreement that is reasonably likely to result in a Change in Control, such agreement may provide for: (i) the continuation of any Award by the Company, if the Company is the surviving corporation; (ii) the assumption of any Award by the surviving corporation or its parent or subsidiary; (iii) the substitution by the surviving corporation or its parent or subsidiary of equivalent awards for any Award, provided, however
, that any such substitution with respect to Options and Stock Appreciation Rights shall occur in accordance with the requirements of Code Section 409A; or (iv) settlement of any Award for the Change in Control Price (less, to the extent applicable, the per share exercise or grant price), or, if the per share exercise or grant price equals or exceeds the Change in Control Price or if the Administrator determines that Award cannot reasonably become vested pursuant to its terms, such Award shall terminate and be canceled without consideration. To the extent that Restricted Shares, Restricted Stock Units or other Awards settle in Shares in accordance with their terms upon a Change in Control, such Shares shall be entitled to receive as a result of the Change in Control transaction the same consideration as the Shares held by stockholders of the Company as a result of the Change in Control transaction. For purposes of this Section 12, “
Change in Control Price
” shall mean (A) the price per Share paid to stockholders of the Company in the Change in Control transaction, or (B) the Fair Market Value of a Share upon a Change in Control, as determined by the Administrator. To the extent that the consideration paid in any such Change in Control transaction consists all or in part of securities or other non-cash
consideration, the value of such securities or other
non-cash
consideration shall be determined in good faith by the Administrator.
Section 13. Amendment and Termination.
(a) The Board or the Committee may amend, alter or terminate the Plan, but no amendment, alteration, or termination shall be made that would adversely alter or impair the rights of a Participant under any Award theretofore granted without such Participant’s prior written consent.
(b) Notwithstanding the foregoing, (i) approval of the Company’s stockholders shall be obtained for any amendment that would require such approval in order to satisfy the requirements of Code Section 422, if applicable, any rules of the stock exchange on which the Shares are traded or other applicable law, and (ii) without stockholder approval to the extent required by the rules of any applicable national securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, except as otherwise permitted under Section 5 of the Plan, (A) no amendment or modification may reduce the Exercise Price of any Option or Stock Appreciation Right, (B) the Administrator may not cancel any outstanding Option or Stock Appreciation Right and replace it with a new Option or Stock Appreciation Right, another Award or cash and (C) the Administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system.
(c) Subject to the terms and conditions of the Plan and Code Section 409A, the Administrator may modify, extend or renew outstanding Awards under the Plan, or accept the surrender of outstanding Awards (to the extent not already exercised) and grant new Awards in substitution of them (to the extent not already exercised).
(d) Notwithstanding the foregoing, no alteration, modification or termination of an Award will, without the prior written consent of the Participant, adversely alter or impair any rights or obligations under any Award already granted under the Plan.
Section 14. Unfunded Status of Plan.
The Plan is intended to constitute an “unfunded” plan for incentive compensation. Neither the Company, the Board nor the Committee shall be required to establish any special or separate fund or to segregate any assets to assure the performance of its obligations under the Plan. With respect to any payments not yet made or Shares not yet transferred to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general unsecured creditor of the Company.
Section 15. Deferrals of Payment.
To the extent permitted by applicable law, the Administrator, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award, shall be deferred. The Administrator may also, in its sole discretion, establish one or more programs under the Plan to permit selected Participants the opportunity to elect to defer receipt of any such consideration, including any applicable election procedures, the timing of such elections, the mechanisms for payments of amounts, shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program. Deferrals by Participants (or deferred settlement or payment required by the Administrator) shall be made in accordance with Code Section 409A, if applicable, and any other applicable law.
Section 16. Withholding Taxes.
Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for federal, state and/or local income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any federal, state, or local taxes of any kind, domestic or foreign, required by law or regulation to be withheld with respect to the Award. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award granted hereunder, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Whenever Shares are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related federal, state and local taxes, domestic or foreign, to be withheld and applied to the tax obligations. With the approval of the Administrator, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery of Shares or by delivering already owned unrestricted Shares, in each case, having a value equal to the amount required to be withheld or other greater amount not exceeding the maximum statutory rate required to be collected on the transaction under applicable law, as applicable to the Participant, if such other greater amount would not, as determined by the Administrator, result in adverse financial accounting treatment (including in connection with the effectiveness of FASB Accounting Standards Update
2016-09).
Such Shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an Award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by law, to satisfy its withholding obligation with respect to any Option or other Award (including by a “net exercise” or broker assisted “cashless” exercise procedure approved by the Administrator).
Section 17. Certain Forfeitures.
The Administrator may specify in an Award Agreement that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events, in addition to the applicable vesting conditions of an Award. Such events may include, without limitation, breach of any non-competition,
non-solicitation,
confidentiality, or other restrictive covenants that are contained in an Award Agreement or that are otherwise applicable to the Participant, a termination of the Participant’s employment for Cause, or other conduct by the Participant that is detrimental to the business or reputation of the Company and its Subsidiaries and/or its Affiliates.

Section 18. Dividends; Dividend Equivalents.
Notwithstanding anything in this Plan to the contrary, to the extent that an Award contains a right to receive dividends or dividend equivalents while such Award remains unvested, such dividends or dividend equivalents will be accumulated and paid once and to the extent that the underlying Award vests, and forfeited to the extent the underlying Award is forfeited.
Section 19.
Non-United
States Employees.
Without amending the Plan, the Administrator may grant Awards to eligible persons residing in non-United
States jurisdictions on such terms and conditions different from those specified in the Plan, including the terms of any award agreement or plan, adopted by the Company or any Subsidiary thereof to comply with, or take advantage of favorable tax or other treatment available under, the laws of any non-United
States jurisdiction, as may in the judgment of the Administrator be necessary or desirable to foster and promote achievement of the purposes of the Plan and, in furtherance of such purposes the Administrator may make such modifications, amendments, procedures, sub-plans
and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries operates or has employees.
Section 20. Transfer of Awards.
No purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “
Transfer
”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator, and other than by will or by the laws of descent and distribution. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio
, and shall not create any obligation or liability of the Company, and any person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal disability, by the Participant’s guardian or legal representative. Under no circumstances will a Participant be permitted to transfer an Option or Stock Appreciation Right to a third-party financial institution without prior stockholder approval.
Section 21. Continued Employment.
The adoption of the Plan shall not confer upon any Eligible Recipient any right to continued employment or service with the Company or an Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or an Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.
Section 22. Effective Date.
The Plan will be effective as of the date of consummation of the transactions contemplated by that certain business combination agreement, dated as of July 15, 2021, by and among Altimar Acquisition Corp. II, a Cayman Islands corporation, Fathom HoldCo LLC, a Delaware limited liability company and such other parties to the agreement as set forth therein and as subject to approval by the Company’s stockholders (the “
Effective Date
”). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Shares awarded under it are outstanding and not fully vested;
provided
,
however
, that no Awards will be made under the Plan on or after the tenth anniversary of the Effective Date.

Section 23. Code Section 409A.
The intent of the parties is that payments and benefits under the Plan be either exempt from Code Section 409A or comply with Code Section 409A to the extent subject thereto, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted and be administered consistent with such intent. Any payments described in the Plan that are due within the “short-term deferral period” as defined in Code Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent required in order to avoid accelerated taxation and/or tax penalties under Code Section 409A, amounts that would otherwise be payable and benefits that would otherwise be provided upon a “separation from service” to a Participant who is a “specified employee” shall be paid on the first business day after the date that is six (6) months following the Participant’s separation from service (or upon the Participant’s death, if earlier). In addition, for purposes of the Plan, each amount to be paid or benefit to be provided to the Participant pursuant to the Plan, which constitute deferred compensation subject to Code Section 409A, shall be construed as a separate identified payment for purposes of Code Section 409A. Nothing contained in the Plan or an Award Agreement shall be construed as a guarantee of any particular tax effect with respect to an Award. The Company does not guarantee that any Awards provided under the Plan will be exempt from or in compliance with the provisions of Code Section 409A, and in no event will the Company be liable for any or all portion of any taxes, penalties, interest or other expenses that may be incurred by a Participant on account of any Award being subject to, but not in compliance with, Code Section 409A.
Section 24. Compliance with Laws.
(a) The obligation of the Company to settle Awards in Shares or other consideration shall be subject to (i) all applicable laws, rules, and regulations, (ii) such approvals as may be required by governmental agencies or the applicable national securities exchange on which the Shares may be admitted, and (iii) policies maintained by the Company from time to time in order to comply with applicable laws, rules, regulations and corporate governance requirements, including, without limitation, with respect to insider trading restrictions. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any Shares pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such Shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the Shares to be offered or sold under the Plan. The Administrator shall have the authority to provide that all Shares or other securities of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable federal, state, local or
non-U.S.
laws, rules, regulations and other requirements, and the Administrator may cause a legend or legends to be put on certificates representing Shares or other securities of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Shares or other securities of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.
(b) The Administrator may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of Shares from the public markets, the Company’s issuance of Shares to the Participant, the Participant’s acquisition of Shares from the Company and/or the Participant’s sale of Shares to the public markets, illegal, impracticable or inadvisable. If the Administrator determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Code Section 409A, (i) pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the Shares subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the Shares would have been vested or issued, as applicable), over (B) the aggregate Exercise Price (in the case of an Option or Stock Appreciation Right) or any amount payable as a condition of issuance of Shares (in the case of any other Award), and such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (ii) in the case of Restricted Shares, Restricted Stock Units or Other Share-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Shares, Restricted Stock Units or Other Share-Based Awards, or the underlying Shares in respect thereof.
Section 25. No Interference.
The existence of the Plan, any Award Agreement, and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company, the Board, the Committee, or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants, or rights to purchase stock or of bonds, debentures, or preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or that are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company or any Affiliate, or any sale or transfer of all or any part of their assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
Section 26. Erroneously Awarded Compensation; Clawback.
The Plan and all Awards issued hereunder shall be subject to any compensation recovery and/or recoupment policy adopted by the Company to comply with applicable law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or to comport with good corporate governance practices, including on a retroactive basis, as such policies may be amended from time to time. Notwithstanding anything to the contrary contained herein, the Administrator also may cancel an Award if the Participant, without the consent of the Company, (a) has engaged in or engages in activity that is in conflict with or adverse to the interests of the Company or any Affiliate while employed by or providing services to the Company or any Affiliate, including fraud or conduct contributing to any financial restatements or irregularities or (b) violates a non-competition,
non-solicitation,
non-disparagement
or
non-disclosure
covenant or agreement with the Company or any Affiliate, as determined by the Administrator, or if the Participant’s employment or service is terminated for Cause. The Administrator may also provide in an Award Agreement that in any such event the Participant will forfeit any compensation, gain or other value realized thereafter on the vesting, exercise or settlement of such Award, the sale or other transfer of such Award, or the sale of shares of Common Stock acquired in respect of such Award, and must promptly repay such amounts to the Company. The Administrator may also provide in an Award Agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), all as determined by the Administrator, then the Participant shall be required to promptly repay any such excess amount to the Company. In addition, the Company shall retain the right to bring an action at equity or law to enjoin the Participant’s activity and recover damages resulting from such activity.
Section 27. Whistleblower Acknowledgements.
Notwithstanding anything to the contrary herein, nothing in this Plan or any Award Agreement will (a) prohibit a Participant from making reports of possible violations of federal law or regulation to any governmental agency or entity in accordance with the provisions of and rules promulgated under Section 21F of the Exchange Act or Section 806 of the Sarbanes-Oxley Act of 2002, or of any other whistleblower protection provisions of federal law or regulation, or (b) require prior approval by the Company or any of its Affiliates of any reporting described in clause (a).
Section 28. Governing Law.
The Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law of such state.
Section 29. Plan Document Controls.
The Plan and each Award Agreement together constitute the entire agreement with respect to the subject matter hereof and thereof;
provided
, that in the event of any inconsistency between the Plan and such Award Agreement, the terms and conditions of the Plan shall control.

Annex I
FATHOM DIGITAL MANUFACTURING CORPORATION
2021 EMPLOYEE STOCK PURCHASE PLAN
1.
Purpose
.
The purpose of the Plan is to provide employees of the Company and its Designated Companies with an opportunity to purchase Common Stock through accumulated Contributions. The Company intends for the Plan to qualify as an “employee stock purchase plan” under Section 423 of the Code and the provisions of the Plan will be construed so as to extend and limit Plan participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code.
2.
Definitions
.
(a)    “
Administrator
” means the Board or any Committee designated by the Board to administer the Plan pursuant to Section 14.
(b)    “
Affiliate
” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. An entity shall be deemed an Affiliate for purposes of this definition only for such periods as the requisite ownership or control relationship is maintained. For purposes of this definition, “control” (including with correlative meanings, the terms “controlling,” “controlled by,” or “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise
(c)    “
Applicable Laws
” means the requirements relating to the administration of equity-based awards under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where options are, or will be, granted under the Plan.
(d)    “
Beneficial Owner
” (or any variant thereof) has the meaning defined in
Rule 13d-3
under the Exchange Act.
(e)    “
Board
” means the Board of Directors of the Company.
(f)    “
Change in Control
” shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:
(i)    any Person, other than the Company or a Subsidiary thereof, becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding voting securities (the “
Outstanding Company Voting Securities
”), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (A) of paragraph (iii) below or any acquisition directly from the Company; or
(ii)    the following individuals cease for any reason to constitute a majority of the number of Directors then serving on the Board: individuals who, during any period of two (2) consecutive years, constitute the Board and any new Director (other than a Director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of Directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds
(
2
/
3
) of the Directors then still in office who either were Directors at the beginning of the two (2) year period or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)    the consummation of a merger or consolidation of the Company or any Subsidiary thereof with any other corporation, other than a merger or consolidation (A) that results in the Outstanding Company Voting Securities immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the combined voting power of the Outstanding Company Voting Securities (or such surviving entity or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof) outstanding immediately after such merger or consolidation, and (B) immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the Board of the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof; or
(iv)    the consummation of a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty percent (50%) of the combined voting power of the voting securities of which are owned directly or indirectly by stockholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.
(g)    “
Code
” means the U.S. Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code will include such section, any valid regulation or other official applicable guidance promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.
(h)    “
Committee
” means a committee of the Board appointed in accordance with Section 14 hereof.
(i)    “
Common Stock
” means the Class A common stock of the Company, par value $0.0001 per share.
(j)    “
Company
” means Fathom Digital Manufacturing Corporation, a Delaware corporation, or any successor thereto.
(k)    “
Compensation
” includes an Eligible Employee’s base salary or base hourly wage, but excludes overtime pay, commissions, bonuses and other incentive compensation. The Administrator, in its discretion, may, on a uniform and nondiscriminatory basis, establish a different definition of Compensation for a subsequent Offering Period.
(l)    “
Contributions
” means the payroll deductions and other additional payments that the Company may permit to be made by a Participant to fund the exercise of options granted pursuant to the Plan.
(m)    “
Designated Company
” means any Subsidiary of the Company that has been designated by the Administrator from time to time in its sole discretion as eligible to participate in the Plan.
(n)    “
Director
” means a member of the Board.
(o)    “
Eligible Employee
” means any individual who is a common law employee providing services to the Company or a Designated Company and is customarily employed for at least twenty (20) hours per week and more than five (5) months in any calendar year by the Employer. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence that the Employer approves or is legally protected under Applicable Laws. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated three (3) months and one (1) day following the commencement of such leave. Notwithstanding the foregoing, the Administrator, in its discretion, from time to time may, prior to an Enrollment Date for all options to be granted on such Enrollment Date in an Offering, determine (on a uniform and nondiscriminatory basis or as otherwise permitted by Treasury Regulation
Section 1.423-2)
that the definition of Eligible Employee will or will not, as applicable, include an individual if he or she: (i) has not completed at least two (2) years of service since his or her last hire date (or such lesser period of time as may be determined by the Administrator in its discretion), (ii) customarily works not more than twenty (20) hours per week (or such lesser period of time as may be determined by the Administrator in its discretion), (iii) customarily works not more than five (5) months per calendar year (or such lesser period of time as may be determined by the Administrator in its discretion), (iv) is a highly compensated employee within the meaning of Section 414(q) of the Code, or (v) is a highly compensated employee within the meaning of Section 414(q) of the Code with compensation above a certain level or is an officer or subject to the disclosure requirements of Section 16(a) of the Exchange Act, provided the exclusion is applied with respect to each Offering in an identical manner to all highly compensated individuals of the Employer whose Eligible Employees are participating in that Offering. Each exclusion will be applied with respect to an Offering in a manner complying with U.S. Treasury Regulation
Section 1.423-2(e)(2)(ii).
(p)    “
Employer
” means the employer of the applicable Eligible Employee(s).
(q)    “
Enrollment Date
” means the first Trading Day of an Offering Period.
(r)    “
Exchange Act
” means the U.S. Securities Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.
(s)    “
Exercise Date
” means a date on which each outstanding option granted under the Plan will be exercised (except if the Plan has been terminated), as may be determined by the Administrator, in its discretion and on a uniform and nondiscriminatory basis from time to time prior to an Enrollment Date for all options to be granted on such Enrollment Date. For purposes of clarification, there may be multiple Exercise Dates during an Offering Period.
(t)    “
Fair Market Value
” as of a particular date shall mean: (i) if the Shares are listed on any established stock exchange or a national market system, including, without limitation, the New York Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing price of a Share (or if no sales were reported, the closing price on the date immediately preceding such date) as quoted on such exchange or system on the day of determination; (ii) if the Shares are not then listed on a national securities exchange, the average of the highest reported bid and lowest reported asked prices for a Share as reported by the National Association of Securities Dealers, Inc. Automated Quotations System for the last preceding date on which there was a sale of such stock in such market; or (iii) whether or not the Shares are then listed on a national securities exchange or traded in an over-the-counter
market or the value of such Shares is not otherwise determinable, such value as determined by the Administrator in good faith and in a manner not inconsistent with the regulations under Section 409A of the Code.
(u)    “
Fiscal Year
” means a fiscal year of the Company.
(v)    “
New Exercise Date
” means a new Exercise Date if the Administrator shortens any Offering Period then in progress.
(w)    “
Offering
” means an offer under the Plan of an option that may be exercised during an Offering Period as further described in Section 4. For purposes of the Plan, the Administrator may designate separate Offerings under the Plan (the terms of which need not be identical) in which Eligible Employees of one or more Employers will participate, even if the dates of the applicable Offering Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by U.S. Treasury Regulation
Section 1.423-2(a)(1),
the terms of each Offering need not be identical provided that the terms of the Plan and an Offering together satisfy U.S. Treasury Regulation
Section 1.423-2(a)(2)
and (a)(3).
(x)    “
Offering Period
” means a period beginning on such date as may be determined by the Administrator in its discretion and ending on such Exercise Date as may be determined by the Administrator in its discretion, in each case on a uniform and nondiscriminatory basis. The duration and timing of Offering Periods may be changed pursuant to Sections 4, 19 and 20.
(y)    “
Outstanding Shares
” means the then-outstanding Shares of Common Stock of the Company, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock.
(z)    “
Parent
” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.
(aa)    “
Participant
” means an Eligible Employee that participates in the Plan.
(bb)    “
Person
” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, however, a Person shall not include (i) the Company or any of its Subsidiaries; (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Subsidiaries; (iii) an underwriter temporarily holding securities pursuant to an offering of such securities; or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportion as their ownership of stock of the Company.
(cc)    “
Plan
” means this Fathom Digital Manufacturing Corporation 2021 Employee Stock Purchase Plan.
(dd)    “
Purchase Period
” means the period, as determined by the Administrator in its discretion on a uniform and nondiscriminatory basis, during an Offering Period that commences on the Offering Period’s Enrollment Date and ends on the next Exercise Date, except that if the Administrator determines that more than one Purchase Period should occur within an Offering Period, subsequent Purchase Periods within such Offering Period commence after one Exercise Date and end with the next Exercise Date at such time or times as the Administrator determines prior to the commencement of the Offering Period.
(ee)    “
Purchase Price
” means the price per Share of the Common Stock purchased under any option granted under the Plan as determined by the Administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis for all options to be granted on an Enrollment Date. With respect to any option granted under this Plan, the initial Purchase Price shall not be less than the lesser of 85% of the Fair Market Value of a Share on (i) the Enrollment Date and (ii) the Exercise Date, or such other amount as may be required under Section 423 of the Code.
(ff)    “
Share
” means a share of Common Stock.
(gg)    “
Subsidiary
” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.
(hh)    “
Trading Day
” means a day on which the national stock exchange upon which the Common Stock is listed is open for trading.

(ii)    “
U.S. Treasury Regulations
” means the Treasury regulations of the Code. Reference to a specific Treasury Regulation will include such Treasury Regulation, the section of the Code under which such regulation was promulgated, and any comparable provision of any future legislation or regulation amending, supplementing, or superseding such Section or regulation.
3.
Eligibility
.
(a)
Offering Periods
. Any Eligible Employee on a given Enrollment Date will be eligible to participate in the Plan, subject to the requirements of Section 5.
(b)
Non-U.S.
Employees
. Eligible Employees who are citizens or residents of a
non-U.S.
jurisdiction (without regard to whether they also are citizens or residents of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from participation in the Plan or an Offering if the participation of such Eligible Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code.
(c)
Limitations
. Any provisions of the Plan to the contrary notwithstanding, no Eligible Employee will be granted an option under the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company or any Parent or Subsidiary of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Parent or Subsidiary of the Company, or (ii) to the extent that his or her rights to purchase stock under all employee stock purchase plans (as defined in Section 423 of the Code) of the Company or any Parent or Subsidiary of the Company accrues at a rate, which exceeds twenty-five thousand dollars ($25,000) worth of stock (determined at the Fair Market Value of the stock at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423 of the Code and the regulations thereunder.
4.
Offering Periods
. Offering Periods will expire on the earliest to occur of (i) the completion of the purchase of Shares on the last Exercise Date occurring within twenty-seven (27) months of the applicable Enrollment Date on which the option to purchase Shares was granted, or (ii) such shorter period as may be established by the Administrator from time to time, in its discretion and on a uniform and nondiscriminatory basis, prior to an Enrollment Date for all options to be granted on such Enrollment Date.
5.
Participation
. An Eligible Employee may participate in the Plan by (i) submitting to the Company’s stock administration office (or its designee) a properly completed subscription agreement authorizing Contributions in the form provided by the Administrator for such purpose or (ii) following an electronic or other enrollment procedure determined by the Administrator, in either case on or before a date determined by the Administrator prior to an applicable Enrollment Date.
6.
Contributions
.
(a)    At the time a Participant enrolls in the Plan pursuant to Section 5, he or she will elect to have Contributions (in the form of payroll deductions or otherwise, to the extent permitted by the Administrator) made on each pay day during the Offering Period in an amount that will be subject to such limits as the Administrator may establish from time to time, in its discretion and on a uniform and nondiscriminatory basis, for all options to be granted on any Enrollment Date. The Administrator, in its sole discretion, may permit all Participants in a specified Offering to contribute amounts to the Plan through payment by cash, check or other means set forth in the subscription agreement prior to each Exercise Date of each Purchase Period. A Participant’s subscription agreement will remain in effect for successive Offering Periods unless terminated as provided in Section 10 hereof.

(b)    In the event Contributions are made in the form of payroll deductions, such payroll deductions for a Participant will commence on the first pay day following the Enrollment Date and will end on the last pay day on or prior to the last Exercise Date of such Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.
(c)    All Contributions made for a Participant will be credited to his or her account under the Plan and Contributions will be made in whole percentages of his or her Compensation only. A Participant may not make any additional payments into such account.
(d)    A Participant may discontinue his or her participation in the Plan as provided under Section 10. Except as may be permitted by the Administrator, as determined in its sole discretion, a Participant may not change the rate of his or her Contributions during an Offering Period.
(e)    Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 3(c), a Participant’s Contributions may be decreased to zero percent (0%) at any time during a Purchase Period. Subject to Section 423(b)(8) of the Code and Section 3(c) hereof, Contributions will recommence at the rate originally elected by the Participant effective as of the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.
(f)    Notwithstanding any provisions to the contrary in the Plan, the Administrator may allow Participants to participate in the Plan via cash contributions instead of payroll deductions if (i) payroll deductions are not permitted under applicable local law, or (ii) the Administrator determines that cash contributions are permissible under Section 423 of the Code.
(g)    At the time the option is exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of (or any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company’s or Employer’s federal, state, local or any other tax liability payable to any authority including taxes imposed by jurisdictions outside of the U.S., national insurance, social security or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock (or any other time that a taxable event related to the Plan occurs). At any time, the Company or the Employer may, but will not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company or the Employer to meet applicable withholding obligations, including any withholding required to make available to the Company or the Employer any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Eligible Employee. In addition, the Company or the Employer may, but will not be obligated to, withhold from the proceeds of the sale of Common Stock or any other method of withholding the Company or the Employer deems appropriate to the extent permitted by U.S. Treasury Regulation
Section 1.423-2(f).
7.
Grant of Option
.
On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period will be granted an option to purchase on each Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares of Common Stock determined by dividing such Eligible Employee’s Contributions accumulated prior to such Exercise Date and retained in the Eligible Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event will an Eligible Employee be permitted to purchase during each Purchase Period more than a maximum number of Shares of Common Stock determined by the Administrator prior to the first Offering Period, if any (with such number subject to any adjustment pursuant to Section 19) and provided further that such purchase will be subject to the limitations set forth in Sections 3(c) and 13. The Eligible Employee may accept the grant of such option by electing to participate in the Plan in accordance with the requirements of Section 5. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares of Common Stock that an Eligible Employee may purchase during each Purchase Period. Exercise of the option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The option will expire on the last day of the Offering Period.

8.
Exercise of Option
.
(a)    Unless a Participant withdraws from the Plan as provided in Section 10, his or her option for the purchase of Shares of Common Stock will be exercised automatically on each Exercise Date, and the maximum number of full Shares subject to the option will be purchased for such Participant at the applicable Purchase Price with the accumulated Contributions from his or her account. No fractional Shares of Common Stock will be purchased; any Contributions accumulated in a Participant’s account that are not sufficient to purchase a full Share will be retained in the Participant’s account for the subsequent Purchase Period or Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. Any other funds left over in a Participant’s account after the Exercise Date will be returned to the Participant. During a Participant’s lifetime, a Participant’s option to purchase Shares hereunder is exercisable only by him or her.
(b)    If the Administrator determines that, on a given Exercise Date, the number of Shares of Common Stock with respect to which options are to be exercised may exceed (i) the number of Shares of Common Stock that were available for sale under the Plan on the Enrollment Date of the applicable Offering Period, or (ii) the number of Shares of Common Stock available for sale under the Plan on such Exercise Date, the Administrator may in its sole discretion (x) provide that the Company will make a pro rata allocation of the Shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all Participants exercising options to purchase Common Stock on such Exercise Date, and continue all Offering Periods then in effect or (y) provide that the Company will make a pro rata allocation of the Shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as will be practicable and as it will determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Exercise Date, and terminate any or all Offering Periods then in effect pursuant to Section 20. The Company may make a pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.
9.
Delivery
.
As soon as reasonably practicable after each Exercise Date on which a purchase of Shares of Common Stock occurs, the Company will arrange the delivery to each Participant of the Shares purchased upon exercise of his or her option in a form determined by the Administrator (in its sole discretion) and pursuant to rules established by the Administrator. The Company may permit or require that Shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of Share transfer. The Company may require that Shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such Shares. No Participant will have any voting, dividend, or other stockholder rights with respect to Shares of Common Stock subject to any option granted under the Plan until such Shares have been purchased and delivered to the Participant as provided in this Section 9.
10.
Withdrawal
.
(a)    A Participant may withdraw all but not less than all the Contributions credited to his or her account and not yet used to exercise his or her option under the Plan at any time, subject to any limitations imposed by the Administrator and/or by Company policies, by (i) submitting to the Company’s stock administration office (or its designee) a written notice of withdrawal in the form determined by the Administrator for such purpose, or (ii) following an electronic or other withdrawal procedure determined by the Administrator. All of the Participant’s Contributions credited to his or her account will be paid to such Participant promptly after receipt of notice of withdrawal and such Participant’s option for the Offering Period will be automatically terminated, and no further Contributions for the purchase of Shares will be made for such Offering Period. If a Participant withdraws from an Offering Period, Contributions will not resume at the beginning of the succeeding Offering Period, unless the Participant re-enrolls
in the Plan in accordance with the provisions of Section 5.

(b)    A Participant’s withdrawal from an Offering Period will not have any effect on his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.
11.
Termination of Employment
.
Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she will be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant’s account during the Offering Period but not yet used to purchase Shares of Common Stock under the Plan will be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 15, and such Participant’s option will be automatically terminated. Unless otherwise provided by the Administrator, a Participant whose employment transfers between entities through a termination with an immediate rehire (with no break in service) by the Company or a Designated Company will not be treated as terminated under the Plan.
12.
Interest
.
No interest will accrue on the Contributions of a participant in the Plan, except as may be required by Applicable Law, as determined by the Company, and if so required by the laws of a particular jurisdiction, except to the extent otherwise permitted by U.S. Treasury Regulation
Section 1.423-2(f).
13.
Stock
.
(a)    Subject to adjustment upon changes in capitalization of the Company as provided in Section 19 hereof, the maximum number of Shares of Common Stock that will be made available for sale under the Plan will be
[
●
]
Shares of Common Stock
1
; provided, that the total number of Shares that will be reserved, and that may be issued, under the Plan will automatically increase on the first trading day of each calendar year, beginning with calendar year 2023, by a number of Shares equal to one percent (1%) of the total number of Outstanding Shares on the last day of the prior calendar year. Notwithstanding the foregoing, the Administrator may act prior to January 1 of a given year to provide that there will be no such increase in the share reserve for that year or that the increase in the share reserve for such year will be a lesser number of Shares than provided herein.
(b)    Shares issued under the Plan may, in whole or in part, be authorized but unissued Shares or Shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise.
(c)    Until the Shares of Common Stock are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), a Participant will have only the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder will exist with respect to such Shares.
(d)    Shares of Common Stock to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse, as the Participant may elect.
14.
Administration
. The Plan will be administered by the Board or a Committee appointed by the Board, which Committee will be constituted to comply with Applicable Laws. The Administrator will have full and exclusive discretionary authority to: (i) construe, interpret and apply the terms of the Plan, (ii) delegate ministerial duties to any of the Company’s employees, (iii) supply omissions or correct defects in the Plan, (iv) designate separate Offerings under the Plan, (v) designate Subsidiaries of the Company as participating in the Plan, (vi) determine eligibility, (vii) adjudicate all disputed claims filed under the Plan and (viii) establish such procedures that it deems necessary for the administration of the Plan (including, without limitation, to adopt such procedures and sub-plans
as are necessary or appropriate to permit the participation in the Plan by employees who are foreign nationals or employed outside the U.S., the terms of which sub-plans
may take precedence over other provisions of this Plan, with the exception of Section 13(a) hereof, but unless otherwise

1	Note to Draft: Initial share reserve to equal 1% of total Shares.

superseded by the terms of such
sub-plan,
the provisions of this Plan will govern the operation of such sub-plan).
Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding eligibility to participate, the definition of Compensation, handling of Contributions, making of Contributions to the Plan (including, without limitation, in forms other than payroll deductions), establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of stock certificates that vary with applicable local requirements. The Administrator also is authorized to determine that, to the extent permitted by U.S. Treasury Regulation
Section 1.423-2(f),
the terms of an option granted under the Plan or an Offering to citizens or residents of a
non-U.S.
jurisdiction will be less favorable than the terms of options granted under the Plan or the same Offering to employees residing solely in the U.S. Every finding, decision, and determination made by the Administrator will, to the full extent permitted by law, be final and binding upon all parties.
15.
Designation of Beneficiary
.
(a)    If permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any Shares of Common Stock and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such Shares and cash. In addition, if permitted by the Administrator, a Participant may file a designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.
(b)    Such designation of beneficiary may be changed by the Participant at any time by notice in a form determined by the Administrator. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company will deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.
(c)    All beneficiary designations will be in such form and manner as the Administrator may designate from time to time. Notwithstanding Sections 15(a) and (b) above, the Company and/or the Administrator may decide not to permit such designations by Participants in
non-U.S.
jurisdictions to the extent permitted by U.S. Treasury Regulation
Section 1.423-2(f).
16.
Transferability
. Neither Contributions credited to a Participant’s account nor any rights with regard to the exercise of an option or to receive Shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 15 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10 hereof.
17.
Use of Funds
. The Company may use all Contributions received or held by it under the Plan for any corporate purpose, and the Company will not be obligated to segregate such Contributions. Until Shares of Common Stock are issued, Participants will have only the rights of an unsecured creditor with respect to such Contributions and such Shares.
18.
Reports
.
Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to participating Eligible Employees at least annually, which statements will set forth the amounts of Contributions, the Purchase Price, the number of Shares of Common Stock purchased and the remaining cash balance, if any.
19.
Adjustments, Dissolution, Liquidation, Merger, or Change in Control
.
(a)
Adjustments
. In the event that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up,
spin-off,
combination, repurchase, or exchange of Common Stock or other securities of the Company, or other change in the corporate structure of the Company affecting the Common Stock occurs, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the number and class of Common Stock that may be delivered under the Plan, the Purchase Price per share and the number of shares of Common Stock covered by each option under the Plan that has not yet been exercised, and the numerical limits of Sections 7 and 13.
(b)
Dissolution or Liquidation
. In the event of the proposed dissolution or liquidation of the Company, any Offering Period then in progress will be shortened by setting a New Exercise Date, and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date will be before the date of the Company’s proposed dissolution or liquidation. The Administrator will notify each Participant in writing or electronically, prior to the New Exercise Date, that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
(c)
Change in Control
. In the event of a Change in Control, each outstanding option will be assumed or an equivalent option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation fails to assume or substitute for the option, the Offering Period with respect to which such option relates will be shortened by setting a New Exercise Date on which such Offering Period will end. The New Exercise Date will occur before the date of the Company’s proposed merger or Change in Control. The Administrator will notify each Participant in writing or electronically prior to the New Exercise Date that the Exercise Date for the Participant’s option has been changed to the New Exercise Date and that the Participant’s option will be exercised automatically on the New Exercise Date, unless prior to such date, the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.
20.
Amendment or Termination
.
(a)    The Administrator, in its sole discretion, may amend, suspend, or terminate the Plan, or any part thereof, at any time and for any reason. If the Plan is terminated, the Administrator, in its discretion, may elect to terminate all outstanding Offering Periods either immediately or upon completion of the purchase of Shares of Common Stock on the next Exercise Date (which may be sooner than originally scheduled, if determined by the Administrator in its discretion), or may elect to permit Offering Periods to expire in accordance with their terms (and subject to any adjustment pursuant to Section 19). If the Offering Periods are terminated prior to expiration, all amounts then credited to Participants’ accounts that have not been used to purchase Shares of Common Stock will be returned to the Participants (without interest thereon, except as otherwise required under Applicable Laws, as further set forth in Section 12 hereof) as soon as administratively practicable.
(b)    Without stockholder consent and without limiting Section 20(a), the Administrator will be entitled to change the Offering Periods or Purchase Periods, designate separate Offerings, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit Contributions in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed Contribution elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with Contribution amounts, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable that are consistent with the Plan.
(c)    In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify, amend or terminate the Plan to reduce or eliminate such accounting consequence including, but not limited to:
(i)    amending the Plan to conform with the safe harbor definition under the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto), including with respect to an Offering Period underway at the time;
(ii)    altering the Purchase Price for any Offering Period or Purchase Period including an Offering Period or Purchase Period underway at the time of the change in Purchase Price;
(iii)    shortening any Offering Period or Purchase Period by setting a New Exercise Date, including an Offering Period or Purchase Period underway at the time of the Administrator action;
(iv)    reducing the maximum percentage of Compensation a Participant may elect to set aside as Contributions; and
(v)    reducing the maximum number of Shares of Common Stock a Participant may purchase during any Offering Period or Purchase Period.
Such modifications or amendments will not require stockholder approval or the consent of any Participants.
21.
Notices
.
All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form and manner specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.
22.
Conditions Upon Issuance of Shares
.
Shares of Common Stock will not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto will comply with all applicable provisions of law, domestic or foreign, including, without limitation, the U.S. Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and will be further subject to the approval of counsel for the Company with respect to such compliance.
As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.
23.
Section 409A of the Code
.
The Plan is exempt from the application of Section 409A of the Code and any ambiguities herein will be interpreted to so be exempt from Section 409A of the Code. In furtherance of the foregoing and notwithstanding any provision in the Plan to the contrary, if the Administrator determines that an option granted under the Plan may be subject to Section 409A of the Code or that any provision in the Plan would cause an option under the Plan to be subject to Code Section 409A, the Administrator may amend the terms of the Plan and/or of an outstanding option granted under the Plan, or take such other action the Administrator determines is necessary or appropriate, in each case, without the Participant’s consent, to exempt any outstanding option or future option that may be granted under the Plan from or to allow any such options to comply with Section 409A of the Code, but only to the extent any such amendments or action by the Administrator would not violate Code Section 409A. Notwithstanding the foregoing, the Company will have no liability to a Participant or any other party if any option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto. The Company makes no representation that any option to purchase Common Stock under the Plan is compliant with Section 409A of the Code.
24.
Term of Plan
.
The Plan will become effective upon approval by the stockholders. It will continue in effect for a term of ten (10) years, unless sooner terminated under Section 20.
25.
Stockholder Approval
.
The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.
26.
Governing Law
.
The Plan will be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law
provisions).
27.
No Right to Employment
.
Participation in the Plan by a Participant will not be construed as giving a Participant the right to be retained as an employee of the Company or a Subsidiary or affiliate of the Company, as applicable. Further, the Company or a Subsidiary or affiliate of the Company may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
28.
Severability
.
If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable for any reason in any jurisdiction or as to any Participant, such invalidity, illegality or unenforceability will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as to such jurisdiction or Participant as if the invalid, illegal or unenforceable provision had not been included.
29.
Compliance with Applicable Laws
.
The terms of this Plan are intended to comply with all Applicable Laws and will be construed accordingly.

Annex J
FORM OF SUBSCRIPTION AGREEMENT FOR WALL-CROSS SUBSCRIBERS
This SUBSCRIPTION AGREEMENT (this “
Subscription Agreement
”) is entered into on July 15, 2021, by and among Altimar Acquisition Corp. II, a Cayman limited exempted company (the “
Company
”), Fathom Holdco, LLC, a Delaware limited liability company (“
Fathom
”), and the undersigned subscriber (“
Subscriber
”). Prior to the closing of the Transactions (as defined below), the Company will domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Cayman Islands Companies Act (2021 Revision) (the “
Domestication
”).
WHEREAS, concurrently with the execution of this Subscription Agreement, the Company and Fathom are, together with the other parties thereto, entering into that certain Business Combination Agreement, dated as of the date hereof, providing for a business combination between the Company and Fathom (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “
Transaction Agreement
” and the transactions contemplated by the Transaction Agreement to be completed on and prior to the closing date thereof, the “
Transactions
”) pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth in the Transaction Agreement, the Company is combining with Fathom;
WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, following the Domestication but immediately prior to the consummation of the Transactions, that number of the Company’s Class A Common Stock, par value $0.0001 per share (the “
Class
 A Common Shares
”), set forth on the signature page hereto (the “
Subscribed Shares
”) for a purchase price of $10.00 per share (the “
Per Share Price
” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “
Purchase Price
”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and
WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into other subscription agreements (the “
Other Subscription Agreements
” and together with this Subscription Agreement, the “
Subscription Agreements
”) with certain other institutional “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “
Securities Act
”)) or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (the “
Other Subscribers
” and together with Subscriber, the “
Subscribers
”), pursuant to which such Other Subscribers have agreed to purchase additional Class A Common Shares on the closing date of the Transactions (the “
Other Subscribed Shares
” and together with the Subscribed Shares, the “
Collective Subscribed Shares
”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Section 1.
Subscription
.
Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “
Subscription
”). Subscriber understands that, pursuant to the Domestication, the Subscribed Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation. Upon Subscriber’s request, the Company shall deliver to Subscriber: (i) a duly completed and executed Internal Revenue Service Form
W-9
or
W-8BenE,
as applicable and (ii) the names, email addresses and telephone numbers of two company contacts (the “
Wire Verification Information
”). The Company shall deliver the Wire Verification Information as soon as practicable upon receiving such request from the Subscriber.

Section 2.
Closing
.
(a) The consummation of the Subscription contemplated hereby (the “
Closing
”) shall occur on the closing date of the Transactions contemplated by the Transaction Agreement (the “
Closing Date
”), immediately prior to or substantially concurrently with the consummation of the Transactions to be completed on the Closing Date.
(b) At least six (6) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “
Closing Notice
”) which shall: (i) specify the anticipated Closing Date, (ii) provide the wire instructions for delivery of the Purchase Price to the Company and (iii) confirm the Wire Verification Information, if previously provided to Subscriber upon request by Subscriber. No later than 5:00 PM New York City time on two (2) Business Days prior to the Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing, and deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form
W-9
or appropriate Form
W-8.
Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this
Section
 2,
the Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. Notwithstanding the foregoing two sentences, if Subscriber informs the Company (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, or (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. In the event that (i) the Company does not accept the subscription or (ii) the consummation of the Transactions does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this
Section
 2
to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with
Section
 7
herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this
Section
 2
. For the purposes of this Subscription Agreement, “
Business Day
” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
(c) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or any proceedings for any of such purposes, shall be ongoing;

(ii)
all conditions precedent to the closing of the Transactions set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transactions), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing; and

(iii)
no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions or the Subscription contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.

(d) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)
all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date; and

(ii)	Subscriber shall not be in material breach of any covenant, agreement or condition required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i)
Each of the respective representations and warranties of each of the Company and Fathom contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect and Fathom Material Adverse Effect (each as defined below), which such respective representations and warranties shall be true and correct in all respects) at and as of the Closing Date;

(ii)
the Company shall not be in material breach of any covenant, agreement or condition required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)
the terms of the Transaction Agreement shall not have been amended or modified in a manner that would materially and adversely affect Subscriber (in its capacity as such) without Subscriber’s prior written consent.

(f) Prior to or at the Closing, each of the Company and Subscriber shall deliver all such other information as is reasonably requested by the other party in order for the Company to issue the Subscribed Shares to Subscriber.
Section 3.
Company Representations and Warranties
.
The Company represents and warrants to Subscriber and the Placement Agents (as defined below) that:
(a) The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii)
, where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “
Company Material Adverse Effect
” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.
(b) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable
and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date), by contract, or the laws of its jurisdiction of incorporation.
(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber and Fathom, this Subscription Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i)
 and
(iii)
, would reasonably be expected to have a Company Material Adverse Effect.
(e) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including a national securities exchange such as the New York Stock Exchange (such national securities exchange, the “
Stock Exchange
”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii), the filing of the Registration Statement pursuant to
Section
 6
below, (iii) those required by the Stock Exchange, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transactions as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) other filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.
(f) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, investigation, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or any of its directors or officers in their capacities as such or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company or any of its directors or officers in their capacities as such.
(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in
Section
 5
of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.

(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Collective Subscribed Shares. Neither the Company nor any person acting on its behalf has offered or will offer any of the Collective Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
(i) The Company is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance,
default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(j) Except for J.P. Morgan Securities LLC (“
JPM
”) and Stifel, Nicolaus & Company, Incorporated (“
Stifel
” and together with JPM, the “
Placement Agents
”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.
(k) The Company has filed each form, report, statement, schedule, prospectus, proxy and registration statement (the “
SEC Documents
”) that the Company was required to file with the Securities and Exchange Commission (the “
Commission
”) since its initial registration of the Class A Common Shares with the Commission and through the date hereof. As of their respective filing dates (the “
Filing Dates
”), the SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), and the rules and regulations of the Commission promulgated thereunder and currently in effect at the Filing Date, and none of the SEC Documents, when filed, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that were amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. A copy of each SEC Document is available to Subscriber via the Commission’s EDGAR system. As of the date hereof, there are, and upon Closing there shall be, no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents.
(l) As of the date hereof, the Company’s issued and outstanding Class A ordinary shares (“
Class
 A ordinary shares
”) are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the New York Stock Exchange (“
NYSE
”) under the symbol “ATMR” (it being understood that the trading symbol will be changed in connection with the Transactions). Except as disclosed in the SEC Documents, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the SEC, respectively, to prohibit or terminate the listing of the Company’s shares on NYSE or to deregister the shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the shares under the Exchange Act. Upon consummation of the Transactions, the issued and outstanding shares of Class A Common Shares will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange (as defined herein).
(m) The Company is not, and immediately after receipt of payment for the Subscribed Shares and consummation of the Transactions, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(n) Other than the Other Subscription Agreements entered into with the Other Subscribers, neither the Company nor Fathom has not entered into any side letter or similar agreement that materially benefits any Other Subscriber (in such Other Subscriber’s capacity as an Other Subscriber) with respect to the terms of the Subscription. No Other Subscription Agreement or other document with respect to any PIPE Investment includes terms and conditions with respect to the Subscription that are more materially advantageous to any Other Subscriber (in such Other Subscriber’s capacity as an Other Subscriber) or other party than to Subscriber hereunder, and there has been no amendment, modification or waiver under any such Other Subscription Agreements following the date of the Subscription Agreement.
(o) As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (a) 500,000,000 shares of Class A ordinary shares, par value $0.0001 per share, of which 34,500,000 are issued and outstanding, (b) 50,000,000 shares of Class B ordinary shares, par value $0.0001 per share (“
Class
 B ordinary shares
”), of which 8,625,000 are issued and outstanding, and (c) 5,000,000 preference shares, par value $0.0001 per share (“
Preferred Shares
”), of which no shares are issued and outstanding. As of the date of this Subscription Agreement, the Company has 8,625,000 public warrants outstanding and 9,900,000 private placement warrants outstanding. Each private placement warrant and public warrant is exercisable for one Class A ordinary share at an exercise price of $11.50 per share. Except as set forth in this
Section
 3(o),
the SEC Documents and pursuant to the Other Subscription Agreements and the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A ordinary shares, Class B ordinary shares or any other equity interests in the Company or any of its subsidiaries, or securities convertible into or exchangeable or exercisable for any such Class A ordinary shares, Class B ordinary shares or other equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Transaction Agreement.
Section 4.
Fathom Representations and Warranties
.
Fathom represents and warrants to Subscriber and the Placement Agents that:
(a) Fathom (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of formation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii)
, where the failure to be in good standing would not reasonably be expected to have a Fathom Material Adverse Effect. For purposes of this Subscription Agreement, a “
Fathom Material Adverse Effect
” means an event, change, development, occurrence, condition or effect with respect to Fathom and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Fathom’s ability to consummate the transactions contemplated hereby.
(b) This Subscription Agreement has been duly authorized, executed and delivered by Fathom, and assuming the due authorization, execution and delivery of the same by Subscriber and Company, this Subscription Agreement constitutes the valid and legally binding obligation of Fathom, enforceable against Fathom in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
(c) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by Fathom with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Fathom pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Fathom is a party or by which Fathom is bound or to which any of the property or assets of Fathom is subject; (ii) the organizational documents of Fathom; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Fathom or any of its properties that, in the case of clauses (i)
 and
(iii)
, would reasonably be expected to have a Fathom Material Adverse Effect.

Section 5.
Subscriber Representations and Warranties
.
Subscriber represents and warrants to the Company and Fathom that:
(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.
(b) This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company and Fathom, this Subscription Agreement constitutes the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i)
 and
(iii)
, would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “
Subscriber Material Adverse Effect
” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.
(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act), and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares and is an “institutional account” as defined by FINRA Rule 4512(c).
(e) Subscriber understands that the Subscribed Shares are being offered in transactions not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“
Rule 144
”) until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.
(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any of the respective representations, warranties, covenants or agreements made to Subscriber by each of the Company, Fathom, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than the respective representations, warranties, covenants and agreements of each of the Company and Fathom expressly set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided to Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber agrees that neither of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares. On behalf of itself and its affiliates, Subscriber releases each of the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.
(g) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and its subsidiaries and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has received (or in the case of documents filed with the Commission, had access to) the Company’s filings with the Commission and any disclosure documents provided by or on behalf of the Company or Fathom in connection with this Subscription. Subscriber acknowledges that no statement or printed material contrary to any such disclosure documents has been made or given to Subscriber by or on behalf of the Company or Fathom. Subscriber acknowledges and agrees that none of the Placement Agents, or any affiliate of the Placement Agents, has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company or Fathom or the quality or value of the Subscribed Shares and the Placement Agents and any of their respective affiliates may have acquired non-public
information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, (a) none of the Placement Agents or any of their respective affiliates has acted as a financial advisor or fiduciary to Subscriber, and (b) each of the Placement Agents is acting solely as placement agent to the Company and is not acting as an underwriter or in any other capacity or as a fiduciary for the Company, Fathom or any other person or entity in connection with the Transaction and (c) none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Subscribed Shares. Subscriber acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, Fathom or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company and/or Fathom.
(h) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company, Fathom, or their respective representatives or affiliates, or by means of contact from the Placement Agents and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, Fathom or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
(i) Subscriber acknowledges and agrees that (i) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, and (ii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, Fathom or the Transactions.
(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.
(k) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.
(l) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.
(m) Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transactions), a Sanctioned Person. Subscriber is not a
non-U.S.
shell bank or providing banking services to a
non-U.S.
shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “
BSA/PATRIOT Act
”), that Subscriber maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that, to its best knowledge, the funds held by Subscriber and used to purchase the Subscribed Shares are derived from lawful activities. For purposes of this Agreement, “
Sanctioned Person
” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “
Sanctions
” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of

Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury and (e) the Cayman Islands.
(n) Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or Fathom (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act).
(o) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.
(p) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “
Code
”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a
non-U.S.
plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local,
non-U.S.
or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “
Plan
”) subject to the fiduciary or prohibited Transactions provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “
Transactions Parties
”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Subscribed Shares will result in a non-exempt prohibited Transactions under ERISA or Section 4975 of the Code or any similar law or regulation.
(q) Subscriber has, and at the Closing will have, sufficient funds or immediate unconditional availability to sufficient funds, to pay the Purchase Price pursuant to
Section
 2
and any damages required to be paid after termination of this Agreement.
(r) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber based on any arrangement entered into by or on behalf of Subscriber.
(s) Subscriber acknowledges and is aware that (i) the Placement Agents are each acting as the Company’s joint placement agent, (ii) JPM is acting as capital markets advisor to the Company in connection with the Transactions and (iii) JPM has acted as underwriter to the Company in connection with the Company’s initial public offering.
Section 6.
Registration of Subscribed Shares
.
(a) The Company agrees that the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “
Registration Statement
”) no later than (30) calendar days after the Closing Date, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the Commission reviews and has written comments to the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “
Effectiveness
Deadline
”); provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review and comment at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Unless otherwise agreed to in writing by Subscriber, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement prior to the Registration Statement becoming effective upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission. In such event, the number of Subscribed Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional Subscribed Shares that were not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). If requested by Subscriber, the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Subscribed Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities (as defined below) and, at the request of a Holder (as defined below), cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required. Any costs related to the foregoing, including fees of the transfer agent, DTC and legal counsel to the Company shall be borne by the Company. The Company will use commercially reasonable efforts to make and keep public information available (as those terms are understood and defined in Rule 144) and file all reports, and provide all customary and reasonable cooperation, necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange on which the Company’s Class A Common Shares are then listed and update or amend the Registration Statement as necessary to include Registrable Securities. “
Registrable Securities
” shall mean, as of any date of determination, the Subscribed Shares and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) three (3) years, (B) the date all Subscribed Shares held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by a Holder, or (D) when such securities shall have ceased to be outstanding. “
Holder
” shall mean Subscriber or any affiliate of Subscriber to which the rights under this
Section
 6
shall have been assigned. The Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up
or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer Subscriber Shares. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if, in the reasonable determination of the Company’s board of directors, upon advice of legal counsel, such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “
Suspension Event
”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.
(b) In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Company shall:
(i) advise Subscriber, as expeditiously as possible:
(i) when a Registration Statement or any amendment thereto has been filed with the Commission;
(ii) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (iv) above constitutes material, nonpublic information regarding the Company.

(ii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii)
upon the occurrence of any event contemplated in
Section
 6(b)(i)(iv)
above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv)	use its commercially reasonable efforts to allow Subscriber to review disclosure regarding Subscriber in the Registration Statement; and

(v)
otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Subscriber, consistent with the terms of this Subscription Agreement, in connection with the registration of the Subscribed Shares.

(c) Upon receipt of any written notice from the Company (which notice shall not contain any material non-public
information regarding the Company) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the undersigned will deliver to the Company, or in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing
document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.
Section 7.
Termination
. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transactions, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated or (d) by written notice from Subscriber or any other party given anytime on or after December 31, 2021, if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date, (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence of this
Section
 7
, this Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by Subscriber to Company in connection herewith shall promptly (and in any event within two business days) following the Termination Event be returned to Subscriber.
Section 8.
Trust Account Waiver
. Subscriber hereby acknowledges that the Company has established a trust account (the “
Trust Account
”) containing the proceeds of its initial public offering (the “
IPO
”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, in each case arising out of or as a result of, in connection with or relating in any way to this Subscription Agreement and the transactions contemplated by this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “
Released Claims
”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of this Subscription Agreement and the transactions contemplated by this Subscription Agreement, and (c) will not seek recourse against the Trust Account for any reason whatsoever;
provided
,
however
, that nothing in this
Section
 8
shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of shares of Class A Common Shares of the Company acquired by any means other than pursuant to this Subscription Agreement.
Section 9.
Indemnity
.
(a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, and officers, employees, and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein.
(b) Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Company against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing to the Company by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by the Company upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation. Each of the Company and Fathom acknowledge and agree that each purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of each of the respective acknowledgments, understandings, agreements, representations and warranties herein (as modified by such notice) made by each of the Company and Fathom as of the time of such purchase.
(c) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.
(e) If the indemnification provided under this
Section
 9
from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section
 9
from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this
Section
 9(e)
by any seller of Subscribed Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Subscribed Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

Section 10.
Miscellaneous
.
(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date and time of transmission to such recipient, provided that no electronic mail is undeliverable or other rejection notice is generated, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this
Section
 10(a)
.
(b) Subscriber acknowledges that the Company, Fathom and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company, Fathom and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that each purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. Each of the Company and Fathom acknowledge that Subscriber and Placement Agents will rely on the respective acknowledgments, understandings, agreements, representations and warranties made by each of the Company and Fathom contained in this Subscription Agreement. Prior to the Closing, each of the Company and Fathom agree to promptly notify Subscriber and Placement Agents if they become aware that any of their respective acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.
(c) Each of the Company, Fathom, the Placement Agents, Subscriber and any other person or entity against whom a claim is brought with respect to the purchase of the Subscribed Shares is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(d) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein, except as expressly set forth herein.
(e) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and Subscriber’s rights under
Section
 6
hereof) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Company), provided that no such assignment shall relieve the Company of its obligations hereunder if any such assignee fails to perform such obligations. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates, other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.
(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(g) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall provide such information as may be reasonably requested to the extent readily available and to the extent consistent with Subscriber’s internal policies and procedures; provided that the Company agrees to keep any such information provided by Subscriber confidential except to the extent such disclosure is required in connection with registration of the Subscribed Shares for resale, by law, at the request of the staff of the Commission or under the regulations of the Stock Exchange. Subscriber acknowledges that subject to the conditions set forth in
Section
 10(t)
, the Company may file a copy of this Subscription Agreement with the Commission as an exhibit to a periodic report of the Company or a registration statement of the Company.
(h) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.
(i) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
(j) Except as otherwise provided herein (including the next sentence hereof), this Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in
Section
 10(b)
,
Section
 10(c)
,
Section
 10(e)
and this
Section
 10
(j)
, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.
(k) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company and Fathom to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company and Fathom shall each be entitled to specifically enforce Subscriber’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this
Section
 10(k)
is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
(l) In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred and documented by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.
(m) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(n) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
(o) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(p) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.
(q)
EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.
(r) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York or the federal courts of the United States of America located in the State of New York (collectively the “
Designated Courts
”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with
Section
 10(a)
of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.
(s) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.
(t) Subscriber hereby consents to the publication and disclosure in any press release issued by the Company, Fathom or any of their respective affiliates, any Form
8-K
or Form
6-K
or other filing with a governmental authority filed by the Company, Fathom or any of their respective affiliates with the Commission in connection with the execution and delivery of the Transaction Agreement or the transactions contemplated thereby and the Proxy Statement/Consent Solicitation Statement/Prospectus (as defined in the Transaction Agreement) (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the Commission or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by the Company, Fathom or any of their respective affiliates to any governmental entity or to any securityholders of the Company) of Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company, Fathom or any of their respective affiliates, a copy of this Agreement, all solely to the extent determined by such person or entity to be required by applicable law or any regulation or stock exchange listing requirement. Subscriber will promptly provide any information reasonably requested by the Company, Fathom or any of their respective affiliates for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). Notwithstanding the foregoing, any such person shall provide to Subscriber a copy of any proposed disclosure relating to Subscriber in accordance with the provisions of this
Section
 10(t)
a reasonable period of time in advance of any publication thereof and shall include such revisions to such proposed disclosure as Subscriber shall reasonably request.
(u) The Company shall, by 9:00 a.m., New York City time, on the second (2nd) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form
8-K
(collectively, the “
Disclosure Document
”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements, the Transactions and any other material, nonpublic information of the Company that the Company has provided to Subscriber at any time prior to the filing of the Disclosure Document. Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber shall not be in possession of any material, non-public
information regarding the Company received from each of the Company, Fathom or any of their respective officers, directors, or employees or agents (including the Placement Agents), and Subscriber shall no longer be subject to any confidentiality or similar obligations under any current agreement, whether written or oral with each of the Company, Fathom, the Placement Agents, or any of their affiliates in connection with the Transactions. Notwithstanding anything in this Subscription Agreement to the contrary, neither the Company nor Fathom shall (i) publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber or (ii) publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities law and (B) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber will promptly provide any information reasonably requested by the Company, Fathom or any of their respective affiliates for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).
(v) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Fathom or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.
[Signature pages follow.]

IN WITNESS WHEREOF
, each of the Company, Fathom and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ALTIMAR ACQUISITION CORP. II

By:
Name: Tom Wasserman
Title: Chief Executive Officer

Address for Notices:

Altimar Acquisition Corp. II
40 West 57th Street
33rd Floor
New York, NY 10019
ATTN:   Tom Wasserman
EMAIL: tom.wasserman@hpspartners.com

with a copy (not to constitute notice) to:

Paul, Weiss, Rifkind, Wharton &
Garrison LLP
1285 Avenue of the Americas
New York, New York 10019
Attn: Raphael M. Russo, Esq.
rrusso@paulweiss.com

[
Signature Page to Subscription Agreement
]

FATHOM HOLDCO, LLC

By:
Name: John May
Title: President

Address for Notices:

c/o CORE Industrial Partners, LLC 150 N. Riverside Plaza, Suite #2050 Chicago, Illinois 60606 ATTN: John May EMAIL: john@coreipfund.com with a copy (not to constitute notice) to:

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
ATTN: Steven J. Gavin, Matthew F.
Bergmann and Jason D. Osborn
EMAIL: SGavin@winston.com,
MBergmann@winston.com and JOsborn@winston.com

[
Signature Page to Subscription Agreement
]

SUBSCRIBER:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:

Price Per Subscribed Share:		$10.00
Aggregate Purchase Price:	$	____________________
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.
[
Signature Page to Subscription Agreement
]

ANNEX A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs)

☐
Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs)

☐
Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.” We are not a natural person.

☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is an institutional “accredited investor.”
*** AND ***

C.	AFFILIATE STATUS
(Please check the applicable box)
SUBSCRIBER:

☐	is:

☐	is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.***
Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber. (Please check the applicable subparagraphs below to indicate the basis on which you are a “qualified institutional buyer”):
☐ Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:
☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;
☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “
Investment Company Act
”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“
Small Business Investment Act
”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”);
☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;
☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “
Investment Advisers Act
”);
☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “
Internal Revenue Code
”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;
☐ is an investment adviser registered under the Investment Advisers Act; or

☐
is any institutional accredited investor, as defined in rule 501(a) under the Act (17 CFR 230.501(a)), of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.

☐ Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;
☐ Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal Transactions on behalf of a qualified institutional buyer;
☐ Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies
1
which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;
☐ Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or
☐ Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan

1
“
Family of investment companies
” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in
Rule 18f-2
under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.
Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐
Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐
Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000; or

☐
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐
Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐
Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐
Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the Company is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are institutional “accredited investors.”

SUBSCRIBER:
Print Name:

By:
Name:
Title:

FORM OF SUBSCRIPTION AGREEMENT FOR SUBSCRIBERS UNDER NDA
This SUBSCRIPTION AGREEMENT (this “
Subscription Agreement
”) is entered into on July 15, 2021, by and among Altimar Acquisition Corp. II, a Cayman limited exempted company (the “
Company
”), Fathom Holdco, LLC, a Delaware limited liability company (“
Fathom
”), and the undersigned subscriber (“
Subscriber
”). Prior to the closing of the Transactions (as defined below), the Company will domesticate as a Delaware corporation in accordance with Section 388 of the Delaware General Corporation Law, as amended, and the Cayman Islands Companies Act (2021 Revision) (the “
Domestication
”).
WHEREAS, concurrently with the execution of this Subscription Agreement, the Company and Fathom are, together with the other parties thereto, entering into that certain Business Combination Agreement, dated as of the date hereof, providing for a business combination between the Company and Fathom (as amended, modified, supplemented or waived from time to time in accordance with its terms, the “
Transaction Agreement
” and the transactions contemplated by the Transaction Agreement to be completed on and prior to the closing date thereof, the “
Transactions
”) pursuant to which, among other things, in the manner, and on the terms and subject to the conditions and exclusions set forth in the Transaction Agreement, the Company is combining with Fathom;
WHEREAS, in connection with the Transactions, Subscriber desires to subscribe for and purchase from the Company, following the Domestication but immediately prior to the consummation of the Transactions, that number of the Company’s Class A Common Stock, par value $0.0001 per share (the “
Class
 A Common Shares
”), set forth on the signature page hereto (the “
Subscribed Shares
”) for a purchase price of $10.00 per share (the “
Per Share Price
” and the aggregate of such Per Share Price for all Subscribed Shares being referred to herein as the “
Purchase Price
”), and the Company desires to issue and sell to Subscriber the Subscribed Shares in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company; and
WHEREAS, on or about the date of this Subscription Agreement, the Company is entering into other subscription agreements (the “
Other Subscription Agreements
” and together with this Subscription Agreement, the “
Subscription Agreements
”) with certain other institutional “accredited investors” (within the meaning of Rule 501(a) under the Securities Act of 1933, as amended (the “
Securities Act
”)) or “qualified institutional buyers” (as defined in Rule 144A under the Securities Act) (the “
Other Subscribers
” and together with Subscriber, the “
Subscribers
”), pursuant to which such Other Subscribers have agreed to purchase additional Class A Common Shares on the closing date of the Transactions (the “
Other Subscribed Shares
” and together with the Subscribed Shares, the “
Collective Subscribed Shares
”).
NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:
Section 1.
Subscription
.
Subject to the terms and conditions hereof, at the Closing (as defined below), Subscriber hereby agrees to subscribe for and purchase, and the Company hereby agrees to issue and sell to Subscriber, upon the payment of the Purchase Price, the Subscribed Shares (such subscription and issuance, the “
Subscription
”). Subscriber understands that, pursuant to the Domestication, the Subscribed Shares that will be issued pursuant hereto shall be shares of common stock in a Delaware corporation. Upon Subscriber’s request, the Company shall deliver to Subscriber: (i) a duly completed and executed Internal Revenue Service Form
W-9
or
W-8BenE,
as applicable and (ii) the names, email addresses and telephone numbers of two company contacts (the “
Wire Verification Information
”). The Company shall deliver the Wire Verification Information as soon as practicable upon receiving such request from the Subscriber.
Section 2.
Closing
.
(a) The consummation of the Subscription contemplated hereby (the “
Closing
”) shall occur on the closing date of the Transactions contemplated by the Transaction Agreement (the “
Closing Date
”), immediately prior to or substantially concurrently with the consummation of the Transactions to be completed on the Closing Date.

(b) At least six (6) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “
Closing Notice
”) which shall: (i) specify the anticipated Closing Date, (ii) provide the wire instructions for delivery of the Purchase Price to the Company and (iii) confirm the Wire Verification Information, if previously provided to Subscriber upon request by Subscriber. No later than 5:00 PM New York City time on two (2) Business Days prior to the Closing Date, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, such funds to be held by the Company in escrow until the Closing, and deliver to the Company such information as is reasonably requested in the Closing Notice in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued and a duly completed and executed Internal Revenue Service Form
W-9
or appropriate Form
W-8.
Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this
Section
 2,
the Company shall deliver to Subscriber (i) at the Closing, the Subscribed Shares in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee in accordance with its delivery instructions), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares on and as of the Closing Date. Notwithstanding the foregoing two sentences, if Subscriber informs the Company (1) that it is an investment company registered under the Investment Company Act of 1940, as amended, or (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, then, in lieu of the settlement procedures in the foregoing two sentences, the following shall apply: Subscriber shall deliver at 8:00 a.m. New York City time on the Closing Date the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice. In the event that (i) the Company does not accept the subscription or (ii) the consummation of the Transactions does not occur within three (3) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, the Company shall promptly (but in no event later than two (2) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this
Section
 2
to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with
Section
 7
herein, Subscriber shall remain obligated (A) to redeliver funds to the Company in escrow following the Company’s delivery to Subscriber of a new Closing Notice and (B) to consummate the Closing upon satisfaction of the conditions set forth in this
Section
 2
. For the purposes of this Subscription Agreement, “
Business Day
” means any day other than a Saturday, Sunday or any other day on which commercial banks are required or authorized to close in the State of New York.
(c) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)	no suspension of the qualification of the Subscribed Shares for offering or sale or trading in any jurisdiction, or any proceedings for any of such purposes, shall be ongoing;

(ii)
all conditions precedent to the closing of the Transactions set forth in the Transaction Agreement shall have been satisfied (as determined by the parties to the Transaction Agreement) or waived (other than those conditions which, by their nature, are to be satisfied at the closing of the Transactions pursuant to the Transaction Agreement or by the Closing itself, but subject to their satisfaction or valid waiver at the closing of the Transactions), and the closing of the Transactions shall be scheduled to occur substantially concurrently with or immediately following the Closing; and

(iii)	no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions or the Subscription contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition.
(d) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)
all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Subscriber Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date; and

(ii)	Subscriber shall not be in material breach of any covenant, agreement or condition required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.
(e) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i)
Each of the respective representations and warranties of each of the Company and Fathom contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect and Fathom Material Adverse Effect (each as defined below), which such respective representations and warranties shall be true and correct in all respects) at and as of the Closing Date;

(ii)
the Company shall not be in material breach of any covenant, agreement or condition required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing; and

(iii)
the terms of the Transaction Agreement shall not have been amended or modified in a manner that would materially and adversely affect Subscriber (in its capacity as such) without Subscriber’s prior written consent.

(f) Prior to or at the Closing, each of the Company and Subscriber shall deliver all such other information as is reasonably requested by the other party in order for the Company to issue the Subscribed Shares to Subscriber.
Section 3.
Company Representations and Warranties
.
The Company represents and warrants to Subscriber and the Placement Agents (as defined below) that:
(a) The Company (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii)
, where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “
Company Material Adverse Effect
” means an event, change, development, occurrence, condition or effect with respect to the Company and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the Company’s ability to consummate the transactions contemplated hereby, including the issuance and sale of the Subscribed Shares.

(b) As of the Closing Date, the Subscribed Shares will be duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable
and will not have been issued in violation of any preemptive rights created under the Company’s organizational documents (as adopted on or prior to the Closing Date), by contract, or the laws of its jurisdiction of incorporation.
(c) This Subscription Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber and Fathom, this Subscription Agreement constitutes the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
(d) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject; (ii) the organizational documents of the Company; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i)
 and
(iii)
, would reasonably be expected to have a Company Material Adverse Effect.
(e) The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including a national securities exchange such as the New York Stock Exchange (such national securities exchange, the “
Stock Exchange
”)) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Shares), other than (i) filings required by applicable state securities laws, (ii), the filing of the Registration Statement pursuant to
Section
 6
below, (iii) those required by the Stock Exchange, including with respect to obtaining stockholder approval, (iv) those required to consummate the Transactions as provided under the Transaction Agreement, (v) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, and (vi) other filings, the failure of which to obtain would not reasonably be expected to have a Company Material Adverse Effect.
(f) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, investigation, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or any of its directors or officers in their capacities as such or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company or any of its directors or officers in their capacities as such.
(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in
Section
 5
of this Subscription Agreement, no registration under the Securities Act is required for the offer and sale of the Subscribed Shares by the Company to Subscriber.
(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with any offer or sale of the Collective Subscribed Shares. Neither the Company nor any person acting on its behalf has offered or will offer any of the Collective Subscribed Shares in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws.
(i) The Company is in compliance with all applicable laws and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with or is in default or violation of any applicable law, except where such non-compliance,
default or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(j) Except for J.P. Morgan Securities LLC (“
JPM
”) and Stifel, Nicolaus & Company, Incorporated (“
Stifel
” and together with JPM, the “
Placement Agents
”), no broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber.
(k) The Company has filed each form, report, statement, schedule, prospectus, proxy and registration statement (the “
SEC Documents
”) that the Company was required to file with the Securities and Exchange Commission (the “
Commission
”) since its initial registration of the Class A Common Shares with the Commission and through the date hereof. As of their respective filing dates (the “
Filing Dates
”), the SEC Documents complied in all material respects with the requirements of the Securities Act, the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), and the rules and regulations of the Commission promulgated thereunder and currently in effect at the Filing Date, and none of the SEC Documents, when filed, or if amended prior to the date of this Subscription Agreement, as of the date of such amendment with respect to those disclosures that were amended, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. A copy of each SEC Document is available to Subscriber via the Commission’s EDGAR system. As of the date hereof, there are, and upon Closing there shall be, no outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents.
(l) As of the date hereof, the Company’s issued and outstanding Class A ordinary shares (“
Class
 A ordinary shares
”) are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the New York Stock Exchange (“
NYSE
”) under the symbol “ATMR” (it being understood that the trading symbol will be changed in connection with the Transactions). Except as disclosed in the SEC Documents, as of the date hereof, there is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by NYSE or the SEC, respectively, to prohibit or terminate the listing of the Company’s shares on NYSE or to deregister the shares under the Exchange Act. The Company has taken no action that is designed to terminate the registration of the shares under the Exchange Act. Upon consummation of the Transactions, the issued and outstanding shares of Class A Common Shares will continue to be registered pursuant to Section 12(b) of the Exchange Act and will be listed for trading on the Stock Exchange (as defined herein).
(m) The Company is not, and immediately after receipt of payment for the Subscribed Shares and consummation of the Transactions, will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(n) Other than the Other Subscription Agreements entered into with the Other Subscribers, neither the Company nor Fathom has not entered into any side letter or similar agreement that materially benefits any Other Subscriber (in such Other Subscriber’s capacity as an Other Subscriber) with respect to the terms of the Subscription. No Other Subscription Agreement or other document with respect to any PIPE Investment includes terms and conditions with respect to the Subscription that are more materially advantageous to any Other Subscriber (in such Other Subscriber’s capacity as an Other Subscriber) or other party than to Subscriber hereunder, and there has been no amendment, modification or waiver under any such Other Subscription Agreements following the date of the Subscription Agreement.

(o) As of the date of this Subscription Agreement, the authorized capital stock of the Company consists of (a) 500,000,000 shares of Class A ordinary shares, par value $0.0001 per share, of which 34,500,000 are issued and outstanding, (b) 50,000,000 shares of Class B ordinary shares, par value $0.0001 per share (“
Class
 B ordinary shares
”), of which 8,625,000 are issued and outstanding, and (c) 5,000,000 preference shares, par value $0.0001 per share (“
Preferred Shares
”), of which no shares are issued and outstanding. As of the date of this Subscription Agreement, the Company has 8,625,000 public warrants outstanding and 9,900,000 private placement warrants outstanding. Each private placement warrant and public warrant is exercisable for one Class A ordinary share at an exercise price of $11.50 per share. Except as set forth in this
Section
 3(o),
the SEC Documents and pursuant to the Other Subscription Agreements and the Transaction Agreement, there are no outstanding options, warrants or other rights to subscribe for, purchase or acquire from the Company any Class A ordinary shares, Class B ordinary shares or any other equity interests in the Company or any of its subsidiaries, or securities convertible into or exchangeable or exercisable for any such Class A ordinary shares, Class B ordinary shares or other equity interests. There are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any securities of the Company, other than (A) as set forth in the SEC Documents and (B) as contemplated by the Transaction Agreement.
Section 4.
Fathom Representations and Warranties
.
Fathom represents and warrants to Subscriber and the Placement Agents that:
(a) Fathom (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation, (ii) has the requisite power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into, deliver and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of formation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii)
, where the failure to be in good standing would not reasonably be expected to have a Fathom Material Adverse Effect. For purposes of this Subscription Agreement, a “
Fathom Material Adverse Effect
” means an event, change, development, occurrence, condition or effect with respect to Fathom and its subsidiaries, taken together as a whole (on a consolidated basis), that, individually or in the aggregate, would reasonably be expected to have a material adverse effect on Fathom’s ability to consummate the transactions contemplated hereby.
(b) This Subscription Agreement has been duly authorized, executed and delivered by Fathom, and assuming the due authorization, execution and delivery of the same by Subscriber and Company, this Subscription Agreement constitutes the valid and legally binding obligation of Fathom, enforceable against Fathom in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
(c) The execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Shares and the compliance by Fathom with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Fathom pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Fathom is a party or by which Fathom is bound or to which any of the property or assets of Fathom is subject; (ii) the organizational documents of Fathom; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Fathom or any of its properties that, in the case of clauses (i)
 and
(iii)
, would reasonably be expected to have a Fathom Material Adverse Effect.

Section 5.
Subscriber Representations and Warranties
.
Subscriber represents and warrants to the Company and Fathom that:
(a) Subscriber (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Subscription Agreement.
(b) This Subscription Agreement has been duly executed and delivered by Subscriber, and assuming the due authorization, execution and delivery of the same by the Company and Fathom, this Subscription Agreement constitutes the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.
(c) The execution and delivery of this Subscription Agreement, the purchase of the Subscribed Shares and the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that, in the case of clauses (i)
 and
(iii)
, would reasonably be expected to have a Subscriber Material Adverse Effect. For purposes of this Subscription Agreement, a “
Subscriber Material Adverse Effect
” means an event, change, development, occurrence, condition or effect with respect to Subscriber that would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Shares.
(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act) satisfying the applicable requirements set forth on Annex A, (ii) is acquiring the Subscribed Shares only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) (8), (9), (12) or (13) under the Securities Act), and Subscriber has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Shares and is an “institutional account” as defined by FINRA Rule 4512(c).
(e) Subscriber understands that the Subscribed Shares are being offered in transactions not involving any public offering within the meaning of the Securities Act and that the Subscribed Shares have not been registered under the Securities Act. Subscriber understands that the Subscribed Shares may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Subscriber may not be able to readily resell the Subscribed Shares and may be required to bear the financial risk of an investment in the Subscribed Shares for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Shares will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“
Rule 144
”) until at least one year from the Closing Date. Subscriber understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Shares.
(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Shares directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any of the respective representations, warranties, covenants or agreements made to Subscriber by each of the Company, Fathom, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transactions or any other person or entity, expressly or by implication, other than the respective representations, warranties, covenants and agreements of each of the Company and Fathom expressly set forth in this Subscription Agreement. Subscriber acknowledges that certain information provided to Subscriber was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections. Subscriber agrees that neither of the Placement Agents, nor any of their respective affiliates or any of their or their respective affiliates’ control persons, officers, directors or employees, shall be liable to Subscriber pursuant to this Subscription Agreement for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Subscribed Shares. On behalf of itself and its affiliates, Subscriber releases each of the Placement Agents in respect of any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements related to this Subscription Agreement or the transactions contemplated hereby.
(g) In making its decision to purchase the Subscribed Shares, Subscriber has relied solely upon independent investigation made by Subscriber. Subscriber acknowledges and agrees that Subscriber has received such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Shares, including with respect to the Company and its subsidiaries and the Transactions. Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the opportunity to ask such questions, receive such answers and obtain such information as Subscriber and such undersigned’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Shares. Without limiting the generality of the foregoing, Subscriber acknowledges that it has received (or in the case of documents filed with the Commission, had access to) the Company’s filings with the Commission and any disclosure documents provided by or on behalf of the Company or Fathom in connection with this Subscription. Subscriber acknowledges that no statement or printed material contrary to any such disclosure documents has been made or given to Subscriber by or on behalf of the Company or Fathom. Subscriber acknowledges and agrees that none of the Placement Agents, or any affiliate of the Placement Agents, has provided Subscriber with any information or advice with respect to the Subscribed Shares nor is such information or advice necessary or desired. None of the Placement Agents or any of their respective affiliates has made or makes any representation as to the Company or Fathom or the quality or value of the Subscribed Shares and the Placement Agents and any of their respective affiliates may have acquired non-public
information with respect to the Company or the Acquired Companies which Subscriber agrees need not be provided to it. In connection with the issuance of the Subscribed Shares to Subscriber, (a) none of the Placement Agents or any of their respective affiliates has acted as a financial advisor or fiduciary to Subscriber, and (b) each of the Placement Agents is acting solely as placement agent to the Company and is not acting as an underwriter or in any other capacity or as a fiduciary for the Company, Fathom or any other person or entity in connection with the Transaction and (c) none of the Placement Agents or any of their respective affiliates has prepared any disclosure or offering document in connection with the offer and sale of the Subscribed Shares. Subscriber acknowledges that the Placement Agents and their respective directors, officers, employees, representatives and controlling persons have made no independent investigation with respect to the Company, Fathom or the Subscribed Shares or the accuracy, completeness or adequacy of any information supplied to Subscriber by the Company and/or Fathom.
(h) Subscriber became aware of this offering of the Subscribed Shares solely by means of direct contact between Subscriber and the Company, Fathom, or their respective representatives or affiliates, or by means of contact from the Placement Agents and the Subscribed Shares were offered to Subscriber solely by direct contact between Subscriber and the Company, Fathom or their respective affiliates. Subscriber did not become aware of this offering of the Subscribed Shares, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Company represents and warrants that the Subscribed Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.
(i) Subscriber acknowledges and agrees that (i) the Placement Agents have not made and will not make any representation or warranty, whether express or implied, of any kind or character and have not provided any advice or recommendation in connection with the Transactions, and (ii) the Placement Agents will have no responsibility with respect to (A) any representations, warranties or agreements made by any person or entity under or in connection with the Transactions or any of the documents furnished pursuant thereto or in connection therewith, or the execution, legality, validity or enforceability (with respect to any person) or any thereof, or (B) the business, affairs, financial condition, operations, properties or prospects of, or any other matter concerning the Company, Fathom or the Transactions.
(j) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Shares. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Shares, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision.
(k) Subscriber has adequately analyzed and fully considered the risks of an investment in the Subscribed Shares and determined that the Subscribed Shares are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.
(l) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Shares or made any findings or determination as to the fairness of this investment.
(m) Subscriber is not, and is not owned or controlled by or acting on behalf of (in connection with the Transactions), a Sanctioned Person. Subscriber is not a
non-U.S.
shell bank or providing banking services to a
non-U.S.
shell bank. Subscriber represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “
BSA/PATRIOT Act
”), that Subscriber maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Subscriber also represents that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Subscriber further represents and warrants that, to its best knowledge, the funds held by Subscriber and used to purchase the Subscribed Shares are derived from lawful activities. For purposes of this Agreement, “
Sanctioned Person
” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “
Sanctions
” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of

Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury and (e) the Cayman Islands.
(n) Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of the Company or Fathom (within the meaning of Rule
13d-5(b)(1)
under the Exchange Act).
(o) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Shares hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Shares hereunder.
(p) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “
Code
”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a
non-U.S.
plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local,
non-U.S.
or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “
Plan
”) subject to the fiduciary or prohibited Transactions provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) neither the Company, nor any of its respective affiliates (the “
Transactions Parties
”) has acted as the Plan’s fiduciary, or has been relied on for advice, with respect to its decision to acquire and hold the Subscribed Shares, and none of the Transactions Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Shares and (ii) none of the acquisition, holding and/or transfer or disposition of the Subscribed Shares will result in a non-exempt prohibited Transactions under ERISA or Section 4975 of the Code or any similar law or regulation.
(q) Subscriber has, and at the Closing will have, sufficient funds or immediate unconditional availability to sufficient funds, to pay the Purchase Price pursuant to
Section
 2
and any damages required to be paid after termination of this Agreement.
(r) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Shares to Subscriber based on any arrangement entered into by or on behalf of Subscriber.
(s) Subscriber acknowledges and is aware that (i) the Placement Agents are each acting as the Company’s joint placement agent, (ii) JPM is acting as capital markets advisor to the Company in connection with the Transactions and (iii) JPM has acted as underwriter to the Company in connection with the Company’s initial public offering.
Section 6.
Registration of Subscribed Shares
.
(a) The Company agrees that the Company will file with the Commission (at the Company’s sole cost and expense) a registration statement registering the resale of the Subscribed Shares (the “
Registration Statement
”) no later than (30) calendar days after the Closing Date, and the Company shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) sixty (60) calendar days after the filing thereof (or, in the event the Commission reviews and has written comments to the Registration Statement, the ninetieth (90th) calendar day following the filing thereof) and (ii) the tenth (10th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review ((i) and (ii) collectively, the “
Effectiveness
Deadline
”); provided, that if such day falls on a Saturday, Sunday or other day that the Commission is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the Commission is open for business. The Company will use its commercially reasonable efforts to provide a draft of the Registration Statement to the undersigned for review and comment at least two (2) Business Days in advance of filing the Registration Statement; provided that, for the avoidance of doubt, in no event shall the Company be required to delay or postpone the filing of such Registration Statement as a result of or in connection with Subscriber’s review. Unless otherwise agreed to in writing by Subscriber, Subscriber shall not be identified as a statutory underwriter in the Registration Statement unless requested by the Commission or another regulatory agency; provided, that if the Commission or another regulatory agency requests that a Subscriber be identified as a statutory underwriter in the Registration Statement, Subscriber will have the opportunity to withdraw from the Registration Statement prior to the Registration Statement becoming effective upon its prompt written request to the Company. Notwithstanding the foregoing, if the Commission prevents the Company from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 of the Securities Act for the resale of the Subscribed Shares by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Subscribed Shares which is equal to the maximum number of Subscribed Shares as is permitted by the Commission. In such event, the number of Subscribed Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders and as promptly as practicable after being permitted to register additional Subscribed Shares under Rule 415 under the Securities Act, the Company shall amend the Registration Statement or file a new Registration Statement to register such additional Subscribed Shares that were not included in the initial Registration Statement and cause such amendment or Registration Statement to become effective as promptly as practicable. The Company agrees that, except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, the Company will use its commercially reasonable efforts to cause such Registration Statement to remain effective with respect to Subscriber until the earlier of (i) two years from the issuance of the Subscribed Shares, (ii) the date on which all of the Subscribed Shares shall have been sold, or (iii) on the first date on which the undersigned can sell all of its Subscribed Shares (or shares received in exchange therefor) under Rule 144 without limitation as to the manner of sale or the amount of such securities that may be sold and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable). If requested by Subscriber, the Company shall use its commercially reasonable efforts to (i) cause the removal of the restrictive legends from any Subscribed Shares being sold under the Registration Statement or pursuant to Rule 144 at the time of sale of such Registrable Securities (as defined below) and, at the request of a Holder (as defined below), cause the removal of all restrictive legends from any Registrable Securities held by such Holder that may be sold by such Holder without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions, and (ii) cause its legal counsel to deliver an opinion, if necessary, to the transfer agent in connection with the instruction under subclause (i) to the effect that the removal of such restrictive legends in such circumstances may be effected under the Securities Act, in each case upon the receipt of customary representations and other documentation, if any, from the Holder as reasonably requested by the Company, its counsel or the transfer agent, establishing that restrictive legends are no longer required. Any costs related to the foregoing, including fees of the transfer agent, DTC and legal counsel to the Company shall be borne by the Company. The Company will use commercially reasonable efforts to make and keep public information available (as those terms are understood and defined in Rule 144) and file all reports, and provide all customary and reasonable cooperation, necessary to enable Holder to resell Registrable Securities pursuant to the Registration Statement or Rule 144, as applicable, qualify the Registrable Securities for listing on the applicable stock exchange on which the Company’s Class A Common Shares are then listed and update or amend the Registration Statement as necessary to include Registrable Securities. “
Registrable Securities
” shall mean, as of any date of determination, the Subscribed Shares and any other equity security issued or issuable with respect to the Subscribed Shares by way of share split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event, provided, however, that such securities shall cease to be Registrable Securities at the earliest of (A) three (3) years, (B) the date all Subscribed Shares held by a Holder may be sold by such Holder without volume or manner of sale limitations pursuant to Rule 144 and without the requirement for the Company to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (C) the date on which such securities have actually been sold by a Holder, or (D) when such securities shall have ceased to be outstanding. “
Holder
” shall mean Subscriber or any affiliate of Subscriber to which the rights under this
Section
 6
shall have been assigned. The Company’s obligations to include the Subscribed Shares in the Registration Statement are contingent upon Subscriber furnishing in writing to the Company such information regarding Subscriber, the securities of the Company held by Subscriber and the intended method of disposition of the Subscribed Shares as shall be reasonably requested by the Company to effect the registration of the Subscribed Shares, and Subscriber shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling stockholder in similar situations, including providing that the Company shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement during any customary blackout or similar period or as permitted hereunder; provided that Subscriber shall not in connection with the foregoing be required to execute any lock-up
or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer Subscriber Shares. In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. Subscriber shall not be entitled to use the Registration Statement for an underwritten offering of Subscribed Shares. Notwithstanding anything to the contrary contained herein, the Company may delay or postpone filing of such Registration Statement, and from time to time require Subscriber not to sell under the Registration Statement or suspend the use or effectiveness of any such Registration Statement if it determines that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if, in the reasonable determination of the Company’s board of directors, upon advice of legal counsel, such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company (each such circumstance, a “
Suspension Event
”); provided, that, (w) the Company shall not so delay filing or so suspend the use of the Registration Statement for a period of more than sixty (60) consecutive days or more than two (2) times in any three hundred sixty (360) day period and (x) the Company shall use commercially reasonable efforts to make such registration statement available for the sale by the undersigned of such securities as soon as practicable thereafter.
(b) In the case of the registration effected by the Company pursuant to this Subscription Agreement, the Company shall, upon reasonable request, inform Subscriber as to the status of such registration. At its expense the Company shall:
(i) advise Subscriber, as expeditiously as possible:
(i) when a Registration Statement or any amendment thereto has been filed with the Commission;
(ii) after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Subscribed Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
(iv) subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in light of the circumstances under which they were made) not misleading.
Notwithstanding anything to the contrary set forth herein, the Company shall not, when so advising Subscriber of such events, provide Subscriber with any material, nonpublic information regarding the Company other than to the extent that providing notice to Subscriber of the occurrence of the events listed in (i) through (iv) above constitutes material, nonpublic information regarding the Company.

(ii)	use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iii)
upon the occurrence of any event contemplated in
Section
 6(b)(i)(iv)
above, except for such times as the Company is permitted hereunder to suspend, and has suspended, the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Subscribed Shares included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(iv)	use its commercially reasonable efforts to allow Subscriber to review disclosure regarding Subscriber in the Registration Statement; and

(v)
otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by Subscriber, consistent with the terms of this Subscription Agreement, in connection with the registration of the Subscribed Shares.

(c) Upon receipt of any written notice from the Company (which notice shall not contain any material non-public
information regarding the Company) of the occurrence of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made (in the case of the prospectus) not misleading, the undersigned agrees that (i) it will immediately discontinue offers and sales of the Subscribed Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the undersigned receives copies of a supplemental or amended prospectus (which the Company agrees to promptly prepare) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by the Company that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by the Company unless otherwise required by law, subpoena or regulatory request or requirement. If so directed by the Company, the undersigned will deliver to the Company, or in the undersigned’s sole discretion destroy, all copies of the prospectus covering the Subscribed Shares in the undersigned’s possession; provided, however, that this obligation to deliver or destroy all copies of the prospectus covering the Subscribed Shares shall not apply (w) to the extent the undersigned is required to retain a copy of such prospectus (A) in order to comply with applicable legal, regulatory, self-regulatory or professional requirements or (B) in accordance with a bona fide pre-existing
document retention policy or (x) to copies stored electronically on archival servers as a result of automatic data back-up.
Section 7.
Termination
. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is validly terminated in accordance with its terms without being consummated, (b) upon the mutual written agreement of all parties hereto to terminate this Subscription Agreement, (c) if, on the Closing Date of the Transactions, any of the conditions to Closing set forth in Section 2 of this Subscription Agreement have not been satisfied as of the time required hereunder to be so satisfied or waived by the party entitled to grant such waiver and, as a result thereof, the transactions contemplated by this Subscription Agreement are not consummated or (d) by written notice from Subscriber or any other party given anytime on or after December 31, 2021, if the Closing has not occurred by such date and the terminating party’s breach was not the primary reason the Closing failed to occur by such date, (the termination events described in clauses (a)–(d) above, collectively, the “Termination Events”); provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination or common law intentional fraud in the making of any representation or warranty hereunder, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach or fraud. The Company shall notify Subscriber of the termination of the Transaction Agreement promptly after the termination thereof. Upon the occurrence of any Termination Event, except as set forth in the proviso to the first sentence of this
Section
 7
, this Subscription Agreement shall be void and of no further effect and any portion of the Purchase Price paid by Subscriber to Company in connection herewith shall promptly (and in any event within two business days) following the Termination Event be returned to Subscriber.
Section 8.
Trust Account Waiver
. Subscriber hereby acknowledges that the Company has established a trust account (the “
Trust Account
”) containing the proceeds of its initial public offering (the “
IPO
”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of the Company’s public stockholders and certain other parties (including the underwriters of the IPO). For and in consideration of the Company entering into this Subscription Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Subscriber hereby (a) agrees that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, in each case arising out of or as a result of, in connection with or relating in any way to this Subscription Agreement and the transactions contemplated by this Subscription Agreement, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “
Released Claims
”), (b) irrevocably waives any Released Claims that it may have against the Trust Account now or in the future as a result of, or arising out of this Subscription Agreement and the transactions contemplated by this Subscription Agreement, and (c) will not seek recourse against the Trust Account for any reason whatsoever;
provided
,
however
, that nothing in this
Section
 8
shall be deemed to limit any Subscriber’s right to distributions from the Trust Account in accordance with the Company’s amended and restated certificate of incorporation in respect of shares of Class A Common Shares of the Company acquired by any means other than pursuant to this Subscription Agreement.
Section 9.
Indemnity
.
(a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, Subscriber, its directors, and officers, employees, and agents, and each person who controls Subscriber (within the meaning of the Securities Act or the Exchange Act) and each affiliate of Subscriber (within the meaning of Rule 405 under the Securities Act) from and against any and all losses, claims, damages, liabilities and expenses (including, without limitation, any reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by or on behalf of Subscriber expressly for use therein.
(b) Subscriber agrees, severally and not jointly with any person that is a party to the Other Subscription Agreements, to indemnify and hold harmless the Company, its directors, officers, employees and agents, and each person who controls the Company (within the meaning of the Securities Act or the Exchange Act) and each affiliate of the Company against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) resulting from any untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing to the Company by or on behalf of Subscriber expressly for use therein. In no event shall the liability of Subscriber be greater in amount than the dollar amount of the net proceeds received by the Company upon the sale of the Subscribed Shares purchased pursuant to this Subscription Agreement giving rise to such indemnification obligation. Each of the Company and Fathom acknowledge and agree that each purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of each of the respective acknowledgments, understandings, agreements, representations and warranties herein (as modified by such notice) made by each of the Company and Fathom as of the time of such purchase.
(c) Any person entitled to indemnification herein shall (1) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent. An indemnifying party who elects not to assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of legal counsel to any indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.
(d) The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director, employee, agent, affiliate or controlling person of such indemnified party and shall survive the transfer of the Subscribed Shares purchased pursuant to this Subscription Agreement.
(e) If the indemnification provided under this
Section
 9
from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by or on behalf of, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this
Section
 9
from any person who was not guilty of such fraudulent misrepresentation. Any contribution pursuant to this
Section
 9(e)
by any seller of Subscribed Shares shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Subscribed Shares pursuant to the Registration Statement. Notwithstanding anything to the contrary herein, in no event will any party be liable for consequential, special, exemplary or punitive damages in connection with this Subscription Agreement.

Section 10.
Miscellaneous
.
(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, on the date and time of transmission to such recipient, provided that no electronic mail is undeliverable or other rejection notice is generated, (iii) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address or electronic mail address, as applicable, specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this
Section
 10(a)
.
(b) Subscriber acknowledges that the Company, Fathom and the Placement Agents will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement. Prior to the Closing, Subscriber agrees to promptly notify the Company, Fathom and the Placement Agents if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. Subscriber acknowledges and agrees that each purchase by Subscriber of Subscribed Shares from the Company will constitute a reaffirmation of the acknowledgments, understandings, agreements, representations and warranties herein (as modified by any such notice) by Subscriber as of the time of such purchase. Each of the Company and Fathom acknowledge that Subscriber and Placement Agents will rely on the respective acknowledgments, understandings, agreements, representations and warranties made by each of the Company and Fathom contained in this Subscription Agreement. Prior to the Closing, each of the Company and Fathom agree to promptly notify Subscriber and Placement Agents if they become aware that any of their respective acknowledgments, understandings, agreements, representations and warranties set forth herein are no longer accurate in all material respects.
(c) Each of the Company, Fathom, the Placement Agents, Subscriber and any other person or entity against whom a claim is brought with respect to the purchase of the Subscribed Shares is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.
(d) Subscriber shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein, except as expressly set forth herein.
(e) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Shares acquired hereunder and Subscriber’s rights under
Section
 6
hereof) may be transferred or assigned. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned (provided, that, for the avoidance of doubt, the Company may transfer the Subscription Agreement and its rights hereunder solely in connection with the consummation of the Transactions and exclusively to another entity under the control of, or under common control with, the Company), provided that no such assignment shall relieve the Company of its obligations hereunder if any such assignee fails to perform such obligations. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates, other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber or, with the Company’s prior written consent, to another person, provided that no such assignment shall relieve Subscriber of its obligations hereunder if any such assignee fails to perform such obligations.
(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing. For the avoidance of doubt, if for any reason the Closing does not occur prior to the consummation of the Transactions, all representations, warranties, covenants and agreements of the parties hereunder shall survive the consummation of the Transactions and remain in full force and effect.

(g) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Shares and to register the Subscribed Shares for resale, and Subscriber shall provide such information as may be reasonably requested to the extent readily available and to the extent consistent with Subscriber’s internal policies and procedures; provided that the Company agrees to keep any such information provided by Subscriber confidential except to the extent such disclosure is required in connection with registration of the Subscribed Shares for resale, by law, at the request of the staff of the Commission or under the regulations of the Stock Exchange. Subscriber acknowledges that subject to the conditions set forth in
Section
 10(t)
, the Company may file a copy of this Subscription Agreement with the Commission as an exhibit to a periodic report of the Company or a registration statement of the Company.
(h) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.
(i) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.
(j) Except as otherwise provided herein (including the next sentence hereof), this Subscription Agreement is intended for the benefit of the parties hereto and their respective affiliates and their respective heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in
Section
 10(b)
,
Section
 10(c)
,
Section
 10(e)
and this
Section
 10
(j)
, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.
(k) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company and Fathom to execute and deliver the Transaction Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company and Fathom shall each be entitled to specifically enforce Subscriber’s obligations to fund the Subscription Amount and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this
Section
 10(k)
is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.
(l) In any dispute arising out of or related to this Subscription Agreement, or any other agreement, document, instrument or certificate contemplated hereby, or any transactions contemplated hereby or thereby, the applicable adjudicating body shall award to the prevailing party, if any, the costs and attorneys’ fees reasonably incurred by the prevailing party in connection with the dispute and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby and, if the adjudicating body determines a party to be the prevailing party under circumstances where the prevailing party won on some but not all of the claims and counterclaims, the adjudicating body may award the prevailing party an appropriate percentage of the costs and attorneys’ fees reasonably incurred and documented by the prevailing party in connection with the adjudication and the enforcement of its rights under this Subscription Agreement or any other agreement, document, instrument or certificate contemplated hereby or thereby.
(m) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.
(n) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.
(o) This Subscription Agreement may be executed and delivered in one or more counterparts (including by facsimile or electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.
(p) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.
(q)
EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY
CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.
(r) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the United States District Court for the Southern District of New York, the Supreme Court of the State of New York or the federal courts of the United States of America located in the State of New York (collectively the “
Designated Courts
”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with
Section
 10(a)
of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.
(s) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties or third party beneficiaries hereto and then only with respect to the specific obligations set forth herein with respect to such party or third party beneficiary. No past, present or future director, officer, employee, incorporator, manager, member, partner, stockholder, affiliate, agent, attorney or other representative of any party hereto or of any affiliate of any party hereto, or any of their successors or permitted assigns, shall have any liability for any obligations or liabilities of any party hereto under this Subscription Agreement or for any claim, action, suit or other legal proceeding based on, in respect of or by reason of the transactions contemplated hereby.
(t) Subscriber hereby consents to the publication and disclosure in any press release issued by the Company, Fathom or any of their respective affiliates, any Form
8-K
or Form
6-K
or other filing with a governmental authority filed by the Company, Fathom or any of their respective affiliates with the Commission in connection with the execution and delivery of the Transaction Agreement or the transactions contemplated thereby and the Proxy Statement/Consent Solicitation Statement/Prospectus (as defined in the Transaction Agreement) (and, as and to the extent otherwise required by the federal securities laws, exchange rules, the Commission or any other securities authorities or any rules and regulations promulgated thereby, any other documents or communications provided by the Company, Fathom or any of their respective affiliates to any governmental entity or to any securityholders of the Company) of Subscriber’s identity and beneficial ownership of the Subscribed Shares and the nature of Subscriber’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by the Company, Fathom or any of their respective affiliates, a copy of this Agreement, all solely to the extent determined by such person or entity to be required by applicable law or any regulation or stock exchange listing requirement. Subscriber will promptly provide any information reasonably requested by the Company, Fathom or any of their respective affiliates for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission). Notwithstanding the foregoing, any such person shall provide to Subscriber a copy of any proposed disclosure relating to Subscriber in accordance with the provisions of this
Section
 10(t)
a reasonable period of time in advance of any publication thereof and shall include such revisions to such proposed disclosure as Subscriber shall reasonably request.
(u) The Company shall, by 9:00 a.m., New York City time, on the second (2nd) Business Day immediately following the date of this Subscription Agreement, issue one or more press releases or file with the Commission a Current Report on Form
8-K
(collectively, the “
Disclosure Document
”) disclosing all material terms of the transactions contemplated hereby and by the Other Subscription Agreements and the Transactions. Notwithstanding anything in this Subscription Agreement to the contrary, neither the Company nor Fathom shall (i) publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber or (ii) publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities law and (B) to the extent such disclosure is required by law, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber will promptly provide any information reasonably requested by the Company, Fathom or any of their respective affiliates for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the Commission).

(v) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Shares pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, Fathom or any of their respective subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Shares or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.
[Signature pages follow.]

IN WITNESS WHEREOF
, each of the Company, Fathom and Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date first set forth above.

ALTIMAR ACQUISITION CORP. II

By:
Name: Tom Wasserman
Title: Chief Executive Officer

Address for Notices:

Altimar Acquisition Corp. II 40 West 57th Street 33rd Floor New York, NY 10019 ATTN: Tom Wasserman EMAIL: tom.wasserman@hpspartners.com with a copy (not to constitute notice) to: Paul, Weiss, Rifkind, Wharton & Garrison LLP 1285 Avenue of the Americas New York, New York 10019 Attn: Raphael M. Russo, Esq. rrusso@paulweiss.com

[
Signature Page to Subscription Agreement
]

FATHOM HOLDCO, LLC

By:
Name: John May
Title: President

Address for Notices:

c/o CORE Industrial Partners, LLC 150 N. Riverside Plaza, Suite #2050 Chicago, Illinois 60606 ATTN: John May EMAIL: john@coreipfund.com with a copy (not to constitute notice) to:

Winston & Strawn LLP
35 W. Wacker Drive
Chicago, IL 60601
ATTN: Steven J. Gavin, Matthew F.
Bergmann and Jason D. Osborn
EMAIL: SGavin@winston.com,
MBergmann@winston.com and
JOsborn@winston.com

[
Signature Page to Subscription Agreement
]

SUBSCRIBER:

By:
Name:
Title:

Address for Notices:

Name in which shares are to be registered:

Number of Subscribed Shares subscribed for:		____________________
Price Per Subscribed Share:		$10.00
Aggregate Purchase Price:	$	____________________
You must pay the Purchase Price by wire transfer of United States dollars in immediately available funds to the account of the Company specified by the Company in the Closing Notice.

[
Signature Page to Subscription Agreement
]

ANNEX A
ELIGIBILITY REPRESENTATIONS OF SUBSCRIBER
This Annex A should be completed and signed by Subscriber
and constitutes a part of the Subscription Agreement.

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs)

☐
Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) (a “QIB”) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as a QIB.

☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is a QIB.
*** OR ***

B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs)

☐
Subscriber is an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (8), (9), (12) or (13) under the Securities Act) and have marked and initialed the appropriate box on the following pages indicating the provision under which we qualify as an “accredited investor.” We are not a natural person.

☐	We are subscribing for the Shares as a fiduciary or agent for one or more investor accounts, and each owner of such account is an institutional “accredited investor.”
*** AND ***

C.	AFFILIATE STATUS
(Please check the applicable box)
SUBSCRIBER:
☐ is:
☐ is not:
an “affiliate” (as defined in Rule 144 under the Securities Act) of the Company or acting on behalf of an affiliate of the Company.***
Subscriber is a “qualified institutional buyer” (within the meaning of Rule 144A under the Securities Act) if it is an entity that meets any one of the following categories at the time of the sale of securities to Subscriber. (Please check the applicable subparagraphs below to indicate the basis on which you are a “qualified institutional buyer”):
☐ Subscriber is an entity that, acting for its own account or the accounts of other qualified institutional buyers, in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and:
☐ is an insurance company as defined in section 2(a)(13) of the Securities Act;
☐ is an investment company registered under the Investment Company Act of 1940, as amended (the “
Investment Company Act
”), or any business development company as defined in section 2(a)(48) of the Investment Company Act;

☐ is a Small Business Investment Company licensed by the US Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958, as amended (“
Small Business Investment Act
”) or any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;
☐ is a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees;
☐ is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended (“
ERISA
”);
☐ is a trust fund whose trustee is a bank or trust company and whose participants are exclusively (a) plans established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, of (b) employee benefit plan within the meaning of Title I of the ERISA, except, in each case, trust funds that include as participants individual retirement accounts or H.R. 10 plans;
☐ is a business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940, as amended (the “
Investment Advisers Act
”);
☐ is an organization described in section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “
Internal Revenue Code
”), corporation (other than a bank as defined in section 3(a)(2) of the Act, a savings and loan association or other institution referenced in section 3(a)(5)(A) of the Act, or a foreign bank or savings and loan association or equivalent institution), partnership, limited liability company or Massachusetts or similar business trust;
☐ is an investment adviser registered under the Investment Advisers Act; or

☐
is any institutional accredited investor, as defined in rule 501(a) under the Act (17 CFR 230.501(a)), of a type not listed in paragraphs (a)(1)(i)(A) through (I) or paragraphs (a)(1)(ii) through (vi) of Rule 501.

☐ Subscriber is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “
Exchange Act
”), acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $10 million of securities of issuers that are not affiliated with Subscriber;
☐ Subscriber is a dealer registered pursuant to Section 15 of the Exchange Act acting in a riskless principal Transactions on behalf of a qualified institutional buyer;
☐ Subscriber is an investment company registered under the Investment Company Act, acting for its own account or for the accounts of other qualified institutional buyers, that is part of a family of investment companies
1
which own in the aggregate at least $100 million in securities of issuers, other than issuers that are affiliated with Subscriber or are part of such family of investment companies;
☐ Subscriber is an entity, all of the equity owners of which are qualified institutional buyers, acting for its own account or the accounts of other qualified institutional buyers; or
☐ Subscriber is a bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act, or any foreign bank or savings and loan

1
“
Family of investment companies
” means any two or more investment companies registered under the Investment Company Act, except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor); provided that, (a) each series of a series company (as defined in
Rule 18f-2
under the Investment Company Act) shall be deemed to be a separate investment company and (b) investment companies shall be deemed to have the same adviser (or depositor) if their advisers (or depositors) are majority-owned subsidiaries of the same parent, or if one investment company’s adviser (or depositor) is a majority-owned subsidiary of the other investment company’s adviser (or depositor)

association or equivalent institution, acting for its own account or the accounts of other qualified institutional buyers, that in the aggregate owns and invests on a discretionary basis at least $100 million in securities of issuers that are not affiliated with Subscriber and that has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements, as of a date not more than 16 months preceding the date of sale of securities in the case of a US bank or savings and loan association, and not more than 18 months preceding the date of sale of securities for a foreign bank or savings and loan association or equivalent institution.
Rule 501(a) under the Securities Act, in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the Company reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person. Subscriber has indicated, by marking and initialing the appropriate box(es) below, the provision(s) below which apply to Subscriber and under which Subscriber accordingly qualifies as an institutional “accredited investor.”

☐
Any bank as defined in section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity;

☐	Any broker or dealer registered pursuant to section 15 of the Exchange Act;

☐	Any insurance company as defined in section 2(a)(13) of the Securities Act;

☐	Any investment company registered under the Investment Company Act or a business development company as defined in section 2(a)(48) of the Investment Company Act;

☐	Any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act;

☐	Any Rural Business Investment Company as defined in section 384A of the Consolidated Farm and Rural Development Act;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐	Any investment adviser registered pursuant to section 203 of the Investment Advisers Act or registered pursuant to the laws of a state;

☐	Any investment adviser relying on the exemption from registering with the Commission under section 203(l) or (m) of the Investment Advisers Act;

☐
Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐
Any employee benefit plan within the meaning of Title I of the ERISA, if (i) the investment decision is made by a plan fiduciary, as defined in section 3(21) of ERISA, which is either a bank, a savings and loan association, an insurance company, or a registered investment adviser, (ii) the employee benefit plan has total assets in excess of $5,000,000 or, (iii) such plan is a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

☐	Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act;

☐
Any (i) corporation, limited liability company or partnership, (ii) Massachusetts or similar business trust, or (iii) organization described in section 501(c)(3) of the Internal Revenue Code, in each case that was not formed for the specific purpose of acquiring the securities offered and that has total assets in excess of $5,000,000; or

☐
Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Section 230.506(b)(2)(ii) of Regulation D under the Securities Act;

☐
Any entity, other than an entity described in the categories of “accredited investors” above, not formed for the specific purpose of acquiring the securities offered, owning investments in excess of $5,000,000;

☐
Any “family office,” as defined under the Investment Advisers Act that satisfies all of the following conditions: (i) with assets under management in excess of $5,000,000, (ii) that is not formed for the specific purpose of acquiring the securities offered, and (iii) whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment;

☐
Any “family client,” as defined under the Investment Advisers Act, of a family office meeting the requirements in the previous paragraph and whose prospective investment in the Company is directed by such family office pursuant to the previous paragraph; or

☐	Any entity in which all of the equity owners are institutional “accredited investors.”

SUBSCRIBER:
Print Name:

By:
Name:
Title:

Annex K
THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM AND ARTICLES OF ASSOCIATION
OF
ALTIMAR ACQUISITION CORP. II
(ADOPTED BY SPECIAL RESOLUTION DATED FEBRUARY 4, 2021 AND EFFECTIVE ON FEBRUARY 4, 2021)

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
MEMORANDUM OF ASSOCIATION
OF
ALTIMAR ACQUISITION CORP. II
(ADOPTED BY SPECIAL RESOLUTION DATED FEBRUARY 4, 2021 AND EFFECTIVE ON FEBRUARY 4, 2021)

1	The name of the Company is Altimar Acquisition Corp. II .

2
The Registered Office of the Company shall be at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman,
KY1-1104,
Cayman Islands, or at such other place within the Cayman Islands as the Directors may decide.

3	The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

4	The liability of each Member is limited to the amount unpaid on such Member’s shares.

5
The share capital of the Company is US$55,500 divided into 500,000,000 Class A ordinary shares of a par value of US$0.0001 each, 50,000,000 Class B ordinary shares of a par value of US$0.0001 each and 5,000,000 preference shares of a par value of US$0.0001 each.

6
The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

7
Capitalised terms that are not defined in this Amended and Restated Memorandum of Association bear the respective meanings given to them in the Amended and Restated Articles of Association of the Company.

THE COMPANIES ACT (AS REVISED)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES
AMENDED AND RESTATED
ARTICLES OF ASSOCIATION
OF
ALTIMAR ACQUISITION CORP. II
(ADOPTED BY SPECIAL RESOLUTION DATED FEBRUARY 4, 2021 AND EFFECTIVE ON FEBRUARY 4, 2021)

1	Interpretation

1.1	In the Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith:

“Affiliate”	in respect of a person, means any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person, and (a) in the case of a natural person, shall include, without limitation, such person’s spouse, parents, children, siblings, mother-in-law
and
father-in-law
and brothers and
sisters-in-law,
whether by blood, marriage or adoption or anyone residing in such person’s home, a trust for the benefit of any of the foregoing, a company, partnership or any natural person or entity wholly or jointly owned by any of the foregoing and (b) in the case of an entity, shall include a partnership, a corporation or any natural person or entity which directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such entity.

“Applicable Law”	means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

“Articles”	means these amended and restated articles of association of the Company.

“Audit Committee”	means the audit committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Auditor”	means the person for the time being performing the duties of auditor of the Company (if any).

“Business Combination”	means a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganisation or similar business combination involving the Company, with one or more businesses or entities (the “
target business
”).

“business day”	means any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City.

“Clearing House”	means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

“Class A Share”	means a Class A ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Class B Share”	means a Class B ordinary share of a par value of US$0.0001 in the share capital of the Company.

“Company”	means the above named company.

“Company’s Website”	means the website of the Company and/or its web-address or domain name (if any).

“Compensation Committee”	means the compensation committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Designated Stock Exchange”	means any United States national securities exchange on which the securities of the Company are listed for trading, including the New York Stock Exchange.

“Directors”	means the directors for the time being of the Company.

“Dividend”	means any dividend (whether interim or final) resolved to be paid on Shares pursuant to the Articles.

“Electronic Communication”	means a communication sent by electronic means, including electronic posting to the Company’s Website, transmission to any number, address or internet website (including the website of the Securities and Exchange Commission) or other electronic delivery methods as otherwise decided and approved by the Directors.

“Electronic Record”	has the same meaning as in the Electronic Transactions Act.

“Electronic Transactions Act”	means the Electronic Transactions Act (As Revised) of the Cayman Islands.

“Equity-linked Securities”	means any debt or equity securities that are convertible, exercisable or exchangeable for Class A Shares issued in a financing transaction in connection with a Business Combination, including but not limited to a private placement of equity or debt.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended, or any similar U.S. federal statute and the rules and regulations of the Securities and Exchange Commission thereunder, all as the same shall be in effect at the time.

“Founders”	means all Members immediately prior to the consummation of the IPO.

“Independent Director”	has the same meaning as in the rules and regulations of the Designated Stock Exchange or in Rule 10A-3 under the Exchange Act, as the case may be.

“IPO”	means the Company’s initial public offering of securities.

“Member”	has the same meaning as in the Statute.

“Memorandum”	means the amended and restated memorandum of association of the Company.

“Minimum Member”	means a Member meeting the minimum requirements set forth for eligible members to submit proposals under Rule
14a-8
of the Exchange Act or any applicable rules thereunder as may be amended or promulgated thereunder from time to time.

“Nominating Committee”	means the nominating committee of the board of directors of the Company established pursuant to the Articles, or any successor committee.

“Officer”	means a person appointed to hold an office in the Company.

“Ordinary Resolution”	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a unanimous written resolution. In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Over-Allotment Option”	means the option of the Underwriters to purchase up to an additional 15 per cent of the firm units (as described in the Articles) issued in the IPO at a price equal to US$10 per unit, less underwriting discounts and commissions.

“Preference Share”	means a preference share of a par value of US$0.0001 in the share capital of the Company.

“Public Share”	means a Class A Share issued as part of the units (as described in the Articles) issued in the IPO.

“Redemption Notice”	means a notice in a form approved by the Company by which a holder of Public Shares is entitled to require the Company to redeem its Public Shares, subject to any conditions contained therein.

“Register of Members”	means the register of Members maintained in accordance with the Statute and includes (except where otherwise stated) any branch or duplicate register of Members.

“Registered Office”	means the registered office for the time being of the Company.

“Representative”	means a representative of the Underwriters.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Securities and Exchange Commission”	means the United States Securities and Exchange Commission.

“Share”	means a Class A Share, a Class B Share or a Preference Share and includes a fraction of a share in the Company.

“Special Resolution”	subject to Article 31.4, has the same meaning as in the Statute, and includes a unanimous written resolution.

“Sponsor”	means Altimar Sponsor II, LLC, a Delaware limited liability company, and its successors or assigns.

“Statute”	means the Companies Act (As Revised) of the Cayman Islands.

“Tax Filing Authorised Person”	means such person as any Director shall designate from time to time, acting severally.

“Treasury Share”	means a Share held in the name of the Company as a treasury share in accordance with the Statute.

“Trust Account”	means the trust account established by the Company upon the consummation of its IPO and into which a certain amount of the net proceeds of the IPO, together with a certain amount of the proceeds of a private placement of warrants or units simultaneously with the closing date of the IPO, will be deposited.

“Underwriter”	means an underwriter of the IPO from time to time and any successor underwriter.

1.2	In the Articles:

(a)	words importing the singular number include the plural number and vice versa;

(b)	words importing the masculine gender include the feminine gender;

(c)	words importing persons include corporations as well as any other legal or natural person;

(d)	“written” and “in writing” include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e)	“shall” shall be construed as imperative and “may” shall be construed as permissive;

(f)	references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced;

(g)
any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms;

(h)
the term “and/or” is used herein to mean both “and” as well as “or.” The use of “and/or” in certain contexts in no respects qualifies or modifies the use of the terms “and” or “or” in others. The term “or” shall not be interpreted to be exclusive and the term “and” shall not be interpreted to require the conjunctive (in each case, unless the context otherwise requires);

(i)	headings are inserted for reference only and shall be ignored in construing the Articles;

(j)	any requirements as to delivery under the Articles include delivery in the form of an Electronic Record;

(k)
any requirements as to execution or signature under the Articles including the execution of the Articles themselves can be satisfied in the form of an electronic signature as defined in the Electronic Transactions Act;

(l)	sections 8 and 19(3) of the Electronic Transactions Act shall not apply;

(m)
the term “clear days” in relation to the period of a notice means that period excluding the day when the notice is received or deemed to be received and the day for which it is given or on which it is to take effect; and

(n)	the term “holder” in relation to a Share means a person whose name is entered in the Register of Members as the holder of such Share.

2	Commencement of Business

2.1	The business of the Company may be commenced as soon after incorporation of the Company as the Directors shall see fit.

2.2	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

3	Issue of Shares and other Securities

3.1
Subject to the provisions, if any, in the Memorandum (and to any direction that may be given by the Company in general meeting) and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, and without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) with or without preferred, deferred or other rights or restrictions, whether in regard to Dividends or other distributions, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper, and may also (subject to the Statute and the Articles) vary such rights, save that the Directors shall not allot, issue, grant options over or otherwise dispose of Shares (including fractions of a Share) to the extent that it may affect the ability of the Company to carry out a Class B Ordinary Share Conversion set out in the Articles.

3.2
The Company may issue rights, options, warrants, units or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company on such terms as the Directors may from time to time determine.

3.3
The Company may issue units of securities in the Company, which may be comprised of whole or fractional Shares, rights, options, warrants, units or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, upon such terms as the Directors may from time to time determine.

3.4	The Company shall not issue Shares to bearer.

4	Register of Members

4.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Statute.

4.2
The Directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Statute. The Directors may also determine which register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

5	Closing Register of Members or Fixing Record Date

5.1
For the purpose of determining Members entitled to notice of, or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose, the Directors may, after notice has been given by advertisement in an appointed newspaper or any other newspaper or by any other means in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, provide that the Register of Members shall be closed for transfers for a stated period which shall not in any case exceed forty days.

5.2
In lieu of, or apart from, closing the Register of Members, the Directors may fix in advance or arrears a date as the record date for any such determination of Members entitled to notice of, or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members entitled to receive payment of any Dividend or other distribution, or in order to make a determination of Members for any other purpose.

5.3
If the Register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of, or to vote at, a meeting of Members or Members entitled to receive payment of a Dividend or other distribution, the date on which notice of the meeting is sent or the date on which the resolution of the Directors resolving to pay such Dividend or other distribution is passed, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this Article, such determination shall apply to any adjournment thereof.

6	Certificates for Shares

6.1
A Member shall only be entitled to a share certificate if the Directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the Directors may determine.

Share certificates shall be signed by one or more Directors or other person authorised by the Directors. The Directors may authorise certificates to be issued with the authorised signature(s) affixed by mechanical process. All certificates for Shares shall be consecutively numbered or otherwise identified and shall specify the Shares to which they relate. All certificates surrendered to the Company for transfer shall be cancelled and, subject to the Articles, no new certificate shall be issued until the former certificate representing a like number of relevant Shares shall have been surrendered and cancelled.

6.2
The Company shall not be bound to issue more than one certificate for Shares held jointly by more than one person and delivery of a certificate to one joint holder shall be a sufficient delivery to all of them.

6.3
If a share certificate is defaced, worn out, lost or destroyed, it may be renewed on such terms (if any) as to evidence and indemnity and on the payment of such expenses reasonably incurred by the Company in investigating evidence, as the Directors may prescribe, and (in the case of defacement or wearing out) upon delivery of the old certificate.

6.4
Every share certificate sent in accordance with the Articles will be sent at the risk of the Member or other person entitled to the certificate. The Company will not be responsible for any share certificate lost or delayed in the course of delivery.

6.5
Share certificates shall be issued within the relevant time limit as prescribed by the Statute, if applicable, or as the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law may from time to time determine, whichever is shorter, after the allotment or, except in the case of a Share transfer which the Company is for the time being entitled to refuse to register and does not register, after lodgement of a Share transfer with the Company.

7	Transfer of Shares

7.1
Subject to the terms of the Articles, any Member may transfer all or any of his Shares by an instrument of transfer provided that such transfer complies with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. If the Shares in question were issued in conjunction with rights, options, warrants or units issued pursuant to the Articles on terms that one cannot be transferred without the other, the Directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such right, option, warrant or unit.

7.2
The instrument of transfer of any Share shall be in writing in the usual or common form or in a form prescribed by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law or in any other form approved by the Directors and shall be executed by or on behalf of the transferor (and if the Directors so require, signed by or on behalf of the transferee) and may be under hand or, if the transferor or transferee is a Clearing House or its nominee(s), by hand or by machine imprinted signature or by such other manner of execution as the Directors may approve from time to time. The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered in the Register of Members.

8	Redemption, Repurchase and Surrender of Shares

8.1
Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may issue Shares that are to be redeemed or are liable to be redeemed at the option of the Member or the Company. The redemption of such Shares, except Public Shares, shall be effected in such manner and upon such other terms as the Company may, by Special Resolution, determine before the issue of such Shares. With respect to redeeming or repurchasing the Shares:

(a)	Members who hold Public Shares are entitled to request the redemption of such Shares in the circumstances described in the Business Combination Article hereof;

(b)
Class B Shares held by the Founders shall be surrendered by the Founders for no consideration to the extent that the Over-Allotment Option is not exercised in full so that the Founders will own 20 per cent of the Company’s issued Shares after the IPO (exclusive of any securities purchased in a private placement simultaneously with the IPO); and

(c)	Public Shares shall be repurchased by way of tender offer in the circumstances set out in the Business Combination Article hereof.

8.2
Subject to the provisions of the Statute, and, where applicable, the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Company may purchase its own Shares (including any redeemable Shares) in such manner and on such other terms as the Directors may agree with the relevant Member. For the avoidance of doubt, redemptions, repurchases and surrenders of Shares in the circumstances described in the Article above shall not require further approval of the Members.

8.3	The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner permitted by the Statute, including out of capital.

8.4	The Directors may accept the surrender for no consideration of any fully paid Share.

9	Treasury Shares

9.1	The Directors may, prior to the purchase, redemption or surrender of any Share, determine that such Share shall be held as a Treasury Share.

9.2	The Directors may determine to cancel a Treasury Share or transfer a Treasury Share on such terms as they think proper (including, without limitation, for nil consideration).

10	Variation of Rights of Shares

10.1
Subject to Article 3.1, if at any time the share capital of the Company is divided into different classes of Shares, all or any of the rights attached to any class (unless otherwise provided by the terms of issue of the Shares of that class) may, whether or not the Company is being wound up, be varied without the consent of the holders of the issued Shares of that class where such variation is considered by the Directors not to have a material adverse effect upon such rights; otherwise, any such variation shall be made only with the consent in writing of the holders of not less than two thirds of the issued Shares of that class (other than with respect to a waiver of the provisions of the Class B Ordinary Share Conversion Article hereof, which as stated therein shall only require the consent in writing of the holders of a majority of the issued Shares of that class), or with the approval of a resolution passed by a majority of not less than two thirds of the votes cast at a separate meeting of the holders of the Shares of that class. For the avoidance of doubt, the Directors reserve the right, notwithstanding that any such variation may not have a material adverse effect, to obtain consent from the holders of Shares of the relevant class. To any such meeting all the provisions of the Articles relating to general meetings shall apply mutatis mutandis
, except that the necessary quorum shall be one person holding or representing by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present in person or by proxy may demand a poll.

10.2
For the purposes of a separate class meeting, the Directors may treat two or more or all the classes of Shares as forming one class of Shares if the Directors consider that such class of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat them as separate classes of Shares.

10.3
The rights conferred upon the holders of the Shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the Shares of that class, be deemed to be varied: (i) by the creation or issue of further Shares ranking pari passu therewith or Shares issued with preferred or other rights; or (ii) where the constitutional documents of the Company are amended or new constitutional documents of the Company are adopted, in each case, as a result of the Company undertaking a transfer by way of continuation in a jurisdiction outside the Cayman Islands.

11	Commission on Sale of Shares
The Company may, in so far as the Statute permits, pay a commission to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) or procuring or agreeing to procure subscriptions (whether absolutely or conditionally) for any Shares. Such commissions may be satisfied by the payment of cash and/or the issue of fully or partly paid-up
Shares. The Company may also on any issue of Shares pay such brokerage as may be lawful.

12	Non Recognition of Trusts
The Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles or the Statute) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder.

13	Lien on Shares

13.1
The Company shall have a first and paramount lien on all Shares (whether fully paid-up
or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such Share shall operate as a waiver of the Company’s lien thereon. The Company’s lien on a Share shall also extend to any amount payable in respect of that Share.

13.2
The Company may sell, in such manner as the Directors think fit, any Shares on which the Company has a lien, if a sum in respect of which the lien exists is presently payable, and is not paid within fourteen clear days after notice has been received or deemed to have been received by the holder of the Shares, or to the person entitled to it in consequence of the death or bankruptcy of the holder, demanding payment and stating that if the notice is not complied with the Shares may be sold.

13.3
To give effect to any such sale the Directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The purchaser or his nominee shall be registered as the holder of the Shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the Shares be affected by any irregularity or invalidity in the sale or the exercise of the Company’s power of sale under the Articles.

13.4
The net proceeds of such sale after payment of costs, shall be applied in payment of such part of the amount in respect of which the lien exists as is presently payable and any balance shall (subject to a like lien for sums not presently payable as existed upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale.

14	Call on Shares

14.1
Subject to the terms of the allotment and issue of any Shares, the Directors may make calls upon the Members in respect of any monies unpaid on their Shares (whether in respect of par value or premium), and each Member shall (subject to receiving at least fourteen clear days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the Shares. A call may be revoked or postponed, in whole or in part, as the Directors may determine. A call may be required to be paid by instalments. A person upon whom a call is made shall remain liable for calls made upon him notwithstanding the subsequent transfer of the Shares in respect of which the call was made.

14.2	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

14.3	The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof.

14.4
If a call remains unpaid after it has become due and payable, the person from whom it is due shall pay interest on the amount unpaid from the day it became due and payable until it is paid at such rate as the Directors may determine (and in addition all expenses that have been incurred by the Company by reason of such non-payment),
but the Directors may waive payment of the interest or expenses wholly or in part.

14.5
An amount payable in respect of a Share on issue or allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise, shall be deemed to be a call and if it is not paid all the provisions of the Articles shall apply as if that amount had become due and payable by virtue of a call.

14.6	The Directors may issue Shares with different terms as to the amount and times of payment of calls, or the interest to be paid.

14.7
The Directors may, if they think fit, receive an amount from any Member willing to advance all or any part of the monies uncalled and unpaid upon any Shares held by him, and may (until the amount would otherwise become payable) pay interest at such rate as may be agreed upon between the Directors and the Member paying such amount in advance.

14.8
No such amount paid in advance of calls shall entitle the Member paying such amount to any portion of a Dividend or other distribution payable in respect of any period prior to the date upon which such amount would, but for such payment, become payable.

15	Forfeiture of Shares

15.1
If a call or instalment of a call remains unpaid after it has become due and payable the Directors may give to the person from whom it is due not less than fourteen clear days’ notice requiring payment of the amount unpaid together with any interest which may have accrued and any expenses incurred by the Company by reason of such non-payment.
The notice shall specify where payment is to be made and shall state that if the notice is not complied with the Shares in respect of which the call was made will be liable to be forfeited.

15.2
If the notice is not complied with, any Share in respect of which it was given may, before the payment required by the notice has been made, be forfeited by a resolution of the Directors. Such forfeiture shall include all Dividends, other distributions or other monies payable in respect of the forfeited Share and not paid before the forfeiture.

15.3
A forfeited Share may be sold,
re-allotted
or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale, re-allotment
or disposition the forfeiture may be cancelled on such terms as the Directors think fit. Where for the purposes of its disposal a forfeited Share is to be transferred to any person the Directors may authorise some person to execute an instrument of transfer of the Share in favour of that person.

15.4
A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company for cancellation the certificate for the Shares forfeited and shall remain liable to pay to the Company all monies which at the date of forfeiture were payable by him to the Company in respect of those Shares together with interest at such rate as the Directors may determine, but his liability shall cease if and when the Company shall have received payment in full of all monies due and payable by him in respect of those Shares.

15.5
A certificate in writing under the hand of one Director or Officer that a Share has been forfeited on a specified date shall be conclusive evidence of the facts stated in it as against all persons claiming to be entitled to the Share. The certificate shall (subject to the execution of an instrument of transfer) constitute a good title to the Share and the person to whom the Share is sold or otherwise disposed of shall not be bound to see to the application of the purchase money, if any, nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the Share.

15.6
The provisions of the Articles as to forfeiture shall apply in the case of non payment of any sum which, by the terms of issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as if it had been payable by virtue of a call duly made and notified.

16	Transmission of Shares

16.1
If a Member dies, the survivor or survivors (where he was a joint holder), or his legal personal representatives (where he was a sole holder), shall be the only persons recognised by the Company as having any title to his Shares. The estate of a deceased Member is not thereby released from any liability in respect of any Share, for which he was a joint or sole holder.

16.2
Any person becoming entitled to a Share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may be required by the Directors, elect, by a notice in writing sent by him to the Company, either to become the holder of such Share or to have some person nominated by him registered as the holder of such Share. If he elects to have another person registered as the holder of such Share he shall sign an instrument of transfer of that Share to that person. The Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution, as the case may be.

16.3
A person becoming entitled to a Share by reason of the death or bankruptcy or liquidation or dissolution of a Member (or in any other case than by transfer) shall be entitled to the same Dividends, other distributions and other advantages to which he would be entitled if he were the holder of such Share. However, he shall not, before becoming a Member in respect of a Share, be entitled in respect of it to exercise any right conferred by membership in relation to general meetings of the Company and the Directors may at any time give notice requiring any such person to elect either to be registered himself or to have some person nominated by him be registered as the holder of the Share (but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the Share by the relevant Member before his death or bankruptcy or liquidation or dissolution or any other case than by transfer, as the case may be). If the notice is not complied with within ninety days of being received or deemed to be received (as determined pursuant to the Articles), the Directors may thereafter withhold payment of all Dividends, other distributions, bonuses or other monies payable in respect of the Share until the requirements of the notice have been complied with.

17	Class B Ordinary Share Conversion

17.1
The rights attaching to the Class A Shares and Class B Shares shall rank pari passu
in all respects, and the Class A Shares and Class B Shares shall vote together as a single class on all matters (subject to the Variation of Rights of Shares Article and the Appointment and Removal of Directors Article hereof) with the exception that the holder of a Class B Share shall have the conversion rights referred to in this Article.

17.2
Class B Shares shall automatically convert into Class A Shares on a one-for-one
basis (the “
Initial Conversion Ratio
”): (a) at any time and from time to time at the option of the holders thereof; and (b) automatically on the day of the closing of a Business Combination.

17.3
Notwithstanding the Initial Conversion Ratio, in the case that additional Class A Shares or any other Equity-linked Securities are issued or deemed issued, by the Company in excess of the amounts offered in the IPO and related to the closing of a Business Combination, all Class B Shares in issue shall automatically convert into Class A Shares at the time of the closing of a Business Combination at an adjusted ratio so that the number of Class A Shares issuable upon conversion of all Class B Shares will equal, in the aggregate, 20 per cent of the sum of: (a) the total number of Class A Shares and Class B Shares issued and outstanding upon completion of the IPO, plus (b) the total number of Class A Shares issued or deemed issued or issuable upon conversion or exercise of any Equity-linked Securities or rights issued, or deemed issued, by the Company in connection with or in relation to the consummation of the initial Business Combination, excluding any Class A Shares or Equity-linked Securities exercisable for or convertible into Class A Shares issued, deemed issued, or to be issued, to any seller in the initial Business Combination and any private placement warrants or units issued to the Sponsor, its Affiliates or any Director or Officer upon conversion of working capital loans made to the Company.

17.4
Notwithstanding anything to the contrary contained herein, the foregoing adjustment to the Initial Conversion Ratio may be waived as to any particular issuance or deemed issuance of additional Class A Shares or Equity-linked Securities by the written consent or agreement of holders of a majority of the Class B Shares then in issue consenting or agreeing separately as a separate class in the manner provided in the Variation of Rights of Shares Article hereof.

17.5
The foregoing conversion ratio shall also be adjusted to account for any subdivision (by share subdivision, exchange, capitalisation, rights issue, reclassification, recapitalisation or otherwise) or combination (by share consolidation, exchange, reclassification, recapitalisation or otherwise) or similar reclassification or recapitalisation of the Class A Shares in issue into a greater or lesser number of shares occurring after the original filing of the Articles without a proportionate and corresponding subdivision, combination or similar reclassification or recapitalisation of the Class B Shares in issue.

17.6
Each Class B Share shall convert into its pro rata number of Class A Shares pursuant to this Article. The pro rata share for each holder of Class B Shares will be determined as follows: each Class B Share shall convert into such number of Class A Shares as is equal to the product of 1 multiplied by a fraction, the numerator of which shall be the total number of Class A Shares into which all of the Class B Shares in issue shall be converted pursuant to this Article and the denominator of which shall be the total number of Class B Shares in issue at the time of conversion.

17.7
References in this Article to “
converted
”, “
conversion
” or “
exchange
” shall mean the compulsory redemption without notice of Class B Shares of any Member and, on behalf of such Members, automatic application of such redemption proceeds in paying for such new Class A Shares into which the Class B Shares have been converted or exchanged at a price per Class B Share necessary to give effect to a conversion or exchange calculated on the basis that the Class A Shares to be issued as part of the conversion or exchange will be issued at par. The Class A Shares to be issued on an exchange or conversion shall be registered in the name of such Member or in such name as the Member may direct.

17.8	Notwithstanding anything to the contrary in this Article, in no event may any Class B Share convert into Class A Shares at a ratio that is less than one-for-one.

18	Amendments of Memorandum and Articles of Association and Alteration of Capital

18.1	The Company may by Ordinary Resolution:

(a)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its paid-up Shares into stock, and reconvert that stock into paid-up Shares of any denomination;

(d)
by subdivision of its existing Shares or any of them divide the whole or any part of its share capital into Shares of smaller amount than is fixed by the Memorandum or into Shares without par value; and

(e)
cancel any Shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the Shares so cancelled.

18.2
All new Shares created in accordance with the provisions of the preceding Article shall be subject to the same provisions of the Articles with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the Shares in the original share capital.

18.3	Subject to the provisions of the Statute, the provisions of the Articles as regards the matters to be dealt with by Ordinary Resolution and Article 31.4, the Company may by Special Resolution:

(a)	change its name;

(b)	alter or add to the Articles;

(c)	alter or add to the Memorandum with respect to any objects, powers or other matters specified therein; and

(d)	reduce its share capital or any capital redemption reserve fund.

19	Offices and Places of Business
Subject to the provisions of the Statute, the Company may by resolution of the Directors change the location of its Registered Office. The Company may, in addition to its Registered Office, maintain such other offices or places of business as the Directors determine.

20	General Meetings

20.1	All general meetings other than annual general meetings shall be called extraordinary general meetings.

20.2
The Company may, but shall not (unless required by the Statute) be obliged to, in each year hold a general meeting as its annual general meeting, and shall specify the meeting as such in the notices calling it. Any annual general meeting shall be held at such time and place as the Directors shall appoint. At these meetings the report of the Directors (if any) shall be presented.

20.3
The Directors, the chief executive officer or the chairman of the board of Directors may call general meetings and, for the avoidance of doubt, Members shall not have the ability to call general meetings.

21	Notice of General Meetings

21.1
At least five clear days’ notice shall be given of any general meeting. Every notice shall specify the place, the day and the hour of the meeting and the general nature of the business to be conducted at the general meeting and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)
in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than ninety-five per cent in par value of the Shares giving that right.

21.2
The accidental omission to give notice of a general meeting to, or the non-receipt
of notice of a general meeting by, any person entitled to receive such notice shall not invalidate the proceedings of that general meeting.

22	Advance Notice for Business

22.1
At each annual general meeting, the Members shall appoint the Directors then subject to appointment in accordance with the procedures set forth in the Articles and subject to the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. At any such annual general meeting any other business properly brought before the annual general meeting may be transacted.

22.2
To be properly brought before an annual general meeting, business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Article 29) must be:

(a)	specified in the notice of the annual general meeting (or any supplement thereto) given to Members by or at the direction of the Directors in accordance with the Articles;

(b)	otherwise properly brought before the annual general meeting by or at the direction of the Directors; or

(c)	otherwise properly brought before the annual general meeting by a Member who:

(i)	is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)	is entitled to vote at such annual general meeting; and

(iii)	complies with the notice procedures set forth in this Article.

22.3
For any such business to be properly brought before any annual general meeting pursuant to Article 22.2(c), the Member must have given timely notice thereof in writing, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year
anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein.

22.4	Any such notice of other business shall set forth as to each matter the Member proposes to bring before the annual general meeting:

(a)
a brief description of the business desired to be brought before the annual general meeting, the reasons for conducting such business at the annual general meeting and the text of any proposal regarding such business (including the text of any resolutions proposed for consideration and, if such business includes a proposal to amend the Articles, the text of the proposed amendment), which shall not exceed 1,000 words;

(b)	as to the Member giving notice and any beneficial owner on whose behalf the proposal is made:

(i)	the name and address of such Member (as it appears in the Register of Members) and such beneficial owner on whose behalf the proposal is made;

(ii)
the class and number of Shares which are, directly or indirectly, owned beneficially or of record by any such Member and by such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)
a description of any agreement, arrangement or understanding (including, without limitation, any swap or other derivative or short positions, profit interests, options, hedging transactions, and securities lending or borrowing arrangement) to which such Member or any such beneficial owner or their respective Affiliates is, directly or indirectly, a party as at the date of such notice: (x) with respect to any Shares; or (y) the effect or intent of which is to mitigate loss to, manage the potential risk or benefit of share price changes (increases or decreases) for, or increase or decrease the voting power of such Member or beneficial owner or any of their Affiliates with respect to Shares or which may have payments based in whole or in part, directly or indirectly, on the value (or change in value) of any Shares (any agreement, arrangement or understanding of a type described in this Article 22.4(b)(iii), a “ Covered Arrangement ”); and

(iv)
a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the annual general meeting to propose such business;

(c)
a description of any direct or indirect material interest by security holdings or otherwise of the Member and of any beneficial owner on whose behalf the proposal is made, or their respective Affiliates, in such business (whether by holdings of securities, or by virtue of being a creditor or contractual counterparty of the Company or of a third party, or otherwise) and all agreements, arrangements and understandings between such Member or any such beneficial owner or their respective Affiliates and any other person or persons (naming such person or persons) in connection with the proposal of such business by such Member;

(d)	a representation whether the Member or the beneficial owner intends or is part of a Group which intends:

(i)	to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to approve or adopt the proposal; and/or

(ii)	otherwise to solicit proxies from Members in support of such proposal;

(e)	an undertaking by the Member and any beneficial owner on whose behalf the proposal is made to:

(i)
notify the Company in writing of the information set forth in Articles 22.4(b)(ii), (b)(iii) and (c) above as at the record date for the annual general meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement; and

(ii)	update such information thereafter within two business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date; and

(f)
any other information relating to such Member, any such beneficial owner and their respective Affiliates that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, such proposal pursuant to section 14 of the Exchange Act, to the same extent as if the Shares were registered under the Exchange Act.

22.5
Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Article, other than nominations for Directors which must be made in compliance with, and shall be exclusively governed by Article 29, shall be deemed satisfied by a Member if such Member has submitted a proposal to the Company in compliance with Rule
14a-8
of the Exchange Act and such Member’s proposal has been included in a proxy statement that has been prepared by the Company to solicit proxies for the annual general meeting; provided, that such Member shall have provided the information required by Article 22.4; provided, further, that the information required by Article 22.4(b) may be satisfied by providing the information to the Company required pursuant to Rule
14a-8(b)
of the Exchange Act.

22.6	Notwithstanding anything in the Articles to the contrary:

(a)
no other business brought by a Member (other than the nominations of Directors, which must be made in compliance with, and shall be exclusively governed by Article 29) shall be conducted at any annual general meeting except in accordance with the procedures set forth in this Article; and

(b)	unless otherwise required by Applicable Law and the rules of any applicable stock exchange or quotation system on which Shares may be then listed or quoted, if a Member intending to bring business before an annual general meeting in accordance with this Article does not: (x) timely provide the notifications contemplated by Article 22.4(e) above; or (y) timely appear in person or by proxy at the annual general meeting to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such business may have been received by the Company or any other person or entity.

22.7
Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman
of any annual general meeting shall have the power and duty to determine whether any business proposed to be brought before an annual general meeting was proposed in accordance with the foregoing procedures (including whether the Member solicited or did not so solicit, as the case may be, proxies in support of such Member’s proposal in compliance with such Member’s representation as required by Article 22.4(d)) and if any business is not proposed in compliance with this Article, to declare that such defective proposal shall be disregarded. The requirements of this Article shall apply to any business to be brought before an annual general meeting by a Member other than nominations of Directors (which must be made in compliance with, and shall be exclusively governed by Article 29) and other than matters properly brought under Rule
14a-8
of the Exchange Act. For purposes of the Articles, “
public announcement
” shall mean:

(a)	prior to the IPO, notice of the annual general meeting given to Members by or at the direction of the Directors in accordance with the procedures set forth in the Articles; and

(b)
on and after the IPO, disclosure in a press release of the Company reported by the Dow Jones News Service, Associated Press or comparable news service or in a document publicly filed or furnished by the Company with or to the Securities and Exchange Commission pursuant to section 13, 14 or 15(b) of the Exchange Act.

22.8	Nothing in this Article shall be deemed to affect any rights of:

(a)	Members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act; or

(b)	the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to make proposals pursuant to any applicable provisions thereof.

22.9
Notwithstanding the foregoing provisions of this Article, a Member shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Article, if applicable.

23	Proceedings at General Meetings

23.1
No business shall be transacted at any general meeting unless a quorum is present. The holders of a majority of the Shares being individuals present in person or by proxy or if a corporation or other non-natural
person by its duly authorised representative or proxy shall be a quorum.

23.2
A person may participate at a general meeting by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other. Participation by a person in a general meeting in this manner is treated as presence in person at that meeting.

23.3
A resolution (including a Special Resolution) in writing (in one or more counterparts) signed by or on behalf of all of the Members for the time being entitled to receive notice of and to attend and vote at general meetings (or, being corporations or other non-natural
persons, signed by their duly authorised representatives) shall be as valid and effective as if the resolution had been passed at a general meeting of the Company duly convened and held.

23.4
If a quorum is not present within half an hour from the time appointed for the meeting to commence, the meeting shall stand adjourned to the same day in the next week at the same time and/or place or to such other day, time and/or place as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting to commence, the Members present shall be a quorum.

23.5
The Directors may, at any time prior to the time appointed for the meeting to commence, appoint any person to act as chairman of a general meeting of the Company or, if the Directors do not make any such appointment, the chairman, if any, of the board of Directors shall preside as chairman at such general meeting. If there is no such chairman, or if he shall not be present within fifteen minutes after the time appointed for the meeting to commence, or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.

23.6
If no Director is willing to act as chairman or if no Director is present within fifteen minutes after the time appointed for the meeting to commence, the Members present shall choose one of their number to be chairman of the meeting.

23.7
The chairman may, with the consent of a meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

23.8
When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of an adjourned meeting.

23.9
If, prior to a Business Combination, a notice is issued in respect of a general meeting and the Directors, in their absolute discretion, consider that it is impractical or undesirable for any reason to hold that general meeting at the place, the day and the hour specified in the notice calling such general meeting, the Directors may postpone the general meeting to another place, day and/or hour provided that notice of the place, the day and the hour of the rearranged general meeting is promptly given to all Members. No business shall be transacted at any postponed meeting other than the business specified in the notice of the original meeting.

23.10
When a general meeting is postponed for thirty days or more, notice of the postponed meeting shall be given as in the case of an original meeting. Otherwise it shall not be necessary to give any such notice of a postponed meeting. All proxy forms submitted for the original general meeting shall remain valid for the postponed meeting. The Directors may postpone a general meeting which has already been postponed.

23.11	A resolution put to the vote of the meeting shall be decided on a poll.

23.12	A poll shall be taken as the chairman directs, and the result of the poll shall be deemed to be the resolution of the general meeting at which the poll was demanded.

23.13
A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such date, time and place as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or is contingent thereon may proceed pending the taking of the poll.

23.14	In the case of an equality of votes the chairman shall be entitled to a second or casting vote.

24	Votes of Members

24.1
Subject to any rights or restrictions attached to any Shares, including as set out at Article 31.4, every Member present in any such manner shall have one vote for every Share of which he is the holder.

24.2
In the case of joint holders the vote of the senior holder who tenders a vote, whether in person or by proxy (or, in the case of a corporation or other non-natural
person, by its duly authorised representative or proxy), shall be accepted to the exclusion of the votes of the other joint holders, and seniority shall be determined by the order in which the names of the holders stand in the Register of Members.

24.3
A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote by his committee, receiver, curator bonis, or other person on such Member’s behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy.

24.4
No person shall be entitled to vote at any general meeting unless he is registered as a Member on the record date for such meeting nor unless all calls or other monies then payable by him in respect of Shares have been paid.

24.5
No objection shall be raised as to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at the meeting shall be valid. Any objection made in due time in accordance with this Article shall be referred to the chairman whose decision shall be final and conclusive.

24.6
Votes may be cast either personally or by proxy (or in the case of a corporation or other non-natural
person by its duly authorised representative or proxy). A Member may appoint more than one proxy or the same proxy under one or more instruments to attend and vote at a meeting. Where a Member appoints more than one proxy the instrument of proxy shall specify the number of Shares in respect of which each proxy is entitled to exercise the related votes.

24.7
A Member holding more than one Share need not cast the votes in respect of his Shares in the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolution and/or abstain from voting a Share or some or all of the Shares and, subject to the terms of the instrument appointing him, a proxy appointed under one or more instruments may vote a Share or some or all of the Shares in respect of which he is appointed either for or against a resolution and/or abstain from voting a Share or some or all of the Shares in respect of which he is appointed.

25	Proxies

25.1
The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointor or of his attorney duly authorised in writing, or, if the appointor is a corporation or other non-natural
person, under the hand of its duly authorised representative. A proxy need not be a Member.

25.2
The Directors may, in the notice convening any meeting or adjourned meeting, or in an instrument of proxy sent out by the Company, specify the manner by which the instrument appointing a proxy shall be deposited and the place and the time (being not later than the time appointed for the commencement of the meeting or adjourned meeting to which the proxy relates) at which the instrument appointing a proxy shall be deposited. In the absence of any such direction from the Directors in the notice convening any meeting or adjourned meeting or in an instrument of proxy sent out by the Company, the instrument appointing a proxy shall be deposited physically at the Registered Office not less than 48 hours before the time appointed for the meeting or adjourned meeting to commence at which the person named in the instrument proposes to vote.

25.3
The chairman may in any event at his discretion declare that an instrument of proxy shall be deemed to have been duly deposited. An instrument of proxy that is not deposited in the manner permitted, or which has not been declared to have been duly deposited by the chairman, shall be invalid.

25.4
The instrument appointing a proxy may be in any usual or common form (or such other form as the Directors may approve) and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

25.5
Votes given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the Share in respect of which the proxy is given unless notice in writing of such death, insanity, revocation or transfer was received by the Company at the Registered Office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

26	Corporate Members

26.1	Any corporation or other non-natural person which is a Member may in accordance with its constitutional documents, or in the absence of such provision by resolution of its directors or other governing body, authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member.

26.2
If a Clearing House (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the Clearing House (or its nominee(s)) as if such person was the registered holder of such Shares held by the Clearing House (or its nominee(s)).

27	Shares that May Not be Voted
Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding Shares at any given time.

28	Directors

28.1	There shall be a board of Directors consisting of not less than one person provided however that the Company may by Ordinary Resolution increase or reduce the limits in the number of Directors.

28.2
The Directors shall be divided into three classes: Class I, Class II and Class III. The number of Directors in each class shall be as nearly equal as possible. Upon the adoption of the Articles, the existing Directors shall by resolution classify themselves as Class I, Class II or Class III Directors. The Class I Directors shall stand appointed for a term expiring at the Company’s first annual general meeting, the Class II Directors shall stand appointed for a term expiring at the Company’s second annual general meeting and the Class III Directors shall stand appointed for a term expiring at the Company’s third annual general meeting. Commencing at the Company’s first annual general meeting, and at each annual general meeting thereafter, Directors appointed to succeed those Directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. Except as the Statute or other Applicable Law may otherwise require, in the interim between annual general meetings or extraordinary general meetings called for the appointment of Directors and/or the removal of one or more Directors and the filling of any vacancy in that connection, additional Directors and any vacancies in the board of Directors, including unfilled vacancies resulting from the removal of Directors for cause, may be filled by the vote of a majority of the remaining Directors then in office, although less than a quorum (as defined in the Articles), or by the sole remaining Director. All Directors shall hold office until the expiration of their respective terms of office and until their successors shall have been appointed and qualified. A Director appointed to fill a vacancy resulting from the death, resignation or removal of a Director shall serve for the remainder of the full term of the Director whose death, resignation or removal shall have created such vacancy and until his successor shall have been appointed and qualified.

29	Nomination of Directors

29.1	Subject to Article 31.1, nominations of persons for appointment as Directors may be made at an annual general meeting only by:

(a)	the Directors; or

(b)	by any Member who:

(i)	is a Minimum Member at the time of giving of the notice provided for in this Article and at the time of the annual general meeting;

(ii)	is entitled to vote for the appointments at such annual general meeting; and

(iii)
complies with the notice procedures set forth in this Article (notwithstanding anything to the contrary set forth in the Articles, this Article 29.1(b) shall be the exclusive means for a Member to make nominations of persons for appointment of Directors at an annual general meeting).

29.2
Any Member entitled to vote for the elections may nominate a person or persons for appointment as Directors only if written notice of such Member’s intent to make such nomination is given in accordance with the procedures set forth in this Article, either by personal delivery or express or registered mail (postage prepaid), to the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year
anniversary of the date of the annual general meeting for the immediately preceding year. However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Member’s notice must be received by the Company not later than the later of: (x) the close of business 90 days prior to the date of such annual general meeting; and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a Member’s notice as described herein. Members may nominate a person or persons (as the case may be) for appointment as Directors only as provided in this Article and only for such class(es) as are specified in the notice of annual general meeting as being up for appointment at such annual general meeting.

29.3	Each such notice of a Member’s intent to make a nomination of a Director shall set forth:

(a)	as to the Member giving notice and any beneficial owner on whose behalf the nomination is made:

(i)	the name and address of such Member (as it appears in the Register of Members) and any such beneficial owner on whose behalf the nomination is made;

(ii)
the class and number of Shares which are, directly or indirectly, owned beneficially and of record by such Member and any such beneficial owner, respectively, or their respective Affiliates (naming such Affiliates), as at the date of such notice;

(iii)	a description of any Covered Arrangement to which such Member or beneficial owner, or their respective Affiliates, directly or indirectly, is a party as at the date of such notice;

(iv)
any other information relating to such Member and any such beneficial owner that would be required to be disclosed in a proxy statement in connection with a solicitation of proxies for the appointment of Directors in a contested election pursuant to section 14 of the Exchange Act; and

(v)
a representation that the Member is a holder of record of Shares entitled to vote at such annual general meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in such Member’s notice;

(b)
a description of all arrangements or understandings between the Member or any beneficial owner, or their respective Affiliates, and each nominee or any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Member;

(c)	a representation whether the Member or the beneficial owner is or intends to be part of a Group which intends:

(i)	to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Ordinary Shares (or other Shares) required to appoint the Director or Directors nominated; and/or

(ii)	otherwise to solicit proxies from Members in support of such nomination or nominations;

(d)	as to each person whom the Member proposes to nominate for appointment or re-appointment as a Director:

(i)
all information relating to such person as would have been required to be included in a proxy statement filed in connection with a solicitation of proxies for the appointment of Directors in a contested election pursuant to section 14 of the Exchange Act;

(ii)	a description of any Covered Arrangement to which such nominee or any of his Affiliates is a party as at the date of such notice

(iii)	the written consent of each nominee to being named in the proxy statement as a nominee and to serving as a Director if so appointed; and

(iv)
whether, if appointed, the nominee intends to tender any advance resignation notice(s) requested by the Directors in connection with subsequent elections, such advance resignation to be contingent upon the nominee’s failure to receive a majority vote and acceptance of such resignation by the Directors; and

(e)
an undertaking by the Member of record and each beneficial owner, if any, to (i) notify the Company in writing of the information set forth in Articles 29.3(a)(ii), (a)(iii), (b) and (d) above as at the record date for the annual general meeting promptly (and, in any event, within five business days) following the later of the record date or the date notice of the record date is first disclosed by public announcement and (ii) update such information thereafter within two business days of any change in such information and, in any event, as at close of business on the day preceding the meeting date.

29.4
No person shall be eligible for appointment as a Director unless nominated in accordance with the procedures set forth in the Articles. Except as otherwise provided by Applicable Law or the Articles, the chairman or co-chairman
of any annual general meeting to appointment Directors or the Directors may, if the facts warrant, determine that a nomination was not made in compliance with the foregoing procedure or if the Member solicits proxies in support of such Member’s nominee(s) without such Member having made the representation required by Article 29.3(c); and if the chairman, co-chairman
or the Directors should so determine, it shall be so declared to the annual general meeting, and the defective nomination shall be disregarded. Notwithstanding anything in the Articles to the contrary, unless otherwise required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, if a Member intending to make a nomination at an annual general meeting in accordance with this Article does not:

(a)	timely provide the notifications contemplated by of Article 29.3(e); or

(b)
timely appear in person or by proxy at the annual general meeting to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company or any other person or entity.

29.5
Notwithstanding the foregoing provisions of this Article, any Member intending to make a nomination at an annual general meeting in accordance with this Article, and each related beneficial owner, if any, shall also comply with all requirements of the Exchange Act and the rules and regulations thereunder applicable to the same extent as if the Shares were registered under the Exchange Act with respect to the matters set forth in the Articles; provided, however, that any references in the Articles to the Exchange Act are not intended to and shall not limit the requirements applicable to nominations made or intended to be made in accordance with Article 29.1(b).

29.6
Nothing in this Article shall be deemed to affect any rights of the holders of any class of Preference Shares, or any other class of Shares authorised to be issued by the Company, to appoint Directors pursuant to the terms thereof.

29.7
To be eligible to be a nominee for appointment or
re-appointment
as a Director pursuant to Article 29.1(b), a person must deliver (not later than the deadline prescribed for delivery of notice) to the Company a written questionnaire prepared by the Company with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Company upon written request) and a written representation and agreement (in the form provided by the Company upon written request) that such person:

(a)	is not and will not become a party to:

(i)
any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if appointed as a Director, will act or vote on any issue or question (a “
Voting Commitment
”) that has not been disclosed to the Company; or

(ii)	any Voting Commitment that could limit or interfere with such person’s ability to comply, if appointed as a Director, with such person’s duties under Applicable Law;

(b)
is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Company with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed therein;

(c)
in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if appointed as a Director, and will comply with, Applicable Law and corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines of the Company that are applicable to Directors generally; and

(d)
if appointed as a Director, will act in the best interests of the Company and not in the interest of any individual constituency. The Nominating Committee shall review all such information submitted by the Member with respect to the proposed nominee and determine whether such nominee is eligible to act as a Director. The Company and the Nominating Committee may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as an independent Director or that could be material to a reasonable Member’s understanding of the independence, or lack thereof, of such nominee.

29.8
At the request of the Directors, any person nominated for appointment as a Director shall furnish to the Company the information that is required to be set forth in a Members’ notice of nomination pursuant to this Article.

29.9
Any Member proposing to nominate a person or persons for appointment as Director shall be responsible for, and bear the costs associated with, soliciting votes from any other voting Member and distributing materials to such Members prior to the annual general meeting in accordance with the Articles and applicable rules of the Securities and Exchange Commission. A Member shall include any person or persons such Member intends to nominate for appointment as Director in its own proxy statement and proxy card.

30	Powers of Directors

30.1
Subject to the provisions of the Statute, the Memorandum and the Articles and to any directions given by Special Resolution, the business of the Company shall be managed by the Directors who may exercise all the powers of the Company. No alteration of the Memorandum or Articles and no such direction shall invalidate any prior act of the Directors which would have been valid if that alteration had not been made or that direction had not been given. A duly convened meeting of Directors at which a quorum is present may exercise all powers exercisable by the Directors.

30.2
All cheques, promissory notes, drafts, bills of exchange and other negotiable or transferable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall determine by resolution.

30.3
The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

30.4
The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets (present and future) and uncalled capital or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

31	Appointment and Removal of Directors

31.1
Prior to the closing of a Business Combination, the Company may by Ordinary Resolution of the holders of the Class B Shares appoint any person to be a Director or may by Ordinary Resolution of the holders of the Class B Shares remove any Director. For the avoidance of doubt, prior to the closing of a Business Combination, holders of Class A Shares shall have no right to vote on the appointment or removal of any Director, even if such Director will be appointed in connection with the closing of a Business Combination.

31.2
The Directors may appoint any person to be a Director, either to fill a vacancy or as an additional Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with the Articles as the maximum number of Directors.

31.3	After the closing of a Business Combination, the Company may by Ordinary Resolution appoint any person to be a Director or may by Ordinary Resolution remove any Director.

31.4
Prior to the closing of a Business Combination, Article 31.1 may only be amended by a Special Resolution passed by at least two-thirds
of such Members (which shall include a simple majority of the holders of Class B Shares) as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution.

32	Vacation of Office of Director
The office of a Director shall be vacated if:

(a)	the Director gives notice in writing to the Company that he resigns the office of Director; or

(b)
the Director absents himself (for the avoidance of doubt, without being represented by proxy) from three consecutive meetings of the board of Directors without special leave of absence from the Directors, and the Directors pass a resolution that he has by reason of such absence vacated office; or

(c)	the Director dies, becomes bankrupt or makes any arrangement or composition with his creditors generally; or

(d)	the Director is found to be or becomes of unsound mind; or

(e)
all of the other Directors (being not less than two in number) determine that he should be removed as a Director, either by a resolution passed by all of the other Directors at a meeting of the Directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other Directors.

33	Proceedings of Directors

33.1	The quorum for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed shall be a majority of the Directors then in office.

33.2
Subject to the provisions of the Articles, the Directors may regulate their proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In the case of an equality of votes, the chairman shall have a second or casting vote.

33.3
A person may participate in a meeting of the Directors or any committee of Directors by conference telephone or other communications equipment by means of which all the persons participating in the meeting can communicate with each other at the same time. Participation by a person in a meeting in this manner is treated as presence in person at that meeting. Unless otherwise determined by the Directors, the meeting shall be deemed to be held at the place where the chairman is located at the start of the meeting.

33.4
A resolution in writing (in one or more counterparts) signed by all the Directors or all the members of a committee of the Directors or, in the case of a resolution in writing relating to the removal of any Director or the vacation of office by any Director, all of the Directors other than the Director who is the subject of such resolution shall be as valid and effectual as if it had been passed at a meeting of the Directors, or committee of Directors as the case may be, duly convened and held.

33.5
A Director may, or other Officer on the direction of a Director shall, call a meeting of the Directors by at least two days’ notice in writing to every Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors either at, before or after the meeting is held. To any such notice of a meeting of the Directors all the provisions of the Articles relating to the giving of notices by the Company to the Members shall apply mutatis mutandis.

33.6
The continuing Directors (or a sole continuing Director, as the case may be) may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to the Articles as the necessary quorum of Directors the continuing Directors or Director may act for the purpose of increasing the number of Directors to be equal to such fixed number, or of summoning a general meeting of the Company, but for no other purpose.

33.7
The Directors may elect a chairman of their board and determine the period for which he is to hold office; but if no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for the meeting to commence, the Directors present may choose one of their number to be chairman of the meeting.

33.8
All acts done by any meeting of the Directors or of a committee of the Directors shall, notwithstanding that it is afterwards discovered that there was some defect in the appointment of any Director, and/or that they or any of them were disqualified, and/or had vacated their office and/or were not entitled to vote, be as valid as if every such person had been duly appointed and/or not disqualified to be a Director and/or had not vacated their office and/or had been entitled to vote, as the case may be.

33.9
A Director may be represented at any meetings of the board of Directors by a proxy appointed in writing by him. The proxy shall count towards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director.

34	Presumption of Assent
A Director who is present at a meeting of the board of Directors at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the chairman or secretary of the meeting before the adjournment thereof or shall forward such dissent by registered post to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

35	Directors’ Interests

35.1
A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

35.2
A Director may act by himself or by, through or on behalf of his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director.

35.3
A Director may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as a shareholder, a contracting party or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

35.4
No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested be or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realised by or arising in connection with any such contract or transaction by reason of such Director holding office or of the fiduciary relationship thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is interested provided that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

35.5
A general notice that a Director is a shareholder, director, officer or employee of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure for the purposes of voting on a resolution in respect of a contract or transaction in which he has an interest, and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

36	Minutes
The Directors shall cause minutes to be made in books kept for the purpose of recording all appointments of Officers made by the Directors, all proceedings at meetings of the Company or the holders of any class of Shares and of the Directors, and of committees of the Directors, including the names of the Directors present at each meeting.

37	Delegation of Directors’ Powers

37.1
The Directors may delegate any of their powers, authorities and discretions, including the power to sub-delegate,
to any committee consisting of one or more Directors (including, without limitation, the Audit Committee, the Compensation Committee and the Nominating Committee). Any such delegation may be made subject to any conditions the Directors may impose and either collaterally with or to the exclusion of their own powers and any such delegation may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.2
The Directors may establish any committees, local boards or agencies or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees, local boards or agencies. Any such appointment may be made subject to any conditions the Directors may impose, and either collaterally with or to the exclusion of their own powers and any such appointment may be revoked or altered by the Directors. Subject to any such conditions, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of Directors, so far as they are capable of applying.

37.3
The Directors may adopt formal written charters for committees. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in the Articles and shall have such powers as the Directors may delegate pursuant to the Articles and as required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law. Each of the Audit Committee, the Compensation Committee and the Nominating Committee, if established, shall consist of such number of Directors as the Directors shall from time to time determine (or such minimum number as may be required from time to time by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law).

37.4
The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such conditions as the Directors may determine, provided that the delegation is not to the exclusion of their own powers and may be revoked by the Directors at any time.

37.5
The Directors may by power of attorney or otherwise appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under the Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney or other appointment may contain such provisions for the protection and convenience of persons dealing with any such attorneys or authorised signatories as the Directors may think fit and may also authorise any such attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in him.

37.6
The Directors may appoint such Officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors may think fit. Unless otherwise specified in the terms of his appointment an Officer may be removed by resolution of the Directors or Members. An Officer may vacate his office at any time if he gives notice in writing to the Company that he resigns his office.

38	No Minimum Shareholding
The Company in general meeting may fix a minimum shareholding required to be held by a Director, but unless and until such a shareholding qualification is fixed a Director is not required to hold Shares.

39	Remuneration of Directors

39.1
The remuneration to be paid to the Directors, if any, shall be such remuneration as the Directors shall determine, provided that no cash remuneration shall be paid to any Director by the Company prior to the consummation of a Business Combination. The Directors shall also, whether prior to or after the consummation of a Business Combination, be entitled to be paid all travelling, hotel and other expenses properly incurred by them in connection with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otherwise in connection with the business of the Company or the discharge of their duties as a Director, or to receive a fixed allowance in respect thereof as may be determined by the Directors, or a combination partly of one such method and partly the other.

39.2
The Directors may by resolution approve additional remuneration to any Director for any services which in the opinion of the Directors go beyond his ordinary routine work as a Director. Any fees paid to a Director who is also counsel, attorney or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

40	Seal

40.1
The Company may, if the Directors so determine, have a Seal. The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some Officer or other person appointed by the Directors for the purpose.

40.2
The Company may have for use in any place or places outside the Cayman Islands a duplicate Seal or Seals each of which shall be a facsimile of the common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

40.3
A Director or Officer, representative or attorney of the Company may without further authority of the Directors affix the Seal over his signature alone to any document of the Company required to be authenticated by him under seal or to be filed with the Registrar of Companies in the Cayman Islands or elsewhere wheresoever.

41	Dividends, Distributions and Reserve

41.1
Subject to the Statute and this Article and except as otherwise provided by the rights attached to any Shares, the Directors may resolve to pay Dividends and other distributions on Shares in issue and authorise payment of the Dividends or other distributions out of the funds of the Company lawfully available therefor. A Dividend shall be deemed to be an interim Dividend unless the terms of the resolution pursuant to which the Directors resolve to pay such Dividend specifically state that such Dividend shall be a final Dividend. No Dividend or other distribution shall be paid except out of the realised or unrealised profits of the Company, out of the share premium account or as otherwise permitted by law.

41.2
Except as otherwise provided by the rights attached to any Shares, all Dividends and other distributions shall be paid according to the par value of the Shares that a Member holds. If any Share is issued on terms providing that it shall rank for Dividend as from a particular date, that Share shall rank for Dividend accordingly.

41.3	The Directors may deduct from any Dividend or other distribution payable to any Member all sums of money (if any) then payable by him to the Company on account of calls or otherwise.

41.4
The Directors may resolve that any Dividend or other distribution be paid wholly or partly by the distribution of specific assets and in particular (but without limitation) by the distribution of shares, debentures, or securities of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional Shares and may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees in such manner as may seem expedient to the Directors.

41.5
Except as otherwise provided by the rights attached to any Shares, Dividends and other distributions may be paid in any currency. The Directors may determine the basis of conversion for any currency conversions that may be required and how any costs involved are to be met.

41.6
The Directors may, before resolving to pay any Dividend or other distribution, set aside such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the discretion of the Directors, be employed in the business of the Company.

41.7
Any Dividend, other distribution, interest or other monies payable in cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the registered address of the holder who is first named on the Register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any Dividends, other distributions, bonuses, or other monies payable in respect of the Share held by them as joint holders.

41.8	No Dividend or other distribution shall bear interest against the Company.

41.9
Any Dividend or other distribution which cannot be paid to a Member and/or which remains unclaimed after six months from the date on which such Dividend or other distribution becomes payable may, in the discretion of the Directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the Dividend or other distribution shall remain as a debt due to the Member. Any Dividend or other distribution which remains unclaimed after a period of six years from the date on which such Dividend or other distribution becomes payable shall be forfeited and shall revert to the Company.

42	Capitalisation
The Directors may at any time capitalise any sum standing to the credit of any of the Company’s reserve accounts or funds (including the share premium account and capital redemption reserve fund) or any sum standing to the credit of the profit and loss account or otherwise available for distribution; appropriate such sum to Members in the proportions in which such sum would have been divisible amongst such Members had the same been a distribution of profits by way of Dividend or other distribution; and apply such sum on their behalf in paying up in full unissued Shares for allotment and distribution credited as fully paid-up
to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power given to the Directors to make such provisions as they think fit in the case of Shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental or relating thereto and any agreement made under such authority shall be effective and binding on all such Members and the Company.

43	Books of Account

43.1
The Directors shall cause proper books of account (including, where applicable, material underlying documentation including contracts and invoices) to be kept with respect to all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place, all sales and purchases of goods by the Company and the assets and liabilities of the Company. Such books of account must be retained for a minimum period of five years from the date on which they are prepared. Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

43.2
The Directors shall determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Statute or authorised by the Directors or by the Company in general meeting.

43.3
The Directors may cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

44	Audit

44.1	The Directors may appoint an Auditor of the Company who shall hold office on such terms as the Directors determine.

44.2
Without prejudice to the freedom of the Directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law, the Directors shall establish and maintain an Audit Committee as a committee of the Directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis.

The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or otherwise under Applicable Law.

44.3
If the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

44.4	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

44.5
If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the Directors shall fill the vacancy and determine the remuneration of such Auditor.

44.6
Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers such information and explanation as may be necessary for the performance of the duties of the Auditor.

44.7
Auditors shall, if so required by the Directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the Directors or any general meeting of the Members.

45	Notices

45.1
Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by courier, post, cable, telex, fax or
e-mail
to him or to his address as shown in the Register of Members (or where the notice is given by
e-mail
by sending it to the
e-mail
address provided by such Member). Notice may also be served by Electronic Communication in accordance with the rules and regulations of the Designated Stock Exchange, the Securities and Exchange Commission and/or any other competent regulatory authority or by placing it on the Company’s Website.

45.2	Where a notice is sent by:

(a)
courier; service of the notice shall be deemed to be effected by delivery of the notice to a courier company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or public holidays) following the day on which the notice was delivered to the courier;

(b)
post; service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed to have been received on the fifth day (not including Saturdays or Sundays or public holidays in the Cayman Islands) following the day on which the notice was posted;

(c)
cable, telex or fax; service of the notice shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that it was transmitted;

(d)
e-mail
or other Electronic Communication; service of the notice shall be deemed to be effected by transmitting the
e-mail
to the
e-mail
address provided by the intended recipient and shall be deemed to have been received on the same day that it was sent, and it shall not be necessary for the receipt of the
e-mail
to be acknowledged by the recipient; and

(e)	placing it on the Company’s Website; service of the notice shall be deemed to have been effected one hour after the notice or document was placed on the Company’s Website.

45.3
A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under the Articles and shall be addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

45.4
Notice of every general meeting shall be given in any manner authorised by the Articles to every holder of Shares carrying an entitlement to receive such notice on the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the Register of Members and every person upon whom the ownership of a Share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member where the Member but for his death or bankruptcy would be entitled to receive notice of the meeting, and no other person shall be entitled to receive notices of general meetings.

46	Winding Up

46.1
If the Company shall be wound up, the liquidator shall apply the assets of the Company in satisfaction of creditors’ claims in such manner and order as such liquidator thinks fit. Subject to the rights attaching to any Shares, in a winding up:

(a)
if the assets available for distribution amongst the Members shall be insufficient to repay the whole of the Company’s issued share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Members in proportion to the par value of the Shares held by them; or

(b)
if the assets available for distribution amongst the Members shall be more than sufficient to repay the whole of the Company’s issued share capital at the commencement of the winding up, the surplus shall be distributed amongst the Members in proportion to the par value of the Shares held by them at the commencement of the winding up subject to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise.

46.2
If the Company shall be wound up the liquidator may, subject to the rights attaching to any Shares and with the approval of a Special Resolution of the Company and any other approval required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether such assets shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may, with the like approval, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the Members as the liquidator, with the like approval, shall think fit, but so that no Member shall be compelled to accept any asset upon which there is a liability.

47	Indemnity and Insurance

47.1
Every Director and Officer (which for the avoidance of doubt, shall not include auditors of the Company), together with every former Director and former Officer (each an “
Indemnified Person
”) shall be indemnified out of the assets of the Company against any liability, action, proceeding, claim, demand, costs, damages or expenses, including legal expenses, whatsoever which they or any of them may incur as a result of any act or failure to act in carrying out their functions other than such liability (if any) that they may incur by reason of their own actual fraud, wilful neglect or wilful default. No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that liability arises through the actual fraud, wilful neglect or wilful default of such Indemnified Person. No person shall be found to have committed actual fraud, wilful neglect or wilful default under this Article unless or until a court of competent jurisdiction shall have made a finding to that effect.

47.2
The Company shall advance to each Indemnified Person reasonable attorneys’ fees and other costs and expenses incurred in connection with the defence of any action, suit, proceeding or investigation involving such Indemnified Person for which indemnity will or could be sought. In connection with any advance of any expenses hereunder, the Indemnified Person shall execute an undertaking to repay the advanced amount to the Company if it shall be determined by final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification pursuant to this Article. If it shall be determined by a final judgment or other final adjudication that such Indemnified Person was not entitled to indemnification with respect to such judgment, costs or expenses, then such party shall not be indemnified with respect to such judgment, costs or expenses and any advancement shall be returned to the Company (without interest) by the Indemnified Person.

47.3
The Directors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or Officer against any liability which, by virtue of any rule of law, would otherwise attach to such person in respect of any negligence, default, breach of duty or breach of trust of which such person may be guilty in relation to the Company.

48	Financial Year
Unless the Directors otherwise prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year.

49	Transfer by Way of Continuation

49.1
If the Company is exempted as defined in the Statute, it shall, subject to the provisions of the Statute and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

49.2	Prior to the closing of a Business Combination:

(a)
only the Class B Shares shall carry the right to vote on any resolution of the shareholders to approve any transfer by way of continuation pursuant to this Article (including any Special Resolution required to amend the constitutional documents of the Company or to adopt new constitutional documents of the Company, in each case, as a result of the Company approving a transfer by way of continuation in a jurisdiction outside the Cayman Islands); and

(b)
this Article 49.2 may only be amended by a Special Resolution passed by at least 90 per cent of such Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been given, or by way of unanimous written resolution.

50	Mergers and Consolidations
The Company shall have the power to merge or consolidate with one or more other constituent companies (as defined in the Statute) upon such terms as the Directors may determine and (to the extent required by the Statute) with the approval of a Special Resolution.

51	Business Combination

51.1
Notwithstanding any other provision of the Articles, this Article shall apply during the period commencing upon the adoption of the Articles and terminating upon the first to occur of the consummation of a Business Combination and the full distribution of the Trust Account pursuant to this Article. In the event of a conflict between this Article and any other Articles, the provisions of this Article shall prevail.

51.2	Prior to the consummation of a Business Combination, the Company shall either:

(a)	submit such Business Combination to its Members for approval; or

(b)
provide Members with the opportunity to have their Shares repurchased by means of a tender offer for a per-Share
repurchase price payable in cash, equal to the aggregate amount then on deposit in the Trust Account, calculated as of two business days prior to the consummation of such Business Combination, including interest earned on the Trust Account (net of taxes paid or payable, if any), divided by the number of then issued Public Shares, provided that the Company shall not repurchase Public Shares in an amount that would exceed the Redemption Limitation. Such obligation to repurchase Shares is subject to the completion of the proposed Business Combination to which it relates.

51.3
If the Company initiates any tender offer in accordance with Rule
13e-4
and Regulation 14E of the Exchange Act in connection with a proposed Business Combination, it shall file tender offer documents with the Securities and Exchange Commission prior to completing such Business Combination which contain substantially the same financial and other information about such Business Combination and the redemption rights as is required under Regulation 14A of the Exchange Act. If, alternatively, the Company holds a general meeting to approve a proposed Business Combination, the Company will conduct any redemptions in conjunction with a proxy solicitation pursuant to Regulation 14A of the Exchange Act, and not pursuant to the tender offer rules, and file proxy materials with the Securities and Exchange Commission.

51.4
At a general meeting called for the purposes of approving a Business Combination pursuant to this Article, in the event that such Business Combination is approved by Ordinary Resolution, the Company shall be authorised to consummate such Business Combination, provided that the Company shall not consummate such Business Combination unless the Company has net tangible assets of at least US$5,000,001 immediately prior to or upon such consummation of, or any greater net tangible asset or cash requirement that may be contained in the agreement relating to, such Business Combination (the “
Redemption Limitation
”).

51.5
Any Member holding Public Shares who is not the Sponsor, a Founder, Officer or Director may, at least two business days’ prior to any vote on a Business Combination, elect to have their Public Shares redeemed for cash, in accordance with any applicable requirements provided for in the related proxy materials (the “
IPO Redemption
”), provided that no such Member acting together with any Affiliate of his or any other person with whom he is acting in concert or as a partnership, limited partnership, syndicate, or other group for the purposes of acquiring, holding, or disposing of Shares may exercise this redemption right with respect to more than 15 per cent of the Public Shares in the aggregate without the prior written consent of the Company and provided further that any beneficial holder of Public Shares on whose behalf a redemption right is being exercised must identify itself to the Company in connection with any redemption election in order to validly redeem such Public Shares. If so demanded, the Company shall pay any such redeeming Member, regardless of whether he is voting for or against such proposed Business Combination, a per-Share
redemption price payable in cash, equal to the aggregate amount then on deposit in the Trust Account calculated as of two business days prior to the consummation of the Business Combination, including interest earned on the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then issued Public Shares (such redemption price being referred to herein as the “
Redemption Price
”), but only in the event that the applicable proposed Business Combination is approved and consummated. The Company shall not redeem Public Shares in an amount that would exceed the Redemption Limitation.

51.6
A Member may not withdraw a Redemption Notice once submitted to the Company unless the Directors determine (in their sole discretion) to permit the withdrawal of such redemption request (which they may do in whole or in part).

51.7
In the event that the Company does not consummate a Business Combination within 24 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles, the Company shall:

(a)	cease all operations except for the purpose of winding up;

(b)
as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-Share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company (less taxes paid or payable, if any, and up to US$100,000 of interest to pay dissolution expenses), divided by the number of then Public Shares in issue, which redemption will completely extinguish public Members’ rights as Members (including the right to receive further liquidation distributions, if any); and

(c)	as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining Members and the Directors, liquidate and dissolve, subject in each case to its obligations under Cayman Islands law to provide for claims of creditors and other requirements of Applicable Law.

51.8	In the event that any amendment is made to the Articles:

(a)
to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or redeem 100 per cent of the Public Shares if the Company does not consummate a Business Combination within 24 months from the consummation of the IPO, or such later time as the Members may approve in accordance with the Articles; or

(b)	with respect to any other provision relating to Members’ rights or pre-Business Combination activity, each holder of Public Shares who is not the Sponsor, a Founder, Officer or Director shall be provided with the opportunity to redeem their Public Shares upon the approval or effectiveness of any such amendment at a per-Share
price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest (which interest shall be net of taxes paid or payable) earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, divided by the number of then outstanding Public Shares. The Company’s ability to provide such redemption in this Article is subject to the Redemption Limitation.

51.9
A holder of Public Shares shall be entitled to receive distributions from the Trust Account only in the event of an IPO Redemption, a repurchase of Shares by means of a tender offer, a redemption in connection with an amendment to the Articles or a distribution of the Trust Account. In no other circumstance shall a holder of Public Shares have any right or interest of any kind in the Trust Account.

51.10
After the issue of Public Shares, and prior to the consummation of a Business Combination, the Company shall not issue additional Shares or any other securities that would entitle the holders thereof to:

(a)	receive funds from the Trust Account; or

(b)
vote as a class with Public Shares on the Company’s initial Business Combination or on any other proposal presented to shareholders prior to or in connection with the completion of an initial Business Combination or (b) to approve an amendment to the Memorandum or the Articles to (x) extend the time the Company has to consummate a business combination beyond 24 months from the closing of the IPO or (y) amend the foregoing provisions.

51.11
A Director may vote in respect of a Business Combination in which such Director has a conflict of interest with respect to the evaluation of such Business Combination. Such Director must disclose such interest or conflict to the other Directors.

51.12
As long as the securities of the Company are listed on the New York Stock Exchange, the Company must complete one or more Business Combinations having an aggregate fair market value of at least 80 per cent of the assets held in the Trust Account (net of amounts previously disbursed to the Company’s management for taxes and excluding the amount of deferred underwriting discounts held in the Trust Account) at the time of the Company’s signing a definitive agreement in connection with a Business Combination. A Business Combination must not be effectuated with another blank cheque company or a similar company with nominal operations.

51.13
The Company may enter into a Business Combination with a target business that is Affiliated with the Sponsor, a Founder, a Director or an Officer. In the event the Company seeks to consummate a Business Combination with a target that is Affiliated with the Sponsor, a Founder, a Director or an Officer, the Company, or a committee of Independent Directors, will obtain an opinion from an independent investment banking firm or another valuation or appraisal firm that regularly renders fairness opinions on the type of target business the Company is seeking to acquire that is a member of the United States Financial Industry Regulatory Authority or an independent accounting firm that such a Business Combination is fair to the Company from a financial point of view.

52	Certain Tax Filings
Each Tax Filing Authorised Person and any such other person, acting alone, as any Director shall designate from time to time, are authorised to file IRS forms
SS-4,
W-8
BEN,
W-8
IMY,
W-9,
8832 and 2553 and such other similar tax forms as are customary to file with any US state or federal governmental authorities or foreign governmental authorities in connection with the formation, activities and/or elections of the Company and such other tax forms as may be approved from time to time by any Director or Officer. The Company further ratifies and approves any such filing made by any Tax Filing Authorised Person or such other person prior to the date of the Articles.

53	Business Opportunities

53.1
To the fullest extent permitted by Applicable Law, no individual serving as a Director or an Officer (“
Management
”) shall have any duty, except and to the extent expressly assumed by contract, to refrain from engaging directly or indirectly in the same or similar business activities or lines of business as the Company. To the fullest extent permitted by Applicable Law, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for Management, on the one hand, and the Company, on the other. Except to the extent expressly assumed by contract, to the fullest extent permitted by Applicable Law, Management shall have no duty to communicate or offer any such corporate opportunity to the Company and shall not be liable to the Company or its Members for breach of any fiduciary duty as a Member, Director and/or Officer solely by reason of the fact that such party pursues or acquires such corporate opportunity for itself, himself or herself, directs such corporate opportunity to another person, or does not communicate information regarding such corporate opportunity to the Company.

53.2
Except as provided elsewhere in this Article, the Company hereby renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in, any potential transaction or matter which may be a corporate opportunity for both the Company and Management, about which a Director and/or Officer who is also a member of Management acquires knowledge.

53.3
To the extent a court might hold that the conduct of any activity related to a corporate opportunity that is renounced in this Article to be a breach of duty to the Company or its Members, the Company hereby waives, to the fullest extent permitted by Applicable Law, any and all claims and causes of action that the Company may have for such activities. To the fullest extent permitted by Applicable Law, the provisions of this Article apply equally to activities conducted in the future and that have been conducted in the past.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20. Indemnification of Directors and Officers.
The Cayman Islands Companies Act does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate a fiduciary in respect of their actual fraud or willful default, or for the consequences of committing a crime. Altimar II’s Existing Organizational Documents provide for indemnification of its officers and directors to the maximum extent permitted by law, including for any liability incurred in their capacities as such, except through their own actual fraud, willful default or willful neglect. Altimar II has also entered into agreements with its directors and officers to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. Altimar II has also purchased a policy of directors’ and officers’ liability insurance that insures its officers and directors against the cost of defense, settlement or payment of a judgment in some circumstances and insures Altimar II against its obligations to indemnify its officers and directors.
Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, Altimar II has been advised that, in the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), is against public policy as expressed in the Securities Act and is therefore unenforceable.
Fathom is governed by the Delaware General Corporation Law, as the same exists or may hereafter be amended (the “
DGCL
”). Section 145 of the DGCL (“
Section
 145
”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Section 145 also provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of such corporation, under the same conditions, except that such indemnification is limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person, and except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter therein, the corporation must indemnify that person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.
Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.
The Registrant’s Proposed Charter and Proposed Bylaws provide that Fathom will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer or employee of Fathom or any predecessor of Fathom, or serves or served at any other corporation, partnership, joint venture, trust or other enterprise as a director, officer, employee or agent at the request of Fathom or any predecessor of Fathom.
The Registrant’s Proposed Bylaws provide for mandatory indemnification to the fullest extent permitted by DGCL against all expenses (including attorney’s fees), judgments, fines, ERISA excise taxes or penalties and amounts paid in settlements.
The Registrant’s Proposed Charter eliminates the liability of a director of Fathom to the fullest extent under applicable law. Pursuant to Section 102(b)(7) of the DGCL, a corporation may eliminate the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liabilities arising (i) from any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) from any transaction from which the director derived an improper personal benefit.
These provisions may be held not to be enforceable for certain violations of the federal securities laws of the United States.
The Registrant’s directors and executive officers are covered by insurance maintained by Fathom against specified liabilities for actions taken in their capacities as such, including liabilities under the Securities Act. In addition, Fathom has entered into contracts with its directors and executive officers providing indemnification of such directors and executive officers by Fathom to the fullest extent permitted by law, subject to certain limited exceptions.

Item 21. Exhibits and Financial Statement Schedules.

Exhibit No.	Description

2.1†	Business Combination Agreement, dated as of July 15, 2021, by and among Altimar Acquisition Corp. II, Fathom Holdco, LLC and the other parties hereto (attached to the proxy statement/prospectus which forms a part of this registration statement as
Annex C
).

3.1	Amended and Restated Memorandum and Articles of Association of Altimar Acquisition Corp. II (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex K ).

3.2	Form of Articles of Incorporation of Fathom Digital Manufacturing Corporation (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex A ).

3.3	Form of Bylaws of Fathom Digital Manufacturing Corporation (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex B ).

4.1	Form of 2021 Omnibus Plan (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex H ).

4.2	Form of ESPP (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex I ).

4.3	Warrant Agreement, dated as of February 4, 2021, by and between Altimar Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to Altimar Acquisition Corporation’s Current Report on Form 8-K filed on February 9, 2021).

5.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP as to the validity of the shares of Class A common stock and warrants.

8.1	Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP regarding certain U.S. federal income tax matters.

10.1	Form of Investor Rights Agreement to be entered into by and among Fathom Digital Manufacturing Corporation and the other parties thereto (attached to the proxy statement/prospectus which forms a part of this registration statement as
Annex E
).

10.2	Form of Registration Rights Agreement to be entered into by and among Fathom Digital Manufacturing Corporation and the other parties thereto (attached to the proxy statement/prospectus which forms a part of this registration statement as
Annex F
).

10.3	Form of Tax Receivable Agreement to be entered into by and among Fathom Digital Manufacturing Corporation, Fathom OpCo and the other parties thereto (attached to the proxy statement/prospectus which forms a part of this registration statement as
Annex D
).

10.4	Form of Operating Agreement to be entered into by and among Fathom Digital Manufacturing Corporation, Fathom OpCo and the other parties thereto (attached to the proxy statement/prospectus which forms a part of this registration statement as
Annex G
).

10.5	Forfeiture and Support Agreement, dated as of July 15, 2021, by and among Altimar Sponsor II, LLC, the Altimar II Class B Holders party thereto, Altimar Acquisition Corp. II, Fathom Holdco, LLC and the other parties thereto (incorporated by reference to Exhibit 10.1 to Altimar II’s Current Report on Form 8-K filed with the SEC on July 19, 2021).

10.6	Fathom Form of Voting and Support Agreement (incorporated by reference to Exhibit 10.4 to Altimar II’s Current Report on Form 8-K filed with the SEC on July 19, 2021).

10.7	Forms of Subscription Agreement (attached to the proxy statement/prospectus which forms a part of this registration statement as Annex J ).

Exhibit No.	Description

10.8	Form of Credit Agreement to be entered into by and among JP Morgan Chase Bank, N.A., the lenders party thereto and the borrower parties thereto.

10.9	Employment Agreement between Ryan Martin and Midwest Composite Technologies, LLC, dated January 7, 2019.

10.10	Employment Agreement between Richard Stump and Kemeera LLC, dated September 23, 2019.

10.11	Employment Agreement between Brian Freeburg and Midwest Composite Technologies, LLC, dated September 26, 2018.

23.1	Consent of WithumSmith+Brown, PC, independent registered public accounting firm of Altimar Acquisition Corp. II

23.2	Consent of Grant Thornton LLP, independent registered public accounting firm of Fathom Holdco, LLC.

23.3	Consent of Grant Thornton LLP, independent registered public accounting firm of Inconderma, Inc. and NewChem, Inc.

23.4	Consent of Grant Thornton LLP, independent registered public accounting firm of Magestic Metals, LLC.

23.5	Consent of Grant Thornton LLP, independent registered public accounting firm of Dahlquist Machine, Inc.

23.6	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 5.1).

23.7	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included as part of Exhibit 8.1).

24.1	Power of Attorney (included on signature page to the proxy statement/prospectus which forms part of this registration statement).

99.1	Form of Preliminary Proxy Card.

99.2	Consent of Carey Chen to be named as a Director.

99.3	Consent of TJ Chung to be named as a Director.

99.4	Consent of Dr. Caralynn Nowinski Collens to be named as a Director.

99.5	Consent of David Fisher to be named as a Director.

99.6	Consent of Maria Green to be named as a Director.

99.7	Consent of Peter Leemputtee to be named as a Director.

99.8	Consent of Ryan Martin to be named as a Director.

99.9	Consent of John May to be named as a Director.

99.10	Consent of Robert Nardelli to be named as a Director.

99.11	Consent of Adam DeWitt to be named as a Director.

101.INS	XBRL Instance Document

101.SCH	XBRL Taxonomy Extension Schema Document

101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	XBRL Taxonomy Extension Label Linkbase Document

101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL)

†
Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation
S-K
Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22. Undertakings
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(7)
That every prospectus (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment has become effective, and that for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide
offering thereof.

(8)
To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first-class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of, and included in, this registration statement when it became effective.

(10)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, on October 12, 2021.

ALTIMAR ACQUISITION CORP. II

By:	/s/ Tom Wasserman
Name: Tom Wasserman
Title: Chief Executive Officer
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Tom Wasserman Tom Wasserman	Chief Executive Officer (Principal Executive Officer) and Director	October 12, 2021

/s/ Wendy Lai Wendy Lai	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 12, 2021

* Kevin L. Beebe	Director	October 12, 2021

* Payne D. Brown	Director	October 12, 2021

* Richard M. Jelinek	Director	October 12, 2021

* Roma Khanna	Director	October 12, 2021

* Michael Rubenstein	Director	October 12, 2021

* Vijay K. Sondhi	Director	October 12, 2021

* Michael Vorhaus	Director	October 12, 2021

*By:	/s/ Wendy Lai
Name: Wendy Lai
Title: Attorney-in-Fact

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